Filed Pursuant to Rule 424(b)(5)
Registration No. 333-148403
PROSPECTUS SUPPLEMENT
(To Prospectus Dated December 29, 2008)

Banc of America Funding Corporation Depositor	Banc of America Funding 2009–R1 Trust Issuing Entity
Banc of America Securities LLC Sponsor

$15,156,088 (Approximate)
Mortgage Certificate-Backed Certificates, Series 2009-R1
Principal and/or interest payable monthly, beginning in March 2009

You should carefully consider the “Risk Factors” beginning on page S-15 of this prospectus supplement.

None of the Offered Certificates, the Mortgage Certificates or the Mortgage Loans are insured or guaranteed by any governmental agency or instrumentality.

The Offered Certificates represent interests in the Issuing Entity only and will not be obligations of the Depositor, the Sponsor or any other entity.

This prospectus supplement may be used to offer and sell the Offered Certificates only if accompanied by the prospectus.  Please read both documents carefully to understand the risks associated with these investments.

The Issuing Entity will Issue —

•   Five classes of Certificates.
    •   The classes of Offered Certificates are listed in the table on page S-6.

    The Assets of the Issuing Entity will Consist Primarily of —

    •   An approximate 12.02% interest in the Class 5-A-2 Certificates issued by the Banc of America Funding 2006-D Trust.  The underlying Class 5-A-2 Certificates represent a senior interest in a pool of adjustable-rate mortgage loans secured by first liens on one- to four-family properties.

Credit Enhancement will Consist of —

    •   The credit enhancement provided to the underlying Class 5-A-2 Certificates as described in this prospectus supplement.

    •   Subordination of the Super Senior Support Certificates to the related Super Senior Certificates for the allocation of losses.

Neither the Securities and Exchange Commission nor any state securities commission has approved the Offered Certificates or determined that this prospectus supplement or the prospectus is accurate or complete.  Any representation to the contrary is a criminal offense.

The Offered Certificates will be offered by Banc of America Securities LLC, as underwriter, at varying prices to be determined at the time of sale to investors.  The anticipated delivery date for the Offered Certificates is February 27, 2009.  Total proceeds to the Depositor for the Offered Certificates will be approximately 83% of the initial class balance of the Offered Certificates, plus accrued interest, if applicable, before deducting expenses payable by the Depositor.

Banc of America Securities LLC

February 27, 2009

IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS	S-4
SUMMARY OF TERMS	S-7
RISK FACTORS	S-15
General	S-15
Recent Developments in the Residential Mortgage Market	S-15
The Ratings on the Mortgage Certificates May Be Downgraded	S-16
Modifications of the Mortgage Loans May Affect the Yields of the Offered Certificates	S-16
Governmental Actions May Affect Foreclosures	S-17
Proposed Changes to Accounting Standards Could Have an Adverse Impact on the Mortgage Certificates and Offered Certificates	S-17
Variability in Yield and Weighted Average Life	S-17
The Variable Rate of Interest on the Underlying Certificates Will Affect Your Yield	S-19
Adjustable-Rate Mortgage Loan Borrowers May Be More Likely to Prepay	S-19
Mortgage Loans Paying Interest Only During the Related Interest Only Period May Have a Higher Risk of Delinquency, Default or Rates of Prepayment	S-19
Alternative Underwriting Standards May Increase Risk of Loss	S-20
The Rate of Default on Mortgage Loans that Are Secured by Investor Properties May be Higher than on Other Mortgage Loans	S-20
Delinquencies and Losses on the Mortgage Loans Will Adversely Affect Your Yield	S-20
There Are Risks Relating to Mortgaged Properties Subject to Second Lien Mortgage Loans	S-20
Inclusion of Mortgage Loans that have been Delinquent in the Past May Increase Risk of Loss	S-21
Credit Scores May Not Accurately Predict the Likelihood of Default	S-21
Decrement Tables Are Based Upon Assumptions and Models	S-21
There Is a Risk that Interest Payments on the Mortgage Certificates May Be Insufficient to Pay Interest on Your Certificates	S-21
Limited Obligations	S-22
Limited Liquidity	S-22
Geographic Concentrations May Increase Risk of Loss Due to Adverse Economic Conditions or Natural Disaster	S-22
Residential Real Estate Values May Fluctuate and Adversely Affect Your Investment	S-23
Rights of Beneficial Owners May Be Limited by Book-Entry System	S-23
United States Military Operations May Increase Risk of Relief Act Shortfalls	S-23
THE MORTGAGE CERTIFICATES	S-24
THE MORTGAGE POOL	S-24
Compensation and Payment of Expenses	S-27
THE UNDERLYING ORIGINATOR	S-28
MORTGAGE LOAN UNDERWRITING STANDARDS	S-29
SERVICING OF MORTGAGE LOANS	S-29
THE UNDERLYING SPONSOR	S-29
THE SPONSOR	S-29
STATIC POOL INFORMATION	S-30
THE DEPOSITOR	S-30
THE UNDERLYING ISSUING ENTITY	S-30
THE ISSUING ENTITY	S-30
THE TRUST AGREEMENT	S-31
Establishment of the Issuing Entity	S-31
The Trustee	S-32
Collections	S-32
Certificate Account	S-33
Termination of the Trust; Optional Termination	S-33
Resignation, Removal and Replacement of the Trustee	S-33
Modification of the Trust Agreement	S-33
Actions of the Trustee and Voting Rights	S-34
Governing Law	S-34
THE TRUSTEE	S-34
Compensation and Payment of Expenses of the Trustee	S-35
DESCRIPTION OF CERTIFICATES	S-35
Denominations and Form	S-35
Distributions	S-35
Interest	S-36
Principal	S-37
Allocation of Losses	S-38
PREPAYMENT AND YIELD CONSIDERATIONS	S-38
Assumptions Relating to Tables	S-39
Weighted Average Lives of the Offered Certificates	S-39
USE OF PROCEEDS	S-40
FEDERAL INCOME TAX CONSEQUENCES	S-41
Regular Interests	S-41
Backup Withholding and Reporting Requirements	S-42
STATE, LOCAL OR FOREIGN TAXES	S-42
ERISA CONSIDERATIONS	S-42
REPORTS TO CERTIFICATEHOLDERS	S-43
METHOD OF DISTRIBUTION	S-44
LEGAL MATTERS	S-44
CERTIFICATE RATINGS	S-44

S-2

S-3

IMPORTANT NOTICE ABOUT INFORMATION PRESENTED

IN THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS

The Offered Certificates are described in two separate documents that progressively provide more detail:  (i) the accompanying prospectus, which provides general information, some of which may not apply to a particular series of Certificates such as your Certificates; and (ii) this prospectus supplement, which incorporates and includes the appendices and describes the specific terms of your Certificates.

If you have received a copy of this prospectus supplement and accompanying prospectus in electronic format, and if the legal prospectus delivery period has not expired, you may obtain a paper copy of this prospectus supplement and accompanying prospectus from the Depositor or from the underwriter.

Cross-references are included in this prospectus supplement and the prospectus to captions in these materials where you can find additional information.  The “Table of Contents” in this prospectus supplement and the “Table of Contents” in the prospectus provide the locations of these captions.  The “Index to Defined Terms” beginning on page S-46 of this prospectus supplement and the “Index of Defined Terms” beginning on page 138 of the prospectus direct you to the locations of the definitions of capitalized terms used in each of the documents.  Any capitalized terms that are not defined in this prospectus supplement and that do not have obvious meanings are defined in the prospectus.

Banc of America Funding Corporation’s principal offices are located at 214 North Tryon Street, Charlotte, North Carolina 28255 and its telephone number is (704) 683-3996.

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EUROPEAN ECONOMIC AREA

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), the underwriter has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”) it has not made and will not make an offer of Offered Certificates to the public in that Relevant Member State prior to the publication of a prospectus in relation to the Offered Certificates which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of Offered Certificates to the public in that Relevant Member State at any time:

(a)           to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

(b)           to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts; or

(c)           in any other circumstances which do not require the publication by the Depositor of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer of Offered Certificates to the public” in relation to any Offered Certificates in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Offered Certificates to be offered so as to enable an investor to decide to purchase or subscribe the Offered Certificates, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression “Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

UNITED KINGDOM

The underwriter has represented and agreed that:

(a)           it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act) received by it in connection with the issue or sale of the Offered Certificates in circumstances in which Section 21(1) of the Financial Services and Markets Act does not apply to the Issuing Entity; and

(b)           it has complied and will comply with all applicable provisions of the Financial Services and Markets Act with respect to anything done by it in relation to the Offered Certificates in, from or otherwise involving the United Kingdom.

NOTICE TO UNITED KINGDOM INVESTORS

The distribution of this prospectus supplement and accompanying prospectus, if made by a person who is not an authorized person under the Financial Services and Markets Act, is being made only to, or directed only at persons who (1) are outside the United Kingdom, (2) have professional experience in matters relating to investments or (3) are persons falling within Articles 49(2)(a) through (d) (“high net worth companies, unincorporated associations, etc.”) or 19 (Investment Professionals) of the Financial Services and Market Act 2000 (Financial Promotion) Order 2005 (all such persons together being referred to as the “Relevant Persons”).  This prospectus supplement and accompanying prospectus must not be acted on or relied on by persons who are not Relevant Persons.  Any investment or investment activity to which this prospectus supplement and the accompanying prospectus relates, including the Offered Certificates, is available only to Relevant Persons and will be engaged in only with Relevant Persons.

Potential investors in the United Kingdom are advised that all, or most, of the protections afforded by the United Kingdom regulatory system will not apply to an investment in the Offered Certificates and that compensation will not be available under the United Kingdom Financial Services Compensation Scheme.

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THE SERIES 2009-R1 CERTIFICATES

		Pass-Through Rate			Initial Rating of Certificate(3)
Class	Initial Class Balance(1)		Principal Type(2)	Interest Type(2)	Fitch

Offered Certificates

Class A-1	$14,156,088	(4)	Super Senior, Sequential Pay, Accretion Directed	Variable Rate	AAA
Class A-3	$1,000,000	(4)	Super Senior, Sequential Pay, Accretion Directed	Variable Rate	AAA

Non-Offered Certificates

Class A-2	$4,718,697	(4)	Super Senior Support, Sequential Pay	Accrual, Variable Rate	None
Class A-4	$250,001	(4)	Super Senior Support, Sequential Pay	Accrual, Variable Rate	None
Class A-R	N/A	N/A	Residual	N/A	None

____________________

(1)	Approximate. The initial class balances of the Offered Certificates may vary by a total of plus or minus 5%.

(2)	See “Description of Certificates—Categories of Classes of Certificates” in the prospectus for a description of these principal and interest types.

(3)	The Offered Certificates will not be issued unless they receive at least the ratings set forth in this table. See “Certificate Ratings” in this prospectus supplement.

(4)
Interest will accrue on these Certificates through the Distribution Date in February 2016 at a per annum rate equal to the weighted average of the net mortgage interest rates of the Mortgage Loans (based on the Stated Principal Balances of the Mortgage Loans on the due date in the month preceding the month of such Distribution Date) minus 0.61856626%.  On and after the Distribution Date in March 2016, interest will accrue on these Certificates at a per annum rate equal to the weighted average of the net mortgage interest rates of the Mortgage Loans (based on the Stated Principal Balances of the Mortgage Loans on the due date in the month preceding the month of such Distribution Date).

S-6

SUMMARY OF TERMS

This summary highlights selected information from this prospectus supplement.  It does not contain all of the information that you need to consider in making your investment decision.  To understand the terms of the offered certificates, you should read this entire prospectus supplement, including the appendices, and the prospectus carefully.

Title of Series:	Banc of America Funding Corporation, Mortgage Certificate-Backed Certificates, Series 2009-R1
Depositor:	Banc of America Funding Corporation
Issuing Entity:	Banc of America Funding 2009-R1 Trust
Sponsor:	Banc of America Securities LLC
Trustee:	Wells Fargo Bank, N.A.
Underlying
Servicer:	Bank of America, National Association
Underlying
Originator:	Bank of America, National Association
Underlying
Sponsor:	Bank of America, National Association
Underlying
Trustee:	U.S. Bank National Association
Underlying
Securities
Administrator:	Wells Fargo Bank, N.A.
Underlying
Master Servicer:	Wells Fargo Bank, N.A.
Distribution
Date:	The 20th day of each month (or, if not a business day, the next business day), beginning March 20, 2009
Closing Date:	On or about February 27, 2009
Cut-off Date:	February 1, 2009
Record Date:	The last business day of the month preceding the month of a Distribution Date

_________________________

The Transaction Parties

On the Closing Date, the Sponsor will sell the Mortgage Certificates to the Depositor, who will in turn deposit them into a New York common law trust, which is the Issuing Entity.  The Issuing Entity will be formed by a trust agreement, dated the Closing Date, between the Depositor and the Trustee.  The Trustee will calculate distributions and other information regarding the Certificates.

The transfers of the Mortgage Certificates from the Sponsor to the Depositor to the Issuing Entity in exchange for the Certificates are illustrated below:

S-7

Offered Certificates

A summary table of the initial class balances, principal types, pass-through rates, interest types and ratings of the Certificates offered by this prospectus supplement is set forth in the table on page S-6.

Classifications of Classes of Certificates
Certificates:	A-1, A-2, A-3, A-4 and A-R
Offered Certificates:	A-1 and A-3
Non-Offered Certificates:	A-2, A-4 and A-R
Super Senior Certificates:	A-1 and A-3
Super Senior Support Certificates:	A-2 and A-4
Accretion Directed Certificates:	A-1 and A-3
Accrual Certificates:	A-2 and A-4
Residual Certificate:	A-R

The Certificates consist of the five classes of Certificates set forth in the table above.  The Certificates will represent the entire beneficial ownership interest in the BAFC 2009-R1 Trust (the “Trust” or the “Issuing Entity”), to be established under a trust agreement dated the Closing Date (the “Trust Agreement”) between the Depositor and Wells Fargo Bank, National Association, as trustee (the “Trustee”).

Only the Class A-1 and Class A-3 Certificates are offered by this prospectus supplement.

The Class A-2, Class A-4 and Class A-R Certificates are not offered by this prospectus supplement.

Information provided about Non-Offered Certificates is included in this prospectus supplement to aid your understanding of the Offered Certificates.

Trust Assets

The assets of the Trust (the “Trust Assets”) will consist primarily of an approximate 12.02% Percentage Interest of Banc of America Funding 2006-D Trust, Class 5-A-2 Certificates (the “Mortgage Certificates”), which were previously issued by the Banc of America Funding 2006-D Trust (the “Underlying Transaction”).

The Mortgage Certificates represent an ownership interest in a trust (the “Underlying Trust”) which consists of a pool (a “Mortgage Pool”) of fully-amortizing, adjustable-rate mortgage loans secured by first liens on

S-8

one- to four-family residential properties.  The Mortgage Pool is divided into seven loan groups.  The Mortgage Certificates are backed solely by the mortgage loans in loan group 5 of the Underlying Transaction (the “Mortgage Loans”) and do not represent an interest in any other loan group in the Underlying Transaction.

The tables in Appendix A set forth certain characteristics of the Mortgage Loans as of the Cut-off Date.

Underlying Transaction

The Mortgage Certificates were issued pursuant to a pooling and servicing agreement, dated April 28, 2006 (the “Pooling Agreement”), among the Depositor, the Underlying Master Servicer, the Underlying Securities Administrator and the Underlying Trustee.  The Underlying Servicer services the Mortgage Loans pursuant to a servicing agreement, dated April 28, 2006 (the “Servicing Agreement”), by and between the Depositor and the Underlying Servicer.  The Mortgage Certificates are described in a prospectus dated April 26, 2006, a prospectus supplement dated April 26, 2006 and a supplement to the prospectus supplement dated April 28, 2006 (collectively, the “Underlying Prospectus” and, together with the Pooling Agreement and the Servicing Agreement, the “Mortgage Certificates Offering Documents”).  The Mortgage Certificates Offering Documents are attached as Appendix B hereto.

Mortgage Pool

General

All of the Mortgage Loans are adjustable-rate mortgage loans secured by first liens on one- to four-family properties, substantially all of which have original terms to maturity of approximately 25 to 30 years.  All of the Mortgage Loans were originated by the Underlying Originator.

The Mortgage Loans have the following characteristics:

Initial Fixed Rate Period	Interest Rate Adjustment Frequency	Index	Interest Only Period (if applicable)
10 years	12 months	One-Year LIBOR	10 years

The interest rate of each Mortgage Loan will adjust to equal the sum of the index and a gross margin.  Interest rate adjustments generally will be subject to certain limitations stated in the related mortgage note on increases and decreases for any adjustment.  In addition, interest rate adjustments will be subject to an overall maximum mortgage interest rate and a minimum mortgage interest rate generally equal to the related gross margin.  The index for each Mortgage Loan is the arithmetic mean of the London interbank offered rate quotations for one-year U.S. Dollar-denominated deposits, as published in The Wall Street Journal.

The Depositor expects the Mortgage Loans to have the following approximate characteristics as of the Cut-off Date:

S-9

Selected Mortgage Loan Data as of February 1, 2009

	Range, Total or Percentage	Weighted Average
Number of Mortgage Loans	583	—
Aggregate Unpaid Principal Balance	$354,079,426	—
Unpaid Principal Balance	$25,000 to $2,800,000	$607,340(1)
Mortgage Interest Rates	5.00% to 7.13%	6.09%
Gross Margin	2.25%	—
Rate Ceiling	10.00% to 12.13%	11.09%
Months to Next Adjustment Date	78 to 86 months	84 months
Administrative Fee Rate	0.251%	—
Remaining Terms to Stated Maturity	266 to 326 months	324 months
Original Term	300 to 360 months	360 months
Loan Age	34 to 42 months	36 months
Original Loan-to-Value Ratio	16.33% to 90.00%	69.49%
Debt-to-Income Ratio	6.62% to 88.70%	37.26%
Credit Scores	624 to 819	744
Latest Maturity Date	April 1, 2036	—
Percentage of Mortgage Loans Underwritten Using “Alternative-A” Standards(2)	37.19%	—
Percentage of Interest Only Mortgage Loans(2)	91.99%	—
Percentage of Mortgage Loans Secured by Investor Properties(2)	0.14%	—
Percentage of Mortgage Loans with BPP(2)	2.16%
Geographic Concentration of Mortgaged Properties in Excess of 5% of the Aggregate Unpaid Principal Balance(2):
California	61.24%	—
Florida	7.57%	—
Maximum Single Zip Code Concentration(2)	1.10%	—

(1)	The balance shown is the average unpaid principal balance of the Mortgage Loans.
(2)	As a percentage of the unpaid principal balance of the Mortgage Loans.

Additional information on the Mortgage Loans appears under “The Mortgage Pool” in this prospectus supplement and in the tables in Appendix A.

The characteristics of the Mortgage Loans may change because Mortgage Loans may be removed due to repurchases by the Underlying Sponsor for breaches of representations or failure to deliver required documents.  See “The Pooling and Servicing Agreement and the Servicing Agreements” in the Underlying Prospectus for a discussion of the circumstances under which the Underlying Sponsor is required to repurchase Mortgage Loans.  These changes may affect the weighted average lives and yields to maturity of the Offered Certificates.

Compensation and Payment of Expenses of Transaction Parties

The Trustee will receive a fee for its services to the Trust.  The Trustee’s fee will consist of an amount agreed to between the Sponsor and the Trustee and paid by the Sponsor from its own funds and not from the Trust Assets.  Certain unanticipated Trust expenses such as fees and expenses of a successor trustee, taxes, if any, imposed on any REMIC created hereunder and indemnity payments, if any, owed to the Trustee will be paid by the Trustee from interest distributions on the Mortgage Certificates prior to distributions of interest or principal on the Offered Certificates.

See “The Trust Agreement—Compensation and Payment of Expenses of the Trustee” in this prospectus supplement for more information about fees and expenses of the Trustee.

The servicing fees and the master servicing fees for the Mortgage Loans are payable out of interest payments on the Mortgage Loans, prior to any distributions to the related Certificateholders.  The servicing fees accrue on the Mortgage Loans at a rate of 0.250% per annum.  In addition to the servicing fees, the Underlying Servicer will be entitled to retain as additional servicing compensation (i) any ancillary income, consisting of late payment fees, assumption fees and other similar charges relating to the Mortgage Loans, (ii) net income from investment of funds relating to the Mortgage Loans in the servicer custodial account and (iii) any foreclosure profits from the liquidation of Mortgage Loans.  The master servicing fees accrue on the Mortgage Loans at a rate of 0.001% per annum.  In addition to the master servicing fees, the Underlying Master Servicer is entitled to receive all net income from the investment of funds relating to the Mortgage Loans in the master servicer custodial account.  The Underlying Securities Administrator is entitled to receive all net income from the investment of funds relating to the Mortgage Loans in the certificate account for the Underlying Transaction.  Compensation payable to the Underlying Trustee for its responsibilities under the Pooling Agreement is payable by the Securities Administrator, without reimbursement from the underlying issuing entity.

S-10

See “The Pooling and Servicing Agreement and the Servicing Agreements—Compensation and Payment of Expenses of the Transaction Parties” in the Underlying Prospectus and “The Mortgage Pool—Compensation and Payment of Expenses” in this prospectus supplement for more information about the fees and expenses of the parties to the Underlying Transaction.

Optional Termination

The Call Right Holder will have the option to purchase the Mortgage Certificates, subject to certain conditions described under “The Trust Agreement—Termination of the Trust; Optional Termination” in this prospectus supplement.  This option can be exercised when the certificate balance of the Mortgage Certificates is less than 10% of their certificate balance as of the Cut-off Date; provided, however, any such optional termination will be permitted only pursuant to a “qualified liquidation” as defined under Section 860F of the Internal Revenue Code of 1986, as amended.  The “Call Right Holder” is a Certificateholder who, as of the related Record Date, owns in the aggregate Certificates evidencing greater than 50% of aggregate class balance of the outstanding Certificates.  If the Call Right Holder exercises its right to purchase the Mortgage Certificates, the Certificates outstanding at that time will be retired earlier than would otherwise be the case.

The Underlying Master Servicer will have the option to purchase all the Mortgage Loans and any properties that were acquired in satisfaction of any of the Mortgage Loans, subject to certain conditions described in the Mortgage Certificates Offering Documents.  This option can be exercised when the aggregate stated principal balance of the Mortgage Loans is less than 1% of the aggregate unpaid principal balance of the Mortgage Loans as of April 1, 2006.  If the Underlying Master Servicer exercises its right to repurchase all of the Mortgage Loans, the Mortgage Certificates and therefore the Certificates will be retired earlier than would otherwise be the case.

See “The Trust Agreement—Termination of the Trust; Optional Termination” and “Payment and Yield Considerations” in this prospectus supplement and “The Pooling and Servicing Agreement—Termination; Repurchase of Mortgage Loans and Mortgage Certificates” in the prospectus.

Final Scheduled Distribution Date

The final scheduled distribution date for the Certificates will be the Distribution Date in May 2036.  The final scheduled distribution date represents the latest final scheduled distribution date for the Mortgage Certificates.  The actual final payment on your Certificates could occur earlier or later than the designated final scheduled distribution date.

Denominations and Form

The Offered Certificates will be issuable in book-entry form only in minimum denominations of $1,000 and integral multiples of $1 in excess thereof.  The Offered Certificates are not intended to be and should not be directly or indirectly held or beneficially owned in amounts lower than such minimum denominations.

Distributions on the Certificates

Distributions on the Offered Certificates will be made on each Distribution Date, which is the same date as the related underlying distribution date (the “Mortgage Certificate Distribution Date”), from amounts received by the Trustee on the Mortgage Certificates since the preceding Distribution Date (or since the Closing Date, in the case of the first Distribution Date).  All of the distributions described herein are subject to the limitations set forth in this prospectus supplement under “Description of Certificates—Interest” and “—Principal.”

The source of the distributions to holders of the Offered Certificates is more fully described under “Description of Certificates” in this prospectus supplement.  The amount of interest and principal distributions on each class of Offered Certificates is more fully described under “Description of Certificates—Interest” and “—Principal” in this prospectus supplement.

Interest Distributions on the Certificates

On each Distribution Date, amounts received by the Trustee in respect of interest on the Mortgage Certificates will be allocated among the Certificates (other than the Class A-R Certificate) as described under

S-11

“Description of Certificates—Distributions” and “—Interest” in this prospectus supplement.  This amount could be less than one-twelfth of the pass-through rate for each class of interest-bearing Certificates (as described in the table on page S-6 of this prospectus supplement) multiplied by the class balance on the Distribution Date if the Mortgage Certificates are allocated interest shortfalls arising from the timing of prepayments on the Mortgage Loans, interest limitations applicable to certain military or similar personnel or interest losses.  See “Description of Certificates—Distribution on the Shifting Interest Certificates” in the Underlying Prospectus.  In addition, any Extraordinary Trust Expenses will reduce the amount of interest distributed on the Offered Certificates as set forth under “Description of Certificates—Interest” in this prospectus supplement.

The Class A-2 and Class A-4 Certificates, which are not offered by this prospectus supplement, are Accrual Certificates.  Prior to the applicable Accretion Termination Date, interest will accrue on these classes of Certificates, but will not be distributed as interest to such classes.  Prior to such time, an amount equal to the accrued and unpaid interest on a class of Accrual Certificates will be added to the class balance thereof and distributed to the related classes of Accretion Directed Certificates as described under “Description of Certificates—Principal” in this prospectus supplement.

Principal Distributions on the Certificates

On each Distribution Date, amounts received by the Trustee in respect of principal on the Mortgage Certificates will be allocated to the Certificates (other than the Class A-R Certificate) in the order of priority described under “Description of Certificates—Principal” in this prospectus supplement.

Credit Support for the Offered Certificates

Other than the credit enhancement provided by the Super Senior Support Certificates as set forth below under “—Credit Enhancement in this Transaction,” the Trust does not include any credit enhancement mechanisms for the Offered Certificates.  Additionally, credit enhancement is available to the Offered Certificates through the credit enhancement provided to the Mortgage Certificates by subordinate certificates, shifting interests in prepayments and other unscheduled principal collections on the Mortgage Loans in the manner described in the Mortgage Certificates Offering Documents and credit enhancement provided by super senior support certificates.

Subordination

In addition to issuing the Mortgage Certificates, the Underlying Trust issued six subordinate classes of certificates that are subordinated to the Mortgage Certificates.  These subordinate certificates provide credit enhancement to the Mortgage Certificates and to other senior certificates in the same group as the Mortgage Certificates as described in the Underlying Prospectus under the heading “Description of Certificates—Distributions on the Shifting Interest Certificates” and “—Allocation of Losses to the Shifting Interest Certificates.”  This credit enhancement to the Mortgage Certificates is generally provided by the allocation of realized losses to these subordinate certificates until their class balances are reduced to zero.  However, these subordinated certificates provide only limited protection against certain interest shortfalls and losses.  After the class balances of these subordinate certificates are reduced to zero, any realized losses will be allocated to the Mortgage Certificates pro rata with certain other senior certificates in the same group, unless such losses are allocated to the related super senior support certificates.  Realized losses that are related to special hazard losses, fraud losses or bankruptcy losses relating to the Mortgage Loans are allocated by the Underlying Pooling Agreement to these subordinate certificates, until their class balances are reduced to zero, and only then to the Mortgage Certificates pro rata with certain other senior certificates in the same group, unless such losses are allocated to the related super senior support certificates.

Shifting Interest in Prepayments

Additional credit enhancement for the Mortgage Certificates is provided by the allocation, subject to certain exceptions, of all principal prepayments and certain liquidation proceeds on the Mortgage Loans to the Mortgage Certificates and to other senior certificates in the same group entitled to distributions of principal for the first seven years after the closing date for the Underlying Transaction and the disproportionately greater allocation of prepayments to these senior certificates over the following four years.  This disproportionate allocation of prepayments and certain liquidation proceeds will accelerate the amortization of these senior certificates relative to the amortization of the related subordinate certificates.  As a result, the credit support percentage for these senior certificates should be maintained and may be increased during the first eleven years of the Underlying Transaction.  See the Underlying Prospectus under the heading “Description of Certificates—Distributions on the Shifting Interest Certificates.”

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Super Senior Support Certificates

After the subordinate certificates that are subordinated to the Mortgage Certificates are no longer outstanding, any principal losses allocated to the Mortgage Certificates will be borne by the related class of super senior support certificates, for so long as such class of super senior support certificates is outstanding.  See “Description of Certificates—Allocation of Losses to the Shifting Interest Certificates” in the Underlying Prospectus.

Credit Enhancement in this Transaction

Additional credit support is provided for the Offered Certificates, which are all Super Senior Certificates, by the allocation of any Realized Loss Shortfalls, interest shortfalls and Extraordinary Trust Expenses to the related Super Senior Support Certificates for so long as such Super Senior Certificates are outstanding.  See “Description of Certificates—Allocation of Losses” in this prospectus supplement.

Prepayment and Yield Considerations

The yields to maturity and weighted average lives of the Offered Certificates will depend upon, among other things, the price at which such Offered Certificates are purchased, the amount and timing of principal payments on the Mortgage Loans, the allocation of interest and principal collections to various classes of Offered Certificates, the amount and timing of mortgagor delinquencies and defaults on the Mortgage Loans, the rate of liquidations and realized losses and the allocation of realized losses to the Mortgage Certificates.

Because the Mortgage Loans may be prepaid at any time, it is not possible to predict the rate at which you will receive distributions of principal.  Since prevailing interest rates are subject to fluctuation, you may not be able to reinvest your distributions at yields equaling or exceeding the yields on the Offered Certificates.  Yields on any reinvestments may be lower, and could be significantly lower, than the yields on your Offered Certificates.

See “Prepayment and Yield Considerations” in this prospectus supplement and in the prospectus.

Weighted Average Lives (in years)(1)

CPR
Class	5%	8%	12%	15%	18%
A-1	4.32	2.98	2.06	1.67	1.39
A-3	4.78	3.30	2.27	1.83	1.52

_________________
(1)
Determined as described under “Prepayment and Yield Considerations—Weighted Average Lives of the Offered Certificates” in this prospectus supplement.  Prepayments will not occur at any assumed rate shown or any other constant rate, and the actual weighted average lives of any or all of the classes of Offered Certificates are likely to differ from those shown, perhaps significantly.

(2)	“CPR” is the Constant Prepayment Rate, which is described under “Prepayment and Yield Considerations—Weighted Average Lives of the Offered Certificates” in this prospectus supplement.

Federal Income Tax Consequences

For federal income tax purposes, elections will be made to treat certain segregated portions of the Issuing Entity (exclusive of certain assets specified in the Trust Agreement) as one or more separate “real estate mortgage investment conduits” (each, a “REMIC”).

•	The Offered Certificates will each constitute a “regular interest” in a REMIC and generally will be treated as a debt instrument for federal income tax purposes.

•	The Class A-R Certificate will constitute the sole “residual interest” in each REMIC.

Interest on the Offered Certificates must be included in your income under an accrual method of tax accounting, even if you are otherwise a cash method taxpayer.

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The Offered Certificates, because of their respective issue prices, are expected to be issued with original issue discount for federal income tax purposes.  If you hold such a Certificate, you will be required to include original issue discount in income as it accrues on a constant yield method, regardless of whether you receive concurrently the cash attributable to such original issue discount.

See “Federal Income Tax Consequences” in this prospectus supplement and in the prospectus.

Legal Investment

If your investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities, then you may be subject to restrictions on investment in the Offered Certificates.  You are encouraged to consult your legal, tax and accounting advisers for assistance in determining the suitability of and consequences to you of the purchase, ownership and sale of Offered Certificates.

The Offered Certificates will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended, or “SMMEA,” so long as they are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization.

See “Legal Investment Considerations” in the prospectus.

ERISA Considerations

If you are a fiduciary or other person acting on behalf of or using assets of any employee benefit plan or arrangement subject to the Employee Retirement Income Security Act of 1974, as amended, or “ERISA,” Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”), or any federal, state or local law which is substantially similar to ERISA or the Code, you should carefully review with your legal advisors whether the purchase or holding of an Offered Certificate could give rise to a transaction prohibited or not otherwise permissible under ERISA, the Code or similar law.

Subject to the considerations and conditions described under “ERISA Considerations” in this prospectus supplement, plans may be able to purchase the Offered Certificates.  A fiduciary of a plan must determine that the purchase of a certificate is consistent with its fiduciary duties under applicable law and does not result in a prohibited transaction under applicable law.

See “ERISA Considerations” in this prospectus supplement and in the prospectus.

Affiliations

Bank of America, National Association, which is the Underlying Servicer, the Underlying Originator and the sponsor of the Underlying Transaction, is the direct parent of the Depositor and is an affiliate of the Sponsor and the Underwriter.  There are no additional relationships, agreements or arrangements outside of this transaction among the affiliated parties that are material to an understanding of the Offered Certificates.

Wells Fargo Bank, N.A., which is the Trustee, the Underlying Securities Administrator and the Underlying Master Servicer serves or has served within the past several years as loan file custodian for various mortgage loans owned by the Underlying Originator and its affiliates and believes that one or more of those mortgage loans may have been included in the Underlying Trust.  The terms of the custodial agreement under which those services are provided by Wells Fargo Bank, N.A. are customary for the residential mortgage-backed securitization industry and provide for the delivery, receipt, review and safekeeping of mortgage loan files.

Wells Fargo Bank, N.A. and U.S. Bank National Association may maintain relationships with the Sponsor and its affiliates in the ordinary course of business.

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RISK FACTORS

General

In order to understand the structure and characteristics of the Offered Certificates, and the potential merits and risks of an investment in the Offered Certificates, potential investors must review and be familiar with the Mortgage Certificates Offering Documents, which are attached hereto as Appendix B, including the “Risk Factors” therein.  In particular, the following information will be found in the Mortgage Certificates Offering Documents:  a description of the Mortgage Loans as of the closing date of the Underlying Transaction, a description of the Underlying Servicer’s obligations with respect to the Underlying Transaction, the priority of distributions and of the application of funds as among the various classes of certificates issued by the Underlying Trust, the method of calculating interest and principal distributions on such classes, and the method of calculating and the allocation of losses, shortfalls and similar items among such classes.

It should be noted that there may have been changes in facts and circumstances since the dates of the Mortgage Certificates Offering Documents, including changes in prepayment rates, prevailing interest rates and other economic factors, which may limit the usefulness of, and may be directly contrary to the assumptions used in preparing the information set forth in, such documents.  Certain updated information regarding the Mortgage Certificates and the Mortgage Loans is contained in the underlying distribution date statements for the previous twelve underlying distribution dates attached hereto as Appendix C and certain updated information regarding the Mortgage Loans is contained in the mortgage loan tables in Appendix A.

In addition to the foregoing, it should be noted that:

•
The risk factors discussed below and under the heading “Risk Factors” in the prospectus describe the material risks of an investment in the Offered Certificates and should be carefully considered by all potential investors.

•	The Offered Certificates are not suitable investments for all investors.

•
The Offered Certificates are complex financial instruments, so you should not purchase any Offered Certificates unless you or your financial advisor possess the necessary expertise to analyze the potential risks associated with an investment in mortgage-backed securities.

•	You should not purchase any Offered Certificates unless you understand, and are able to bear, the prepayment, credit, liquidity and market risks associated with those Offered Certificates.

Recent Developments in the Residential Mortgage Market

Since the second quarter of 2007, the residential mortgage market in the United States has experienced a variety of difficulties and changed economic conditions that may adversely affect the performance and market value of the Offered Certificates.  Delinquencies and losses with respect to residential mortgage loans generally have increased during this period, and are expected to continue to increase.  In addition, during this period, housing prices and appraisal values in many states have declined, often severely, after extended periods of significant appreciation, and housing inventory for sale has increased.  As residential real estate values generally or in a particular geographic area decline or fail to increase, many borrowers have little or no equity in their mortgaged properties, hindering their ability to refinance in an environment of increasingly restrictive lending standards and giving them less incentive to cure delinquencies and avoid foreclosure.  A continued decline or an extended flattening of those values may result in additional increases in delinquencies and losses on residential mortgage loans generally, particularly with respect to second homes and investor properties, and with respect to any residential mortgage loans whose aggregate loan amounts (including any subordinate liens) are close to or greater than the related property values.

Mortgage lenders have adjusted their loan programs and underwriting standards, which has reduced the availability of mortgage credit to prospective borrowers.  These developments have contributed, and may continue to contribute, to a weakening in the housing market as these adjustments have, among other things, inhibited

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refinancing and reduced the number of potential homebuyers.  The continued use or further adjustment of these loan programs and underwriting standards may contribute to additional increases in delinquencies and losses on residential mortgage loans generally.  The general decline in housing prices has left some mortgagors with insufficient equity in their homes to permit them to refinance, and in addition, many mortgage loans have prepayment premiums that add to the cost of refinancing.  The tighter underwriting guidelines for residential mortgage loans, together with rising unemployment, lower levels of home sales and reduced refinance activity, also may have contributed to a reduction in the prepayment rate for mortgage loans generally and this may continue.

In response to these events, federal, state and local authorities have proposed new legislation, rules and regulations relating to the origination and servicing of mortgage loans.  If enacted, these initiatives could result in delayed or reduced collections from mortgagors, limitations on the foreclosure process and generally increased servicing costs.  Certain of these initiatives could also override the terms of the Pooling Agreement and/or Servicing Agreement and adversely affect the Mortgage Certificates, without any compensation to the holders thereof.

You should consider that the general market conditions and resulting legislative and regulatory initiatives discussed above may affect the performance of the Mortgage Loans and may adversely affect the yield on the Offered Certificates.

The Ratings on the Mortgage Certificates May Be Downgraded

The ratings from Fitch Ratings and Standard & Poor’s, a division of The McGraw-Hill Companies, Inc., on the Mortgage Certificates remain at “AAA” as of the date of this prospectus supplement.  There can be no assurance that these rating agencies will not downgrade the Mortgage Certificates in the future or that Fitch will not downgrade the ratings on the Offered Certificates at any time after issuance.

Modifications of the Mortgage Loans May Affect the Yields of the Offered Certificates

In response to increased delinquencies and losses with respect to mortgage loans, many servicers, including the Underlying Servicer, are modifying or contemplating modifying the terms of mortgage loans.  Investors in the Offered Certificates should consider the importance of the Underlying Servicer’s role in maximizing collections for the Underlying Trust and the impediments the Underlying Servicer may encounter when servicing an increasing number of delinquent or defaulted Mortgage Loans.  In some cases, the inability of the Underlying Servicer to timely modify the terms of a delinquent or defaulted Mortgage Loan may reduce and/or delay amounts available for distribution to the Mortgage Certificates.

The Underlying Servicer’s ability to modify delinquent or defaulted Mortgage Loans may be limited due to the difficulty in contacting at-risk borrowers or creating modifications that are acceptable to both the Underlying Servicer and the affected borrowers.  In addition, the Underlying Servicer may not be able to individually address the needs of each borrower if it is forced to confront an overwhelming number of requests for modifications.

If the terms of a Mortgage Loan are modified, changes in the terms of such Mortgage Loan may include the capitalization of past due payments, the temporary lowering of the interest rate, extension of the maturity date, the forgiveness of past due interest payments, the permanent lowering of the interest rate, the permanent reduction of the principal balance, the forgiveness of past due principal payments or other modifications, any of which will reduce and/or delay payment of the amount owed to the Underlying Trust by the related borrower or delay the receipt of payments from such borrower.

Recently, legislation was introduced in the U.S. Senate that would require existing REMIC transactions, such as the Underlying Transaction, to remove certain restrictions related to loan modifications from the related operative documents or risk losing their status as REMICs.  Loss of REMIC status would result in significant adverse United States federal income tax consequences to the Mortgage Certificates and therefore the Certificates.  Such legislation, if it becomes law and is not successfully challenged, would result in increased modifications of the Mortgage Loans.  In addition, other proposed federal legislation would, if enacted, promote and facilitate the modification of mortgage loans by mortgagors and servicers, including the Underlying Servicer.

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Investors should consider that any of the various possible modifications of the terms of a Mortgage Loan that is in default or as to which default is reasonably foreseeable may, even if beneficial to the Underlying Trust in the aggregate, adversely affect some certificates from such Underlying Trust.  In determining whether a particular loan modification should be made, the Underlying Servicer will not consider the interests of individual classes of certificates.

Governmental Actions May Affect Foreclosures

The federal government, state governments, consumer advocacy groups and others continue to urge servicers to be aggressive in modifying mortgage loans to avoid foreclosure.  In addition, numerous laws, regulations and rules relating to mortgage loans generally, and foreclosure actions particularly, have been proposed recently by federal, state and local governmental authorities.  If enacted, these laws, regulations and rules may provide new defenses to foreclosure, insulate the Underlying Servicer from liability for modification of loans without regard to the terms of the Servicing Agreement or may result in delays in the foreclosure process, reduced payments by borrowers, limitations on upward adjustment of mortgage interest rates, permanent forgiveness of debt, increased prepayments due to the availability of government-sponsored refinancing initiatives and/or increased reimbursable servicing expenses, all of which are likely to result in delays and reductions in the distributions to be made to Certificateholders.  Several courts and state and local governments and their elected or appointed officials also have taken unprecedented steps to slow the foreclosure process or prevent foreclosure altogether.  Certificateholders will bear the risk that future regulatory and legal developments will result in losses on their certificates. In addition, the effect on the Certificates will likely be more severe if these future legal and regulatory developments occur in one or more states in which there is a significant concentration of mortgaged properties related to the Mortgage Loans.

In addition, proposed federal legislation would, if enacted, permit borrowers in bankruptcy to restructure mortgage loans secured by their primary residences.  Bankruptcy courts could, if this legislation is enacted, reduce the amount of the principal balance of a mortgage loan that is secured by a lien on the mortgaged property, reduce the interest rate, extend the term to maturity or otherwise modify the terms of a bankrupt borrower’s mortgage loan.  Such legislation could also result in downgrades of Mortgage Certificates and/or Certificates by the applicable rating agencies.

Proposed Changes to Accounting Standards Could Have an Adverse Impact on the Mortgage Certificates and Offered Certificates

Recently, the Financial Accounting Standards Board has been deliberating certain amendments to both Statement of Financial Accounting Standards No. 140 and Financial Accounting Standards Board Interpretation No. 46(R) that may impact the accounting for transactions that involve qualifying special purpose entities, such as the Issuing Entity and the underlying issuing entity. The proposed amendments, if adopted, could result in all or a portion of the assets and liabilities of the Issuing Entity and underlying issuing entity being consolidated with the Sponsor, the Underlying Sponsor or their ultimate parent.  It is not clear, however, whether or when the proposed amendments will be adopted, what form they will take and how they will be implemented if adopted, how regulatory authorities will respond, or how the Issuing Entity and underlying issuing entity may be affected.  No assurance can be given that the proposed amendments would not have a significant impact on the Issuing Entity and the underlying issuing entity.

Variability in Yield and Weighted Average Life

The yields to investors in the Offered Certificates will be sensitive to, among other things, the rate and timing of principal payments on the Mortgage Certificates and the amount of interest payments on such Mortgage Certificates.  The rate of distributions of principal and the yield to maturity on the Offered Certificates will be directly related to the distributions that are made on the Mortgage Certificates which, in turn, will depend primarily on (i) the amount and timing of payments borrowers make on the Mortgage Loans, (ii) liquidations due to defaults, casualties, condemnations and repurchases by the Underlying Sponsor and (iii) the priority of distributions among the Mortgage Certificates and other certificates of the Underlying Transaction.  Borrowers are permitted to prepay their Mortgage Loans, in whole or in part, at any time, without penalty.

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The rate of principal payments on the Mortgage Loans will be affected by the following:

•	the amortization schedules of the Mortgage Loans;

•	the rate of partial prepayments and full prepayments by borrowers due to refinancing, job transfer, changes in property values or other factors;

•	liquidations of the properties that secure defaulted Mortgage Loans;

•	repurchases of Mortgage Loans as a result of defective documentation or breaches of representations or warranties;

•	the exercise of due-on-sale clauses by the Underlying Servicer in connection with transfers of mortgaged properties;

•
the optional repurchase of the Mortgage Loans in the Underlying Transaction by the Underlying Master Servicer, which would cause the early retirement of the Mortgage Certificates, or the optional purchase of the Mortgage Certificates by the Call Right Holder, which would cause the early retirement of the Certificates, each as described under “The Trust Agreement—Termination; Optional Termination” herein.

•	general and targeted solicitations for refinancing by mortgage originators.

The rate of payments (including prepayments) on mortgage loans is influenced by a variety of economic, geographic, social and other factors, but depends greatly on the level of mortgage interest rates:

•	If prevailing interest rates for similar mortgage loans fall below the interest rates on the Mortgage Loans, the rate of prepayment would generally be expected to increase due to refinancings.

•	Conversely, if prevailing interest rates for similar mortgage loans rise above the interest rates on the Mortgage Loans, the rate of prepayment would generally be expected to decrease.

If you are purchasing Offered Certificates at a discount, you should consider the risk that if principal payments on the Mortgage Loans occur at a rate slower than you expected, your yield will be lower than you expected.  See “Prepayment and Yield Considerations” herein for a more detailed description of the factors affecting yield on the Offered Certificates.

If you are purchasing Offered Certificates at a premium, you should consider the risk that if principal payments on the Mortgage Loans occur at a rate faster than you expected, your yield may be lower than you expected.  See “Prepayment and Yield Considerations” herein for a more detailed description of the factors affecting yield on the Offered Certificates.

The aggregate amount of distributions on the Offered Certificates and the rate and timing of payments in respect of principal and interest on the Offered Certificates will be affected by the rate, severity and timing of losses on the Mortgage Loans.  If the actual rate or severity of losses experienced on the Mortgage Loans exceeds the rate or severity of such losses thereon assumed by an investor, the actual yield on the Offered Certificates may be lower than anticipated (and under some circumstances may be negative).

The timing of changes in the rate of prepayments may significantly affect the actual yield to you, even if the average rate of principal prepayments is consistent with your expectations. In general, the earlier the payment of principal of the Mortgage Loans, the greater the effect on your yield to maturity. As a result, the effect on your yield of principal prepayments occurring at a rate higher (or lower) than the rate you anticipate during the period immediately following the issuance of the Offered Certificates will not be offset by a subsequent like reduction (or increase) in the rate of principal prepayments.

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In response to rising delinquencies and defaults with respect to mortgage loans, many mortgage loan originators have implemented more conservative underwriting criteria.  This may result in reduced availability of financing alternatives for mortgagors seeking to refinance their mortgage loans.  The reduced availability of refinancing options for a mortgagor may result in higher rates of delinquencies and losses on the Mortgage Loans.

The Depositor makes no representation as to the anticipated rate or timing of payments, the rate, timing or severity of losses on the Mortgage Loans, the anticipated weighted average lives or the anticipated yield of the Offered Certificates.

The Variable Rate of Interest on the Underlying Certificates Will Affect Your Yield

The mortgage interest rate on each Mortgage Loan will be fixed for an initial period of ten (10) years from its date of origination.  After the fixed-rate period, the mortgage interest rate on each Mortgage Loan will adjust annually to equal the sum of the applicable index and a gross margin.  Mortgage interest rate adjustments will be subject to the limitations stated in the mortgage note on increases and decreases for any adjustment (i.e., a “periodic cap”).  In addition, the mortgage interest rate for each Mortgage Loan will be subject to an overall maximum mortgage interest rate and a minimum mortgage interest rate generally equal to the applicable gross margin.  Because the interest rates on the Certificates (other than the Class A-R Certificate) are based upon the net mortgage interest rates of the Mortgage Loans, the interest rate on each class of such Certificates may decrease, and may decrease significantly, after the mortgage interest rates on the Mortgage Loans begin to adjust as a result of, among other factors, the dates of adjustment, the gross margins and changes in the applicable index.  In addition, even if the applicable index increases, a rate ceiling or a periodic cap may limit the mortgage interest rate, which could adversely affect the yield on the Certificates (other than the Class A-R Certificate).

Adjustable-Rate Mortgage Loan Borrowers May Be More Likely to Prepay

Mortgage interest rates on the Mortgage Loans at any time may not equal the prevailing mortgage interest rates for similar adjustable-rate mortgage loans, and accordingly the prepayment rate may be lower or higher than would otherwise be anticipated.  Moreover, some mortgagors who prefer the certainty provided by fixed-rate mortgage loans may nevertheless obtain adjustable-rate mortgage loans at a time when they regard the mortgage interest rates (and, therefore, the payments) on fixed-rate mortgage loans as unacceptably high.  These mortgagors may be induced to refinance adjustable-rate mortgage loans when the mortgage interest rates and monthly payments on comparable fixed-rate mortgage loans decline to levels which these mortgagors regard as acceptable, even though these mortgage interest rates and monthly payments may be significantly higher than the current mortgage interest rates and monthly payments on the mortgagors’ adjustable-rate mortgage loans.  The ability to refinance a mortgage loan will depend on a number of factors prevailing at the time refinancing is desired, such as, among other things, real estate values, the mortgagor’s financial situation, prevailing mortgage interest rates, the mortgagor’s equity in the related mortgaged property, tax laws and prevailing general economic conditions.

Mortgage Loans Paying Interest Only During the Related Interest Only Period May Have a Higher Risk of Delinquency, Default or Rates of Prepayment

Most of the Mortgage Loans have an initial interest only period of ten years after the date of origination.  The table under the heading “Summary of Terms—The Mortgage Pool” lists the approximate percentage of Mortgage Loans (by aggregate Stated Principal Balance as of the Cut-off Date) with an interest only period.  During this interest only period, the payment due from the related mortgagor will be less than that of a traditional mortgage loan.  In addition, the principal balances of these Mortgage Loans will not be reduced (except in the case of prepayments) because there will be no scheduled monthly payments of principal during this period.  Accordingly, no principal payments will be distributed to the Mortgage Certificates from these Mortgage Loans during their interest only period except in the case of a prepayment.

After the initial interest only period, payments on a Mortgage Loan with an interest only period will be recalculated to amortize fully its unpaid principal balance over its remaining life and the mortgagor will be required to make scheduled payments of both principal and interest.  The required payment of principal will increase the burden on the mortgagor and may increase the risk of delinquency, default or prepayment under the related Mortgage Loan.  In underwriting Mortgage Loans with interest only periods, the Underlying Originator generally

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did not consider the ability of mortgagors to make payments of principal at the end of the interest only period.  Higher scheduled monthly payments may induce the related mortgagors to refinance their mortgage loans, which would result in higher prepayments.  In addition, in default situations losses may be greater on these Mortgage Loans because they do not amortize during the related interest only period.  Losses, to the extent not covered by credit enhancement, will be allocated to the Mortgage Certificates.

The performance of mortgage loans with an initial interest only period may be significantly different from mortgage loans that amortize from origination.  In particular these mortgagors may be more likely to refinance their mortgage loans, which may result in higher prepayment speeds than would otherwise be the case.

Alternative Underwriting Standards May Increase Risk of Loss

The table under the heading “Summary of Terms—The Mortgage Pool” lists the approximate percentage of Mortgage Loans (by aggregate Stated Principal Balance as of the Cut-off Date) originated using the Underlying Originator’s “alternative” or “modified” underwriting standards.

These underwriting standards are different from and, in certain respects, less stringent than the general underwriting standards employed by the Underlying Originator.  For example, certain of the Mortgage Loans were originated with less than standard documentation or with higher maximum loan-to-value ratios.  Accordingly, the Mortgage Loans may experience rates of delinquencies, defaults, foreclosure, bankruptcy and loss that are higher than those experienced by mortgage loans underwritten using the Underlying Originator’s general underwriting standards.  See “Mortgage Loan Underwriting Standards” and “Prepayment and Yield Considerations” in this prospectus supplement.

The Rate of Default on Mortgage Loans that Are Secured by Investor Properties May be Higher than on Other Mortgage Loans

The table under the heading “Summary of Terms—The Mortgage Pool” lists the approximate percentage of Mortgage Loans (by aggregate Stated Principal Balance as of the Cut-off Date) secured by investor properties.

An investor property is a property which, at the time of origination, the mortgagor represented would not be used as the mortgagor’s primary residence or second home.  Because the mortgagor is not living on the property, the mortgagor may be more likely to default on the mortgage loan than on a comparable mortgage loan secured by a primary residence, or to a lesser extent, a second home.  In addition, income expected to be generated from an investor property may have been considered for underwriting purposes in addition to the income of the mortgagor from other sources.  Should this income not materialize, it is possible the mortgagor would not have sufficient resources to make payments on the mortgage loan.

Delinquencies and Losses on the Mortgage Loans Will Adversely Affect Your Yield

Delinquencies on the Mortgage Loans which are not advanced by or on behalf of the Underlying Servicer (because the Underlying Servicer has determined that these amounts, if advanced, would be nonrecoverable), will adversely affect the yield on the Mortgage Certificates.  The Underlying Servicer will determine that a proposed advance is nonrecoverable when, in the good faith exercise of its servicing judgment, it believes the proposed advance would not be ultimately recoverable from the related mortgagor, related liquidation proceeds or other recoveries in respect of the Mortgage Loan.  Because of the priorities of distributions, shortfalls resulting from delinquencies on the Mortgage Loans that are not covered by advances or available credit enhancement will be borne first by the related subordinate certificates (in reverse order of payment priority) and then by the related senior certificates (including the Mortgage Certificates).

There Are Risks Relating to Mortgaged Properties Subject to Second Lien Mortgage Loans

At the time of origination of certain of the Mortgage Loans, a lender other than the Underlying Originator may have originated a second lien mortgage loan.  Mortgage loans that have second lien mortgage loans encumbering the same mortgaged property may have higher rates of delinquency and foreclosure relative to

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mortgage loans that do not have second lien mortgage loans behind them.  This may be due to changes in the mortgagor’s debt-to-income profile, the fact that mortgagors may then have less equity in the mortgaged property or other factors.  You should also note that any mortgagor could obtain a second lien mortgage loan at any time subsequent to the date of origination of their first lien mortgage loan from any lender.

Inclusion of Mortgage Loans that have been Delinquent in the Past May Increase Risk of Loss

Although all of the Mortgage Loans were current as of the cut-off date for the Underlying Transaction, certain of the Mortgage Loans are currently delinquent or have been delinquent once or more since the closing date of the Underlying Transaction.  A mortgage loan that has been delinquent more than once in the recent past may be more likely than other mortgage loans to become delinquent in the future.  See the applicable table in Appendix A for more information on the delinquency status of the Mortgage Loans.

Credit Scores May Not Accurately Predict the Likelihood of Default

The Underlying Originator generally used credit scores as part of its underwriting processes for the Mortgage Loans.  The applicable table in Appendix A to this prospectus supplement show credit scores for the mortgagors obtained at the time of origination of their Mortgage Loans.  A credit score purports only to be a measurement of the relative degree of risk a borrower represents to a lender, i.e., that a borrower with a higher score is statistically expected to be less likely to default in payment than a borrower with a lower score.  In addition, it should be noted that credit scores were developed to indicate a level of default probability over a two-year period, which does not correspond to the life of most mortgage loans.  Furthermore, credit scores were not developed specifically for use in connection with mortgage loans, but for consumer loans in general.  Therefore, credit scores do not address particular mortgage loan characteristics that influence the probability of repayment by the borrower.  Neither the Depositor nor the Sponsor makes any representations or warranties as to any borrower’s current credit score or the actual performance of any Mortgage Loan or that a particular credit score should be relied upon as a basis for an expectation that a borrower will repay its Mortgage Loan according to its terms.

Decrement Tables Are Based Upon Assumptions and Models

The decrement tables set forth in Appendix D to this prospectus supplement have been prepared on the basis of the modeling assumptions described under “Prepayment and Yield Considerations—Assumptions Relating to Tables.”  There will likely be discrepancies between the characteristics of the actual Mortgage Loans and the characteristics of the assumed mortgage loans used in preparing the decrement tables.  Any such discrepancy may have an effect upon the percentages of initial class balances outstanding set forth in the decrement tables (and the weighted average lives on the Offered Certificates).  In addition, to the extent that the Mortgage Loans have characteristics that differ from those assumed in preparing the decrement tables, the class balances of the Offered Certificates could be reduced to zero earlier or later than indicated by the related decrement tables.

The model used in this prospectus supplement for prepayments also does not purport to be an historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the Mortgage Loans.  It is highly unlikely that the Mortgage Loans will prepay at any of the rates specified.  The assumed percentages of CPR are for illustrative purposes only.  For a description of CPR, see “Prepayment and Yield Considerations” in this prospectus supplement.  The actual rates of prepayment of the Mortgage Loans may not correspond to any of the assumptions made in this prospectus supplement.  For these reasons, the weighted average lives of the Offered Certificates may differ from the weighted average lives shown in the tables on page S-13 of this prospectus supplement and in Appendix D to this prospectus supplement.

There Is a Risk that Interest Payments on the Mortgage Certificates May Be Insufficient to Pay Interest on Your Certificates

On any Mortgage Certificate Distribution Date, even in the absence of losses on the Mortgage Loans, the Mortgage Certificates may receive less than a full month’s interest on their certificate balance due to the allocation of interest shortfalls arising from the timing of full or partial principal prepayments of the Mortgage Loans, delinquencies on the Mortgage Loans that are not advanced by the Underlying Servicer as required by the Servicing

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Agreement, forgiveness or deferral of all or a portion of the mortgagor’s monthly interest payment as a consequence of the operation of the Servicemembers Civil Relief Act or other current or future federal or state laws of a similar nature, a modification of the related Mortgage Loan, or as otherwise contemplated by the Mortgage Certificates Offering Documents, each to the extent not covered by the credit enhancement in the Underlying Transaction.  In addition, certain Extraordinary Trust Expenses, such as fees and expenses of a successor trustee, taxes, if any, of the REMICs and indemnity payments, if any, owed to the Trustee will be allocated to the Offered Certificates as set forth under “Description of Certificates—Interest” in this prospectus supplement.

See “Description of Certificates—Interest” and “—Allocation of Losses” in this prospectus supplement.

Limited Obligations

Neither the Offered Certificates nor the Mortgage Certificates will represent interests in or obligations of the Depositor, the Sponsor, the Trustee or any of their affiliates.  None of the Certificates, the Mortgage Certificates or the Mortgage Loans will be guaranteed or insured by any governmental agency or instrumentality, the Depositor, the Trustee, the Sponsor or any of their affiliates.  The Mortgage Certificates will be the sole source of payments on the Offered Certificates.

Limited Liquidity

The Underwriter does not intend to make a market for purchase and sale of the Offered Certificates after their initial issuance.  There is no assurance that a secondary market will develop or, if it does develop, that it will provide you with liquidity of investment or that it will continue for the life of the Offered Certificates.  As a result, you may not be able to sell your Certificates or you may not be able to sell your Certificates at a high enough price to produce your desired return on investment.

The secondary market for mortgage-backed securities and mortgage loans is experiencing significantly reduced liquidity.  The federal government has taken a variety of actions to improve the liquidity of the secondary market for mortgage-backed securities.  If these actions are discontinued, the secondary market for mortgage-backed securities could become more illiquid.  Illiquidity can have a severely adverse effect on the prices of Certificates that are especially sensitive to prepayment, credit, or interest rate risk, or that have been structured to meet the investment requirements of limited categories of investors.  Illiquidity may also result from legal or regulatory changes or from the adoption or change of accounting rules, which may affect the Certificates generally or specific types of Certificates.  See “Risk Factors—Limited Liquidity for Certificates May Affect Your Ability to Resell Certificates” in the prospectus.

Geographic Concentrations May Increase Risk of Loss Due to Adverse Economic Conditions or Natural Disaster

At various times, certain geographic regions will experience weaker economic conditions and housing markets and, consequently, will experience higher rates of delinquency and loss on mortgage loans generally.  In addition, California, Florida and several other states have experienced natural disasters, including earthquakes, fires, floods and hurricanes, which may adversely affect property values.  Although mortgaged properties located in certain identified flood zones will be required to be covered, to the maximum extent available, by flood insurance, no mortgaged properties will otherwise be required to be insured against earthquake damage or any other loss not covered by standard hazard insurance policies.  Any concentration of mortgaged properties in a state or region may present unique risk considerations.  The applicable table in Appendix A lists the concentrations of mortgaged properties (by aggregate Stated Principal Balance as of the Cut-off Date).

Any deterioration in housing prices in a state or region due to adverse economic conditions, natural disaster or other factors, and any deterioration of economic conditions in a state or region that adversely affects the ability of borrowers to make payments on the Mortgage Loans, may result in losses on the Mortgage Loans.  Any losses may adversely affect the yield to maturity of the Offered Certificates.

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Further, the concentration of the Mortgage Loans in one or more states would have a disproportionate effect on Certificateholders if governmental authorities in any of those states take action against the Underlying Servicer or take action affecting loan modifications or foreclosures that impairs the ability of the Underlying Servicer to realize on those Mortgage Loans.

Residential Real Estate Values May Fluctuate and Adversely Affect Your Investment

Since the second quarter of 2007, delinquencies and defaults on mortgage loans generally have increased and may continue to increase in the future.  In addition, there has been a proliferation in recent years of affordability products that provide for lower initial payments and/or little or no downpayment.  As property values decline or stabilize after many years of robust gains and housing inventory for sale increases, it is likely that these negative performance trends will continue and may increase, especially as borrowers face increasing payments on adjustable rate and interest only mortgage loans in an environment of increasingly restrictive lending standards.  As residential real estate values have generally declined since the issuance of the Mortgage Certificates, the loan-to-value ratios shown in the applicable table in Appendix A to this prospectus supplement might not be a reliable indicator of the rates or severities of delinquencies, foreclosures and losses that could occur on the Mortgage Loans.  If the residential real estate market should experience an overall decline in property values large enough to cause the outstanding balances of the Mortgage Loans and any secondary financing on the related mortgaged properties to approach or exceed the value of the mortgaged properties, delinquencies, foreclosures and losses could be higher than anticipated or higher than experienced to date in securitizations involving the Depositor.

In addition, adverse economic conditions and other factors (which may or may not affect real property values) may affect the mortgagors’ timely payment of scheduled payments of principal and interest on the Mortgage Loans and, accordingly, the actual rates of delinquencies, foreclosures and losses with respect to the Mortgage Loans.  These other factors could include excessive building or historically high foreclosure rates resulting in an oversupply of housing in a particular area or a decrease in employment.

Rights of Beneficial Owners May Be Limited by Book-Entry System

All of the Offered Certificates are Book-Entry Certificates and will be held through the book-entry system of The Depository Trust Company.

Transactions in the Book-Entry Certificates generally can be effected only through DTC and Participants.  As a result:

•
your ability to pledge Book-Entry Certificates to entities that do not participate in the DTC system, or to otherwise act with respect to Book-Entry Certificates, may be limited due to the lack of a physical certificate for your certificates; and

•	under a book-entry format, you may experience delays in the receipt of payments, since distributions will be made by the Trustee to DTC, and not directly to you.

For a more detailed discussion of the Book-Entry Certificates, see “Description of Certificates—Book-entry Form” in the prospectus.

United States Military Operations May Increase Risk of Relief Act Shortfalls

As a result of military operations in Afghanistan and Iraq, the United States has placed a substantial number of armed forces reservists and members of the National Guard on active duty status.  It is possible that the number of reservists and members of the National Guard placed on active duty status may remain at high levels for an extended time.  To the extent that a member of the military, or a member of the armed forces reserves or National Guard who is called to active duty, is a mortgagor of a Mortgage Loan, the interest rate limitation of the Servicemembers Civil Relief Act, and any comparable state law, will apply.  This may result in interest shortfalls on the Mortgage Loans which will be borne by all classes of certificates of the Underlying Transaction.  Neither the Sponsor nor the Depositor has taken any action to determine whether any of the Mortgage Loans would be affected

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by these interest rate limitations.  See “Description of Certificates—Distributions—General” in the Underlying Prospectus and “Certain Legal Aspects of the Mortgage Loans—Servicemembers Civil Relief Act and Similar Laws” in the prospectus.

THE MORTGAGE CERTIFICATES

After the distributions on the Mortgage Certificates in February 2009, the Mortgage Certificates have the following characteristics:

Issue Date	Pass-Through Rate	Ratings at Issuance(1)	Current Ratings(1)	Principal Balance at Issuance	Current Principal Balance	Principal Type(2)	Interest Type(2)
April 28, 2006	(3)	AAA by Fitch AAA by S&P	AAA by Fitch AAA by S&P	$30,000,000	$20,124,786	Super Senior, Sequential Pay	Variable Rate
_______________________

(1)           “Fitch” means Fitch Ratings, “Moody’s means Moody’s Investors Service, Inc. and “S&P” means Standard & Poor’s, a division of The Mc-Graw-Hill Companies, Inc.

(2)           See “Description of the Certificates—Categories of Classes of Certificates” in the prospectus for a description of these principal and interest types.

(3)           Interest accrues on these Certificates through the Distribution Date in February 2016 at a per annum rate equal to the weighted average of the net mortgage interest rates of the Mortgage Loans (based on the Stated Principal Balances of the Mortgage Loans on the due date in the month preceding the month of such Distribution Date) minus 0.61856626%.  On and after the Distribution Date in March 2016, interest will accrue on these Certificates at a per annum rate equal to the weighted average of the net mortgage interest rates of the Mortgage Loans (based on the Stated Principal Balances of the Mortgage Loans on the due date in the month preceding the month of such Distribution Date).  See “Description of Certificates—Distributions on the Shifting Interest Certificates” in the Underlying Prospectus.

The Trust will be entitled to receive all of the distributions on the Mortgage Certificates made after the February 2009 Mortgage Certificate Distribution Date.  Distributions of principal and interest on the Mortgage Certificates will be made on each Distribution Date.  On the Closing Date, the Sponsor will sell the Mortgage Certificates to the Depositor, who will, in turn, convey the Mortgage Certificates to the Trustee on behalf of the Trust pursuant to the Trust Agreement.  The Trustee will hold the Mortgage Certificates on behalf of the Trust through the book-entry facilities of DTC.

For a further description of the Mortgage Certificates, see “Description of Certificates” in the Mortgage Certificates Offering Documents attached hereto as Appendix B.

THE MORTGAGE POOL

The following descriptions of the Mortgage Loans and the mortgaged properties are based upon the characteristics of the Mortgage Loans as of the close of business on the Cut-off Date.  The balances shown have been adjusted for the scheduled principal payments due on or before the Cut-off Date.  The Depositor believes that the information set forth in this prospectus supplement is representative of the characteristics of the Mortgage Loans as they will be constituted on the Closing Date.  Unless the context requires otherwise, references below and in Appendix A to percentages of the Mortgage Loans are approximate percentages of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date.

The tables in Appendix A summarize certain characteristics of the Mortgage Loans as of the Cut-off Date.  Information with respect to the Mortgage Loans as of the underlying cut-off date can be found in the Underlying Prospectus.  Investors are cautioned, however, that changes to the composition of the Mortgage Loans have occurred since the dates of the Underlying Prospectus and investors should therefore rely primarily on the information in Appendix A to this prospectus supplement for a more accurate description of the Mortgage Loans as of the Cut-off Date.

The “Stated Principal Balance” of a Mortgage Loan means, as to any due date, the unpaid principal balance of such Mortgage Loan as of such due date, as specified in the amortization schedule at the time relating

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thereto (before any adjustment to such amortization schedule by reason of any moratorium or similar waiver or grace period), after giving effect to any previous partial principal prepayments and Liquidation Proceeds (net of unreimbursed expenses and unreimbursed Advances) allocable to principal received and to the payment of principal due on such due date and irrespective of any delinquency in payment by the related mortgagor and after giving effect to any Deficient Valuation.

As used in this prospectus supplement, a “Deficient Valuation” occurs when a bankruptcy court establishes the value of a mortgaged property at an amount less than the then-outstanding principal balance of the Mortgage Loan secured by such mortgaged property or reduces the then-outstanding principal balance of a Mortgage Loan.  In the case of a reduction in the value of the related mortgaged property, the amount of the secured debt could be reduced to such value, and the holder of such Mortgage Loan thus would become an unsecured creditor to the extent the then-outstanding principal balance of such Mortgage Loan exceeds the value so assigned to the mortgaged property by the bankruptcy court.  In addition, certain other modifications of the terms of a Mortgage Loan can result from a bankruptcy proceeding, including the reduction (a “Debt Service Reduction”) of the amount of the monthly payment on the related Mortgage Loan.  However, none of these events will be considered a Debt Service Reduction or Deficient Valuation so long as the Underlying Servicer is pursuing any other remedies that may be available with respect to the related Mortgage Loan and (i) such Mortgage Loan is not in default with respect to any payment due thereunder or (ii) scheduled Monthly Payments are being advanced by the Underlying Servicer without giving effect to any Debt Service Reduction.

The Mortgage Loans will have scheduled monthly payments of interest and, except for those with initial interest only periods (which Mortgage Loans will have no scheduled payments of principal during such initial interest only period), principal due on the first day of each month.

The “Loan-to-Value Ratio” of a Mortgage Loan generally means the ratio, expressed as a percentage, of (i) the principal balance of the Mortgage Loan at origination divided by (ii) the lesser of (a) the appraised value of the related mortgaged property, as established by an appraisal (or in certain cases, an automated valuation model or tax assessed value) obtained by the Underlying Originator generally no more than four months prior to origination (or, with respect to newly constructed properties, no more than twelve months prior to origination), or (ii) the sale price for such mortgaged property.  In some instances, the Loan-to-Value Ratio may be based on an appraisal that was obtained by the Underlying Originator more than four months prior to origination, provided that (i) an appraisal update is obtained and (ii) the original appraisal was obtained no more than twelve months prior to origination.  For the purpose of calculating the Loan-to-Value Ratio of any mortgage loan that is the result of the refinancing (including a refinancing for “equity take out” purposes) of an existing mortgage loan, the appraised value of the related mortgaged property is generally determined by reference to an appraisal (or automated valuation model or tax assessed value) obtained in connection with the origination of the replacement loan.  The value of any mortgaged property generally will change from the level that existed on the appraisal or sales date.  If residential real estate values generally or in a particular geographic area decline, the Loan-to-Value Ratios might not be a reliable indicator of the rates of delinquencies, foreclosures and losses that could occur with respect to the Mortgage Loans.  For more information on the Loan-to-Value Ratios of the Mortgage Loans, see the “Original Loan-to-Value Ratios” table in Appendix A to this prospectus supplement.  Certain of the Mortgage Loans with Loan-to-Value Ratios at origination in excess of 80% may be covered by a primary mortgage guaranty insurance policy which conforms to the standards of Fannie Mae or Freddie Mac.  No such primary mortgage insurance policy will be required with respect to any such Mortgage Loan after the date on which the related Loan-to-Value Ratio is less than 80%.  Notwithstanding the foregoing, a Mortgage Loan which at origination was covered by a primary mortgage guaranty insurance policy may no longer be covered by such policy as a result of the mortgagor obtaining an appraisal after origination indicating a loan-to-value ratio at the time of such appraisal of less than 80%.

The Underlying Originator used Credit Scores as part of its origination processes.  “Credit Scores” are statistical credit scores obtained by many mortgage lenders in connection with the loan application to help assess a borrower’s credit-worthiness.  Credit Scores are generated by models developed by a third party and are made available to lenders through three national credit bureaus, Experian (FICO), Equifax (Beacon) and TransUnion (Empirica).  The models were derived by analyzing data on consumers in order to establish patterns which are believed to be indicative of the borrower’s probability of default.  A Credit Score is based on a borrower’s historical credit data, including, among other things, payment history, delinquencies on accounts, levels of outstanding indebtedness, length of credit history, types of credit and bankruptcy experience.  Credit Scores range from

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approximately 300 to approximately 850, with higher scores indicating an individual with a more favorable credit history compared to an individual with a lower score.  However, a Credit Score purports only to be a measurement of the relative degree of risk a borrower represents to a lender, i.e., that a borrower with a higher score is statistically expected to be less likely to default in payment than a borrower with a lower score.  In addition, it should be noted that Credit Scores were developed to indicate a level of default probability over a two-year period which does not correspond to the life of a mortgage loan.  Furthermore, Credit Scores were not developed specifically for use in connection with mortgage loans, but for consumer loans in general.  Therefore, a Credit Score does not take into consideration the effect of mortgage loan characteristics on the probability of repayment by the borrower.  Neither the Depositor nor the Sponsor makes any representations or warranties as to the actual performance of any Mortgage Loan or that a particular Credit Score should be relied upon as a basis for an expectation that a borrower will repay its Mortgage Loan according to its terms.

The Mortgage Loans in the aggregate have the characteristics set forth in the table under “Summary of Terms—Mortgage Pool.”

The Mortgage Loans were either (i) originated by the Underlying Originator or (ii) purchased by the Underlying Originator from various entities that either originated the Mortgage Loans or acquired the Mortgage Loans pursuant to mortgage loan purchase programs operated by such entities.  For a description of the underwriting standards generally applicable to the Mortgage Loans, see “Mortgage Loan Underwriting Standards” in this prospectus supplement.

Each mortgage note related to a Mortgage Loan provides for adjustments to the mortgage interest rate thereon at the end of the initial ten (10) year fixed-rate period and adjusts annually thereafter (each, an “Adjustment Date”). Each Mortgage Loan will be fully-amortized by the maturity of such Mortgage Loan.

On each Adjustment Date, the mortgage interest rate of each Mortgage Loan will adjust to the sum of One-Year LIBOR (as defined below) and the number of basis points specified in the applicable mortgage note (the “Gross Margin”), rounded up as specified in the related note, subject to the limitation that with respect to each Adjustment Date, the interest rate after such adjustment may not vary from the mortgage interest rate in effect prior to such adjustment by more than the amount specified in the mortgage note (the “Periodic Cap”).  The Periodic Cap for the Mortgage Loans is 5.00% for the first Adjustment Date and then 2.00% thereafter.  In addition, adjustments to the interest rate for each Mortgage Loan are subject to a lifetime maximum mortgage interest rate (a “Rate Ceiling”).  None of the Mortgage Loans is subject to a lifetime minimum mortgage interest rate, and the minimum mortgage interest rate with respect to each of these Mortgage Loans will be the applicable Gross Margin for such Mortgage Loan.  On the first due date following each Adjustment Date for each Mortgage Loan, the monthly payment for the Mortgage Loan will be adjusted, if necessary, to an amount that will fully amortize such Mortgage Loan at the adjusted mortgage interest rate over its remaining scheduled term to maturity.  See the applicable table in Appendix A to this prospectus supplement for certain statistical information on Rate Ceilings applicable to the Mortgage Loans.

The index for all of the Mortgage Loans is the arithmetic mean of the London interbank offered rate quotations for one-year U.S. Dollar-denominated deposits, as published in The Wall Street Journal and most recently available either (i) as of the first business day in the month preceding the month of the applicable Adjustment Date or (ii) up to forty-five days before the applicable Adjustment Date (“One-Year LIBOR”).  In the event One-Year LIBOR is no longer available, the Underlying Servicer will select a substitute index in accordance with the terms of the related mortgage note in compliance with federal and state law.

Listed below are historical values of One-Year LIBOR available as of the first business day in the month shown below.  The values shown are intended only to provide an historical summary of the movements of One-Year LIBOR and may not be indicative of future rates.  The source of the values shown below is the British Bankers’ Association.

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	Year
Month	2009	2008	2007	2006	2005
January	2.02%	4.19%	5.34%	4.85%	3.11%
February	2.07	2.82	5.41	4.95	3.27
March	—	2.63	5.23	5.12	3.57
April	—	2.47	5.22	5.29	3.81
May	—	2.98	5.26	5.38	3.71
June	—	3.14	5.42	5.51	3.76
July	—	3.32	5.39	5.68	3.90
August	—	3.22	5.19	5.54	4.22
September	—	3.20	5.26	5.39	4.13
October	—	4.04	4.94	5.32	4.48
November	—	3.21	4.75	5.30	4.72
December	—	2.77	4.43	5.21	4.82

As of the Cut-off Date, approximately 7.67% of the Mortgage Loans were at least 30 days delinquent and approximately 9.41% of the Mortgage Loans have been more than 30 days delinquent more than once during the preceding twelve months. See the applicable table in Appendix A for more information on the delinquency status of the Mortgage Loans.

Approximately 2.16% of the Mortgage Loans are subject to the provisions of the Borrowers Protection Plan®, which provides for the cancellation of certain monthly payments of principal and interest upon the disability or involuntary unemployment of the mortgagor or provides for the cancellation of the unpaid principal balance of the Mortgage Loan in the event of the accidental death of the mortgagor.  The Underlying Originator will be obligated, under the related mortgage loan purchase agreement, to pay to the Underlying Transaction an amount equal to any amount so cancelled.  Such payments by the Underlying Originator will be treated for purposes of distributions to the related Certificateholders as scheduled monthly payments of principal and interest in the case of cancelled monthly payments or as full prepayments in the case of cancelled unpaid principal balances.  See “Mortgage Loan Underwriting Standards” for more information about the Underlying Originator’s Borrowers Protection Plan®.

Approximately 52.58% of the Mortgage Loans were originated under the Accelerated Processing Programs.  Mortgage loans in the foregoing programs are subject to less stringent documentation requirements.  None of the Mortgage Loans were originated under the Accelerated Processing Programs of All-Ready Home and Rate Reduction Refinance.  See “Mortgage Loan Underwriting Standards” in this prospectus supplement.

Approximately 37.19% of the Mortgage Loans were originated using the Underlying Originator’s “Alternative A” underwriting guidelines in effect at the time of origination.  See “Risk Factors—Alternative Underwriting Standards May Increase Risk of Loss” and “Mortgage Loan Underwriting Standards—Alternative Underwriting Standards” in this prospectus supplement.

The tables in Appendix A to this prospectus supplement set forth certain statistical information with respect to the Mortgage Loans.  Due to rounding, the percentages shown may not total 100.00%.

Compensation and Payment of Expenses

The servicing fees and the master servicing fees for the Mortgage Loans are payable out of interest payments on the Mortgage Loans, prior to any distributions to the related Certificateholders.  The servicing fees accrue on the Mortgage Loans at a rate of 0.250% per annum.  In addition to the servicing fees, the Underlying Servicer will be entitled to retain as additional servicing compensation (i) any ancillary income, consisting of late payment fees, assumption fees and other similar charges relating to the Mortgage Loans, (ii) net income from investment of funds relating to the Mortgage Loans in the servicer custodial account for the Underlying Transaction and (iii) any foreclosure profits from the liquidation of Mortgage Loans.  The master servicing fees accrue on the Mortgage Loans at a rate of 0.0010% per annum.  In addition to the master servicing fees, the Underlying Master Servicer is entitled to receive all net income from the investment of funds relating to the Mortgage Loans in the master servicer custodial account for the Underlying Transaction.  The Underlying Securities Administrator is entitled to receive all net income from the investment of funds relating to the Mortgage Loans in the certificate account for the Underlying Transaction.  Compensation payable to the Underlying Trustee for its responsibilities

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under the Pooling Agreement is payable by the Underlying Securities Administrator, without reimbursement by the Underlying Trust.  In addition to its compensation, each of the Underlying Trustee, the Underlying Securities Administrator and the Underlying Master Servicer is entitled to be reimbursed from and indemnified by the Underlying Transaction for certain expenses incurred by such party in connection with its responsibilities under the Pooling Agreement.

In the event the Underlying Master Servicer succeeds to the role of the Underlying Servicer, it will be entitled to the same servicing fee as the Underlying Servicer, and if the Underlying Master Servicer appoints a successor servicer under the Pooling Agreement, the Underlying Master Servicer may make such arrangements for the compensation of such successor out of the payments on the Mortgage Loans serviced by the predecessor Underlying Servicer as it and such successor shall agree, not to exceed a rate of 0.250% per annum.

See “The Pooling and Servicing Agreement and the Servicing Agreements—Compensation and Payment of Expenses of the Transaction Parties” in the Underlying Prospectus for more information about the fees and expenses of the parties to the Underlying Transaction.

THE UNDERLYING ORIGINATOR

Bank of America, National Association (“Bank of America”) has been originating mortgage loans in excess of 25 years.

Bank of America originates mortgage loans (i) directly to consumers; (ii) indirectly through brokers; and (iii) through other loan originators.  Bank of America’s direct-to-consumer originations include mortgage loans made to:

•	customers applying for a mortgage at one of Bank of America’s banking center locations;

•	customers applying for a Bank of America mortgage via telephone;

•	customers applying for a mortgage utilizing Bank of America’s internet site; and

•	customers applying for a mortgage with one of Bank of America’s retail mortgage account executives, who obtain customers by networking with realtors and builders in their local markets.

Bank of America also originates loans indirectly through its wholesale channel where:

•	the initial application is processed by an independent mortgage broker approved to sell loans to Bank of America; or

•	applications are processed and the mortgage loan is originated by another entity and subsequently acquired by Bank of America after closing.

The real estate lending processes for one- to four-family mortgage loans in all origination channels follow standard procedures, designed to comply with applicable federal, state and local laws and regulations.

The table below sets forth the number and aggregate principal balance of mortgage loans of the type which may be included in trusts similar to the underlying issuing entity, which were originated by Bank of America during the periods indicated:

	Twelve-Months Ended December 31,
	2005	2006	2007	2008
By Number	394,942	371,079	430,886	280,553
By Aggregate Principal Balance (in billions)	$86.8	$85.5	$103.9	$66.8

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MORTGAGE LOAN UNDERWRITING STANDARDS

The Depositor purchased the Mortgage Loans from Bank of America, as the sponsor of the Underlying Transaction.  The Mortgage Loans were either (i) originated by Bank of America or (ii) purchased by Bank of America from various entities that either originated the Mortgage Loans or acquired the Mortgage Loans pursuant to mortgage loan purchase programs operated by these entities. The Mortgage Loans were underwritten materially in accordance with the underwriting standards set forth under “Mortgage Loan Underwriting Standards—Bank of America’s Underwriting Standards” in the Underlying Prospectus.

SERVICING OF MORTGAGE LOANS

Bank of America (in its capacity as Underlying Servicer), currently services the Mortgage Loans pursuant to the Servicing Agreement.

Bank of America has been servicing consumer mortgage loans in excess of 25 years.  The table below sets forth information about Bank of America’s portfolio of first-lien, residential mortgage loans (excluding revolving home equity lines of credit) as of the dates indicated:

First Lien Mortgage Loans	As of December 31, 2006	As of December 31, 2007	As of December 31, 2008
By Number	2,524,364	2,454,131	2,509,600
By Aggregate Unpaid Principal Balance (in billions)	$344.0	$391.2	$414.8

See “Servicing of Mortgage Loans” in the Underlying Prospectus for more information about Bank of America in its capacity as Underlying Servicer.

THE UNDERLYING SPONSOR

The Underlying Sponsor, Bank of America, is an indirect wholly-owned subsidiary of Bank of America Corporation.  Bank of America is engaged in a general consumer banking, commercial banking, and trust business, offering a wide range of commercial, corporate, international, financial market, retail and fiduciary banking services. Bank of America is a national banking association chartered by the Office of the Comptroller of the Currency (the “OCC”) and is subject to the regulation, supervision and examination of the OCC.

Bank of America and its affiliates have been active in the securitization market since inception. Bank of America has sponsored publicly offered securitization transactions since 1977. Bank of America and its affiliates have been involved with the origination of auto loans, student loans, home equity loans, credit card receivables, manufactured housing contracts, residential mortgage loans and commercial mortgage loans, as well as less traditional asset classes. Bank of America and its affiliates have also participated in a variety of collateralized loan obligation transactions, synthetic securitizations, and asset-backed commercial paper programs. Bank of America and its affiliates have served as sponsors, issuers, dealers, and servicers in a wide array of securitization transactions.

See “The Sponsor,” “The Originators—Bank of America, National Association,” “Servicing of the Mortgage Loans—Bank of America’s Servicing Experience and Procedures” and “The Pooling and Servicing Agreement and the Servicing Agreements” in the Underlying Prospectus for more information about Bank of America as Underlying Sponsor for the Underlying Transaction, its securitization programs and its material roles and duties in the Underlying Transaction.

THE SPONSOR

The Sponsor, Banc of America Securities LLC, a Delaware limited liability company, is an indirect wholly-owned subsidiary of Bank of America Corporation and an affiliate of the Depositor, the Underlying Originator and the Underlying Servicer.  The Sponsor’s executive offices are located at One Bryant Park, New York, New York  10036.  The Sponsor is also the underwriter of this transaction and the underwriter of the Underlying Transaction.

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The Sponsor will sell the Mortgage Certificates to the Depositor pursuant to a Mortgage Certificate Purchase Agreement, to be dated the Closing Date.  The Sponsor is a registered broker-dealer and, as such, is in the business of purchasing, selling and underwriting securities, including mortgage-backed securities. The Sponsor underwrites, sells and purchases mortgage-backed securities that have been issued by its affiliates and third parties.  Although the Sponsor has extensive experience in structuring securitizations for its affiliates and for third parties, it generally is its practice not to act as the sponsor of securitizations.  As Sponsor, Banc of America Securities LLC was primarily responsible for structuring this transaction and selecting the Mortgage Certificates.  Its only obligation will be to sell the Mortgage Certificates to the Depositor, make limited representations regarding the Mortgage Certificates and cure breaches of those representations or repurchase the Mortgage Certificates.

STATIC POOL INFORMATION

Information concerning the Depositor’s prior residential mortgage loan securitizations is available on the internet at http://corp.bankofamerica.com/public/regulationab/bafc/index.jsp.  On this website, you can view summary pool information as of the applicable securitization cut-off date and delinquency, cumulative loss, and prepayment information as of each distribution date by securitization for the past five years, or since the applicable securitization closing date if the applicable securitization closing date occurred less than five years from the date of this prospectus supplement.  Each of the mortgage loan securitizations identified on this website is unique, and the characteristics of each securitized mortgage loan pool varies from each other.  In addition, the performance information relating to the prior securitizations described above may have been influenced by factors beyond the applicable originator’s control, such as rising housing prices, low interest rates and a proliferation of affordability products.  Therefore, the performance of these prior mortgage loan securitizations is likely not to be indicative of the future performance of the Mortgage Loans underlying the Mortgage Certificates to be included in the Issuing Entity.

In addition, on this website, you can view summary pool information as of the underlying cut-off date and delinquency, cumulative loss, and prepayment information as of each Mortgage Certificate Distribution Date for the Mortgage Loans, in addition to the information provided on this website for the Underlying Transaction in the aggregate.

The static pool data referred to above will not form a part of this prospectus supplement, the accompanying prospectus or the Depositor’s registration statement to the extent that the static pool data relates to: prior securitized pools of the Depositor that do not include the Mortgage Loans and that were established before January 1, 2006.

THE DEPOSITOR

Banc of America Funding Corporation, the Depositor, is an indirect subsidiary of Bank of America Corporation.

See “The Depositor,” “Mortgage Purchase Program” and “The Pooling and Servicing Agreement” in the prospectus for more information about the Depositor and its material roles and duties in this securitization and the Underlying Transaction.

THE UNDERLYING ISSUING ENTITY

See “The Issuing Entity” in the Underlying Prospectus for information regarding the underlying issuing entity.

THE ISSUING ENTITY

The issuing entity will be a New York common law trust (the “Issuing Entity”), formed on the Closing Date pursuant to the Trust Agreement.  The Mortgage Certificates will be deposited by the Depositor into the Issuing Entity under the Trust Agreement as described below under “The Trust Agreement—Establishment of the Issuing Entity.”  The Issuing Entity will have no officers or directors and no activities or continuing duties other than to hold the assets underlying the Certificates and to issue the Certificates.  The fiscal year end of the Issuing Entity will be December 31 of each year.  As of the date of this prospectus supplement, the market price of the

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Mortgage Certificates was estimated to be approximately 63% of their certificate balance, based on the mid-point of bid and asking prices for the Mortgage Certificates and similar mortgage certificates.

The Issuing Entity will be administered by the Trustee pursuant to the terms of the Trust Agreement as described under “The Trust Agreement” in this prospectus supplement.  The Trustee, on behalf of the Issuing Entity, is, prior to an event of default under the Trust Agreement, only permitted to take the actions specifically provided in the Trust Agreement.  Under the Trust Agreement, the Trustee on behalf of the Issuing Entity will not have the power to issue additional certificates representing interests in the Issuing Entity, borrow money on behalf of the Issuing Entity or make loans from the assets of the Issuing Entity to any person or entity.

The Issuing Entity, as a common law trust, may not be eligible to be a debtor in a bankruptcy proceeding, unless it can be characterized as a “business trust” for purposes of federal bankruptcy laws.  Bankruptcy courts consider various factors in making a determination as to whether an entity is a business trust, therefore it is not possible to predict with any certainty whether or not the Issuing Entity would be considered a “business trust.”  In addition, in the event of bankruptcy of the Sponsor, the Depositor or any other party to the transaction, it is not anticipated that the trust fund would become part of the bankruptcy estate or subject to the bankruptcy of a third party.  See “Risk Factors—Insolvency of the Depositor May Delay or Reduce Collections on Mortgage Loans” in the prospectus.

THE TRUST AGREEMENT

The Certificates will be issued pursuant to the Trust Agreement, between the Depositor and the Trustee, to be dated the Closing Date.

The following summaries describe certain provisions of the Trust Agreement.  The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, the provisions of the Trust Agreement.  The Depositor plans to file a final copy of the Trust Agreement with the Securities and Exchange Commission pursuant to a Current Report on Form 8-K on the Closing Date.

Establishment of the Issuing Entity

The Issuing Entity will be established under the laws of the State of New York.  The Issuing Entity will be administered by the Trustee pursuant to the terms of the Trust Agreement, and will be created solely for the purpose of holding the Mortgage Certificates, issuing the Certificates evidencing interests in the Issuing Entity and carrying out related activities.  It will not have any other purpose or activity.

Concurrently with the execution and delivery of the Trust Agreement, the Depositor will convey the Mortgage Certificates to the Trustee, without recourse.  The Trustee, on behalf of the Issuing Entity, will accept the Mortgage Certificates and issue the Certificates to or upon the order of the Depositor.  The Certificates will evidence the entire beneficial ownership in the Issuing Entity.

On the Closing Date, the Depositor, in addition to making certain other limited representations and warranties, will represent in the Trust Agreement that the Mortgage Certificates were acquired free of any lien, mortgage, pledge, charge, encumbrance, adverse claim or other security interest.  Within 90 days of its discovery or its receipt of notice of a breach of these representations and warranties, the Depositor is required to cure such breach in all material respects or to repurchase such Mortgage Certificates from the Trustee at a price equal to the sum of (i) the certificate balance of such Mortgage Certificates as of the next Distribution Date (before giving effect to distributions on and losses allocated to the Mortgage Certificates on the related Mortgage Certificate Distribution Date), (ii) one month’s interest on such certificate balance at the applicable pass-through rate for such Mortgage Certificate and (iii) any Extraordinary Trust Expenses as of such date of repurchase (the “Repurchase Price”).  The purchase price for any repurchased Mortgage Certificates shall be deposited by the Trustee in the Certificate Account.  This cure or repurchase obligation of the Depositor constitutes the sole remedy available to the holders of Certificates or to the Trustee on behalf of the Certificateholders.

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Pursuant to the Trust Agreement, the Trustee will hold the Mortgage Certificates for the benefit of Certificateholders in book-entry form (the “Book-Entry Mortgage Certificates”) through the facilities of the Depository.  If, for any reason, any of the Book-Entry Mortgage Certificates no longer may be held in book-entry form, they will thereafter be held by the Trustee in fully registered, certificated form.

The Trustee

Pursuant to the Trust Agreement, the Trustee will act on behalf of the Certificateholders in connection with the administration of the Trust.  The primary responsibility of the Trustee with respect to payments on the Mortgage Certificates will be to distribute all such payments received to the appropriate Certificateholders, without making any other deductions other than for certain taxes and other extraordinary expenses, none of which are expected.  The Trustee also will maintain the register for the Certificates and perform tax reporting and compliance for the Trust.  The account established for the Certificates will be an account separate from the general assets of the Trustee, and the payments received by the Trustee will not be subject to any right, charge, security interest, lien or claim of any kind in favor of the Trustee or any person claiming through it, except as otherwise described below.  The Trustee will not have the power or authority to assign, transfer, pledge or otherwise dispose of any of the assets of the Issuing Entity to any person except as permitted by the Trust Agreement.

The Trust Agreement provides for indemnification of the Trustee by the Issuing Entity for any loss or liability incurred by the Trustee in connection with the performance by the Trustee of its duties and obligations arising under the Trust Agreement and the exercise by the Trustee of the rights and powers conferred upon it by the Trust Agreement, other than any loss or liability resulting from the Trustee’s own willful malfeasance, bad faith, negligence or reckless disregard of its duties.  Any such indemnification would reduce the amounts available for distributions to Certificateholders.

The Trustee will not be obligated to appear in, prosecute or defend any legal action in respect of the Issuing Entity (other than with respect to collections on the Mortgage Certificates, as described below) unless the Trustee has been instructed to do so by the holders of Certificates entitled to at least 66-2/3% of the aggregate voting rights of all Certificates and is indemnified by such holders for its fees and expenses.

The Trustee will prepare and file annual or other informational reports or tax returns for the Issuing Entity as required to be furnished to the Certificateholders or filed for or with respect to the Issuing Entity under any applicable federal, state or local tax law.

Collections

The Trustee will use all reasonable efforts to collect all payments due with respect to the Mortgage Certificates and will, consistent with such efforts, follow the procedures described in the following paragraph.  Pending distributions to Certificateholders, the Trustee will hold such collections uninvested.

If the Trustee has not received a distribution with respect to the Mortgage Certificates by the first Business Day after the date on which such distribution was due and payable pursuant to the terms of such Mortgage Certificates, the Trustee will be required to notify the affected Certificateholders, request such payment as promptly as possible in accordance with the law and will take such legal action as directed by the holders of the affected Certificates entitled to at least 51% of the aggregate voting rights of all Certificates; provided, however, that in the event that the Trustee has reason to believe that the proceeds of any such legal action may be insufficient to reimburse it for its projected legal fees and expenses, the Trustee will be required to notify the Certificateholders that it is not obligated to pursue any such available remedies unless adequate indemnity for its legal fees and expenses is provided by the affected Certificateholders.  In the event any such indemnity is provided to the Trustee, the Trustee shall take such action as shall be directed by the holders of Certificates entitled to at least 51% of the aggregate voting rights of all Certificates.

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Certificate Account

All distributions on the Mortgage Certificates will be remitted to a segregated trust account (the “Certificate Account”) to be established by the Trustee under the Trust Agreement on the Closing Date.  Amounts on deposit in the Certificate Account will remain uninvested.

Termination of the Trust; Optional Termination

The Issuing Entity will terminate upon receipt by the Trustee and distribution to the Certificateholders of all amounts payable on the Certificates.  Any remaining assets of the Issuing Entity not required for the payment of distributions on the Certificates or amounts owed to the Trustee will be distributed on the Class A-R Certificate.  Any such remaining assets are expected to be negligible.

The Call-Right Holder will have the option to purchase the Mortgage Certificates when the certificate balance of such Mortgage Certificates is less than 10% of the certificate balance thereof as of the Cut-off Date; provided, however, any such optional termination will be permitted only pursuant to a “qualified liquidation” as defined under Section 860F of the Internal Revenue Code of 1986, as amended.

Distributions in respect of an optional termination will be paid to Certificateholders in order of their priority of distributions as described below under “Description of Certificates—Interest” and “—Principal.”

The Underlying Master Servicer will have the option to purchase all the Mortgage Loans and any properties that were acquired in satisfaction of any of the Mortgage Loans, subject to certain conditions described in the Mortgage Certificates Offering Documents.  This option can be exercised when the aggregate Stated Principal Balance of the Mortgage Loans is less than 1% of the aggregate unpaid principal balance of the Mortgage Loans as of April 1, 2006.  If the Underlying Master Servicer exercises its right to repurchase all of the Mortgage Loans, the Mortgage Certificates and therefore the Certificates will be retired earlier than would otherwise be the case.

See “Payment and Yield Considerations” in this prospectus supplement and “The Pooling and Servicing Agreement—Termination; Repurchase of Mortgage Loans and Mortgage Certificates” in the prospectus.

Resignation, Removal and Replacement of the Trustee

The Depositor or the holders of 66-2/3% in interest of any class of the Certificates may remove the Trustee with cause and appoint a successor trustee at any time.  In addition, the Trustee may resign as trustee of the Trust at any time, in which event the Depositor will be requested to appoint a successor trustee.  If no successor trustee is so appointed and accepts appointment within thirty days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.  Such resignation or removal will not take effect until a successor trustee is appointed and has assumed the duties of the Trustee as set forth in the Trust Agreement.

Modification of the Trust Agreement

The Trustee and the Depositor may amend the Trust Agreement without the consent of any Certificateholder to cure any ambiguity or mistake, to correct or supplement any provision in the Trust Agreement which may be inconsistent with any other provision in the Trust Agreement, to address certain other matters arising under the Trust Agreement (so long as such amendment does not adversely affect in any material respect the interests of any Certificateholder or the ratings of the Certificates) or to preserve the status of any REMIC created pursuant to the Trust Agreement.

The Trust Agreement may otherwise be amended with the consent of the holders of Certificates evidencing a Percentage Interest of not less than 66-2/3% of each affected class for the purpose of adding any provision to or changing in any manner or eliminating any provision of the Trust Agreement or modifying in any manner the rights of the holder of the Certificates, provided that, the Trust Agreement may not be amended to:

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(i)	reduce the amount of, or delay the timing of, any amount required to be distributed on any Certificate, without the consent of the holder of such Certificate;

(ii)	permit the removal of the Trustee without cause; or

(iii)	reduce the percentage of Certificateholders of each affected class whose consent is required for any amendment;

without consent of holders of all Certificates then outstanding.

Notwithstanding the foregoing, the Trust Agreement may not be amended unless the Trustee has been furnished with an opinion of counsel to the effect that such amendment is permitted under the Trust Agreement and such amendment will not subject any REMIC created under the Trust Agreement to United States federal income tax or cause any such REMIC to fail to qualify as a REMIC for United States federal income tax purposes at any time that any Certificates are outstanding.

Actions of the Trustee and Voting Rights

Any consent, vote, waiver or like action to be taken by the Trustee with respect to the Mortgage Certificates, including voting on any proposals affecting the Mortgage Certificates, will be taken in accordance with the instructions of a vote of Certificateholders.

The voting rights exercisable by the Trustee on behalf of the Issuing Entity under the Trust Agreement with respect to any proposals affecting the Mortgage Certificates will be allocated to the Certificates without regard to class.  The Trustee will cast its vote in accordance with the instructions given by those Certificateholders who hold a majority of the outstanding class balance of the Certificates from whom instructions are received (whether or not such Certificateholders hold a majority of all outstanding Certificates).

The “Percentage Interest” of a Certificate of a class is the percentage obtained by dividing the initial certificate balance of such Certificate by the initial class balance of such class.

Governing Law

The Certificates and the Trust Agreement will be governed by the laws of the State of New York.

THE TRUSTEE

Wells Fargo Bank, National Association (“Wells Fargo Bank”) will act as the Trustee under the Trust Agreement.

Wells Fargo Bank is a national banking association and a wholly-owned subsidiary of Wells Fargo & Company.  A diversified financial services company, Wells Fargo & Company is a U.S. bank holding company with approximately $1.3 trillion in assets and 281,000 employees as of December 31, 2008.  Those numbers are the result of the merger on December 31, 2008 of Wachovia Corporation into Wells Fargo & Company.  The resulting institution provides banking, insurance, trust, mortgage and consumer finance services throughout the United States and internationally.  Wells Fargo Bank provides retail and commercial banking services and corporate trust, custody, securities lending, securities transfer, cash management, investment management and other financial and fiduciary services.  The Depositor, the Sponsor and the Underwriter may maintain banking and other commercial relationships with Wells Fargo Bank and its affiliates.  Wells Fargo Bank maintains its principal corporate trust offices located at 9062 Old Annapolis Road, Columbia, Maryland 21045-1951 (among other locations) and its office for certificate transfer services is located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479 (together, the “Corporate Trust Office”).

Wells Fargo Bank has provided corporate trust services since 1934.  Wells Fargo Bank acts as trustee for a variety of transactions and asset types, including corporate and municipal bonds, mortgage-backed and asset-backed

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securities and collateralized debt obligations.  As of December 31, 2008, Wells Fargo Bank was acting as trustee on approximately 1,776 series of residential mortgage-backed securities with an aggregate principal balance of approximately $310,223,000,000.

Under the terms of the Trust Agreement, the Trustee also is responsible for securities administration, which includes pool performance calculations, distribution calculations and the preparation of monthly distribution reports.  As Trustee, Wells Fargo Bank is responsible for the preparation and filing of all REMIC tax and information returns on behalf of the Issuing Entity and the preparation and filing of monthly reports on Form 10-D, annual reports on Form 10-K and certain current reports on Form 8-K that are required to be filed with the Securities and Exchange Commission on behalf of the Issuing Entity.  Wells Fargo Bank has been engaged in the business of securities administration since June 30, 1995.  As of December 31, 2008, Wells Fargo Bank was acting as securities administrator with respect to more than $983,072,000,000 of outstanding residential mortgage-backed securities.

Wells Fargo Bank serves or may have served within the past two years as loan file custodian for various mortgage loans owned by the Sponsor or an affiliate of the Sponsor and anticipates that one or more of those mortgage loans may be included in the Underlying Trusts.  The terms of any custodial agreement under which those services are provided by Wells Fargo Bank are customary for the mortgage-backed securitization industry and provide for the delivery, receipt, review and safekeeping of mortgage loan files.

See “The Pooling and Servicing Agreement—The Trustee” in the prospectus for more information about the Trustee and its obligations and rights (including its right to indemnity and reimbursement in certain circumstances) under the Trust Agreement.

Compensation and Payment of Expenses of the Trustee

The Trustee will receive a fee for its services to the Issuing Entity.  The Trustee’s fee will consist of an amount agreed to between the Sponsor and the Trustee and paid by the Sponsor from its own funds and not from the Trust Assets.  Certain unanticipated expenses such as fees and expenses of a successor trustee, taxes, if any, imposed on any REMIC created under the Trust Agreement and indemnity payments, if any, owed to the Trustee will be paid by the Trustee from interest distributions on the Mortgage Certificates prior to distributions of interest or principal on the Offered Certificates.

DESCRIPTION OF CERTIFICATES

The Certificates will consist of (i) the two classes of Offered Certificates listed in the table on page S-6 of this prospectus supplement and (ii)  the Class A-2, Class A-4 and Class A-R Certificates, which are not offered by this prospectus supplement.

Each Certificate will represent a beneficial ownership interest in the Issuing Entity as described herein.

Denominations and Form

The Offered Certificates will be issuable in book-entry form only (the “Book-Entry Certificates”) in minimum denominations of $1,000 and integral multiples of $1 in excess thereof.  The Offered Certificates are not intended to be and should not be directly or indirectly held or beneficially owned in amounts lower than such minimum denominations.

Distributions

Distributions on the Certificates will be made by the Trustee on each Distribution Date to the persons in whose names such Certificates are registered at the close of business on the Record Date.

Distributions on each Distribution Date will be made by the Trustee (to the extent of funds available therefor) by wire transfer in immediately available funds to your account at a bank or other depository institution having appropriate wire transfer facilities; provided, however, such account must be specified in writing at least five

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Business Days prior to the related Distribution Date.  In addition, the final distribution in retirement of a Certificate will be made only upon presentment and surrender of the Certificate at the Corporate Trust Office of the Trustee in Minnesota.  If you own a Book-Entry Certificate, distributions will be made to you through the facilities of DTC, as described under “Description of Certificates—Book-entry Form” in the prospectus.

Interest will accrue on each class of Offered Certificates during each one-month period ending on the last day of the month preceding the month in which each Distribution Date occurs (each, an “Accrual Period”).  The initial Accrual Period will be deemed to have commenced on February 1, 2009.  Interest which accrues on each class of Offered Certificates during an Accrual Period will be calculated on the assumption that distributions in reduction of the class balances thereof on the Distribution Date in that Accrual Period are made on the first day of that Accrual Period.  Calculations of interest for each Accrual Period will be made on the basis of a 360-day year assumed to consist of twelve 30-day months.

The “class balance” of a class of Certificates at any time will equal its initial class balance set forth in the table on page S-6 of this prospectus supplement less (i) all distributions of principal made to such class less (ii) losses allocated to such class as described under “Description of Certificates—Allocation of Losses” plus (iii) in the case of a class of Accrual Certificates, the Accrual Distribution Amount previously added to the class balance of such class of Certificates as described above plus (iv) such class’ pro rata share of any recoveries allocated to the Mortgage Certificates for previous Mortgage Certificate Distribution Dates.

The “Final Scheduled Distribution Date” for the Certificates will be the Distribution Date in May 2036.  The Final Scheduled Distribution Date represents the latest final scheduled distribution date for the Mortgage Certificates.  The actual final payment on your Certificates could occur earlier or later than the designated Final Scheduled Distribution Date.

Interest

The pass-through rate for each class of Offered Certificates for each Distribution Date is as described in the table on page S-6 of this prospectus supplement.

On each Distribution Date, the amount available for distributions in respect of interest on the interest-bearing Certificates will be the aggregate amount received by the Trustee since the preceding Distribution Date (or since the Closing Date, in the case of the first Distribution Date) as interest on the Mortgage Certificates, the interest portion of the Repurchase Price received by the Trustee in connection with any repurchase of the Mortgage Certificates and the interest portion of the amount received by the Trustee in connection with the optional purchase of the Mortgage Certificates by the Call Right Holder (such net amount, the “Mortgage Certificate Interest Distribution Amount).

On each Distribution Date, each class of Certificates (other than the Class A-R Certificate) will be entitled to receive from the Mortgage Certificate Interest Distribution Amount an amount allocable to interest (as to each such class, the “Interest Distribution Amount”) with respect to the related Accrual Period. The Interest Distribution Amount for any class of Certificates (other than the Class A-R Certificate) will equal (A) the sum of (i) interest at the applicable pass-through rate on the related class balance immediately prior to that Distribution Date, and (ii) the sum of the amounts, if any, by which the amount described in clause (i) above on each prior Distribution Date (less any Net Interest Shortfalls (as defined in the Underlying Prospectus) allocated to such class of Certificates as set forth in the following paragraph) exceeded the amount actually distributed as interest on such prior Distribution Dates and not subsequently distributed (“Unpaid Interest Amounts”) minus (B) such class’ pro rata share of Extraordinary Trust Expenses. On each Distribution Date, the payment of the Interest Distribution Amount will not exceed, and will be paid solely from, the Mortgage Certificate Interest Distribution Amount for the related Accrual Period.

If the interest entitlement for the Mortgage Certificates is reduced as provided in the Pooling Agreement, the interest entitlements of the Certificates (other than the Class A-R Certificate) for the corresponding Accrual Period will be reduced proportionately.  A reduction in such interest entitlement may result from Net Interest Shortfalls (as defined in the Underlying Prospectuses). See “Description of the Certificates—Distributions on the Shifting Interest Certificates” in the Underlying Prospectus.

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In the event that, on a particular Distribution Date, the Mortgage Certificate Interest Distribution Amount is not sufficient to make a full distribution of the interest entitlement on the classes of Certificates (other than the Class A-R Certificate), interest will be distributed on each class of Certificates (other than the Class A-R Certificate) pro rata based on the amount of interest each such class would otherwise have been entitled to receive in the absence of such shortfall.  Any Unpaid Interest Amount will be carried forward and added to the amount holders of each such class of Certificates will be entitled to receive on the next Distribution Date.  Any Unpaid Interest Amount so carried forward will not bear interest.  Prior to the applicable Accretion Termination Date, interest in an amount equal to the Interest Distribution Amount for a class of Accrual Certificates will accrue on such class, but will not be distributed as interest to such class.  Prior to such time, an amount equal to the accrued and unpaid interest on a class of Accrual Certificates will be added to the class balance thereof and distributed to the related classes of Accretion Directed Certificates as described under “—Principal” below.

To the extent the amount to be distributed in respect of interest on a class of Super Senior Certificates is less than the amount calculated for such class pursuant to clause (A)(i) of the definition of “Interest Distribution Amount,” such shortfall shall be redirected from the amount of interest otherwise distributable on the related class of Super Senior Support Certificates.  See “—Allocation of Losses” in this prospectus supplement.

The “Accretion Termination Date for (i) the Class A-2 Certificates will be the Distribution Date following the Distribution Date on which the class balance of the Class A-1 Certificates has been reduced to zero and (ii) for the Class A-4 Certificates will be the Distribution Date following the Distribution Date on which the class balance of the Class A-3 Certificates has been reduced to zero.

Interest distributions on any class on any Distribution Date will be allocated among the holders of such class pro rata in accordance with their respective Percentage Interests.

“Extraordinary Trust Expenses” means certain unanticipated expenses of the Issuing Entity such as fees and expense of a successor trustee, taxes, if any, imposed on any REMIC created under the Trust Agreement and indemnity payments, if any, owed to the Trustee.

Extraordinary Trust Expenses will be paid from interest distributions on the Mortgage Certificates by the Trustee prior to distributions of interest or principal on the Offered Certificates.

Principal

On each Distribution Date, distributions of principal will be made from the Mortgage Certificate Principal Distribution Amount to the extent described below.  The “Mortgage Certificate Principal Distribution Amount for each Distribution Date will be equal to the aggregate amount received by the Trustee since the preceding Distribution Date (or since the Closing Date, in the case of the first Distribution Date) as principal on the Mortgage Certificates, the principal portion of the Repurchase Price received by the Trustee in connection with any repurchase by the Depositor of the Mortgage Certificate as a result of the breach by the Depositor of its limited representation and warranties under the Trust Agreement and the principal portion of the amount received by the Trustee in connection with the optional purchase of the Mortgage Certificates by the Call Right Holder.  The principal distributions distributed on any class on any Distribution Date will be allocated among the holders of such class pro rata in accordance with their respective Percentage Interests.

On each Distribution Date occurring prior to the applicable Accretion Termination Date, the Trustee will distribute the Accrual Distribution Amount for (i) the Class A-2 Certificates to the Class A-1 Certificates, until their class balance has been reduced to zero and (ii) the Class A-4 Certificates to the Class A-3 Certificates, until their class balance has been reduced to zero.

On each Distribution Date, the Trustee will distribute the Mortgage Certificate Principal Distribution Amount, concurrently, as follows:

I.  Approximately 93.7887488592%, sequentially, as follows:

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first, to the Class A-1 Certificates, until their class balance is reduced to zero; and

second, to the Class A-2 Certificates, until their class balance is reduced to zero; and

II.  Approximately 6.2112511408%, sequentially, as follows:

first, to the Class A-3 Certificates, until their class balance is reduced to zero; and

second, to the Class A-4 Certificates, until their class balance is reduced to zero.

The “Accrual Distribution Amount” with respect to any Distribution Date and the Class A-2 or Class A-4 Certificates, as the case may be, will be equal to the amounts allocated but not currently distributable to such class in respect of interest.

Allocation of Losses

If, after giving effect to the above distributions of principal, the aggregate class balance of the Certificates exceeds the certificate balance of the Mortgage Certificates, such excess (a “Realized Loss Shortfall ”) will be allocated pro rata to the Certificates (other than the Class A-R Certificate); provided, however, any such amounts allocated to the Class A-1 Certificates will be borne by the Class A-2 Certificates for so long as the Class A-2 Certificates are outstanding and any such amounts allocated to the Class A-3 Certificates will be borne by the Class A-4 Certificates for so long as the Class A-4 Certificates are outstanding.

Any such reduction to the class balance of a class of Certificates will result, in the absence of any recoveries allocated to the Mortgage Certificates, in a permanent loss of the right to receive distributions to which the holders of such class of Certificates otherwise would have been entitled in the absence of such a reduction.  Any reduction to the class balance of a class of Certificates as a result of the allocation of Realized Loss Shortfalls will result in a future reduction of interest distributions, because interest at the applicable pass-through rate will be accruing on a smaller class balance.  Recoveries allocated to the Mortgage Certificates will be applied as set forth in the definition of “class balance” herein, provided, however, any such amounts allocated to the Class A-1 Certificates will instead be distributed to the Class A-2 Certificates for so long as the Class A-2 Certificates are outstanding and any such amounts allocated to the Class A-3 Certificates will instead be distributed to the Class A-4 Certificates for so long as the Class A-4 Certificates are outstanding.

After the class balance of any class has been reduced to zero, such class will not be entitled to any further distributions of principal or interest.

To the extent the interest to be distributed on a class of Super Senior Certificates is less than the amount calculated pursuant to clause (A)(i) of the definition of “Interest Distribution Amount,” the amount of such shortfall shall be subtracted from the interest to be distributed on the related class of Super Senior Support Certificates and allocated to such class of Super Senior Certificates in the same manner as Realized Loss Shortfalls are allocated.

PREPAYMENT AND YIELD CONSIDERATIONS

The yields and weighted average lives of the Offered Certificates will be affected by, among other things, the price paid for the Offered Certificates and the rate and timing of principal payments and the amount of interest payments on the Offered Certificates.  Distributions on the Offered Certificates will be affected by the rate, timing and amount of distributions on the Mortgage Certificates, which will in turn be affected by, among other things, the rate and timing of payments (including prepayments) on the Mortgage Loans (which generally may be prepaid in full or in part at any time, without penalty), the rate, timing and severity of losses on the Mortgage Loans allocable to the Mortgage Certificates and the manner in which payments and losses on the Mortgage Loans are allocated among the various classes of certificates in the Underlying Transaction.  Investors should carefully consider the associated risks discussed under “Risk Factors” in the Underlying Prospectus and in this prospectus supplement.

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Since the rate of payment (including prepayments) of principal on the Mortgage Loans can be expected to exceed the scheduled rate of payments, and could exceed the scheduled rate by a substantial amount, the final payment on the Offered Certificates may be earlier, and could be substantially earlier, than the Final Scheduled Distribution Date.  In the event of significant delinquencies, foreclosures or losses, the final distribution on a class of Offered Certificates also could occur later than the Final Scheduled Distribution Date.  In addition to the Mortgage Certificates being subject to an optional termination provision, the Call Right Holder may exercise its option to purchase the Mortgage Certificates, which could cause the final payment on the Offered Certificates to be substantially earlier than the Final Scheduled Distribution Date.

See “Prepayment and Yield Considerations” in each Underlying Prospectus for more information.

Assumptions Relating to Tables

The tables set forth in Appendix D (the “Decrement Tables”) have been prepared on the basis of the assumptions set forth below (the “Modeling Assumptions”).

The Decrement Tables have been prepared on the basis of the following Modeling Assumptions:

(a)           the Mortgage Certificates pay in accordance with the cashflow assumptions in Appendix E;

(b)           the Mortgage Loans prepay at the indicated percentages of CPR;

(c)           the initial class balances and pass-through rates for the Offered Certificates are as set forth or described in the table on page S-6 of this prospectus supplement;

(d)           there are no Net Interest Shortfalls (as defined in the Underlying Prospectuses) on the Mortgage Certificates or defaults or delinquencies with respect to the Mortgage Loans;

(e)           scheduled payments of principal and interest with respect to the Mortgage Loans are received on the applicable due date beginning on March 2009;

(f)           prepayments are received, together with a 30 days’ interest thereon, on the last day of each month beginning in February 2009;

(g)           distributions in respect of the Mortgage Certificates are made as described in the Mortgage Certificates Offering Documents;

(h)           no optional termination of the Underlying Trust occurs and the Call Right Holder does not exercise its right to purchase the Mortgage Certificates;

(i)           the Certificates are issued on February 27, 2009;

(j)           cash payments on the Certificates are received on the 20th day of each month beginning in March 2009 in accordance with the priorities and amounts described in this prospectus supplement under “Description of Certificates”; and

(k)           One-Year LIBOR remains constant at 1.746% per annum.

Weighted Average Lives of the Offered Certificates

Weighted average life of a class of Offered Certificates refers to the average amount of time that will elapse from the date of issuance of the Certificate until each dollar in reduction of its class balance is distributed to investors.  The weighted average lives of the Offered Certificates will be influenced by, among other factors, the rate at which principal is paid on the related Mortgage Certificates (which will be influenced by, among other factors, the rate at which principal is paid on the Mortgage Loans).  Principal payments on the Mortgage Loans may be in the

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form of scheduled amortization or prepayments, including payments as a result of foreclosure proceedings or by virtue of the purchase of a Mortgage Loan in advance of its stated maturity as required or permitted by the Pooling Agreement or Servicing Agreement.  In general, the Mortgage Loans may be prepaid at any time, without penalty.  The interaction of the foregoing factors may have different effects on each class of Offered Certificates and the effects on any such class may vary at different times during the life of such class.  Accordingly, no assurance can be given as to the weighted average life of any such class of Offered Certificates.  For an example of how the weighted average lives of the Offered Certificates are affected by the foregoing factors at various constant percentages of CPR, see the Decrement Tables set forth in Appendix D to this prospectus supplement.

Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model.  The prepayment model used in this prospectus supplement is the Constant Prepayment Rate (“CPR”) which represents an assumed rate of principal prepayment each month relative to the then-outstanding principal balance of a pool of mortgage loans for the life of the mortgage loans.  A prepayment assumption of 5% CPR assumes constant prepayment rates of 5% per annum, a prepayment assumption of 12% CPR assumes constant prepayment rates of 12% per annum, a prepayment rate of 18% CPR assumes constant prepayment rates of 18% per annum and so forth.  CPR does not purport to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the Mortgage Loans. The Depositor is not aware of any existing statistics that provide a reliable basis for investors to predict the amount or the timing of receipt of prepayments on the Mortgage Loans.

The Decrement Tables set forth in Appendix D to this prospectus supplement have been prepared on the basis of the Modeling Assumptions described above under “—Assumptions Relating to Tables.”  There will likely be discrepancies between the characteristics of the actual Mortgage Loans and the characteristics of the mortgage loans assumed in preparing the Decrement Tables.  Any such discrepancy may have an effect upon the percentages of initial class balances outstanding set forth in the Decrement Tables (and the weighted average lives of the Offered Certificates).  In addition, to the extent that the Mortgage Loans have characteristics that differ from those assumed in preparing the Decrement Tables, the class balance of a class of Offered Certificates could be reduced to zero earlier or later than indicated by such Decrement Tables.

Furthermore, the information contained in the Decrement Tables with respect to the weighted average life of any Offered Certificate is not necessarily indicative of the weighted average life of that class of Offered Certificates that might be calculated or projected under different or varying prepayment assumptions.

It is not likely that (i) all of the Mortgage Loans will have the interest rates or remaining terms to maturity assumed or (ii) the Mortgage Loans will prepay at the indicated percentage of CPR until maturity.  In addition, the diverse remaining terms to maturity of the Mortgage Loans could produce slower or faster reductions of the class balances than indicated in the Decrement Tables at the various percentages of CPR specified.

Based upon the Modeling Assumptions, the Decrement Tables in Appendix D indicate the projected weighted average life of each class of the Offered Certificates and set forth the percentages of the initial class balance of each class that would be outstanding after each of the dates shown at various constant percentages of CPR.

USE OF PROCEEDS

The Depositor will apply the net proceeds of the sale of the Offered Certificates against the purchase of the Mortgage Certificates from the Sponsor.

S-40

FEDERAL INCOME TAX CONSEQUENCES

Elections will be made to treat certain segregated portions of the Issuing Entity (exclusive of certain assets specified in the Trust Agreement) as one or more separate “real estate mortgage investment conduits” (each, a “REMIC”) for federal income tax purposes under the Code.

•
Each class of Offered Certificates will constitute a “regular interest” in a REMIC and generally will be treated as a debt instrument for federal income tax purposes.  The Offered Certificates are “Regular Interests” for purposes of the following discussion.

•	The Class A-R Certificate will be designated as the sole class of “residual interests” in each REMIC.

Upon the issuance of the Offered Certificates, Hunton & Williams LLP will deliver its opinion generally to the effect that, assuming (i) compliance with all provisions of the Trust Agreement, the Mortgage Certificates Offering Documents and the other transaction documents, (ii) the current and continuing characterization of the Mortgage Certificates as a REMIC regular interest in the underlying REMIC and (iii) the making of appropriate REMIC elections, for United States federal income tax purposes, each REMIC elected pursuant to the Trust Agreement will qualify as a separate REMIC within the meaning of Section 860D of the Code.

See “Federal Income Tax Consequences—Federal Income Tax Consequences for REMIC Certificates” in the prospectus.

Regular Interests

The Regular Interests generally will be treated as debt instruments issued by a REMIC for federal income tax purposes.  Income on the Regular Interests must be reported under an accrual method of accounting.

The Regular Interests, because of their respective issue prices, are expected to be treated for federal income tax purposes as having been issued with original issue discount.  See “Federal Income Tax Consequences—Federal Income Tax Consequences for REMIC Certificates—Taxation of Regular Certificates—Original Issue Discount” in the Prospectus.  Certain Regular Interests may be treated for federal income tax purposes as having been issued at a premium.  Whether any holder of such a Regular Interest will be treated as holding a Regular Interest with amortizable bond premium will depend on such holder’s purchase price and the distributions remaining to be made on such Regular Interest at the time of its acquisition by such holder.  Holders of a Regular Interest should consult their own tax advisors regarding the possibility of making an election to amortize such premium.  See “Federal Income Tax Consequences—Federal Income Tax Consequences for REMIC Certificates—Taxation of Regular Certificates—Premium” in the prospectus.  For purposes of determining the amount and the rate of accrual of original issue discount and market discount, it is assumed that there will be prepayments on the Mortgage Loans at a rate equal to 12% CPR.  No representation is made as to the actual rate at which the Mortgage Loans or Mortgage Certificates will be prepaid.

The Regular Interests will be treated as regular interests in a REMIC under Section 860G of the Code.  Accordingly, to the extent described in the prospectus:

•	the Regular Interests will be treated as assets described in Section 7701(a)(19)(C) of the Code;

•	the Regular Interests will be treated as “real estate assets” within the meaning of Section 856(c)(4)(A) of the Code;

•	interest on the Regular Interests will be treated as interest on obligations secured by mortgages on real property within the meaning of Section 856(c)(3)(b) of the Code; and

•	such Regular Interests will be treated as “qualified mortgages” within the meaning of Section 860G(a)(3) of the Code.

S-41

See “Federal Income Tax Consequences—Federal Income Tax Consequences for REMIC Certificates—Status of REMIC Certificates” in the prospectus.

Backup Withholding and Reporting Requirements

Certain holders or other beneficial owners of Offered Certificates may be subject to backup withholding with respect to interest paid on the Offered Certificates if those holders or beneficial owners, upon issuance, fail to supply the Trustee or their broker with their taxpayer identification number, furnish an incorrect taxpayer identification number, fail to report interest, dividends or other “reportable payments” (as defined in the Code) properly, or, under certain circumstances, fail to provide the Trustee or their broker with a certified statement, under penalty of perjury, that they are not subject to backup withholding.  See “Federal Income Tax Consequences—Federal Income Tax Consequences for REMIC Certificates—Backup Withholding” in the prospectus.

The Trustee, on behalf of the Issuing Entity, will be required to report annually to the IRS and to each Certificateholder of record, the amount of interest paid (and original issue discount accrued, if any) on the Certificates and the amount of interest withheld for federal income taxes, if any, for each calendar year, except as to exempt holders (generally, holders that are corporations, certain tax-exempt organizations or nonresident aliens who provide certification as to their status as nonresidents).  As long as the only Certificateholder of record of the Offered Certificates is Cede & Co., as nominee for DTC, beneficial owners of the Offered Certificates and the IRS will receive tax and other information including the amount of interest paid on such Certificates from DTC Participants rather than from the Trustee.  The Trustee, however, will respond to requests for necessary information to enable Participants and certain other persons to complete their reports.  See “Federal Income Tax Consequences—Federal Income Tax Consequences for REMIC Certificates—Reporting Requirements” in the prospectus.

All investors should consult their tax advisors regarding the federal, state, local or foreign income tax consequences of the purchase, ownership and disposition of the Offered Certificates.

STATE, LOCAL OR FOREIGN TAXES

The Depositor makes no representations regarding the tax consequences of purchase, ownership or disposition of the Offered Certificates under the tax laws of any state, locality or foreign country.  Investors considering an investment in the Offered Certificates should consult their tax advisors regarding such tax consequences.

ERISA CONSIDERATIONS

A fiduciary or other person acting on behalf of or investing assets of any employee benefit plan or arrangement subject to Title I of ERISA or section 4975 of the Code (collectively, a “Plan”) should carefully review with its legal advisors whether the purchase or holding of an Offered Certificate could give rise to a transaction prohibited or not otherwise permissible under ERISA or the Code.  See “ERISA Considerations” in the prospectus.

The U.S. Department of Labor has extended to Banc of America Securities LLC an administrative exemption (the “Exemption”) from certain of the prohibited transaction rules of ERISA and the related excise tax provisions of Section 4975 of the Code for the initial purchase, the holding and the subsequent resale by certain Plans of certificates in pass-through trusts that consist of certain receivables, loans and other obligations or investments that meet the conditions and requirements of the Exemption.

For a general description of the Exemption and the conditions that must be satisfied for the Exemption to apply, see “ERISA Considerations” in the prospectus.

The Exemption may cover the acquisition and holding of the Offered Certificates by the Plans to which it applies provided that all conditions of the Exemption will be met.  Whether an Offered Certificate qualifies for relief under the Exemption may depend upon whether the Mortgage Certificates satisfy the conditions of an administrative exemption that is substantially similar to the Exemption.  Each beneficial owner of an Offered Certificate or any

S-42

interest therein shall be deemed to have represented by virtue of its acquisition and holding of such Certificate or interest therein that either (i) it is not a Plan or a person acting on behalf of, or using assets of, a Plan or (ii) it is an accredited investor with the meaning of the Exemption.

The rating of a Certificate may change.  If a class of Offered Certificates is no longer rated at least BBB- (or its equivalent), Certificates of that class may no longer be eligible for relief under the Exemption (although a Plan that had purchased the Certificate when it had an investment grade rating would not be required by the Exemption to dispose of it).  Consequently, such Offered Certificate that is no longer rated at least BBB- (or its equivalent) may not be transferred unless the transferee delivers to the Trustee (i) a representation letter in the form specified in the Trust Agreement stating that (a) it is not, and is not acting on behalf of, a Plan or using the assets of a Plan to effect such purchase or (b) such transferee is an insurance company (I) that is an accredited investor within the meaning of the Exemption and (II) that is using funds from an “insurance company general account” (as such term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 (“PTCE 95-60”) 60 Fed. Reg. 35925 (July 12, 1995)) to purchase such Offered Certificate and the purchase and holding of such Offered Certificate are covered under sections I and III of PTCE 95-60 or (ii) an opinion of counsel in form and substance satisfactory to the Trustee to the effect that the purchase or holding of such Offered Certificate by or on behalf of such Plan or using assets of such Plan will not constitute or result in a non-exempt prohibited transaction within the meaning of Section 406 of ERISA or Section 4975 of the Code or a violation of Similar Law and will not subject the Trustee or the Depositor to any obligation in addition to those undertaken in the Trust Agreement, which opinion of counsel shall not be an expense of the Trustee or the Depositor.  Each person who acquires any such Offered Certificate or interest therein will be deemed to have made the representations required by the representation letter referred to in the preceding sentence, unless such person has provided such representation letter or opinion of counsel referred to in the preceding sentence to the Trustee.

Government plans and church plans or any person acting on behalf of, or with assets of, such a plan, while not subject to the provisions of Title I of ERISA or section 4975 of the Code may be subject to federal, state or local laws that are substantially similar to the foregoing provisions of ERISA and the Code (“Similar Law”).  Accordingly, a person considering investing in the Offered Certificates on behalf of a government plan or a church plan should consult with legal advisors regarding the requirements of any Similar Law.

Plan investors are encouraged to consult with their legal advisors concerning the impact of ERISA and the Code, the applicability of the Exemption or any other exemption, and the potential consequences in their specific circumstances, prior to making an investment in the Offered Certificates.  Moreover, each Plan fiduciary should determine whether under the governing plan instruments and the applicable fiduciary standards of investment prudence and diversification, an investment in the Offered Certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan’s investment portfolio.

The sale of any Certificate to a Plan or a person acting on behalf of or using assets of a Plan is in no respect a representation by the Depositor, the Trustee or the Sponsor that such investment or the Mortgage Certificates meet all of the relevant legal requirements with respect to the Exemption, any substantially similar administrative exemption or investments by Plans generally or any particular plan, or that this investment is appropriate for Plans generally or any particular Plan.

REPORTS TO CERTIFICATEHOLDERS

The Trustee will prepare on a monthly basis a statement containing, among other things, information relating to principal and interest distributions on the Certificates, the status of the Mortgage Certificates and certain other information as set forth in the Trust Agreement, required under Item 1121 of Regulation AB (17 C.F.R. § 229.1121), as described under “Description of Certificates—Reports to Certificateholders” in the prospectus.  In addition, the Trustee will furnish to the Depositor, the compliance statements, assessments and attestation reports in accordance with Items 1122 and 1123 of Regulation AB (17 C.F.R. §§ 229.1122 and 229.1123) detailed under “Servicing of the Mortgage Loans—Evidence as to Compliance” in the prospectus.

Copies of these statements and reports will be filed on Form 10-D and 10-K, as applicable, with the Securities and Exchange Commission through its IDEA system located at http://www.sec.gov under the name of the

S-43

Issuing Entity for so long as the Issuing Entity is subject to the reporting requirement of the Securities Exchange Act of 1934, as amended.

The Trustee will make the statement described in the prospectus under “Description of Certificates—Reports to Certificateholders” available to Certificateholders and the other parties to the Trust Agreement via the Trustee’s internet website.  The Trustee will also make the Periodic Reports described in the prospectus under “Where You Can Find More Information” relating to the Issuing Entity available through its website promptly after they are filed with the Securities and Exchange Commission (which may or may not be the same day).  The Trustee’s internet website will initially be located at “www.ctslink.com.”  Assistance in using the website can be obtained by calling the Trustee’s customer service desk at (866) 846-4526.  Parties that are unable to use the website are entitled to have a paper copy mailed to them at no charge via first class mail by calling the customer service desk.

METHOD OF DISTRIBUTION

Subject to the terms and conditions set forth in the mortgage certificate purchase agreement between the Depositor and Banc of America Securities LLC (the “Underwriter”), the Depositor has agreed to sell to the Underwriter, and the Underwriter has agreed to purchase from the Depositor, all of the Offered Certificates.  Proceeds to the Depositor from the sale of the Offered Certificates are expected to be approximately 83% of the initial class balance of those Certificates plus accrued interest, if applicable, before deducting expenses estimated at approximately $269,000 payable by the Depositor.

Distribution of the Offered Certificates will be made by the Underwriter from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale.  For purposes of the Securities Act of 1933, as amended, the Issuing Entity, the Depositor, the Sponsor and the Underwriter may each be considered an underwriter of the Mortgage Certificates. The Underwriter and any dealers that participate with the Underwriter in the distribution of the Offered Certificates will be underwriters, and the difference between the purchase price for the Offered Certificates paid to the Depositor and the proceeds from the sale of the Offered Certificates realized by the Underwriter and any dealers that participate with the Underwriter in the distribution of the Offered Certificates will constitute underwriting discounts and commissions.

The Depositor has been advised by the Underwriter that it does not intend to make a market in the Offered Certificates.  There can be no assurance that a secondary market for the Offered Certificates will develop or, if it does develop, that it will continue.

The Depositor has agreed to indemnify the Underwriter against, or make contributions to the Underwriter with respect to, certain liabilities, including liabilities under the Securities Act of 1933, as amended.

The Underwriter is an affiliate of the Depositor and the Sponsor and is a registered broker/dealer.  Any obligations of the Underwriter are the sole responsibility of the Underwriter and do not create any obligation or guarantee on the part of any affiliate of the Underwriter.

LEGAL MATTERS

The validity of and certain federal income tax matters relating to the Offered Certificates will be passed upon for the Depositor and the Underwriter by Hunton & Williams LLP, Charlotte, North Carolina.

CERTIFICATE RATINGS

At their issuance, each class of Offered Certificates is required to receive from Fitch Ratings (“Fitch”) at least the rating set forth in the table on page S-6 of this prospectus supplement

Ratings on mortgage pass-through certificates address the likelihood of receipt by Certificateholders of payments required under the Trust Agreement.

S-44

Fitch’s ratings take into consideration the credit quality of the Mortgage Certificates, including any credit support, structural and legal aspects associated with the Offered Certificates, and the extent to which the payment stream of the Mortgage Certificates is adequate to make payments required under the Offered Certificates.  Fitch’s ratings on the Offered Certificates do not, however, constitute statements regarding the frequency of prepayments on the Mortgage Loans or the possibility that a holder of an Offered Certificate might realize a lower than anticipated yield.

The Depositor has not requested a rating of any class of Offered Certificates by any rating agency other than Fitch.  However, there can be no assurance as to whether any other rating agency will rate the Offered Certificates or, if it does, what rating would be assigned by such other rating agency.  The rating assigned by any such other rating agency to a class of Offered Certificates may be lower than the ratings assigned by Fitch.

The rating of the Offered Certificates should be evaluated independently from similar ratings on other types of securities.  A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency

In addition, Fitch will monitor the initial ratings of the Offered Certificates for so long as such Offered Certificates remain outstanding.

S-45

INDEX TO DEFINED TERMS

Accretion Directed Certificates	S-8
Accretion Termination Date	S-37
Accrual Certificates	S-8
Accrual Distribution Amount	S-38
Accrual Period	S-36
Adjustment Date	S-26
Bank of America	S-28
Book-Entry Certificates	S-35
Book-Entry Mortgage Certificates	S-32
Call Right Holder	S-11
Certificate Account	S-33
Certificates	S-8
class balance	S-36
Closing Date	S-7
Code	S-14
Corporate Trust Office	S-34
CPR	S-40
Credit Scores	S-25
Cut-off Date	S-7
Debt Service Reduction	S-25
Decrement Tables	S-39
Deficient Valuation	S-25
Distribution Date	S-7
ERISA	S-14
Exemption	S-42
Extraordinary Trust Expenses	S-37
Final Scheduled Distribution Date	S-36
Fitch	S-44
Gross Margin	S-26
Interest Distribution Amount	S-36
Issuing Entity	S-8
Loan-to-Value Ratio	S-25
Modeling Assumptions	S-39
Mortgage Certificate Distribution Date	S-11
Mortgage Certificate Interest Distribution Amount	S-36
Mortgage Certificate Principal Distribution Amount	S-37
Mortgage Certificates	S-8
Mortgage Certificates Offering Documents	S-9
Mortgage Loans	S-9
Mortgage Pool	S-8
Non-Offered Certificates	S-8
Offered Certificates	S-8
One-Year LIBOR	S-26
Percentage Interest	S-34
Periodic Cap	S-26
Plan	S-42
Pooling Agreement	S-9
PTCE 95-60	S-43
Rate Ceiling	S-26
Realized Loss Shortfall	S-38
Record Date	S-7
Regular Interests	S-41
Relevant Implementation Date	S-5
Relevant Member State	S-5
Relevant Persons	S-5
REMIC	S-13
Repurchase Price	S-31
Residual Certificate	S-8
Servicing Agreement	S-9
Similar Law	S-43
SMMEA	S-14
Stated Principal Balance	S-24
Super Senior Certificates	S-8
Super Senior Support Certificates	S-8
Trust	S-8
Trust Agreement	S-8
Trust Assets	S-8
Trustee	S-8
Underlying Master Servicer	S-7
Underlying Originator	S-7
Underlying Prospectus	S-9
Underlying Securities Administrator	S-7
Underlying Servicer	S-7
Underlying Sponsor	S-7
Underlying Transaction	S-8
Underlying Trust	S-8
Underlying Trustee	S-7
Underwriter	S-44
Unpaid Interest Amounts	S-36
Wells Fargo Bank	S-34

S-46

APPENDIX A

Mortgage Loan Data

Mortgage Loans

The following tables set forth certain characteristics of the Mortgage Loans as of the Cut-off Date.

Occupancy of Mortgaged Properties of the Mortgage Loans(1)

Occupancy Type	Number of Mortgage Loans	Aggregate Stated Principal Balance as of Cut-off Date	% of Cut-off Date Principal Balance	Average Stated Principal Balance as of Cut-off Date	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
Primary Residence	534	$325,937,450.50	92.05%	$610,369.76	743	69.44%
Second Home	48	27,658,466.31	7.81	576,218.05	763	69.90
Investor Property	1	483,509.12	0.14	483,509.12	777	76.92
Total:	583	$354,079,425.93	100.00%	$607,340.35	744	69.49%

(1)	Based solely on representations of the mortgagor at the time of origination of the Mortgage Loans.

Property Types of the Mortgage Loans

Property Type	Number of Mortgage Loans	Aggregate Stated Principal Balance as of Cut-off Date	% of Cut-off Date Principal Balance	Average Stated Principal Balance as of Cut-off Date	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
Single Family Residence	350	$217,117,366.26	61.32%	$620,335.33	743	68.13%
PUD Detach	163	98,388,519.23	27.79	603,610.55	746	70.41
Condominium	62	34,292,629.82	9.69	553,106.93	748	75.16
Townhouse	5	2,246,512.77	0.63	449,302.55	778	67.36
2-Family	2	1,230,587.73	0.35	615,293.86	759	74.60
3-Family	1	803,810.12	0.23	803,810.12	775	80.00
Total:	583	$354,079,425.93	100.00%	$607,340.35	744	69.49%

Mortgage Loan Purpose of the Mortgage Loans

Mortgage Loan Purpose	Number of Mortgage Loans	Aggregate Stated Principal Balance as of Cut-off Date	% of Cut-off Date Principal Balance	Average Stated Principal Balance as of Cut-off Date	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
Purchase	298	$176,509,563.23	49.85%	$592,313.97	754	73.80%
Refinance-Cashout	153	90,296,128.13	25.50	590,170.77	733	64.26
Refinance-Rate/Term	132	87,273,734.57	24.65	661,164.66	738	66.17
Total:	583	$354,079,425.93	100.00%	$607,340.35	744	69.49%

Geographical Distribution of the Mortgaged Properties of the Mortgage Loans(1)

Geographic Area	Number of Mortgage Loans	Aggregate Stated Principal Balance as of Cut-off Date	% of Cut-off Date Principal Balance	Average Stated Principal Balance as of Cut-off Date	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
Alabama	1	$499,599.82	0.14%	$499,599.82	756	67.40%
Arizona	8	5,245,145.58	1.48	655,643.20	758	67.76
California	352	216,831,083.55	61.24	615,997.40	744	69.26
Colorado	13	7,871,505.31	2.22	605,500.41	740	71.48
Connecticut	3	3,073,020.85	0.87	1,024,340.28	757	56.99
Delaware	1	416,731.40	0.12	416,731.40	745	60.00
District Of Columbia	4	1,957,341.08	0.55	489,335.27	748	74.01
Florida	48	26,787,912.54	7.57	558,081.51	735	72.33
Georgia	6	2,603,520.23	0.74	433,920.04	736	78.89
Hawaii	1	744,000.00	0.21	744,000.00	778	80.00
Illinois	14	10,530,203.05	2.97	752,157.36	755	65.32
Iowa	1	416,636.62	0.12	416,636.62	773	79.43
Maryland	23	12,796,064.56	3.61	556,350.63	741	68.78
Massachusetts	5	2,752,411.55	0.78	550,482.31	778	73.56
Michigan	1	520,000.00	0.15	520,000.00	670	80.00
Minnesota	3	2,251,494.93	0.64	750,498.31	745	65.42
Missouri	4	2,516,355.40	0.71	629,088.85	746	72.41
Montana	1	200,000.00	0.06	200,000.00	780	69.57
Nevada	11	6,239,224.99	1.76	567,202.27	729	73.92
New Jersey	7	4,431,354.40	1.25	633,050.63	745	63.77
New Mexico	5	2,322,704.18	0.66	464,540.84	728	78.61
New York	9	5,163,633.97	1.46	573,737.11	736	65.32
North Carolina	6	3,076,833.99	0.87	512,805.67	756	76.20
Ohio	3	2,373,800.00	0.67	791,266.67	701	70.14
Pennsylvania	1	929,679.17	0.26	929,679.17	787	62.50
Rhode Island	1	949,973.37	0.27	949,973.37	740	76.00
South Carolina	13	8,095,266.15	2.29	622,712.78	745	67.87
Tennessee	1	549,497.43	0.16	549,497.43	753	62.15
Texas	10	5,725,629.34	1.62	572,562.93	760	62.72
Utah	3	2,044,790.86	0.58	681,596.95	726	58.39
Virginia	18	10,979,322.76	3.10	609,962.38	755	72.82
Washington	5	2,761,938.85	0.78	552,387.77	771	76.84
Wyoming	1	422,750.00	0.12	422,750.00	775	70.83
Total:	583	$354,079,425.93	100.00%	$607,340.35	744	69.49%

(1)	As of the Cut-off Date, no more than approximately 1.10% of the Mortgage Loans were secured by mortgaged properties in any one five-digit postal zip code.

Current Mortgage Loan Principal Balances of the Mortgage Loans(1)

Current Mortgage Loan Principal Balances ($)	Number of Mortgage Loans	Aggregate Stated Principal Balance as of Cut-off Date	% of Cut-off Date Principal Balance	Average Stated Principal Balance as of Cut-off Date	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
0.01 - 50,000.00	3	$92,289.82	0.03%	$30,763.27	754	47.19%
50,000.01 - 100,000.00	1	92,673.81	0.03	92,673.81	700	50.00
100,000.01 - 150,000.00	2	268,516.14	0.08	134,258.07	794	64.25
150,000.01 - 200,000.00	2	397,000.00	0.11	198,500.00	781	74.75
200,000.01 - 250,000.00	3	702,030.49	0.20	234,010.16	789	71.76
250,000.01 - 300,000.00	2	552,000.00	0.16	276,000.00	733	66.83
300,000.01 - 350,000.00	2	631,214.76	0.18	315,607.38	748	75.17
350,000.01 - 400,000.00	5	1,926,350.38	0.54	385,270.08	780	71.36
400,000.01 - 450,000.00	60	25,840,400.44	7.30	430,673.34	738	70.30
450,000.01 - 500,000.00	135	64,889,833.21	18.33	480,665.43	746	70.57
500,000.01 - 550,000.00	86	45,455,490.28	12.84	528,552.21	743	72.36
550,000.01 - 600,000.00	81	47,028,678.56	13.28	580,600.97	741	71.10
600,000.01 - 650,000.00	54	34,053,657.39	9.62	630,623.29	739	71.01
650,000.01 - 700,000.00	19	12,947,995.78	3.66	681,473.46	747	68.47
700,000.01 - 750,000.00	23	16,807,279.19	4.75	730,751.27	752	73.71
750,000.01 - 800,000.00	20	15,536,907.38	4.39	776,845.37	746	70.67
800,000.01 - 850,000.00	12	9,932,536.12	2.81	827,711.34	750	65.51
850,000.01 - 900,000.00	16	14,060,655.11	3.97	878,790.94	749	69.67
900,000.01 - 950,000.00	13	12,057,889.04	3.41	927,529.93	732	67.56
950,000.01 - 1,000,000.00	27	26,628,876.76	7.52	986,254.69	739	66.50
1,000,000.01 - 1,500,000.00	14	17,468,651.27	4.93	1,247,760.80	749	62.35
1,500,000.01 - 2,000,000.00	1	1,683,500.00	0.48	1,683,500.00	777	53.13
2,000,000.01 - 2,500,000.00	1	2,225,000.00	0.63	2,225,000.00	769	35.89
2,500,000.01 - 3,000,000.00	1	2,800,000.00	0.79	2,800,000.00	803	46.67
Total:	583	$354,079,425.93	100.00%	$607,340.35	744	69.49%

(1)	As of the Cut-off Date, the average outstanding principal balance of the Mortgage Loans was approximately $607,340.

Original Loan-To-Value Ratios of the Mortgage Loans(1)

Original Loan-to-Value Ratios (%)	Number of Mortgage Loans	Aggregate Stated Principal Balance as of Cut-off Date	% of Cut-off Date Principal Balance	Average Stated Principal Balance as of Cut-off Date	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
15.01 - 20.00	2	$527,289.82	0.15%	$263,644.91	788	19.81%
25.01 - 30.00	3	2,495,973.16	0.70	831,991.05	723	26.29
30.01 - 35.00	6	4,011,399.40	1.13	668,566.57	726	32.65
35.01 - 40.00	9	7,624,249.93	2.15	847,138.88	757	38.09
40.01 - 45.00	12	6,587,043.06	1.86	548,920.25	718	43.36
45.01 - 50.00	29	19,248,064.89	5.44	663,726.38	762	47.56
50.01 - 55.00	20	13,307,330.50	3.76	665,366.53	757	52.77
55.01 - 60.00	30	18,061,788.73	5.10	602,059.62	741	57.86
60.01 - 65.00	47	29,722,004.03	8.39	632,383.06	747	63.18
65.01 - 70.00	75	47,062,652.68	13.29	627,502.04	732	68.37
70.01 - 75.00	65	43,201,855.99	12.20	664,643.94	743	73.61
75.01 - 80.00	284	161,770,365.33	45.69	569,613.96	747	79.38
85.01 - 90.00	1	459,408.41	0.13	459,408.41	762	90.00
Total:	583	$354,079,425.93	100.00%	$607,340.35	744	69.49%

(1)	As of the Cut-off Date, the weighted average Loan-to-Value Ratio at origination of the Mortgage Loans was approximately 69.49%.

Current Mortgage Interest Rates of the Mortgage Loans(1)

Current Mortgage Interest Rates (%)	Number of Mortgage Loans	Aggregate Stated Principal Balance	% of Cut-off Date Principal Balance	Average Stated Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
4.751 - 5.000	1	$444,126.90	0.13%	$444,126.90	777	53.57%
5.001 - 5.250	6	3,660,757.85	1.03	610,126.31	744	68.73
5.251 - 5.500	18	10,885,619.19	3.07	604,756.62	747	70.46
5.501 - 5.750	62	38,240,295.37	10.80	616,778.96	754	69.44
5.751 - 6.000	186	110,369,541.23	31.17	593,384.63	748	68.43
6.001 - 6.250	193	117,424,271.58	33.16	608,415.91	743	69.95
6.251 - 6.500	91	57,316,728.13	16.19	629,854.16	737	70.78
6.501 - 6.750	23	14,035,082.29	3.96	610,220.97	727	67.58
6.751 - 7.000	2	1,219,494.27	0.34	609,747.14	721	79.10
7.001 - 7.250	1	483,509.12	0.14	483,509.12	777	76.92
Total:	583	$354,079,425.93	100.00%	$607,340.35	744	69.49%

(1)	As of the Cut-off Date, the weighted average current Mortgage Interest Rate of the Mortgage Loans was approximately 6.088% per annum.

Gross Margins of the Mortgage Loans(1)

Gross Margin (%)	Number of Mortgage Loans	Aggregate Stated Principal Balance	% of Cut-off Date Principal Balance	Average Stated Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
2.250	583	$354,079,425.93	100.00%	$607,340.35	744	69.49%
Total:	583	$354,079,425.93	100.00%	$607,340.35	744	69.49%

(1)	As of the Cut-off Date, the weighted average Gross Margin of the Mortgage Loans was approximately 2.250% per annum.

Rate Ceilings of the Mortgage Loans(1)

Rate Ceilings (%)	Number of Mortgage Loans	Aggregate Stated Principal Balance	% of Cut-off Date Principal Balance	Average Stated Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
9.751 - 10.000	1	$444,126.90	0.13%	$444,126.90	777	53.57%
10.001 - 10.250	6	3,660,757.85	1.03	610,126.31	744	68.73
10.251 - 10.500	18	10,885,619.19	3.07	604,756.62	747	70.46
10.501 - 10.750	61	37,757,295.37	10.66	618,972.06	753	69.37
10.751 - 11.000	186	110,369,541.23	31.17	593,384.63	748	68.43
11.001 - 11.250	193	117,424,271.58	33.16	608,415.91	743	69.95
11.251 - 11.500	91	57,316,728.13	16.19	629,854.16	737	70.78
11.501 - 11.750	24	14,518,082.29	4.10	604,920.10	729	67.82
11.751 - 12.000	2	1,219,494.27	0.34	609,747.14	721	79.10
12.001 - 12.250	1	483,509.12	0.14	483,509.12	777	76.92
Total:	583	$354,079,425.93	100.00%	$607,340.35	744	69.49%

(1)	As of the Cut-off Date, the weighted average Rate Ceiling of the Mortgage Loans was approximately 11.089% per annum.

Next Rate Adjustment Dates of the Mortgage Loans(1)

Next Rate Adjustment Date	Number of Mortgage Loans	Aggregate Stated Principal Balance as of Cut-off Date	% of Cut-off Date Principal Balance	Average Stated Principal Balance as of Cut-off Date	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
August 1, 2015	1	$480,000.00	0.14%	$480,000.00	748	68.57%
September 1, 2015	1	639,579.68	0.18	639,579.68	803	80.00
October 1, 2015	2	1,502,197.52	0.42	751,098.76	762	77.18
November 1, 2015	5	1,101,048.51	0.31	220,209.70	760	64.80
December 1, 2015	63	34,997,456.29	9.88	555,515.18	745	68.31
January 1, 2016	191	113,066,542.64	31.93	591,971.43	745	68.47
February 1, 2016	118	74,352,583.07	21.00	630,106.64	743	68.62
March 1, 2016	94	61,936,042.80	17.49	658,894.07	746	71.12
April 1, 2016	108	66,003,975.42	18.64	611,147.92	743	71.10
Total:	583	$354,079,425.93	100.00%	$607,340.35	744	69.49%

(1)	As of the Cut-off Date, the weighted average months to next Adjustment Date for the Mortgage Loans was approximately 84 months.

Remaining Terms of the Mortgage Loans(1)

Remaining Term (Months)	Number of Mortgage Loans	Aggregate Stated Principal Balance as of Cut-off Date	% of Cut-off Date Principal Balance	Average Stated Principal Balance as of Cut-off Date	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
261 - 280	1	$614,104.13	0.17%	$614,104.13	800	50.00%
301 - 320	4	2,621,777.20	0.74	655,444.30	770	76.29
321 - 340	578	350,843,544.60	99.09	606,995.75	744	69.47
Total:	583	$354,079,425.93	100.00%	$607,340.35	744	69.49%

(1)	As of the Cut-off Date, the weighted average remaining term to stated maturity of the Mortgage Loans was approximately 324 months.

Credit Scores of Mortgagors of the Mortgage Loans

Credit Scores of Mortgagors	Number of Mortgage Loans	Aggregate Stated Principal Balance as of Cut-off Date	% of Cut-off Date Principal Balance	Average Stated Principal Balance as of Cut-off Date	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
601 - 650	14	$7,450,295.28	2.10%	$532,163.95	642	58.82%
651 - 700	87	52,315,287.56	14.78	601,325.14	679	67.74
701 - 750	180	109,878,073.05	31.03	610,433.74	728	72.54
751 - 800	272	165,128,816.10	46.64	607,091.24	774	69.16
801 - 850	29	18,857,424.53	5.33	650,256.02	805	63.37
Not Scored	1	449,529.41	0.13	449,529.41	0	80.00
Total:	583	$354,079,425.93	100.00%	$607,340.35	744	69.49%

Original Debt-to-Income Ratio of Mortgagors of the Mortgage Loans(1)

Original Debt-to-Income Ratios (%)	Number of Mortgage Loans	Aggregate Stated Principal Balance as of Cut-off Date	% of Cut-off Date Principal Balance	Average Stated Principal Balance as of Cut-off Date	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
5.01 - 10.00	5	$2,818,250.85	0.80%	$563,650.17	745	72.96%
10.01 - 15.00	5	3,020,195.63	0.85	604,039.13	746	72.21
15.01 - 20.00	18	11,800,623.23	3.33	655,590.18	752	69.14
20.01 - 25.00	33	18,235,368.62	5.15	552,586.93	734	71.06
25.01 - 30.00	69	40,014,963.90	11.30	579,927.01	757	67.57
30.01 - 35.00	92	52,943,181.86	14.95	575,469.37	754	69.99
35.01 - 40.00	123	68,212,236.90	19.26	554,571.03	742	71.09
40.01 - 45.00	144	95,210,489.66	26.89	661,183.96	741	68.51
45.01 - 50.00	66	43,875,155.39	12.39	664,775.08	739	70.81
50.01 - 55.00	22	14,052,658.57	3.97	638,757.21	737	66.62
55.01 - 60.00	5	3,179,711.68	0.90	635,942.34	723	60.48
85.01 - 90.00	1	716,589.64	0.20	716,589.64	774	71.43
Total:	583	$354,079,425.93	100.00%	$607,340.35	744	69.49%

(1)	As of the Cut-off Date, the weighted average Original Debt-to-Income Ratio of the Mortgage Loans was approximately 37.257%.

Number of Months Since Origination of the Mortgage Loans(1)

Months Since Origination	Number of Mortgage Loans	Aggregate Stated Principal Balance as of Cut-off Date	% of Cut-off Date Principal Balance	Average Stated Principal Balance as of Cut-off Date	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
31 - 36	201	$127,524,076.34	36.02%	$634,448.14	745	71.08%
37 - 42	381	226,075,349.59	63.85	593,373.62	744	68.59
43 - 48	1	480,000.00	0.14	480,000.00	748	68.57
Total:	583	$354,079,425.93	100.00%	$607,340.35	744	69.49%

(1)	As of the Cut-off Date, the weighted average number of months since origination of the Mortgage Loans was approximately 37 months.

Delinquency Status of the Mortgage Loans(1)

Delinquency	Number of Mortgage Loans	Aggregate Stated Principal Balance as of Cut-off Date	% of Cut-off Date Principal Balance	Average Stated Principal Balance as of Cut-off Date	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
30	13	$7,588,542.40	2.14%	$583,734.03	703	76.87%
60	4	2,287,895.29	0.65	571,973.82	729	69.93
90+	21	13,408,310.11	3.79	638,490.96	721	74.67
Bankruptcy - 90+	1	431,920.00	0.12	431,920.00	652	80.00
Current	538	326,926,368.20	92.33	607,669.83	747	69.00
Foreclosure	3	1,674,761.31	0.47	558,253.77	712	79.96
REO	3	1,761,628.62	0.50	587,209.54	709	75.10
Total:	583	$354,079,425.93	100.00%	$607,340.35	744	69.49%

(1)	As of the Cut-off Date, approximately 7.67% of the Mortgage Loans were delinquent and approximately 9.41% of the Mortgage Loans have been more than 30 days delinquent in the past 12 months.

Historical Delinquency (Past Twelve Months) of the Mortgage Loans

Historical Delinquency	Number of Mortgage Loans	Aggregate Stated Principal Balance as of Cut-off Date	% of Cut-off Date Principal Balance	Average Stated Principal Balance as of Cut-off Date	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
0 x 30	532	$320,747,133.90	90.59%	$602,908.15	747	69.09%
1 x 30	33	21,264,247.19	6.01	644,371.13	721	73.36
2 x 30	9	5,855,910.68	1.65	650,656.74	716	72.18
3 x 30	3	2,208,812.93	0.62	736,270.98	695	70.29
4 x 30	2	1,180,991.75	0.33	590,495.88	729	74.35
7 x 30	1	488,000.00	0.14	488,000.00	676	80.00
8 x 30	1	587,989.61	0.17	587,989.61	735	80.00
9 x 30	2	1,746,339.87	0.49	873,169.94	716	75.64
Total:	583	$354,079,425.93	100.00%	$607,340.35	744	69.49%

Appendix B

SUPPLEMENT DATED APRIL 28, 2006
(TO PROSPECTUS SUPPLEMENT DATED APRIL 26, 2006
TO PROSPECTUS DATED APRIL 26, 2006)

 BANC OF AMERICA FUNDING CORPORATION               BANC OF AMERICA FUNDING 2006-D TRUST
                  DEPOSITOR                                                     ISSUING ENTITY

BANK OF AMERICA, NATIONAL ASSOCIATION                    WELLS FARGO BANK, N.A.
                          SPONSOR                                                                                           MASTER SERVICER

                                                  $1,776,428,100 (APPROXIMATE)
                   MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-D
         PRINCIPAL AND/OR INTEREST PAYABLE MONTHLY, BEGINNING IN MAY 2006

                                     ____________________________________
         With respect to the Monthly Excess Cashflow Allocation under
"Description of the Certificates--Distributions on the Group 1
Certificates--Application of Monthly Excess Cashflow Amounts to the Group 1
Certificates" on page S-91 of the Prospectus Supplement, clause (b) is replaced in its entirety with the following:

         "(b) sequentially, first, (i) concurrently, to the Class 1-A-1, Class
1-A-2 and Class 1-A-3 Certificates, pro rata, any Interest Carry Forward Amount for such class for such Distribution Date and second, (ii) to the Class 1-A-3
Certificates, any Class 1-A-3 Realized Loss Amortization Amount for such
Distribution Date;"

         In addition, on page S-92 of the Prospectus Supplement, the following definition is added immediately before the definition of "Class 1-M-1 Realized
Loss Amortization Amount":

         " "CLASS 1-A-3 REALIZED LOSS AMORTIZATION AMOUNT" means as to the Class
1-A-3 Certificates and as of any Distribution Date, the lesser of (x) the excess of (i) the cumulative amount of related Applied Realized Loss Amounts allocated to such class for all prior Distribution Dates, as described under "--Allocation of Losses to the Group 1 Certificates" below, over (ii) the sum of (a) the cumulative amount of any Recoveries allocated to such class and (b) the cumulative amount of Class 1-A-3 Realized Loss Amortization Amounts for all
prior Distribution Dates and (y) the excess of (i) the Monthly Excess Cashflow
Amount over (ii) the amount described in clauses (a) through (b)(i) of the
Monthly Excess Cashflow Allocation for such Distribution Date."

         With respect to the description of distributions made from the Swap
Account under "Description of the Certificates--Interest Rate Swap Agreement,
the Swap Provider and the Swap Account--The Swap Account" on page S-113 of the
Prospectus Supplement, clause "sixth" is replaced in its entirety with the following:

         "sixth, sequentially, to the Class 1-A-3, Class 1-M-1, Class 1-M-2,
Class 1-M-3, Class 1-M-4, Class 1-M-5, and Class 1-M-6 Certificates, to the
extent of any remaining related Realized Loss Amortization Amount for such class
(or in the case of the Class 1-A-3 Certificates, the Class 1-A-3 Realized Loss
Amortization Amount);"

                                     ____________________________________

         Capitalized terms used but not defined herein have the meanings assigned them in the accompanying prospectus supplement.

PROSPECTUS SUPPLEMENT
(To Prospectus Dated April 26, 2006)

Banc of America Funding Corporation                      Banc of America Funding 2006-D Trust
                 Depositor                                                    Issuing Entity

Bank of America, National Association                         Wells Fargo Bank, N.A.
                        Sponsor                                                                                                   Master Servicer

                                                                          $1,776,428,100
                                              (Approximate)

                                     Mortgage Pass-Through Certificates, Series 2006-D
                      Principal and/or interest payable monthly, beginning in May 2006

______________________________________________________________________________
YOU SHOULD CAREFULLY CONSIDER THE "RISK FACTORS" BEGINNING ON PAGE S-30 OF THIS
PROSPECTUS SUPPLEMENT.

Neither the Offered Certificates nor the mortgage loans are insured or guaranteed by any governmental agency or instrumentality.

The Offered Certificates represent interests in the Issuing Entity only and will not be obligations of the Depositor, the Sponsor or any other entity.

This prospectus supplement may be used to offer and sell the Offered
Certificates only if accompanied by the prospectus. Please read both documents carefully to understand the risks associated with these investments.
______________________________________________________________________________

THE ISSUING ENTITY WILL ISSUE --

o    Seven groups consisting of twenty-one classes of Senior Certificates.

o    Six classes of Class 1-M Certificates, all of which are subordinated to, and provide credit enhancement for, the Senior Certificates of Group 1.
     Each class of Class 1-M Certificates is also subordinated to each class of
     Class 1-M Certificates, if any, with a lower numeric designation.

o    Three groups consisting of twenty-three classes of Class B Certificates.
     Each group of Class B Certificates is subordinated to, and provides credit support for, certain classes or groups of Senior Certificates described herein. Each class of Class B Certificates is also subordinated to each class of Class B Certificates within its group, if any, with a lower numeric designation.

o    The Class 1-CE and Class 1-P Certificates.

o    The Swap-IO Interest, which will not be certificated.

The classes of Offered Certificates are listed in the table on page S-6.

THE YIELD TO MATURITY OF THE INTEREST ONLY CERTIFICATES WILL BE PARTICULARLY
SENSITIVE TO THE RATE OF PRINCIPAL PAYMENTS ON CERTAIN MORTGAGE LOANS. IF YOU
ARE PURCHASING INTEREST ONLY CERTIFICATES, YOU SHOULD CONSIDER THE RISK THAT A
FASTER THAN ANTICIPATED RATE OF PRINCIPAL PAYMENTS ON SUCH MORTGAGE LOANS MAY
RESULT IN AN ACTUAL YIELD THAT IS LOWER THAN YOUR EXPECTED YIELD AND COULD
RESULT IN A LOSS OF ALL OR PART OF YOUR INITIAL INVESTMENT.

THE ASSETS OF THE ISSUING ENTITY WILL CONSIST PRIMARILY OF MORTGAGE LOANS --

o    Seven loan groups originated or acquired by the Sponsor, which is an affiliate of the Depositor and the Underwriter.

o    All of which are adjustable-rate mortgage loans secured by first liens on one- to four-family properties.

o    All of which have original terms to maturity of approximately 25 to 30 years.

CREDIT ENHANCEMENT WILL CONSIST OF --

o    Subordination of the Subordinate Certificates to the Senior Certificates of
     the related groups for the distributions of principal and interest and the allocation of losses.

o    Subordination of Super Senior Support Certificates to the related Super
     Senior Certificates for the allocation of losses.

o    Cross-collateralization of certain loan groups and the related
     Certificates.

o    Shifting interest in prepayments with allocation of all principal prepayments and certain liquidation proceeds on the mortgage loans in certain loan groups to the Senior Certificates of the related Group of
     Certificates as described herein.

o    As of the cut-off date, the aggregate principal balance of the Group 1
     Mortgage Loans will exceed the aggregate class balance of the Offered Group
     1 Certificates, resulting in overcollateralization. Certain excess interest received from the Group 1 Mortgage Loans will also be applied as payments of principal on the Offered Group 1 Certificates to maintain a required level of overcollateralization.

o    Net swap payments received pursuant to an interest rate swap agreement will be available to make certain distributions on the Offered Group 1
     Certificates.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES
COMMISSION HAS APPROVED THE OFFERED CERTIFICATES OR DETERMINED THAT THIS
PROSPECTUS SUPPLEMENT OR THE PROSPECTUS IS ACCURATE OR COMPLETE. ANY
REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The offered certificates will be offered by Banc of America Securities LLC, as underwriter, at varying prices to be determined at the time of sale to investors. The anticipated delivery date for the offered certificates is April
28, 2006. Total proceeds to Banc of America Funding Corporation for the offered certificates will be approximately 99.535% of the initial principal balance of the offered certificates plus accrued interest, if applicable, before deducting expenses payable by the depositor.

                         Banc of America Securities LLC
                                 April 26, 2006

IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS SUPPLEMENT

   Mortgage Loans Paying Interest Only During the Related Interest Only
      Period May Have a Higher Risk of Delinquency, Default or Rates of
      Prepayment ..........................................................................................................................................................     S-30
   Inclusion of Mortgage Loans that Have Been Delinquent in the Past May
      Increase Risk of Loss .........................................................................................................................................     S-30
   The Rate of Principal Payments on the Mortgage Loans Will Affect the
      Yield on the Offered Certificates ......................................................................................................................      S-31
   Delinquencies and Losses on the Mortgage Loans May Adversely Affect
      Your Yield ............................................................................................................................................................     S-32
   Alternative Underwriting Standards May Increase Risk of Loss ..................................................................     S-32
   The Rate of Default on Mortgage Loans that Are Secured by Investor

   There Is a Risk that Interest Payments on the Mortgage Loans May Be
      Insufficient to Pay Interest on Your Certificates ...................................................................................... ....      S-33
   Subordination of Super Senior Support and Subordinate Certificates
      Increases Risk of Loss ......................................................................................................................................      S-34
   Aggregate Group X Subordinate Certificates Provide Subordination for
      the Senior Certificates of Aggregate Group X and Aggregate Group 6
      Subordinate Certificates Provide Subordination for the Senior
      Certificates of Aggregate Group 6 ..................................................................................................................      S-35
   The Timing of Changes in the Rate of Prepayments May Significantly
      Affect the Actual Yield to You, Even If the Average Rate of Principal
      Prepayments is Consistent with Your Expectations ....................................................................................      S-35
   The Variable Rate of Interest on the Offered Certificates Will Affect
      Your Yield ..........................................................................................................................................................      S-36
   Adjustable-Rate Mortgage Loan Borrowers May Be More Likely to Prepay ...........................................      S-36
   Limited Source of Payments - No Recourse to Depositor, Sponsor, Master
      Servicer, Servicers, Securities Administrator or Trustee ...........................................................................      S-36
   Limited Liquidity .................................................................................................................................................      S-36
   Geographic Concentration May Increase Risk of Loss Due to Adverse
      Economic Conditions or Natural Disaster ...................................................................................................      S-37
   Recent Storms May Adversely Affect Holders of the Offered Certificates.............................................       S-37
   Residential Real Estate Values May Fluctuate and Adversely Affect Your
      Investment ........................................................................................................................................................     S-38
   Rights of Beneficial Owners May Be Limited by Book-Entry System ........................................................     S-38
   The Recording of the Mortgages in the Name of MERS May Affect the

   United States Military Operations May Increase Risk of Relief Act
      Shortfalls ...........................................................................................................................................................     S-39
   The Rights of the NIMS Insurer Could Adversely Affect the Offered
      Group 1 Certificates .........................................................................................................................................     S-39
   There is a Risk that Interest Payments on the Group 1 Mortgage Loans
      May Be Insufficient to Maintain Overcollateralization .............................................................................     S-40
   Credit Enhancement for Group 1 Senior Certificates Increases Risk of

   Yield Considerations on the Class 1-M-2, Class 1-M-3, Class 1-M-4,
      Class 1-M-5, Class 1-M-6, Class X-B-2, Class X-B-3, Class 5-B-2,
      Class 5-B-3, Class 6-B-3, Class 6-B-4, Class 6-B-5, Class 6-B-6,

                  IMPORTANT NOTICE ABOUT INFORMATION PRESENTED
                IN THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS

          The Offered Certificates are described in two separate documents that progressively provide more detail: (i) the accompanying prospectus, which provides general information, some of which may not apply to a particular series of certificates such as your certificates; and (ii) this prospectus supplement, which incorporates and includes the appendices and describes the specific terms of your Certificates and may differ from information in the prospectus.

          Information regarding certain entities that are not affiliates of the
Depositor has been provided in this prospectus supplement. See in particular
"The Originators--Countrywide Home Loans, Inc.," "--IndyMac Bank, F.S.B.,"
"Mortgage Loan Underwriting Standards--Countrywide Home Loans' Underwriting
Standards," "--IndyMac Bank's Underwriting Standards," "Servicing of the
Mortgage Loans--The Master Servicer and Securities Administrator," "--The
Servicers--Countrywide Home Loans Servicing LP" and "--IndyMac Bank's Servicing
Experience and Procedures" in this prospectus supplement. The information contained in those sections of this prospectus supplement was prepared solely by the party described in that section without any input from the Depositor.

          If you have received a copy of this prospectus supplement and accompanying prospectus in electronic format, and if the legal prospectus delivery period has not expired, you may obtain a paper copy of this prospectus supplement and accompanying prospectus from the depositor or from the
Underwriter.

          Cross-references are included in this prospectus supplement and the prospectus to captions in these materials where you can find additional information. The "Table of Contents" in this prospectus supplement and the
"Table of Contents" in the prospectus provide the locations of these captions.

          The "Index to Defined Terms" beginning on page S-129 of this prospectus supplement and the "Index of Defined Terms" beginning on page 120 of the prospectus direct you to the locations of the definitions of capitalized terms used in each of the documents. Any capitalized terms that are not defined in this prospectus supplement and that do not have obvious meanings are defined in the prospectus.

          Banc of America Funding Corporation's principal offices are located at
214 North Tryon Street, Charlotte, North Carolina 28255, and its phone number is
(704) 386-2400.

                                      _____________________

          This prospectus supplement and the accompanying prospectus contain forward-looking statements within the meaning of Section 27A of the Securities
Act of 1933, as amended. Specifically, forward-looking statements, together with related qualifying language and assumptions, are found in the material
(including tables) under the headings "Risk Factors" and "Prepayment and Yield
Considerations." Forward-looking statements are also found in other places throughout this prospectus supplement and the prospectus, and may be identified by, among other things, accompanying language such as "expects," "intends,"
"anticipates," "estimates" or analogous expressions, or by qualifying language or assumptions. These statements involve known and unknown risks, uncertainties and other important factors that could cause the actual results or performance to differ materially from the forward-looking statements. These risks, uncertainties and other factors include, among others, general economic and business conditions, competition, changes in political, social and economic conditions, regulatory initiatives and compliance with governmental regulations, customer preference and various other matters, many of which are beyond the depositor's control. These forward-looking statements speak only as of the date of this prospectus supplement. The depositor expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statements to reflect changes in the depositor's expectations with regard to those statements or any change in events, conditions or circumstances on which any forward-looking statement is based.

                                      EUROPEAN ECONOMIC AREA

          In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a "Relevant Member State"), each underwriter has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member
State (the "Relevant Implementation Date") it has not made and will not make an offer of securities to the public in that Relevant Member State prior to the publication of a prospectus in relation to the securities which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the
Prospectus Directive, except that it may, with effect from and including the
Relevant Implementation Date, make an offer of securities to the public in that
Relevant Member State at any time:

               (a) to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

               (b) to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than (euro)43,000,000 and (3) an annual net turnover of more than (euro)50,000,000, as shown in its last annual or consolidated accounts; or

               (c) in any other circumstances which do not require the
          publication by the Depositor of a prospectus pursuant to Article 3 of the Prospectus Directive.

          For the purposes of this provision, the expression an "offer of securities to the public" in relation to any securities in any Relevant Member
State means the communication in any form and by any means of sufficient information on the terms of the offer and the securities to be offered so as to enable an investor to decide to purchase or subscribe the securities, as the same may be varied in that Member State by any measure implementing the
Prospectus Directive in that Member State and the expression "Prospectus
Directive" means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

                                         UNITED KINGDOM

          Each underwriter has represented and agreed that:

               (a) it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of
          Section 21 of the Financial Services and Markets Act) received by it in connection with the issue or sale of the securities in
          circumstances in which Section 21(1) of the Financial Services and
          Markets Act does not apply to the Depositor; and

               (b) it has complied and will comply with all applicable
          provisions of the Financial Services and Markets Act with respect to anything done by it in relation to the securities in, from or otherwise involving the United Kingdom.

                       NOTICE TO UNITED KINGDOM INVESTORS

          The distribution of this free writing prospectus if made by a person who is not an authorized person under the Financial Services and Markets Act, is being made only to, or directed only at persons who (1) are outside the United
Kingdom or (2) are persons falling within Article 49(2)(a) through (d) ("high net worth companies, unincorporated associations, etc.") or 19 (Investment
Professionals) of the Financial Services and Market Act 2000 (Financial
Promotion) Order 2005 (all such persons together being referred to as the
"Relevant Persons"). This free writing prospectus must not be acted on or relied on by persons who are not Relevant Persons. Any investment or investment activity to which this free writing prospectus relates, including the offered certificates, is available only to Relevant Persons and will be engaged in only with Relevant Persons.

          Potential investors in the United Kingdom are advised that all, or most, of the protections afforded by the United Kingdom regulatory system will not apply to an investment in the trust fund and that compensation will not be available under the United Kingdom Financial Services Compensation Scheme.

                                                                THE SERIES 2006-D CERTIFICATES(16)

                                                                                                                                                                                                INITIAL RATING OF
                                  INITIAL                                                                                                                                                   CERTIFICATE(3)
                                   CLASS                PASS-THROUGH
        CLASS            BALANCE(1)               RATE                        PRINCIPAL TYPE(2)              INTEREST TYPE(2)        FITCH        S&P

OFFERED CERTIFICATES
Class 1-A-1 .........    $415,186,000                (4)              Super Senior, Sequential Pay              Floating Rate              AAA        AAA
Class 1-A-2 ........    $  99,554,000                (4)              Super Senior, Sequential Pay              Floating Rate              AAA        AAA
Class 1-A-3 ........    $  60,451,000                (4)             Super Senior Support, Pass-Through         Floating Rate              AAA        AAA
Class 2-A-1 ........    $  20,954,000                (5)               Super Senior, Pass-Through              Variable Rate              AAA        AAA
Class 2-A-2 ........    $       974,000                (5)            Super Senior Support, Pass-Through          Variable Rate              AAA        AAA
Class 2-A-R .........    $             100                (5)                 Senior, Sequential Pay                       Variable Rate              AAA       AAA
Class 3-A-1 .........    $192,774,000                (6)              Super Senior, Pass-Through                   Variable Rate              AAA       AAA
Class 3-A-2 ........    $    8,954,000                (6)                 Super Senior Support,                       Variable Rate              AAA       AAA
                                                                                          Pass-Through
Class 4-A-1 ........    $ 15,000,000                (7)               Super Senior, Pass-Through                Variable Rate            AAA        AAA
Class 4-A-2 ........    $ 12,229,000                (7)              Super Senior, Sequential Pay                Variable Rate            AAA        AAA
Class 4-A-3 ........    $   3,896,000                (7)              Super Senior, Sequential Pay                Variable Rate            AAA       AAA
Class 4-A-4 ........    $   1,446,000                (7)                 Super Senior Support,                         Variable Rate           AAA        AAA
                                                                                      Pass-Through
Class 5-A-1 .........    $100,000,000                (8)                 Super Senior, Pass-Through                     Variable Rate           AAA        AAA
Class 5-A-2 .........    $249,587,000                (9)               Super Senior, Sequential Pay                      Variable Rate           AAA        AAA
Class 5-A-3 ........    $ 83,603,000                (9)                Super Senior, Sequential Pay                       Variable Rate          AAA        AAA
Class 5-A-4 ........    $ 16,303,000                (8)                     Super Senior Support,                              Variable Rate          AAA        AAA
                                                                                                     Pass-Through
Class 5-A-X .........         (10)                       (10)                 Super Senior, Notional                         Fixed Rate, Interest       AAA       AAA
                                                                                                             Only
Class 6-A-1 .........    $115,912,000              (11)              Super Senior, Pass-Through                         Variable Rate          AAA       AAA
Class 6-A-2 ........    $    6,440,000              (11)                  Super Senior Support,                                Variable Rate          AAA       AAA
                                                                                                  Pass-Through
Class 6-A-3 .........    $288,576,000              (12)           Super Senior, Pass-Through                            Variable Rate          AAA       AAA
Class 6-A-4 ........    $  16,032,000              (12)                Super Senior Support,                                  Variable Rate          AAA       AAA
                                                                                                Pass-Through
Class 1-M-1 ........    $   6,045,000                (4)                       Subordinated                                          Floating Rate          AA+         AA
Class 1-M-2 ........    $   9,007,000                (4)                       Subordinated                                          Floating Rate           AA            A
Class 1-M-3 ........    $   3,023,000                (4)                       Subordinated                                          Floating Rate           A+             A-
Class 1-M-4 ........    $   3,023,000                (4)                       Subordinated                                          Floating Rate           A            BBB+
Class 1-M-5 ........    $   3,082,000                (4)                       Subordinated                                          Floating Rate          BBB+      BBB
Class 1-M-6 ........    $   3,023,000                (4)                       Subordinated                                         Floating Rate          BBB-        BBB-
Class X-B-1 ........    $   6,959,000              (13)                       Subordinated                                         Variable Rate           AA          None
Class X-B-2 ........    $   1,605,000              (13)                       Subordinated                                         Variable Rate           A             None
Class X-B-3 .........    $  1,071,000               (13)                       Subordinated                                         Variable Rate          BBB         None
Class 5-B-1 ........    $   9,782,000                (8)                       Subordinated                                          Variable Rate           AA         None
Class 5-B-2 ........    $   2,562,000                (8)                       Subordinated                                          Variable Rate           A            None
Class 5-B-3 ........    $   1,397,000                (8)                       Subordinated                                          Variable Rate          BBB         None
Class 6-B-1 ........    $   6,742,000              (14)                       Subordinated                                          Variable Rate          None        AA+
Class 6-B-2 ........    $   3,595,000              (14)                       Subordinated                                          Variable Rate          None       AA
Class 6-B-3 ........    $   1,348,000              (14)                       Subordinated                                          Variable Rate          None      AA-
Class 6-B-4 ........    $   1,798,000              (14)                       Subordinated                                          Variable Rate          None       A+
Class 6-B-5 ........    $   1,124,000              (14)                       Subordinated                                          Variable Rate          None       A
Class 6-B-6 ........    $   1,123,000              (14)                       Subordinated                                          Variable Rate          None       A-
Class 6-B-7 ........    $   1,349,000              (14)                       Subordinated                                          Variable Rate          None      BBB
Class 6-B-8 ........    $      899,000              (14)                       Subordinated                                          Variable Rate          None      BBB-

NON-OFFERED CERTIFICATES
Class 1-CE ..........             (15)                   (15)                       Subordinated                                                N/A                    None     None
Class 1-P ...........    $        100                    (15)                 Prepayment Charge                                            N/A                    None     None
Class X-B-4 .........    $    669,000              (13)                       Subordinated                                            Variable Rate           BB       None
Class X-B-5 .........    $    535,000              (13)                       Subordinated                                           Variable Rate             B        None
Class X-B-6 .........    $    535,426             (13)                        Subordinated                                           Variable Rate          None    None
Class 5-B-4 ........    $     932,000              (8)                         Subordinated                                           Variable Rate           BB        None
Class 5-B-5 ........    $     698,000              (8)                         Subordinated                                           Variable Rate            B         None
Class 5-B-6 ........    $     932,413              (8)                         Subordinated                                           Variable Rate          None    None
Class 6-B-9 .........    $  1,348,000            (14)                         Subordinated                                           Variable Rate          None      BB
Class 6-B-10 ........    $ 1,798,000            (14)                         Subordinated                                           Variable Rate          None      B
Class 6-B-11 ........    $ 1,348,344            (14)                          Subordinated                                           Variable Rate         None     None

______________________________
(1)  Approximate. The initial class balances of the Offered Certificates may vary by a total of plus or minus 5%.

(2)  See "Description of the Certificates--Categories of Classes of
     Certificates" in the prospectus for a description of these principal and interest types and see "Description of the Certificates--Distributions on
     the Group 1 Certificates," --Distributions on the Shifting Interest
     Certificates--Priority of Distributions,"

     "--Allocation of Losses to the Group 1 Certificates" and "--Allocation of
     Losses to the Shifting Interest Certificates" in this prospectus supplement for a description of the effects of subordination.

(3)  The offered certificates will not be issued unless they receive at least the ratings set forth in this table. See "Certificate Ratings" in this prospectus supplement.

(4)  For each Distribution Date occurring prior to and including the applicable
     Optional Termination Date, interest will accrue on these Certificates at a per annum rate equal to the lesser of (i) the lesser of (a) the sum of
     Certificate One-Month LIBOR and 0.170%, 0.280%, 0.300%, 0.370%, 0.520%,
     0.600%, 1.150%, 1.250% and 1.250% with respect to the Class 1-A-1, Class
     1-A-2, Class 1-A-3, Class 1-M-1, Class 1-M-2, Class 1-M-3, Class 1-M-4,
     Class 1-M-5 and Class 1-M-6 Certificates, respectively, and (b) 11.00% and
     (ii) the Group 1 Cap. On each Distribution Date following the applicable
     Optional Termination Date, interest will accrue on the these Certificates at a per annum rate equal to the lesser of (i) the lesser of (a) the sum of
     Certificate One-Month LIBOR and 0.340%, 0.560%, 0.600%, 0.555%, 0.780%,
     0.900%, 1.725%, 1.875% and 1.875% with respect to the Class 1-A-1, Class
     1-A-2, Class 1-A-3, Class 1-M-1, Class 1-M-2, Class 1-M-3, Class 1-M-4,
     Class 1-M-5 and Class 1-M-6 Certificates, respectively, and (b) 11.00% and
     (ii) the Group 1 Cap. For the initial Distribution Date in May 2006, this rate is expected to be approximately 5.170%, 5.280%, 5.300%, 5.370%,
     5.520%, 5.600%, 6.150%, 6.250% and 6.250% per annum with respect to the
     Class 1-A-1, Class 1-A-2, Class 1-A-3, Class 1-M-1, Class 1-M-2, Class
     1-M-3, Class 1-M-4, Class 1-M-5 and Class 1-M-6 Certificates, respectively.

(5)  Interest will accrue on these Certificates at a per annum rate equal to the weighted average of the Net Mortgage Interest Rates of the Group 2 Mortgage
     Loans (based on the Stated Principal Balances of the Group 2 Mortgage Loans
     on the due date in the month preceding the month of such Distribution
     Date). For the initial Distribution Date in May 2006, this rate is expected to be approximately 5.849047% per annum.

(6)  Interest will accrue on these Certificates at a per annum rate equal to the weighted average of the Net Mortgage Interest Rates of the Group 3 Mortgage
     Loans (based on the Stated Principal Balances of the Group 3 Mortgage Loans
     on the due date in the month preceding the month of such Distribution
     Date). For the initial Distribution Date in May 2006, this rate is expected to be approximately 5.602668% per annum.

(7)  Interest will accrue on these Certificates at a per annum rate equal to the weighted average of the Net Mortgage Interest Rates of the Group 4 Mortgage
     Loans (based on the Stated Principal Balances of the Group 4 Mortgage Loans
     on the due date in the month preceding the month of such Distribution
     Date). For the initial Distribution Date in May 2006, this rate is expected to be approximately 5.794164% per annum.

(8)  Interest will accrue on these Certificates at a per annum rate equal to the weighted average of the Net Mortgage Interest Rates of the Group 5 Mortgage
     Loans (based on the Stated Principal Balances of the Group 5 Mortgage Loans
     on the due date in the month preceding the month of such Distribution
     Date). For the initial Distribution Date in May 2006, this rate is expected to be approximately 5.86856626% per annum.

(9)  Interest will accrue on these Certificates through the Distribution Date in
     February 2016 at a per annum rate equal to the weighted average of the Net
     Mortgage Interest Rates of the Group 5 Mortgage Loans (based on the Stated
     Principal Balances of the Group 5 Mortgage Loans on the due date in the month preceding the month of such Distribution Date) minus 0.61856626%. For the initial Distribution Date in May 2006, this rate is expected to be approximately 5.250000% per annum. On and after the Distribution Date in
     March 2016, interest will accrue on these Certificates at a per annum rate equal to the weighted average of the Net Mortgage Interest Rates of the
     Group 5 Mortgage Loans (based on the Stated Principal Balances of the Group
     5 Mortgage Loans on the due date in the month preceding the month of such
     Distribution Date).

(10) Interest will accrue on the Class 5-A-X Certificates through the
     Distribution Date in February 2016 at rate equal to 0.61856626% per annum and will accrue interest on a notional balance equal to the sum of the outstanding class balances of the Class 5-A-2 and Class 5-A-3 Certificates, which with respect to the first Distribution Date will be approximately
     $333,190,000. The pass-through rate on the Class 5-A-X Certificates will be zero on and after the Distribution Date in March 2016.

(11) Interest will accrue on these Certificates at a per annum rate equal to the weighted average of the Net Mortgage Interest Rates of the Group 6A
     Mortgage Loans (based on the Stated Principal Balances of the Group 6A
     Mortgage Loans on the due date in the month preceding the month of such
     Distribution Date). For the initial Distribution Date in May 2006, this rate is expected to be approximately 6.026807% per annum.

(12) Interest will accrue on these Certificates at a per annum rate equal to the weighted average of the Net Mortgage Interest Rates of the Group 6B
     Mortgage Loans (based on the Stated Principal Balances of the Group 6B
     Mortgage Loans on the due date in the month preceding the month of such
     Distribution Date). For the initial Distribution Date in May 2006, this rate is expected to be approximately 5.964232% per annum.

(13) Interest will accrue on these Certificates at a per annum rate equal to the weighted average (based on the Group Subordinate Amount for Loan Group 2,
     Loan Group 3 and Loan Group 4) of the weighted average of the Net Mortgage
     Interest Rates of each of the Group 2 Mortgage Loans, Group 3 Mortgage
     Loans and Group 4 Mortgage Loans (based on the Stated Principal Balances of the Mortgage Loans in the related Loan Group on the due date in the month preceding the month of such Distribution Date). For the initial
     Distribution Date in May 2006, this rate is expected to be approximately
     5.648099% per annum.

(14) Interest will accrue on these Certificates at a per annum rate equal to the weighted average (based on the Group Subordinate Amount for Loan Group 6-A and Loan Group 6-B) of the weighted average of the Net Mortgage Interest
     Rates of each of the Group 6-A Mortgage Loans and Group 6-B Mortgage Loans
     (based on the Stated Principal Balances of the Mortgage Loans in the
     related Loan Group on the due date in the month preceding the month of such
     Distribution Date). For the initial Distribution Date in May 2006, this rate is expected to be approximately 5.982164% per annum.

(15) The Class 1-CE and Class 1-P Certificates are entitled to certain distributions as specified in the Pooling and Servicing Agreement.

(16) The Issuing Entity will also issue the Swap-IO Interest, which will represent, approximately, the amounts to be paid in respect of the Group 1
     Mortgage Loans to the Supplemental Interest Trust. The Swap-IO Interest
     will not be certificated.

                                                     SUMMARY OF TERMS

          This summary highlights selected information from this prospectus supplement. It does not contain all of the information that you need to consider in making your investment decision. To understand the terms of the offered certificates, you should read this entire prospectus supplement and the prospectus carefully.

TITLE OF SERIES:       Banc of America Funding Corporation, Mortgage Pass-through
                        Certificates, Series 2006-D

DEPOSITOR:                Banc of America Funding Corporation

ISSUING ENTITY:       Banc of America Funding 2006-D Trust

SPONSOR:                    Bank of America, National Association

ORIGINATORS:           Bank of America, National Association, Countrywide Home
                                Loans, Inc., IndyMac Bank, F.S.B., GreenPoint Mortgage
                                Funding, Inc. and Wells Fargo Bank, N.A.

SERVICERS:                  Bank of America, National Association, Countrywide Home Loans
                                Servicing LP, IndyMac Bank, F.S.B., GreenPoint Mortgage
                                Funding, Inc. and Wells Fargo Bank, N.A.

MASTER
SERVICER:                   Wells Fargo Bank, N.A.

SECURITIES
ADMINISTRATOR:           Wells Fargo Bank, N.A.

TRUSTEE:                    U.S. Bank National Association

SUPPLEMENTAL
INTEREST TRUST
TRUSTEE:                    Wells Fargo Bank, N.A.

SWAP PROVIDER:             Bank of America, National Association

DETERMINATION
DATE:                      The 16th day of each month in which a distribution date
                                      occurs (or if not a business day, the immediately preceding business day).

DISTRIBUTION
DATE:                          The 20th day of each month (or, if not a business day, the next business day) beginning May 22, 2006.

CLOSING DATE:       On or about April 28, 2006.

CUT-OFF DATE:              April 1, 2006.

RECORD DATE:       The last business day of the month preceding a distribution date or, with respect to the Offered Group 1 Certificates, the business day before such Distribution Date (unless
                                   definitive certificates are issued). If definitive
                                   certificates are issued for a class of Offered Group 1
                                   Certificates, the record date for such class will be the last business day of the month preceding a Distribution Date.

                               _______________________________

THE TRANSACTION PARTIES

         On the closing date the Sponsor will sell the Mortgage Loans to the
Depositor, which will in turn deposit them into a New York common law trust, which is the Issuing Entity. The trust will be formed by a pooling and servicing agreement, to be dated the closing date, among the Depositor, the Master
Servicer, the Securities Administrator and the Trustee. The Master Servicer will monitor the servicing of the Mortgage Loans by each Servicer in accordance with the pooling and servicing agreement. The Securities Administrator will calculate distributions and other information regarding the Certificates.

          The transfers of the mortgage loans from the Sponsor to the Depositor to the Issuing Entity in exchange for the Certificates are illustrated below:

INSERT IMAGE

OFFERED CERTIFICATES

          A summary table of the initial class balances, principal types, pass-through rates, interest types and ratings of the Offered Certificates offered by this prospectus supplement is set forth on page S-6.

          The certificates and an interest in respect of amounts to be paid in respect of the Group 1 Mortgage Loans to the Supplemental Interest Trust
pursuant to the Swap Agreement represent all of the beneficial ownership interest in the trust.

_____________________________________________________________________________

                                            CLASSIFICATIONS OF CLASSES OF CERTIFICATES
_____________________________________________________________________________

Offered Certificates:                                 1-A-1, 1-A-2, 1-A-3, 1-M-1, 1-M-2,
                                                            1-M-3, 1-M-4, 1-M-5, 1-M-6, 2-A-R,
                                                        2-A-1, 2-A-2, 3-A-1, 3-A-2, 4-A-1,
                                                            4-A-2, 4-A-3, 4-A-4, 5-A-1, 5-A-2,
                                                            5-A-3, 5-A-4, 5-A-X, 6-A-1, 6-A-2,
                                                            6-A-3, 6-A-4, X-B-1, X-B-2, X-B-3,
                                                        5-B-1, 5-B-2, 5-B-3, 6-B-1, 6-B-2,
                                                            6-B-3, 6-B-4, 6-B-5, 6-B-6, 6-B-7
                                                           and 6-B-8

Non-Offered Certificates:                      1-CE, 1-P, X-B-4, X-B-5, X-B-6,
                                                          5-B-4, 5-B-5, 5-B-6, 6-B-9, 6-B-10
                                                      and 6-B-11

Senior Certificates:                                  1-A-1, 1-A-2, 1-A-3, 2-A-R, 2-A-1,
                                                           2-A-2, 3-A-1, 3-A-2, 4-A-1, 4-A-2,
                                                           4-A-3, 4-A-4, 5-A-1, 5-A-2, 5-A-3,
                                                           5-A-4, 5-A-X, 6-A-1, 6-A-2, 6-A-3
                                                       and 6-A-4

Subordinate Certificates:                      1-M-1, 1-M-2, 1-M-3, 1-M-4, 1-M-5,
                                                      1-M-6, 1-CE, X-B-1, X-B-2, X-B-3,
                                                          X-B-4, X-B-5, X-B-6, 5-B-1, 5-B-2,
                                                          5-B-3, 5-B-4, 5-B-5, 5-B-6, 6-B-1,
                                                          6-B-2, 6-B-3, 6-B-4, 6-B-5, 6-B-6,
                                                      6-B-7, 6-B-8, 6-B-9, 6-B-10 and
                                                          6-B-11

Class B Certificates:                              X-B-1, X-B-2, X-B-3, X-B-4, X-B-5,
                                                     X-B-6, 5-B-1, 5-B-2, 5-B-3, 5-B-4,
                                                         5-B-5, 5-B-6, 6-B-1, 6-B-2, 6-B-3,
                                                         6-B-4, 6-B-5, 6-B-6, 6-B-7, 6-B-8,
                                                         6-B-9, 6-B-10 and 6-B-11

Class 1-M Certificates:                        1-M-1, 1-M-2, 1-M-3, 1-M-4, 1-M-5
                                                   and 1-M-6

Group 1 Certificates:                           1-A-1, 1-A-2, 1-A-3, 1-M-1, 1-M-2,
                                                       1-M-3, 1-M-4, 1-M-5, 1-M-6, 1-CE
                                                   and 1-P

Offered Group 1 Certificates:            1-A-1, 1-A-2, 1-A-3, 1-M-1, 1-M-2,
                                                  1-M-3, 1-M-4, 1-M-5 and 1-M-6

Group 1 Senior Certificates:             1-A-1, 1-A-2 and 1-A-3

Group 2 Senior Certificates:             2-A-R, 2-A-1 and 2-A-2

Group 3 Senior Certificates:             3-A-1 and 3-A-2

Group 4 Senior Certificates:             4-A-1, 4-A-2, 4-A-3 and 4-A-4

Group 5 Senior Certificates:             5-A-1, 5-A-2, 5-A-3, 5-A-4 and
                                                             5-A-X

Group 6A Senior Certificates:         6-A-1 and 6-A-2

Group 6B Senior Certificates:          6-A-3 and 6-A-4

Aggregate Group X Senior Certificates:       Group 2 Senior Certificates, Group
                                                            3 Senior Certificates and Group 4
                                                            Senior Certificates

Aggregate Group 6 Senior Certificates:       Group 6A Senior Certificates and
                                                                   Group 6B Senior Certificates

Aggregate Group X Subordinate        X-B-1, X-B-2, X-B-3, X-B-4, X-B-5
Certificates:                                                    and X-B-6

Class 5-B Certificates:                           5-B-1, 5-B-2, 5-B-3, 5-B-4, 5-B-5
                                                         and 5-B-6

Aggregate Group 6 Subordinate        6-B-1, 6-B-2, 6-B-3, 6-B-4, 6-B-5,
 Certificates:                                                  6-B-6, 6-B-7, 6-B-8, 6-B-9, 6-B-10
                                                                and 6-B-11

Interest Only Certificates:                          5-A-X

Super Senior Certificates:                           1-A-1, 1-A-2, 2-A-1, 3-A-1, 4-A-1,
                                                       4-A-2, 4-A-3, 5-A-1, 5-A-2, 5-A-3,
                                                      5-A-X, 6-A-1 and 6-A-3

Super Senior Support Certificates:          1-A-3, 2-A-2, 3-A-2, 4-A-4, 5-A-4,
                                                      6-A-2 and 6-A-4

Shifting Interest Certificates:                   2-A-R, 2-A-1, 2-A-2, 3-A-1, 3-A-2,
                                                     4-A-1, 4-A-2, 4-A-3, 4-A-4, 5-A-1,
                                                     5-A-2, 5-A-3, 5-A-4, 5-A-X, 6-A-1,
                                                             6-A-2, 6-A-3, 6-A-4, X-B-1, X-B-2,
                                                            X-B-3, X-B-4, X-B-5, X-B-6, 5-B-1,
                                                            5-B-2, 5-B-3, 5-B-4, 5-B-5, 5-B-6,
                                                            6-B-1, 6-B-2, 6-B-3, 6-B-4, 6-B-5,
                                                            6-B-6, 6-B-7, 6-B-8, 6-B-9, 6-B-10
                                                           and 6-B-11

Shifting Interest Class B Certificates:   X-B-1, X-B-2, X-B-3, X-B-4, X-B-5,
                                                    X-B-6, 5-B-1, 5-B-2, 5-B-3, 5-B-4,
                                                            5-B-5, 5-B-6, 6-B-1, 6-B-2, 6-B-3,
                                                           6-B-4, 6-B-5, 6-B-6, 6-B-7, 6-B-8,
                                                           6-B-9, 6-B-10 and 6-B-11

Residual Certificate:                       2-A-R

_____________________________________________________________________________

          The Issuing Entity will also issue a Swap-IO Interest, which will represent approximately the amounts payable from the Group 1 Mortgage Loans in respect of payments from the Issuing Entity to the Supplemental Interest Trust.
The Swap-IO Interest will not be certificated and is not offered by this prospectus supplement.

          The senior certificates specified in the table above are divided into seven groups (each, a "GROUP"). The Group 1 Senior Certificates form "GROUP 1,"
the Group 2 Senior Certificates form "GROUP 2," the Group 3 Senior Certificates form "GROUP 3," the Group 4 Senior Certificates form "GROUP 4," the Group 5
Senior Certificates form "GROUP 5," the Group 6A Senior Certificates form "GROUP
6A," and the Group 6B Senior Certificates form "GROUP 6B." Because of the provisions relating to cross-collateralization, Group 2, Group 3 and Group 4 may be referred to collectively as "AGGREGATE GROUP X" and Group 6A and Group 6B may
be referred to collectively as "AGGREGATE GROUP 6." Group 2, Group 3, Group 4,
Group 5, Group 6A and Group 6B may be referred to collectively as the "SHIFTING
INTEREST GROUPS."

          Except to the extent of certain cross-collateralization payments described under "Description of the Certificates--Distributions on the Shifting
Interest Certificates--Cross-Collateralization," the numeric prefix for each class of Senior Certificates of Group 1, Group 2, Group 3, Group 4 and Group 5
designates the Group of Senior Certificates to which that class belongs and represents an interest in the Loan Group with the same number or number (e.g.
the Senior Certificates whose class designations begin with "1" correspond to the Group 1 Mortgage Loans, the Senior Certificates whose class designations begin with "2" correspond to the Group 2 Mortgage Loans and so forth). Except to the extent of certain cross-collateralization payments described under
"Description of the Certificates--Distributions on the Shifting Interest
Certificates--Cross-Collateralization," the Class 6-A-1 and Class 6-A-2
Certificates represent an interest in Loan Group 6A and the Class 6-A-3 and
Class 6-A-4 Certificates represent an interest in Loan Group 6B.

          Only the Senior Certificates, the Class 1-M Certificates and the Class
X-B-1, Class X-B-2, Class X-B-3, Class 5-B-1, Class 5-B-2, Class 5-B-3, Class
6-B-1, Class 6-B-2, Class 6-B-3, Class 6-B-4, Class 6-B-5, Class 6-B-6, Class
6-B-7 and Class 6-B-8 Certificates are offered by this prospectus supplement.

          The Class 1-CE, Class 1-P, Class X-B-4, Class X-B-5, Class X-B-6,
Class 5-B-4, Class 5-B-5, Class 5-B-6, Class 6-B-9, Class 6-B-10 and Class
6-B-11 Certificates are not offered by this prospectus supplement.

          The Class 1-M Certificates are subordinated to the Group 1 Senior
Certificates for distributions of principal and interest and for allocations of losses on the Mortgage Loans in Loan Group 1, and the Class 1-M Certificates
with higher numerical designations are subordinated to the Class 1-M
Certificates with lower numerical designations for distributions of principal and interest and for allocations of losses on the Mortgage Loans in Loan Group
1. The Aggregate Group X Subordinate Certificates are subordinated to the Senior
Certificates of Group 2, Group 3 and Group 4 for distributions of principal and interest and for allocations of losses on the Mortgage Loans in Loan Group 2,
Loan Group 3 and Loan Group 4, and the Aggregate Group X Subordinate
Certificates with higher numerical designations are subordinated to the
Aggregate Group X Subordinate Certificates with lower numerical designations for distributions of principal and interest and for allocations of losses on the
Mortgage Loans in Loan Group 2, Loan Group 3 and Loan Group 4. The Class 5-B
Certificates are subordinated to the Senior Certificates of Group 5 for distributions of principal and interest and for allocations of losses on the
Mortgage Loans in Loan Group 5, and the Class 5-B Certificates with higher numerical designations are subordinated to the Class 5-B Certificates with lower numerical designations for distributions of principal and interest and for allocations of losses on the Mortgage Loans in Loan Group 5. The Aggregate Group
6 Subordinate Certificates are subordinated to the Senior Certificates of Group
6A and Group 6B for distributions of principal and interest and for allocations of losses on the Mortgage Loans in Loan Group 6A and Loan Group 6B, and the
Aggregate Group 6 Subordinate Certificates with higher numerical designations are subordinated to the Aggregate Group 6 Subordinate with lower numerical designations for distributions of principal and interest and for allocations of losses on the Mortgage Loans in Loan Group 6A and Loan Group 6B.

          Information provided about non-offered certificates is included in this prospectus supplement to aid your understanding of the offered certificates.

MORTGAGE POOL

          The "MORTGAGE POOL" will consist of seven loan groups ("LOAN GROUP 1,"
"LOAN GROUP 2," "LOAN GROUP 3," "LOAN GROUP 4," "LOAN GROUP 5," "LOAN GROUP 6A"
and "LOAN GROUP 6B," and each a "LOAN GROUP") of adjustable-rate mortgage loans
(the "GROUP 1 MORTGAGE LOANS," the "GROUP 2 MORTGAGE LOANS," the

"GROUP 3 MORTGAGE LOANS," the "GROUP 4 MORTGAGE LOANS," the "GROUP 5 MORTGAGE
LOANS," the "GROUP 6A MORTGAGE LOANS" and the "GROUP 6B MORTGAGE LOANS", and
collectively, the "MORTGAGE LOANS") secured by first liens on one- to four-family properties. The Group 2 Mortgage Loans, Group 3 Mortgage Loans and
Group 4 Mortgage Loans are referred to in the aggregate as the "AGGREGATE GROUP
X MORTGAGE LOANS" and Loan Group 2, Loan Group 3 and Loan Group 4 are referred to in the aggregate as "AGGREGATE LOAN GROUP X." The Group 6A Mortgage Loans and
Group 6B Mortgage Loans are referred to in the aggregate as the "AGGREGATE GROUP
6 MORTGAGE LOANS" and Loan Group 6A and Loan Group 6B are referred to in the aggregate as "AGGREGATE LOAN GROUP 6." Aggregate Loan Group X and Aggregate Loan
Group 6 are referred to individually as an "AGGREGATE LOAN GROUP" and collectively as the "AGGREGATE LOAN GROUPS."

          The Mortgage Loans in each Loan Group have the following
characteristics:

                                                                                       INTEREST RATE            PAYMENT                                       ORIGINAL INTEREST
                                            INITIAL FIXED               ADJUSTMENT            ADJUSTMENT                                      ONLY PERIOD
LOAN GROUP                  RATE PERIODS                FREQUENCY              FREQUENCY               INDEX             (IF APPLICABLE)

     1             1 month, 6 months,           1 month, 6 months     1 month, 6 months    One-Month LIBOR,   5 years or 10 years
                                   2 years, 3 years,                   or 12 months               or 12 months         Six-Month LIBOR,
                                   5 years, 7 years                                                                                         One-Year LIBOR or
                                        or 10 years                                                                                             One-Year CMT
     2                                     3 years                          12 months                      12 months          One-Year LIBOR                3 years
     3                                    5 years                           12 months                      12 months          One-Year LIBOR                5 years
     4                                    7 years                           12 months                      12 months          One-Year LIBOR                7 years
     5                                  10 years                           12 months                      12 months          One-Year LIBOR             10 years
    6A                               10 years                          6 months or                  6 months or 12    Six-Month LIBOR or        10 years
                                                                                           12 months                       months              One-Year LIBOR
    6B                               10 years                          6 months or                   6 months or        Six-Month LIBOR,             10 years
                                                                                          12 months                      12 months         One-Year LIBOR or
                                                                                                                                                                One-Year CMT

          The Mortgage Loans provide for a fixed interest rate during an initial period and thereafter provide for adjustments to the interest rate on a monthly, semi-annual or annual basis. The interest rate of each Mortgage Loan will adjust to equal the sum of an index and a gross margin. Interest rate adjustments generally will be subject to certain limitations stated in the related mortgage note on increases and decreases for any adjustment. In addition, interest rate adjustments will be subject to an overall maximum mortgage interest rate and a minimum mortgage interest rate, which in most cases is equal to the related gross margin. The index for each Mortgage Loan will be the arithmetic mean of the London interbank offered rate quotations for one-month U.S.
Dollar-denominated deposits as published in The Wall Street Journal, the arithmetic mean of the London interbank offered rate quotations for six-month
U.S. Dollar-denominated deposits as published in The Wall Street Journal, the arithmetic mean of the London interbank offered rate quotations for one-year
U.S. Dollar-denominated deposits as published in The Wall Street Journal or the weekly average yield on United States Treasure Securities adjusted to a constant maturity of one year, as made available by the Federal Reserve Boar and published in Federal Reserve Statistical Release H.15 (519).

          The Mortgage Loans were originated or acquired by Bank of America,
National Association ("BANK OF AMERICA"), Countrywide Home Loans, Inc., IndyMac
Bank, F.S.B., GreenPoint Mortgage Funding, Inc. and Wells Fargo Bank, N.A.
(collectively, the "Originators"). The percentage of the Mortgage Loans in each
Loan Group and Aggregate Loan Group that were originated by each of the
Originators is set forth in the table under "The Mortgage Pool" in this prospectus supplement.

          The Depositor expects the Mortgage Loans to have the following approximate characteristics:

                                          SELECTED GROUP 1 MORTGAGE LOAN DATA AS OF APRIL 1, 2006

                                                                                                                  RANGE, TOTAL OR PERCENTAGE       WEIGHTED AVERAGE

Number of Mortgage Loans                                                                                       1,595                                                        --
Aggregate Unpaid Principal Balance                                                                  $604,510,384                                                 --
Unpaid Principal Balance                                                                             $36,450 to $1,995,000                                      $379,003(1)
Interest Rates                                                                                                   2.875% to 8.750%                                           6.489%
Gross Margin                                                                                                    0.750% to 5.000%                                          2.127%
Rate Ceiling                                                                                                      8.875% to 16.500%                                       12.081%
Months to Next Adjustment Date                                                                   1 to 119 months                                       41 months
Administrative Fee Rate                                                                                  0.251% to 1.166%                                        0.3582%
Remaining Terms to Stated Maturity                                                          344 to 360 months                                     356 months
Original Term                                                                                                      360 months                                                    --
Loan Age                                                                                                           0 to 16 months                                          4 months
Original Loan-to-Value Ratio                                                                      18.63% to 95.00%                                            75.94%
Debt-to-Income Ratio                                                                                    6.74% to 62.40%                                            39.73%
Credit Scores                                                                                                       604 to 817                                                     713
Latest Maturity Date                                                                                      April 1, 2036                                                     --
Percentage of Interest Only Mortgage Loans(2)                                           90.84%                                                          --
Percentage of "Alternative" Underwriting Guideline Mortgage
Loans(2)                                                                                                                72.39%                                                         --
Percentage of Mortgage Loans Secured by Investor Properties(2)              8.00%                                                         --
Percentage of Mortgage Loans Covered by LPMI Policies(2)                       0.75%                                                         --
Percentage of Mortgage Loans with Prepayment Premiums(2)                    45.33%                                                         --
Geographic Concentration of Mortgaged Properties in Excess of
5% of the Aggregate Unpaid Principal Balance:
   California                                                                                                           55.73%                                                          --
   Nevada                                                                                                                8.68%                                                          --
   Florida                                                                                                                 6.03%                                                           --
Maximum Single Zip Code Concentration(2)                                                   0.67%                                                           --

(1)  The balance shown is the average unpaid principal balance of the Group 1
     Mortgage Loans.

(2)  As a percentage of the unpaid principal balance of the Group 1 Mortgage
     Loans.

                                               SELECTED GROUP 2 MORTGAGE LOAN DATA AS OF APRIL 1, 2006

                                                                                                                  RANGE, TOTAL OR PERCENTAGE       WEIGHTED AVERAGE

Number of Mortgage Loans                                                                                      39                                                               --
Aggregate Unpaid Principal Balance                                               $22,901,727                                                       --
Unpaid Principal Balance                                                                        $149,940 to $1,200,000                                       $587,224(1)
Interest Rates                                                                                               5.500% to 7.125%                                              6.225%
Gross Margin                                                                                                           2.250%                                                        --
Rate Ceiling                                                                                                 11.500% to 13.125%                                          12.225%
Months to First Adjustment Date                                                            32 to 36 months                                             35 months
Administrative Fee Rate                                                                                       0.376                                                             --
Remaining Terms to Stated Maturity                                                     356 to 360 months                                          359 months
Original Term                                                                                                   360 months                                                        --
Loan Age                                                                                                       0 to 4 months                                               1 month
Original Loan-to-Value Ratio                                                                  37.88% to 90.00%                                                73.06%
Debt-to-Income Ratio                                                                              11.50% to 59.80%                                                34.91%
Credit Scores                                                                                                 630 to 818                                                          747
Latest Maturity Date                                                                                April 1, 2036                                                          --
Percentage of Interest Only Mortgage Loans(2)                                      92.91%                                                              --
Percentage of "Alternative" Underwriting Guideline Mortgage
Loans(2)                                                                                                            0.00%                                                              --
Percentage of Mortgage Loans Secured by Investor Properties(2)        0.00%                                                              --
Percentage of Mortgage Loans Covered by LPMI Policies(2)                 0.00%                                                              --
Percentage of Mortgage Loans with Prepayment Premiums(2)               0.00%                                                               --
Geographic Concentration  of Mortgaged Properties in Excess of
5% of the Aggregate Unpaid Principal Balance:
   California                                                                                                     40.53%                                                               --
   South Carolina                                                                                           14.53%                                                                --
   Florida                                                                                                         11.67%                                                                --
   Nevada                                                                                                         7.17%                                                                 --
   Arizona                                                                                                         6.89%                                                                --
Maximum Single Zip Code Concentration(2)                                            6.29%                                                                 --

(1)  The balance shown is the average unpaid principal balance of the Group 2
     Mortgage Loans.

(2)  As a percentage of the unpaid principal balance of the Group 2 Mortgage
     Loans.

                                            SELECTED GROUP 3 MORTGAGE LOAN DATA AS OF APRIL 1, 2006

                                                                                                                  RANGE, TOTAL OR PERCENTAGE       WEIGHTED AVERAGE

Number of Mortgage Loans                                                                                       365                                                            --
Aggregate Unpaid Principal Balance                                                               $210,682,944                                                     --
Unpaid Principal Balance                                                                          $115,254 to $1,462,500                                      $577,214(1)
Interest Rates                                                                                                4.500% to 7.250%                                             5.854%
Gross Margin                                                                                                           2.250%                                                          --
Rate Ceiling                                                                                                  9.500% to 12.250%                                          10.854%
Months to First Adjustment Date                                                              48 to 60 months                                           59 months
Administrative Fee Rate                                                                                     0.251%                                                            --
Remaining Terms to Stated Maturity                                                      353 to 360 months                                         360 months
Original Term                                                                                                 360 months                                                           --
Loan Age                                                                                                     0 to 7 months                                                  0 months
Original Loan-to-Value Ratio                                                                  7.83% to 89.99%                                                73.17%
Debt-to-Income Ratio                                                                            7.62% to 67.30%                                                  36.22%
Credit Scores                                                                                                    629 to 819                                                      746
Latest Maturity Date                                                                                  April 1, 2036                                                          --
Percentage of Interest Only Mortgage Loans(2)                                       69.71%                                                               --
Percentage of "Alternative" Underwriting Guideline Mortgage
Loans(2)                                                                                                             1.78%                                                               --
Percentage of Mortgage Loans Secured by Investor Properties(2)          0.53%                                                              --
Percentage of Mortgage Loans Covered by LPMI Policies(2)                  0.00%                                                               --
Percentage of Mortgage Loans with Prepayment Premiums((2)                0.00%                                                              --
Geographic Concentration of Mortgaged Properties in Excess of
5% of the Aggregate Unpaid Principal Balance:
   California                                                                                                       52.05%                                                              --
   Florida                                                                                                           13.37%                                                               --
   Virginia                                                                                                           6.83%                                                                --
Maximum Single Zip Code Concentration(2)                                              1.17%                                                                --

(1)  The balance shown is the average unpaid principal balance of the Group 3
     Mortgage Loans.

(2)  As a percentage of the unpaid principal balance of the Group 3 Mortgage
     Loans.

                                     SELECTED GROUP 4 MORTGAGE LOAN DATA AS OF APRIL 1, 2006

                                                                                                                  RANGE, TOTAL OR PERCENTAGE       WEIGHTED AVERAGE

Number of Mortgage Loans                                                                                           55                                                           --
Aggregate Unpaid Principal Balance                                                                    $34,016,856                                                   --
Unpaid Principal Balance                                                                              $427,000 to $1,036,000                                 $618,488(1)
Interest Rates                                                                                                    4.625% to 6.750%                                         6.045%
Gross Margin                                                                                                                2.250%                                                      --
Rate Ceiling                                                                                                      9.255% to 12.755%                                        11.062%
Months to First Adjustment Date                                                                 81 to 84 months                                         84 months
Administrative Fee Rate                                                                                           0.251%                                                        --
Remaining Terms to Stated Maturity                                                           357 to 360 months                                    360 months
Original Term                                                                                                      360 months                                                        --
Loan Age                                                                                                           0 to 3 months                                            0 months
Original Loan-to-Value Ratio                                                                       23.03% to 87.76%                                         70.50%
Debt-to-Income Ratio                                                                                    11.50% to 60.50%                                        39.06%
Credit Scores                                                                                                      635 to 813                                                    744
Latest Maturity Date                                                                                        April 1, 2036                                                  --
Percentage of Interest Only Mortgage Loans(2)                                             69.34%                                                        --
Percentage of "Alternative" Underwriting Guideline Mortgage
Loans(2)                                                                                                                  0.00%                                                         --
Percentage of Mortgage Loans Secured by Investor Properties(2)              1.43%                                                         --
Percentage of Mortgage Loans Covered by LPMI Policies(2)                       0.00%                                                         --
Percentage of Mortgage Loans with Prepayment Premiums((2)                    0.00%                                                         --
Geographic Concentration of Mortgaged Properties in Excess of
5% of the Aggregate Unpaid Principal Balance:
   California                                                                                                             50.62%                                                         --
   Florida                                                                                                                 13.79%                                                         --
   South Carolina                                                                                                     8.58%                                                          --
   Illinois                                                                                                                   5.21%                                                          --
Maximum Single Zip Code Concentration(2)                                                    4.07%                                                           --

(1)  The balance shown is the average unpaid principal balance of the Group 4
     Mortgage Loans.

(2)  As a percentage of the unpaid principal balance of the Group 4 Mortgage
     Loans.

                                  SELECTED GROUP 5 MORTGAGE LOAN DATA AS OF APRIL 1, 2006

                                                                                                                  RANGE, TOTAL OR PERCENTAGE       WEIGHTED AVERAGE

Number of Mortgage Loans                                                                 739                                                        --
Aggregate Unpaid Principal Balance                                           $465,796,414                                               --
Unpaid Principal Balance                                                     $38,663 to $2,800,000                                    $630,306(1)
Interest Rates                                                                                                   5.000% to 7.500%                                          6.120%
Gross Margin                                                                                                              2.250%                                                     --
Rate Ceiling                                                                                                    10.000% to 12.500%                                       11.121%
Months to First Adjustment Date                                                              112 to 120 months                                       118 months
Administrative Fee Rate                                                                                        0.251%                                                        --
Remaining Terms to Stated Maturity                                                          300 to 360 months                                     358 months
Original Term                                                                                                 300 to 360 months                                      360 months
Loan Age                                                                                                          0 to 8 months                                             2 months
Original Loan-to-Value Ratio                                                                      13.74% to 90.00%                                          69.05%
Debt-to-Income Ratio                                                                                   6.62% to 88.70%                                           36.77%
Credit Scores                                                                                                       624 to 819                                                   746
Latest Maturity Date                                                                                       April 1, 2036                                                   --
Percentage of Interest Only Mortgage Loans(2)                                            92.25%                                                        --
Percentage  of "Alternative" Underwriting Guideline Mortgage
   Loans(2)                                                                                                              37.08%                                                       --
Percentage of Mortgage Loans Secured by Investor Properties(2)              0.21%                                                        --
Percentage of Mortgage Loans Covered by LPMI Policies(2)                      0.00%                                                         --
Percentage of Mortgage Loans with Prepayment Premiums((2)                    0.00%                                                        --
Geographic Concentration of Mortgaged Properties in Excess of
   5% of the Aggregate Unpaid Principal Balance:
   California                                                                                                            60.43%                                                       --
   Florida                                                                                                                  7.69%                                                        --
Maximum Single Zip Code Concentration(2)                                                    0.84%                                                        --

(1)  The balance shown is the average unpaid principal balance of the Group 5
     Mortgage Loans.

(2)  As a percentage of the unpaid principal balance of the Group 5 Mortgage
     Loans.

                                           SELECTED GROUP 6A MORTGAGE LOAN DATA AS OF APRIL 1, 2006

                                                                                                                  RANGE, TOTAL OR PERCENTAGE       WEIGHTED AVERAGE

Number of Mortgage Loans                                                                                        461                                                            --
Aggregate Unpaid Principal Balance                                                                $128,791,721                                                     --
Unpaid Principal Balance                                                                             $37,344 to $750,000                                        $279,375(1)
Interest Rates                                                                                                 5.250% to 8.375%                                             6.417%
Gross Margin                                                                                                 2.250% to 3.810%                                             2.672%
Rate Ceiling                                                                                                  10.250% to 14.375%                                          11.842%
Months to First Adjustment Date                                                             110 to 119 months                                        117 months
Administrative Fee Rate                                                                                0.376% to 1.046%                                          0.3900%
Remaining Terms to Stated Maturity                                                        350 to 359 months                                          357 months
Original Term                                                                                                      360 months                                                        --
Loan Age                                                                                                        1 to 10 months                                               3 months
Original Loan-to-Value Ratio                                                                    17.44% to 95.00%                                              70.49%
Debt-to-Income Ratio                                                                                 8.61% to 62.09%                                               37.09%
Credit Scores                                                                                                     620 to 813                                                       713
Latest Maturity Date                                                                                   March 1, 2036                                                         --
Percentage of Interest Only Mortgage Loans(2)                                           86.94%                                                              --
Percentage of "Alternative" Underwriting Guideline Mortgage
   Loans(2)                                                                                                          100.00%                                                              --
Percentage of Mortgage Loans Secured by Investor Properties(2)          18.64%                                                               --
Percentage of Mortgage Loans Covered by LPMI Policies(2)                    2.10%                                                                --
Percentage of Mortgage Loans with Prepayment Premiums((2)                 3.09%                                                                --
Geographic Concentration of Mortgaged Properties in Excess of
   5% of the Aggregate Unpaid Principal Balance:
   California                                                                                                         53.48%                                                               --
   Virginia                                                                                                              6.43%                                                               --
   New York                                                                                                          5.84%                                                               --
   Florida                                                                                                               5.52%                                                               --
Maximum Single Zip Code Concentration(2)                                                 0.93%                                                               --

(1)  The balance shown is the average unpaid principal balance of the Group 6A
     Mortgage Loans.

(2)  As a percentage of the unpaid principal balance of the Group 6A Mortgage
     Loans.

                                                   SELECTED GROUP 6B MORTGAGE LOAN DATA AS OF APRIL 1, 2006

                                                                                                                  RANGE, TOTAL OR PERCENTAGE       WEIGHTED AVERAGE

Number of Mortgage Loans                                                                                      492                                                                --
Aggregate Unpaid Principal Balance                                                               $320,640,624                                                        --
Unpaid Principal Balance                                                                          $417,620 to $3,000,000                                       $651,709(1)
Interest Rates                                                                                                5.000% to 7.875%                                               6.345%
Gross Margin                                                                                                 2.250% to 3.810%                                              2.676%
Rate Ceiling                                                                                                10.000% to 13.500%                                             11.694%
Months to First Adjustment Date                                                           111 to 119 months                                           117 months
Administrative Fee Rate                                                                           0.376% to 1.046%                                               0.3810%
Remaining Terms to Stated Maturity                                                     351 to 359 months                                            357 months
Original Term                                                                                                    360 months                                                         --
Loan Age                                                                                                        1 to 9 months                                               3 months
Original Loan-to-Value Ratio                                                                    28.92% to 95.00%                                            70.24%
Debt-to-Income Ratio                                                                               3.92% to 60.72%                                                37.37%
Credit Scores                                                                                                   623 to 817                                                         715
Latest Maturity Date                                                                                March 1, 2036                                                         --
Percentage of Interest Only Mortgage Loans(2)                                         91.16%                                                             --
Percentage of "Alternative" Underwriting Guideline Mortgage
   Loans(2)                                                                                                         100.00%                                                            --
Percentage of Mortgage Loans Secured by Investor Properties(2)           7.47%                                                             --
Percentage of Mortgage Loans Covered by LPMI Policies(2)                   0.75%                                                              --
Percentage of Mortgage Loans with Prepayment Premiums((2)                 2.92%                                                             --
Geographic Concentration of Mortgaged Properties in Excess of
   5% of the Aggregate Unpaid Principal Balance:
   California                                                                                                         74.23%                                                             --
   New York                                                                                                        5.08%                                                               --
Maximum Single Zip Code Concentration(2)                                               1.39%                                                               --

1)   The balance shown is the average unpaid principal balance of the Group 6B
     Mortgage Loans.

(2)  As a percentage of the unpaid principal balance of the Group 6B Mortgage
     Loans.

                                         SELECTED AGGREGATE GROUP X MORTGAGE LOAN DATA AS OF APRIL 1, 2006

                                                                                                                  RANGE, TOTAL OR PERCENTAGE       WEIGHTED AVERAGE

Number of Mortgage Loans                                                                                      459                                                           --
Aggregate Unpaid Principal Balance                                                             $267,601,527                                                     --
Unpaid Principal Balance                                                                        $115,254 to $1,462,500                                     $583,010(1)
Interest Rates                                                                                             4.500% to 7.250%                                             5.910%
Gross Margin                                                                                                         2.250%                                                          --
Rate Ceiling                                                                                               9.255% to 13.125%                                           10.997%
Months to First Adjustment Date                                                           32 to 84 months                                           61 months
Administrative Fee Rate                                                                          0.251% to 0.376%                                           0.2617%
Remaining Terms to Stated Maturity                                                  353 to 360 months                                         360 months
Original Term                                                                                                360 months                                                      --
Loan Age                                                                                                     0 to 7 months                                               0 months
Original Loan-to-Value Ratio                                                                 7.83% to 90.00%                                             72.82%
Debt-to-Income Ratio                                                                             7.62% to 67.30%                                             36.47%
Credit Scores                                                                                               629 to 819                                                       745
Latest Maturity Date                                                                               April 1, 2036                                                         --
Percentage of Interest Only Mortgage Loans(2)                                    71.65%                                                              --
Percentage of "Alternative" Underwriting Guideline Mortgage
   Loans(2)                                                                                                      1.40%                                                               --
Percentage of Mortgage Loans Secured by Investor Properties(2)      0.60%                                                              --
Percentage of Mortgage Loans Covered by LPMI Policies(2)               0.00%                                                              --
Percentage of Mortgage Loans with Prepayment Premiums((2)            0.00%                                                              --
Geographic Concentration of Mortgaged Properties in Excess of
   5% of the Aggregate Unpaid Principal Balance:
   California                                                                                                     50.88%                                                            --
   Florida                                                                                                          13.28%                                                           --
   Virginia                                                                                                        5.97%                                                              --
Maximum Single Zip Code Concentration(2)                                           0.97%                                                              --

(1)  The balance shown is the average unpaid principal balance of the Aggregate
     Group X Mortgage Loans.

(2)  As a percentage of the unpaid principal balance of the Aggregate Group X
     Mortgage Loans.

                           SELECTED AGGREGATE GROUP 6 MORTGAGE LOAN DATA AS OF APRIL 1, 2006

                                                                                                                  RANGE, TOTAL OR PERCENTAGE       WEIGHTED AVERAGE

Number of Mortgage Loans                                                                                            953                                                      --
Aggregate Unpaid Principal Balance                                                                    $449,432,345                                               --
Unpaid Principal Balance                                                                               $37,344 to $3,000,000                                $471,597(1)
Interest Rates                                                                                                     5.000% to 8.375%                                     6.366%
Gross Margin                                                                                                     2.250% to 3.810%                                     2.675%
Rate Ceiling                                                                                                      10.000% to 14.375%                                 11.737%
Months to First Adjustment Date                                                                 110 to 119 months                                 117 months
Administrative Fee Rate                                                                                   0.376% to 1.046%                                  0.3836%
Remaining Terms to Stated Maturity                                                            350 to 359 months                                357 months
Original Term                                                                                                         360 months                                               --
Loan Age                                                                                                             1 to 10 months                                      3 months
Original Loan-to-Value Ratio                                                                           17.44% to 95.00%                                   70.31%
Debt-to-Income Ratio                                                                                        3.92% to 62.09%                                    37.29%
Credit Scores                                                                                                           620 to 817                                              715
Latest Maturity Date                                                                                         March 1, 2036                                            --
Percentage of Interest Only Mortgage Loans(2)                                                89.95%                                                  --
Percentage of "Alternative" Underwriting Guideline Mortgage
   Loans(2)                                                                                                              100.00%                                                   --
Percentage of Mortgage Loans Secured by Investor Properties(2)               10.67%                                                   --
Percentage of Mortgage Loans Covered by LPMI Policies(2)                        1.13%                                                     --
Percentage of Mortgage Loans with Prepayment Premiums((2)                      2.97%                                                    --
Geographic Concentration of Mortgaged Properties in Excess of
   5% of the Aggregate Unpaid Principal Balance:
   California                                                                                                              68.28%                                                   --
   New York                                                                                                               5.29%                                                    --
Maximum Single Zip Code Concentration(2)                                                     1.15%                                                     --

(1)  The balance shown is the average unpaid principal balance of the Aggregate
     Group 6 Mortgage Loans.

(2)  As a percentage of the unpaid principal balance of the Aggregate Group 6
     Mortgage Loans.

          The characteristics of the Loan Groups may change because:

          o    Prior to the issuance of the certificates, the Depositor may remove Mortgage Loans from a Loan Group. The Depositor also may substitute new Mortgage Loans for Mortgage Loans in a Loan Group
               prior to the Closing Date.

          o    After the issuance of the Certificates, Mortgage Loans in a Loan
               Group may be removed from the Issuing Entity because of
               repurchases by the Depositor, the Sponsor or an Originator, as
               applicable, for breaches of representations or failure to deliver required documents. Under certain circumstances and generally only during the two-year period following the Closing Date, the
               Depositor, the Sponsor or an Originator may make substitutions for these Mortgage Loans.

          See "The Pooling and Servicing Agreement and the Servicing
Agreements--Repurchases of Mortgage Loans" in this prospectus supplement for a discussion of the circumstances under which the Depositor, the Sponsor or an
Originator may be required to repurchase or substitute for Mortgage Loans. These removals and/or substitutions may result in changes in the Loan Group characteristics shown above. These changes may affect the weighted average lives and yields to maturity of the Offered Certificates.

          Additional information on the Mortgage Pool appears under "The
Mortgage Pool" in this prospectus supplement, and information regarding repurchases and substitutions of the Mortgage Loans after the closing date will be available on the trust's monthly distribution reports on Form 10-D. See
"Reports to Certificateholders" in this prospectus supplement.

ADMINISTRATIVE FEES

          The administrative fees for the Mortgage Loans shown in the table below are payable out of the interest payments on the Mortgage Loans, prior to any payments to the Securities Administrator or distributions to certificateholders. The administrative fees, which consist of the servicing fees, the master servicing fees and, with respect to Loan Group 1, Loan Group 6A and Loan Group 6B only and any Mortgage Loan in Loan Group 1, Loan Group 6A or
Loan Group 6B covered by a primary insurance policy, a fee based upon the applicable lender-paid primary mortgage insurance fee rate, accrue on the
Mortgage Loans at the administrative fee rate or rates set forth in the table below. In addition to the servicing fees, each Servicer will be entitled to retain as additional servicing compensation (i) any ancillary income, consisting of late payment fees, assumption fees and other similar charges, (ii) net income from investment of funds in the servicer custodial account and (iii) any foreclosure profits from the liquidation of Mortgage Loans. The Master Servicer will receive, in addition to its master servicing fees, net income from the investment of funds in the master servicer custodial account. See "The Pooling and Servicing Agreement and the Servicing Agreements--Compensation and Payment
of Expenses of the Transaction Parties" in this prospectus supplement for more information about fees and expenses of each Servicer and the Master Servicer.

                                                             ADMINISTRATIVE FEE RATES

                                                                                                                                                    RATE
FEE                                                                                                                                    (PER ANNUM)

Servicing Fee Rate for Loan Group 1                                                                        0.2500% or 0.3750%
Servicing Fee Rate for Loan Group 2, Loan Group 6A and Loan Group 6B                 0.3750%
Servicing Fee Rate for Loan Group 3, Loan Group 4 and Loan Group 5                       0.2500%
Master Servicing Fee Rate                                                                                                   0.0010%
LPMI Fee Rate for Mortgage Loans in Loan Group 1 covered by
lender-paid primary mortgage insurance policies                                                  0.2800% to 0.7900%
LPMI Fee Rate for Mortgage Loans in Loan Group 6A and Loan Group
6B covered by lender-paid primary mortgage insurance policies                                0.6700%

          The Swap Provider is entitled to a fixed payment equal to the product of (x) 5.319%, (y) the Swap Notional Amount (set forth in Appendix E) for such
Distribution Date and (z) a fraction, the numerator of which is 30 (or, for the first Distribution Date, the number of days elapsed from the closing date to but excluding the first Distribution Date on a 30/360 basis), and the denominator of which is 360. The Supplemental Interest Trust is entitled to a floating amount equal to the product of (x) one-month LIBOR (as determined pursuant to the
Interest Rate Swap Agreement), (y) the Swap Notional Amount for such
Distribution Date and (z) a fraction, the numerator of which is the actual number of days elapsed from the previous Distribution Date to but excluding the current Distribution Date (or, for the first Distribution Date, the actual number of days elapsed from the Closing Date to but excluding the first
Distribution Date) and the denominator of which is 360. Only the net amount of the two obligations will be paid by the appropriate party. See "Descriptions of the Certificates-Interest Rate Swap Agreement and the Swap Account" in this prospectus supplement.

OPTIONAL TERMINATION

          On any Distribution Date on which (i) the aggregate Stated Principal
Balance of the Group 1 Mortgage Loans, (ii) the aggregate Stated Principal
Balance of the Mortgage Loans in Aggregate Loan Group X or (iii) the aggregate
Stated Principal Balance of the Group 6A Mortgage Loans and Group 6B Mortgage
Loans is less than 10% of the aggregate unpaid principal balance of the related
Mortgage Loans as of the Cut-off Date, the Master Servicer (or the NIMS Insurer,
if there is a NIMS Insurer, with respect to the Group 1 Mortgage Loans only)
may, at its option, subject to certain conditions, purchase the related Mortgage
Loans, which would effect an early retirement of the related classes of
Certificates. On any Distribution Date on which the aggregate Stated Principal
Balance of the Group 5 Mortgage Loans is less than 1% of the aggregate unpaid principal balance of the Group 5 Mortgage Loans as of the Cut-off Date, the
Master Servicer may, at its option, subject to certain conditions, purchase such
Mortgage Loans, which would effect an early retirement of the related classes of
Certificates.

          Any optional termination will be permitted only pursuant to a
"qualified liquidation" as defined under Section 860F of the Internal Revenue
Code of 1986, as amended.

          See "The Pooling and Servicing Agreement and the Servicing
Agreements--Termination; Repurchase of Mortgage Loans and Mortgage Certificates"
in the prospectus.

          IF THE MASTER SERVICER (OR THE NIMS INSURER, IF THERE IS A NIMS
INSURER, WITH RESPECT TO THE GROUP 1 MORTGAGE LOANS ONLY) EXERCISES ITS RIGHT TO
REPURCHASE THE APPLICABLE MORTGAGE LOANS, THE RELATED CERTIFICATES OUTSTANDING
AT THAT TIME WILL BE RETIRED EARLIER THAN WOULD OTHERWISE BE THE CASE.

          See "Payment and Yield Considerations" in this prospectus supplement.

FINAL SCHEDULED DISTRIBUTION DATE

          The final scheduled distribution date for the Offered Certificates will be the distribution date in May 2036. The final scheduled distribution date represents the distribution date in the month following the latest maturity date of any Mortgage Loan. The actual final payment on your Certificates could occur earlier or later than the final scheduled distribution date.

DENOMINATIONS AND FORM

          The Offered Certificates (other than the Class 2-A-R Certificate) will be issuable in book-entry form only. The Class 2-A-R Certificate will be issued in definitive, fully-registered form. The following table sets forth the original certificate form, the minimum denomination and the incremental denomination of the Offered Certificates. The Offered Certificates are not
intended to be and should not be directly or indirectly held or beneficially owned in amounts lower than such minimum denominations. A single certificate of each class may be issued in an amount different than described above.

                                           FORM AND DENOMINATIONS OF OFFERED CERTIFICATES

                                                                                                                                    ORIGINAL                       MINIMUM               INCREMENTAL
CLASS                                                                                                                CERTIFICATE FORM       DENOMINATION     DENOMINATION

Senior Certificates (other than Class 2-A-R and Class 5-A-X)....................     Book-Entry                            $    1,000                        $1
Class 2-A-R.........................................................................................................     Definitive                                $      100                      N/A
Class 5-A-X(1)....................................................................................................     Book-Entry                         $1,000,000                        $1
Class 1-M Certificates and Classes X-B-1, X-B-2, X-B-3, 5-B-1, 5-B-2,
5-B-3, 6-B-1, 6-B-2, 6-B-3, 6-B-4, 6-B-5, 6-B-6, 6-B-7 and 6-B-8...................     Book-Entry                           $   25,000                        $1

________________________
(1)  Denomination for the Class 5-A-X Certificates expressed in initial notional amount.

DISTRIBUTIONS ON THE GROUP 1 CERTIFICATES

          Distributions on the Group 1 Certificates will be made on each
Distribution Date from Available Funds received on the Group 1 Mortgage Loans.
Available Funds on the Group 1 Mortgage Loans in respect of any Distribution
Date will be net of any payments required to be made to the Supplemental
Interest Trust for the benefit of the Swap Provider under the Interest Rate Swap
Agreement in respect of such Distribution Date and certain other amounts as described in "Description of the Certificates--Distributions on the Group 1
Certificates" in this prospectus supplement. Following such payments, interest payments received from the Group 1 Mortgage Loans will be used to first pay interest that accrues on the Group 1 Senior Certificates and then generally to pay interest that accrues on the Class 1-M Certificates. See "Description of the
Certificates--Distributions on the Group 1 Certificates--Interest Distributions
on the Group 1 Certificates" and "--Principal Distributions on the Group 1
Certificates" in this prospectus supplement.

          Because the weighted average of the mortgage interest rates on the
Group 1 Mortgage Loans is expected to be higher than the weighted average of the pass-through rates on the Offered Group 1 Certificates and because the aggregate principal balance of the Group 1 Certificates (other than the Class 1-CE
Certificates) is less than the aggregate principal amount of the Group 1
Mortgage Loans, the Group 1 Mortgage Loans are expected to generate more interest than is needed to pay interest owed on the Offered Group 1 Certificates as well as servicing and master servicing fees allocable to the Group 1
Certificates. Any available excess interest will first be used to maintain overcollateralization for the Offered Group 1 Certificates and any remaining excess interest will then be used to compensate for losses that occur on the
Group 1 Mortgage Loans. See "Description of the Certificates--Distributions on
the Group 1 Certificates--Application of Monthly Excess Cashflow Amounts to the
Group 1 Certificates" in this prospectus supplement.

PRIORITY OF DISTRIBUTIONS AMONG THE SHIFTING INTEREST CERTIFICATES

          Distributions (i) to the Senior Certificates of each Group (other than
Group 1) will be made on each Distribution Date from the Pool Distribution
Amount for the related Loan Group, (ii) to the Aggregate Group X Subordinate
Certificates will be made on each Distribution Date from the remaining Pool
Distribution Amounts for the Loan Groups in Aggregate Loan Group X, (iii) to the
Class 5-B Certificates will be made on each Distribution Date from the remaining
Pool Distribution Amount for Loan Group 5 and (iv) to the Aggregate Group 6
Subordinate Certificates will be made on each Distribution Date from the remaining Pool Distribution Amounts for the Loan Groups in Aggregate Loan Group
6, in the following order of priority:

         ----------------------------------------------------------------------------------------
              first, to the Senior Certificates of the Group to pay interest;
         ----------------------------------------------------------------------------------------
                                                               |
                                                               |
         ----------------------------------------------------------------------------------------
                    second, to the Senior Certificates of the Group entitled to receive distributions of principal, as set forth in this prospectus supplement under "Description of the Certificates--
                   Distributions on the Shifting Interest Certificates--Principal,"
                                                     to pay principal;
         ----------------------------------------------------------------------------------------
                                                               |
                                                               |
         ----------------------------------------------------------------------------------------
                      third, to each class of Aggregate Group X Subordinate
                  Certificates, Class 5-B Certificates or Aggregate Group 6
            Subordinate Certificates, as applicable, first to pay interest and then to pay principal sequentially in the order of their
            numerical class designations (beginning with the class with lowest numerical designation); and
       ----------------------------------------------------------------------------------------
                                                               |
                                                               |
       ----------------------------------------------------------------------------------------
                fourth, to the Class 2-A-R Certificate, any remaining amounts.
       ----------------------------------------------------------------------------------------

          All of the distributions described above are subject to the limitations set forth in this prospectus supplement under "Description of
Certificates--Distributions on the Shifting Interest Certificates--Interest" and
"--Principal."

          Under certain circumstances described in this prospectus supplement, certain principal payments that would otherwise be made on the Aggregate Group X
Subordinate Certificates may be made instead on the Senior Certificates of one or more of Group 2, Group 3 or Group 4 and certain principal payments that would otherwise be made on the Aggregate Group 6 Subordinate Certificates may be made instead on the Senior Certificates of one or more of Group 6A or Group 6B. See
"Description of the Certificates--Distributions on the Shifting Interest
Certificates--Cross-Collateralization" and "--Allocation of Losses to the
Shifting Interest Certificates" in this prospectus supplement.

          The source of the distributions to certificateholders of the Shifting
Interest Certificates is more fully described under "Description of the
Certificates--Distributions on the Shifting Interest Certificates--Pool
Distribution Amount" in this prospectus supplement. The amount of interest and principal distributions on each class of Shifting Interest Certificates is more fully described under "Description of the Certificates--Distributions on the
Shifting Interest Certificates--Interest" and "--Principal" in this prospectus supplement.

INTEREST DISTRIBUTIONS

          The amount of interest that will accrue on each interest-bearing class of Offered Certificates during each interest accrual period is equal to:

          o    interest accrued at the applicable pass-through rate for such
               Certificates (as set forth or described in the table beginning on page S-6) during the related interest accrual period based on the class balance or notional amount of such class immediately prior to the related Distribution Date, minus

          o    (a) with respect to the Offered Group 1 Certificates, (i) the amount allocated to such class of certain interest shortfalls arising from interest rate limitations applicable to certain military or similar personnel, as described under "Description of the Certificates--Distributions on the

               Group 1 Certificates--Interest Distributions on the Group 1
               Certificates" in this prospectus supplement and (ii) the amounts payable to the Supplemental Interest Trust for the benefit of the
               Swap Provider under the Interest Rate Swap Agreement in respect of such Distribution Date as described in "Description of the
               Certificates--Distributions on the Group 1 Certificates" in this prospectus supplement and (b) with respect to the Shifting
               Interest Certificates, the amount allocated to such class of certain interest shortfalls arising from the timing of
               prepayments on the Mortgage Loans, interest rate limitations applicable to certain military or similar personnel and interest losses allocated to such class, as described under "The Pooling and Servicing Agreement and the Servicing
               Agreements--Compensating Interest" and "Description of the
               Certificates--Distributions on the Shifting Interest
               Certificates--Interest" in this prospectus supplement.

          See "Description of the Certificates--Distributions on the Group 1
Certificates--Interest Distributions on the Group 1 Certificates" and
"--Distributions on the Shifting Interest Certificates--Interest" in this prospectus supplement.

PRINCIPAL DISTRIBUTIONS

          On each Distribution Date, principal distributions in respect of the
Offered Certificates will be made in the order and priority described under
"Description of the Certificates--Distributions on the Group 1
Certificates--Principal Distributions on the Group 1 Certificates" and
"--Distributions on the Shifting Interest Certificates--Principal" in this prospectus supplement.

          The Class 5-A-X Certificates are interest only certificates and are not entitled to distributions of principal.

CREDIT SUPPORT FOR THE OFFERED GROUP 1 CERTIFICATES

          Credit support for the Offered Group 1 Certificates is provided by the following five forms of credit enhancement:

          Monthly Excess Interest

          Because more interest is expected to be paid by the mortgagors on the
Group 1 Mortgage Loans than is necessary to pay the interest earned on the
Offered Group 1 Certificates and because the aggregate principal balance of the
Group 1 Certificates (other than the Class 1-CE Certificates) is less than the aggregate principal amount of the Group 1 Mortgage Loans, it is expected there will be certain excess interest each month. Any such excess interest will be used to maintain overcollateralization, to pay interest that was previously earned but not paid to the Offered Group 1 Certificates and to reimburse the
Offered Group 1 Certificates for losses and certain shortfalls that they experienced previously. See "Description of the Certificates--Distributions on
the Group 1 Certificates--Distributions on the Group 1 Certificates--Application
of Monthly Excess Cashflow to the Group 1 Certificates" in this prospectus supplement.

          Overcollateralization

          If the aggregate Stated Principal Balance of the Group 1 Mortgage
Loans exceeds the aggregate class balance of the Offered Group 1 Certificates and the Class 1-P Certificates, there is overcollateralization available to absorb losses on the Group 1 Mortgage Loans before such losses affect the
Offered Group 1 Certificates. On the Closing Date, the aggregate Stated
Principal Balance of the Group 1 Mortgage Loans will exceed the aggregate class balance of the Offered Group 1 Certificates and the Class 1-P Certificates by
approximately $2,116,283. This results in overcollateralization equal to approximately 0.35% of the aggregate Stated Principal Balance of the Group 1
Mortgage Loans as of the Cut-off Date. If the level of overcollateralization falls below the targeted overcollateralization amount for a Distribution Date, the excess interest described in the previous section will be paid to the
Offered Group 1 Certificates as principal. This will have the effect of reducing the aggregate class balance of the Offered Group 1 Certificates faster than the aggregate Stated Principal Balance of the Group 1 Mortgage Loans until the required level of overcollateralization is reached.

          Subordination

          Credit support for the Offered Group 1 Certificates is provided by subordination as follows:

                                SUBORDINATION OF THE OFFERED GROUP 1 CERTIFICATES(1)

                                                                ----------------------------------
             Priority of                                                Group 1
               Payment                                        Senior Certificates
                                                                    (Credit Support 4.85%)
                                                                ----------------------------------
                                                                         Class 1-M-1
                                                                   (Credit Support 3.85%)
                                                                ----------------------------------
                                                                          Class 1-M-2
                                                                  (Credit Support 2.36%)
                                                                ----------------------------------
                                                                        Class 1-M-3
                                                                 (Credit Support 1.86%)
                                                                ----------------------------------
                                                                       Class 1-M-4
                                                                (Credit Support 1.36%)
                                                                ----------------------------------
                                                                       Class 1-M-5
                                                               (Credit Support 0.85%)
                                                               --------------------------                              Order of
                                                                   Class 1-M-6                                          Loss
                                                                Credit Support 0.35%)                        Allocation
                                                           ----------------------------------

_________________________
(1)  The credit support percentages set forth in this chart show the initial aggregate class balance of the classes of the Offered Group 1 Certificates subordinate to each related class as a percentage of the aggregate principal balance of the Mortgage Loans in Loan Group 1 as of the cut-off
     date.

          See "Description of the Certificates--Distributions on the Group 1
Certificates--Priority of Distributions" and "--Allocation of Losses to the
Group 1 Certificates" in this prospectus supplement.

          Application of Realized Losses

          If, on any Distribution Date after the aggregate class balance of the
Group 1 Certificates has been reduced by the amount of cash paid on that date, the aggregate class balance of the Group 1 Certificates (other than the Class
1-CE Certificates) is greater than the aggregate Stated Principal Balance of the
Group 1 Mortgage Loans, the class balance of the class of Class 1-M Certificates then-outstanding with the highest numerical designation will be reduced by the amount of such excess. In addition, if after the aggregate class balance of the
Class 1-M Certificates has been reduced to zero and after the aggregate principal balance of the Group 1 Senior Certificates has been reduced by distributions on a distribution date, such aggregate principal balance exceeds the total principal balance of the Group 1 Mortgage Loans, the class balance of the Class 1-A-3 Certificates (which are Super Senior Support Certificates) will be reduced by the amount of such excess. Once the class balance of a class is reduced by realized losses allocated to it, such balance will not be reinstated
(except in the case of recoveries). The class balances of the Class 1-A-1 and
Class 1-A-2 Certificates (which are Super Senior Certificates) will not be reduced by these realized losses, although such Certificates may experience losses if the credit enhancements for the Offered Group 1 Certificates described herein are exhausted. See "Description of the Certificates--Allocation of Losses
to the Group 1 Certificates" in this prospectus supplement.

          Interest Rate Swap Agreement

          The Securities Administrator (in its capacity as trustee of the supplemental interest trust, the "SUPPLEMENTAL INTEREST TRUST TRUSTEE"), will enter into an interest rate swap agreement (the "INTEREST RATE SWAP AGREEMENT")
with Bank of America, National Association as swap provider (in such capacity, the "SWAP PROVIDER"). Under the interest rate swap agreement, on or before each distribution date, the supplemental interest trust will be obligated to make fixed payments as specified in this prospectus supplement and the Swap Provider will be obligated to make floating payments equal to the product of (x)
one-month LIBOR (as determined pursuant to the interest rate swap agreement),
(y) the notional amount (as set forth in Appendix E) for that distribution date
(the "SWAP NOTIONAL AMOUNT"), and (z) a fraction, the numerator of which is the actual number of days elapsed from the previous distribution date to but excluding the current distribution date (or, for the first distribution date, the actual number of days elapsed from the closing date to but excluding the first distribution date), and the denominator of which is 360. To the extent that the fixed payment exceeds the floating payment on any distribution date, amounts otherwise available to holders of the Group 1 Certificates will be applied to make a Net Swap Payment (as defined herein) to the supplemental interest trust for payment to the Swap Provider, and to the extent that the floating payment exceeds the fixed payment on any distribution date, the Swap
Provider will make a Net Swap

Payment for deposit into the supplemental interest trust and then into a segregated trust account established on the closing date for the benefit of the holders of the Group 1 Certificates.

          Upon early termination of the interest rate swap agreement, the supplemental interest trust or the Swap Provider may be liable to make a Swap
Termination Payment (as defined herein) to the other party (regardless of which party caused the termination). The Swap Termination Payment will be computed in accordance with the procedures set forth in the interest rate swap agreement. In the event that the supplemental interest trust is required to make a Swap
Termination Payment, that payment will be paid to the supplemental interest trust and then to the Swap Account for payment to the Swap Provider on the related distribution date, and on any subsequent distribution dates until paid in full, generally prior to any distribution to holders of the Offered Group 1
Certificates. See "Description of the Certificates--Interest Rate Swap
Agreement, the Swap Provider and the Swap Account" in this prospectus supplement.

          Net Swap Payments and Swap Termination Payments (other than Swap
Termination Payments resulting from a Swap Provider Trigger Event) payable by the supplemental interest trust will be deducted from collections received on the Group 1 Mortgage Loans before distributions to holders of the Offered Group
1 Certificates and will first be deposited into the Supplemental Interest Trust before payment to the Swap Provider.

CREDIT SUPPORT FOR THE SHIFTING INTEREST CERTIFICATES

          Credit support for the Shifting Interest Certificates is provided by the following four forms of credit enhancement:

          Subordination

          Credit support for the Shifting Interest Certificates is provided by subordination as follows:

                               SUBORDINATION OF AGGREGATE GROUP X SUBORDINATE CERTIFICATES(1)

                 --------------------------------------
             Priority of                                     Aggregate Group X Senior
               Payment                                                  Certificates
                                                                      (Credit Support 4.25%)
                 --------------------------------------
                                                                              Class X-B-1
                                                                    (Credit Support 1.65%)
                 --------------------------------------
                                                                              Class X-B-2
                                                                     (Credit Support 1.05%)
                 --------------------------------------
                                                                             Class X-B-3
                                                                    (Credit Support 0.65%)
                 --------------------------------------
                                                                           Class X-B-4
                                                                    (Credit Support 0.40%)
                 --------------------------------------
                                                                           Class X-B-5
                                                                  (Credit Support 0.20%)

                 --------------------------------------                                Order of
                                                                          Class X-B-6                                                       Loss
                                                                 (Credit Support 0.00%)                                        Allocation
                 --------------------------------------

_________________________
(1)  The credit support percentages set forth in this chart show the initial aggregate class balance of the classes of Certificates of Aggregate Group X subordinate to each related class as a percentage of the aggregate principal balance of the Mortgage Loans in Aggregate Loan Group X as of the
     cut-off date.

                                    SUBORDINATION OF CLASS 5-B CERTIFICATES(1)

                 --------------------------------------
             Priority of                                                     Group 5
               Payment                                        Senior Certificates
                                                                    (Credit Support 3.50%)
                 --------------------------------------
                                                                              Class 5-B-1
                                                                   (Credit Support 1.40%)
                 --------------------------------------
                                                                             Class 5-B-2
                                                                   (Credit Support 0.85%)
                 --------------------------------------
                                                                            Class 5-B-3
                                                                   (Credit Support 0.55%)
                 --------------------------------------
                                                                           Class 5-B-4
                                                                  (Credit Support 0.35%)
                 --------------------------------------
                                                                          Class 5-B-5
                                                                  (Credit Support 0.20%)
                 --------------------------------------                          Order of
                                                                         Class 5-B-6                                                   Loss
                                                                 (Credit Support 0.00%)                                Allocation
                 --------------------------------------

____________________
(1)  The credit support percentages set forth in this chart show the initial aggregate class balance of the classes of Certificates of Group 5 subordinate to each related class as a percentage of the aggregate principal balance of the Mortgage Loans in Loan Group 5 as of the cut-off
     date.

                      SUBORDINATION OF AGGREGATE GROUP 6 SUBORDINATE CERTIFICATES(1)

                 --------------------------------------
             Priority of                                          Aggregate Group 6
               Payment                                           Senior Certificates
                                                                     (Credit Support 5.00%)
                 --------------------------------------
                                                                            Class 6-B-1
                                                                    (Credit Support 3.50%)
                 --------------------------------------
                                                                             Class 6-B-2
                                                                    (Credit Support 2.70%)
                 --------------------------------------
                                                                             Class 6-B-3
                                                                   (Credit Support 2.40%)
                 --------------------------------------
                                                                            Class 6-B-4
                                                                    (Credit Support 2.00%)
                 --------------------------------------
                                                                            Class 6-B-5
                                                                      (Credit Support 1.75%)
                 --------------------------------------
                                                                           Class 6-B-6
                                                                     (Credit Support 1.50%)
                 --------------------------------------
                                                                          Class 6-B-7
                                                                    (Credit Support 1.20%)
                 --------------------------------------
                                                                         Class 6-B-8
                                                                   (Credit Support 1.00%)
                 --------------------------------------
                                                                       Class 6-B-9
                                                                    (Credit Support 0.70%)
                 --------------------------------------
                                                                       Class 6-B-10
                                                                   (Credit Support 0.30%)
                 --------------------------------------                  Order of
                                                                         Class 6-B-11                                         Loss
                                                                   (Credit Support 0.00%)                       Allocation
                 --------------------------------------

__________________________
(1)  The credit support percentages set forth in this chart show the initial aggregate class balance of the classes of Certificates of Aggregate Group 6 subordinate to each related class as a percentage of the aggregate principal balance of the Mortgage Loans of Aggregate Group 6 as of the cut-off date.

          See "Description of the Certificates--Distributions on the Shifting
Interest Certificates--Priority of Distributions" and "--Allocation of Losses to
the Shifting Interest Certificates" in this prospectus supplement.

          Super Senior Support Certificates

          After the Subordinate Certificates related to Aggregate Group X, Group
5 or Aggregate Group 6, as applicable, are no longer outstanding, any principal losses allocated to a related class or classes of Super Senior Certificates will be borne by the related class of Super Senior Support Certificates, for so long as such Super Senior Support Certificates is outstanding. See "Description of the Certificates--Allocation of Losses to the Shifting Interest Certificates" in
this prospectus supplement.

          Cross-Collateralization

          Under certain circumstances, certain principal payments on the
Mortgage Loans in a Loan Group in Aggregate Loan Group X otherwise distributable to the Aggregate Group X Subordinate Certificates may be allocated to the Senior
Certificates of an unrelated Group in Aggregate Group X and certain principal payments on the Mortgage Loans in a Loan Group in Aggregate Loan Group 6
otherwise distributable to the Aggregate Group 6 Subordinate Certificates may be
allocated to the Senior Certificates of an unrelated Group in Aggregate Group 6 as discussed in "Description of the Certificates--Distributions on the Shifting
Interest Certificates--Cross-Collateralization" in this prospectus supplement.

          Shifting Interest in Prepayments

          Additional credit enhancement is provided by the allocation of all principal prepayments and certain liquidation proceeds on the Mortgage Loans in a Loan Group to the Senior Certificates of the related Shifting Interest Group, subject to certain exceptions, for the first seven years and the disproportionately greater allocation of prepayments to such Senior Certificates over the following four years. This disproportionate allocation of prepayments and certain liquidation proceeds will accelerate the amortization of those
Senior Certificates relative to the amortization of the related Subordinate
Certificates. As a result, the credit support percentage for the Senior
Certificates of a Shifting Interest Group should be maintained and may be increased during the first eleven years.

          See "Description of the Certificates--Distributions on the Shifting
Interest Certificates--Principal" in this prospectus supplement.

NIMS INSURER

          After the Closing Date, a separate entity may be established to issue net interest margin securities secured by all or a portion of the Class 1-CE and
Class 1-P Certificates. Such net interest margin securities may or may not have the benefit of a financial guaranty insurance policy that guarantees payments on those securities. The insurer that would issue any financial guaranty insurance policy, if any, is referred to in this prospectus supplement as the "NIMS
INSURER." The references to the NIMS Insurer in this prospectus supplement are applicable only if there is a NIMS Insurer. If the net interest margin securities are so insured, the NIMS Insurer will have a number of rights under the pooling and servicing agreement, the exercise of which could adversely affect holders of the Offered Group 1 Certificates. Any insurance policy issued by the NIMS Insurer will not cover, and will not benefit in any manner whatsoever, the Offered Certificates. See "Risk Factors--Certain Rights of the
NIMS Insurer may Preempt the Rights of Holders of the Offered Group 1
Certificates" in this prospectus supplement for additional information.

PREPAYMENT AND YIELD CONSIDERATIONS

          The yield to maturity on your Offered Certificates will be sensitive to the rate and timing of principal payments (which will be affected by prepayments, defaults and liquidations) on the applicable Mortgage Loans in the related Loan Group or Loan Groups. As a result, your yield may fluctuate significantly.

          o    In general, if you purchased your Offered Certificate at a premium or if you purchased a Class 5-A-X Certificate (which has no principal balance), and principal distributions occur at a rate faster than you assumed, your actual yield to maturity will be lower than anticipated.

          o    Conversely, if you purchased your Offered Certificate at a discount and principal distributions occur at a rate slower than you assumed, your actual yield to maturity will be lower than anticipated.

          Because each class of Super Senior Support Certificates will bear principal losses allocated to the related class or classes of Super Senior
Certificates, as well as their own share of such losses, once the related
Subordinate Certificates are no longer outstanding, the yield to maturity of a class of Super Senior Support Certificates will be more sensitive to the amount and timing of losses on the related Mortgage Loans than the related class or classes of Super Senior Certificates. See "Description of the
Certificates--Allocation of Losses to the Shifting Interest Certificates" in
this prospectus supplement.

          The yield to maturity of the Class 1-M-1, Class 1-M-2, Class 1-M-3,
Class 1-M-4, Class 1-M-5 and Class 1-M-6 Certificates will be increasingly sensitive to the amounts and timing of losses on the Group 1 Mortgage Loans due to the fact that losses incurred each month will first reduce monthly excess cashflow, then reduce the level of overcollateralization, if any, and then will be allocated to the Class 1-M-6, Class 1-M-5, Class 1-M-4, Class 1-M-3, Class
1-M-2 and Class 1-M-1 Certificates, in that order, until the balance of each class has been reduced to zero.

          The yield to maturity of the Class X-B-1, Class X-B-2 and Class X-B-3
Certificates will be increasingly sensitive to the amounts and timing of losses on the Mortgage Loans in Loan Group 2, Loan Group 3 and Loan Group 4 due to the
fact that, once the aggregate balance of the more junior classes of related
Subordinate Certificates has been reduced to zero, all losses will be allocated to the Class X-B-3, Class X-B-2 and Class X-B-1 Certificates, in that order, until the balance of each class has been reduced to zero.

          The yield to maturity of the Class 5-B-1, Class 5-B-2 and Class 5-B-3
Certificates will be increasingly sensitive to the amounts and timing of losses on the Mortgage Loans in Loan Group 5 due to the fact that, once the aggregate balance of the more junior classes of related Subordinate Certificates has been reduced to zero, all losses will be allocated to the Class 5-B-3, Class 5-B-2 and Class 5-B-1 Certificates, in that order, until the balance of each class has been reduced to zero.

          The yield to maturity of the Class 6-B-1, Class 6-B-2, Class 6-B-3,
Class 6-B-4, Class 6-B-5, Class 6-B-6, Class 6-B-7 and Class 6-B-8 Certificates
will be increasingly sensitive to the amounts and timing of losses on the
Mortgage Loans in Loan Group 6A and Loan Group 6B due to the fact that, once the aggregate balance of the more junior classes of related Subordinate Certificates has been reduced to zero, all losses will be allocated to the Class 6-B-8, Class
6-B-7, Class 6-B-6, Class 6-B-5, Class 6-B-4, Class 6-B-3, Class 6-B-2 and Class
6-B-1 Certificates, in that order, until the balance of each class has been reduced to zero.

          Because the Mortgage Loans may be prepaid at any time, it is not possible to predict the rate at which you will receive distributions of principal. Certain of the Mortgage Loans require that the mortgagor pay the lender a prepayment premium on certain prepayments. These premiums may discourage a mortgagor from prepaying its Mortgage Loan during the applicable period. Since prevailing interest rates are subject to fluctuation, you may not be able to reinvest your distributions at yields equaling or exceeding the yields on the Offered Certificates. Yields on any reinvestments may be lower, and could be significantly lower, than the yields on your Offered Certificates.

          See "Prepayment and Yield Considerations" in this prospectus supplement and in the prospectus.

                                                 WEIGHTED AVERAGE LIVES (IN YEARS)(1)

                                                                                 CPR(2)

Class       0%     10%    20%    25%    30%    40%    50%
- -----   -----   -----   -----   ----   ----   ----   ----
1-A-1       19.59         5.29     2.58   2.01    1.61    1.11     0.82
1-A-2       28.57       19.29    11.03          8.72        7.09            4.96             3.49
1-A-3       21.33        7.99               4.21          3.30            2.67            1.85            1.34
2-A-1       20.73        7.81               4.19          3.30            2.67            1.87            1.38
2-A-2       20.73        7.81               4.19          3.30            2.67            1.87            1.38
2-A-R        0.06        0.06                0.06          0.06            0.06            0.06           0.06
3-A-1       20.80        7.82               4.18          3.29            2.67            1.87            1.38
3-A-2       20.80        7.82               4.18          3.29            2.67            1.87            1.38
4-A-1       21.10        7.89               4.20          3.30            2.67            1.87            1.38
4-A-2       18.73        4.70               2.31          1.80            1.45            1.02            0.76
4-A-3       28.53              17.90             10.13          8.01            6.50            4.52            3.31
4-A-4       21.10               7.89                4.20          3.30            2.67             1.87           1.38
5-A-1       22.06               8.17                4.30          3.37            2.72             1.90           1.40
5-A-2       19.93              4.83                 2.32          1.80            1.45             1.02           0.76
5-A-3       28.45            18.13                10.22         8.04            6.50             4.52           3.31
5-A-4       22.06              8.17                 4.30          3.37            2.72             1.90           1.40
5-A-X        9.76              5.98                 3.89          3.19            2.65             1.89           1.40
6-A-1       21.97              8.05                 4.24          3.32            2.68             1.86           1.37
6-A-2       21.97              8.05                 4.24          3.32            2.68             1.86           1.37
6-A-3       22.10              8.08                 4.25          3.32            2.68             1.86           1.37
6-A-4       22.10              8.08                 4.25          3.32            2.68             1.86           1.37
1-M-1       26.54           13.44                  7.11         5.63            4.74             3.86           3.65
1-M-2       26.52           13.27                  6.97         5.52            4.63             3.74           3.46
1-M-3       26.48           12.99                  6.77         5.35            4.47             3.61           3.30
1-M-4       26.42           12.67                  6.55         5.17            4.33             3.49           3.18
1-M-5       26.24           11.99                  6.11         4.81            4.04             3.25           3.11
1-M-6       25.17             9.73                  4.79         3.83            3.34             3.06           3.06
X-B-1       20.83           13.20                   7.30        6.01            5.17             4.00           3.17
X-B-2       20.83           13.20                   7.30        6.01            5.17             4.00           3.17
X-B-3       20.83           13.20                   7.30        6.01            5.17             4.00           3.17
5-B-1       22.06            13.81                   7.49        6.12            5.25             4.04           3.19
5-B-2       22.06            13.81                   7.49        6.12            5.25             4.04           3.19
5-B-3       22.06            13.81                    7.49       6.12            5.25             4.04           3.19
6-B-1       22.06            13.80                    7.48       6.12            5.25             4.04           3.19
6-B-2       22.06            13.80                    7.48       6.12            5.25             4.04           3.19
6-B-3       22.06            13.80                    7.48       6.12            5.25             4.04           3.19
6-B-4       22.06            13.80                    7.48       6.12            5.25             4.04           3.19
6-B-5       22.06            13.80                    7.48       6.12            5.25             4.04           3.19
6-B-6       22.06            13.80                    7.48       6.12            5.25             4.04          3.19
6-B-7       22.06            13.80                    7.48       6.12            5.25             4.04          3.19
6-B-8       22.06            13.80                    7.48       6.12            5.25             4.04          3.19

________________________
(1)  Determined as described under "Prepayment and Yield
     Considerations--Weighted Average Lives of the Offered Certificates" in this prospectus supplement. Prepayments will not occur at any assumed rate shown or any other constant rate, and the actual weighted average lives of any or all of the classes of offered certificates are likely to differ from those shown, perhaps significantly.

(2)  "CPR" is the Constant Prepayment Rate which is described under "Prepayment and Yield Considerations--Weighted Average Lives of the Offered
     Certificates" in this prospectus supplement.

FEDERAL INCOME TAX CONSEQUENCES

          For federal income tax purposes, elections will be made to treat certain segregated portions of the Issuing Entity (exclusive of the Interest
Rate Swap Agreement, the Supplemental Interest Trust, the Cap Carryover Reserve
Account and certain other assets specified in the Pooling and Servicing
Agreement) as multiple separate "real estate mortgage investment conduits"
(each, a "REMIC").

          o    Each class of Offered Group 1 Certificates will constitute (i)
               "regular interests" in a REMIC and will be treated as debt instruments of a REMIC and (ii) the right to receive Cap
               Carryover Amounts and the right to receive payments from and the obligation to make payments to the Supplemental Interest Trust.
               The right to receive payments in respect of Cap Carryover Amounts and the right to receive payments from and the obligation to make payments to the Supplemental Interest Trust will be treated as notional principal contracts for federal income tax purposes.

          o    Each class of Offered Certificates (other than the Offered Group
               1 Certificates and the Class 2-A-R Certificates) will constitute
               "regular interests" in a REMIC and will be treated as debt instruments for federal income tax purposes.

          o    The Class 2-A-R Certificate will constitute the sole class of
               "residual interest" in each REMIC.

          Interest on the Offered Certificates must be included in your income under an accrual method of tax accounting, even if you are otherwise a cash method taxpayer.

          The Interest Only Certificates will, and certain other classes may, depending on their respective issue prices, be issued with original issue discount for federal income tax purposes. If you hold such a Certificate, you will be required to include original issue discount in income as it accrues on a constant yield method, regardless of whether you receive concurrently the cash attributable to such original issue discount.

          The holder of the Class 2-A-R Certificate will be required to report as ordinary income or loss the net income or the net loss of each REMIC and will be required to fund tax liabilities with respect to any such net income although no cash distributions are expected to be made with respect to the Class 2-A-R
Certificate other than the distribution of its class balance and interest on that balance.

          See "Federal Income Tax Consequences" in this prospectus supplement and in the prospectus.

LEGAL INVESTMENT

          If your investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities, then you may be subject to restrictions on investment in the offered certificates. You are encouraged to consult your legal, tax and accounting advisers for assistance in determining the suitability of and consequences to you of the purchase, ownership and sale of offered certificates.

          o    The Senior Certificates, the Class 1-M-1 Certificates, the Class
               1-M-2 Certificates, the Class X-B-1 Certificates, the Class 5-B-1
               Certificates, the Class 6-B-1 Certificates, the Class 6-B-2
               Certificates and the Class 6-B-3 Certificates will constitute
               "mortgage related securities" for purposes of the Secondary
               Mortgage Market Enhancement Act of 1984, as amended, or "SMMEA,"
               so long as they are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization.

          o    The Class 1-M-3, Class 1-M-4, Class 1-M-5, Class 1-M-6, Class
               X-B-2, Class X-B-3, Class 5-B-2, Class 5-B-3, Class 6-B-4, Class
               6-B-5, Class 6-B-6, Class 6-B-7 and Class 6-B-8 Certificates will not constitute "mortgage related securities" under SMMEA.

          o    See "Legal Investment Considerations" in the prospectus.

ERISA CONSIDERATIONS

          If you are a fiduciary or other person acting on behalf of any employee benefit plan or arrangement, including an individual retirement account, subject to the Employee Retirement Income Security Act of 1974, as
amended, or "ERISA," the Internal Revenue Code of 1986, as amended (the "CODE"), or any federal, state or local law which is similar to ERISA or the Code, you should carefully review with your legal advisors whether the purchase or holding of an offered certificate could give rise to a transaction prohibited or not otherwise permissible under ERISA, the Code or similar law.

          Subject to the considerations and conditions described under "Benefit
Plan Considerations" in this prospectus supplement, it is expected that the
Offered Certificates (other than the Class 2-A-R Certificate) may be purchased by benefit plans. PRIOR TO THE TERMINATION OF THE SUPPLEMENTAL INTEREST TRUST,
BENEFIT PLANS OR PERSONS USING ASSETS OF A BENEFIT PLAN MAY ONLY PURCHASE THE
OFFERED GROUP 1 CERTIFICATES IF THE PURCHASE AND HOLDING OF SUCH CERTIFICATES
ALSO MEETS THE REQUIREMENTS OF AN INVESTOR-BASED CLASS EXEMPTION ISSUED BY THE
DEPARTMENT OF LABOR.

          THE CLASS 2-A-R CERTIFICATE MAY NOT BE ACQUIRED BY BENEFIT PLANS.

          See "ERISA Considerations" in this prospectus supplement and "Benefit
Plan Considerations" in the prospectus.

AFFILIATIONS

          Bank of America, National Association, which is the Sponsor, is an
Originator and Servicer, is the direct parent of the Depositor and is an affiliate of Banc of America Securities LLC. Further, the Securities
Administrator and Master Servicer is an Originator and Servicer. There are no
additional relationships, agreements or arrangements outside of this transaction among the affiliated parties that are material to an understanding of the
Offered Certificates.

          Wells Fargo Bank, N.A. serves or has served within the past two years as loan file custodian for various mortgage loans owned by the Sponsor and its affiliates and anticipates that one or more of those mortgage loans may be included in the Issuing Entity. The terms of the custodial agreement under which those services are provided by Wells Fargo Bank, N.A. are customary for the residential mortgage-backed securities industry and provide for the delivery, receipt, review and safekeeping of mortgage loan files.

          Wells Fargo Bank, N.A., and U.S. Bank National Association may
maintain relationships with the Sponsor and its affiliates in the ordinary course of business.

                                                                                   RISK FACTORS

          o    The risk factors discussed below and under the heading "Risk
               Factors" in the prospectus describe the material risks of an investment in the Offered Certificates and should be carefully considered by all potential investors.

          o    The Offered Certificates are not suitable investments for all investors.

          o    The Offered Certificates are complex financial instruments, so you should not purchase any Offered Certificates unless you or your financial advisor possess the necessary expertise to analyze the potential risks associated with an investment in
               mortgage-backed securities.

          o    You should not purchase any Offered Certificates unless you understand, and are able to bear, the prepayment, credit,
               liquidity and market risks associated with those Offered
               Certificates.

MORTGAGE LOANS PAYING INTEREST ONLY DURING THE RELATED INTEREST ONLY PERIOD MAY
HAVE A HIGHER RISK OF DELINQUENCY, DEFAULT OR RATES OF PREPAYMENT

          Certain of the Mortgage Loans have an initial interest only period of up to ten years after the date of origination. During this interest only period, the payment due from the related mortgagor will be less than that of a traditional mortgage loan. In addition, the principal balance of the Mortgage
Loan will not be reduced (except in the case of prepayments) because there will be no scheduled monthly payments of principal during this period. Accordingly, no principal payments will be distributed to the related Certificates from these
Mortgage Loans during their interest only period except in the case of a prepayment.

          After the initial interest only period, payments on each of those
Mortgage Loans will be recalculated to amortize fully its unpaid principal balance over its remaining life and the mortgagor will be required to make scheduled payments of both principal and interest. The required payment of principal will increase the burden on the mortgagor and may increase the risk of delinquency, default or prepayment under the related Mortgage Loan. In underwriting Mortgage Loans with interest only periods, the originator generally does not consider the ability of mortgagors to make payments of principal at the end of the interest only period. Higher scheduled monthly payments may induce the related mortgagors to refinance their mortgage loans, which would result in higher prepayments. In addition, in default situations losses may be greater on these Mortgage Loans because they do not amortize during the related interest only period. Losses, to the extent not covered by credit enhancement, will be allocated to the related Certificates.

          Mortgage loans with an initial interest only period are relatively new in the secondary mortgage market. The performance of these mortgage loans may be significantly different from mortgage loans that amortize from origination. In particular these mortgagors may be more likely to refinance their mortgage loans, which may result in higher prepayment speeds than would otherwise be the case.

INCLUSION OF MORTGAGE LOANS THAT HAVE BEEN DELINQUENT IN THE PAST MAY INCREASE
RISK OF LOSS

          Although all of the Mortgage Loans were current as of the Cut-off
Date, approximately 0.12% of the Group 1 Mortgage Loans (by aggregate Stated
Principal Balance of the Group 1 Mortgage Loans), and approximately 1.76% of the
Group 4 Mortgage Loans (by aggregate Stated Principal Balance of the Group 4
Mortgage Loans) have been 30 days delinquent more than once during the previous twelve months. None of the Group 2 Mortgage Loans, Group 3 Mortgage Loans, Group
5 Mortgage Loans, Group 6A Mortgage Loans or Group 6B Mortgage Loans have been
30 days delinquent more than once during the previous twelve months. No Mortgage
Loan has been delinquent more than twice during the previous twelve months. A
Mortgage Loan that has been delinquent more than once in the recent past may be more likely than other Mortgage Loans to become delinquent in the future.

THE RATE OF PRINCIPAL PAYMENTS ON THE MORTGAGE LOANS WILL AFFECT THE YIELD ON
THE OFFERED CERTIFICATES

          Because principal payments on the Mortgage Loans will be distributed currently on the related Senior Certificates and Subordinate Certificates, the
rate of distributions of principal and the yield to maturity on your
Certificates will be directly related to (i) the rate of payments of principal on the related Mortgage Loans and (ii) the amount and timing of defaults by borrowers that result in losses on the related Mortgage Loans. All borrowers of the Mortgage Loans are permitted to prepay their Mortgage Loans, in whole or in part, at any time. The principal payments on the Mortgage Loans may be in the form of scheduled principal payments or principal prepayments (for this purpose, the term "principal prepayment" includes prepayments and any other recovery of principal in advance of the scheduled due date, including repurchases and liquidations due to default, casualty, condemnation and the like). Any of these prepayments will result in distributions to you of amounts that would otherwise be distributed over the remaining term of the Mortgage Loans.

          The rate of principal payments on the Mortgage Loans will be affected by the following:

          o    the amortization schedules of the Mortgage Loans;

          o    the rate of partial prepayments and full prepayments by borrowers due to refinancing, job transfer, changes in property values or other factors;

          o    liquidations of the properties that secure defaulted Mortgage
               Loans;

          o    repurchases of Mortgage Loans by the Depositor, the Sponsor or an
               Originator, as applicable, as a result of defective documentation or breaches of representations or warranties;

          o    the exercise of due-on-sale clauses by each Servicer in
               connection with transfers of mortgaged properties;

          o    the optional repurchase of certain of the Mortgage Loans by the
               Master Servicer (or the NIMS Insurer), as described under "The
               Pooling and Servicing Agreement and the Servicing
               Agreements--Optional Termination" in this prospectus supplement;
               and

          o    general and targeted solicitations for refinancing by mortgage originators.

          The rate of principal payments on the Mortgage Loans will depend greatly on the level of mortgage interest rates:

          o    If prevailing interest rates for similar Mortgage Loans fall below the interest rates on the mortgage loans in the trust, the rate of prepayment is likely to increase.

          o    Conversely, if prevailing interest rates for similar mortgage loans rise above the interest rates on the Mortgage Loans in the trust, the rate of prepayment is likely to decrease.

          Mortgage originators (including the Originators) make general and, in some cases, targeted solicitations for refinancings. Any such solicited refinancings may result in a rate of prepayment that is higher than you might otherwise expect.

          If you are purchasing Offered Certificates at a discount, you should consider the risk that if principal payments on the related Mortgage Loans occur at a rate slower than you expected, your yield will be lower than you expected.

          If you are purchasing Offered Certificates at a premium, or are purchasing a Class 5-A-X Certificate (which has no class balance), you should consider the risk that if principal payments on the related Mortgage Loans, occur at a rate faster than you expected, your yield may be lower than you expected. If you are purchasing Class 5-A-X Certificates, you should consider the risk that a rapid rate of principal payments on the applicable Mortgage
Loans

could result in your failure to recover your initial investment. See "Prepayment and Yield Considerations--Yield on the Class 5-A-X Certificates" in this prospectus supplement for a more detailed description of risks associated with the purchase of the Class 5-A-X Certificates, including tables demonstrating the particular sensitivities of the Class 5-A-X Certificates to the rate of prepayments on the applicable Mortgage Loans in the related Loan Group.

          If you are purchasing Offered Group 1 Certificates, you should consider the risk that if the level of overcollateralization falls below the targeted overcollateralization amount, excess interest from the Group 1 Mortgage
Loans (if any) will be paid to the Offered Group 1 Certificates as principal.
This will have the effect of reducing the aggregate class balance of the Offered
Group 1 Certificates faster than the aggregate principal balance of the Group 1
Mortgage Loans until the required level of overcollateralization is reached.

          See "Summary of Terms--Prepayment and Yield Considerations" and
"Prepayment and Yield Considerations" in this prospectus supplement.

DELINQUENCIES AND LOSSES ON THE MORTGAGE LOANS MAY ADVERSELY AFFECT YOUR YIELD

          Delinquencies on the Mortgage Loans which are not advanced by or on behalf of the related Servicer (because that Servicer has determined that these amounts, if advanced, would be nonrecoverable), may adversely affect the yield on the related Senior Certificates and Subordinate Certificates. Each Servicer
will determine that a proposed advance is nonrecoverable when, in the good faith exercise of its servicing judgment, it believes the proposed advance would not be ultimately recoverable from the related mortgagor, related liquidation proceeds or other recoveries in respect of the Mortgage Loan. Because of the priority of distributions, shortfalls resulting from delinquencies that are not covered by advances will be borne first by the Subordinate Certificates (in reverse order of their payment priority) of the related Group (or in the case of
Aggregate Group X and Aggregate Group 6, of such Aggregate Group) and then by the Senior Certificates of such Group (or in the case of Aggregate Group X and
Aggregate Group 6, of such Aggregate Group).

          Interest shortfalls will adversely affect the yields on the Offered
Certificates. In addition, losses generally will be borne by the Subordinate
Certificates of the related Group (or in the case of Aggregate Group X and
Aggregate Group 6, of such Aggregate Group), as described in this prospectus supplement under "Description of Certificates--Allocation of Losses to the Group
1 Certificates" and "--Allocation of Losses to the Shifting Interest
Certificates" in this prospectus supplement. As a result, the yields on the
Offered Certificates will depend on the rate and timing of realized losses on the Mortgage Loans in the related Loan Group or Loan Groups.

ALTERNATIVE UNDERWRITING STANDARDS MAY INCREASE RISK OF LOSS

          Certain of the Mortgage Loans will have been originated using an
Originator's alternative underwriting guidelines. See "The Mortgage
Pool--Mortgage Loan Underwriting Standards" in this prospectus supplement. These underwriting guidelines are different from and, in certain respects, less stringent than the general underwriting guidelines employed by that Originator.
For example, certain of the Mortgage Loans may have been originated with less than standard documentation or with higher maximum loan-to-value ratios.
Accordingly, the Mortgage Loans may experience rates of delinquencies, defaults, foreclosure, bankruptcy and loss that are higher than those experienced by
Mortgage Loans underwritten using the Originator's general underwriting standards.

THE RATE OF DEFAULT ON MORTGAGE LOANS THAT ARE SECURED BY INVESTOR PROPERTIES
MAY BE HIGHER THAN ON OTHER MORTGAGE LOANS

          Certain of the Mortgage Loans are expected to be secured by investor properties. An investor property is a property which, at the time of origination, the mortgagor represented would not be used as the mortgagor's primary residence or second home. Because the mortgagor is not living on the property, the mortgagor may be more likely to default on the Mortgage Loan than on a comparable mortgage loan secured by a primary residence, or to a lesser extent, a second home. In addition, income expected to be generated from an investor property may have been considered for underwriting purposes in addition to the income of the mortgagor from other sources. Should this income not materialize, it is possible the mortgagor would not have sufficient resources to make payments on the Mortgage Loan.

CREDIT SCORES MAY NOT ACCURATELY PREDICT THE LIKELIHOOD OF DEFAULT

         Each Originator generally uses credit scores as part of its underwriting process. The tables in Appendix A to this prospectus supplement show credit scores for the mortgagors obtained at the time of origination of their Mortgage Loans. A credit score purports only to be a measurement of the relative degree of risk a borrower represents to a lender, i.e., that a borrower with a higher score is statistically expected to be less likely to default in payment than a borrower with a lower score. In addition, it should be noted that credit scores were developed to indicate a level of default probability over a two-year period, which does not correspond to the life of most mortgage loans.
Furthermore, credit scores were not developed specifically for use in connection with mortgage loans, but for consumer loans in general. Therefore, credit scores do not address particular mortgage loan characteristics that influence the probability of repayment by the borrower. None of the Originators, the Depositor or the Sponsor makes any representations or warranties as to any borrower's current credit score or the actual performance of any Mortgage Loan or that a particular credit score should be relied upon as a basis for an expectation that a borrower will repay its Mortgage Loan according to its terms.

DECREMENT AND SENSITIVITY TABLES ARE BASED UPON ASSUMPTIONS AND MODELS

          The decrement tables set forth in Appendix B to this prospectus supplement and the sensitivity tables set forth in Appendix D to this prospectus supplement have been prepared on the basis of the modeling assumptions described under "Prepayment and Yield Considerations--Assumptions Relating to Tables."
There will likely be discrepancies between the characteristics of the actual
Mortgage Loans included in each Loan Group and the characteristics of the assumed Mortgage Loans used in preparing the related decrement tables and the sensitivity tables. Any such discrepancy may have an effect upon the percentages of initial class balances outstanding set forth in the decrement tables (and the weighted average lives on the offered certificates) and the yields to maturity set forth in the yield tables. In addition, to the extent that the Mortgage
Loans that actually are included in a Loan Group have characteristics that differ from those assumed in preparing the related decrement tables and the sensitivity tables, the class balance of a related class of Offered Certificates could be reduced to zero earlier or later than indicated by the related decrement tables and the yield to maturity may be higher or lower than indicated
in the related sensitivity tables.

          The models used in this prospectus supplement for prepayments and defaults also do not purport to be an historical description of prepayment or default experience or a prediction of the anticipated rate of prepayment or default of any pool of Mortgage Loans, including the mortgage loans contained in the Issuing Entity. It is highly unlikely that the Mortgage Loans will prepay or liquidate at any of the rates specified or that losses will be incurred according to one particular pattern. The assumed percentages of CPR and the loss severity percentages are for illustrative purposes only. For a description of
CPR, see "Prepayment and Yield Considerations" in this prospectus supplement.
The actual rates of prepayment and liquidation and loss severity experience of the Mortgage Loans may not correspond to any of the assumptions made in this prospectus supplement. For these reasons, the weighted average lives of the
Offered Certificates may differ from the weighted average lives shown in the related tables on page S-16 of this prospectus supplement and in Appendix B to this prospectus supplement.

THERE IS A RISK THAT INTEREST PAYMENTS ON THE MORTGAGE LOANS MAY BE INSUFFICIENT
TO PAY INTEREST ON YOUR CERTIFICATES

          When a Mortgage Loan is prepaid in full, the mortgagor is charged interest only up to the date on which payment is made, rather than for an entire month. When a mortgagor makes a partial principal prepayment on a Mortgage Loan, the mortgagor is not charged interest on the prepayment for the month in which the principal prepayment was received. This may result in a shortfall in interest collections available for payment on the next Distribution Date. The
Servicers are required to cover a portion of the shortfall in interest collections that are attributable to prepayments in full and partial prepayments on the Mortgage Loans, but in each case only up to the amount of Compensating
Interest for such Distribution Date as described herein under "The Pooling and
Servicing Agreement and the Servicing Agreements--Compensating Interest." To the
extent these shortfalls from the Mortgage Loans are not covered by the amount of
Compensating Interest, they will be allocated pro rata to the classes of interest-bearing Certificates as described herein under "Description of the
Certificates--Distributions on the Shifting Interest Certificates--Interest" in
this prospectus supplement. To the extent these shortfalls from the Group 1
Mortgage Loans exceed compensating interest allocable to Loan Group 1, holders of the Group 1

Certificates may incur a loss to the extent the applicable credit enhancements are insufficient. See "Description of the Certificates--Group 1 Certificate
Interest Rates" in this prospectus supplement.

SUBORDINATION OF SUPER SENIOR SUPPORT AND SUBORDINATE CERTIFICATES INCREASES
RISK OF LOSS

          If you purchase Subordinate Certificates, you are more likely to suffer losses as a result of losses or delinquencies on the applicable Mortgage
Loans than are holders of the Senior Certificates of the related Groups.

          o    The rights of each class of Class 1-M Certificates to receive distributions of interest and principal are subordinated to the rights of the Group 1 Senior Certificates and each class of Class
               1-M Certificates with a lower numerical designation. For example, the Class 1-M-2 Certificates will not receive principal or interest on a Distribution Date until the Group 1 Senior
               Certificates and the Class 1-M-1 Certificates have received the amounts to which they are entitled on that Distribution Date.

          o    The rights of each class of Aggregate Group X Subordinate
               Certificates to receive distributions of interest and principal are subordinated to the rights of the Senior Certificates of each
               Group of Aggregate Group X and each class of Aggregate Group X
               Subordinate Certificates with a lower numerical designation. For example, the Class X-B-2 Certificates will not receive principal or interest on a Distribution Date until the Senior Certificates of each Group of Aggregate Group X and the Class X-B-1
               Certificates have received the amounts to which they are entitled on that Distribution Date.

          o    The rights of each class of Class 5-B Certificates to receive distributions of interest and principal are subordinated to the rights of the Senior Certificates of Group 5 and each class of
               Class 5-B Certificates with a lower numerical designation. For example, the Class 5-B-2 Certificates will not receive principal or interest on a Distribution Date until the Senior Certificates of Group 5 and the Class 5-B-1 Certificates have received the amounts to which they are entitled on that Distribution Date.

          o    The rights of each class of Aggregate Group 6 Subordinate
               Certificates to receive distributions of interest and principal are subordinated to the rights of the Senior Certificates of each
               Group of Aggregate Group 6 and each class of Aggregate Group 6
               Subordinate Certificates with a lower numerical designation. For example, the Class 6-B-2 Certificates will not receive principal or interest on a Distribution Date until the Senior Certificates of each Group of Aggregate Group 6 and the Class 6-B-1
               Certificates have received the amounts to which they are entitled on that Distribution Date.

          o    Losses that are realized on the Group 1 Mortgage Loans will be allocated first to the Class 1-M-6 Certificates, then to the
               Class 1-M-5 Certificates, and so on, in reverse numerical order of the Class 1-M Certificates, until the outstanding balances of those classes have been reduced to zero.

          o    Losses that are realized on the Aggregate Group X Mortgage Loans will be allocated first to the Class X-B-6 Certificates, then to the Class X-B-5 Certificates, and so on, in reverse numerical order of the Aggregate Group X Subordinate Certificates, until the outstanding balances of those classes have been reduced to zero.

          o    Losses that are realized on the Group 5 Mortgage Loans will be allocated first to the Class 5-B-6 Certificates, then to the
               Class 5-B-5 Certificates, and so on, in reverse numerical order of the Class 5-B Certificates, until the outstanding balances of those classes have been reduced to zero.

          o    Losses that are realized on the Aggregate Group 6 Mortgage Loans will be allocated first to the Class 6-B-11 Certificates, then to the Class 6-B-10 Certificates, and so on, in reverse numerical order of the Aggregate Group 6 Subordinate Certificates, until the outstanding balances of those classes have been reduced to zero.

          If you purchase a class of Super Senior Support Certificates, you should consider the risk that after the Subordinate Certificates are no longer outstanding, the principal portion of losses realized on the Mortgage Loans in the related Loan Group that is allocated to the related class or classes of
Super Senior Certificates will be borne by your class of Super Senior Support
Certificates, rather than the related class or classes of Super Senior
Certificates, for so long as your class of Super Senior Support Certificates is outstanding. See "Description of the Certificates--Allocation of Losses to the
Shifting Interest Certificates" in this prospectus supplement.

          For a more detailed description of the subordination features of the
Subordinate Certificates, see "Description of the Certificates--Allocation of
Losses to the Group 1 Certificates," "--Distributions on the Group 1
Certificates--Cross-Collateralization," "--Allocation of Losses to the Shifting
Interest Certificates" and "Distributions on the Shifting Interest
Certificates--Cross-Collateralization" in this prospectus supplement.

AGGREGATE GROUP X SUBORDINATE CERTIFICATES PROVIDE SUBORDINATION FOR THE SENIOR
CERTIFICATES OF AGGREGATE GROUP X AND AGGREGATE GROUP 6 SUBORDINATE CERTIFICATES
PROVIDE SUBORDINATION FOR THE SENIOR CERTIFICATES OF AGGREGATE GROUP 6

          Because the Aggregate Group X Subordinate Certificates provide credit support for the Senior Certificates of Aggregate Group X, the outstanding class balances of the Aggregate Group X Subordinate Certificates could be reduced to zero as a result of a disproportionate amount of Realized Losses on the Mortgage
Loans in one or more of the Loan Groups in Aggregate Loan Group X. Therefore,
Realized Losses on the Mortgage Loans in any of the Loan Groups in Aggregate
Loan Group X will reduce the subordination provided by the Aggregate Group X
Subordinate Certificates to all of the Senior Certificates of Aggregate Group X
and increase the likelihood that Realized Losses may be allocated to those
Senior Certificates. See "Description of the Certificates--Allocation of Losses
to the Shifting Interest Certificates" herein.

          Because the Aggregate Group 6 Subordinate Certificates provide credit support for the Senior Certificates of Aggregate Group 6, the outstanding class balances of the Aggregate Group 6 Subordinate Certificates could be reduced to zero as a result of a disproportionate amount of Realized Losses on the Mortgage
Loans in either of the Loan Groups in Aggregate Loan Group 6. Therefore,
Realized Losses on the Mortgage Loans in either of the Loan Groups in Aggregate
Loan Group 6 will reduce the subordination provided by the Aggregate Group 6
Subordinate Certificates to the Senior Certificates of Aggregate Group 6 and
increase the likelihood that Realized Losses may be allocated to those Senior
Certificates. See "Description of the Certificates--Allocation of Losses to the
Shifting Interest Certificates" herein.

          Under certain circumstances principal otherwise payable to the
Aggregate Group X Subordinate Certificates or the Aggregate Group 6 Subordinate
Certificates will be paid to the Senior Certificates related to Aggregate Group
X or Aggregate Group 6, respectively, as described under "Description of the
Certificates--Distributions on the Shifting Interest
Certificates--Cross-Collateralization" in this prospectus supplement.

THE TIMING OF CHANGES IN THE RATE OF PREPAYMENTS MAY SIGNIFICANTLY AFFECT THE
ACTUAL YIELD TO YOU, EVEN IF THE AVERAGE RATE OF PRINCIPAL PREPAYMENTS IS
CONSISTENT WITH YOUR EXPECTATIONS

          In general, the earlier the payment of principal of the related
Mortgage Loans, the greater the effect on your yield to maturity. As a result, the effect on your yield of principal prepayments occurring at a rate higher (or lower) than the rate you anticipate during the period immediately following the issuance of the Certificates will not be offset by a subsequent like reduction
(or increase) in the rate of principal prepayments.

THE VARIABLE RATE OF INTEREST ON THE OFFERED CERTIFICATES WILL AFFECT YOUR YIELD

          The mortgage interest rate on each Mortgage Loan will be fixed for an initial period of approximately one month, six months or three, five, seven or ten years from its date of origination. After the applicable fixed-rate period, the mortgage interest rate on each Mortgage Loan will adjust monthly, semi-annually or annually to equal the sum of the applicable index and a gross margin. Mortgage interest rate adjustments will be subject to the limitations stated in the mortgage note on increases and decreases for any adjustment (i.e., a "periodic cap"). In addition, the mortgage interest rate for each Mortgage
Loan will be subject to an overall maximum mortgage interest rate and a minimum mortgage interest rate equal to the applicable gross margin.
The pass through rate on each certificate may decrease, and may decrease significantly, after the mortgage interest rates on the applicable Mortgage
Loans begin to adjust as a result of, among other factors, the dates of adjustment, the gross margins and changes in the applicable indices. In addition, even if the applicable index increases, a rate ceiling or a periodic cap may limit the mortgage interest rate, which could adversely affect the yield on the related certificates.

ADJUSTABLE-RATE MORTGAGE LOAN BORROWERS MAY BE MORE LIKELY TO PREPAY

          Mortgage interest rates on the Mortgage Loans at any time may not equal the prevailing mortgage interest rates for similar adjustable-rate loans, and accordingly the prepayment rate may be lower or higher than would otherwise be anticipated. Moreover, some mortgagors who prefer the certainty provided by fixed-rate Mortgage Loans may nevertheless obtain adjustable-rate Mortgage Loans at a time when they regard the mortgage interest rates (and, therefore, the payments) on fixed-rate Mortgage Loans as unacceptably high. These mortgagors may be induced to refinance adjustable-rate Mortgage Loans when the mortgage interest rates and monthly payments on comparable fixed-rate Mortgage Loans decline to levels which these mortgagors regard as acceptable, even though these mortgage interest rates and monthly payments may be significantly higher than the current mortgage interest rates and monthly payments on the mortgagors'
adjustable-rate Mortgage Loans. The ability to refinance a Mortgage Loan will depend on a number of factors prevailing at the time refinancing is desired, such as, among other things, real estate values, the mortgagor's financial situation, prevailing mortgage interest rates, the mortgagor's equity in the related mortgaged property, tax laws and prevailing general economic conditions.
Further, because the pass-through rates on the Certificates will be based on the weighted average of the net mortgage interest rates of the related Mortgage
Loans, disproportionate principal payments on the related Mortgage Loans having net mortgage interest rates higher or lower than the then current pass-through rates on the Certificates will affect the pass-through rates for the
Certificates for future periods and the yields on the Certificates.

LIMITED SOURCE OF PAYMENTS - NO RECOURSE TO DEPOSITOR, SPONSOR, MASTER SERVICER,
SERVICERS, SECURITIES ADMINISTRATOR OR TRUSTEE

          Proceeds of the Mortgage Loans will be the sole source of payments on the Certificates. The Certificates do not represent an interest in or obligation of the Depositor, the Sponsor, the Master Servicer, the Servicers, the
Securities Administrator, the Trustee or any of their affiliates. There are, however, limited obligations of the Depositor, the Sponsor and Originators with respect to certain breaches of representations and warranties, and limited obligations of the Servicers with respect to their servicing obligations and the
Master Servicer with respect to its master servicing obligations.

          Neither the Certificates nor the Mortgage Loans will be guaranteed by or insured by any governmental agency or instrumentality, the Depositor, the
Sponsor, the Master Servicer, the Servicers, the Securities Administrator, the
Trustee or any of their affiliates. Consequently, if payments on the Mortgage
Loans are insufficient or otherwise unavailable to make all payments required on the Certificates, there will be no recourse to the Depositor, the Sponsor, the
Master Servicer, the Servicers, the Securities Administrator, the Trustee or any
of their affiliates.

LIMITED LIQUIDITY

          The Underwriter intends to make a market for purchase and sale of the
Offered Certificates after their initial issuance, but the Underwriter has no obligation to do so. There is no assurance that such a secondary market will develop or, if it does develop, that it will provide you with liquidity of investment or that it will continue for the life of the Offered Certificates. As a result, you may not be able to sell your Certificates or you may not be able to sell your Certificates at a high enough price to produce your desired return on investment.

          The secondary market for mortgage-backed securities has experienced periods of illiquidity and can be expected to do so in the future. Illiquidity means that there may not be any purchasers for your class of Certificates.
Although any class of Certificates may experience illiquidity, it is more likely that classes of Certificates that are more sensitive to prepayment, credit or interest rate risk (such as the Interest Only, Super Senior Support or
Subordinated Certificates) will experience illiquidity.

GEOGRAPHIC CONCENTRATION MAY INCREASE RISK OF LOSS DUE TO ADVERSE ECONOMIC
CONDITIONS OR NATURAL DISASTER

          At various times, certain geographic regions will experience weaker economic conditions and housing markets and, consequently, will experience higher rates of delinquency and loss on mortgage loans generally. In addition,
California, Florida and several other states have experienced natural disasters, including earthquakes, fires, floods and hurricanes, which may adversely affect property values. Although mortgaged properties located in certain identified flood zones will be required to be covered, to the maximum extent available, by flood insurance, no mortgaged properties will otherwise be required to be insured against earthquake damage or any other loss not covered by standard hazard insurance policies. Any concentration of mortgaged properties in a state or region may present unique risk considerations.

          The following chart lists the states with concentrations of mortgaged properties in excess of 10% in the mortgage pool:

                                                                                                                                                                            AGGREGATE   AGGREGATE
   LOAN              LOAN                  LOAN                LOAN           LOAN              LOAN           LOAN           LOAN           LOAN
  GROUP 1        GROUP 2             GROUP 3           GROUP 4     GROUP 5       GROUP 6A    GROUP 6B     GROUP X     GROUP 6

California          California              California         California     California         California      California      California      California
                           South Carolina     Florida              Florida                                                                                    Florida
                           Florida

          Any deterioration in housing prices in a state or region due to adverse economic conditions, natural disaster or other factors, and any deterioration of economic conditions in a state or region that adversely affects the ability of borrowers to make payments on the Mortgage Loans, may result in losses on the Mortgage Loans. Any losses may adversely effect the yield to maturity of the Offered Certificates.

RECENT STORMS MAY ADVERSELY AFFECT HOLDERS OF THE OFFERED CERTIFICATES

          Mortgaged properties located in Louisiana, Alabama, Mississippi,
Florida, Texas and certain other states may have sustained damage as a result of
Hurricanes Katrina, Rita, Wilma and other recent hurricanes and tropical storms or may sustain damage in the future from hurricanes or tropical storms. The concentration of mortgaged properties by state and geographic areas are identified under the tables entitled "Geographic Distribution of Mortgaged
Properties" in Appendix A to this prospectus supplement. In addition, even if a mortgaged property is undamaged, a borrower's ability to make payments on the related Mortgage Loan may be affected as the result of interruption or loss of employment due to destruction of businesses in the affected areas or forced evacuations. Furthermore, as a result of these evacuations some borrowers may be reluctant or unable to make payments on their Mortgage Loans while prevented from occupying their mortgaged properties. None of the Depositor, the Master
Servicer, the Servicers or the Originator has determined whether any of the mortgaged properties has been damaged by any storm or whether a borrower has been otherwise adversely affected. As a result, there can be no assurance that material damage to any mortgaged property in the affected regions has not occurred or that losses or delinquencies resulting from such storms will not occur.

          Each Originator will have represented that, as of the date of transfer of the Mortgage Loans to the Sponsor, and the Sponsor will represent, as of the
Closing Date, that each mortgaged property is free from material damage. In the event of a breach of such representation with respect to a mortgaged property, the Originators or Sponsor will be obligated to repurchase such Mortgage Loan or substitute a Mortgage Loan meeting the requirements of the Pooling and Servicing
Agreement. See "The Pooling and Servicing Agreement and the Servicing
Agreements--Repurchases of the Mortgage Loans" in this prospectus supplement.
Any such repurchases will have the same effect as prepayments of the affected
Mortgage Loans.

          Any repurchases of the Mortgage Loans may reduce the weighted average lives of the Offered Certificates and therefore may adversely affect the yields on any Offered Certificates which are purchased at a premium.

          Losses resulting from delinquencies and defaults on Mortgage Loans as a consequence of Hurricanes Katrina, Rita or Wilma or other storms, other than as a consequence of damage to the mortgaged properties incurred before the
Closing Date, will be borne by the Certificates.

RESIDENTIAL REAL ESTATE VALUES MAY FLUCTUATE AND ADVERSELY AFFECT YOUR
INVESTMENT

          There can be no assurance that values of the mortgaged properties have remained or will remain at their levels on the dates of origination of the related Mortgage Loans. The value of any mortgaged property generally will change over time from its value on the appraisal or sales date. If residential real estate values generally or in a particular geographic area decline, the loan-to-value ratios shown under "The Mortgage Pool" might not be a reliable indicator of the rates of delinquencies, foreclosures and losses that could occur on the Mortgage Loans. If the residential real estate market should experience an overall decline in property values large enough to cause the outstanding balances of the Mortgage Loans and any secondary financing on the related mortgaged properties to equal or exceed the value of the mortgaged properties, delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry or in the sponsor's prior securitizations involving the Depositor.

          In addition, adverse economic conditions and other factors (which may or may not affect real property values) may affect the mortgagors' timely payment of scheduled payments of principal and interest on the Mortgage Loans and, accordingly, the actual rates of delinquencies, foreclosures and losses with respect to the Mortgage Pool. These other factors could include excessive building resulting in an oversupply of housing in a particular area or a decrease in employment reducing the demand for housing in an area. To the extent that credit enhancements do not cover such losses, your yield may be adversely impacted.

RIGHTS OF BENEFICIAL OWNERS MAY BE LIMITED BY BOOK-ENTRY SYSTEM

          All of the Offered Certificates, other than the Class 2-A-R
Certificate, are Book-Entry Certificates and will be held through the book-entry system of The Depository Trust Company.

          Transactions in the Book-Entry Certificates generally can be effected only through DTC and Participants. As a result:

          o    your ability to pledge Book-Entry Certificates to entities that do not participate in the DTC system, or to otherwise act with respect to Book-Entry Certificates, may be limited due to the lack of a physical certificate for your Certificates; and

          o    under a book-entry format, you may experience delays in the receipt of payments, since distributions will be made by the
               Securities Administrator to DTC, and not directly to you.

          For a more detailed discussion of the Book-Entry Certificates, see
"Description of the Certificates" in this prospectus supplement.

THE RECORDING OF THE MORTGAGES IN THE NAME OF MERS MAY AFFECT THE YIELD ON THE
CERTIFICATES

          The mortgages or assignments of mortgage for some of the Mortgage
Loans may have been recorded in the name of Mortgage Electronic Registration
Systems, Inc., or MERS, solely as nominee for the related Originator and its successors and assigns, including the Issuing Entity. Subsequent assignments of those mortgages are registered electronically through the MERS system. However, if MERS discontinues the MERS system and it becomes necessary to record an assignment of mortgage to the Trustee, any related expenses will be paid by the issuing entity and will reduce the amount available to make distributions on the related Certificates.

          The recording of mortgages in the name of MERS is a relatively new practice in the mortgage lending industry. Public recording officers and others may have limited, if any, experience with lenders seeking to foreclose mortgages, assignments of which are registered with MERS. Accordingly, delays and additional costs in commencing, prosecuting and completing foreclosure proceedings and conducting foreclosure sales of the mortgaged properties could result. Those delays and the additional costs could in turn delay the distribution of liquidation proceeds to certificateholders and increase the amount of losses on the Mortgage Loans. In that regard, a Florida court recently ruled that MERS lacked standing to pursue foreclosure proceedings on behalf of the beneficial owners of several mortgage notes who were not named parties to the proceedings.

AN ORIGINATOR MAY NOT BE ABLE TO REPURCHASE DEFECTIVE MORTGAGE LOANS

          Each of the Originators have made or will make various representations and warranties related to the Mortgage Loans. If an Originator fails to cure a material breach of its representations and warranties with respect to any
Mortgage Loan sold by it in a timely manner, then that Originator would be required to repurchase, or in certain circumstances substitute for, the defective Mortgage Loan. It is possible that an Originator may not be capable of repurchasing or substituting for any defective mortgage loans, for financial or other reasons. The inability of an Originator to repurchase or substitute for defective Mortgage Loans would likely cause the Mortgage Loans to experience higher rates of delinquencies, defaults and losses. As a result, shortfalls in the distributions due on the Certificates could occur.

TAX CONSEQUENCES OF RESIDUAL CERTIFICATE

          o    The Class 2-A-R Certificate will be the sole "residual interest"
               in each REMIC for federal income tax purposes.

          o    The holder of the Class 2-A-R Certificate must report as ordinary income or loss the net income or the net loss of each REMIC whether or not any cash distributions are made to it. This allocation of income or loss may result in a zero or negative after-tax return. No cash distributions are expected to be made with respect to the Class 2-A-R Certificate other than the distribution of its class balance and interest on that balance.

          o    Treasury regulations require a seller of the Class 2-A-R
               Certificate to either pay the buyer an amount designed to
               compensate the buyer for assuming the tax liability or transfer only to certain eligible transferees should the seller wish to qualify for "safe harbor" protection from possible disregard of such a transfer.

          o    Due to its tax consequences, the Class 2-A-R Certificate will be subject to restrictions on transfer that may affect its
               liquidity. In addition, the Class 2-A-R Certificate may not be acquired by Plans.

          See "Description of the Certificate--Restrictions on Transfer of the
Class 2-A-R Certificate," "Prepayment and Yield Considerations--Yield on the
Class 2-A-R Certificate," "ERISA Considerations" and "Federal Income Tax
Consequences" in this prospectus supplement.

UNITED STATES MILITARY OPERATIONS MAY INCREASE RISK OF RELIEF ACT SHORTFALLS

          As a result of military operations in Afghanistan and Iraq, the United
States has placed a substantial number of armed forces reservists and members of the National Guard on active duty status. It is possible that the number of reservists and members of the National Guard placed on active duty status may remain at high levels for an extended time. To the extent that a member of the military, or a member of the armed forces reserves or National Guard who is called to active duty, is a mortgagor of a Mortgage Loan in the trust, the interest rate limitation of the Servicemembers Civil Relief Act, and any comparable state law, will apply. This may result in interest shortfalls on the
Mortgage Loans, which will be borne by all interest-bearing classes of
Certificates. Neither the Sponsor nor the Depositor has taken any action to determine whether any of the Mortgage Loans would be affected by these interest rate limitations. See "Description of Certificates--Interest" in this prospectus supplement and "Certain Legal Aspects of the Mortgage Loans--Servicemembers
Civil Relief Act and Similar Laws" in the prospectus.

THE RIGHTS OF THE NIMS INSURER COULD ADVERSELY AFFECT THE OFFERED GROUP 1
CERTIFICATES

          After the Closing Date, a separate entity may be established to issue net interest margin securities secured by all or a portion of the Class 1-CE and
Class 1-P Certificates. A NIMS Insurer may issue a financial guaranty insurance policy that guarantees payments on those securities. If the net interest margin securities are so insured, the NIMS Insurer will have a number of rights under the Pooling Agreement that could adversely affect holders of the Offered Group 1
Certificates. Pursuant to the Pooling Agreement, unless the NIMS Insurer fails to make a required

payment under the policy insuring the net interest margin securities or the NIMS
Insurer is the subject of a bankruptcy proceeding, the NIMS Insurer will be entitled to exercise, among others, the following rights of the holders of the
Offered Group 1 Certificates, without their consent, and the holders of the
Offered Group 1 Certificates will be able to exercise such rights only with the prior written consent of the NIMS Insurer. Rights of the NIMS Insurer under the
Pooling Agreement may include, but are not limited to, the following:

     o    the right to control the voting rights of the Group 1 Certificates in directing the Trustee to terminate the rights and obligations of the
          Master Servicer under the Pooling Agreement upon a default by the
          Master Servicer;

     o    the right to control the voting rights of the Group 1 Certificates in directing the removal of the Trustee or any co-trustee, the Securities
          Administrator or custodian pursuant to the Pooling Agreement for failure of such party to perform its obligations thereunder;

     o    the right to control the voting rights of the Group 1 Certificates in directing the Trustee or the Securities Administrator to make investigations and take actions pursuant to the Pooling Agreement;

     o    the right to purchase all of the Group 1 Mortgage Loans and related
          REO Properties and thereby effect the early retirement of the Group 1
          Certificates under the circumstances set forth under "The Pooling and
          Servicing Agreement and Servicing Agreements--Optional Termination" in
          this Prospectus Supplement; and

     o    the right to direct the Depositor to purchase on behalf of the NIMS
          Insurer Mortgage Loans delinquent in payment 180 days or more.

          In addition, unless the NIMS Insurer fails to make a required payment under the policy insuring the net interest margin securities or the NIMS Insurer is the subject of a bankruptcy proceeding, the NIMS Insurer's consent will be required before, among other things, any amendment to the Pooling Agreement affecting the Group 1 Certificates.

          Investors in the Offered Certificates should note that:

     o    any insurance policy issued by the NIMS Insurer will not cover, and will not benefit in any manner whatsoever the Offered Certificates;

     o    the rights granted to the NIMS Insurer are extensive;

     o    the interests of the NIMS Insurer may be inconsistent with, and adverse to the interests of the holders of the Offered Certificates and the NIMS Insurer has no obligation or duty to consider the interests of the Offered Certificates in connection with the exercise or nonexercise of the NIMS Insurer's rights; and

     o    the NIMS Insurer's exercise of its rights and consents may negatively affect the Offered Certificates and the existence of the NIMS
          Insurer's rights, whether or not exercised, may adversely affect the liquidity of the Offered Certificates, relative to other mortgage pass-through certificates backed by comparable mortgage loans and with comparable payment priorities and ratings.

The following additional Risk Factors relate to the Offered Group 1 Certificates

THERE IS A RISK THAT INTEREST PAYMENTS ON THE GROUP 1 MORTGAGE LOANS MAY BE
INSUFFICIENT TO MAINTAIN OVERCOLLATERALIZATION

          Because the weighted average of the mortgage interest rates on the
Group 1 Mortgage Loans is expected to be higher than the weighted average of the pass-through rates on the Offered Group 1 Certificates, the Group 1 Mortgage
Loans are expected to generate more interest than is needed to pay interest owed on the Offered Group 1 Certificates as well as certain fees and expenses of the
Issuing Entity allocable to the Group 1 Certificates (including any payments to the Supplemental Interest Trust in respect of any Net Swap Payment owed to the
Swap Provider

and any Swap Termination Payment, other than a Swap Termination Payment resulting from a Swap Provider Trigger Event). After these financial obligations of the Issuing Entity are covered, the available excess interest will be used to maintain overcollateralization. Any remaining interest will then be used to compensate for losses that occur on the Group 1 Mortgage Loans. There can be no assurance, however, that enough excess interest will be generated to maintain the overcollateralization level required by the rating agencies. The factors described below, as well as the factors described in the next Risk Factor, will affect the amount of excess interest that the Group 1 Mortgage Loans will generate:

     o    When a Group 1 Mortgage Loan is prepaid in full or repurchased, excess interest will generally be reduced because the Group 1 Mortgage Loan will no longer be outstanding and generating interest or, in the case of a partial prepayment, will be generating less interest.

     o    Every time a Group 1 Mortgage Loan is liquidated or written off, excess interest will be reduced because such Group 1 Mortgage Loan will no longer be outstanding and generating interest.

     o    If the rates of delinquencies, defaults or losses on the Group 1
          Mortgage Loans are higher than expected, excess interest will be reduced by the amount necessary to compensate for any shortfalls in cash available on such date to pay holders of the Offered Group 1
          Certificates.

     o    The pass-through rates of the Offered Group 1 Certificates are based on Certificate One-Month LIBOR while the Group 1 Mortgage Loans have mortgage interest rates that are adjustable based on One-Month LIBOR,
          Six-Month LIBOR, One-Year LIBOR or One-Year CMT. As a result, the pass-through rates on the Offered Group 1 Certificates may increase relative to interest rates on the Group 1 Mortgage Loans, thus requiring that more of the interest generated by the Group 1 Mortgage
          Loans be applied to cover interest on the Offered Group 1
          Certificates.

CREDIT ENHANCEMENT FOR GROUP 1 SENIOR CERTIFICATES INCREASES RISK OF LOSS FOR
THE CLASS 1-M CERTIFICATES

          The protections afforded the Group 1 Senior Certificates in this transaction create risks for the Class 1-M Certificates. Prior to any purchase of any Class 1-M Certificates, consider the following factors that may adversely impact your yield:

     o    Because the Class 1-M Certificates receive interest and principal distributions after the Group 1 Senior Certificates receive such distributions, there is a greater likelihood that the Class 1-M
          Certificates will not receive the distributions to which they are entitled on any Distribution Date.

     o    If a Servicer determines not to advance a delinquent payment on a
          Group 1 Mortgage Loan because such amount is not recoverable from a mortgagor, there may be a shortfall in distributions on the Group 1
          Certificates which may impact the Class 1-M Certificates.

     o    The portion of the shortfalls in the amount of interest collections on
          Group 1 Mortgage Loans that are attributable to prepayments in full or partial prepayments and are not covered by a Servicer may result in a shortfall in distributions on the Group 1 Certificates, which will impact the Class 1-M Certificates.

     o    The Class 1-M Certificates are not expected to receive principal distributions until, at the earliest, May 2009 (unless the Group 1
          Senior Certificates are reduced to zero prior to such date).

     o    Losses resulting from the liquidation of defaulted Group 1 Mortgage
          Loans will first reduce monthly excess cashflow and then reduce the level of overcollateralization, if any, for the Offered Group 1
          Certificates. Realized losses on the Group 1 Mortgage Loans, to the extent they exceed the amount of excess interest and
          overcollateralization following distributions of principal on the related distribution date and any Net Swap Payments received under the
          Interest Rate Swap Agreement will be allocated to the Class 1-M
          Certificates in reverse order of payment priority. No principal or interest will be distributable on the amount by which the class balance of a class has been reduced by a realized loss allocated to a
          Class 1-M Certificate (except where a class balance has been increased by a recovery). A loss allocation results in a

          reduction in a class balance without a corresponding distribution of cash to the holder. A lower class balance will result in less interest accruing on the Certificate.

     o    The earlier in the transaction that a loss on a Group 1 Mortgage Loan occurs, the greater the impact on yield.

          See "Description of the Certificates" and "Prepayment and Yield
Considerations" in this Prospectus Supplement for more detail.

THE INTEREST RATE SWAP AGREEMENT AND THE SWAP PROVIDER

          Any amounts received by the Supplemental Interest Trust Trustee from the Swap Provider under the Interest Rate Swap Agreement will be applied as described in this prospectus supplement to pay interest shortfalls and cap carryover amounts, maintain overcollateralization and pay realized loss amortization amounts. However, no amounts will be payable by the Swap Provider unless the floating amount owed by the Swap Provider on a distribution date exceeds the fixed amount owed to the Supplemental Interest Trust for the benefit of the Swap Provider on such distribution date. This will not occur except in periods when one-month LIBOR (as determined pursuant to the Interest Rate Swap
Agreement) generally exceeds 5.319%. No assurance can be made that any amounts will be received by the supplemental interest trust trustee under the Interest
Rate Swap Agreement, or that any such amounts that are received will be sufficient to maintain required overcollateralization or to cover interest shortfalls, cap carryover amounts and realized loss amortization amounts. Any
Net Swap Payment payable to the Supplemental Interest Trust for the benefit of the Swap Provider under the terms of the Interest Rate Swap Agreement will reduce amounts available for distribution to holders of the Offered Group 1
Certificates, and may reduce the pass-through rates of the Offered Group 1
Certificates. If the rate of prepayments on the Group 1 Mortgage Loans is faster than anticipated, the schedule on which payments due under the Interest Rate
Swap Agreement are calculated may exceed the aggregate principal balance of the
Group 1 Mortgage Loans, thereby increasing the relative proportion of interest collections on the Group 1 Mortgage Loans that must be applied to make Net Swap
Payments to the Supplemental Interest Trust for the benefit of the Swap
Provider. The combination of a rapid rate of prepayment and low prevailing interest rates could adversely affect the yields on the Offered Group 1
Certificates. In addition, any termination payment payable by the Supplemental
Interest Trust Trustee to the Swap Provider (other than a termination payment resulting from a Swap Provider Trigger Event) in the event of early termination of the Interest Rate Swap Agreement will reduce amounts available for distribution to holders of the Offered Group 1 Certificates.

          Upon early termination of the Interest Rate Swap Agreement, the
Supplemental Interest Trust or the Swap Provider may be liable to make a Swap
Termination Payment to the other party (regardless of which party caused the termination). The Swap Termination Payment will be computed in accordance with the procedures set forth in the Interest Rate Swap Agreement. In the event that a Swap Termination Payment to the Swap Provider is required, that payment will be paid to the Supplemental Interest Trust and then to the Swap Account for payment to the Swap Provider on the related distribution date, and on any subsequent distribution dates until paid in full, generally prior to distributions to holders of the Offered Group 1 Certificates. This feature may result in losses on the Offered Group 1 Certificates. Due to the priority of the applications of the Available Funds, the Class 1-M Certificates will bear the effects of any shortfalls resulting from a Net Swap Payment or Swap Termination
Payment by the Supplemental Interest Trust before such effects are borne by the
Group 1 Senior Certificates and one or more classes of the Class 1-M
Certificates may suffer a loss as a result of such payment. Investors should note that the level of one-month LIBOR as of April 26, 2006 is approximately
5.000% which means the supplemental interest trust will make a Net Swap Payment to the Swap Provider unless and until one-month LIBOR equals approximately
5.319%.

          To the extent that distributions on the Class 1-M Certificates depend in part on payments to be received by the Supplemental Interest Trust under the
Interest Rate Swap Agreement from the Swap Provider, the ability of the
Supplemental Interest Trust Trustee to make such distributions on such
Certificates will be subject to the credit risk of the Swap Provider to the
Interest Rate Swap Agreement. In addition, no assurance can be made that in the event of an early termination of the Interest Rate Swap Agreement, the depositor will be able to obtain a replacement interest rate swap agreement. See
"Description of the Offered Certificates--Interest Rate Swap Agreement, the Swap
Provider and the Swap Account" in this prospectus supplement.

                                THE MORTGAGE POOL

          The following descriptions of the Mortgage Loans and the mortgaged properties are based upon the expected characteristics of the Mortgage Loans as of the close of business on the Cut-off Date. The balances shown have been adjusted for the scheduled principal payments due on or before the Cut-off Date.
Prior to the Closing Date, Mortgage Loans may be removed from the Loan Groups and other Mortgage Loans may be substituted for them. The Depositor believes that the information set forth in this prospectus supplement is representative of the characteristics of the Loan Groups as they will be constituted on the
Closing Date. Unless the context requires otherwise, references below and in
Appendix A to this prospectus supplement to percentages of the Mortgage Loans in a Loan Group or Aggregate Loan Group are approximate percentages of the aggregate Stated Principal Balance of the Mortgage Loans in such Loan Group or in Aggregate Loan Group as of the Cut-off Date.

          The Issuing Entity will consist primarily of a pool (the "MORTGAGE
POOL") of adjustable-rate mortgage loans (the "MORTGAGE LOANS") secured by first liens on one- to four-family residential properties. The Mortgage Loans have been divided into seven Loan Groups. The Mortgage Loans in each Loan Group and
Aggregate Loan Group have the characteristics set forth in the tables under
"Summary of Terms--Mortgage Pool."

          The Mortgage Pool consists of Mortgage Loans either originated by the
Sponsor or purchased by the Sponsor from the other Originators and either (i)
originated by those Originators or (ii) purchased by those Originators from various entities that either originated the Mortgage Loans or acquired the
Mortgage Loans pursuant to mortgage loan purchase programs operated by such entities.

          The table below sets forth the percentage of Mortgage Loans in each
Loan Group and Aggregate Loan Group that were originated or acquired by each of the entities listed below:

                                                                                             COUNTRYWIDE
                                                    BANK OF AMERICA    HOME LOANS   GREENPOINT   INDYMAC BANK   WELLS FARGO BANK

Loan Group 1                                           0.19%                      82.84%                  16.61%                 0.00%                              0.36%
Loan Group 2                                       100.00%                        0.00%                    0.00%                 0.00%                              0.00%
Loan Group 3                                       100.00%                        0.00%                    0.00%                 0.00%                              0.00%
Loan Group 4                                       100.00%                        0.00%                    0.00%                 0.00%                              0.00%
Loan Group 5                                       100.00%                        0.00%                    0.00%                 0.00%                              0.00%
Loan Group 6A                                       0.00%                         0.00%                    0.00%             100.00%                             0.00%
Loan Group 6B                                        0.00%                         0.00%                    0.00%            100.00%                              0.00%
Aggregate Loan Group X                  100.00%                         0.00%                    0.00%               0.00%                              0.00%
Aggregate Loan Group 6                       0.00%                         0.00%                    0.00%            100.00%                             0.00%

          For a description of the underwriting standards of the Originators who originated over 20% of the Mortgage Loans in any Loan Group, see "Mortgage Loan
Underwriting Standards--Bank of America's Underwriting Standards,"
"--Countrywide Home Loans' Underwriting Standards" and "--IndyMac Bank's
Underwriting Standards" and in this prospectus supplement below.

          The Mortgage Loans will be sold by the Sponsor to the Depositor on the
Closing Date pursuant to a mortgage loan purchase agreement between the Sponsor and the Depositor (the "MORTGAGE LOAN PURCHASE AGREEMENT"). See "The Pooling and
Servicing Agreement and the Servicing Agreements--Repurchases of Mortgage Loans"
in this prospectus supplement.

          Certain of the Mortgage Loans were originated using underwriting standards that are different from, and in certain respects, less stringent than the general underwriting standards of the applicable Originators. See "Risk
Factors--Alternative Underwriting Standards May Increase Risk of Loss," and
"Mortgage Loan Underwriting Standards--Bank of America's Underwriting
Standards," "--Countrywide Home Loans' Underwriting Standards" and "--IndyMac
Bank's Underwriting Standards" in this prospectus supplement.

          The Mortgage Loans will have scheduled monthly payments of interest and, except for those with initial interest only periods (which Mortgage Loans will have no scheduled payments of principal during such initial interest only period) principal due on the first day of each month. Each
Mortgage Loan bears interest initially at a fixed rate and then at a variable rate of interest, based upon the applicable Index.

          The Mortgage Loans were selected by the Sponsor, with advice from Banc of America Securities LLC as to the characteristics of the Mortgage Loans that will optimize marketability of the Certificates, from the Sponsor's originated portfolio of first lien, closed-end, adjustable-rate mortgage loans, and were chosen to meet the requirements imposed by the rating agencies to achieve the credit support percentages listed under "Summary of Terms--Credit
Support--Subordination."

          As of the Cut-off Date, certain of the Mortgage Loans in Loan Group 1,
Loan Group 6A and Loan Group 6B were covered by existing lender-paid primary mortgage insurance policies (each, a "LPMI POLICY"). The related premium will be paid by the applicable Servicer from a portion of the interest payment due from the related borrower and the per annum premium rate will be set forth in the mortgage loan schedule attached to the Pooling Agreement. See "Summary of
Terms--Mortgage Pool" for the percentages of these Mortgage Loans covered by a
LPMI Policy in each Loan Group.

          As of the Cut-off Date, no Mortgage Loan was delinquent and no
Mortgage Loan has been more than 30 days delinquent more than twice during the preceding twelve months.

          As of the Cut-off Date, approximately 90.84% of the Group 1 Mortgage
Loans, approximately 92.91% of the Group 2 Mortgage Loans, approximately 69.71%
of the Group 3 Mortgage Loans, approximately 69.34% of the Group 4 Mortgage
Loans, approximately 92.25% of the Group 5 Mortgage Loans, approximately 86.94%
of the Group 6A Mortgage Loans and approximately 91.16% of the Group 6B Mortgage
Loans are Interest Only Mortgage Loans. "INTEREST ONLY MORTGAGE LOANS" are
Mortgage Loans that require only payments of interest for the first ten or fifteen years following origination.

          As of the Cut-off Date, approximately 1.17% of the Group 3 Mortgage
Loans and approximately 0.92% of the Aggregate Group X Mortgage Loans will be subject to buydown agreements. None of the Group 1 Mortgage Loans, Group 2
Mortgage Loans, Group 4 Mortgage Loans, Group 5 Mortgage Loans, Group 6A
Mortgage Loans or Group 6B Mortgage Loans will be subject to buydown agreements.
See "The Trust Funds--The Mortgage Loans--Payment Provisions of the Mortgage
Loans" in the prospectus.

         As of the Cut-off Date, approximately 45.33% of the Group 1 Mortgage
Loans (by aggregate Stated Principal Balance of the Group 1 Mortgage Loans),
approximately 3.09% of the Group 6A Mortgage Loans (by aggregate Stated
Principal Balance of the Group 6A Mortgage Loans), approximately 2.92% of the
Group 6B Mortgage Loans (by aggregate Stated Principal Balance of the Group 6B
Mortgage Loans) and approximately 2.97% of the Aggregate Group 6 Mortgage Loans
(by aggregate Stated Principal Balance of the Aggregate Group 6 Mortgage Loans)
required that the mortgagor pay to the lender a penalty (a "PREPAYMENT PREMIUM")
under certain circumstances on certain prepayments equal to a percentage of the principal amount prepaid. Substantially all of these Prepayment Premiums are scheduled to expire by the end of January 2011. These Prepayment Premiums may
discourage a mortgagor from prepaying its Mortgage Loan during the applicable period. Prepayment Premiums on the Group 1 Mortgage Loans that were acquired by the Sponsor from GreenPoint Mortgage Funding, Inc. will be paid to the holder of the Class 1-P Certificates. Prepayment Premiums on the other Group 1 Mortgage
Loans will be retained by the applicable Servicer as additional compensation.
Prepayment Premiums on the Group 6A Mortgage Loans and Group 6B will be included in the Pool Distribution Amounts for the related Loan Groups.

         As of the Cut-off Date, no Mortgage Loan will have a Loan-to-Value
Ratio of more than 95.00%. The "LOAN-TO-VALUE RATIO" of a Mortgage Loan generally means the ratio, expressed as a percentage, of (i) the principal balance of the Mortgage Loan at origination divided by (ii) the lesser of (a)
the value of the related mortgaged property, based on the lesser of any appraisal (or in certain cases, an automated valuation model or tax assessed value) made at the time of origination of the Mortgage Loan or (b) the purchase price; provided, however, that in the case of a refinanced Mortgage Loan, the value will be based solely on the appraisal (or automated valuation model or tax assessed value) made in connection with the origination of such refinanced
Mortgage Loan. The value of any mortgaged property generally will change from the level that existed on the appraisal or sales date. If residential real estate values generally or in a particular geographic area decline, the
Loan-to-Value Ratios might not be a reliable indicator of the rates of delinquencies, foreclosures and losses that could occur with respect to the

Mortgage Loans. For more information on the Loan-to-Value Ratios of the Mortgage
Loans, see the "Original Loan-to-Value Ratios" tables in Appendix A to this prospectus supplement. Subject to minor exceptions permitted in the discretion of the Originator of the Mortgage Loan, each Mortgage Loan with a Loan-to-Value
Ratio at origination in excess of 80% will be covered by a primary mortgage guaranty insurance policy which conforms to the standards of Fannie Mae or
Freddie Mac. No such primary mortgage insurance policy will be required with respect to any such Mortgage Loan after the date on which the related
Loan-to-Value Ratio is less than 80%. Notwithstanding the foregoing, a Mortgage
Loan which at origination was covered by a primary mortgage guaranty insurance policy may no longer be covered by such policy as a result of the mortgagor obtaining an appraisal after origination indicating a loan-to-value ratio at the time of such appraisal of less than 80%.

          The Originators may have used Credit Scores as part of their origination processes. "CREDIT SCORES" are statistical credit scores obtained by many mortgage lenders in connection with the loan application to help assess a borrower's credit-worthiness. Credit Scores are generated by models developed by a third party and are made available to lenders through three national credit bureaus, Experian (FICO), Equifax (Beacon) and TransUnion (Empirica). The models were derived by analyzing data on consumers in order to establish patterns which are believed to be indicative of the borrower's probability of default. A Credit
Score is based on a borrower's historical credit data, including, among other things, payment history, delinquencies on accounts, levels of outstanding indebtedness, length of credit history, types of credit and bankruptcy experience. Credit Scores range from approximately 300 to approximately 850, with higher scores indicating an individual with a more favorable credit history compared to an individual with a lower score. However, a Credit Score purports only to be a measurement of the relative degree of risk a borrower represents to a lender, i.e., that a borrower with a higher score is statistically expected to be less likely to default in payment than a borrower with a lower score. In addition, it should be noted that Credit Scores were developed to indicate a level of default probability over a two-year period which does not correspond to the life of a mortgage loan. Furthermore, Credit Scores were not developed specifically for use in connection with mortgage loans, but for consumer loans in general. Therefore, a Credit Score does not take into consideration the effect of mortgage loan characteristics on the probability of repayment by the borrower. The Credit Scores set forth in Appendix A to this prospectus supplement were obtained at either the time of origination of the Mortgage Loan or more recently. None of the Depositor, the Sponsor or any Originator makes any representations or warranties as to the actual performance of any Mortgage Loan or that a particular Credit Score should be relied upon as a basis for an expectation that a borrower will repay its Mortgage Loan according to its terms.

          Each mortgage note provides for adjustments to the mortgage interest rate thereon at the end of the initial fixed-rate period set forth on the table on page S-12 and adjusts monthly, semi-annually or annually thereafter (each, an
"ADJUSTMENT DATE"). Each Mortgage Loan will be fully-amortized by the maturity of such Mortgage Loan.

          On each Adjustment Date, the mortgage interest rate of each Mortgage
Loan will adjust to the sum of the applicable Index (as defined below) and the number of basis points specified in the applicable mortgage note (the "GROSS
MARGIN"), rounded up as specified in the related note, subject to the limitation that with respect to each Adjustment Date, the interest rate after such adjustment may not vary from the mortgage interest rate in effect prior to such adjustment by more than the amount specified in the mortgage note (the "PERIODIC
CAP"). The Periodic Caps for the Mortgage Loans in Loan Group 1 range from 0.00%
to 6.00% for each Adjustment Date. The Periodic Caps for the Mortgage Loans in
Loan Group 2 are 2.00% for each Adjustment Date. The Periodic Caps for the
Mortgage Loans in Loan Group 3, Loan Group 4 and Loan Group 5 are 5.00% for the
first Adjustment Date and then are 2.00% thereafter. The Periodic Caps for the
Mortgage Loans in Loan Group 6A and Loan Group 6B range from 5.00% to 6.00% for the first Adjustment Date and then range from 1.00% to 2.00% thereafter. In addition, adjustments to the interest rate for each Mortgage Loan are subject to a lifetime maximum mortgage interest rate (a "RATE CEILING"). Approximately
1.92% of the Mortgage Loans in Loan Group 1 are subject to a lifetime minimum mortgage interest rate. Approximately 98.08% of the Mortgage Loans in Loan Group
1 and all of the Mortgage Loans in Loan Group 2, Loan Group 3, Loan Group 4,
Loan Group 5, Loan Group 6A and Loan Group 6B are not subject to a lifetime minimum mortgage interest rate, and the minimum mortgage interest rate with respect to each of these Mortgage Loans will be the applicable Gross Margin for that Mortgage Loan. On the first due date following each Adjustment Date for each Mortgage Loan, the monthly payment for the Mortgage Loan will be adjusted, if necessary, to an amount that will fully amortize such Mortgage Loan at the adjusted mortgage interest rate over its remaining scheduled term to maturity.
See the tables in Appendix A to this prospectus supplement for certain statistical information on Rate Ceilings applicable to the Mortgage Loans in each Loan Group.

          The index for approximately 24.82% of the Mortgage Loans in Loan Group
1, approximately 57.27% of the Mortgage Loans in Loan Group 6A, approximately
63.91% of the Mortgage Loans in Loan Group 6B and all of the Mortgage Loans in
Loan Group 2, Loan Group 3, Loan Group 4 and Loan Group 5 will be the arithmetic mean of the London interbank offered rate quotations for one-year U.S.
Dollar-denominated deposits, as published in The Wall Street Journal and most recently available either (i) as of the first business day in the month preceding the month of the applicable Adjustment Date or (ii) up to forty-five days before the applicable Adjustment Date ("ONE-YEAR LIBOR"). In the event
One-Year LIBOR is no longer available, the applicable Servicer will select a substitute index in accordance with the terms of the related mortgage note in compliance with federal and state law.

          Listed below are historical values of One-Year LIBOR available as of the first business day in the month shown below. The values shown are intended only to provide an historical summary of the movements of One-Year LIBOR and may not be indicative of future rates. The source of the values shown below is
British Bankers' Association.

                                                                              YEAR
                                        _________________________________________
MONTH                            2006           2005         2004        2003        2002       2001

January........................   4.85%        3.11%        1.48%     1.46%     2.40%    5.94%
February......................   4.95           3.27            1.47         1.46        2.57        5.11
March..........................   5.12           3.57            1.37         1.38        2.48        4.91
April............................   5.29           3.81             1.34         1.27        3.06       4.58
May............................     --              3.71             1.82         1.29        2.64       4.44
June............................     --              3.76             2.11         1.25        2.60       4.17
July.............................     --              3.90             2.39         1.16        2.27      4.19
August.......................     --             4.22              2.35        1.44        1.97      3.80
September..................     --             4.13              2.26        1.45        1.92      3.59
October......................     --             4.48              2.49        1.24        1.66      2.68
November..................     --             4.72              2.54        1.48        1.62      2.29
December...................     --             4.82             2.96        1.60        1.73      2.34

          The index for approximately 55.86% of the Mortgage Loans in Loan Group
1, approximately 42.73% of the Mortgage Loans in Loan Group 6A and approximately
34.91% of the Mortgage Loans in Loan Group 6B will be the arithmetic mean of the
London interbank offered rate quotations for six-month U.S. Dollar-denominated deposits, as published in The Wall Street Journal and most recently available either (i) as of the first business day in the month preceding the month of the applicable Adjustment Date or (ii) up to forty-five days before the applicable
Adjustment Date ("SIX-MONTH LIBOR"). In the event Six-Month LIBOR is no longer available, the applicable Servicer will select a substitute index in accordance with the terms of the related mortgage note in compliance with federal and state law.

          Listed below are historical values of Six-Month LIBOR available as of the first business day in the month shown below. The values shown are intended only to provide an historical summary of the movements of Six-Month LIBOR and may not be indicative of future rates. The source of the values shown below is
British Bankers' Association.

                                                                              YEAR
                                        _________________________________________
MONTH                            2006           2005         2004        2003        2002       2001

January.........................   4.71%      2.79%        1.22%       1.38%   1.96%     6.16%
February......................    4.82          2.97           1.21           1.35       2.08        5.22
March..........................    4.98          3.19           1.17           1.34       2.04        4.95
April.............................    5.14         3.39            1.16           1.23      2.36        4.64
May.............................     --             3.43            1.38           1.26      2.12        4.30
June.............................     --             3.54            1.61           1.24      2.08        3.93
July..............................     --             3.73            1.90           1.12      1.95        3.90
August........................     --            3.95            1.94            1.21      1.83        3.67
September...................     --            4.00            1.98            1.20      1.80        3.47
October.......................     --            4.27            2.20            1.16      1.66        2.54
November...................     --            4.47            2.32            1.23      1.57        2.17
December...................     --             4.63           2.63             1.27      1.47        2.00

          The index for approximately 18.96% of the Mortgage Loans in Loan Group
1 will be the arithmetic mean of the London interbank offered rate quotations for one-month U.S. Dollar-denominated deposits, as published in The Wall Street
Journal and most recently available either (i) as of the first business day in the month preceding the

month of the applicable Adjustment Date or (ii) up to forty-five days before the applicable Adjustment Date ("ONE-MONTH LIBOR" and together with One-Year LIBOR, an "INDEX"). In the event One-Month LIBOR is no longer available, the applicable
Servicer will select a substitute index in accordance with the terms of the related mortgage note in compliance with federal and state law.

          Listed below are historical values of One-Month LIBOR available as of the first business day in the month shown below. The values shown are intended only to provide an historical summary of the movements of One-Month LIBOR and may not be indicative of future rates. The source of the values shown below is
British Bankers' Association.

                                                                              YEAR
                                        _________________________________________
MONTH                            2006           2005         2004        2003        2002       2001

January..........................   4.40%      2.40%        1.12%   1.38%     1.86%     6.55%
February........................   4.57         2.59            1.10       1.34         1.86        5.56
March............................   4.64         2.72            1.10       1.34         1.87        5.29
April...............................   4.83         2.87            1.09       1.30         1.88        5.06
May................................     --          3.09             1.10       1.31         1.84        4.43
June................................     --          3.14             1.13       1.32         1.84        4.04
July.................................     --          3.34             1.36       1.12         1.84        3.86
August...........................     --          3.53             1.51       1.11         1.81        3.74
September......................     --          3.72             1.67       1.12         1.82        3.57
October..........................     --          3.88             1.84       1.12         1.80        2.64
November......................     --          4.09             2.02       1.12         1.69        2.28
December.......................     --          4.31             2.31       1.17         1.44        2.11

          The index for approximately 0.36% of the Mortgage Loans in Loan Group
1 and approximately 1.19% of the Mortgage Loans in Loan Group 6B will be the weekly average yield on United States Treasury Securities adjusted to a constant maturity of one year, as made available by the Federal Reserve Board, published in Federal Reserve Statistical Release H.15 (519) ("ONE-YEAR CMT" and together with One-Year LIBOR, Six-Month LIBOR and One-Month LIBOR, an "INDEX") and most recently available as of the date 45 days before the applicable Adjustment Date.
In the event One-Year CMT is no longer available, the applicable Servicer will select a substitute index in accordance with the terms of the related mortgage note in compliance with federal and state law.

          Listed below are historical average values of One-Year CMT for the months and years shown below. The monthly averages shown are intended only to provide an historical summary of the movements of One-Year CMT and may not be indicative of future rates. The source of the daily values of One-Year CMT used in determining the monthly averages shown below is Bloomberg Professional
Services(R).

                                                                              YEAR
                                        _________________________________________
MONTH                            2006           2005         2004        2003        2002       2001

January...........................   4.45%       2.86%     1.24%     1.36%      2.16%     4.81%
February........................   4.68           3.03          1.24        1.30          2.23        4.68
March............................   4.77           3.30          1.19        1.24          2.57        4.30
April..............................     --              3.32          1.43        1.27          2.48        3.98
May..............................     --               3.33         1.78         1.18         2.35        3.78
June..............................     --               3.36         2.12         1.01         2.20        3.58
July...............................     --               3.64         2.10         1.12         1.96        3.62
August........................     --                3.87        2.02         1.31         1.76        3.47
September...................     --               3.85         2.12         1.24         1.72        2.82
October.......................     --               4.18         2.23         1.25         1.65        2.33
November...................     --               4.33         2.50         1.34         1.49        2.18
December....................     --              4.35          2.67         1.31         1.45       2.22

          The tables in Appendix A to this prospectus supplement set forth certain statistical information with respect to the Mortgage Loans in each of the Loan Groups and Aggregate Loan Groups. Due to rounding, the percentages shown may not total 100.00%.

                                                           THE ORIGINATORS

BANK OF AMERICA, NATIONAL ASSOCIATION

          Bank of America has been originating mortgage loans in excess of 25 years.

          Bank of America originates mortgage loans (i) directly to consumers;
(ii) indirectly through brokers; and (iii) through other loan originators. Bank of America's direct-to-consumer originations include mortgage loans made to:

          o    customers applying for a mortgage at one of Bank of America's banking center locations;

          o    customers applying for a Bank of America mortgage via telephone;

          o    customers applying for a mortgage utilizing Bank of America's internet site; and

          o    customers applying for a mortgage with one of Bank of America's retail mortgage account executives, who obtain customers by networking with realtors and builders in their local markets.

          Bank of America also originates loans indirectly through its wholesale channel where:

          o    the initial application is processed by an independent mortgage broker approved to sell loans to Bank of America; or

          o    applications are processed and the mortgage loan is originated by another entity and subsequently acquired by Bank of America after closing.

          The real estate lending processes for one- to four-family mortgage loans in all origination channels follow standard procedures, designed to comply with applicable federal, state and local laws and regulations.

          The table below sets forth the number and aggregate principal balance of mortgage loans of the type which may be included in trusts similar to the
Issuing Entity, which were originated by Bank of America during the periods indicated:

                                          TWELVE-MONTHS ENDED DECEMBER 31,
                                              ----------------------------------------------------
                                              2001       2002        2003           2004       2005
                                            --------    --------      --------         --------      --------
By Number                     504,048    522,891    792,496    454,683    394,942
By Aggregate Principal
Balance (in Billions)        $  76.5   $   88.0     $  131.1      $   87.5    $   86.8

COUNTRYWIDE HOME LOANS, INC.

          Countrywide Home Loans, Inc. ("COUNTRYWIDE HOME LOANS") is a New York
corporation and a direct wholly owned subsidiary of Countrywide Financial
Corporation, a Delaware corporation ("COUNTRYWIDE FINANCIAL"). The principal executive offices of Countrywide Home Loans are located at 4500 Park Granada,
Calabasas, California 91302. Countrywide Home Loans is engaged primarily in the mortgage banking business, and as part of that business, originates, purchases, sells and services mortgage loans. Countrywide Home Loans originates mortgage loans through a retail branch system and through mortgage loan brokers and correspondents nationwide. Mortgage loans originated by Countrywide Home Loans are principally first-lien, fixed or adjustable rate mortgage loans secured by single-family residences.

          Except as otherwise indicated, reference in the remainder of this section to "Countrywide Home Loans" should be read to include Countrywide Home
Loans and its consolidated subsidiaries, including Countrywide Servicing.
Countrywide Home Loans services substantially all of the mortgage loans it originates or acquires. In addition, Countrywide Home Loans has purchased in bulk the rights to service mortgage loans originated by other lenders. Countrywide Home Loans has in the past and may in the future sell to mortgage bankers and other institutions a portion of its portfolio of loan servicing rights. As of December 31, 2002, December 31, 2003, December 31, 2004,
December 31, 2005 and March 31, 2006, Countrywide Home Loans provided servicing for mortgage loans with an aggregate principal balance of approximately $452.405 billion, $644.855 billion, $838.322 billion, $1,111.090 billion and $1,152.651 billion, respectively, substantially all of which were being serviced for unaffiliated persons.

          Mortgage Loan Production

          The following table sets forth, by number and dollar amount of mortgage loans, Countrywide Home Loans' residential mortgage loan production for the periods indicated.

                                                                       CONSOLIDATED MORTGAGE LOAN PRODUCTION
                                              ----------------------------------------------------------------------------------------------
                                                  YEAR        TEN MONTHS                  YEARS ENDED               THREE MONTHS
                                              ENDED FEB-        ENDED                        DECEMBER 31,                    ENDED
                                             RUARY 28,      DECEMBER 31, ---------------------------------------------      MARCH 31,
                                                  2001                   2001             2002         2003         2004         2005         2006
                                                 ------------        ------------       ----------   ----------   ----------   ----------     ------------
                                                             (DOLLARS IN MILLIONS, EXCEPT AVERAGE LOAN AMOUNT)

Conventional Conforming Loans
   Number of Loans ............          240,608        504,975        999,448    1,517,743      846,395      809,630      164,665
   Volume of Loans ............         $ 34,434       $ 76,432     $  150,110   $  235,868   $  138,845   $  167,675     $ 32,068
      Percent of Total Dollar
         Volume .......................             50.0%          61.7%          59.6%        54.2%        38.2%        34.1%        31.0%
Conventional Non-conforming
   Loans
   Number of Loans ............           86,600        137,593        277,626      554,571      509,711      826,178      155,746
   Volume of Loans ............         $ 11,394       $ 22,209     $   61,627   $  136,664   $  140,580   $  225,217     $ 48,204
      Percent of Total Dollar
         Volume .......................             16.5%          17.9%          24.5%        31.4%        38.7%        45.9%        46.6%
FHA/VA Loans
   Number of Loans ............          118,673        118,734        157,626      196,063      105,562       80,528       20,487
   Volume of Loans ............         $ 13,075       $ 14,109     $   19,093   $   24,402   $   13,247   $   10,712     $  2,878
      Percent of Total Dollar
         Volume .......................             18.9%          11.4%           7.6%         5.6%         3.6%         2.2%         2.8%
Prime Home Equity Loans
   Number of Loans ............          119,045        164,503        316,049      453,817      587,046      683,887      165,076
   Volume of Loans ............         $  4,660       $  5,639     $   11,650   $   18,103   $   30,893   $   42,706     $ 11,063
      Percent of Total Dollar
         Volume ........................              6.8%           4.5%           4.6%         4.2%         8.5%         8.7%        10.7%
Nonprime Mortgage Loans
   Number of Loans ............           51,706         43,359         63,195      124,205      250,030      278,112       59,226
   Volume of Loans ............         $  5,360       $  5,580     $    9,421   $   19,827   $   39,441   $   44,637     $  9,205
      Percent of Total Dollar
         Volume ........................              7.8%           4.5%           3.7%         4.6%        11.0%         9.1%         8.9%
Total Loans
   Number of Loans ............          616,632        969,164      1,813,944    2,846,399    2,298,744    2,678,335      565,200
   Volume of Loans ............         $ 68,923       $123,969     $  251,901   $  434,864   $  363,006   $  490,947     $103,418
   Average Loan Amount ....     $112,000       $128,000     $  139,000   $  153,000   $  158,000   $  183,000     $183,000
   Non-Purchase Transactions(1)     33%            63%            66%          72%          51%          53%          55%
   Adjustable-Rate Loans(1) ...              14%            12%            14%          21%          52%          52%          50%

_______________________
(1)  Percentage of total mortgage loan production (excluding commercial real estate loans) based on dollar volume.

INDYMAC BANK, F.S.B.

          The principal executive offices of the IndyMac Bank, F.S.B. ("INDYMAC
BANK") are located at 888 East Walnut Street, Pasadena, California 91101-7211,
Pasadena, California 91101. IndyMac Bank is a federal savings bank and a wholly-owned subsidiary of IndyMac Intermediate Holdings, Inc., which is a wholly-owned subsidiary of IndyMac Bancorp, Inc. The business now operated by
IndyMac Bank began in 1993. On July 1, 2000, this business was transferred by a predecessor company to IndyMac Bank and began operation as a federal savings bank. During calendar years 2003, 2004 and 2005, IndyMac Bank's conventional mortgage loan production was approximately, $29.2 billion, $37.9 billion and
$60.8 billion respectively.

          Origination Process

          IndyMac Bank acquires mortgage loans principally through four channels: mortgage professionals, consumer direct, correspondent and conduit.
IndyMac Bank also acquires a relatively small number of mortgage loans through other channels.

          Mortgage professionals: Mortgage brokers, mortgage bankers, financial institutions and homebuilders who have taken applications from prospective borrowers and submitted those applications to IndyMac Bank.

          Consumer direct: Mortgage loans initiated through direct contact with the borrower. This contact may arise from internet advertising and IndyMac Bank website traffic, affinity relationships, company referral programs, realtors and through its Southern California retail banking branches.

          Correspondent: Mortgage brokers, mortgage bankers, financial institutions and homebuilders who sell previously funded mortgage loans to
IndyMac Bank.

          Conduit: IndyMac Bank acquires pools of mortgage loans in negotiated transactions either with the original mortgagee or an intermediate owner of the mortgage loans.

          IndyMac Bank approves each mortgage loan seller prior to the initial transaction on the basis of the seller's financial and management strength, reputation and prior experience. Sellers are periodically reviewed and if their performance, as measured by compliance with the applicable loan sale agreement, is unsatisfactory, IndyMac Bank will cease doing business with them.

                      MORTGAGE LOAN UNDERWRITING STANDARDS

          The Depositor will purchase the Mortgage Loans from Bank of America, as the Sponsor. The Mortgage Loans will have been either (i) originated by Bank of America or (ii) purchased by Bank of America from various entities that either originated the Mortgage Loans or acquired the Mortgage Loans pursuant to mortgage loan purchase programs operated by these entities. The Mortgage Loans will have been underwritten materially in accordance with one or more of the following: (i) Bank of America's underwriting standards set forth below under
"--Bank of America's Underwriting Standards," (ii) Countrywide Home Loans'
underwriting standards set forth below under "--Countrywide Home Loans'
Underwriting Standards" or (iii) IndyMac Bank's underwriting standards set forth below under "--IndyMac Bank's Underwriting Standards."

          The underwriting standards used by the Originators are intended to evaluate the Mortgagor's credit standing and repayment ability and the value and adequacy of the mortgaged property as collateral.

BANK OF AMERICA'S UNDERWRITING STANDARDS

          General Underwriting Standards

          The Application and Use of Credit Scoring. Regardless of the channel in which the loan was originated, a mortgage application is completed containing information that assists in evaluating the mortgagor's credit standing, capacity to repay the loan and adequacy of the mortgaged property as collateral for the loan. During the application process, the applicant is required to authorize
Bank of America to obtain a credit report that summarizes the applicant's credit history with merchants and lenders and any record of bankruptcy or prior foreclosure. This credit information may be obtained from either a single credit repository or from up to three credit repositories. The credit bureau inquiry also includes a request for the applicant's Credit Score. If the credit bureaus cannot generate a Credit Score due to insufficient information about an applicant, Bank of America will consider proof of an applicant's alternative credit history, such as a history of consistent rent and utility payments.

          In addition to a Credit Score, Bank of America may obtain a Custom
Mortgage Score. In order to generate a Custom Mortgage Score, the applicant must have at least one trade line on his or her credit report and also have a Credit
Score. The "CUSTOM MORTGAGE SCORE" was developed on a population of mortgage loans serviced by Bank

of America and is designed to assess the likelihood that a mortgage loan will become 60 days or more delinquent within two years of application. The Custom
Mortgage Score used by Bank of America will either have been developed by Bank of America individually or with the assistance of a third party. The Custom
Mortgage Score requires a Credit Score and utilizes information obtained from one of the three major credit bureaus. The credit bureau used depends on the geographic location of the applicant's residence at the time of application.
Bank of America may evaluate a prospective borrower's creditworthiness with either (i) a Credit Score, (ii) a Custom Mortgage Score or (iii) a combination of a Credit Score and a Custom Mortgage Score.

          Underwriting Evaluation by Automated Underwriting Decision Engine or
Manual Underwriter. Each mortgage loan underwritten to Bank of America's general underwriting standards is underwritten in accordance with guidelines established in Bank of America's Product and Policy Guides (the "PRODUCT GUIDES"). These
underwriting standards applied by Bank of America in originating or acquiring mortgage loans are intended to evaluate the applicants' repayment ability, credit standing, and the adequacy of the mortgage property as collateral for the mortgage loan. The underwriting standards as established in the Product Guides are continuously updated to reflect prevailing conditions in the residential market, new mortgage products, and the investment market for residential mortgage loans.

          Each mortgage application is evaluated by either an automated underwriting decision engine and/or a human underwriter to determine the appropriate credit decision and documentation requirements for the loan transaction. The automated underwriting decision engine may be an engine developed by an outside company and updated by Bank of America risk management personnel to facilitate automated decisions on Bank of America loan transactions. Alternatively, it may be an external decision engine such as
Fannie Mae's Desktop Underwriter or Freddie Mac's Loan Prospector decision engines. If the loan is not automatically approved or declined by the automated underwriting decision engine, it is directed to an underwriter who evaluates the application against a set of specific criteria. The underwriter may be an employee of the lender or may be an individual performing underwriting on a contract basis through a third party firm such as a mortgage insurance company.

          Either the automated underwriting decision engine or the underwriter evaluates the application information to the guidelines for the product type under which the applicant has applied. As part of the underwriting evaluation, the loan-to-value ratio is calculated. The "loan-to-value ratio" is the percentage equal to (i) the principal balance of the mortgage loan at origination divided by (ii) the lesser of (a) the appraised value of the related mortgaged property determined in an appraisal obtained at origination of the mortgage loan or an automated valuation model or tax assessed value (if permitted by the applicable product type) and (b) except for mortgage loans made for refinancing purposes, the sales price for the mortgaged property. In addition to evaluating the loan-to-value ratio, the automated underwriting decision engine or human underwriter will also evaluate the applicant's credit history and/or Credit Score and/or Custom Mortgage Score, the amount of the applicant's debts (including proposed housing payment and related expenses such as property taxes and hazard insurance) to his or her gross monthly income, the intended occupancy of the subject property, the property type, and the purpose of the loan transaction to determine whether the mortgage loan generally meets the guidelines established for the program under which the applicant is applying. If there are multiple applicants on a loan transaction, Bank of
America generally utilizes the Credit Score and/or Custom Mortgage Score associated with the highest wage-earner on the transaction as the representative score(s) for the transaction. The automated underwriting decision engine and/or the underwriter may utilize compensating factors to offset one or more features of the loan transaction that may not specifically comply with the product guidelines. Therefore, the application of the underwriting guidelines for a product type by either an underwriter or an automated decision engine does not imply that each specific standard was satisfied individually. A loan is considered to be underwritten in accordance with a given set of guidelines if, based on an overall qualitative evaluation, the loan is in substantial compliance with such underwriting guidelines.

          As part of the underwriting evaluation, the applicant's
"DEBT-TO-INCOME RATIo" is calculated as the amount of the monthly debt obligations (including the proposed new housing payment and related expenses such as property taxes and hazard insurance) to his or her gross monthly income.
Bank of America's Debt-to-Income Ratio guidelines are based on the loan instrument, loan term, Credit Score, loan-to-value ratio, property type, and occupancy characteristics of the subject loan transaction. Bank of America permits ratios to exceed guidelines when the applicant has documented compensating factors for exceeding ratio guidelines such as documented excess funds in reserves after closing, a history of making a similar sized monthly debt payment on a timely basis, substantial residual income after monthly obligations are met, evidence that ratios will be reduced shortly after closing when a

financed property under contract for sale is sold, or additional income has been verified for one or more applicants that is ineligible for consideration as qualifying income.

          For certain mortgage loans, underwriting may be based on data obtained by third parties that are involved at various stages in the mortgage origination or acquisition process. This typically occurs under circumstances in which loans are subject to more than one approval process, as when correspondents, certain mortgage brokers or similar entities that have been approved by Bank of America to underwrite loans on its behalf, or independent contractors hired by these parties to perform underwriting services on Bank of America's behalf, make initial determinations as to the consistency of loans with established underwriting guidelines. The underwriting of mortgage loans acquired from another lender generally relies on the representations from the originating lender that the mortgage loans were underwritten in accordance with agreed upon underwriting standards that are materially similar to Bank of America's.
Generally, Bank of America conducts a post-purchase review of a sampling of all mortgage loans acquired from another lender to determine whether agreed upon requirements were met. In order to be eligible to sell mortgage loans under a delegated underwriting arrangement, the lender must meet certain requirements including, among other things, certain quality, operational and financial guidelines.

          Certain of the mortgage loans may have been purchased by Bank of
America in negotiated transactions, and these negotiated transactions may be governed by contractual agreements. The contractual agreements may provide the commitment by Bank of America to accept the delivery of a certain dollar amount of mortgage loans over a specific period of time; this commitment may allow for the delivery of mortgage loans one at a time or in multiples as aggregated by the seller. Many of the contractual agreements allow the delegation of all underwriting functions to the seller, who will represent that the mortgage loans have been originated in accordance with underwriting standards agreed to by Bank of America.

          Loans with Secondary Financing. First lien purchase money mortgage loans may have secondary financing to the borrower contemporaneously with the origination of the first lien mortgage loan. First lien refinance transactions may have existing secondary financing with the applicant that is resubordinated to the new first lien transaction or may have new secondary financing originated simultaneously with the first lien mortgage. The secondary financing may or may not be provided by Bank of America. The Total Loan-to-Value Ratio and Combined
Loan-to-Value Ratio are evaluated on each loan with subordinate financing. The
"TOTAL LOAN-TO-VALUE RATIO" is the principal balance of the first lien mortgage loan at origination plus any secondary financing that was drawn upon at that time divided by the value of the mortgaged property. The "COMBINED LOAN-TO-VALUE
RATIO" is the principal balance of the first lien mortgage loan at origination plus the total amount of available secondary financing (including any unused amount on a home equity line of credit) divided by the value of the mortgaged property. A mortgage loan with secondary financing is evaluated to determine if the Total Loan-to-Value Ratio and Combined Loan-to-Value Ratio meet the requirements for the program under which the application is submitted or if the application contains compensating factors to warrant an exception to the applicable guidelines. Some applicants request a first lien mortgage loan with a loan-to-value ratio of 80% with a simultaneously funded second lien transaction in order to avoid the cost of primary mortgage insurance associated with first lien mortgage loans with loan-to-value ratios exceeding 80%.

          Documentation. In assessing an applicant, Bank of America requires supporting documentation (or other verification) for all material data provided by the applicant, such as income and source of down payment, unless the applicant qualifies for one of the Accelerated Processing Programs discussed below.

          Under Bank of America's standard documentation process (the "STANDARD
DOCUMENTATION PROCESS") the following verifications are required: a salaried applicant's income is verified by either having the applicant provide copies of the previous year's federal withholding form (IRS W-2) and a current payroll earnings statement or by sending a verification of employment form to the applicant's employer. A verification of employment form asks the employer to report the applicant's length of employment with the employer, the current salary and an indication as to whether it is expected that the applicant will continue to be employed in the future. A self-employed applicant is required to provide copies of tax returns for the prior two years. Bank of America verifies down payment funds by (i) obtaining bank or other financial statements covering the most recent 60-day period confirming the existence of these funds, (ii)
determining electronically that these funds are on deposit with Bank of America,
(iii) obtaining documentation that these funds are to be obtained from a gift or sale of assets or (iv) asking the applicant's financial

institution to complete a verification of deposit form detailing asset information. Asset verifications are not required on refinance transactions.

          If the applicant lacks a traditional credit history, then the loan approval may be conditioned upon the documentation of an acceptable alternative credit history consisting of at least four references showing timely payment of utilities, insurance premiums or rent, or other alternative credit references in the prior twelve months.

          In order to qualify for Bank of America's general underwriting standards, applicants must be willing to have the income and assets stated on their application verified. Applicants who have indicated that they do not wish to have their income and/or assets verified are directed to other Bank of
America programs outlined in "--Alternative Underwriting Standards" below. While the applicants under Bank of America's general underwriting standards are willing to have income and asset information stated in the application verified, the level of verifications required (if any) are based on the applicant's credit profile, requested loan terms, and whether the applicant has an existing loan serviced by Bank of America that is being refinanced with the new loan transaction. Bank of America matches documentation requirements on mortgage loans to the overall risk parameters of the loan file under various "ACCELERATED
PROCESSING PROGRAMS" such as: (i) Rapid; (ii) Stated Income, Stated Asset; (iii)
All-Ready Home; or (iv) Mortgage Rewards programs.

          Under Bank of America's "RAPID" documentation program, only the most recent pay stub (if salaried) or first two pages of the most recent tax return
(if self-employed) of an applicant is required for income verification and only the most recent bank statement of an applicant is required for asset verification on purchase transactions if the applicant meets the Total
Loan-to-Value Ratio and Credit Score requirements for that program.

          Under Bank of America's "STATED INCOME, STATED ASSET" documentation program, which is only available through the wholesale channel, income or asset verifications are not requested from applicants if they meet the Total
Loan-to-Value Ratio, Credit Score and other eligibility requirements for the program. Although the Stated Income, Stated Asset program permits applicants to simply state their income and assets without verification, all applicants are required to sign an IRS form 4506 permitting income verification from tax return data if the file is selected as part of Bank of America's quality assurance audit.

          Bank of America may originate new mortgage loans under its "ALL-READY
HOME" mortgage refinance program or its "MORTGAGE REWARDS" refinance program.
Under each of these programs, Bank of America will pay certain closing costs normally paid by the customer. Under these programs, a borrower whose current mortgage loan is serviced by Bank of America does not need to provide income or asset verification documentation if the current mortgage loan has had no 30 day or more delinquent payments in the previous twelve months (or since inception if less than 12 months). In addition, Bank of America typically requires a Drive-By appraisal in lieu of a full walk-in appraisal. Because these programs involve the refinancing of mortgage loans that Bank of America originally underwrote,
Bank of America will not apply any significant borrower credit or property underwriting standards. Mortgage Loans initially included in the Issuing Entity may have been the subject of a refinancing described above. To the extent a borrower becomes eligible for the All-Ready Home or Mortgage Rewards program after his or her Mortgage Loan has been included in the Issuing Entity, his or her Mortgage Loan could be more easily refinanced, resulting in a prepayment of the Mortgage Loan. See "Prepayment and Yield Considerations--Weighed Average
Life of Certificates."

          Collateral Valuation. Bank of America conducts a valuation of the mortgaged property as collateral for each mortgage loan. This collateral valuation may be determined by (i) an interior inspection appraisal, (ii) a tax assessed value, (iii) a desktop appraisal, (iv) a drive-by appraisal, (v) an automated valuation model, or (vi) reference to the collateral valuation obtained in connection with the origination of the previous loan if the loan is a refinance of a mortgage loan that was previously serviced by Bank of America.
An interior inspection appraisal is an appraisal report based on an interior inspection of the subject property. A tax assessed value is a factor applied to the tax value recorded for the subject property that reflects the general relationship between the assessed value and the market value of the property.
These factors are established for each county by a third party vendor. A tax assessed value also does not entail any physical inspection of the subject property. A desktop appraisal is a report completed by a certified/licensed appraiser utilizing a sales comparison analysis from a local multiple listing service without conducting a physical inspection of the property. A drive-by appraisal report is a limited, summary appraisal report based on an exterior inspection of the property and comparable sales by a certified/licensed appraiser. An automated valuation model is an electronically generated valuation that utilizes real estate information such as property characteristics, market demographics, sales price data, and regional trends to calculate a value for a specific property. Bank of America utilizes the automated valuation models of several vendors. An automated valuation model does not entail any physical inspection of the subject property. In addition, no updated appraisal valuation may be performed if the loan is a refinance of a loan that was previously serviced by Bank of America and the valuation from the time of origination of the loan being refinanced reflects adequate value for the mortgaged property.

          In certain instances, the interior, desktop or drive-by appraisal reports may be conducted by an employee of Bank of America or an affiliate. The appraisal report, however, may be performed by an independent appraiser contracted by Bank of America or an affiliate of Bank of America on direct channel originations. Appraisal reports on indirect channel originations are generally performed by an appraiser selected by the originating lender but indirect channel appraisers cannot be performed by appraisers that have been deemed to be ineligible to perform appraisals by Bank of America.

          Appraisers may note on their appraisal any environmental hazard the appraiser becomes aware of while appraising the property. EPA Lead Paint requirements for notice and an inspection period are standard for properties built before 1978. Properties containing other hazards may be eligible for financing if the appraiser can value the property showing the impact of the hazard, and the borrower executes a "hold harmless" letter to the lender.
Environmental hazards are not noted on collateral valuations where no physical inspection of the property takes place, such as on loans where the collateral valuation is conducted by an automated valuation model or tax assessed value.
Appraisers only note environmental hazards on a desktop appraisal if they generally are known in the area.

          Certain states have "anti-deficiency" laws which, in general, require lenders providing credit on one to four family properties to look solely to the property for repayment in the event of foreclosure. See "Certain Legal Aspects of the Mortgage Loans--Anti-Deficiency Legislation, the Bankruptcy Code and
Other Limitations on Lenders" in this prospectus. The underwriting guidelines in all states (including anti deficiency states) require that the value of the property being financed, as indicated by the collateral valuation, currently supports and is anticipated to support in the future the outstanding loan balance and provides sufficient value to mitigate the effects of adverse shifts in real estate values, although there can be no assurance that the value will support the outstanding loan balance in the future.

          Flood Determinations and Hazard Insurance. Each mortgage loan is evaluated to determine if the subject property is located in a federal flood zone. If the property is located in a flood zone, then flood insurance is required on the loan transaction with an amount of coverage that meets or exceeds federal law requirements. Generally, evidence of acceptable hazard insurance coverage on the subject property is a requirement for loan approval.
This documentation, however, is not required if the mortgage loan is a refinance of an existing Bank of America serviced loan transaction and hazard insurance was documented for the previous loan transaction or the mortgage loan is originated under a program that does not require the review of evidence of hazard insurance.

          Mortgage Insurance and Title. Mortgage loans originated with loan-to-value ratios in excess of 80% may be covered by primary mortgage insurance. Except as noted below in connection with certain refinance transactions, mortgage loans will generally be covered by an appropriate standard form American Land Title Association ("ALTA") title insurance policy, or a substantially similar policy or form of insurance acceptable to Fannie Mae or Freddie Mac, or if the related mortgaged property is located in a jurisdiction where these policies are generally not available, an opinion of counsel of the type customarily rendered in these jurisdiction in lieu of title insurance will be obtained instead. If required, the title insurance policy may include environmental protection lien endorsement coverage (ALTA Form 8.1 or its equivalent) excepting only Superliens which may arise after the loan is made.
See "Certain Legal Aspects of the Mortgage Loans--Environmental Considerations"
in this prospectus.

          Mortgage loans on refinance transactions generally do not contain title insurance policies. Title searches are often performed on these refinance transactions in lieu of obtaining a title insurance policy. A title search is a limited search of a specified parcel of land summarizing information concerning current owner(s) and all judgments, mortgages, and tax obligations filed.

          Borrowers Protection Plan(R). Bank of America's Borrowers Protection
Plan(R) ("BPP") is a debt-cancellation contract between the borrower and Bank of
America. This optional plan can cancel a borrower's monthly principal and interest payment for up to a total of twelve months if the borrower loses his or her job or becomes disabled. Additionally, the outstanding principal balance of a mortgage loan with BPP will be cancelled if the borrower dies as a result of an accident. While Bank of America will cancel payment of the principal, interest and BPP fees, the borrower will still be responsible for the payment of taxes and insurance. Bank of America will be obligated to pay to the Issuing
Entity any amounts cancelled due to BPP on a Mortgage Loan.

          The following three protection options are available in a BPP contract: (i) disability, involuntary unemployment and accidental death; (ii)
involuntary unemployment and accidental death or (iii) disability and accidental death.

          The benefit period ranges from six to twelve months. A borrower may elect single (i.e., one borrower who is named in the mortgage note) or joint coverage (i.e., any two of the borrowers named in the mortgage note).

          BPP is only available on certain first-lien fixed-rate and adjustable-rate mortgage loan products and programs. The term of protection is the lesser of the loan term and ten years. Upon expiration, BPP is discontinued
and the monthly BPP fee is no longer assessed. If the borrower has an active BPP claim prior to the expiration date, however, loan protection can extend beyond the expiration date. BPP is optional and the borrower's choice regarding BPP is not considered when evaluating the loan request. The borrower must select the
BPP plan prior to loan closing.

          Alternative Underwriting Standards

          In addition to the general underwriting standards described above under "--Bank of America's Underwriting Standards--General Underwriting
Standards," Bank of America provides for certain alternative underwriting programs for qualified borrowers, some of which enable the applicant to request reductions in the verification documentation required for the mortgage loan.

          Bank of America's "STATED INCOME PROGRAM" provides applicants the ability to request that income stated on the loan application not be verified.
The Debt-to-Income Ratio calculation used by the underwriter to evaluate the applicant's capacity for the loan is based on income the applicant discloses on the application. Under the Stated Income Program, applicants who have steady employment and complex sources of income or rapidly expanding incomes may be eligible. The Stated Income Program is designed to meet the needs of applicants with a traditional credit history who meet the minimum Credit Score requirement of the program. A verbal verification of employment confirming the applicant's date of employment, job status and title is required. While income information is not provided, the applicant must continue to provide documentation of assets used for down payment, closing costs, and reserves on purchase transactions.

          Bank of America's "NO RATIO LOAN PROGRAM" provides applicants with a minimum Credit Score and a sufficient asset base the ability to obtain mortgage loans with no income verification or Debt-to-Income Ratio calculation. Under this program, the applicant does not state his or her income at the time of loan application. The applicant must evidence a propensity and capacity to save and to maintain stable employment, defined as a minimum of two years in the same line of work. A verbal verification of employment information provided in the application, without reference to income, takes place under this program. While income information is not provided, the applicant must continue to provide documentation of his or her assets used for down payment, closing costs, and reserves on purchase transactions.

          Bank of America's "100% LTV PROGRAM" provides applicants the ability to obtain a mortgage loan with no down payment. The 100% LTV Program is only available if the primary borrower has a minimum Credit Score. The 100% LTV
Program also permits loan-to-value ratios of up to 103% (including closing costs and prepaid items in an amount up to 3% of the value of the mortgaged property).
Under this program, Bank of America uses the Standard Documentation Process.

                                              S-55

          Bank of America's "97% LTV PROGRAM" provides applicants with the opportunity to obtain low down payment mortgage loans. This program allows an applicant to obtain financing for a mortgage loan by requiring only a 3% cash down payment from the applicant's own funds. The 97% LTV Program is only available if the primary borrower has a minimum Credit Score. The 97% LTV
Program is a fully amortizing 30-year fixed-rate mortgage that is available on owner-occupied principal residences only. This program is available on purchase and rate or term refinance transactions. Under this program, Bank of America uses the Standard Documentation Process.

          Bank of America's "CONDOMINIUM HOTEL LOAN PROGRAM" provides applicants the ability to purchase a unit in a condominium hotel. The Condominium Hotel
Loan Program offers a fully amortizing 15-year or 30-year fixed-rate mortgage loan that is available on a primary residence or second home. The Condominium
Hotel Loan Program is only available if the primary borrower has a minimum
Credit Score. Condominium Hotel Mortgage Loans are available on purchase and rate or term refinance transactions. Under this program, Bank of America uses the Standard Documentation Process.

          Bank of America's "NON-RESIDENT ALIEN LOAN PROGRAM" provides financing to non-resident aliens to purchase or refinance second home properties within the United States. Applicants without a United States credit history must document an acceptable credit history within their primary country of origin.

          Bank of America's "80/20 PROGRAM" provides applicants with an 80%
Loan-to-Value Ratio first lien mortgage that is funded simultaneously with a 20%
Loan-to-Value Ratio second lien mortgage so that the Total Loan-to-Value Ratio is 100%. By structuring loans in such a manner, the applicant is able to avoid the cost of primary mortgage insurance on the transaction. The 80/20 Program is only available if the primary borrower has a minimum Credit Score. Bank of
America may originate both the first and second lien transactions under an 80/20 transaction or the second lien may be originated by another lender.

COUNTRYWIDE HOME LOANS' UNDERWRITING STANDARDS

NOTE: Loan-to-Value Ratio as used in "Countrywide Home Loans' Underwriting
Standards" has the following meaning:

          The "Loan-to-Value Ratio" of a mortgage loan at any given time is a fraction, expressed as a percentage, the numerator of which is the principal balance of the related mortgage loan at the date of determination and the denominator of which is

          o    in the case of a purchase, the lesser of the selling price of the mortgaged property or its appraised value at the time of sale or

          o    in the case of a refinance, the appraised value of the mortgaged property at the time of the refinance, except in the case of a mortgage loan underwritten pursuant to Countrywide Home Loans'
               Streamlined Documentation Program as described under "--General"
               below.

          With respect to mortgage loans originated pursuant to Countrywide Home
Loans' Streamlined Documentation Program,

          o    if the loan-to-value ratio at the time of the origination of the mortgage loan being refinanced was 80% or less and the loan amount of the new loan being originated is $650,000 or less, then the "Loan-to-Value Ratio" will be the ratio of the principal amount of the new mortgage loan being originated divided by the appraised value of the related mortgaged property at the time of the origination of the Mortgage Loan being refinanced, as
               reconfirmed by Countrywide Home Loans using an automated property valuation system; or

          o    if the loan-to-value ratio at the time of the origination of the mortgage loan being refinanced was greater than 80% or the loan amount of the new loan being originated is greater than $650,000, then the "Loan-to-Value Ratio" will be the ratio of the principal amount of the new mortgage loan

                                              S-56

               being originated divided by the appraised value of the related mortgaged property as determined by an appraisal obtained by
               Countrywide Home Loans at the time of the origination of the new mortgage loan. See "--General" below.

          No assurance can be given that the value of any mortgaged property has remained or will remain at the level that existed on the appraisal or sales date. If residential real estate values generally or in a particular geographic area decline, the Loan-to-Value Ratios might not be a reliable indicator of the rates of delinquencies, foreclosures and losses that could occur with respect to the mortgage loans.

          General

          Countrywide Home Loans, Inc., a New York corporation, has been originating mortgage loans since 1969. Countrywide Home Loans' underwriting standards are applied in accordance with applicable federal and state laws and regulations.

          As part of its evaluation of potential borrowers, Countrywide Home
Loans generally requires a description of income. If required by its underwriting guidelines, Countrywide Home Loans obtains employment verification providing current and historical income information and/or a telephonic employment confirmation. Such employment verification may be obtained, either through analysis of the prospective borrower's recent pay stub and/or W-2 forms for the most recent two years, relevant portions of the most recent two years'
tax returns, or from the prospective borrower's employer, wherein the employer reports the length of employment and current salary with that organization.
Self-employed prospective borrowers generally are required to submit relevant portions of their federal tax returns for the past two years.

          In assessing a prospective borrower's creditworthiness, Countrywide
Home Loans may use FICO Credit Scores. "FICO CREDIT SCORES" are statistical credit scores designed to assess a borrower's creditworthiness and likelihood to default on a consumer obligation over a two-year period based on a borrower's credit history. FICO Credit Scores were not developed to predict the likelihood of default on mortgage loans and, accordingly, may not be indicative of the ability of a borrower to repay its mortgage loan. FICO Credit Scores range from approximately 250 to approximately 900, with higher scores indicating an individual with a more favorable credit history compared to an individual with a lower score. Under Countrywide Home Loans' underwriting guidelines, borrowers possessing higher FICO Credit Scores, which indicate a more favorable credit history and who give Countrywide Home Loans the right to obtain the tax returns they filed for the preceding two years, may be eligible for Countrywide Home
Loans' processing program (the "PREFERRED PROCESSING PROGRAM").

          Periodically the data used by Countrywide Home Loans to complete the underwriting analysis may be obtained by a third party, particularly for mortgage loans originated through a loan correspondent or mortgage broker. In those instances, the initial determination as to whether a mortgage loan complies with Countrywide Home Loans' underwriting guidelines may be made by an independent company hired to perform underwriting services on behalf of
Countrywide Home Loans, the loan correspondent or mortgage broker. In addition,
Countrywide Home Loans may acquire mortgage loans from approved correspondent lenders under a program pursuant to which Countrywide Home Loans delegates to the correspondent the obligation to underwrite the mortgage loans to Countrywide
Home Loans' standards. Under these circumstances, the underwriting of a mortgage loan may not have been reviewed by Countrywide Home Loans before acquisition of the mortgage loan and the correspondent represents that Countrywide Home Loans'
underwriting standards have been met. After purchasing mortgage loans under those circumstances, Countrywide Home Loans conducts a quality control review of a sample of the mortgage loans. The number of loans reviewed in the quality control process varies based on a variety of factors, including Countrywide Home
Loans' prior experience with the correspondent lender and the results of the quality control review process itself.

          Countrywide Home Loans' underwriting standards are applied by or on behalf of Countrywide Home Loans to evaluate the prospective borrower's credit standing and repayment ability and the value and adequacy of the mortgaged property as collateral. Under those standards, a prospective borrower must generally demonstrate that the ratio of the borrower's monthly housing expenses
(including principal and interest on the proposed mortgage loan and, as applicable, the related monthly portion of property taxes, hazard insurance and mortgage insurance) to the borrower's monthly gross income and the ratio of total monthly debt to the monthly gross income (the "debt-to-

                                              S-57

income" ratios) are within acceptable limits. If the prospective borrower has applied for an interest-only Six-Month LIBOR Loan, the interest component of the monthly mortgage expense is calculated based upon the initial interest rate plus
2%. If the prospective borrower has applied for a 3/1 Mortgage Loan or 3/27
Mortgage Loan and the Loan-to-Value Ratio is less than or equal to 75%, the interest component of the monthly mortgage expense is calculated based on the initial loan interest rate; if the Loan-to-Value Ratio exceeds 75%, the interest component of the monthly mortgage expense calculation is based on the initial loan interest rate plus 2%. If the prospective borrower has applied for a 5/1
Mortgage Loan, a 5/25 Mortgage Loan, a 7/1 Mortgage Loan, a 7/23 Mortgage Loan,
a 10/1 Mortgage Loan or a 10/20 Mortgage Loan, the interest component of the monthly mortgage expense is calculated based on the initial loan interest rate.
If the prospective borrower has applied for a Negative Amortization Loan, the interest component of the monthly housing expense calculation is based upon the greater of 4.25% and the fully indexed mortgage note rate at the time of loan application. The maximum acceptable debt-to-income ratio, which is determined on a loan-by-loan basis varies depending on a number of underwriting criteria, including the Loan-to-Value Ratio, loan purpose, loan amount and credit history of the borrower. In addition to meeting the debt-to-income ratio guidelines, each prospective borrower is required to have sufficient cash resources to pay the down payment and closing costs. Exceptions to Countrywide Home Loans'
underwriting guidelines may be made if compensating factors are demonstrated by a prospective borrower. Additionally, Countrywide Home Loans does permit its adjustable rate mortgage loans, hybrid adjustable rate mortgage loans and negative amortization mortgage loans to be assumed by a purchaser of the related mortgaged property, so long as the mortgage loan is in its adjustable rate period (except for a 3/1 Mortgage Loan, which may be assumed during the fixed rate period) and the related purchaser meets Countrywide Home Loans'
underwriting standards that are then in effect.

          Countrywide Home Loans may provide secondary financing to a borrower contemporaneously with the origination of a mortgage loan, subject to the following limitations: the Loan-to-Value Ratio of the senior (i.e., first) lien may not exceed 80% and the combined Loan-to-Value Ratio may not exceed 100%.
Countrywide Home Loans' underwriting guidelines do not prohibit or otherwise restrict a borrower from obtaining secondary financing from lenders other than
Countrywide Home Loans, whether at origination of the mortgage loan or thereafter.

          The nature of the information that a borrower is required to disclose and whether the information is verified depends, in part, on the documentation program used in the origination process. In general under the Full Documentation
Loan Program (the "FULL DOCUMENTATION PROGRAM"), each prospective borrower is required to complete an application which includes information with respect to the applicant's assets, liabilities, income, credit history, employment history and other personal information. Self-employed individuals are generally required to submit their two most recent federal income tax returns. Under the Full
Documentation Program, the underwriter verifies the information contained in the application relating to employment, income, assets and mortgages.

          A prospective borrower may be eligible for a loan approval process that limits or eliminates Countrywide Home Loans' standard disclosure or verification requirements or both. Countrywide Home Loans offers the following documentation programs as alternatives to its Full Documentation Program: an
Alternative Documentation Loan Program (the "ALTERNATIVE DOCUMENTATION
PROGRAM"), a Reduced Documentation Loan Program (the "REDUCED DOCUMENTATION
PROGRAM"), a CLUES Plus Documentation Loan Program (the "CLUES PLUS
DOCUMENTATION PROGRAM"), a No Income/No Asset Documentation Loan Program (the
"NO INCOME/NO ASSET DOCUMENTATION PROGRAM"), a Stated Income/Stated Asset
Documentation Loan Program (the "STATED INCOME/STATED ASSET DOCUMENTATION
PROGRAM") and a Streamlined Documentation Loan Program (the "STREAMLINED
DOCUMENTATION PROGRAM").

          For all mortgage loans originated or acquired by Countrywide Home
Loans, Countrywide Home Loans obtains a credit report relating to the applicant from a credit reporting company. The credit report typically contains information relating to such matters as credit history with local and national merchants and lenders, installment debt payments and any record of defaults, bankruptcy, dispossession, suits or judgments. All adverse information in the credit report is required to be explained by the prospective borrower to the satisfaction of the lending officer.

          Except with respect to the mortgage loans originated pursuant to its
Streamlined Documentation Program, whose values were confirmed with a Fannie Mae proprietary automated valuation model, Countrywide Home Loans obtains appraisals from independent appraisers or appraisal services for properties that are to secure mortgage loans. The appraisers inspect and appraise the proposed mortgaged property and verify that the property is in acceptable condition.
Following each appraisal, the appraiser prepares a report which includes a market data analysis based on

                                              S-58

recent sales of comparable homes in the area and, when deemed appropriate, a replacement cost analysis based on the current cost of constructing a similar home. All appraisals are required to conform to Fannie Mae or Freddie Mac appraisal standards then in effect.

          Countrywide Home Loans requires title insurance on all of its mortgage loans secured by first liens on real property. Countrywide Home Loans also requires that fire and extended coverage casualty insurance be maintained on the mortgaged property in an amount at least equal to the principal balance of the related single-family mortgage loan or the replacement cost of the mortgaged property, whichever is less.

          In addition to Countrywide Home Loans' standard underwriting guidelines (the "STANDARD UNDERWRITING GUIDELINES"), which are consistent in many respects with the guidelines applied to mortgage loans purchased by Fannie
Mae and Freddie Mac, Countrywide Home Loans uses underwriting guidelines featuring expanded criteria (the "EXPANDED UNDERWRITING GUIDELINES"). The
Standard Underwriting Guidelines and the Expanded Underwriting Guidelines are
described further under the next two headings.

          Standard Underwriting Guidelines

          Countrywide Home Loans' Standard Underwriting Guidelines for mortgage loans with non-conforming original principal balances generally allow
Loan-to-Value Ratios at origination of up to 95% for purchase money or rate and term refinance mortgage loans with original principal balances of up to
$400,000, up to 90% for mortgage loans with original principal balances of up to
$650,000, up to 75% for mortgage loans with original principal balances of up to
$1,000,000, up to 65% for mortgage loans with original principal balances of up to $1,500,000, and up to 60% for mortgage loans with original principal balances of up to $2,000,000.

          For cash-out refinance mortgage loans, Countrywide Home Loans'
Standard Underwriting Guidelines for mortgage loans with non-conforming original principal balances generally allow Loan-to-Value Ratios at origination of up to
75% and original principal balances ranging up to $650,000. The maximum
"cash-out" amount permitted is $200,000 and is based in part on the original
Loan-to-Value Ratio of the related mortgage loan. As used in this prospectus supplement, a refinance mortgage loan is classified as a cash-out refinance mortgage loan by Countrywide Home Loans if the borrower retains an amount greater than the lesser of 2% of the entire amount of the proceeds from the refinancing of the existing loan or $2,000.

          Countrywide Home Loans' Standard Underwriting Guidelines for
conforming balance mortgage loans generally allow Loan-to-Value Ratios at origination on owner occupied properties of up to 95% on 1 unit properties with principal balances up to $417,000 ($625,500 in Alaska and Hawaii) and 2 unit properties with principal balances up to $533,850 ($800,775 in Alaska and
Hawaii) and up to 80% on 3 unit properties with principal balances of up to
$645,300 ($967,950 in Alaska and Hawaii) and 4 unit properties with principal balances of up to $801,950 ($1,202,925 in Alaska and Hawaii). On second homes,
Countrywide Home Loans' Standard Underwriting Guidelines for conforming balance mortgage loans generally allow Loan-to-Value Ratios at origination of up to 95%
on 1 unit properties with principal balances up to $417,000 ($625,500 in Alaska and Hawaii). Countrywide Home Loans' Standard Underwriting Guidelines for
conforming balance mortgage loans generally allow Loan-to-Value Ratios at origination on investment properties of up to 90% on 1 unit properties with principal balances up to $417,000 ($625,500 in Alaska and Hawaii) and 2 unit properties with principal balances up to $533,850 ($800,775 in Alaska and
Hawaii) and up to 75% on 3 unit properties with principal balances of up to
$645,300 ($967,950 in Alaska and Hawaii) and 4 unit properties with principal balances of up to $801,950 ($1,202,925 in Alaska and Hawaii).

          Under its Standard Underwriting Guidelines, Countrywide Home Loans
generally permits a debt-to-income ratio based on the borrower's monthly housing expenses of up to 33% and a debt-to-income ratio based on the borrower's total monthly debt of up to 38%.

          In connection with the Standard Underwriting Guidelines, Countrywide
Home Loans originates or acquires mortgage loans under the Full Documentation
Program, the Alternative Documentation Program, the Reduced Documentation
Program, the CLUES Plus Documentation Program or the Streamlined Documentation
Program.

                                              S-59

          The Alternative Documentation Program permits a borrower to provide
W-2 forms instead of tax returns covering the most recent two years, permits bank statements in lieu of verification of deposits and permits alternative methods of employment verification.

          Under the Reduced Documentation Program, some underwriting documentation concerning income, employment and asset verification is waived.
Countrywide Home Loans obtains from a prospective borrower either a verification of deposit or bank statements for the two-month period immediately before the date of the mortgage loan application or verbal verification of employment.
Since information relating to a prospective borrower's income and employment is not verified, the borrower's debt-to-income ratios are calculated based on the information provided by the borrower in the mortgage loan application. The maximum Loan-to-Value Ratio ranges up to 95%.

          The CLUES Plus Documentation Program permits the verification of employment by alternative means, if necessary, including verbal verification of employment or reviewing paycheck stubs covering the pay period immediately prior to the date of the mortgage loan application. To verify the borrower's assets and the sufficiency of the borrower's funds for closing, Countrywide Home Loans obtains deposit or bank account statements from each prospective borrower for the month immediately prior to the date of the mortgage loan application. Under the CLUES Plus Documentation Program, the maximum Loan-to-Value Ratio is 75% and property values may be based on appraisals comprising only interior and exterior inspections. Cash-out refinances and investor properties are not permitted under the CLUES Plus Documentation Program.

          The Streamlined Documentation Program is available for borrowers who are refinancing an existing mortgage loan that was originated or acquired by
Countrywide Home Loans provided that, among other things, the mortgage loan has not been more than 30 days delinquent in payment during the previous twelve-month period. Under the Streamlined Documentation Program, appraisals are obtained only if the loan amount of the loan being refinanced had a
Loan-to-Value Ratio at the time of origination in excess of 80% or if the loan amount of the new loan being originated is greater than $650,000. In addition, under the Streamlined Documentation Program, a credit report is obtained but only a limited credit review is conducted, no income or asset verification is required, and telephonic verification of employment is permitted. The maximum
Loan-to-Value Ratio under the Streamlined Documentation Program ranges up to
95%.

          Expanded Underwriting Guidelines

          Mortgage loans which are underwritten pursuant to the Expanded
Underwriting Guidelines may have higher Loan-to-Value Ratios, higher loan amounts and different documentation requirements than those associated with the
Standard Underwriting Guidelines. The Expanded Underwriting Guidelines also permit higher debt-to-income ratios than mortgage loans underwritten pursuant to the Standard Underwriting Guidelines.

          Countrywide Home Loans' Expanded Underwriting Guidelines for mortgage loans with non-conforming original principal balances generally allow
Loan-to-Value Ratios at origination of up to 95% for purchase money or rate and term refinance mortgage loans with original principal balances of up to
$400,000, up to 90% for mortgage loans with original principal balances of up to
$650,000, up to 80% for mortgage loans with original principal balances of up to
$1,000,000, up to 75% for mortgage loans with original principal balances of up to $1,500,000 and up to 70% for mortgage loans with original principal balances of up to $3,000,000. Under certain circumstances, however, Countrywide Home
Loans' Expanded Underwriting Guidelines allow for Loan-to-Value Ratios of up to
100% for purchase money mortgage loans with original principal balances of up to
$375,000.

          For cash-out refinance mortgage loans, Countrywide Home Loans'
Expanded Underwriting Guidelines for mortgage loans with non-conforming original principal balances generally allow Loan-to-Value Ratios at origination of up to
90% and original principal balances ranging up to $1,500,000. The maximum
"cash-out" amount permitted is $400,000 and is based in part on the original
Loan-to-Value Ratio of the related mortgage loan.

          Countrywide Home Loans' Expanded Underwriting Guidelines for
conforming balance mortgage loans generally allow Loan-to-Value Ratios at origination on owner occupied properties of up to 100% on 1 unit properties with principal balances up to $417,000 ($625,500 in Alaska and Hawaii) and 2 unit properties with principal balances up to $533,850 ($800,775 in Alaska and
Hawaii) and up to 85% on 3 unit properties with

                                              S-60

principal balances of up to $645,300 ($967,950 in Alaska and Hawaii) and 4 unit properties with principal balances of up to $801,950 ($1,202,925 in Alaska and
Hawaii). On second homes, Countrywide Home Loans' Expanded Underwriting
Guidelines for conforming balance mortgage loans generally allow Loan-to-Value
Ratios at origination of up to 95% on 1 unit properties with principal balances up to $417,000 ($625,500 in Alaska and Hawaii). Countrywide Home Loans' Expanded
Underwriting Guidelines for conforming balance mortgage loans generally allow
Loan-to-Value Ratios at origination on investment properties of up to 90% on 1 unit properties with principal balances up to $417,000 ($625,500 in Alaska and
Hawaii) and 2 unit properties with principal balances up to $533,850 ($800,775 in Alaska and Hawaii) and up to 85% on 3 unit properties with principal balances of up to $645,300 ($967,950 in Alaska and Hawaii) and 4 unit properties with principal balances of up to $801,950 ($1,202,925 in Alaska and Hawaii).

          Under its Expanded Underwriting Guidelines, Countrywide Home Loans
generally permits a debt-to-income ratio based on the borrower's monthly housing expenses of up to 36% and a debt-to-income ratio based on the borrower's total monthly debt of up to 40%; provided, however, that if the Loan-to-Value Ratio exceeds 80%, the maximum permitted debt-to-income ratios are 33% and 38%, respectively.

          In connection with the Expanded Underwriting Guidelines, Countrywide
Home Loans originates or acquires mortgage loans under the Full Documentation
Program, the Alternative Documentation Program, the Reduced Documentation Loan
Program, the No Income/No Asset Documentation Program and the Stated
Income/Stated Asset Documentation Program. Neither the No Income/No Asset
Documentation Program nor the Stated Income/Stated Asset Documentation Program
is available under the Standard Underwriting Guidelines.

          The same documentation and verification requirements apply to mortgage loans documented under the Alternative Documentation Program regardless of whether the loan has been underwritten under the Expanded Underwriting
Guidelines or the Standard Underwriting Guidelines. However, under the
Alternative Documentation Program, mortgage loans that have been underwritten pursuant to the Expanded Underwriting Guidelines may have higher loan balances and Loan-to-Value Ratios than those permitted under the Standard Underwriting
Guidelines.

          Similarly, the same documentation and verification requirements apply to mortgage loans documented under the Reduced Documentation Program regardless of whether the loan has been underwritten under the Expanded Underwriting
Guidelines or the Standard Underwriting Guidelines. However, under the Reduced
Documentation Program, higher loan balances and Loan-to-Value Ratios are permitted for mortgage loans underwritten pursuant to the Expanded Underwriting
Guidelines than those permitted under the Standard Underwriting Guidelines. The maximum Loan-to-Value Ratio, including secondary financing, ranges up to 90%.
The borrower is not required to disclose any income information for some mortgage loans originated under the Reduced Documentation Program, and accordingly debt-to-income ratios are not calculated or included in the underwriting analysis. The maximum Loan-to-Value Ratio, including secondary financing, for those mortgage loans ranges up to 85%.

          Under the No Income/No Asset Documentation Program, no documentation relating to a prospective borrower's income, employment or assets is required and therefore debt-to-income ratios are not calculated or included in the underwriting analysis, or if the documentation or calculations are included in a mortgage loan file, they are not taken into account for purposes of the underwriting analysis. This program is limited to borrowers with excellent credit histories. Under the No Income/No Asset Documentation Program, the
maximum Loan-to-Value Ratio, including secondary financing, ranges up to 95%.
Mortgage loans originated under the No Income/No Asset Documentation Program are generally eligible for sale to Fannie Mae or Freddie Mac.

          Under the Stated Income/Stated Asset Documentation Program, the
mortgage loan application is reviewed to determine that the stated income is reasonable for the borrower's employment and that the stated assets are consistent with the borrower's income. The Stated Income/Stated Asset
Documentation Program permits maximum Loan-to-Value Ratios up to 90%. Mortgage loans originated under the Stated Income/Stated Asset Documentation Program are
generally eligible for sale to Fannie Mae or Freddie Mac.

                                              S-61

INDYMAC BANK'S UNDERWRITING STANDARDS

          Mortgage loans that are acquired by IndyMac Bank are underwritten by
IndyMac Bank according to IndyMac Bank's underwriting guidelines, which also accept mortgage loans meeting Fannie Mae or Freddie Mac guidelines regardless of whether such mortgage loans would otherwise meet IndyMac Bank's guidelines, or pursuant to an exception to those guidelines based on IndyMac Bank's procedures for approving such exceptions. Conventional mortgage loans are loans that are not insured by the FHA or partially guaranteed by the VA. Conforming mortgage loans are loans that qualify for sale to Fannie Mae and Freddie Mac, whereas non-conforming mortgage loans are loans that do not so qualify. Non-conforming mortgage loans originated or purchased by IndyMac Bank pursuant to its underwriting programs typically differ from conforming loans primarily with respect to loan-to-value ratios, borrower income, required documentation, interest rates, borrower occupancy of the mortgaged property and/or property types. To the extent that these programs reflect underwriting standards different from those of Fannie Mae and Freddie Mac, the performance of loans made pursuant to these different underwriting standards may reflect higher delinquency rates and/or credit losses.

          IndyMac Bank has two principal underwriting methods designed to be responsive to the needs of its mortgage loan customers: traditional underwriting and Electronic Mortgage Information and Transaction System ("E-MITS")
underwriting. E-MITS is an automated, internet-based underwriting and risk-based pricing system. IndyMac Bank believes that e-MITS generally enables it to estimate expected credit loss, interest rate risk and prepayment risk more objectively than traditional underwriting and also provides consistent underwriting decisions. IndyMac Bank has procedures to override an e-MITS decision to allow for compensating factors.

          IndyMac Bank's underwriting criteria for traditionally underwritten mortgage loans includes an analysis of the borrower's credit history, ability to repay the mortgage loan and the adequacy of the mortgaged property as collateral. Traditional underwriting decisions are made by individuals authorized to consider compensating factors that would allow mortgage loans not otherwise meeting IndyMac Bank's guidelines.

          In determining a borrower's FICO Credit Score, IndyMac Bank generally selects the middle credit score of the scores provided by each of the three major U.S. credit repositories (Equifax, TransUnion and Experian) for each borrower, and then selects the lowest of these scores. In some instances,
IndyMac Bank selects the middle score of the borrower with the largest amount of qualifying income among all of the borrowers on the mortgage loan. A FICO Credit
Score might not be available for a borrower due to insufficient credit information on file with the credit repositories. In these situations, IndyMac
Bank will establish a borrower's credit history through documentation of alternative sources of credit such as utility payments, auto insurance payments and rent payments. In addition to the FICO Credit Score, other information regarding a borrower's credit quality is considered in the loan approval process, such as the number and degree of any late mortgage or rent payments within the preceding 12-month period, the age of any foreclosure action against any property owned by the borrower, the age of any bankruptcy action, the number of seasoned tradelines reflected on the credit report and any outstanding judgments, liens, charge-offs or collections.

          For each mortgage loan with a Loan-to-Value Ratio at origination exceeding 80%, IndyMac Bank will usually require a primary mortgage guarantee insurance policy that conforms to the guidelines of Fannie Mae and Freddie Mac.
After the date on which the Loan-to-Value Ratio of a mortgage loan is 80% or less, either because of principal payments on the mortgage loan or because of a new appraisal of the mortgaged property, no primary mortgage guaranty insurance policy will be required on that mortgage loan.

          All of the insurers that have issued primary mortgage guaranty insurance policies with respect to the mortgage loans meet Fannie Mae's or
Freddie Mac's standards or are acceptable to the Rating Agencies. In some circumstances, however, IndyMac Bank does not require primary mortgage guaranty insurance on mortgage loans with Loan-to-Value Ratios greater than 80%.

          IndyMac Bank purchases loans that have been originated under one of seven documentation programs: Full/Alternate, FastForward, Limited, Stated
Income, No Ratio, No Income/No Asset and No Doc. In general, documentation types that provide for less than full documentation of employment, income and liquid assets require higher credit quality and have lower loan-to-value ratios and loan amount limits.

                                              S-62

          Under the Full/Alternate Documentation Program, the prospective borrower's employment, income and assets are verified through written documentation such as tax returns, pay stubs or W-2 forms. Generally, a two-year history of employment or continuous source of income is required to demonstrate adequacy and continuance of income. Borrowers applying under the Full/Alternate
Documentation Program may, based on certain loan characteristics and higher credit quality, qualify for IndyMac Bank's FastForward program and be entitled to income and asset documentation relief. Borrowers who qualify for FastForward must state their income, provide a signed Internal Revenue Service Form 4506
(authorizing IndyMac Bank to obtain copies of their tax returns), and state their assets. IndyMac Bank does not require any verification of income or assets under this program.

          The Limited Documentation Program is similar to the Full/Alternate
Documentation Program except that borrowers generally must document income and employment for one year (rather than two, as required by the Full/Alternate
Documentation Program). Borrowers under the Limited Documentation Program may use bank statements to verify their income and employment. If applicable, written verification of a borrower's assets is required under this program.

          The Stated Income Documentation Program requires prospective borrowers to provide information regarding their assets and income. Information regarding a borrower's assets, if applicable, is verified through written communications.
Information regarding income is not verified and employment verification may not be written.

          The No Ratio Program requires prospective borrowers to provide information regarding their assets, which is then verified through written communications. The No Ratio Program does not require prospective borrowers to provide information regarding their income, but verification of employment may not be written.

          Under the No Income/No Asset Documentation Program and the No Doc
Documentation Program, emphasis is placed on the credit score of the prospective borrower and on the value and adequacy of the mortgaged property as collateral, rather than on the income and the assets of the prospective borrower.
Prospective borrowers are not required to provide information regarding their assets or income under either program, although under the No Income/No Asset
Documentation Program, employment is orally verified.

          IndyMac Bank generally will re-verify income, assets, and employment for mortgage loans it acquires through the wholesale channel, but not for mortgage loans acquired through other channels.

          Maximum loan-to-value and combined loan-to-value ratios and loan amounts are established according to the occupancy type, loan purpose, property type, FICO Credit Score, number of previous late mortgage payments, and the age of any bankruptcy or foreclosure actions. Additionally, maximum total monthly debt payments-to-income ratios and cash-out limits may be applied. Other factors may be considered in determining loan eligibility such as a borrower's residency and immigration status, whether a non-occupying borrower will be included for qualification purposes, sales or financing concessions included in any purchase contract, the acquisition cost of the property in the case of a refinance transaction, the number of properties owned by the borrower, the type and amount of any subordinate mortgage, the amount of any increase in the borrower's monthly mortgage payment compared to previous mortgage or rent payments and the amount of disposable monthly income after payment of all monthly expenses.

          To determine the adequacy of the property to be used as collateral, an appraisal is generally made of the subject property in accordance with the
Uniform Standards of Profession Appraisal Practice. The appraiser generally inspects the property, analyzes data including the sales prices of comparable properties and issues an opinion of value using a Fannie Mae/Freddie Mac appraisal report form, or other acceptable form. In some cases, an automated valuation model ("AVM") may be used in lieu of an appraisal. AVMs are computer programs that use real estate information, such as demographics, property characteristics, sales prices, and price trends to calculate a value for the specific property. The value of the property, as indicated by the appraisal or
AVM, must support the loan amount.

          Underwriting procedures vary by channel of origination. Generally, mortgage loans originated through the mortgage professional channel will be submitted to e-MITS for assessment and subjected to a full credit review and analysis. Mortgage loans that do not meet IndyMac Bank's guidelines may be manually re-underwritten and

                                              S-63

approved under an exception to those underwriting guidelines. Mortgage loans originated through the consumer direct channel are subjected to essentially the same procedures, modified as necessary to reflect the fact that no third-party contributes to the preparation of the credit file.

          IndyMac Bank currently operates two mortgage loan purchase programs as part of its correspondent channel:

          1. Prior Approval Program. Under this program, IndyMac Bank performs a full credit review and analysis of each mortgage loan generally with the same procedures used for mortgage loans originated through the mortgage professionals channel. Only after IndyMac Bank issues an approval notice to a loan originator is a mortgage loan eligible for purchase pursuant to this program.

          2. Preferred Delegated Underwriting Program. Under this program, loan originators that meet certain eligibility requirements are allowed to tender mortgage loans for purchase without the need for IndyMac Bank to verify mortgagor information. The eligibility requirements for participation in the
Preferred Delegated Underwriting Program vary based on the net worth of the loan originators with more stringent requirements imposed on loan originators with a lower net worth. Loan originators are required to submit a variety of information to IndyMac Bank for review, including their current audited financial statements, their quality control policies and procedures, their current errors and omissions/fidelity insurance coverage evidencing blanket coverage in a minimum amount of $300,000, at least three underwriters' resumes showing at least three years experience or a direct endorsement designation, and at least two references from mortgage insurance companies. Loan originators are required to have an active, traditional warehouse line of credit, which is verified together with the bailee letter and wire instructions. IndyMac Bank requires each loan originator to be recertified on an annual basis to ensure that it continues to meet the minimum eligibility guidelines for the Preferred
Delegated Underwriting Program.

          Under the Preferred Delegated Underwriting Program, each eligible loan originator is required to underwrite mortgage loans in compliance with IndyMac
Bank's underwriting guidelines usually by use of e-MITS or, infrequently, by submission of the mortgage loan to IndyMac Bank for traditional underwriting. A greater percentage of mortgage loans purchased pursuant to this program are selected for post-purchase quality control review than for the other program.

          Mortgage loans originated through the conduit channel were generally initially underwritten by the seller to the seller's underwriting guidelines.
IndyMac Bank reviews each seller's guidelines for acceptability, and these guidelines generally meet industry standards and incorporate many of the same factors used by Fannie Mae, Freddie Mac and IndyMac Bank. Each mortgage loan is re-underwritten by IndyMac Bank for compliance with its guidelines based only on the objective characteristics of the mortgage loan, such as FICO, documentation type, loan-to-value ratio, etc., but without reassessing the underwriting procedures originally used. In addition, a portion of the mortgage loans acquired from a seller are subjected to a full re-underwriting.

          Exceptions to underwriting standards are permitted in situations in which compensating factors exist. Examples of these factors are significant financial reserves, a low loan-to-value ratio, significant decrease in the borrower's monthly payment and long-term employment with the same employer.

                                   THE SPONSOR

          The Sponsor, Bank of America, National Association, is an indirect wholly-owned subsidiary of Bank of America Corporation.

          See "The Sponsor, " "Mortgage Purchase Program," "Servicing of the
Mortgage Loans" and "The Pooling and Servicing Agreement" in the prospectus for more information about the Sponsor, its securitization programs and its material roles and duties in this securitization.

                                              S-64

                                  STATIC POOL INFORMATION

          Information concerning the Sponsor's prior residential mortgage loan securitizations related to the Depositor involving fixed- and adjustable-rate first lien mortgage loans and information regarding certain of the Originators'
prior residential mortgage loan securitizations is available on the internet at
www.bofa.com/bafc. On this website, you can view, as applicable, summary pool information as of the applicable securitization cut-off date and delinquency, cumulative loss, and prepayment information as of each distribution date by securitization for the past five years, or since the applicable securitization closing date if the applicable securitization closing date occurred less than five years from the date of this prospectus supplement. Certain of the Sponsor's mortgage loan securitizations identified on this website include mortgage loans that were purchased by the Sponsor from one or more of the Originators. Each of the mortgage loan securitizations identified on this website is unique, and the characteristics of each securitized mortgage loan pool varies from each other as well as from the mortgage loans to be included in the trust that will issue the certificates offered by this prospectus supplement. In addition, the performance information relating to the prior securitizations described above may have been influenced by factors beyond the Sponsor's or Originator's control, such as housing prices and market interest rates. Therefore, the performance of these prior mortgage loan securitizations is likely not to be indicative of the future performance of the mortgage loans to be included in the trust related to this offering. The Originator information referred to above was prepared solely by the applicable Originator.

          The static pool data referred to above relating to securitized pools issued prior to January 1, 2006 will not form a part of this prospectus supplement, the accompanying prospectus or the Depositor's registration statement.

          The performance of prior residential mortgage loan pools may not be indicative of the future performance of the Mortgage Loans.

                                  THE DEPOSITOR

          The Depositor, Banc of America Funding Corporation, is an indirect subsidiary of Bank of America Corporation.

          See "The Depositor," "Mortgage Purchase Program" and "The Pooling and
Servicing Agreement" in the prospectus for more information about the Depositor and its material roles and duties in this securitization.

                               THE ISSUING ENTITY

          The issuing entity will be a New York common law trust (the "ISSUING
ENTITY"), formed on the Closing Date pursuant to the Pooling and Servicing
Agreement. The Mortgage Loans will be deposited by the Depositor into the
Issuing Entity under the Pooling and Servicing Agreement as described in the prospectus under "The Pooling and Servicing Agreement--Assignment of Mortgage
Loans to the Trustee." The Issuing Entity will have no officers or directors and no activities or continuing duties other than to hold the assets underlying the
Certificates and to issue the Certificates. The fiscal year end of the Issuing
Entity will be December 31 of each year.

          The Issuing Entity will be administered by the Trustee pursuant to the terms of the Pooling and Servicing Agreement as described under "The Pooling and
Servicing Agreement and the Servicing Agreements" in this prospectus supplement.
Prior to an event of default, the Trustee, on behalf of the Issuing Entity, is only permitted to take the actions specifically provided in the Pooling and
Servicing Agreement. Under the Pooling and Servicing Agreement, the Trustee on
behalf of the Issuing Entity will not have the power to issue additional certificates representing interests in the Issuing Entity, borrow money on behalf of the Issuing Entity or make loans from the assets of the Issuing Entity to any person or entity.

          The Issuing Entity, as a common law trust, may not be eligible to be a debtor in a bankruptcy proceeding, unless it can be characterized as a "business trust" for purposes of federal bankruptcy laws. Bankruptcy courts consider various factors in making a determination as to whether an entity is a business trust, therefore it is not possible to predict with any certainty whether or not the Issuing Entity would be considered a "business trust." In addition, in the event of bankruptcy of the Sponsor, the Depositor or any other party to the transaction, it is not

                                              S-65

anticipated that the trust fund would become part of the bankruptcy estate or subject to the bankruptcy of a third party. See "Risk Factors--Special Power of the FDIC in the Event of Insolvency of the Sponsor Could Delay or Reduce
Distributions on the Certificates" and "--Insolvency of the Depositor May Delay
or Reduce Collections on Mortgage Loans" in the prospectus.

                           SERVICING OF MORTGAGE LOANS

          The table below sets forth the percentage of Mortgage Loans in each
Loan Group and Aggregate Loan Group that are serviced by the entities listed below.

                                                                                            COUNTRYWIDE
                                                    BANK OF AMERICA    SERVICING         GREENPOINT   INDYMAC BANK   WELLS FARGO BANK

Loan Group 1                             0.19%             82.84%          16.61%            0.00%                  0.36%
Loan Group 2                         100.00%               0.00%            0.00%            0.00%                  0.00%
Loan Group 3                         100.00%               0.00%            0.00%            0.00%                  0.00%
Loan Group 4                         100.00%               0.00%            0.00%            0.00%                  0.00%
Loan Group 5                         100.00%               0.00%            0.00%             0.00%                  0.00%
Loan Group 6A                          0.00%               0.00%            0.00%          100.00%                0.00%
Loan Group 6B                          0.00%               0.00%            0.00%           100.00%               0.00%
Aggregate Loan Group X            100.00%               0.00%            0.00%             0.00%                 0.00%
Aggregate Loan Group 6             0.00%               0.00%            0.00%           100.00%               0.00%

          For a description of the servicing experience and procedures of the
Services who serviced over 20% of the Mortgage Loans in any Loan Group as of the
Cut-off Date, see "Mortgage Loan Underwriting Standards--Bank of America's
Servicing Experience and Procedures," "--Countrywide Home Loans Servicing LP"
and "--IndyMac Bank's Servicing Experience and Procedures" in this prospectus supplement below.

          Bank of America (in its capacity as servicer, a "SERVICER") will service the applicable Mortgage Loans pursuant to a servicing agreement, to be dated April 28, 2006 (the "BANK OF AMERICA SERVICING AGREEMENT"). Countrywide
Home Loans Servicing LP (in its capacity as servicer, a "SERVICER") will service the applicable Mortgage Loans pursuant to a master mortgage loan purchase and servicing agreement, dated as of April 1, 2003 (as amended from time to time, the "COUNTRYWIDE SERVICING AGREEMENT"). IndyMac Bank (in its capacity as servicer, a "SERVICER") will service the applicable Mortgage Loans pursuant to a flow sale and servicing agreement, dated as of March 1, 2006 (as amended from time to time, the "INDYMAC SERVICING AGREEMENT"). The remaining Mortgage Loans that are not serviced by Bank of America, Countrywide Servicing or IndyMac Bank
will be serviced by either GreenPoint Mortgage Funding, Inc. or Wells Fargo Bank
(each, a "SERVICER" and collectively with Bank of America, Countrywide Servicing and IndyMac Bank, the "SERVICERS"), neither of which service 10% or more of the aggregate Stated Principal Balance of the Mortgage Loans in any particular Loan
Group as of the Cut-off Date, pursuant to the terms of related servicing agreements (collectively with the Bank of America Servicing Agreement, the
Countrywide Servicing Agreement and the IndyMac Servicing Agreement, the
"SERVICING AGREEMENTS").

          The Servicers may perform any of their obligations under the Servicing
Agreements through one or more subservicers. Despite the existence of subservicing arrangements, each Servicer will be liable for its servicing duties and obligations under the related Servicing Agreement as if such Servicer alone were servicing the related Mortgage Loans. All of the Mortgage Loans will be master serviced by Wells Fargo Bank, N.A. (in such capacity, the "MASTER
SERVICER") in accordance with the terms of the Pooling and Servicing Agreement.
The Master Servicer will be required to supervise, monitor and oversee the performance of the Servicers, but will not be directly responsible for the servicing of the Mortgage Loans. In the event of a default by a Servicer (other than Wells Fargo Bank) under the related Servicing Agreement, the Master
Servicer will be required to enforce any remedies against such Servicer and will be required to either find a successor servicer or assume the primary servicing obligations of the related Mortgage Loans. In the event the default is by Wells
Fargo Bank in its capacity as a Servicer, the Trustee will be required to enforce any remedies against Wells Fargo Bank and either appoint a successor servicer or assume the primary servicing obligations of the related Mortgage
Loans.

THE MASTER SERVICER AND SECURITIES ADMINISTRATOR

          Wells Fargo Bank, N.A., a national banking association, will be the
Master Servicer and Securities Administrator under the Pooling and Servicing
Agreement.

          Description of Wells Fargo Bank, N.A. as Master Servicer and
Securities Administrator

          Wells Fargo Bank is a national banking association and a wholly-owned subsidiary of Wells Fargo & Company. A diversified financial services company with approximately $482 billion in assets, 23 million customers and 153,000+
employees, Wells Fargo & Company is among the leading U.S. bank holding companies, providing banking, insurance, trust, mortgage and consumer finance services throughout the United States and internationally. Wells Fargo Bank provides retail and commercial banking services and corporate trust, custody, securities lending, securities transfer, cash management, investment management and other financial and fiduciary services. The Depositor, the Sponsor and the
Servicers may maintain banking and other commercial relationships with Wells
Fargo Bank and its affiliates. Wells Fargo Bank's principal corporate trust offices are located at 9062 Old Annapolis Road, Columbia, Maryland 21045-1951
(among other locations) and its office for certificate transfer services is located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479.

          Master Servicer

          Wells Fargo Bank will act as Master Servicer pursuant to the Pooling and Servicing Agreement. The Master Servicer will be responsible for the aggregation of monthly Servicer reports and remittances and for the oversight of the performance of the Servicers under the terms of their respective Servicing
Agreements. In particular, the Master Servicer will independently calculate monthly loan balances based on Servicer data, compare the results of such calculation to Servicer loan-level reports and reconcile any discrepancies with the Servicers. The Master Servicer will also review the servicing of defaulted loans for compliance with the terms of the Pooling and Servicing Agreement. In addition, upon the occurrence of certain Servicer events of default under the terms of any Servicing Agreement, the Master Servicer may be required to enforce certain remedies on behalf of the Issuing Entity against such defaulting
Servicer. Wells Fargo Bank has been engaged in the business of master servicing since June 30, 1995. As of March 31, 2006, Wells Fargo Bank was acting as master servicer for approximately 1155 series of residential mortgage-backed securities with an aggregate outstanding principal balance of approximately
$593,256,087,420.

          Securities Administrator

          Under the terms of the Pooling and Servicing Agreement, Wells Fargo
Bank will also be responsible for securities administration (in such capacity, the "SECURITIES ADMINISTRATOR"), which includes pool performance calculations, distribution calculations and the preparation of monthly distribution reports.
As Securities Administrator, Wells Fargo Bank will be responsible for the preparation of all REMIC tax returns on behalf of the Issuing Entity and the preparation of monthly reports on Form 10-D, annual reports on Form 10-K and certain current reports on Form 8-K that are required to be filed with the
Securities and Exchange Commission on behalf of the Issuing Entity. Wells Fargo
Bank has been engaged in the business of securities administration since June
30, 1995. As of March 31, 2006, Wells Fargo Bank was acting as securities administrator with respect to more than $829,726,924,092 of outstanding residential mortgage-backed securities.

          Wells Fargo Bank serves or has served within the past two years as loan file custodian for various mortgage loans owned by the Sponsor or an affiliate of the Sponsor and anticipates that one or more of those mortgage loans may be included in the Issuing Entity. The terms of the custodial agreement under which those services are provided by Wells Fargo Bank are customary for the residential mortgage-backed securitization industry and provide for the delivery, receipt, review and safekeeping of mortgage loan files.

                                              S-67

THE SERVICERS

BANK OF AMERICA'S SERVICING EXPERIENCE AND PROCEDURES

          General

          Bank of America has been servicing consumer mortgage loans in excess of 25 years. The table below sets forth information about Bank of America's portfolio of first-lien, residential mortgage loans (excluding revolving home equity lines of credit) as of the dates indicated:

                                                         AS OF                               AS OF                         AS OF
                                             DECEMBER 31, 2003      DECEMBER 31, 2004     DECEMBER 31, 2005

By Aggregate Unpaid
Principal Balance
(in Billions)                                      $    246.5                        $    273.1                       $    296.8

By Number                                       2,215,425                         2,258,581                 2,227,378

          Bank of America has been approved as a mortgagee and seller/servicer by the Department of Housing and Urban Development, the Veterans Administration,
Ginnie Mae, Fannie Mae and Freddie Mac. In addition to servicing certain mortgages securitized by the Depositor, Bank of America also services loans that are held in its portfolio and whole loans that are sold to a variety of investors.

          Bank of America utilizes a mortgage-servicing technology platform with multiple capabilities and reporting functions that is widely used within the residential mortgage industry. This platform allows Bank of America to process mortgage servicing activities including but not limited to: (i) performing account maintenance; (ii) tracking consumer communications; (iii) facilitating communication between Bank of America's different internal business units, and between Bank of America and its third-party vendors; (iv) entering and updating transaction data; and (v) generating various reports.

          Bank of America has implemented and tested a business continuity plan.
In case of a disruption, all functions of the disrupted facility are automatically transferred to a different undisrupted facility. The facility receiving the transfer of functionality will have access to all data and tools necessary to continue servicing all mortgage loans. Bank of America's business continuity plan is tested and updated annually.

          Bank of America's servicing policies and procedures have been generally consistent for the last three years in all material respects. The only significant changes in Bank of America's policies and procedures have come in response to changes in federal or state law or investor requirements, such as updates issued by Fannie Mae or Freddie Mac.

          Bank of America may perform any of its obligations under the Pooling
Agreement through one or more third-party vendors, affiliates or subsidiaries.
Bank of America may engage third-party vendors to provide technology or process efficiencies. Bank of America monitors its third-party vendors in compliance with the guidelines reviewed by the OCC. Bank of America has entered into contracts with third-party vendors for functions related to customer bankruptcy, certain foreclosure-related activities, hazard insurance, lockbox and document printing.

          Delinquencies, Losses, Bankruptcies and Recoveries

          Bank of America monitors mortgage loans for a variety of situations that present the risk of delinquency or loss to the Issuer. Those situations include, without limitation, situations where a mortgagor has sold or transferred the mortgaged property, where there has been damage to the mortgaged property, where the mortgagor is late in making payments for any number of reasons, and where the mortgagor has declared bankruptcy. The following is a description of Bank of America's policies and procedures to respond to each of these situations.

                                              S-68

          Property Damage

          Bank of America has retained a vendor to address most of the work related to recovery of proceeds of hazard insurance. This vendor generally performs the following tasks: (i) insurance customer service, (ii) flood processing and tracking, (iii) renewal, (iv) lender-placed hazard insurance tracking and placement and (v) claims processing. The vendor tracks and reports its activities by directly accessing Bank of America's servicing system which reports Bank of America employees actively monitor.

          Collections and Loss Mitigation

          Account status is monitored and efforts are made to prevent a mortgage loan on which a payment is delinquent from going to foreclosure. Based on account payment history, prior contact with the borrower, property status, and various other factors, an appropriate course of action is employed to make direct mail or phone contact with the borrower(s). All of the preceding factors are considered when determining the appropriate timing for the contact efforts.

          Initial phone contact is pursued by Bank of America's collections department, which utilizes a predictive dialer and manual efforts to perform strategic call campaigns based on selected criteria including stage of delinquency and industry credit/behavioral risk scoring. Call attempts may begin within several days of the payment due date and continue throughout the delinquency in accordance with investor, mortgage insurance and government agency guidelines. The collection activities of Bank of America are consistent with fair debt collection practices, including, but not limited to placing calls to the mortgagor after 8:00 a.m. or before 9:00 p.m. local time at the customer's location. Each caller in the collection department attempts to: (i)
obtain the reason for default; (ii) obtain information related to the mortgagor's current financial situation; (iii) verify occupancy; (iv) refer the mortgagor to counseling agencies if appropriate; and (v) determine the best possible loss mitigation option. Systemic stops may be used to prevent accounts from being subject to notices, letters, calls and inspections in certain situations. Some examples of situations subject to a stop of collection activity may include the initial period following the transfer of servicing to Bank of
America, certain bankruptcy accounts, and customers who are the victim of fraud or identity theft.

          Bank of America grants a grace period of fifteen days after the due date in which a borrower can make a monthly payment without incurring a penalty or late charge. In addition, a mortgage loan is not considered delinquent unless a full monthly payment has not been received by the close of business on the last day of the month of the due date. For example, a mortgage loan with a due date of May 1 is considered delinquent if a full monthly payment is not received by May 31.

          Late charges are generally assessed after the due date at the expiration of a grace period, if applicable. There may be situations, based on the customer or account circumstances, where a late fee could be waived. Also certain systemic stops may prevent the assessment of late fees, such as during the initial period following the transfer of servicing to Bank of America.

          Direct mail contact efforts occur during the various stages of delinquency. Generally a courtesy notice is sent to customers after the due date and expiration of any grace period. General default communications may continue with a late fee notice, account billing statements, breach letters, loss mitigation solicitations, occupancy and property status inquiries, and foreclosure notices, if appropriate. More specifically, customer contact is generally made as follows: (i) during the first 30 days of delinquency, Bank of
America generally assesses a late fee, sends a late notice and generally calls the customer during the last week of the 30-day period, (ii) during the next 30 days of delinquency, Bank of America again calls the customer, sends a loss mitigation letter (setting forth appropriate options to bring the loan current)
within the first 15 days of this period and then, in the third week of this period, sends a formal notice, known as a "breach letter," that is legally required prior to commencing formal foreclosure proceedings, (iii) during the next 15 days of delinquency, Bank of America calls the customer, sends another loss mitigation letter and performs an inspection of the property, and (iv)
during the next 15 days of delinquency, Bank of America sends a final loss mitigation solicitation letter before referring the matter to its foreclosure vendor.

          In recognition of the fact that mortgage loans that are delinquent are at higher risk for abandonment by the borrower, and may also face issues related to maintenance, Bank of America has developed guidelines for inspecting

                                              S-69

properties for which a monthly payment is delinquent. Depending on various factors, such as the ability to contact the customer, the delinquency status of the account, and the property occupancy status, Bank of America will hire a vendor to inspect the related property to determine its condition. If the inspection results indicate a need for property safeguarding measures, such as securing or winterizing, Bank of America will ensure the appropriate safeguards are implemented in accordance with industry, legal and investor standards.

          Bank of America has a dedicated loss mitigation unit that receives case referrals from its collection, foreclosure, and bankruptcy departments as well as from the loss mitigation unit's own contact efforts. Delinquent mortgage loans are reviewed for investor eligible loss mitigation options, which can include a promise to pay, repayment plan, forbearance, moratorium, modification, short sale, special forbearance, deed-in-lieu of foreclosure, borrower assistance, partial claim, assumption, sale of property, demand arrears, or foreclosure. Bank of America will opt for any one or more of these mitigation options depending on various factors, but will pursue more extensive loss mitigation solutions when a suitable arrangement for repayment or promise to pay is not feasible because of the borrowers financial situation or unwillingness to remain in the property. Payment activities on delinquent mortgage loans are monitored to ensure the appropriate application of partial payments where specific arrangements have been agreed to allow partial payments and to ensure an appropriate response to situations in which a customer has paid with a check that is returned for insufficient funds. Payment plans are monitored according to the plan due dates.

          During the default process, if Bank of America becomes aware that the borrower cannot continue to make regular scheduled payments and escrow contributions, the loan will be deemed uncollectible. This may occur due to the borrower's inability to bear the payment plan or failure to adhere to the payment plan. Losses may be experienced on a mortgage loan during the real estate owned process if the value of the property at time of liquidation is less than the sum of the unpaid principal balance and all outstanding advances
(including, but not limited to, the outstanding unpaid principal balance of the mortgage loan, interest advances, escrow advances, uncollected Servicing Fees, property maintenance fees, attorney fees, and other necessary fees).

          Bankruptcy

          When a mortgagor files for bankruptcy, Bank of America's options for recovery are more limited. Bank of America monitors bankruptcy proceedings and develops appropriate responses based on a variety of factors, including: (i) the chapter of the Bankruptcy Code under which the mortgagor filed; (ii) federal, state and local regulations; (iii) determination-of-claim requirements; (iv)
motion requirements; and (v) specific orders issued through the applicable court. Bank of America utilizes a vendor to receive automated notices on all new bankruptcy filings. The vendor is either a law firm or retains a law firm from a pre-approved list of law firms. After validation of the bankruptcy, the loan is automatically added to the mortgage servicing system's bankruptcy workstation and the loan is flagged or coded to prevent collection calls and notices. Bank of America's bankruptcy staff is responsible for the daily monitoring of the bankruptcy cases, including all customer inquiries, debtor and trustee payment application, escrow analysis, strict compliance orders, reaffirmation agreements and compliance with all investor and agency servicing and reporting requirements.

          The vendor is responsible for filing all proof of claims, reviewing plans, making objections and filing motions for relief. Bank of America aggressively monitors the performance of the vendor daily, weekly and monthly via control reports to ensure that investor/agency requirements are met and that service levels are maintained.

          Foreclosure

          Bank of America delegates to a vendor initial responsibility for activities related to foreclosure. Once Bank of America's collections department approves a foreclosure, it places a stop on the mortgage loan and refers the matter to the foreclosure vendor. The foreclosure vendor performs the following services: (a) conducting pre-foreclosure monitoring; (b) retaining and managing counsel to pursue the foreclosure; (c) conducting property inspections and taking appropriate actions to preserve the value of the mortgaged property; (d)
obtaining broker price opinions; and (e) if applicable, filing damaged property claims with insurance carriers on foreclosure mortgage loans. Bank of America obtains an inspection of the property for loans that are delinquent sixty days or more.

                                              S-70

          Bank of America manages the foreclosure vendor by reviewing monthly automated performance reports that measure the timeliness and efficiency of the foreclosure vendor's processing of loans in the foreclosure process.

COUNTRYWIDE HOME LOANS SERVICING LP

          General

          The principal executive offices of Countrywide Home Loans Servicing LP
("COUNTRYWIDE SERVICING") are located at 7105 Corporate Drive, Plano, Texas
75024. Countrywide Servicing is a Texas limited partnership directly owned by
Countrywide GP, Inc. and Countrywide LP, Inc., each a Nevada corporation and a direct wholly owned subsidiary of Countrywide Home Loans. Countrywide GP, Inc.
owns a 0.1% interest in Countrywide Servicing and is the general partner.
Countrywide LP, Inc. owns a 99.9% interest in Countrywide Servicing and is a limited partner.

          Countrywide Home Loans established Countrywide Servicing in February
2000 to service mortgage loans originated by Countrywide Home Loans that would otherwise have been serviced by Countrywide Home Loans. In January and February,
2001, Countrywide Home Loans transferred to Countrywide Servicing all of its rights and obligations relating to mortgage loans serviced on behalf of Freddie
Mac and Fannie Mae, respectively. In October 2001, Countrywide Home Loans transferred to Countrywide Servicing all of its rights and obligations relating to the bulk of its non-agency loan servicing portfolio (other than the servicing of home equity lines of credit), including with respect to those mortgage loans
(other than home equity lines of credit) formerly serviced by Countrywide Home
Loans and securitized by certain of its affiliates. While Countrywide Home Loans expects to continue to directly service a portion of its loan portfolio, it is expected that the servicing rights for most newly originated Countrywide Home
Loans mortgage loans will be transferred to Countrywide Servicing upon sale or securitization of the related mortgage loans. Countrywide Servicing is engaged in the business of servicing mortgage loans and will not originate or acquire loans, an activity that will continue to be performed by Countrywide Home Loans.
In addition to acquiring mortgage servicing rights from Countrywide Home Loans, it is expected that Countrywide Servicing will service mortgage loans for non-Countrywide Home Loans affiliated parties as well as subservice mortgage loans on behalf of other master servicers.

          In connection with the establishment of Countrywide Servicing, certain employees of Countrywide Home Loans became employees of Countrywide Servicing.
Countrywide Servicing has engaged Countrywide Home Loans as a subservicer to perform certain loan servicing activities on its behalf.

          Countrywide Servicing is an approved mortgage loan servicer for Fannie
Mae, Freddie Mac, Ginnie Mae, HUD and VA and is licensed to service mortgage loans in each state where a license is required. Its loan servicing activities are guaranteed by Countrywide Financial and/or Countrywide Home Loans when required by the owner of the mortgage loans.

          Loan Servicing

          Countrywide Servicing has established standard policies for the servicing and collection of mortgages. Servicing includes, but is not limited to:

          (a)  collecting, aggregating and remitting mortgage loan payments;

          (b)  accounting for principal and interest;

          (c)  holding escrow (impound) funds for payment of taxes and insurance;

          (d)  making inspections as required of the mortgaged properties;

          (e)  preparation of tax related information in connection with the mortgage loans;

          (f)  supervision of delinquent mortgage loans;

                                              S-71

          (g)  loss mitigation efforts;

          (h)  foreclosure proceedings and, if applicable, the disposition of mortgaged properties; and

          (i)  generally administering the mortgage loans, for which it receives servicing fees.

          Billing statements with respect to mortgage loans are mailed monthly by Countrywide Servicing. The statement details all debits and credits and specifies the payment due. Notice of changes in the applicable loan rate are provided by Countrywide Servicing to the mortgagor with these statements.

          Collection Procedures

          When a mortgagor fails to make a payment on a mortgage loan,
Countrywide Servicing attempts to cause the deficiency to be cured by corresponding with the mortgagor. In most cases, deficiencies are cured promptly. Pursuant to Countrywide Servicing's servicing procedures, Countrywide
Servicing generally mails to the mortgagor a notice of intent to foreclose after the loan becomes 61 days past due (three payments due but not received) and, generally within 59 days thereafter, if the loan remains delinquent, institutes appropriate legal action to foreclose on the mortgaged property. Foreclosure proceedings may be terminated if the delinquency is cured. Mortgage loans to borrowers in bankruptcy proceedings may be restructured in accordance with law and with a view to maximizing recovery of the loans, including any deficiencies.

          Once foreclosure is initiated by Countrywide Servicing, a foreclosure tracking system is used to monitor the progress of the proceedings. The system includes state specific parameters to monitor whether proceedings are progressing within the time frame typical for the state in which the mortgaged property is located. During the foreclosure proceeding, Countrywide Servicing determines the amount of the foreclosure bid and whether to liquidate the mortgage loan.

          If foreclosed, the mortgaged property is sold at a public or private sale and may be purchased by Countrywide Servicing. After foreclosure,
Countrywide Servicing may liquidate the mortgaged property and charge-off the loan balance which was not recovered through liquidation proceeds.

          Servicing and charge-off policies and collection practices with respect to mortgage loans may change over time in accordance with, among other things, Countrywide Servicing's business judgment, changes in the servicing portfolio and applicable laws and regulations.

INDYMAC BANK'S SERVICING EXPERIENCE AND PROCEDURES

          IndyMac Bank has been servicing mortgage loans since 1993 and servicing mortgage loans directly (servicing without the use of a subservicer)
since 1998. As of the date of this prospectus supplement, IndyMac Bank is rated
(x) by Fitch, "RPS2+" as a servicer of alt/A, prime and subprime mortgage loans,
(y) by Moody's, "SQ2" as a primary servicer of prime and subprime first lien mortgage loans and "SQ3" as a special servicer and (z) by S&P, "above average/stable" as a primary servicer and "average/stable" as a master servicer and special servicer.

          IndyMac Bank will be responsible for servicing the Mortgage Loans serviced by it in accordance with the terms set forth in the applicable servicing agreement employing the same degree of skill and care that it employs in servicing other mortgage loans comparable to the Mortgage Loans serviced by
IndyMac Bank for itself or others. IndyMac Bank has agreed to represent and protect the interest of the trustee in the Mortgage Loans serviced by IndyMac
Bank in the same manner as it currently protects its own interest in mortgage loans in its own portfolio in any claim, proceeding or litigation regarding a
Mortgage Loan serviced by IndyMac Bank. As of December 31, 2003, December 31,
2004 and December 31, 2005, IndyMac Bank provided servicing for approximately
$31.65 billion, $45.10 billion and $76.33 billion, respectively, in conventional mortgage loans.

          IndyMac Bank handles foreclosures and delinquencies generally in accordance with industry practices, adopting such means and practices as are consistent with the obligations of the applicable servicing agreement and with the aim of maximizing proceeds to the owner of the Mortgage Loan.

                                              S-72

          If any servicing transfer were to occur, there may be an increase in delinquencies and defaults due to misapplied or lost payments, data input errors, system incompatibilities or otherwise. Although any increase in delinquencies is expected to be temporary, there can be no assurance as to the duration or severity of any disruption in servicing the applicable Mortgage
Loans as a result of any servicing transfer.

THE POOLING AND SERVICING AGREEMENT AND THE SERVICING AGREEMENTS

          The certificates (the "CERTIFICATES") will be issued pursuant to a pooling and servicing agreement (the "POOLING AND SERVICING AGREEMENT") to be dated April 28, 2006, among the Depositor, the Master Servicer, the Securities
Administrator and the Trustee. The prospectus contains important additional information regarding the terms and conditions of the Pooling and Servicing
Agreement and the Certificates. See "The Pooling and Servicing Agreement" in the
prospectus.

          The following summaries do not purport to be complete and are subject to the provisions of the Pooling and Servicing Agreement which are incorporated by reference. The Depositor plans to file a final copy of the Pooling and
Servicing Agreement with the Securities and Exchange Commission pursuant to a
Current Report on Form 8-K after the Closing Date.

ASSIGNMENT OF MORTGAGE LOANS

          In connection with the transfer and assignment of the Mortgage Loans to the Trustee, the Depositor will deliver or cause to be delivered to the
Trustee, or a custodian for the Trustee, among other things, with respect to each Mortgage Loan (collectively, the "MORTGAGE FILE"):

          o    the original Mortgage Note endorsed without recourse in blank or to the order of the Trustee (or its nominee) or a certificate signed by an officer of the Depositor certifying that the related original Mortgage Note has been lost;

          o    the original or a certified copy of the Mortgage with evidence of recording indicated thereon (except for any Mortgage not returned from the public recording office, which will be delivered to the
               Trustee or a custodian of the Trustee as soon as the same is available to the Depositor);

          o    except as described below, an assignment in recordable form of the Mortgage (or a copy, if such assignment has been submitted for recording); and

          o    if applicable, any riders or modifications to such Mortgage Note and Mortgage;

          provided, however, that Wells Fargo Bank will retain possession of certain items in the Mortgage File, including, but not limited to the original or certified copy of the Mortgage and any intervening assignments, for each of the Mortgage Loans serviced by Wells Fargo Bank.

          Assignments of the Mortgage Loans to the Trustee (or its nominee) will be recorded in the appropriate public office for real property records, except in states where, in the opinion of counsel acceptable to the Trustee, such recording is not required to protect the Trustee's interests in the Mortgage
Loan against the claim of any subsequent transferee or any successor to or creditor of the Depositor or the Sponsor and except with respect to any Mortgage which has been recorded in the name of Mortgage Electronic Registration Systems,
Inc. ("MERS") or its designee. With respect to any Mortgage that has been recorded in the name of MERS or its designee, no mortgage assignment in favor of the Trustee will be required to be prepared or delivered. Instead, each servicer will be required to take all actions as are necessary to cause the Issuing
Entity to be shown as the owner of the related Mortgage Loan on the records of
MERS for purposes of the system of recording transfers of beneficial ownership of mortgages maintained by MERS. The Trustee, or a custodian on behalf of the
Trustee, will promptly review each Mortgage File after the Closing Date (or promptly after the receipt by the Trustee, or a custodian on behalf of the
Trustee, of any document permitted to be delivered after the Closing Date) to determine if any of the foregoing documents is missing. If any portion of the
Mortgage File is not delivered to the Trustee, or a custodian on behalf of the
Trustee, and the Depositor does not cure such omission or defect within 90 days, the Depositor will be required

                                              S-73

to repurchase the related Mortgage Loan (or any property acquired in respect thereof) at the Purchase Price described below to the extent such omission or defect materially and adversely affects the value of such Mortgage Loan.

REPURCHASES OF MORTGAGE LOANS

          The Sponsor acquired the Mortgage Loans from the Originators pursuant to the related Servicing Agreements. Under those Servicing Agreements, the
Originators made certain representations and warranties with respect to the related Mortgage Loans, as of the date of transfer of those Mortgage Loans to the Sponsor, which will be assigned by the Sponsor to the Depositor, and by the
Depositor to the Trustee for the benefit of the certificateholders. To the extent that any fact, condition or event with respect to a Mortgage Loan constitutes a breach of any of these representations made by an Originator with respect thereto and such breach materially and adversely affects the value of a
Mortgage Loan or the interest of the purchaser therein, that Originator will be obligated to cure such breach. If the related Originator or the Sponsor, as applicable, does not cure such breach in accordance with the Servicing
Agreements or the Mortgage Loan Purchase Agreement, as the case may be, that
Originator or the Sponsor, as applicable, will be required to either (i)
repurchase such Mortgage Loan (or any property acquired in respect thereof) at a price (the "PURCHASE PRICE") equal to 100% of the unpaid principal balance of such Mortgage Loan plus accrued and unpaid interest on such principal balance at the related mortgage interest rate minus, so long as the entity repurchasing such Mortgage Loan is the servicer of such Mortgage Loan, the related Servicing
Fee Rate or (ii) substitute an Eligible Substitute Mortgage Loan; however such substitution is permitted only within two years of the Closing Date. In addition, in the case of the breach of the representation made by an Originator or the Sponsor that a Mortgage Loan complied with any applicable federal, state or local predatory or abusive lending laws, that Originator or the Sponsor, as applicable, will be required to pay any costs or damages incurred by the Issuing
Entity as a result of a violation of such laws.

          Pursuant to the Mortgage Loan Purchase Agreement, the Sponsor will make to the Depositor (and the Depositor will assign to the Trustee for the benefit of certificateholders) certain limited representations and warranties as of the Closing Date generally intended to address the accuracy of the mortgage loan schedule and the payment and delinquency status of each Mortgage Loan acquired by the Sponsor pursuant to the Servicing Agreements. In the event of a breach of any such representation or warranty that does not constitute a breach of any representation or warranty made by an Originator under a Servicing
Agreement as described above, the Sponsor will be required to either (i)
repurchase the related Mortgage Loan (or any property acquired in respect thereof) at the Purchase Price or (ii) substitute an Eligible Substitute
Mortgage Loan; however, such substitution is permitted only within two years of the Closing Date. Any Mortgage Loan repurchased or subject to a substitution as described in this section is referred to as a "DELETED MORTGAGE LOAN." In the case of the breach of the representation made by the Sponsor that a Mortgage
Loan complied with any applicable federal, state or local predatory or abusive lending laws, the Sponsor will be required to pay any costs or damages incurred by the Issuing Entity as a result of a violation of such laws.

          An "ELIGIBLE SUBSTITUTE MORTGAGE LOAN" generally will:

          o    have a principal balance, after deduction of all Monthly Payments due in the month of substitution, not in excess of the Stated
               Principal Balance of the Deleted Mortgage Loan (the amount of any shortfall to be delivered to the Master Servicer by the entity obligated to repurchase such Mortgage Loan and held for
               distribution to the certificateholders on the related
               Distribution Date (a "SUBSTITUTION ADJUSTMENT AMOUNT"));

          o    have a Net Mortgage Rate not less than, and not more than 2%
               greater than, that of the Deleted Mortgage Loan;

          o    be of the same type as the Deleted Mortgage Loan;

          o    have a Loan-to-Value Ratio not higher than that of the Deleted
               Mortgage Loan;

          o    have a Credit Score not less than that of the Deleted Mortgage
               Loan;

                                              S-74

          o    have a credit grade not lower in quality than that of the Deleted
               Mortgage Loan;

          o    have the same lien priority as the Deleted Mortgage Loan;

          o    have a remaining term to maturity not greater than (and not more than one year less than) that of the Deleted Mortgage Loan; and

          o    comply with all of the applicable representations and warranties in the Servicing Agreements, the Mortgage Loan Purchase Agreement
               and the Pooling and Servicing Agreement as of the date of
               substitution.

          To the extent that any fact, condition or event with respect to a
Mortgage Loan constitutes a breach of both a representation and warranty of an
Originator under the applicable Servicing Agreement and a breach of a representation and warranty of the Sponsor under the Mortgage Loan Purchase
Agreement, the only right or remedy of the Trustee or any certificateholder will be the Trustee's right to enforce the obligations of that Originator under the applicable Servicing Agreement, and there will be no remedy against the Sponsor for such breach (other than the Sponsor's obligation to pay any costs or damages incurred by the Issuing Entity as a result of violation of any applicable federal, state or local predatory or abusive lending laws, to the extent not paid by the applicable Originator).

          This cure, repurchase or substitution obligation constitutes the sole remedy available to certificateholders or the Trustee for omission of, or a material defect in, a Mortgage Loan document.

OPTIONAL REPURCHASES OF CERTAIN MORTGAGE LOANS

          The Depositor, in its sole discretion, or pursuant to direction from the NIMS Insurer, if there is a NIMS Insurer, may repurchase from the Issuing
Entity any Group 1 Mortgage Loan that is at least 180 days delinquent, subject to certain conditions set forth in the Pooling and Servicing Agreement. Any such repurchase will be at the Purchase Price.

PAYMENTS ON MORTGAGE LOANS; ACCOUNTS

          Each Servicing Agreement requires the related Servicer to establish a trust account, which account may contain funds relating to other mortgage loans serviced by such Servicer (each, a "SERVICER CUSTODIAL ACCOUNT"). With respect to each Servicer, funds credited to a Servicer Custodial Account may be invested for the benefit of and at the risk of the related Servicer in certain eligible investments, as described in the applicable Servicing Agreements. On the 18th day of each month (or if such day is not a business day, the preceding business day) (the "REMITTANCE DATE"), each Servicer will withdraw from the applicable
Servicer Custodial Account all amounts required to be remitted by such Servicer for such month pursuant to the applicable Servicing Agreement and will remit such amount to the Master Servicer for deposit in an account established by the
Master Servicer on or prior to the Closing Date (the "MASTER SERVICER CUSTODIAL
ACCOUNT"). The Master Servicer Custodial Account will be maintained as a separate trust account by the Master Servicer in trust for the benefit of certificateholders. Funds credited to the Master Servicer Custodial Account may be invested at the direction of the Master Servicer and for the benefit and at the risk of the Master Servicer in certain eligible investments, as described in the Pooling and Servicing Agreement, that are scheduled to mature on or prior to the Distribution Date.

          Not later than the business day prior to each Distribution Date
(subject to the immediately following sentence), the Master Servicer will cause all amounts required to be remitted for such month pursuant to the Pooling and
Servicing Agreement to be deposited into an account established by the
Securities Administrator on or prior to the Closing Date (the "CERTIFICATE
ACCOUNT"). For as long as the Securities Administrator is the same as, or an affiliate of, the Master Servicer, the Master Servicer has until each
Distribution Date (instead of the business day prior to each Distribution Date, as described in the immediately preceding sentence) to remit funds to the
Securities Administrator. The Certificate Account will be maintained as a separate trust account by the Securities Administrator in trust for the benefit of certificateholders. Funds credited to the Certificate Account may be invested at the direction of the Securities Administrator and for the benefit and risk of the Securities Administrator

                                              S-75

in certain eligible investments, as described in the Pooling and Servicing
Agreement, that are scheduled to mature on or prior to the Distribution Date.

COMPENSATING INTEREST

          When a mortgagor prepays a Mortgage Loan in full between due dates for the Mortgage Loan, the mortgagor pays interest on the amount prepaid only to the date of prepayment instead of for the entire month. Also, when a partial prepayment is made on a Mortgage Loan together with the scheduled monthly payment for a month on or after the related due date, the Stated Principal
Balance of the Mortgage Loan is reduced by the amount of the partial prepayment as of that due date, but the principal is not distributed to the related certificateholders until the Distribution Date in the next month; therefore, one month of interest shortfall accrues on the amount of such partial prepayment.

          To reduce the adverse effect on certificateholders from the deficiency in interest payable as a result of prepayments on a Mortgage Loan, the Servicers will pass through Compensating Interest to the certificateholders to the limited extent and in the manner described below.

          Pursuant to the applicable Servicing Agreement, the aggregate
Servicing Fee payable to a Servicer for any Distribution Date will be reduced
(but not below zero) by an amount equal to the aggregate Prepayment Interest
Shortfall for the Mortgage Loans serviced by such Servicer for such Distribution
Date (such amount, "COMPENSATING INTEREST"). Compensating Interest payable for any month by Bank of America will be limited to one-twelfth of 0.2500% of the aggregate Stated Principal Balance of the Mortgage Loans serviced by Bank of
America (calculated as of the Remittance Date relating to such Distribution
Date).

          A "PREPAYMENT INTEREST SHORTFALL" on a Mortgage Loan for any
Distribution Date is equal to the excess of (x) 30 days' interest at the mortgage interest rate (less the Servicing Fee Rate) on the amount of each prepayment on such Mortgage Loan over (y) the amount of interest actually paid by the related mortgagor on the amount of such prepayments during the calendar month preceding the month of that Distribution Date.

          Any Prepayment Interest Shortfalls as a result of prepayments (i) on the Group 1 Mortgage Loans in excess of the aggregate amount of the Compensating
Interest paid by the Servicers for the Group 1 Mortgage Loans for a month will reduce the amount of interest available to be distributed on the Group 1
Certificates from what would have been the case in the absence of such
Prepayment Interest Shortfalls, (ii) on the Mortgage Loans in the Loan Groups in
Aggregate Loan Group X in excess of the aggregate amount of the Compensating
Interest paid by the Servicers for the Mortgage in the Loan Groups in Aggregate
Loan Group X for a month will reduce the amount of interest available to be distributed on the Senior Certificates of the Groups in Aggregate Group X and
the Aggregate Group X Subordinate Certificates from what would have been the case in the absence of such Prepayment Interest Shortfalls, (iii) on the Group 5
Mortgage Loans in excess of the aggregate amount of the Compensating Interest paid by the Servicers for the Group 5 Mortgage Loans for a month will reduce the amount of interest available to be distributed on the Group 5 Senior
Certificates and the Class 5-B Certificates from what would have been the case in the absence of such Prepayment Interest Shortfalls and (iv) on the Mortgage
Loans in the Loan Groups in Aggregate Loan Group 6 in excess of the aggregate amount of the Compensating Interest paid by the Servicers for the Mortgage in the Loan Groups in Aggregate Loan Group 6 for a month will reduce the amount of interest available to be distributed on the Senior Certificates of the Groups in
Aggregate Group 6 and the Aggregate Group 6 Subordinate Certificates from what would have been the case in the absence of such Prepayment Interest Shortfalls.

          See "Description of the Certificates--Distributions on the Group 1
Certificates--Interest Distributions on the Group 1 Certificates" and
"--Distributions on the Shifting Interest Certificates--Interest" in this prospectus supplement.

ADVANCES

          Subject to the following limitations, each Servicer is required pursuant to the related Servicing Agreement to advance (any such advance, an
"ADVANCE") prior to each Remittance Date an amount equal to the aggregate of payments of principal and interest (net of the related Servicing Fee) which were due on the related due date on the

                                              S-76

Mortgage Loans serviced by such Servicer and which were delinquent on the related Determination Date. Advances made by each Servicer will be made from its own funds or funds in the related Servicer Custodial Account that do not constitute a portion of the applicable Pool Distribution Amount (or Available
Funds, in the case of Loan Group 1) for such Distribution Date. The obligation to make an Advance with respect to any Mortgage Loan will continue until the ultimate disposition of the REO Property or mortgaged property relating to such
Mortgage Loan. An "REO PROPERTY" is a mortgaged property that has been acquired by the Issuing Entity through foreclosure or grant of a deed in lieu of foreclosure. With respect to any Distribution Date, the "DETERMINATION DATE"
will be as set forth in the applicable Servicing Agreement.

          Advances are intended to maintain a regular flow of scheduled interest and principal payments on the Certificates rather than to guarantee or insure against losses. Each Servicer is obligated to make Advances if the Advances are, in its good faith judgment, recoverable from future payments and collections or insurance payments or proceeds of liquidation of the related Mortgage Loan. If a
Servicer determines on any Determination Date to make an Advance, such Advance will be included with the distribution to certificateholders on the related
Distribution Date. In the event that a Servicer determines that an Advance previously made is not recoverable from future payments and collections, it is entitled to reimbursement from funds in the related Servicer Custodial Account relating to any Mortgage Loans serviced by such Servicer. In the event a
Servicer fails to make an Advance as required under the related Servicing
Agreement, such failure will constitute an event of default under such agreement and the Master Servicer will be obligated to make the Advance, in accordance with the terms of the Pooling and Servicing Agreement.

OPTIONAL TERMINATION

          The circumstances under which the obligations created by the Pooling and Servicing Agreement will terminate in respect of the Certificates are described in "The Pooling and Servicing Agreement--Termination; Repurchase of
Mortgage Loans and Mortgage Certificates" in the prospectus. In addition, on any
Distribution Date on which (a) (i) the aggregate Stated Principal Balance of the
Mortgage Loans in Loan Group 1, (ii) the aggregate Stated Principal Balance of the Mortgage Loans in Aggregate Loan Group X or (iii) the aggregate Stated
Principal Balance of the Mortgage Loans in Aggregate Loan Group 6 is less than
10% of the aggregate unpaid principal balance of the related Mortgage Loans as of the Cut-off Date, or (b) the aggregate Stated Principal Balance of the Group
5 Mortgage Loans is less than 1% of the aggregate unpaid principal balance of the Group 5 Mortgage Loans as of the Cut-off Date, the Master Servicer (or the
NIMS Insurer, if there is a NIMS Insurer, with respect to the Group 1 Mortgage
Loans only) will have the right to purchase the applicable Mortgage Loans and any related property of the Issuing Entity in such Loan Group or Aggregate Loan
Group, as applicable. Each such Distribution Date is referred to herein as an
"OPTIONAL TERMINATION DATE." The purchase price will generally be equal to the sum of the unpaid principal balances of the applicable Mortgage Loans and the fair market value of any related REO Properties held by the Issuing Entity together with the amount of any accrued and unpaid interest on such Mortgage
Loans at the applicable mortgage interest rate, plus, in the case of the Group 1
Mortgage Loans, any Swap Termination Payment owed to the Swap Provider not due to a Swap Provider Trigger Event pursuant to the Interest Rate Swap Agreement.
However, for so long as the Master Servicer (or NIMS Insurer, if there is a NIMS
Insurer) is subject to regulation by the OCC, the FDIC, the Federal Reserve or the OTS, the Master Servicer may exercise its purchase option only if the aggregate fair market value of the applicable Mortgage Loans and REO Properties is greater than or equal to the purchase price described in the preceding sentence.

          In addition, the margin added to each Offered Group 1 Certificate will increase and remain at such higher level on each Distribution Date following the related Optional Termination Date until the Master Servicer or NIMS Insurer, as the case may be, purchases the Group 1 Mortgage Loans and related property of the Issuing Entity.

          Distributions in respect of an optional termination will be paid to certificateholders in order of their priority of distribution as described below under "Description of the Certificates--Distributions on the Group 1
Certificates" or "Description of the Certificates--Distributions on the Shifting
Interest Certificates," as applicable. The proceeds from such a distribution may not be sufficient to distribute the full amount to which each class is entitled if the purchase price is based in part on the fair market value of the REO
Property and such fair market value is less than the scheduled balance of the related Mortgage Loan.

                                              S-77

          In no event will the Issuing Entity created by the Pooling and
Servicing Agreement continue beyond the later of (a) the repurchase described above, (b) the expiration of 21 years from the death of the survivor of the person named in the Pooling and Servicing Agreement and (c) the final distribution to certificateholders of amounts received in respect of the assets of the Issuing Entity. The termination of the Issuing Entity will be effected in a manner consistent with applicable federal income tax regulations and the REMIC status of the Issuing Entity.

THE TRUSTEE

          U.S. Bank National Association, a national banking association, will act as the trustee (in such capacity, the "TRUSTEE") under the Pooling and
Servicing Agreement. U.S. Bank is a national banking association and a wholly-owned subsidiary of U.S. Bancorp, which is currently ranked as the sixth largest bank holding company in the United States with total assets exceeding
$209 billion as of December 31, 2005. As of December 31, 2005, U.S. Bancorp
served approximately 13.4 million customers, operated 2,419 branch offices in 24 states and had over 51,000 employees. A network of specialized U.S. Bancorp offices across the nation, inside and outside its 24-state footprint, provides a comprehensive line of banking, brokerage, insurance, investment, mortgage, trust and payment services products to consumers, businesses, governments and institutions.

          U.S. Bank has one of the largest corporate trust businesses in the country with offices in 31 U.S. cities. The Pooling and Servicing Agreement will be administered from U.S. Bank's corporate trust office located at 209 South
LaSalle Street, Suite 300, Chicago, Illinois 60604.

          U.S. Bank has provided corporate trust services since 1924. As of
December 31, 2005, U.S. Bank was acting as trustee with respect to 54,019 issuances of securities with an aggregate outstanding principal balance of over
$1.5 trillion. This portfolio includes corporate and municipal bonds, mortgage-backed and asset-backed securities and collateralized debt obligations.

          On December 30, 2005, U.S. Bank purchased the corporate trust and structured finance trust services businesses of Wachovia Corporation. Following the closing of the acquisition, the Wachovia affiliate named as fiduciary or agent, as applicable, under each client agreement will continue in that role until U.S. Bank succeeds to that role in accordance with the terms of the governing instrument or agreement and applicable law.

          As of December 31, 2005, U.S. Bank (and its affiliate U.S. Bank Trust
National Association) was acting as trustee on 575 issuances of prime mortgage-backed securities with an outstanding aggregate principal balance of approximately $215,303,100,000.00.

          The Trustee will perform administrative functions on behalf of the
Issuing Entity and for the benefit of the certificateholders pursuant to the terms of the Pooling and Servicing Agreement. The Trustee's duties are limited solely to its express obligations under the Pooling and Servicing Agreement which generally include: (i) reviewing resolutions, certificates, statements, opinions, reports, documents, orders or other instruments; (ii) appointing any co-trustee or separate trustee; (iii) executing and delivering to the applicable
Servicer any request for reconveyance, deed of reconveyance or release or satisfaction of mortgage or such instrument releasing the lien of the mortgage
(as furnished by that Servicer); (iv) terminating any custodian; (v) providing any notifications of default; (vi) waiving any permitted defaults; and (vii) all other administrative functions as set forth under the Pooling and Servicing
Agreement. See "The Pooling and Servicing Agreement and the Servicing
Agreements" in this prospectus supplement.

          In the case of any appointment of a co-trustee, all rights, powers, duties and obligations conferred or imposed upon the Trustee will be conferred or imposed upon and exercised or performed by the Trustee and the co-trustee jointly, unless the law of a jurisdiction prohibits the Trustee from performing its duties under the Pooling and Servicing Agreement, in which event such rights, powers, duties and obligations (including the holding of title to the
Issuing Entity or any portion of the Issuing Entity in any such jurisdiction)
shall be exercised and performed by the co-trustee at the direction of the
Trustee.

          The Trustee will hold the Mortgage Files held by it in one of its custodial vaults, which is located in Frederick, Maryland. The Mortgage Files are tracked electronically to identify that they are held by the Trustee

                                              S-78

pursuant to the Pooling and Servicing Agreement. U.S. Bank National Association
uses a barcode tracking system to track the location of, and owner or secured party with respect to, each file that it holds as custodian, including the
Mortgage Files held as Trustee. As of December 31, 2005, U.S. Bank National
Association holds approximately 4,092,000 document files for approximately 450 entities and has been acting as a custodian for approximately 20 years. These figures do not include files held in the former Wachovia sites. Such information will be available upon completion of systems conversion, which is expected to occur in September of 2006.

          In its capacity as custodian, the Trustee will be responsible to hold and safeguard the Mortgage Notes and other contents of the Mortgage Files on behalf of the certificateholders.

          See "The Pooling and Servicing Agreement--The Trustee" in the
prospectus for more information about the Trustee and its obligations under the
Pooling and Servicing Agreement.

COMPENSATION AND PAYMENT OF EXPENSES OF THE TRANSACTION PARTIES

          The Administrative Fees with respect to a Loan Group are payable out of the interest payments received (or, in the case of the Master Servicing Fee, received or advanced) on each Mortgage Loan in the related Loan Group. The
"ADMINISTRATIVE FEES" for a Loan Group consist of (a) a servicing fee payable to the Servicers of the Mortgage Loans of the related Loan Group in respect of their respective servicing activities (the "SERVICING FEE"), (b) a master servicing fee payable to the Master Servicer in respect of its master servicing activities (the "MASTER SERVICING FEE") and (c) with respect to Loan Group 1,
Loan Group 6A and Loan Group 6B only and any Mortgage Loan in Loan Group 1, Loan
Group 6A or Loan Group 6B covered by a LPMI Policy, a fee based upon the LPMI
Fee Rate. The Administrative Fees for a Loan Group will accrue on the Stated
Principal Balance of each Mortgage Loan in the related Loan Group as of the due date in the month preceding the month of the related Distribution Date at a rate
(the "ADMINISTRATIVE FEE RATE") equal to the sum of the related Servicing Fee
Rate and the Master Servicing Fee Rate and, in the case of Loan Group 1, Loan
Group 6A and Loan Group 6B only, the weighted average of the LPMI Fee Rates
(weighted based upon the LPMI Fee Rate payable on any Mortgage Loan and the
Stated Principal Balance of such Mortgage Loan) payable on any Mortgage Loan in
Loan Group 1, Loan Group 6A or Loan Group 6B covered by a LPMI Policy
(determined, in each case, as of the due date in the month preceding the month of the related Distribution Date). The "SERVICING FEE RATE" with respect to each
Mortgage Loan in Loan Group 1 will be either 0.2500% or 0.3750% per annum, with respect to each Mortgage Loan in Loan Group 2, Loan Group 6A and Loan Group 6B
will be 0.3750% per annum and with respect to each Mortgage Loan in Loan Group
3, Loan Group 4 and Loan Group 5 will be 0.2500% per annum. The "MASTER
SERVICING FEE RATE" with respect to each Mortgage Loan will be 0.0010% per annum. The "LPMI FEE RATE" with respect to the Mortgage Loans in Loan Group 1 that are covered by LPMI Policies will range from 0.2800% to 0.7900% per annum and with respect to the Mortgage Loans in Loan Group 6A and Loan Group 6B that are covered by LPMI Policies will be 0.6700%.

          The Securities Administrator will be entitled, as compensation for its duties under the Pooling and Servicing Agreement, to any income from investment of amounts on deposit in the Certificate Account. The Securities Administrator
is obligated to pay certain ongoing expenses associated with the Issuing Entity and incurred by the Securities Administrator in connection with its responsibilities under the Pooling and Servicing Agreement. Those amounts will be paid by the Securities Administrator from the Securities Administrator's compensation. The Master Servicer is obligated to pay certain ongoing expenses associated with the Issuing Entity and incurred by the Master Servicer in connection with its responsibilities under the Pooling and Servicing Agreement without reimbursement from the Issuing Entity. Each Servicer is obligated to pay certain ongoing expenses incurred by such Servicer in connection with its responsibilities under the related Servicing Agreement. Those amounts including the fees of any subservicer hired by a Servicer will be paid by each Servicer out of its Servicing Fee. For each Mortgage Loan, the amount of the Servicing
Fee for each Servicer is subject to adjustment with respect to certain prepayments, as described below under "--Compensating Interest." In the event the Master Servicer succeeds to the role of a Servicer, it will be entitled to the same Servicing Fee as the related predecessor servicer, and if the Master
Servicer appoints a successor servicer under the pooling and servicing agreement, the Master Servicer may make such arrangements for the compensation of such successor out of the payments on the Mortgage Loans serviced by the related predecessor Servicer as it and such successor shall agree, not to exceed the Servicing Fee Rate. Each Servicer is also entitled to receive (i) all late payment fees, assumption fees and other similar charges, (ii) all investment income earned on amounts on deposit in the related Servicer Custodial Account and (iii) the excess of

                                              S-79

the amount by which Liquidation Proceeds on a Liquidated Mortgage Loan exceeds the unpaid principal balance thereof plus accrued interest thereon at the
Mortgage Interest Rate (such excess, "FORECLOSURE PROFITS"). Each of Bank of
America and Countrywide Servicer is also entitled to receive Prepayment Premiums collected on Mortgage Loans serviced by it. Each Servicer is entitled to be reimbursed from collections on the Mortgage Loans for any Advances previously made by it, as described under "The Pooling and Servicing Agreement--Periodic
Advances and Servicing Advances" in the prospectus.

          Compensation payable to the Trustee for its responsibilities under the
Pooling and Servicing Agreement will be payable by the Securities Administrator, without reimbursement from the Issuing Entity. Any co-trustee, if applicable, will be paid pursuant to the Pooling and Servicing Agreement, without reimbursement from the Issuing Entity. The Master Servicer will be entitled, as compensation for its duties under the Pooling and Servicing Agreement, to any income from investments of funds on deposit in the Master Servicer Custodial
Account. The Securities Administrator, the Master Servicer and the Trustee are
entitled to be reimbursed from and indemnified by the Issuing Entity prior to distributions for certificateholders for certain expenses and liabilities incurred by such parties, in connection with their respective responsibilities under the Pooling and Servicing Agreement.

          The Depositor, the Master Servicer, each Servicer and the Sponsor are entitled to indemnification and reimbursement of certain expenses from the
Issuing Entity under the Pooling and Servicing Agreement as discussed in the prospectus under the headings "The Depositor," "Servicing of the Mortgage
Loans--The Servicers" and "The Pooling and Servicing Agreement--Certain Matters
Regarding the Depositor, the Sponsor and the Master Servicer."

VOTING RIGHTS

          Voting rights for certain actions specified in the Pooling and
Servicing Agreement will be allocated as follows:

          o    96% of all voting rights will be allocated among the holders of the Senior Certificates (other than the Class 5-A-X and Class
               2-A-R Certificates) and Subordinate Certificates based on the outstanding balances of their Certificates.

          o    1% of all voting rights will be allocated to the holders of the
               Class 5-A-X Certificates.

          o    1% of all voting rights will be allocated to the holder of the
               Class 2-A-R Certificate.

          o    1% of all voting rights will be allocated to the holder of the
               Class 1-CE Certificate.

          o    1% of all voting rights will be allocated to the holder of the
               Class 1-P Certificate.

          The voting rights allocated to each class will be allocated among the
Certificates of such class based on their Percentage Interests.

          The "PERCENTAGE INTEREST" of a Certificate of a class is the percentage obtained by dividing the initial principal balance (or initial notional amount) of such Certificate by the initial class balance (or initial notional amount) of such class.

RIGHTS OF THE NIMS INSURER UNDER THE POOLING AND SERVICING AGREEMENT

          After the Closing Date, a separate trust may be established to issue net interest margin securities secured by all or a portion of the Class 1-CE
Certificates. Such net interest margin securities may or may not have the benefit of a financial guaranty insurance policy. If a policy is obtained, the
NIMS Insurer that issues that policy will be a third party beneficiary of the
Pooling and Servicing Agreement and will have a number of rights under the
Pooling and Servicing Agreement, including each of the rights described under
"Risk Factors--The Rights of the NIMS Insurer Could Adversely Affect the Offered
Group 1 Certificates."

                                              S-80

                                 DESCRIPTION OF CERTIFICATES

          The Certificates will consist of (i) the forty-one classes of Offered
Certificates listed in the table beginning on page S-6 of this prospectus supplement and (ii) the Class 1-CE, Class 1-P, Class X-B-4, Class X-B-5, Class
X-B-6, Class 5-B-4, Class 5-B-5, Class 5-B-6, Class 6-B-9, Class 6-B-10 and
Class 6-B-11 Certificates, which are not offered by this prospectus supplement.

          The Group 1 Senior Certificates will evidence an initial beneficial ownership of approximately 95.15% in Loan Group 1. The Class 1-M, Class 1-CE and
Class 1-P Certificates and the Swap-IO Interest will evidence the remaining initial beneficial ownership interest in Loan Group 1. The Group 2 Senior
Certificates will evidence an initial beneficial ownership of approximately
95.75% in Loan Group 2. The Group 3 Senior Certificates will evidence an initial beneficial ownership of approximately 95.75% in Loan Group 3. The Group 4 Senior
Certificates will evidence an initial beneficial ownership of approximately
95.75% in Loan Group 4. The Aggregate Group X Subordinate Certificates will evidence the remaining initial beneficial ownership interests in Loan Group 2,
Loan Group 3 and Loan Group 4. The Group 5 Senior Certificates will evidence an initial beneficial ownership of approximately 96.50% in Loan Group 5. The Class
5-B Certificates will evidence the remaining initial beneficial ownership interest in Loan Group 5. The Group 6A Senior Certificates will evidence an initial beneficial ownership of approximately 95.00% in Loan Group 6A. The Group
6B Senior Certificates in the aggregate will evidence an initial beneficial ownership of approximately 95.00% in Loan Group 6B. The Aggregate Group 6
Subordinate Certificates will evidence the remaining initial beneficial ownership interest in Loan Group 6A and Loan Group 6B.

          The Class 5-A-X Certificates are Interest Only Certificates and are
not entitled to distributions in respect of principal.

          The "FINAL SCHEDULED DISTRIBUTION DATE" for the Offered Certificates
will be the Distribution Date in May 2036. The Final Scheduled Distribution Date
represents the Distribution Date in the month following the latest maturity date of any Mortgage Loan. The actual final payment on your Certificates could occur earlier or later than the Final Scheduled Distribution Date.

DENOMINATIONS AND FORM

          The Offered Certificates (other than the Class 2-A-R Certificate) will be issuable in book-entry form only (the "BOOK-ENTRY CERTIFICATES"). The Class
2-A-R Certificate will be issued in definitive, fully-registered form (such form, the "DEFINITIVE CERTIFICATES"). Persons acquiring beneficial ownership interests in the Book-Entry Certificates will hold such Certificates through The
Depository Trust Company ("DTC") in the United States, or Clearstream or
Euroclear in Europe if they are participants of such systems (the
"PARTICIPANTS"), or indirectly through organizations which are participants in such systems (the "INDIRECT Participants"). The following table sets forth the original Certificate form, the minimum denomination and the incremental denomination of the Offered Certificates. The Offered Certificates are not
intended to be and should not be directly or indirectly held or beneficially owned in amounts lower than such minimum denominations. A single certificate of each class may be issued in an amount different than described above.

                 FORM AND DENOMINATIONS OF OFFERED CERTIFICATES

                                                                                                ORIGINAL                   MINIMUM         INCREMENTAL
CLASS                                                                                 CERTIFICATE FORM      DENOMINATION   DENOMINATION
--------------------------------------------------------------------------           ----------------            ------------          ------------

Senior Certificates (other than Class 2-A-R and Class 5-A-X).............   Book-Entry                $    1,000              $1
Class 2-A-R..............................................................                        Definitive            $      100             N/A
Class 5-A-X(1)...........................................................                      Book-Entry               $1,000,000             $1
Class 1-M Certificates and Classes X-B-1, X-B-2, X-B-3, 5-B-1, 5-B-2,
   5-B-3, 6-B-1, 6-B-2, 6-B-3, 6-B-4, 6-B-5, 6-B-6, 6-B-7 and 6-B-8......           Book-Entry            $   25,000              $1

-----------
(1)  Denomination for the Class 5-A-X Certificates expressed in initial notional amount.

                                              S-81

DISTRIBUTIONS -- GENERAL

          Distributions on the Certificates will be made by the Securities
Administrator on the 20th day of each month (or, if not a business day, the next business day), commencing in May 2006 (each, a "DISTRIBUTION DATE"), to the persons in whose names such Certificates are registered at the close of business on the Record Date. With respect to the Offered Certificates (other than the
Offered Group 1 Certificates), the "RECORD DATE" is the last business day of the month immediately preceding the month in which the related Distribution Date occurs. With respect to the Offered Group 1 Certificates, the "RECORD DATE" is
the business day immediately preceding each Distribution Date; provided, however, that if any such Offered Group 1 Certificates become Definitive
Certificates (as defined herein), the Record Date for such Certificates will be the last business day of the month immediately preceding the month in which the related Distribution Date occurs.

          Distributions on each Distribution Date will be made by check mailed to your address as it appears on the applicable certificate register or, if you have notified the Securities Administrator in writing in accordance with the
Pooling and Servicing Agreement, by wire transfer in immediately available funds to your account at a bank or other depository institution having appropriate wire transfer facilities. However, the final distribution in retirement of a
Certificate will be made only upon presentment and surrender of the Certificate at the Corporate Trust Office of the Securities Administrator in Minnesota. If
you own a Book-Entry Certificate, distributions will be made to you through the facilities of DTC, as described under "Description of the
Certificates--Book-entry Form" in the prospectus.

          Interest will accrue on each class of Certificates (other than the
Offered Group 1 Certificates) during each one-month period ending on the last day of the month preceding the month in which each Distribution Date occurs
(each, a "REGULAR INTEREST ACCRUAL PERIOD"). The initial Regular Interest
Accrual Period will be deemed to have commenced on April 1, 2006. Interest which accrues on each class of Certificates (other than the Offered Group 1
Certificates) during a Regular Interest Accrual Period will be calculated on the assumption that distributions in reduction of the class balances thereof on the
Distribution Date in that Regular Interest Accrual Period are made on the first day of the Interest Accrual Period. Calculations of interest for each Regular
Interest Accrual Period will be made on the basis of a 360-day year assumed to consist of twelve 30-day months. Interest will accrue on the Offered Group 1
Certificates during the period commencing on the Distribution Date in the prior month (or the Closing Date, in the case of the first period) and ending on the day prior to the current Distribution Date (each a "LIBOR BASED INTEREST ACCRUAL
PERIOD" and, together with a Regular Interest Accrual Period, an "INTEREST
ACCRUAL PERIOD"). Calculations of interest for each LIBOR Based Interest Accrual
Period will be made on the basis of the actual number of days in the LIBOR Based
Interest Accrual Period and on a 360-day year.

          "BANKRUPTCY LOSSES" are losses that are incurred as a result of Debt
Service Reductions or Deficient Valuations. As used in this prospectus supplement, a "DEFICIENT VALUATION" occurs when a bankruptcy court establishes the value of a mortgaged property at an amount less than the then-outstanding principal balance of the Mortgage Loan secured by such mortgaged property or reduces the then-outstanding principal balance of a Mortgage Loan. In the case of a reduction in the value of the related mortgaged property, the amount of the secured debt could be reduced to such value, and the holder of such Mortgage
Loan thus would become an unsecured creditor to the extent the then-outstanding principal balance of such Mortgage Loan exceeds the value so assigned to the mortgaged property by the bankruptcy court. In addition, certain other modifications of the terms of a Mortgage Loan can result from a bankruptcy proceeding, including the reduction (a "DEBT SERVICE REDUCTION") of the amount of the Monthly Payment on the related Mortgage Loan. However, none of these events will be considered a Debt Service Reduction or Deficient Valuation so
long as the applicable Servicer is pursuing any other remedies that may be available with respect to the related Mortgage Loan and (i) such Mortgage Loan is not in default with respect to any payment due thereunder or (ii) scheduled
Monthly Payments are being advanced by the applicable Servicer without giving effect to any Debt Service Reduction.

          The "CLASS BALANCE" of a class of Certificates (other than the Class
5-A-X Certificates) at any time will equal its initial class balance less (i)
all distributions of principal made to such class and (ii) losses allocated to such class as described under "--Allocation of Losses to the Group 1
Certificates" or "--Allocation of Losses on the Shifting Interest Certificates,"
plus, with respect to the Group 1 Certificates, any Recoveries allocated to such class for previous Distribution Dates.

                                              S-82

          A "LIQUIDATED MORTGAGE LOAN" is a defaulted Mortgage Loan as to which the applicable Servicer has determined that all recoverable Liquidation Proceeds have been received.

          The "NET MORTGAGE INTEREST RATE" of a Mortgage Loan is the excess of its mortgage interest rate over the applicable Administrative Fee Rate.

          In general, a "REALIZED LOSS" means (a) with respect to a Liquidated
Mortgage Loan, the amount by which the remaining unpaid principal balance of the
Mortgage Loan exceeds the amount of Liquidation Proceeds applied to the principal balance of the related Mortgage Loan and (b) a Bankruptcy Loss.

          A "RECOVERY" is an amount is received with respect to a Mortgage Loan in a Loan Group as to which a Realized Loss had previously been allocated to a class of Certificates .

          A "RELIEF ACT REDUCTION" is a reduction in the amount of the monthly interest payment on a Mortgage Loan pursuant to the Servicemembers Civil Relief
Act or similar state legislation.

          "STATED PRINCIPAL BALANCE" means, as to any Mortgage Loan and due date, the unpaid principal balance of such Mortgage Loan as of such due date, as specified in the amortization schedule at the time relating thereto (before any adjustment to such amortization schedule by reason of any moratorium or similar waiver or grace period), after giving effect to any previous partial principal prepayments and Liquidation Proceeds (net of unreimbursed expenses and unreimbursed Advances) allocable to principal received and to the payment of principal due on such due date and irrespective of any delinquency in payment by the related mortgagor and after giving effect to any Deficient Valuation.

DISTRIBUTIONS ON THE GROUP 1 CERTIFICATES

          Distributions to holders of each class of Offered Group 1 Certificates will be made on each Distribution Date from Available Funds. "AVAILABLE FUNDS"
means with respect to any Distribution Date, the amount equal to (A) the sum
(less certain amounts (without duplication) available for reimbursement of
Advances relating to Group 1 Mortgage Loans and servicing advances relating to
Group 1 Mortgage Loans as described above under "The Pooling and Servicing
Agreement and the Servicing Agreements--Advances" and certain other reimbursable expenses and indemnities relating to Group 1 Mortgage Loans pursuant to the
Pooling and Servicing Agreement or the related Servicing Agreement) of the following amounts (without duplication) with respect to the Group 1 Mortgage
Loans: (i) each payment of principal or interest on a Group 1 Mortgage Loan due on the due date in the month of such Distribution Date and received by the
Servicers on or prior to the Determination Date for such Distribution Date, including any Advances made by the related Servicer relating to Group 1 Mortgage
Loans with respect thereto or Compensating Interest paid by the related Servicer relating to Group 1 Mortgage Loans with respect thereto, (ii) all full and partial principal prepayments on the Group 1 Mortgage Loans received by the
Servicers during the prior calendar month, (iii) the insurance proceeds,
Recoveries and liquidation proceeds (net of certain expenses) actually collected by the Servicers with respect to the Group 1 Mortgage Loans during the prior calendar month, (iv) the Purchase Price of all repurchased defective Group 1
Mortgage Loans with respect to the prior calendar month, (v) any Substitution
Adjustment Amounts or Reimbursement Amounts with respect to the Group 1 Mortgage
Loans received during the prior calendar month and (vi) any amounts received in connection with the optional termination of the Group 1 Mortgage Loans and related property of the Issuing Entity as of such Distribution Date less (B) any amounts payable to the Supplemental Interest Trust for payment to the Swap
Provider (including any Net Swap Payment and any Swap Termination Payment owed to the Swap Provider but excluding any Swap Termination Payment owed to the Swap
Provider resulting from a Swap Provider Trigger Event).

          Interest Distributions on the Group 1 Certificates

          On each Distribution Date, based upon the information provided to it in a remittance report prepared by the Master Servicer, the Securities
Administrator will distribute the Group 1 Interest Remittance Amount in the following order of priority to the extent available:

                                              S-83

          first, concurrently, to the Class 1-A-1, Class 1-A-2 and Class 1-A-3
Certificates, pro rata, the Accrued Certificate Interest thereon for such
Distribution Date;

          second, concurrently, to the Class 1-A-1, Class 1-A-2 and Class 1-A-3
Certificates, pro rata, the Interest Carry Forward Amount thereon for such
Distribution Date;

          third, to the Class 1-M-1 Certificates, the Accrued Certificate
Interest thereon for such Distribution Date;

          fourth, to the Class 1-M-2 Certificates, the Accrued Certificate
Interest thereon for such Distribution Date;

          fifth, to the Class 1-M-3 Certificates, the Accrued Certificate
Interest thereon for such Distribution Date;

          sixth, to the Class 1-M-4 Certificates, the Accrued Certificate
Interest thereon for such Distribution Date;

          seventh, to the Class 1-M-5 Certificates, the Accrued Certificate
Interest thereon for such Distribution Date;

          eighth, to the Class 1-M-6 Certificates, the Accrued Certificate
Interest thereon for such Distribution Date;

          ninth, the amount, if any, of the Group 1 Interest Remittance Amount remaining after application with respect to the priorities set forth above, which is defined below as the "Monthly Excess Interest Amount" for such
Distribution Date, will be applied as described below under "--Application of
Monthly Excess Cashflow Amounts to the Group 1 Certificates."

          "ACCRUED CERTIFICATE INTEREST" for each class of Offered Group 1
Certificates and each Distribution Date means an amount equal to the interest accrued during the related Interest Accrual Period on the class balance of such class of Certificates at the applicable pass-through rate described in the table beginning on page S-6, minus each class' Interest Percentage of Relief Act
Reductions related to any Group 1 Mortgage Loans for such Distribution Date.

          The "GROUP 1 INTEREST REMITTANCE AMOUNT" means as of any Distribution
Date, (A) the sum, without duplication, of (i) all interest collected or advanced with respect to the payment due on the Group 1 Mortgage Loans on the due date of the calendar month in which such Distribution Date occurs and received by the Servicers on or prior to the Determination Date for such
Distribution Date (less the Administrative Fees for such Mortgage Loans, certain amounts available for reimbursement of Advances and servicing advances with respect to such Mortgage Loans as described above under "The Pooling and
Servicing Agreement and the Servicing Agreements--Advances" and certain other reimbursable expenses and indemnities pursuant to the Pooling and Servicing
Agreement or the related Servicing Agreement), (ii) all Compensating Interest paid by the Servicers for such Distribution Date with respect to the Group 1
Mortgage Loans, (iii) the portion of any payment in connection with any principal prepayment, substitution, Purchase Price, liquidation proceeds (net of certain expenses) or insurance proceeds relating to interest with respect to the
Group 1 Mortgage Loans received during the prior calendar month and (iv) any
Reimbursement Amounts received with respect to the Group 1 Mortgage Loans during the prior calendar month less (B) any amounts payable to the Supplemental
Interest Trust for payment to the Swap Provider (including any Net Swap Payment and any Swap Termination Payment owed to the Swap Provider but excluding any
Swap Termination Payment owed to the Swap Provider resulting from a Swap
Provider Trigger Event).

          The "INTEREST CARRY FORWARD AMOUNT" means for any class of Offered
Group 1 Certificates and any Distribution Date, the sum of (a) the excess, if any, of the Accrued Certificate Interest and any Interest Carry Forward Amount
for the prior Distribution Date, over the amount in respect of interest actually distributed on such class on such prior Distribution Date and (b) interest on such excess at the applicable pass-through rate for the related Interest Accrual
Period.

          The "INTEREST PERCENTAGE" is, with respect to any class of Offered
Group 1 Certificates and any Distribution Date, the ratio (expressed as a decimal carried to six places) of the Accrued Certificate Interest for such class to the Accrued Certificate Interest for all classes of Offered Group 1
Certificates with respect to such Distribution Date and without regard to Relief
Act Reductions.

                                              S-84

          Calculation of One-Month LIBOR

          The Offered Group 1 Certificates will bear interest at their respective pass-through rates, which are each based on One-Month LIBOR determined by the Securities Administrator as described below. The Securities
Administrator will determine One-Month LIBOR and the respective pass-through rates for the Offered Group 1 Certificates for each Interest Accrual Period
(after the first Interest Accrual Period) on the second London business day prior to the day on which such Interest Accrual Period commences (each, a "LIBOR
DETERMINATION DATE").

          On each LIBOR Determination Date, the Securities Administrator will determine Certificate One-Month LIBOR for the succeeding Interest Accrual Period on the basis of the British Bankers' Association ("BBA") "INTEREST SETTLEMENT
RATE" for one-month deposits in U.S. dollars as found on Telerate page 3750 as of 11:00 A.M. London time ("CERTIFICATE ONE-MONTH LIBOR") on such LIBOR
Determination Date. Such Interest Settlement Rates currently are based on rates quoted by 16 BBA designated banks as being in the view of such banks, the offered rate at which deposits are being quoted to prime banks in the London interbank market. Such Interest Settlement Rates are calculated by eliminating the four highest rates and the four lowest rates, averaging the eight remaining rates, carrying the results (expressed as a percentage) out to six decimal places, and rounding to five decimal places. As used herein "TELERATE PAGE 3750"
means the display designated as page 3750 on the Moneyline Telerate Service.

          If on any LIBOR Determination Date the Securities Administrator is
unable to determine Certificate One-Month LIBOR on the basis of the method set forth in the preceding paragraph, Certificate One-Month LIBOR for the next
Interest Accrual Period will be the higher of (i) One-Month LIBOR as determined on the previous LIBOR Determination Date or (ii) the Reserve Interest Rate.

          The "RESERVE INTEREST RATE" will be the rate per annum which the
Securities Administrator determines to be either (a) the arithmetic mean
(rounding such arithmetic mean upwards if necessary to the nearest whole multiple of 1/16%) of the one-month U.S. dollar lending rate that New York City banks selected by the Securities Administrator are quoting on the relevant LIBOR
Determination Date to the principal London offices of at least two leading banks in the London interbank market or (b) in the event that the Securities
Administrator can determine no such arithmetic mean, the lowest one-month U.S.
dollar lending rate that the New York City banks selected by the Securities
Administrator are quoting on such LIBOR Determination Date to leading European banks.

          If on any LIBOR Determination Date the Securities Administrator is
required, but is unable to determine the Reserve Interest Rate in the manner provided in the preceding paragraph, Certificate One-Month LIBOR for the next
Interest Accrual Period will be Certificate One-Month LIBOR as determined on the previous LIBOR Determination Date or, in the case of the first LIBOR
Determination Date for which the Securities Administrator is required to determine Certificate One-Month LIBOR, 5.000%.

          The establishment of Certificate One-Month LIBOR on each LIBOR
Determination Date by the Securities Administrator and the Securities
Administrator's calculation of the rate of interest applicable to the Offered
Group 1 Certificates for the related Interest Accrual Period will (in the absence of manifest error) be final and binding. Each such rate of interest may be obtained by telephoning the Securities Administrator at (301) 815-6600.

          Principal Distributions on the Group 1 Certificates

          With respect to each Distribution Date (a) before the Stepdown Date or
(b) as to which a Trigger Event is in effect, the Group 1 Principal Distribution
Amount will be allocated among and distributed in reduction of the class balances of the Group 1 Certificates in the following order of priority:

          first, concurrently, as follows:

          (a) approximately 89.4902736656%, sequentially, as follows:

               (i)  to the Class 1-A-1 Certificates, until their class balance has been reduced to zero;

                                              S-85

               (ii) to the Class 1-A-2 Certificates, until their class balance has been reduced to zero; and

          (b) approximately 10.5097263344% to the Class 1-A-3 Certificates,
until their class balance has been reduced to zero;

          second, to the Class 1-M-1 Certificates, until the class balance thereof has been reduced to zero;

          third, to the Class 1-M-2 Certificates, until the class balance thereof has been reduced to zero;

          fourth, to the Class 1-M-3 Certificates, until the class balance thereof has been reduced to zero;

          fifth, to the Class 1-M-4 Certificates, until the class balance thereof has been reduced to zero;

          sixth, to the Class 1-M-5 Certificates, until the class balance thereof has been reduced to zero;

          seventh, to the Class 1-M-6 Certificates, until the class balance thereof has been reduced to zero; and

          eighth, any remaining Group 1 Principal Distribution Amount will be distributed as part of the Monthly Excess Cashflow Amount as described below under "--Application of Monthly Excess Cashflow Amounts to the Group 1
Certificates."

          With respect to each Distribution Date (a) on or after the Stepdown
Date and (b) as long as a Trigger Event is not in effect, the Group 1 Principal
Distribution Amount will be allocated among and distributed in reduction of the class balances of the Group 1 Certificates in the following order of priority:

          first, concurrently, up to the Group 1 Senior Principal Distribution
Amount, as follows:

          (a) approximately 89.4902736656%, sequentially, as follows:

               (i)  to the Class 1-A-1 Certificates, until their class balance has been reduced to zero;

               (ii) to the Class 1-A-2 Certificates, until their class balance has been reduced to zero; and

          (b) approximately 10.5097263344% to the Class 1-A-3 Certificates,
until their class balance has been reduced to zero;

          second, to the Class 1-M-1 Certificates, up to the Class 1-M-1
Principal Distribution Amount, until the class balance thereof has been reduced to zero;

          third, to the Class 1-M-2 Certificates, up to the Class 1-M-2
Principal Distribution Amount, until the class balance thereof has been reduced to zero;

          fourth, to the Class 1-M-3 Certificates, up to the Class 1-M-3
Principal Distribution Amount, until the class balance thereof has been reduced to zero;

          fifth, to the Class 1-M-4 Certificates, up to the Class 1-M-4
Principal Distribution Amount, until the class balance thereof has been reduced to zero;

          sixth, to the Class 1-M-5 Certificates, up to the Class 1-M-5
Principal Distribution Amount, until the class balance thereof has been reduced to zero;

          seventh, to the Class 1-M-6 Certificates, up to the Class 1-M-6
Principal Distribution Amount, until the class balance thereof has been reduced to zero; and

                                              S-86

          eighth, any remaining Group 1 Principal Distribution Amount will be distributed as part of the Monthly Excess Cashflow Amount as described below under "--Application of Monthly Excess Cashflow Amounts to the Group 1
Certificates."

          For purposes of the foregoing, the following terms will have the respective meanings set forth below.

          "60+ DAY DELINQUENT LOAN" means each Group 1 Mortgage Loan (including each Group 1 Mortgage Loan in foreclosure and each Group 1 Mortgage Loan for which the mortgagor has filed for bankruptcy after the Closing Date) with respect to which any portion of a Monthly Payment is, as of the due date in the month prior to such Distribution Date, two months or more past due and each
Group 1 Mortgage Loan relating to an REO Property.

          "CLASS 1-M-1 PRINCIPAL DISTRIBUTION AMOUNT" means as to the Class
1-M-1 Certificates and of any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect, the excess of (x) the sum of
(i) the aggregate class balance of the Group 1 Senior Certificates (after taking into account the payment of the Group 1 Senior Principal Distribution Amount on
such Distribution Date) and (ii) the class balance of the Class 1-M-1
Certificates immediately prior to such Distribution Date over (y) the lesser of
(a) the product of (i) approximately 92.30% and (ii) the aggregate Stated
Principal Balance for Loan Group 1 as of the due date in the month of such
Distribution Date and (b) the amount by which the aggregate Stated Principal
Balance for Loan Group 1 as of the due date in the month of such Distribution
Date exceeds the product of (i) 0.35% and (ii) the aggregate Stated Principal
Balance of the Group 1 Mortgage Loans on the Cut-off Date.

          "CLASS 1-M-2 PRINCIPAL DISTRIBUTION AMOUNT" means as to the Class
1-M-2 Certificates and of any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect, the excess of (x) the sum of
(i) the aggregate class balance of the Group 1 Senior Certificates (after taking into account the payment of the Group 1 Senior Principal Distribution Amount on
such Distribution Date), (ii) the class balance of the Class 1-M-1 Certificates
(after taking into account the payment of the Class 1-M-1 Principal Distribution
Amount on such Distribution Date) and (iii) the class balance of the Class 1-M-2
Certificates immediately prior to such Distribution Date over (y) the lesser of
(a) the product of (i) approximately 95.28% and (ii) the aggregate Stated
Principal Balance for Loan Group 1 as of the due date in the month of such
Distribution Date and (b) the amount by which the aggregate Stated Principal
Balance for Loan Group 1 as of the due date in the month of such Distribution
Date exceeds the product of (i) 0.35% and (ii) the aggregate Stated Principal
Balance of the Group 1 Mortgage Loans on the Cut-off Date.

          "CLASS 1-M-3 PRINCIPAL DISTRIBUTION AMOUNT" means as to the Class
1-M-3 Certificates and of any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect, the excess of (x) the sum of
(i) the aggregate class balance of the Group 1 Senior Certificates (after taking into account the payment of the Group 1 Senior Principal Distribution Amount on
such Distribution Date), (ii) the class balance of the Class 1-M-1 Certificates
(after taking into account the payment of the Class 1-M-1 Principal Distribution
Amount on such Distribution Date), (iii) the class balance of the Class 1-M-2
Certificates (after taking into account the payment of the Class 1-M-2 Principal
Distribution Amount on such Distribution Date) and (iv) the class balance of the
Class 1-M-3 Certificates immediately prior to such Distribution Date over (y)
the lesser of (a) the product of (i) approximately 96.28% and (ii) the aggregate
Stated Principal Balance for Loan Group 1 as of the due date in the month of such Distribution Date and (b) the amount by which the aggregate Stated
Principal Balance for Loan Group 1 as of the due date in the month of such
Distribution Date exceeds the product of (i) 0.35% and (ii) the aggregate Stated
Principal Balance of the Group 1 Mortgage Loans on the Cut-off Date.

          "CLASS 1-M-4 PRINCIPAL DISTRIBUTION AMOUNT" means as to the Class
1-M-4 Certificates and of any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect, the excess of (x) the sum of
(i) the aggregate class balance of the Group 1 Senior Certificates (after taking into account the payment of the Group 1 Senior Principal Distribution Amount on
such Distribution Date), (ii) the class balance of the Class 1-M-1 Certificates
(after taking into account the payment of the Class 1-M-1 Principal Distribution
Amount on such Distribution Date), (iii) the class balance of the Class 1-M-2
Certificates (after taking into account the payment of the Class 1-M-2 Principal
Distribution Amount on such Distribution Date), (iv) the class balance of the
Class 1-M-3 Certificates (after taking into account the payment of the Class
1-M-3 Principal Distribution Amount on such Distribution Date) and (v) the class balance of the Class 1-M-4 Certificates immediately prior to such Distribution
Date over (y) the lesser of (a) the product of (i) approximately 97.28% and (ii)
the aggregate Stated Principal

                                              S-87

Balance for Loan Group 1 as of the due date in the month of such Distribution
Date and (b) the amount by which the aggregate Stated Principal Balance for Loan
Group 1 as of the due date in the month of such Distribution Date exceeds the product of (i) 0.35% and (ii) the aggregate Stated Principal Balance of the
Group 1 Mortgage Loans on the Cut-off Date.

          "CLASS 1-M-5 PRINCIPAL DISTRIBUTION AMOUNT" means as to the Class
1-M-5 Certificates and of any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect, the excess of (x) the sum of
(i) the aggregate class balance of the Group 1 Senior Certificates (after taking into account the payment of the Group 1 Senior Principal Distribution Amount on
such Distribution Date), (ii) the class balance of the Class 1-M-1 Certificates
(after taking into account the payment of the Class 1-M-1 Principal Distribution
Amount on such Distribution Date), (iii) the class balance of the Class 1-M-2
Certificates (after taking into account the payment of the Class 1-M-2 Principal
Distribution Amount on such Distribution Date), (iv) the class balance of the
Class 1-M-3 Certificates (after taking into account the payment of the Class
1-M-3 Principal Distribution Amount on such Distribution Date), (v) the class balance of the Class 1-M-4 Certificates (after taking into account the payment of the Class 1-M-4 Principal Distribution Amount on such Distribution Date) and
(vi) the class balance of the Class 1-M-5 Certificates immediately prior to such
Distribution Date over (y) the lesser of (a) the product of (i) approximately
98.30% and (ii) the aggregate Stated Principal Balance for Loan Group 1 as of the due date in the month of such Distribution Date and (b) the amount by which the aggregate Stated Principal Balance for Loan Group 1 as of the due date in the month of such Distribution Date exceeds the product of (i) 0.35% and (ii)
the aggregate Stated Principal Balance of the Group 1 Mortgage Loans on the
Cut-off Date.

          "CLASS 1-M-6 PRINCIPAL DISTRIBUTION AMOUNT" means as to the Class
1-M-6 Certificates and of any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect, the excess of (x) the sum of
(i) the aggregate class balance of the Group 1 Senior Certificates (after taking into account the payment of the Group 1 Senior Principal Distribution Amount on
such Distribution Date), (ii) the class balance of the Class 1-M-1 Certificates
(after taking into account the payment of the Class 1-M-1 Principal Distribution
Amount on such Distribution Date), (iii) the class balance of the Class 1-M-2
Certificates (after taking into account the payment of the Class 1-M-2 Principal
Distribution Amount on such Distribution Date), (iv) the class balance of the
Class 1-M-3 Certificates (after taking into account the payment of the Class
1-M-3 Principal Distribution Amount on such Distribution Date), (v) the class balance of the Class 1-M-4 Certificates (after taking into account the payment of the Class 1-M-4 Principal Distribution Amount on such Distribution Date),
(vi) the class balance of the Class 1-M-5 Certificates (after taking into account the payment of the Class 1-M-5 Principal Distribution Amount on such
Distribution Date) and (vii) the class balance of the Class 1-M-6 Certificates immediately prior to such Distribution Date over (y) the lesser of (a) the product of (i) approximately 99.30% and (ii) the aggregate Stated Principal
Balance for Loan Group 1 as of the due date in the month of such Distribution
Date and (b) the amount by which the aggregate Stated Principal Balance for Loan
Group 1 as of the due date in the month of such Distribution Date exceeds the product of (i) 0.35% and (ii) the aggregate Stated Principal Balance of the
Group 1 Mortgage Loans on the Cut-off Date.

          "EXTRA PRINCIPAL DISTRIBUTION AMOUNT" means as of any Distribution
Date, the lesser of (x) the Monthly Excess Interest Amount for such Distribution
Date and (y) the Overcollateralization Deficiency for such Distribution Date.

          "GROUP 1 PRINCIPAL DISTRIBUTION AMOUNT" means as of any Distribution
Date, the sum of (i) the Group 1 Principal Remittance Amount (minus the
Overcollateralization Release Amount, if any) and (ii) the Extra Principal
Distribution Amount, if any.

          "GROUP 1 PRINCIPAL REMITTANCE AMOUNT" means with respect to any
Distribution Date, to the extent of funds available therefor as described herein, the amount equal to (A) the sum (less certain amounts (without duplication) available for reimbursement of Advances relating to Group 1
Mortgage Loans and servicing advances relating to Group 1 Mortgage Loans as described above under "The Pooling and Servicing Agreement and the Servicing
Agreements--Advances" and certain other reimbursable expenses and indemnities relating to Group 1 Mortgage Loans pursuant to the Pooling and Servicing
Agreement or the related Servicing Agreement) of the following amounts (without duplication) with respect to the Group 1 Mortgage Loans: (i) each payment of principal on a Group 1 Mortgage Loan due on the due date in the month of such
Distribution Date and received by the Servicers on or prior to the Determination
Date for such Distribution Date, including any Advances made by the

                                              S-88

related Servicer relating to Group 1 Mortgage Loans with respect thereto, (ii)
all full and partial principal prepayments on the Group 1 Mortgage Loans received by the Servicers during the prior calendar month, (iii) the insurance proceeds, Recoveries and liquidation proceeds (net of certain expenses)
allocable to principal actually collected by the Servicers with respect to the
Group 1 Mortgage Loans during the prior calendar month, (iv) the portion of the
Purchase Price allocable to principal of all repurchased defective Group 1
Mortgage Loans with respect to the prior calendar month, (v) any Substitution
Adjustment Amounts with respect to the Group 1 Mortgage Loans received during the prior calendar month and (vi) the principal portion of amounts received in connection with the optional termination of the Group 1 Mortgage Loans and related property of the Issuing Entity as of such Distribution Date less (B) to the extent any amounts payable to the Supplemental Interest Trust for payment to the Swap Provider (including any Net Swap Payment and any Swap Termination
Payment owed to the Swap Provider but excluding any Swap Termination Payment owed to the Swap Provider resulting from a Swap Provider Trigger Event) exceed the Interest Remittance Amount for such Distribution Date (without giving effect to clause (B) of the definition of Group 1 Interest Remittance Amount), the amount of such excess.

          "GROUP 1 SENIOR PRINCIPAL DISTRIBUTION AMOUNT" means as of any
Distribution Date (i) before the Stepdown Date or as to which a Trigger Event is in effect, the lesser of (a) the aggregate class balance of the Group 1 Senior
Certificates immediately prior to such Distribution Date and (b) the Group 1
Principal Distribution Amount and (ii) on or after the Stepdown Date and as long as a Trigger Event is not in effect, the excess of (a) the aggregate class balance of the Group 1 Senior Certificates immediately prior to such
Distribution Date over (b) the lesser of (x) the product of (1) approximately
90.30% and (2) the aggregate Stated Principal Balance for Loan Group 1 as of the
due date in the month of such Distribution Date and (y) the amount by which the aggregate Stated Principal Balance for Loan Group 1 as of the due date in the month of such Distribution Date exceeds the product of (1) 0.35% and (2) the aggregate Stated Principal Balance of the Group 1 Mortgage Loans on the Cut-off
Date.

          "OVERCOLLATERALIZATION AMOUNT" means as of any Distribution Date the excess, if any, of (x) the aggregate Stated Principal Balance of the Group 1
Mortgage Loans as of the due date in the month of such Distribution Date over
(y) the aggregate class balance of all classes of Group 1 Certificates, other than the Class 1-CE Certificates (after taking into account all distributions of principal on such Distribution Date and the increase of any class balance as a result of Recoveries related to the Group 1 Mortgage Loans).

          "OVERCOLLATERALIZATION DEFICIENCY" means as of any Distribution Date, the excess, if any, of (x) the Targeted Overcollateralization Amount over (y)
the Overcollateralization Amount for such Distribution Date, calculated for this purpose after taking into account the reduction on such Distribution Date of the class balances of all classes of Group 1 Certificates resulting from the distribution of the Group 1 Principal Distribution Amount (but not the Extra
Principal Distribution Amount) on such Distribution Date, but prior to taking into account any Applied Realized Loss Amounts on such Distribution Date.

          "OVERCOLLATERALIZATION RELEASE AMOUNT" means with respect to any
Distribution Date on or after the Stepdown Date on which a Trigger Event is not in effect, the lesser of (x) the Group 1 Principal Remittance Amount for such
Distribution Date and (y) the excess, if any, of (i) the Overcollateralization
Amount for such Distribution Date, assuming that 100% of the Group 1 Principal
Remittance Amount is applied as a principal payment on the Group 1 Certificates on such Distribution Date over (ii) the Targeted Overcollateralization Amount.
With respect to any Distribution Date on which a Trigger Event is in effect, the
Overcollateralization Release Amount will be zero.

          "SENIOR ENHANCEMENT PERCENTAGE" for any Distribution Date is the
percentage obtained by dividing (x) the sum of (i) the aggregate class balance of the Class 1-M Certificates before taking into account the distribution of the
Group 1 Principal Distribution Amount on such Distribution Date and (ii) the
Overcollateralization Amount as of the prior Distribution Date by (y) the aggregate Stated Principal Balance of the Group 1 Mortgage Loans as of the due
date in the month of such Distribution Date.

          "SENIOR SPECIFIED ENHANCEMENT PERCENTAGE" means approximately 9.70%.

          "STEPDOWN DATE" means the earlier to occur of (i) the Distribution
Date on which the aggregate class balance of the Group 1 Senior Certificates is reduced to zero and (ii) the later to occur of (x) the Distribution Date in May
2009 and (y) the Distribution Date on which the Senior Enhancement Percentage is greater than or equal to the Senior Specified Enhancement Percentage.

                                              S-89

          "TARGETED OVERCOLLATERALIZATION AMOUNT" means as of any Distribution
Date, (x) prior to the Stepdown Date, approximately 0.35% of the aggregate
Stated Principal Balance of the Group 1 Mortgage Loans on the Cut-off Date and
(y) on and after the Stepdown Date, (i) if a Trigger Event has not occurred, the greater of (a) approximately 0.70% of the aggregate Stated Principal Balance of the Group 1 Mortgage Loans as of due date in the month of such Distribution Date and (b) 0.35% of the aggregate Stated Principal Balance of the Group 1 Mortgage
Loans on the Cut-off Date and (ii) if a Trigger Event has occurred, the Targeted
Overcollateralization Amount for the immediately preceding Distribution Date.

          A "TRIGGER EVENT" has occurred on a Distribution Date if (i) the three-month rolling average of 60+ Day Delinquent Loans equals or exceeds 72.00%
of the Senior Enhancement Percentage or (ii) the aggregate amount of Realized
Losses on the Group 1 Mortgage Loans incurred since the Cut-off Date through the due date in the month of such Distribution Date (reduced by the aggregate amount of Recoveries related to the Group 1 Mortgage Loans received since the Cut-off
Date through the due date in the month of such Distribution Date) divided by the aggregate Stated Principal Balance of the Group 1 Mortgage Loans on the Cut-off
Date exceeds the applicable percentages set forth below with respect to such
Distribution Date:

    DISTRIBUTION DATE OCCURRING IN               PERCENTAGE

    May 2009 through April 2010                     0.75%
    May 2010 through April 2011                     1.00%
    May 2011 through April 2012                     1.25%
    May 2012 and thereafter                             1.50%

          Application of Monthly Excess Cashflow Amounts to the Group 1
Certificates

          The weighted average Net Mortgage Interest Rate for the Group 1
Mortgage Loans is generally expected to be higher than the weighted average of the pass-through rates on the Group 1 Certificates, thus generating certain excess interest collections which, in the absence of losses, will not be necessary to fund interest distributions on the Group 1 Certificates. The
"MONTHLY EXCESS INTEREST AMOUNT" for any Distribution Date will be the amount by which the Group 1 Interest Remittance Amount for such Distribution Date exceeds the aggregate amount distributed on such Distribution Date to the Group 1
Certificates in respect of Accrued Certificate Interest and Interest
Carryforward Amounts.

          If Realized Losses occur that are not covered by the Monthly Excess
Cashflow Amount, such Realized Losses will result in an Overcollateralization
Deficiency (since they will reduce the aggregate Stated Principal Balance of the
Group 1 Mortgage Loans without giving rise to a corresponding reduction of the aggregate class balance of the Offered Group 1 Certificates). The cashflow priorities for the Offered Group 1 Certificates in this situation increase the
Extra Principal Distribution Amount (subject to the availability of any Monthly
Excess Cashflow Amount in subsequent months) for the purpose of re-establishing the Overcollateralization Amount at the then-required Targeted
Overcollateralization Amount.

          On and after the Stepdown Date and assuming that a Trigger Event is not in effect, the Targeted Overcollateralization Amount may be permitted to decrease or "stepdown." If the Targeted Overcollateralization Amount is permitted to stepdown on a Distribution Date, a portion of the Group 1 Principal
Remittance Amount for such Distribution Date will not be passed through as a distribution of principal on the Offered Group 1 Certificates on such
Distribution Date. This has the effect of decelerating the amortization of the
Offered Group 1 Certificates relative to the aggregate Stated Principal Balance of the Group 1 Mortgage Loans, thereby reducing the actual level of the
Overcollateralization Amount to the new, lower Targeted Overcollateralization
Amount. This portion of the Group 1 Principal Remittance Amount not distributed as principal on the Offered Group 1 Certificates therefore releases a limited portion of the overcollateralization from the Issuing Entity.

          On any Distribution Date, the sum of the Monthly Excess Interest
Amount, the Overcollateralization Release Amount and any portion of the Group 1
Principal Distribution Amount (without duplication) remaining after principal distributions on the Offered Group 1 Certificates is the "MONTHLY EXCESS
CASHFLOW AMOUNT," which is required to be applied in the following order of priority (the "MONTHLY EXCESS CASHFLOW ALLOCATION") on such Distribution Date:

                                              S-90

          (a) concurrently, to the Class 1-A-1, Class 1-A-2 and Class 1-A-3
Certificates, pro rata, any remaining Accrued Certificate Interest for such class for such Distribution Date;

          (b) concurrently, to the Class 1-A-1, Class 1-A-2 and Class 1-A-3
Certificates, pro rata, any Interest Carry Forward Amount for such class for such Distribution Date;

          (c) to the Class 1-M-1 Certificates, any remaining Accrued Certificate
Interest for such class for such Distribution Date;

          (d) to the Class 1-M-1 Certificates, any Interest Carry Forward Amount
for such class for such Distribution Date;

          (e) to the Class 1-M-1 Certificates, any Class 1-M-1 Realized Loss
Amortization Amount for such Distribution Date;

          (f) to the Class 1-M-2 Certificates, any remaining Accrued Certificate
Interest for such class for such Distribution Date;

          (g) to the Class 1-M-2 Certificates, any Interest Carry Forward Amount
for such class for such Distribution Date;

          (h) to the Class 1-M-2 Certificates, any Class 1-M-2 Realized Loss
Amortization Amount for such Distribution Date;

          (i) to the Class 1-M-3 Certificates, any remaining Accrued Certificate
Interest for such class for such Distribution Date;

          (j) to the Class 1-M-3 Certificates, any Interest Carry Forward Amount
for such class for such Distribution Date;

          (k) to the Class 1-M-3 Certificates, any Class 1-M-3 Realized Loss
Amortization Amount for such Distribution Date;

          (l) to the Class 1-M-4 Certificates, any remaining Accrued Certificate
Interest for such class for such Distribution Date;

          (m) to the Class 1-M-4 Certificates, any Interest Carry Forward Amount
for such class for such Distribution Date;

          (n) to the Class 1-M-4 Certificates, any Class 1-M-4 Realized Loss
Amortization Amount for such Distribution Date;

          (o) to the Class 1-M-5 Certificates, any remaining Accrued Certificate
Interest for such class for such Distribution Date;

          (p) to the Class 1-M-5 Certificates, any Interest Carry Forward Amount
for such class for such Distribution Date;

          (q) to the Class 1-M-5 Certificates, any Class 1-M-5 Realized Loss
Amortization Amount for such Distribution Date;

          (r) to the Class 1-M-6 Certificates, any remaining Accrued Certificate
Interest for such class for such Distribution Date;

                                              S-91

          (s) to the Class 1-M-6 Certificates, any Interest Carry Forward Amount
for such class for such Distribution Date;

          (t) to the Class 1-M-6 Certificates, any Class 1-M-6 Realized Loss
Amortization Amount for such Distribution Date;

          (u) from amounts otherwise distributable to the Class 1-CE
Certificates, first, concurrently, to the Class 1-A-1, Class 1-A-2 and Class
1-A-3 Certificates, pro rata, and then sequentially, to the Class 1-M-1, Class
1-M-2, Class 1-M-3, Class 1-M-4, Class 1-M-5 and Class 1-M-6 Certificates, in
that order, any Cap Carryover Amount for each such class;

          (v) from amounts otherwise distributable to the Class 1-CE
Certificates, to the Supplemental Interest Trust for the Swap Provider, any Swap
Termination Payments resulting from a Swap Provider Trigger Event; and

          (w) to the Class 1-CE, Class 1-P and Class 2-A-R Certificates, in the
amounts specified in the Pooling and Servicing Agreement.

          For purposes of the foregoing, the following terms will have the respective meanings set forth below.

          "CLASS 1-M-1 REALIZED LOSS AMORTIZATION AMOUNT" means as to the Class
1-M-1 Certificates and as of any Distribution Date, the lesser of (x) the Unpaid
Realized Loss Amount for the Class 1-M-1 Certificates as of such Distribution
Date and (y) the excess of (i) the Monthly Excess Cashflow Amount over (ii) the amount described in clauses (a) through (d) of the Monthly Excess Cashflow
Allocation for such Distribution Date.

          "CLASS 1-M-2 REALIZED LOSS AMORTIZATION AMOUNT" means as to the Class
1-M-2 Certificates and as of any Distribution Date, the lesser of (x) the Unpaid
Realized Loss Amount for the Class 1-M-2 Certificates as of such Distribution
Date and (y) the excess of (i) the Monthly Excess Cashflow Amount over (ii) the sum of the amounts described in clauses (a) through (g) of the Monthly Excess
Cashflow Allocation for such Distribution Date.

          "CLASS 1-M-3 REALIZED LOSS AMORTIZATION AMOUNT" means as to the Class
1-M-3 Certificates and as of any Distribution Date, the lesser of (x) the Unpaid
Realized Loss Amount for the Class 1-M-3 Certificates as of such Distribution
Date and (y) the excess of (i) the Monthly Excess Cashflow Amount over (ii) the sum of the amounts described in clauses (a) through (j) of the Monthly Excess
Cashflow Allocation for such Distribution Date.

          "CLASS 1-M-4 REALIZED LOSS AMORTIZATION AMOUNT" means as to the Class
1-M-4 Certificates and as of any Distribution Date, the lesser of (x) the Unpaid
Realized Loss Amount for the Class 1-M-4 Certificates as of such Distribution
Date and (y) the excess of (i) the Monthly Excess Cashflow Amount over (ii) the sum of the amounts described in clauses (a) through (m) of the Monthly Excess
Cashflow Allocation for such Distribution Date.

          "CLASS 1-M-5 REALIZED LOSS AMORTIZATION AMOUNT" means as to the Class
1-M-5 Certificates and as of any Distribution Date, the lesser of (x) the Unpaid
Realized Loss Amount for the Class 1-M-5 Certificates as of such Distribution
Date and (y) the excess of (i) the Monthly Excess Cashflow Amount over (ii) the sum of the amounts described in clauses (a) through (p) of the Monthly Excess
Cashflow Allocation for such Distribution Date.

          "CLASS 1-M-6 REALIZED LOSS AMORTIZATION AMOUNT" means as to the Class
1-M-6 Certificates and as of any Distribution Date, the lesser of (x) the Unpaid
Realized Loss Amount for the Class 1-M-6 Certificates as of such Distribution
Date and (y) the excess of (i) the Monthly Excess Cashflow Amount over (ii) the sum of the amounts described in clauses (a) through (s) of the Monthly Excess
Cashflow Allocation for such Distribution Date.

          "REALIZED LOSS AMORTIZATION AMOUNT" means each of the Class 1-M-1
Realized Loss Amortization Amount, the Class 1-M-2 Realized Loss Amortization
Amount, the Class 1-M-3 Realized Loss Amortization Amount, the Class 1-M-4
Realized Loss Amortization Amount, the Class 1-M-5 Realized Loss Amortization
Amount and the Class 1-M-6 Realized Loss Amortization Amount.

                                              S-92

          "UNPAID REALIZED LOSS AMOUNT" means for any class of Class 1-M
Certificates and as to any Distribution Date, the excess of (x) the cumulative amount of related Applied Realized Loss Amounts allocated to such class for all prior Distribution Dates, as described under "--Allocation of Losses to the
Group 1 Certificates" below, over (y) the sum of (a) the cumulative amount of any Recoveries allocated to such class and (b) the cumulative amount of related
Realized Loss Amortization Amounts with respect to such class for all prior
Distribution Dates.

ALLOCATION OF LOSSES TO THE GROUP 1 CERTIFICATES

          Realized Losses on the Group 1 Mortgage Loans will, in effect, be absorbed first by the Class 1-CE Certificates, through the application of the
Monthly Excess Interest Amount to fund such deficiency, as well as through a reduction in the Overcollateralization Amount.

          If, after giving effect to the distribution of the Group 1 Principal
Distribution Amount on any Distribution Date and the increase of any class balance as a result of Recoveries, the aggregate class balance of the Group 1
Certificates (other than the Class 1-CE Certificates) exceeds the aggregate
Stated Principal Balance of the Group 1 Mortgage Loans as of the due date in the month of such Distribution Date, such excess (the "APPLIED REALIZED LOSS
AMOUNT") will be allocated in reduction of the class balances of the Class
1-M-6, Class 1-M-5, Class 1-M-4, Class 1-M-3, Class 1-M-2 and Class 1-M-1
Certificates, in that order, until their respective class balances are reduced to zero. In addition, after the class balances of the Class 1-M Certificates have been reduced to zero, if after giving effect to the distribution of the
Group 1 Principal Distribution Amount and the increase of any class balance as a result of Recoveries, the aggregate class balance of the Group 1 Senior
Certificates exceeds the aggregate Stated Principal Balance of the Group 1
Mortgage Loans as of the due date in the month of such Distribution Date, such excess will be allocated in reduction of the class balance of the Class 1-A-3
Certificates. Any such reduction of a class balance will not be reversed or reinstated (except in the case of Recoveries). However, on future Distribution
Dates, Certificateholders of the related class may receive amounts in respect of prior reductions in the related class balances as described below or from the
Supplemental Interest Trust, according to the priorities set forth under
"--Interest Rate Swap Agreement, the Swap Provider and the Swap Account" below.
Such subsequent payments will be applied sequentially to the Class 1-M-1, Class
1-M-2, Class 1-M-3, Class 1-M-4, Class 1-M-5 and Class 1-M-6 Certificates, in
that order. The class balances of the Class 1-A-1 and Class 1-A-2 Certificates will not be reduced by any Applied Realized Loss Amounts; however, under certain loss scenarios, there will not be enough interest and principal on the Group 1
Mortgage Loans to pay the Class 1-A-1 and Class 1-A-2 Certificates all interest and principal amounts to which they are entitled.

          If Recoveries are received on the Group 1 Mortgage Loans, they will be included as part of the Group 1 Principal Remittance Amount for the Distribution
Date in the calendar month after they are received and distributed in accordance with the priorities described herein. In addition, after giving effect to all distributions on a Distribution Date, the Unpaid Realized Loss Amounts for the
class then outstanding with the highest distribution priority will be decreased by the amount of such Recoveries until reduced to zero (with any remaining
Recoveries applied to reduce the Unpaid Realized Loss Amount of the class with the next highest distribution priority), and the class balance of such class will be increased by the same amount.

GROUP 1 CERTIFICATE INTEREST RATES

          Interest for each Distribution Date on or prior to the Optional
Termination Date for the Group 1 Mortgage Loans will accrue on the Offered Group
1 Certificates during the related Interest Accrual Period at a per annum rate equal to the lesser of (i) the lesser of (a) One-Month LIBOR plus the applicable certificate margin set forth in the table beginning on page S-6 and (b) 11.00%
and (ii) the Group 1 Cap for such Distribution Date (the "PASS-THROUGH RATE").
During each Interest Accrual Period relating to the Distribution Dates after the
Optional Termination Date with respect to the Group 1 Mortgage Loans, each of the certificate margins on the Group 1 Certificates will be "stepped-up" to the applicable margin set forth in the table beginning on page S-6 if the optional termination right is not exercised.

          The "GROUP 1 CAP" for any Distribution Date and for the Group 1
Certificates will be a per annum rate (subject to adjustment based on the actual number of days elapsed in the related Interest Accrual Period) equal to (x) the average of the Net Mortgage Interest Rates for the Group 1 Mortgage Loans,
weighted on the basis of the Stated Principal Balances of the Group 1 Mortgage
Loans on the due date in the month preceding the month of such

                                              S-93

Distribution Date less (y) any Net Swap Payment or Swap Termination Payment, if
any, deposited into the Supplemental Interest Trust for payment to the Swap
Provider (only if such Swap Termination Payment is not due to a Swap Provider
Trigger Event) expressed as a percentage, equal to a fraction, the numerator of which is equal to the Net Swap Payment or Swap Termination Payment deposited into the Supplemental Interest Trust for payment to the Swap Provider multiplied by 12, and the denominator of which is equal to the Stated Principal Balances of the Mortgage Loans as of the due date in the month preceding the month of such
Distribution Date.

          The Group 1 Cap is sometimes referred to in this prospectus supplement as a "CAP."

          If on any Distribution Date, the Accrued Certificate Interest for any
Offered Group 1 Certificate is based on the Group 1 Cap, the excess of (i) the amount of interest such class would have been entitled to receive on such
Distribution Date based on its Pass-Through Rate (without regard to the Group 1
Cap) over (ii) the amount of interest such class received on such Distribution
Date based on the Group 1 Cap, together with the unpaid portion of any such excess from prior Distribution Dates (and interest accrued thereon at the then-applicable Pass-Through Rate on such class) will be the "CAP CARRYOVER
AMOUNT." Any Cap Carryover Amount will be paid on the same or future
Distribution Dates from amounts that would otherwise be distributed on the Class
1-CE Certificates, and then, to the extent remaining unpaid, from amounts in the
Cap Carryover Reserve Account.

          On the Closing Date, the Securities Administrator will establish the
Cap Carryover Reserve Account ("CAP CARRYOVER RESERVE ACCOUNT") pursuant to the
Pooling and Servicing Agreement from which distributions in respect of Cap
Carryover Amounts on the Offered Group 1 Certificates will be made.
Distributions in respect of Cap Carryover Amounts may also be made from the
Supplemental Interest Trust. The Cap Carryover Reserve Account will be an asset of the Issuing Entity but not of any REMIC.

DISTRIBUTIONS ON THE SHIFTING INTEREST CERTIFICATES

          Pool Distribution Amount

          The "POOL DISTRIBUTION AMOUNT" for each Loan Group (other than Loan
Group 1) with respect to any Distribution Date, as more fully described in the
Pooling and Servicing Agreement, will be determined by reference to amounts received in connection with the Mortgage Loans in such Loan Group, less certain reimbursable expenses and indemnity payments pursuant to the Pooling and
Servicing Agreement, and will generally be equal to the sum of:

          (a) all scheduled installments of interest (net of the related
Administrative Fees) and principal due on the Mortgage Loans in such Loan Group on the due date in the calendar month in which such Distribution Date occurs and received prior to the related Determination Date, together with any Advances in respect thereof or any Compensating Interest allocable to the Mortgage Loans in such Loan Group;

          (b) all proceeds of any primary mortgage guaranty insurance policies and any other insurance policies with respect to the Mortgage Loans in such Loan
Group, to the extent such proceeds are not applied to the restoration of the related mortgaged property or released to the mortgagor in accordance with the related Servicer's normal servicing procedures and all other cash amounts received and retained in connection with the liquidation of defaulted Mortgage
Loans in such Loan Group, by foreclosure or otherwise (collectively,
"LIQUIDATION PROCEEDS"), during the calendar month preceding the month of such
Distribution Date (in each case, net of unreimbursed expenses incurred in connection with a liquidation or foreclosure and unreimbursed Advances, if any);

          (c) all partial or full prepayments received on the Mortgage Loans in such Loan Group during the calendar month preceding the month of that
Distribution Date (or, in the case of Mortgage Loans serviced by IndyMac Bank, during the period commencing on the second day of the calendar month preceding the calendar month of such Distribution Date and ending on the first day of the calendar month of such Distribution Date and including any Prepayment Premiums received with respect to such prepayments);

          (d) amounts received with respect to such Distribution Date as the
Substitution Adjustment Amount or Purchase Price in respect of any Deleted
Mortgage Loan in such Loan Group or amounts received in connection

                                              S-94

with the optional termination of a Loan Group by the Master Servicer as of such
Distribution Date, reduced by amounts in reimbursement for Advances previously made and other amounts as to which each applicable Servicer is entitled to be reimbursed pursuant to the applicable Servicing Agreement; and

          (e) any amounts required to be paid by the Sponsor to the Issuing
Entity during the prior calendar month with respect to the Mortgage Loans in such Loan Group as a result of a breach of certain representations and warranties regarding compliance with predatory or abusive lending laws (the
"REIMBURSEMENT AMOUNT"), net of any portion thereof used to reimburse any class of Certificates that previously bore a loss as a result of such breach.

          Priority of Distributions

          The aggregate amount available for distribution to the Senior
Certificates of a Shifting Interest Group on each Distribution Date (except to the extent of cross-collateralization payments as described under "--Cross
Collateralization" below) will be the Pool Distribution Amount for the related
Loan Group. The Aggregate Group X Subordinate Certificates will be entitled to distributions on each Distribution Date from the Pool Distribution Amounts for the Loan Groups in Aggregate Loan Group X. The Class 5-B Certificates will be entitled to distributions on each Distribution Date from the Pool Distribution
Amount for Loan Group 5. The Aggregate Group 6 Subordinate Certificates will be entitled to distributions on each Distribution Date from the Pool Distribution
Amounts for the Loan Groups in Aggregate Loan Group 6.

          On each Distribution Date, the Pool Distribution Amount for each Loan
Group (other than Loan Group 1) will be allocated in the following order of priority (the "POOL DISTRIBUTION AMOUNT ALLOCATION"):

          (a) to the Senior Certificates of the related Group to pay interest;

          (b) to the Senior Certificates of the related Group entitled to receive distributions of principal, based on the applicable Senior Principal
Distribution Amount, as described below under "--Principal," to pay principal;

          (c) in the case of Aggregate Loan Group X, subject to any payments described under "--Cross Collateralization," to each class of Aggregate Group X
Subordinate Certificates, first to pay interest and then to pay principal in the order of numerical class designations, beginning with the Class X-B-1
Certificates; in the case of Loan Group 5, to each class of Class 5-B
Certificates, first to pay interest and then to pay principal in the order of numerical class designations, beginning with the Class 5-B-1 Certificates; and
in the case of Aggregate Loan Group 6, subject to any payments described under
"--Cross Collateralization," to each class of Aggregate Group 6 Subordinate
Certificates, first to pay interest and then to pay principal in the order of numerical class designations, beginning with the Class 6-B-1 Certificates; and

          (d) to the Class 2-A-R Certificate, any remaining amounts, subject to the limitations set forth below under "--Interest" and "--Principal."

          Interest

          The pass-through rate for each class of Offered Certificates other than the Group 1 Certificates for each Distribution Date is as set forth or described in the table beginning on page S-6 of this prospectus supplement.

          On each Distribution Date, to the extent of the applicable Pool
Distribution Amount, each class of Shifting Interest Certificates will be entitled to receive interest (as to each such class, the "INTEREST DISTRIBUTION
AMOUNT") with respect to the related Interest Accrual Period. The Interest
Distribution Amount for any class of Shifting Interest Certificates will be equal to the sum of (i) interest accrued during the related Interest Accrual
Period at the applicable pass-through rate on the related class balance, reduced by the portion of any Net Interest Shortfall allocated to such Class, as described below, and (ii) the sum of the amounts, if any, by which the amount described in clause (i) above on each prior Distribution Date exceeded the amount actually distributed in respect of interest on such prior Distribution
Dates and not subsequently distributed.

                                              S-95

          The interest entitlement described in clause (i) of the Interest
Distribution Amount for each class of Aggregate Group X Senior Certificates and
Aggregate Group X Subordinate Certificates will be reduced by the amount of Net
Interest Shortfalls for the Loan Groups in Aggregate Loan Group X (regardless of which Loan Group the shortfall is attributable to) for such Distribution Date allocated to such class as described below. The interest entitlement described in clause (i) of the Interest Distribution Amount for each class of Group 5
Senior Certificates and Class 5-B Certificates will be reduced by the amount of
Net Interest Shortfalls for Loan Group 5 for such Distribution Date allocated to such class as described below. The interest entitlement described in clause (i)
of the Interest Distribution Amount for each class of Aggregate Group 6 Senior
Certificates and Aggregate Group 6 Subordinate Certificates will be reduced by the amount of Net Interest Shortfalls for the Loan Groups in Aggregate Loan
Group 6 (regardless of which Loan Group the shortfall is attributable to) for such Distribution Date allocated to such class as described below.

          With respect to any Distribution Date, the "NET INTEREST SHORTFALL"
for Aggregate Loan Group X, Loan Group 5 or Aggregate Loan Group 6 is equal to the sum of (i) the shortfall in interest received with respect to any Mortgage
Loan in such Loan Group or Aggregate Loan Group, as applicable, as a result of a
Relief Act Reduction, and (ii) any Non-Supported Interest Shortfalls relating to such Loan Group or Aggregate Loan Group, as applicable. Net Interest Shortfalls for Aggregate Loan Group X on any Distribution Date will be allocated pro rata among all classes of Aggregate Group X Senior Certificates and Aggregate Group X
Subordinate Certificates based on the amount of interest accrued on each such class of Certificates on such Distribution Date before taking into account any reduction in such amounts resulting from such Net Interest Shortfalls. Net
Interest Shortfalls for Loan Group 5 on any Distribution Date will be allocated pro rata among all classes of Group 5 Senior Certificates and Class 5-B
Certificates based on the amount of interest accrued on each such class of
Certificates on such Distribution Date before taking into account any reduction in such amounts resulting from such Net Interest Shortfalls. Net Interest
Shortfalls for Aggregate Loan Group 6 on any Distribution Date will be allocated pro rata among all classes of Aggregate Group 6 Senior Certificates and
Aggregate Group 6 Subordinate Certificates based on the amount of interest accrued on each such class of Certificates on such Distribution Date before taking into account any reduction in such amounts resulting from such Net
Interest Shortfalls. With respect to any Distribution Date, the "NON-SUPPORTED
INTEREST SHORTFALL" for any Loan Group is the amount by which the aggregate of
Prepayment Interest Shortfalls for the Mortgage Loans in such Loan Group for such Distribution Date exceeds the applicable Compensating Interest for such
Distribution Date. See "The Pooling and Servicing Agreement and the Servicing
Agreements--Compensating Interest" in this prospectus supplement and "Certain
Legal Aspects of the Mortgage Loans--Servicemembers Civil Relief Act and Similar
Laws" in the prospectus.

          Allocations of the interest portion of Realized Losses on the Mortgage
Loans in Aggregate Loan Group X first to the Aggregate Group X Subordinate
Certificates in reverse numerical order will result from the priority of distributions first to the Aggregate Group X Senior Certificates and then to the classes of Aggregate Group X Subordinate Certificates in numerical order, of the applicable Pool Distribution Amount as described above under "--Priority of
Distributions." Allocations of the interest portion of Realized Losses on the
Mortgage Loans in Loan Group 5 first to the Class 5-B Certificates in reverse numerical order will result from the priority of distributions first to the
Group 5 Senior Certificates and then to the classes of Class 5-B Certificates in numerical order, of the applicable Pool Distribution Amount as described above under "--Priority of Distributions." Allocations of the interest portion of
Realized Losses on the Mortgage Loans in Aggregate Loan Group 6 first to the
Aggregate Group 6 Subordinate Certificates in reverse numerical order will result from the priority of distributions first to the Aggregate Group 6 Senior
Certificates and then to the classes of Aggregate Group 6 Subordinate
Certificates in numerical order, of the applicable Pool Distribution Amount as described above under "--Priority of Distributions."

          After the applicable Senior Credit Support Depletion Date, the Senior
Certificates of a Shifting Interest Group will bear the risk of loss for the interest portion of any Realized Losses on the Mortgage Loans in the related
Loan Group pro rata based on the interest entitlement described in clause (i) of the applicable Interest Distribution Amount.

          Accrued interest to be distributed on any Distribution Date will be calculated for each class of Certificates on the basis of the related class balance immediately prior to such Distribution Date. Interest on the Shifting
Interest Certificates will be calculated and payable on the basis of a 360-day year consisting of twelve 30-day months, regardless of the actual number of days in the related Interest Accrual Period.

                                              S-96

          If on a particular Distribution Date, the applicable Pool Distribution
Amount or Amounts applied in the order described above under "--Priority of
Distributions" is not sufficient to make a full distribution of the Interest
Distribution Amount for each class entitled to distributions therefrom, interest will be distributed on each class of equal priority pro rata based on the
Interest Distribution Amount the class would otherwise have been entitled to receive in the absence of such shortfall. Any unpaid amount will be carried forward and added to the Interest Distribution Amount of that class on the next
Distribution Date. No amounts will be payable on any class that is no longer outstanding. Such a shortfall could occur, for example, if Realized Losses on the Mortgage Loans in a Loan Group were exceptionally high or were concentrated in a particular month. Any such unpaid amount will not bear interest.

          Under certain circumstances, the unpaid interest amounts for a Group of Senior Certificates in Aggregate Group X will be payable from amounts otherwise distributable as principal on the Aggregate Group X Subordinate
Certificates in reverse order of numerical designation and the unpaid interest amounts for a Group of Senior Certificates in Aggregate Group 6 will be payable from amounts otherwise distributable as principal on the Aggregate Group 6
Subordinate Certificates in reverse order of numerical designation. See
"--Cross-Collateralization" in this prospectus supplement.

          The Class 5-A-X Certificates are Interest Only Certificates and have no class balances. The "CLASS 5-A-X NOTIONAL AMOUNT" with respect to each
Distribution Date (through the Distribution Date in February 2016) and the Class
5-A-X Certificates will be equal to the sum of the class balances of the Class
5-A-2 and Class 5-A-3 Certificates. Accordingly, any distributions in respect of principal made to, or losses in respect of principal allocated in reduction of, the class balances of the Class 5-A-2 and Class 5-A-3 Certificates will result in a corresponding reduction in the Class 5-A-X Notional Amount. See
"--Principal" and "--Allocation of Losses to the Shifting Interest Certificates"
in this prospectus supplement. The Class 5-A-X Notional Amount on and after the
Distribution Date in March 2016 will be zero. The Class 5-A-X Notional Amount with respect to the first Distribution Date will be approximately $333,190,000.

          The "GROUP SUBORDINATE AMOUNT" for any Distribution Date and any Loan
Group (other than Loan Group 1) is equal to the excess of the Pool Principal
Balance for such Loan Group over the aggregate class balance of the Senior
Certificates of the related Group immediately prior to such date.

          Principal

          On each Distribution Date, the Principal Amount for a Loan Group
(other than Loan Group 1) will be distributed (i) as principal of the Senior
Certificates of the related Group in an amount up to the Senior Principal
Distribution Amount for such Loan Group and (ii) (a) in the case such Loan Group is in Aggregate Loan Group X, as principal of the Aggregate Group X Subordinate
Certificates in an amount up to the Subordinate Principal Distribution Amount for such Loan Group, (b) in the case of Loan Group 5, as principal of the Class
5-B Certificates in an amount up to the Subordinate Principal Distribution
Amount for Loan Group 5 and (c) in the case such Loan Group is in Aggregate Loan
Group 6, as principal of the Aggregate Group 6 Subordinate Certificates in an
amount up to the Subordinate Principal Distribution Amount for such Loan Group.
The Class 5-A-X Certificates are Interest Only Certificates and are not entitled to distributions of principal.

          The "PRINCIPAL AMOUNT" for any Distribution Date and any Loan Group
(other than Loan Group 1) will equal the sum of:

          (a) all monthly payments of principal due on each Mortgage Loan in such Loan Group on the related due date;

          (b) the principal portion of the Purchase Price (net of unreimbursed
Advances and other amounts as to which the related Servicer will be entitled to be reimbursed pursuant to the applicable Servicing Agreement) of each Mortgage
Loan in such Loan Group that was purchased by the Depositor or the Sponsor as of that Distribution Date and the principal portion of any amount allocated to such
Loan Group in connection with the optional termination of a Loan Group (other than Loan Group 1) or an Aggregate Loan Group by the Master Servicer as
described under "The Pooling and Servicing Agreement and the Servicing
Agreements--Optional Termination";

                                              S-97

          (c) any Substitution Adjustment Amount (net of unreimbursed Advances and other amounts as to which the related Servicer is entitled to be reimbursed pursuant to the applicable Servicing Agreement) in connection with a Deleted
Mortgage Loan in such Loan Group received in the calendar month preceding the month of that Distribution Date;

          (d) any Liquidation Proceeds allocable to recoveries of principal of
Mortgage Loans in such Loan Group that are not yet Liquidated Mortgage Loans received during the calendar month preceding the month of that Distribution
Date;

          (e) with respect to each Mortgage Loan in such Loan Group that became a Liquidated Mortgage Loan during the calendar month preceding the month of that
Distribution Date, the amount of the Liquidation Proceeds (other than
Foreclosure Profits) allocable to principal received with respect to that
Mortgage Loan during the calendar month preceding the month of that Distribution
Date; and

          (f) all full and partial principal prepayments by mortgagors on the
Mortgage Loans in such Loan Group received during the calendar month preceding the month of that Distribution Date (or, in the case of Mortgage Loans serviced by IndyMac Bank, during the period commencing on the second day of the calendar month preceding the calendar month of such Distribution Date and ending on the first day of the calendar month of such Distribution Date).

          The amounts described in clauses (a) through (d) are referred to as
"SCHEDULED PRINCIPAL PAYMENTS." The amounts described in clauses (e) and (f) are referred to as "UNSCHEDULED PRINCIPAL PAYMENTS."

          Senior Principal Distribution Amount

          With respect to the Group 2 Senior Certificates:

          On each Distribution Date, an amount equal to the lesser of (a) the
Senior Principal Distribution Amount for Loan Group 2 for such Distribution Date and (b) the Pool Distribution Amount for Loan Group 2 remaining after distributions of interest on the Group 2 Senior Certificates will be distributed as principal to the following classes of Group 2 Senior Certificates, sequentially, as follows:

          first, to the Class 2-A-R Certificate, until its class balance has been reduced to zero; and

          second, concurrently, to the Class 2-A-1 and Class 2-A-2 Certificates,
pro rata, until their class balances have been reduced to zero.

          With respect to the Group 3 Senior Certificates:

          On each Distribution Date, an amount equal to the lesser of (a) the
Senior Principal Distribution Amount for Loan Group 3 for such Distribution Date and (b) the Pool Distribution Amount for Loan Group 3 remaining after distributions of interest on the Group 3 Senior Certificates will be distributed as principal to the following classes of Group 3 Senior Certificates, concurrently, to the Class 3-A-1 and Class 3-A-2 Certificates, pro rata, until their class balances have been reduced to zero.

          With respect to the Group 4 Senior Certificates:

          On each Distribution Date, an amount equal to the lesser of (a) the
Senior Principal Distribution Amount for Loan Group 4 for such Distribution Date and (b) the Pool Distribution Amount for Loan Group 4 remaining after distributions of interest on the Group 4 Senior Certificates will be distributed as principal to the following classes of Group 4 Senior Certificates, concurrently, as follows:

          (a) approximately 95.5604679009%, concurrently, as follows:

                                              S-98

               (i)  approximately 48.1927710843% to the Class 4-A-1
                    Certificates, until their class balance has been reduced to zero;

               (ii) approximately 51.8072289157%, sequentially, as follows:

                    (1)  to the Class 4-A-2 Certificates, until their class
                         balance has been reduced to zero;

                    (2)  to the Class 4-A-3 Certificates, until their class
                         balance has been reduced to zero; and

          (b) approximately 4.4395320991% to the Class 4-A-4 Certificates, until their class balance has been reduced to zero.

          With respect to the Group 5 Senior Certificates:

          On each Distribution Date, an amount equal to the lesser of (a) the
Senior Principal Distribution Amount for Loan Group 5 for such Distribution Date and (b) the Pool Distribution Amount for Loan Group 5 remaining after distributions of interest on the Group 5 Senior Certificates will be distributed as principal to the following classes of Group 5 Senior Certificates, concurrently, as follows:

          (a) approximately 96.373024719%, concurrently, as follows:

               (i)  approximately 23.0845587387% to the Class 5-A-1
                    Certificates, until their class balance has been reduced to zero;

               (ii) approximately 76.9154412613%, sequentially, as follows:

                    (1)  to the Class 5-A-2 Certificates, until their class
                         balance has been reduced to zero;

                    (2)  to the Class 5-A-3 Certificates, until their class
                         balance has been reduced to zero; and

          (b) approximately 3.626975281% to the Class 5-A-4 Certificates, until their class balance has been reduced to zero.

          With respect to the Group 6A Senior Certificates:

          On each Distribution Date, an amount equal to the lesser of (a) the
Senior Principal Distribution Amount for Loan Group 6A for such Distribution
Date and (b) the Pool Distribution Amount for Loan Group 6A remaining after distributions of interest on the Group 6A Senior Certificates will be distributed concurrently as principal to the Class 6-A-1 and Class 6-A-2
Certificates, pro rata, until their class balances have been reduced to zero.

          With respect to the Group 6B Senior Certificates:

          On each Distribution Date, an amount equal to the lesser of (a) the
Senior Principal Distribution Amount for Loan Group 6B for such Distribution
Date and (b) the Pool Distribution Amount for Loan Group 6B remaining after distributions of interest on the Group 6B Senior Certificates will be distributed concurrently as principal to the Class 6-A-3 and Class 6-A-4
Certificates, pro rata, until their class balances have been reduced to zero.

          The "SENIOR CREDIT SUPPORT DEPLETION DATE" (i) for the Groups in
Aggregate Group X, will be the date on which the aggregate class balance of the
Aggregate Group X Subordinate Certificates has been reduced to zero, (ii) for
Group 5, will be the date on which the aggregate class balance of the Class 5-B
Certificates has been reduced to zero and (iii) for the Groups in Aggregate
Group 6, will be the date on which the aggregate class balance of the Aggregate
Group 6 Subordinate Certificates has been reduced to zero.

          The "SENIOR PRINCIPAL DISTRIBUTION AMOUNT" for a Loan Group (other than Loan Group 1) for any Distribution Date will equal the sum of:

                                              S-99

          (a) the Senior Percentage for such Loan Group of the Scheduled
Principal Payments for that Distribution Date; and

          (b) the Senior Prepayment Percentage for such Loan Group of the
Unscheduled Principal Payments for that Distribution Date.

          The "POOL PRINCIPAL BALANCE" for a Loan Group with respect to any
Distribution Date equals the aggregate Stated Principal Balances of the Mortgage
Loans in such Loan Group outstanding on the due date in the month preceding the month of such Distribution Date.

          The "SENIOR PERCENTAGE" for a Loan Group (other than Loan Group 1) for any Distribution Date will equal (i) the sum of the aggregate class balance of the Senior Certificates of the related Group immediately prior to such date, divided by (ii) the Pool Principal Balance of the such Loan Group for such date.

          The "SUBORDINATE PERCENTAGE" for a Loan Group (other than Loan Group
1) for any Distribution Date will equal 100% minus the Senior Percentage for such Loan Group for such date.

          As of the Cut-off Date, the approximate Senior Percentage and
Subordinate Percentage for each Loan Group (other than Loan Group 1) are expected to be as follows:

                            SENIOR        SUBORDINATE
LOAN GROUP         PERCENTAGE     PERCENTAGE
--------------           ----------         -----------
Loan Group 2           95.7487%           4.2513%
Loan Group 3           95.7496%           4.2504%
Loan Group 4           95.7496%           4.2504%
Loan Group 5           96.4999%           3.5001%
Loan Group 6A        94.9999%           5.0001%
Loan Group 6B        94.9998%           5.0002%

          The "SENIOR PREPAYMENT PERCENTAGE" for a Loan Group will be as follows:

          (a) for each Loan Group in Aggregate Loan Group X for any Distribution
Date occurring during the periods set forth below will be as follows:

DISTRIBUTION DATE OCCURRING IN       SENIOR PREPAYMENT PERCENTAGE
 ------------------------------                   ----------------------------
May 2006 through April 2013             100%;

May 2013 through April 2014             the applicable Senior Percentage, plus 70% of
                                                 the applicable Subordinate Percentage;

May 2014 through April 2015             the applicable Senior Percentage, plus 60% of
                                                 the applicable Subordinate Percentage;

May 2015 through April 2016             the applicable Senior Percentage, plus 40% of
                                                 the applicable Subordinate Percentage;

May 2016 through April 2017             the applicable Senior Percentage, plus 20% of
                                             the applicable Subordinate Percentage; and

May 2017 and thereafter                  the applicable Senior Percentage;

          provided, however, (i) if on any Distribution Date the percentage equal to (x) the aggregate class balance of the Senior Certificates in Aggregate
Group X divided by (y) the aggregate Pool Principal Balance for Aggregate Loan
Group X (such percentage the "AGGREGATE GROUP X SENIOR PERCENTAGE") exceeds such percentage as of the Closing Date, then the Senior Prepayment Percentage for each Loan Group in Aggregate Loan Group X for such Distribution Date will equal
100%, (ii) if on any Distribution Date prior to the May 2009 Distribution Date, prior to giving effect to any distributions, the percentage equal to the aggregate class balance of the Aggregate Group X Subordinate Certificates divided by the aggregate Pool Principal Balance for Aggregate Loan Group X (the
"AGGREGATE GROUP X SUBORDINATE PERCENTAGE") is greater than or equal to twice such percentage calculated as of the Closing Date, then the Senior Prepayment
Percentage for each Loan Group in Aggregate Loan Group X for such Distribution
Date will equal the Senior Percentage for such Loan Group plus 50% of the
Subordinate Percentage for

                                              S-100

such Loan Group and (iii) if on any Distribution Date on or after the May 2009
Distribution Date, prior to giving effect to any distributions, the Aggregate
Group X Subordinate Percentage is greater than or equal to twice such percentage calculated as of the Closing Date, then the Senior Prepayment Percentage for each Loan Group in Aggregate Loan Group X for such Distribution Date will equal the Senior Percentage for such Loan Group;

          (b) for Loan Group 5 for any Distribution Date occurring during the periods set forth below will be as follows:

DISTRIBUTION DATE OCCURRING IN       SENIOR PREPAYMENT PERCENTAGE
-------------------------------                   ----------------------------
May 2006 through April 2013               100%;

May 2013 through April 2014               the applicable Senior Percentage, plus 70% of
                                                   the applicable Subordinate Percentage;

May 2014 through April 2015               the applicable Senior Percentage, plus 60% of
                                                   the applicable Subordinate Percentage;

May 2015 through April 2016               the applicable Senior Percentage, plus 40% of
                                                   the applicable Subordinate Percentage;

May 2016 through April 2017               the applicable Senior Percentage, plus 20% of
                                                   the applicable Subordinate Percentage; and

May 2017 and thereafter                    the applicable Senior Percentage;

          provided, however, (i) if on any Distribution Date the percentage equal to (x) the aggregate class balance of the Group 5 Senior Certificates divided by (y) the Pool Principal Balance for Loan Group 5 (such percentage the
"GROUP 5 SENIOR PERCENTAGE") exceeds such percentage as of the Closing Date, then the Senior Prepayment Percentage for Loan Group 5 for such Distribution
Date will equal 100%, (ii) if on any Distribution Date prior to the May 2009
Distribution Date, prior to giving effect to any distributions, the percentage equal to the aggregate class balance of the Class 5-B Certificates divided by the Pool Principal Balance for Loan Group 5 (the "GROUP 5 SUBORDINATE
PERCENTAGE") is greater than or equal to twice such percentage calculated as of the Closing Date, then the Senior Prepayment Percentage for Loan Group 5 for such Distribution Date will equal the Senior Percentage for Loan Group 5 plus
50% of the Subordinate Percentage for Loan Group 5 and (iii) if on any
Distribution Date on or after the May 2009 Distribution Date, prior to giving effect to any distributions, the Group 5 Subordinate Percentage is greater than or equal to twice such percentage calculated as of the Closing Date, then the
Senior Prepayment Percentage for Loan Group 5 for such Distribution Date will equal the Senior Percentage for Loan Group 5; and

          (c) for each Loan Group in Aggregate Loan Group 6 for any Distribution
Date occurring during the periods set forth below will be as follows:

DISTRIBUTION DATE OCCURRING IN       SENIOR PREPAYMENT PERCENTAGE
-------------------------------                   ----------------------------
May 2006 through April 2013               100%;

May 2013 through April 2014               the applicable Senior Percentage, plus 70% of
                                                   the applicable Subordinate Percentage;

May 2014 through April 2015               the applicable Senior Percentage, plus 60% of
                                                   the applicable Subordinate Percentage;

May 2015 through April 2016               the applicable Senior Percentage, plus 40% of
                           the applicable Subordinate Percentage;

May 2016 through April 2017               the applicable Senior Percentage, plus 20% of
                                                           the applicable Subordinate Percentage; and

May 2017 and thereafter                                the applicable Senior Percentage;

          provided, however, (i) if on any Distribution Date the percentage equal to (x) the aggregate class balance of the Senior Certificates in Aggregate
Group 6 divided by (y) the aggregate Pool Principal Balance for Aggregate Loan
Group 6 (such percentage the "AGGREGATE GROUP 6 SENIOR PERCENTAGE") exceeds such percentage as of the Closing Date, then the Senior Prepayment Percentage for each Loan Group in Aggregate Loan Group 6 for such Distribution Date will equal
100%, (ii) if on any Distribution Date prior to the May 2009 Distribution Date, prior to giving effect to any distributions, the percentage equal to the aggregate class balance of the Aggregate Group 6 Subordinate Certificates divided by the aggregate Pool Principal Balance for Aggregate Loan Group 6 (the
"AGGREGATE GROUP 6 SUBORDINATE PERCENTAGE") is greater than or equal to twice such percentage calculated as of the Closing Date, then the Senior Prepayment
Percentage for each Loan Group in Aggregate Loan Group 6 for such

                                              S-101

Distribution Date will equal the Senior Percentage for such Loan Group plus 50%
of the Subordinate Percentage for such Loan Group and (iii) if on any
Distribution Date on or after the May 2009 Distribution Date, prior to giving effect to any distributions, the Aggregate Group 6 Subordinate Percentage is
greater than or equal to twice such percentage calculated as of the Closing
Date, then the Senior Prepayment Percentage for each Loan Group in Aggregate
Loan Group 6 for such Distribution Date will equal the Senior Percentage for such Loan Group.

          No decrease in the share of the applicable Subordinate Percentage (for calculating the applicable Senior Prepayment Percentage) will occur, and the
Senior Prepayment Percentages for the Loan Groups in Aggregate Loan Group X,
Loan Group 5 or the Loan Groups in Aggregate Loan Group 6, as the case may be, for such prior period will be calculated without regard to clause (ii) or (iii)
of the applicable paragraph above, if as of any Distribution Date as to which any such decrease applies, (i) the outstanding principal balance of all Mortgage
Loans in the related Loan Groups (including, for this purpose, any Mortgage
Loans in such Loan Groups in foreclosure, any REO Property in such Loan Groups and any Mortgage Loan in such Loan Groups for which the mortgagor has filed for bankruptcy after the Closing Date) delinquent 60 days or more (averaged over the preceding six-month period), as a percentage of the aggregate class balance of the Aggregate Group X Subordinate Certificates, with respect to the Loan Groups in Aggregate Loan Group X, the Class 5-B Certificates, with respect to Loan
Group 5, or the Aggregate Group 6 Subordinate Certificates, with respect to the
Loan Groups in Aggregate Loan Group 6, is equal to or greater than 50% or (ii)
cumulative Realized Losses with respect to the Mortgage Loans in the related
Loan Groups exceed the percentages of the aggregate class balance of the
Aggregate Group X Subordinate Certificates, with respect to the Loan Groups in
Aggregate Loan Group X, the Class 5-B Certificates, with respect to Loan Group
5, or the Aggregate Group 6 Subordinate Certificates, as of the Closing Date
(with respect to the Aggregate Group X Subordinate Certificates, the Class 5-B
Certificates or the Aggregate Group 6 Subordinate Certificates, as applicable, the "ORIGINAL SUBORDINATE PRINCIPAL BALANCE") indicated below:

                                                       PERCENTAGE OF
                                                  ORIGINAL
                            SUBORDINATE
DISTRIBUTION DATE OCCURRING IN      PRINCIPAL BALANCE
-------------------------------                --------------------
May 2006 through April 2009                      20%
May 2009 through April 2014                      30%
May 2014 through April 2015                      35%
May 2015 through April 2016                      40%
May 2016 through April 2017                      45%
May 2017 and thereafter                           50%

          This disproportionate allocation of certain unscheduled payments in respect of principal will have the effect of accelerating the amortization of the Senior Certificates of a Group (other than the Class 5-A-X Certificates)
while, in the absence of Realized Losses on the Mortgage Loans in the related
Loan Group, increasing the relative interest in the related Pool Principal
Balance evidenced by the Subordinate Certificates. Increasing the interest of the Subordinate Certificates relative to that of the applicable Senior
Certificates of such Group is intended to preserve the availability of the subordination provided by such Subordinate Certificates.

          The "SUBORDINATE PREPAYMENT PERCENTAGE" for a Loan Group (other than
Loan Group 1) as of any Distribution Date will equal 100% minus the Senior
Prepayment Percentage for such Loan Group for such date.

          If on any Distribution Date the allocation to any class of Senior
Certificates in a Shifting Interest Group then entitled to distributions of full and partial principal prepayments and other amounts to be allocated in accordance with the applicable Senior Prepayment Percentage, as described above, would reduce the outstanding class balance of such class below zero, the distribution to that class of the applicable Senior Prepayment Percentage of those amounts for such Distribution Date will be limited to the percentage necessary to reduce the related class balance to zero.

          Subordinate Principal Distribution Amount

          On each Distribution Date, each class of Aggregate Group X Subordinate
Certificates, each class of Class 5-B Certificates and each class of Aggregate
Group 6 Subordinate Certificates that is entitled to receive a

                                              S-102

principal distribution will receive its pro rata share (based on the class balances of all the Aggregate Group X Subordinate Certificates, Class 5-B
Certificates or Aggregate Group 6 Subordinate Certificates, as the case may be, in respect of clause (a) of the Subordinate Principal Distribution Amounts and
the class balances of all the Aggregate Group X Subordinate Certificates, Class
5-B Certificates or Aggregate Group 6 Subordinate Certificates, as the case may be, that are entitled to receive a principal distribution, in respect of clause
(b) of the Subordinate Principal Distribution Amounts) of the Subordinate
Principal Distribution Amounts for the related Loan Groups, to the extent that the remaining Pool Distribution Amounts for such Loan Groups are sufficient therefor. With respect to each class of Aggregate Group X Subordinate
Certificates, each class of Class 5-B Certificates and each class of Aggregate
Group 6 Subordinate Certificates, if on any Distribution Date the Fractional
Interest is less than the Fractional Interest for that class on the Closing
Date, no classes of Aggregate Group X Subordinate Certificates, Class 5-B
Certificates or Aggregate Group 6 Subordinate Certificates, as applicable, with higher numerical designations than such class will be entitled to receive a principal distribution in respect of clause (b) of the Subordinate Principal
Distribution Amounts.

          Distributions of principal on each class of Aggregate Group X
Subordinate Certificates that is entitled to receive a principal distribution on a Distribution Date will be made sequentially to each class of Aggregate Group X
Subordinate Certificates in the order of their numerical class designations, beginning with the Class X-B-1 Certificates, until each such class has received its respective pro rata share for the Distribution Date.

          Distributions of principal on each class of Class 5-B Certificates that is entitled to receive a principal distribution on a Distribution Date will be made sequentially to each class of Class 5-B Certificates in the order of their numerical class designations, beginning with the Class 5-B-1 Certificates, until each such class has received its respective pro rata share for the
Distribution Date.

          Distributions of principal on each class of Aggregate Group 6
Subordinate Certificates that is entitled to receive a principal distribution on a Distribution Date will be made sequentially to each class of Aggregate Group 6
Subordinate Certificates in the order of their numerical class designations, beginning with the Class 6-B-1 Certificates, until each such class has received its respective pro rata share for the Distribution Date.

          The "FRACTIONAL INTEREST" with respect to any Distribution Date and each class of Aggregate Group X Subordinate Certificates, Class 5-B Certificates
or Aggregate Group 6 Subordinate Certificates will equal (i) the aggregate of the class balances immediately prior to such Distribution Date of all classes of
Aggregate Group X Subordinate Certificates, Class 5-B Certificates or Aggregate
Group 6 Subordinate Certificates, as applicable, that have higher numerical class designations than such class divided by (ii) (A) in the case of the
Aggregate Group X Subordinate Certificates, the aggregate of the Pool Principal
Balances of the Loan Groups in Aggregate Loan Group X immediately prior to such
Distribution Date, (B) in the case of the Class 5-B Certificates, the Pool
Principal Balance for Loan Group 5 immediately prior to such Distribution Date or (C) in the case of the Aggregate Group 6 Subordinate Certificates, the aggregate of the Pool Principal Balances of the Loan Groups in Aggregate Loan
Group 6 immediately prior to such Distribution Date.

          The approximate Fractional Interests for the Shifting Interest Class B
Certificates on the Closing Date are expected to be as follows:

   AGGREGATE GROUP X
SUBORDINATE CERTIFICATES

Class X-B-1.............   1.65%
Class X-B-2.............   1.05%
Class X-B-3.............   0.65%
Class X-B-4.............   0.40%
Class X-B-5.............   0.20%
Class X-B-6.............   0.00%

                                              S-103

 CLASS 5-B CERTIFICATES

Class 5-B-1.............   1.40%
Class 5-B-2.............   0.85%
Class 5-B-3.............   0.55%
Class 5-B-4.............   0.35%
Class 5-B-5.............   0.20%
Class 5-B-6.............   0.00%

   AGGREGATE GROUP 6
SUBORDINATE CERTIFICATES

Class 6-B-1.............   3.50%
Class 6-B-2.............   2.70%
Class 6-B-3.............   2.40%
Class 6-B-4.............   2.00%
Class 6-B-5.............   1.75%
Class 6-B-6.............   1.50%
Class 6-B-7.............   1.20%
Class 6-B-8.............   1.00%
Class 6-B-9.............   0.70%
Class 6-B-10............   0.30%
Class 6-B-11............   0.00%

          The "SUBORDINATE PRINCIPAL DISTRIBUTION AMOUNT" for a Loan Group
(other than Loan Group 1) for any Distribution Date will equal the sum of:

                    (a) the Subordinate Percentage for such Loan Group of the
          Scheduled Principal Payments for such Distribution Date; and

                    (b) the Subordinate Prepayment Percentage for such Loan
          Group of the Unscheduled Principal Payments for such Distribution
          Date.

          Class 2-A-R Certificate

          The Class 2-A-R Certificate will remain outstanding for so long as the
Issuing Entity exists, whether or not it is receiving current distributions of principal or interest. In addition to distributions of interest and principal as described above, on each Distribution Date, the holder of the Class 2-A-R
Certificate will be entitled to receive any Available Funds for Loan Group 1 or
Pool Distribution Amount for a Shifting Interest Loan Group remaining after the payment of (i) interest and principal on the Senior Certificates of any Group and (ii) interest and principal on the applicable Subordinate Certificates, as described above. It is not anticipated that there will be any significant amounts remaining for any such distribution.

         Cross-Collateralization -- Aggregate Group X

         On each Distribution Date prior to the Senior Credit Support Depletion
Date for Aggregate Group X but on or after the date on which the class balances of the Senior Certificates of a Group in Aggregate Group X have been reduced to zero, amounts otherwise distributable as Unscheduled Principal Payments with respect to the related Loan Group in Aggregate Loan Group X on the Aggregate
Group X Subordinate Certificates will be paid as principal to the remaining classes of Senior Certificates of the other Groups in Aggregate Group X in accordance with the priorities set forth for the applicable Group under
"--Principal --Senior Principal Distribution Amount," provided that on such
Distribution Date (a) the Aggregate Group X Subordinate Percentage for such
Distribution Date is less than twice the initial Aggregate Group X Subordinate
Percentage or (b) the average outstanding principal balance of the Mortgage
Loans in Aggregate Loan Group X (including, for this purpose, any Mortgage Loan in such Loan Group in foreclosure, any REO Property in such Loan Group and any
Mortgage Loan in such Loan Group for which the mortgagor has filed for bankruptcy after the Closing Date) delinquent 60 days or more over the last six months as a percentage of the aggregate class balance of the Aggregate Group X
Subordinate

                                              S-104

Certificates is greater than or equal to 50%. If the Senior Certificates of two or more Groups in Aggregate Group X remain outstanding, the distributions described above will be made to the Senior Certificates of such Groups, pro rata, in proportion to the aggregate class balance of the Senior Certificates of each such Group.

          In addition, if on any Distribution Date, after giving effect to the preceding paragraph, the aggregate class balance of the Senior Certificates of a
Group in Aggregate Group X (after giving effect to distributions to be made on such Distribution Date) is greater than the Adjusted Pool Amount of the related
Loan Group (any such Group, the "AGGREGATE GROUP X UNDERCOLLATERALIZED GROUP"
and any such excess, the "AGGREGATE GROUP X UNDERCOLLATERALIZED AMOUNT"), all
amounts otherwise distributable as principal on the Aggregate Group X
Subordinate Certificates, in reverse order of their numerical designations will be paid as principal to the Senior Certificates of the Aggregate Group X
Undercollateralized Group together with the applicable Senior Principal
Distribution Amount in accordance with the priorities set forth under
"--Principal--Senior Principal Distribution Amount," until the aggregate class balance of the Senior Certificates of the Aggregate Group X Undercollateralized
Group equals the Adjusted Pool Amount of the related Loan Group. If two or more
Groups are Aggregate Group X Undercollateralized Groups, the distributions described above will be made, pro rata, in proportion to the amount by which the aggregate class balance of the Senior Certificates of each such Group exceeds the Pool Principal Balance of the related Loan Group.

          Also, the amount of any unpaid interest shortfall amounts described in clause (ii) of the definition of Interest Distribution Amount with respect to the Aggregate Group X Undercollateralized Group (including any interest shortfall amount for such Distribution Date) will be paid to the Aggregate Group
X Undercollateralized Group in accordance with clause (i) in the definition of
"Pool Distribution Amount Allocation" prior to the payment of any Aggregate
Group X Undercollateralized Amount from amounts otherwise distributable as principal on the Aggregate Group X Subordinate Certificates, in reverse order of their numerical designations.

          Cross-Collateralization -- Aggregate Group 6

          On each Distribution Date prior to the Senior Credit Support Depletion
Date for Aggregate Group 6 but on or after the date on which the class balances of the Senior Certificates of a Group in Aggregate Group 6 have been reduced to zero, amounts otherwise distributable as Unscheduled Principal Payments with respect to the related Loan Group in Aggregate Loan Group 6 on the Aggregate
Group 6 Subordinate Certificates will be paid as principal to the remaining classes of Senior Certificates of the other Groups in Aggregate Group 6 in accordance with the priorities set forth for the applicable Group under
"--Principal --Senior Principal Distribution Amount," provided that on such
Distribution Date (a) the Aggregate Group 6 Subordinate Percentage for such
Distribution Date is less than twice the initial Aggregate Group 6 Subordinate
Percentage or (b) the average outstanding principal balance of the Mortgage
Loans in Aggregate Loan Group 6 (including, for this purpose, any Mortgage Loan in such Loan Group in foreclosure, any REO Property in such Loan Group and any
Mortgage Loan in such Loan Group for which the mortgagor has filed for bankruptcy after the Closing Date) delinquent 60 days or more over the last six months as a percentage of the aggregate class balance of the Aggregate Group 6
Subordinate Certificates is greater than or equal to 50%.

          In addition, if on any Distribution Date, after giving effect to the preceding paragraph, the aggregate class balance of the Senior Certificates of a
Group in Aggregate Group 6 (after giving effect to distributions to be made on such Distribution Date) is greater than the Adjusted Pool Amount of the related
Loan Group (any such Group, the "AGGREGATE GROUP 6 UNDERCOLLATERALIZED GROUP"
and any such excess, the "AGGREGATE GROUP 6 UNDERCOLLATERALIZED AMOUNT"), all
amounts otherwise distributable as principal on the Aggregate Group 6
Subordinate Certificates, in reverse order of their numerical designations will be paid as principal to the Senior Certificates of the Aggregate Group 6
Undercollateralized Group together with the applicable Senior Principal
Distribution Amount in accordance with the priorities set forth under
"--Principal--Senior Principal Distribution Amount," until the aggregate class balance of the Senior Certificates of the Aggregate Group 6 Undercollateralized
Group equals the Adjusted Pool Amount of the related Loan Group. If two or more
Groups are Aggregate Group 6 Undercollateralized Groups, the distributions described above will be made, pro rata, in proportion to the amount by which the aggregate class balance of the Senior Certificates of each such Group exceeds the Pool Principal Balance of the related Loan Group.

                                             S-105

          Also, the amount of any unpaid interest shortfall amounts described in clause (ii) of the definition of Interest Distribution Amount with respect to the Aggregate Group 6 Undercollateralized Group (including any interest shortfall amount for such Distribution Date) will be paid to the Aggregate Group
6 Undercollateralized Group in accordance with clause (i) in the definition of
"Pool Distribution Amount Allocation" prior to the payment of any Aggregate
Group 6 Undercollateralized Amount from amounts otherwise distributable as principal on the Aggregate Group 6 Subordinate Certificates, in reverse order of their numerical designations.

ALLOCATION OF LOSSES TO THE SHIFTING INTEREST CERTIFICATES

          On each Distribution Date, (i) any Realized Loss on an Aggregate Group
X Mortgage Loan will be allocated first to the Aggregate Group X Subordinate
Certificates, in the reverse order of their numerical class designations
(beginning with the class of Aggregate Group X Subordinate Certificates then outstanding with the highest numerical class designation), in each case until the class balance of the respective class of Certificates has been reduced to zero, and then to the Senior Certificates of the related Group pro rata based on their respective class balances, (ii) any Realized Loss on a Group 5 Mortgage
Loan will be allocated first to the Class 5-B Certificates, in the reverse order of their numerical class designations (beginning with the class of Class 5-B
Certificates then outstanding with the highest numerical class designation), in each case until the class balance of the respective class of Certificates has been reduced to zero, and then to the Group 5 Senior Certificates pro rata based on their respective class balances and (iii) any Realized Loss on an Aggregate
Group 6 Mortgage Loan will be allocated first to the Aggregate Group 6
Subordinate Certificates, in the reverse order of their numerical class designations (beginning with the class of Aggregate Group 6 Subordinate
Certificates then outstanding with the highest numerical class designation), in each case until the class balance of the respective class of Certificates has been reduced to zero, and then to the Senior Certificates of the related Group pro rata based on their respective class balances.

          Such allocation will be effected for Aggregate Loan Group X on each such Distribution Date by reducing the class balance of the class of Aggregate
Group X Subordinate Certificates then outstanding with the highest numerical class designation if and to the extent that the sum of the class balances of all classes of the Aggregate Group X Senior Certificates and the Aggregate Group X
Subordinate Certificates (after taking into account the amount of all distributions to be made on such Distribution Date) exceeds the sum of the
Adjusted Pool Amounts for such Distribution Date for Aggregate Loan Group X.

          Such allocation will be effected for Loan Group 5 on each such
Distribution Date by reducing the class balance of the class of Class 5-B
Certificates then outstanding with the highest numerical class designation if and to the extent that the sum of the class balances of all classes of the Group
5 Senior Certificates and the Class 5-B Certificates (after taking into account the amount of all distributions to be made on such Distribution Date) exceeds the Adjusted Pool Amount for such Distribution Date for Loan Group 5.

          Such allocation will be effected for Aggregate Loan Group 6 on each such Distribution Date by reducing the class balance of the class of Aggregate
Group 6 Subordinate Certificates then outstanding with the highest numerical class designation if and to the extent that the sum of the class balances of all classes of the Aggregate Group 6 Senior Certificates and the Aggregate Group 6
Subordinate Certificates (after taking into account the amount of all distributions to be made on such Distribution Date) exceeds the sum of the
Adjusted Pool Amounts for such Distribution Date for Aggregate Loan Group 6.

          After the applicable Senior Credit Support Depletion Date, on each
Distribution Date, the aggregate of the class balances of all classes of Senior
Certificates of each related Group then outstanding will be reduced if and to the extent that such aggregate class balance (after taking into account the amount of all distributions to be made on such Distribution Date) exceeds the
Adjusted Pool Amount for the related Loan Group for such Distribution Date. The amount of any such reduction will be allocated among the Senior Certificates of such Group pro rata based on their respective class balances. Realized Losses allocated to the Class 5-A-2 and Class 5-A-3 Certificates will reduce the Class
5-A-X Notional Amount.

          After the applicable Senior Credit Support Depletion Date, the class balance of a class of Super Senior Support Certificates of a Shifting Interest
Group will be reduced not only by the principal portion of Realized Losses allocated to such class as provided in the preceding paragraph but also by the portion allocated to the related class or classes of Super Senior Certificates indicated in the following table:

                                             S-106

      SUPER SENIOR CLASSES          SUPER SENIOR SUPPORT CLASSES

                2-A-1                                     2-A-2
                3-A-1                                             3-A-2
       4-A-1, 4-A-2 and 4-A-3                                       4-A-4
        5-A-1, 5-A-2, 5-A-3 and 5-A-X                                 5-A-4
                      6-A-1                                                               6-A-2
                      6-A-3                                                               6-A-4

          In the event a Recovery is received respect to a Mortgage Loan in a
Shifting Interest Loan Group, such Recovery will be distributed to the Senior
Certificates of such Group and the then-outstanding related Subordinate
Certificates in the same manner as Liquidation Proceeds are distributed.

          With respect to any Distribution Date, the "ADJUSTED POOL AMOUNT" for
a Loan Group will equal the aggregate unpaid principal balance of the Mortgage
Loans in such Loan Group as of the Cut-off Date minus the sum of (i) all amounts in respect of principal received in respect of the Mortgage Loans in such Loan
Group (including amounts received as Advances, principal prepayments and
Liquidation Proceeds in respect of principal) and distributed on the
Certificates on such Distribution Date and all prior Distribution Dates and (ii)
the principal portion of all Realized Losses (other than Debt Service
Reductions) incurred on the Mortgage Loans in such Loan Group from the Cut-off
Date through the end of the month preceding such Distribution Date.

RESTRICTIONS ON TRANSFER OF THE CLASS 2-A-R CERTIFICATE

          The Class 2-A-R Certificate will be subject to the following restrictions on transfer and will contain a legend describing such restrictions.

          The REMIC provisions of the Code impose certain taxes on (i)
transferors of residual interests to, or agents that acquire residual interests on behalf of, Disqualified Organizations (as defined in the prospectus) and (ii)
certain Pass-Through Entities (as defined in the prospectus) that have
Disqualified Organizations as beneficial owners. No tax will be imposed on a
Pass-Through Entity (other than an "electing large partnership" (as defined in the prospectus)) with respect to the Class 2-A-R Certificate to the extent it has received an affidavit from the owner thereof that such owner is not a
Disqualified Organization or a nominee for a Disqualified Organization.

          The Pooling and Servicing Agreement will provide that no legal or beneficial interest in the Class 2-A-R Certificate may be transferred to or registered in the name of any person unless:

          o    the proposed purchaser provides to the Securities Administrator an affidavit to the effect that, among other items, such
               transferee is not a Disqualified Organization and is not
               purchasing the Class 2-A-R Certificate as an agent for a
               Disqualified Organization (i.e., as a broker, nominee or other middleman thereof); and

          o    the transferor states in writing to the Securities Administrator that it has no actual knowledge that such affidavit is false.

          Further, such affidavit will require the transferee to affirm that it
(a) historically has paid its debts as they have come due and intends to do so in the future, (b) understands that it may incur tax liabilities with respect to the Class 2-A-R Certificate in excess of cash flows generated thereby, (c)
intends to pay taxes associated with holding the Class 2-A-R Certificate as such taxes become due and (d) will not transfer the Class 2-A-R Certificate to any person or entity that does not provide a similar affidavit. The transferor must certify in writing to the Securities Administrator that, as of the date of the transfer, it had no knowledge or reason to know that the affirmations made by the transferee pursuant to the preceding sentence were false.

          Treasury regulations applicable to REMICs (the "REMIC REGULATIONS")
disregard certain transfers of residual interests, in which case the transferor would continue to be treated as the owner of a residual interest and thus would continue to be subject to tax on its allocable portion of the net income of the applicable REMIC. Under the REMIC Regulations, a transfer of a "noneconomic residual interest" (as defined below) to a holder generally is

                                             S-107

disregarded for all federal income tax purposes if a significant purpose of the transfer is to impede the assessment or collection of tax. A residual interest in a REMIC (including a residual interest with a positive value at issuance) is a "noneconomic residual interest" unless, at the time of the transfer, (i) the present value of the expected future distributions on the residual interest at least equals the product of the present value of the anticipated excess inclusions and the highest corporate income tax rate in effect for the year in which the transfer occurs, and (ii) the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes on each excess inclusion. The REMIC Regulations explain that a significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. Under the REMIC Regulations, a safe harbor is provided if (i) the transferor conducted, at the time of the transfer, a reasonable investigation of the financial condition of the transferee and found that the transferee historically had paid its debts as they came due and found no significant evidence to indicate that the transferee would not continue to pay its debts as they came due in the future, (ii) the transferee represents to the transferor that it understands that, as the holder of the non-economic residual interest, the transferee may incur liabilities in excess of any cash flows generated by the interest and that the transferee intends to pay taxes associated with holding the residual interest as they become due and (iii) the transferee represents to the transferor that it will not cause income from the residual interest to be attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, and the residual interest is, in fact, not transferred to such a permanent establishment or fixed base of the transferee or any other person. The Pooling and Servicing Agreement will require a transferee of the
Class 2-A-R Certificate to certify to the matters in the preceding sentence as part of the affidavit described above.

          In addition to the three conditions set forth above for the transferor of a noneconomic residual interest to be presumed not to have knowledge that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC, the REMIC Regulations contain a fourth condition for the transferor to be presumed to lack such knowledge. This fourth condition requires that one of the two following tests be satisfied:

               (a) the present value of the anticipated tax liabilities
          associated with holding the noneconomic residual interest not exceed the sum of:

                    (i) the present value of any consideration given to the
               transferee to acquire the interest;

                    (ii) the present value of the expected future distributions on the interest; and

                    (iii) the present value of the anticipated tax savings
               associated with holding the interest as the applicable REMIC generates losses; or

               (b) (i) the transferee must be a domestic "C" corporation (other than a corporation exempt from taxation or a regulated investment company or real estate investment trust) that meets certain asset tests;

                    (ii) the transferee must agree in writing that any
               subsequent transfer of the residual interest would be to an eligible "C" corporation and would meet the requirements for a safe harbor transfer; and

                    (iii) the facts and circumstances known to the transferor on or before the date of the transfer must not reasonably indicate that the taxes associated with ownership of the residual interest will not be paid by the transferee.

          For purposes of the computations in clause (a) the transferee is assumed to pay tax at the highest corporate rate of tax specified in the Code or, in certain circumstances, the alternative minimum tax rate. Further, present values generally are computed using a discount rate equal to the short-term
Federal rate set forth in Section 1274(d) of the Code for the month of the transfer and the compounding period used by the transferee.

                                             S-108

          The Pooling and Servicing Agreement will not require that transfers of the Class 2-A-R Certificate meet the fourth requirement above, and therefore such transfers may not meet the safe harbor. The holder of the Class 2-A-R
Certificate is advised to consult its tax advisor regarding the advisability of meeting the safe harbor.

          In addition, the Class 2-A-R Certificate may not be purchased by or transferred to any person that is not a U.S. Person, unless:

          o    such person holds the Class 2-A-R Certificate in connection with the conduct of a trade or business within the United States and furnishes the transferor and the Securities Administrator with an effective Internal Revenue Service Form W-8ECI; or

          o    the transferee delivers to both the transferor and the Securities
               Administrator an opinion of a nationally-recognized tax counsel to the effect that such transfer is in accordance with the requirements of the Code and the regulations promulgated
               thereunder and that such transfer of the Class 2-A-R Certificate will not be disregarded for federal income tax purposes.

          The term "U.S. PERSON" means a citizen or resident of the United
States, a corporation or partnership (unless, in the case of a partnership,
Treasury regulations are adopted that provide otherwise) created or organized in or under the laws of the United States, any state thereof or the District of
Columbia, including an entity treated as a corporation or partnership for federal income tax purposes, an estate whose income is subject to United States federal income tax regardless of its source, or a trust if a court within the
United States is able to exercise primary supervision over the administration of such trust, and one or more such U.S. Persons have the authority to control all substantial decisions of such trust (or, to the extent provided in applicable
Treasury regulations, certain trusts in existence on August 20, 1996 which are eligible to elect to be treated as U.S. Persons).

          THE POOLING AND SERVICING AGREEMENT WILL PROVIDE THAT ANY ATTEMPTED OR
PURPORTED TRANSFER IN VIOLATION OF THESE TRANSFER RESTRICTIONS WILL BE NULL AND
VOID AND WILL VEST NO RIGHTS IN ANY PURPORTED TRANSFEREE.

          Any transferor or agent to whom the Securities Administrator provides information as to any applicable tax imposed on such transferor or agent may be required to bear the cost of computing or providing such information.

          See "Federal Income Tax Consequences--Federal Income Tax Consequences
for REMIC Certificates--Taxation of Residual Certificates--Tax-Related
Restrictions on Transfer of Residual Certificates" in the prospectus.

          THE CLASS 2-A-R CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO
ANY PLAN OR ANY PERSON ACTING ON BEHALF OF OR INVESTING THE ASSETS OF SUCH PLAN.

          See "Benefit Plan Considerations" in this prospectus supplement and
"Benefit Plan Considerations" in the prospectus.

INTEREST RATE SWAP AGREEMENT, THE SWAP PROVIDER AND THE SWAP ACCOUNT

          The Interest Rate Swap Agreement

          On or before the Closing Date, the Supplemental Interest Trust Trustee
will enter into the Interest Rate Swap Agreement with the Swap Provider. The
Interest Rate Swap Agreement will be administered by the Supplemental Interest
Trust Trustee pursuant to the Pooling and Servicing Agreement. The Swap Account
will be an asset of the Supplemental Interest Trust but not of any REMIC.

          Under the Interest Rate Swap Agreement, on or before each Distribution
Date (beginning with the first Distribution Date), the Supplemental Interest
Trust will be obligated to pay to the Swap Provider from amounts available therefor pursuant to the Pooling and Servicing Agreement, a fixed amount equal to the product of (x) 5.319%, (y) the Swap Notional Amount for that Distribution
Date and (z) a fraction, the numerator of which is 30 (or, for the first
Distribution Date, the number of days elapsed from the closing date to but excluding the first

                                             S-109

Distribution Date on a 30/360 basis), and the denominator of which is 360, and the Swap Provider will be obligated to pay to the Supplemental Interest Trust
Trustee a floating amount equal to the product of (x) one-month LIBOR (as determined pursuant to the Interest Rate Swap Agreement), (y) the Swap Notional
Amount for that Distribution Date, and (z) a fraction, the numerator of which is the actual number of days elapsed from the previous Distribution Date to but excluding the current Distribution Date (or, for the first Distribution Date, the actual number of days elapsed from the Closing Date to but excluding the first Distribution Date), and the denominator of which is 360. A net payment will be required to be made on or before each Distribution Date (each such net payment, a "NET SWAP PAYMENT") (a) by the Supplemental Interest Trust to the
Swap Provider, to the extent that the fixed amount exceeds the corresponding floating amount, or (b) by the Swap Provider to the Supplemental Interest Trust
to the extent that the floating amount exceeds the corresponding fixed amount.

          The initial Swap Notional Amount will be approximately $574,284,864.
The Interest Rate Swap Agreement will terminate immediately after the March 2011
Distribution Date unless terminated earlier upon the occurrence of a Swap
Default or a Termination Event.

          The respective obligations of the Swap Provider and the Supplemental
Interest Trust Trustee to pay specified amounts due under the Interest Rate Swap
Agreement will be subject to the following conditions precedent: (1) no Swap
Default or event that with the giving of notice or lapse of time or both would become a Swap Default, in each case, in respect of the other party, shall have occurred and be continuing with respect to the Interest Rate Swap Agreement and
(2) no "Early Termination Date" (as defined in the ISDA Master Agreement) has occurred or been effectively designated with respect to the Interest Rate Swap
Agreement.

          Upon the occurrence of any Swap Default under the Interest Rate Swap
Agreement, the non-defaulting party will have the right to designate an Early
Termination Date. With respect to Termination Events, an Early Termination Date may be designated by one or both of the parties (as specified in the Interest
Rate Swap Agreement), all as set forth in the Interest Rate Swap Agreement.

          Upon any Swap Early Termination, the Supplemental Interest Trust or
the Swap Provider may be liable to make a Swap Termination Payment to the other
(regardless of which of the parties has caused the termination). The Swap
Termination Payment will be based on the value of the Interest Rate Swap
Agreement computed in accordance with the procedures set forth in the Interest
Rate Swap Agreement taking into account the present value of the unpaid amounts that would have been owed to and by the Swap Provider under the remaining scheduled term of the Interest Rate Swap Agreement. In the event that the
Supplemental Interest Trust is required to make a Swap Termination Payment, that payment will be paid from the Supplemental Interest Trust on the related
Distribution Date and on any subsequent Distribution Dates until paid in full, generally prior to distributions to the holders of the Group 1 Certificates.

          Upon a Swap Early Termination, the Supplemental Interest Trust
Trustee, at the direction of the Depositor and with the consent of the NIMS
Insurer, if any, will seek a replacement swap provider to enter into a replacement interest rate swap agreement or similar agreement. To the extent the
Supplemental Interest Trust receives a Swap Termination Payment from the Swap
Provider, the Supplemental Interest Trust will apply, as set forth in the
Pooling and Servicing Agreement, all or such portion of such Swap Termination
Payment as may be required to the payment of amounts due to a replacement swap provider under a replacement interest rate swap agreement or similar agreement.
Furthermore, to the extent the Supplemental Interest Trust is required to pay a
Swap Termination Payment to the Swap Provider, the Supplemental Interest Trust
will apply all or a portion of such amount received from a replacement swap provider upon entering into a replacement interest rate swap agreement or similar agreement to the Swap Termination Payment amount owing to the Swap
Provider.

          Upon the occurrence of a Downgrade Provision, the Swap Provider will be required to (1) post collateral securing its obligations under the Interest
Rate Swap Agreement, (2) obtain a substitute Swap Provider or credit support provider or (3) establish any other arrangement acceptable to the Rating
Agencies, the Supplemental Interest Trust Trustee and the NIMS Insurer, if any
(such consent by such Supplemental Interest Trust Trustee and the NIMS Insurer
not to be unreasonably withheld), unless the Rating Agencies confirm their then current ratings on the Certificates.

          For purposes of the foregoing, the following terms will have the respective meanings set forth below.

                                             S-110

          The "DOWNGRADE PROVISION" of the Interest Rate Swap Agreement will be triggered if the Swap Provider's short-term or long-term credit ratings fall below the levels specified in the Interest Rate Swap Agreement.

          "EVENTS OF DEFAULT" under the Interest Rate Swap Agreement (each a
"SWAP DEFAULT") include the following standard events of default under the 1992
Master Agreement (Multicurrency-Cross Border) as published by the International
Swaps and Derivative Association, Inc. (the "ISDA MASTER AGREEMENT"), as
modified by the Interest Rate Swap Agreement:

          o    "Failure to Pay or Deliver,"

          o    "Bankruptcy" and

          o    "Merger without Assumption",

as described in Sections 5(a)(i), 5(a)(vii) and 5(a)(viii) of the ISDA Master
Agreement.

          The "SWAP ACCOUNT" means a segregated trust account for the benefit of the holders of the Group 1 Certificates in which payments owed to or received from the Swap Provider will be deposited.

          A "SWAP DEFAULT" means an Event of Default under the Interest Rate
Swap Agreement.

          A "SWAP EARLY TERMINATION" means the occurrence of an Early
Termination Date under the Interest Rate Swap Agreement.

          The "SWAP PROVIDER" means Bank of America, National Association.

          A "SWAP PROVIDER TRIGGER EVENT" means a Swap Termination Payment that is triggered upon: (i) an Event of Default under the Interest Rate Swap
Agreement with respect to which the Swap Provider is a Defaulting Party (as defined in the Interest Rate Swap Agreement) or (ii) a Termination Event under the Interest Rate Swap Agreement with respect to which the Swap Provider is the sole Affected Party (as defined in the Interest Rate Swap Agreement).

          The "SWAP TERMINATION PAYMENT" means the amount, if any, owed by the trust or the Swap Provider upon a Swap Early Termination.

          A "TERMINATION EVENT" under the Interest Rate Swap Agreement consists of the following standard events under the ISDA Master Agreement and the
Additional Termination Events described below:

          o    "Illegality" (which generally relates to changes in law causing it to become unlawful for either party to perform its obligations under the Interest Rate Swap Agreement),

          o    "Tax Event" (which generally relates to either party to the
               Interest Rate Swap Agreement, as a result of changes in law, receiving a payment under the Interest Rate Swap Agreement from which an amount has been deducted or withheld for or on account of taxes or making an additional payment of any such amount) and

          o    "Tax Event Upon Merger" (which generally relates to either party to the Interest Rate Swap Agreement, as a result of a merger or similar transaction, receiving a payment under the Interest Rate
               Swap Agreement from which an amount has been deducted or withheld for or on account of taxes or making an additional payment of any such amount),

as described in Sections 5(b)(i), 5(b)(ii) and 5(b)(iii) of the ISDA Master
Agreement. In addition, there are "Additional Termination Events" (as defined in the Interest Rate Swap Agreement), including if the trust should terminate, if the Pooling and Servicing Agreement is amended or modified without the prior written consent of the Swap Provider where written consent is required or if, pursuant to the terms of the Pooling and Servicing

                                             S-111

Agreement, the Master Servicer or the NIMS Insurer exercises the option to purchase the Group 1 Mortgage Loans and any failure to comply with the Downgrade
Provisions.

          The Supplemental Interest Trust will not be required to make any gross-up payments to the Swap Provider on account of any tax withholding.

          The Sponsor believes that the maximum probable exposure to the Swap
Provider under the Interest Rate Swap Agreement is less than 10% of the initial class balances of the Group 1 Certificates.

          The Swap Provider

          Bank of America is a national bank and an indirect wholly-owned subsidiary of Bank of America Corporation. Bank of America is engaged in a general consumer banking, commercial banking and trust business, offering a wide range of commercial, corporate, international, financial market, retail and fiduciary banking services. Bank of America originates and services residential mortgage loans and performs subservicing functions for affiliates.

          Bank of America's headquarters and its executive offices are located at 101 South Tryon Street, Charlotte, North Carolina 28255. Bank of America is
subject to regulation, supervision and examination by the Office of the
Comptroller of the Currency and has been approved as a mortgagee and seller/servicer by the Department of Housing and Urban Development, the Veterans
Administration, the Government National Mortgage Association, Fannie Mae and
Freddie Mac.

          As of the date of this prospectus supplement, the long-term senior unsecured debt of Bank of America, National Association was assigned ratings of
"Aa1" by Moody's, "AA" by Standard & Poor's, a division of The McGraw-Hill
Companies, Inc. and "AA-" by Fitch.

          The Swap Account

          On or before the Closing Date, the Securities Administrator, in its
capacity as trustee (the "SUPPLEMENTAL INTEREST TRUST TRUSTEE") of the supplemental interest trust, a separate trust created under the Pooling and
Servicing Agreement (the "SUPPLEMENTAL INTEREST TRUST") will enter into an
Interest Rate Swap Agreement with the Swap Provider for the benefit of the holders of the Group 1 Certificates only. Any Net Swap Payments made by the Swap
Provider will be distributed in accordance with the Pooling and Servicing
Agreement. The Supplemental Interest Trust Trustee will be required to deposit into the Swap Account an amount equal to the Net Swap Payment, if any, payable by the Supplemental Interest Trust Trustee to the Swap Provider on such
Distribution Date. Also, on each Distribution Date, the Supplemental Trust
Trustee shall deposit into the Swap Account the Net Swap Payment, if any, received by the Supplemental Interest Trust Trustee from the Swap Provider on such Distribution Date.

          On each Distribution Date, to the extent required, following the distribution of the Monthly Excess Cashflow as described in "Description of the
Certificates--Distributions on the Group 1 Certificates--Application of Monthly
Excess Cashflow Amounts to the Group 1 Certificates" in this prospectus supplement and withdrawals from the Cap Carryover Reserve Account as described in "Description of the Certificates--Distributions on the Group 1
Certificates--Group 1 Certificate Interest Rates," the Supplemental Interest
Trust Trustee will withdraw from amounts in the Swap Account to distribute to the Group 1 Certificates in the following order of priority:

          first, to the Swap Provider, any Net Swap Payment owed to the Swap
Provider pursuant to the Interest Rate Swap Agreement for such Distribution
Date;

          second, to the Swap Provider, any Swap Termination Payment not
resulting from a Swap Provider Trigger Event pursuant to the Interest Rate Swap
Agreement;

          third, concurrently, to the Class 1-A-1, Class 1-A-2 and Class 1-A-3
Certificates, the related Accrued Certificate Interest and Interest Carry
Forward Amount remaining undistributed after the distributions of the Group

                                             S-112

1 Interest Remittance Amount and the Monthly Excess Cashflow Amount, on a pro
rata basis based on such respective remaining Accrued Certificate Interest and
Interest Carry Forward Amount;

          fourth, sequentially, to the Class 1-M-1, Class 1-M-2, Class 1-M-3,
Class 1-M-4, Class 1-M-5 and Class 1-M-6 Certificates, in that order, the related Accrued Certificate Interest and Interest Carry Forward Amount, to the
extent remaining undistributed after the distributions of the Group 1 Interest
Remittance Amount and the Monthly Excess Cashflow Amount;

          fifth, to the holders of the class or classes of Offered Group 1
Certificates then entitled to receive distributions in respect of principal, in an amount necessary to maintain the applicable Targeted Overcollateralization
Amount after taking into account distributions made from the Monthly Excess
Interest Amount (but only to the extent of cumulative Realized Losses);

          sixth, sequentially, to the Class 1-M-1, Class 1-M-2, Class 1-M-3,
Class 1-M-4, Class 1-M-5, and Class 1-M-6 Certificates, to the extent of any remaining related Realized Loss Amortization Amount for such class;

          seventh, concurrently, to the Class 1-A-1, Class 1-A-2 and Class 1-A-3
Certificates, the related Cap Carryover Amount, to the extent remaining undistributed after distributions are made from the Cap Carryover Reserve
Account, on a pro rata basis based on such respective Cap Carryover Amounts remaining;

          eighth, sequentially, to the Class 1-M-1, Class 1-M-2, Class 1-M-3,
Class 1-M-4, Class 1-M-5, and Class 1-M-6 Certificates, in that order, the related Cap Carryover Amount, to the extent remaining undistributed after distributions are made from the Cap Carryover Reserve Account; and

          ninth, to the Class 1-CE Certificates, any remaining amounts.

THE SUPPLEMENTAL INTEREST TRUST TRUSTEE

          Wells Fargo Bank, N.A. will be the Supplemental Interest Trust
Trustee. The Supplemental Interest Trust Trustee will perform all of the obligations of the trustee under the Interest Rate Swap Agreement. With regard to the Supplemental Interest Trust, the Supplemental Interest Trust Trustee will only be obligated to make payments to the Issuing Entity under the Interest Rate
Swap Agreement to the extent that the Supplemental Interest Trust receives the related funds from the Swap Provider, and will only be obligated to make payments to the Swap Provider under the Interest Rate Swap Agreement to the extent that the Supplemental Interest Trust receives the related funds from the
Issuing Entity. The Supplemental Interest Trust Trustee will be entitled to reimbursement or indemnification by the Issuing Entity for any loss, liability or expense arising out of or in connection with the Supplemental Interest Trust as set forth in the Pooling and Servicing Agreement except any such loss, liability or expense as may arise from its bad faith, willful misconduct or negligence.

          Any resignation or removal of Wells Fargo Bank, N.A. as Securities
Administrator will also result in the resignation or removal, as applicable, of
Wells Fargo Bank, N.A. as the Supplemental Interest Trust Trustee of the
Supplemental Interest Trust.

        PREPAYMENT AND YIELD CONSIDERATIONS

          Delinquencies on the Mortgage Loans in a Loan Group which are not advanced by or on behalf of a Servicer (because amounts, if advanced, would be nonrecoverable), will adversely affect the yield on the Senior Certificates of the related Group and the related Subordinate Certificates. Because of the priority of distributions, shortfalls resulting from delinquencies on the
Mortgage Loans of a Loan Group not so advanced will be borne first by the related Subordinate Certificates, in the reverse order of their numerical designations, and then by the Senior Certificates of the related Group.

          Net Interest Shortfalls will adversely affect the yields on the Senior
Certificates entitled to distributions of interest and the Subordinate
Certificates of the related Group. In addition, losses generally will be borne first by the Subordinate Certificates of the related Group, as described in this prospectus supplement under "Description of the

                                             S-113

Certificates--Allocation of Losses to the Shifting Interest Certificates." The
yields on the Offered Certificates will depend on the rate and timing of
Realized Losses on the applicable Mortgage Loans in the related Loan Group or
Loan Groups.

          The effective yields to investors will be lower than the yields otherwise produced by the applicable rate at which interest is passed through to investors and the purchase price of their Certificates because monthly distributions will not be payable to investors until the 20th day (or, if not a business day, the next business day) of the month following the month in which interest accrues on the Mortgage Loans (without any additional distribution of interest or earnings thereon in respect of such delay).

PREPAYMENT CONSIDERATIONS AND RISKS

          Because principal payments on the Mortgage Loans in a Loan Group will be distributed currently on the Senior Certificates of the related Group entitled to payments of principal and the Subordinate Certificates of the related Group, the rate of principal payments on the Offered Certificates entitled to payments of principal, the aggregate amount of each interest payment on the Offered Certificates entitled to interest payments, and the yield to maturity of Offered Certificates purchased at a price other than par are directly related to the rate of payments of principal on the applicable Mortgage
Loans in the related Loan Group or Loan Groups. The principal payments on the
Mortgage Loans may be in the form of scheduled principal payments or principal prepayments (for this purpose, the term "principal prepayment" includes prepayments and any other recovery of principal in advance of its scheduled due date, including repurchases and liquidations due to default, casualty, condemnation and the like). Any such prepayments will result in distributions to you of amounts that would otherwise be distributed over the remaining term of the Mortgage Loans. See "Prepayment and Yield Considerations" in the Prospectus.

          The rate at which mortgage loans in general prepay may be influenced by a number of factors, including general economic conditions, mortgage market interest rates, availability of mortgage funds and homeowner mobility.

          o    In general, if prevailing mortgage interest rates fall
               significantly below the mortgage interest rates on the Mortgage
               Loans, the Mortgage Loans are likely to prepay at higher rates than if prevailing mortgage interest rates remain at or above the mortgage interest rates on the Mortgage Loans.

          o    Conversely, if prevailing mortgage interest rates rise above the mortgage interest rates on the Mortgage Loans, the rate of prepayment would be expected to decrease.

          o    Certain of the Mortgage Loans are Interest Only Mortgage Loans.
               At the end of the interest only period, the payments on such
               Mortgage Loans will be recalculated to fully amortize over the remaining life of the loan and the mortgagor will be required to make payments of principal and interest which may increase the burden of the mortgagor and may increase the risk of default under the Mortgage Loan.

          The timing of changes in the rate of prepayments may significantly affect the actual yield to you, even if the average rate of principal prepayments is consistent with your expectations. In general, the earlier the payment of principal of the Mortgage Loans the greater the effect on your yield to maturity. As a result, the effect on your yield of principal prepayments occurring at a rate higher (or lower) than the rate you anticipate during the period immediately following the issuance of the Certificates will not be offset by a subsequent like reduction (or increase) in the rate of principal prepayments. You should also consider the risk, in the case of an Offered
Certificate purchased at a discount, that a slower than anticipated rate of payments in respect of principal (including prepayments) on the applicable
Mortgage Loans in the related Loan Group or Loan Groups, will have a negative effect on the yield to maturity of such Offered Certificate. You should also consider the risk, in the case of an Offered Certificate purchased at a premium, particularly a Class 5-A-X Certificate (which has no class balance), that a faster than anticipated rate of payments in respect of principal (including prepayments) on the applicable Mortgage Loans in the related Loan Group or Loan
Groups will have a negative effect on the yield to maturity of such Offered
Certificate. You must make your own decisions as to the appropriate prepayment assumptions to be used in deciding whether to purchase Offered Certificates.

                                             S-114

          Mortgagors are permitted to prepay the Mortgage Loans, in whole or in part, at any time. Certain of the Mortgage Loans are subject to Prepayment
Premiums that may discourage a mortgagor from prepaying its Mortgage Loan during the applicable period. Substantially all of these Prepayment Premiums are scheduled to expire by the end of January 2011. The rate of payment of principal may also be affected by any repurchase of the Mortgage Loans permitted or required by the Pooling and Servicing Agreement, including any termination. See
"The Pooling and Servicing Agreement and the Servicing Agreements--Optional
Termination" in this prospectus supplement for a description of the Master
Servicer's option to purchase certain Mortgage Loans. The Depositor, the Seller or an Originator may be required to repurchase Mortgage Loans because of defective documentation or material breaches in its representations and warranties with respect to such Mortgage Loans. Any repurchases will shorten the weighted average lives of the related classes of Offered Certificates.

          All of the Mortgage Loans will include "due-on-sale" clauses which allow the holder of the Mortgage Loan to demand payment in full of the remaining principal balance upon sale or certain transfers of the property securing such
Mortgage Loan. To the extent that the applicable Servicer has knowledge of the conveyance or proposed conveyance of the underlying mortgaged property, such
Servicer generally will be required to enforce "due-on-sale" clauses to the extent permitted by applicable law. However, the applicable Servicer will not take any action in relation to the enforcement of any "due-on-sale" provisions which would impair or threaten to impair any recovery under any related primary mortgage insurance policy. See "Prepayment and Yield Considerations" in the
Prospectus. Acceleration of Mortgage Loans as a result of enforcement of such
"due-on-sale" provisions in connection with transfers of the related mortgaged properties or the occurrence of certain other events resulting in acceleration would affect the level of prepayments on the Mortgage Loans, thereby affecting the weighted average lives of the related classes of Offered Certificates.

          As described in this prospectus supplement under "Description of the
Certificates--Principal," the Senior Prepayment Percentage for a Loan Group of
all principal prepayments (excluding for this purpose, partial liquidations due to default, casualty, condemnation and the like) initially will be distributed to the classes of Senior Certificates then entitled to receive principal prepayment distributions. This may result in all (or a disproportionate percentage) of those principal prepayments being distributed to the Senior
Certificates and none (or less than their pro rata share) of such principal prepayments being distributed to holders of the Subordinate Certificates during the periods of time described in the definition of "Senior Prepayment
Percentage."

ASSUMPTIONS RELATING TO TABLES

          The tables set forth in Appendix B to this prospectus supplement (the
"DECREMENT TABLES") have been prepared on the basis of the following assumptions
(the "MODELING ASSUMPTIONS"):

               (a) each Loan Group consists of the hypothetical mortgage loans presented in Appendix C;

               (b) the initial class balances, notional amounts and pass-through rates for the Offered Certificates are as set forth or described in the table beginning on page S-6;

               (c) there are no Net Interest Shortfalls, Relief Act Reductions, delinquencies or Realized Losses with respect to the Mortgage Loans;

               (d) scheduled payments of principal and interest with respect to the Mortgage Loans are received on the applicable due date beginning on April 1, 2006;

               (e) prepayments are received, together with 30 days' interest thereon, on the last day of each month beginning in April 2006;

               (f) the Mortgage Loans prepay at the indicated percentages of
          CPR;

               (g) optional repurchase of Mortgage Loans from the Issuing Entity by the Master Servicer or the NIMS Insurer does not occur;

                                             S-115

               (h) no Mortgage Loans are required to be repurchased from the
          Issuing Entity and no Mortgage Loans are substituted for the Mortgage
          Loans included in the Issuing Entity on the Closing Date;

               (i) the Certificates are issued on the Closing Date;

               (j) cash payments on the Certificates are received on the 20th day of each month beginning in May 2006 in accordance with the priorities and amounts described in this prospectus supplement under
          "Description of the Certificates";

               (k) One-Month LIBOR remains constant at 4.88000% per annum;

               (l) Six-Month LIBOR remains constant at 5.20438% per annum;

               (m) One-Year LIBOR remains constant at 5.34063% per annum;

               (n) One-Year CMT remains constant at 4.89000% per annum; and

               (o) with respect to the Group 1 Mortgage Loans, the Net Swap
          Payment is calculated as described under "Description of the
          Certificates--The Interest Rate Swap Agreement, the Swap Provider and
          the Swap Account."

          Although the characteristics of the mortgage loans for the Decrement
Tables have been prepared on the basis of the weighted average characteristics of the Mortgage Loans which are expected to be in the Mortgage Pool, there is no assurance that the Modeling Assumptions will reflect the actual characteristics or performance of the Mortgage Loans or that the performance of the Offered
Certificates will conform to the results set forth in the tables.

WEIGHTED AVERAGE LIVES OF THE OFFERED CERTIFICATES

          Weighted average life of a class of Offered Certificates (other than the Class 5-A-X Certificates) refers to the average amount of time that will elapse from the date of issuance of such class of Certificates until each dollar in reduction of its class balance is distributed to investors. With respect to the Class 5-A-X Certificates, weighted average life refers to the average amount of time that will elapse from the date of issuance of the Offered Certificates until the date on which the Class 5-A-X Notional Amount has been reduced to zero. The weighted average lives of classes of Offered Certificates will be influenced by, among other things, the rate at which principal of the applicable
Mortgage Loans in the related Loan Group or Loan Groups is paid, which may be in the form of scheduled principal payments or principal prepayments (for this purpose, the term "prepayments" includes prepayments and liquidations due to default, casualty, condemnation and the like), the timing of changes in such rate of principal payments and the priority sequence of distributions of principal of such Offered Certificates. The interaction of the foregoing factors may have different effects on each class of Offered Certificates and the effects on any such class may vary at different times during the life of such class.
Accordingly, no assurance can be given as to the weighted average life of any class of Offered Certificates. For an example of how the weighted average lives of the Offered Certificates are affected by the foregoing factors at various constant percentages of CPR, see the Decrement Tables set forth in Appendix B to this prospectus supplement.

          Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model. The prepayment model used in this prospectus supplement is the Constant Prepayment Rate ("CPR"), which represents an assumed rate of principal prepayment each year relative to the then-outstanding principal balance of a pool of mortgage loans for the life of such mortgage loans. A prepayment assumption of 0% CPR assumes constant prepayment rates of 0%
per annum, a prepayment assumption of 5% CPR assumes constant prepayment rates of 5% per annum, a prepayment rate of 25% CPR assumes constant prepayment rates of 25% per annum and so forth, each of the then-outstanding principal balance of such mortgage loans. CPR does not purport to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the Mortgage Loans. The Depositor believes that no existing statistics of which it is aware provide a reliable basis for investors to predict the amount or the timing of receipt of prepayments on the
Mortgage Loans.

                                             S-116

          The Decrement Tables set forth in Appendix B to this prospectus supplement have been prepared on the basis of the Modeling Assumptions described above under "--Assumptions Relating to Tables." There will likely be discrepancies between the characteristics of the actual Mortgage Loans included in each Loan Group and the characteristics of the mortgage loans assumed in preparing the Decrement Tables. Any such discrepancy may have an effect upon the percentages of initial class balances (or initial notional amount in the case of the Interest Only Certificates) outstanding set forth in the Decrement Tables
(and the weighted average lives of the Offered Certificates). In addition, to the extent that the Mortgage Loans that actually are included in a Loan Group have characteristics that differ from those assumed in preparing the Decrement
Tables, the class balance or notional amount of a class of Offered Certificates could be reduced to zero earlier or later than indicated by the Decrement
Tables.

          Furthermore, the information contained in the Decrement Tables with respect to the weighted average life of any class of Offered Certificates is not necessarily indicative of the weighted average life of that class of Offered
Certificates which might be calculated or projected under different or varying prepayment assumptions.

          It is not likely that (i) all of the Mortgage Loans in a Loan Group will have the interest rates or remaining terms to maturity assumed or (ii) the
Mortgage Loans in a Loan Group will prepay at the indicated percentage of CPR until maturity. In addition, the diverse remaining terms to maturity of the
Mortgage Loans in a Loan Group could produce slower or faster reductions of the class balances or notional amounts than indicated in the Decrement Tables at the various percentages of CPR specified.

          Based upon the Modeling Assumptions, the Decrement Tables in Appendix
B to this prospectus supplement indicate the projected weighted average life of each class of the Offered Certificates and set forth the percentages of the initial class balance or notional amount of each class that would be outstanding after each of the dates shown at various constant percentages of CPR.

YIELD ON THE CLASS 5-A-X CERTIFICATES

          The Class 5-A-X Certificates are Interest Only Certificates and, as
such, will not be entitled to receive distributions of principal in respect of the Mortgage Loans.

          The significance of the effects of prepayments on the Group 5 Mortgage
Loans on the Class 5-A-X Certificates is illustrated in the following table, which shows the pre-tax yield (on a corporate bond equivalent basis) to the holders of Class 5-A-X Certificates under different constant percentages of CPR.
The yields set forth were calculated using the Modeling Assumptions and the additional assumption that the Class 5-A-X Certificates are purchased on the
Closing Date at an assumed purchase price equal to 2.3125% of their initial notional amount plus accrued interest from April 1, 2006 to (but not including)
the Closing Date.

          As indicated in the following table, the yield to maturity on the
Class 5-A-X Certificates will be extremely sensitive to the rate and timing of principal payments (including prepayments) on the Group 5 Mortgage Loans. An investor in the Class 5-A-X Certificates should fully consider the associated risks, including the risk that a rapid rate of principal payments (including prepayments) could result in the failure of such investor to fully recover its initial investment. The Class 5-A-X Certificates will not receive any interest payments on and after the Distribution Date in March 2016.

          It is not likely that the Mortgage Loans related to the Class 5-A-X
Certificates will prepay at a constant rate until maturity, that all of such
Mortgage Loans will prepay at the same rate or that they will have the characteristics assumed. There can be no assurance that such Mortgage Loans will prepay at any of the rates shown in the table or at any other particular rate.
The timing of changes in the rate of prepayments may affect significantly the yield realized by a holder of a Class 5-A-X Certificate and your pre-tax yield on the Class 5-A-X Certificates will likely not correspond to any of the pre-tax yields shown in this prospectus supplement. You must make your own decision as to the appropriate prepayment assumptions to be used in deciding whether to purchase a Class 5-A-X Certificate.

                                             S-117

               SENSITIVITY OF THE CLASS 5-A-X CERTIFICATES TO PREPAYMENTS
                                  (PRE-TAX YIELDS TO MATURITY)

                                                                        PERCENTAGE OF CPR
                                                    -------------------------------------------------------
                                        0%          10%            20%            25%%       30%             40%            50%
                                          -----          -----       ----       -----      ------            ------            ------
Class 5-A-X Certificates.....      24.83%    13.02%        0.77%    (5.64)%    (12.31)%    (26.44)%      (41.86)%

          The yields set forth in the preceding table were calculated by (i)
determining the monthly discount rates that, when applied to the assumed streams of cash flows to be paid on the Class 5-A-X Certificates, would cause the discounted present value of such assumed streams of cash flows to equal the assumed purchase price of the Class 5-A-X Certificates indicated above plus accrued interest from April 1, 2006 to (but not including) the Closing Date and
(ii) converting such monthly rates to corporate bond equivalent rates. This calculation does not take into account variations that may occur in the interest rates at which you may be able to reinvest funds received as payments of interest of the Class 5-A-X Certificates and consequently does not purport to reflect the return on any investment in the Class 5-A-X Certificates when such reinvestment rates are considered.

YIELD ON THE CLASS 2-A-R CERTIFICATE

          The after-tax rate of return to the holder of the Class 2-A-R
Certificate will reflect its pre-tax rate of return, reduced by the taxes required to be paid with respect to such Certificate. If you hold the Class
2-A-R Certificate, you may have tax liabilities during the early years of each
REMIC's term that substantially exceed any distributions payable thereon during any such period. In addition, the present value of the tax liabilities with respect to your Class 2-A-R Certificate may substantially exceed the present value of expected distributions on your Class 2-A-R Certificate and of any tax benefits that may arise with respect to it. Accordingly, the after-tax rate of return on the Class 2-A-R Certificate may be negative or may be otherwise significantly adversely affected. The timing and amount of taxable income attributable to the Class 2-A-R Certificate will depend on, among other things, the timing and amounts of prepayments and losses experienced with respect to the
Mortgage Loans.

          If you own the Class 2-A-R Certificate, you should consult your tax advisors regarding the effect of taxes and the receipt of any payments made in connection with the purchase of the Class 2-A-R Certificate on your after-tax rate of return. See "Federal Income Tax Consequences" in this prospectus supplement and in the prospectus.

YIELD ON THE CLASS 1-M CERTIFICATES

          The weighted average life of, and the yield to maturity on, the Class
1-M-1, Class 1-M-2, Class 1-M-3, Class 1-M-4, Class 1-M-5 and Class 1-M-6
Certificates, in that order, will be progressively more sensitive to the rate and timing of mortgagor defaults and the severity of ensuing losses on the Group
1 Mortgage Loans. If the actual rate and severity of losses on the Group 1
Mortgage Loans is higher than those you assumed, the actual yield to maturity of your Class 1-M Certificate may be lower than the yield you expected. The timing of losses on Group 1 Mortgage Loans will also affect your actual yield to maturity, even if the rate of defaults and severity of losses over the life of the Issuing Entity are consistent with your expectations. In general, the earlier a loss occurs, the greater the effect on an investor's yield to maturity. Realized Losses on the Group 1 Mortgage Loans will be allocated to reduce the class balance of the applicable class of Class 1-M Certificates (as described in this prospectus supplement under "Description of the
Certificates--Allocation of Losses to the Group 1 Certificates"), without the receipt of cash equal to the reduction. In addition, shortfalls in cash available for distributions on the Class 1-M Certificates will result in a reduction in the class balance of the Class 1-M-6, Class 1-M-5, Class 1-M-4,
Class 1-M-3, Class 1-M-2 or Class 1-M-1 Certificates then outstanding in that order if and to the extent there are Applied Realized Loss Amounts to be allocated on a Distribution Date. As a result of such reductions, less interest will accrue on that class of Class 1-M Certificates than otherwise would be the case. See "Description of the Certificates--Allocation of Losses to the Group 1
Certificates" in this prospectus supplement.

YIELD ON THE SHIFTING INTEREST CLASS B CERTIFICATES

          The weighted average life of, and the yield to maturity on, the
Shifting Interest Class B Certificates, in increasing order of their numerical class designation, will be progressively more sensitive to the rate and timing of

                                             S-118

mortgagor defaults and the severity of ensuing losses on the Mortgage Loans in the related Loan Group or Loan Groups. If the actual rate and severity of losses on the Mortgage Loans in the related Loan Group or Loans Groups is higher than those you assumed, the actual yield to maturity of your Subordinate Certificate may be lower than the yield you expected. The timing of losses on Mortgage Loans in the related Loan Group or Loans Groups will also affect your actual yield to maturity, even if the rate of defaults and severity of losses over the life of the Trust are consistent with your expectations. In general, the earlier a loss occurs, the greater the effect on an investor's yield to maturity. The Realized
Losses on the Mortgage Loans in a Loan Group will be allocated to reduce the class balance of the applicable class of Subordinate Certificates (as described in this prospectus supplement under "Description of the Certificates--Allocation of Losses to the Shifting Interest Certificates"), without the receipt of cash equal to the reduction. In addition, shortfalls in cash available for distributions on the Shifting Interest Class B Certificates will result in a reduction in the class balance of the class of such Shifting Interest Class B
Certificates then outstanding with the highest numerical class designation if and to the extent that the aggregate class balance of related Certificates, following all distributions and the allocation of Realized Losses on a
Distribution Date, exceeds the sum of the related Adjusted Pool Amount. As a result of such reductions, less interest will accrue on that class of Shifting
Interest Class B Certificates than otherwise would be the case. The yield to maturity of the Shifting Interest Class B Certificates will also be affected by the disproportionate allocation of principal prepayments to the related Senior
Certificates entitled to receive payments of principal, Net Interest Shortfalls, other cash shortfalls in the Pool Distribution Amounts and distribution of funds to the Senior Certificates of a Group in Aggregate Group X or Aggregate Group 6
as a result of cross-collateralization otherwise available for distribution on the Shifting Interest Class B Certificates of the related Aggregate Group. See
"Description of the Certificates--Distributions on the Shifting Interest
Certificates--Cross-Collateralization" and "--Allocation of Losses to the
Shifting Interest Certificates" in this prospectus supplement.

          If on any Distribution Date, the Fractional Interest for any class of
Aggregate Group X Subordinate Certificates, Class 5-B Certificates or Aggregate
Group 6 Subordinate Certificates is less than its original Fractional Interest, all Unscheduled Principal Payments available for distribution on the Aggregate
Group X Subordinate Certificates, Class 5-B Certificates or Aggregate Group 6
Subordinate Certificates, as the case may be, will be allocated solely to that class and all other classes of Aggregate Group X Subordinate Certificates, Class
5-B Certificates or Aggregate Group 6 Subordinate Certificates, as the case may be, with lower numerical class designations, thereby accelerating the amortization thereof relative to that of the related classes with higher numerical designations than that class and reducing the weighted average lives of the classes of Subordinate Certificates receiving such distributions.
Accelerating the amortization of the classes of Aggregate Group X Subordinate
Certificates, Class 5-B Certificates or Aggregate Group 6 Subordinate
Certificates with lower numerical class designations relative to the other classes of Aggregate Group X Subordinate Certificates, Class 5-B Certificates or
Aggregate Group 6 Subordinate Certificates, as the case may be, is intended to preserve the availability of the subordination provided by those other classes.

YIELD CONSIDERATIONS ON THE CLASS 1-M-2, CLASS 1-M-3, CLASS 1-M-4, CLASS 1-M-5,
CLASS 1-M-6, CLASS X-B-2, CLASS X-B-3, CLASS 5-B-2, CLASS 5-B-3, CLASS 6-B-3,
CLASS 6-B-4, CLASS 6-B-5, CLASS 6-B-6, CLASS 6-B-7 AND CLASS 6-B-8 CERTIFICATES

          Defaults on mortgage loans may be measured relative to a default standard or model. The model used in this prospectus supplement for the Offered
Group 1 Certificates, the constant default rate ("CDR"), represents an assumed rate of default each month, expressed as an annual rate, relative to the outstanding performing principal balance of a pool of new mortgage loans. A default assumption of 6% CDR assumes a annual constant default rate of 6% per annum of the outstanding principal balance of such mortgage loans. The model used in this prospectus supplement, the standard default assumption ("SDA"), represents an assumed rate of default each month relative to the outstanding performing principal balance of a pool of new mortgage loans. A default assumption of 100% SDA assumes constant default rates of 0.02% per annum of the outstanding principal balance of such mortgage loans in the first month of the life of the mortgage loans and an additional 0.02% per annum in each month thereafter until the 30th month. Beginning in the 30th month and in each month thereafter through the 60th month of the life of the mortgage loans, 100% SDA assumes a constant default rate of 0.60% per annum each month. Beginning in the
61st month and in each month thereafter through the 120th month of the life of the mortgage loans, 100% SDA assumes that the constant default rate declines each month by 0.0095% per annum, and that the constant default rate remains at
0.03% per annum in each month after the 120th month. For the tables in Appendix
D, it is assumed that there is no delay between the default and liquidation of the mortgage loans. As used in the tables in Appendix D, "0%

                                             S-119

CDR" and "0% SDA" assumes no defaults. Neither CDR nor SDA is a historical description of default experience or a prediction of the rate of default of any pool of mortgage loans.

          The tables in Appendix D indicate the sensitivity of the pre-tax yield to maturity on the Class 1-M-2, Class 1-M-3, Class 1-M-4, Class 1-M-5, Class
1-M-6, Class X-B-2, Class X-B-3, Class 5-B-2, Class 5-B-3, Class 6-B-3, Class
6-B-4, Class 6-B-5, Class 6-B-6, Class 6-B-7 and Class 6-B-8 Certificates to
various rates of prepayment and varying levels of Realized Losses on the related
Mortgage Loans. The tables in Appendix D are based upon, among other things, the
Modeling Assumptions (other than the assumption that no defaults shall have occurred with respect to such Mortgage Loans) and the additional assumption that liquidations (other than those scenarios indicated as 0% of CDR or SDA (no defaults)) occur monthly on the last day of the preceding month (other than on a due date) at the percentages of CPR or SDA set forth in the table.

          In addition, it was assumed that (i) Realized Losses on liquidations of 25% or 50% of the outstanding principal balance of the applicable Liquidated
Mortgage Loans, as indicated in the tables in Appendix D (referred to as a "LOSS
SEVERITY PERCENTAGE"), will occur at the time of liquidation and (ii) the Class
1-M-2, Class 1-M-3, Class 1-M-4, Class 1-M-5, Class 1-M-6, Class X-B-2, Class
X-B-3, Class 5-B-2, Class 5-B-3, Class 6-B-3, Class 6-B-4, Class 6-B-5, Class
6-B-6, Class 6-B-7 and Class 6-B-8 Certificates are purchased on the Closing
Date at assumed purchase prices equal to 100.0000%, 100.0000%, 100.0000%,
99.7500%, 96.5000%, 96.8750%, 94.8750%, 96.2500%, 93.2500%, 96.2500%, 96.2500%,
96.2500%, 90.3750%, 90.3750% and 70.0000%, respectively, of their class balances plus (other than with respect to the Class 1-M-2, Class 1-M-3, Class 1-M-4,
Class 1-M-5 and Class 1-M-6 Certificates) accrued interest from April 1, 2006 to
(but not including) the Closing Date.

          It is highly unlikely that the Mortgage Loans will have the precise characteristics referred to in this prospectus supplement or that they will prepay or liquidate at any of the rates specified or that the Realized Losses on the Mortgage Loans will be incurred according to one particular pattern. The assumed percentages of CPR and SDA or CDR and the Loss Severity Percentages
shown below are for illustrative purposes only. Those assumptions may not be correct and the actual rates of prepayment and liquidation and loss severity experience of the Mortgage Loans of a Loan Group may not correspond to any of the assumptions made in this prospectus supplement. For these reasons, and because the timing of cash flows is critical to determining yield, the pre-tax yields to maturity on the Class 1-M-2, Class 1-M-3, Class 1-M-4, Class 1-M-5,
Class 1-M-6, Class X-B-2, Class X-B-3, Class 5-B-2, Class 5-B-3, Class 6-B-3,
Class 6-B-4, Class 6-B-5, Class 6-B-6, Class 6-B-7 and Class 6-B-8 Certificates
are likely to differ from the pre-tax yields to maturity shown in Appendix D.

          The pre-tax yields to maturity set forth in Appendix D were calculated by determining the monthly discount rates which, when applied to the assumed streams of cash flows to be paid on the Class 1-M-2, Class 1-M-3, Class 1-M-4,
Class 1-M-5, Class 1-M-6, Class X-B-2, Class X-B-3, Class 5-B-2, Class 5-B-3,
Class 6-B-3, Class 6-B-4, Class 6-B-5, Class 6-B-6, Class 6-B-7 and Class 6-B-8
Certificates, would cause the discounted present value of those assumed streams of cash flows to equal the aggregate assumed purchase prices of Class 1-M-2,
Class 1-M-3, Class 1-M-4, Class 1-M-5, Class 1-M-6, Class X-B-2, Class X-B-3,
Class 5-B-2, Class 5-B-3, Class 6-B-3, Class 6-B-4, Class 6-B-5, Class 6-B-6,
Class 6-B-7 and Class 6-B-8 Certificates set forth above plus, in each case
(other than with respect to the Class 1-M-2, Class 1-M-3, Class 1-M-4, Class
1-M-5 and Class 1-M-6 Certificates), accrued interest from April 1, 2006 to (but not including) the Closing Date. In all cases, monthly rates were then converted to the corporate bond equivalent rates shown in the tables in Appendix D.
Implicit in the use of any discounted present value or internal rate of return calculations such as these is the assumption that intermediate cash flows are reinvested at the discount rates at which investors may be able to reinvest funds received by them as distributions on the Class 1-M-2, Class 1-M-3, Class
1-M-4, Class 1-M-5, Class 1-M-6, Class X-B-2, Class X-B-3, Class 5-B-2, Class
5-B-3, Class 6-B-3, Class 6-B-4, Class 6-B-5, Class 6-B-6, Class 6-B-7 and Class
6-B-8 Certificates. Consequently, these yields do not purport to reflect the total return on any investment in the Class 1-M-2, Class 1-M-3, Class 1-M-4,
Class 1-M-5, Class 1-M-6, Class X-B-2, Class X-B-3, Class 5-B-2, Class 5-B-3,
Class 6-B-3, Class 6-B-4, Class 6-B-5, Class 6-B-6, Class 6-B-7 and Class 6-B-8
Certificates when reinvestment rates are considered.

         You should make your investment decisions based on your determinations of anticipated rates of prepayment and Realized Losses under a variety of scenarios. If you are Class 1-M-2, Class 1-M-3, Class 1-M-4, Class 1-M-5, Class
1-M-6, Class X-B-2, Class X-B-3, Class 5-B-2, Class 5-B-3, Class 6-B-3, Class
6-B-4, Class

                                             S-120

6-B-5, Class 6-B-6, Class 6-B-7 and Class 6-B-8 Certificates you should fully consider the risk that Realized Losses could result in the failure to fully recover your investment.

                                 CREDIT SUPPORT

          The rights of holders of each class of Class 1-M Certificates to receive distributions of principal and interest are subordinated to such rights of holders of the Senior Certificates of Group 1 and holders of each class of
Class 1-M Certificates with a lower number. For example, the holders of the
Class 1-M-2 Certificates will not receive principal or interest on a
Distribution Date until the holders of the Senior Certificates of Group 1 and the Class 1-M-1 Certificates have received the amounts to which they are entitled on that Distribution Date.

          The rights of holders of each class of Aggregate Group X Subordinate
Certificates to receive distributions of principal and interest are subordinated to such rights of holders of the Senior Certificates of Group 2, Group 3 and
Group 4 and holders of each class of Aggregate Group X Subordinate Certificates with a lower number. For example, the holders of the Class X-B-2 Certificates will not receive principal or interest on a Distribution Date until the holders of the Senior Certificates of Group 2, Group 3 and Group 4 and the Class X-B-1
Certificates have received the amounts to which they are entitled on that
Distribution Date.

          The rights of holders of each class of Class 5-B Certificates to receive distributions of principal and interest are subordinated to such rights of holders of the Senior Certificates of Group 5 and holders of each class of
Class 5-B Certificates with a lower number. For example, the holders of the
Class 5-B-2 Certificates will not receive principal or interest on a
Distribution Date until the holders of the Senior Certificates of Group 5 and the Class 5-B-1 Certificates have received the amounts to which they are entitled on that Distribution Date.

          The rights of holders of each class of Aggregate Group 6 Subordinate
Certificates to receive distributions of principal and interest are subordinated to such rights of holders of the Senior Certificates of Group 6A and Group 6B and holders of each class of Aggregate Group 6 Subordinate Certificates with a lower number. For example, the holders of the Class 6-B-2 Certificates will not receive principal or interest on a Distribution Date until the holders of the
Senior Certificates of Group 6A and Group 6B and the Class 6-B-1 Certificates
have received the amounts to which they are entitled on that Distribution Date.

          The subordination described above is intended to increase the likelihood of receipt by holders of the Senior Certificates and the holders of the Subordinate Certificates with lower numbers of the amount to which they are entitled on any Distribution Date and to provide those holders with protection against Realized Losses.

          The Senior Certificates of a Group (other than the Group 1 Senior
Certificates and the Class 5-A-X Certificates) will receive the Senior
Prepayment Percentage of principal prepayments received with respect to the
Mortgage Loans in the related Loan Group until the seventh anniversary of the first Distribution Date. During the following four years, those Senior
Certificates will receive a large, but generally decreasing, share of such principal prepayments. This disproportionate allocation of prepayments will result in an acceleration of the amortization of those Senior Certificates and will enhance the likelihood that holders of those Certificates will receive the entire amount of principal to which they are entitled. See "Description of
Certificates--Principal" in this prospectus supplement.

                                 USE OF PROCEEDS

          The Depositor will apply the net proceeds of the sale of the Offered
Certificates against the purchase of the Mortgage Loans from the Sponsor.

                         FEDERAL INCOME TAX CONSEQUENCES

          Elections will be made to treat certain segregated portions of the
Issuing Entity (exclusive of the Interest Rate Swap Agreement, the Supplemental
Interest Trust, the Cap Carryover Reserve Account and other assets specified in the Pooling and Servicing Agreement) as multiple separate "real estate mortgage investment conduits"

                                              S-121

(consisting of multiple "UPPER-TIER REMICS," and multiple "LOWER-TIER REMICS"
and each, a "REMIC") for federal income tax purposes under the Code.

     o    Each class of Offered Group 1 Certificates will constitute (i)
          "regular interests" in a REMIC and will be treated as debt instruments issued by an Upper-Tier REMIC and (ii) the right to receive Cap
          Carryover Amounts and the right to receive payments from and the obligation to make payments to the Supplemental Interest Trust. The right to receive payments in respect of Cap Carryover Amounts and the right to receive payments from and the obligation to make payments to the Supplemental Interest Trust will be treated as notional principal contracts for federal income tax purposes. The regular interest portion of the Offered Group 1 Certificates are "REGULAR INTERESTS"
          for purposes of the following discussion.

     o    Each class of Offered Certificates (other than the Group 1
          Certificates and the Class 2-A-R Certificates) will be designated as
          "regular interests" in an Upper-Tier REMIC. All the Offered
          Certificates (other than the Group 1 Certificates and the Class 2-A-R
          Certificates) are "REGULAR CERTIFICATES" for purposes of the following discussion.

     o    The Class 2-A-R Certificate will be designated as the sole class of
          "residual interests" in each REMIC.

          Upon the issuance of the Offered Certificates, Hunton & Williams LLP will deliver its opinion to the effect that, assuming compliance with the
Pooling and Servicing Agreement, for federal income tax purposes, each REMIC elected by the Issuing Entity will qualify as a REMIC within the meaning of
Section 860D of the Code.

          See "Federal Income Tax Consequences--Federal Income Tax Consequences
for REMIC Certificates" in the prospectus.

REGULAR CERTIFICATES AND REGULAR INTERESTS

          The Regular Certificates generally will be treated as debt instruments issued by an Upper-Tier REMIC for federal income tax purposes. The Regular
Interest component generally will be treated as debt instruments issued by an
Upper-Tier REMIC for federal income tax purposes. Income on the Regular
Certificates and the Regular Interest component must be reported under an accrual method of accounting.

          The Interest Only Certificates will, and the other classes of Offered
Certificates may, depending on their respective issue prices, be treated for federal income tax purposes as having been issued with original issue discount.
See "Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC
Certificates--Taxation of Regular Certificates--Original Issue Discount" in the
prospectus. Certain classes of the Regular Certificates and the Regular Interest component may be treated for federal income tax purposes as having been issued at a premium. Whether any holder of such a class of Certificates will be treated as holding a Certificate with amortizable bond premium will depend on such certificateholder's purchase price and the distributions remaining to be made on such Certificate at the time of its acquisition by such certificateholder.
Holders of such classes of Certificates should consult their own tax advisors regarding the possibility of making an election to amortize such premium. See
"Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC
Certificates--Taxation of Regular Certificates--Premium" in the prospectus. For purposes of determining the amount and the rate of accrual of original issue discount and market discount, the Depositor intends to assume that there will be prepayments on the Mortgage Loans at a rate equal to 25% CPR. No representation is made as to the actual rate at which the Mortgage Loans will be prepaid.

          The Offered Group 1 Certificates will represent beneficial ownership of two components: (i) a REMIC regular interest and (ii) the right to receive payments from the Cap Carryover Reserve Account and the right to receive payments from the Supplemental Interest Trust in respect of the Cap Carryover
Amount and the obligation to make payments to the Supplemental Interest Trust
(the "NOTIONAL PRINCIPAL CONTRACT ARRANGEMENT"). Holders of the Offered Group 1
Certificates must allocate their basis between their Regular Interest component and their Notional Principal Contract Arrangement component as set forth below under "-- Taxation of Notional Principal

                                              S-122

Contract Arrangements." The Cap Carryover Reserve Account, the Interest Rate
Swap Agreement, the Swap Account and the Supplemental Interest Trust are not
assets of any REMIC created in this transaction. The Regular Interest component will be entitled to receive interest and principal payments at the times and in the amounts equal to those made on the Offered Group 1 Certificate to which it corresponds, except that any Swap Termination Payment will be treated as being payable solely from the Monthly Excess Cashflow Amount otherwise distributable to the Class 1-CE Certificates. As a result of the foregoing, the amount of distributions on the Regular Interest may exceed the actual amount of distributions on the Offered Group 1 Certificate.

          The Regular Certificates and the Regular Interest component (but not the Notional Principal Contract Arrangement components) will be treated as regular interests in a REMIC under Section 860G of the Code. Accordingly, to the extent described in the prospectus:

     o    the Regular Certificates and the Regular Interest components will be treated as assets described in Section 7701(a)(19)(C) of the Code;

     o    the Regular Certificates and the Regular Interest components will be treated as "real estate assets" within the meaning of Section
          856(c)(4)(A) of the Code;

     o    interest on the Regular Certificates and the Regular Interest
          components will be treated as interest on obligations secured by mortgages on real property within the meaning of Section 856(c)(3)(B)
          of the Code; and

     o    the Regular Certificates and the Regular Interest components will be treated as "qualified mortgages" within the meaning of Section
          860G(a)(3) of the Code.

          However, no portion of an Offered Group 1 Certificateholder's basis or income allocable to a Notional Principal Contract Arrangement will qualify for such treatment. As a result, the Offered Group 1 Certificates generally are not suitable investments for inclusion in another REMIC.

TAXATION OF THE NOTIONAL PRINCIPAL CONTRACT ARRANGEMENTS

          General

          Each holder of an Offered Group 1 Certificate will be treated for federal income tax purposes as having entered into a notional principal contract pursuant to its rights to receive payment with respect to Cap Carryover Amounts from the Cap Carryover Reserve Account and the Supplemental Interest Trust and
the obligation to make payments to the Supplemental Interest Trust on the date it purchases its Certificates.

          In general, the holders of the Offered Group 1 Certificates must allocate the price they pay for the Offered Group 1 Certificates between the
Regular Interest component and the Notional Principal Contract Arrangement component based on their relative fair market values. To the extent rights to receive payments are determined to have a value on the Closing Date that is greater than zero, a portion of such purchase price will be allocable to such rights, and such portion will be treated as a cap premium (the "CAP PREMIUM")
paid or received by the holders of Offered Group 1 Certificates, as applicable.
A holder of an Offered Group 1 Certificate will be required to amortize the Cap
Premium under a level payment method as if the Cap Premium represented the present value of a series of equal payments made over the life of the applicable
Notional Principal Contract Arrangement (adjusted to take into account decreases in notional principal amount), discounted at a rate equal to the rate used to determine the amount of the Cap Premium (or some other reasonable rate).
Prospective purchasers of Offered Group 1 Certificates are encouraged to consult their own tax advisors regarding the appropriate method of amortizing any Cap
Premium. The Notional Principal Contract Regulations treat a nonperiodic payment made under a notional principal contract as a loan for federal income tax purposes if the payment is "significant." It is not known whether any Cap
Premium would be treated in part as a loan under the regulations governing notional principal contracts (the "NOTIONAL PRINCIPAL CONTRACT REGULATIONS").

                                              S-123

          Under the Notional Principal Contract Regulations (i) all taxpayers must recognize periodic payments with respect to a notional principal contract under the accrual method of accounting, and (ii) any periodic payments received under the applicable Notional Principal Contract Arrangement must be netted against payments, if any, deemed made as a result of the Cap Premiums over the recipient's taxable year, rather than accounted for on a gross basis. Net income or deduction with respect to net payments under a notional principal contract for a taxable year should constitute ordinary income or ordinary deduction. The
IRS could contend the amount is capital gain or loss, but such treatment is unlikely, at least in the absence of further regulations. Any regulations requiring capital gain or loss treatment presumably would apply only prospectively. Individuals may be limited in their ability to deduct any such net deduction and are encouraged to consult their tax advisors prior to investing in the Offered Group 1 Certificates.

          Any payments made to a beneficial owner of an Offered Group 1
Certificate in excess of the amounts payable on the corresponding Regular
Interest will be treated as having been received as a payment on a notional principal contract. To the extent the sum of such periodic payments for any year exceeds that year's amortized cost of any Cap Carryover Amounts, such excess represents net income for that year. Conversely, to the extent that the amount of that year's amortized cost exceeds the sum of the periodic payments, such excess shall represent a net deduction for that year. In addition, any amounts payable on such Regular Interest in excess of the amount of payments on the
Offered Group 1 Certificate to which it relates will be treated as having been received by the beneficial owners of such Certificates and then paid by such owners to the Supplemental Interest Trust pursuant to the Interest Rate Swap
Agreement, and such excess should be treated as a periodic payment on a notional principal contract that is made by the beneficial owner during the applicable taxable year and that is taken into account in determining the beneficial owner's net income or net deduction with respect to any Cap Carryover Amounts for such taxable year. Although not clear, net income or a net deduction with respect to the Cap Carryover Amount should be treated as ordinary income or as an ordinary deduction. Holders of the Offered Group 1 Certificates are advised to consult their own tax advisors regarding the tax characterization and timing issues relating to payments and obligations under the Notional Principal
Contract Arrangement.

          A beneficial owner's ability to recognize a net deduction with respect to the Notional Principal Contract Arrangement component is limited under
Sections 67 and 68 of the Code in the case of (i) estates and trusts and (ii)
individuals owning an interest in such component directly or through a
"pass-through entity" (other than in connection with such individual's trade or business). Pass-through entities include partnerships, S corporations, grantor trusts and non-publicly offered regulated investment companies, but do not include estates, nongrantor trusts, cooperatives, real estate investment trusts and publicly offered regulated investment companies. Further, such a beneficial owner will not be able to recognize a net deduction with respect the Notional
Principal Contract Arrangement component in computing the beneficial owner's alternative minimum tax liability.

          It is possible that the right to receive payments in respect of the
Notional Principal Contract Arrangement could be treated as a partnership among the holders of all of the Group 1 Certificates, in which case holders of such
Certificates potentially would be subject to different timing of income and foreign holders of such Certificates could be subject to withholding in respect of any related Cap Carryover Amount. Holders of the Offered Group 1 Certificates
are advised to consult their own tax advisors regarding the allocation of issue price, timing, character and source of income and deductions resulting from the ownership of their Certificates.

          Any amount of proceeds from the sale, redemption or retirement of an
Offered Group 1 Certificate that is considered to be allocated to rights under a
Notional Principal Contract Arrangement would be considered a "termination payment" under the Notional Principal Contract Regulations. It is anticipated that the Supplemental Interest Trust Trustee will account for any termination payments for reporting purposes in accordance with the Notional Principal
Contract Regulations, as described below.

          Termination Payments

          Any amount of sales proceeds that is considered to be allocated to the selling beneficial owner's rights under the applicable Notional Principal
Contract Arrangement in connection with the sale or exchange of an Offered Group
1 Certificate would be considered a "termination payment" under the Notional
Principal Contract Regulations allocable to that Offered Group 1 Certificate. A holder of an Offered Certificate will have gain or loss from such a termination of a Notional Principal Contract Arrangement equal to (i) any termination payment it received or is

                                              S-124

deemed to have received minus (ii) the unamortized portion of any Cap Premium paid (or deemed paid) by the beneficial owner upon entering into or acquiring its interest in a Notional Principal Contract Arrangement.

          Gain or loss realized upon the termination of a Notional Principal
Contract Arrangement will generally be treated as capital gain or loss.
Moreover, in the case of a bank or thrift institution, Code Section 582(c) would likely not apply to treat such gain or loss as ordinary.

          See "Federal Income Tax Consequences--Federal Income Tax Consequences
for REMIC Certificates--Status of REMIC Certificates" in the prospectus.

RESIDUAL CERTIFICATE

          If you hold the Class 2-A-R Certificate, you must include the taxable income of each REMIC, in determining your federal taxable income. Your resulting tax liability may exceed cash distributions to you during certain periods. In addition, all or a portion of the taxable income you recognize from the Class
2-A-R Certificate may be treated as "excess inclusion" income, which, among other consequences, will result in your inability to use net operating losses to offset such income from each REMIC. The Holder of the Class 2-A-R Certificate generally must account separately for its interest in each REMIC and may not offset income from one REMIC with losses from another REMIC.

          You should consider carefully the tax consequences of any investment in the Class 2-A-R Certificate discussed in the prospectus and should consult your tax advisors with respect to those consequences. See "Federal Income Tax
Consequences" in the prospectus. Specifically, you should consult your tax advisors regarding whether, at the time of acquisition, the Class 2-A-R
Certificate will be treated as a "noneconomic" residual interest and "tax avoidance potential" residual interest. See "Federal Income Tax
Consequences--Federal Income Tax Consequences for REMIC Certificates--Taxation
of Residual Certificates--Tax-Related Restrictions on Transfer of Residual
Certificates--Noneconomic Residual Interests," "--Foreign Investors" and "--Mark
to Market Regulations" in the prospectus. Additionally, for information regarding Prohibited Transactions, see "Federal Income Tax Consequences--Federal
Income Tax Consequences for REMIC Certificates--Taxes That May Be Imposed on the
REMIC Pool--Prohibited Transactions" in the prospectus.

BACKUP WITHHOLDING AND REPORTING REQUIREMENTS

          Certain holders or other beneficial owners of Offered Certificates may be subject to backup withholding with respect to interest paid on the Offered
Certificates if those holders or beneficial owners, upon issuance, fail to supply the Securities Administrator or their broker with their taxpayer identification number, furnish an incorrect taxpayer identification number, fail to report interest, dividends or other "reportable payments" (as defined in the
Code) properly, or, under certain circumstances, fail to provide the Securities
Administrator or their broker with a certified statement, under penalty of perjury, that they are not subject to backup withholding. See "Federal Income
Tax Consequences--Federal Income Tax Consequences for REMIC Certificates--Backup
Withholding" in the prospectus.

          The Securities Administrator, on behalf of the Trustee, will be required to report annually to the IRS and to each certificateholder of record, the amount of interest paid (and original issue discount accrued, if any) on the
Certificates and the amount of interest withheld for federal income taxes, if any, for each calendar year, except as to exempt holders (generally, holders that are corporations, certain tax-exempt organizations or nonresident aliens who provide certification as to their status as nonresidents). As long as the only certificateholder of record of the Offered Certificates (other than the
Class 2-A-R Certificate) is Cede & Co., as nominee for DTC, beneficial owners of the Offered Certificates and the IRS will receive tax and other information including the amount of interest paid on such Certificates from DTC Participants rather than from the Securities Administrator. (The Securities Administrator,
however, will respond to requests for necessary information to enable
Participants and certain other persons to complete their reports.) See "Federal
Income Tax Consequences--Federal Income Tax Consequences for REMIC
Certificates--Reporting Requirements" in the prospectus.

                                              S-125

          All investors should consult their tax advisors regarding the federal, state, local or foreign income tax consequences of the purchase, ownership and disposition of the Offered Certificates.

                                           STATE TAXES

          The Depositor makes no representations regarding the tax consequences of purchase, ownership or disposition of the Offered Certificates under the tax laws of any state. Investors considering an investment in the Offered
Certificates should consult their tax advisors regarding such tax consequences.

                                    ERISA CONSIDERATIONS

          A fiduciary or other person acting on behalf of any employee benefit plan or arrangement, including an individual retirement account (an "IRA"), subject to ERISA, the Code or any federal, state or local law ("SIMILAR LAW")
which is similar to ERISA or the Code (collectively, a "BENEFIT PLAN") should carefully review with its legal advisors whether the purchase or holding of an
Offered Certificate could give rise to a transaction prohibited or not otherwise permissible under ERISA, the Code or Similar Law. See "Benefit Plan
Considerations" in the prospectus.

          The U.S. Department of Labor has extended to Banc of America
Securities LLC ("BANC OF AMERICA SECURITIES") an administrative exemption (the
"EXEMPTION") from certain of the prohibited transaction rules of ERISA and the related excise tax provisions of Section 4975 of the Code for the initial purchase, the holding and the subsequent resale by certain Benefit Plans of certificates in pass-through trusts that consist of certain receivables, loans and other obligations that meet the conditions and requirements of the
Exemption. The Exemption applies to mortgage loans such as the Mortgage Loans, but does not cover certain IRAs and certain employee benefit plans covering only self-employed individuals which are subject to the prohibited transaction provisions of the Code.

          For a general description of the Exemption and the conditions that must be satisfied for the Exemption to apply, see "Benefit Plan Considerations"
in the prospectus.

          The Exemption may cover the acquisition and holding of the Offered
Certificates (other than the Class 2-A-R Certificate and exclusive of the right of the Offered Group 1 Certificates to receive payments from the Supplemental
Interest Trust) by the Benefit Plans to which it applies provided that all conditions of the Exemption other than those within the control of the investors will be met. In addition, as of the date hereof, there is no single mortgagor that is the obligor on 5% of the initial balance of the Mortgage Pool.

          For so long as the holder of a Offered Group 1 Certificate also holds an interest in the Supplemental Interest Trust, the holder will be deemed to have acquired and be holding the Offered Group 1 Certificate without the right to receive payments from the Supplemental Interest Trust and, separately, the right to receive payments from the Supplemental Interest Trust. The Exemption is not applicable to the acquisition, holding and transfer of an interest in the
Supplemental Interest Trust. In addition, while the Supplemental Interest Trust is in existence, it is possible that not all of the requirements for the
Exemption to apply to the acquisition, holding and transfer of Offered Group 1
Certificates will be satisfied. However, if the Exemption is not available, there may be other exemptions that apply. Accordingly, no Benefit Plan or other person acting on behalf of or using assets of a Benefit Plan may acquire or hold an Offered Group 1 Certificate while the Supplemental Interest Trust is in existence, unless (1) such Benefit Plan is an accredited investor within the meaning of the Exemption and (2) such acquisition or holding is eligible for the exemptive relief available under Department of Labor Prohibited Transaction
Class Exemption 84-14 (for transactions by independent "qualified professional asset managers"), 91-38 (for transactions by bank collective investment funds),
90-1 (for transactions by insurance company pooled separate accounts), 95-60
(for transactions by insurance company general accounts) or 96-23 (for transactions effected by "in-house asset managers"). For so long as the
Supplemental Interest Trust is in existence, each beneficial owner of an Offered
Group 1 Certificate or any interest therein, shall be deemed to have represented, by virtue of its acquisition or holding of the Offered Group 1
Certificate, or interest therein, that either (i) it is not a Benefit Plan or other person acting on behalf of or using the assets of a Benefit Plan or (ii)
(A) it is an accredited investor within the meaning of the Exemption and (B) the acquisition and holding of such Certificate and the separate right to receive payments from the Supplemental Interest Trust are eligible for the exemptive relief available under one of the five prohibited transaction class exemptions enumerated above.

                                              S-126

          Benefit Plan investors are encouraged to consult with their legal advisors concerning the impact of ERISA, the Code and Similar Law, the applicability of the Exemption, and the potential consequences in their specific circumstances, prior to making an investment in the Offered Certificates.
Moreover, each Benefit Plan fiduciary should determine whether under the governing plan instruments and the applicable fiduciary standards of investment prudence and diversification, an investment in the Offered Certificates is appropriate for the Benefit Plan, taking into account the overall investment policy of the Benefit Plan and the composition of the Benefit Plan's investment portfolio.

          The Class 2-A-R Certificate may not be purchased by or transferred to a Benefit Plan or a person acting on behalf of or investing assets of a Benefit
Plan. See "Description of Certificates--Restrictions on Transfer of the Class
2-A-R Certificate" in this prospectus supplement.

                      REPORTS TO CERTIFICATEHOLDERS

          The Securities Administrator will prepare on a monthly basis a statement containing, among other things, information relating to principal and interest distributions on the Certificates, the status of the Mortgage Pool and certain other information as set forth in the Pooling and Servicing Agreement in accordance with Item 1121 of Regulation AB (17 C.F.R. Section 229.1121), as
described under "Description of Certificates--Reports to Certificateholders" in
the prospectus. In addition, the Master Servicer, each Servicer and certain other parties to the Pooling and Servicing Agreement will furnish to the
Securities Administrator, and the Securities Administrator will furnish to the
Depositor, the compliance statements, assessments and attestation reports in accordance with Items 1122 and 1123 of Regulation AB (17 C.F.R. Sections
229.1122 and 229.1123) detailed under "Servicing of the Mortgage Loans--Evidence as to Compliance" in the prospectus.

          Copies of these statements and reports will be filed on Forms 10-D and
10-K with the Securities and Exchange Commission through its EDGAR system located at http://www.sec.gov under the name of the Issuing Entity for so long as the Issuing Entity is subject to the reporting requirement of the Securities
Exchange Act of 1934, as amended.

          The Securities Administrator will make the statement described in the prospectus under "Description of Certificates--Reports to Certificateholders"
available to certificateholders and the other parties to the Pooling and
Servicing Agreement via the Securities Administrator's internet website. The
Securities Administrator will also make any Periodic Reports prepared by it described in the prospectus under "Where You Can Find More Information" relating to the Issuing Entity available through its website promptly after they are filed with the Securities and Exchange Commission (which may or may not be the same day). The Securities Administrator's internet website will initially be located at "www.ctslink.com." Assistance in using the website can be obtained by calling the Securities Administrator's customer service desk at (301) 815-6600.
Parties that are unable to use the website are entitled to have a paper copy mailed to them at no charge via first class mail by calling the customer service desk.

                                 METHOD OF DISTRIBUTION

          Subject to the terms and conditions set forth in the underwriting agreement among the Depositor, Banc of America Securities LLC (the
"UNDERWRITER") and the Sponsor, the Depositor has agreed to sell to the
Underwriter, and the Underwriter has agreed to purchase from the Depositor, all of the Offered Certificates. Proceeds to the Depositor from the sale of the
Offered Certificates are expected to be approximately 99.535% of the initial balance of those Certificates plus accrued interest, before deducting expenses estimated at approximately $773,697 payable by the Depositor.

          Distribution of the Offered Certificates will be made by the
Underwriter from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. The Underwriter and any dealers that participate with the Underwriter in the distribution of the Offered
Certificates will be underwriters, and the difference between the purchase price for the Offered Certificates paid to the Depositor and the proceeds from the sale of the Offered Certificates realized by the Underwriter and any dealers that participate with the Underwriter in the distribution of the Offered
Certificates will constitute underwriting discounts and commissions.

                                              S-127

          The Depositor has been advised by the Underwriter that it intends to make a market in the Offered Certificates but has no obligation to do so. There can be no assurance that a secondary market for the Offered Certificates will develop or, if it does develop, that it will continue.

          The Depositor has agreed to indemnify the Underwriter against, or make contributions to the Underwriter with respect to, certain liabilities, including liabilities under the Securities Act of 1933, as amended.

          The Underwriter is an affiliate of the Depositor and the Sponsor and is a registered broker/dealer. Any obligations of the Underwriter are the sole responsibility of the Underwriter and do not create any obligation or guarantee on the part of any affiliate of the Underwriter.

                                 LEGAL MATTERS

          The validity of and certain federal income tax matters relating to the
Offered Certificates will be passed upon for the Depositor and the Underwriter by Hunton & Williams LLP, Charlotte, North Carolina.

                                   CERTIFICATE RATINGS

          At their issuance, each class of Offered Certificates is required to receive from Fitch Ratings ("FITCH") and Standard & Poor's, a division of The
McGraw-Hill Companies, Inc. ("S&P") at least the rating set forth in the table beginning on page S-6 of this prospectus supplement.

          Ratings on mortgage pass-through certificates address the likelihood of receipt by certificateholders of payments required under the Pooling and
Servicing Agreement.

          Fitch's and S&P's ratings take into consideration the credit quality of the Mortgage Pool, including any credit support, structural and legal aspects associated with the Offered Certificates, and the extent to which the payment stream of the Mortgage Pool is adequate to make payments required under the
Offered Certificates. Fitch's and S&P's ratings on the Offered Certificates do not, however, constitute a statement regarding frequency of prepayments on the
Mortgage Loans.

          Fitch's and S&P's ratings do not address the possibility that, because the Interest Only Certificates are extremely sensitive to principal prepayments, a holder of an Interest Only Certificate may not fully recover its initial investment. Fitch's and S&P's rating on the Residual Certificate does not address the likelihood of a return to investors other than to the extent of the principal balance and interest at the pass-through rate thereon.

          The Depositor has not requested a rating of any class of Offered
Certificates by any rating agency other than Fitch and S&P. However, there can be no assurance as to whether any other rating agency will rate the Offered
Certificates or, if it does, what rating would be assigned by such other rating agency. The rating assigned by any such other rating agency to a class of
Offered Certificates may be lower than the ratings assigned by Fitch and S&P.

          The rating of the Offered Certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency.

          In addition, Fitch and S&P will monitor the initial ratings of the offered certificates for so long as the Offered Certificates remain outstanding.

                                              S-128

                             INDEX TO DEFINED TERMS

100% LTV Program........................................................          S-55
60+ Day Delinquent Loan........................................................       S-87
80/20 Program...........................................................        S-56
97% LTV Program.........................................................                   S-56
Accelerated Processing Programs.........................................       S-53
Accrued Certificate Interest............................................               S-84
Adjusted Pool Amount....................................................             S-107
Adjustment Date.........................................................                     S-45
Administrative Fee Rate.................................................        S-79
Administrative Fees.....................................................                   S-79
Advance.................................................................                          S-76
Aggregate Group 6.......................................................                   S-11
Aggregate Group 6 Mortgage Loans........................................   S-12
Aggregate Group 6 Senior Certificates...................................     S-10
Aggregate Group 6 Senior Percentage.....................................  S-101
Aggregate Group 6 Subordinate Certificates............................. S-10
Aggregate Group 6 Subordinate Percentage.............................S-101
Aggregate Group 6 Undercollateralized Amount.....................S-105
Aggregate Group 6 Undercollateralized Group.........................S-105
Aggregate Group X.......................................................                  S-11
Aggregate Group X Mortgage Loans........................................  S-12
Aggregate Group X Senior Certificates...................................     S-10
Aggregate Group X Senior Percentage..................................... S-100
Aggregate Group X Subordinate Certificates...........................  S-10
Aggregate Group X Subordinate Percentage...........................S-100
Aggregate Group X Undercollateralized Amount....................S-105
Aggregate Group X Undercollateralized Group........................S-105
Aggregate Loan Group....................................................               S-12
Aggregate Loan Group 6..................................................              S-12
Aggregate Loan Group X..................................................             S-12
Aggregate Loan Groups...................................................              S-12
All-Ready Home..........................................................                     S-53
ALTA....................................................................                            S-54
Alternative Documentation Program.......................................     S-58
Applied Realized Loss Amount............................................        S-93
Available Funds.........................................................                     S-83
AVM.....................................................................                             S-63
Banc of America Securities..............................................            S-126
Bank of America.........................................................                     S-12
Bank of America Servicing Agreement.....................................   S-66
Bankruptcy Losses.......................................................                  S-82
BBA.....................................................................                              S-85
Benefit Plan............................................................                        S-126
Book-Entry Certificates.................................................                 S-81
BPP.....................................................................                               S-55
Cap.....................................................................                               S-94
Cap Carryover Amount....................................................              S-94
Cap Carryover Reserve Account...........................................      S-94
Cap Premium.............................................................                     S-123
CDR.....................................................................                            S-119
Certificate Account.....................................................                    S-75
Certificate One-Month LIBOR.............................................          S-85
Certificates............................................................                            S-73
Class 1-M Certificates..................................................                   S-10
Class 1-M-1 Principal Distribution Amount............................... S-87
Class 1-M-1 Realized Loss Amortization Amount......................S-92
Class 1-M-2 Principal Distribution Amount...............................  S-87
Class 1-M-2 Realized Loss Amortization Amount......................S-92
Class 1-M-3 Principal Distribution Amount...............................  S-87
Class 1-M-3 Realized Loss Amortization Amount......................S-92
Class 1-M-4 Principal Distribution Amount...............................  S-87
Class 1-M-4 Realized Loss Amortization Amount......................S-92
Class 1-M-5 Principal Distribution Amount...............................  S-88
Class 1-M-5 Realized Loss Amortization Amount......................S-92
Class 1-M-6 Principal Distribution Amount..............................   S-88
Class 1-M-6 Realized Loss Amortization Amount......................S-92
Class 5-A-X Notional Amount.............................................          S-97
Class 5-B Certificates..................................................                     S-10
Class B Certificates....................................................                      S-10
class balance...........................................................                          S-82
CLUES Plus Documentation Program.......................................    S-58
Code....................................................................                               S-28
Combined Loan-to-Value Ratio............................................          S-52
Compensating Interest...................................................                 S-76
Condominium Hotel Loan Program.........................................       S-56
Countrywide Financial...................................................                  S-48
Countrywide Home Loans..................................................             S-48
Countrywide Servicing...................................................                  S-71
Countrywide Servicing Agreement........................................        S-66
CPR.....................................................................                               S-116
Credit Scores...........................................................                           S-45
Custom Mortgage Score...................................................               S-50
Debt Service Reduction..................................................                 S-82
Debt-to-Income Ratio....................................................                   S-51
Decrement Tables........................................................                   S-115
Deficient Valuation.....................................................                      S-82
Definitive Certificates.................................................                      S-81
Deleted Mortgage Loan...................................................                S-74
Determination Date......................................................                     S-77
Distribution Date.......................................................                        S-82
Downgrade Provision.....................................................                S-111
DTC.....................................................................                                S-81
Eligible Substitute Mortgage Loan.......................................         S-74
e-MITS..................................................................                              S-62
ERISA...................................................................                               S-28
Events of Default.......................................................                      S-111
Exemption...............................................................                           S-126
Expanded Underwriting Guidelines........................................         S-59

                                              S-129

Extra Principal Distribution Amount................................             S-88
FICO Credit Scores.................................................                         S-57
Final Scheduled Distribution Date..................................              S-81
Fitch..............................................................                                   S-128
Foreclosure Profits................................................                          S-80
Fractional Interest................................................                          S-103
Full Documentation Program.........................................                 S-58
Gross Margin.......................................................                             S-45
Group..............................................................                                    S-11
Group 1............................................................                                   S-11
Group 1 Cap........................................................                               S-93
Group 1 Certificates...............................................                           S-10
Group 1 Interest Remittance Amount.................................           S-84
Group 1 Mortgage Loans.............................................                   S-11
Group 1 Principal Distribution Amount..............................          S-88
Group 1 Principal Remittance Amount................................          S-88
Group 1 Senior Certificates........................................                     S-10
Group 1 Senior Principal Distribution Amount.......................     S-89
Group 2............................................................                                   S-11
Group 2 Mortgage Loans.............................................                   S-11
Group 2 Senior Certificates........................................                     S-10
Group 3............................................................                                   S-11
Group 3 Mortgage Loans.............................................                   S-12
Group 3 Senior Certificates........................................                     S-10
Group 4............................................................                                   S-11
Group 4 Mortgage Loans.............................................                   S-12
Group 4 Senior Certificates........................................                     S-10
Group 5............................................................                                   S-11
Group 5 Mortgage Loans.............................................                   S-12
Group 5 Senior Percentage..........................................                  S-101
Group 5 Subordinate Percentage.....................................             S-101
Group 5A Senior Certificates.......................................                   S-10
Group 5B Mortgage Loans............................................                 S-12
Group 6 Senior Certificates........................................                     S-10
Group 6A...........................................................                                S-11
Group 6B...........................................................                                 S-11
Group 6B Mortgage Loans............................................                 S-12
Group Subordinate Amount...........................................                S-97
Index..............................................................                                     S-47
Indirect Participants..............................................                           S-81
IndyMac Bank.......................................................                           S-49
IndyMac Servicing Agreement........................................              S-66
Insurer............................................................                                    S-25
Interest Accrual Period............................................                        S-82
Interest Carry Forward Amount......................................               S-84
Interest Distribution Amount.......................................                  S-95
Interest Only Certificates.........................................                        S-10
Interest Only Mortgage Loans.......................................                S-44
Interest Percentage................................................                           S-84
Interest Rate Swap Agreement.......................................                 S-22
Interest Settlement Rate...........................................                         S-85
IRA................................................................                                     S-126
Issuing Entity.....................................................                                S-65
LIBOR Based Interest Accrual Period................................            S-82
LIBOR Determination Date...........................................                    S-85
Liquidated Mortgage Loan...........................................                    S-83
Liquidation Proceeds...............................................                          S-94
Loan Group.........................................................                                 S-11
Loan Group 1.......................................................                                S-11
Loan Group 2.......................................................                                S-11
Loan Group 3.......................................................                                S-11
Loan Group 4.......................................................                                S-11
Loan Group 5.......................................................                                S-11
Loan Group 6A......................................................                              S-11
Loan Group 6B......................................................                               S-11
Loan-to-Value Ratio................................................                           S-44
Loss Severity Percentage...........................................                     S-120
Lower-Tier REMICs..................................................                        S-122
LPMI Fee Rate......................................................                               S-79
LPMI Policy........................................................                                 S-44
Master Servicer....................................................                               S-66
Master Servicer Custodial Account..................................               S-75
Master Servicing Fee...............................................                           S-79
Master Servicing Fee Rate..........................................                       S-79
MERS...............................................................                                     S-73
Modeling Assumptions...............................................                    S-115
Monthly Excess Cashflow Allocation.................................            S-90
Monthly Excess Cashflow Amount.....................................            S-90
Monthly Excess Interest Amount.....................................               S-90
Mortgage File......................................................                                S-73
Mortgage Loan Purchase Agreement...................................           S-43
Mortgage Loans....................................................                     S-12, S-43
Mortgage Pool......................................................                               S-43
Mortgage Rewards...................................................                           S-53
Net Interest Shortfall.............................................                              S-96
Net Mortgage Interest Rate.........................................                      S-83
Net Swap Payment...................................................                          S-110
No Income/No Asset Documentation Program..........................    S-58
No Ratio Loan Program..............................................                        S-55
Non-Offered Certificates...........................................                         S-10
Non-Resident Alien Loan Program....................................              S-56
Non-Supported Interest Shortfall...................................                  S-96
Notional Principal Contract Arrangement............................         S-122
Notional Principal Contract Regulations............................           S-123
Offered Certificates...............................................                              S-10
Offered Group 1 Certificates.......................................                       S-10
One-Month LIBOR....................................................                          S-47
One-Year CMT.......................................................                              S-47
One-Year LIBOR.....................................................                             S-46
Optional Termination Date..........................................                       S-77
Original Subordinate Principal Balance.............................             S-102
Originators........................................................                                    S-12
Overcollateralization Amount.......................................                     S-89
Overcollateralization Deficiency...................................                     S-89
Overcollateralization Release Amount...............................               S-89
Participants.......................................................                                     S-81
Pass-Through Rate..................................................                             S-93
Percentage Interest................................................                               S-80
Periodic Cap.......................................................                                    S-45
Pool Distribution Amount...........................................                        S-94
Pool Distribution Amount Allocation................................                S-95
Pool Principal Balance.............................................                            S-100

                                              S-130

Pooling and Servicing Agreement...................................                    S-73
Preferred Processing Program......................................                        S-57
Prepayment Interest Shortfall.....................................                          S-76
Prepayment Premium................................................                              S-44
Principal Amount..................................................                                  S-97
Product Guides....................................................                                    S-51
Purchase Price....................................................                                     S-74
Rapid.............................................................                                            S-53
Rate Ceiling......................................................                                        S-45
Realized Loss.....................................................                                      S-83
Realized Loss Amortization Amount.................................                   S-92
Record Date.......................................................                                       S-82
Recovery..........................................................                                         S-83
Reduced Documentation Program.....................................                   S-58
Regular Certificates..............................................                                 S-122
Regular Interest..................................................                                    S-123
Regular Interest Accrual Period...................................                          S-82
Regular Interests.................................................                                    S-122
Reimbursement Amount..............................................                            S-95
Relief Act Reduction..............................................                                  S-83
REMIC.............................................................                                         S-122
REMIC Regulations.................................................                               S-107
Remittance Date...................................................                                     S-75
REO Property......................................................                                       S-77
Reserve Interest Rate.............................................                                   S-85
Residual Certificate..............................................                                      S-10
S&P...............................................................                                              S-128
Scheduled Principal Payments......................................                            S-98
SDA...............................................................                                              S-119
Securities Administrator..........................................                                   S-67
Senior Certificates...............................................                                         S-10
Senior Credit Support Depletion Date..............................                        S-99
Senior Enhancement Percentage.....................................                          S-89
Senior Percentage.................................................                                     S-100
Senior Prepayment Percentage......................................                          S-100
Senior Principal Distribution Amount..............................                        S-99
Senior Specified Enhancement Percentage...........................                   S-89
Servicer Custodial Account........................................                               S-75
Servicers.........................................................                                              S-66
Servicing Agreements..............................................                                  S-66
Servicing Fee.....................................................                                          S-79
Servicing Fee Rate................................................                                      S-79
Shifting Interest Certificates....................................                                 S-10
Shifting Interest Class B Certificates............................                           S-10
Shifting Interest Groups..........................................                                  S-11
Similar Law.......................................................                                          S-126
Six-Month LIBOR...................................................                                    S-46
SMMEA.............................................................                                          S-28
Standard Documentation Process....................................                        S-52
Standard Underwriting Guidelines..................................                         S-59
Stated Income Program.............................................                                 S-55
Stated Income, Stated Asset.......................................                              S-53
Stated Income/Stated Asset Documentation Program..................        S-58
Stated Principal Balance..........................................                                   S-83
Stepdown Date.....................................................                                        S-89
Streamlined Documentation Program.................................                       S-58
Subordinate Certificates..........................................                                    S-10
Subordinate Percentage............................................                                 S-100
Subordinate Prepayment Percentage.................................                      S-102
Subordinate Principal Distribution Amount.........................                  S-104
Substitution Adjustment Amount....................................                          S-74
Super Senior Certificates.........................................                                     S-10
Super Senior Support Certificates.................................                             S-10
Supplemental Interest Trust.......................................                               S-112
Supplemental Interest Trust Trustee...............................               S-22, S-112
Swap Account......................................................                                        S-111
Swap Default......................................................                                           S-111
Swap Early Termination............................................                                  S-111
Swap Notional Amount..............................................                                  S-22
Swap Provider.....................................................                                S-22, S-111
Swap Provider Trigger Event.......................................                               S-111
Swap Termination Payment..........................................                               S-111
Targeted Overcollateralization Amount.............................                         S-90
Telerate page 3750................................................                                          S-85
Termination Event.................................................                                       S-111
Total Loan-to-Value Ratio.........................................                                   S-52
Trigger Event.....................................................                                             S-90
Trustee...........................................................                                                  S-78
U.S. Person.......................................................                                             S-109
Underwriter.......................................................                                             S-127
Unpaid Realized Loss Amount.......................................                              S-93
Unscheduled Principal Payments....................................                             S-98
Upper-Tier REMICs.................................................                                     S-122

                                              S-131

                                                      APPENDIX A

                                             MORTGAGE LOAN DATA

                                                          A-1

                                                      LOAN GROUP 1

                   OCCUPANCY OF MORTGAGED PROPERTIES OF THE GROUP 1 MORTGAGE LOANS (1)

                                                                               % OF
                                     NUMBER OF        AGGREGATE          GROUP 1            AVERAGE          WEIGHTED      WEIGHTED
                                        GROUP 1            STATED CUT-OFF    CUT-OFF        STATED PRINCIPAL    AVERAGE      AVERAGE
                                      MORTGAGE              PRINCIPAL          PRINCIPAL         BALANCE AS OF       CREDIT       ORIGINAL
OCCUPANCY                         LOANS            BALANCE            BALANCE          CUT-OFF DATE          SCORE    LOAN-TO-VALUE
-------------------------------     ---------                    ---------------                  ---------                 ----------------              --------         -------------
Primary Residence                  1,345           $529,638,875.16         87.61%          $393,783.55                 711             75.83%
Investor Property                      167               48,352,171.20          8.00                 289,533.96                 725             75.91
Second Home                              83                26,519,337.18          4.39             319,510.09                723             78.28
                                           -----           ---------------             ------                   -----------                    ---             -----
TOTAL:                               1,595         $604,510,383.54        100.00%           $379,003.38                 713             75.94%
                                       =====         ===============       ======           ===========             ===             =====

(1)  Based solely on representations of the mortgagor at the time of origination of the related Mortgage Loan.

                              PROPERTY TYPES OF THE GROUP 1 MORTGAGE LOANS

                                                                              % OF
                                     NUMBER OF        AGGREGATE          GROUP 1            AVERAGE          WEIGHTED      WEIGHTED
                                        GROUP 1            STATED CUT-OFF    CUT-OFF        STATED PRINCIPAL    AVERAGE      AVERAGE
                                      MORTGAGE              PRINCIPAL          PRINCIPAL         BALANCE AS OF       CREDIT       ORIGINAL
PROPERTY TYPE                  LOANS            BALANCE            BALANCE          CUT-OFF DATE          SCORE    LOAN-TO-VALUE
-------------------------------     ---------                    ---------------                  ---------                 ----------------              --------         -------------

Single Family Residence              901         $343,585,581.40         56.84%           $381,338.05                 711                       75.32%
PUD                                        373           154,151,397.37         25.50             413,274.52             710                       76.28
Condominium                                263                    82,226,902.04         13.60             312,649.82                  723                       77.59
2-Family                                            42            17,126,960.83          2.83              407,784.78                  721                       78.17
4-Family                                      7              3,863,180.98          0.64              551,883.00                  713                       74.45
3-Family                                      8              3,468,573.32          0.57              433,571.67                  751                       73.91
Cooperative                                1                          87,787.60          0.01               87,787.60                   687                       80.00
                                           -----             ---------------        ------            -----------                 ---              -----
TOTAL:                                 1,595         $604,510,383.54        100.00%                  $379,003.38                   713                     75.94%
                                              =====        ===============         ======            ===========                    ===                   =====

                           MORTGAGE LOAN PURPOSE OF THE GROUP 1 MORTGAGE LOANS

                                                                             % OF
                                     NUMBER OF        AGGREGATE          GROUP 1            AVERAGE          WEIGHTED      WEIGHTED
                                        GROUP 1            STATED CUT-OFF    CUT-OFF        STATED PRINCIPAL    AVERAGE      AVERAGE
                                      MORTGAGE              PRINCIPAL          PRINCIPAL         BALANCE AS OF       CREDIT       ORIGINAL
PURPOSE                              LOANS            BALANCE            BALANCE          CUT-OFF DATE          SCORE    LOAN-TO-VALUE
-------------------------------     ---------                    ---------------                  ---------                 ----------------              --------        -------------

Purchase                                      953                $357,285,758.06                59.10%                $374,906.36                 719                   78.78%
Refinance-Cashout                    427                  165,540,231.93                27.38                      387,682.04                 701                   72.04
Refinance-Rate/Term                 215                    81,684,393.55                13.51                      379,927.41                 709                   71.45
                                                     -----                       ---------------               ------                          -----------                    ---                     -----
TOTAL:                                     1,595              $604,510,383.54              100.00%                  $379,003.38                 713                   75.94%
                                                  =====              ===============      ======                 ===========            ===                   =====

                                                              A-2

                          GEOGRAPHICAL DISTRIBUTION OF THE MORTGAGE PROPERTIES
                                        OF THE GROUP 1 MORTGAGE LOANS (1)

                                                                                % OF
                                     NUMBER OF        AGGREGATE          GROUP 1            AVERAGE          WEIGHTED      WEIGHTED
                                        GROUP 1            STATED CUT-OFF    CUT-OFF        STATED PRINCIPAL    AVERAGE      AVERAGE
                                      MORTGAGE              PRINCIPAL          PRINCIPAL         BALANCE AS OF       CREDIT       ORIGINAL
GEOGRAPHIC AREA            LOANS            BALANCE            BALANCE          CUT-OFF DATE          SCORE    LOAN-TO-VALUE
-------------------------------     ---------                    ---------------                  ---------                 ----------------              --------        -------------

Alabama                                           5                   $  1,683,517.20                  0.28%                $   336,703.44                 758                    74.49%
Arizona                                           48                     16,342,394.21          2.70                340,466.55                 712             76.11
California                                      754                   336,892,754.56                55.73                        446,807.37                 716                     74.76
Colorado                                         30                       8,824,614.33                  1.46                        294,153.81                 716                     77.78
Connecticut                                      9                       3,031,782.40                  0.50                        336,864.71                 686                     78.93
Delaware                                           1                       1,000,000.00                  0.17                     1,000,000.00                  719                    80.00
District of Columbia                        5                       2,081,899.99                  0.34                        416,380.00                  721                    74.64
Florida                                           110                     36,466,254.58                  6.03                        331,511.41                  717                    77.50
Georgia                                           16                        4,363,630.68                  0.72                       272,726.92                   676                    76.90
Hawaii                                              9                         4,329,621.20                  0.72                       481,069.02                   705                    77.63
Idaho                                                5                            771,127.38                  0.13                       154,225.48                   658                    72.66
Illinois                                            34                       14,432,458.15                  2.39                       424,484.06                   698                    77.45
Indiana                                             2                            294,457.28                  0.05                       147,228.64                   695                    80.00
Kansas                                             2                            383,153.29                  0.06                       191,576.65                   796                    79.59
Kentucky                                         7                         1,163,688.35                  0.19                       166,241.19                   709                    85.79
Maine                                               1                            199,619.49                  0.03                       199,619.49                   673                    45.77
Maryland                                       49                       15,668,362.87                  2.59                       319,762.51                   692                    78.49
Massachusetts                             14                         4,118,806.81                  0.68                       294,200.49                   721                    72.41
Michigan                                       15                         3,947,807.65                  0.65                       263,187.18                   690                    74.52
Minnesota                                     20                         6,056,633.99                  1.00                       302,831.70                   710                    75.20
Mississippi                                      1                           179,366.79                  0.03                       179,366.79                   700                     94.97
Missouri                                           2                           395,320.33                  0.07                       197,660.17                   684                    83.37
Montana                                           3                           782,400.00                  0.13                       260,800.00                   732                    74.57
Nevada                                         184                       52,484,752.32                  8.68                       285,243.22                   704                    78.02
New Hampshire                               2                         1,275,589.67                  0.21                       637,794.84                   732                    73.54
New Jersey                                     35                       13,706,186.42                  2.27                       391,605.33                   722                    77.65
New Mexico                                    11                        1,908,847.33                  0.32                       173,531.58                   694                    80.69
New York                                        32                       15,976,797.37                  2.64                       499,274.92                   714                    77.75
North Carolina                               12                         4,541,828.84                  0.75                       378,485.74                   728                    77.35
Ohio                                                 22                         4,176,795.86                  0.69                       189,854.36                   706                    78.46
Oklahoma                                          1                              82,000.00                  0.01                         82,000.00                   745                    80.00
Oregon                                            19                          4,671,560.71                  0.77                       245,871.62                   707                    76.62
Pennsylvania                                  10                         1,713,016.43                  0.28                       171,301.64                   702                    78.57
Rhode Island                                   4                             902,337.88                  0.15                       225,584.47                   737                    80.00
South Carolina                                 6                          2,187,235.70                  0.36                       364,539.28                   665                    78.43
Tennessee                                        6                          1,362,311.89                  0.23                       227,051.98                   705                    83.02
Texas                                               23                          7,344,646.94                  1.21                       319,332.48                   719                    79.11
Utah                                                10                           2,215,099.18                  0.37                       221,509.92                   696                    79.05
Vermont                                            1                             768,000.00                  0.13                       768,000.00                   769                    80.00
Virginia                                          34                          13,720,268.95                  2.27                       403,537.32                   704                    77.11
Washington                                  36                           9,946,305.66                  1.65                       276,286.27                   713                    76.54
West Virginia                                  1                              148,000.00                  0.02                       148,000.00                   720                    69.99
Wisconsin                                       4                           1,969,130.86                  0.33                       492,282.72                   763                    70.79
                                                       -----                        ---------------                ------                           -------------                     ---                    -----
TOTAL:                                     1,595                    $604,510,383.54              100.00%               $  379,003.38                   713                    75.94%
                                                   =====             ===============         ======              ============                 ===                  =====

(1)  As of the Cut-off Date, no more than approximately 0.67% of the Group 1 Mortgage Loans are expected to be secured by mortgaged properties in any one five-digit postal zip code.

                                                              A-3

               CURRENT MORTGAGE LOAN PRINCIPAL BALANCES OF THE GROUP 1 MORTGAGE LOANS (1)

                                                                                        % OF
                                               NUMBER OF        AGGREGATE          GROUP 1            AVERAGE          WEIGHTED      WEIGHTED
                                                  GROUP 1            STATED CUT-OFF    CUT-OFF        STATED PRINCIPAL    AVERAGE      AVERAGE
CURRENT MORTGAGE LOAN   MORTGAGE              PRINCIPAL          PRINCIPAL         BALANCE AS OF       CREDIT          ORIGINAL
PRINCIPAL BALANCES ($)                 LOANS            BALANCE            BALANCE          CUT-OFF DATE          SCORE     LOAN-TO-VALUE
-----------------------------------------      ---------                    ---------------                  ---------                 ----------------              --------        -------------

0.01 - 50,000.00                                                  1                   $     36,450.00                     0.01%                 $   36,450.00                 649                 90.00%
50,000.01 - 100,000.00                                     42                     3,611,414.01                     0.60                          85,986.05                 705                 75.42
100,000.01 - 150,000.00                                   115                 14,863,663.64                     2.46                        129,249.25                 709                 77.30
150,000.01 - 200,000.00                                   171                 30,478,252.40                     5.04                        178,235.39                 707                 77.94
200,000.01 - 250,000.00                                   193                 43,301,583.88                     7.16                        224,360.54                 710                 77.28
250,000.01 - 300,000.00                                   169                 46,323,375.38                     7.66                        274,102.81                 711                 74.79
300,000.01 - 350,000.00                                   140                 45,452,828.16                     7.52                        324,663.06                 711                 77.43
350,000.01 - 400,000.00                                   149                 56,359,804.22                     9.32                        378,253.72                 717                 74.92
400,000.01 - 450,000.00                                   124                 53,151,395.71                     8.79                        428,640.29                 713                 76.99
450,000.01 - 500,000.00                                   130                 61,912,082.20                   10.24                        476,246.79                 711                 77.34
500,000.01 - 550,000.00                                    96                 50,371,880.98                      8.33                        524,707.09                 717                 77.40
550,000.01 - 600,000.00                                    80                 46,272,534.55                      7.65                        578,406.68                 713                 78.32
600,000.01 - 650,000.00                                    74                 47,142,763.00                      7.80                        637,064.36                 711                 74.68
650,000.01 - 700,000.00                                    16                 10,880,139.88                      1.80                        680,008.74                 703                 73.22
700,000.01 - 750,000.00                                    17                 12,333,258.91                      2.04                        725,485.82                 705                 69.58
750,000.01 - 800,000.00                                    12                   9,353,057.97                      1.55                        779,421.50                 720                 74.59
800,000.01 - 850,000.00                                    10                  8,276,671.74                      1.37                         827,667.17                 708                 71.49
850,000.01 - 900,000.00                                     9                   7,892,594.93                      1.31                         876,954.99                 730                 76.68
900,000.01 - 950,000.00                                     5                   4,669,690.42                      0.77                         933,938.08                 712                 74.33
950,000.01 - 1,000,000.00                                 18                 17,780,567.00                     2.94                         987,809.28                 719                 74.83
1,000,000.01 - 1,500,000.00                              19                 24,651,029.34                     4.08                      1,297,422.60                 715                 70.37
1,500,000.01 - 2,000,000.00                                5                   9,395,345.22                     1.55                      1,879,069.04                 728                 71.14
                                                                         -----                   ---------------                     ------                          -------------                 ---                    -----
TOTAL:                                                        1,595             $604,510,383.54                100.00%                  $  379,003.38                 713                 75.94%
                                                                     =====     ===============                ======             =============             ===               =====

(1)  As of the Cut-off Date, the average outstanding principal balance of the Group 1 Mortgage Loans is expected to be approximately $379,003.

                                                               A-4

                         ORIGINAL LOAN-TO-VALUE RATIOS OF THE GROUP 1 MORTGAGE LOANS (1)

                                                                                         % OF
                                               NUMBER OF        AGGREGATE          GROUP 1            AVERAGE          WEIGHTED      WEIGHTED
                                                  GROUP 1            STATED CUT-OFF    CUT-OFF        STATED PRINCIPAL    AVERAGE      AVERAGE
ORIGINAL LOAN-TO-VALUE    MORTGAGE              PRINCIPAL          PRINCIPAL         BALANCE AS OF       CREDIT          ORIGINAL
RATIOS (%)                                            LOANS            BALANCE            BALANCE          CUT-OFF DATE          SCORE     LOAN-TO-VALUE
-----------------------------------------      ---------                    ---------------                  ---------                 ----------------              --------        -------------

15.01 - 20.00                                                      2                    $    411,209.42                    0.07%               $  205,604.71                   778               18.94%
25.01 - 30.00                                                      3                       1,026,457.73                    0.17                      342,152.58                    681              27.80
30.01 - 35.00                                                      1                       1,200,000.00                    0.20                   1,200,000.00                    719              32.00
35.01 - 40.00                                                      6                       1,815,881.32                    0.30                      302,646.89                    749              37.07
40.01 - 45.00                                                    10                       4,519,618.09                    0.75                      451,961.81                    755              42.96
45.01 - 50.00                                                    23                       8,020,945.01                    1.33                      348,736.74                    725              48.09
50.01 - 55.00                                                    28                       8,605,972.95                    1.42                      307,356.18                    734              52.38
55.01 - 60.00                                                    32                     11,164,164.57                    1.85                      348,880.14                    724              58.05
60.01 - 65.00                                                    64                     24,685,207.70                    4.08                      385,706.37                    714              63.23
65.01 - 70.00                                                    87                     44,119,724.57                    7.30                      507,123.27                    717              68.60
70.01 - 75.00                                                  154                     83,717,336.04                   13.85                      543,619.07                   706              73.91
75.01 - 80.00                                               1,104                   393,375,742.18                   65.07                      356,318.61                   713              79.67
80.01 - 85.00                                                      9                       2,902,870.49                    0.48                      322,541.17                    679              84.07
85.01 - 90.00                                                    46                     12,753,745.27                    2.11                      277,255.33                    693              89.48
90.01 - 95.00                                                    26                       6,191,508.20                    1.02                      238,134.93                    708              94.75
                                                                       -----                    ---------------                       ------                       -------------                    ---                -----
TOTAL:                                                      1,595                $604,510,383.54               100.00%                 $   79,003.38                    713            75.94%
                                                                   =====        ===============              ======          =============                  ===           =====

(1)  As of the Cut-off Date, the weighted average Loan-to-Value Ratio at origination of the Group 1 Mortgage Loans is expected to be approximately 75.94%.

                                                                   A-5

                    CURRENT MORTGAGE INTEREST RATES OF THE GROUP 1 MORTGAGE LOANS (1)

                                                                                           % OF
                                                   NUMBER OF        AGGREGATE          GROUP 1            AVERAGE          WEIGHTED      WEIGHTED
                                                      GROUP 1            STATED CUT-OFF    CUT-OFF        STATED PRINCIPAL    AVERAGE      AVERAGE
CURRENT MORTGAGE INTEREST   MORTGAGE              PRINCIPAL          PRINCIPAL         BALANCE AS OF       CREDIT          ORIGINAL
RATES (%)                                                 LOANS            BALANCE            BALANCE          CUT-OFF DATE          SCORE     LOAN-TO-VALUE
-----------------------------------------    ---------                    ---------------                  ---------                 ----------------              --------        -------------

less than 3.000                                                   1                    $    346,917.37                   0.06%                  $346,917.37                  680                  74.95%
3.001 - 3.250                                                        1                          594,042.41                  0.10                        594,042.41                  678                  80.00
3.251 - 3.500                                                        3                          758,776.11                  0.13                        252,925.37                  736                  78.23
3.501 - 3.750                                                        2                          494,602.80                  0.08                        247,301.40                  781                  80.00
3.751 - 4.000                                                        4                        1,597,432.45                 0.26                        399,358.11                  679                  76.85
4.001 - 4.250                                                        2                        1,030,409.25                 0.17                        515,204.63                  732                  80.00
4.251 - 4.500                                                        9                        3,550,840.72                 0.59                        394,537.86                  716                  78.78
4.501 - 4.750                                                        4                        1,479,247.27                 0.24                        369,811.82                  710                  79.89
4.751 - 5.000                                                        7                        3,488,933.27                 0.58                        498,419.04                  718                  79.51
5.001 - 5.250                                                        5                        1,669,969.75                 0.28                        333,993.95                  696                  75.37
5.251 - 5.500                                                      22                       10,878,241.29                1.80                        494,465.51                  723                  74.08
5.501 - 5.750                                                    210                       87,411,795.38              14.46                        416,246.64                  728                  68.49
5.751 - 6.000                                                      95                       32,904,181.77                5.44                        346,359.81                  706                  76.78
6.001 - 6.250                                                    145                       55,054,103.93                 9.11                        379,683.48                  711                 76.56
6.251 - 6.500                                                    313                     118,993,851.22               19.68                        380,172.05                  714                 77.30
6.501 - 6.750                                                    255                       91,633,022.65               15.16                        359,345.19                  713                 77.52
6.751 - 7.000                                                    268                     101,761,396.10               16.83                        379,706.70                  711                 77.17
7.001 - 7.250                                                      92                       31,895,765.62                 5.28                        346,693.10                  700                 77.74
7.251 - 7.500                                                      59                       22,686,710.67                 3.75                        384,520.52                  703                 74.91
7.501 - 7.750                                                      48                       18,899,674.09                 3.13                        393,743.21                  712                 79.41
7.751 - 8.000                                                      32                       11,585,417.06                 1.92                        362,044.28                  690                 78.80
8.001 - 8.250                                                      13                        4,670,125.04                  0.77                        359,240.39                  676                 77.25
8.251 - 8.500                                                        2                           441,061.20                  0.07                        220,530.60                  737                 80.00
8.501 - 8.750                                                        3                           683,866.12                  0.11                        227,955.37                  721                 74.30
                                                                         -----                         ---------------                ------                            -----------                  ---                      -----
TOTAL:                                                        1,595                 $604,510,383.54              100.00%                   $379,003.38                 713                  75.94%
                                                                      =====             ===============       ======                 ===========               ===                 =====

(1)  As of the Cut-off Date, the weighted average Current Mortgage Interest Rate of the Group 1 Mortgage Loans is expected to be approximately 6.489% per annum.

                                                               A-6

                                 GROSS MARGINS OF THE GROUP 1 MORTGAGE LOANS (1)

                                                                                            % OF
                                                   NUMBER OF        AGGREGATE          GROUP 1            AVERAGE          WEIGHTED      WEIGHTED
                                                      GROUP 1            STATED CUT-OFF    CUT-OFF        STATED PRINCIPAL    AVERAGE      AVERAGE
                                                          MORTGAGE              PRINCIPAL          PRINCIPAL         BALANCE AS OF       CREDIT          ORIGINAL
GROSS MARGIN (%)                                LOANS            BALANCE            BALANCE          CUT-OFF DATE          SCORE     LOAN-TO-VALUE
-----------------------------------------    ---------                    ---------------                  ---------                 ----------------              --------        -------------

0.501 - 0.750                                                     1                        $    542,835.97                   0.09%                  $542,835.97               732                66.87%
0.751 - 1.000                                                 182                         75,589,611.98                 12.50                       415,327.54                729                67.62
1.001 - 1.250                                                   19                           7,808,765.03                   1.29                       410,987.63                703                75.13
1.251 - 1.500                                                   19                           6,045,078.70                   1.00                       318,162.04                713                77.52
1.501 - 1.750                                                   29                         11,606,648.81                   1.92                       400,229.27                721                79.30
1.751 - 2.000                                                 119                         41,543,568.52                   6.87                       349,105.62                723                78.06
2.001 - 2.250                                              1,027                       402,489,607.56                 66.58                       391,908.09                710                76.89
2.251 - 2.500                                                   35                         11,882,034.86                   1.97                       339,486.71                724                78.60
2.501 - 2.750                                                   77                          22,490,348.01                  3.72                       292,082.44                691                76.40
2.751 - 3.000                                                   12                           3,648,814.29                   0.60                       304,067.86                688                79.98
3.001 - 3.250                                                     5                           1,230,747.75                   0.20                       246,149.55                704                81.83
3.251 - 3.500                                                   10                           3,615,391.99                   0.60                       361,539.20                710                80.18
3.501 - 3.750                                                   15                           3,824,779.44                   0.63                       254,985.30                686                78.10
3.751 - 4.000                                                   15                           4,887,850.58                   0.81                       325,856.71                695                77.87
4.001 - 4.250                                                     1                              199,150.00                   0.03                       199,150.00                680                79.98
4.251 - 4.500                                                   11                           2,799,300.54                   0.46                       254,481.87                735                78.93
4.501 - 4.750                                                     2                              616,887.00                   0.10                       308,443.50                763                78.91
4.751 - 5.000                                                   16                           3,688,962.51                   0.61                       230,560.16                698                80.00
                                                                       -----                           ---------------               ------                              -----------                ---                -----
TOTAL:                                                    1,595                     $604,510,383.54              100.00%                   $379,003.38                713              75.94%
                                                                 =====             ===============            ======                ===========              ===             =====

(1)  As of the Cut-off Date, the weighted average Gross Margin of the Group 1 Mortgage Loans is expected to be approximately 2.127% per annum.

                                                               A-7

                                 RATE CEILINGS OF THE GROUP 1 MORTGAGE LOANS (1)

                                                                                         % OF
                                              NUMBER OF        AGGREGATE          GROUP 1            AVERAGE          WEIGHTED      WEIGHTED
                                                    GROUP 1            STATED CUT-OFF    CUT-OFF        STATED PRINCIPAL    AVERAGE      AVERAGE
                                                      MORTGAGE              PRINCIPAL          PRINCIPAL         BALANCE AS OF       CREDIT          ORIGINAL
RATE CEILINGS (%)                             LOANS            BALANCE            BALANCE          CUT-OFF DATE          SCORE     LOAN-TO-VALUE
-----------------------------------------             ---------                    ---------------                  ---------                 ----------------              --------        -------------

8.751 - 9.000                                                     4                   $  1,622,087.60                   0.27%                 $405,521.90                   677                   75.82%
9.001 - 9.250                                                     2                       1,115,928.35                   0.18                       557,964.18                   685                  80.00
9.251 - 9.500                                                     6                       2,242,189.38                   0.37                       373,698.23                   719                  79.38
9.501 - 9.750                                                     4                       1,110,408.89                   0.18                       277,602.22                   732                  81.85
9.751 - 10.000                                                   7                       3,457,897.38                   0.57                       493,985.34                   713                  78.65
10.001 - 10.250                                                 3                       1,367,597.19                   0.23                       455,865.73                   725                  74.35
10.251 - 10.500                                               14                       6,911,914.76                   1.14                       493,708.20                   711                  77.91
10.501 - 10.750                                               12                       5,163,575.99                   0.85                       430,298.00                   745                  77.89
10.751 - 11.000                                               28                     10,127,831.24                   1.68                       361,708.26                   707                  76.56
11.001 - 11.250                                               44                     21,561,871.37                   3.57                       490,042.53                   706                  76.29
11.251 - 11.500                                              122                    54,865,469.96                   9.08                       449,716.97                   715                  76.59
11.501 - 11.750                                                96                    42,152,270.14                   6.97                       439,086.15                   709                  75.99
11.751 - 12.000                                              510                  207,921,358.67                 34.40                       407,688.94                   717                  73.77
12.001 - 12.250                                              124                    44,884,529.08                   7.42                       361,972.01                   709                  76.63
12.251 - 12.500                                              196                    70,715,812.73                 11.70                       360,794.96                   711                  76.28
12.501 - 12.750                                              159                    52,250,910.63                   8.64                       328,622.08                   717                  77.94
12.751 - 13.000                                              134                    39,581,824.67                   6.55                       295,386.75                   709                  78.39
13.001 - 13.250                                                55                    16,174,982.30                   2.68                       294,090.59                   696                  78.00
13.251 - 13.500                                                29                      6,767,378.69                   1.12                       233,357.89                   698                  80.25
13.501 - 13.750                                                23                      6,903,454.73                   1.14                       300,150.21                   705                  79.37
13.751 - 14.000                                                13                      5,088,247.24                   0.84                       391,403.63                   686                  75.80
14.001 - 14.250                                                  5                      1,292,692.82                   0.21                       258,538.56                   665                  80.00
14.251 - 14.500                                                  2                         441,061.20                   0.07                       220,530.60                   737                  80.00
14.501 - 14.750                                                  2                         294,616.12                   0.05                       147,308.06                   767                  79.99
16.251 - 16.500                                                  1                         494,472.41                   0.08                       494,472.41                   763                  75.57
                                                                       -----                      ---------------                   ------                         -----------                     ---                  -----
TOTAL:                                                      1,595              $604,510,383.54                100.00%                  $379,003.38                   713                 75.94%
                                                                  =====        ===============              ======              ===========                 ===               =====

(1)  As of the Cut-off Date, the weighted average Rate Ceiling of the Group 1 Mortgage Loans is expected to be approximately 12.081% per annum.

                                                               A-8

                      FIRST RATE ADJUSTMENT DATE OF THE GROUP 1 MORTGAGE LOANS (1)

                                                                                        % OF
                                              NUMBER OF        AGGREGATE          GROUP 1            AVERAGE          WEIGHTED      WEIGHTED
                                                 GROUP 1            STATED CUT-OFF    CUT-OFF        STATED PRINCIPAL    AVERAGE      AVERAGE
FIRST RATE                                  MORTGAGE              PRINCIPAL          PRINCIPAL         BALANCE AS OF       CREDIT          ORIGINAL
ADJUSTMENT DATE                         LOANS            BALANCE            BALANCE          CUT-OFF DATE          SCORE     LOAN-TO-VALUE
-----------------------------------------            ---------                    ---------------                  ---------                 ----------------              --------        -------------

June 1, 2005                                                    4                    $  2,214,140.49                  0.37%                $  553,535.12                   731                 73.70%
July 1, 2005                                                     3                           852,427.15                  0.14                        284,142.38                   698                 83.64
August 1, 2005                                             13                        7,853,186.52                  1.30                       604,091.27                   714                 75.22
September 1, 2005                                      107                      40,996,353.94                  6.78                       383,143.49                   726                 72.26
October 1, 2005                                          145                      58,756,258.39                  9.72                       405,215.58                   722                 71.07
November 1, 2005                                        24                        8,508,408.35                  1.41                       354,517.01                   720                 63.64
December 1, 2005                                           8                       2,468,073.34                   0.41                       308,509.17                   692                 82.62
January 1, 2006                                              7                       2,586,256.04                   0.43                       369,465.15                    728                 79.59
February 1, 2006                                          33                      10,863,051.38                  1.80                       329,183.38                    721                 79.16
March 1, 2006                                              43                      15,694,433.40                  2.60                       364,986.82                    728                 77.61
April 1, 2006                                                 29                     10,057,430.32                   1.66                       346,807.94                    719                 79.51
May 1, 2006                                                  13                       3,417,507.92                   0.57                       262,885.22                    717                76.65
July 1, 2006                                                     1                       1,139,887.86                   0.19                    1,139,887.86                    762                75.00
November 1, 2007                                          1                            99,999.99                   0.02                         99,999.99                    684                64.52
February 1, 2008                                            7                       2,005,999.05                   0.33                       286,571.29                    728                 80.00
March 1, 2008                                              15                       5,877,034.05                    0.97                       391,802.27                   722                 78.94
July 1, 2008                                                     1                         321,180.30                    0.05                       321,180.30                   687                 80.00
December 1, 2008                                           1                         649,977.02                    0.11                       649,977.02                   813                 79.17
January 1, 2009                                               3                         459,000.00                   0.08                        153,000.00                   718                 79.99
February 1, 2009                                           57                    19,507,882.44                   3.23                        342,243.55                   728                 79.30
March 1, 2009                                               90                     33,576,077.55                  5.55                        373,067.53                   729                 79.30
June 1, 2010                                                    1                          420,400.00                  0.07                        420,400.00                   803                 80.00
August 1, 2010                                               4                       1,193,676.19                  0.20                        298,419.05                   735                 77.35
September 1, 2010                                          5                       2,666,812.50                  0.44                        533,362.50                   677                 77.19
October 1, 2010                                              4                       1,610,946.99                   0.27                       402,736.75                   663                 76.71
November 1, 2010                                        19                       6,729,565.12                   1.11                       354,187.64                   703                 71.54
December 1, 2010                                       100                     30,708,479.75                   5.08                       307,084.80                   698                 76.42
January 1, 2011                                           251                     75,676,198.20                 12.52                       301,498.80                   703                 76.46
February 1, 2011                                         305                   102,311,334.41                 16.92                       335,447.00                   706                 76.86
March 1, 2011                                              239                  128,930,328.79                 21.33                       539,457.44                   709                 76.41
April 1, 2011                                                    6                       3,968,336.00                   0.66                       661,389.33                   689                 75.08
January 1, 2013                                               2                          984,399.99                   0.16                       492,200.00                   755                 75.50
February 1, 2013                                           17                       5,317,873.41                   0.88                       312,816.08                   698                 78.24
March 1, 2013                                               23                       8,953,482.07                   1.48                       389,281.83                   727                 77.90
September 1, 2015                                          1                       1,187,787.27                   0.20                    1,187,787.27                   808                 78.69
November 1, 2015                                          2                       1,018,205.00                   0.17                       509,102.50                    713                 80.00
January 1, 2016                                               1                         500,000.00                   0.08                       500,000.00                    777                 44.40
February 1, 2016                                             3                      1,020,643.53                   0.17                       340,214.51                    657                 80.00
March 1, 2016                                                 7                       3,407,348.82                  0.56                       486,764.12                    712                 77.11
                                                                       -----                    ---------------                ------                           -------------                     ---                 -----
Total:                                                           1,595              $604,510,383.54             100.00%                $  379,003.38                     713                 75.94%
                                                                     =====     ===============          ======          =============                    ===                 =====

(1)  As of the Cut-off Date, the weighted average number of months to the Next Rate Adjustment Date for the Group 1 Mortgage Loans is expected to be approximately 41 months.

                                                               A-9

                                REMAINING TERMS OF THE GROUP 1 MORTGAGE LOANS (1)

                                                                                        % OF
                                              NUMBER OF        AGGREGATE          GROUP 1            AVERAGE          WEIGHTED      WEIGHTED
                                                 GROUP 1            STATED CUT-OFF    CUT-OFF        STATED PRINCIPAL    AVERAGE      AVERAGE
                                                          MORTGAGE              PRINCIPAL          PRINCIPAL         BALANCE AS OF       CREDIT          ORIGINAL
REMAINING TERM (MONTHS)        LOANS            BALANCE            BALANCE          CUT-OFF DATE          SCORE     LOAN-TO-VALUE
-----------------------------------------            ---------                    ---------------                  ---------                 ----------------              --------        -------------

341 - 360                                   1,595           $604,510,383.54        100.00%        $379,003.38           713            75.94%
                                                    -----           ---------------               ------            -----------          ---              -----
TOTAL:                                    1,595           $604,510,383.54        100.00%        $379,003.38           713            75.94%
                                                 =====           ===============               ======                ===========            ===                  =====

(1)  As of the Cut-off Date, the weighted average remaining term to stated maturity of the Group 1 Mortgage Loans is expected to be approximately 356 months.

                 CREDIT SCORING OF MORTGAGORS OF THE GROUP 1 MORTGAGE LOANS (1)

                                                                                        % OF
                                              NUMBER OF        AGGREGATE          GROUP 1            AVERAGE          WEIGHTED      WEIGHTED
                                                 GROUP 1            STATED CUT-OFF    CUT-OFF        STATED PRINCIPAL    AVERAGE      AVERAGE
                                                          MORTGAGE              PRINCIPAL          PRINCIPAL         BALANCE AS OF       CREDIT          ORIGINAL
CREDIT SCORES                                   LOANS            BALANCE            BALANCE          CUT-OFF DATE          SCORE     LOAN-TO-VALUE
-----------------------------------------            ---------                    ---------------                  ---------                 ----------------              --------        -------------

801 - 850                                                            26               $ 11,004,534.72                   1.82%               $423,251.34                    807                 76.15%
751 - 800                                                          306                119,459,446.90                   19.76                   390,390.35                   772                  73.75
701 - 750                                                          590                220,077,292.44                   36.41                   373,012.36                   725                  76.52
651 - 700                                                          520                201,072,137.38                   33.26                   386,677.19                   679                  76.29
601 - 650                                                          152                  52,097,772.10                     8.62                   342,748.50                   638                  77.07
Not Scored                                                          1                      799,200.00                     0.13                   799,200.00                     0                    80.00
                                                                          -----                    ---------------                    ------                  -----------                       ---                    -----
TOTAL:                                                        1,595             $604,510,383.54                 100.00%              $379,003.38                  713                  75.94%
                                                                     =====     ===============                ======          ===========                  ===                 =====

(1)  The scores shown are Bureau Credit Scores from Experian (FICO), Equifax (Beacon) and TransUnion (Empirica).

              ORIGINAL DEBT-TO-INCOME RATIO OF MORTGAGORS OF THE GROUP 1 MORTGAGE LOANS (1)

                                                                                        % OF
                                              NUMBER OF        AGGREGATE          GROUP 1            AVERAGE          WEIGHTED      WEIGHTED
                                                 GROUP 1            STATED CUT-OFF    CUT-OFF        STATED PRINCIPAL    AVERAGE      AVERAGE
ORIGINAL                                      MORTGAGE              PRINCIPAL          PRINCIPAL         BALANCE AS OF       CREDIT          ORIGINAL
DEBT-TO-INCOME RATIOS (%)       LOANS            BALANCE            BALANCE          CUT-OFF DATE          SCORE     LOAN-TO-VALUE
-----------------------------------------            ---------                    ---------------                  ---------                 ----------------              --------        -------------

5.01 - 10.00                                                        3                  $    820,465.07                    0.14%               $  273,488.36                  722                79.80%
10.01 - 15.00                                                    11                     5,746,174.36                    0.95                       522,379.49                  737               69.92
15.01 - 20.00                                                    22                     8,393,237.85                    1.39                       381,510.81                  720               73.34
20.01 - 25.00                                                    43                   16,148,023.49                    2.67                       375,535.43                  713               73.00
25.01 - 30.00                                                    87                   30,971,932.44                    5.12                       355,999.22                  716               75.56
30.01 - 35.00                                                  168                   65,627,769.99                  10.86                       390,641.49                  717               75.19
35.01 - 40.00                                                  368                 139,082,662.78                  23.01                       377,942.02                  715               76.62
40.01 - 45.00                                                  419                 156,457,828.25                  25.88                       373,407.70                  712               77.39
45.01 - 50.00                                                  200                   76,198,024.82                  12.60                       380,990.12                  702               76.15
50.01 - 55.00                                                  117                   52,070,737.37                    8.61                       445,049.04                  715               73.61
55.01 - 60.00                                                     4                      1,518,000.00                    0.25                       379,500.00                  666               75.40
60.01 - 65.00                                                      1                     1,139,887.86                    0.19                    1,139,887.86                  762               75.00
Not Scored                                                    152                  50,335,639.26                    8.33                       331,155.52                  710               74.90
                                                                         -----                  ---------------                  ------                          -------------                   ---                 -----
TOTAL:                                                      1,595              $604,510,383.54                100.00%               $  379,003.38                  713               75.94%
                                                                   =====      ===============             ======           =============                 ===            =====

(1)  As of the Cut-off Date, the weighted average Original Debt-to-Income Ratio of the Group 1 Mortgage Loans is expected to be approximately 39.73%.

                                                             A-10

                      MONTHS SINCE ORIGINATION OF THE GROUP 1 MORTGAGE LOANS (1)

                                                                                        % OF
                                               NUMBER OF        AGGREGATE          GROUP 1            AVERAGE          WEIGHTED      WEIGHTED
                                                  GROUP 1            STATED CUT-OFF    CUT-OFF        STATED PRINCIPAL    AVERAGE      AVERAGE
                                                          MORTGAGE              PRINCIPAL          PRINCIPAL         BALANCE AS OF       CREDIT          ORIGINAL
MONTHS SINCE ORIGINATION       LOANS            BALANCE            BALANCE          CUT-OFF DATE          SCORE     LOAN-TO-VALUE
-----------------------------------------            ---------                    ---------------                  ---------                 ----------------              --------        -------------

1 - 6                                                              1,163              $436,429,189.22                 72.20%                $375,261.56                  709                76.88%
7 - 12                                                               422                163,796,188.85                 27.10                      388,142.63                  722                73.35
13 - 18                                                               10                    4,285,005.47                   0.71                      428,500.55                  695                79.15
                                                                       -----                     ---------------                ------                            -----------                   ---                  -----
TOTAL:                                                      1,595             $604,510,383.54               100.00%                 $379,003.38                   713               75.94%
                                                                  =====       ===============             ======              ===========                 ===              =====

(1)  As of the Cut-off Date, the weighted average Months Since Origination of the Group 1 Mortgage Loans is expected to be approximately 5 months.

                                                              A-11

                                                      LOAN GROUP 2

               OCCUPANCY OF MORTGAGED PROPERTIES OF THE GROUP 2 MORTGAGE LOANS (1)

                                                                                        % OF
                                               NUMBER OF        AGGREGATE          GROUP 2            AVERAGE          WEIGHTED      WEIGHTED
                                                  GROUP 2            STATED CUT-OFF    CUT-OFF        STATED PRINCIPAL    AVERAGE      AVERAGE
                                                          MORTGAGE              PRINCIPAL          PRINCIPAL         BALANCE AS OF       CREDIT          ORIGINAL
OCCUPANCY                                         LOANS            BALANCE            BALANCE          CUT-OFF DATE          SCORE     LOAN-TO-VALUE
-----------------------------------------             ---------                    ---------------                  ---------                 ----------------              --------        -------------

Primary Residence                                        33                  $18,990,286.99                  82.92%                 $575,463.24           743             75.64%
Second Home                                                 6                       3,911,440.24                  17.08                       651,906.71           767             60.56
                                               ---                   --------------           ------           -----------             ---              -----
TOTAL:                                                         39                  $22,901,727.23                 100.00%                 $587,223.78           747             73.06%
                                               ===       ==============                   ======         ===========            ===             =====

(1)  Based solely on representations of the mortgagor at the time of origination of the related Mortgage Loan.

                                  PROPERTY TYPES OF THE GROUP 2 MORTGAGE LOANS

                                                                                        % OF
                                               NUMBER OF        AGGREGATE          GROUP 2            AVERAGE          WEIGHTED      WEIGHTED
                                                  GROUP 2            STATED CUT-OFF    CUT-OFF        STATED PRINCIPAL    AVERAGE      AVERAGE
                                                          MORTGAGE              PRINCIPAL          PRINCIPAL         BALANCE AS OF       CREDIT          ORIGINAL
PROPERTY TYPE                                   LOANS            BALANCE            BALANCE          CUT-OFF DATE          SCORE     LOAN-TO-VALUE
-----------------------------------------             ---------                    ---------------                  ---------                 ----------------              --------        -------------

PUD                                                                  18                  $10,844,514.00                47.35%                   $602,473.00                 743                 70.38%
Single Family Residence                               17                      9,295,037.23                40.59                         546,766.90                 746                 75.47
Condominium                                                   3                      2,162,176.00                  9.44                         720,725.33                 765                 78.44
2-Family                                                             1                         600,000.00                  2.62                         600,000.00                 774                 64.86
                                                                         ---                         --------------                  ------                            -----------                 ---                   -----
TOTAL:                                                          39                   $22,901,727.23              100.00%                   $587,223.78                 747                 73.06%
                                                                   ===          ==============              ======               ===========                ===               =====

                               MORTGAGE LOAN PURPOSE OF THE GROUP 2 MORTGAGE LOANS

                                                                                      % OF
                                               NUMBER OF        AGGREGATE          GROUP 2            AVERAGE          WEIGHTED      WEIGHTED
                                                  GROUP 2            STATED CUT-OFF    CUT-OFF        STATED PRINCIPAL    AVERAGE      AVERAGE
                                                          MORTGAGE              PRINCIPAL          PRINCIPAL         BALANCE AS OF       CREDIT          ORIGINAL
PURPOSE                                                 LOANS            BALANCE            BALANCE          CUT-OFF DATE          SCORE     LOAN-TO-VALUE
-----------------------------------------             ---------                    ---------------                  ---------                 ----------------              --------        -------------

Purchase                                                        22                    $11,987,317.61                52.34%                  $544,878.07                  757                 75.54%
Refinance-Rate/Term                                     9                        6,295,494.41                27.49                       699,499.38                  742                  71.84
Refinance-Cashout                                        8                        4,618,915.21                20.17                       577,364.40                  728                   68.31
                                                                        ---                          --------------                 ------                           -----------                  ---                     -----
TOTAL:                                                         39                    $22,901,727.23             100.00%                  $587,223.78                  747                  73.06%
                                                                      ===            ==============           ======               ===========                  ===                 =====

                                                              A-12

                          GEOGRAPHICAL DISTRIBUTION OF THE MORTGAGE PROPERTIES
                                        OF THE GROUP 2 MORTGAGE LOANS (1)

                                                                                      % OF
                                               NUMBER OF        AGGREGATE          GROUP 2            AVERAGE          WEIGHTED      WEIGHTED
                                                  GROUP 2            STATED CUT-OFF    CUT-OFF        STATED PRINCIPAL    AVERAGE      AVERAGE
                                                          MORTGAGE              PRINCIPAL          PRINCIPAL         BALANCE AS OF       CREDIT          ORIGINAL
GEOGRAPHIC AREA                            LOANS            BALANCE            BALANCE          CUT-OFF DATE          SCORE     LOAN-TO-VALUE
-----------------------------------------             ---------                    ---------------                  ---------                 ----------------              --------        -------------

Arizona                                                             3                    $ 1,577,000.00                  6.89%                   $525,666.67                  795                  76.70%
California                                                        16                       9,282,180.21                  40.53                      580,136.26                   737                 71.28
Florida                                                              4                       2,672,788.00                  11.67                      668,197.00                   749                  78.01
Georgia                                                              1                         186,254.37                    0.81                      186,254.37                   818                  80.00
Illinois                                                                1                         928,000.00                   4.05                      928,000.00                   774                   80.00
Maryland                                                           1                         480,000.00                   2.10                      480,000.00                  764                    80.00
Minnesota                                                         1                         659,294.41                   2.88                      659,294.41                   761                   80.00
Missouri                                                            1                         167,400.00                    0.73                     167,400.00                   673                   90.00
Nevada                                                               2                      1,641,920.00                   7.17                     820,960.00                   748                   58.07
North Carolina                                                   2                        574,940.24                    2.51                     287,470.12                   765                   50.93
South Carolina                                                   5                     3,326,500.00                 14.53                      665,300.00                  754                   75.23
Texas                                                                   1                        969,450.00                   4.23                      969,450.00                  710                   79.46
Washington                                                       1                        436,000.00                   1.90                      436,000.00                  688                   80.00
                                                                            ---                       --------------                 ------                          -----------                   ---                     -----
TOTAL:                                                              39               $22,901,727.23              100.00%                 $587,223.78                   747                  73.06%
                                                                          ===        ==============             ======              ===========                 ===                =====

(1)  As of the Cut-off Date, no more than approximately 6.29% of the Group 2 Mortgage Loans are expected to be secured by mortgaged properties in any one five-digit postal zip code.

            CURRENT MORTGAGE LOAN PRINCIPAL BALANCES OF THE GROUP 2 MORTGAGE LOANS (1)

                                                                                                                                          % OF
                                               NUMBER OF        AGGREGATE          GROUP 2            AVERAGE          WEIGHTED      WEIGHTED
                                                  GROUP 2            STATED CUT-OFF    CUT-OFF        STATED PRINCIPAL    AVERAGE      AVERAGE
CURRENT MORTGAGE LOAN       MORTGAGE              PRINCIPAL          PRINCIPAL         BALANCE AS OF       CREDIT          ORIGINAL
PRINCIPAL BALANCES ($)                LOANS            BALANCE            BALANCE          CUT-OFF DATE          SCORE     LOAN-TO-VALUE
-----------------------------------------             ---------                    ---------------                  ---------                 ----------------              --------        -------------

100,000.01 - 150,000.00                                     1                   $   149,940.24                 0.65%                  $  149,940.24                 738                  53.57%
150,000.01 - 200,000.00                                     2                        353,654.37                 1.54                          176,827.19                 749                 84.73
250,000.01 - 300,000.00                                     2                        553,125.00                 2.42                          276,562.50                 777                 75.10
400,000.01 - 450,000.00                                     6                     2,605,365.38               11.38                          434,227.56                 753                 74.24
450,000.01 - 500,000.00                                     3                     1,480,000.00                 6.46                          493,333.33                 774                 66.52
500,000.01 - 550,000.00                                     6                     3,101,145.83               13.54                          516,857.64                 708                 73.27
550,000.01 - 600,000.00                                     2                     1,180,000.00                 5.15                          590,000.00                 784                 72.30
600,000.01 - 650,000.00                                     5                     3,151,344.00               13.76                          630,268.80                 743                 77.48
650,000.01 - 700,000.00                                     3                     2,017,544.41                 8.81                          672,514.80                 746                 64.09
700,000.01 - 750,000.00                                     1                        749,000.00                 3.27                          749,000.00                 799                 74.97
800,000.01 - 850,000.00                                     2                     1,623,158.00                 7.09                          811,579.00                 720                 77.47
850,000.01 - 900,000.00                                     1                        880,000.00                 3.84                          880,000.00                 735                 80.00
900,000.01 - 950,000.00                                     1                        928,000.00                 4.05                          928,000.00                 774                 80.00
950,000.01 - 1,000,000.00                                  3                     2,929,450.00               12.79                          976,483.33                 754                 78.27
1,000,000.01 - 1,500,000.00                               1                     1,200,000.00                 5.24                       1,200,000.00                 741                 50.00
                                                                           ---                       --------------                ------                          -------------                  ---                   -----
TOTAL:                                                             39                $22,901,727.23            100.00%                  $  587,223.78                 747                 73.06%
                                                                          ===       ==============           ======            =============                ===               =====

(1)  As of the Cut-off Date, the average outstanding principal balance of the Group 2 Mortgage Loans is expected to be approximately $587,224.

                                                              A-13

                     ORIGINAL LOAN-TO-VALUE RATIOS OF THE GROUP 2 MORTGAGE LOANS (1)

                                                                                                                                          % OF
                                               NUMBER OF        AGGREGATE          GROUP 2            AVERAGE          WEIGHTED      WEIGHTED
                                                  GROUP 2            STATED CUT-OFF    CUT-OFF        STATED PRINCIPAL    AVERAGE      AVERAGE
ORIGINAL LOAN-TO-VALUE         MORTGAGE              PRINCIPAL          PRINCIPAL         BALANCE AS OF       CREDIT          ORIGINAL
RATIOS (%)                                            LOANS            BALANCE            BALANCE          CUT-OFF DATE          SCORE     LOAN-TO-VALUE
-----------------------------------------             ---------                    ---------------                  ---------                 ----------------              --------        -------------

35.01 - 40.00                                                        1                 $   681,750.00                    2.98%                   $681,750.00                 733                 37.88%
40.01 - 45.00                                                        1                      500,000.00                    2.18                         500,000.00                806                 40.10
45.01 - 50.00                                                        2                   1,625,000.00                    7.10                         812,500.00                750                 50.00
50.01 - 55.00                                                        2                      669,940.24                    2.93                         334,970.12                654                 54.48
60.01 - 65.00                                                        1                      600,000.00                    2.62                         600,000.00                774                 64.86
65.01 - 70.00                                                        2                   1,137,000.00                    4.96                         568,500.00                732                 68.52
70.01 - 75.00                                                        5                    2,989,944.00                 13.06                         597,988.80                741                 74.96
75.01 - 80.00                                                      24                  14,530,692.99                 63.45                         605,445.54                752                 79.39
85.01 - 90.00                                                        1                       167,400.00                   0.73                         167,400.00                673                 90.00
                                                                           ---                      --------------                   ------                            -----------                  ---                 -----
Total:                                                                 39                $22,901,727.23               100.00%                    $587,223.78                747               73.06%
                                                                         ===        ==============             ======                 ===========              ===               =====

(1)  As of the Cut-off Date, the weighted average Loan-to-Value Ratio at origination of the Group 2 Mortgage Loans is expected to be approximately 73.06%.

                    CURRENT MORTGAGE INTEREST RATES OF THE GROUP 2 MORTGAGE LOANS (1)

                                                                                                                                             % OF
                                                    NUMBER OF        AGGREGATE          GROUP 2            AVERAGE          WEIGHTED      WEIGHTED
                                                       GROUP 2            STATED CUT-OFF    CUT-OFF        STATED PRINCIPAL    AVERAGE      AVERAGE
CURRENT MORTGAGE INTEREST     MORTGAGE              PRINCIPAL          PRINCIPAL         BALANCE AS OF       CREDIT          ORIGINAL
RATES (%)                                                   LOANS            BALANCE            BALANCE          CUT-OFF DATE          SCORE     LOAN-TO-VALUE
-----------------------------------------              ---------                    ---------------                  ---------                 ----------------              --------        -------------

5.251 - 5.500                                                           1                    $   480,000.00                   2.10%                  $480,000.00                  764                  80.00%
5.501 - 5.750                                                           5                      2,544,553.65                   11.11                      508,910.73                 739                  71.84
5.751 - 6.000                                                         16                      8,750,922.58                   38.21                      546,932.66                 753                  74.92
6.001 - 6.250                                                           5                      2,714,801.00                   11.85                      542,960.20                 749                  70.52
6.251 - 6.500                                                           4                      2,298,000.00                   10.03                      574,500.00                 713                  70.82
6.501 - 6.750                                                           3                      2,646,450.00                   11.56                      882,150.00                 758                  78.38
6.751 - 7.000                                                           4                      2,587,000.00                   11.30                      646,750.00                 754                  63.55
7.001 - 7.250                                                           1                         880,000.00                     3.84                      880,000.00                 735                  80.00
                                                                              ---                        --------------                   ------                           -----------                 ---                      -----
TOTAL:                                                                39                 $22,901,727.23               100.00%                  $587,223.78                 747                  73.06%
                                                                            ===          ==============              ======               ===========               ===                  =====

(1)  As of the Cut-off Date, the weighted average Current Mortgage Interest Rate of the Group 2 Mortgage Loans is expected to be approximately 6.225% per annum.

                                     GROSS MARGINS OF THE GROUP 2 MORTGAGE LOANS (1)

                                                                                                                                         % OF
                                                      NUMBER OF        AGGREGATE          GROUP 2            AVERAGE          WEIGHTED      WEIGHTED
                                                  GROUP 2            STATED CUT-OFF    CUT-OFF        STATED PRINCIPAL    AVERAGE      AVERAGE
                                                               MORTGAGE              PRINCIPAL          PRINCIPAL         BALANCE AS OF       CREDIT          ORIGINAL
GROSS MARGIN (%)                             LOANS            BALANCE            BALANCE          CUT-OFF DATE          SCORE     LOAN-TO-VALUE
-----------------------------------------          ---------                    ---------------                  ---------                 ----------------              --------        -------------

2.001 - 2.250                                                        39                 $22,901,727.23              100.00%                   $587,223.78                 747                73.06%
                                                                             ---                      --------------                    ------                         -----------                    ---                    -----
TOTAL:                                                              39                 $22,901,727.23              100.00%                   $587,223.78                 747                73.06%
                                                                            ===       ==============               ======             ===========                 ===                 =====

(1)  As of the Cut-off Date, the weighted average Gross Margin of the Group 2 Mortgage Loans is expected to be approximately 2.250% per annum.

                                                                A-14

                                     RATE CEILINGS OF THE GROUP 2 MORTGAGE LOANS (1)

                                                                                                                                         % OF
                                                      NUMBER OF        AGGREGATE          GROUP 2            AVERAGE          WEIGHTED      WEIGHTED
                                                  GROUP 2            STATED CUT-OFF    CUT-OFF        STATED PRINCIPAL    AVERAGE      AVERAGE
                                                               MORTGAGE              PRINCIPAL          PRINCIPAL         BALANCE AS OF       CREDIT          ORIGINAL
RATE CEILINGS (%)                             LOANS            BALANCE            BALANCE          CUT-OFF DATE          SCORE     LOAN-TO-VALUE
-----------------------------------------          ---------                    ---------------                  ---------                 ----------------              --------        -------------

11.251 - 11.500                                                    1                  $   480,000.00                   2.10%                  $480,000.00                  764                  80.00%
11.501 - 11.750                                                    5                    2,544,553.65                   11.11                      508,910.73                  739                 71.84
11.751 - 12.000                                                  16                    8,750,922.58                   38.21                      546,932.66                  753                 74.92
12.001 - 12.250                                                    5                    2,714,801.00                   11.85                      542,960.20                  749                 70.52
12.251 - 12.500                                                    4                    2,298,000.00                   10.03                      574,500.00                  713                 70.82
12.501 - 12.750                                                    3                    2,646,450.00                   11.56                      882,150.00                  758                 78.38
12.751 - 13.000                                                    4                    2,587,000.00                   11.30                      646,750.00                  754                 63.55
13.001 - 13.250                                                    1                       880,000.00                     3.84                      880,000.00                  735                 80.00
                                                                           ---                       --------------                    ------                         -----------                   ---                    -----
TOTAL:                                                            39                $22,901,727.23                 100.00%                 $587,223.78                  747                73.06%
                                                                        ===        ==============                ======              ===========                 ===               =====

(1)  As of the Cut-off Date, the weighted average Rate Ceiling of the Group 2 Mortgage Loans is expected to be approximately 12.225% per annum.

                              FIRST RATE ADJUSTMENT DATE OF THE GROUP 2 MORTGAGE LOANS (1)

                                                                                                                                             % OF
                                                            NUMBER OF        AGGREGATE          GROUP 2            AVERAGE          WEIGHTED      WEIGHTED
                                                        GROUP 2            STATED CUT-OFF    CUT-OFF        STATED PRINCIPAL    AVERAGE      AVERAGE
                                                                     MORTGAGE              PRINCIPAL          PRINCIPAL         BALANCE AS OF       CREDIT          ORIGINAL
FIRST RATE ADJUSTMENT DATE       LOANS            BALANCE            BALANCE          CUT-OFF DATE          SCORE     LOAN-TO-VALUE
-----------------------------------------           ---------                    ---------------                  ---------                 ----------------              --------        -------------

December 1, 2008                                                   2                 $   403,065.24                     1.76%                 $201,532.62                  747                   67.03%
February 1, 2009                                                     1                      186,254.37                      0.81                     186,254.37                  818                   80.00
March 1, 2009                                                       18                 10,030,285.62                    43.80                     557,238.09                  736                   73.68
April 1, 2009                                                          18                 12,282,122.00                    53.63                     682,340.11                  755                   72.65
                                                                                ---                     --------------                     ------                        -----------                    ---                    -----
TOTAL:                                                                 39               $22,901,727.23                  100.00%                $587,223.78                  747                 73.06%
                                                                             ===       ==============                  ======             ===========                ===                =====

(1)  As of the Cut-off Date, the weighted average number of months to the First Rate Adjustment Date for the Group 2 Mortgage Loans is expected to be approximately 35 months.

                                        REMAINING TERMS OF THE GROUP 2 MORTGAGE LOANS (1)

                                                                                                                                              % OF
                                                            NUMBER OF        AGGREGATE          GROUP 2            AVERAGE          WEIGHTED      WEIGHTED
                                                        GROUP 2            STATED CUT-OFF    CUT-OFF        STATED PRINCIPAL    AVERAGE      AVERAGE
                                                                     MORTGAGE              PRINCIPAL          PRINCIPAL         BALANCE AS OF       CREDIT          ORIGINAL
REMAINING TERM (MONTHS)                LOANS            BALANCE            BALANCE          CUT-OFF DATE          SCORE     LOAN-TO-VALUE
-----------------------------------------           ---------                    ---------------                  ---------                 ----------------              --------        -------------

341 - 360                                                                  39                $22,901,727.23                 100.00%                 $587,223.78                 747                73.06%
                                                                                 ---                      --------------                        ------                      -----------                    ---                   -----
TOTAL:                                                                  39                $22,901,727.23                 100.00%                 $587,223.78                 747                73.06%
                                                                              ===        ==============                 ======            ===========                 ===                =====

(1)  As of the Cut-off Date, the weighted average remaining term to stated maturity of the Group 2 Mortgage Loans is expected to be approximately 359 months.

                                                                A-15

                       CREDIT SCORING OF MORTGAGORS OF THE GROUP 2 MORTGAGE LOANS (1)

                                                                                                                                           % OF
                                                       NUMBER OF        AGGREGATE          GROUP 2            AVERAGE          WEIGHTED      WEIGHTED
                                                   GROUP 2            STATED CUT-OFF    CUT-OFF        STATED PRINCIPAL    AVERAGE      AVERAGE
                                                               MORTGAGE              PRINCIPAL          PRINCIPAL         BALANCE AS OF       CREDIT          ORIGINAL
CREDIT SCORES                                   LOANS            BALANCE            BALANCE          CUT-OFF DATE          SCORE     LOAN-TO-VALUE
-----------------------------------------            ---------                    ---------------                  ---------                 ----------------              --------        -------------

801 - 850                                                           2                   $   686,254.37                3.00%                   $343,127.19                   809                   50.93%
751 - 800                                                         17                     9,914,784.79                43.29                       583,222.63                   777                  76.46
701 - 750                                                         14                     9,227,499.24                40.29                       659,107.09                   735                  70.43
651 - 700                                                           5                     2,553,188.83                11.15                       510,637.77                   684                  79.07
601 - 650                                                           1                        520,000.00                  2.27                       520,000.00                   630                  54.74
                                                                        ---                        --------------                 ------                          -----------                     ---                    -----
TOTAL:                                                          39                 $22,901,727.23              100.00%                 $587,223.78                   747                 73.06%
                                                                       ===         ==============            ======              ===========                  ===                =====

(1)  The scores shown are Bureau Credit Scores from Experian (FICO), Equifax (Beacon) and TransUnion (Empirica).

              ORIGINAL DEBT-TO-INCOME RATIO OF MORTGAGORS OF THE GROUP 2 MORTGAGE LOANS (1)

                                                                                                                                           % OF
                                                       NUMBER OF        AGGREGATE          GROUP 2            AVERAGE          WEIGHTED      WEIGHTED
                                                   GROUP 2            STATED CUT-OFF    CUT-OFF        STATED PRINCIPAL    AVERAGE      AVERAGE
ORIGINAL DEBT-TO-INCOME       MORTGAGE              PRINCIPAL          PRINCIPAL         BALANCE AS OF       CREDIT          ORIGINAL
RATIOS (%)                                            LOANS            BALANCE            BALANCE          CUT-OFF DATE          SCORE     LOAN-TO-VALUE
-----------------------------------------            ---------                    ---------------                  ---------                 ----------------              --------        -------------

10.01 - 15.00                                                       2                  $   953,000.00                   4.16%                  $476,500.00                   781                  66.62%
15.01 - 20.00                                                       3                    1,416,254.37                   6.18                        472,084.79                  769                  67.97
20.01 - 25.00                                                       2                    1,414,895.38                   6.18                        707,447.69                  736                  78.86
25.01 - 30.00                                                       7                    3,404,384.65                 14.87                        486,340.66                  765                  69.45
30.01 - 35.00                                                       4                    2,155,884.00                   9.41                        538,971.00                  763                  79.39
35.01 - 40.00                                                     10                    7,085,989.83                30.94                         708,598.98                  745                  78.16
40.01 - 45.00                                                       4                    2,824,000.00                 12.33                        706,000.00                  725                  62.60
45.01 - 50.00                                                       5                    2,710,319.00                 11.83                        542,063.80                  736                  70.61
50.01 - 55.00                                                       1                       501,000.00                   2.19                        501,000.00                  723                  74.78
55.01 - 60.00                                                       1                       436,000.00                   1.90                        436,000.00                  688                  80.00
                                                                          ---                       --------------                  ------                           -----------                    ---                    -----
TOTAL:                                                            39               $22,901,727.23               100.00%                   $587,223.78                 747                  73.06%
                                                                        ===       ==============               ======              ===========                 ===                 =====

(1)  As of the Cut-off Date, the weighted average Original Debt-to-Income Ratio of the Group 2 Mortgage Loans is expected to be approximately 34.91%.

                           MONTHS SINCE ORIGINATION OF THE GROUP 2 MORTGAGE LOANS (1)

                                                                                                                                              % OF
                                                            NUMBER OF        AGGREGATE          GROUP 2            AVERAGE          WEIGHTED      WEIGHTED
                                                        GROUP 2            STATED CUT-OFF    CUT-OFF        STATED PRINCIPAL    AVERAGE      AVERAGE
                                                                     MORTGAGE              PRINCIPAL          PRINCIPAL         BALANCE AS OF       CREDIT          ORIGINAL
MONTHS SINCE ORIGINATION              LOANS            BALANCE            BALANCE          CUT-OFF DATE          SCORE     LOAN-TO-VALUE
-----------------------------------------           ---------                    ---------------                  ---------                 ----------------              --------        -------------

1 - 6                                                                         39                $22,901,727.23                 100.00%                 $587,223.78                 747                73.06%
                                                                                 ---                      --------------                        ------                      -----------                    ---                   -----
TOTAL:                                                                  39                $22,901,727.23                 100.00%                 $587,223.78                 747                73.06%
                                                                              ===        ==============                 ======            ===========                 ===                =====

(1)  As of the Cut-off Date, the weighted average Months Since Origination of the Group 2 Mortgage Loans is expected to be approximately 2 months.

                                                              A-16

                                                          LOAN GROUP 3

                   OCCUPANCY OF MORTGAGED PROPERTIES OF THE GROUP 3 MORTGAGE LOANS (1)

                                                                                                                                              % OF
                                                            NUMBER OF        AGGREGATE          GROUP 3            AVERAGE          WEIGHTED      WEIGHTED
                                                        GROUP 3            STATED CUT-OFF    CUT-OFF        STATED PRINCIPAL    AVERAGE      AVERAGE
                                                                     MORTGAGE              PRINCIPAL          PRINCIPAL         BALANCE AS OF       CREDIT          ORIGINAL
OCCUPANCY                                               LOANS            BALANCE            BALANCE          CUT-OFF DATE          SCORE     LOAN-TO-VALUE
-----------------------------------------           ---------                    ---------------                  ---------                 ----------------              --------        -------------

Primary Residence                                              330              $190,069,184.90                     90.22%               $575,967.23                 745                 73.13%
Second Home                                                        32                  19,497,505.06                       9.25                     609,297.03                 752                74.35
Investor Property                                                   3                    1,116,253.89                       0.53                     372,084.63                 738                58.13
                                                                                 ---                     ---------------                      ------                        -----------                  ---                  -----
TOTAL:                                                                365              $210,682,943.85                   100.00%               $577,213.54                 746               73.17%
                                                                              ===       ===============                ======             ===========                ===             =====

(1)  Based solely on representations of the mortgagor at the time of origination of the related Mortgage Loan.

                                  PROPERTY TYPES OF THE GROUP 3 MORTGAGE LOANS

                                                                                                                                            % OF
                                                        NUMBER OF        AGGREGATE          GROUP 3            AVERAGE          WEIGHTED      WEIGHTED
                                                    GROUP 3            STATED CUT-OFF    CUT-OFF        STATED PRINCIPAL    AVERAGE      AVERAGE
                                                                 MORTGAGE              PRINCIPAL          PRINCIPAL         BALANCE AS OF       CREDIT          ORIGINAL
PROPERTY TYPE                                     LOANS            BALANCE            BALANCE          CUT-OFF DATE          SCORE     LOAN-TO-VALUE
-----------------------------------------           ---------                    ---------------                  ---------                 ----------------              --------        -------------

Single Family Residence                                   209               $120,005,916.37              56.96%                    $574,190.99                 742                  71.43%
PUD                                                                     103                   60,855,508.69              28.88                          590,830.18                 746                  75.16
Condominium                                                      52                   29,423,085.87              13.97                           565,828.57                 760                  76.03
2-Family                                                                 1                        398,432.92                 0.19                          398,432.92                 717                  80.00
                                                                               ---                     ---------------                ------                              -----------                  ---                    -----
TOTAL:                                                              365              $210,682,943.85             100.00%                    $577,213.54                 746                  73.17%
                                                                            ===       ===============          ======                  ===========                ===                =====

                               MORTGAGE LOAN PURPOSE OF THE GROUP 3 MORTGAGE LOANS

                                                                                                                                         % OF
                                                     NUMBER OF        AGGREGATE          GROUP 3            AVERAGE          WEIGHTED      WEIGHTED
                                                 GROUP 3            STATED CUT-OFF    CUT-OFF        STATED PRINCIPAL    AVERAGE      AVERAGE
                                                              MORTGAGE              PRINCIPAL          PRINCIPAL         BALANCE AS OF       CREDIT          ORIGINAL
PURPOSE                                               LOANS            BALANCE            BALANCE          CUT-OFF DATE          SCORE     LOAN-TO-VALUE
--------------------------------------        ---------                    ---------------                  ---------                 ----------------              --------        -------------

Purchase                                                        255                $148,485,134.17               70.48%                 $582,294.64                  751                   76.02%
Refinance-Rate/Term                                     59                    34,118,499.19               16.19                       578,279.65                 731                   65.44
Refinance-Cashout                                        51                    28,079,310.49               13.33                       550,574.72                 737                   67.48
                                                                         ---                       ---------------                 ------                          -----------                  ---                     -----
TOTAL:                                                         365                $210,682,943.85            100.00%                   $577,213.54                746                   73.17%
                                                                       ===        ===============            ======              ===========                ===                 =====

                                                              A-17

                              GEOGRAPHICAL DISTRIBUTION OF THE MORTGAGE PROPERTIES
                                            OF THE GROUP 3 MORTGAGE LOANS (1)

                                                                                                                                     % OF
                                                 NUMBER OF        AGGREGATE          GROUP 3            AVERAGE          WEIGHTED      WEIGHTED
                                             GROUP 3            STATED CUT-OFF    CUT-OFF        STATED PRINCIPAL    AVERAGE      AVERAGE
                                                          MORTGAGE              PRINCIPAL          PRINCIPAL         BALANCE AS OF       CREDIT          ORIGINAL
GEOGRAPHIC AREA                       LOANS            BALANCE            BALANCE          CUT-OFF DATE          SCORE     LOAN-TO-VALUE
--------------------------------------             --------                    ---------------                  ---------                 ----------------              --------        -------------

Arizona                                                          8                $  4,047,293.17                     1.92%               $505,911.65                    747                 72.33%
California                                                   186                109,654,622.38                   52.05                    589,540.98                    745                 72.76
Colorado                                                        3                    1,730,500.00                     0.82                   576,833.33                     727                 72.69
Connecticut                                                   1                       688,000.00                     0.33                   688,000.00                     741                 80.00
District of Columbia                                     4                    2,451,200.00                     1.16                    612,800.00                    770                 73.02
Florida                                                          45                  28,176,423.21                   13.37                    626,142.74                    750                 71.95
Georgia                                                           8                   3,733,833.74                     1.77                    466,729.22                    752                 79.43
Illinois                                                             8                   5,104,318.34                     2.42                    638,039.79                    769                 71.39
Louisiana                                                        1                      431,007.72                     0.20                    431,007.72                    708                 80.00
Maryland                                                      20                 10,273,760.69                     4.88                    513,688.03                    723                 74.79
Massachusetts                                              3                   1,423,932.92                     0.68                    474,644.31                    733                 80.00
Missouri                                                          1                     419,600.00                     0.20                    419,600.00                    698                 80.00
Nevada                                                            6                   3,846,500.00                    1.83                    641,083.33                    717                 71.67
New Jersey                                                      3                  1,567,942.00                    0.74                    522,647.33                    706                 56.43
New York                                                         3                  1,700,000.00                     0.81                    566,666.67                   747                 61.88
North Carolina                                               11                  6,344,461.68                    3.01                    576,769.24                    771                 79.92
Oklahoma                                                          1                    500,000.00                    0.24                    500,000.00                    795                 62.50
Oregon                                                              1                    500,000.00                    0.24                    500,000.00                    702                 72.46
Pennsylvania                                                    2                 1,115,663.11                    0.53                    557,831.56                    743                 73.76
Rhode Island                                                     1                   530,000.00                    0.25                    530,000.00                    773                 51.04
South Carolina                                                  2                   940,000.00                    0.45                    470,000.00                    703                 80.00
Tennessee                                                         1                   479,423.25                    0.23                    479,423.25                    687                 53.81
Texas                                                                  5                2,823,540.39                    1.34                    564,708.08                    759                 75.04
Utah                                                                    1                  626,400.00                     0.30                    626,400.00                    739                 80.00
Vermont                                                              1                  475,000.00                     0.23                    475,000.00                    755                 76.00
Virginia                                                              27            14,382,542.80                     6.83                    532,686.77                    755                 76.96
Washington                                                     12              6,716,978.45                     3.19                    559,748.20                    737                 72.37
                                                                           ---               ---------------                     ------                      -----------                      ---                   -----
TOTAL:                                                          365        $210,682,943.85                100.00%               $577,213.54                     746                 73.17%
                                                                        ===       ============                ======          ===========                     ===               =====

(1)  As of the Cut-off Date, no more than approximately 1.17% of the Group 3 Mortgage Loans are expected to be secured by mortgaged properties in any one five-digit postal zip code.

                                                              A-18

           CURRENT MORTGAGE LOAN PRINCIPAL BALANCES OF THE GROUP 3 MORTGAGE LOANS (1)

                                                                                                                                       % OF
                                                    NUMBER OF        AGGREGATE          GROUP 3            AVERAGE          WEIGHTED      WEIGHTED
                                               GROUP 3            STATED CUT-OFF    CUT-OFF        STATED PRINCIPAL    AVERAGE      AVERAGE
CURRENT MORTGAGE LOAN    MORTGAGE              PRINCIPAL          PRINCIPAL         BALANCE AS OF       CREDIT          ORIGINAL
PRINCIPAL BALANCES ($)             LOANS            BALANCE            BALANCE          CUT-OFF DATE          SCORE     LOAN-TO-VALUE
--------------------------------------             --------                    ---------------                  ---------                 ----------------              --------        -------------

100,000.01 - 150,000.00                                 3                  $    394,245.48                 0.19%                 $  131,415.16                742                  80.00%
150,000.01 - 200,000.00                                 3                        516,235.44                 0.25                         172,078.48               728                  54.29
250,000.01 - 300,000.00                                 1                        260,000.00                 0.12                         260,000.00               736                  80.00
300,000.01 - 350,000.00                                 2                        628,400.00                 0.30                         314,200.00               739                  74.88
350,000.01 - 400,000.00                                 3                     1,154,832.88                 0.55                         384,944.29               722                  79.86
400,000.01 - 450,000.00                               45                   19,503,914.76                 9.26                         433,420.33               736                  74.13
450,000.01 - 500,000.00                               82                   39,389,644.21               18.70                         480,361.51               741                  71.21
500,000.01 - 550,000.00                               51                   26,798,235.89               12.72                         525,455.61               742                  73.97
550,000.01 - 600,000.00                               56                   32,379,110.02               15.37                         578,198.39               745                  76.34
600,000.01 - 650,000.00                               40                   25,342,285.88               12.03                         633,557.15               743                  75.10
650,000.01 - 700,000.00                               26                   17,667,323.27                 8.39                         679,512.43               750                  75.40
700,000.01 - 750,000.00                               10                     7,274,226.99                 3.45                         727,422.70               738                  75.24
750,000.01 - 800,000.00                               11                     8,547,581.94                 4.06                         777,052.90               753                  75.72
800,000.01 - 850,000.00                               10                     8,299,152.82                 3.94                         829,915.28               764                  62.34
850,000.01 - 900,000.00                                 4                     3,520,800.00                 1.67                         880,200.00               744                  74.47
900,000.01 - 950,000.00                                 3                     2,764,454.27                 1.31                         921,484.76               710                  69.86
950,000.01 - 1,000,000.00                             10                    9,837,500.00                 4.67                         983,750.00               776                  64.49
1,000,000.01 - 1,500,000.00                            5                    6,405,000.00                 3.04                      1,281,000.00               765                  70.85
                                                                        ---                    ---------------                ------                          -------------                 ---                    -----
TOTAL:                                                       365             $210,682,943.85             100.00%                 $  577,213.54               746                  73.17%
                                                                     ===     ===============          ======             =============              ===                =====

(1)  As of the Cut-off Date, the average outstanding principal balance of the Group 3 Mortgage Loans is expected to be approximately $577,214.

                    ORIGINAL LOAN-TO-VALUE RATIOS OF THE GROUP 3 MORTGAGE LOANS (1)

                                                                                                                                       % OF
                                                     NUMBER OF        AGGREGATE          GROUP 3            AVERAGE          WEIGHTED      WEIGHTED
                                                GROUP 3            STATED CUT-OFF    CUT-OFF        STATED PRINCIPAL    AVERAGE      AVERAGE
ORIGINAL LOAN-TO-VALUE       MORTGAGE              PRINCIPAL          PRINCIPAL         BALANCE AS OF       CREDIT          ORIGINAL
RATIOS (%)                                          LOANS            BALANCE            BALANCE          CUT-OFF DATE          SCORE     LOAN-TO-VALUE
--------------------------------------              --------                    ---------------                  ---------                 ----------------              --------        -------------

5.01 - 10.00                                                      2                $  1,303,000.00                 0.62%                  $  651,500.00                 803                    8.15%
20.01 - 25.00                                                    1                    1,000,000.00                 0.47                       1,000,000.00                784                    21.14
25.01 - 30.00                                                    1                       645,000.00                 0.31                          645,000.00                749                    28.04
30.01 - 35.00                                                    3                    1,510,000.00                 0.72                          503,333.33                776                    31.86
35.01 - 40.00                                                    3                    1,645,251.16                 0.78                          548,417.05                730                    37.71
40.01 - 45.00                                                    5                    2,562,000.00                 1.22                          512,400.00                717                    42.36
45.01 - 50.00                                                    9                    4,712,122.72                 2.24                          523,569.19                754                    47.72
50.01 - 55.00                                                    3                    1,529,423.25                 0.73                          509,807.75                728                    52.23
55.01 - 60.00                                                  17                    9,055,699.40                 4.30                          532,688.20                747                    57.71
60.01 - 65.00                                                  18                  11,582,438.86                 5.50                          643,468.83                762                    62.41
65.01 - 70.00                                                  29                  19,700,465.37                 9.35                          679,326.39                757                    68.16
70.01 - 75.00                                                  39                  25,782,488.97               12.24                          661,089.46                744                    74.26
75.01 - 80.00                                                233                128,492,693.12               60.99                          551,470.79                742                    79.66
85.01 - 90.00                                                    2                    1,162,361.00                 0.55                          581,180.50                716                    89.42
                                                                        ---                    ---------------                 ------                          -------------                ---                        -----
TOTAL:                                                       365             $210,682,943.85             100.00%                  $  577,213.54                746                   73.17%
                                                                     ===     ===============           ======             =============                ===                 =====

(1)  As of the Cut-off Date, the weighted average Loan-to-Value Ratio at origination of the Group 3 Mortgage Loans is expected to be approximately 73.17%.

                                                              A-19

                    CURRENT MORTGAGE INTEREST RATES OF THE GROUP 3 MORTGAGE LOANS (1)

                                                                                                                                       % OF
                                                         NUMBER OF        AGGREGATE          GROUP 3            AVERAGE          WEIGHTED      WEIGHTED
                                                    GROUP 3            STATED CUT-OFF    CUT-OFF        STATED PRINCIPAL    AVERAGE      AVERAGE
CURRENT MORTGAGE INTEREST  MORTGAGE              PRINCIPAL          PRINCIPAL         BALANCE AS OF       CREDIT          ORIGINAL
RATES (%)                                                LOANS            BALANCE            BALANCE          CUT-OFF DATE          SCORE     LOAN-TO-VALUE
--------------------------------------                  --------                    ---------------                  ---------                 ----------------              --------        -------------

4.251 - 4.500                                                   2                   $  1,162,379.33                   0.55%                    $581,189.67                  704                80.00%
4.501 - 4.750                                                   4                       2,849,851.86                   1.35                         712,462.97                   693               73.14
4.751 - 5.000                                                  21                    11,782,866.56                   5.59                         561,088.88                   744               72.78
5.001 - 5.250                                                  20                    10,746,251.30                   5.10                         537,312.57                   758               76.50
5.251 - 5.500                                                  28                    16,351,941.63                   7.76                         583,997.92                   760               76.15
5.501 - 5.750                                                  72                    43,316,084.07                 20.56                         601,612.28                   751               71.00
5.751 - 6.000                                                102                    60,200,525.58                 28.57                         590,201.23                   743               72.73
6.001 - 6.250                                                  61                    35,704,582.52                 16.95                         585,321.02                   745               74.26
6.251 - 6.500                                                  37                    19,622,920.39                   9.31                         530,349.20                   734               72.44
6.501 - 6.750                                                  11                      5,629,575.93                   2.67                         511,779.63                   751               75.52
6.751 - 7.000                                                   5                       2,504,564.68                   1.19                         500,912.94                   732               73.41
7.001 - 7.250                                                   2                          811,400.00                   0.39                         405,700.00                   728               65.13
                                                                       ---                       ---------------                 ------                              -----------                   ---                  -----
TOTAL:                                                      365                $210,682,943.85              100.00%                     $577,213.54                   746               73.17%
                                                                    ===        ===============            ======                  ===========                  ===             =====

(1)  As of the Cut-off Date, the weighted average Current Mortgage Interest Rate of the Group 3 Mortgage Loans is expected to be approximately 5.854% per annum.

                                     GROSS MARGINS OF THE GROUP 3 MORTGAGE LOANS (1)

                                                                                                                                       % OF
                                                      NUMBER OF        AGGREGATE          GROUP 3            AVERAGE          WEIGHTED      WEIGHTED
                                          GROUP 3            STATED CUT-OFF    CUT-OFF        STATED PRINCIPAL    AVERAGE      AVERAGE
                                                      MORTGAGE              PRINCIPAL          PRINCIPAL         BALANCE AS OF       CREDIT          ORIGINAL
GROSS MARGIN (%)                           LOANS            BALANCE            BALANCE          CUT-OFF DATE          SCORE     LOAN-TO-VALUE
--------------------------------------                --------                    ---------------                  ---------                 ----------------              --------        -------------

2.001 - 2.250                                                365                $210,682,943.85              100.00%                     $577,213.54                   746               73.17%
                                                                      ---                          ---------------                ------                             -----------                     ---                   -----
TOTAL:                                                      365                $210,682,943.85              100.00%                     $577,213.54                   746               73.17%
                                                                    ===        ===============            ======                  ===========                  ===             =====

(1)  As of the Cut-off Date, the weighted average Gross Margin of the Group 3 Mortgage Loans is expected to be approximately 2.250% per annum.

                                                              A-20

                             RATE CEILINGS OF THE GROUP 3 MORTGAGE LOANS (1)

                                                                                                                                       % OF
                                                      NUMBER OF        AGGREGATE          GROUP 3            AVERAGE          WEIGHTED      WEIGHTED
                                          GROUP 3            STATED CUT-OFF    CUT-OFF        STATED PRINCIPAL    AVERAGE      AVERAGE
                                                      MORTGAGE              PRINCIPAL          PRINCIPAL         BALANCE AS OF       CREDIT          ORIGINAL
RATE CEILINGS (%)                             LOANS            BALANCE            BALANCE          CUT-OFF DATE          SCORE     LOAN-TO-VALUE
--------------------------------------                --------                    ---------------                  ---------                 ----------------              --------        -------------

9.251 - 9.500                                                    2                  $  1,162,379.33                   0.55%                  $581,189.67                 704                 80.00%
9.501 - 9.750                                                    4                      2,849,851.86                   1.35                       712,462.97                  693                 73.14
9.751 - 10.000                                                 21                   11,782,866.56                   5.59                       561,088.88                  744                 72.78
10.001 - 10.250                                               20                   10,746,251.30                   5.10                       537,312.57                  758                 76.50
10.251 - 10.500                                               28                   16,351,941.63                   7.76                       583,997.92                  760                 76.15
10.501 - 10.750                                               72                   43,316,084.07                 20.56                       601,612.28                  751                 71.00
10.751 - 11.000                                             102                   60,200,525.58                 28.57                       590,201.23                  743                 72.73
11.001 - 11.250                                               61                   35,704,582.52                 16.95                       585,321.02                  745                 74.26
11.251 - 11.500                                               37                   19,622,920.39                   9.31                       530,349.20                  734                 72.44
11.501 - 11.750                                               11                     5,629,575.93                   2.67                       511,779.63                  751                 75.52
11.751 - 12.000                                                 5                     2,504,564.68                   1.19                       500,912.94                  732                 73.41
12.001 - 12.250                                                 2                        811,400.00                   0.39                       405,700.00                  728                 65.13
                                                                        ---                      ---------------                   ------                          -----------                   ---                   -----
TOTAL:                                                       365               $210,682,943.85               100.00%                  $577,213.54                  746                 73.17%
                                                                     ===       ===============              ======              ===========                 ===               =====

(1)  As of the Cut-off Date, the weighted average Rate Ceiling of the Group 3 Mortgage Loans is expected to be approximately 10.854% per annum.

                      FIRST RATE ADJUSTMENT DATE OF THE GROUP 3 MORTGAGE LOANS (1)

                                                                                                                                                 % OF
                                                                NUMBER OF        AGGREGATE          GROUP 3            AVERAGE          WEIGHTED      WEIGHTED
                                            GROUP 3            STATED CUT-OFF    CUT-OFF        STATED PRINCIPAL    AVERAGE      AVERAGE
                                                               MORTGAGE              PRINCIPAL          PRINCIPAL         BALANCE AS OF       CREDIT          ORIGINAL
FIRST RATE ADJUSTMENT DATE          LOANS            BALANCE            BALANCE          CUT-OFF DATE          SCORE     LOAN-TO-VALUE
------------------------------------------------             --------                    ---------------                  ---------                 ----------------              --------        -------------

April 1, 2010                                                          1                      $    455,658.35                     0.22%               $455,658.35                   656                 79.42%
September 1, 2010                                                1                            115,253.89                     0.05                     115,253.89                   757                 80.00
October 1, 2010                                                    1                            394,400.00                     0.19                     394,400.00                   733                 80.00
November 1, 2010                                                6                         2,759,867.44                     1.31                     459,977.91                   742                 75.72
December 1, 2010                                                 6                         1,698,488.29                     0.81                     283,081.38                   710                 73.00
January 1, 2011                                                     8                        4,415,950.62                     2.10                     551,993.83                   740                 73.64
February 1, 2011                                                   3                        1,602,000.00                     0.76                     534,000.00                   727                 64.37
March 1, 2011                                                   107                       61,831,747.86                    29.35                     577,866.80                 746                 73.07
April 1, 2011                                                     232                      137,409,577.40                    65.22                     592,282.66                 747                 73.21
                                                                            ---                          ---------------                       ------                    -----------                      ---                 -----
TOTAL:                                                            365                    $210,682,943.85                 100.00%                $577,213.54                 746                 73.17%
                                                                          ===            ===============                ======             ===========               ===               =====
(1)  As of the Cut-off Date, the weighted average number of months to the First Rate Adjustment Date for the Group 3 Mortgage Loans is expected to be approximately 59 months.

                                                              A-21

                                REMAINING TERMS OF THE GROUP 3 MORTGAGE LOANS (1)

                                                                                                                                       % OF
                                                      NUMBER OF        AGGREGATE          GROUP 3            AVERAGE          WEIGHTED      WEIGHTED
                                          GROUP 3            STATED CUT-OFF    CUT-OFF        STATED PRINCIPAL    AVERAGE      AVERAGE
                                                      MORTGAGE              PRINCIPAL          PRINCIPAL         BALANCE AS OF       CREDIT          ORIGINAL
REMAINING TERM (MONTHS)        LOANS            BALANCE            BALANCE          CUT-OFF DATE          SCORE     LOAN-TO-VALUE
--------------------------------------                --------                    ---------------                  ---------                 ----------------              --------        -------------

341 - 360                                                     365                $210,682,943.85              100.00%                     $577,213.54                   746               73.17%
                                                                      ---                          ---------------                ------                             -----------                     ---                   -----
TOTAL:                                                      365                $210,682,943.85              100.00%                     $577,213.54                   746               73.17%
                                                                    ===        ===============            ======                  ===========                  ===             =====

(1)  As of the Cut-off Date, the weighted average remaining term to stated maturity of the Group 3 Mortgage Loans is expected to be approximately 360 months.

                        CREDIT SCORING OF MORTGAGORS OF THE GROUP 3 MORTGAGE LOANS (1)

                                                                                                                                       % OF
                                                      NUMBER OF        AGGREGATE          GROUP 3            AVERAGE          WEIGHTED      WEIGHTED
                                          GROUP 3            STATED CUT-OFF    CUT-OFF        STATED PRINCIPAL    AVERAGE      AVERAGE
                                                      MORTGAGE              PRINCIPAL          PRINCIPAL         BALANCE AS OF       CREDIT          ORIGINAL
CREDIT SCORES                                   LOANS            BALANCE            BALANCE          CUT-OFF DATE          SCORE     LOAN-TO-VALUE
--------------------------------------                --------                    ---------------                  ---------                 ----------------              --------        -------------

801 - 850                                                          17               $ 11,543,800.59                  5.48%                    $679,047.09                 807                67.79%
751 - 800                                                        158                  94,846,257.86                45.02                         600,292.77                 775                72.01
701 - 750                                                        139                  76,388,608.33                36.26                         549,558.33                 726                75.62
651 - 700                                                          40                  21,583,899.65                10.24                         539,597.49                 684                72.45
601 - 650                                                          10                    5,860,377.42                  2.78                         586,037.74                 633                74.16
Not Scored                                                        1                      460,000.00                  0.22                         460,000.00                     0                59.74
                                                                         ---                     ---------------               ------                              -----------                   ---                 -----
TOTAL:                                                         365             $210,682,943.85            100.00%                     $577,213.54                 746                73.17%
                                                                       ===     ===============            ======                ===========                 ===             =====

(1)  The scores shown are Bureau Credit Scores from Experian (FICO), Equifax (Beacon) and TransUnion (Empirica).

              ORIGINAL DEBT-TO-INCOME RATIO OF MORTGAGORS OF THE GROUP 3 MORTGAGE LOANS (1)

                                                                                                                                       % OF
                                                      NUMBER OF       AGGREGATE          GROUP 3            AVERAGE          WEIGHTED      WEIGHTED
                                          GROUP 3           STATED CUT-OFF    CUT-OFF        STATED PRINCIPAL    AVERAGE      AVERAGE
ORIGINAL                                          MORTGAGE             PRINCIPAL          PRINCIPAL         BALANCE AS OF       CREDIT          ORIGINAL
DEBT-TO-INCOME RATIOS (%)        LOANS           BALANCE            BALANCE          CUT-OFF DATE          SCORE     LOAN-TO-VALUE
--------------------------------------------         --------                   ---------------                  ---------                 ----------------              --------        -------------

 5.01 - 10.00                                                      2                    $  1,000,000.00                  0.47%                $500,000.00                   802             60.12%
10.01 - 15.00                                                     8                        4,527,175.00                  2.15                      565,896.88                  756              68.16
15.01 - 20.00                                                   15                        9,461,415.35                  4.49                      630,761.02                  754              65.55
20.01 - 25.00                                                   27                       15,595,505.69                 7.40                      577,611.32                  747              70.30
25.01 - 30.00                                                   49                       28,270,446.56               13.42                      576,947.89                  745              75.47
30.01 - 35.00                                                   53                       31,282,394.98               14.85                      590,233.87                  744              76.63
35.01 - 40.00                                                   71                       39,857,587.30               18.92                      561,374.47                  742              72.27
40.01 - 45.00                                                   70                       41,435,029.24               19.67                      591,928.99                  749              74.22
45.01 - 50.00                                                   49                       27,585,033.00               13.09                      562,959.86                  736              74.74
50.01 - 55.00                                                     9                         5,225,372.28                 2.48                      580,596.92                  764              65.64
55.01 - 60.00                                                     9                         5,108,580.45                 2.42                      567,620.05                  748              66.22
60.01 - 65.00                                                     2                            917,404.00                 0.44                      458,702.00                  771              73.38
65.01 - 70.00                                                     1                            417,000.00                 0.20                      417,000.00                  706              79.23
                                                                        ---                          ---------------                ------                          -----------                  ---                 -----
TOTAL:                                                       365                   $210,682,943.85             100.00%                 $577,213.54                  746              73.17%
                                                                     ===           ===============           ======              ===========                 ===             =====

(1)  As of the Cut-off Date, the weighted average Original Debt-to-Income Ratio of the Group 3 Mortgage Loans is expected to be approximately 36.22%.

                                                              A-22

                       MONTHS SINCE ORIGINATION OF THE GROUP 3 MORTGAGE LOANS (1)

                                                                                                                                       % OF
                                                      NUMBER OF       AGGREGATE          GROUP 3            AVERAGE          WEIGHTED      WEIGHTED
                                          GROUP 3           STATED CUT-OFF    CUT-OFF        STATED PRINCIPAL    AVERAGE      AVERAGE
                                                             MORTGAGE             PRINCIPAL          PRINCIPAL         BALANCE AS OF       CREDIT          ORIGINAL
MONTHS SINCE ORIGINATION       LOANS           BALANCE            BALANCE          CUT-OFF DATE          SCORE     LOAN-TO-VALUE
--------------------------------------------         --------                   ---------------                  ---------                 ----------------              --------        -------------

1 - 6                                                               362                   $209,717,631.61              99.54%                 $579,330.47                 746              73.14%
7 - 12                                                                 2                            509,653.89               0.24                       254,826.95                  738              80.00
13 - 18                                                               1                            455,658.35               0.22                       455,658.35                  656              79.42
                                                                        ---                          ---------------               ------                          -----------                  ---                 -----
TOTAL:                                                       365                   $210,682,943.85             100.00%                 $577,213.54                  746              73.17%
                                                                     ===           ===============           ======              ===========                 ===             =====

(1)  As of the Cut-off Date, the weighted average Months Since Origination of the Group 3 Mortgage Loans is expected to be approximately 2 months.

                                                              A-23

                                                      LOAN GROUP 4

               OCCUPANCY OF MORTGAGED PROPERTIES OF THE GROUP 4 MORTGAGE LOANS (1)

                                                                                                                                       % OF
                                                      NUMBER OF       AGGREGATE          GROUP 4            AVERAGE          WEIGHTED      WEIGHTED
                                          GROUP 4           STATED CUT-OFF    CUT-OFF        STATED PRINCIPAL    AVERAGE      AVERAGE
                                                             MORTGAGE             PRINCIPAL          PRINCIPAL         BALANCE AS OF       CREDIT          ORIGINAL
OCCUPANCY                                        LOANS           BALANCE            BALANCE          CUT-OFF DATE          SCORE     LOAN-TO-VALUE
--------------------------------------------         --------                   ---------------                  ---------                 ----------------              --------        -------------

Primary Residence                                        44                $26,981,658.50                 79.32%                  $613,219.51                  746                   69.22%
Second Home                                                10                    6,547,197.41                 19.25                       654,719.74                   732                   75.06
Investor Property                                           1                       488,000.00                   1.43                       488,000.00                   738                   80.00
                                                                        ---                      --------------                 ------                            -----------                    ---                    -----
TOTAL:                                                         55                 $34,016,855.91               100.00%                 $618,488.29                  744                   70.50%
                                                                      ===        ==============              ======             ===========                 ===                  =====

(1)  Based solely on representations of the mortgagor at the time of origination of the related Mortgage Loan.

                                  PROPERTY TYPES OF THE GROUP 4 MORTGAGE LOANS

                                                                                                                                       % OF
                                                      NUMBER OF       AGGREGATE          GROUP 4            AVERAGE          WEIGHTED      WEIGHTED
                                          GROUP 4           STATED CUT-OFF    CUT-OFF        STATED PRINCIPAL    AVERAGE      AVERAGE
                                                             MORTGAGE             PRINCIPAL          PRINCIPAL         BALANCE AS OF       CREDIT          ORIGINAL
PROPERTY TYPE                                   LOANS           BALANCE            BALANCE          CUT-OFF DATE          SCORE     LOAN-TO-VALUE
--------------------------------------------         --------                   ---------------                  ---------                 ----------------              --------        -------------

Single Family Residence                            38                    $22,058,369.99              64.85%                 $580,483.42                     748               70.38%
PUD                                                               11                        7,611,234.73              22.37                       691,930.43                      735              69.79
Condominium                                                5                        3,739,251.19              10.99                      747,850.24                      746               71.09
Townhouse                                                   1                           608,000.00                1.79                      608,000.00                      663               80.00
                                                                      ---                           --------------                ------                        -----------                       ---                   -----
TOTAL:                                                        55                    $34,016,855.91           100.00%                 $618,488.29                      744               70.50%
                                                                      ===          ==============           ======             ===========                     ===              =====

                               MORTGAGE LOAN PURPOSE OF THE GROUP 4 MORTGAGE LOANS

                                                                                                                                       % OF
                                                      NUMBER OF       AGGREGATE          GROUP 4            AVERAGE          WEIGHTED      WEIGHTED
                                          GROUP 4           STATED CUT-OFF    CUT-OFF        STATED PRINCIPAL    AVERAGE      AVERAGE
                                                             MORTGAGE             PRINCIPAL          PRINCIPAL         BALANCE AS OF       CREDIT          ORIGINAL
PURPOSE                                                 LOANS           BALANCE            BALANCE          CUT-OFF DATE          SCORE     LOAN-TO-VALUE
--------------------------------------------         --------                   ---------------                  ---------                 ----------------              --------        -------------

Purchase                                                      37                   $23,644,048.45                  69.51%                  $639,028.34                  749                 71.60%
Refinance-Cashout                                    13                       7,407,807.46                  21.78                        569,831.34                  734                 67.86
Refinance-Rate/Term                                  5                        2,965,000.00                   8.72                         593,000.00                  726                68.29
                                                                    ---                          --------------                    ------                            -----------                  ---                   -----
TOTAL:                                                       55                    $34,016,855.91               100.00%                  $618,488.29                  744                70.50%
                                                                   ===            ==============               ======             ===========                  ===              =====

                                                                A-24

                          GEOGRAPHICAL DISTRIBUTION OF THE MORTGAGE PROPERTIES
                                        OF THE GROUP 4 MORTGAGE LOANS (1)

                                                                                                                                       % OF
                                                      NUMBER OF       AGGREGATE          GROUP 4            AVERAGE          WEIGHTED      WEIGHTED
                                          GROUP 4           STATED CUT-OFF    CUT-OFF        STATED PRINCIPAL    AVERAGE      AVERAGE
                                                             MORTGAGE             PRINCIPAL          PRINCIPAL         BALANCE AS OF       CREDIT          ORIGINAL
GEOGRAPHIC AREA                             LOANS           BALANCE            BALANCE          CUT-OFF DATE          SCORE     LOAN-TO-VALUE
--------------------------------------------         --------                   ---------------                  ---------                 ----------------              --------        -------------

California                                                       28                  $17,220,412.10                50.62%                  $615,014.72                  748                 72.98%
District of Columbia                                       1                         588,000.00                  1.73                       588,000.00                  787                 80.00
Florida                                                              8                      4,692,413.41                13.79                       586,551.68                  741                 66.05
Hawaii                                                              1                         800,000.00                  2.35                       800,000.00                  765                 66.67
Illinois                                                              3                      1,772,200.00                  5.21                       590,733.33                  741                 79.86
New York                                                         1                         475,000.00                  1.40                       475,000.00                  755                 77.24
North Carolina                                                2                      1,142,891.00                  3.36                       571,445.50                  721                 80.00
Oregon                                                             1                         663,750.00                  1.95                       663,750.00                  707                 75.00
Pennsylvania                                                  1                         698,194.40                  2.05                       698,194.40                  781                 66.40
South Carolina                                                4                      2,917,000.00                  8.58                       729,250.00                  718                 68.54
Virginia                                                             3                      1,601,995.00                  4.71                       533,998.33                  711                 59.28
Washington                                                    2                      1,445,000.00                  4.25                       722,500.00                  776                 48.74
                                                                          ---                      --------------                  ------                        -----------                    ---                    -----
TOTAL:                                                          55                  $34,016,855.91             100.00%                  $618,488.29               744                70.50%
                                                                       ===         ==============             ======            ===========                ===                 =====

(1)  As of the Cut-off Date, no more than approximately 4.07% of the Group 4 Mortgage Loans are expected to be secured by mortgaged properties in any one five-digit postal zip code.

                   CURRENT MORTGAGE LOAN PRINCIPAL BALANCES OF THE GROUP 4 MORTGAGE LOANS (1)

                                                                                                                                           % OF
                                                           NUMBER OF       AGGREGATE          GROUP 4            AVERAGE          WEIGHTED      WEIGHTED
                                                                      GROUP 4           STATED CUT-OFF    CUT-OFF        STATED PRINCIPAL    AVERAGE      AVERAGE
CURRENT MORTGAGE LOAN          MORTGAGE             PRINCIPAL          PRINCIPAL         BALANCE AS OF       CREDIT          ORIGINAL
PRINCIPAL BALANCES ($)                   LOANS           BALANCE            BALANCE          CUT-OFF DATE          SCORE     LOAN-TO-VALUE
--------------------------------------------          --------                   ---------------                  ---------                 ----------------              --------        -------------

400,000.01 - 450,000.00                                      4                 $ 1,725,566.95                   5.07%                $  431,391.74                702                 73.40%
450,000.01 - 500,000.00                                    15                    7,161,642.00                  21.05                       477,442.80                742                70.54
500,000.01 - 550,000.00                                       6                   3,048,600.00                    8.96                       508,100.00                721                77.56
550,000.01 - 600,000.00                                       5                   2,914,904.64                    8.57                       582,980.93                761                67.26
600,000.01 - 650,000.00                                       4                   2,510,120.00                    7.38                       627,530.00                748                79.56
650,000.01 - 700,000.00                                       8                   5,426,782.59                  15.95                       678,347.82                752                72.85
700,000.01 - 750,000.00                                       4                   2,937,299.22                    8.63                       734,324.81                699                62.92
750,000.01 - 800,000.00                                       1                     800,000.00                     2.35                       800,000.00                765                66.67
800,000.01 - 850,000.00                                       2                   1,647,240.51                    4.84                       823,620.26                744                69.51
850,000.01 - 900,000.00                                       1                     863,700.00                     2.54                       863,700.00                771                80.00
900,000.01 - 950,000.00                                       1                     945,000.00                     2.78                       945,000.00                803                61.17
950,000.01 - 1,000,000.00                                    3                   3,000,000.00                    8.82                    1,000,000.00                769                66.54
1,000,000.01 - 1,500,000.00                                 1                   1,036,000.00                    3.05                    1,036,000.00                747                57.56
                                                                            ---                      --------------                   ------                      -------------                  ---                   -----
TOTAL:                                                             55                 $34,016,855.91               100.00%               $  618,488.29               744                70.50%
                                                                         ===         ==============               ======        =============              ===               =====

(1)  As of the Cut-off Date, the average outstanding principal balance of the Group 4 Mortgage Loans is expected to be approximately $618,488.

                                                                  A-25

                         ORIGINAL LOAN-TO-VALUE RATIOS OF THE GROUP 4 MORTGAGE LOANS (1)

                                                                                                                                           % OF
                                                           NUMBER OF       AGGREGATE          GROUP 4            AVERAGE          WEIGHTED      WEIGHTED
                                                                      GROUP 4           STATED CUT-OFF    CUT-OFF        STATED PRINCIPAL    AVERAGE      AVERAGE
ORIGINAL LOAN-TO-VALUE            MORTGAGE             PRINCIPAL          PRINCIPAL         BALANCE AS OF         CREDIT          ORIGINAL
RATIOS (%)                                               LOANS           BALANCE            BALANCE          CUT-OFF DATE             SCORE     LOAN-TO-VALUE
--------------------------------------------            --------                    ---------------                ---------                   ----------------                  --------          -------------

20.01 - 25.00                                                     1                      $   597,000.64                 1.76%               $  597,000.64                         792                  23.03%
25.01 - 30.00                                                     1                           500,000.00                 1.47                       500,000.00                        724                  25.25
30.01 - 35.00                                                     2                        1,217,000.00                 3.58                       608,500.00                        729                  33.40
40.01 - 45.00                                                     1                           675,000.00                 1.98                       675,000.00                        710                  41.54
45.01 - 50.00                                                     1                        1,000,000.00                 2.94                    1,000,000.00                        775                  45.56
55.01 - 60.00                                                     2                        1,864,000.00                 5.48                       932,000.00                        718                  58.26
60.01 - 65.00                                                     1                           945,000.00                 2.78                       945,000.00                        803                  61.17
65.01 - 70.00                                                     9                        5,270,060.57               15.49                       585,562.29                        717                  67.91
70.01 - 75.00                                                     5                        3,213,745.00                 9.45                       642,749.00                        752                  74.31
75.01 - 80.00                                                   31                      18,305,049.70               53.81                       590,485.47                        749                  79.58
85.01 - 90.00                                                     1                           430,000.00                 1.26                       430,000.00                        729                  87.76
                                                                       ---                            --------------               ------                        -------------                        ---                      -----
TOTAL:                                                         55                     $34,016,855.91            100.00%                $  618,488.29                       744                 70.50%
                                                                     ===              ==============          ======          =============                       ===                =====

(1)  As of the Cut-off Date, the weighted average Loan-to-Value Ratio at origination of the Group 4 Mortgage Loans is expected to be approximately 70.50%.

                    CURRENT MORTGAGE INTEREST RATES OF THE GROUP 4 MORTGAGE LOANS (1)

                                                                                                                                                 % OF
                                                                NUMBER OF       AGGREGATE          GROUP 4            AVERAGE          WEIGHTED      WEIGHTED
                                                                           GROUP 4           STATED CUT-OFF    CUT-OFF        STATED PRINCIPAL    AVERAGE      AVERAGE
CURRENT MORTGAGE INTEREST         MORTGAGE             PRINCIPAL          PRINCIPAL         BALANCE AS OF         CREDIT          ORIGINAL
RATES (%)                                                      LOANS           BALANCE            BALANCE          CUT-OFF DATE             SCORE     LOAN-TO-VALUE
--------------------------------------------                  --------                    ---------------                ---------                   ----------------                  --------          -------------

4.501 - 4.750                                                            2                       $ 1,561,894.40                4.59%                   $780,947.20                     775                  73.92%
5.251 - 5.500                                                            1                             499,995.00                1.47                        499,995.00                     756                   74.07
5.501 - 5.750                                                            7                          4,533,800.00              13.33                        647,685.71                     748                   67.10
5.751 - 6.000                                                           14                         8,652,558.95              25.44                        618,039.93                     736                   75.03
6.001 - 6.250                                                           18                       10,592,246.41              31.14                        588,458.13                     734                   68.86
6.251 - 6.500                                                           10                        6,433,241.15               18.91                        643,324.12                     757                   69.86
6.501 - 6.750                                                            3                         1,743,120.00                5.12                        581,040.00                      751                   65.11
                                                                               ---                            --------------               ------                        -------------                       ---                       -----
TOTAL:                                                                 55                     $34,016,855.91            100.00%                $  618,488.29                      744                  70.50%
                                                                             ===              ==============          ======          =============                      ===                =====

(1)  As of the Cut-off Date, the weighted average Current Mortgage Interest Rate of the Group 4 Mortgage Loans is expected to be approximately 6.045% per annum.

                                     GROSS MARGINS OF THE GROUP 4 MORTGAGE LOANS (1)

                                                                                                                                       % OF
                                                     NUMBER OF       AGGREGATE          GROUP 4            AVERAGE          WEIGHTED      WEIGHTED
                                                                GROUP 4           STATED CUT-OFF    CUT-OFF        STATED PRINCIPAL    AVERAGE      AVERAGE
                                                            MORTGAGE             PRINCIPAL          PRINCIPAL         BALANCE AS OF         CREDIT          ORIGINAL
GROSS MARGIN (%)                          LOANS           BALANCE            BALANCE          CUT-OFF DATE             SCORE     LOAN-TO-VALUE
------------------------------------------         --------                    ---------------                ---------                   ----------------                  --------          -------------

2.001 - 2.250                                                           55                     $34,016,855.91            100.00%                $  618,488.29                      744                  70.50%
                                                                               ---                            --------------               ------                        -------------                       ---                       -----
TOTAL:                                                                 55                     $34,016,855.91            100.00%                $  618,488.29                      744                  70.50%
                                                                             ===              ==============          ======          =============                      ===                =====

(1)  As of the Cut-off Date, the weighted average Gross Margin of the Group 4 Mortgage Loans is expected to be approximately 2.250% per annum.

                                                                  A-26

                                     RATE CEILINGS OF THE GROUP 4 MORTGAGE LOANS (1)

                                                                                                                                       % OF
                                                     NUMBER OF       AGGREGATE          GROUP 4            AVERAGE          WEIGHTED      WEIGHTED
                                                                GROUP 4           STATED CUT-OFF    CUT-OFF        STATED PRINCIPAL    AVERAGE      AVERAGE
                                                            MORTGAGE             PRINCIPAL          PRINCIPAL         BALANCE AS OF         CREDIT          ORIGINAL
RATE CEILINGS (%)                          LOANS           BALANCE            BALANCE          CUT-OFF DATE             SCORE     LOAN-TO-VALUE
------------------------------------------         --------                    ---------------                ---------                   ----------------                  --------          -------------

9.251 - 9.500                                                 1                      $   698,194.40                2.05%                  $698,194.40                        781                66.40%
9.501 - 9.750                                                 1                           863,700.00                2.54                        863,700.00                        771                80.00
10.251 - 10.500                                             1                           499,995.00                1.47                        499,995.00                        756                74.07
10.501 - 10.750                                             7                         4,533,800.00             13.33                        647,685.71                        748                67.10
10.751 - 11.000                                           14                         8,652,558.95             25.44                        618,039.93                        736                75.03
11.001 - 11.250                                           18                        10,592,246.41            31.14                        588,458.13                        734                68.86
11.251 - 11.500                                             9                         5,836,240.51             17.16                        648,471.17                        753                74.65
11.501 - 11.750                                             3                         1,743,120.00               5.12                        581,040.00                        751                65.11
12.751 - 13.000                                             1                           597,000.64                1.76                        597,000.64                        792                23.03
                                                                    ---                            --------------               ------                        -------------                       ---                       -----
TOTAL:                                                     55                     $34,016,855.91            100.00%                $  618,488.29                       744                70.50%
                                                                    ===              ==============          ======          =============                      ===                =====

(1)  As of the Cut-off Date, the weighted average Rate Ceiling of the Group 4 Mortgage Loans is expected to be approximately 11.062% per annum.

                          FIRST RATE ADJUSTMENT DATE OF THE GROUP 4 MORTGAGE LOANS (1)

                                                                                                                                       % OF
                                                     NUMBER OF       AGGREGATE          GROUP 4            AVERAGE          WEIGHTED      WEIGHTED
                                                                GROUP 4           STATED CUT-OFF    CUT-OFF        STATED PRINCIPAL    AVERAGE      AVERAGE
FIRST RATE                                     MORTGAGE             PRINCIPAL          PRINCIPAL         BALANCE AS OF         CREDIT          ORIGINAL
ADJUSTMENT DATE                        LOANS           BALANCE            BALANCE          CUT-OFF DATE             SCORE     LOAN-TO-VALUE
------------------------------------------         --------                    ---------------                ---------                   ----------------                  --------          -------------

January 1, 2013                                              1                   $   597,000.64                 1.76%                    $597,000.64                      792                    23.03%
February 1, 2013                                            1                        698,194.40                 2.05                          698,194.40                      781                   66.40
March 1, 2013                                              12                     6,779,752.87                19.93                          564,979.41                     743                   73.60
April 1, 2013                                                 41                   25,941,908.00                76.26                         632,729.46                      742                   70.89
                                                                      ---                        --------------                 ------                             -----------                       ---                    -----
TOTAL:                                                       55                  $34,016,855.91             100.00%                     $618,488.29                     744                   70.50%
                                                                   ===            ==============           ======                 ===========                    ===                 =====

(1)  As of the Cut-off Date, the weighted average number of months to the First Rate Adjustment Date for the Group 4 Mortgage Loans is expected to be approximately 84 months.

                                    REMAINING TERMS OF THE GROUP 4 MORTGAGE LOANS (1)

                                                                                                                                       % OF
                                                      NUMBER OF       AGGREGATE          GROUP 4            AVERAGE          WEIGHTED      WEIGHTED
                                                                 GROUP 4           STATED CUT-OFF    CUT-OFF        STATED PRINCIPAL    AVERAGE      AVERAGE
                                                             MORTGAGE             PRINCIPAL          PRINCIPAL         BALANCE AS OF         CREDIT          ORIGINAL
REMAINING TERM (MONTHS)       LOANS           BALANCE            BALANCE          CUT-OFF DATE             SCORE     LOAN-TO-VALUE
------------------------------------------         --------                    ---------------                ---------                   ----------------                  --------          -------------

341 - 360                                                      55                     $34,016,855.91            100.00%                $  618,488.29                      744                  70.50%
                                                                      ---                            --------------               ------                        -------------                       ---                       -----
TOTAL:                                                       55                     $34,016,855.91            100.00%                $  618,488.29                      744                  70.50%
                                                                    ===              ==============          ======          =============                      ===                =====

(1)  As of the Cut-off Date, the weighted average remaining term to stated maturity of the Group 4 Mortgage Loans is expected to be approximately 360 months.

                                                              A-27

                       CREDIT SCORING OF MORTGAGORS OF THE GROUP 4 MORTGAGE LOANS (1)

                                                                                                                                       % OF
                                                      NUMBER OF       AGGREGATE          GROUP 4            AVERAGE          WEIGHTED      WEIGHTED
                                                                 GROUP 4           STATED CUT-OFF    CUT-OFF        STATED PRINCIPAL    AVERAGE      AVERAGE
                                                             MORTGAGE             PRINCIPAL          PRINCIPAL         BALANCE AS OF         CREDIT          ORIGINAL
CREDIT SCORES                                  LOANS           BALANCE            BALANCE          CUT-OFF DATE             SCORE     LOAN-TO-VALUE
------------------------------------------         --------                    ---------------                ---------                   ----------------                  --------          -------------

801 - 850                                                       5                      $ 3,633,560.51             10.68%                   $726,712.10                       805                  74.24%
751 - 800                                                     19                      11,896,137.04              34.97                         626,112.48                       774                  71.23
701 - 750                                                     21                      12,528,867.36              36.83                         596,612.73                       728                  67.44
651 - 700                                                       9                        5,208,291.00              15.31                         578,699.00                       683                  73.92
601 - 650                                                       1                           750,000.00                2.20                         750,000.00                       635                  68.18
                                                                      ---                            --------------             ------                        -------------                       ---                       -----
TOTAL:                                                       55                     $34,016,855.91            100.00%                $  618,488.29                      744                  70.50%
                                                                    ===              ==============          ======          =============                      ===                =====

(1)  The scores shown are Bureau Credit Scores from Experian (FICO), Equifax (Beacon) and TransUnion (Empirica).

                  ORIGINAL DEBT-TO-INCOME RATIO OF MORTGAGORS OF THE GROUP 4 MORTGAGE LOANS (1)

                                                                                                                                       % OF
                                                      NUMBER OF       AGGREGATE          GROUP 4            AVERAGE          WEIGHTED      WEIGHTED
                                                                 GROUP 4           STATED CUT-OFF    CUT-OFF        STATED PRINCIPAL    AVERAGE      AVERAGE
ORIGINAL DEBT-TO-INCOME      MORTGAGE             PRINCIPAL          PRINCIPAL         BALANCE AS OF         CREDIT          ORIGINAL
RATIOS (%)                                           LOANS           BALANCE            BALANCE          CUT-OFF DATE             SCORE     LOAN-TO-VALUE
------------------------------------------         --------                    ---------------                ---------                   ----------------                  --------          -------------

10.01 - 15.00                                                 1                      $ 1,000,000.00               2.94%                $1,000,000.00                       775                  45.56%
15.01 - 20.00                                                 1                            500,000.00               1.47                         500,000.00                       724                  25.25
20.01 - 25.00                                                 4                         2,813,750.00               8.27                         703,437.50                       735                  68.23
25.01 - 30.00                                                 2                         1,063,000.00               3.12                         531,500.00                       727                  78.77
30.01 - 35.00                                                 7                         3,935,824.00             11.57                         562,260.57                       757                  73.60
35.01 - 40.00                                                11                         6,280,594.86             18.46                        570,963.17                       738                  67.86
40.01 - 45.00                                                16                       10,572,982.10             31.08                        660,811.38                       755                  73.53
45.01 - 50.00                                                 6                         3,024,304.95               8.89                         504,050.83                       737                  76.35
50.01 - 55.00                                                 5                         3,646,400.00             10.72                         729,280.00                       741                  68.89
55.01 - 60.00                                                 1                            430,000.00               1.26                         430,000.00                       729                  87.76
60.01 - 65.00                                                 1                            750,000.00               2.20                         750,000.00                       635                  68.18
                                                                      ---                            --------------            ------                        -------------                       ---                       -----
TOTAL:                                                       55                     $34,016,855.91           100.00%                $  618,488.29                      744                  70.50%
                                                                    ===              ==============         ======          =============                     ===                =====

(1)  As of the Cut-off Date, the weighted average Original Debt-to-Income Ratio of the Group 4 Mortgage Loans is expected to be approximately 39.06%.

                           MONTHS SINCE ORIGINATION OF THE GROUP 4 MORTGAGE LOANS (1)

                                                                                                                                       % OF
                                                       NUMBER OF       AGGREGATE          GROUP 4            AVERAGE          WEIGHTED      WEIGHTED
                                                                  GROUP 4           STATED CUT-OFF    CUT-OFF        STATED PRINCIPAL    AVERAGE      AVERAGE
                                                              MORTGAGE             PRINCIPAL          PRINCIPAL         BALANCE AS OF         CREDIT          ORIGINAL
MONTHS SINCE ORIGINATION       LOANS           BALANCE            BALANCE          CUT-OFF DATE             SCORE     LOAN-TO-VALUE
------------------------------------------         --------                    ---------------                ---------                   ----------------                  --------          -------------

1 - 6                                                              53                     $32,721,660.87              96.19%                $617,389.83                         742                 71.45%
13 - 18                                                            2                         1,295,195.04                3.81                      647,597.52                         786                 46.41
                                                                      ---                            --------------               ------                        -------------                       ---                       -----
TOTAL:                                                       55                     $34,016,855.91            100.00%                $  618,488.29                      744                  70.50%
                                                                    ===              ==============          ======          =============                      ===                =====

(1)  As of the Cut-off Date, the weighted average Months Since Origination of the Group 4 Mortgage Loans is expected to be approximately 2 months.

                                                              A-28

                                                      LOAN GROUP 5

               OCCUPANCY OF MORTGAGED PROPERTIES OF THE GROUP 5 MORTGAGE LOANS (1)

                                                                                                                                      % OF
                                                       NUMBER OF       AGGREGATE          GROUP 5            AVERAGE          WEIGHTED      WEIGHTED
                                                                  GROUP 4           STATED CUT-OFF    CUT-OFF        STATED PRINCIPAL    AVERAGE      AVERAGE
                                                              MORTGAGE             PRINCIPAL          PRINCIPAL         BALANCE AS OF         CREDIT          ORIGINAL
OCCUPANCY                                         LOANS           BALANCE            BALANCE          CUT-OFF DATE             SCORE     LOAN-TO-VALUE
------------------------------------------           --------                    ---------------                ---------                   ----------------                  --------          -------------

Primary Residence                                      679                $429,630,322.46               92.24%                   $632,739.80                     745                   69.02%
Second Home                                              58                      35,168,596.67                 7.55                         606,355.12                     762                   69.36
Investor Property                                         2                           997,494.54                 0.21                         498,747.27                     764                   70.72
                                                                      ---                         ---------------                ------                            -----------                       ---                     -----
TOTAL:                                                     739                  $465,796,413.67             100.00%                    $630,306.38                     746                   69.05%
                                                                   ===          ===============             ======                ===========                   ===                  =====

(1)  Based solely on representations of the mortgagor at the time of origination of the related Mortgage Loan.

                                  PROPERTY TYPES OF THE GROUP 5 MORTGAGE LOANS

                                                                                                                                      % OF
                                                       NUMBER OF       AGGREGATE          GROUP 5            AVERAGE          WEIGHTED      WEIGHTED
                                                                  GROUP 5           STATED CUT-OFF    CUT-OFF        STATED PRINCIPAL    AVERAGE      AVERAGE
                                                              MORTGAGE             PRINCIPAL          PRINCIPAL         BALANCE AS OF         CREDIT          ORIGINAL
PROPERTY TYPE                                    LOANS           BALANCE            BALANCE          CUT-OFF DATE             SCORE     LOAN-TO-VALUE
------------------------------------------           --------                    ---------------                ---------                   ----------------                  --------          -------------

Single Family Residence                         450                     $290,839,207.95               62.44%                    $646,309.35                    745                 67.97%
PUD                                                            200                      125,024,925.37               26.84                          625,124.63                    746                  69.29
Condominium                                              81                       45,568,432.00                 9.78                           562,573.23                    752                  75.05
Townhouse                                                   5                         2,275,858.39                 0.49                           455,171.68                    778                  67.52
2-Family                                                         2                         1,250,696.67                 0.27                           625,348.34                    759                  74.69
3-Family                                                         1                            837,293.29                 0.18                           837,293.29                    775                  80.00
                                                                      ---                         ---------------                ------                            -----------                       ---                     -----
TOTAL:                                                     739                  $465,796,413.67              100.00%                    $630,306.38                     746                   69.05%
                                                                   ===          ===============             ======                ===========                   ===                  =====

                               MORTGAGE LOAN PURPOSE OF THE GROUP 5 MORTGAGE LOANS

                                                                                                                                      % OF
                                                       NUMBER OF       AGGREGATE          GROUP 5            AVERAGE          WEIGHTED      WEIGHTED
                                                                  GROUP 4           STATED CUT-OFF    CUT-OFF        STATED PRINCIPAL    AVERAGE      AVERAGE
                                                              MORTGAGE             PRINCIPAL          PRINCIPAL         BALANCE AS OF         CREDIT          ORIGINAL
PURPOSE                                               LOANS           BALANCE            BALANCE          CUT-OFF DATE             SCORE     LOAN-TO-VALUE
------------------------------------------           --------                    ---------------                ---------                   ----------------                  --------          -------------

Purchase                                                    371                $232,283,447.40               49.87%                    $626,100.94                    755                    73.39%
Refinance-Rate/Term                               175                  118,030,626.14               25.34                          674,460.72                    741                    65.30
Refinance-Cashout                                  193                  115,482,340.13               24.79                          598,354.09                    733                    64.16
                                                                      ---                         ---------------                ------                            -----------                       ---                     -----
TOTAL:                                                     739                  $465,796,413.67             100.00%                   $630,306.38                     746                   69.05%
                                                                   ===          ===============             ======                ==========                   ===                  =====

                                                              A-29

                              GEOGRAPHICAL DISTRIBUTION OF THE MORTGAGE PROPERTIES
                                            OF THE GROUP 5 MORTGAGE LOANS (1)

                                                                                                                                      % OF
                                                       NUMBER OF       AGGREGATE          GROUP 5            AVERAGE          WEIGHTED      WEIGHTED
                                                                  GROUP 5           STATED CUT-OFF    CUT-OFF        STATED PRINCIPAL    AVERAGE      AVERAGE
                                                              MORTGAGE             PRINCIPAL          PRINCIPAL         BALANCE AS OF         CREDIT          ORIGINAL
GEOGRAPHIC AREA                             LOANS           BALANCE            BALANCE          CUT-OFF DATE             SCORE     LOAN-TO-VALUE
------------------------------------------           --------                    ---------------                ---------                   ----------------                  --------          -------------

Alabama                                                        1                        $    519,000.00                0.11%                 $  519,000.00                     756                   67.40%
Arizona                                                       10                            6,771,746.84               1.45                         677,174.68                     745                   68.15
California                                                  445                        281,483,747.74             60.43                         632,547.75                     746                   68.97
Colorado                                                    18                           10,486,635.34               2.25                         582,590.85                     745                   69.95
Connecticut                                                 3                             3,080,000.00               0.66                      1,026,666.67                     757                   57.02
Delaware                                                      1                                417,000.00               0.09                         417,000.00                     745                   60.00
District of Columbia                                   8                             4,661,275.77               1.00                         582,659.47                     757                   72.26
Florida                                                        62                           35,818,410.03               7.69                         577,716.29                     738                   70.31
Georgia                                                        9                              4,882,029.61               1.05                         542,447.73                     741                   73.82
Hawaii                                                          1                                744,000.00               0.16                         744,000.00                     778                   80.00
Illinois                                                         21                           15,937,309.11               3.42                         758,919.48                     757                   67.52
Indiana                                                          1                               633,000.00               0.14                         633,000.00                     715                   68.06
Iowa                                                               1                               416,826.26               0.09                         416,826.26                     773                   79.43
Louisiana                                                      2                               976,000.00               0.21                         488,000.00                     771                   80.00
Maryland                                                     25                         14,799,901.15               3.18                         591,996.05                     741                   66.41
Massachusetts                                             7                           3,916,700.00               0.84                         559,528.57                     763                   63.52
Michigan                                                       5                           3,442,000.00               0.74                         688,400.00                     736                   74.65
Minnesota                                                     3                          2,260,800.00               0.49                         753,600.00                     745                   65.48
Missouri                                                        5                           3,056,150.00               0.66                         611,230.00                     749                   72.59
Montana                                                        1                             800,000.00               0.17                         800,000.00                     780                   69.57
Nevada                                                         11                         6,492,838.80               1.39                         590,258.07                     729                   74.11
New Jersey                                                    9                          6,439,947.71              1.38                          715,549.75                     739                   62.18
New Mexico                                                  6                         3,631,000.00                0.78                         605,166.67                     729                   76.14
New York                                                       9                         5,196,496.67               1.12                          577,388.52                     736                   65.40
North Carolina                                            10                         5,655,019.24                1.21                         565,501.92                     743                   71.91
Ohio                                                               3                         2,373,800.00                0.51                         791,266.67                     701                   70.14
Pennsylvania                                                3                         3,500,000.00                0.75                      1,166,666.67                     777                   68.67
Rhode Island                                                1                            950,000.00                0.20                         950,000.00                     740                   76.00
South Carolina                                           15                         9,725,499.72                2.09                         648,366.65                     747                   68.50
Tennessee                                                    2                         1,097,330.00                0.24                         548,665.00                     763                   52.56
Texas                                                            11                        7,055,963.00                1.51                         641,451.18                     763                   63.61
Utah                                                               4                         2,737,456.70                0.59                         684,364.18                     744                   63.86
Virginia                                                         19                      11,673,018.33                2.51                         614,369.39                     754                   73.06
Washington                                                  6                        3,740,511.65                0.80                         623,418.61                     762                   76.38
Wyoming                                                      1                           425,000.00                 0.09                         425,000.00                     775                   70.83
                                                                       ---                         ---------------                ------                            -----------                       ---                     -----
TOTAL:                                                     739                  $465,796,413.67              100.00%                    $630,306.38                   746                   69.05%
                                                                   ===          ===============             ======                ===========                   ===                  =====

(1)  As of the Cut-off Date, no more than approximately 0.84% of the Group 5 Mortgage Loans are expected to be secured by mortgaged properties in any one five-digit postal zip code.

                                                              A-30

       CURRENT MORTGAGE LOAN PRINCIPAL BALANCES OF THE GROUP 5 MORTGAGE LOANS (1)

                                                                                                                                      % OF
                                                       NUMBER OF       AGGREGATE          GROUP 5            AVERAGE          WEIGHTED      WEIGHTED
                                                                  GROUP 5           STATED CUT-OFF    CUT-OFF        STATED PRINCIPAL    AVERAGE      AVERAGE
CURRENT MORTGAGE LOAN       MORTGAGE             PRINCIPAL          PRINCIPAL         BALANCE AS OF         CREDIT          ORIGINAL
PRINCIPAL BALANCES ($)                LOANS           BALANCE            BALANCE          CUT-OFF DATE             SCORE     LOAN-TO-VALUE
------------------------------------------           --------                    ---------------                ---------                   ----------------                  --------          -------------

0.01 - 50,000.00                                                1                $     38,663.00                      0.01%                 $   38,663.00          788             16.33%
100,000.01 - 150,000.00                                   2                     277,462.03                      0.06                       138,731.02           808             80.00
200,000.01 - 250,000.00                                   3                     696,250.00                      0.15                       232,083.33           762             65.38
250,000.01 - 300,000.00                                   1                     252,000.00                      0.05                       252,000.00           779             80.00
300,000.01 - 350,000.00                                   2                     635,992.55                      0.14                       317,996.28           748             75.13
350,000.01 - 400,000.00                                   1                     385,000.00                      0.08                       385,000.00           751             59.69
400,000.01 - 450,000.00                                 73                31,672,997.12                      6.80                       433,876.67           742             69.76
450,000.01 - 500,000.00                               154                74,235,708.02                     15.94                      482,050.05           743             70.34
500,000.01 - 550,000.00                               114                60,391,952.48                     12.97                      529,753.97           748             71.07
550,000.01 - 600,000.00                                103                59,840,598.98                     12.85                     580,976.69           748             71.20
600,000.01 - 650,000.00                                  69                43,514,016.31                      9.34                      630,637.92           736             71.05
650,000.01 - 700,000.00                                  34                23,126,859.20                      4.97                      680,201.74           747             68.32
700,000.01 - 750,000.00                                  34                24,806,261.08                      5.33                      729,595.91           745             71.58
750,000.01 - 800,000.00                                  25                19,462,735.97                      4.18                      778,509.44           759             70.79
800,000.01 - 850,000.00                                  16                13,305,143.74                      2.86                       831,571.48          744             64.40
850,000.01 - 900,000.00                                  24                21,178,025.01                      4.55                       882,417.71          751             68.54
900,000.01 - 950,000.00                                  16                14,858,216.59                      3.19                       928,638.54          739             68.10
950,000.01 - 1,000,000.00                                43               42,577,460.45                      9.14                       990,173.50          742             66.83
1,000,000.01 - 1,500,000.00                             20               25,316,071.14                      5.44                    1,265,803.56          754             62.86
1,500,000.01 - 2,000,000.00                               1                  1,700,000.00                     0.36                    1,700,000.00          777             53.13
2,000,000.01 - 2,500,000.00                               2                  4,725,000.00                     1.01                    2,362,500.00          758             46.30
2,500,000.01 - 3,000,000.00                               1                  2,800,000.00                     0.60                    2,800,000.00          803             46.67
                                                                            ---                ---------------                       ------                    -------------              ---             -----
TOTAL:                                                          739            $465,796,413.67                  100.00%                $  630,306.38         746           69.05%
                                                                         ===     ==============                 ======          =============        ===          =====

(1)  As of the Cut-off Date, the average outstanding principal balance of the Group 5 Mortgage Loans is expected to be approximately $630,306.

                                                              A-31

                     ORIGINAL LOAN-TO-VALUE RATIOS OF THE GROUP 5 MORTGAGE LOANS (1)

                                                                                                                                      % OF
                                                       NUMBER OF       AGGREGATE          GROUP 5            AVERAGE          WEIGHTED      WEIGHTED
                                                                  GROUP 5           STATED CUT-OFF    CUT-OFF        STATED PRINCIPAL    AVERAGE      AVERAGE
ORIGINAL LOAN-TO-VALUE       MORTGAGE             PRINCIPAL          PRINCIPAL         BALANCE AS OF         CREDIT          ORIGINAL
RATIOS (%)                                            LOANS           BALANCE            BALANCE          CUT-OFF DATE             SCORE     LOAN-TO-VALUE
------------------------------------------           --------                    ---------------                ---------                   ----------------                  --------          -------------

10.01 - 15.00                                                    1                   $    625,000.00                   0.13%                  $625,000.00                    692                  13.74%
15.01 - 20.00                                                    2                         538,663.00                   0.12                        269,331.50                    788                 19.74
20.01 - 25.00                                                    1                         539,000.00                   0.12                        539,000.00                    808                 24.50
25.01 - 30.00                                                    4                       2,968,000.00                  0.64                        742,000.00                    731                 26.79
30.01 - 35.00                                                    6                       4,091,324.56                  0.88                        681,887.43                    727                 32.63
35.01 - 40.00                                                   11                      9,385,100.00                  2.01                        853,190.91                    754                 37.72
40.01 - 45.00                                                   17                    11,049,411.12                  2.37                        649,965.36                    742                 42.72
45.01 - 50.00                                                   39                    27,011,980.76                  5.80                        692,614.89                    762                 47.53
50.01 - 55.00                                                   26                    18,270,068.80                  3.92                        702,694.95                    750                 52.92
55.01 - 60.00                                                   38                    24,535,568.48                  5.27                        645,672.85                    744                 57.62
60.01 - 65.00                                                   62                    39,424,130.08                  8.46                        635,873.07                    746                 63.08
65.01 - 70.00                                                  100                   65,177,778.63                13.99                        651,777.79                    735                 68.37
70.01 - 75.00                                                   84                    59,256,616.42                12.72                        705,435.91                    745                 73.73
75.01 - 80.00                                                  347                 202,383,965.59                43.45                        583,239.09                    748                 79.39
85.01 - 90.00                                                    1                          539,806.23                  0.12                        539,806.23                    762                 90.00
                                                                         ---                      ---------------                 ------                            -----------                      ---                   -----
TOTAL:                                                        739               $465,796,413.67              100.00%                   $630,306.38                    746                 69.05%
                                                                      ===      ===============              ======               ===========                    ===               =====

(1)  As of the Cut-off Date, the weighted average Loan-to-Value Ratio at origination of the Group 5 Mortgage Loans is expected to be approximately 69.05%.

                    CURRENT MORTGAGE INTEREST RATES OF THE GROUP 5 MORTGAGE LOANS (1)

                                                                                                                                             % OF
                                                             NUMBER OF       AGGREGATE          GROUP 5            AVERAGE          WEIGHTED      WEIGHTED
                                                                        GROUP 5           STATED CUT-OFF    CUT-OFF        STATED PRINCIPAL    AVERAGE      AVERAGE
CURRENT MORTGAGE INTEREST    MORTGAGE             PRINCIPAL           PRINCIPAL         BALANCE AS OF         CREDIT          ORIGINAL
RATES (%)                                                  LOANS           BALANCE              BALANCE          CUT-OFF DATE             SCORE     LOAN-TO-VALUE
------------------------------------------                 --------                    ---------------                ---------                   ----------------                  --------          -------------

4.751 - 5.000                                                          1                  $    460,147.71                   0.10%                   $460,147.71                    777                 53.57%
5.001 - 5.250                                                          7                     5,226,204.06                   1.12                        746,600.58                    754                  60.54
5.251 - 5.500                                                        20                   12,621,710.44                   2.71                        631,085.52                    750                  71.14
5.501 - 5.750                                                        73                   46,469,003.23                   9.98                        636,561.69                    756                  70.22
5.751 - 6.000                                                      218                  135,345,742.24                29.06                        620,852.03                    748                  67.90
6.001 - 6.250                                                      245                  153,612,604.59                32.98                        626,990.22                    745                  69.26
6.251 - 6.500                                                      127                   80,237,486.84                 17.23                        631,791.23                    743                  70.53
6.501 - 6.750                                                        35                   22,526,921.24                   4.84                        643,626.32                    730                  65.98
6.751 - 7.000                                                          7                    4,958,000.00                    1.06                        708,285.71                    734                  77.20
7.001 - 7.250                                                          4                    2,789,593.32                    0.60                        697,398.33                    749                  79.39
7.251 - 7.500                                                          2                    1,549,000.00                    0.33                        774,500.00                    764                  53.88
                                                                              ---                      ---------------                 ------                            -----------                      ---                   -----
TOTAL:                                                             739               $465,796,413.67              100.00%                   $630,306.38                    746                 69.05%
                                                                           ===       ===============              ======               ===========                    ===               =====

(1)  As of the Cut-off Date, the weighted average Current Mortgage Interest Rate of the Group 5 Mortgage Loans is expected to be approximately 6.120% per annum.

                                                                  A-32

                                    GROSS MARGINS OF THE GROUP 5 MORTGAGE LOANS (1)

                                                                                                                                             % OF
                                                             NUMBER OF       AGGREGATE          GROUP 5            AVERAGE          WEIGHTED      WEIGHTED
                                                                        GROUP 5           STATED CUT-OFF    CUT-OFF        STATED PRINCIPAL    AVERAGE      AVERAGE
                                                                   MORTGAGE             PRINCIPAL           PRINCIPAL         BALANCE AS OF         CREDIT          ORIGINAL
GROSS MARGIN (%)                                 LOANS           BALANCE              BALANCE          CUT-OFF DATE             SCORE     LOAN-TO-VALUE
------------------------------------------                 --------                    ---------------                ---------                   ----------------                  --------          -------------

2.001 - 2.250                                                       739               $465,796,413.67              100.00%                   $630,306.38                    746                 69.05%
                                                                              ---                      ---------------                 ------                            -----------                      ---                   -----
TOTAL:                                                             739               $465,796,413.67              100.00%                   $630,306.38                    746                 69.05%
                                                                           ===       ===============              ======               ===========                    ===               =====

(1)  As of the Cut-off Date, the weighted average Gross Margin of the Group 5 Mortgage Loans is expected to be approximately 2.250% per annum.

                                     RATE CEILINGS OF THE GROUP 5 MORTGAGE LOANS (1)

                                                                                                                                             % OF
                                                             NUMBER OF       AGGREGATE          GROUP 5            AVERAGE          WEIGHTED      WEIGHTED
                                                                        GROUP 5           STATED CUT-OFF    CUT-OFF        STATED PRINCIPAL    AVERAGE      AVERAGE
                                                                   MORTGAGE             PRINCIPAL           PRINCIPAL         BALANCE AS OF         CREDIT          ORIGINAL
RATE CEILINGS (%)                                   LOANS           BALANCE              BALANCE          CUT-OFF DATE             SCORE     LOAN-TO-VALUE
------------------------------------------                 --------                    ---------------                ---------                   ----------------                  --------          -------------

9.751 - 10.000                                                           1                  $    460,147.71                   0.10%                   $460,147.71                    777                 53.57%
10.001 - 10.250                                                         7                     5,226,204.06                   1.12                        746,600.58                    754                  60.54
10.251 - 10.500                                                       20                   12,621,710.44                   2.71                        631,085.52                    750                  71.14
10.501 - 10.750                                                       73                   46,469,003.23                   9.98                        636,561.69                    756                  70.22
10.751 - 11.000                                                     218                 135,345,742.24                 29.06                        620,852.03                    748                  67.90
11.001 - 11.250                                                     245                 153,612,604.59                 32.98                        626,990.22                    745                  69.26
11.251 - 11.500                                                     127                   80,237,486.84                 17.23                        631,791.23                    743                  70.53
11.501 - 11.750                                                      35                    22,526,921.24                   4.84                        643,626.32                    730                  65.98
11.751 - 12.000                                                        7                      4,958,000.00                   1.06                        708,285.71                    734                  77.20
12.001 - 12.250                                                        4                      2,789,593.32                   0.60                        697,398.33                    749                  79.39
12.251 - 12.500                                                        2                      1,549,000.00                   0.33                        774,500.00                    764                  53.88
                                                                               ---                      ---------------                 ------                            -----------                      ---                   -----
TOTAL:                                                              739               $465,796,413.67              100.00%                   $630,306.38                    746                 69.05%
                                                                            ===       ===============              ======               ===========                    ===               =====

(1)  As of the Cut-off Date, the weighted average Rate Ceiling of the Group 5 Mortgage Loans is expected to be approximately 11.121% per annum.

                                                              A-33

                          FIRST RATE ADJUSTMENT DATE OF THE GROUP 5 MORTGAGE LOANS (1)

                                                                                                                                             % OF
                                                             NUMBER OF       AGGREGATE          GROUP 5            AVERAGE          WEIGHTED      WEIGHTED
                                                                        GROUP 5           STATED CUT-OFF    CUT-OFF        STATED PRINCIPAL    AVERAGE      AVERAGE
FIRST RATE                                            MORTGAGE             PRINCIPAL           PRINCIPAL         BALANCE AS OF         CREDIT          ORIGINAL
ADJUSTMENT DATE                                LOANS           BALANCE              BALANCE          CUT-OFF DATE             SCORE     LOAN-TO-VALUE
------------------------------------------                 --------                    ---------------                ---------                   ----------------                  --------          -------------

August 1, 2015                                                     2                 $  1,980,000.00                   0.43%                   $990,000.00                    768                47.34%
September 1, 2015                                                1                        640,000.00                   0.14                         640,000.00                    803                80.00
October 1, 2015                                                    2                      1,523,778.41                   0.33                        761,889.21                    763                77.22
November 1, 2015                                                8                      3,144,286.58                   0.68                        393,035.82                    769                68.31
December 1, 2015                                               79                    45,619,415.60                   9.79                        577,460.96                    746                68.19
January 1, 2016                                                 241                  144,587,924.61                  31.04                       599,949.89                    746                68.59
February 1, 2016                                               149                    98,641,532.67                  21.18                       662,023.71                    744                69.06
March 1, 2016                                                    121                   82,496,941.80                  17.71                       681,792.91                    747                69.03
April 1, 2016                                                      136                    87,162,534.00                  18.71                       640,900.99                    746                70.60
                                                                               ---                      ---------------                 ------                            -----------                      ---                   -----
TOTAL:                                                              739               $465,796,413.67              100.00%                   $630,306.38                    746                 69.05%
                                                                            ===       ===============              ======               ===========                    ===               =====

(1)  As of the Cut-off Date, the weighted average number of months to the First Rate Adjustment Date for the Group 5 Mortgage Loans is expected to be approximately 118 months.

                                    REMAINING TERMS OF THE GROUP 5 MORTGAGE LOANS (1)

                                                                                                                                             % OF
                                                             NUMBER OF       AGGREGATE          GROUP 5            AVERAGE          WEIGHTED      WEIGHTED
                                                                        GROUP 5           STATED CUT-OFF    CUT-OFF        STATED PRINCIPAL    AVERAGE      AVERAGE
                                                                    MORTGAGE             PRINCIPAL           PRINCIPAL         BALANCE AS OF         CREDIT          ORIGINAL
REMAINING TERM (MONTHS)               LOANS           BALANCE              BALANCE          CUT-OFF DATE             SCORE     LOAN-TO-VALUE
------------------------------------------                 --------                    ---------------                ---------                   ----------------                  --------          -------------

281 - 300                                                                 1                  $    650,000.00                  0.14%                    $650,000.00                    800                 50.00%
341 - 360                                                              738                465,146,413.67                99.86                          630,279.69                    746                 69.08
                                                                               ---                      ---------------                 ------                            -----------                      ---                   -----
TOTAL:                                                              739               $465,796,413.67              100.00%                   $630,306.38                    746                 69.05%
                                                                            ===       ===============              ======               ===========                    ===               =====

(1)  As of the Cut-off Date, the weighted average remaining term to stated maturity of the Group 5 Mortgage Loans is expected to be approximately 358 months.

                         CREDIT SCORING OF MORTGAGORS OF THE GROUP 5 MORTGAGE LOANS (1)
                                                                                                                                             % OF
                                                             NUMBER OF       AGGREGATE          GROUP 5            AVERAGE          WEIGHTED      WEIGHTED
                                                                        GROUP 5           STATED CUT-OFF    CUT-OFF        STATED PRINCIPAL    AVERAGE      AVERAGE
                                                                    MORTGAGE             PRINCIPAL           PRINCIPAL         BALANCE AS OF         CREDIT          ORIGINAL
CREDIT SCORES                                         LOANS           BALANCE              BALANCE          CUT-OFF DATE             SCORE     LOAN-TO-VALUE
------------------------------------------                 --------                    ---------------                ---------                   ----------------                  --------          -------------

801 - 850                                                               36                $ 23,461,965.03                   5.04%                   $651,721.25                    805                 60.90%
751 - 800                                                             354                 225,404,409.57                  48.39                        636,735.62                   774                 69.12
701 - 750                                                             229                 144,545,831.57                  31.03                        631,204.50                   728                 71.64
651 - 700                                                             103                   63,259,411.71                  13.58                        614,169.05                   679                 67.10
601 - 650                                                               16                     8,651,441.73                    1.86                        540,715.11                   643                 59.87
Not Scored                                                             1                       473,354.06                    0.10                        473,354.06                       0                 80.00
                                                                               ---                      ---------------                 ------                            -----------                      ---                   -----
TOTAL:                                                              739               $465,796,413.67              100.00%                   $630,306.38                    746                 69.05%
                                                                            ===       ===============              ======               ===========                    ===               =====

(1)  The scores shown are Bureau Credit Scores from Experian (FICO), Equifax (Beacon) and TransUnion (Empirica).

                                                              A-34

          ORIGINAL DEBT-TO-INCOME RATIO OF MORTGAGORS OF THE GROUP 5 MORTGAGE LOANS (1)

                                                                                                                                             % OF
                                                             NUMBER OF       AGGREGATE          GROUP 5            AVERAGE          WEIGHTED      WEIGHTED
                                                                        GROUP 5           STATED CUT-OFF    CUT-OFF        STATED PRINCIPAL    AVERAGE      AVERAGE
ORIGINAL                                                MORTGAGE             PRINCIPAL           PRINCIPAL         BALANCE AS OF         CREDIT          ORIGINAL
DEBT-TO-INCOME RATIOS (%)              LOANS           BALANCE              BALANCE          CUT-OFF DATE             SCORE     LOAN-TO-VALUE
------------------------------------------                 --------                    ---------------                ---------                   ----------------                  --------          -------------

5.01 - 10.00                                                             6                  $  3,702,779.01                  0.79%                   $617,129.84                    753                 73.22%
10.01 - 15.00                                                           7                      4,435,200.00                  0.95                         633,600.00                   757                  71.80
15.01 - 20.00                                                         24                    16,900,748.82                  3.63                         704,197.87                   759                  66.11
20.01 - 25.00                                                         52                    33,283,520.55                  7.15                         640,067.70                   747                  69.02
25.01 - 30.00                                                         81                    48,668,277.05                10.45                         600,842.93                   758                  67.58
30.01 - 35.00                                                       118                    71,933,079.62                15.44                         609,602.37                   754                  69.54
35.01 - 40.00                                                       163                    93,952,755.25                20.17                         576,397.27                   743                  70.64
40.01 - 45.00                                                       175                  116,687,064.09                25.05                         666,783.22                   742                  67.85
45.01 - 50.00                                                         76                    51,077,634.16                10.97                         672,074.13                   739                  70.45
50.01 - 55.00                                                         29                    19,570,728.54                  4.20                         674,852.71                   732                  69.10
55.01 - 60.00                                                           6                       3,698,544.21                 0.79                         616,424.04                   729                  62.70
60.01 - 65.00                                                           1                         890,000.00                  0.19                         890,000.00                   654                  69.94
85.01 - 90.00                                                           1                         996,082.37                  0.21                         996,082.37                   774                  71.43
                                                                               ---                      ---------------                 ------                            -----------                      ---                   -----
TOTAL:                                                              739               $465,796,413.67              100.00%                   $630,306.38                    746                 69.05%
                                                                            ===       ===============              ======               ===========                    ===               =====

(1)  As of the Cut-off Date, the weighted average Original Debt-to-Income Ratio of the Group 5 Mortgage Loans is expected to be approximately 36.77%.

                           MONTHS SINCE ORIGINATION OF THE GROUP 5 MORTGAGE LOANS (1)

                                                                                                                                             % OF
                                                             NUMBER OF        AGGREGATE          GROUP 5            AVERAGE          WEIGHTED      WEIGHTED
                                                                        GROUP 5           STATED CUT-OFF    CUT-OFF        STATED PRINCIPAL    AVERAGE      AVERAGE
                                                                   MORTGAGE            PRINCIPAL           PRINCIPAL         BALANCE AS OF         CREDIT          ORIGINAL
MONTHS SINCE ORIGINATION             LOANS                BALANCE              BALANCE          CUT-OFF DATE             SCORE     LOAN-TO-VALUE
------------------------------------------                 --------                   ---------------                ---------                   ----------------                  --------          -------------

1 - 6                                                                     734               $461,652,635.26                 99.11%                   $628,954.54                    746                 69.10%
7 - 12                                                                       5                     4,143,778.41                   0.89                         828,755.68                    772                 63.37
                                                                               ---                      ---------------                 ------                            -----------                      ---                   -----
TOTAL:                                                              739               $465,796,413.67              100.00%                   $630,306.38                    746                 69.05%
                                                                            ===       ===============              ======               ===========                    ===               =====

(1)  As of the Cut-off Date, the weighted average Months Since Origination of the Group 5 Mortgage Loans is expected to be approximately 3 months.

                                                              A-35

                                                          LOAN GROUP 6A

                  OCCUPANCY OF MORTGAGED PROPERTIES OF THE GROUP 6A MORTGAGE LOANS (1)

                                                                                                                                             % OF
                                                             NUMBER OF        AGGREGATE          GROUP 6A          AVERAGE          WEIGHTED      WEIGHTED
                                                                       GROUP 6A      STATED CUT-OFF    CUT-OFF        STATED PRINCIPAL    AVERAGE      AVERAGE
                                                                   MORTGAGE            PRINCIPAL           PRINCIPAL         BALANCE AS OF         CREDIT          ORIGINAL
OCCUPANCY                                              LOANS                BALANCE              BALANCE          CUT-OFF DATE             SCORE     LOAN-TO-VALUE
------------------------------------------                 --------                   ---------------                ---------                   ----------------                  --------          -------------

Primary Residence                                            351               $100,552,197.38                78.07%                   $286,473.50                    710                 72.20%
Investor Property                                              94                    24,008,855.03                18.64                         255,413.35                    727                 62.70
Second Home                                                     16                      4,230,668.45                  3.28                        264,416.78                     710                 73.94
                                                                               ---                      ---------------                 ------                            -----------                      ---                   -----
TOTAL:                                                              461               $128,791,720.86              100.00%                   $279,374.67                    713                 70.49%
                                                                            ===       ===============              ======               ===========                    ===               =====

(1)  Based solely on representations of the mortgagor at the time of origination of the related Mortgage Loan.

                                      PROPERTY TYPES OF THE GROUP 6A MORTGAGE LOANS

                                                                                                                                             % OF
                                                             NUMBER OF        AGGREGATE          GROUP 6A          AVERAGE          WEIGHTED      WEIGHTED
                                                                       GROUP 6A      STATED CUT-OFF    CUT-OFF        STATED PRINCIPAL    AVERAGE      AVERAGE
                                                                   MORTGAGE            PRINCIPAL           PRINCIPAL         BALANCE AS OF         CREDIT          ORIGINAL
PROPERTY TYPE                                        LOANS                BALANCE              BALANCE          CUT-OFF DATE             SCORE     LOAN-TO-VALUE
------------------------------------------                 --------                   ---------------                ---------                   ----------------                  --------          -------------

Single Family Residence                                  248                $ 66,839,377.31                51.90%                  $269,513.62                     710                 69.91%
PUD                                                                      90                   23,850,690.32                18.52                        265,007.67                      711                73.82
Condominium                                                      73                   18,366,340.37                14.26                        251,593.70                     725                 73.12
2-Family                                                               24                     8,481,234.54                  6.59                         353,384.77                     714                 66.47
3-Family                                                               10                     4,721,147.62                  3.67                         472,114.76                     710                 66.02
4-Family                                                                 9                     4,662,472.53                  3.62                         518,052.50                     742                 64.09
Townhouse                                                           7                     1,870,458.17                  1.45                         267,208.31                     683                 68.13
                                                                               ---                      ---------------                 ------                            -----------                      ---                   -----
TOTAL:                                                              461               $128,791,720.86              100.00%                   $279,374.67                    713                 70.49%
                                                                            ===       ===============              ======               ===========                    ===               =====

                                  MORTGAGE LOAN PURPOSE OF THE GROUP 6A MORTGAGE LOANS

                                                                                                                                             % OF
                                                             NUMBER OF        AGGREGATE          GROUP 6A          AVERAGE          WEIGHTED      WEIGHTED
                                                                       GROUP 6A      STATED CUT-OFF    CUT-OFF        STATED PRINCIPAL    AVERAGE      AVERAGE
                                                                   MORTGAGE            PRINCIPAL           PRINCIPAL         BALANCE AS OF         CREDIT          ORIGINAL
PURPOSE                                                      LOANS                BALANCE              BALANCE          CUT-OFF DATE             SCORE     LOAN-TO-VALUE
------------------------------------------                 --------                   ---------------                ---------                   ----------------                  --------          -------------

Purchase                                                            216                 $ 60,075,766.41                46.65%                  $278,128.55                     721                 76.41%
Refinance-Cashout                                          197                    55,861,041.49                 43.37                       283,558.59                     707                 64.50
Refinance-Rate/Term                                         48                    12,854,912.96                   9.98                       267,810.69                     704                 68.82
                                                                               ---                      ---------------                 ------                            -----------                      ---                   -----
TOTAL:                                                              461               $128,791,720.86              100.00%                   $279,374.67                    713                 70.49%
                                                                            ===       ===============              ======               ===========                    ===               =====

                                                              A-36

                              GEOGRAPHICAL DISTRIBUTION OF THE MORTGAGE PROPERTIES
                                           OF THE GROUP 6A MORTGAGE LOANS (1)

                                                                                                                                             % OF
                                                             NUMBER OF        AGGREGATE          GROUP 6A          AVERAGE          WEIGHTED      WEIGHTED
                                                                       GROUP 6A      STATED CUT-OFF    CUT-OFF        STATED PRINCIPAL    AVERAGE      AVERAGE
                                                                   MORTGAGE            PRINCIPAL           PRINCIPAL         BALANCE AS OF         CREDIT          ORIGINAL
GEOGRAPHIC AREA                                   LOANS                BALANCE              BALANCE          CUT-OFF DATE             SCORE     LOAN-TO-VALUE
------------------------------------------                 --------                   ---------------                ---------                   ----------------                  --------          -------------

Arizona                                                                 22                   $  4,289,912.62                  3.33%                  $194,996.03                  716                72.66%
California                                                           214                      68,883,911.67                53.48                        321,887.44                  720                66.50
Colorado                                                              15                       2,841,971.75                  2.21                        189,464.78                   712                79.70
Connecticut                                                          4                       1,306,730.14                  1.01                        326,682.54                   715                72.56
Delaware                                                               2                           683,464.99                  0.53                        341,732.50                   774                79.54
District of Columbia                                             1                          417,000.00                  0.32                        417,000.00                   652                63.86
Florida                                                                  38                       7,107,112.94                  5.52                        187,029.29                   714                72.49
Georgia                                                                   3                          492,269.76                  0.38                        164,089.92                   712                82.96
Hawaii                                                                     6                      2,031,162.37                  1.58                        338,527.06                   729                71.27
Illinois                                                                     9                      2,243,003.69                  1.74                        249,222.63                   708                72.26
Maryland                                                              22                      5,944,175.89                  4.62                        270,189.81                   673                78.29
Massachusetts                                                      4                      1,102,173.09                  0.86                        275,543.27                   682                79.55
Michigan                                                                4                         818,124.70                  0.64                        204,531.18                   687                75.37
Minnesota                                                              2                         452,501.25                  0.35                        226,250.63                   676                78.15
Missouri                                                                 4                      1,107,641.02                  0.86                        276,910.26                   725                80.68
Nevada                                                                  10                     2,418,928.03                  1.88                        241,892.80                   723                75.90
New Hampshire                                                      1                          99,395.18                  0.08                          99,395.18                   785                80.00
New Jersey                                                            12                     3,406,091.76                 2.64                        283,840.98                   694                75.47
New York                                                               21                    7,515,561.54                  5.84                        357,883.88                   698                76.13
North Carolina                                                        2                        484,123.28                  0.38                        242,061.64                   726                79.64
Ohio                                                                          3                       216,388.80                  0.17                          72,129.60                   781                68.45
Oregon                                                                     5                     1,407,615.97                 1.09                        281,523.19                   743                74.34
Pennsylvania                                                          4                        695,711.65                 0.54                         173,927.91                   662                75.84
Rhode Island                                                           1                       360,000.00                  0.28                        360,000.00                   743                58.54
South Carolina                                                        2                       380,000.00                  0.30                        190,000.00                   756                80.00
Tennessee                                                               1                       191,974.00                  0.15                        191,974.00                   712                80.00
Texas                                                                        6                    1,089,025.92                  0.85                        181,504.32                   723                71.71
Utah                                                                         5                        762,962.87                  0.59                        152,592.57                   738                73.54
Virginia                                                                  29                     8,279,132.17                  6.43                        285,487.32                   704                74.89
Washington                                                           8                     1,614,857.85                  1.25                        201,857.23                   688                72.11
Wisconsin                                                              1                        148,795.96                  0.12                        148,795.96                   751                80.00
                                                                               ---                      ---------------                 ------                            -----------                     ---                   -----
TOTAL:                                                              461               $128,791,720.86              100.00%                   $279,374.67                  713                 70.49%
                                                                            ===       ===============              ======               ===========                  ===               =====

(1)  As of the Cut-off Date, no more than approximately 0.93% of the Group 6A Mortgage Loans are expected to be secured by mortgaged properties in any one five-digit postal zip code.

                                                                  A-37

           CURRENT MORTGAGE LOAN PRINCIPAL BALANCES OF THE GROUP 6A MORTGAGE LOANS (1)

                                                                                                                                             % OF
                                                             NUMBER OF        AGGREGATE          GROUP 6A          AVERAGE          WEIGHTED      WEIGHTED
                                                                       GROUP 6A      STATED CUT-OFF    CUT-OFF        STATED PRINCIPAL    AVERAGE      AVERAGE
CURRENT MORTGAGE LOAN            MORTGAGE            PRINCIPAL           PRINCIPAL         BALANCE AS OF         CREDIT          ORIGINAL
PRINCIPAL BALANCES ($)                       LOANS                BALANCE             BALANCE          CUT-OFF DATE             SCORE     LOAN-TO-VALUE
------------------------------------------                 --------                   ---------------                ---------                   ----------------                  --------          -------------

0.01 - 50,000.00                                                      3                   $    124,555.71                 0.10%                     $ 41,518.57                 750                  63.77%
50,000.01 - 100,000.00                                         14                      1,260,229.80                 0.98                            90,016.41                 739                  59.40
100,000.01 - 150,000.00                                        52                     6,943,494.60                 5.39                         133,528.74                  711                  69.72
150,000.01 - 200,000.00                                        68                   11,904,518.42                 9.24                         175,066.45                  713                  66.96
200,000.01 - 250,000.00                                        51                   11,695,591.88                 9.08                         229,325.33                  698                  70.99
250,000.01 - 300,000.00                                        68                   18,740,587.30               14.55                         275,596.87                  710                  71.64
300,000.01 - 350,000.00                                        74                   24,218,892.13               18.80                         327,282.33                  708                  70.69
350,000.01 - 400,000.00                                        83                   31,426,239.95               24.40                         378,629.40                  720                  72.38
400,000.01 - 450,000.00                                        31                   12,888,660.55               10.01                         415,763.24                  715                  68.80
450,000.01 - 500,000.00                                          3                     1,432,499.38                 1.11                         477,499.79                  776                  52.45
500,000.01 - 550,000.00                                          7                     3,669,842.71                 2.85                         524,263.24                  689                  76.03
550,000.01 - 600,000.00                                          3                     1,745,608.43                 1.36                         581,869.48                  756                  66.85
600,000.01 - 650,000.00                                          2                     1,265,000.00                 0.98                         632,500.00                  778                  76.57
700,000.01 - 750,000.00                                          2                     1,476,000.00                 1.15                         738,000.00                  708                  67.87
                                                                               ---                      ---------------                 ------                            -----------                     ---                   -----
TOTAL:                                                              461               $128,791,720.86              100.00%                   $279,374.67                  713                 70.49%
                                                                            ===       ===============              ======               ===========                  ===               =====

(1)  As of the Cut-off Date, the average outstanding principal balance of the Group 6A Mortgage Loans is expected to be approximately $279,375.

                        ORIGINAL LOAN-TO-VALUE RATIOS OF THE GROUP 6A MORTGAGE LOANS (1)

                                                                                                                                             % OF
                                                             NUMBER OF        AGGREGATE          GROUP 6A          AVERAGE          WEIGHTED      WEIGHTED
                                                                       GROUP 6A      STATED CUT-OFF    CUT-OFF        STATED PRINCIPAL    AVERAGE      AVERAGE
ORIGINAL LOAN-TO-VALUE               MORTGAGE            PRINCIPAL           PRINCIPAL         BALANCE AS OF         CREDIT          ORIGINAL
RATIOS (%)                                                   LOANS                BALANCE             BALANCE          CUT-OFF DATE             SCORE     LOAN-TO-VALUE
------------------------------------------                 --------                   ---------------                ---------                   ----------------                  --------          -------------

15.01 - 20.00                                                           3                   $    368,909.73                 0.29%                    $122,969.91                 753                  18.33%
25.01 - 30.00                                                           3                         654,634.79                 0.51                         218,211.60                  694                  26.71
30.01 - 35.00                                                           5                      1,316,168.14                 1.02                         263,233.63                  747                  32.54
35.01 - 40.00                                                           2                         261,691.78                 0.20                         130,845.89                  745                  38.04
40.01 - 45.00                                                         19                      4,270,319.80                 3.32                         224,753.67                  739                  42.80
45.01 - 50.00                                                         22                      6,619,440.75                 5.14                         300,883.67                  739                  47.97
50.01 - 55.00                                                         20                      4,844,949.32                 3.76                         242,247.47                  722                  52.36
55.01 - 60.00                                                         29                      9,317,881.47                 7.23                         321,306.26                  727                  57.23
60.01 - 65.00                                                         57                    15,254,021.13               11.84                         267,614.41                  711                  63.59
65.01 - 70.00                                                         26                      7,703,137.80                 5.98                         296,274.53                  701                  69.13
70.01 - 75.00                                                         31                    10,338,588.27                 8.03                         333,502.85                  705                  74.02
75.01 - 80.00                                                       227                    63,886,721.59               49.60                         281,439.30                  710                  79.73
80.01 - 85.00                                                           1                         309,667.00                 0.24                         309,667.00                  641                  81.92
85.01 - 90.00                                                         13                      3,319,648.47                 2.58                         255,357.57                  695                  89.14
90.01 - 95.00                                                           3                         325,940.82                 0.25                         108,646.94                  723                  95.00
                                                                               ---                      ---------------                 ------                            -----------                     ---                   -----
TOTAL:                                                              461               $128,791,720.86              100.00%                   $279,374.67                  713                 70.49%
                                                                            ===       ===============              ======               ===========                  ===               =====

(1)  As of the Cut-off Date, the weighted average Loan-to-Value Ratio at origination of the Group 6A Mortgage Loans is expected to be approximately 70.49%.

                                                              A-38

                   CURRENT MORTGAGE INTEREST RATES OF THE GROUP 6A MORTGAGE LOANS (1)

                                                                                                                                             % OF
                                                             NUMBER OF        AGGREGATE          GROUP 6A          AVERAGE          WEIGHTED      WEIGHTED
                                                                       GROUP 6A      STATED CUT-OFF    CUT-OFF        STATED PRINCIPAL    AVERAGE      AVERAGE
CURRENT MORTGAGE INTEREST     MORTGAGE            PRINCIPAL           PRINCIPAL         BALANCE AS OF         CREDIT          ORIGINAL
RATES (%)                                                    LOANS                BALANCE             BALANCE          CUT-OFF DATE             SCORE     LOAN-TO-VALUE
------------------------------------------                 --------                   ---------------                ---------                   ----------------                  --------          -------------

5.001 - 5.250                                                           2                  $    668,117.15                   0.52%                   $334,058.58                  803                  64.30%
5.251 - 5.500                                                           3                        600,400.00                   0.47                         200,133.33                  772                 58.51
5.501 - 5.750                                                         12                     3,859,662.70                   3.00                         321,638.56                  754                 66.91
5.751 - 6.000                                                         53                   15,093,744.91                 11.72                         284,787.64                  729                 64.94
6.001 - 6.250                                                       131                   38,409,856.81                 29.82                         293,205.01                  718                 64.52
6.251 - 6.500                                                       108                   30,320,013.60                 23.54                         280,740.87                  702                 72.89
6.501 - 6.750                                                         73                   18,786,790.97                 14.59                         257,353.30                  706                 75.51
6.751 - 7.000                                                         48                   12,778,521.79                   9.92                         266,219.20                  704                 78.32
7.001 - 7.250                                                         17                     4,572,346.97                   3.55                         268,961.59                  706                 78.65
7.251 - 7.500                                                           9                     2,796,181.88                   2.17                         310,686.88                  716                 79.32
7.501 - 7.750                                                           3                        470,184.08                   0.37                         156,728.03                  652                 80.00
7.751 - 8.000                                                           1                        358,000.00                   0.28                         358,000.00                  656                 76.99
8.251 - 8.500                                                           1                          77,900.00                   0.06                           77,900.00                  744                 95.00
                                                                               ---                      ---------------                 ------                            -----------                     ---                   -----
TOTAL:                                                              461               $128,791,720.86              100.00%                   $279,374.67                  713                 70.49%
                                                                            ===       ===============              ======               ===========                  ===               =====

(1)  As of the Cut-off Date, the weighted average Current Mortgage Interest Rate of the Group 6A Mortgage Loans is expected to be approximately 6.417% per annum.

                                    GROSS MARGINS OF THE GROUP 6A MORTGAGE LOANS (1)

                                                                                                                                             % OF
                                                             NUMBER OF        AGGREGATE          GROUP 6A          AVERAGE          WEIGHTED      WEIGHTED
                                                                       GROUP 6A      STATED CUT-OFF    CUT-OFF        STATED PRINCIPAL    AVERAGE      AVERAGE
                                                                     MORTGAGE            PRINCIPAL           PRINCIPAL         BALANCE AS OF         CREDIT          ORIGINAL
GROSS MARGIN (%)                                   LOANS                BALANCE             BALANCE          CUT-OFF DATE             SCORE     LOAN-TO-VALUE
------------------------------------------                 --------                   ---------------                ---------                   ----------------                  --------          -------------

2.001 - 2.250                                                         85                 $ 24,504,012.03                19.03%                   $288,282.49                  729                 75.48%
2.501 - 2.750                                                       365                  101,666,564.47                78.94                         278,538.53                  710                 68.78
3.251 - 3.500                                                           3                         627,869.76                  0.49                         209,289.92                  707                 88.84
3.501 - 3.750                                                           6                      1,467,874.60                  1.14                         244,645.77                  710                 90.41
3.751 - 4.000                                                           2                         525,400.00                  0.41                         262,700.00                  704                 90.33
                                                                               ---                      ---------------                 ------                            -----------                     ---                   -----
TOTAL:                                                              461               $128,791,720.86              100.00%                   $279,374.67                   713                 70.49%
                                                                            ===       ===============              ======               ===========                  ===               =====

(1)  As of the Cut-off Date, the weighted average Gross Margin of the Group 6A Mortgage Loans is expected to be approximately 2.672% per annum.

                                                              A-39

                                RATE CEILINGS OF THE GROUP 6A MORTGAGE LOANS (1)

                                                                                                                                             % OF
                                                             NUMBER OF        AGGREGATE          GROUP 6A          AVERAGE          WEIGHTED      WEIGHTED
                                                                       GROUP 6A      STATED CUT-OFF    CUT-OFF        STATED PRINCIPAL    AVERAGE      AVERAGE
                                                                     MORTGAGE            PRINCIPAL           PRINCIPAL         BALANCE AS OF         CREDIT          ORIGINAL
RATE CEILINGS  (%)                                   LOANS                BALANCE             BALANCE          CUT-OFF DATE             SCORE     LOAN-TO-VALUE
------------------------------------------                 --------                   ---------------                ---------                   ----------------                  --------          -------------

10.001 - 10.250                                                        2                  $    668,117.15                 0.52%                   $334,058.58                    803                64.30%
10.251 - 10.500                                                        2                        455,400.00                 0.35                         227,700.00                   762                 63.56
10.501 - 10.750                                                      12                     3,859,662.70                 3.00                         321,638.56                   754                 66.91
10.751 - 11.000                                                      38                     9,928,188.38                 7.71                         261,268.12                   723                 64.56
11.001 - 11.250                                                      94                   27,619,753.55               21.45                         293,827.17                   721                 63.81
11.251 - 11.500                                                      61                   16,993,037.41               13.19                         278,574.38                   700                 74.51
11.501 - 11.750                                                      40                   10,087,521.86                 7.83                         252,188.05                   711                 76.32
11.751 - 12.000                                                      21                     6,864,980.57                 5.33                         326,903.84                   739                 69.23
12.001 - 12.250                                                      41                   12,185,085.12                 9.46                         297,197.20                   706                 67.85
12.251 - 12.500                                                      51                   14,435,017.25                11.21                        283,039.55                   706                 71.16
12.501 - 12.750                                                      34                     8,843,065.19                 6.87                         260,090.15                   700                 74.65
12.751 - 13.000                                                      43                   11,437,097.75                 8.88                         265,979.02                   698                 78.03
13.001 - 13.250                                                      13                     3,177,365.11                 2.47                         244,412.70                   727                 78.22
13.251 - 13.500                                                        6                     1,833,140.82                 1.42                         305,523.47                   716                 78.96
13.501 - 13.750                                                        2                        326,388.00                 0.25                         163,194.00                   665                 80.00
14.251 - 14.500                                                        1                          77,900.00                 0.06                           77,900.00                   744                 95.00
                                                                               ---                      ---------------                 ------                            -----------                     ---                   -----
TOTAL:                                                              461               $128,791,720.86              100.00%                   $279,374.67                   713                 70.49%
                                                                            ===       ===============              ======               ===========                  ===               =====

(1)  As of the Cut-off Date, the weighted average Rate Ceiling of the Group 6A Mortgage Loans is expected to be approximately 11.842% per annum.

                          FIRST RATE ADJUSTMENT DATE OF THE GROUP 6A MORTGAGE LOANS (1)

                                                                                                                                             % OF
                                                             NUMBER OF        AGGREGATE          GROUP 6A          AVERAGE          WEIGHTED      WEIGHTED
                                                                       GROUP 6A      STATED CUT-OFF    CUT-OFF        STATED PRINCIPAL    AVERAGE      AVERAGE
FIRST RATE                                             MORTGAGE            PRINCIPAL           PRINCIPAL         BALANCE AS OF         CREDIT          ORIGINAL
ADJUSTMENT DATE                                 LOANS                BALANCE             BALANCE          CUT-OFF DATE             SCORE     LOAN-TO-VALUE
------------------------------------------                 --------                   ---------------                ---------                   ----------------                  --------          -------------

June 1, 2015                                                           1                   $    120,452.51                  0.09%                   $120,452.51                  729                 90.00%
July 1, 2015                                                            7                      2,199,662.67                  1.71                        314,237.52                   716                 86.34
August 1, 2015                                                     2                         306,400.00                  0.24                         153,200.00                   721                 89.80
September 1, 2015                                                3                         596,969.76                  0.46                         198,989.92                   673                 90.57
October 1, 2015                                                   18                     6,235,530.73                  4.84                         346,418.37                   741                 74.83
November 1, 2015                                               23                     6,585,475.31                  5.11                         286,325.01                   723                 77.94
December 1, 2015                                                14                     4,017,929.28                  3.12                         286,994.95                   716                 69.81
January 1, 2016                                                  208                   55,395,266.05                43.01                         266,323.39                   716                 70.21
February 1, 2016                                                177                   51,054,921.79                39.64                         288,445.89                   708                 68.32
March 1, 2016                                                        8                     2,279,112.76                  1.77                         284,889.10                   676                 69.36
                                                                               ---                      ---------------                 ------                            -----------                     ---                   -----
TOTAL:                                                              461               $128,791,720.86              100.00%                   $279,374.67                   713                 70.49%
                                                                            ===       ===============              ======               ===========                  ===               =====

(1)  As of the Cut-off Date, the weighted average number of months to the First Rate Adjustment Date for the Group 6A Mortgage Loans is expected to be approximately 117 months.

                                                                  A-40

                               REMAINING TERMS OF THE GROUP 6A MORTGAGE LOANS (1)

                                                                                                                                             % OF
                                                             NUMBER OF        AGGREGATE          GROUP 6A          AVERAGE          WEIGHTED      WEIGHTED
                                                                       GROUP 6A      STATED CUT-OFF    CUT-OFF        STATED PRINCIPAL    AVERAGE      AVERAGE
                                                                    MORTGAGE            PRINCIPAL           PRINCIPAL         BALANCE AS OF         CREDIT          ORIGINAL
REMAINING TERM (MONTHS)               LOANS                BALANCE             BALANCE          CUT-OFF DATE             SCORE     LOAN-TO-VALUE
------------------------------------------                 --------                   ---------------                ---------                   ----------------                  --------          -------------

341 - 360                                                             461               $128,791,720.86              100.00%                   $279,374.67                   713                 70.49%
                                                                               ---                      ---------------                 ------                            -----------                     ---                   -----
TOTAL:                                                              461               $128,791,720.86              100.00%                   $279,374.67                   713                 70.49%
                                                                            ===       ===============              ======               ===========                  ===               =====

(1)  As of the Cut-off Date, the weighted average remaining term to stated maturity of the Group 6A Mortgage Loans is expected to be approximately 357 months.

                         CREDIT SCORING OF MORTGAGORS OF THE GROUP 6A MORTGAGE LOANS (1)

                                                                                                                                             % OF
                                                             NUMBER OF        AGGREGATE          GROUP 6A          AVERAGE          WEIGHTED      WEIGHTED
                                                                       GROUP 6A      STATED CUT-OFF    CUT-OFF        STATED PRINCIPAL    AVERAGE      AVERAGE
                                                                    MORTGAGE            PRINCIPAL           PRINCIPAL         BALANCE AS OF         CREDIT          ORIGINAL
CREDIT SCORES                                         LOANS                BALANCE             BALANCE          CUT-OFF DATE             SCORE     LOAN-TO-VALUE
------------------------------------------                 --------                   ---------------                ---------                   ----------------                  --------          -------------

801 - 850                                                               14                  $  3,837,602.31                  2.98%                  $274,114.45                    805                 63.41%
751 - 800                                                             109                    30,871,645.07                  23.97                     283,226.10                    773                  66.56
701 - 750                                                             137                    38,169,084.46                  29.64                     278,606.46                    725                  71.28
651 - 700                                                             145                    41,430,980.41                  32.17                     285,730.90                    677                  72.60
601 - 650                                                               56                    14,482,408.61                  11.24                     258,614.44                    636                  72.57
                                                                               ---                      ---------------                 ------                            -----------                     ---                   -----
TOTAL:                                                              461               $128,791,720.86              100.00%                   $279,374.67                   713                 70.49%
                                                                            ===       ===============              ======               ===========                  ===               =====

(1)  The scores shown are Bureau Credit Scores from Experian (FICO), Equifax (Beacon) and TransUnion (Empirica).

                 ORIGINAL DEBT-TO-INCOME RATIO OF MORTGAGORS OF THE GROUP 6A MORTGAGE LOANS (1)

                                                                                                                                             % OF
                                                             NUMBER OF        AGGREGATE          GROUP 6A          AVERAGE          WEIGHTED      WEIGHTED
                                                                       GROUP 6A      STATED CUT-OFF    CUT-OFF        STATED PRINCIPAL    AVERAGE      AVERAGE
ORIGINAL DEBT-TO-INCOME           MORTGAGE            PRINCIPAL           PRINCIPAL         BALANCE AS OF         CREDIT          ORIGINAL
RATIOS (%)                                                 LOANS                BALANCE             BALANCE          CUT-OFF DATE             SCORE     LOAN-TO-VALUE
------------------------------------------                 --------                   ---------------                ---------                   ----------------                  --------          -------------

5.01 - 10.00                                                             1                  $    200,000.00                  0.16%                  $200,000.00                    783                 56.50%
10.01 - 15.00                                                           2                        372,990.00                  0.29                        186,495.00                    752                 79.54
15.01 - 20.00                                                         10                     3,440,454.02                  2.67                        344,045.40                    715                 71.07
20.01 - 25.00                                                           9                     2,767,157.86                  2.15                        307,461.98                    729                 66.83
25.01 - 30.00                                                         26                     6,803,895.24                  5.28                        261,688.28                    713                 72.62
30.01 - 35.00                                                         62                   17,547,562.50                13.62                        283,025.20                    717                 72.37
35.01 - 40.00                                                         85                   24,518,563.64                19.04                        288,453.69                    716                 75.38
40.01 - 45.00                                                       104                   29,854,332.39                23.18                        287,060.89                    706                 75.80
45.01 - 50.00                                                         21                     5,988,481.05                  4.65                        285,165.76                    711                 76.91
50.01 - 55.00                                                           3                        592,709.06                  0.46                        197,569.69                    695                 79.08
60.01 - 65.00                                                           1                        153,802.14                  0.12                        153,802.14                    700                 80.00
Not Scored                                                         137                   36,551,772.96                28.38                        266,801.26                   714                 60.54
                                                                               ---                      ---------------                 ------                            -----------                     ---                  -----
TOTAL:                                                              461               $128,791,720.86              100.00%                   $279,374.67                   713                70.49%
                                                                            ===       ===============              ======               ===========                  ===              =====

(1)  As of the Cut-off Date, the weighted average Original Debt-to-Income Ratio of the Group 6A Mortgage Loans is expected to be approximately 37.09%.

                                                                      A-41

                               MONTHS SINCE ORIGINATION OF THE GROUP 6A MORTGAGE LOANS (1)

                                                                                                                                             % OF
                                                             NUMBER OF        AGGREGATE          GROUP 6A          AVERAGE          WEIGHTED      WEIGHTED
                                                                       GROUP 6A      STATED CUT-OFF    CUT-OFF        STATED PRINCIPAL    AVERAGE      AVERAGE
                                                                    MORTGAGE            PRINCIPAL           PRINCIPAL         BALANCE AS OF         CREDIT          ORIGINAL
MONTHS SINCE ORIGINATION             LOANS                BALANCE             BALANCE          CUT-OFF DATE             SCORE     LOAN-TO-VALUE
------------------------------------------                 --------                   ---------------                ---------                   ----------------                  --------          -------------

1 - 6                                                                     420                $116,109,639.02               90.15%                    $276,451.52                  712                 69.89%
7 - 12                                                                     35                   10,597,414.84                   8.23                         302,783.28                  734                 78.29
13 - 18                                                                     5                     1,684,667.00                   1.31                         336,933.40                  696                 62.65
19 - 24                                                                     1                        400,000.00                   0.31                         400,000.00                  665                 70.80
                                                                               ---                      ---------------                 ------                            -----------                     ---                   -----
TOTAL:                                                              461               $128,791,720.86              100.00%                   $279,374.67                   713                 70.49%
                                                                            ===       ===============              ======               ===========                  ===               =====

(1)  As of the Cut-off Date, the weighted average Months Since Origination of the Group 6A Mortgage Loans is expected to be approximately 4 months.

                                                                      A-42

                                                              LOAN GROUP 6B

                      OCCUPANCY OF MORTGAGED PROPERTIES OF THE GROUP 6B MORTGAGE LOANS (1)

                                                                                                                                             % OF
                                                             NUMBER OF        AGGREGATE          GROUP 6B          AVERAGE          WEIGHTED      WEIGHTED
                                                                       GROUP 6B      STATED CUT-OFF    CUT-OFF        STATED PRINCIPAL    AVERAGE      AVERAGE
                                                                   MORTGAGE            PRINCIPAL           PRINCIPAL         BALANCE AS OF         CREDIT          ORIGINAL
OCCUPANCY                                              LOANS                BALANCE              BALANCE          CUT-OFF DATE             SCORE     LOAN-TO-VALUE
------------------------------------------                 --------                   ---------------                ---------                   ----------------                  --------          -------------

Primary Residence                                            440                $286,775,391.15               89.44%                   $ 651,762.25                   713                  70.47%
Investor Property                                               36                    23,955,279.28                  7.47                         665,424.42                   743                  66.88
Second Home                                                      16                      9,909,953.49                  3.09                        619,372.09                    727                  71.88
                                                                               ---                      ---------------                 ------                            -----------                      ---                   -----
TOTAL:                                                              492               $320,640,623.92              100.00%                   $651,708.59                    715                 70.24%
                                                                            ===       ===============              ======               ===========                    ===               =====

(1)  Based solely on representations of the mortgagor at the time of origination of the related Mortgage Loan.

                                        PROPERTY TYPES OF THE GROUP 6B MORTGAGE LOANS

                                                                                                                                             % OF
                                                             NUMBER OF        AGGREGATE          GROUP 6B          AVERAGE          WEIGHTED      WEIGHTED
                                                                       GROUP 6B      STATED CUT-OFF    CUT-OFF        STATED PRINCIPAL    AVERAGE      AVERAGE
                                                                   MORTGAGE            PRINCIPAL           PRINCIPAL         BALANCE AS OF         CREDIT          ORIGINAL
PROPERTY TYPE                                      LOANS                BALANCE              BALANCE          CUT-OFF DATE             SCORE     LOAN-TO-VALUE
------------------------------------------                 --------                   ---------------                ---------                   ----------------                  --------          -------------

Single Family Residence                                  321               $209,123,292.91               65.22%                    $651,474.43                    712                  69.42%
PUD                                                                    109                   69,468,795.59                21.67                         637,328.40                    717                  73.29
Condominium                                                      41                  26,287,021.19                  8.20                         641,146.86                     731                  70.53
2-Family                                                                15                  11,105,464.75                  3.46                         740,364.32                     716                  67.70
4-Family                                                                  3                    2,704,049.48                  0.84                         901,349.83                     760                  68.42
Townhouse                                                            2                    1,190,000.00                  0.37                         595,000.00                     692                  68.58
3-Family                                                                  1                       762,000.00                  0.24                         762,000.00                     754                  54.43
                                                                               ---                      ---------------                 ------                            -----------                      ---                   -----
TOTAL:                                                              492               $320,640,623.92              100.00%                   $651,708.59                    715                 70.24%
                                                                            ===       ===============              ======               ===========                    ===               =====

                                  MORTGAGE LOAN PURPOSE OF THE GROUP 6B MORTGAGE LOANS

                                                                                                                                             % OF
                                                             NUMBER OF        AGGREGATE          GROUP 6B          AVERAGE          WEIGHTED      WEIGHTED
                                                                       GROUP 6B      STATED CUT-OFF    CUT-OFF        STATED PRINCIPAL    AVERAGE      AVERAGE
                                                                   MORTGAGE            PRINCIPAL           PRINCIPAL         BALANCE AS OF         CREDIT          ORIGINAL
PURPOSE                                                      LOANS                BALANCE              BALANCE          CUT-OFF DATE             SCORE     LOAN-TO-VALUE
------------------------------------------                 --------                   ---------------                ---------                   ----------------                  --------          -------------

Refinance-Cashout                                           233               $153,737,645.13                47.95%                   $659,818.22                    712                  67.06%
Purchase                                                             200                 122,736,799.35                38.28                        613,684.00                    720                  76.47
Refinance-Rate/Term                                          59                   44,166,179.44                13.77                        748,579.31                    716                  64.00
                                                                               ---                      ---------------                 ------                            -----------                      ---                   -----
TOTAL:                                                              492               $320,640,623.92              100.00%                   $651,708.59                    715                 70.24%
                                                                            ===       ===============              ======               ===========                    ===               =====

                                                                  A-43

                                  GEOGRAPHICAL DISTRIBUTION OF THE MORTGAGE PROPERTIES
                                               OF THE GROUP 6B MORTGAGE LOANS (1)

                                                                                                                                             % OF
                                                             NUMBER OF        AGGREGATE          GROUP 6B          AVERAGE          WEIGHTED      WEIGHTED
                                                                       GROUP 6B      STATED CUT-OFF    CUT-OFF        STATED PRINCIPAL    AVERAGE      AVERAGE
                                                                   MORTGAGE            PRINCIPAL           PRINCIPAL         BALANCE AS OF         CREDIT          ORIGINAL
GEOGRAPHIC AREA                                 LOANS                BALANCE              BALANCE          CUT-OFF DATE             SCORE     LOAN-TO-VALUE
------------------------------------------                 --------                   ---------------                ---------                   ----------------                  --------          -------------

Arizona                                                                   9                   $  6,368,567.88                  1.99%                 $  707,618.65                   728                 74.36%
California                                                            365                   238,003,208.51                74.23                        652,063.58                    718                69.45
Colorado                                                               12                      7,986,678.16                  2.49                        665,556.51                    721                72.19
Connecticut                                                            1                         584,000.00                  0.18                        584,000.00                    637                80.00
Florida                                                                   18                    10,977,080.76                  3.42                        609,837.82                    716                71.37
Georgia                                                                   4                       2,210,015.00                  0.69                        552,503.75                    703                74.66
Hawaii                                                                     3                       2,342,911.95                  0.73                        780,970.65                    687                58.38
Idaho                                                                       1                          490,000.00                  0.15                        490,000.00                    777                67.59
Illinois                                                                     3                       4,269,500.00                  1.33                     1,423,166.67                    750                62.91
Maryland                                                                9                       4,563,807.13                  1.42                        507,089.68                    670                77.04
Massachusetts                                                      2                          977,854.39                  0.30                        488,927.20                    729                84.85
Michigan                                                                 1                         959,951.93                  0.30                        959,951.93                    708                80.00
Nevada                                                                  13                      7,598,486.69                  2.37                        584,498.98                    723                72.15
New Hampshire                                                      1                        740,000.00                  0.23                        740,000.00                     787                80.00
New Jersey                                                             4                      2,114,750.00                  0.66                        528,687.50                     654                77.54
New York                                                               22                   16,272,727.24                  5.08                        739,669.42                     689                69.76
Oregon                                                                     1                        448,713.40                  0.14                        448,713.40                     640                78.26
Texas                                                                        3                     2,456,597.44                  0.77                        818,865.81                     711                73.47
Virginia                                                                   15                     7,895,193.97                  2.46                        526,346.26                     711                77.47
Washington                                                            5                     3,380,579.47                  1.05                        676,115.89                     708                78.18
                                                                                ---                      ---------------                 ------                            -----------                      ---                   -----
TOTAL:                                                               492               $320,640,623.92              100.00%                   $651,708.59                    715                 70.24%
                                                                             ===       ===============              ======               ===========                    ===               =====

(1)  As of the Cut-off Date, no more than approximately 1.39% of the Group 6B Mortgage Loans are expected to be secured by mortgaged properties in any one five-digit postal zip code.

                                                              A-44

           CURRENT MORTGAGE LOAN PRINCIPAL BALANCES OF THE GROUP 6B MORTGAGE LOANS (1)

                                                                                                                                             % OF
                                                             NUMBER OF        AGGREGATE          GROUP 6B          AVERAGE          WEIGHTED      WEIGHTED
                                                                       GROUP 6B      STATED CUT-OFF    CUT-OFF        STATED PRINCIPAL    AVERAGE      AVERAGE
CURRENT MORTGAGE LOAN            MORTGAGE            PRINCIPAL           PRINCIPAL         BALANCE AS OF         CREDIT          ORIGINAL
PRINCIPAL BALANCES ($)                       LOANS                BALANCE              BALANCE          CUT-OFF DATE             SCORE     LOAN-TO-VALUE
------------------------------------------                 --------                   ---------------                ---------                   ----------------                  --------          -------------

400,000.01 - 450,000.00                                       53                 $23,088,939.54                   7.20%                 $  435,640.37                    716                 77.93%
450,000.01 - 500,000.00                                       87                   41,355,434.65                 12.90                        475,349.82                     711                 74.16
500,000.01 - 550,000.00                                       69                   36,352,340.93                 11.34                        526,845.52                     708                 72.31
550,000.01 - 600,000.00                                       70                   40,565,948.00                 12.65                        579,513.54                     706                 75.02
600,000.01 - 650,000.00                                       61                   38,576,943.62                 12.03                         632,408.91                    705                 71.27
650,000.01 - 700,000.00                                       22                   15,029,762.22                   4.69                         683,171.01                    723                 68.40
700,000.01 - 750,000.00                                       31                   22,763,352.93                   7.10                         734,301.71                    714                 64.73
750,000.01 - 800,000.00                                       14                   10,959,063.14                   3.42                         782,790.22                    730                 69.47
800,000.01 - 850,000.00                                       19                   15,814,628.36                   4.93                         832,348.86                    732                 67.41
850,000.01 - 900,000.00                                       11                     9,673,670.78                   3.02                         879,424.62                    724                 69.82
900,000.01 - 950,000.00                                       11                   10,162,881.64                   3.17                         923,898.33                    707                 68.12
950,000.01 - 1,000,000.00                                    27                   26,628,114.13                   8.30                         986,226.45                    723                 64.84
1,000,000.01 - 1,500,000.00                                 10                   13,547,543.98                   4.23                      1,354,754.40                    728                 67.87
1,500,000.01 - 2,000,000.00                                   4                     7,122,000.00                   2.22                      1,780,500.00                    742                 53.04
2,500,000.01 - 3,000,000.00                                   3                     9,000,000.00                   2.81                      3,000,000.00                    734                 57.18
                                                                               ---                      ---------------                 ------                            -----------                      ---                   -----
TOTAL:                                                              492               $320,640,623.92              100.00%                   $651,708.59                    715                 70.24%
                                                                            ===       ===============              ======               ===========                    ===               =====

(1)  As of the Cut-off Date, the average outstanding principal balance of the Group 6B Mortgage Loans is expected to be approximately $651,709.

                    ORIGINAL LOAN-TO-VALUE RATIOS OF THE GROUP 6B MORTGAGE LOANS (1)

                                                                                                                                             % OF
                                                             NUMBER OF        AGGREGATE          GROUP 6B          AVERAGE          WEIGHTED      WEIGHTED
                                                                       GROUP 6B      STATED CUT-OFF    CUT-OFF        STATED PRINCIPAL    AVERAGE      AVERAGE
ORIGINAL LOAN-TO-VALUE             MORTGAGE            PRINCIPAL           PRINCIPAL         BALANCE AS OF         CREDIT          ORIGINAL
RATIOS (%)                                                  LOANS                BALANCE              BALANCE          CUT-OFF DATE             SCORE     LOAN-TO-VALUE
------------------------------------------                 --------                   ---------------                ---------                   ----------------                  --------          -------------

25.01 - 30.00                                                           1                   $    534,999.46                  0.17%                   $534,999.46                    789                 28.92%
30.01 - 35.00                                                           4                      3,709,000.00                  1.16                         927,250.00                    732                 33.67
35.01 - 40.00                                                           6                      3,876,983.69                  1.21                         646,163.95                    736                 36.91
40.01 - 45.00                                                           7                      5,511,700.00                  1.72                         787,385.71                    719                 43.21
45.01 - 50.00                                                         10                      9,899,907.16                  3.09                         989,990.72                    735                 49.34
50.01 - 55.00                                                         16                    11,358,109.89                  3.54                         709,881.87                    726                 52.57
55.01 - 60.00                                                         39                    31,573,635.78                  9.85                         809,580.40                    719                 58.27
60.01 - 65.00                                                         53                    39,345,952.18                12.27                         742,376.46                    719                 63.34
65.01 - 70.00                                                         43                    30,754,732.39                  9.59                         715,226.33                    712                 68.69
70.01 - 75.00                                                         67                    46,130,396.10                14.39                         688,513.37                    716                 74.27
75.01 - 80.00                                                       236                   133,258,049.91                41.56                        564,652.75                    710                 79.68
85.01 - 90.00                                                           7                      3,281,807.36                  1.02                         468,829.62                    725                 89.84
90.01 - 95.00                                                           3                      1,405,350.00                  0.44                         468,450.00                    729                 94.20
                                                                               ---                      ---------------                 ------                            -----------                      ---                   -----
TOTAL:                                                              492               $320,640,623.92              100.00%                   $651,708.59                     715                 70.24%
                                                                            ===       ===============              ======               ===========                    ===               =====

(1)  As of the Cut-off Date, the weighted average Loan-to-Value Ratio at origination of the Group 6B Mortgage Loans is expected to be approximately 70.24%.

                                                                  A-45

                       CURRENT MORTGAGE INTEREST RATES OF THE GROUP 6B MORTGAGE LOANS (1)

                                                                                                                                             % OF
                                                             NUMBER OF        AGGREGATE          GROUP 6B          AVERAGE          WEIGHTED      WEIGHTED
                                                                       GROUP 6B      STATED CUT-OFF    CUT-OFF        STATED PRINCIPAL    AVERAGE      AVERAGE
CURRENT MORTGAGE INTEREST     MORTGAGE            PRINCIPAL           PRINCIPAL         BALANCE AS OF         CREDIT          ORIGINAL
RATES (%)                                                    LOANS                BALANCE              BALANCE          CUT-OFF DATE             SCORE     LOAN-TO-VALUE
------------------------------------------                 --------                   ---------------                ---------                   ----------------                  --------          -------------

4.751 - 5.000                                                           1                  $    560,669.84                   0.17%                   $560,669.84                    791                 79.94%
5.001 - 5.250                                                           2                     1,572,000.00                   0.49                         786,000.00                    705                 58.46
5.251 - 5.500                                                           2                     1,024,724.17                   0.32                         512,362.09                    724                 80.00
5.501 - 5.750                                                         15                     9,998,778.90                   3.12                         666,585.26                    734                 70.74
5.751 - 6.000                                                         62                   41,569,027.02                 12.96                         670,468.18                    732                 66.06
6.001 - 6.250                                                       161                  110,432,504.71                34.44                         685,916.18                    720                 68.12
6.251 - 6.500                                                       128                   80,568,205.72                 25.13                         629,439.11                    711                 71.93
6.501 - 6.750                                                         68                   41,404,393.97                 12.91                         608,888.15                    701                 72.89
6.751 - 7.000                                                         33                   22,422,265.92                   6.99                         679,462.60                    704                 72.95
7.001 - 7.250                                                           9                     5,181,147.67                   1.62                         575,683.07                    708                 77.32
7.251 - 7.500                                                           9                     4,970,120.00                   1.55                         552,235.56                    688                 79.81
7.501 - 7.750                                                           1                        463,600.00                   0.14                         463,600.00                    690                 95.00
7.751 - 8.000                                                           1                        473,186.00                   0.15                         473,186.00                    631                 80.00
                                                                               ---                      ---------------                 ------                            -----------                      ---                   -----
TOTAL:                                                              492               $320,640,623.92              100.00%                   $651,708.59                     715                 70.24%
                                                                            ===       ===============              ======               ===========                    ===               =====

(1)  As of the Cut-off Date, the weighted average Current Mortgage Interest Rate of the Group 6B Mortgage Loans is expected to be approximately 6.345% per annum.

                                    GROSS MARGINS OF THE GROUP 6B MORTGAGE LOANS (1)

                                                                                                                                             % OF
                                                             NUMBER OF        AGGREGATE          GROUP 6B          AVERAGE          WEIGHTED      WEIGHTED
                                                                       GROUP 6B      STATED CUT-OFF    CUT-OFF        STATED PRINCIPAL    AVERAGE      AVERAGE
                                                                     MORTGAGE            PRINCIPAL           PRINCIPAL         BALANCE AS OF         CREDIT          ORIGINAL
GROSS MARGIN (%)                                  LOANS                BALANCE              BALANCE          CUT-OFF DATE             SCORE     LOAN-TO-VALUE
------------------------------------------                 --------                   ---------------                ---------                   ----------------                  --------          -------------

2.001 - 2.250                                                          80                $ 50,310,024.39                15.69%                   $628,875.30                     730                 72.04%
2.501 - 2.750                                                        409                 268,926,505.64                83.87                         657,522.02                     712                 69.80
3.501 - 3.750                                                           1                         473,866.89                  0.15                         473,866.89                     798                 90.00
3.751 - 4.000                                                           2                         930,227.00                  0.29                         465,113.50                     758                 91.48
                                                                               ---                      ---------------                 ------                            -----------                      ---                   -----
TOTAL:                                                              492               $320,640,623.92              100.00%                   $651,708.59                     715                 70.24%
                                                                            ===       ===============              ======               ===========                    ===               =====

(1)  As of the Cut-off Date, the weighted average Gross Margin of the Group 6B Mortgage Loans is expected to be approximately 2.676% per annum.

                                                                       A-46

                                        RATE CEILINGS OF THE GROUP 6B MORTGAGE LOANS (1)

                                                                                                                                             % OF
                                                             NUMBER OF        AGGREGATE          GROUP 6B          AVERAGE          WEIGHTED      WEIGHTED
                                                                       GROUP 6B      STATED CUT-OFF    CUT-OFF        STATED PRINCIPAL    AVERAGE      AVERAGE
                                                                     MORTGAGE            PRINCIPAL           PRINCIPAL         BALANCE AS OF         CREDIT          ORIGINAL
RATE CEILINGS (%)                                     LOANS                BALANCE              BALANCE          CUT-OFF DATE             SCORE     LOAN-TO-VALUE
------------------------------------------                 --------                   ---------------                ---------                   ----------------                  --------          -------------

9.751 - 10.000                                                         1                   $    560,669.84                   0.17%                   $560,669.84                    791                79.94%
10.001 - 10.250                                                       1                         572,000.00                   0.18                         572,000.00                    720                77.82
10.251 - 10.500                                                       2                      1,024,724.17                   0.32                         512,362.09                    724                80.00
10.501 - 10.750                                                     10                      6,910,853.63                   2.16                         691,085.36                    734                71.25
10.751 - 11.000                                                     39                    28,908,244.36                   9.02                         741,237.03                    741                62.52
11.001 - 11.250                                                   119                    84,841,379.14                 26.46                         712,952.77                    725                66.75
11.251 - 11.500                                                     77                    50,292,604.71                 15.69                         653,150.71                    710                70.16
11.501 - 11.750                                                     36                    21,571,058.44                   6.73                         599,196.07                    697                73.68
11.751 - 12.000                                                     39                    23,284,955.16                   7.26                         597,050.13                    710                73.73
12.001 - 12.250                                                     48                    29,461,375.75                   9.19                         613,778.66                    708                72.41
12.251 - 12.500                                                     58                    33,961,721.01                 10.59                         585,546.91                    710                75.39
12.501 - 12.750                                                     38                    23,384,860.80                   7.29                         615,391.07                    709                72.16
12.751 - 13.000                                                     18                    12,271,279.42                   3.83                         681,737.75                    697                72.95
13.001 - 13.250                                                       4                      2,310,897.49                   0.72                         577,724.37                    668                75.47
13.251 - 13.500                                                       2                      1,284,000.00                   0.40                         642,000.00                    680                80.00
                                                                               ---                      ---------------                 ------                            -----------                      ---                   -----
TOTAL:                                                              492               $320,640,623.92              100.00%                   $651,708.59                     715                 70.24%
                                                                            ===       ===============              ======               ===========                    ===               =====

(1)  As of the Cut-off Date, the weighted average Rate Ceiling of the Group 6B Mortgage Loans is expected to be approximately 11.694% per annum.

                          FIRST RATE ADJUSTMENT DATE OF THE GROUP 6B MORTGAGE LOANS (1)

                                                                                                                                             % OF
                                                              NUMBER OF        AGGREGATE          GROUP 6B          AVERAGE          WEIGHTED      WEIGHTED
                                                                       GROUP 6B      STATED CUT-OFF    CUT-OFF        STATED PRINCIPAL    AVERAGE      AVERAGE
                                                                     MORTGAGE            PRINCIPAL           PRINCIPAL         BALANCE AS OF         CREDIT          ORIGINAL
FIRST RATE ADJUSTMENT DATE         LOANS                BALANCE              BALANCE          CUT-OFF DATE             SCORE     LOAN-TO-VALUE
------------------------------------------                 --------                   ---------------                ---------                   ----------------                  --------          -------------

July 1, 2015                                                           4                  $  1,840,538.88                   0.57%                   $460,134.72                     749                90.75%
August 1, 2015                                                     1                         537,600.00                  0.17                         537,600.00                     757                59.73
September 1, 2015                                                4                      2,305,945.64                  0.72                         576,486.41                     743                70.38
October 1, 2015                                                   14                      8,444,751.86                 2.63                         603,196.56                     707                76.75
November 1, 2015                                               26                    14,230,868.37                 4.44                         547,341.09                     710                77.29
December 1, 2015                                                21                   14,150,316.36                  4.41                         673,824.59                     723                74.29
January 1, 2016                                                  222                 143,647,667.63                44.80                         647,061.57                     718                70.32
February 1, 2016                                                180                 122,689,500.17                38.26                         681,608.33                     712                68.03
March 1, 2016                                                      20                    12,793,435.01                 3.99                         639,671.75                     709                71.45
                                                                               ---                      ---------------                 ------                            -----------                      ---                   -----
TOTAL:                                                              492               $320,640,623.92              100.00%                   $651,708.59                     715                 70.24%
                                                                            ===       ===============              ======               ===========                    ===               =====

(1)  As of the Cut-off Date, the weighted average number of months to the First Rate Adjustment Date for the Group 6B Mortgage Loans is expected to be approximately 117 months.

                                                                  A-47

                                 REMAINING TERMS OF THE GROUP 6B MORTGAGE LOANS (1)

                                                                                                                                             % OF
                                                              NUMBER OF        AGGREGATE          GROUP 6B          AVERAGE          WEIGHTED      WEIGHTED
                                                                       GROUP 6B      STATED CUT-OFF    CUT-OFF        STATED PRINCIPAL    AVERAGE      AVERAGE
                                                                     MORTGAGE            PRINCIPAL           PRINCIPAL         BALANCE AS OF         CREDIT          ORIGINAL
REMAINING TERM (MONTHS)                LOANS                BALANCE              BALANCE          CUT-OFF DATE             SCORE     LOAN-TO-VALUE
------------------------------------------                 --------                   ---------------                ---------                   ----------------                  --------          -------------

341 - 360                                                              492               $320,640,623.92              100.00%                   $651,708.59                     715                 70.24%
                                                                               ---                      ---------------                 ------                            -----------                      ---                   -----
TOTAL:                                                              492               $320,640,623.92              100.00%                   $651,708.59                     715                 70.24%
                                                                            ===       ===============              ======               ===========                    ===               =====

(1)  As of the Cut-off Date, the weighted average remaining term to stated maturity of the Group 6B Mortgage Loans is expected to be approximately 357 months.

                            CREDIT SCORING OF MORTGAGORS OF THE GROUP 6B MORTGAGE LOANS (1)

                                                                                                                                             % OF
                                                              NUMBER OF        AGGREGATE          GROUP 6B          AVERAGE          WEIGHTED      WEIGHTED
                                                                       GROUP 6B      STATED CUT-OFF    CUT-OFF        STATED PRINCIPAL    AVERAGE      AVERAGE
                                                                     MORTGAGE            PRINCIPAL           PRINCIPAL         BALANCE AS OF         CREDIT          ORIGINAL
CREDIT SCORES                                          LOANS                BALANCE              BALANCE          CUT-OFF DATE             SCORE     LOAN-TO-VALUE
------------------------------------------                 --------                   ---------------                ---------                   ----------------                  --------          -------------

801 - 850                                                                  7                 $  4,675,430.72                  1.46%                   $667,918.67                     806                64.87%
751 - 800                                                              125                   84,329,665.82                26.30                        674,637.33                     774                 68.33
701 - 750                                                              143                   94,322,344.94                29.42                        659,596.82                     726                 71.07
651 - 700                                                              170                 111,051,063.00                34.63                        653,241.55                     678                 70.72
601 - 650                                                                47                   26,262,119.44                  8.19                        558,768.50                     637                 72.33
                                                                               ---                      ---------------                 ------                            -----------                      ---                   -----
TOTAL:                                                              492               $320,640,623.92              100.00%                   $651,708.59                     715                 70.24%
                                                                            ===       ===============              ======               ===========                    ===               =====

(1)  The scores shown are Bureau Credit Scores from Experian (FICO), Equifax (Beacon) and TransUnion (Empirica).

             ORIGINAL DEBT-TO-INCOME RATIO OF MORTGAGORS OF THE GROUP 6B MORTGAGE LOANS (1)

                                                                                                                                             % OF
                                                              NUMBER OF        AGGREGATE          GROUP 6B          AVERAGE          WEIGHTED      WEIGHTED
                                                                       GROUP 6B      STATED CUT-OFF    CUT-OFF        STATED PRINCIPAL    AVERAGE      AVERAGE
ORIGINAL DEBT-TO-INCOME             MORTGAGE            PRINCIPAL           PRINCIPAL         BALANCE AS OF         CREDIT          ORIGINAL
RATIOS (%)                                                   LOANS                BALANCE              BALANCE          CUT-OFF DATE             SCORE     LOAN-TO-VALUE
------------------------------------------                 --------                   ---------------                ---------                   ----------------                  --------          -------------

1.01 - 5.00                                                                1                 $    529,850.00                  0.17%                $   529,850.00                     743                 79.70%
5.01 - 10.00                                                              1                       427,988.75                  0.13                         427,988.75                     722                 80.00
10.01 - 15.00                                                            1                       450,500.00                  0.14                         450,500.00                     651                 68.78
15.01 - 20.00                                                            7                    7,341,471.97                  2.29                      1,048,781.71                     739                 70.00
20.01 - 25.00                                                          17                  12,930,629.52                  4.03                         760,625.27                     734                 66.51
25.01 - 30.00                                                          18                  12,106,155.09                  3.78                         672,564.17                     703                 71.83
30.01 - 35.00                                                          49                  31,845,888.10                  9.93                         649,916.08                     718                 70.47
35.01 - 40.00                                                        109                  66,425,866.88                20.72                         609,411.62                     717                 74.41
40.01 - 45.00                                                        124                  79,584,447.80                24.82                         641,810.06                     703                 74.76
45.01 - 50.00                                                          25                  15,263,547.39                  4.76                         610,541.90                     713                 74.41
50.01 - 55.00                                                            3                    1,665,409.24                  0.52                         555,136.41                     717                 75.61
55.01 - 60.00                                                            1                       567,700.00                  0.18                         567,700.00                     666                 74.11
60.01 - 65.00                                                            1                       592,000.00                  0.18                         592,000.00                     784                 80.00
Not Scored                                                         135                   90,909,169.18                28.35                         673,401.25                     721                62.52
                                                                               ---                      ---------------                 ------                            -----------                      ---                   -----
TOTAL:                                                              492               $320,640,623.92              100.00%                   $651,708.59                     715                 70.24%
                                                                            ===       ===============              ======               ===========                    ===               =====

(1)  As of the Cut-off Date, the weighted average Original Debt-to-Income Ratio of the Group 6B Mortgage Loans is expected to be approximately 37.37%.

                                                                  A-48

                           MONTHS SINCE ORIGINATION OF THE GROUP 6B MORTGAGE LOANS (1)

                                                                                                                                             % OF
                                                              NUMBER OF        AGGREGATE          GROUP 6B          AVERAGE          WEIGHTED      WEIGHTED
                                                                       GROUP 6B      STATED CUT-OFF    CUT-OFF        STATED PRINCIPAL    AVERAGE      AVERAGE
                                                                    MORTGAGE            PRINCIPAL           PRINCIPAL         BALANCE AS OF         CREDIT          ORIGINAL
MONTHS SINCE ORIGINATION              LOANS                 BALANCE             BALANCE          CUT-OFF DATE             SCORE     LOAN-TO-VALUE
------------------------------------------                 --------                   ---------------                ---------                   ----------------                  --------          -------------

1 - 6                                                                     459                $300,782,264.69                93.81%                   $655,299.05                    715                 69.96%
7 - 12                                                                     28                   15,838,111.38                 4.94                          565,646.84                     717                76.98
13 - 18                                                                     3                     2,622,747.85                 0.82                          874,249.28                     713                65.65
19 - 24                                                                     2                     1,397,500.00                 0.44                          698,750.00                     705                64.01
                                                                               ---                      ---------------                 ------                            -----------                      ---                   -----
TOTAL:                                                              492               $320,640,623.92              100.00%                   $651,708.59                     715                70.24%
                                                                            ===       ===============              ======               ===========                    ===               =====

(1)  As of the Cut-off Date, the weighted average Months Since Origination of the Group 6B Mortgage Loans is expected to be approximately 4 months.

                                                                   A-49

                                                     AGGREGATE LOAN GROUP X

              OCCUPANCY OF MORTGAGED PROPERTIES OF THE AGGREGATE GROUP X MORTGAGE LOANS (1)

                                                                                                                                             % OF
                                                             NUMBER OF                                        AGGREGATE
                                                            AGGREGATE        AGGREGATE           GROUP X             AVERAGE          WEIGHTED      WEIGHTED
                                                                       GROUP X        STATED CUT-OFF      CUT-OFF         STATED PRINCIPAL    AVERAGE      AVERAGE
                                                                    MORTGAGE            PRINCIPAL          PRINCIPAL         BALANCE AS OF         CREDIT          ORIGINAL
OCCUPANCY                                               LOANS                 BALANCE            BALANCE          CUT-OFF DATE             SCORE     LOAN-TO-VALUE
------------------------------------------                 --------                   ---------------                ---------                   ----------------                  --------          -------------

Primary Residence                                            407               $236,041,130.39                 88.21%                  $579,953.64                     745                72.89%
Second Home                                                      48                   29,956,142.71                 11.19                        624,086.31                     750                72.71
Investor Property                                                 4                     1,604,253.89                   0.60                        401,063.47                      738               64.78
                                                                               ---                      ---------------                 ------                            -----------                      ---                   -----
TOTAL:                                                              459               $267,601,526.99              100.00%                   $583,009.86                     745                72.82%
                                                                            ===       ===============              ======               ===========                    ===               =====
(1)  Based solely on representations of the mortgagor at the time of origination of the related Mortgage Loan.

                                    PROPERTY TYPES OF THE AGGREGATE GROUP X MORTGAGE LOANS

                                                                                                                                            % OF
                                                             NUMBER OF                                        AGGREGATE
                                                            AGGREGATE        AGGREGATE           GROUP X             AVERAGE          WEIGHTED      WEIGHTED
                                                                       GROUP X       STATED CUT-OFF      CUT-OFF         STATED PRINCIPAL    AVERAGE      AVERAGE
                                                                    MORTGAGE            PRINCIPAL          PRINCIPAL         BALANCE AS OF         CREDIT          ORIGINAL
PROPERTY TYPE                                         LOANS                 BALANCE            BALANCE          CUT-OFF DATE             SCORE     LOAN-TO-VALUE
------------------------------------------                 --------                   ---------------                ---------                   ----------------                  --------          -------------

Single Family Residence                                  264               $151,359,323.59                56.56%                   $573,330.77                     743                71.53%
PUD                                                                     132                   79,311,257.42                29.64                        600,842.86                     744                73.99
Condominium                                                       60                   35,324,513.06                13.20                        588,741.88                     759                75.65
2-Family                                                                  2                        998,432.92                  0.37                        499,216.46                      751                70.90
Townhouse                                                            1                        608,000.00                  0.23                        608,000.00                     663                80.00
                                                                               ---                      ---------------                 ------                            -----------                      ---                   -----
TOTAL:                                                              459               $267,601,526.99              100.00%                   $583,009.86                     745                72.82%
                                                                            ===       ===============              ======               ===========                    ===               =====

                              MORTGAGE LOAN PURPOSE OF THE AGGREGATE GROUP X MORTGAGE LOANS

                                                                                                                                               % OF
                                                             NUMBER OF                                        AGGREGATE
                                                            AGGREGATE        AGGREGATE           GROUP X             AVERAGE          WEIGHTED      WEIGHTED
                                                                       GROUP X       STATED CUT-OFF      CUT-OFF         STATED PRINCIPAL    AVERAGE      AVERAGE
                                                                    MORTGAGE            PRINCIPAL          PRINCIPAL         BALANCE AS OF         CREDIT          ORIGINAL
PURPOSE                                                        LOANS                 BALANCE            BALANCE          CUT-OFF DATE             SCORE     LOAN-TO-VALUE
------------------------------------------                 --------                   ---------------                ---------                   ----------------                  --------          -------------

Purchase                                                            314                $184,116,500.23                68.80%                  $586,358.28                      751                75.42%
Refinance-Rate/Term                                         73                    43,378,993.60                16.21                        594,232.79                     732                66.57
Refinance-Cashout                                            72                    40,106,033.16                14.99                        557,028.24                      735                67.65
                                                                               ---                      ---------------                 ------                            -----------                      ---                   -----
TOTAL:                                                              459               $267,601,526.99              100.00%                   $583,009.86                     745                72.82%
                                                                            ===       ===============              ======               ===========                    ===               =====

                                                                      A-50

                                    GEOGRAPHICAL DISTRIBUTION OF THE MORTGAGE PROPERTIES
                                           OF THE AGGREGATE GROUP X MORTGAGE LOANS (1)

                                                                                                                                             % OF
                                                             NUMBER OF                                        AGGREGATE
                                                            AGGREGATE        AGGREGATE           GROUP X             AVERAGE          WEIGHTED      WEIGHTED
                                                                       GROUP X       STATED CUT-OFF      CUT-OFF         STATED PRINCIPAL    AVERAGE      AVERAGE
                                                                    MORTGAGE            PRINCIPAL          PRINCIPAL         BALANCE AS OF         CREDIT          ORIGINAL
GEOGRAPHIC AREA                                  LOANS                 BALANCE            BALANCE          CUT-OFF DATE             SCORE     LOAN-TO-VALUE
------------------------------------------                 --------                   ---------------                ---------                   ----------------                  --------          -------------

Arizona                                                                 11                $  5,624,293.17                  2.10%                   $511,299.38                    761                73.55%
California                                                            230                136,157,214.69                50.88                        591,987.89                     745                72.69
Colorado                                                                 3                   1,730,500.00                   0.65                        576,833.33                     727                72.69
Connecticut                                                            1                      688,000.00                  0.26                        688,000.00                     741                80.00
District of Columbia                                              5                    3,039,200.00                  1.14                        607,840.00                     774                74.37
Florida                                                                   57                  35,541,624.62                13.28                        623,537.27                     749                71.63
Georgia                                                                   9                     3,920,088.11                  1.46                        435,565.35                     755                79.45
Hawaii                                                                     1                       800,000.00                  0.30                        800,000.00                     765                66.67
Illinois                                                                   12                    7,804,518.34                  2.92                        650,376.53                     763                74.34
Louisiana                                                                1                       431,007.72                  0.16                        431,007.72                     708                80.00
Maryland                                                              21                  10,753,760.69                  4.02                        512,083.84                     725                75.02
Massachusetts                                                      3                    1,423,932.92                  0.53                        474,644.31                     733                80.00
Minnesota                                                              1                       659,294.41                  0.25                        659,294.41                     761                80.00
Missouri                                                                 2                       587,000.00                  0.22                        293,500.00                     691                82.85
Nevada                                                                    8                    5,488,420.00                  2.05                        686,052.50                     726                67.60
New Jersey                                                             3                    1,567,942.00                  0.59                        522,647.33                     706                56.43
New York                                                                4                    2,175,000.00                  0.81                        543,750.00                     749                65.24
North Carolina                                                      15                    8,062,292.92                  3.01                        537,486.19                     763                77.86
Oklahoma                                                                 1                      500,000.00                  0.19                        500,000.00                     795                62.50
Oregon                                                                     2                   1,163,750.00                  0.43                        581,875.00                     705                73.91
Pennsylvania                                                          3                    1,813,857.51                  0.68                        604,619.17                     758                70.93
Rhode Island                                                          1                       530,000.00                  0.20                        530,000.00                     773                51.04
South Carolina                                                      11                   7,183,500.00                  2.68                        653,045.45                     733                73.14
Tennessee                                                              1                       479,423.25                  0.18                        479,423.25                     687                53.81
Texas                                                                       6                    3,792,990.39                  1.42                        632,165.07                     747                76.17
Utah                                                                         1                       626,400.00                  0.23                        626,400.00                     739                80.00
Vermont                                                                   1                       475,000.00                  0.18                        475,000.00                     755                76.00
Virginia                                                                  30                   15,984,537.80                 5.97                        532,817.93                     751                75.19
Washington                                                         15                     8,597,978.45                  3.21                        573,198.56                     741                68.79
                                                                               ---                      ---------------                 ------                            -----------                      ---                   -----
TOTAL:                                                              459               $267,601,526.99              100.00%                   $583,009.86                     745                72.82%
                                                                            ===       ===============              ======               ===========                    ===               =====

(1)  As of the Cut-off Date, no more than approximately 0.97% of the Aggregate Group X Mortgage Loans are expected to be secured by mortgaged properties in any one five-digit postal zip code.

                                                                  A-51

                    CURRENT MORTGAGE LOAN PRINCIPAL BALANCES OF THE AGGREGATE GROUP X
                                                       MORTGAGE LOANS (1)

                                                                                                                                             % OF
                                                             NUMBER OF                                        AGGREGATE
                                                            AGGREGATE        AGGREGATE           GROUP X             AVERAGE          WEIGHTED      WEIGHTED
                                                                       GROUP X       STATED CUT-OFF      CUT-OFF         STATED PRINCIPAL    AVERAGE      AVERAGE
CURRENT MORTGAGE LOAN           MORTGAGE            PRINCIPAL          PRINCIPAL         BALANCE AS OF         CREDIT          ORIGINAL
PRINCIPAL BALANCES ($)                      LOANS                 BALANCE            BALANCE          CUT-OFF DATE             SCORE     LOAN-TO-VALUE
------------------------------------------                 --------                   ---------------                ---------                   ----------------                  --------          -------------

100,000.01 - 150,000.00                                         4                   $    544,185.72                  0.20%                 $  136,046.43                     741                72.72%
150,000.01 - 200,000.00                                         5                         869,889.81                  0.33                        173,977.96                     737                66.67
250,000.01 - 300,000.00                                         3                         813,125.00                  0.30                        271,041.67                     764                76.67
300,000.01 - 350,000.00                                         2                         628,400.00                  0.23                        314,200.00                     739                74.88
350,000.01 - 400,000.00                                         3                      1,154,832.88                  0.43                        384,944.29                     722                79.86
400,000.01 - 450,000.00                                       55                    23,834,847.09                  8.91                        433,360.86                     736                74.09
450,000.01 - 500,000.00                                     100                    48,031,286.21                17.95                        480,312.86                     743                70.96
500,000.01 - 550,000.00                                       63                    32,947,981.72                12.31                        522,983.84                     737                74.24
550,000.01 - 600,000.00                                       63                    36,474,014.66                13.63                        578,952.61                     748                75.49
600,000.01 - 650,000.00                                       49                    31,003,749.88                11.59                        632,729.59                     743                75.70
650,000.01 - 700,000.00                                       37                    25,111,650.27                  9.38                        678,693.25                     750                73.94
700,000.01 - 750,000.00                                       15                    10,960,526.21                  4.10                        730,701.75                     732                71.92
750,000.01 - 800,000.00                                       12                      9,347,581.94                  3.49                        778,965.16                     754                74.95
800,000.01 - 850,000.00                                       14                    11,569,551.33                  4.32                        826,396.52                     755                65.48
850,000.01 - 900,000.00                                         6                      5,264,500.00                  1.97                        877,416.67                     747                76.30
900,000.01 - 950,000.00                                         5                      4,637,454.27                  1.73                        927,490.85                     742                70.12
950,000.01 - 1,000,000.00                                    16                    15,766,950.00                  5.89                        985,434.38                     771                67.44
1,000,000.01 - 1,500,000.00                                   7                     8,641,000.00                   3.23                      1,234,428.57                    760                66.36
                                                                               ---                      ---------------                 ------                            -----------                      ---                   -----
TOTAL:                                                              459               $267,601,526.99              100.00%                   $583,009.86                     745                72.82%
                                                                            ===       ===============              ======               ===========                    ===               =====

(1)  As of the Cut-off Date, the average outstanding principal balance of the Aggregate Group X Mortgage Loans is expected to be approximately $583,010.

                                                              A-52

            ORIGINAL LOAN-TO-VALUE RATIOS OF THE AGGREGATE GROUP X MORTGAGE LOANS (1)

                                                                                                                                             % OF
                                                             NUMBER OF                                        AGGREGATE
                                                            AGGREGATE        AGGREGATE           GROUP X             AVERAGE          WEIGHTED      WEIGHTED
                                                                       GROUP X       STATED CUT-OFF      CUT-OFF         STATED PRINCIPAL    AVERAGE      AVERAGE
ORIGINAL LOAN-TO-VALUE              MORTGAGE            PRINCIPAL          PRINCIPAL         BALANCE AS OF         CREDIT          ORIGINAL
RATIOS (%)                                                  LOANS                 BALANCE            BALANCE          CUT-OFF DATE             SCORE     LOAN-TO-VALUE
------------------------------------------                 --------                   ---------------                ---------                   ----------------                  --------          -------------

5.01 - 10.00                                                             2                 $  1,303,000.00                   0.49%                  $651,500.00                     803                   8.15%
20.01 - 25.00                                                           2                     1,597,000.64                   0.60                        798,500.32                     787                 21.85
25.01 - 30.00                                                           2                     1,145,000.00                   0.43                        572,500.00                     738                 26.82
30.01 - 35.00                                                           5                     2,727,000.00                   1.02                        545,400.00                     755                 32.54
35.01 - 40.00                                                           4                     2,327,001.16                   0.87                        581,750.29                     731                 37.76
40.01 - 45.00                                                           7                     3,737,000.00                   1.40                        533,857.14                     728                 41.91
45.01 - 50.00                                                         12                     7,337,122.72                   2.74                        611,426.89                     756                 47.93
50.01 - 55.00                                                           5                     2,199,363.49                   0.82                        439,872.70                     706                 52.92
55.01 - 60.00                                                         19                   10,919,699.40                   4.08                        574,721.02                     742                 57.80
60.01 - 65.00                                                         20                   13,127,438.86                   4.91                        656,371.94                     765                 62.43
65.01 - 70.00                                                         40                   26,107,525.94                   9.76                        652,688.15                     748                 68.13
70.01 - 75.00                                                         49                   31,986,177.97                 11.95                        652,779.14                     744                 74.33
75.01 - 80.00                                                       288                  161,328,435.81                60.29                        560,168.18                     744                 79.62
85.01 - 90.00                                                           4                      1,759,761.00                  0.66                        439,940.25                     715                 89.07
                                                                               ---                      ---------------                 ------                            -----------                      ---                   -----
TOTAL:                                                              459               $267,601,526.99              100.00%                   $583,009.86                     745                72.82%
                                                                            ===       ===============              ======               ===========                    ===               =====

(1)  As of the Cut-off Date, the weighted average Loan-to-Value Ratio at origination of the Aggregate Group X Mortgage Loans is expected to be approximately 72.82%.

                   CURRENT MORTGAGE INTEREST RATES OF THE AGGREGATE GROUP X MORTGAGE LOANS (1)

                                                                                                                                             % OF
                                                             NUMBER OF                                        AGGREGATE
                                                            AGGREGATE        AGGREGATE           GROUP X             AVERAGE          WEIGHTED      WEIGHTED
                                                                       GROUP X       STATED CUT-OFF      CUT-OFF         STATED PRINCIPAL    AVERAGE      AVERAGE
CURRENT MORTGAGE INTEREST     MORTGAGE            PRINCIPAL          PRINCIPAL         BALANCE AS OF         CREDIT          ORIGINAL
RATES (%)                                                   LOANS                 BALANCE            BALANCE          CUT-OFF DATE             SCORE     LOAN-TO-VALUE
------------------------------------------                 --------                   ---------------                ---------                   ----------------                  --------          -------------

4.251 - 4.500                                                           2                   $1,162,379.33                   0.43%                   $581,189.67                     704                80.00%
4.501 - 4.750                                                           6                     4,411,746.26                   1.65                        735,291.04                     722                73.42
4.751 - 5.000                                                          21                  11,782,866.56                   4.40                        561,088.88                     744                72.78
5.001 - 5.250                                                          20                  10,746,251.30                   4.02                        537,312.57                     758                76.50
5.251 - 5.500                                                          30                  17,331,936.63                   6.48                        577,731.22                     760                76.20
5.501 - 5.750                                                          84                  50,394,437.72                 18.83                        599,933.78                     750                70.70
5.751 - 6.000                                                        132                  77,604,007.11                 29.00                        587,909.14                     743                73.23
6.001 - 6.250                                                          84                  49,011,629.93                 18.32                        583,471.78                     743                72.89
6.251 - 6.500                                                          51                  28,354,161.54                 10.60                        555,963.95                     738                71.72
6.501 - 6.750                                                          17                  10,019,145.93                   3.74                        589,361.53                     753                74.46
6.751 - 7.000                                                            9                    5,091,564.68                   1.90                        565,729.41                     743                68.40
7.001 - 7.250                                                            3                    1,691,400.00                   0.63                        563,800.00                     731                72.87
                                                                               ---                      ---------------                 ------                            -----------                      ---                   -----
TOTAL:                                                              459               $267,601,526.99              100.00%                   $583,009.86                     745                72.82%
                                                                            ===       ===============              ======               ===========                    ===               =====

(1)  As of the Cut-off Date, the weighted average Current Mortgage Interest Rate of the Aggregate Group X Mortgage Loans is expected to be approximately
      5.910% per annum.

                                                                  A-53

                            GROSS MARGINS OF THE AGGREGATE GROUP X MORTGAGE LOANS (1)

                                                                                                                                             % OF
                                                             NUMBER OF                                        AGGREGATE
                                                            AGGREGATE        AGGREGATE           GROUP X             AVERAGE          WEIGHTED      WEIGHTED
                                                                       GROUP X       STATED CUT-OFF      CUT-OFF         STATED PRINCIPAL    AVERAGE      AVERAGE
                                                                     MORTGAGE            PRINCIPAL          PRINCIPAL         BALANCE AS OF         CREDIT          ORIGINAL
GROSS MARGIN (%)                                    LOANS                 BALANCE            BALANCE          CUT-OFF DATE             SCORE     LOAN-TO-VALUE
------------------------------------------                 --------                   ---------------                ---------                   ----------------                  --------          -------------

2.001 - 2.250                                                        459               $267,601,526.99              100.00%                   $583,009.86                     745                72.82%
                                                                               ---                      ---------------                 ------                            -----------                      ---                   -----
TOTAL:                                                              459               $267,601,526.99              100.00%                   $583,009.86                     745                72.82%
                                                                            ===       ===============              ======               ===========                    ===               =====

(1)  As of the Cut-off Date, the weighted average Gross Margin of the Aggregate Group X Mortgage Loans is expected to be approximately 2.250% per annum.

                            RATE CEILINGS OF THE AGGREGATE GROUP X MORTGAGE LOANS (1)

                                                                                                                                             % OF
                                                             NUMBER OF                                        AGGREGATE
                                                            AGGREGATE        AGGREGATE           GROUP X             AVERAGE          WEIGHTED      WEIGHTED
                                                                       GROUP X       STATED CUT-OFF      CUT-OFF         STATED PRINCIPAL    AVERAGE      AVERAGE
                                                                     MORTGAGE            PRINCIPAL          PRINCIPAL         BALANCE AS OF         CREDIT          ORIGINAL
RATE CEILINGS (%)                                    LOANS                 BALANCE            BALANCE          CUT-OFF DATE             SCORE     LOAN-TO-VALUE
------------------------------------------                 --------                   ---------------                ---------                   ----------------                  --------          -------------

9.251 - 9.500                                                           3                  $  1,860,573.73                  0.70%                  $620,191.24                       733                74.90%
9.501 - 9.750                                                           5                      3,713,551.86                  1.39                        742,710.37                       711                74.73
9.751 - 10.000                                                        21                   11,782,866.56                  4.40                        561,088.88                       744                72.78
10.001 - 10.250                                                      20                   10,746,251.30                  4.02                        537,312.57                       758                76.50
10.251 - 10.500                                                      29                   16,851,936.63                  6.30                        581,101.26                       760                76.09
10.501 - 10.750                                                      79                   47,849,884.07                17.88                        605,694.74                       751                70.63
10.751 - 11.000                                                    116                   68,853,084.53                25.73                        593,561.07                       742                73.02
11.001 - 11.250                                                      79                   46,296,828.93                17.30                        586,035.81                       742                73.03
11.251 - 11.500                                                      47                   25,939,160.90                  9.69                        551,897.04                       739                73.08
11.501 - 11.750                                                      19                     9,917,249.58                  3.71                        521,960.50                       748                72.74
11.751 - 12.000                                                      21                   11,255,487.26                  4.21                        535,975.58                       748                74.59
12.001 - 12.250                                                        7                     3,526,201.00                  1.32                        503,743.00                       744                69.28
12.251 - 12.500                                                        4                     2,298,000.00                  0.86                        574,500.00                       713                70.82
12.501 - 12.750                                                        3                     2,646,450.00                  0.99                        882,150.00                       758                78.38
12.751 - 13.000                                                        5                     3,184,000.64                  1.19                        636,800.13                       761                55.95
13.001 - 13.250                                                        1                        880,000.00                  0.33                        880,000.00                       735                80.00
                                                                               ---                      ---------------                 ------                            -----------                       ---                   -----
TOTAL:                                                              459               $267,601,526.99              100.00%                   $583,009.86                      745                72.82%
                                                                            ===       ===============              ======               ===========                     ===               =====

(1)  As of the Cut-off Date, the weighted average Rate Ceiling of the Aggregate Group X Mortgage Loans is expected to be approximately 10.997% per annum.

                                                                  A-54

                     FIRST RATE ADJUSTMENT DATE OF THE AGGREGATE GROUP X MORTGAGE LOANS (1)

                                                                                                                                             % OF
                                                             NUMBER OF                                        AGGREGATE
                                                            AGGREGATE        AGGREGATE           GROUP X             AVERAGE          WEIGHTED      WEIGHTED
                                                                       GROUP X       STATED CUT-OFF      CUT-OFF         STATED PRINCIPAL    AVERAGE      AVERAGE
                                                                     MORTGAGE            PRINCIPAL          PRINCIPAL         BALANCE AS OF         CREDIT          ORIGINAL
FIRST RATE ADJUSTMENT DATE          LOANS                 BALANCE            BALANCE          CUT-OFF DATE             SCORE     LOAN-TO-VALUE
------------------------------------------                 --------                   ---------------                ---------                   ----------------                  --------          -------------

December 1, 2008                                                  2                  $    403,065.24                   0.15%                  $201,532.62                      747                67.03%
February 1, 2009                                                    1                        186,254.37                   0.07                       186,254.37                      818                80.00
March 1, 2009                                                       18                  10,030,285.62                   3.75                       557,238.09                      736                73.68
April 1, 2009                                                          18                 12,282,122.00                    4.59                       682,340.11                      755                72.65
April 1, 2010                                                            1                      455,658.35                    0.17                       455,658.35                      656                79.42
September 1, 2010                                                  1                      115,253.89                    0.04                       115,253.89                      757                80.00
October 1, 2010                                                      1                      394,400.00                    0.15                       394,400.00                      733                80.00
November 1, 2010                                                  6                   2,759,867.44                    1.03                       459,977.91                      742                75.72
December 1, 2010                                                   6                   1,698,488.29                   0.63                       283,081.38                      710                73.00
January 1, 2011                                                      8                    4,415,950.62                   1.65                       551,993.83                      740                73.64
February 1, 2011                                                    3                    1,602,000.00                   0.60                       534,000.00                      727                64.37
March 1, 2011                                                    107                  61,831,747.86                  23.11                       577,866.80                      746                73.07
April 1, 2011                                                      232                 137,409,577.40                 51.35                       592,282.66                      747                73.21
January 1, 2013                                                     1                        597,000.64                   0.22                       597,000.64                      792                23.03
February 1, 2013                                                   1                        698,194.40                   0.26                       698,194.40                      781                66.40
March 1, 2013                                                     12                      6,779,752.87                  2.53                       564,979.41                      743                73.60
April 1, 2013                                                        41                    25,941,908.00                  9.69                       632,729.46                      742                70.89
                                                                               ---                      ---------------                 ------                            -----------                      ---                   -----
TOTAL:                                                              459               $267,601,526.99              100.00%                   $583,009.86                     745               72.82%
                                                                            ===       ===============              ======               ===========                    ===              =====

(1)  As of the Cut-off Date, the weighted average number of months to the First Rate Adjustment Date for the Aggregate Group X Mortgage Loans is expected to be approximately 61 months.

                               REMAINING TERMS OF THE AGGREGATE GROUP X MORTGAGE LOANS (1)

                                                                                                                                             % OF
                                                             NUMBER OF                                        AGGREGATE
                                                            AGGREGATE        AGGREGATE           GROUP X             AVERAGE          WEIGHTED      WEIGHTED
                                                                       GROUP X       STATED CUT-OFF      CUT-OFF         STATED PRINCIPAL    AVERAGE      AVERAGE
                                                                     MORTGAGE            PRINCIPAL          PRINCIPAL         BALANCE AS OF         CREDIT          ORIGINAL
REMAINING TERM (MONTHS)                LOANS                 BALANCE            BALANCE          CUT-OFF DATE             SCORE     LOAN-TO-VALUE
------------------------------------------                 --------                   ---------------                ---------                   ----------------                  --------          -------------

341 - 360                                                              459               $267,601,526.99              100.00%                   $583,009.86                     745               72.82%
                                                                               ---                      ---------------                 ------                            -----------                      ---                   -----
TOTAL:                                                              459               $267,601,526.99              100.00%                   $583,009.86                     745               72.82%
                                                                            ===       ===============              ======               ===========                    ===              =====

(1)  As of the Cut-off Date, the weighted average remaining term to stated maturity of the Aggregate Group X Mortgage Loans is expected to be approximately 360 months.

                                                                      A-55

                      CREDIT SCORING OF MORTGAGORS OF THE AGGREGATE GROUP X MORTGAGE LOANS (1)

                                                                                                                                             % OF
                                                             NUMBER OF                                        AGGREGATE
                                                            AGGREGATE        AGGREGATE           GROUP X             AVERAGE          WEIGHTED      WEIGHTED
                                                                       GROUP X       STATED CUT-OFF      CUT-OFF         STATED PRINCIPAL    AVERAGE      AVERAGE
                                                                     MORTGAGE            PRINCIPAL          PRINCIPAL         BALANCE AS OF         CREDIT          ORIGINAL
CREDIT SCORES                                          LOANS                 BALANCE            BALANCE          CUT-OFF DATE             SCORE     LOAN-TO-VALUE
------------------------------------------                 --------                   ---------------                ---------                   ----------------                  --------          -------------

801 - 850                                                               24                $ 15,863,615.47                   5.93%                   $660,983.98                     806               68.54%
751 - 800                                                             194                 116,657,179.69                 43.59                         601,325.67                     775               72.31
701 - 750                                                             174                   98,144,974.93                 36.68                        564,051.58                      727               74.09
651 - 700                                                               54                   29,345,379.48                 10.97                        543,432.95                      684               73.29
601 - 650                                                               12                     7,130,377.42                   2.66                        594,198.12                      633               72.11
Not Scored                                                             1                       460,000.00                    0.17                        460,000.00                         0               59.74
                                                                               ---                      ---------------                 ------                            -----------                      ---                   -----
TOTAL:                                                              459               $267,601,526.99              100.00%                   $583,009.86                     745               72.82%
                                                                            ===       ===============              ======               ===========                    ===              =====

(1)  The scores shown are Bureau Credit Scores from Experian (FICO), Equifax (Beacon) and TransUnion (Empirica).

                  ORIGINAL DEBT-TO-INCOME RATIO OF MORTGAGORS OF THE AGGREGATE GROUP X
                                                       MORTGAGE LOANS (1)

                                                                                                                                             % OF
                                                             NUMBER OF                                        AGGREGATE
                                                            AGGREGATE        AGGREGATE           GROUP X             AVERAGE          WEIGHTED      WEIGHTED
                                                                       GROUP X       STATED CUT-OFF      CUT-OFF         STATED PRINCIPAL    AVERAGE      AVERAGE
ORIGINAL DEBT-TO-INCOME            MORTGAGE            PRINCIPAL          PRINCIPAL         BALANCE AS OF         CREDIT          ORIGINAL
RATIOS (%)                                                   LOANS                 BALANCE            BALANCE          CUT-OFF DATE             SCORE     LOAN-TO-VALUE
------------------------------------------                 --------                   ---------------                ---------                   ----------------                  --------          -------------

5.01 - 10.00                                                              2                $  1,000,000.00                   0.37%                  $500,000.00                      802                60.12%
10.01 - 15.00                                                           11                   6,480,175.00                   2.42                        589,106.82                      763               64.44
15.01 - 20.00                                                           19                 11,377,669.72                   4.25                        598,824.72                      755               64.08
20.01 - 25.00                                                           33                 19,824,151.07                   7.41                        600,731.85                      744               70.62
25.01 - 30.00                                                           58                 32,737,831.21                 12.23                        564,445.37                      747               74.95
30.01 - 35.00                                                           64                 37,374,102.98                 13.97                        583,970.36                      747               76.47
35.01 - 40.00                                                           92                 53,224,171.99                 19.89                        578,523.61                      742               72.54
40.01 - 45.00                                                           90                 54,832,011.34                 20.49                        609,244.57                      749               73.49
45.01 - 50.00                                                           60                 33,319,656.95                 12.45                        555,327.62                      736               74.55
50.01 - 55.00                                                           15                   9,372,772.28                   3.50                        624,851.49                      753               67.39
55.01 - 60.00                                                           11                   5,974,580.45                   2.23                        543,143.68                      743               68.77
60.01 - 65.00                                                            3                    1,667,404.00                   0.62                        555,801.33                      710               71.04
65.01 - 70.00                                                            1                       417,000.00                   0.16                        417,000.00                      706               79.23
                                                                               ---                      ---------------                 ------                            -----------                      ---                   -----
TOTAL:                                                              459               $267,601,526.99              100.00%                   $583,009.86                     745               72.82%
                                                                            ===       ===============              ======               ===========                    ===              =====

(1)  As of the Cut-off Date, the weighted average Original Debt-to-Income Ratio of the Aggregate Group X Mortgage Loans is expected to be approximately 36.47%.

                                                                  A-56

                      MONTHS SINCE ORIGINATION OF THE AGGREGATE GROUP X MORTGAGE LOANS (1)

                                                                                                                                             % OF
                                                             NUMBER OF                                        AGGREGATE
                                                            AGGREGATE        AGGREGATE           GROUP X             AVERAGE          WEIGHTED      WEIGHTED
                                                                       GROUP X       STATED CUT-OFF      CUT-OFF         STATED PRINCIPAL    AVERAGE      AVERAGE
                                                                    MORTGAGE            PRINCIPAL          PRINCIPAL         BALANCE AS OF         CREDIT          ORIGINAL
MONTHS SINCE ORIGINATION             LOANS                 BALANCE            BALANCE          CUT-OFF DATE             SCORE     LOAN-TO-VALUE
------------------------------------------                 --------                   ---------------                ---------                   ----------------                  --------          -------------

1 - 6                                                                      454              $265,341,019.71                99.16%                   $584,451.59                      745                72.92%
7 - 12                                                                        2                       509,653.89                  0.19                         254,826.95                      738                80.00
13 - 18                                                                      3                    1,750,853.39                  0.65                         583,617.80                      752                55.00
                                                                               ---                      ---------------                 ------                            -----------                      ---                   -----
TOTAL:                                                              459               $267,601,526.99              100.00%                   $583,009.86                     745               72.82%
                                                                            ===       ===============              ======               ===========                    ===              =====

(1)  As of the Cut-off Date, the weighted average Months Since Origination of the Aggregate Group X Mortgage Loans is expected to be approximately 2 months.

                                                                  A-57

                                                     AGGREGATE LOAN GROUP 6

          OCCUPANCY OF MORTGAGED PROPERTIES OF THE AGGREGATE GROUP 6 MORTGAGE LOANS (1)

                                                                                                                                             % OF
                                                             NUMBER OF                                        AGGREGATE
                                                            AGGREGATE        AGGREGATE           GROUP 6             AVERAGE          WEIGHTED      WEIGHTED
                                                                       GROUP 6       STATED CUT-OFF      CUT-OFF         STATED PRINCIPAL    AVERAGE      AVERAGE
                                                                    MORTGAGE            PRINCIPAL          PRINCIPAL         BALANCE AS OF         CREDIT          ORIGINAL
OCCUPANCY                                                LOANS                 BALANCE            BALANCE          CUT-OFF DATE             SCORE     LOAN-TO-VALUE
------------------------------------------                 --------                   ---------------                ---------                   ----------------                  --------          -------------

Primary Residence                                            791               $387,327,588.53                 86.18%                  $489,668.25                     712              70.92%
Investor Property                                             130                   47,964,134.31                 10.67                        368,954.88                     735              64.79
Second Home                                                     32                   14,140,621.94                   3.15                        441,894.44                      722               72.50
                                                                               ---                      ---------------                 ------                            -----------                      ---                   -----
TOTAL:                                                              953               $449,432,344.78              100.00%                   $471,597.42                     715               70.31%
                                                                            ===       ===============              ======               ===========                    ===              =====

(1)  Based solely on representations of the mortgagor at the time of origination of the related Mortgage Loan.

                             PROPERTY TYPES OF THE AGGREGATE GROUP 6 MORTGAGE LOANS

                                                                                                                                             % OF
                                                             NUMBER OF                                        AGGREGATE
                                                            AGGREGATE        AGGREGATE           GROUP 6             AVERAGE          WEIGHTED      WEIGHTED
                                                                       GROUP 6       STATED CUT-OFF      CUT-OFF         STATED PRINCIPAL    AVERAGE      AVERAGE
                                                                    MORTGAGE            PRINCIPAL          PRINCIPAL         BALANCE AS OF         CREDIT          ORIGINAL
PROPERTY TYPE                                          LOANS                 BALANCE            BALANCE          CUT-OFF DATE             SCORE     LOAN-TO-VALUE
------------------------------------------                 --------                   ---------------                ---------                   ----------------                  --------          -------------

Single Family Residence                                  569               $275,962,670.22                61.40%                   $484,995.91                     712               69.54%
PUD                                                                    199                    93,319,485.91               20.76                         468,942.14                     716               73.43
Condominium                                                    114                   44,653,361.56                 9.94                          391,696.15                     728               71.60
2-Family                                                                39                   19,586,699.29                 4.36                          502,223.06                     715               67.17
4-Family                                                                12                     7,366,522.01                 1.64                          613,876.83                     749               65.68
3-Family                                                                11                     5,483,147.62                 1.22                          498,467.97                     716               64.41
Townhouse                                                            9                     3,060,458.17                 0.68                          340,050.91                     687               68.30
                                                                               ---                      ---------------                 ------                            -----------                      ---                   -----
TOTAL:                                                              953               $449,432,344.78              100.00%                   $471,597.42                     715               70.31%
                                                                            ===       ===============              ======               ===========                    ===              =====

                  MORTGAGE LOAN PURPOSE OF THE AGGREGATE GROUP 6 MORTGAGE LOANS

                                                                                                                                             % OF
                                                             NUMBER OF                                        AGGREGATE
                                                            AGGREGATE        AGGREGATE           GROUP 6             AVERAGE          WEIGHTED      WEIGHTED
                                                                       GROUP 6       STATED CUT-OFF      CUT-OFF         STATED PRINCIPAL    AVERAGE      AVERAGE
                                                                    MORTGAGE            PRINCIPAL          PRINCIPAL         BALANCE AS OF         CREDIT          ORIGINAL
PURPOSE                                                       LOANS                 BALANCE            BALANCE          CUT-OFF DATE             SCORE     LOAN-TO-VALUE
------------------------------------------                 --------                   ---------------                ---------                   ----------------                  --------          -------------

Refinance-Cashout                                           430               $209,598,686.62                46.64%                   $487,438.81                     711               66.38%
Purchase                                                            416                 182,812,565.76                 40.68                        439,453.28                     720                76.45
Refinance-Rate/Term                                       107                   57,021,092.40                 12.69                        532,907.41                     713                65.09
                                                                               ---                      ---------------                 ------                            -----------                      ---                   -----
TOTAL:                                                              953               $449,432,344.78              100.00%                   $471,597.42                     715               70.31%
                                                                            ===       ===============              ======               ===========                    ===              =====

                                                                      A-58

                                  GEOGRAPHICAL DISTRIBUTION OF THE MORTGAGE PROPERTIES
                                         OF THE AGGREGATE GROUP 6 MORTGAGE LOANS (1)

                                                                                                                                             % OF
                                                             NUMBER OF                                        AGGREGATE
                                                            AGGREGATE        AGGREGATE           GROUP 6             AVERAGE          WEIGHTED      WEIGHTED
                                                                       GROUP 6       STATED CUT-OFF      CUT-OFF         STATED PRINCIPAL    AVERAGE      AVERAGE
                                                                    MORTGAGE            PRINCIPAL          PRINCIPAL         BALANCE AS OF         CREDIT          ORIGINAL
GEOGRAPHIC AREA                                   LOANS                 BALANCE            BALANCE          CUT-OFF DATE             SCORE     LOAN-TO-VALUE
------------------------------------------                 --------                   ---------------                ---------                   ----------------                  --------          -------------

Arizona                                                                 31                $ 10,658,480.50                  2.37%                   $343,821.95                     723               73.68%
California                                                            579                 306,887,120.18                68.28                        530,029.57                      718               68.79
Colorado                                                               27                   10,828,649.91                  2.41                        401,061.11                      719               74.16
Connecticut                                                           5                     1,890,730.14                  0.42                        378,146.03                      691               74.86
Delaware                                                                2                        683,464.99                  0.15                        341,732.50                      774               79.54
District of Columbia                                             1                        417,000.00                  0.09                        417,000.00                      652               63.86
Florida                                                                  56                   18,084,193.70                  4.02                        322,932.03                      715               71.81
Georgia                                                                   7                    2,702,284.76                  0.60                        386,040.68                      704               76.17
Hawaii                                                                    9                     4,374,074.32                  0.97                        486,008.26                      707               64.36
Idaho                                                                      1                        490,000.00                  0.11                        490,000.00                      777               67.59
Illinois                                                                  12                     6,512,503.69                  1.45                        542,708.64                      736               66.13
Maryland                                                             31                   10,507,983.02                  2.34                        338,967.19                      671               77.75
Massachusetts                                                     6                     2,080,027.48                  0.46                        346,671.25                     704               82.04
Michigan                                                               5                     1,778,076.63                  0.40                        355,615.33                      698               77.87
Minnesota                                                             2                        452,501.25                  0.10                        226,250.63                      676               78.15
Missouri                                                                4                      1,107,641.02                 0.25                        276,910.26                      725               80.68
Nevada                                                                 23                   10,017,414.72                  2.23                        435,539.77                      723               73.06
New Hampshire                                                     2                        839,395.18                 0.19                        419,697.59                      787               80.00
New Jersey                                                           16                     5,520,841.76                 1.23                        345,052.61                      679               76.26
New York                                                              43                   23,788,288.78                 5.29                        553,216.02                      692               71.77
North Carolina                                                       2                        484,123.28                  0.11                        242,061.64                     726               79.64
Ohio                                                                        3                        216,388.80                  0.05                          72,129.60                      781               68.45
Oregon                                                                    6                     1,856,329.37                  0.41                        309,388.23                     718               75.29
Pennsylvania                                                         4                        695,711.65                  0.15                        173,927.91                      662               75.84
Rhode Island                                                          1                       360,000.00                  0.08                        360,000.00                      743               58.54
South Carolina                                                       2                       380,000.00                  0.08                        190,000.00                      756               80.00
Tennessee                                                              1                       191,974.00                  0.04                        191,974.00                      712               80.00
Texas                                                                       9                    3,545,623.36                  0.79                        393,958.15                      714               72.93
Utah                                                                        5                        762,962.87                  0.17                        152,592.57                      738               73.54
Virginia                                                                 44                   16,174,326.14                  3.60                        367,598.32                      708               76.15
Washington                                                         13                    4,995,437.32                  1.11                        384,264.41                      702               76.22
Wisconsin                                                              1                       148,795.96                  0.03                        148,795.96                      751               80.00
                                                                               ---                      ---------------                 ------                            -----------                      ---                   -----
TOTAL:                                                              953               $449,432,344.78              100.00%                  $471,597.42                     715               70.31%
                                                                            ===       ===============              ======               ==========                    ===              =====

(1)  As of the Cut-off Date, no more than approximately 1.15% of the Aggregate Group 6 Mortgage Loans are expected to be secured by mortgaged properties in any one five-digit postal zip code.

                                                                  A-59

                        CURRENT MORTGAGE LOAN PRINCIPAL BALANCES OF THE AGGREGATE GROUP 6
                                                       MORTGAGE LOANS (1)

                                                                                                                                             % OF
                                                             NUMBER OF                                        AGGREGATE
                                                            AGGREGATE        AGGREGATE           GROUP 6             AVERAGE          WEIGHTED      WEIGHTED
                                                                       GROUP 6       STATED CUT-OFF      CUT-OFF         STATED PRINCIPAL    AVERAGE      AVERAGE
CURRENT MORTGAGE LOAN            MORTGAGE            PRINCIPAL          PRINCIPAL         BALANCE AS OF         CREDIT          ORIGINAL
PRINCIPAL BALANCES ($)                      LOANS                 BALANCE            BALANCE          CUT-OFF DATE             SCORE     LOAN-TO-VALUE
------------------------------------------                 --------                   ---------------                ---------                   ----------------                  --------          -------------

0.01 - 50,000.00                                                      3                   $    124,555.71                  0.03%                 $   41,518.57                    750               63.77%
50,000.01 - 100,000.00                                         14                      1,260,229.80                  0.28                          90,016.41                    739              59.40
100,000.01 - 150,000.00                                       52                      6,943,494.60                  1.54                       133,528.74                     711              69.72
150,000.01 - 200,000.00                                       68                    11,904,518.42                  2.65                       175,066.45                     713              66.96
200,000.01 - 250,000.00                                       51                    11,695,591.88                  2.60                       229,325.33                     698              70.99
250,000.01 - 300,000.00                                       68                    18,740,587.30                  4.17                       275,596.87                     710              71.64
300,000.01 - 350,000.00                                       74                    24,218,892.13                  5.39                       327,282.33                     708              70.69
350,000.01 - 400,000.00                                       83                    31,426,239.95                  6.99                       378,629.40                     720              72.38
400,000.01 - 450,000.00                                       84                    35,977,600.09                  8.01                       428,304.76                     716              74.66
450,000.01 - 500,000.00                                       90                    42,787,934.03                  9.52                       475,421.49                     713              73.44
500,000.01 - 550,000.00                                       76                    40,022,183.64                  8.91                       526,607.68                     706              72.65
550,000.01 - 600,000.00                                       73                    42,311,556.43                  9.41                       579,610.36                     708              74.68
600,000.01 - 650,000.00                                       63                    39,841,943.62                  8.86                       632,411.80                     707              71.44
650,000.01 - 700,000.00                                       22                    15,029,762.22                  3.34                       683,171.01                     723              68.40
700,000.01 - 750,000.00                                       33                    24,239,352.93                  5.39                       734,525.85                     714              64.92
750,000.01 - 800,000.00                                       14                    10,959,063.14                  2.44                       782,790.22                     730              69.47
800,000.01 - 850,000.00                                       19                    15,814,628.36                  3.52                       832,348.86                     732              67.41
850,000.01 - 900,000.00                                       11                      9,673,670.78                  2.15                       879,424.62                     724              69.82
900,000.01 - 950,000.00                                       11                    10,162,881.64                  2.26                       923,898.33                     707              68.12
950,000.01 - 1,000,000.00                                    27                    26,628,114.13                  5.92                       986,226.45                     723              64.84
1,000,000.01 - 1,500,000.00                                 10                    13,547,543.98                  3.01                    1,354,754.40                     728              67.87
1,500,000.01 - 2,000,000.00                                   4                      7,122,000.00                  1.58                    1,780,500.00                     742              53.04
2,500,000.01 - 3,000,000.00                                   3                      9,000,000.00                  2.00                    3,000,000.00                     734              57.18
                                                                               ---                      ---------------                 ------                            -----------                      ---                   -----
TOTAL:                                                              953               $449,432,344.78              100.00%                  $471,597.42                     715               70.31%
                                                                            ===       ===============              ======               ==========                    ===              =====

(1)  As of the Cut-off Date, the average outstanding principal balance of the Aggregate Group 6 Mortgage Loans is expected to be approximately $471,597.

                                                                  A-60

                    ORIGINAL LOAN-TO-VALUE RATIOS OF THE AGGREGATE GROUP 6 MORTGAGE LOANS (1)

                                                                                                                                             % OF
                                                             NUMBER OF                                        AGGREGATE
                                                            AGGREGATE        AGGREGATE           GROUP 6             AVERAGE          WEIGHTED      WEIGHTED
                                                                       GROUP 6       STATED CUT-OFF      CUT-OFF         STATED PRINCIPAL    AVERAGE      AVERAGE
ORIGINAL LOAN-TO-VALUE             MORTGAGE            PRINCIPAL          PRINCIPAL         BALANCE AS OF         CREDIT          ORIGINAL
RATIOS (%)                                                 LOANS                 BALANCE            BALANCE          CUT-OFF DATE             SCORE     LOAN-TO-VALUE
------------------------------------------                 --------                   ---------------                ---------                   ----------------                  --------          -------------

15.01 - 20.00                                                           3                  $    368,909.73                   0.08%                  $122,969.91                    753               18.33%
25.01 - 30.00                                                           4                     1,189,634.25                   0.26                       297,408.56                     737              27.70
30.01 - 35.00                                                           9                     5,025,168.14                   1.12                       558,352.02                     736              33.38
35.01 - 40.00                                                           8                     4,138,675.47                   0.92                       517,334.43                     737              36.98
40.01 - 45.00                                                         26                     9,782,019.80                   2.18                       376,231.53                     728              43.03
45.01 - 50.00                                                         32                   16,519,347.91                   3.68                       516,229.62                     737              48.79
50.01 - 55.00                                                         36                   16,203,059.21                   3.61                       450,084.98                     725              52.51
55.01 - 60.00                                                         68                   40,891,517.25                   9.10                       601,345.84                     721              58.03
60.01 - 65.00                                                       110                   54,599,973.31                 12.15                       496,363.39                     717              63.41
65.01 - 70.00                                                         69                   38,457,870.19                   8.56                       557,360.44                     710              68.78
70.01 - 75.00                                                         98                   56,468,984.37                 12.56                       576,214.13                     714              74.22
75.01 - 80.00                                                       463                 197,144,771.50                 43.87                       425,798.64                     710              79.70
80.01 - 85.00                                                           1                        309,667.00                   0.07                       309,667.00                     641              81.92
85.01 - 90.00                                                         20                     6,601,455.83                   1.47                       330,072.79                     710              89.49
90.01 - 95.00                                                           6                     1,731,290.82                   0.39                       288,548.47                     728              94.35
                                                                               ---                      ---------------                 ------                            -----------                      ---                   -----
TOTAL:                                                              953               $449,432,344.78              100.00%                  $471,597.42                     715              70.31%
                                                                            ===       ===============              ======               ==========                    ===              =====

(1)  As of the Cut-off Date, the weighted average Loan-to-Value Ratio at origination of the Aggregate Group 6 Mortgage Loans is expected to be approximately 70.31%.

               CURRENT MORTGAGE INTEREST RATES OF THE AGGREGATE GROUP 6 MORTGAGE LOANS (1)

                                                                                                                                             % OF
                                                             NUMBER OF                                        AGGREGATE
                                                            AGGREGATE        AGGREGATE           GROUP 6             AVERAGE          WEIGHTED      WEIGHTED
                                                                       GROUP 6       STATED CUT-OFF      CUT-OFF         STATED PRINCIPAL    AVERAGE      AVERAGE
CURRENT MORTGAGE INTEREST    MORTGAGE            PRINCIPAL          PRINCIPAL         BALANCE AS OF         CREDIT          ORIGINAL
RATES (%)                                                   LOANS                 BALANCE            BALANCE          CUT-OFF DATE             SCORE     LOAN-TO-VALUE
------------------------------------------                 --------                   ---------------                ---------                   ----------------                  --------          -------------

4.751 - 5.000                                                           1                  $    560,669.84                   0.12%                 $560,669.84                      791              79.94%
5.001 - 5.250                                                           4                     2,240,117.15                   0.50                       560,029.29                     734               60.20
5.251 - 5.500                                                           5                     1,625,124.17                   0.36                       325,024.83                     742               72.06
5.501 - 5.750                                                         27                   13,858,441.60                   3.08                       513,275.61                     740               69.67
5.751 - 6.000                                                       115                   56,662,771.93                 12.61                       492,719.76                     731               65.76
6.001 - 6.250                                                       292                  148,842,361.52                33.12                       509,734.11                     720               67.19
6.251 - 6.500                                                       236                  110,888,219.32                24.67                       469,865.34                     708               72.19
6.501 - 6.750                                                       141                   60,191,184.94                 13.39                       426,887.84                     703               73.71
6.751 - 7.000                                                         81                    35,200,787.71                  7.83                       434,577.63                     704               74.90
7.001 - 7.250                                                         26                     9,753,494.64                   2.17                       375,134.41                     707               77.95
7.251 - 7.500                                                         18                      7,766,301.88                  1.73                       431,461.22                     698               79.63
7.501 - 7.750                                                           4                         933,784.08                  0.21                       233,446.02                     671               87.45
7.751 - 8.000                                                           2                         831,186.00                  0.18                       415,593.00                     642               78.70
8.251 - 8.500                                                           1                           77,900.00                  0.02                         77,900.00                     744               95.00
                                                                               ---                      ---------------                 ------                            -----------                      ---                   -----
TOTAL:                                                              953               $449,432,344.78              100.00%                  $471,597.42                     715              70.31%
                                                                            ===       ===============              ======               ==========                    ===              =====
(1)  As of the Cut-off Date, the weighted average Current Mortgage Interest Rate of the Aggregate Group 6 Mortgage Loans is expected to be approximately
      6.366% per annum.

                                                                      A-61

                                GROSS MARGINS OF THE AGGREGATE GROUP 6 MORTGAGE LOANS (1)

                                                                                                                                             % OF
                                                             NUMBER OF                                        AGGREGATE
                                                            AGGREGATE        AGGREGATE           GROUP 6             AVERAGE          WEIGHTED      WEIGHTED
                                                                       GROUP 6       STATED CUT-OFF      CUT-OFF         STATED PRINCIPAL    AVERAGE      AVERAGE
                                                                   MORTGAGE            PRINCIPAL          PRINCIPAL         BALANCE AS OF         CREDIT          ORIGINAL
GROSS MARGIN (%)                                  LOANS                 BALANCE            BALANCE          CUT-OFF DATE             SCORE     LOAN-TO-VALUE
------------------------------------------                 --------                   ---------------                ---------                   ----------------                  --------          -------------

2.001 - 2.250                                                       165                 $ 74,814,036.42                16.65%                  $453,418.40                     730              73.17%
2.501 - 2.750                                                       774                  370,593,070.11                82.46                        478,802.42                     712             69.52
3.251 - 3.500                                                           3                         627,869.76                 0.14                         209,289.92                     707             88.84
3.501 - 3.750                                                           7                     1,941,741.49                  0.43                         277,391.64                     731             90.31
3.751 - 4.000                                                           4                     1,455,627.00                  0.32                         363,906.75                     739             91.07
                                                                               ---                      ---------------                 ------                            -----------                      ---               -----
TOTAL:                                                              953               $449,432,344.78              100.00%                  $471,597.42                     715              70.31%
                                                                            ===       ===============              ======               ==========                    ===              =====

(1)  As of the Cut-off Date, the weighted average Gross Margin of the Aggregate Group 6 Mortgage Loans is expected to be approximately 2.675% per annum.

                                RATE CEILINGS OF THE AGGREGATE GROUP 6 MORTGAGE LOANS (1)

                                                                                                                                             % OF
                                                             NUMBER OF                                        AGGREGATE
                                                            AGGREGATE        AGGREGATE           GROUP 6             AVERAGE          WEIGHTED      WEIGHTED
                                                                       GROUP 6       STATED CUT-OFF      CUT-OFF         STATED PRINCIPAL    AVERAGE      AVERAGE
                                                                   MORTGAGE            PRINCIPAL          PRINCIPAL         BALANCE AS OF         CREDIT          ORIGINAL
RATE CEILINGS (%)                                   LOANS                 BALANCE            BALANCE          CUT-OFF DATE             SCORE     LOAN-TO-VALUE
------------------------------------------                 --------                   ---------------                ---------                   ----------------                  --------          -------------

9.751 - 10.000                                                          1                 $    560,669.84                   0.12%                 $560,669.84                     791              79.94%
10.001 - 10.250                                                        3                    1,240,117.15                   0.28                       413,372.38                     765             70.53
10.251 - 10.500                                                        4                    1,480,124.17                   0.33                       370,031.04                     736             74.94
10.501 - 10.750                                                      22                   10,770,516.33                  2.40                       489,568.92                     741             69.70
10.751 - 11.000                                                      77                   38,836,432.74                  8.64                       504,369.26                     736             63.04
11.001 - 11.250                                                    213                 112,461,132.69                25.02                       527,986.54                     724             66.03
11.251 - 11.500                                                    138                   67,285,642.12                14.97                       487,577.12                     708             71.26
11.501 - 11.750                                                      76                   31,658,580.30                  7.04                       416,560.27                     702             74.52
11.751 - 12.000                                                      60                   30,149,935.73                  6.71                       502,498.93                     717             72.71
12.001 - 12.250                                                      89                   41,646,460.87                  9.27                       467,937.76                     707             71.08
12.251 - 12.500                                                    109                   48,396,738.26                10.77                       444,006.77                     708             74.13
12.501 - 12.750                                                      72                   32,227,925.99                  7.17                       447,610.08                     707             72.85
12.751 - 13.000                                                      61                   23,708,377.17                  5.28                       388,661.92                     698             75.40
13.001 - 13.250                                                      17                     5,488,262.60                  1.22                       322,838.98                     702             77.06
13.251 - 13.500                                                        8                     3,117,140.82                  0.69                       389,642.60                     701             79.39
13.501 - 13.750                                                        2                        326,388.00                  0.07                       163,194.00                     665             80.00
14.251 - 14.500                                                        1                         77,900.00                   0.02                        77,900.00                      744             95.00
                                                                               ---                      ---------------                 ------                            -----------                      ---               -----
TOTAL:                                                              953               $449,432,344.78              100.00%                  $471,597.42                     715             70.31%
                                                                            ===       ===============              ======               ==========                    ===              =====

(1)  As of the Cut-off Date, the weighted average Rate Ceiling of the Aggregate Group 6 Mortgage Loans is expected to be approximately 11.737% per annum.

                                                                  A-62

                     FIRST RATE ADJUSTMENT DATE OF THE AGGREGATE GROUP 6 MORTGAGE LOANS (1)

                                                                                                                                             % OF
                                                             NUMBER OF                                        AGGREGATE
                                                            AGGREGATE        AGGREGATE           GROUP 6             AVERAGE          WEIGHTED      WEIGHTED
                                                                       GROUP 6       STATED CUT-OFF      CUT-OFF         STATED PRINCIPAL    AVERAGE      AVERAGE
FIRST RATE                                           MORTGAGE            PRINCIPAL          PRINCIPAL         BALANCE AS OF         CREDIT          ORIGINAL
ADJUSTMENT DATE                                LOANS                 BALANCE            BALANCE          CUT-OFF DATE             SCORE     LOAN-TO-VALUE
------------------------------------------                 --------                   ---------------                ---------                   ----------------                  --------          -------------

June 1, 2015                                                            1                  $    120,452.51                  0.03%                  $120,452.51                    729              90.00%
July 1, 2015                                                            11                   4,040,201.55                   0.90                       367,291.05                     731             88.35
August 1, 2015                                                       3                       844,000.00                   0.19                       281,333.33                     744             70.64
September 1, 2015                                                  7                    2,902,915.40                   0.65                       414,702.20                     728             74.53
October 1, 2015                                                    32                  14,680,282.59                   3.27                       458,758.83                     721             75.93
November 1, 2015                                                49                  20,816,343.68                   4.63                       424,823.34                     715             77.49
December 1, 2015                                                 35                  18,168,245.64                   4.04                       519,092.73                     721             73.30
January 1, 2016                                                  430                 199,042,933.68                  44.29                      462,890.54                     718             70.29
February 1, 2016                                                357                 173,744,421.96                  38.66                      486,679.05                     711             68.11
March 1, 2016                                                      28                   15,072,547.77                   3.35                       538,305.28                     704             71.13
                                                                               ---                      ---------------                 ------                            -----------                      ---               -----
TOTAL:                                                              953               $449,432,344.78              100.00%                  $471,597.42                     715              70.31%
                                                                            ===       ===============              ======               ==========                    ===              =====

(1)  As of the Cut-off Date, the weighted average number of months to the First Rate Adjustment Date for the Aggregate Group 6 Mortgage Loans is expected to be approximately 117 months.

                               REMAINING TERMS OF THE AGGREGATE GROUP 6 MORTGAGE LOANS (1)

                                                                                                                                             % OF
                                                             NUMBER OF                                        AGGREGATE
                                                            AGGREGATE        AGGREGATE           GROUP 6             AVERAGE          WEIGHTED      WEIGHTED
                                                                       GROUP 6       STATED CUT-OFF      CUT-OFF         STATED PRINCIPAL    AVERAGE      AVERAGE
                                                                   MORTGAGE            PRINCIPAL          PRINCIPAL         BALANCE AS OF         CREDIT          ORIGINAL
REMAINING TERM (MONTHS)                    LOANS                 BALANCE            BALANCE          CUT-OFF DATE             SCORE     LOAN-TO-VALUE
------------------------------------------                 --------                   ---------------                ---------                   ----------------                  --------          -------------

341 - 360                                                              953               $449,432,344.78              100.00%                  $471,597.42                     715              70.31%
                                                                               ---                      ---------------                 ------                            -----------                      ---               -----
TOTAL:                                                              953               $449,432,344.78              100.00%                  $471,597.42                     715              70.31%
                                                                            ===       ===============              ======               ==========                    ===              =====

(1)  As of the Cut-off Date, the weighted average remaining term to stated maturity of the Aggregate Group 6 Mortgage Loans is expected to be approximately 357 months.

                          CREDIT SCORING OF MORTGAGORS OF THE AGGREGATE GROUP 6 MORTGAGE LOANS (1)

                                                                                                                                             % OF
                                                             NUMBER OF                                        AGGREGATE
                                                            AGGREGATE        AGGREGATE           GROUP 6             AVERAGE          WEIGHTED      WEIGHTED
                                                                       GROUP 6       STATED CUT-OFF      CUT-OFF         STATED PRINCIPAL    AVERAGE      AVERAGE
                                                                   MORTGAGE            PRINCIPAL          PRINCIPAL         BALANCE AS OF         CREDIT          ORIGINAL
CREDIT SCORES                                          LOANS                 BALANCE            BALANCE          CUT-OFF DATE             SCORE     LOAN-TO-VALUE
------------------------------------------                 --------                   ---------------                ---------                   ----------------                  --------          -------------

801 - 850                                                                21                 $  8,513,033.03                  1.89%                  $405,382.53                     805              64.21%
751 - 800                                                              234                 115,201,310.89                 25.63                       492,313.29                    773              67.86
701 - 750                                                              280                 132,491,429.40                 29.48                       473,183.68                    725              71.13
651 - 700                                                              315                 152,482,043.41                 33.93                       484,069.98                    677              71.23
601 - 650                                                              103                   40,744,528.05                   9.07                       395,577.94                    637              72.41
                                                                               ---                      ---------------                 ------                            -----------                      ---               -----
TOTAL:                                                              953               $449,432,344.78              100.00%                  $471,597.42                     715              70.31%
                                                                           ===       ===============              ======               ==========                    ===              =====

(1)  The scores shown are Bureau Credit Scores from Experian (FICO), Equifax (Beacon) and TransUnion (Empirica).

                                                                  A-63

                  ORIGINAL DEBT-TO-INCOME RATIO OF MORTGAGORS OF THE AGGREGATE GROUP 6 MORTGAGE
                                                                LOANS (1)

                                                                                                                                             % OF
                                                             NUMBER OF                                        AGGREGATE
                                                            AGGREGATE        AGGREGATE           GROUP 6             AVERAGE          WEIGHTED      WEIGHTED
                                                                       GROUP 6       STATED CUT-OFF      CUT-OFF         STATED PRINCIPAL    AVERAGE      AVERAGE
ORIGINAL DEBT-TO-INCOME            MORTGAGE            PRINCIPAL          PRINCIPAL         BALANCE AS OF         CREDIT          ORIGINAL
RATIOS (%)                                                     LOANS                 BALANCE            BALANCE          CUT-OFF DATE             SCORE     LOAN-TO-VALUE
------------------------------------------                 --------                   ---------------                ---------                   ----------------                  --------          -------------

1.01 - 5.00                                                               1                  $    529,850.00                   0.12%                 $529,850.00                     743              79.70%
5.01 - 10.00                                                             2                        627,988.75                   0.14                       313,994.38                     741             72.52
10.01 - 15.00                                                           3                        823,490.00                   0.18                       274,496.67                     697             73.65
15.01 - 20.00                                                         17                   10,781,925.99                   2.40                       634,230.94                     731             70.34
20.01 - 25.00                                                         26                   15,697,787.38                   3.49                       603,761.05                     733             66.57
25.01 - 30.00                                                         44                   18,910,050.33                   4.21                       429,773.87                     707             72.11
30.01 - 35.00                                                        111                  49,393,450.60                 10.99                       444,986.04                     718             71.14
35.01 - 40.00                                                        194                  90,944,430.52                 20.24                       468,785.72                     717             74.67
40.01 - 45.00                                                        228                109,438,780.19                 24.35                       479,994.65                     704             75.05
45.01 - 50.00                                                          46                  21,252,028.44                   4.73                       462,000.62                     712             75.11
50.01 - 55.00                                                            6                    2,258,118.30                   0.50                       376,353.05                     711             76.53
55.01 - 60.00                                                            1                       567,700.00                   0.13                       567,700.00                     666             74.11
60.01 - 65.00                                                            2                       745,802.14                   0.17                       372,901.07                     767             80.00
Not Scored                                                         272                127,460,942.14                  28.36                       468,606.40                    719             61.96
                                                                               ---                      ---------------                 ------                            -----------                      ---               -----
TOTAL:                                                              953               $449,432,344.78              100.00%                  $471,597.42                     715            70.31%
                                                                           ===       ===============              ======               ==========                    ===              =====

(1)  As of the Cut-off Date, the weighted average Original Debt-to-Income Ratio of the Aggregate Group 6 Mortgage Loans is expected to be approximately 37.29%.

                  MONTHS SINCE ORIGINATION OF THE AGGREGATE GROUP 6 MORTGAGE LOANS (1)

                                                                                                                                             % OF
                                                             NUMBER OF                                        AGGREGATE
                                                            AGGREGATE        AGGREGATE           GROUP 6             AVERAGE          WEIGHTED      WEIGHTED
                                                                       GROUP 6       STATED CUT-OFF      CUT-OFF         STATED PRINCIPAL    AVERAGE      AVERAGE
                                                                    MORTGAGE            PRINCIPAL          PRINCIPAL         BALANCE AS OF         CREDIT          ORIGINAL
MONTHS SINCE ORIGINATION               LOANS                 BALANCE            BALANCE          CUT-OFF DATE             SCORE     LOAN-TO-VALUE
------------------------------------------                 --------                   ---------------                ---------                   ----------------                  --------          -------------

1 - 6                                                                     879                $416,891,903.71                92.76%                  $474,279.75                     714            69.94%
7 - 12                                                                     63                    26,435,526.22                 5.88                         419,611.53                    724             77.51
13 - 18                                                                     8                      4,307,414.85                 0.96                         538,426.86                    706             64.48
19 - 24                                                                     3                      1,797,500.00                 0.40                         599,166.67                    696             65.52
                                                                               ---                      ---------------                 ------                            -----------                      ---               -----
TOTAL:                                                              953               $449,432,344.78              100.00%                  $471,597.42                     715            70.31%
                                                                           ===       ===============              ======               ==========                    ===              =====

(1)  As of the Cut-off Date, the weighted average Months Since Origination of the Aggregate Group 6 Mortgage Loans is expected to be approximately 4 months.

                                                                      A-64

                                               APPENDIX B

                                        DECREMENT TABLES

                                                   B-1

                 PERCENTAGE OF INITIAL CLASS BALANCE OUTSTANDING
              AT THE RESPECTIVE PERCENTAGES OF CPR SET FORTH BELOW:

                                                           CLASS 1-A-1
                                            -----------------------------------------
                                                  0%      10%      20%      25%      30%      40%      50%
                                                -----       ----        ----          ----       ----        ----          ----
Distribution Date
Initial Percentage ............     100        100        100         100       100        100       100
April 20, 2007 ................        100          87         74           67          61         48         35
April 20, 2008 ................        100          75         53          43          33          17           2
April 20, 2009 ................        100         64         36           24          14           0            0
April 20, 2010 ...............          99         55         24           13             4          0            0
April 20, 2011 ...............          99         46         14            4             0           0            0
April 20, 2012 ...............          99         38          7             0             0           0            0
April 20, 2013 ...............          98         31          *             0             0           0            0
April 20, 2014 ...............          97         26          0             0             0           0            0
April 20, 2015 ...............          97         20          0             0             0           0            0
April 20, 2016 ...............          95         15          0             0             0           0            0
April 20, 2017 ...............          92         11          0             0             0           0            0
April 20, 2018 ...............          89           6          0             0             0           0            0
April 20, 2019 ...............          85           3          0             0             0           0            0
April 20, 2020 ...............          82           0          0             0             0           0            0
April 20, 2021 ...............          78           0          0             0             0           0            0
April 20, 2022 ...............          74           0          0             0             0           0            0
April 20, 2023 ...............          69           0          0             0             0           0            0
April 20, 2024 ...............          64           0          0             0             0           0            0
April 20, 2025 ...............          59           0          0             0             0           0            0
April 20, 2026 ...............          53           0          0             0             0           0            0
April 20, 2027 ...............          47           0          0             0             0           0            0
April 20, 2028 ...............          40           0          0             0             0           0            0
April 20, 2029 ...............          33           0          0             0             0           0            0
April 20, 2030 ...............          27           0          0             0             0           0            0
April 20, 2031 ...............          19           0          0             0             0           0            0
April 20, 2032 ...............          11           0          0             0             0           0            0
April 20, 2033 ................            3           0          0             0             0           0            0
April 20, 2034 ................            0           0          0             0             0           0            0
April 20, 2035 ................            0           0          0             0             0           0            0
April 20, 2036 ................            0           0          0             0             0           0            0
Weighted Average Life to
   Maturity (in years)(1) ....  19.59    5.29     2.58       2.01        1.61      1.11        0.82
- ----------
(1)  The weighted average life of a class of Certificates is determined by (i)
       multiplying the amount of each distribution in reduction of the class balance by the number of years from the date of the issuance of such class to the related Distribution Date, (ii) adding the results and (iii)
       dividing the sum by the initial class balance.

*    Less than 0.5%, but greater than zero.

                                               B-2

                 PERCENTAGE OF INITIAL CLASS BALANCE OUTSTANDING
              AT THE RESPECTIVE PERCENTAGES OF CPR SET FORTH BELOW:

                                                               CLASS 1-A-2
                                                -------------------------------------------
                                                      0%      10%      20%      25%      30%      40%      50%
                                                    -----       ----        ----          ----       ----        ----          ----
Distribution Date
Initial Percentage ...........          100      100        100        100       100       100          100
April 20, 2007 ................            100       100        100       100        100       100          100
April 20, 2008 ................            100       100        100       100        100       100          100
April 20, 2009 ................            100       100        100       100        100         91            41
April 20, 2010 ................            100       100        100       100        100         63            31
April 20, 2011 ................            100       100        100       100          82         38            15
April 20, 2012 ................            100       100        100         86          57         23             6
April 20, 2013 ................            100       100        100         64          40         13             2
April 20, 2014 ................            100       100          81         48          28           7             *
April 20, 2015 ................            100       100         64          36          19           3             0
April 20, 2016 ................            100       100         51          27          13           1             0
April 20, 2017 ................            100       100         40          19            8           0             0
April 20, 2018 ................            100       100         31          14            5           0             0
April 20, 2019 ................            100       100         24          10            3           0             0
April 20, 2020 ................            100         97         19            6            1           0             0
April 20, 2021 ................            100         84         14           4            *            0             0
April 20, 2022 ................            100         72         10           2             0           0             0
April 20, 2023 ................            100         62           7           1             0           0             0
April 20, 2024 ................            100         53           5           *             0           0             0
April 20, 2025 ................            100         45           3           0             0            0            0
April 20, 2026 ................            100         38           2           0             0            0            0
April 20, 2027 ................            100         32           1           0             0            0            0
April 20, 2028 ................            100         26           *           0             0            0            0
April 20, 2029 ................            100         21           0           0             0            0            0
April 20, 2030 ................            100         17           0           0             0            0            0
April 20, 2031 ................            100         12           0           0             0            0            0
April 20, 2032 ................            100           9           0           0             0            0            0
April 20, 2033 ................            100           5           0           0             0            0            0
April 20, 2034 ................              73           2           0           0             0            0            0
April 20, 2035 ................              31           0           0           0             0            0            0
April 20, 2036 ................                0           0           0           0             0            0            0
Weighted Average Life to
   Maturity (in years)(1).....   28.57    19.29    11.03      8.72        7.09       4.96        3.49
- ----------
(1)  The weighted average life of a class of Certificates is determined by (i)
     multiplying the amount of each distribution in reduction of the class balance by the number of years from the date of the issuance of such class to the related Distribution Date, (ii) adding the results and (iii)
     dividing the sum by the initial class balance.

*    Less than 0.5%, but greater than zero.

                                               B-3

                 PERCENTAGE OF INITIAL CLASS BALANCE OUTSTANDING
              AT THE RESPECTIVE PERCENTAGES OF CPR SET FORTH BELOW:

                                                              CLASS 1-A-3
                                                        -------------------------------------------
                                                      0%      10%      20%      25%      30%      40%      50%
                                                    -----       ----        ----         ----       ----        ----          ----
Distribution Date
Initial Percentage ............            100     100       100        100      100        100        100
April 20, 2007 ................              100        89         79         74         68         58          47
April 20, 2008 ................              100        80         62         54         46         33          21
April 20, 2009 ................              100        71         49         39         31         18           8
April 20, 2010 ................              100        64         39         30         23         12           6
April 20, 2011 ................                99        57         31         22         16           7           3
April 20, 2012 ................                99        50         25         17         11           4           1
April 20, 2013 ................                98        45         20         12           8           3           *
April 20, 2014 ................                98        40         16           9           5           1           *
April 20, 2015 ................                97        36         12           7           4           1           0
April 20, 2016 ................                96        32         10           5           2           *           0
April 20, 2017 ................                94        28          8           4           2           0            0
April 20, 2018 ................                91        25          6           3           1           0            0
April 20, 2019 ................                88        21          5           2           1           0            0
April 20, 2020 ................                85        19          4           1           *           0            0
April 20, 2021 ................                82        16          3           1           *           0            0
April 20, 2022 ................                79        14          2           *           0           0            0
April 20, 2023 ................                75        12          1           *           0           0            0
April 20, 2024 ................                71        10          1           *           0           0            0
April 20, 2025 ................                67          9          1           0           0           0            0
April 20, 2026 ................                62          7          *           0           0           0            0
April 20, 2027 ................                57          6          *           0           0           0            0
April 20, 2028 ................                52          5          *           0           0           0            0
April 20, 2029 ................                46          4          0           0           0           0            0
April 20, 2030 ................                41          3          0           0           0           0            0
April 20, 2031 ................                35          2          0           0           0           0            0
April 20, 2032 ................                28          2          0           0           0           0            0
April 20, 2033 ................                21          1          0           0           0           0            0
April 20, 2034 ................                14          *          0           0           0           0            0
April 20, 2035 ................                  6          0          0           0           0           0            0
April 20, 2036 ................                  0          0          0           0           0           0            0
Weighted Average Life to
   Maturity (in years)(1).....     21.33     7.99      4.21      3.30     2.67       1.85      1.34
- ----------
(1)  The weighted average life of a class of Certificates is determined by (i)
     multiplying the amount of each distribution in reduction of the class balance by the number of years from the date of the issuance of such class to the related Distribution Date, (ii) adding the results and (iii)
     dividing the sum by the initial class balance.

*    Less than 0.5%, but greater than zero.

                                              B-4

                 PERCENTAGE OF INITIAL CLASS BALANCE OUTSTANDING
              AT THE RESPECTIVE PERCENTAGES OF CPR SET FORTH BELOW:

                                                            CLASS 1-M-1
                                            ------------------------------------------
                                                      0%      10%     20%     25%      30%      40%    50%
                                                    -----       ----       ----       ----       ----        ----         ----
Distribution Date
Initial Percentage ............           100     100       100       100      100       100        100
April 20, 2007 ................             100     100       100       100       100       100        100
April 20, 2008 ................             100     100       100       100       100       100        100
April 20, 2009 ................             100     100       100       100       100       100        100
April 20, 2010 ................             100     100         82         63         48         26          12
April 20, 2011 ................             100     100         65         47         33         15           0
April 20, 2012 ................             100     100         52        35         23            9           0
April 20, 2013 ................             100       94         41         26        16           0           0
April 20, 2014 ................             100       84         33         20         11           0           0
April 20, 2015 ................             100       75         26         15          3           0           0
April 20, 2016 ................             100       67         21         11          0           0           0
April 20, 2017 ................             100       59         16          3           0           0           0
April 20, 2018 ................             100       52         13          0           0           0           0
April 20, 2019 ................             100       45         10          0           0           0           0
April 20, 2020 ................             100       39          2           0           0           0           0
April 20, 2021 ................             100       34          0           0           0           0           0
April 20, 2022 ................             100       30          0           0           0           0           0
April 20, 2023 ................             100       25          0           0           0           0           0
April 20, 2024 ................             100       22          0           0           0           0           0
April 20, 2025 ................             100       18          0           0           0           0           0
April 20, 2026 ................             100       16          0           0           0           0           0
April 20, 2027 ................             100       13          0           0           0           0           0
April 20, 2028 ................             100       11          0           0           0           0           0
April 20, 2029 ................               98         7          0           0           0           0           0
April 20, 2030 ................               86         0          0           0           0           0           0
April 20, 2031 ................               73         0          0           0           0           0           0
April 20, 2032 ................               60         0          0           0           0           0           0
April 20, 2033 ................               45         0          0           0           0           0           0
April 20, 2034 ................               30         0          0           0           0           0           0
April 20, 2035 ................               13         0          0           0           0           0           0
April 20, 2036 ................                 0         0          0           0           0           0           0
Weighted Average Life to
   Maturity (in years)(1) ....    26.54   13.44     7.11     5.63      4.74       3.86     3.65
- ----------
(1)  The weighted average life of a class of Certificates is determined by (i)
     multiplying the amount of each distribution in reduction of the class balance by the number of years from the date of the issuance of such class to the related Distribution Date, (ii) adding the results and (iii)
     dividing the sum by the initial class balance.

                                               B-5

                 PERCENTAGE OF INITIAL CLASS BALANCE OUTSTANDING
              AT THE RESPECTIVE PERCENTAGES OF CPR SET FORTH BELOW:

                                                            CLASS 1-M-2
                                            ------------------------------------------
                                                      0%      10%    20%    25%      30%      40%    50%
                                                    -----       ----      ----      ----       ----        ----         ----
Distribution Date
Initial Percentage ............          100      100      100      100      100      100      100
April 20, 2007 ...............            100       100      100      100      100      100      100
April 20, 2008 ................            100       100      100      100      100      100      100
April 20, 2009 ................            100       100      100      100      100      100      100
April 20, 2010 ................            100       100        82        63        48        26          9
April 20, 2011 ................            100       100        65        47        33        15          0
April 20, 2012 ................            100       100        52        35        23         *          0
April 20, 2013 ................            100         94        41        26        16         0          0
April 20, 2014 ................            100         84        33        20          6         0          0
April 20, 2015 ................            100         75        26        14          0         0          0
April 20, 2016 ................            100         67        21         4           0         0          0
April 20, 2017 ................            100         59        16         0           0         0          0
April 20, 2018 ................            100         52         9          0           0         0          0
April 20, 2019 ................            100         45         2          0           0         0          0
April 20, 2020 ................            100         39         0          0           0         0          0
April 20, 2021 ................            100         34         0          0           0         0          0
April 20, 2022 ................            100         30         0          0           0         0          0
April 20, 2023 ................            100         25         0          0           0         0          0
April 20, 2024 ................            100         22         0          0           0         0          0
April 20, 2025 ................            100         18         0          0           0         0          0
April 20, 2026 ................            100         16         0          0           0         0          0
April 20, 2027 ................            100         10         0          0           0         0          0
April 20, 2028 ................            100          4          0           0          0         0          0
April 20, 2029 ................              98          0          0           0          0         0          0
April 20, 2030 ................              86          0          0           0          0         0          0
April 20, 2031 ................              73          0          0           0          0         0          0
April 20, 2032 ................              60          0          0           0          0         0          0
April 20, 2033 ................              45          0          0           0          0         0          0
April 20, 2034 ................              30          0          0           0          0         0          0
April 20, 2035 ................              10          0          0           0          0         0          0
April 20, 2036 ................                0          0          0           0          0         0          0
Weighted Average Life to
   Maturity (in years)(1) ....   26.52   13.27     6.97     5.52      4.63    3.74     3.46
- ----------
(1)  The weighted average life of a class of Certificates is determined by (i)
     multiplying the amount of each distribution in reduction of the class balance by the number of years from the date of the issuance of such class to the related Distribution Date, (ii) adding the results and (iii)
     dividing the sum by the initial class balance.

*    Less than 0.5%, but greater than zero.

                                               B-6

                 PERCENTAGE OF INITIAL CLASS BALANCE OUTSTANDING
              AT THE RESPECTIVE PERCENTAGES OF CPR SET FORTH BELOW:

                                                            CLASS 1-M-3
                                            ------------------------------------------
                                                      0%      10%    20%    25%     30%    40%    50%
                                                    -----       ----      ----      ----       ----       ----         ----
Distribution Date
Initial Percentage ............         100       100      100     100      100       100       100
April 20, 2007 ................           100       100      100     100       100      100       100
April 20, 2008 ................           100       100      100     100       100      100       100
April 20, 2009 ................           100       100      100     100       100      100       100
April 20, 2010 ................           100       100        82       63         48        26          0
April 20, 2011 ................           100       100        65       47         33          3          0
April 20, 2012 ................           100       100        52       35         23          0          0
April 20, 2013 ................           100         94        41       26          7           0          0
April 20, 2014 ................           100         84        33       20          0           0          0
April 20, 2015 ................           100         75        26         0          0          0          0
April 20, 2016 ................           100         67        21         0          0          0          0
April 20, 2017 ................           100         59          6         0          0          0          0
April 20, 2018 ................           100         52          0         0          0          0          0
April 20, 2019 ................           100         45         0          0          0          0          0
April 20, 2020 ................           100         39         0          0          0          0          0
April 20, 2021 ................           100         34         0          0          0          0          0
April 20, 2022 ................           100         30         0          0          0          0          0
April 20, 2023 ................           100         25         0          0          0          0          0
April 20, 2024 ................           100         22         0          0          0          0          0
April 20, 2025 ................           100         17         0          0          0          0          0
April 20, 2026 ................           100           3         0          0          0          0          0
April 20, 2027 ................           100           0         0          0          0          0          0
April 20, 2028 ................           100           0         0          0          0          0          0
April 20, 2029 ...............             98           0         0          0          0          0          0
April 20, 2030 ...............             86           0         0          0          0          0          0
April 20, 2031 ...............             73           0         0          0          0          0          0
April 20, 2032 ...............             60           0         0          0          0          0          0
April 20, 2033 ...............             45           0         0          0          0          0          0
April 20, 2034 ...............             30           0         0          0          0          0          0
April 20, 2035 ...............               0           0         0          0          0          0          0
April 20, 2036 ...............               0           0         0          0          0          0          0
Weighted Average Life to
   Maturity (in years)(1) ....   26.48   12.99    6.77    5.35      4.47     3.61      3.30
- ----------
(1)  The weighted average life of a class of Certificates is determined by (i)
     multiplying the amount of each distribution in reduction of the class balance by the number of years from the date of the issuance of such class to the related Distribution Date, (ii) adding the results and (iii)
     dividing the sum by the initial class balance.

                                              B-7

                 PERCENTAGE OF INITIAL CLASS BALANCE OUTSTANDING
              AT THE RESPECTIVE PERCENTAGES OF CPR SET FORTH BELOW:

                                                            CLASS 1-M-4
                                            ------------------------------------------
                                                      0%      10%    20%    25%     30%    40%    50%
                                                    -----       ----      ----      ----       ----       ----       ----
Distribution Date
Initial Percentage............         100        100     100      100      100      100     100
April 20, 2007................           100        100      100     100      100      100     100
April 20, 2008................           100        100      100     100      100      100     100
April 20, 2009................           100        100      100     100      100      100     100
April 20, 2010................           100        100        82       63        48        26        0
April 20, 2011................           100        100        65       47        33         0         0
April 20, 2012................           100        100        52       35        17         0         0
April 20, 2013................           100          94        41       26         0         0          0
April 20, 2014................           100          84        33        3          0         0          0
April 20, 2015................           100          75        26        0          0         0          0
April 20, 2016................           100          67         7         0          0         0          0
April 20, 2017................           100          59         0         0          0         0          0
April 20, 2018................           100          52         0         0          0         0          0
April 20, 2019................           100          45         0         0          0         0          0
April 20, 2020................           100          39         0         0          0         0          0
April 20, 2021................           100          34         0         0          0         0          0
April 20, 2022................           100          30         0         0          0         0          0
April 20, 2023................           100          24         0         0          0         0          0
April 20, 2024................           100          11         0         0          0         0          0
April 20, 2025................           100           0          0         0          0         0          0
April 20, 2026................           100           0          0         0          0         0          0
April 20, 2027................           100           0          0         0          0         0          0
April 20, 2028................           100           0          0         0          0         0          0
April 20, 2029................             98           0          0         0          0         0          0
April 20, 2030................             86           0          0         0          0         0          0
April 20, 2031................             73           0          0         0          0         0          0
April 20, 2032................             60           0          0         0          0         0          0
April 20, 2033................             45           0          0         0          0         0          0
April 20, 2034................             30           0          0         0          0         0          0
April 20, 2035................               0           0          0         0          0         0          0
April 20, 2036................               0           0          0         0          0         0          0
Weighted Average Life to
   Maturity (in years)(1).....  26.42    12.67     6.55    5.17     4.33    3.49     3.18
- ----------
(1)  The weighted average life of a class of Certificates is determined by (i)
     multiplying the amount of each distribution in reduction of the class balance by the number of years from the date of the issuance of such class to the related Distribution Date, (ii) adding the results and (iii)
     dividing the sum by the initial class balance.

                                                   B-8

                 PERCENTAGE OF INITIAL CLASS BALANCE OUTSTANDING
              AT THE RESPECTIVE PERCENTAGES OF CPR SET FORTH BELOW:

                                                            CLASS 1-M-5
                                            ------------------------------------------
                                                      0%      10%    20%    25%     30%    40%    50%
                                                    -----       ----      ----      ----       ----       ----       ----
Distribution Date
Initial Percentage............         100       100      100      100      100      100      100
April 20, 2007................            100       100      100      100      100      100      100
April 20, 2008................            100       100      100      100      100      100      100
April 20, 2009................            100       100      100      100      100      100      100
April 20, 2010................            100       100        82        63        48          *          0
April 20, 2011................            100       100        65        47        20          0          0
April 20, 2012................            100       100        52        25          0          0          0
April 20, 2013................            100         94        41          1          0          0          0
April 20, 2014................            100         84        19          0          0          0          0
April 20, 2015................            100         75          1          0          0          0          0
April 20, 2016................            100         67          0          0          0          0          0
April 20, 2017................            100         59          0          0          0          0          0
April 20, 2018................            100         52          0          0          0          0          0
April 20, 2019................            100         45          0          0          0          0          0
April 20, 2020................            100         36          0          0          0          0          0
April 20, 2021................            100         22          0          0          0          0          0
April 20, 2022................            100         10          0          0          0          0          0
April 20, 2023................            100           0          0          0          0          0          0
April 20, 2024................            100           0          0          0          0          0          0
April 20, 2025................            100           0          0          0          0          0          0
April 20, 2026................            100           0          0          0          0          0          0
April 20, 2027................            100           0          0          0          0          0          0
April 20, 2028................            100           0          0          0          0          0          0
April 20, 2029................              98           0          0          0          0          0          0
April 20, 2030................              86           0          0          0          0          0          0
April 20, 2031................              73           0          0          0          0          0          0
April 20, 2032................              60           0          0          0          0          0          0
April 20, 2033................              45           0          0          0          0          0          0
April 20, 2034................              10           0          0          0          0          0          0
April 20, 2035................                0           0          0          0          0          0          0
April 20, 2036................                0           0          0          0          0          0          0
Weighted Average Life to
   Maturity (in years)(1).....   26.24    11.99     6.11     4.81     4.04     3.25      3.11
- ----------
(1)  The weighted average life of a class of Certificates is determined by (i)
     multiplying the amount of each distribution in reduction of the class balance by the number of years from the date of the issuance of such class to the related Distribution Date, (ii) adding the results and (iii)
     dividing the sum by the initial class balance.

*    Less than 0.5%, but greater than zero.

                                                   B-9

                 PERCENTAGE OF INITIAL CLASS BALANCE OUTSTANDING
              AT THE RESPECTIVE PERCENTAGES OF CPR SET FORTH BELOW:

                                                           CLASS 1-M-6
                                            ------------------------------------------
                                                      0%      10%    20%    25%     30%    40%    50%
                                                    -----       ----      ----      ----       ----       ----       ----
Distribution Date
Initial Percentage............          100       100     100      100      100      100      100
April 20, 2007................            100       100      100      100     100      100      100
April 20, 2008................            100       100      100      100     100      100      100
April 20, 2009................            100       100      100      100     100      100      100
April 20, 2010................            100       100        69        37       11          0          0
April 20, 2011................            100       100        41        10         0          0          0
April 20, 2012................            100       100        18          0         0          0          0
April 20, 2013................            100         90          *          0         0          0          0
April 20, 2014................            100         73          0          0         0          0          0
April 20, 2015................            100         58          0          0         0          0          0
April 20, 2016................            100         44          0          0         0          0          0
April 20, 2017................            100         30          0          0         0          0          0
April 20, 2018................            100         18          0          0         0          0          0
April 20, 2019................            100           7          0          0         0          0          0
April 20, 2020................            100           0          0          0         0          0          0
April 20, 2021................            100           0          0          0         0          0          0
April 20, 2022................            100           0          0          0         0          0          0
April 20, 2023................            100           0          0          0         0          0          0
April 20, 2024................            100           0          0          0         0          0          0
April 20, 2025................            100           0          0          0         0          0          0
April 20, 2026................            100           0          0          0         0          0          0
April 20, 2027................            100           0          0          0         0          0          0
April 20, 2028................            100           0          0          0         0          0          0
April 20, 2029................              96           0          0          0         0          0          0
April 20, 2030................              76           0          0          0         0          0          0
April 20, 2031................              55           0          0          0         0          0          0
April 20, 2032................              32           0          0          0         0          0          0
April 20, 2033................                7           0          0          0         0          0          0
April 20, 2034................                0           0          0          0         0          0          0
April 20, 2035................                0           0          0          0         0          0          0
April 20, 2036................                0           0          0          0         0          0          0
Weighted Average Life to
   Maturity (in years)(1).....   25.17      9.73     4.79     3.83    3.34     3.06     3.06

- ----------
(1)  The weighted average life of a class of Certificates is determined by (i)
     multiplying the amount of each distribution in reduction of the class balance by the number of years from the date of the issuance of such class to the related Distribution Date, (ii) adding the results and (iii)
     dividing the sum by the initial class balance.

*    Less than 0.5%, but greater than zero.

                                                  B-10

                 PERCENTAGE OF INITIAL CLASS BALANCE OUTSTANDING
              AT THE RESPECTIVE PERCENTAGES OF CPR SET FORTH BELOW:

                                                 CLASS 2-A-1 AND CLASS 2-A-2
                                            ------------------------------------------
                                                      0%      10%    20%    25%     30%    40%    50%
                                                    -----       ----      ----      ----       ----       ----       ----
Distribution Date
Initial Percentage............         100       100       100     100     100       100       100
April 20, 2007................           100         89         79       74       69         58         48
April 20, 2008................           100         80         62       54       47         34         23
April 20, 2009................           100         71         49       40       32         20         11
April 20, 2010................             98         63         39       30       22         12           5
April 20, 2011................             97         56         30       22       15           7           3
April 20, 2012................             96         49         24       16       11           4           1
April 20, 2013................             94         43         19       12         7           2           1
April 20, 2014................             93         38         15         9         5           1           *
April 20, 2015................             91         34         12         6         3           1           *
April 20, 2016................             89         30           9         5         2           *           *
April 20, 2017................             87         26           7         3         2           *           *
April 20, 2018................             85         23           6         3         1           *           *
April 20, 2019................             83         20           4         2         1           *           *
April 20, 2020................             80         18           3         1         1           *           *
April 20, 2021................             78         15           3         1         *           *           *
April 20, 2022................             75         13           2         1         *           *           *
April 20, 2023................             72         11           2         1         *           *           *
April 20, 2024................             68         10           1         *         *           *           *
April 20, 2025................             65           8           1         *         *           *           *
April 20, 2026................             61           7           1         *         *           *           *
April 20, 2027................             56           6           *         *         *           *           *
April 20, 2028................             52           5           *         *         *           *           *
April 20, 2029................             47           4           *         *         *           *           *
April 20, 2030................             42           3           *         *         *           *           *
April 20, 2031................             36           2           *         *         *           *           *
April 20, 2032................             30           2           *         *         *           *           *
April 20, 2033................             23           1           *         *         *           *           *
April 20, 2034................             16           1           *         *         *           *           *
April 20, 2035................               8           *           *         *         *           *           0
April 20, 2036................               0           0           0         0         0             0           0
Weighted Average Life to
   Maturity (in years)(1).....  20.73      7.81     4.19     3.30    2.67       1.87       1.38
- ----------
(1)  The weighted average life of a class of Certificates is determined by (i)
     multiplying the amount of each distribution in reduction of the class balance by the number of years from the date of the issuance of such class to the related Distribution Date, (ii) adding the results and (iii)
     dividing the sum by the initial class balance.

*    Less than 0.5%, but greater than zero.

                                                  B-11

                 PERCENTAGE OF INITIAL CLASS BALANCE OUTSTANDING
              AT THE RESPECTIVE PERCENTAGES OF CPR SET FORTH BELOW:

                                                           CLASS 2-A-R
                                            ------------------------------------------
                                                      0%      10%    20%    25%     30%    40%    50%
                                                    -----       ----      ----      ----       ----       ----       ----
Distribution Date
Initial Percentage............         100       100      100     100      100      100      100
April 20, 2007................                0           0          0        0           0         0          0
April 20, 2008................                0           0          0        0           0         0          0
April 20, 2009................                0           0          0        0           0         0          0
April 20, 2010................                0           0          0        0           0         0          0
April 20, 2011................                0           0          0        0           0         0          0
April 20, 2012................                0           0          0        0           0         0          0
April 20, 2013................                0           0          0        0           0         0          0
April 20, 2014................                0           0          0        0           0         0          0
April 20, 2015................                0           0          0        0           0         0          0
April 20, 2016................                0           0          0        0           0         0          0
April 20, 2017................                0           0          0        0           0         0          0
April 20, 2018................                0           0          0        0           0         0          0
April 20, 2019................                0           0          0        0           0         0          0
April 20, 2020................                0           0          0        0           0         0          0
April 20, 2021................                0           0          0        0           0         0          0
April 20, 2022................                0           0          0        0           0         0          0
April 20, 2023................                0           0          0        0           0         0          0
April 20, 2024................                0           0          0        0           0         0          0
April 20, 2025................                0           0          0        0           0         0          0
April 20, 2026................                0           0          0        0           0         0          0
April 20, 2027................                0           0          0        0           0         0          0
April 20, 2028................                0           0          0        0           0         0          0
April 20, 2029................                0           0          0        0           0         0          0
April 20, 2030................                0           0          0        0           0         0          0
April 20, 2031................                0           0          0        0           0         0          0
April 20, 2032................                0           0          0        0           0         0          0
April 20, 2033................                0           0          0        0           0         0          0
April 20, 2034................                0           0          0        0           0         0          0
April 20, 2035................                0           0          0        0           0         0          0
April 20, 2036................                0           0          0        0           0         0          0
Weighted Average Life to
   Maturity (in years)(1).....     0.06       0.06    0.06   0.06      0.06    0.06      0.06
- ----------
(1)  The weighted average life of a class of Certificates is determined by (i)
     multiplying the amount of each distribution in reduction of the class balance by the number of years from the date of the issuance of such class to the related Distribution Date, (ii) adding the results and (iii)
     dividing the sum by the initial class balance.

                                                  B-12

                 PERCENTAGE OF INITIAL CLASS BALANCE OUTSTANDING
              AT THE RESPECTIVE PERCENTAGES OF CPR SET FORTH BELOW:

                                               CLASS 3-A-1 AND CLASS 3-A-2
                                            ------------------------------------------
                                                      0%      10%    20%    25%     30%    40%    50%
                                                    -----       ----      ----      ----       ----       ----       ----
Distribution Date
Initial Percentage............         100       100      100     100      100      100      100
April 20, 2007................            100         89        79      74         68        58        48
April 20, 2008................              99         80        62      54         46        33        23
April 20, 2009................              99         71        48      39         32        19        11
April 20, 2010................              98         63        38      29         22        12          5
April 20, 2011................              98         56        31      22         15          7          3
April 20, 2012................              96         49        24      16         11          4          1
April 20, 2013................              95         43        19      12          7           2          1
April 20, 2014................              93         38        15        9          5           1          *
April 20, 2015................              92         34        12        7          3           1          *
April 20, 2016................              90         30          9        5          2           *         *
April 20, 2017................              88         26          7        4          2           *         *
April 20, 2018................              86         23          6        3          1           *         *
April 20, 2019................              83         20          4        2          1           *         *
April 20, 2020................              81         18          3        1          1           *         *
April 20, 2021................              78         15          3        1          *           *         *
April 20, 2022................              75         13          2        1          *           *         *
April 20, 2023................              72         11          2        1          *           *         *
April 20, 2024................              69         10          1        *         *           *          *
April 20, 2025................              65           8          1        *         *           *          *
April 20, 2026................              61           7          1        *         *           *          *
April 20, 2027................              57           6          *        *         *           *          *
April 20, 2028................              52           5          *        *         *           *          *
April 20, 2029................              47           4          *        *         *           *          *
April 20, 2030................              42           3          *        *         *           *          *
April 20, 2031................              36           2          *        *         *           *          *
April 20, 2032................              30           2          *        *         *           *          *
April 20, 2033................              23           1          *        *         *           *          *
April 20, 2034................              16           1          *        *         *           *          *
April 20, 2035................                8           *          *        *         *           *          *
April 20, 2036................                0           0          0         0          0           0          0
Weighted Average Life to
   Maturity (in years)(1).....   20.80      7.82     4.18    3.29     2.67      1.87      1.38
- ----------
(1)  The weighted average life of a class of Certificates is determined by (i)
     multiplying the amount of each distribution in reduction of the class balance by the number of years from the date of the issuance of such class to the related Distribution Date, (ii) adding the results and (iii)
     dividing the sum by the initial class balance.

*    Less than 0.5%, but greater than zero.

                                                  B-13

                 PERCENTAGE OF INITIAL CLASS BALANCE OUTSTANDING
              AT THE RESPECTIVE PERCENTAGES OF CPR SET FORTH BELOW:

                                                  CLASS 4-A-1 AND CLASS 4-A-4
                                            ------------------------------------------
                                                      0%      10%    20%    25%     30%    40%    50%
                                                    -----       ----      ----      ----       ----       ----       ----
Distribution Date
Initial Percentage............         100       100      100     100      100      100      100
April 20, 2007................            100         89        79      74        68         58        48
April 20, 2008................              99         80        62      54        46         33        23
April 20, 2009................              99         71        48      39        32         19        11
April 20, 2010................              98         63        38      29        22         12          5
April 20, 2011................              98         56        31      22        15          7          3
April 20, 2012................              97         50        24      16        11          4          1
April 20, 2013................              97         44        19      12          7          2          1
April 20, 2014................              95         39        15        9          5          1          *
April 20, 2015................              93         35        12        7          4          1          *
April 20, 2016................              91         30          9        5          2          1          *
April 20, 2017................              89         27          7        4          2          *          *
April 20, 2018................              87         24          6        3          1          *          *
April 20, 2019................              85         21          4        2          1          *          *
April 20, 2020................              82         18          3        1          1          *          *
April 20, 2021................              80         16          3        1          *          *          *
April 20, 2022................              77         14          2        1          *          *          *
April 20, 2023................              73         12          2        1          *          *          *
April 20, 2024................              70         10          1        *          *          *          *
April 20, 2025................              66           9          1        *          *          *          *
April 20, 2026................              62           7          1        *          *          *          *
April 20, 2027................              58           6          1        *          *          *          *
April 20, 2028................              53           5          *        *          *          *          *
April 20, 2029................              48           4          *        *          *          *          *
April 20, 2030................              43           3          *        *          *          *          *
April 20, 2031................              37           3          *        *          *          *          *
April 20, 2032................              31           2          *        *          *          *          *
April 20, 2033................              24           1          *        *          *          *          *
April 20, 2034................              16           1          *        *          *          *          *
April 20, 2035................                8           *          *        *          *          *          0
April 20, 2036................                0           0          0         0          0          0           0
Weighted Average Life to
   Maturity (in years)(1).....   21.10      7.89    4.20      3.30    2.67     1.87       1.38
- ----------
(1)  The weighted average life of a class of Certificates is determined by (i)
     multiplying the amount of each distribution in reduction of the class balance by the number of years from the date of the issuance of such class to the related Distribution Date, (ii) adding the results and (iii)
     dividing the sum by the initial class balance.

*    Less than 0.5%, but greater than zero.

                                                  B-14

                 PERCENTAGE OF INITIAL CLASS BALANCE OUTSTANDING
              AT THE RESPECTIVE PERCENTAGES OF CPR SET FORTH BELOW:

                                                            CLASS 4-A_2
                                            ------------------------------------------
                                                      0%      10%    20%    25%     30%    40%    50%
                                                    -----       ----      ----      ----       ----       ----       ----
Distribution Date
Initial Percentage............         100       100      100     100      100      100      100
April 20, 2007................              99         86        72       65       58         45        31
April 20, 2008................              99         73        50       39       29         12          0
April 20, 2009................              98         62        32       20       10          0           0
April 20, 2010................              98         51        19         7        0           0           0
April 20, 2011................              97         42          8         0        0           0           0
April 20, 2012................              96         34          *         0        0           0           0
April 20, 2013................              96         26          0         0        0           0           0
April 20, 2014................              94         20          0         0        0           0           0
April 20, 2015................              91         14          0         0        0           0           0
April 20, 2016................              89           8          0         0        0           0           0
April 20, 2017................              86           4          0         0        0           0           0
April 20, 2018................              83           0          0         0        0           0           0
April 20, 2019................              80           0          0         0        0           0           0
April 20, 2020................              77           0          0         0        0           0           0
April 20, 2021................              73           0          0         0        0           0           0
April 20, 2022................              69           0          0         0        0           0           0
April 20, 2023................              65           0          0         0        0           0           0
April 20, 2024................              60           0          0         0        0           0           0
April 20, 2025................              55           0          0         0        0           0           0
April 20, 2026................              50           0          0         0        0           0           0
April 20, 2027................              44           0          0         0        0           0           0
April 20, 2028................              38           0          0         0        0           0           0
April 20, 2029................              32           0          0         0        0           0           0
April 20, 2030................              24           0          0         0        0           0           0
April 20, 2031................              17           0          0         0        0           0           0
April 20, 2032................                8           0          0         0        0           0           0
April 20, 2033................                0           0          0         0        0           0           0
April 20, 2034................                0           0          0         0        0           0           0
April 20, 2035................                0           0          0         0        0           0           0
April 20, 2036................                0           0          0         0        0           0           0
Weighted Average Life to
   Maturity (in years)(1).....   18.73      4.70      2.31    1.80  1.45      1.02       0.76
- ----------
(1)  The weighted average life of a class of Certificates is determined by (i)
     multiplying the amount of each distribution in reduction of the class balance by the number of years from the date of the issuance of such class to the related Distribution Date, (ii) adding the results and (iii)
     dividing the sum by the initial class balance.

*    Less than 0.5%, but greater than zero.

                                                  B-15

                 PERCENTAGE OF INITIAL CLASS BALANCE OUTSTANDING
              AT THE RESPECTIVE PERCENTAGES OF CPR SET FORTH BELOW:

                                                            CLASS 4-A-3
                                            ------------------------------------------
                                                      0%      10%    20%    25%     30%    40%    50%
                                                    -----       ----      ----      ----       ----       ----       ----
Distribution Date
Initial Percentage............         100       100      100     100      100      100      100
April 20, 2007................           100       100      100     100       100      100     100
April 20, 2008................           100       100      100     100       100      100      94
April 20, 2009................           100       100      100     100       100        80      44
April 20, 2010................           100       100      100     100         91        48      22
April 20, 2011................           100       100      100        91        64        29      11
April 20, 2012................           100       100      100        68        44        17        5
April 20, 2013................           100       100        80        51        31        10        3
April 20, 2014................           100       100        63        37        21          6        1
April 20, 2015................           100       100        50        27        15          4        1
April 20, 2016................           100       100        39        20        10          2        *
April 20, 2017................           100       100        30        15          7          1        *
April 20, 2018................           100         97        24        11          5          1        *
April 20, 2019................           100         85        18          8          3          *        *
April 20, 2020................           100         74        14          6          2          *        *
April 20, 2021................           100         65        11          4          1          *        *
April 20, 2022................           100         56          9          3          1          *        *
April 20, 2023................           100         48          7          2          1          *        *
April 20, 2024................           100         42          5          2          *          *        *
April 20, 2025................           100         35          4          1          *          *        *
April 20, 2026................           100         30          3          1          *          *        *
April 20, 2027................           100         25          2          1          *          *        *
April 20, 2028................           100         21          2          *          *          *        *
April 20, 2029................           100         17          1          *          *          *        *
April 20, 2030................           100         13          1          *          *          *        *
April 20, 2031................           100         10          1          *          *          *        *
April 20, 2032................           100           8          *          *          *          *        *
April 20, 2033................             98           5          *          *          *          *        *
April 20, 2034................             68           3          *          *          *          *        *
April 20, 2035................             35           2          *          *          *          *        0
April 20, 2036................               0           0          0          0          0          0         0
Weighted Average Life to
   Maturity (in years)(1).....  28.53    17.90   10.13     8.01     6.50     4.52     3.31
- ----------
(1)  The weighted average life of a class of Certificates is determined by (i)
     multiplying the amount of each distribution in reduction of the class balance by the number of years from the date of the issuance of such class to the related Distribution Date, (ii) adding the results and (iii)
     dividing the sum by the initial class balance.

*    Less than 0.5%, but greater than zero.

                                                  B-16

                 PERCENTAGE OF INITIAL CLASS BALANCE OUTSTANDING
              AT THE RESPECTIVE PERCENTAGES OF CPR SET FORTH BELOW:

                                                            CLASS 5-A-1
                                            ------------------------------------------
                                                      0%      10%    20%    25%     30%    40%    50%
                                                    -----       ----      ----      ----       ----       ----       ----
Distribution Date
Initial Percentage............         100       100      100     100      100      100      100
April 20, 2007 ................            100        90         79      74         69       58         48
April 20, 2008 ................            100        80         63      55         47       34         23
April 20, 2009 ................            100        72         49      40         32       20         11
April 20, 2010 ................            100        64         39      30         23       12           6
April 20, 2011 ................              99        57         31      23         16         7           3
April 20, 2012 ................              99        51         25      17         11         4           1
April 20, 2013 ................              99        46         20      13           8         3           1
April 20, 2014 ................              99        41         16        9           5         2           *
April 20, 2015 ................              99        37         13        7           4         1           *
April 20, 2016 ................              98        33         10        5           3         1           *
April 20, 2017 ................              96        29           8        4           2         *           *
April 20, 2018 ................              94        26           6        3           1         *           *
April 20, 2019 ................              91        22           5        2           1         *           *
April 20, 2020 ................              88        19           4        2           1         *           *
April 20, 2021 ................              85        17           3        1           *         *           *
April 20, 2022 ................              82        15           2        1           *         *           *
April 20, 2023 ................              79        13           2        1           *         *           *
April 20, 2024 ................              75        11           1        *           *         *           *
April 20, 2025 ................              71          9           1        *           *         *           *
April 20, 2026 ................              66          8           1        *           *         *           *
April 20, 2027 ................              62          7           1        *           *         *           *
April 20, 2028 ................              57          5           *        *           *         *           *
April 20, 2029 ................              51          4           *        *           *         *           *
April 20, 2030 ................              45          3          *        *           *         *           *
April 20, 2031 ................              39          3          *        *           *         *           *
April 20, 2032 ................              32          2          *        *           *         *           *
April 20, 2033 ................              24          1          *        *           *         *           *
April 20, 2034 ................              16          1          *        *           *         *           *
April 20, 2035 ................                8          *          *        *           *         *           *
April 20, 2036 ................                0          0           0        0           0          0           0
Weighted Average Life to
   Maturity (in years)(1) ....   22.06     8.17      4.30   3.37      2.72     1.90      1.40
- ----------
(1)  The weighted average life of a class of Certificates is determined by (i)
     multiplying the amount of each distribution in reduction of the class balance by the number of years from the date of the issuance of such class to the related Distribution Date, (ii) adding the results and (iii)
     dividing the sum by the initial class balance.

*    Less than 0.5%, but greater than zero.

                                                  B-17

                 PERCENTAGE OF INITIAL CLASS BALANCE OUTSTANDING
              AT THE RESPECTIVE PERCENTAGES OF CPR SET FORTH BELOW:

                                                             CLASS 5-A-2
                                            ------------------------------------------
                                                      0%      10%    20%    25%     30%    40%    50%
                                                    -----       ----      ----      ----       ----       ----       ----
Distribution Date
Initial Percentage............         100       100      100     100      100      100      100
April 20, 2007 ................            100         86        72       65        58        45        31
April 20, 2008 ................            100         74        50       39        29        12         0
April 20, 2009 ................            100         62        32       20        10          0         0
April 20, 2010 ................            99           52         19       7           0          0         0
April 20, 2011 ................            99           43           8       0           0          0         0
April 20, 2012 ................            99           35           0       0           0          0         0
April 20, 2013 ................            99           28           0       0           0          0         0
April 20, 2014 ................            99           21           0       0           0          0         0
April 20, 2015 ................            98           16           0       0           0          0         0
April 20, 2016 ................            98           11           0       0           0          0         0
April 20, 2017 ................            95            5            0       0           0          0         0
April 20, 2018 ................            92            1            0       0           0          0         0
April 20, 2019 ................            88            0            0       0           0          0         0
April 20, 2020 ................            84            0            0       0           0          0         0
April 20, 2021 ................            80            0            0       0           0          0         0
April 20, 2022 ................            76            0            0       0           0          0         0
April 20, 2023 ................            71            0            0       0           0          0         0
April 20, 2024 ................            66            0            0       0           0          0         0
April 20, 2025 ................            61            0            0       0           0          0         0
April 20, 2026 ................            55            0            0       0           0          0         0
April 20, 2027 ................            49            0            0       0           0          0         0
April 20, 2028 ................            42            0            0       0           0          0         0
April 20, 2029 ................            35            0            0       0           0          0         0
April 20, 2030 ................            27            0            0       0           0          0         0
April 20, 2031 ................            18            0            0       0           0          0         0
April 20, 2032 ................              9            0            0       0           0          0         0
April 20, 2033 ................              0            0            0       0           0          0         0
April 20, 2034 ................              0            0            0       0           0          0         0
April 20, 2035 ................              0            0            0       0           0          0         0
April 20, 2036 ................              0            0            0       0           0          0         0
Weighted Average Life to
  Maturity (in years)(1) .....  19.93      4.83      2.32   1.80       1.45    1.02      0.76
- ----------
(1)  The weighted average life of a class of Certificates is determined by (i)
     multiplying the amount of each distribution in reduction of the class balance by the number of years from the date of the issuance of such class to the related Distribution Date, (ii) adding the results and (iii)
     dividing the sum by the initial class balance.

                                                  B-18

                 PERCENTAGE OF INITIAL CLASS BALANCE OUTSTANDING
              AT THE RESPECTIVE PERCENTAGES OF CPR SET FORTH BELOW:

                                                            CLASS 5-A-3
                                             ------------------------------------------
                                                      0%      10%    20%    25%     30%    40%    50%
                                                    -----       ----      ----      ----       ----       ----       ----
Distribution Date
Initial Percentage............         100       100      100     100      100      100      100
April 20, 2007 ................           100       100      100     100      100      100      100
April 20, 2008 ................           100       100      100     100      100      100      100
April 20, 2009 ................           100       100      100     100      100        79        44
April 20, 2010 ................           100       100      100     100        90        48        22
April 20, 2011 ................           100       100      100       90        63        28        11
April 20, 2012 ................           100       100      100       67        44        17          6
April 20, 2013 ................           100       100        80       51        31        10          3
April 20, 2014 ................           100       100        64       38        22          6          1
April 20, 2015 ................           100       100        51       28        15          4          1
April 20, 2016 ................           100       100        41       21        10          2          *
April 20, 2017 ................           100       100        32       15          7          1          *
April 20, 2018 ................           100       100        25       11          5          1          *
April 20, 2019 ................           100         89        19         8          3          *          *
April 20, 2020 ................           100         78        15         6          2          *          *
April 20, 2021 ................           100         68        12         4          2          *          *
April 20, 2022 ................           100         58          9         3          1          *          *
April 20, 2023 ................           100         50          7         2          1          *          *
April 20, 2024 ................           100         43          5          2          *          *          *
April 20, 2025 ................           100         37          4         1          *          *          *
April 20, 2026 ................           100         31          3         1          *          *          *
April 20, 2027 ................           100         26          2         1          *          *           *
April 20, 2028 ................           100         21          2         *          *          *          *
April 20, 2029 ................           100         17          1         *          *          *          *
April 20, 2030 ................           100         14          1         *          *          *          *
April 20, 2031 ................           100         11          1         *          *          *          *
April 20, 2032 ................           100           8          *         *          *          *          *
April 20, 2033 ................             97           5          *         *          *          *          *
April 20, 2034 ................             65           3          *         *          *          *          *
April 20, 2035 ................             31           1          *         *          *          *          *
April 20, 2036 ................              0            0          0          0          0          0          0
Weighted Average Life to
   Maturity (in years)(1) ....  28.45    18.13   10.22     8.04     6.50     4.52       3.31

- ----------
(1)  The weighted average life of a class of Certificates is determined by (i)
     multiplying the amount of each distribution in reduction of the class balance by the number of years from the date of the issuance of such class to the related Distribution Date, (ii) adding the results and (iii)
     dividing the sum by the initial class balance.

*    Less than 0.5%, but greater than zero.

                                                  B-19

                 PERCENTAGE OF INITIAL CLASS BALANCE OUTSTANDING
              AT THE RESPECTIVE PERCENTAGES OF CPR SET FORTH BELOW:

                                                               CLASS 5-A-4
                                             ------------------------------------------
                                                      0%      10%    20%    25%     30%    40%    50%
                                                    -----       ----      ----      ----       ----       ----       ----
Distribution Date
Initial Percentage............         100       100      100     100      100      100      100
April 20, 2007................           100         90         79      74        69        58         48
April 20, 2008................           100         80         63      55        47        34         23
April 20, 2009................           100         72         49      40        32        20         11
April 20, 2010................           100         64         39      30        23        12           6
April 20, 2011................             99         57         31      23        16          7           3
April 20, 2012................             99         51         25      17        11          4           1
April 20, 2013................             99         46         20      13          8          3           1
April 20, 2014................             99         41         16        9          5          2           *
April 20, 2015................             99         37         13        7          4          1           *
April 20, 2016................             98         33         10        5          3          1           *
April 20, 2017................             96         29           8        4          2          *           *
April 20, 2018................             94         26           6        3          1          *           *
April 20, 2019................             91         22           5        2          1          *           *
April 20, 2020................             88         19           4        2          1          *           *
April 20, 2021................             85         17           3        1          *          *           *
April 20, 2022................             82         15           2        1          *          *           *
April 20, 2023................             79         13           2        1          *          *           *
April 20, 2024................             75         11           1        *          *          *           *
April 20, 2025................             71           9           1        *          *          *           *
April 20, 2026................             66           8           1        *          *          *           *
April 20, 2027................             62           7           1        *          *          *           *
April 20, 2028................             57           5           *        *          *          *           *
April 20, 2029................             51           4           *        *          *          *           *
April 20, 2030................             45           3           *        *          *          *           *
April 20, 2031................             39           3           *        *          *          *           *
April 20, 2032................             32           2           *        *          *          *           *
April 20, 2033................             24           1           *        *          *          *           *
April 20, 2034................             16           1           *        *          *          *           *
April 20, 2035................               8           *           *        *          *          *           0
April 20, 2036................               0           0           0         0          0           0           0
Weighted Average Life to
   Maturity (in years)(1).....   22.06     8.17      4.30    3.37     2.72      1.90      1.40
- ----------
(1)  The weighted average life of a class of Certificates is determined by (i)
     multiplying the amount of each distribution in reduction of the class balance by the number of years from the date of the issuance of such class to the related Distribution Date, (ii) adding the results and (iii)
     dividing the sum by the initial class balance.

*    Less than 0.5%, but greater than zero.

                                                  B-20

                 PERCENTAGE OF INITIAL CLASS BALANCE OUTSTANDING
              AT THE RESPECTIVE PERCENTAGES OF CPR SET FORTH BELOW:

                                                              CLASS 5-A-X
                                             ------------------------------------------
                                                      0%      10%    20%    25%     30%    40%    50%
                                                    -----       ----      ----      ----       ----       ----       ----
Distribution Date
Initial Percentage............         100       100      100     100      100      100      100
April 20, 2007................            100        90        79        74        69        58        48
April 20, 2008................            100        80        63        55        47        34        23
April 20, 2009................            100        72        49        40        32        20        11
April 20, 2010................            100        64        39        30        23        12          6
April 20, 2011................              99        57        31        23        16          7          3
April 20, 2012................              99        51        25        17        11          4          1
April 20, 2013................              99        46        20        13          8          3          1
April 20, 2014................              99        41        16          9          5          2          *
April 20, 2015................              99        37        13          7          4          1          *
April 20, 2016................               0           0         0           0          0           0         0
April 20, 2017................               0           0         0           0          0           0         0
April 20, 2018................               0           0         0           0          0           0         0
April 20, 2019................               0           0         0           0          0           0         0
April 20, 2020................               0           0         0           0          0           0         0
April 20, 2021................               0           0         0           0          0           0         0
April 20, 2022................               0           0         0           0          0           0         0
April 20, 2023................               0           0         0           0          0           0         0
April 20, 2024................               0           0         0           0          0           0         0
April 20, 2025................               0           0         0           0          0           0         0
April 20, 2026................               0           0         0           0          0           0         0
April 20, 2027................               0           0         0           0          0           0         0
April 20, 2028................               0           0         0           0          0           0         0
April 20, 2029................               0           0         0           0          0           0         0
April 20, 2030................               0           0         0           0          0           0         0
April 20, 2031................               0           0         0           0          0           0         0
April 20, 2032................               0           0         0           0          0           0         0
April 20, 2033................               0           0         0           0          0           0         0
April 20, 2034................               0           0         0           0          0           0         0
April 20, 2035................               0           0         0           0          0           0         0
April 20, 2036................               0           0         0           0          0           0         0
Weighted Average Life to
   Maturity (in years)(1).....    9.76      5.98    3.89      3.19     2.65      1.89     1.40
- ----------
(1)  The weighted average life of a class of Certificates is determined by (i)
     multiplying the amount of each distribution in reduction of the class balance by the number of years from the date of the issuance of such class to the related Distribution Date, (ii) adding the results and (iii)
     dividing the sum by the initial class balance.

*    Less than 0.5%, but greater than zero.

                                                  B-21

                 PERCENTAGE OF INITIAL CLASS BALANCE OUTSTANDING
              AT THE RESPECTIVE PERCENTAGES OF CPR SET FORTH BELOW:

                                                   CLASS 6-A-1 AND CLASS 6-A-2
                                             ------------------------------------------
                                                      0%      10%    20%    25%     30%    40%    50%
                                                    -----       ----      ----      ----       ----       ----       ----
Distribution Date
Initial Percentage............         100       100      100     100      100      100      100
April 20, 2007................            100         89        79       74       68        58        47
April 20, 2008................            100         80        62       54       46        33        23
April 20, 2009................            100         71        48       39       32        19        10
April 20, 2010................              99         63        38       29       22        11          5
April 20, 2011................              99         56        31       22       15          7          3
April 20, 2012................              99         50        25       17       11          4          1
April 20, 2013................              99         45        20       12         8          2          1
April 20, 2014................              98         40        16         9         5          1          *
April 20, 2015................              98         36        12         7         4          1          *
April 20, 2016................              97         32        10         5         3          1          *
April 20, 2017................              95         28          8         4         2          *          *
April 20, 2018................              93         25          6         3         1          *          *
April 20, 2019................              91         22          5         2         1          *          *
April 20, 2020................              88         19          4         1         1          *          *
April 20, 2021................              85         17          3         1         *          *          *
April 20, 2022................              82         14          2         1         *          *          *
April 20, 2023................              78         12          2         1         *          *          *
April 20, 2024................              75         11          1         *         *          *          *
April 20, 2025................              71           9          1         *         *          *          *
April 20, 2026................              66           8          1         *         *          *          *
April 20, 2027................              62           6          1         *         *          *          *
April 20, 2028................              57           5          *         *         *          *          *
April 20, 2029................              51           4          *         *         *          *          *
April 20, 2030................              45           3          *         *         *          *          *
April 20, 2031................              39           3          *         *         *          *          *
April 20, 2032................              32           2          *         *         *          *          *
April 20, 2033................              24           1          *         *         *          *          *
April 20, 2034................              16           1          *         *         *          *          *
April 20, 2035................                7           *          *         *         *          *          *
April 20, 2036................                0           0          0          0          0          0          0
Weighted Average Life to
   Maturity (in years)(1).....   21.97      8.05    4.24      3.32      2.68    1.86      1.37
- ----------
(1)  The weighted average life of a class of Certificates is determined by (i)
     multiplying the amount of each distribution in reduction of the class balance by the number of years from the date of the issuance of such class to the related Distribution Date, (ii) adding the results and (iii)
     dividing the sum by the initial class balance.

*    Less than 0.5%, but greater than zero.

                                                  B-22

                 PERCENTAGE OF INITIAL CLASS BALANCE OUTSTANDING
              AT THE RESPECTIVE PERCENTAGES OF CPR SET FORTH BELOW:

                                               CLASS 6-A-3 AND CLASS 6-A-4
                                             ------------------------------------------
                                                      0%      10%    20%    25%     30%    40%    50%
                                                    -----       ----      ----      ----       ----       ----       ----
Distribution Date
Initial Percentage............         100       100      100     100      100      100      100
April 20, 2007 ................            100         89        79       74        68        58        47
April 20, 2008 ................            100         80        62       54        46        33        23
April 20, 2009 ................            100         71        48       39        32        19        10
April 20, 2010 ................            100         64        39       30        22        11          5
April 20, 2011 ................              99         57        31       22        15          7          3
April 20, 2012 ................              99         50        25       17        11          4          1
April 20, 2013 ................              99         45        20       12          8          2          1
April 20, 2014 ................              99         40        16         9          5          1          *
April 20, 2015 ................              99         36        13         7          4          1          *
April 20, 2016 ................              98         32        10         5          3          1          *
April 20, 2017 ................              96         29          8         4          2          *          *
April 20, 2018 ................              94         25          6         3          1          *          *
April 20, 2019 ................              91         22          5         2          1          *          *
April 20, 2020 ................              89         19          4         1          1          *          *
April 20, 2021 ................              86         17          3         1          *          *          *
April 20, 2022 ................              82         14          2         1          *          *          *
April 20, 2023 ................              79         12          2         1          *          *          *
April 20, 2024 ................              75         11          1         *          *          *          *
April 20, 2025 ................              71           9          1         *          *          *          *
April 20, 2026 ................              67           8          1         *          *          *          *
April 20, 2027 ................              62           6          1         *          *          *          *
April 20, 2028 ................              57           5          *         *          *          *          *
April 20, 2029 ................              52           4          *         *          *          *          *
April 20, 2030 ................              46           3          *         *          *          *          *
April 20, 2031 ................              39           3          *         *          *          *          *
April 20, 2032 ................              32           2          *         *          *          *          *
April 20, 2033 ................              24           1          *         *          *          *          *
April 20, 2034 ................              16           1          *         *          *          *          *
April 20, 2035 ................                7           *          *         *          *          *          *
April 20, 2036 ................                0           0           0         0          0          0          0
Weighted Average Life to
   Maturity (in years)(1).....    22.10     8.08      4.25  3.32      2.68      1.86      1.37
- ----------
(1)  The weighted average life of a class of Certificates is determined by (i)
     multiplying the amount of each distribution in reduction of the class balance by the number of years from the date of the issuance of such class to the related Distribution Date, (ii) adding the results and (iii)
     dividing the sum by the initial class balance.

*    Less than 0.5%, but greater than zero.

                                                  B-23

                 PERCENTAGE OF INITIAL CLASS BALANCE OUTSTANDING
              AT THE RESPECTIVE PERCENTAGES OF CPR SET FORTH BELOW:

                                        CLASS X-B-1, CLASS X-B-2 AND CLASS X-B-3
                                             ------------------------------------------
                                                      0%      10%    20%    25%     30%    40%    50%
                                                    -----       ----      ----      ----       ----       ----       ----
Distribution Date
Initial Percentage............         100       100      100     100      100      100      100
April 20, 2007 ................            100      100      100     100      100      100      100
April 20, 2008 ................              99        99        99       99        99        86        71
April 20, 2009 ................              99        99        99       91        83        66        50
April 20, 2010 ................              98        98        82       68        58        40        25
April 20, 2011 ................              98        98        65       51        40        24        12
April 20, 2012 ................              96        96        51       37        28        14          6
April 20, 2013 ................              95        91        40       28        19          8          3
April 20, 2014 ................              94        81        32       20        13          5          1
April 20, 2015 ................              92        71        25       15          9          3          1
April 20, 2016 ................              90        63        20       11          6          2          *
April 20, 2017 ................              88        55        15         8          4          1          *
April 20, 2018 ................              86        48        12         6          3          1          *
April 20, 2019 ................              83        42          9         4          2          *          *
April 20, 2020 ................              81        37          7         3          1          *          *
April 20, 2021 ................              78        32          6         2          1          *          *
April 20, 2022 ................              75        28          4         2          1          *          *
April 20, 2023 ................              72        24          3         1          *          *          *
April 20, 2024 ................              69        21          3         1          *          *          *
April 20, 2025 ................              65        18          2         1          *          *          *
April 20, 2026 ................              61        15          1         *         *          *          *
April 20, 2027 ................              57        12          1         *         *          *          *
April 20, 2028 ................              52        10          1         *         *          *          *
April 20, 2029 ................              47          8          1         *         *          *          *
April 20, 2030 ................              42          7          *         *         *          *          *
April 20, 2031 ................              36          5          *         *         *          *          *
April 20, 2032 ................              30          4          *         *         *          *          *
April 20, 2033 ................              23          3          *         *         *          *          *
April 20, 2034 ................              16          2          *         *         *          *          *
April 20, 2035 ................               8          1          *          *         *          *          *
April 20, 2036 ................               0          0          0          0          0           0          0
Weighted Average Life to
   Maturity (in years)(1).....  20.83   13.20    7.30      6.01     5.17     4.00       3.17
- ----------
(1)  The weighted average life of a class of Certificates is determined by (i)
     multiplying the amount of each distribution in reduction of the class balance by the number of years from the date of the issuance of such class to the related Distribution Date, (ii) adding the results and (iii)
     dividing the sum by the initial class balance.

*    Less than 0.5%, but greater than zero.

                                              B-24

                 PERCENTAGE OF INITIAL CLASS BALANCE OUTSTANDING
              AT THE RESPECTIVE PERCENTAGES OF CPR SET FORTH BELOW:

                                         CLASS 5-B-1, CLASS 5-B-2 AND CLASS 5-B-3
                                             ------------------------------------------
                                                      0%      10%    20%    25%     30%    40%    50%
                                                    -----       ----      ----      ----       ----       ----       ----
Distribution Date
Initial Percentage............         100       100      100     100      100      100      100
April 20, 2007 ................            100       100      100     100      100      100      100
April 20, 2008 ................            100       100      100     100      100        86        71
April 20, 2009 ................            100       100      100       92        84        67        50
April 20, 2010 ................            100       100        83       69        58        40        25
April 20, 2011 ................              99         99        66       51        41        24        13
April 20, 2012 ................              99         99        53       39        29        14          6
April 20, 2013 ................              99         95        42       29        20          9          3
April 20, 2014 ................              99         85        34       22        14          5          2
April 20, 2015 ................              99         77        27       16        10          3          1
April 20, 2016 ................              98         69        21       12          7          2          *
April 20, 2017 ................              96         60        17         9          5          1          *
April 20, 2018 ................              94         53        13         6          3          1          *
April 20, 2019 ................              91         46        10         5          2          *          *
April 20, 2020 ................              88         40          8         3          1          *          *
April 20, 2021 ................              85         35          6         2          1          *          *
April 20, 2022 ................              82         30          5         2          1          *          *
April 20, 2023 ................              79         26          4         1          *          *          *
April 20, 2024 ................              75         22          3         1          *          *          *
April 20, 2025 ................              71         19          2         1          *          *          *
April 20, 2026 ................              66         16          2         *          *          *          *
April 20, 2027 ................              62         14          1         *          *          *          *
April 20, 2028 ................              57         11          1         *          *          *          *
April 20, 2029 ................              51           9          1         *          *          *          *
April 20, 2030 ................              45           7          *         *          *          *          *
April 20, 2031 ................              39           6          *         *          *          *          *
April 20, 2032 ................              32           4          *         *          *          *          *
April 20, 2033 ................              24           3          *         *          *          *          *
April 20, 2034 ................              16           2          *         *          *          *          *
April 20, 2035 ................                8           1          *         *          *          *          *
April 20, 2036 ................                0           0          0         0           0          0          0
Weighted Average Life to
   Maturity (in years)(1).....   22.06   13.81      7.49    6.12       5.25    4.04     3.19
- ----------
(1)  The weighted average life of a class of Certificates is determined by (i)
     multiplying the amount of each distribution in reduction of the class balance by the number of years from the date of the issuance of such class to the related Distribution Date, (ii) adding the results and (iii)
     dividing the sum by the initial class balance.

*    Less than 0.5%, but greater than zero.

                                                  B-25

                 PERCENTAGE OF INITIAL CLASS BALANCE OUTSTANDING
              AT THE RESPECTIVE PERCENTAGES OF CPR SET FORTH BELOW:

                                                            CLASS 6-B-1
                                             ------------------------------------------
                                                      0%      10%    20%    25%     30%    40%    50%
                                                    -----       ----      ----      ----       ----       ----       ----
Distribution Date
Initial Percentage............         100       100      100     100      100      100      100
April 20, 2007 ................            100       100      100     100      100      100      100
April 20, 2008 ................            100       100      100     100      100        86        71
April 20, 2009 ................            100       100      100       92        83        67        50
April 20, 2010................              99         99        83       69        58        40        25
April 20, 2011................              99         99        66       51        41        24        13
April 20, 2012................              99         99        53       38        28        14          6
April 20, 2013................              99         95        42       29        20          9          3
April 20, 2014................              99         85        34       22        14          5          2
April 20, 2015................              99         76        27       16        10          3          1
April 20, 2016................              98         68        21       12          7          2          *
April 20, 2017................              96         60        17         9          5          1          *
April 20, 2018................              94         53        13         6          3          1          *
April 20, 2019................              91         46        10         5          2          *          *
April 20, 2020................              88         40          8         3          1          *          *
April 20, 2021................              85         35          6         2          1          *          *
April 20, 2022................              82         30          5         2          1          *          *
April 20, 2023................              79         26          4         1          *          *          *
April 20, 2024................              75         23          3         1          *          *          *
April 20, 2025................              71         19          2         1          *          *          *
April 20, 2026................              67         16          2         *          *          *          *
April 20, 2027................              62         14          1         *          *          *          *
April 20, 2028................              57         11          1         *          *          *          *
April 20, 2029................              51           9          1         *          *          *          *
April 20, 2030................              45           7          *         *          *          *          *
April 20, 2031................              39           6          *         *          *          *          *
April 20, 2032................              32           4          *         *          *          *          *
April 20, 2033................              24           3          *         *          *          *          *
April 20, 2034................              16           2          *         *          *          *          *
April 20, 2035................                7           1          *         *          *          *          0
April 20, 2036................                0           0          0         0           0          0          0
Weighted Average Life to
   Maturity (in years)(1).....   22.06   13.80      7.48    6.12      5.25     4.04     3.19
- ----------
(1)  The weighted average life of a class of Certificates is determined by (i)
     multiplying the amount of each distribution in reduction of the class balance by the number of years from the date of the issuance of such class to the related Distribution Date, (ii) adding the results and (iii)
     dividing the sum by the initial class balance.
*    Less than 0.5%, but greater than zero.

                                                  B-26

                 PERCENTAGE OF INITIAL CLASS BALANCE OUTSTANDING
              AT THE RESPECTIVE PERCENTAGES OF CPR SET FORTH BELOW:

                                                            CLASS 6-B-2
                                             ------------------------------------------
                                                      0%      10%    20%    25%     30%    40%    50%
                                                    -----       ----      ----      ----       ----       ----       ----
Distribution Date
Initial Percentage............         100       100      100     100      100      100      100
April 20, 2007 ................            100       100      100     100      100      100      100
April 20, 2008 ................            100       100      100     100      100        86        71
April 20, 2009 ................            100       100      100       92        83        67        50
April 20, 2010................              99         99        83       69        58        40        25
April 20, 2011................              99         99        66       51        41        24        13
April 20, 2012................              99         99        53       38        28        14          6
April 20, 2013................              99         95        42       29        20          9          3
April 20, 2014................              99         85        34       22        14          5          2
April 20, 2015................              99         76        27       16        10          3          1
April 20, 2016................              98         68        21       12          7          2          *
April 20, 2017................              96         60        17         9          5          1          *
April 20, 2018................              94         53        13         6          3          1          *
April 20, 2019................              91         46        10         5          2          *          *
April 20, 2020................              88         40          8         3          1          *          *
April 20, 2021................              85         35          6         2          1          *          *
April 20, 2022................              82         30          5         2          1          *          *
April 20, 2023................              79         26          4         1          *          *          *
April 20, 2024................              75         23          3         1          *          *          *
April 20, 2025................              71         19          2         1          *          *          *
April 20, 2026................              67         16          2         *          *          *          *
April 20, 2027................              62         14          1         *          *          *          *
April 20, 2028................              57         11          1         *          *          *          *
April 20, 2029................              51           9          1         *          *          *          *
April 20, 2030................              45           7          *         *          *          *          *
April 20, 2031................              39           6          *         *          *          *          *
April 20, 2032................              32           4          *         *          *          *          *
April 20, 2033................              24           3          *         *          *          *          *
April 20, 2034................              16           2          *         *          *          *          *
April 20, 2035................                7           1          *         *          *          *          0
April 20, 2036................                0           0          0         0           0          0          0
Weighted Average Life to
   Maturity (in years)(1).....   22.06   13.80      7.48    6.12      5.25     4.04     3.19
- ----------
(1)  The weighted average life of a class of Certificates is determined by (i)
     multiplying the amount of each distribution in reduction of the class balance by the number of years from the date of the issuance of such class to the related Distribution Date, (ii) adding the results and (iii)
     dividing the sum by the initial class balance.

*    Less than 0.5%, but greater than zero.

                                                  B-27

                 PERCENTAGE OF INITIAL CLASS BALANCE OUTSTANDING
              AT THE RESPECTIVE PERCENTAGES OF CPR SET FORTH BELOW:

                                                CLASS 6-B-3
                                             ------------------------------------------
                                                      0%      10%    20%    25%     30%    40%    50%
                                                    -----       ----      ----      ----       ----       ----       ----
Distribution Date
Initial Percentage............         100       100      100     100      100      100      100
April 20, 2007 ................            100       100      100     100      100      100      100
April 20, 2008 ................            100       100      100     100      100        86        71
April 20, 2009 ................            100       100      100       92        83        67        50
April 20, 2010................              99         99        83       69        58        40        25
April 20, 2011................              99         99        66       51        41        24        13
April 20, 2012................              99         99        53       38        28        14          6
April 20, 2013................              99         95        42       29        20          9          3
April 20, 2014................              99         85        34       22        14          5          2
April 20, 2015................              99         76        27       16        10          3          1
April 20, 2016................              98         68        21       12          7          2          *
April 20, 2017................              96         60        17         9          5          1          *
April 20, 2018................              94         53        13         6          3          1          *
April 20, 2019................              91         46        10         5          2          *          *
April 20, 2020................              88         40          8         3          1          *          *
April 20, 2021................              85         35          6         2          1          *          *
April 20, 2022................              82         30          5         2          1          *          *
April 20, 2023................              79         26          4         1          *          *          *
April 20, 2024................              75         23          3         1          *          *          *
April 20, 2025................              71         19          2         1          *          *          *
April 20, 2026................              67         16          2         *          *          *          *
April 20, 2027................              62         14          1         *          *          *          *
April 20, 2028................              57         11          1         *          *          *          *
April 20, 2029................              51           9          1         *          *          *          *
April 20, 2030................              45           7          *         *          *          *          *
April 20, 2031................              39           6          *         *          *          *          *
April 20, 2032................              32           4          *         *          *          *          *
April 20, 2033................              24           3          *         *          *          *          *
April 20, 2034................              16           2          *         *          *          *          *
April 20, 2035................                7           1          *         *          *          *          0
April 20, 2036................                0           0          0         0           0          0          0
Weighted Average Life to
   Maturity (in years)(1).....   22.06   13.80      7.48    6.12      5.25     4.04     3.19
- ----------
(1)  The weighted average life of a class of Certificates is determined by (i)
     multiplying the amount of each distribution in reduction of the class balance by the number of years from the date of the issuance of such class to the related Distribution Date, (ii) adding the results and (iii)
     dividing the sum by the initial class balance.

*    Less than 0.5%, but greater than zero.

                                                  B-28

                 PERCENTAGE OF INITIAL CLASS BALANCE OUTSTANDING
              AT THE RESPECTIVE PERCENTAGES OF CPR SET FORTH BELOW:

                                                            CLASS 6-B-4
                                             ------------------------------------------
                                                      0%      10%    20%    25%     30%    40%    50%
                                                    -----       ----      ----      ----       ----       ----       ----
Distribution Date
Initial Percentage............         100       100      100     100      100      100      100
April 20, 2007 ................            100       100      100     100      100      100      100
April 20, 2008 ................            100       100      100     100      100        86        71
April 20, 2009 ................            100       100      100       92        83        67        50
April 20, 2010................              99         99        83       69        58        40        25
April 20, 2011................              99         99        66       51        41        24        13
April 20, 2012................              99         99        53       38        28        14          6
April 20, 2013................              99         95        42       29        20          9          3
April 20, 2014................              99         85        34       22        14          5          2
April 20, 2015................              99         76        27       16        10          3          1
April 20, 2016................              98         68        21       12          7          2          *
April 20, 2017................              96         60        17         9          5          1          *
April 20, 2018................              94         53        13         6          3          1          *
April 20, 2019................              91         46        10         5          2          *          *
April 20, 2020................              88         40          8         3          1          *          *
April 20, 2021................              85         35          6         2          1          *          *
April 20, 2022................              82         30          5         2          1          *          *
April 20, 2023................              79         26          4         1          *          *          *
April 20, 2024................              75         23          3         1          *          *          *
April 20, 2025................              71         19          2         1          *          *          *
April 20, 2026................              67         16          2         *          *          *          *
April 20, 2027................              62         14          1         *          *          *          *
April 20, 2028................              57         11          1         *          *          *          *
April 20, 2029................              51           9          1         *          *          *          *
April 20, 2030................              45           7          *         *          *          *          *
April 20, 2031................              39           6          *         *          *          *          *
April 20, 2032................              32           4          *         *          *          *          *
April 20, 2033................              24           3          *         *          *          *          *
April 20, 2034................              16           2          *         *          *          *          *
April 20, 2035................                7           1          *         *          *          *          0
April 20, 2036................                0           0          0         0           0          0          0
Weighted Average Life to
   Maturity (in years)(1).....   22.06   13.80      7.48    6.12      5.25     4.04     3.19
- ----------
(1)  The weighted average life of a class of Certificates is determined by (i)
     multiplying the amount of each distribution in reduction of the class balance by the number of years from the date of the issuance of such class to the related Distribution Date, (ii) adding the results and (iii)
     dividing the sum by the initial class balance.

*    Less than 0.5%, but greater than zero.

                                                  B-29

                 PERCENTAGE OF INITIAL CLASS BALANCE OUTSTANDING
              AT THE RESPECTIVE PERCENTAGES OF CPR SET FORTH BELOW:

                                                            CLASS 6-B-5
                                             ------------------------------------------
                                                      0%      10%    20%    25%     30%    40%    50%
                                                    -----       ----      ----      ----       ----       ----       ----
Distribution Date
Initial Percentage............         100       100      100     100      100      100      100
April 20, 2007 ................            100       100      100     100      100      100      100
April 20, 2008 ................            100       100      100     100      100        86        71
April 20, 2009 ................            100       100      100       92        83        67        50
April 20, 2010................              99         99        83       69        58        40        25
April 20, 2011................              99         99        66       51        41        24        13
April 20, 2012................              99         99        53       38        28        14          6
April 20, 2013................              99         95        42       29        20          9          3
April 20, 2014................              99         85        34       22        14          5          2
April 20, 2015................              99         76        27       16        10          3          1
April 20, 2016................              98         68        21       12          7          2          *
April 20, 2017................              96         60        17         9          5          1          *
April 20, 2018................              94         53        13         6          3          1          *
April 20, 2019................              91         46        10         5          2          *          *
April 20, 2020................              88         40          8         3          1          *          *
April 20, 2021................              85         35          6         2          1          *          *
April 20, 2022................              82         30          5         2          1          *          *
April 20, 2023................              79         26          4         1          *          *          *
April 20, 2024................              75         23          3         1          *          *          *
April 20, 2025................              71         19          2         1          *          *          *
April 20, 2026................              67         16          2         *          *          *          *
April 20, 2027................              62         14          1         *          *          *          *
April 20, 2028................              57         11          1         *          *          *          *
April 20, 2029................              51           9          1         *          *          *          *
April 20, 2030................              45           7          *         *          *          *          *
April 20, 2031................              39           6          *         *          *          *          *
April 20, 2032................              32           4          *         *          *          *          *
April 20, 2033................              24           3          *         *          *          *          *
April 20, 2034................              16           2          *         *          *          *          *
April 20, 2035................                7           1          *         *          *          *          0
April 20, 2036................                0           0          0         0           0          0          0
Weighted Average Life to
   Maturity (in years)(1).....   22.06   13.80      7.48    6.12      5.25     4.04     3.19
- ----------
(1)  The weighted average life of a class of Certificates is determined by (i)
     multiplying the amount of each distribution in reduction of the class balance by the number of years from the date of the issuance of such class to the related Distribution Date, (ii) adding the results and (iii)
     dividing the sum by the initial class balance.

*    Less than 0.5%, but greater than zero.

                                                  B-30

                 PERCENTAGE OF INITIAL CLASS BALANCE OUTSTANDING
              AT THE RESPECTIVE PERCENTAGES OF CPR SET FORTH BELOW:

                                                            CLASS 6-B-6
                                             ------------------------------------------
                                                      0%      10%    20%    25%     30%    40%    50%
                                                    -----       ----      ----      ----       ----       ----       ----
Distribution Date
Initial Percentage............         100       100      100     100      100      100      100
April 20, 2007 ................            100       100      100     100      100      100      100
April 20, 2008 ................            100       100      100     100      100        86        71
April 20, 2009 ................            100       100      100       92        83        67        50
April 20, 2010................              99         99        83       69        58        40        25
April 20, 2011................              99         99        66       51        41        24        13
April 20, 2012................              99         99        53       38        28        14          6
April 20, 2013................              99         95        42       29        20          9          3
April 20, 2014................              99         85        34       22        14          5          2
April 20, 2015................              99         76        27       16        10          3          1
April 20, 2016................              98         68        21       12          7          2          *
April 20, 2017................              96         60        17         9          5          1          *
April 20, 2018................              94         53        13         6          3          1          *
April 20, 2019................              91         46        10         5          2          *          *
April 20, 2020................              88         40          8         3          1          *          *
April 20, 2021................              85         35          6         2          1          *          *
April 20, 2022................              82         30          5         2          1          *          *
April 20, 2023................              79         26          4         1          *          *          *
April 20, 2024................              75         23          3         1          *          *          *
April 20, 2025................              71         19          2         1          *          *          *
April 20, 2026................              67         16          2         *          *          *          *
April 20, 2027................              62         14          1         *          *          *          *
April 20, 2028................              57         11          1         *          *          *          *
April 20, 2029................              51           9          1         *          *          *          *
April 20, 2030................              45           7          *         *          *          *          *
April 20, 2031................              39           6          *         *          *          *          *
April 20, 2032................              32           4          *         *          *          *          *
April 20, 2033................              24           3          *         *          *          *          *
April 20, 2034................              16           2          *         *          *          *          *
April 20, 2035................                7           1          *         *          *          *          0
April 20, 2036................                0           0          0         0           0          0          0
Weighted Average Life to
   Maturity (in years)(1).....   22.06   13.80      7.48    6.12      5.25     4.04     3.19
- ----------
(1)  The weighted average life of a class of Certificates is determined by (i)
     multiplying the amount of each distribution in reduction of the class balance by the number of years from the date of the issuance of such class to the related Distribution Date, (ii) adding the results and (iii)
     dividing the sum by the initial class balance.

*    Less than 0.5%, but greater than zero.

                                                  B-31

                 PERCENTAGE OF INITIAL CLASS BALANCE OUTSTANDING
              AT THE RESPECTIVE PERCENTAGES OF CPR SET FORTH BELOW:

                                                            CLASS 6-B-7
                                             ------------------------------------------
                                                      0%      10%    20%    25%     30%    40%    50%
                                                    -----       ----      ----      ----       ----       ----       ----
Distribution Date
Initial Percentage............         100       100      100     100      100      100      100
April 20, 2007 ................            100       100      100     100      100      100      100
April 20, 2008 ................            100       100      100     100      100        86        71
April 20, 2009 ................            100       100      100       92        83        67        50
April 20, 2010................              99         99        83       69        58        40        25
April 20, 2011................              99         99        66       51        41        24        13
April 20, 2012................              99         99        53       38        28        14          6
April 20, 2013................              99         95        42       29        20          9          3
April 20, 2014................              99         85        34       22        14          5          2
April 20, 2015................              99         76        27       16        10          3          1
April 20, 2016................              98         68        21       12          7          2          *
April 20, 2017................              96         60        17         9          5          1          *
April 20, 2018................              94         53        13         6          3          1          *
April 20, 2019................              91         46        10         5          2          *          *
April 20, 2020................              88         40          8         3          1          *          *
April 20, 2021................              85         35          6         2          1          *          *
April 20, 2022................              82         30          5         2          1          *          *
April 20, 2023................              79         26          4         1          *          *          *
April 20, 2024................              75         23          3         1          *          *          *
April 20, 2025................              71         19          2         1          *          *          *
April 20, 2026................              67         16          2         *          *          *          *
April 20, 2027................              62         14          1         *          *          *          *
April 20, 2028................              57         11          1         *          *          *          *
April 20, 2029................              51           9          1         *          *          *          *
April 20, 2030................              45           7          *         *          *          *          *
April 20, 2031................              39           6          *         *          *          *          *
April 20, 2032................              32           4          *         *          *          *          *
April 20, 2033................              24           3          *         *          *          *          *
April 20, 2034................              16           2          *         *          *          *          *
April 20, 2035................                7           1          *         *          *          *          0
April 20, 2036................                0           0          0         0           0          0          0
Weighted Average Life to
   Maturity (in years)(1).....   22.06   13.80      7.48    6.12      5.25     4.04     3.19
- ----------
(1)  The weighted average life of a class of Certificates is determined by (i)
     multiplying the amount of each distribution in reduction of the class balance by the number of years from the date of the issuance of such class to the related Distribution Date, (ii) adding the results and (iii)
     dividing the sum by the initial class balance.

*    Less than 0.5%, but greater than zero.

                                                  B-32

                 PERCENTAGE OF INITIAL CLASS BALANCE OUTSTANDING
              AT THE RESPECTIVE PERCENTAGES OF CPR SET FORTH BELOW:

                                                            CLASS 6-B-8
                                             ------------------------------------------
                                                      0%      10%    20%    25%     30%    40%    50%
                                                    -----       ----      ----      ----       ----       ----       ----
Distribution Date
Initial Percentage............         100       100      100     100      100      100      100
April 20, 2007 ................            100       100      100     100      100      100      100
April 20, 2008 ................            100       100      100     100      100        86        71
April 20, 2009 ................            100       100      100       92        83        67        50
April 20, 2010................              99         99        83       69        58        40        25
April 20, 2011................              99         99        66       51        41        24        13
April 20, 2012................              99         99        53       38        28        14          6
April 20, 2013................              99         95        42       29        20          9          3
April 20, 2014................              99         85        34       22        14          5          2
April 20, 2015................              99         76        27       16        10          3          1
April 20, 2016................              98         68        21       12          7          2          *
April 20, 2017................              96         60        17         9          5          1          *
April 20, 2018................              94         53        13         6          3          1          *
April 20, 2019................              91         46        10         5          2          *          *
April 20, 2020................              88         40          8         3          1          *          *
April 20, 2021................              85         35          6         2          1          *          *
April 20, 2022................              82         30          5         2          1          *          *
April 20, 2023................              79         26          4         1          *          *          *
April 20, 2024................              75         23          3         1          *          *          *
April 20, 2025................              71         19          2         1          *          *          *
April 20, 2026................              67         16          2         *          *          *          *
April 20, 2027................              62         14          1         *          *          *          *
April 20, 2028................              57         11          1         *          *          *          *
April 20, 2029................              51           9          1         *          *          *          *
April 20, 2030................              45           7          *         *          *          *          *
April 20, 2031................              39           6          *         *          *          *          *
April 20, 2032................              32           4          *         *          *          *          *
April 20, 2033................              24           3          *         *          *          *          *
April 20, 2034................              16           2          *         *          *          *          *
April 20, 2035................                7           1          *         *          *          *          0
April 20, 2036................                0           0          0         0           0          0          0
Weighted Average Life to
   Maturity (in years)(1).....   22.06   13.80      7.48    6.12      5.25     4.04     3.19
- ----------
(1)  The weighted average life of a class of Certificates is determined by (i)
     multiplying the amount of each distribution in reduction of the class balance by the number of years from the date of the issuance of such class to the related Distribution Date, (ii) adding the results and (iii)
     dividing the sum by the initial class balance.

*    Less than 0.5%, but greater than zero.

                                                  B-33

                                               APPENDIX C

                       HYPOTHETICAL MORTGAGE LOAN CHARACTERISTICS

                                                     C-1

                                   HYPOTHETICAL MORTGAGE LOAN CHARACTERISTICS

                                                                           CUT-OFF
                                                                          CURRENT           DATE
             CUT-OFF DATE     CURRENT             NET           REMAINING
                  UNPAID           MORTGAGE     MORTGAGE      TERM TO                            INITIAL            PERIODIC
                PRINCIPAL          INTEREST        INTEREST         STATED          LOAN       PERIODIC             RATE                  GROSS
                 BALANCE              RATE                 RATE          MATURITY        AGE              CAP                    CAP                  MARGIN
GROUP          ($)                         (%)                     (%)             (MONTHS)   (MONTHS)         (%)                      (%)                         (%)
 ------        -------------              ------------           ------------             ---------          --------            ------------             ------------              ------------

  1          28,131,198.36       6.3897461262      6.0137461262            352                 8             0.0000000000       0.0000000000      1.7647461262
  1         86,490,220.22        5.7366652835      5.3606652835            353                 7             0.0000000000       0.0000000000      1.1116652835
  1           3,062,112.99        4.5634428528      4.1673348084            355                 5             1.0000000000       1.0000000000      1.9894064817
  1              678,229.15        4.2279688344      3.8519688344            350               10             0.7983035232       0.7983035232      2.0000000000
  1           1,881,718.89        5.7152569472      5.3392569472            355                 5             1.0000000000       1.0616840914      2.4543271046
  1           2,256,522.96        6.0635170836      5.6412051799            352                 8             1.0000000000       1.0000000000      2.0563307585
  1           6,936,522.52        5.7381211548      5.3621211548            353                 7             1.0000000000       1.0000000000      1.9816726916
  1           3,058,722.54        5.2180070336      4.8420070336            354                 6             0.9677879021       1.0000000000      1.9484075238
  1              212,094.36        4.0000000000      3.6240000000            350               10             1.0000000000       1.0000000000      1.8750000000
  1              738,103.52        6.1758423060      5.7998423060            351                 9             1.0000000000       1.0000000000      2.0000000000
  1              407,912.74        6.2298007106      5.8538007106            352                 8             1.0000000000       1.0000000000      1.9637001776
  1           1,671,159.92        4.7966153308      4.4206153308            353                 7             1.0000000000       1.0000000000      1.9467284750
  1           1,402,087.60        4.2147414514      3.8387414514            354                 6             1.0000000000       1.0000000000      1.9490668352
  1              550,022.25        5.8750000000      5.4990000000            350               10             1.0000000000       1.0000000000      2.0000000000
  1              223,129.49        4.8750000000      4.4990000000            351                 9             1.0000000000       1.0000000000      2.0000000000
  1              479,009.66        4.6250000000      4.2490000000            352                 8             1.0000000000       1.0000000000      1.8750000000
  1              521,643.15        4.0000000000      3.6240000000            353                 7             1.0000000000       1.0000000000      2.0000000000
  1           1,255,594.17        3.3367652304      2.9607652304            354                 6             1.0000000000       1.0000000000      2.0000000000
  1              629,745.72        6.1543366742      5.7783366742            353                 7             0.0000000000       0.0000000000      2.0771683371
  1           1,231,727.58        6.9843582357      6.3725644411            349               11             0.0000000000       0.0000000000      2.4843582357
  1              746,500.00        6.8750000000      6.4990000000            348               12             0.0000000000       0.0000000000      2.2500000000
  1           4,182,626.03        6.7588276255      6.3136428328            350               10             0.0000000000       0.0000000000      2.0088276255
  1           3,940,278.00        6.6239441735      6.2479441735            351                 9             0.0000000000       0.0000000000      1.8739441735
  1           2,911,318.23        5.7800515598      5.4040515598            353                 7             0.0000000000       0.0000000000      2.0130867165
  1           3,762,985.31        6.7514254148      6.3754254148            352                 8             0.0000000000       0.0000000000      2.0014254148
  1           2,733,915.17        6.3676138916      5.9916138916            353                 7             0.0000000000       0.0000000000      1.6176138916
  1           1,361,786.50        5.7944024265      5.4184024265            354                 6             0.0000000000       0.0000000000      1.7488886841
  1             471,192.00        6.7500000000      6.3740000000             351                 9             0.0000000000       0.0000000000      2.1250000000
  1             973,994.68        6.1663226128      5.7903226128             352                 8             0.0000000000       0.0000000000      1.4163226128
  1          1,291,534.64        6.4056073914      6.0296073914             353                 7             0.0000000000       0.0000000000      1.6556073914
  1          1,213,806.75        5.8329251073      5.4569251073             351                 9             0.0000000000       0.0000000000      1.8329251073
  1             617,066.81        6.7389951827      6.4879951827             359                 1             3.0000000000       1.0000000000      2.5000000000
  1             783,599.06        6.5803979589      6.3293979589             358                 2             3.0000000000       1.0000000000      2.5000000000
  1          2,358,629.87        6.5999727445      6.3489727445             359                 1             3.0000000000       1.0000000000      2.5000000000
  1             460,000.00        6.2495652174      5.9985652174             358                 2             3.0000000000       1.0000000000      2.5000000000
  1          1,517,500.00        6.5387149918      6.2877149918             359                 1             3.0000000000       1.0000000000      2.5000000000
  1               99,999.99        7.0000000000      6.7490000000             355                 5             3.0000000000       1.0000000000      2.5000000000
  1             762,399.99        6.4349422899      6.1839422899             358                 2             3.0000000000       1.0000000000      2.5000000000
  1          1,383,837.37        6.6102008107      6.3592008107             359                 1             3.0000000000       1.0000000000      2.5000000000
  1               67,935.48        6.2500000000      5.9990000000             359                 1             5.0000000000       1.0000000000      2.2500000000
  1             592,642.23        7.0983936147      6.8473936147             358                 2             5.0000000000       1.0000000000      2.2500000000
  1             238,978.45        6.3750000000      6.1240000000             359                 1             5.0000000000       1.0000000000      2.2500000000
  1             149,489.88        7.1571246161      6.9061246161             358                 2             5.0000000000       1.0000000000      2.2500000000
  1             279,754.11        6.5000000000      6.2490000000             358                 2             5.0000000000       1.0000000000      2.2500000000

                                              ORIGINAL                                    CUT-OFF
                                              INTEREST            INDEX              DATE         PAYMENT                            PREPAYMENT    PREPAYMENT
                   RATE                    ONLY        ADJUSTMENT    MONTHS   ADJUSTMENT                           PENALTY            PENALTY
                CEILING                  TERM          FREQUENCY       TO ROLL    FREQUENCY                            PERCENTAGE         TERM
GROUP       (%)                   (MONTHS)       (MONTHS)      (MONTHS)    (MONTHS)       INDEX                (%)*              (MONTHS)*
 ------        -------------              ------------           ------------             ---------             --------            ------------             ------------               ------------

  1        11.9770685595                   120                   1                          1                      1              1MO LIBOR                0                             0
  1        12.0257269069                   120                   1                          1                      1              1MO LIBOR                0                             0
  1        10.5405928024                     0                     6                          1                      6              6MO LIBOR                0                     0
  1          9.0262723576                     0                     6                          2                      6              6MO LIBOR                0                             0
  1        11.3827105114                     0                     6                          3                     6               6MO LIBOR                0                             0
  1        11.1294797700                     0                     6                          4                      6              6MO LIBOR                0                             0
  1        10.7394899637                     0                     6                          5                      6              6MO LIBOR                0                             0
  1        11.2180070336                     0                     6                          6                      6              6MO LIBOR                0                             0
  1          9.0000000000                     0                     6                          2                      6              6MO LIBOR                0                             0
  1        11.1758423060                     0                     6                          3                      6              6MO LIBOR                0                             0
  1        11.2298007106                     0                     6                          4                      6              6MO LIBOR                0                             0
  1          9.7966153308                     0                     6                          5                      6              6MO LIBOR                0                             0
  1        10.2147414514                     0                     6                          6                      6              6MO LIBOR                0                             0
  1        10.8750000000                     0                     6                          2                      6              6MO LIBOR                0                             0
  1          9.8750000000                     0                     6                          3                      6              6MO LIBOR                0                             0
  1          9.6250000000                     0                     6                          4                      6              6MO LIBOR                0                             0
  1          9.0000000000                     0                     6                          5                      6              6MO LIBOR                0                             0
  1          9.3367652304                     0                     6                          6                      6              6MO LIBOR                0                             0
  1        12.0000000000                   120                   6                          1                      6              6MO LIBOR                0                             0
  1        11.6751006557                   120                   6                          2                      6              6MO LIBOR                0                             0
  1        12.0000000000                   120                   6                          3                      6              6MO LIBOR                0                             0
  1        12.0000000000                   120                   6                          4                      6              6MO LIBOR                0                             0
  1        12.0000000000                   120                   6                          5                      6              6MO LIBOR                0                             0
  1        12.0000000000                   120                   6                          6                      6              6MO LIBOR                0                             0
  1        12.0000000000                   120                   6                          4                      6              6MO LIBOR                0                             0
  1        12.0000000000                   120                   6                          5                      6              6MO LIBOR                0                             0
  1        12.0000000000                   120                   6                          6                      6              6MO LIBOR                0                             0
  1        12.0000000000                   120                   6                          3                      6              6MO LIBOR                0                             0
  1        12.0000000000                   120                   6                          4                      6              6MO LIBOR                0                             0
  1        12.0000000000                   120                   6                          5                      6              6MO LIBOR                0                             0
  1        12.0000000000                   120                   6                          6                      6              6MO LIBOR                0                             0
  1        12.7389951827                     0                     6                         23                     6              6MO LIBOR                0                             0
  1        12.5803979589                   120                   6                         22                     6              6MO LIBOR                0                             0
  1        12.5999727445                   120                   6                         23                     6              6MO LIBOR                0                             0
  1        12.2495652174                   120                   6                         22                     6              6MO LIBOR            100                            12
  1        12.5387149918                   120                   6                         23                     6              6MO LIBOR            100                            12
  1        13.0000000000                   120                   6                         19                     6              6MO LIBOR            100                            36
  1        12.4349422899                   120                   6                         22                     6              6MO LIBOR            100                            36
  1        12.6102008107                   120                   6                         23                     6              6MO LIBOR            100                            36
  1        12.2500000000                     0                    6                          35                     6              6MO LIBOR              0                                0
  1        13.0983936147                     0                    6                          34                     6              6MO LIBOR            100                            36
  1        12.3750000000                     0                    6                          35                     6              6MO LIBOR            100                            36
  1        13.1571246161                     0                    6                          34                     6              6MO LIBOR            100                            36
  1        12.5000000000                     0                    6                          34                     6              6MO LIBOR           100                            42

*    Includes only those mortgage loans originated by GreenPoint Mortgage
     Funding, Inc.

                                                        C-2

                                   HYPOTHETICAL MORTGAGE LOAN CHARACTERISTICS

                                                                           CUT-OFF
                                                                          CURRENT           DATE
             CUT-OFF DATE     CURRENT             NET           REMAINING
                  UNPAID           MORTGAGE     MORTGAGE      TERM TO                            INITIAL            PERIODIC
                PRINCIPAL          INTEREST        INTEREST         STATED          LOAN       PERIODIC             RATE                  GROSS
                 BALANCE              RATE                 RATE          MATURITY        AGE              CAP                    CAP                  MARGIN
GROUP          ($)                         (%)                     (%)             (MONTHS)   (MONTHS)         (%)                      (%)                         (%)
 ------        -------------              ------------           ------------             ---------          --------            ------------             ------------              ------------
  1          321,180.30           6.2500000000      5.9990000000              351                9             5.0000000000       1.0000000000       2.2500000000
  1          179,800.00           6.2500000000      5.9990000000              357                3             5.0000000000        1.0000000000      2.2500000000
  1     13,654,070.83           6.7559838667      6.5049838667              358                2             5.0000000000        1.0000000000      2.2500000000
  1     21,683,863.62           6.6170743651      6.3660743651              359                1             5.0000000000        1.0000000000      2.2500000000
  1          649,977.02           6.6250000000      6.3740000000              356                4             5.0000000000        1.0000000000      2.2500000000
  1       1,338,934.17           6.5521294141      6.3011294141              358                2             5.0000000000        1.0000000000      2.2500000000
  1       3,831,200.00           6.5360983504      6.2850983504              359                1             5.0000000000        1.0000000000      2.2500000000
  1          279,200.00           6.9305157593      6.6795157593              357                3             5.0000000000        1.0000000000      2.2500000000
  1       3,492,991.22           6.5178216283      6.2668216283              358                2             5.0000000000        1.0000000000      2.2500000000
  1       7,754,100.00           6.4760715299      6.2250715299              359                1             5.0000000000        1.0000000000      2.2500000000
  1          587,186.00           5.1250000000      4.8740000000              354                6             5.0000000000        2.0000000000      2.7500000000
  1          478,156.18           6.3750000000      5.9990000000              356                4             5.0000000000        2.0000000000      2.2500000000
  1       1,891,751.65           6.0545315911      5.6785315911              358                2             5.0000000000        2.0000000000      2.2500000000
  1       4,107,239.78           6.5045147413      6.1285147413              359                1             5.0000000000        2.0000000000      2.2500000000
  1          235,821.18           6.3750000000      5.9990000000              358                2             5.0000000000        2.0000000000      2.2500000000
  1          479,566.07           6.5000000000      6.1240000000              359                1             5.0000000000        2.0000000000      2.2500000000
  1       1,457,860.90           6.4229036169      6.0469036169              359                1             5.0000000000        2.0000000000      2.2500000000
  1          547,006.52           6.5000000000      6.1240000000              358                2             5.0000000000        2.0000000000      2.2500000000
  1          420,400.00           6.6250000000      6.2490000000              350               10            5.0000000000        2.0000000000      2.2500000000
  1          633,750.00           5.7500000000      5.3740000000              352                8             5.0000000000        2.0000000000      2.2500000000
  1       2,056,000.00           5.1014105058      4.7254105058              353                7             5.0000000000        2.0000000000      2.2500000000
  1          470,911.00           6.3750000000      6.1240000000              354                6             5.0000000000        2.0000000000      2.2500000000
  1       1,262,500.00           5.7957920792      5.2842475248              355                5             5.0000000000        2.0000000000      2.4789603960
  1       2,045,499.99           7.0205328778      6.6445328778              356                4             5.0000000000        2.0000000000      2.2500000000
  1       3,956,025.29           6.8167653502      6.4407653502              357                3             5.0000000000        2.0000000000      2.2500000000
  1     17,448,570.44           6.7448272610      6.3452012280              358                2             5.0000000000        2.0000000000      2.2928007843
  1     77,494,817.34           6.9103377960      6.5343377960              359                1             5.0000000000        2.0000000000      2.2500000000
  1       1,615,336.00           6.5749070162      6.1989070162              360                0             5.0000000000        2.0000000000      2.2500000000
  1          975,000.00           5.5000000000      5.1240000000              356                4             5.0000000000        2.0000000000      2.2500000000
  1     15,357,933.67           6.6102994820      6.2342994820              359                1             5.0000000000        2.0000000000      2.2500000000
  1          600,000.00           6.3750000000      5.9990000000              360                0             5.0000000000        2.0000000000      2.2500000000
  1          475,150.00           5.8750000000      5.2190000000              356                4             5.0000000000        2.0000000000      2.7500000000
  1          999,999.00           7.5000000000      7.1240000000              357                3             5.0000000000        2.0000000000      2.2500000000
  1          440,000.00           5.8750000000      5.4990000000              358                2             5.0000000000        2.0000000000      2.2500000000
  1       2,960,550.00           7.0687245613      6.6927245613              359                1             5.0000000000        2.0000000000      2.2500000000
  1       1,269,900.00           6.5689227498      6.1929227498              356                4             5.0000000000        2.0000000000      2.2500000000
  1       1,539,500.00           6.4783614810      6.1023614810              357                3             5.0000000000        2.0000000000      2.2500000000
  1       6,456,304.00           6.9396439511      6.5791172002              359                1             5.0000000000        2.0000000000      2.2500000000
  1       1,753,000.00           7.3305048488      6.9545048488              360                0             5.0000000000        2.0000000000      2.2500000000
  1          608,000.00           6.1250000000      5.7490000000              359                1             5.0000000000        2.0000000000      2.2500000000
  1          355,786.19           6.2500000000      5.8740000000              355                5             6.0000000000        2.0000000000      2.2500000000
  1          506,926.27           6.8916892096      6.5156892096              356                4             5.6764122522        1.6764122522      2.5882061261
  1       3,304,611.38           7.0985820165      6.7259026642              357                3             5.5837054129        1.5837054129      2.2625001264
  1       3,955,696.25           6.3244533102      5.9484533102              358                2             5.8486085806        2.4540268303      2.2868402449

                                              ORIGINAL                                    CUT-OFF
                                              INTEREST            INDEX              DATE         PAYMENT                            PREPAYMENT    PREPAYMENT
                   RATE                    ONLY        ADJUSTMENT    MONTHS   ADJUSTMENT                           PENALTY            PENALTY
                CEILING                  TERM          FREQUENCY       TO ROLL    FREQUENCY                            PERCENTAGE         TERM
GROUP       (%)                   (MONTHS)       (MONTHS)      (MONTHS)    (MONTHS)       INDEX                (%)*              (MONTHS)*
 ------        -------------              ------------           ------------             ---------             --------            ------------             ------------               ------------

  1       12.2500000000                 120                     6                            27        6    6MO LIBOR                   0                             0
  1       12.2500000000         120             6                            33        6    6MO LIBOR                   0                             0
  1       12.7559838667         120             6                            34        6    6MO LIBOR                   0                             0
  1       12.6170743651         120             6                            35                        6            6MO LIBOR                   0                             0
  1       12.6250000000         120             6                            32                        6            6MO LIBOR               100                            12
  1       12.5521294141         120             6                            34                        6            6MO LIBOR               100                            12
  1       12.5360983504         120             6                            35                        6            6MO LIBOR               100                            12
  1       12.9305157593         120             6                            33                        6            6MO LIBOR               100                            36
  1       12.5178216283         120             6                            34                        6            6MO LIBOR               100                            36
  1       12.4760715299         120             6                            35                        6            6MO LIBOR               100                            36
  1       10.1250000000          60            12                            54                       12              1YR CMT                     0                             0
  1       11.3750000000           0            12                             56                       12              1YR LIBOR                   0                            0
  1       11.0545315911           0            12                             58                       12              1YR LIBOR                   0                            0
  1       11.5045147413           0            12                             59                       12              1YR LIBOR                   0                            0
  1       11.3750000000           0            12                             58                       12              1YR LIBOR                   0                            0
  1       11.5000000000           0            12                             59                       12              1YR LIBOR                   0                            0
  1       11.4229036169           0            12                             59                       12              1YR LIBOR                   0                            0
  1       11.5000000000           0            12                             58                       12              1YR LIBOR                   0                            0
  1       11.6250000000          60            12                            50                       12              1YR LIBOR                   0                            0
  1       10.7500000000          60            12                            52                       12              1YR LIBOR                   0                            0
  1       10.1014105058          60            12                            53                       12              1YR LIBOR                   0                            0
  1       11.3750000000          60            12                            54                       12              1YR LIBOR                   0                            0
  1       10.7957920792          60            12                            55                       12              1YR LIBOR                   0                            0
  1       12.0205328778          60            12                            56                       12              1YR LIBOR                   0                            0
  1       11.8167653502          60            12                            57                       12              1YR LIBOR                   0                            0
  1       11.7448272610          60            12                            58                       12              1YR LIBOR                   0                            0
  1       11.9103377960          60            12                            59                       12              1YR LIBOR                   0                            0
  1       11.5749070162          60            12                            60                       12              1YR LIBOR                   0                            0
  1       10.5000000000          60            12                            56                       12              1YR LIBOR                   0                            0
  1       11.6102994820          60            12                            59                       12              1YR LIBOR                   0                            0
  1       11.3750000000          60            12                            60                       12              1YR LIBOR                   0                            0
  1       10.8750000000          60            12                            56                       12              1YR LIBOR                   0                            0
  1       12.5000000000          60            12                            57                       12              1YR LIBOR                   0                            0
  1       10.8750000000          60            12                            58                       12              1YR LIBOR                   0                            0
  1       12.0687245613          60            12                            59                       12              1YR LIBOR                   0                            0
  1       11.5689227498          60            12                            56                       12              1YR LIBOR                   0                            0
  1       11.4783614810          60            12                            57                       12              1YR LIBOR                   0                            0
  1       11.9396439511          60            12                            59                       12              1YR LIBOR                   0                            0
  1       12.3305048488          60            12                            60                       12              1YR LIBOR                   0                            0
  1       11.1250000000         120            12                           59                       12              1YR LIBOR                   0                            0
  1       12.2500000000           0             6                             55                        6               6MO LIBOR                  0                            0
  1       12.5681014618           0             6                             56                        6               6MO LIBOR                  0                            0
  1       12.6822874294           0             6                             57                        6               6MO LIBOR                  0                            0
  1       12.3244533102           0             6                             58                        6               6MO LIBOR                  0                            0

*    Includes only those mortgage loans originated by GreenPoint Mortgage
     Funding, Inc.

                                                        C-3

                                   HYPOTHETICAL MORTGAGE LOAN CHARACTERISTICS

                                                                           CUT-OFF
                                                                          CURRENT           DATE
             CUT-OFF DATE     CURRENT             NET           REMAINING
                  UNPAID           MORTGAGE     MORTGAGE      TERM TO                            INITIAL            PERIODIC
                PRINCIPAL          INTEREST        INTEREST         STATED          LOAN       PERIODIC             RATE                  GROSS
                 BALANCE              RATE                 RATE          MATURITY        AGE              CAP                    CAP                  MARGIN
GROUP          ($)                         (%)                     (%)             (MONTHS)   (MONTHS)         (%)                      (%)                         (%)
 ------        -------------              ------------           ------------             ---------          --------            ------------             ------------              ------------

  1         179,366.79           7.5000000000      7.1240000000             359                  1             6.0000000000     2.0000000000      2.2500000000
  1         168,568.95           7.8750000000      7.4990000000             357                  3             5.0000000000     1.0000000000      2.2500000000
  1         802,770.76           6.1925025987      5.8165025987             357                  3             5.7752846155     1.7752846155      2.2500000000
  1         523,987.10           6.1776918864      5.8016918864             358                  2             6.0000000000     2.0000000000      2.2500000000
  1         125,712.53           7.5000000000      7.1240000000             358                  2             6.0000000000     2.0000000000      5.0000000000
  1         153,894.02           7.8750000000      7.4990000000             359                  1             5.0000000000     1.0000000000      4.3750000000
  1         178,869.75           6.6250000000      6.2490000000             353                  7             6.0000000000     2.0000000000      3.1250000000
  1      1,252,828.67           7.0653879123      6.6893879123             356                  4             3.8378768503     1.0000000000      3.2668577560
  1      2,518,104.47           6.9525963234      6.5765963234             357                  3             5.5042517041     1.5042517041      2.2850496439
  1      2,033,710.11           6.5049261710      6.1289261710             358                  2             5.8449898594     1.8449898594      2.2861041777
  1         137,499.95           7.1250000000      6.7490000000             359                  1             6.0000000000     2.0000000000      2.2500000000
  1         316,146.07           6.6849111433      6.3089111433             357                  3             6.0000000000     2.0000000000      2.2500000000
  1         334,298.80           5.7500000000      5.3740000000             358                  2             6.0000000000     2.0000000000      2.2500000000
  1         103,914.76           7.0000000000      6.6240000000             359                  1             6.0000000000     2.0000000000      2.2500000000
  1      1,362,420.00           6.6973840666      6.2022666138             358                  2             6.0000000000     2.0000000000      2.9471968996
  1         306,400.00           7.5000000000      7.1240000000             356                  4             3.0000000000     1.0000000000      3.5000000000
  1         216,000.00           8.1250000000      7.7490000000             358                  2             6.0000000000     2.0000000000      4.0000000000
  1         150,320.00           6.3750000000      5.9990000000             356                  4             6.0000000000     2.0000000000      2.2500000000
  1         483,200.00           6.5587748344      6.2924602649             352                  8             5.8774834437     1.8774834437      2.3418874172
  1         250,393.48           6.0000000000      5.6240000000             353                  7             5.0000000000     1.0000000000      2.2500000000
  1         552,849.99           6.0280252357      5.6520252357             354                  6             5.8639775683     1.8639775683      3.2219747643
  1      3,025,959.43           6.7890210036      6.4855309988             355                  5             5.4199200384     1.4199200384      2.4082969009
  1    12,085,243.41           6.6760639503      6.3000639503             356                  4             5.5403891497     1.4931621323      2.4970163191
  1    36,098,123.89           6.7494934708      6.3708367123             357                  3             5.8653841398     1.8572812256      2.4621221623
  1    44,871,353.06           6.7686975080      6.3970120368             358                  2             5.7915114214     1.8107218760      2.3891755502
  1    12,340,093.97           6.6399343188      6.3053719868             359                  1             5.5715856174     1.5715856174      2.4185132005
  1         521,600.00           6.7131901840      6.3371901840             355                  5             5.0000000000     1.0000000000      2.9447852761
  1         668,800.00           6.6755382775      6.2995382775             356                  4             6.0000000000     2.0000000000      2.2500000000
  1      2,482,928.49           6.7358558915      6.3598558915             357                  3             5.2823796548     1.2823796548      2.2500000000
  1         102,800.00           6.3750000000      6.1240000000             355                  5             6.0000000000     2.0000000000      2.2500000000
  1      1,072,357.80           6.5261398294      6.1501398294             356                  4             3.6348845507     1.3912945847      3.1131097755
  1      2,528,196.00           6.7010746002      6.3250746002             357                  3             6.0000000000     2.0000000000      2.2500000000
  1      7,736,809.35           6.7825636145      6.3919009122             358                  2             5.8490592262     1.8490592262      2.2975478474
  1      1,880,700.00           7.1099258255      6.8095824959             359                  1             5.3947466369     1.3947466369      2.2500000000
  1         359,650.00           6.5000000000      6.1240000000             355                  5             6.0000000000     2.0000000000      2.2500000000
  1      1,538,799.99           6.6774434685      6.3014434685             357                  3             6.0000000000     2.0000000000      3.5351247809
  1      1,212,900.00           6.4570657103      6.0810657103             358                  2             6.0000000000     2.0000000000      3.7522672933
  1         905,600.00           6.9754858657      6.5994858657             359                  1             5.4019434629     1.4019434629      3.2046157244
  1         889,200.00           6.5000000000      6.2490000000             358                  2             5.0000000000     1.0000000000      2.2500000000
  1           76,726.19           6.3750000000      6.1240000000             352                  8             5.0000000000     1.0000000000      2.2500000000
  1         181,549.27           6.6250000000      6.2490000000             353                  7             2.0000000000     2.0000000000      2.7500000000
  1         877,269.50           6.2578356053      5.8818356053             355                  5             5.0000000000     1.0000000000      2.2500000000
  1      8,430,777.43           6.7119250247      6.3359250247             356                  4             5.2385659255     1.3589894580      2.4004956406
  1    17,303,511.91           6.6470987162      6.2710987162             357                  3             5.5063563510     1.5410776262      2.5489718230

                                              ORIGINAL                                    CUT-OFF
                                              INTEREST            INDEX              DATE         PAYMENT                            PREPAYMENT    PREPAYMENT
                   RATE                    ONLY        ADJUSTMENT    MONTHS   ADJUSTMENT                           PENALTY            PENALTY
                CEILING                  TERM          FREQUENCY       TO ROLL    FREQUENCY                            PERCENTAGE         TERM
GROUP       (%)                   (MONTHS)       (MONTHS)      (MONTHS)    (MONTHS)       INDEX                (%)*              (MONTHS)*
 ------        -------------              ------------           ------------             ---------             --------            ------------             ------------               ------------

  1         13.5000000000                  0                         6                        59                     6               6MO LIBOR                0                           0
  1         12.8750000000                  0                         6                        57                     6               6MO LIBOR                0                           0
  1         11.9677872142                  0                         6                        57                     6               6MO LIBOR                0                           0
  1         12.1776918864                  0                         6                        58                     6               6MO LIBOR                0                           0
  1         13.5000000000                  0                         6                        58                     6               6MO LIBOR                0                           0
  1         12.8750000000                  0                         6                        59                     6               6MO LIBOR                0                           0
  1         12.6250000000                  0                         6                        53                     6               6MO LIBOR                0                           0
  1         12.6464494872                  0                         6                        56                     6               6MO LIBOR                0                           0
  1         12.4568480274                  0                         6                        57                     6               6MO LIBOR                0                           0
  1         12.3499160304                  0                         6                        58                     6               6MO LIBOR                0                           0
  1         13.1250000000                  0                         6                        59                     6               6MO LIBOR                0                           0
  1         12.6849111433                  0                         6                        57                     6               6MO LIBOR                0                           0
  1         11.7500000000                  0                         6                        58                     6               6MO LIBOR                0                           0
  1         13.0000000000                  0                         6                        59                     6               6MO LIBOR                0                           0
  1         12.6973840666                 60                         6                       58                     6               6MO LIBOR                0                           0
  1         13.5000000000                 60                         6                       56                     6               6MO LIBOR                0                           0
  1         14.1250000000                 60                         6                       58                     6               6MO LIBOR                0                           0
  1         12.3750000000                 60                         6                       56                     6               6MO LIBOR                0                           0
  1         12.4362582781                120                        6                       52                     6               6MO LIBOR                0                           0
  1         11.0000000000                120                        6                       53                     6               6MO LIBOR                0                           0
  1         11.8920028040                120                        6                       54                     6               6MO LIBOR                0                           0
  1         12.2089410420                120                        6                       55                     6               6MO LIBOR                0                           0
  1         12.2164531000                120                        6                       56                     6               6MO LIBOR                0                           0
  1         12.6148776106                120                        6                       57                     6               6MO LIBOR                0                           0
  1         12.5824057194                120                        6                       58                     6               6MO LIBOR                0                           0
  1         12.2115199362                120                        6                       59                     6               6MO LIBOR                0                           0
  1         11.7131901840                120                        6                       55                     6               6MO LIBOR                0                           0
  1         12.6755382775                120                        6                       56                     6               6MO LIBOR                0                           0
  1         12.0182355463                120                        6                       57                     6               6MO LIBOR                0                           0
  1         12.3750000000                120                        6                       55                     6               6MO LIBOR                0                           0
  1         12.5261398294                120                        6                       56                     6               6MO LIBOR                0                           0
  1         12.7010746002                120                        6                       57                     6               6MO LIBOR                0                           0
  1         12.6316228408                120                        6                       58                     6               6MO LIBOR     2.242526372                 12
  1         12.5046724624                120                        6                       59                     6               6MO LIBOR     60.52533631                 12
  1         12.5000000000                120                        6                       55                      6               6MO LIBOR                0                           0
  1         12.6774434685                120                        6                       57                      6               6MO LIBOR                0                           0
  1         12.4570657103                120                        6                       58                      6               6MO LIBOR                0                           0
  1         12.3774293286                120                        6                       59                      6               6MO LIBOR                0                           0
  1         11.5000000000                120                        6                       58                      6               6MO LIBOR            100                          30
  1         11.3750000000                120                        6                       52                      6               6MO LIBOR            100                          36
  1         12.6250000000                120                        6                       53                      6               6MO LIBOR                0                           0
  1         11.2578356053                120                        6                       55                      6               6MO LIBOR                0                           0
  1         12.1311262489                120                        6                       56                      6               6MO LIBOR                0                           0
  1         12.2055369801                120                        6                       57                      6               6MO LIBOR                0                           0

*    Includes only those mortgage loans originated by GreenPoint Mortgage
     Funding, Inc.

                                                          C-4

                                   HYPOTHETICAL MORTGAGE LOAN CHARACTERISTICS

                                                                           CUT-OFF
                                                                          CURRENT           DATE
             CUT-OFF DATE     CURRENT             NET           REMAINING
                  UNPAID           MORTGAGE     MORTGAGE      TERM TO                            INITIAL            PERIODIC
                PRINCIPAL          INTEREST        INTEREST         STATED          LOAN       PERIODIC             RATE                  GROSS
                 BALANCE              RATE                 RATE          MATURITY        AGE              CAP                    CAP                  MARGIN
GROUP          ($)                         (%)                     (%)             (MONTHS)   (MONTHS)         (%)                      (%)                         (%)
 ------        -------------              ------------           ------------             ---------          --------            ------------             ------------              ------------

  1        16,435,623.26         6.7518069781     6.3813800098              358                  2           5.4794452158      1.5704119443        2.8162811891
  1          3,177,487.64         6.6205220648     6.3391104111              359                  1           5.1463613026      1.1463613026        2.2500000000
  1             266,400.00         6.6250000000     6.3740000000              357                  3           5.0000000000      1.0000000000        2.2500000000
  1             719,984.16         6.8750000000     6.6240000000              358                  2           5.0000000000      1.0000000000        2.2500000000
  1             224,000.00         6.0000000000     5.6240000000              355                  5           6.0000000000      2.0000000000        2.7500000000
  1             991,120.00         6.2658810235     5.8898810235              356                  4           6.0000000000      2.0000000000        2.2500000000
  1          1,852,512.00         6.6000290416     6.2240290416              357                  3           5.7992045396      1.9330681799        2.5624082327
  1          1,330,490.00         6.5113275936     6.1353275936              358                  2           5.0214131636      1.6738043879        2.6577445152
  1          1,129,499.90         6.9080344983     6.5320344983              359                  1           6.0000000000      2.0000000000        2.2500000000
  1             315,759.54         7.3750000000     7.1240000000              359                  1           5.0000000000      1.0000000000        2.2500000000
  1             449,203.75         6.6250000000     6.3740000000              358                  2           5.0000000000      1.0000000000        2.2500000000
  1             984,399.99         6.7900751744     6.5390751744              357                  3           5.0000000000      1.0000000000        2.2500000000
  1          3,417,469.66         6.9444955358     6.6934955358              358                  2           5.0000000000      1.0000000000        2.2500000000
  1          5,870,092.03         6.6959234164     6.4449234164              359                  1           5.0000000000      1.0000000000        2.2500000000
  1             300,000.00         6.8750000000     6.6240000000              359                  1           5.0000000000      1.0000000000        2.2500000000
  1          1,451,200.00         6.8172546858     6.5662546858              358                  2           5.0000000000      1.0000000000        2.2500000000
  1          2,210,380.50         6.5803461214     6.3293461214              359                  1           5.0000000000      1.0000000000        2.2500000000
  1             257,250.00         6.5000000000     6.2490000000              359                  1           5.0000000000      1.0000000000        2.2500000000
  1          1,187,787.27         5.5000000000     5.2490000000              353                  7           5.0000000000      2.0000000000        2.7500000000
  1             418,205.00         5.7500000000     5.4990000000              355                  5           5.0000000000      2.0000000000        2.7500000000
  1          1,192,998.82         6.8860997155     6.6350997155              359                  1           5.0000000000      1.0000000000        2.2500000000
  1             600,000.00         7.1250000000     6.8740000000              355                  5           5.0000000000      1.0000000000        2.2500000000
  1             500,000.00         7.5000000000     7.2490000000              357                  3           5.0000000000      1.0000000000        2.2500000000
  1             200,000.00         7.0000000000     6.7490000000              358                  2           5.0000000000      1.0000000000        2.2500000000
  1          1,786,000.00         6.9785834267     6.7275834267              359                  1           5.0000000000      1.0000000000        2.2500000000
  1             820,643.53         7.0125776474     6.7615776474              358                  2           5.0000000000      1.0000000000        2.2500000000
  1             428,350.00         7.2667940936     7.0157940936              359                  1           5.0000000000      1.0000000000        2.2500000000
  2          1,624,209.62         5.7735207325     5.3975207325              359                  1           2.0000000000      2.0000000000        2.2500000000
  2             403,065.24         6.0175000454     5.6415000454              356                  4           2.0000000000      2.0000000000        2.2500000000
  2             186,254.37         5.8750000000     5.4990000000              358                  2           2.0000000000      2.0000000000        2.2500000000
  2          8,406,076.00         6.3858024243     6.0098024243              359                  1           2.0000000000      2.0000000000        2.2500000000
  2        12,282,122.00         6.1868531859     5.8108531859              360                  0           2.0000000000      2.0000000000        2.2500000000
  3             455,658.35         5.6250000000     5.3740000000              358                  2           5.0000000000      2.0000000000        2.2500000000
  3             115,253.89         6.5000000000     6.2490000000              353                  7           5.0000000000      2.0000000000        2.2500000000
  3             984,528.33         5.8360437911     5.5850437911              356                  4           5.0000000000      2.0000000000        2.2500000000
  3             498,636.62         6.5000000000     6.2490000000              357                  3           5.0000000000      2.0000000000        2.2500000000
  3        23,618,458.71         5.5983899956     5.3473899956              359                  1           5.0000000000      2.0000000000        2.2500000000
  3        38,142,853.60         5.8438396295     5.5928396295              360                  0           5.0000000000      2.0000000000        2.2500000000
  3             394,400.00         6.0000000000     5.7490000000              354                  6           5.0000000000      2.0000000000        2.2500000000
  3          2,759,867.44         5.6243044702     5.3733044702              355                  5           5.0000000000      2.0000000000        2.2500000000
  3             713,959.96         6.4982351741     6.2472351741              356                  4           5.0000000000      2.0000000000        2.2500000000
  3          3,917,314.00         6.0406236901     5.7896236901              357                  3           5.0000000000      2.0000000000        2.2500000000
  3          1,602,000.00         5.9297752809     5.6787752809              358                  2           5.0000000000      2.0000000000        2.2500000000
  3        38,213,289.15         5.8135196232     5.5625196232              359                  1           5.0000000000      2.0000000000        2.2500000000

                                              ORIGINAL                                    CUT-OFF
                                              INTEREST            INDEX              DATE         PAYMENT                            PREPAYMENT    PREPAYMENT
                   RATE                    ONLY        ADJUSTMENT    MONTHS   ADJUSTMENT                           PENALTY            PENALTY
                CEILING                  TERM          FREQUENCY       TO ROLL    FREQUENCY                            PERCENTAGE         TERM
GROUP       (%)                   (MONTHS)       (MONTHS)      (MONTHS)    (MONTHS)       INDEX                (%)*              (MONTHS)*
 ------        -------------              ------------           ------------             ---------             --------            ------------             ------------               ------------

  1       12.3677022867                120                        6                       58                     6             6MO LIBOR         4.458425387                  36
  1       11.7668833674                120                        6                       59                     6             6MO LIBOR         75.67067704                  36
  1       11.6250000000                120                        6                       57                     6             6MO LIBOR                   100                       42
  1       11.8750000000                120                        6                       58                     6              6MO LIBOR                  100                       42
  1       12.0000000000                120                        6                       55                     6              6MO LIBOR                      0                         0
  1       12.2658810235                120                        6                       56                     6              6MO LIBOR                      0                         0
  1       12.6000290416                120                        6                       57                     6              6MO LIBOR                      0                         0
  1       12.5113275936                120                        6                       58                     6              6MO LIBOR                      0                         0
  1       12.9080344983                120                        6                       59                     6              6MO LIBOR                      0                         0
  1       12.3750000000                  0                          6                       83                     6              6MO LIBOR                      0                         0
  1       11.6250000000                  0                          6                       82                     6              6MO LIBOR                  100                       36
  1       11.7900751744                120                        6                       81                     6              6MO LIBOR                      0                         0
  1       11.9444955358                120                        6                       82                     6              6MO LIBOR                      0                         0
  1       11.6959234164                120                        6                       83                     6              6MO LIBOR                      0                         0
  1       11.8750000000                120                        6                       83                     6              6MO LIBOR                   100                      12
  1       11.8172546858                120                        6                       82                     6              6MO LIBOR                   100                      36
  1       11.5803461214                120                        6                       83                     6              6MO LIBOR                   100                      36
  1       11.5000000000                120                        6                       83                     6              6MO LIBOR                   100                      42
  1       10.5000000000                120                       12                     113                    12               1YR CMT                         0                       0
  1       10.7500000000                120                       12                     115                    12               1YR CMT                         0                       0
  1       11.8860997155                  0                        6                        119                     6              6MO LIBOR                      0                        0
  1       12.1250000000                120                        6                      115                     6              6MO LIBOR                      0                        0
  1       12.5000000000                120                        6                      117                     6              6MO LIBOR                      0                        0
  1       12.0000000000                120                        6                      118                     6              6MO LIBOR                      0                        0
  1       11.9785834267                120                        6                      119                     6              6MO LIBOR                      0                        0
  1       12.0125776474                120                        6                      118                     6              6MO LIBOR                  100                      36
  1       12.2667940936                120                        6                      119                     6              6MO LIBOR                  100                      36
  2       11.7735207325                  0                       12                        35                    12              1YR LIBOR                       0                        0
  2       12.0175000454                 36                       12                       32                    12              1YR LIBOR                       0                        0
  2       11.8750000000                 36                       12                       34                    12              1YR LIBOR                       0                        0
  2       12.3858024243                 36                       12                       35                    12              1YR LIBOR                       0                        0
  2       12.1868531859                 36                       12                       36                    12              1YR LIBOR                       0                        0
  3       10.6250000000                  0                       12                        48                    12              1YR LIBOR                       0                        0
  3       11.5000000000                  0                       12                        53                    12              1YR LIBOR                       0                        0
  3       10.8360437911                  0                       12                        56                    12              1YR LIBOR                       0                        0
  3       11.5000000000                  0                       12                         57                    12              1YR LIBOR                       0                        0
  3       10.5983899956                  0                       12                        59                    12              1YR LIBOR                       0                        0
  3       10.8438396295                  0                       12                        60                    12              1YR LIBOR                       0                        0
  3       11.0000000000                 60                       12                       54                    12              1YR LIBOR                       0                        0
  3       10.6243044702                 60                       12                       55                    12              1YR LIBOR                       0                        0
  3       11.4982351741                 60                       12                       56                    12              1YR LIBOR                       0                        0
  3       11.0406236901                 60                       12                       57                    12              1YR LIBOR                       0                        0
  3       10.9297752809                 60                       12                       58                    12              1YR LIBOR                       0                        0
  3       10.8135196232                 60                       12                       59                    12              1YR LIBOR                       0                        0

*    Includes only those mortgage loans originated by GreenPoint Mortgage
     Funding, Inc.

                                                          C-5

                                   HYPOTHETICAL MORTGAGE LOAN CHARACTERISTICS

                                                                           CUT-OFF
                                                                          CURRENT           DATE
             CUT-OFF DATE     CURRENT             NET           REMAINING
                  UNPAID           MORTGAGE     MORTGAGE      TERM TO                            INITIAL            PERIODIC
                PRINCIPAL          INTEREST        INTEREST         STATED          LOAN       PERIODIC             RATE                  GROSS
                 BALANCE              RATE                 RATE          MATURITY        AGE              CAP                    CAP                  MARGIN
GROUP          ($)                         (%)                     (%)             (MONTHS)   (MONTHS)         (%)                      (%)                         (%)
 ------        -------------              ------------           ------------             ---------          --------            ------------             ------------              ------------
  3       99,266,723.80        5.9234179833       5.6724179833              360                 0            5.0000000000       2.0000000000      2.2500000000
  4            597,000.64        6.3750000000       6.1240000000              357                 3            5.0000000000       2.0000000000      2.2500000000
  4             698,194.40       4.6250000000       4.3740000000              359                 1            5.0000000000       2.0000000000      2.2500000000
  4          2,661,453.87       6.2138265095       5.9628265095              359                 1            5.0000000000       2.0000000000      2.2500000000
  4          6,472,191.00       5.8462190006       5.5952190006              360                 0            5.0000000000       2.0000000000      2.2500000000
  4          4,118,299.00       5.8793226281       5.6283226281              359                 1            5.0000000000       2.0000000000      2.2500000000
  4        19,469,717.00       6.1641364381       5.9131364381              360                 0            5.0000000000       2.0000000000      2.2500000000
  5             650,000.00       5.7500000000       5.4990000000              300                 0            5.0000000000       2.0000000000      2.2500000000
  5             523,778.41       5.6250000000       5.3740000000              354                 6            5.0000000000       2.0000000000      2.2500000000
  5          3,380,052.60       5.9262078277       5.6752078277              356                 4            5.0000000000       2.0000000000      2.2500000000
  5        12,072,165.13       6.0986563115       5.8476563115              357                 3            5.0000000000       2.0000000000      2.2500000000
  5          6,555,998.16       5.9589928019       5.7079928019              358                 2            5.0000000000       2.0000000000      2.2500000000
  5          6,108,677.89       6.0105594950       5.7595594950              359                 1            5.0000000000       2.0000000000      2.2500000000
  5          6,796,569.00       5.8290170746       5.5780170746              360                 0            5.0000000000       2.0000000000      2.2500000000
  5          1,980,000.00       5.3106060606       5.0596060606              352                 8            5.0000000000       2.0000000000      2.2500000000
  5             640,000.00       5.6250000000       5.3740000000              353                 7            5.0000000000       2.0000000000      2.2500000000
  5          1,000,000.00       5.3750000000       5.1240000000              354                 6            5.0000000000       2.0000000000      2.2500000000
  5          3,144,286.58       5.7531382302       5.5021382302              355                 5            5.0000000000       2.0000000000      2.2500000000
  5        42,239,363.00       6.0891399112       5.8381399112              356                 4            5.0000000000       2.0000000000      2.2500000000
  5      132,515,759.48       6.0951295433       5.8441295433              357                 3            5.0000000000       2.0000000000      2.2500000000
  5        92,085,534.51       6.1532023151       5.9022023151              358                 2            5.0000000000       2.0000000000      2.2500000000
  5        76,388,263.91       6.1496911221       5.8986911221              359                 1            5.0000000000       2.0000000000      2.2500000000
  5        79,715,965.00       6.2204047740       5.9694047740              360                 0            5.0000000000       2.0000000000      2.2500000000
 6A           335,579.71       6.0000000000       5.6240000000              356                 4            5.0000000000       2.0000000000      2.7500000000
 6A        4,505,045.93       6.3606506754       5.9846506754              357                 3            5.0000000000       2.0000000000      2.5298426763
 6A        4,596,087.63       6.3274444462       5.9514444462              358                 2            5.0000000000       2.0000000000      2.6805048814
 6A           492,512.76       6.0423531971       5.6663531971              359                 1            5.0000000000       2.0000000000      2.7500000000
 6A           656,450.00       5.6815161094       5.3055161094              354                 6            5.0000000000       2.0000000000      2.2500000000
 6A           587,800.00       5.6945389588       5.3185389588              355                 5            5.0000000000       2.0000000000      2.2500000000
 6A      27,599,415.32       6.3405533168       5.9645533168              357                 3            5.0155075749       2.0000000000      2.6631322359
 6A      30,773,643.71       6.3055774678       5.9295774678              358                 2            5.0000000000       2.0000000000      2.7415252155
 6A        1,562,100.00       6.2910585110       5.9150585110              359                 1            5.0000000000       2.0000000000      2.7500000000
 6A        1,209,272.10       6.3569800792       5.9809800792              357                 3            5.0000000000       2.0000000000      2.5784091728
 6A        1,442,676.37       6.3660019797       5.9900019797              358                 2            5.0000000000       2.0000000000      2.7500000000
 6A           120,452.51       6.8750000000       5.8290000000              350                10            5.0000000000       1.0000000000      3.5400000000
 6A           556,362.91       6.5588012430       5.8469090443              351                 9            5.0000000000       1.0000000000      3.1747083029
 6A           149,869.76       7.0000000000       5.9540000000              353                 7            5.0000000000       1.0000000000      3.4000000000
 6A           814,243.06       5.9451295922       5.5691295922              354                 6            5.5610339129       1.5610339129      2.4694830436
 6A           388,413.51       6.4951824828       6.1191824828              355                 5            6.0000000000       2.0000000000      2.2500000000
 6A        2,017,139.71       6.5321475285       6.1561475285              357                 3            5.0000000000       1.0000000000      2.7500000000
 6A        2,683,385.78       6.3468960099       5.9708960099              358                 2            5.0000000000       1.0000000000      2.7500000000
 6A           164,686.07       6.2500000000       5.8740000000              358                 2            5.0000000000       1.0000000000      2.7500000000
 6A        1,243,299.76       6.3299041578       5.5770595269              351                 9            5.0000000000       1.0000000000      3.1943391917
 6A           306,400.00       7.1988413838       6.1528413838              352                 8            5.0000000000       1.0000000000      3.6268733681

                                              ORIGINAL                                    CUT-OFF
                                              INTEREST            INDEX              DATE         PAYMENT                            PREPAYMENT    PREPAYMENT
                   RATE                    ONLY        ADJUSTMENT    MONTHS   ADJUSTMENT                           PENALTY            PENALTY
                CEILING                  TERM          FREQUENCY       TO ROLL    FREQUENCY                            PERCENTAGE         TERM
GROUP       (%)                   (MONTHS)       (MONTHS)      (MONTHS)    (MONTHS)       INDEX                (%)*              (MONTHS)*
 ------        -------------              ------------           ------------             ---------             --------            ------------             ------------               ------------

  3      10.9234179833                   60                        12                     60                      12              1YR LIBOR                   0                             0
  4      12.7550000000                   0                          12                     81                      12              1YR LIBOR                   0                             0
  4        9.2550000000                   0                          12                     82                       12             1YR LIBOR                   0                             0
  4      11.2138265095                   0                          12                     83                       12             1YR LIBOR                   0                             0
  4      10.8462190006                   0                          12                     84                       12             1YR LIBOR                   0                             0
  4      10.8793226281                  84                         12                     83                       12             1YR LIBOR                   0                             0
  4       11.1641364381                 84                         12                     84                       12             1YR LIBOR                   0                             0
  5      10.7500000000                   0                          12                    120                       12             1YR LIBOR                   0                             0
  5      10.6250000000                   0                          12                    114                       12             1YR LIBOR                   0                             0
  5      10.9262078277                   0                          12                    116                       12             1YR LIBOR                   0                             0
  5      11.0986563115                   0                          12                    117                       12             1YR LIBOR                   0                             0
  5      10.9589928019                   0                          12                    118                       12             1YR LIBOR                   0                             0
  5      11.0105594950                   0                          12                    119                       12             1YR LIBOR                   0                             0
  5      10.8290170746                   0                          12                    120                       12             1YR LIBOR                   0                             0
  5      10.3106060606                 120                        12                    112                       12             1YR LIBOR                   0                             0
  5      10.6250000000                 120                        12                    113                       12             1YR LIBOR                   0                             0
  5      10.3750000000                 120                        12                    114                       12             1YR LIBOR                   0                             0
  5      10.7531382302                 120                        12                    115                       12             1YR LIBOR                   0                             0
  5      11.0891399112                 120                        12                    116                       12             1YR LIBOR                   0                             0
  5      11.0951295433                 120                        12                    117                       12             1YR LIBOR                   0                             0
  5      11.1587732227                 120                        12                    118                       12             1YR LIBOR                   0                             0
  5      11.1496911221                 120                        12                    119                       12             1YR LIBOR                   0                             0
  5      11.2204047740                 120                        12                    120                       12             1YR LIBOR                   0                             0
 6A    11.0000000000                   0                         12                    116                       12             1YR LIBOR                   0                             0
 6A    11.3606506754                   0                         12                    117                       12             1YR LIBOR                   0                             0
 6A    11.3274444462                   0                         12                    118                       12             1YR LIBOR                   0                             0
 6A    11.0423531971                   0                         12                    119                       12             1YR LIBOR                   0                             0
 6A    10.6815161094                 120                       12                    114                       12             1YR LIBOR                   0                             0
 6A    10.6945389588                 120                       12                    115                       12             1YR LIBOR                   0                             0
 6A    11.3560608917                 120                       12                    117                       12             1YR LIBOR                   0                             0
 6A    11.3055774678                 120                       12                    118                       12             1YR LIBOR                   0                             0
 6A    11.2910585110                 120                       12                    119                       12             1YR LIBOR                   0                             0
 6A    11.3569800792                 120                       12                    117                       12             1YR LIBOR                   0                             0
 6A    11.3660019797                 120                       12                    118                       12             1YR LIBOR                   0                             0
 6A    12.8750000000                   0                          6                     110                        6             6MO LIBOR                  0                             0
 6A    12.0601328828                   0                          6                     111                        6             6MO LIBOR                  0                             0
 6A    13.0000000000                   0                          6                     113                        6             6MO LIBOR                  0                             0
 6A    11.9451295922                   0                          6                     114                        6             6MO LIBOR                  0                             0
 6A    12.4951824828                   0                          6                     115                        6             6MO LIBOR                  0                             0
 6A    12.5321475285                   0                          6                     117                        6             6MO LIBOR                  0                             0
 6A    12.3468960099                   0                          6                     118                        6             6MO LIBOR                  0                             0
 6A    12.2500000000                   0                          6                     118                        6             6MO LIBOR                  0                             0
 6A    12.3299041578                 120                        6                     111                        6             6MO LIBOR                  0                             0
 6A    13.1988413838                 120                        6                     112                        6             6MO LIBOR                  0                             0

*    Includes only those mortgage loans originated by GreenPoint Mortgage
     Funding, Inc.

                                                           C-6

                                   HYPOTHETICAL MORTGAGE LOAN CHARACTERISTICS

                                                                           CUT-OFF
                                                                          CURRENT           DATE
             CUT-OFF DATE     CURRENT             NET           REMAINING
                  UNPAID           MORTGAGE     MORTGAGE      TERM TO                            INITIAL            PERIODIC
                PRINCIPAL          INTEREST        INTEREST         STATED          LOAN       PERIODIC             RATE                  GROSS
                 BALANCE              RATE                 RATE          MATURITY        AGE              CAP                    CAP                  MARGIN
GROUP          ($)                         (%)                     (%)             (MONTHS)   (MONTHS)         (%)                      (%)                         (%)
 ------        -------------              ------------           ------------             ---------          --------            ------------             ------------              ------------

 6A         447,100.00         7.1363509282       6.0903509282              353                7              5.0000000000     1.0000000000       3.4023551778
 6A      4,764,837.67         6.7064054346       6.2886432564              354                6              5.8965337260     1.8965337260       2.3422486830
 6A      5,609,261.80         6.5537811923       6.1777811923              355                5              5.9526675721     2.0000000000       2.2500000000
 6A      2,922,349.57         6.5113225875       6.1353225875              356                4              5.1749497340     1.1749497340       2.6625251330
 6A    20,064,392.99         6.6118735712       6.2358735712              357                3              5.1828173313     1.1828173313       2.6585913344
 6A    11,394,442.23         6.5150062555       6.1390062555              358                2              5.0000000000     1.0000000000       2.7500000000
 6A         224,500.00         6.2500000000       5.8740000000              359                1              5.0000000000     1.0000000000       2.7500000000
 6A         400,000.00         7.0000000000       5.9540000000              351                9              5.0000000000     1.0000000000       3.7800000000
 6A         760,000.00         6.1250000000       5.7490000000              356                4              5.0000000000     1.0000000000       2.7500000000
 6B      3,804,525.16         6.3061346386       5.9301346386              357                3              5.0000000000     2.0000000000       2.7500000000
 6B      1,351,623.27         5.4388908401       5.0628908401              354                6              5.0000000000     2.0000000000       2.2500000000
 6B      8,001,866.18         6.2145629137       5.8385629137              357                3              5.0000000000     2.0000000000       2.7212926723
 6B      5,980,782.96         6.1727112469       5.7967112469              358                2              5.0000000000     2.0000000000       2.7500000000
 6B         669,364.27         6.2500000000       5.8740000000              359                1              5.0000000000     2.0000000000       2.7500000000
 6B         417,620.09         6.3750000000       5.9990000000              358                2              5.0000000000     2.0000000000       2.7500000000
 6B         537,600.00         5.8750000000       5.4990000000              352                8              5.0000000000     2.0000000000       2.2500000000
 6B         732,000.00         5.8750000000       5.4990000000              353                7              5.0000000000     2.0000000000       2.2500000000
 6B      2,847,386.21         5.7561595231       5.3801595231              354                6              5.0000000000     2.0000000000       2.3728914307
 6B      5,605,751.88         6.2450104387       5.8690104387              356                4              5.0000000000     2.0000000000       2.7500000000
 6B    81,604,547.75         6.3406937193       5.9646937193              357                3              5.0000000000     2.0000000000       2.6943795807
 6B    82,888,657.94         6.3355165094       5.9595165094              358                2              5.0000000000     2.0000000000       2.7372391092
 6B      8,634,400.00         6.4219864727       6.0459864727              359                1              5.0000000000     2.0000000000       2.7500000000
 6B         603,200.00         6.2500000000       5.8740000000              357                3              5.0000000000     2.0000000000       2.7500000000
 6B         436,000.00         6.3750000000       5.9990000000              357                3              5.0000000000     2.0000000000       2.7500000000
 6B      2,434,733.69         6.0480545369       5.6720545369              357                3              5.0000000000     2.0000000000       2.7500000000
 6B      2,160,878.30         5.9829281397       5.6069281397              358                2              5.0000000000     2.0000000000       2.7500000000
 6B         473,866.89         6.3750000000       5.3290000000              351                9              5.0000000000     1.0000000000       3.5400000000
 6B      1,296,212.51         6.6440224451       6.2680224451              355                5              6.0000000000     2.0000000000       2.2500000000
 6B      1,385,592.71         6.1658904053       5.7898904053              356                4              5.0000000000     1.0000000000       2.7500000000
 6B      4,527,622.41         6.5315019589       6.1555019589              357                3              5.0984183617     1.0984183617       2.7007908191
 6B      3,793,599.56         6.2179453131       5.8419453131              358                2              5.0000000000     1.0000000000       2.7500000000
 6B         439,572.34         6.1250000000       5.7490000000              359                1              5.0000000000     1.0000000000       2.7500000000
 6B      1,366,671.99         6.7228447103       5.6768447103              351                9              5.0000000000     1.0000000000       3.4620463558
 6B      1,573,945.64         6.0890587476       5.4743813040              353                7              5.3631009328     1.6437650096       2.5684495336
 6B      4,245,742.38         6.2327715230       5.8567715230              354                6              5.8749519042     1.8749519042       2.3125240479
 6B    12,934,655.86         6.4468022610       6.0708022610              355                5              5.9282547591     1.9282547591       2.2858726204
 6B      6,634,971.77         6.6795916918       6.3035916918              356                4              5.5235696896     1.5235696896       2.4882151552
 6B    39,849,924.59         6.4700829932       6.0940829932              357                3              5.3106641643     1.3106641643       2.5946679179
 6B    26,636,282.42         6.3675171864       5.9915171864              358                2              5.0000000000     1.0000000000       2.7500000000
 6B      3,050,098.40         6.1168991846       5.7408991846              359                1              5.0000000000     1.0000000000       2.7500000000
 6B         524,000.00         6.3750000000       5.9990000000              356                4              5.0000000000     1.0000000000       2.7500000000
 6B      2,385,247.85         6.0955219313       5.7195219313              357                3              5.0000000000     1.0000000000       2.7500000000
 6B         811,678.90         7.0000000000       6.6240000000              358                2              5.0000000000     1.0000000000       2.7500000000

                                              ORIGINAL                                    CUT-OFF
                                              INTEREST            INDEX              DATE         PAYMENT                            PREPAYMENT    PREPAYMENT
                   RATE                    ONLY        ADJUSTMENT    MONTHS   ADJUSTMENT                           PENALTY            PENALTY
                CEILING                  TERM          FREQUENCY       TO ROLL    FREQUENCY                            PERCENTAGE         TERM
GROUP       (%)                   (MONTHS)       (MONTHS)      (MONTHS)    (MONTHS)       INDEX                (%)*              (MONTHS)*
 ------        -------------              ------------           ------------             ---------             --------            ------------             ------------               ------------

 6A     13.1363509282                 120                        6                       113                    6              6MO LIBOR                   0                           0
 6A     12.7064054346                 120                        6                       114                    6              6MO LIBOR                   0                           0
 6A     12.5064487643                 120                        6                       115                    6              6MO LIBOR                   0                           0
 6A     12.4598571497                 120                        6                       116                    6              6MO LIBOR                   0                           0
 6A     12.6118735712                 120                        6                       117                    6              6MO LIBOR                   0                           0
 6A     12.5150062555                 120                        6                       118                    6              6MO LIBOR                   0                           0
 6A     12.2500000000                 120                        6                       119                    6              6MO LIBOR                   0                           0
 6A     13.0000000000                 120                        6                       111                    6              6MO LIBOR                   0                           0
 6A     12.1250000000                 120                        6                       116                    6              6MO LIBOR                   0                           0
 6B     11.3061346386                 120                       12                       117                   12               1YR CMT                     0                           0
 6B     10.4388908401                   0                         12                       114                   12              1YR LIBOR                   0                            0
 6B     11.2145629137                   0                         12                       117                   12              1YR LIBOR                   0                            0
 6B     11.1727112469                   0                         12                       118                   12              1YR LIBOR                   0                            0
 6B     11.2500000000                   0                         12                       119                   12              1YR LIBOR                   0                            0
 6B     11.3750000000                   0                         12                       118                   12              1YR LIBOR                   0                            0
 6B     10.8750000000                 120                       12                       112                   12              1YR LIBOR                   0                            0
 6B     10.8750000000                 120                       12                       113                   12              1YR LIBOR                   0                            0
 6B     10.7561595231                 120                       12                       114                   12              1YR LIBOR                   0                            0
 6B     11.2450104387                 120                       12                       116                   12              1YR LIBOR                   0                            0
 6B      11.3406937193                 120                      12                       117                   12              1YR LIBOR                   0                            0
 6B     11.3355165094                 120                       12                       118                   12              1YR LIBOR                   0                            0
 6B     11.4219864727                 120                       12                       119                   12              1YR LIBOR                   0                            0
 6B     11.2500000000                 120                       12                       117                   12              1YR LIBOR                   0                            0
 6B     11.3750000000                 120                       12                       117                   12              1YR LIBOR                   0                            0
 6B     11.0480545369                 120                       12                       117                   12              1YR LIBOR                   0                            0
 6B     10.9829281397                 120                       12                       118                   12              1YR LIBOR                   0                            0
 6B     12.3750000000                   0                          6                        111                   6              6MO LIBOR                   0                           0
 6B     12.6440224451                   0                          6                        115                   6              6MO LIBOR                   0                           0
 6B     12.1658904053                   0                          6                        116                   6              6MO LIBOR                   0                           0
 6B     12.5315019589                   0                          6                        117                   6              6MO LIBOR                   0                           0
 6B     12.2179453131                   0                          6                        118                   6              6MO LIBOR                   0                           0
 6B     12.1250000000                   0                          6                        119                   6              6MO LIBOR                   0                           0
 6B     12.7228447103                 120                        6                        111                   6              6MO LIBOR                   0                           0
 6B     12.0890587476                 120                        6                        113                   6              6MO LIBOR                   0                           0
 6B     12.2327715230                 120                        6                        114                   6              6MO LIBOR                   0                           0
 6B     12.4468022610                 120                        6                        115                   6              6MO LIBOR                   0                           0
 6B     12.6795916918                 120                        6                        116                   6              6MO LIBOR                   0                           0
 6B     12.4700829932                 120                        6                        117                   6              6MO LIBOR                   0                           0
 6B     12.3675171864                 120                        6                        118                   6              6MO LIBOR                   0                           0
 6B     12.1168991846                 120                        6                        119                   6              6MO LIBOR                   0                           0
 6B     12.3750000000                 120                        6                        116                   6              6MO LIBOR                   0                           0
 6B     12.0955219313                 120                        6                        117                   6              6MO LIBOR                   0                           0
 6B     13.0000000000                 120                        6                        118                   6              6MO LIBOR                   0                           0

*    Includes only those mortgage loans originated by GreenPoint Mortgage
     Funding, Inc.

                                                           C-7

                                                       APPENDIX D

                             SENSITIVITY AND AGGREGATE REALIZED LOSS TABLES

                  SENSITIVITY OF PRE-TAX YIELDS TO MATURITY OF THE CLASS 1-M-2
                         CERTIFICATES TO PREPAYMENTS AND REALIZED LOSSES

                                                     PERCENTAGE OF CPR
                    LOSS SEVERITY                                        ----------------------------------------------------
PERCENTAGE OF CDR     PERCENTAGE    0%    10%    20%    25%    30%    40%    50%
- ------------------------------                        -------------               ------            ------           -------           ------           ------             -----              ----

0%............................                  0%                     5.46%         5.47%          5.47%        5.47%        5.47%         5.47%          5.47%
1%............................                 25%                    5.46            5.50              5.47            5.47           5.47             5.47              5.47
1%............................                 50%                    5.46            5.50              5.52            5.50           5.47             5.47              5.47
2%............................                 25%                    5.47            5.50              5.53            5.50           5.47             5.48              5.48
2%............................                 50%                    5.47            5.50              5.53            5.53           5.54             5.55              5.55
3%............................                 25%                    5.47            5.51              5.53            5.53           5.54             5.58              5.56
3%............................                 50%                    5.47            5.52              5.55            5.55           5.56            5.56              5.56
4%............................                 25%                    5.47            5.51              5.53            5.53           5.54            5.55              5.54
4%............................                 50%                  (65.93)       (44.25)           (0.77)         1.93            3.81            5.58              5.57

                      SENSITIVITY OF PRE-TAX YIELDS TO MATURITY OF THE CLASS 1-M-3
                               CERTIFICATES TO PREPAYMENTS AND REALIZED LOSSES

                                                PERCENTAGE OF CPR
                    LOSS SEVERITY                                        ----------------------------------------------------
PERCENTAGE OF CDR     PERCENTAGE    0%    10%    20%    25%    30%    40%    50%
- ------------------------------                        -------------               ------            ------           -------           ------           ------             -----              ----

0%............................                                      0%                      5.54%           5.55%       5.55%         5.55%        5.55%          5.55%         5.55%
1%............................                                     25%                     5.55               5.59          5.55             5.55           5.55              5.55             5.55
1%............................                                     50%                     5.55               5.60          5.63             5.59           5.55              5.55             5.55
2%............................                                     25%                     5.55               5.60          5.63             5.58           5.55              5.55             5.55
2%............................                                     50%                     5.55               5.60          5.63             5.64           5.65              5.66             5.65
3%............................                                     25%                     5.55               5.60          5.63             5.64           5.65              5.65             5.68
3%............................                                     50%                     4.97               5.62          5.66             5.68           5.68              5.68             5.67
4%............................                                     25%                     5.56               5.61          5.63             5.64           5.65              5.66             5.64
4%............................                                     50%                       **             (98.84)       (85.12)       (75.91)      (64.25)          (2.19)            5.69

                      SENSITIVITY OF PRE-TAX YIELDS TO MATURITY OF THE CLASS 1-M-4
                                CERTIFICATES TO PREPAYMENTS AND REALIZED LOSSES

                                                PERCENTAGE OF CPR
                    LOSS SEVERITY                                        ----------------------------------------------------
PERCENTAGE OF CDR     PERCENTAGE    0%    10%    20%    25%    30%    40%    50%
- ------------------------------                        -------------               ------            ------           -------           ------           ------             -----              ----

0%............................                                        0%                    6.11%          6.11%        6.11%         6.11%         6.11%          6.11%        6.11%
1%............................                                       25%                   6.12             6.19            6.11              6.11             6.11            6.11            6.11
1%............................                                       50%                   6.12             6.21            6.28              6.19             6.11            6.11            6.11
2%............................                                       25%                   6.12             6.22            6.28              6.11             6.11            6.11            6.11
2%............................                                       50%                   6.12             6.22            6.28              6.30             6.33            6.26            6.11
3%............................                                       25%                   6.12             6.23            6.29              6.30             6.32            6.30            6.35
3%............................                                       50%                   2.26             1.98            2.58              3.20             4.30            6.34            6.12
4%............................                                       25%                   6.13             6.24            6.29              6.31             6.33            6.25            6.05
4%............................                                       50%                     **               **              **                **               **          (86.10)         (12.93)

                                                          D-1

                      SENSITIVITY OF PRE-TAX YIELDS TO MATURITY OF THE CLASS 1-M-5
                             CERTIFICATES TO PREPAYMENTS AND REALIZED LOSSES

                                                PERCENTAGE OF CPR
                    LOSS SEVERITY                                        ----------------------------------------------------
PERCENTAGE OF CDR     PERCENTAGE    0%    10%    20%    25%    30%    40%    50%
- ------------------------------                        -------------               ------            ------           -------           ------           ------             -----              ----

0%............................                                        0%                    6.23%          6.24%        6.26%         6.27%         6.28%         6.29%         6.30%
1%............................                                       25%                   6.24              6.33            6.26            6.27             6.28             6.30             6.30
1%............................                                       50%                   6.24              6.35            6.44            6.26             6.27             6.28             6.30
2%............................                                       25%                   6.24              6.36            6.44            6.26             6.27             6.28             6.30
2%............................                                       50%                   6.24              6.36            6.44            6.47             6.50             6.39             6.12
3%............................                                       25%                   6.25              6.37            6.45            6.47             6.49             6.45             6.50
3%............................                                       50%                   1.13             (0.84)        (87.88)       (80.41)       (71.53)         (12.78)          (3.43)
4%............................                                       25%                   6.25              6.38            6.45            6.48             6.51             6.37             6.10
4%............................                                       50%                     **                **              **              **               **               **               **

                      SENSITIVITY OF PRE-TAX YIELDS TO MATURITY OF THE CLASS 1-M-6
                             CERTIFICATES TO PREPAYMENTS AND REALIZED LOSSES

                                                PERCENTAGE OF CPR
                    LOSS SEVERITY                                        ----------------------------------------------------
PERCENTAGE OF CDR     PERCENTAGE    0%    10%    20%    25%    30%    40%    50%
- ------------------------------                        -------------               ------            ------           -------           ------           ------             -----              ----

0%............................                                       0%                    6.50%         6.71%          7.09%       7.28%          7.41%          7.51%        7.51%
1%............................                                      25%                   6.49             6.70             7.12            7.30            7.43              7.51            7.51
1%............................                                      50%                   6.49             6.61             6.76            6.92            7.04              7.22            7.51
2%............................                                      25%                   6.49             6.62             6.77            6.92            7.04              7.22            7.51
2%............................                                      50%                   6.49             6.62             6.77            6.83            6.89              4.96            3.32
3%............................                                      25%                   6.50             6.64             6.78            6.84            6.90              7.09            7.22
3%............................                                      50%                   0.69               **               **              **              **                **              **
4%............................                                      25%                   6.51             6.65             6.79            6.85            6.82              4.26            2.84
4%............................                                      50%                     **               **               **              **              **                **              **

          The following table sets forth the amount of Realized Losses that would be incurred with respect to the Mortgage Loans in Loan Group 1, expressed as a percentage of the aggregate outstanding principal balance of the Mortgage Loans in Loan Group 1 as of the Cut-off Date.

                                   AGGREGATE REALIZED LOSSES FOR LOAN GROUP 1

                                                PERCENTAGE OF CPR
                    LOSS SEVERITY                                        ----------------------------------------------------
PERCENTAGE OF CDR     PERCENTAGE    0%    10%    20%    25%    30%    40%    50%
- ------------------------------                        -------------               ------            ------           -------           ------           ------             -----              ----

1%............................                                       25%                   4.84%          1.95%       1.06%          0.84%        0.69%          0.49%         0.37%
1%............................                                       50%                   9.68              3.89           2.13            1.69            1.38              0.98              0.73
2%............................                                       25%                   8.72              3.66           2.05            1.64            1.35              0.97              0.73
2%............................                                       50%                  17.43             7.33           4.10            3.28            2.70              1.93              1.45
3%............................                                       25%                  11.82             5.18           2.97            2.39            1.98              1.43              1.08
3%............................                                       50%                  23.64            10.36          5.95            4.79            3.96              2.86              2.16
4%............................                                       25%                  14.31             6.53           3.83            3.11            2.58              1.88              1.42
4%............................                                       50%                  28.62            13.06          7.66            6.22            5.17              3.76              2.85

                                                           D-2

                      SENSITIVITY OF PRE-TAX YIELDS TO MATURITY OF THE CLASS X-B-2
                             CERTIFICATES TO PREPAYMENTS AND REALIZED LOSSES

                                                PERCENTAGE OF CPR
                    LOSS SEVERITY                                        ----------------------------------------------------
PERCENTAGE OF CDR     PERCENTAGE    0%    10%    20%    25%    30%    40%    50%
- ------------------------------                        -------------               ------            ------           -------           ------           ------             -----              ----

0%............................                                          0%                   7.03%         6.92%        6.73%         6.70%         6.69%         6.73%         6.85%
75%...........................                                        25%                  7.03             6.93           6.73             6.70             6.69             6.73            6.83
75%...........................                                        50%                 (0.35)           6.94           6.74             6.69             6.68             6.73            6.83
100%..........................                                        25%                  7.01            6.93           6.73             6.69             6.69             6.73            6.83
100%..........................                                        50%                (24.50)         4.90           6.74             6.70             6.68             6.73            6.83
150%..........................                                        25%                  0.37            6.94           6.73             6.69             6.68             6.73            6.83
150%..........................                                        50%                (45.51)        (27.46)        4.61             6.70             6.68             6.73            6.83
200%..........................                                        25%                (23.84)          5.12           6.73             6.70             6.68             6.73            6.83
200%..........................                                        50%                (60.00)        (46.30)       (4.95)            1.81             5.09             6.72            6.84

                      SENSITIVITY OF PRE-TAX YIELDS TO MATURITY OF THE CLASS X-B-3
                             CERTIFICATES TO PREPAYMENTS AND REALIZED LOSSES

                                                PERCENTAGE OF CPR
                    LOSS SEVERITY                                        ----------------------------------------------------
PERCENTAGE OF CDR     PERCENTAGE    0%    10%    20%    25%    30%    40%    50%
- ------------------------------                        -------------               ------            ------           -------           ------           ------             -----              ----

0%............................                                        0%                    7.23%          7.17%          7.11%       7.14%          7.19%        7.35%           7.62%
75%...........................                                      25%                   5.83              7.17              7.11          7.14              7.19            7.35              7.59
75%...........................                                      50%                 (33.36)            0.74             7.10          7.14              7.18            7.35              7.59
100%..........................                                      25%                  (3.56)            7.18             7.11          7.14              7.19            7.36              7.59
100%..........................                                      50%                 (47.84)         (31.11)           3.14          6.47              7.18            7.36              7.59
150%..........................                                      25%                 (32.98)            1.11             7.10          7.14              7.19            7.36              7.59
150%..........................                                      50%                 (68.72)         (56.23)         (36.08)      (8.76)             0.70            6.60              7.59
200%..........................                                      25%                 (47.53)         (30.44)            3.40          6.58              7.19            7.36              7.59
200%..........................                                      50%                 (83.75)         (73.46)         (58.34)      (47.23)         (21.90)          1.32              6.93

          The following table sets forth the amount of Realized Losses that would be incurred with respect to the Mortgage Loans in Aggregate Loan Group X, expressed as a percentage of the aggregate outstanding principal balance of the Mortgage Loans in Aggregate Loan Group X as of the Cut-off Date.

                            AGGREGATE REALIZED LOSSES FOR AGGREGATE LOAN GROUP X

                                                PERCENTAGE OF CPR
                    LOSS SEVERITY                                        ----------------------------------------------------
PERCENTAGE OF CDR     PERCENTAGE    0%    10%    20%    25%    30%    40%    50%
- ------------------------------                        -------------               ------            ------           -------           ------           ------             -----              ----

75%...........................                                      25%                   0.75%          0.46%        0.29%         0.23%       0.19%         0.12%          0.08%
75%...........................                                      50%                   1.50              0.91            0.58            0.47            0.38            0.25              0.16
100%..........................                                     25%                   1.00              0.61            0.39            0.31            0.25            0.16              0.11
100%..........................                                     50%                   1.99              1.21            0.77            0.62            0.50            0.33              0.22
150%..........................                                     25%                   1.48              0.90            0.58            0.46            0.38            0.25              0.16
150%..........................                                     50%                   2.96              1.81            1.15            0.93            0.75            0.49              0.32
200%..........................                                     25%                   1.96              1.20            0.77            0.62            0.50            0.33              0.22
200%..........................                                     50%                   3.92              2.39            1.53            1.23            1.00            0.65              0.43

                                                          D-3

                    SENSITIVITY OF PRE-TAX YIELDS TO MATURITY OF THE CLASS 5-B-2
                         CERTIFICATES TO PREPAYMENTS AND REALIZED LOSSES

                                                PERCENTAGE OF CPR
                    LOSS SEVERITY                                        ----------------------------------------------------
PERCENTAGE OF SDA     PERCENTAGE    0%    10%    20%    25%    30%    40%    50%
- ------------------------------                        -------------               ------            ------           -------           ------           ------             -----              ----

0% ............................                                          0%                     6.81%       6.65%         6.67%          6.73%         6.80%         6.98%        7.22%
75% ...........................                                        25%                    6.81           6.66             6.66             6.73             6.81            6.99            7.20
75% ...........................                                        50%                  (21.97)        5.63             6.64             6.72             6.81            6.99            7.20
100% ..........................                                       25%                    5.22         6.66              6.66              6.73             6.80            6.99            7.20
100% ..........................                                       50%                  (36.88)       (0.18)           6.63              6.72             6.80            7.00            7.20
150% ..........................                                       25%                  (21.17)        5.75             6.65              6.73             6.81            6.99            7.20
150% ..........................                                       50%                  (57.31)      (42.97)           (1.64)           3.37             6.05            6.99            7.21
200% ..........................                                       25%                  (36.41)        0.34             6.64               6.72             6.81            7.00            7.20
200% ..........................                                       50%                  (73.07)      (60.70)        (41.85)          (9.46)           (0.96)           6.11            7.21

                      SENSITIVITY OF PRE-TAX YIELDS TO MATURITY OF THE CLASS 5-B-3
                             CERTIFICATES TO PREPAYMENTS AND REALIZED LOSSES

                                                PERCENTAGE OF CPR
                    LOSS SEVERITY                                        ----------------------------------------------------
PERCENTAGE OF SDA     PERCENTAGE    0%    10%    20%    25%    30%    40%    50%
- ------------------------------                        -------------               ------            ------           -------           ------           ------             -----              ----

0% ............................                                          0%                   7.08%          7.02%       7.24%          7.40%       7.56%          7.93%       8.39%
75% ...........................                                        25%                  1.19              7.01          7.22              7.41           7.57             7.94           8.35
75% ...........................                                        50%                (45.54)         (29.14)        5.06             7.38            7.57            7.94           8.35
100% ..........................                                       25%                (25.50)            5.39          7.21             7.40           7.57             7.94           8.35
100% ..........................                                       50%                (60.50)          (46.89)      (5.16)            2.04           6.26             7.95           8.35
150% ..........................                                       25%                (45.28)          (28.58)       5.26             7.39           7.58             7.95           8.36
150% ..........................                                       50%                (82.81)          (72.07)     (56.42)        (44.92)      (19.15)           3.92           8.25
200% ..........................                                       25%                (60.24)          (46.50)     (4.65)            2.37            6.38            7.96           8.36
200% ..........................                                       50%                (98.41)          (89.76)     (77.58)          (69.19)     (54.49)       (12.46)          4.58

          The following table sets forth the amount of Realized Losses that would be incurred with respect to the Mortgage Loans in Loan Group 5, expressed as a percentage of the aggregate outstanding principal balance of the Mortgage Loans in Loan Group 5 as of the Cut-off Date.

                                   AGGREGATE REALIZED LOSSES FOR LOAN GROUP 5

                                                PERCENTAGE OF CPR
                    LOSS SEVERITY                                        ----------------------------------------------------
PERCENTAGE OF SDA     PERCENTAGE    0%    10%    20%    25%    30%    40%    50%
- ------------------------------                        -------------               ------            ------           -------           ------           ------             -----              ----

75% ...........................                                    25%                     0.77%         0.47%         0.30%          0.25%        0.20%         0.13%          0.09%
75% ...........................                                    50%                     1.54             0.94             0.61             0.49            0.40            0.27               0.18
100% ..........................                                   25%                     1.02             0.63             0.40             0.33            0.27            0.18               0.12
100% ..........................                                   50%                     2.05             1.25             0.81             0.65            0.53            0.35               0.24
150% ..........................                                   25%                     1.52             0.93             0.60             0.49            0.40            0.26               0.18
150% ..........................                                   50%                     3.04             1.86             1.20             0.97            0.79            0.53               0.35
200% ..........................                                   25%                     2.01             1.23             0.80             0.65            0.53            0.35               0.23
200% ..........................                                   50%                     4.02             2.47             1.59             1.29           1.05            0.70               0.47

                                                           D-4

                      SENSITIVITY OF PRE-TAX YIELDS TO MATURITY OF THE CLASS 6-B-3
                             CERTIFICATES TO PREPAYMENTS AND REALIZED LOSSES

                                                PERCENTAGE OF CPR
                    LOSS SEVERITY                                        ----------------------------------------------------
PERCENTAGE OF SDA     PERCENTAGE    0%    10%    20%    25%    30%    40%    50%
- ------------------------------                        -------------               ------            ------           -------           ------           ------             -----              ----

0% ............................                                       0%                      6.97%         6.80%         6.80%         6.86%         6.92%         7.10%          7.34%
75% ...........................                                     25%                     6.97             6.80             6.79            6.86             6.93             7.11             7.32
75% ...........................                                     50%                     6.97             6.81             6.78            6.85             6.92             7.11             7.32
100% ..........................                                    25%                     6.97             6.80             6.79            6.86             6.93             7.11             7.32
100% ..........................                                    50%                     6.97             6.82             6.78            6.85             6.93             7.11             7.32
150% ..........................                                    25%                     6.97             6.80             6.79            6.86             6.93             7.11             7.32
150% ..........................                                    50%                  (16.47)            6.84             6.77           6.84             6.93             7.11             7.32
200% ..........................                                    25%                     6.97             6.81             6.78            6.86             6.93             7.11             7.32
200% ..........................                                    50%                  (31.49)            5.57             6.75            6.83             6.93             7.11             7.32

                          SENSITIVITY OF PRE-TAX YIELDS TO MATURITY OF THE CLASS 6-B-4
                                 CERTIFICATES TO PREPAYMENTS AND REALIZED LOSSES

                                                PERCENTAGE OF CPR
                    LOSS SEVERITY                                        ----------------------------------------------------
PERCENTAGE OF SDA     PERCENTAGE    0%    10%    20%    25%    30%    40%    50%
- ------------------------------                        -------------               ------            ------           -------           ------           ------             -----              ----

0% ............................                                      0%                      6.97%         6.80%         6.80%         6.86%        6.92%         7.10%          7.34%
75% ...........................                                    25%                     6.97             6.80             6.79            6.86            6.93             7.11             7.32
75% ...........................                                    50%                     6.97             6.81             6.78            6.85            6.92             7.11             7.32
100% ..........................                                   25%                     6.97             6.80             6.79            6.86            6.93             7.11             7.32
100% ..........................                                   50%                     6.59             6.82             6.78            6.85            6.93             7.11             7.32
150% ..........................                                   25%                     6.97             6.80             6.79            6.86            6.93             7.11             7.32
150% ..........................                                   50%                  (24.54)            6.91             6.77            6.84            6.93             7.11             7.32
200% ..........................                                   25%                     6.77             6.81             6.78            6.86            6.93             7.11             7.32
200% ..........................                                   50%                  (38.65)        (19.20)            6.75            6.83            6.93             7.11             7.32

                      SENSITIVITY OF PRE-TAX YIELDS TO MATURITY OF THE CLASS 6-B-5
                             CERTIFICATES TO PREPAYMENTS AND REALIZED LOSSES

                                                PERCENTAGE OF CPR
                    LOSS SEVERITY                                        ----------------------------------------------------
PERCENTAGE OF SDA     PERCENTAGE    0%    10%    20%    25%    30%    40%    50%
- ------------------------------                        -------------               ------            ------           -------           ------           ------             -----              ----

0% ............................                                         0%                     6.97%       6.80%         6.80%          6.86%         6.92%           7.10%         7.34%
75% ...........................                                       25%                    6.97           6.80            6.79              6.86             6.93              7.11              7.32
75% ...........................                                      50%                    6.97            6.81            6.78              6.85             6.92              7.11              7.32
100% ..........................                                      25%                    6.97            6.80           6.79              6.86             6.93              7.11              7.32
100% ..........................                                      50%                   (3.35)           6.82          6.78              6.85             6.93              7.11              7.32
150% ..........................                                      25%                    6.97            6.80           6.79              6.86             6.93              7.11              7.32
150% ..........................                                      50%                 (32.70)           3.70          6.77              6.84             6.93              7.11              7.32
200% ..........................                                      25%                   (0.89)           6.81           6.78              6.86             6.93              7.11              7.32
200% ..........................                                      50%                 (46.72)        (31.18)         6.74              6.83             6.93              7.11              7.32

                                                           D-5

                       SENSITIVITY OF PRE-TAX YIELDS TO MATURITY OF THE CLASS 6-B-6
                             CERTIFICATES TO PREPAYMENTS AND REALIZED LOSSES

                                                PERCENTAGE OF CPR
                    LOSS SEVERITY                                        ----------------------------------------------------
PERCENTAGE OF SDA     PERCENTAGE    0%    10%    20%    25%    30%    40%    50%
- ------------------------------                        -------------               ------            ------           -------           ------           ------             -----              ----

0% ............................                                           0%                 7.54%        7.54%         7.95%         8.21%         8.45%          9.01%       9.69%
75% ...........................                                         25%                7.54           7.52             7.93             8.21             8.47             9.02            9.63
75% ...........................                                         50%                7.02           7.51             7.90             8.20             8.45             9.02            9.63
100% ..........................                                        25%                7.54           7.52             7.92             8.21             8.47             9.02            9.63
100% ..........................                                        50%             (18.15)          7.51             7.88             8.19             8.46             9.02            9.63
150% ..........................                                        25%                7.21           7.51             7.92             8.21             8.46             9.03            9.64
150% ..........................                                        50%             (38.01)        (20.02)          7.84             8.17             8.47             9.04            9.64
200% ..........................                                        25%             (17.34)          7.51             7.90             8.21             8.47             9.04            9.64
200% ..........................                                        50%             (52.54)        (38.36)          3.43             8.13             8.47             9.02            9.65

                      SENSITIVITY OF PRE-TAX YIELDS TO MATURITY OF THE CLASS 6-B-7
                             CERTIFICATES TO PREPAYMENTS AND REALIZED LOSSES

                                                PERCENTAGE OF CPR
                    LOSS SEVERITY                                        ----------------------------------------------------
PERCENTAGE OF SDA     PERCENTAGE    0%    10%    20%    25%    30%    40%    50%
- ------------------------------                        -------------               ------            ------           -------           ------           ------             -----              ----

0% ............................                                        0%                      7.54%           7.54%        7.95%        8.21%        8.45%        9.01%        9.69%
75% ...........................                                      25%                     7.54               7.52            7.93           8.21           8.47            9.02            9.63
75% ...........................                                      50%                    (5.94)             7.51            7.90           8.20           8.45            9.02            9.63
100% ..........................                                      25%                     7.54              7.52            7.92           8.21           8.47            9.02           9.63
100% ..........................                                      50%                  (27.49)             6.48            7.88           8.19           8.46            9.02           9.63
150% ..........................                                      25%                   (4.03)             7.51            7.92           8.21           8.46            9.03           9.64
150% ..........................                                      50%                  (47.18)           (32.19)           7.09         8.17           8.47            9.04           9.64
200% ..........................                                      25%                  (26.93)             6.86            7.90           8.21           8.47            9.04           9.64
200% ..........................                                      50%                  (62.72)           (49.57)         (29.05)       2.79           8.40            9.02           9.65

                      SENSITIVITY OF PRE-TAX YIELDS TO MATURITY OF THE CLASS 6-B-8
                             CERTIFICATES TO PREPAYMENTS AND REALIZED LOSSES

                                                PERCENTAGE OF CPR
                    LOSS SEVERITY                                        ----------------------------------------------------
PERCENTAGE OF SDA     PERCENTAGE    0%    10%    20%    25%    30%    40%    50%
- ------------------------------                        -------------               ------            ------           -------           ------           ------             -----              ----

0% ............................                                        0%                  10.04%       10.76%          13.01%       14.11%     15.12%        17.32%        20.04%
75% ...........................                                      25%                 10.04            10.68            12.92           14.13         15.17           17.36           19.76
75% ...........................                                      50%                (17.63)           10.18            12.78          14.08         15.11           17.37            19.77
100% ..........................                                      25%                  9.74            10.66            12.88           14.13         15.19           17.38           19.77
100% ..........................                                      50%                (30.55)          (13.45)           12.71         14.03         15.16           17.39           19.78
150% ..........................                                      25%                (17.19)           10.21            12.85          14.13         15.14           17.41           19.80
150% ..........................                                      50%                (50.51)          (37.47)          (15.74)        11.34         15.16           17.45           19.80
200% ..........................                                      25%                (30.18)          (12.45)           12.80          14.13         15.20           17.43           19.82
200% ..........................                                      50%                (66.35)          (54.92)          (38.60)        (26.57)         2.94           17.34           19.85

                                                           D-6

          The following table sets forth the amount of Realized Losses that would be incurred with respect to the Mortgage Loans in Aggregate Loan Group 6, expressed as a percentage of the aggregate outstanding principal balance of the Mortgage Loans in Aggregate Loan Group 6 as of the Cut-off Date.

                          AGGREGATE REALIZED LOSSES FOR AGGREGATE LOAN GROUP 6

                                                PERCENTAGE OF CPR
                    LOSS SEVERITY                                        ----------------------------------------------------
PERCENTAGE OF SDA     PERCENTAGE    0%    10%    20%    25%    30%    40%    50%
- ------------------------------                        -------------               ------            ------           -------           ------           ------             -----              ----

75% ...........................                                      25%                  0.77%         0.47%         0.31%           0.25%        0.20%          0.14%      0.09%
75% ...........................                                      50%                  1.54             0.95             0.61              0.50            0.41             0.27             0.18
100% ..........................                                      25%                  1.02             0.63             0.41             0.33            0.27             0.18             0.12
100% ..........................                                      50%                  2.04             1.26             0.82             0.66            0.54             0.36             0.25
150% ..........................                                      25%                  1.52             0.94             0.61             0.50            0.40             0.27             0.18
150% ..........................                                      50%                  3.04             1.87             1.22             0.99            0.81             0.54             0.37
200% ..........................                                      25%                  2.01             1.24             0.81             0.66            0.54             0.36             0.24
200% ..........................                                      50%                  4.01           2.48             1.61             1.31              1.07             0.72             0.49

                                                           D-7

APPENDIX E

INTEREST RATE SWAP SCHEDULE

DISTRIBUTION DATE	NOTIONAL AMOUNT ($)

May 20, 2006	574,284,864.00
June 20, 2006	444,097,519.00
July 20, 2006	424,648,865.00
August 20, 2006	404,872,172.00
September 20, 2006	379,494,221.00
October 20, 2006	351,571,530.00
November 20, 2006	329,662,212.00
December 20, 2006	316,979,987.00
January 20, 2007	304,785,544.00
February 20, 2007	293,060,127.00
March 20, 2007	281,785,699.00
April 20, 2007	270,944,918.00
May 20, 2007	260,521,107.00
June 20, 2007	250,498,231.00
July 20, 2007	240,860,872.00
August 20, 2007	231,594,204.00
September 20, 2007	222,683,973.00
October 20, 2007	214,116,470.00
November 20, 2007	205,878,515.00
December 20, 2007	197,912,298.00
January 20, 2008	190,297,641.00
February 20, 2008	182,975,888.00
March 20, 2008	175,130,703.00
April 20, 2008	166,129,336.00
May 20, 2008	159,737,307.00
June 20, 2008	153,591,159.00
July 20, 2008	147,681,437.00
August 20, 2008	141,893,074.00
September 20, 2008	136,433,345.00
October 20, 2008	131,183,643.00
November 20, 2008	126,135,890.00
December 20, 2008	121,282,318.00
January 20, 2009	116,439,141.00
February 20, 2009	111,838,856.00
March 20, 2009	102,648,284.00
April 20, 2009	90,602,338.00
May 20, 2009	87,115,223.00
June 20, 2009	83,762,283.00
July 20, 2009	80,538,356.00

E-1

DISTRIBUTION DATE	NOTIONAL AMOUNT ($)

August 20, 2009	77,438,480.00
September 20, 2009	74,457,881.00
October 20, 2009	71,591,972.00
November 20, 2009	68,836,341.00
December 20, 2009	66,186,745.00
January 20, 2010	63,639,106.00
February 20, 2010	61,189,500.00
March 20, 2010	58,834,156.00
April 20, 2010	56,569,449.00
May 20, 2010	54,391,891.00
June 20, 2010	52,298,130.00
July 20, 2010	50,228,592.00
August 20, 2010	48,295,040.00
September 20, 2010	46,287,956.00
October 20, 2010	44,189,426.00
November 20, 2010	42,303,661.00
December 20, 2010	39,935,920.00
January 20, 2011	35,157,873.00
February 20, 2011	26,134,530.00
March 20, 2011	15,164,612.00

E-2

                                                                PROSPECTUS

                          BANC OF AMERICA FUNDING CORPORATION
                                                             DEPOSITOR

                     BANK OF AMERICA, NATIONAL ASSOCIATION
                                                             SPONSOR

                        MORTGAGE PASS-THROUGH CERTIFICATES
                                             (ISSUABLE IN SERIES)

                                                           ----------

---------------------------------------------------------------------------------------------------------------
YOU SHOULD CAREFULLY CONSIDER THE "RISK FACTORS" BEGINNING ON
PAGE 7 OF THIS PROSPECTUS.

Except as otherwise described in the applicable prospectus supplement, neither the certificates of any series nor the underlying mortgage loans will be insured or guaranteed by any governmental agency or instrumentality or any other entity.

The certificates of each series will represent interests in the related issuing entity only and will not be obligations of the depositor, the sponsor or any other entity.

This prospectus may be used to offer and sell any series of certificates only if accompanied by the prospectus supplement for that series. Please read both documents carefully to understand the risks associated with these investments.
-------------------------------------------------------------------------------------------------------------

EACH ISSUING ENTITY --

o    will issue a series of mortgage pass-through certificates that will consist of one or more classes of certificates; and

o    will own either:

     o    one or more pools of fixed or adjustable interest rate mortgage loans, each of which is secured by a first lien on a one- to four-family residential property; or

     o    mortgage-backed certificates that represent an interest in or are secured by a pool of mortgage loans.

EACH POOL OF MORTGAGE LOANS --

o    will be sold to the related issuing entity by the depositor, who will have in turn purchased the mortgage loans from the sponsor;

o    will be underwritten to the standards described in this prospectus and the accompanying prospectus supplement; and

o    will be serviced by one or more servicers affiliated or unaffiliated with the depositor.

EACH SERIES OF CERTIFICATES --

o    will represent interests in the related issuing entity;

o    may provide credit support by "subordinating" certain classes to other classes of certificates; any subordinate classes will be entitled to payment subject to the payment of more senior classes and will bear losses before more senior classes;

o    may be entitled to the benefit of one or more of the other types of credit support or derivative instruments described in this prospectus and in more detail in the accompanying prospectus supplement; and

o    will be paid only from the assets of the related issuing entity.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES
COMMISSION HAS APPROVED THE CERTIFICATES OR DETERMINED THAT THIS PROSPECTUS IS
ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                             -------------------
                                            APRIL 26, 2006

                                                                                                                                                                    PAGE
                                                                                                                                                                                                                                    --------

   The Ratings of Your Certificates May Be Lowered or Withdrawn Which May Adversely Affect

   Timing of Prepayments on the Mortgage Loans May Result in Interest Shortfalls on the
   Certificates...    12
   Exercise of Rights Under Special Servicing Agreements May Be Adverse to Other
   Certificateholders....................................................................................................................................................................................................    12
   Special Powers of the FDIC in the Event of Insolvency of the Sponsor Could Delay or
   Reduce Distributions on the Certificates............................................................................................................................................................    13
   Insolvency of the Depositor May Delay or Reduce Collections on Mortgage Loans................................................................................    14
   Owners of Book-Entry Certificates are Not Entitled to Exercise Rights of Holders of
   Certificates...    14
   Book-Entry System for Certain Classes of Certificates May Decrease Liquidity and Delay
   Payment...    15
   Cash Flow Agreements and External Credit Enhancements are Subject to Counterparty Risk..................................................................    15
   Amounts Received from an Auction and a Related Swap Agreement May Be Insufficient to

i

                                                                                                                                                   PAGE
                                                                                                                                                   ---------

ii

                  IMPORTANT NOTICE ABOUT INFORMATION PRESENTED
                IN THIS PROSPECTUS AND THE PROSPECTUS SUPPLEMENT

          Information is provided to you about the certificates in two separate documents that progressively provide more detail: (a) this prospectus, which provides general information, some of which may not apply to your series of certificates; and (b) the accompanying prospectus supplement, which will describe the specific terms of your series of certificates including:

          o    the principal balances and/or interest rates of each class;

          o    the timing and priority of interest and principal payments;

          o    statistical and other information about the mortgage loans;

          o    information about credit enhancement for each class;

          o    the ratings for each class; and

          o    the method for selling the certificates.

YOU SHOULD RELY ON THE INFORMATION IN THE PROSPECTUS SUPPLEMENT FOR THE TERMS OF
YOUR SERIES OF CERTIFICATES.

          You should rely only on the information in this prospectus and the accompanying prospectus supplement including the information incorporated by reference. No one has been authorized to provide different information to you.
The certificates are not being offered in any state where the offer is not permitted. The depositor does not claim the accuracy of the information in this prospectus or the accompanying prospectus supplement as of any date other than the dates stated on their covers.

          Cross-references are included in this prospectus and in the accompanying prospectus supplement to captions in these materials where you can find further related discussions. The foregoing table of contents and the table of contents included in the accompanying prospectus supplement provide the pages on which these captions are located.

          You can find a listing of the pages where capitalized terms used in this prospectus are defined under the caption "Index of Terms" beginning on page
120 of this prospectus.

          The depositor's principal executive offices are located at 214 North
Tryon Street, Charlotte, North Carolina 28255 and the depositor's phone number is (704) 386-2400.

iii

-------------------------------------------------------------------------------------------------------------------------------------

                                SUMMARY OF TERMS

         o    THIS SUMMARY HIGHLIGHTS SELECTED INFORMATION FROM THIS DOCUMENT,
                BUT DOES NOT CONTAIN ALL OF THE INFORMATION THAT YOU SHOULD
                CONSIDER IN MAKING YOUR INVESTMENT DECISION. TO UNDERSTAND ALL OF
                THE TERMS OF A SERIES OF CERTIFICATES, PLEASE READ THIS ENTIRE
                DOCUMENT AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT CAREFULLY.

         o    THIS SUMMARY PROVIDES AN OVERVIEW OF CERTAIN CALCULATIONS, CASH
                FLOWS AND OTHER INFORMATION TO AID YOUR UNDERSTANDING OF THE
                TERMS OF THE CERTIFICATES AND IS QUALIFIED BY THE FULL
                DESCRIPTION OF THESE CALCULATIONS, CASH FLOWS AND OTHER
                INFORMATION IN THIS PROSPECTUS AND THE ACCOMPANYING PROSPECTUS
                SUPPLEMENT.

RELEVANT PARTIES

ISSUING ENTITY

          Each series of mortgage pass-through certificates will be issued by a separate common law trust. Each trust will be established and each series of certificates will be issued under a separate pooling and servicing agreement to be entered into among the depositor and the master servicer or one or more servicers and the trustee specified in the applicable prospectus supplement.

DEPOSITOR

          Banc of America Funding Corporation will serve as the depositor for each series of certificates. The depositor is an indirect subsidiary of Bank of
America Corporation. It is not expected that the depositor will have any business operations other than offering certificates and related activities.

SPONSOR

          Bank of America, National Association will serve as the sponsor for each series of certificates. The depositor will acquire the collateral that will serve as security for a series from the sponsor. The sponsor is an affiliate of the depositor and may be an affiliate of a servicer.

SERVICER(S)

          The sponsor or one or more entities affiliated or unaffiliated with the depositor and named in the applicable prospectus supplement will service the mortgage loans in each trust. Each servicer will perform certain servicing functions relating to the mortgage loans serviced by it in accordance with the related pooling and servicing agreement or underlying servicing agreement.

MASTER SERVICER

          The related prospectus supplement may provide for a master servicer for that series of certificates. The master servicer will supervise the servicers. A master servicer may be an affiliate of the depositor, the sponsor, a servicer and/or an originator.

TRUSTEE

          A trustee for each trust will be named in the applicable prospectus supplement. The trustee generally will be responsible under each pooling and servicing agreement for providing general administrative services on behalf of the trust for a series. To the extent specified in the related prospectus supplement, a securities administrator or other entity may perform certain of the duties of the trustee.

ISSUING ENTITY ASSETS

          Each trust will own the assets specified in the related prospectus supplement. These assets will consist of any combination of the following items:

          o    mortgage loans, or mortgage-backed securities or mortgage
                certificates that are secured by mortgage loans;

          o    any real estate acquired through foreclosure of a mortgage loan;

          o    any credit enhancement device described in this prospectus; and

          o    amounts on deposit in the servicer custodial accounts, master servicer custodial account or distribution account maintained for the trust.

          If specified in the related prospectus supplement, the master servicer or another party may retain the right to receive specified payments to be made with respect to the mortgage loans or the mortgage certificates. Payments generated by these retained interests will not be available to make payments on any certificates.

          The related prospectus supplement will specify the cut-off date after which the trust is entitled to receive collections on the mortgage loans and/or mortgage certificates that it holds.

MORTGAGE LOANS

          Each trust will own the related mortgage loans (other than the fixed retained yield, which is the portion of the mortgage interest rate, if any, not contained in the trust).

          The mortgage loans in each trust estate:

          o    will be secured by first liens on fee simple or leasehold
                interests in one- to four-family properties;

          o    may include cooperative apartment loans secured by shares issued by private, nonprofit cooperative housing corporations;

          o    may be secured by second homes or investor properties;

          o    may be loans not insured or guaranteed by any governmental agency or may be loans insured by the Federal Housing Authority or partially guaranteed by the Veterans' Administration; and

          o    will be secured by real property located in one of the fifty states, the District of Columbia, Guam, Puerto Rico or any other territory of the United States.

          See "The Pooling and Servicing Agreement--Fixed Retained Yield,
Servicing Compensation and Payment of Expenses" for a description of fixed retained yield. See "The Trust Estates" for a description of mortgage loans secured by leases and "Certain Legal Aspects of the Mortgage
Loans--Condominiums," "--Cooperatives" and "--Leaseholds" for a description of mortgage loans secured by condominium units, shares issued by cooperatives, and leaseholds, respectively.

          A trust may include one or more of the following types of mortgage loans:

          o    fixed-rate loans;

          o    adjustable-rate loans;

          o    interest only mortgage loans;

          o    graduated payment loans;

          o    subsidy loans;

          o    buy-down loans; and

          o    balloon loans.

          The mortgage loans will be:

          o    acquired by the depositor from the sponsor;

          o    originated or acquired by the sponsor; and

          o    underwritten to the standards described in this prospectus and the applicable prospectus supplement.

          See "Mortgage Purchase Program" for a description of the Depositor's purchase program for mortgage loans and "The Sponsor" for a description of the sponsor.

          You should refer to the applicable prospectus supplement for the precise characteristics or expected characteristics of the Mortgage Loans included in a trust.

MORTGAGE CERTIFICATES

          The mortgage certificates in a trust may include:

          o    Fannie Mae mortgage pass-through certificates;

          o    Freddie Mac mortgage pass-through certificates;

          o    Ginnie Mae mortgage pass-through certificates; or

          o    Private mortgage pass-through certificates or mortgage-backed debt securities.

          Each mortgage certificate will represent an interest in a pool of mortgage loans and/or payments of interest or principal on mortgage loans. The related prospectus supplement will describe the mortgage certificates for a series in detail including the underlying collateral and any credit enhancement for the mortgage certificates.

THE CERTIFICATES

          Each certificate of a series will represent an ownership interest in a trust or in specified monthly payments with respect to that trust. A series of certificates will include one or more classes. A class of certificates will be entitled, to the extent of funds available, to receive distributions from collections on the related mortgage loans and, to the extent specified in the related prospectus supplement, from any credit enhancements described in this prospectus.

INTEREST DISTRIBUTIONS

          For each series of certificates, interest on the related mortgage loans at the weighted average of their mortgage interest rates (net of servicing fees and certain other amounts as described in this prospectus or in the applicable prospectus supplement), will be passed through to holders of the related classes of certificates in accordance with the particular terms of each class of certificates. The terms of each class of certificates will be described in the related prospectus supplement. See "Description of
Certificates--Distributions--Interest."

          Interest will accrue at the pass-through rate for each class indicated
in the applicable prospectus supplement on its outstanding class balance or notional amount.

PRINCIPAL DISTRIBUTIONS

          For a series of certificates, principal payments (including prepayments) on the related mortgage loans will be passed through to holders of the related certificates or otherwise applied in accordance with the related pooling and servicing agreement on each distribution date. Principal distributions will be allocated among the classes of certificates of a series in the manner specified in the applicable prospectus supplement. See "Description of Certificates--Distributions--Principal."

DISTRIBUTION DATES

          Distributions on the certificates will be made on the dates specified in the related prospectus supplement.

          Distributions on certificates may be made monthly, quarterly or semi-annually, as specified in the prospectus supplement.

RECORD DATES

          Distributions will be made on each distribution date to
certificateholders of record at the close of business on the last business day of the month preceding the month in which the distribution date occurs or on another date specified in the applicable prospectus supplement.

CREDIT ENHANCEMENT

SUBORDINATION

          A series of certificates may include one or more classes of senior certificates and one or more classes of subordinate certificates. The rights of the holders of subordinate certificates of a series to receive distributions will be subordinated to the rights of the holders of the senior certificates of the same series to the extent and in the manner specified in the applicable prospectus supplement.

          Subordination is intended to enhance the likelihood of the timely receipt by the senior certificateholders of their proportionate share of scheduled monthly principal and interest payments on the related mortgage loans and to protect them from losses. This protection will be effected by:

          o    the preferential right of the senior certificateholders to receive, prior to any distribution being made in respect of the related subordinated certificates on each distribution date, current distributions of principal and interest due them on each distribution date out of the funds available for distributions on the distribution date;

          o    the right of the senior certificateholders to receive future distributions on the

               mortgage loans that would otherwise have been payable to the subordinate certificateholders;

          o    the prior allocation to the subordinate certificates of all or a portion of losses realized on the underlying mortgage loans;
                and/or

          o    any other method specified in the related prospectus supplement.

          However, subordination does not provide full assurance that there will be no losses on the senior certificates.

OTHER TYPES OF CREDIT ENHANCEMENT

          If specified in the applicable prospectus supplement, the certificates of any series, or any one or more classes of a series, may be entitled to the benefits of one or more of the following types of credit enhancement:

          o    subordination;

          o    limited guarantee;

          o    financial guaranty insurance policy or surety bond;

          o    letter of credit;

          o    mortgage pool insurance policy;

          o    special hazard insurance policy;

          o    mortgagor bankruptcy bond;

          o    reserve fund;

          o    cross-collateralization;

          o    overcollateralization;

          o    excess interest;

          o    cash flow agreements;

          o    fraud waiver; or

          o    FHA insurance or a VA guarantee.

          See  "Credit Enhancement."

ADVANCES OF DELINQUENT PAYMENTS

          If specified in the related prospectus supplement, the servicers may be obligated to advance amounts corresponding to delinquent principal and interest payments on the mortgage loans until the first day of the month following the date on which the related mortgaged property is sold at a foreclosure sale or the related mortgage loan is otherwise liquidated, or until any other time as specified in the related prospectus supplement, unless determined to be non-recoverable.

          If specified in the related prospectus supplements, the master servicer, the trustee or another entity may be required to make advances from its own funds if the servicers fail to do so, unless the master servicer, the trustee or such other entity, as the case may be, determines that it will not be able to recover those amounts from future payments on the mortgage loan.
Advances will be reimbursable to the extent described in this prospectus and in the related prospectus supplement.

          See "The Pooling and Servicing Agreement--Periodic Advances and
Servicing Advances."

FORMS OF CERTIFICATES

          The certificates will be issued either:

          o    in book-entry form through the facilities of DTC; or

          o    in definitive, fully-registered, certificated form.

          If you own certificates in book-entry form, you will not receive a physical certificate representing your ownership interest in the book-entry certificates, except under extraordinary circumstances. Instead, DTC will effect payments and transfers by means of its electronic recordkeeping services, acting through certain participating organizations including Clearstream and Euroclear.
This may result in certain delays in your receipt of distributions and may restrict your ability to pledge your certificates. Your rights relating to your book-entry certificates generally may be exercised only through DTC and its participating organizations including Clearstream and Euroclear.

          See "Description of the Certificates--Book-entry Form."

OPTIONAL TERMINATION

          If specified in the prospectus supplement for a series, the depositor or another party specified in the applicable prospectus supplement may purchase all or a part of the mortgage loans in the related trust and any property acquired in connection with those mortgage loans. Any purchase must be made in the manner and at the price specified under "The Pooling and Servicing
Agreement--Termination; Repurchase of Mortgage Loans and Mortgage Certificates."

          If an election is made to treat the related trust estate (or one or more segregated pools of assets in the trust estate) as one or more "real estate mortgage investment conduits," any optional purchase will be permitted only pursuant to a "qualified liquidation," as defined under Section 860F(a)(4)(A) of the Internal Revenue Code of 1986, as amended.

          Exercise of the right of purchase will cause the early retirement of some or all of the certificates of that series.

          See "Prepayment and Yield Considerations."

TAX STATUS

          The treatment of the certificates for federal income tax purposes will depend on:

          o    whether one or more REMIC elections are made for a series of certificates;

          o    if one or more REMIC elections are made, whether the certificates are regular interests or residual interests; and

          o    whether the certificates are interests in a trust treated as a grantor trust

          If one or more REMIC elections are made, certificates that are regular interests will be treated as newly issued debt instruments of the REMIC and must be accounted for under an accrual method of accounting. Certificates that are residual interests are not treated as debt instruments, but rather must be treated according to the rules prescribed in the Internal Revenue Code for REMIC residual interests, including restrictions on transfer and the reporting of net income or loss of the REMIC, including the possibility of a holder of such certificate having taxable income without a corresponding distribution of cash to pay taxes currently due.

          See "Federal Income Tax Consequences."

BENEFIT PLAN CONSIDERATIONS

          If you are a fiduciary or other person acting on behalf of any employee benefit plan or other retirement plan or arrangement subject to Title I of ERISA, Section 4975 of the Internal Revenue Code or similar law, you should carefully review with your legal counsel whether the purchase or holding of certificates could give rise to a transaction prohibited or otherwise impermissible under these laws.

          Certain classes of certificates may not be transferred unless the trustee is furnished with a letter of representation or an opinion of counsel to the effect that the transfer will not result in a violation of the prohibited transaction provisions of ERISA or the Internal Revenue Code and will not subject the trustee, the depositor, the sponsor, any servicers or the master servicer to additional obligations.

          See "Benefit Plan Considerations."

LEGAL INVESTMENT

          The applicable prospectus supplement will specify whether the class or classes of certificates offered will constitute "mortgage related securities"
for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as
amended. If your investment authority is subject to legal restrictions you should consult your own legal advisors to determine whether and to what extent the certificates constitute legal investments for you.

          See "Legal Investment Considerations" in this prospectus.

RATING

          Certificates of any series will not be offered by this prospectus and a prospectus supplement unless each class offered is rated in one of the four highest rating categories by at least one nationally recognized statistical rating organization.

          o    A security rating is not a recommendation to buy, sell or hold the certificates of any series and is subject to revision or withdrawal at any time by the assigning rating agency.

          o    Ratings do not address the effect of prepayments on the yield you may anticipate when you purchase your certificates.

                                  RISK FACTORS

          Before making an investment decision, you should carefully consider the following risk factors and the risk factors discussed in the related prospectus supplement.

LIMITED SOURCE OF PAYMENTS - NO RECOURSE TO DEPOSITOR, SPONSOR, MASTER SERVICER
OR TRUSTEE

          Except for any related insurance policies and any reserve fund or credit enhancement described in the applicable prospectus supplement:

          o    the mortgage loans or mortgage certificates included in the related trust will be the sole source of payments on the
                certificates of a series;

          o    the certificates of any series will not represent an interest in or obligation of the depositor, the sponsor, any originator, the master servicer, the trustee or any of their affiliates; and

          o    except to the extent described in the related prospectus
                supplement, neither the certificates of any series nor the related mortgage loans will be guaranteed or insured by any governmental agency or instrumentality, the depositor, the sponsor, any originator, the master servicer, the trustee, any of their affiliates or any other person.

          Consequently, if payments on the mortgage loans underlying your series of certificates are insufficient or otherwise unavailable to make all payments required on your certificates, there will be no recourse to the depositor, the sponsor, the master servicer, the trustee or any of their affiliates or, except as specified in the applicable prospectus supplement, any other entity.

LIMITED LIQUIDITY FOR CERTIFICATES MAY AFFECT YOUR ABILITY TO RESELL
CERTIFICATES

          The liquidity of your certificates may be limited. You should consider that:

          o    a secondary market for the certificates of any series may not develop, or if it does, it may not provide you with liquidity of investment or it may not continue for the life of the
                certificates of any series;

          o    the prospectus supplement for any series of certificates may indicate that an underwriter intends to establish a secondary market in those certificates, but no underwriter will be
                obligated to do so; and

          o    unless specified in the applicable prospectus supplement, the certificates will not be listed on any securities exchange.

          As a result, you may not be able to sell your certificates or you may not be able to sell your certificates at a high enough price to produce your desired return on investment.

          The secondary market for mortgage-backed securities has experienced periods of illiquidity and can be expected to do so in the future. Illiquidity can have a severely adverse effect on the prices of certificates that are especially sensitive to prepayment, credit, or interest rate risk (such as certificates that receive only payments of principal or interest or subordinate certificates), or that have been structured to meet the investment requirements of limited categories of investors.

CERTAIN CERTIFICATES MAY NOT BE APPROPRIATE FOR INDIVIDUAL INVESTORS

          If you are an individual investor who does not have sufficient resources or expertise to evaluate the particular characteristics of a class of certificates, certain certificates of a series may not be an appropriate investment for you. This may be the case because, among other things:

          o    if you purchase your certificates at a price other than par, your yield to maturity will be sensitive to the uncertain rate and timing of principal prepayments on the applicable mortgage loans;

          o    the rate of principal distributions on, and the weighted average lives of, the certificates will be sensitive to the uncertain rate and timing of principal prepayments on the applicable mortgage loans and the priority of principal distributions among the classes of certificates. Because of this, the certificates may be inappropriate investments for you if you require a
                distribution of a particular amount of principal on a specific date or an otherwise predictable stream of distributions;

          o    you may not be able to reinvest amounts distributed relating to principal on your certificates (which distributions, in general, are expected to be greater during periods of relatively low interest rates) at a rate at least as high as the applicable pass-through rate or your expected yield;

          o    a secondary market for the certificates may not develop or provide you with liquidity of investment; and

          o    you must pay tax on any interest or original issue discount in the year it accrues, even if the cash is paid to you in a
                different year.

          If you are an individual investor considering the purchase of a certificate of a series, you should also carefully consider the other risk factors discussed in this prospectus and in the applicable prospectus supplement.

CREDIT ENHANCEMENT IS LIMITED IN AMOUNT AND COVERAGE

          Credit enhancement for a series of certificates may be provided in limited amounts to cover certain types of losses on the underlying mortgage loans. Under certain circumstances, credit enhancement may be provided only for one or more classes of certificates of a series.

          Credit enhancement will be provided in one or more of the forms referred to in this prospectus, including, but not limited to:

          o    subordination;

          o    limited guarantee;

          o    financial guaranty insurance policy or surety bond;

          o    letter of credit;

          o    mortgage pool insurance policy;

          o    special hazard insurance policy;

          o    mortgagor bankruptcy bond;

          o    reserve fund;

          o    cross-collateralization;

          o    overcollateralization;

          o    excess interest;

          o    cash flow agreements;

          o    fraud waiver; or

          o    FHA insurance or a VA guarantee.

See "Credit Enhancement."

          Regardless of the form of credit enhancement provided:

          o    the amount of coverage will be limited in amount and in most cases will be subject to periodic reduction in accordance with a schedule or formula; and

          o    the credit enhancement may provide only very limited coverage as to certain types of losses, and may provide no coverage as to certain other types of losses.

          If losses exceed the amount of coverage provided by any credit enhancement or losses of a type not covered by any credit enhancement occur, the losses will be borne by the holders of specified classes of the related certificates.

          None of the depositor, the sponsor or any of their affiliates will have any obligation to replace or supplement any credit enhancement, or to take any other action to maintain any rating of any class of certificates.

          See "Credit Enhancement."

THE RATINGS OF YOUR CERTIFICATES MAY BE LOWERED OR WITHDRAWN
WHICH MAY ADVERSELY AFFECT THE LIQUIDITY OR MARKET VALUE OF
YOUR CERTIFICATES

          It is a condition to the issuance of the certificates that they be rated in one of the four highest rating categories by at least one nationally recognized statistical rating organization. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time. No person is obligated to maintain the rating on any certificate, and accordingly, there can be no assurance to you that the ratings assigned to any certificate on the date on which the certificate is originally issued will not be lowered or withdrawn by a rating agency at any time thereafter. The rating(s) of any series of certificates by any applicable rating agency may be lowered following the initial issuance of the certificates as a result of the downgrading of the obligations of any applicable credit support provider, or as a result of losses on the related mortgage loans in excess of the levels contemplated by the rating agency at the time of its initial rating analysis. Neither the depositor nor the sponsor nor any of their respective affiliates will have any obligations to replace or supplement any credit support, or to take any other action to maintain any rating(s) of any series of certificates. If any rating is revised or withdrawn, the liquidity or the market value of your certificate may be adversely affected.

REAL ESTATE MARKET CONDITIONS MAY AFFECT MORTGAGE LOAN PERFORMANCE

          An investment in securities such as the certificates, which generally represent interests in pools of residential mortgage loans, may be affected by a decline in real estate values and changes in the mortgagor's financial condition. There is no assurance that the values of the mortgaged properties securing the mortgage loans underlying any series of certificates have remained or will remain at their levels on the dates of origination of the related mortgage loans.

          Delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry or in the sponsor's prior securitizations involving the depositor, if the residential real estate market experiences an overall decline in property values large enough to cause the outstanding balance of the mortgage loans in a trust and any secondary financing on the mortgaged properties to become equal to or greater than the value of the mortgaged properties.

          If losses on mortgage loans underlying a series are not covered by credit enhancement, certificateholders of the series will bear all risk of loss resulting from default by mortgagors and will have to look primarily to the value of the mortgaged properties for recovery of the outstanding principal and unpaid interest on the defaulted mortgage loans. See "The Trust Estates--The
Mortgage Loans."

GEOGRAPHIC CONCENTRATION MAY INCREASE RATES OF LOSS AND DELINQUENCY

          The mortgage loans underlying certain series of certificates may be concentrated in certain regions. Any concentration may present risk considerations in addition to those generally present for similar mortgage-backed securities without a concentration in a particular region.
Certain geographic regions of the United States from time to time will experience weaker regional economic conditions and housing markets or be directly or indirectly affected by natural disasters or civil disturbances such as earthquakes, hurricanes, floods, eruptions or riots. Mortgage loans in affected areas will experience higher rates of loss and delinquency than on mortgage loans generally. Although mortgaged properties located in certain identified flood zones will be required to be covered, to the maximum extent available, by flood insurance, as described under "The Pooling and Servicing
Agreement--Insurance Policies," no mortgaged properties will be required to be insured otherwise against earthquake damage or any other loss not covered by standard insurance policies, as described under "The Pooling and Servicing
Agreement--Insurance Policies."

          The ability of mortgagors to make payments on the mortgage loans may also be affected by factors that do not necessarily affect property values, such as adverse economic conditions generally, in particular geographic areas or industries, or affecting particular segments of the borrowing community, such as mortgagors relying on commission income and self-employed mortgagors. These factors may affect the timely payment by mortgagors of scheduled payments of principal and interest on the mortgage loans and, accordingly, the actual rates of delinquencies, foreclosures and losses with respect to any trust.

          See the related prospectus supplement for further information regarding the geographic concentration of the mortgage loans underlying the certificates of any series.

GENERAL ECONOMIC CONDITIONS MAY INCREASE RISK OF LOSS

          Adverse economic conditions generally, in particular geographic areas or industries, or affecting particular segments of the borrowing community (such as mortgagors relying on commission income and self-employed mortgagors) and other factors which may or may not affect real property values (including the purposes for which the mortgage loans were made and the uses of the mortgaged properties) may affect the timely payment by mortgagors of scheduled payments of principal and interest on the mortgage loans and, accordingly, the actual rates of delinquencies, foreclosures and losses on the mortgage loans. If these losses are not covered by the applicable credit enhancement, certificateholders of the series evidencing interests in the related trust will bear all risk of loss resulting from default by mortgagors and will have to look primarily to the value of the mortgaged properties for recovery of the outstanding principal and unpaid interest on the defaulted mortgage loans.

COLLATERAL SECURING COOPERATIVE LOANS MAY DIMINISH IN VALUE

          If specified in the related prospectus supplement, certain of the mortgage loans may be cooperative loans. In a cooperative loan, a tenant-stockholder's ownership interest in the cooperative and accompanying rights is financed through a cooperative share loan and secured by a security interest in the occupancy agreement or proprietary lease and in the related cooperative shares. There are certain risks that differentiate cooperative loans from other types of mortgage loans. Ordinarily, the cooperative incurs a blanket mortgage in connection with the construction or purchase of the cooperative's apartment building and the underlying land. The interests of the individual occupants under proprietary leases or occupancy agreements to which the cooperative is a party are generally subordinate to the interest of the holder of the blanket mortgage. If the cooperative is unable to meet the payment obligations arising under its blanket mortgage, the mortgagee holding the blanket mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements. In addition, the blanket mortgage on a cooperative may provide financing in the form of a mortgage that does not fully amortize, with a significant portion of principal being due in one lump sum at final maturity. The inability of the cooperative to refinance this mortgage, and its consequent inability to make such final payment, could lead to foreclosure by the mortgagee providing the financing. A foreclosure in either event by the holder of the blanket mortgage could eliminate or significantly diminish the value of the collateral securing the cooperative loans.

LEASEHOLDS MAY BE SUBJECT TO DEFAULT RISK ON THE UNDERLYING LEASE

          If specified in the related prospectus supplement, certain of the mortgage loans may be secured by leasehold mortgages. Leasehold mortgages are subject to certain risks not associated with mortgage loans secured by a fee estate of the mortgagor. The most significant of these risks is that the ground lease creating the leasehold estate could terminate, leaving the leasehold mortgagee without its security. The ground lease may terminate, if, among other reasons, the ground lessee breaches or defaults in its obligations under the ground lease or there is a bankruptcy of the ground lessee or the ground lessor.
Any leasehold mortgages underlying a series of certificates will contain provisions protective of the mortgagee, as described under "The Trust
Estates--The Mortgage Loans," such as the right of the leasehold mortgagee to receive notices from the ground lessor of any defaults by the mortgagor and to cure those defaults, with adequate cure periods; if a default is not susceptible of cure by the leasehold mortgagee, the right to acquire the leasehold estate through foreclosure or otherwise; the ability of the ground lease to be assigned to and by the leasehold mortgagee or purchaser at a foreclosure sale and for the simultaneous release of the ground lessee's liabilities under the new lease; and
the right of the leasehold mortgagee to enter into a new ground lease with the ground lessor on the same terms and conditions as the old ground lease upon a termination.

YIELDS OF CERTIFICATES SENSITIVE TO RATE AND TIMING OF PRINCIPAL PREPAYMENT

          The yield on the certificates of each series will depend in part on the rate and timing of principal payment on the mortgage loans, including prepayments, liquidations due to defaults and mortgage loan repurchases. Your yield may be adversely affected, depending upon whether a particular certificate is purchased at a premium or a discount, by a higher or lower than anticipated rate of prepayments on the related mortgage loans. In particular:

          o    the yield on classes of certificates entitling their holders primarily or exclusively to payments of interest, such as
                interest only certificates, or primarily or exclusively to payments of principal, such as principal only certificates, will be extremely sensitive to the rate and timing of prepayments on the related mortgage loans; and

          o    the yield on certain other classes of certificates, such as companion certificates, may be relatively more sensitive to the rate and timing of prepayments of specified mortgage loans than other classes of certificates.

          The rate and timing of prepayments on mortgage loans is influenced by a number of factors, including but not limited to:

          o    prevailing mortgage market interest rates;

          o    local and national economic conditions;

          o    homeowner mobility; and

          o    the ability of the borrower to obtain refinancing.

          If you are purchasing certificates at a discount, and specifically if you are purchasing principal only certificates, you should consider the risk that if principal payments on the mortgage loans, or, in the case of any ratio strip certificates, the related mortgage loans, occur at a rate lower than you expected, your yield will be lower than

you expected. Further information relating to yield on those certificates will be included in the applicable prospectus supplement, including a table demonstrating the particular sensitivity of any class of principal only certificates to the rate of prepayments.

          If you are purchasing certificates at a premium, or are purchasing an interest only certificate, you should consider the risk that if principal payments on the mortgage loans or, in the case of any interest only certificates entitled to a portion of interest paid on certain mortgage loans with higher mortgage interest rate, those mortgage loans, occur at a rate faster than you expected, your yield may be lower than you expected. If you are purchasing interest only certificates, you should consider the risk that a rapid rate of principal payments on the applicable mortgage loans could result in your failure to recover your initial investment. Further information relating to yield on those certificates will be included in the applicable prospectus supplement, including, in the case of interest only certificates that are extremely sensitive to principal prepayments, a table demonstrating the particular sensitivity of those interest only certificates to the rate of prepayments.

          If you are purchasing any inverse floating rate certificates, you should also consider the risk that a high rate of the applicable index may result in a lower actual yield than you expected or a negative yield. In particular, you should consider the risk that high constant rates of the applicable index or high constant prepayment rates on the mortgage loans may result in the failure to recover your initial investment. Further information relating to yield on those certificates will be included in the applicable prospectus supplement, including a table demonstrating the particular sensitivity of those certificates to the rate of prepayments on the mortgage loans and changes in the applicable index.

TIMING OF PREPAYMENTS ON THE MORTGAGE LOANS MAY RESULT IN
INTEREST SHORTFALLS ON THE CERTIFICATES

          When a mortgage loan is prepaid in full, the mortgagor pays interest on the amount prepaid only to the date of prepayment. Liquidation proceeds and amounts received in settlement of insurance claims are also likely to include interest only to the time of payment or settlement. When a mortgage loan is prepaid in full or in part, an interest shortfall may result depending on the timing of the receipt of the prepayment and the timing of when those prepayments are passed through to certificateholders. To partially mitigate this reduction in yield, the pooling and servicing agreement and/or underlying servicing agreements relating to a series may provide, to the extent specified in the applicable prospectus supplement, that for specified types of principal prepayments received, the applicable servicer or the master servicer will be obligated, on or before each distribution date, to pay an amount equal to the lesser of (i) the aggregate interest shortfall with respect to the distribution date resulting from those principal prepayments by mortgagors and (ii) all or a portion of the servicer's or the master servicer's, as applicable, servicing compensation for the distribution date as specified in the applicable prospectus supplement or other mechanisms specified in the applicable prospectus supplement. To the extent these shortfalls from the mortgage loans are not covered by the amount of compensating interest or other mechanisms specified in the applicable prospectus supplement, they will be allocated among the classes of interest bearing certificates as described in the related prospectus supplement under "Description of the Certificates -- Interest." No comparable interest shortfall coverage will be provided by the servicer or the master servicer with respect to liquidations of any mortgage loans. Any interest shortfall arising from liquidations will be covered by means of the subordination of the rights of subordinate certificateholders or any other credit support arrangements described in this prospectus.

EXERCISE OF RIGHTS UNDER SPECIAL SERVICING AGREEMENTS MAY BE
ADVERSE TO OTHER CERTIFICATEHOLDERS

          The pooling and servicing agreement for a series will permit a servicer to enter into a special servicing agreement with an unaffiliated holder of a class of subordinate certificates or a class of securities backed by a class of subordinate certificates, pursuant to which the holder may instruct the servicer to commence or delay foreclosure proceedings with respect to delinquent mortgage loans. This right is intended to permit the holder of a class of certificates that is highly sensitive to losses on the mortgage loans to attempt to mitigate losses by exercising limited power of direction over servicing activities which accelerate or delay realization of losses on the mortgage loans. Such directions may, however, be adverse to the interest of those classes of senior certificates that are more sensitive to prepayments than to losses on the mortgage loans. In particular, accelerating foreclosure will adversely affect the yield to maturity on interest only certificates, while delaying foreclosure will adversely affect the yield to maturity of principal only certificates.

SPECIAL POWERS OF THE FDIC IN THE EVENT OF INSOLVENCY OF THE SPONSOR
COULD DELAY OR REDUCE DISTRIBUTIONS ON THE CERTIFICATES

          The mortgage loans will be originated or acquired by the sponsor, a national bank whose deposits are insured to the applicable limits by the FDIC.
If the sponsor becomes insolvent, is in an unsound condition or engages in violations of its bylaws or regulations applicable to it or if similar circumstances occur, the FDIC could act as conservator and, if a receiver were appointed, would act as a receiver for the sponsor. As receiver, the FDIC would have broad powers to:

          o    require the trust, as assignee of the depositor, to go through an administrative claims procedure to establish its rights to payments collected on the mortgage loans; or

          o    request a stay of proceedings to liquidate claims or otherwise enforce contractual and legal remedies against the sponsor, or

          o    if the sponsor is a servicer for a series of certificates, repudiate without compensation the sponsor's ongoing servicing obligations under the pooling and servicing agreement, such as its duty to collect and remit payments or otherwise service the mortgage loans; or

          o    prevent the appointment of a successor servicer; or

          o    alter the terms on which the sponsor continues to service the mortgage loans, including the amount or the priority of the fees paid to the sponsor as servicer.

          If the FDIC were to take any of those actions, distributions on the certificates could be accelerated, delayed or reduced and you may suffer losses.

          By statute, the FDIC as conservator or receiver of the sponsor is authorized to repudiate any "contract" of the sponsor upon payment of "actual direct compensatory damages." This authority may be interpreted by the FDIC to permit it to repudiate the transfer of the mortgage loans to the depositor.
Under an FDIC regulation, however, the FDIC as conservator or receiver of a bank has stated that it will not reclaim, recover or recharacterize a bank's transfer of financial assets in connection with a securitization or participation, provided that the transfer meets all conditions for sale accounting treatment under generally accepted accounting principles, other than the "legal isolation"
condition as it applies to institutions for which the FDIC may be appointed as conservator or receiver, was made for adequate consideration and was not made fraudulently, in contemplation of insolvency, or with the intent to hinder, delay or defraud the bank or its creditors. For purposes of the FDIC regulation, the term securitization means, as relevant, the issuance by a special purpose entity of beneficial interests the most senior class of which at time of issuance is rated in one of the four highest categories assigned to long-term debt or in an equivalent short-term category (within either of which there may be sub-categories or gradations indicating relative standing) by one or more nationally recognized statistical rating organizations. A special purpose entity, as the term is used in the regulation, means a trust, corporation, or other entity demonstrably distinct from the insured depository institution that is primarily engaged in acquiring and holding (or transferring to another special purpose entity) financial assets, and in activities related or incidental to these actions, in connection with the issuance by the special purpose entity (or by another special purpose entity that acquires financial assets directly or indirectly from the special purpose entity) of beneficial interests. The transactions contemplated by this prospectus and the related prospectus supplement will be structured so that this FDIC regulation should apply to the transfer of the mortgage loans from the sponsor to the depositor.

          If a condition required under the FDIC regulation, or other statutory or regulatory requirement applicable to the transaction, were found not to have been satisfied, the FDIC as conservator or receiver might refuse to recognize the sponsor's transfer of the mortgage loans to the depositor. In that event the depositor could be limited to seeking recovery based upon its security interest in the mortgage loans. The FDIC's statutory authority has been interpreted by the FDIC and at least one court to permit the repudiation of a security interest upon payment of actual direct compensatory damages measured as of the date of conservatorship or receivership. These damages do not include damages for lost profits or opportunity, and no damages would be paid for the period between the date of

conservatorship or receivership and the date of repudiation. As a result, you may suffer losses. The FDIC could delay its decision whether to recognize the sponsor's transfer of the mortgage loans for a reasonable period following its appointment as conservator or receiver for the sponsor. If the FDIC were to refuse to recognize the sponsor's transfer of the mortgage loans, distributions on the certificates could be accelerated, delayed or reduced.

          If specified in the applicable prospectus supplement, the sponsor will also act as servicer of the mortgage loans. If the FDIC acted as receiver for the sponsor after the sponsor's insolvency, the FDIC could prevent the termination of the sponsor as servicer of the mortgage loans, even if a contractual basis for termination exists. This inability to terminate the sponsor as servicer could result in a delay or possibly a reduction in distributions on the certificates to the extent the sponsor received, but did not remit to the trustee, mortgage loan collections received by the sponsor before the date of insolvency or if the sponsor failed to make any required advances.

          Certain banking laws and regulations may apply not only to the sponsor but to its subsidiaries as well. Arguments can also be made that the FDIC's rights and powers extend to the depositor, the sponsor and the issuing entity and that, as a consequence, the FDIC could repudiate or otherwise directly affect the rights of the certificate holders under the transaction documents. If the FDIC were to take this position, delays or reductions on payments to certificate holders could occur.

INSOLVENCY OF THE DEPOSITOR MAY DELAY OR REDUCE COLLECTIONS
ON MORTGAGE LOANS

          Neither the United States Bankruptcy Code nor similar applicable state laws prohibit the depositor from filing a voluntary application for relief under these laws. However, the transactions contemplated by this prospectus and the related prospectus supplement will be structured so that the voluntary or involuntary application for relief under the bankruptcy laws by the depositor is unlikely. The depositor is a separate, limited purpose subsidiary, the certificate of incorporation of which contains limitations on the nature of the depositor's business, including the ability to incur debt other than debt associated with the transactions contemplated by this prospectus, and restrictions on the ability of the depositor to commence voluntary or involuntary cases or proceedings under bankruptcy laws without the prior unanimous affirmative vote of all its directors (who are required to consider the interests of the depositor's creditors, rather than the depositor's stockholders, in connection with the filing of a voluntary application for relief under applicable insolvency laws). Further, the transfer of the mortgage loans to the related trust will be structured so that the trustee has no recourse to the depositor, other than for breaches or representations and warranties about the mortgage loans.

          If the depositor were to become the subject of a proceeding under the bankruptcy laws, a court could conclude that the transfer of the mortgage loans from the depositor to the trust should not be characterized as an absolute transfer, and accordingly, that the mortgage loans should be included as part of the depositor's estate. Under these circumstances, the bankruptcy proceeding could delay or reduce distributions on the certificates. In addition, a bankruptcy proceeding could result in the temporary disruption of distributions on the certificates.

OWNERS OF BOOK-ENTRY CERTIFICATES ARE NOT ENTITLED TO EXERCISE
RIGHTS OF HOLDERS OF CERTIFICATES

          If so provided in a prospectus supplement, one or more classes of certificates of a series may be issued in book-entry form. These book-entry certificates will be represented initially by one or more certificates registered in the name of Cede & Co., the nominee for The Depository Trust
Company, and will not be registered in the names of the owners or their nominees. As a result, unless definitive Certificates are issued, owners of beneficial interests in certificates will not be recognized by the trustee as
"certificateholders" under the related pooling and servicing agreement. If you own book-entry certificates, you will not be able to exercise the rights of a certificateholder directly and must act indirectly through The Depository Trust
Company and its participating organizations. See "Description of
Certificates--Book-entry Form."

BOOK-ENTRY SYSTEM FOR CERTAIN CLASSES OF CERTIFICATES MAY DECREASE
LIQUIDITY AND DELAY PAYMENT

          Because transactions in the classes of book-entry certificates of any series generally can be effected only through DTC, DTC participants and indirect
DTC participants:

          o    your ability to pledge book-entry certificates to someone who does not participate in the DTC system, or to otherwise take action relating to your book-entry certificates, may be limited due to the lack of a physical certificate;

          o    you may experience delays in your receipt of payments on
                book-entry certificates because distributions will be made by the trustee, or a paying agent on behalf of the trustee, to Cede &
                Co., as nominee for DTC, rather than directly to you; and

          o    you may experience delays in your receipt of payments on
                book-entry certificates in the event of misapplication of
                payments by DTC, DTC participants or indirect DTC participants or bankruptcy or insolvency of those entities and your recourse will be limited to your remedies against those entities.

          See "Description of the Certificates--Book-entry Form."

CASH FLOW AGREEMENTS AND EXTERNAL CREDIT ENHANCEMENTS ARE
SUBJECT TO COUNTERPARTY RISK

          The assets of a trust may, if specified in the related prospectus supplement, include cash flow agreements such as swap, cap, floor or similar agreements which will require a counterparty to the trust (or the trustee acting on behalf of the trust) to make payments to the trust under the circumstances described in the prospectus supplement. If payments on the certificates of the related series depend in part on payments to be received under this type of agreement, the ability of the trust to make payments on the certificates will be subject to the credit risk of the provider of the agreement.

          In addition, the ratings assigned to the certificates of a series may depend in part on the ratings assigned to the provider of certain types of external credit enhancement, such as a mortgage pool insurance policy, surety bond, financial guaranty insurance policy or limited guarantee. Any reduction in the ratings assigned to the provider of one of these types of external credit enhancement could result in the reduction of the ratings assigned to the certificates of the series. A reduction in the ratings assigned to the certificates of a series is likely to affect adversely the liquidity and market value of the certificates.

AMOUNTS RECEIVED FROM AN AUCTION AND A RELATED SWAP
AGREEMENT MAY BE INSUFFICIENT TO ASSURE COMPLETION OF
THE AUCTION

          If specified in the prospectus supplement for a series, one or more classes of certificates may be subject to a mandatory auction. If you hold a class of certificates subject to a mandatory auction, on the distribution date specified in the related prospectus supplement for the auction your certificate will be transferred to successful auction bidders, thereby ending your investment in that certificate. If the class balance of your class of auction certificates plus, if applicable, accrued interest, after application of all distributions and realized losses on the distribution date of the auction, is greater than the amount received in the auction, a counterparty will be obligated, pursuant to a swap agreement, to pay the amount of that difference to the administrator of the auction for distribution to the holders of the class of auction certificates. Auction bidders will be permitted to bid for all or a portion of a class of auction certificates. If the counterparty under the swap agreement defaults on its obligations, no bids for all or a portion of a class of auction certificates will be accepted unless the amount of the bids are equal to the class balance of a class of auction certificates plus, if applicable, accrued interest, after application of all distributions and realized losses on the distribution date of the auction (or a pro rata portion of this price). If the counterparty under the swap agreement defaults and no bids for a class or portion of a class of auction certificates are accepted, or there are no bids for the class or portion of the class, all or a portion of the certificates of the class will not be transferred to auction bidders. In the event this happens, you will retain the non-transferred portion of your certificates after the distribution date for the auction.

          See "Description of the Certificates--Mandatory Auction of the Auction
Certificates" in this prospectus.

SERVICING TRANSFER FOLLOWING EVENT OF DEFAULT MAY RESULT IN
PAYMENT DELAYS OR LOSSES

          Following the occurrence of an event of default under a pooling and servicing agreement, the trustee for the related series may, in its discretion or pursuant to direction from certificateholders, remove the defaulting master servicer or servicer and succeed to its responsibilities, or may petition a court to appoint a successor master servicer or servicer. The trustee or the successor master servicer or servicer will be entitlted to reimbursement of its costs of effecting the servicing transfer from the predecessor master servicer or servicer, or from the assets of the related trust if the predecessor fails to pay. In the event that reimbursement to the trustee or the successor master servicer or servicer is made from trust assets, the resulting shortfall will be borne by holders of the related certificates, to the extent not covered by any applicable credit support. In addition, during the pendency of a servicing transfer or for some time thereafter, mortgagors of the related mortgage loans may delay making their monthly payments or may inadvertently continue making payments to the predecessor servicer, potentially resulting in delays in distributions on the related certificates.

EFFECTS OF FAILURE TO COMPLY WITH CONSUMER PROTECTION LAWS

          There are various federal and state laws, public policies and principles of equity that protect consumers. Among other things, these laws, policies and principles:

          o    regulate interest rates and other charges;

          o    require certain disclosures;

          o    require licensing of mortgage loan originators;

          o    limit or prohibit certain mortgage loan features, such as
                prepayment penalties or balloon payments;

          o    prohibit discriminatory or predatory lending practices;

          o    require lenders to provide credit counseling and/or make
                affirmative determinations regarding the borrower's ability to repay the mortgage loan;

          o    regulate the use of consumer credit information; and

          o    regulate debt collection practices.

          Violation of certain provisions of these laws, policies and principles:

          o    may limit a servicer's ability to collect all or part of the principal of or interest on the mortgage loans;

          o    may entitle the borrower to a refund of amounts previously paid;
                and

          o    could subject a servicer to damages and administrative sanctions.

          The depositor will generally be required to repurchase any mortgage loan which, at the time of origination, did not comply with federal and state laws and regulations. In addition, the sponsor will be required to pay to the depositor, and the depositor will be required to pay to the applicable trust, any costs or damages incurred by the related trust as a result of a violation of these laws or regulations.

INCREASED RISK OF LOSS IF DELINQUENT MORTGAGE LOANS ARE ASSETS OF A TRUST

          A portion of the mortgage loans in a trust may be delinquent when the related certificates are issued. You should consider the risk that the inclusion of delinquent mortgage loans in a trust may cause the rate of defaults and prepayments on the mortgage loans to increase. As a result, the related credit enhancement for those series of certificates may not cover the related losses.

                                THE TRUST ESTATES

GENERAL

          The assets underlying each series of certificates (each, a "TRUST
ESTATE") will be held by the trustee named in the related prospectus supplement
(the "TRUSTEE") for the benefit of the related certificateholders. Each Trust
Estate will consist of a mortgage pool comprised of mortgage loans (the
"MORTGAGE LOANS") and/or mortgage-backed securities (the "MORTGAGE CERTIFICATES"
and, together with the Mortgage Loans, the "MORTGAGE ASSETS") together with payments in respect of the Mortgage Assets and certain accounts, obligations or agreements, in each case as specified in the related prospectus supplement.

          The certificates will be entitled to payment from the assets of the related Trust Estate and will not be entitled to payments in respect of the assets of any other Trust Estate established by the depositor, Banc of America
Funding Corporation.

          The following is a brief description of the Mortgage Assets expected to be included in the Trust Estates. If specific information respecting the
Mortgage Assets is not known at the closing date for a series of certificates, more general information of the nature described below will be provided in the related prospectus supplement, and final specific information will be set forth in a Current Report on Form 8-K to be available to investors on the closing date and to be filed with the Securities and Exchange Commission within fifteen days after the closing date. A schedule of the Mortgage Assets relating to the series will be attached to the pooling and servicing agreement delivered to the Trustee upon delivery of the certificates.

          The Trust Estate will not include the portion of interest on the
Mortgage Loans which constitutes the Fixed Retained Yield, if any. See "The
Pooling and Servicing Agreement--Fixed Retained Yield, Servicing Compensation
and Payment of Expenses."

THE MORTGAGE LOANS

     GENERAL

          The mortgaged properties securing the Mortgage Loans may be located in any one of the fifty states, the District of Columbia, Guam, Puerto Rico or any other territory of the United States.

     PAYMENT PROVISIONS OF THE MORTGAGE LOANS

          The Mortgage Loans in a Trust Estate will have monthly payment dates as set forth in the related prospectus supplement. The payment terms of the
Mortgage Loans to be included in a Trust Estate will be described in the related prospectus supplement and will be one of the following types of mortgage loans:

          a.  Fixed-Rate Loans. If specified in the applicable prospectus supplement, a Trust Estate may contain fixed-rate, fully amortizing
     Mortgage Loans providing for level monthly payments of principal and interest and terms at origination or modification of not more than 40 years. If specified in the applicable prospectus supplement, fixed rates on certain Mortgage Loans may be converted to adjustable rates after origination of these Mortgage Loans and upon the satisfaction of other conditions specified in the applicable prospectus supplement. If specified in the applicable prospectus supplement, the pooling and servicing agreement will require the Depositor or another party identified in the applicable prospectus supplement to repurchase each of these converted
     Mortgage Loans at the price set forth in the applicable prospectus supplement. A Trust Estate

     containing fixed-rate Mortgage Loans may contain convertible Mortgage Loans which have converted from an adjustable interest rate prior to the formation of the Trust Estate and which are subject to no further conversions.

          b.  Adjustable-Rate Loans. If specified in the applicable prospectus supplement, a Trust Estate may contain adjustable-rate, fully amortizing
     Mortgage Loans having an original or modified term to maturity of not more than 40 years with a related mortgage interest rate which generally adjusts initially either one, three or six months, or one, three, five, seven or ten years, subsequent to the initial Due Date, and thereafter at either one-month, six-month, one-year or other intervals over the term of the
     Mortgage Loan to equal the sum of a fixed margin set forth in the related mortgage note (the "GROSS MARGIN") and an index. The applicable prospectus supplement will set forth the relevant index and the highest, lowest and weighted average Gross Margin with respect to the adjustable-rate Mortgage
     Loans in the related Trust Estate. The index will be one of the following:
     one-month, three-month, six-month or one-year LIBOR (an average of the interest rate on one-month, three-month, six-month or one-year dollar-denominated deposits traded between banks in London), CMT (weekly or monthly average yields of U.S. treasury short- and long-term securities, adjusted to a constant maturity), COFI (an index of the weighted average interest rate paid by savings institutions in Nevada, Arizona and
     California), MTA (a one-year average of the monthly average yields of U.S.
     treasury securities) or the Prime Rate (an interest rate charged by banks for short-term loans to their most creditworthy customers). The applicable prospectus supplement will also indicate any periodic or lifetime limitations on the adjustment of any mortgage interest rate.

          If specified in the applicable prospectus supplement, adjustable rates on certain Mortgage Loans may be converted to fixed rates generally on the first, second or third adjustment date after origination of those Mortgage Loans at the option of the mortgagor. If specified in the applicable prospectus supplement, the Depositor or another party specified in the applicable prospectus supplement will generally be required to repurchase each of these converted Mortgage Loans at the price set forth in the applicable prospectus supplement. A Trust Estate containing adjustable-rate Mortgage Loans may contain convertible Mortgage Loans which have converted from a fixed interest rate prior to the formation of the Trust Estate.

          If specified in the applicable prospectus supplement, a Trust Estate may contain adjustable-rate Mortgage Loans with original terms to maturity of not more than 40 years and flexible payment options ("OPTION ARM MORTGAGE
LOANS"). The initial required monthly payment is fully amortizing based on the initial mortgage interest rate (which may be a rate that is less than the sum of the applicable index at origination and the Gross Margin specified in the related mortgage). After an introductory period of either one or three months, the borrower may select from up to four payment options each month: (i) a monthly payment of principal and interest sufficient to fully amortize the mortgage loan based on the remaining scheduled term of the loan, (ii) a monthly payment of principal and interest sufficient to fully amortize the mortgage loan over the remaining term based on a term of 15 years from the date of the first scheduled payment on the mortgage loan (this option ceases to be available when the mortgage loan has been paid to its 16th year), (iii) an interest only payment that would cover solely the amount of interest that accrued during the previous month (this option is only available if it would exceed the minimum payment option for the month), or (iv) a minimum payment equal to either (a) the initial monthly payment, (b) the monthly payment as of the most recent annual adjustment date, or (c) the monthly payment as of the most recent automatic adjustment, whichever is most recent. The minimum payment adjusts annually after the first payment date but is subject to a payment cap which limits any increase or decrease to no more than 7.5% of the previous year's minimum payment amount.
In addition, the minimum payment is subject to an automatic adjustment every five years or if the outstanding principal balance of the mortgage loan exceeds a certain percentage specified in the applicable prospectus supplement, in each case without regard to the 7.5% limitation. On each annual adjustment date and in the event of an automatic adjustment, the minimum monthly payment is adjusted to an amount sufficient to fully amortize the mortgage loan based on the then-current mortgage interest rate and remaining scheduled term of the loan, unless, in the case of an annual adjustment, the monthly payment is restricted by the 7.5% limitation, in which case the monthly payment is adjusted by 7.5%. A minimum payment may not cover the amount of interest accrued during a month and may not pay down any principal. Any interest not covered by a monthly payment
("DEFERRED INTEREST") will be added to the principal balance of the Mortgage
Loan. This is called "negative amortization" and results in an increase in the amount of principal the borrower owes. Interest will then accrue on this new larger principal balance. The index for an Option ARM Mortgage Loan will be determined monthly or at other less frequent intervals specified in the applicable prospectus supplement.

          c.  Interest Only Mortgage Loans. If specified in the applicable prospectus supplement, a Trust Estate may contain Mortgage Loans having an original term to maturity of not more than 40 years with a mortgage interest rate which is either fixed or adjusts initially either one, three or six months, or one, three, five, seven or ten years subsequent to the initial payment date, and thereafter at one-month, six-month, one-year or other intervals (with corresponding adjustments in the amount of monthly payments) over the term of the mortgage loan to equal the sum of the related Gross Margin and index, and providing for monthly payments of interest only for a period specified in the applicable prospectus supplement and monthly payments of principal and interest after the interest only period sufficient to fully amortize the Mortgage Loans over their remaining terms to maturity ("INTEREST ONLY MORTGAGE LOANS").

          d.  Graduated Payment Loans. If specified in the applicable prospectus supplement, a Trust Estate may contain fixed rate, graduated payment
     Mortgage Loans having original or modified terms to maturity of not more than 40 years with monthly payments during the first year calculated on the basis of an assumed interest rate which is a specified percentage below the mortgage interest rate on the Mortgage Loan. The monthly payments increase at the beginning of the second year by a specified percentage of the monthly payment during the preceding year and each year thereafter to the extent necessary to amortize the Mortgage Loan over the remainder of its term or other shorter period. Mortgage Loans incorporating these graduated payment features may include (i) "GRADUATED PAY MORTGAGE LOANS," pursuant to which amounts constituting Deferred Interest are added to the principal balances of these Mortgage Loans, (ii) "TIERED PAYMENT MORTGAGE LOANS,"
     pursuant to which, if the amount of interest accrued in any month exceeds the current scheduled payment for that month, these excess amounts are paid from a subsidy account (usually funded by a home builder or family member)
     established at closing and (iii) "GROWING EQUITY MORTGAGE LOANS," for which the monthly payments increase at a rate which has the effect of amortizing the loan over a period shorter than the stated term.

          e.  Subsidy Loans. If specified in the applicable prospectus supplement, a Trust Estate may contain Mortgage Loans subject to temporary interest subsidy agreements ("SUBSIDY LOANS") pursuant to which the monthly payments made by the related mortgagors will be less than the scheduled monthly payments on these Mortgage Loans with the present value of the resulting difference in payment ("SUBSIDY PAYMENTS") being provided by the employer of the mortgagor, generally on an annual basis. Subsidy Payments will generally be placed in a custodial account ("SUBSIDY ACCOUNT") by the related Servicer. Despite the existence of a subsidy program, a mortgagor remains primarily liable for making all scheduled payments on a Subsidy
     Loan and for all other obligations provided for in the related mortgage note and Mortgage Loan.

          Subsidy Loans are offered by employers generally through either a graduated or fixed subsidy loan program, or a combination of these programs. The terms of the subsidy agreements relating to Subsidy Loans generally range from one to ten years. The subsidy agreements relating to Subsidy Loans made under a graduated program generally will provide for subsidy payments that result in effective subsidized interest rates between three percentage points and five percentage points below the mortgage interest rates specified in the related mortgage notes. Generally, under a graduated program, the subsidized rate for a
Mortgage Loan will increase approximately one percentage point per year until it equals the full mortgage interest rate. For example, if the initial subsidized interest rate is five percentage points below the mortgage interest rate in year one, the subsidized rate will increase to four percentage points below the mortgage interest rate in year two, and likewise until year six, when the subsidized rate will equal the mortgage interest rate. Where the subsidy agreements relating to Subsidy Loans are in effect for longer than five years, the subsidized interest rates generally increase at smaller percentage increments for each year. The subsidy agreements relating to Subsidy Loans made under a fixed program generally will provide for subsidized interest rates at fixed percentages (generally one percentage point to two percentage points)
below the mortgage interest rates for specified periods, generally not in excess of ten years. Subsidy Loans are also offered pursuant to combination fixed/graduated programs. The subsidy agreements relating to these Subsidy Loans generally will provide for an initial fixed subsidy of up to five percentage points below the related mortgage interest rate for up to five years, and then a periodic reduction in the subsidy for up to five years, at an equal fixed percentage per year until the subsidized rate equals the mortgage interest rate.

          Generally, employers may terminate subsidy programs in the event of
(i) the mortgagor's death, retirement, resignation or termination of employment,
(ii) the full prepayment of the Subsidy Loan by the mortgagor, (iii) the sale or transfer by the mortgagor of the related Mortgaged Property as a result of which the mortgagee is entitled to accelerate the Subsidy Loan under the "due on sale"
clause contained in the mortgage, or (iv) the commencement of foreclosure proceedings or the acceptance of a deed in lieu of foreclosure. In addition, some subsidy programs provide that if prevailing market rates of interest on mortgage loans similar to a Subsidy Loan are less than the mortgage interest rate of that Subsidy Loan, the employer may request that the mortgagor refinance its Subsidy Loan and may terminate the related subsidy agreement if the mortgagor fails to refinance its Subsidy Loan. In the event the mortgagor refinances its Subsidy Loan, the new loan will not be included in the Trust
Estate. See "Prepayment and Yield Considerations." In the event a subsidy agreement is terminated, the amount remaining in the Subsidy Account will be returned to the employer, and the mortgagor will be obligated to make the full amount of all remaining scheduled payments, if any. The mortgagor's reduced monthly housing expense as a consequence of payments under a subsidy agreement may be used by the originator in determining certain expense to income ratios utilized in underwriting a Subsidy Loan.

          f.  Buy Down Loans. If specified in the applicable prospectus supplement, a Trust Estate may contain Mortgage Loans subject to temporary buy down plans ("BUY DOWN LOANS") under which the monthly payments made by the mortgagor during the early years of the Mortgage Loan will be less than the scheduled monthly payments on the Mortgage Loan. The resulting difference in payment will be compensated for from an amount contributed by the seller of the related Mortgaged Property or another source, including the originator of the Mortgage Loan (generally on a present value basis)
     and, if specified in the applicable prospectus supplement, placed in a custodial account (the "BUY DOWN FUND") by the related Servicer. If the mortgagor on a Buy Down Loan prepays the Mortgage Loan in its entirety, or defaults on the Mortgage Loan and the related Servicer liquidates the related Mortgaged Property, during the period when the mortgagor is not obligated, by virtue of the buy down plan, to pay the full monthly payment otherwise due on the loan, the unpaid principal balance of the Buy Down
     Loan will be reduced by the amounts remaining in the Buy Down Fund for the
     Buy Down Loan, and these amounts will be deposited in the Servicer
     Custodial Account or the Distribution Account, net of any amounts paid relating to the Buy Down Loan by any insurer, guarantor or other person under a credit enhancement arrangement described in the applicable prospectus supplement.

          g.  Balloon Loans. If specified in the applicable prospectus supplement, a Trust Estate may contain Mortgage Loans which are amortized over a fixed period not exceeding 40 years but which have shorter terms to maturity ("BALLOON LOANS") that causes the outstanding principal balance of the related Mortgage Loan to be due and payable at the end of a certain specified period (the "BALLOON PERIOD"). The borrower of a Balloon Loan will be obligated to pay the entire outstanding principal balance of the
     Balloon Loan at the end of the related Balloon Period. In the event the related mortgagor refinances a Balloon Loan at maturity, the new loan will not be included in the Trust Estate. See "Prepayment and Yield
     Considerations" herein.

          Mortgage Loans with certain loan-to-value ratios and/or certain principal balances may be covered wholly or partially by primary mortgage insurance policies. The existence, extent and duration of any coverage will be described in the related prospectus supplement. The loan-to-value ratio of a
Mortgage Loan at any given time is the ratio, expressed as a percentage, of the then-outstanding principal balance of the Mortgage Loan to the appraised value of the related mortgaged property. The appraised value is either:

          (i) the lesser of:

               (a)  the appraised value determined in an appraisal obtained by the originator of the Mortgage Loan and

               (b)  the sales price for the property,

          except that, in the case of Mortgage Loans the proceeds of which were used to refinance an existing mortgage loan, the appraised value of the related mortgaged property is the appraised value determined in an appraisal obtained at the time of refinancing; or

          (ii)  the appraised value determined in an appraisal made at the request of a mortgagor subsequent to origination to eliminate the mortgagor's obligation to keep a primary mortgage insurance policy in force.

     MORTGAGE LOAN INFORMATION IN PROSPECTUS SUPPLEMENT

          Each prospectus supplement for a series representing interests in a
Trust Estate that consists of Mortgage Loans will contain information, as of the
Cut-off Date and to the extent known to the Depositor, with respect to the
Mortgage Loans contained in the Trust Estate, including:

          o    the number of Mortgage Loans;

          o    the geographic distribution of the Mortgage Loans;

          o    the aggregate principal balance of the Mortgage Loans;

          o    the types of dwelling constituting the mortgaged properties;

          o    the longest and shortest scheduled term to maturity;

          o    the maximum principal balance of the Mortgage Loans;

          o    the maximum loan-to-value ratio of the Mortgage Loans at
                origination or other date specified in the related prospectus supplement;

          o    the maximum and minimum interest rates on the Mortgage Loans; and

          o    the aggregate principal balance of nonowner-occupied mortgaged properties.

     SINGLE FAMILY AND COOPERATIVE LOANS

          Mortgage Loans will consist of mortgage loans, deeds of trust or participations or other beneficial interests in those instruments, secured by first liens on one- to four-family residential properties or other Mortgage
Loans specified in the related prospectus supplement. If so specified, the
Mortgage Loans may include cooperative loans secured by security interests in stock, shares or membership certificates issued by private, nonprofit, cooperative housing corporations, known as "COOPERATIVES," and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in such Cooperatives' buildings. These loans may be loans that are not insured or guaranteed by any governmental agency or loans insured by the FHA or partially guaranteed by the VA, as specified in the related prospectus supplement.

          The mortgaged properties relating to single family mortgage loans will consist of:

          o    detached or semi-detached one-family dwelling units;

          o    two- to four-family dwelling units;

          o    townhouses;

          o    rowhouses;

          o    individual condominium units, including condominium hotels, where features of the property may include maid service, a front desk or resident manager, rental pools and up to 20% of commercial space;

          o    individual units in planned unit developments; and

          o    certain other dwelling units.

          The mortgaged properties may include:

          o    vacation homes;

          o    second homes;

          o    investment properties;

          o    leasehold interests; and

          o    manufactured housing.

          In the case of leasehold interests, the term of the leasehold will exceed the scheduled maturity of the Mortgage Loan by at least five years.
Certain Mortgage Loans may be originated or acquired in connection with corporate programs, including employee relocation programs. In limited instances, a borrower who uses the dwelling unit as a primary residence may also make some business use of the property.

     SUBSTITUTION OF MORTGAGE LOANS

          Substitution of Mortgage Loans will be permitted in the event of breaches of representations and warranties relating to any original Mortgage
Loan or if the documentation relating to any Mortgage Loan is determined by the
Trustee or a custodian appointed by the Trustee to be incomplete. The period during which the substitution will be permitted generally will be indicated in the related prospectus supplement. The related prospectus supplement will describe any other conditions upon which Mortgage Loans may be substituted for
Mortgage Loans initially included in the Trust Estate.

MORTGAGE CERTIFICATES

          A Trust Estate that contains Mortgage Certificates will have either
Ginnie Mae Certificates, Freddie Mac Certificates, Fannie Mae Certificates,
Private Certificates or a combination of any of those types of Mortgage
Certificates. The Mortgage Certificates will be acquired by the Depositor from one or more affiliated or unaffiliated sellers.

          All of the Mortgage Certificates will be registered in the name of the
Trustee or its nominee or, in the case of Mortgage Certificates issued only in book-entry form, a financial intermediary (which may be the Trustee) that is a member of the Federal Reserve System or of a clearing corporation on the books of which the security is held. Each Mortgage Certificate will evidence an interest in a pool of mortgage loans and/or cooperative loans and/or in principal distributions and interest distributions thereon.

          The descriptions of Ginnie Mae, Freddie Mac and Fannie Mae
Certificates and of Private Certificates that are set forth below are descriptions of certificates representing proportionate interests in a pool of mortgage loans and in the payments of principal and interest from that pool.
Ginnie Mae, Freddie Mac, Fannie Mae or the issuer of a particular series of
Private Certificates may also issue mortgage-backed securities representing a right to receive distributions of interest only or principal only or disproportionate distributions of principal or interest, or to receive distributions of principal and/or interest prior or subsequent to distributions on other certificates representing interests in the same pool of mortgage loans.
In addition, any issuer may issue certificates representing interests in mortgage loans having characteristics that are different from the types of mortgage loans described below. The terms of any Mortgage Certificates that are included in a Trust Estate (and of the underlying mortgage loans) will be described in the related prospectus supplement, and the descriptions that follow are subject to modification as appropriate to reflect the actual terms of those
Mortgage Certificates.

     GINNIE MAE

          Ginnie Mae is a wholly owned corporate instrumentality of the United
States within the Department of Housing and Urban Development ("HUD"). Section
306(g) of Title III of the National Housing Act of 1934, as

amended (the "HOUSING ACT"), authorizes Ginnie Mae to guarantee the timely payment of the principal of and interest on certificates that are based on and backed by a pool of loans ("FHA LOANS") insured or guaranteed by the United
States Federal Housing Administration (the "FHA") under the Housing Act or Title
V of the Housing Act of 1949, or by the United States Department of Veteran
Affairs (the "VA") under the Servicemen's Readjustment Act of 1944, as amended, or Chapter 37 of Title 38, United States Code or by pools of other eligible mortgage loans.

          Section 306(g) of the Housing Act provides that "the full faith and credit of the United States is pledged to the payment of all amounts which may be required to be paid under any guaranty under this subsection." To meet its obligations under its guaranties, Ginnie Mae is authorized, under Section 306(d)
of the Housing Act, to borrow from the United States Treasury with no limitations as to amount.

     GINNIE MAE CERTIFICATES

          All of the Ginnie Mae Certificates (the "GINNIE MAE CERTIFICATES")
will be mortgage-backed certificates issued and serviced by Ginnie Mae- or
Fannie Mae-approved mortgage servicers. The mortgage loans underlying Ginnie Mae
Certificates may consist of FHA Loans secured by mortgages on one- to four family residential properties or multifamily residential properties, loans secured by mortgages on one- to four-family residential properties or multifamily residential properties, mortgage loans which are partially guaranteed by the VA and other mortgage loans eligible for inclusion in mortgage pools underlying Ginnie Mae Certificates. At least 90% by original principal amount of the mortgage loans underlying a Ginnie Mae Certificate will be mortgage loans having maturities of 20 years or more.

          Each Ginnie Mae Certificate provides for the payment by or on behalf of the issuer of the Ginnie Mae Certificate to the registered holder of that
Ginnie Mae Certificate of monthly payments of principal and interest equal to the registered holder's proportionate interest in the aggregate amount of the monthly scheduled principal and interest payments on each underlying eligible mortgage loan, less servicing and guaranty fees aggregating the excess of the interest on each mortgage loan over the Ginnie Mae Certificate pass-through rate. In addition, each payment to a holder of a Ginnie Mae Certificate will include proportionate pass-through payments to that holder of any prepayments of principal of the mortgage loan underlying the Ginnie Mae Certificate, and the holder's proportionate interest in the remaining principal balance in the event of a foreclosure or other disposition of the mortgage loan.

          The Ginnie Mae Certificates included in a Trust Estate may be issued under either or both of the Ginnie Mae I program ("GINNIE MAE I CERTIFICATES")
and the Ginnie Mae II program ("GINNIE MAE II CERTIFICATES"). All mortgages underlying a particular Ginnie Mae I Certificate must have the same annual interest rate (except for pools of mortgages secured by mobile homes). The annual interest rate on each Ginnie Mae I Certificate is one-half percentage point less than the annual interest rate on the mortgage loans included in the pool of mortgages backing the Ginnie Mae I Certificate. Mortgages underlying a particular Ginnie Mae II Certificate may have annual interest rates that vary from each other by up to one percentage point. The annual interest rate on each
Ginnie Mae II Certificate will be between one-half percentage point and one and one-half percentage points less than the highest annual interest rate on the mortgage loans included in the pool of mortgages backing the Ginnie Mae II
Certificate.

          Ginnie Mae will have approved the issuance of each of the Ginnie Mae
Certificates in accordance with a guaranty agreement between Ginnie Mae and the servicer of the mortgage loans underlying the Ginnie Mae Certificate. Pursuant to this type of agreement, the servicer is required to advance its own funds to make timely payments of all amounts due on the Ginnie Mae Certificate, even if the payments received by the servicer on the mortgage loans backing the Ginnie
Mae Certificate are less than the amounts due on the Ginnie Mae Certificate. If a servicer is unable to make payments on a Ginnie Mae Certificate as it becomes due, it must promptly notify Ginnie Mae and request Ginnie Mae to make the payment. Upon notification and request, Ginnie Mae will make the payments directly to the registered holder of the Ginnie Mae Certificate. If no payment is made by the servicer and the servicer fails to notify and request Ginnie Mae to make the payment, the registered holder of the Ginnie Mae Certificate has recourse only against Ginnie Mae to obtain the payment. The registered holder of the Ginnie Mae Certificates included in a Trust Estate is entitled to proceed directly against Ginnie Mae under the terms of each Ginnie Mae Certificate or the guaranty agreement or contract relating to the Ginnie Mae Certificate for any amounts that are not paid when due under each Ginnie Mae Certificate.

          As described above, the Ginnie Mae Certificates included in a Trust
Estate, and the related underlying mortgage loans, may have characteristics and terms different from those described above. Any different characteristics and terms will be described in the related prospectus supplement.

     FREDDIE MAC

          Freddie Mac is a federally-chartered and stockholder-owned corporation created pursuant to Title III of the Emergency Home Finance Act of 1970, as
amended (the "FREDDIE MAC ACT"). Freddie Mac was established primarily for the purpose of increasing the availability of mortgage credit for the financing of urgently needed housing. It seeks to provide an enhanced degree of liquidity for residential mortgage investments primarily by assisting in the development of secondary markets for mortgages. The principal activity of Freddie Mac currently consists of the purchase of first lien residential mortgage loans or participation interests in those mortgage loans and the resale of those mortgage loans in the form of mortgage securities. Freddie Mac is confined to purchasing, so far as practicable, mortgage loans and participation interests in mortgages which it deems to be of the quality, type and class that meet generally the purchase standards imposed by private institutional mortgage investors.

     FREDDIE MAC CERTIFICATES

          Freddie Mac Certificates ("FREDDIE MAC CERTIFICATES") represent an undivided interest in a group of mortgage loans purchased by Freddie Mac.
Mortgage loans underlying the Freddie Mac Certificates included in a Trust
Estate will consist of fixed- or adjustable-rate mortgage loans with original terms to maturity of from 10 to 30 years, all of which are secured by first liens on one-to four-family residential properties or properties containing five or more units and designed primarily for residential use.

          Freddie Mac Certificates are issued and maintained and may be transferred only on the book-entry system of a Federal Reserve Bank and may only be held of record by entities eligible to maintain book-entry accounts at a
Federal Reserve Bank. Beneficial owners will hold Freddie Mac Certificates ordinarily through one or more financial intermediaries. The rights of a beneficial owner of a Freddie Mac Certificate against Freddie Mac or a Federal
Reserve Bank may be exercised only through the Federal Reserve Bank on whose book-entry system the Freddie Mac Certificate is held.

          Under its Cash and Guarantor Programs, Freddie Mac guarantees to each registered holder of a Freddie Mac Certificate the timely payment of interest at the rate provided for by the Freddie Mac Certificate on the registered holder's pro rata share of the unpaid principal balance outstanding of the related mortgage loans, whether or not received. Freddie Mac also guarantees to each registered holder of a Freddie Mac Certificate ultimate collection of all principal of the related mortgage loans, without any offset or deduction, to the extent of the holder's pro rata share thereof, but does not, except if specified in the related prospectus supplement for a series of Certificates, guarantee the timely payment of scheduled principal. Pursuant to its guarantees, Freddie Mac indemnifies holders of Freddie Mac Certificates against any diminution in principal by reason of charges for property repairs, maintenance and foreclosure. Freddie Mac may remit the amount due on account of its guarantee of ultimate collection of principal at any time after default on an underlying mortgage loan, but not later than 30 days following (i) foreclosure sale, (ii)
payment of the claim by any mortgage insurer, or (iii) the expiration of any right of redemption, whichever occurs later, but in any event no later than one year after demand has been made upon the mortgagor for accelerated payment of principal. In taking actions regarding the collection of principal after default on the mortgage loans underlying Freddie Mac Certificates, including the timing of demand for acceleration, Freddie Mac reserves the right to exercise its servicing judgment with respect to the mortgages in the same manner as for mortgages that it has purchased but not sold.

          Under Freddie Mac's Cash Program, there is no limitation on the amount by which interest rates on the mortgage loans underlying a Freddie Mac
Certificate may exceed the interest rate on the Freddie Mac Certificate. For
Freddie Mac Pools formed under Freddie Mac's Guarantor Program having pool numbers beginning with 18-012, the range between the lowest and highest annual interest rates on the mortgage loans does not exceed two percentage points.

          Under its Gold PC Program, Freddie Mac guarantees to each registered holder of a Freddie Mac Certificate the timely payment of interest calculated in the same manner as described above, as well as timely installments of scheduled principal based on the difference between the pool factor published in the month preceding the month of distribution and the pool factor published in the month of distribution for the related Freddie Mac Certificate.

          Freddie Mac Certificates are not guaranteed by the United States or by any Federal Home Loan Bank and do not constitute debts or obligations of the
United States or any Federal Home Loan Bank. The obligations of Freddie Mac under its guarantee are obligations solely of Freddie Mac and are not backed by, nor entitled to, the full faith and credit of the United States.

          As described above, the Freddie Mac Certificates included in a Trust
Estate, and the related underlying mortgage loans, may have characteristics and terms different from those described above. Any different characteristics and terms will be described in the related prospectus supplement.

     FANNIE MAE

          Fannie Mae is a federally-chartered and stockholder-owned corporation organized and existing under the Federal National Mortgage Association Charter
Act, as amended. Fannie Mae was originally established in 1938 as a United
States government agency to provide supplemental liquidity to the mortgage market and was transformed into a stockholder owned and privately managed corporation by legislation enacted in 1968.

          Fannie Mae provides funds to the mortgage market primarily by purchasing home mortgage loans from local lenders, thereby replenishing their funds for additional lending. Fannie Mae acquires funds to purchase home mortgage loans from many capital market investors that may not ordinarily invest in mortgages, thereby expanding the total amount of funds available for housing.
Operating nationwide, Fannie Mae helps to redistribute mortgage funds from capital-surplus to capital-short areas. In addition, Fannie Mae issues mortgage-backed securities primarily in exchange for pools of mortgage loans from lenders.

     FANNIE MAE CERTIFICATES

          Fannie Mae Certificates ("FANNIE MAE CERTIFICATES") represent fractional interests in a pool of mortgage loans formed by Fannie Mae.

          Fannie Mae guarantees to each registered holder of a Fannie Mae
Certificate that it will distribute amounts representing scheduled principal and interest at the applicable pass-through rate on the underlying mortgage loans, whether or not received, and that holder's proportionate share of the full principal amount of any foreclosed or other finally liquidated mortgage loan, whether or not the principal amount is actually recovered. If Fannie Mae were unable to perform these obligations, distributions on Fannie Mae Certificates would consist solely of payments and other recoveries on the underlying mortgage loans and, accordingly, delinquencies and defaults would affect monthly distributions to holders of Fannie Mae Certificates. The obligations of Fannie
Mae under its guarantees are obligations solely of Fannie Mae and are not backed by, nor entitled to, the full faith and credit of the United States.

          As described above, the Fannie Mae Certificates included in a Trust
Estate, and the related underlying mortgage loans, may have characteristics and terms different from those described above. Any different characteristics and terms will be described in the related prospectus supplement.

     PRIVATE CERTIFICATES

          Private Certificates ("PRIVATE CERTIFICATES") may consist of (a)
mortgage pass-through certificates or participation certificates representing beneficial interests in loans of the type that would otherwise be eligible to be
Mortgage Loans (the "UNDERLYING LOANS") or (b) collateralized mortgage obligations secured by Underlying Loans. Private Certificates may include stripped mortgage-backed securities representing an undivided interest in all or a part of either the principal distributions (but not the interest distributions) or the interest distributions (but not the principal distributions) or in some portion of the principal and interest distributions
(but not all of those distributions) or certain mortgage loans. The Private
Certificates will have previously been (1) offered and distributed to the public pursuant to an effective registration statement or (2) purchased in a transaction not involving any public offering from a person who is not an affiliate of the issuer of those securities at the time of sale

(nor an affiliate thereof at any time during the three preceding months);
provided that a period of two years has elapsed since the later of the date the securities were acquired from the issuer or one of its affiliates. Although individual Underlying Loans may be insured or guaranteed by the United States or an agency or instrumentality thereof, they need not be, and the Private
Certificates themselves will not be so insured or guaranteed. The seller/servicer of the underlying mortgage loans will have entered into a pooling and servicing agreement, an indenture or similar agreement (a "PC
AGREEMENT") with the trustee under that PC Agreement (the "PC TRUSTEE"). The PC
Trustee or its agent, or a custodian, will possess the mortgage loans underlying those Private Certificates. The mortgage loans underlying the Private
Certificates may be subserviced by one or more loan servicing institutions under the supervision of a master servicer (the "PC SERVICER").

          The sponsor of the Private Certificates (the "PC SPONSOR") will be a financial institution or other entity that is or has affiliates that are engaged generally in the business of mortgage lending, a public agency or instrumentality of a state, local or federal government, or a limited purpose corporation organized for the purpose of, among other things, establishing trusts and acquiring and selling mortgage loans to those trusts and selling beneficial interests in those trusts. The PC Sponsor may be an affiliate of the
Depositor. The obligations of the PC Sponsor will generally be limited to certain representations and warranties with respect to the assets conveyed by it to the related trust. The PC Sponsor will not have guaranteed any of the assets conveyed to the related trust or any of the Private Certificates issued under the PC Agreement. Additionally, although the mortgage loans underlying the
Private Certificates may be guaranteed by an agency or instrumentality of the
United States, the Private Certificates themselves will not be so guaranteed.

          The Depositor will acquire Private Certificates in open market transactions or in privately negotiated transactions which may be with or through affiliates.

          The prospectus supplement for a series for which the Trust Estate includes Private Certificates will specify (this disclosure may be on an approximate basis and will be as of the date specified in the related prospectus supplement) to the extent relevant and to the extent the information is reasonably available to the Depositor and the Depositor reasonably believes the information to be reliable:

          o    the aggregate approximate principal amount and type of the
                Private Certificates to be included in the Trust Estate;

          o    certain characteristics of the mortgage loans that comprise the underlying assets for the Private Certificates including:

               o    the payment features of the underlying mortgage loans;

               o    the approximate aggregate principal balance, if known, of
                     underlying mortgage loans insured or guaranteed by a
                     governmental entity;

               o    the servicing fee or range of servicing fees with respect to the underlying mortgage loans; and

               o    the minimum and maximum stated maturities of the underlying mortgage loans at origination;

          o    the maximum original term-to-stated maturity of the Private
                Certificates;

          o    the weighted average term-to-stated maturity of the Private
                Certificates;

          o    the pass-through or certificate rate of the Private Certificates;

          o    the weighted average pass-through or certificate rate of the
                Private Certificates;

          o    the PC Sponsor, the PC Trustee and the PC Servicer;

          o    certain characteristics of credit support, if any, such as reserve funds, insurance policies, surety bonds, letters of credit or guaranties relating to the mortgage loans underlying the Private Certificates or to the Private Certificates
                 themselves;

          o    the terms on which the underlying mortgage loans for the Private
                Certificates may, or are required to, be purchased prior to their stated maturity or the stated maturity of the Private
                Certificates; and

          o    the terms on which mortgage loans may be substituted for those originally underlying the Private Certificates.

DISTRIBUTION ACCOUNT

          The Trustee or other entity identified in the related prospectus supplement will, as to each series of Certificates, establish and maintain an account or accounts (collectively, the "DISTRIBUTION ACCOUNT") for the benefit of the Trustee and holders of the Certificates of that series for receipt of:

          o    each distribution or monthly payment, as the case may be, made to the Trustee with respect to the Mortgage Assets;

          o    the amount of cash, if any, specified in the related pooling and servicing agreement to be initially deposited therein;

          o    the amount of cash, if any, withdrawn from any related reserve fund or other fund; and

          o    the reinvestment income, if any.

          The pooling and servicing agreement for a series may authorize the
Trustee to invest the funds in the Distribution Account in certain investments that will qualify as "permitted investments" under Code Section 860G(a)(5) in the case of REMIC Certificates. These eligible investments will generally mature not later than the business day immediately preceding the next Distribution Date for the series (or, in certain cases, on the Distribution Date). Eligible investments include, among other investments, obligations of the United States and certain of its agencies, federal funds, certificates of deposit, commercial paper carrying the ratings specified in the related pooling and servicing agreement of each rating agency rating the Certificates of that series that has rated the commercial paper, demand and time deposits and banker's acceptances sold by eligible commercial banks, certain repurchase agreements of United
States government securities and certain minimum reinvestment agreements.
Reinvestment earnings, if any, on funds in the Distribution Account generally will belong to the Trustee.

                           DESCRIPTION OF CERTIFICATES

          Each series of certificates (the "CERTIFICATES") will be issued pursuant to a separate pooling and servicing agreement among the Depositor, the
Sponsor (if so provided in the related prospectus supplement), the Trustee (and, if applicable, a securities administrator or other entity identified in the related prospectus supplement) and a Master Servicer or one or more Servicers. A form of pooling and servicing agreement is filed as an exhibit to the
Registration Statement of which this prospectus is a part. The following summaries describe material provisions that may appear in each pooling and servicing agreement. The prospectus supplement for a series of Certificates will describe any provision of the related pooling and servicing agreement that materially differs from the description contained in this prospectus. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the pooling and servicing agreement and the prospectus supplement related to a particular series of Certificates.

GENERAL

          The Certificates are issuable in series, each evidencing the entire ownership interest in a Trust Estate of assets consisting primarily of Mortgage
Assets. The Certificates of each series will be issued either in fully registered form or in book-entry form and in the authorized denominations for each class specified in the related

prospectus supplement. The Certificates of each series will evidence specified beneficial ownership interests in the related Trust Estate created pursuant to the related pooling and servicing agreement and will not be entitled to payments in respect of the assets included in any other Trust Estate established by the
Depositor. The Certificates will not represent obligations of the Depositor, the
Master Servicer, the Trustee or any affiliate of those parties. Any qualifications on direct or indirect ownership of Residual Certificates, as well as restrictions on the transfer of Residual Certificates, will be set forth in the related prospectus supplement.

          Each series of Certificates will be issued in one or more classes.
Each class of Certificates of a series will evidence beneficial ownership of a specified percentage (which may be 0%) or portion of future interest payments and a specified percentage (which may be 0%) or portion of future principal payments on the Mortgage Assets in the related Trust Estate. A series of
Certificates may include one or more classes that are senior in right to payment to one or more other classes of Certificates of that series. Certain series or classes of Certificates may be covered by insurance policies, surety bonds or other forms of credit enhancement, in each case as described in this prospectus and in the related prospectus supplement. One or more classes of Certificates of a series may be entitled to receive distributions of principal, interest or any combination of principal and interest. Distributions on one or more classes of a series of Certificates may be made:

          o    prior to one or more other classes;

          o    after the occurrence of specified events;

          o    in accordance with a schedule or formula;

          o    on the basis of collections from designated portions of the
                Mortgage Assets in the related Trust Estate; or

          o    on a different basis;

in each case as specified in the related prospectus supplement. The timing and amounts of distributions may vary among classes or over time as specified in the related prospectus supplement.

DEFINITIVE FORM

          Certificates of a series that are issued in fully-registered, certificated form are referred to as "DEFINITIVE CERTIFICATES." Distributions of principal of, and interest on, Definitive Certificates will be made directly to holders of Definitive Certificates in accordance with the procedures set forth in the pooling and servicing agreement. The Definitive Certificates of a series offered by this prospectus and the applicable prospectus supplement will be transferable and exchangeable at the office or agency maintained by the Trustee or other entity for that purpose set forth in the applicable prospectus supplement. No service charge will be made for any transfer or exchange of
Definitive Certificates, but the Trustee or another entity may require payment of a sum sufficient to cover any tax or other governmental charges in connection with the transfer or exchange.

          In the event that an election or multiple elections are made to treat the Trust Estate (or one or more segregated pools of assets of the Trust Estate)
as one or more REMICs, the Residual Certificate will be issued as a Definitive
Certificate. No legal or beneficial interest in all or any portion of any
"residual interest" may be transferred without the receipt by the transferor and the Trustee of an affidavit signed by the transferee stating, among other things, that the transferee (1) is not a disqualified organization within the meaning of Code Section 860E(e) or an agent (including a broker, nominee or middleman) of a disqualified organization and (ii) understands that it may incur tax liabilities in excess of any cash flows generated by the residual interest.
Further, the transferee must state in the affidavit that it (a) historically has paid its debts as they have come due, (b) intends to pay its debts as they come due in the future and (c) intends to pay taxes associated with holding the residual interest as they become due. The transferor must certify to the Trustee that, as of the time of the transfer, it has no actual knowledge that any of the statements made in the transferee affidavit are false and no reason to know that the statements made by the transferee pursuant to clauses (a), (b) and (c) of the preceding sentence are false. See "Federal Income Tax

Consequences--Federal Income Tax Consequences for REMIC Certificates--Taxation
of Residual Certificates----Tax--Related Restrictions on Transfer of Residual
Certificates."

BOOK-ENTRY FORM

          Persons acquiring beneficial ownership interests ("BENEFICIAL OWNERS")
in the Certificates issued in book-entry form (the "BOOK-ENTRY CERTIFICATES")
will hold their Certificates through DTC in the United States, or Clearstream or
Euroclear (in Europe) if they are participants of those systems (the
"PARTICIPANTS"), or indirectly through organizations which are participants in those systems (the "INDIRECT PARTICIPANTS"). Each class of the Book-Entry
Certificates of a series initially will be represented by one or more physical certificates registered in the name of Cede & Co., as nominee of DTC, which will be the "holder" or "Certificateholder" of those Certificates, as those terms are used in this prospectus and the applicable prospectus supplement for a series.
No Beneficial Owner of a Book-Entry Certificate will be entitled to receive a
Definitive Certificate representing that person's interest in the Book-Entry
Certificate, except as set forth below. Unless and until Definitive Certificates are issued under the limited circumstances described below, all references to actions taken by Certificateholders or holders shall, in the case of the
Book-Entry Certificates, refer to actions taken by DTC upon instructions from its DTC Participants, and all references in this prospectus and the applicable prospectus supplement for a series to distributions, notices, reports and statements to Certificateholders or holders shall, in the case of the Book-Entry
Certificates, refer to distributions, notices, reports and statements to DTC or
Cede & Co., as the registered holder of the Book-Entry Certificates, as the case may be, for distribution to Beneficial Owners in accordance with DTC procedures.
Clearstream and Euroclear will hold omnibus positions on behalf of their
Participants through customers' securities accounts in Clearstream's and
Euroclear's names on the books of their respective depositaries which in turn will hold those positions in customers' securities accounts in the depositaries'
names on the books of DTC. Citibank will act as depositary for Clearstream and
JPMorgan Chase Bank, National Association will act as depositary for Euroclear
(in those capacities, individually the "RELEVANT DEPOSITARY" and collectively the "EUROPEAN DEPOSITARIES"). Investors may hold beneficial interests in the
Book-Entry Certificates in minimum denominations of $1,000.

          The Beneficial Owner's ownership of a Book-Entry Certificate will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a "FINANCIAL INTERMEDIARY") that maintains the beneficial owner's account for that purpose. In turn, the Financial
Intermediary's ownership of a Book-Entry Certificate will be recorded on the records of DTC (or of a participating firm that acts as agent for the Financial
Intermediary, whose interest will in turn be recorded on the records of DTC, if the beneficial owner's Financial Intermediary is not a DTC Participant, and on
the records of Clearstream or Euroclear, as appropriate).

          Beneficial Owners will receive all distributions of principal of, and interest on, the Book-Entry Certificates from the Trustee through DTC and
Participants. While the Book-Entry Certificates are outstanding (except under the circumstances described below), .under the rules, regulations and procedures creating and affecting DTC and its operations (the "RULES"), DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Book-Entry Certificates and is required to receive and transmit distributions of principal of, and interest on, the Book-Entry Certificates.
Participants and Indirect Participants with whom Beneficial Owners have accounts for their Book-Entry Certificates are similarly required to make book-entry transfers and receive and transmit these distributions on behalf of their respective Beneficial Owners. Accordingly, although Beneficial Owners will not possess certificates representing their respective interests in the Book-Entry
Certificates, the Rules provide a mechanism by which Beneficial Owners will receive distributions and will be able to transfer their interest.

          Certificateholders will not receive or be entitled to receive certificates representing their respective interests in the Book-Entry
Certificates, except under the limited circumstances described below. Unless and until Definitive Certificates are issued, Certificateholders who are not
Participants may transfer ownership of Book-Entry Certificates only through
Participants and Indirect Participants by instructing Participants and Indirect
Participants to transfer Book-Entry Certificates, by book-entry transfer, through DTC, for the account of the purchasers of the Book-Entry Certificates, which account is maintained with their respective Participants. Under the Rules and in accordance with DTC's normal procedures, transfers of ownership of
Book-Entry Certificates will be executed through DTC and the accounts of the respective Participants at DTC will be debited and credited. Similarly, the

Participants and Indirect Participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing
Certificateholders.

          Because of time zone differences, credits of securities received in
Clearstream or Euroclear as a result of a transaction with a Participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. These credits or any transactions in securities settled during this processing will be reported to the relevant
Euroclear or Clearstream Participants on that following business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream Participant or Euroclear Participant to a DTC Participant
will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC. For information with respect to tax documentation procedures relating to the Certificates see "--Certain U.S. Federal Income Tax
Documentation Requirements" below and "Federal Income Tax Consequences--Federal
Income Tax Consequences for REMIC Certificates--Taxation of Certain Foreign
Investors" and "--Backup Withholding."

          Transfers between Participants will occur in accordance with the
Rules. Transfers between Clearstream Participants and Euroclear Participants will occur in accordance with their respective rules and operating procedures.

          Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream
Participants or Euroclear Participants, on the other, will be effected in accordance with the Rules on behalf of the relevant European international clearing system by the Relevant Depositary; however, these cross-market transfers will require delivery of instructions to the relevant European international clearing system by the counterparty in the system in accordance with its rules and procedures and within established deadlines (European time).
The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the Relevant
Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC.
Clearstream Participants and Euroclear Participants may not deliver instructions directly to the European Depositaries.

          DTC is a limited purpose trust company organized under the laws of the
State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a
"clearing agency" registered pursuant to Section 17A, of the Securities Exchange
Act of 1934, as amended. DTC performs services for its Participants, some of which (and/or their representatives) own DTC. In accordance with its normal procedures, DTC is expected to record the positions held by each DTC Participant in the Book-Entry Certificates, whether held for its own account or as a nominee for another person. In general, beneficial ownership of Book-Entry Certificates will be subject to the Rules, as in effect from time to time.

          Clearstream International, a Luxembourg limited liability company, was formed in January 2000 through the merger of Cede & Co. International and
Deutsche Boerse Clearing.

          Clearstream is registered as a bank in Luxembourg and is subject to regulation by the Luxembourg Monetary Authority, which supervises Luxembourg banks.

          Clearstream holds securities for its Participants and facilitates the clearance and settlement of securities transactions by electronic book-entry transfers between their accounts. Clearstream provides various services, including safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing.
Clearstream also deals with domestic securities markets in several countries through established depository and custodial relationships. Clearstream has established an electronic bridge with Euroclear Bank S.A./N.V. (which operates
Euroclear) as the Euroclear operator in Brussels to facilitate settlement of trades between systems. Clearstream currently accepts over 200,000 securities issues on its books.

          Clearstream's customers are world-wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Clearstream's United States customers are limited to securities brokers and dealers and banks. Currently, Clearstream has approximately 2,500 customers located in over 80 countries, including all major
European countries, Canada and the United States. Indirect access to Clearstream is available to other institutions which clear through or maintain custodial relationship with an account holder of Clearstream.

          The Euroclear System was created in 1968 to hold securities for its
Participants and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may be settled in a variety of currencies, including United States dollars. Euroclear provides various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by Euroclear Bank S.A./N.V. (the "EUROCLEAR OPERATOR"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator.
Euroclear plc establishes policy for Euroclear on behalf of Euroclear
Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries.
Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

          Securities clearance accounts and cash accounts with the Euroclear
Operator are governed by the Terms and Conditions Governing Use of Euroclear and
the related Operating Procedures of the Euroclear System and applicable Belgian law. These terms and conditions govern transfers of securities and cash within
Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the terms and conditions of Euroclear only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear
Participants.

          Distributions on the Book-Entry Certificates will be made on each
Distribution Date by the Trustee to Cede & Co., as nominee of DTC. DTC will be responsible for crediting the amount of these distributions to the accounts of the applicable DTC Participants in accordance with DTC `s normal procedures.
Each DTC Participant will be responsible for disbursing these distributions to the Beneficial Owners of the Book-Entry Certificates that it represents and to each Financial Intermediary for which it acts as agent. Each Financial
Intermediary will be responsible for disbursing funds to the Beneficial Owners of the Book-Entry Certificates that it represents.

          Under a book-entry format, Beneficial Owners of the Book-Entry
Certificates may experience some delay in their receipt of payments, since payments will be forwarded by the Trustee to Cede & Co. Distributions with respect to Certificates held through Clearstream or Euroclear will be credited to the cash accounts of Clearstream Participants or Euroclear Participants in
accordance with the relevant system's rules and procedures, to the extent received by the Relevant Depositary. These distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations.
See "Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC
Certificates Taxation of Certain Foreign Investors" and "--Backup Withholding."
Because DTC can only act on behalf of DTC Participants, the ability of a
Beneficial Owner to pledge Book-Entry Certificates to persons or entities that do not participate in the depository system, or otherwise take actions regarding their Book-Entry Certificates, may be limited due to the lack of physical certificates for their Book-Entry Certificates. In addition, issuance of the
Book-Entry Certificates in book-entry form may reduce the liquidity of the
Book-Entry Certificates in the secondary market since certain potential investors may be unwilling to purchase Certificates for which they cannot obtain physical certificates.

          DTC has advised the Depositor that, unless and until Definitive
Certificates are issued, DTC will take any action the holders of the Book-Entry
Certificates are permitted to take under the pooling and servicing agreement only at the direction of one or more DTC Participants to whose DTC accounts the
Book-Entry Certificates are credited, to the extent that these actions are taken on behalf of Financial Intermediaries whose holdings include the Book-Entry
Certificates. Clearstream or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a Certificateholder under the pooling and servicing agreement on behalf of a Clearstream Participant or
Euroclear Participant only in accordance with its relevant rules and procedures and subject to the ability of the Relevant Depositary to effect these actions on its behalf through DTC. DTC may take actions, at the direction of the related
Participants, with respect to some Book-Entry Certificates which conflict with actions taken with respect to other Book-Entry Certificates.

          Definitive Certificates will be issued to beneficial owners of the
Book-Entry Certificates, or their nominees, rather than to DTC, only if (a) DTC advises the Trustee in writing that DTC is no longer willing, qualified or able to

discharge properly its responsibilities as nominee and depository with respect to the Book-Entry Certificates and the Depositor or the Trustee is unable to locate a qualified successor or (b) in the case of Certificates of a series that receive distributions pursuant to request or random lot, if pro rata distributions cannot be made through the facilities of DTC.

          Upon the occurrence of any event described in the immediately preceding paragraph, the Trustee will be required to notify the applicable beneficial owners of the occurrence of the event and the availability through
DTC of Definitive Certificates. Upon surrender by DTC of the global certificate or certificates representing the Book-Entry Certificates and instructions for re-registration, the Trustee will issue Definitive Certificates, and thereafter the Trustee will recognize the holders of those Definitive Certificates as
Certificateholders under the pooling and servicing agreement.

          Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Book-Entry Certificates among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform these procedures and these procedures may be discontinued at any time.

          None of the Depositor, the Master Servicer, any Servicers or the
Trustee will have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the Book-Entry
Certificates held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests. In the event of the insolvency of DTC, a DTC Participant or an
Indirect DTC Participant in whose name Book-Entry Certificates are registered, the ability of the Beneficial Owners of the Book-Entry Certificates to obtain timely payment and, if the limits of applicable insurance coverage by the
Securities Investor Protection Corporation are exceeded or if the coverage is otherwise unavailable, ultimate payment, of amounts distributable with respect to the Book-Entry Certificates may be impaired.

     SECONDARY MARKET TRADING

          Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

          Trading between DTC Participants. Secondary market trading between DTC
Participants will be settled using the procedures applicable to prior mortgage loan asset backed certificates issues in same-day funds.

          Trading; between Clearstream and/or Euroclear Participants. Secondary market trading between Clearstream Participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

          Trading between DTC seller and Clearstream or Euroclear purchaser.
When Book-Entry Certificates are to be transferred from the account of a DTC
Participant to the account of a Clearstream Participant or a Euroclear
Participant, the purchaser will send instructions to Clearstream or Euroclear through a Clearstream Participant or Euroclear Participant at least one business day prior to settlement. Clearstream or Euroclear will instruct the respective
Depositary, as the case may be, to receive the Book-Entry Certificates against payment. Payment will include interest accrued on the Book-Entry Certificates from and including the last coupon payment date to and excluding the settlement date, on the basis of either a 360-day year comprised of 30-day months or the actual number of days in the accrual period and a year assumed to consist of 360 days, as applicable. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the respective Depositary of the DTC
Participant's account against delivery of the Book-Entry Certificates. After settlement has been completed, the Book-Entry Certificates will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream Participant's or Euroclear
Participant's account. The securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the
Book-Entry Certificates will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Clearstream or
Euroclear cash debt will be valued instead as of the actual settlement date.

          Clearstream Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream or Euroclear. Under this approach, they may take on credit exposure to Clearstream or Euroclear until the Book-Entry Certificates are credited to their accounts one day later.

          As an alternative, if Clearstream or Euroclear has extended a line of credit to them, Clearstream Participants or Euroclear Participants can elect not to preposition funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, Clearstream Participants or Euroclear
Participants purchasing Book-Entry Certificates would incur overdraft charges for one day, assuming they cleared the overdraft when the Book-Entry
Certificates were credited to their accounts. However, interest on the
Book-Entry Certificates would accrue from the value date. Therefore, in many cases the investment income on the Book-Entry Certificates earned during that one-day period may substantially reduce or offset the amount of the overdraft charges, although this result will depend on each Clearstream Participant's or
Euroclear Participant's particular cost of funds.

          Since the settlement is taking place during New York business hours,
DTC Participants can employ their usual procedures for sending Book-Entry
Certificates to the respective European Depositary for the benefit of
Clearstream Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC
Participants a cross-market transaction will settle no differently than a trade between two DTC Participants.

          Trading between Clearstream or Euroclear Seller and DTC Purchaser. Due
to time zone differences in their favor, Clearstream Participants and Euroclear
Participants may employ their customary procedures for transactions in which
Book-Entry Certificates are to be transferred by the respective clearing system, through the respective Depositary, to a DTC Participant. The seller will send instructions to Clearstream or Euroclear through a Clearstream Participant or
Euroclear Participant at least one business day prior to settlement. In these cases Clearstream or Euroclear will instruct the respective Depositary, as appropriate, to deliver the Book-Entry Certificates to the DTC Participant's account against payment. Payment will include interest accrued on the Book-Entry
Certificates from and including the last coupon payment to and excluding the settlement date on the basis of either a 360-day year comprised of 30-day months or the actual number of days in the accrual period and a year assumed to consist of 360 days, as applicable. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of the
Clearstream Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the Clearstream Participant's or Euroclear Participant's
account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Clearstream Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date
(i, e., the trade fails), receipt of the cash proceeds in the Clearstream
Participant's or Euroclear Participant's account would instead be valued as of the actual settlement date.

          Finally, day traders that use Clearstream or Euroclear and that purchase Book-Entry Certificates from DTC Participants for delivery to
Clearstream Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken.
At least three techniques should be readily available to eliminate this potential problem:

               (a) borrowing through Clearstream or Euroclear for one day (until the purchase side of the day trade is reflected in their Clearstream or Euroclear accounts) in accordance with the clearing system's customary procedures;

               (b) borrowing the Book-Entry Certificates in the U.S. from a DTC
          Participant no later than one day prior to settlement, which would give the Book-Entry Certificates sufficient time to be reflected in their Clearstream or Euroclear account in order to settle the sale side of the trade; or

               (c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the
          Clearstream Participant or Euroclear Participant.

          Certain U.S. Federal Income Tax Documentation Requirements. A
Beneficial Owner of Book-Entry Certificates that is not a U.S. Person within the meaning of Code Section 7701(a)(30) holding a Book-Entry Certificate through
Clearstream, Euroclear or DTC may be subject to U.S. withholding tax unless it provides certain documentation to the Trustee, a Paying Agent or any other entity required to withhold tax establishing an exemption from withholding.

          In addition, all holders, including holders that are U.S. Persons, holding Book-Entry Certificates through Clearstream, Euroclear or DTC may be subject to backup withholding unless the holder provides appropriate documentation or otherwise qualifies for an exemption. See "Federal Income Tax
Consequences" herein, and in particular "--Taxation of Certain Foreign
Investors."

          Prospective investors should be aware, however, that this discussion and the discussions referenced herein do not deal with all of the aspects of
U.S. federal income tax withholding or backup withholding that may be relevant to investors. Prospective investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of
Book-Entry Certificates. Each certificateholder is encouraged to consult its tax advisors regarding the tax documentation and certifications that must be provided to secure the exemption from United States withholding taxes.

DISTRIBUTIONS

          Distributions of principal of and interest on the Certificates of a series will be made on the dates specified in the related prospectus supplement
(each, a "DISTRIBUTION DATE"), and allocated to the classes in the amounts and in the order specified, in the related prospectus supplement. Distributions will be made by wire transfer (in the case of Certificates that are of a certain minimum denomination, as specified in the related prospectus supplement) or by check mailed to record holders of those Certificates as of the related record date at their addresses appearing on the certificate register, except that the
Trustee will make the final distribution of principal only upon presentation and surrender of each Certificate at the office or agency of the Trustee or a paying agent specified in the related prospectus supplement. Notice will be mailed before the Distribution Date on which the final distribution is expected to be made to the holder of a Certificate. If the Certificates of a series are issued in book-entry form, the Trustee will make distributions on those Certificates, including the final distribution in retirement of those Certificates, through the facilities of a depository in accordance with the depository's usual procedures in the manner described in the related prospectus supplement.

          The Trustee will distribute principal of and interest on the
Certificates out of the Distribution Account established under the pooling and servicing agreement. All distributions on the Mortgage Certificates, if any, included in the Trust Estate for a series, remittances on the Mortgage Loans by the Master Servicer pursuant to the pooling and servicing agreement, together with any reinvestment income (if so specified in the related prospectus supplement) from those funds, and amounts withdrawn from any reserve fund or other fund or payments in respect of other credit enhancement are required to be deposited directly into the Distribution Account. These funds will be available
(except for funds held for future distribution and for funds payable to the
Master Servicer) to make distributions on Certificates of that series on the next Distribution Date. See "The Trust Estates--Distribution Account" and "The
Pooling and Servicing Agreement--Payments on Mortgage Loans."

     INTEREST

          Interest will accrue on the aggregate certificate principal balance
(or, in the case of IO Certificates, the aggregate notional amount) of each class of Certificates entitled to interest at the pass-through rate (which may be a fixed rate or a rate adjustable as specified in the prospectus supplement)
during each interest accrual period specified in the related prospectus supplement. The interest accrual period with respect to any Distribution Date is the period from and including the first day of the month preceding the month of that Distribution Date (or, in the case of the first Distribution Date, from the closing date for the series of Certificates) through the last day of the preceding month, or any other period as may be specified in the related prospectus supplement. If funds are available for

distribution, the Trustee will distribute interest accrued during each interest accrual period on each class of Certificates entitled to interest (other than a class of Certificates that provides for interest that accrues, but is not currently payable on the Distribution Dates specified in the related prospectus supplement until the class certificate balance of that class is reduced to zero or, in the case of Certificates entitled only to distributions allocable to interest, until the aggregate notional amount of those Certificates is reduced to zero or for the period of time designated in the related prospectus supplement. The notional amount of a Notional Amount Certificate will not evidence an interest in or entitlement to distributions allocable to principal but will be used solely for convenience in expressing the calculation of interest and for certain other purposes.

          The Trustee will begin distributing interest on each class of Accrual
Certificates only after the occurrence of the events specified in the related prospectus supplement and, prior to that time, interest will be added to the class certificate balance of each class of Accrual Certificates. Any class of
Accrual Certificates then will accrue interest on its outstanding class certificate balance as adjusted. For a description of Accrual Certificates, see
"--Categories of Classes of Certificates."

     PRINCIPAL

          The class certificate balance of any class of Certificates entitled to distributions of principal will be the original class certificate balance of that class of Certificates specified in the prospectus supplement, reduced by all distributions reported to holders of the Certificates as allocable to principal and adjustments, if any, in respect of losses and (i) in the case of
Accrual Certificates, increased by all interest accrued but not then distributable on those Accrual Certificates and (ii) in the case of adjustable-rate Certificates, subject to the effect of any negative amortization. The related prospectus supplement will specify the method by which the amount of principal to be distributed on the Certificates on each
Distribution Date will be calculated and the manner in which that amount will be allocated among the classes of Certificates entitled to distributions of principal.

          Each class of Certificates of a series (except for IO Certificates), to the extent of funds available for distribution, will receive distributions of principal in the amounts, at the times and in the manner specified in the related prospectus supplement until its initial aggregate certificate balance has been reduced to zero. The Trustee will allocate distributions of principal to the Certificates of each class, during the periods and in the order specified in the related prospectus supplement.

CATEGORIES OF CLASSES OF CERTIFICATES

          In general, the classes of Certificates of each series fall into different categories. The following chart identifies and generally defines certain of the more typical categories. The prospectus supplement for a series of Certificates may identify the classes of that series by reference to the following categories.

                                 PRINCIPAL TYPES

CATEGORIES OF CLASSES            DEFINITIONS
- ------------------------------   -----------------------------------------------
ACCRETION DIRECTED               A class of Certificates that receives principal
CERTIFICATES                               payments from amounts that otherwise would be
                                                           distributed as interest on specified Accrual
                                                            Certificates. These principal payments may be
                                 in lieu of or in addition to principal payments
                                 from principal receipts on the Mortgage Assets
                                 or other assets of the Trust Estate for the
                                 related series.

COMPANION CERTIFICATES OR              A class of Certificates that receives principal
SUPPORT CERTIFICATES                            payments on a Distribution Date only if
                                                                           scheduled payments have been made on specified
                                                                            Planned Amortization Certificates, Targeted
                                                                            Amortization Certificates and/or Scheduled
                                                                            Amortization Certificates.

COMPONENT CERTIFICATES                    A class of Certificates consisting of two or
                                                                           more specified components, as described in the
                                                   applicable prospectus supplement. The
                                                   components of a class of Component Certificates
                                               may have different principal and/or interest
                                                   payment characteristics but together constitute
                                                   a single class and do not represent several
                                                   interests. Each component of a class of
                                                                            Component Certificates may be identified as
                                                                            falling into one or more of the categories in
                                                                            this chart.

LOCKOUT CERTIFICATES                          A class of Senior Certificates that is locked
                                                   out of or is designed not to participate in or
                                                                           to participate to a limited extent in, for a
                                                                            specified period, the receipt of (1) principal
                                                                            prepayments on the Mortgage Loans that are
                                                                           allocated disproportionately to the classes of
                                                                            Senior Certificates of the series as a group
                                                                            under a "shifting interest" structure and/or
                                                                            (2) scheduled principal payments on the
                                                                           Mortgage Loans that are allocated to the
                                                                           classes of Senior Certificates of the series as
                                                                           a group. A class of Lockout Certificates
                                                                            typically will not receive distributions of
                                                                            principal prepayments and/or scheduled
                                                                            principal payments, as applicable, for a period
                                                                           of several years, during which time all or a
                                                                           portion of the principal payments that it would
                                                                           otherwise receive in the absence of a "lockout"
                                                                           structure will be distributed in reduction of
                                                                           the principal balances of other Senior
                                                                            Certificates. Lockout Certificates are designed
                                                                            to minimize their weighted average life
                                                                            volatility during the lockout period.

NOTIONAL AMOUNT CERTIFICATES    A class of Certificates having no principal
                                                                           balance and bearing interest on a notional
                                                                           amount. The notional amount is a hypothetical
                                                                           amount used for calculating interest
                                                                           distributions.

PASS-THROUGH CERTIFICATES              A class of Senior Certificates that receives a
                                                                           specified percentage of the principal payments
                                                                            that are distributable to the Senior
                                                                            Certificates or a group of Senior Certificates,
                                                                           other than any Ratio Strip Certificates, in the
                                                                           aggregate on a Distribution Date and that is
                                                                            not a class of Sequential Pay Certificates.

PLANNED AMORTIZATION                      A class of Certificates that is designed to
CERTIFICATES OR PAC                               receive principal payments using a
CERTIFICATES                                               predetermined principal balance schedule
                                                                           derived by assuming two constant prepayment
                                                                           rates for the underlying Mortgage Assets. These
                                                                           two rates are the endpoints for the
                                                                            "structuring range" for the class of Planned
                                                                            Amortization Certificates. The Planned
                                                                           Amortization Certificates in any series may be
                                                                           subdivided into different categories such as
                                                                           Planned Amortization Certificates I or PAC I
                                                                            Certificates, Planned Amortization Certificates
                                                                           II or PAC II Certificates and so forth which
                                                                           are derived using different structuring ranges.
                                                                           A class of PAC Certificates is designed to
                                                                           provide protection against prepayments
                                                                           occurring at a constant rate within the
                                                                           structuring range.

RATIO STRIP CERTIFICATES                    A class of Certificates that receives a
                                                                           constant proportion, or "ratio strip," of the
                                                                            principal payments on some or all of the
                                                                            Mortgage Assets.

SCHEDULED AMORTIZATION                  A class of Certificates that is designed to
CERTIFICATES                                               receive principal payments using a
                                                                           predetermined principal balance schedule but is
                                                                           not designated as a class of Planned
                                                                           Amortization Certificates or Targeted
                                                                           Amortization Certificates. The schedule is
                                                                           derived by assuming either two constant
                                                                           prepayment rates or a single constant
                                                                           prepayment rate for the Mortgage Assets. In the
                                                                           case of two constant rates, these two rates are
                                                                            the endpoints for the "structuring range" for
                                                                           the class of Scheduled Amortization
                                                                            Certificates and the range generally is
                                                                           narrower than that for a class of Planned
                                                                           Amortization Certificates. Typically, the
                                                                            Support Certificates for the applicable series
                                                                           of Certificates generally will represent a
                                                                           smaller percentage of a class of Scheduled
                                                                           Amortization Certificates than the Support
                                                                            Certificates generally would represent in
                                                                            relation to a Planned Amortization Certificate
                                                                           or a Targeted Amortization Certificate. A
                                                                            Scheduled Amortization Certificate generally is
                                                                            less sensitive to prepayments than a Support
                                                                            Certificate, but is more sensitive than a class
                                                                           of Planned Amortization Certificates or
                                                                            Targeted Amortization Certificates.

SENIOR CERTIFICATES                               A class of Certificates that is entitled to
                                                                           receive payments of principal and interest on
                                                                           each Distribution Date prior to the classes of
                                                                            Subordinate Certificates.

SEQUENTIAL PAY CERTIFICATES           A class of Certificates that receives principal
                                                                            payments in a prescribed sequence, that does
                                                                            not have a predetermined principal balance
                                                                           schedule and that, in most cases, is entitled
                                                                            to receive payments of principal continuously
                                                                            from the first Distribution Date on which they
                                                                            receive principal until they are retired. A
                                                                           class of Sequential Pay Certificates may
                                                                            receive payments of principal concurrently with
                                                                           one or more other classes of Sequential Pay
                                                                            Certificates. A single class that is entitled
                                                                            to receive principal payments before or after
                                                                           all other classes in the same series of
                                                                            Certificates may be identified as a Sequential
                                                                            Pay Certificate.

SUBORDINATE CERTIFICATES                 A class of Certificates that receives payments
                                                                           of principal and interest on each Distribution
                                                                            Date only after the Senior Certificates and
                                                                           classes of Subordinate Certificates with higher
                                                                            priority of distributions have received their
                                                                            full principal and interest entitlements.

SUPER SENIOR CERTIFICATES                  A class of Senior Certificates that will not
                                                                            bear its share of certain losses, after the
                                                                            Subordinate Certificates are no longer
                                                                           outstanding, for so long as one or more
                                                                           specified classes of Senior Certificates are
                                                                           outstanding.

SUPER SENIOR SUPPORT
CERTIFICATES                                               A class of Senior Certificates that bears
                                                                           certain losses that otherwise would have been
                                                                           allocated to a class of Super Senior
                                                                            Certificates.

TARGETED AMORTIZATION
CERTIFICATES OR TAC
CERTIFICATES                                               A class of Certificates that receives principal
                                                                            payments using a predetermined principal
                                                                            balance schedule derived by assuming a single
                                                                            constant prepayment rate for the Mortgage
                                                                            Assets. A class of TAC Certificates is designed
                                                                            to provide some protection against prepayments
                                                                           at a rate exceeding the assumed constant
                                                                            prepayment used to derive the principal balance
                                                                           schedule for that class.

                        INTEREST TYPES

Categories OF Classes                                                      DEFINITIONS
- ------------------------------------                          ----------------------------------------------------
ACCRUAL CERTIFICATES                          A class of Certificates that accretes the
                                                                           amount of accrued interest otherwise
                                                                           distributable on the class, which amount will
                                                                           be added to the principal balance of the class
                                                                           on each applicable Distribution Date. The
                                                                           accretion may continue until some specified
                                                                           event has occurred or until the class of
                                                                           Accrual Certificates is retired.

FIXED-RATE CERTIFICATES                     A class of Certificates with an interest rate
                                                                           that is fixed throughout the life of the class.

FLOATING-RATE CERTIFICATES             A class of Certificates with an interest rate
                                                                           that resets periodically based upon a
                                                                           designated index and that varies directly with
                                                                           changes in the index.

INTEREST-ONLY CERTIFICATES OR       A class of Certificates that receives some or
IO CERTIFICATES                                         all of the interest payments made on the
                                                                           Mortgage Assets and little or no principal.
                                                                           Interest-Only Certificates have either a
                                                                           nominal principal balance or a notional amount.
                                                                           A nominal principal balance represents actual
                                                                           principal that will be paid on the
                                                                           Certificates. It is referred to as nominal
                                                                           since it is extremely small compared to other
                                                                           classes. A notional amount is an amount used as
                                                                           a reference to calculate the amount of interest
                                                                           due on a class of Interest-Only Certificates
                                                                           that is not entitled to any distributions in
                                                                           respect of principal.

INVERSE FLOATING-RATE                         A class with an interest rate that resets
CERTIFICATES                                               periodically based upon a designated index and
                                                                           that varies inversely with changes in the
                                                                           index. The interest rate for a class of Inverse
                                                                           Floating-Rate Certificates typically will vary
                                                                           inversely with changes in the interest rate on
                                                                           a class of Floating-Rate Certificates in the
                                                                           same series.

PRINCIPAL-ONLY CERTIFICATES            A class of Certificates that does not bear
OR PO CERTIFICATES                                  interest and is entitled to receive only
                                                                           distributions in respect of principal.

STEP COUPON CERTIFICATES                  A class of Certificates with a fixed interest
                                                                           rate that is reduced to a lower fixed rate
                                                                           after a specified period of time. The
                                                                           difference between the initial interest rate
                                                                           and the lower interest rate will be supported
                                                                           by a reserve fund established on the closing
                                                                           date for that series of Certificates.

VARIABLE RATE CERTIFICATES             A class of Certificates with an interest rate
                                                                           that resets periodically and is calculated by
                                                                           reference to the rate or rates of interest
                                                                           applicable to the Mortgage Assets or another
                                                                           class or classes of Certificates..

RESIDUAL CERTIFICATES

          A series of REMIC Certificates will include a class of Residual
Certificates representing the right to receive on each Distribution Date, in addition to any other distributions to which they may be entitled, the excess of the sum of distributions, payments and other amounts received over the sum of
(i) the amount required to be distributed to certificateholders on that
Distribution Date and (ii) certain expenses, all as more specifically described in the related prospectus supplement. In addition, after the aggregate principal balance of all classes of Regular Certificates has been fully amortized, holders of the Residual Certificates will be the sole owners of the related Trust Estate and will have sole rights with respect to the Mortgage Assets and other assets remaining in the Trust Estate. Some or all of the Residual Certificates of a
series may be offered by this prospectus and the related prospectus supplement;
if so, the terms of those Residual Certificates will be described in the prospectus supplement. Any qualifications on direct or indirect ownership of
Residual Certificates offered by this prospectus and the related prospectus supplement, as well as restrictions on the transfer of those Residual
Certificates, will be set forth in the related prospectus supplement. If
Residual Certificates are not so offered, the Depositor may (but need not) sell some or all of the Residual Certificates on or after the date of original issuance of that series in transactions exempt from registration under the
Securities Act of 1933, as amended, and otherwise under circumstances that will not adversely affect the REMIC status of the Trust Estate.

MANDATORY AUCTION OF CERTIFICATES

          If specified in the prospectus supplement for a series, one or more classes of Certificates ("AUCTION CERTIFICATES") may be subject to a mandatory auction. Prior to a Distribution Date specified in the applicable prospectus supplement (the "AUCTION DISTRIBUTION DATE"), the Trustee or another party specified in the prospectus supplement, in its capacity as auction administrator
(the "AUCTION ADMINISTRATOR"), will solicit bids for the purchase of each class of Auction Certificates then outstanding from third-party investors.

          On the Auction Distribution Date, the Auction Certificates will be transferred to third-party investors, and upon this transfer the holders of each class of Auction Certificates will be entitled to receive an amount (the "PAR
PRICE") equal to the related class balance, plus, if applicable, accrued interest on that class balance (following all distributions and the allocation of Realized Losses on the Auction Distribution Date.

          The Auction Administrator will enter into a swap agreement pursuant to which the counterparty will agree to pay the excess, if any, of the Par Price over the amounts received for a class of Auction Certificates in the auction. If all or a portion of a class of Auction Certificates is not sold in the auction, the counterparty will pay the Auction Administrator the Par Price (or a portion of the Par Price) of the unsold Certificates. If the amount received in the auction is greater than the Par Price, that excess will be paid by the Trust to the counterparty to the swap agreement and will not be available for distribution to Certificateholders.

          If the counterparty defaults on its obligations under the swap agreement, no Certificates of a class of Auction Certificates will be transferred to third parties unless bids equal to or higher than the applicable
Par Price (or pro rata portion in the case of a bid for less than all of a class) are received. In addition, if the counterparty defaults and third-party investors bid an amount equal to or higher than the pro rata portion of the Par
Price for some, but not all, of a class of Auction Certificates, only a portion of the Certificates of such class will be transferred to the successful bidders on the Auction Distribution Date. If only a portion of a class is transferred, each holder of such class will transfer only a pro rata portion of its
Certificates on the Auction Distribution Date.

          See "Risk Factors--Amounts Received from the Auction and the Swap
Agreement May Be Insufficient to Assure Completion of the Auction" in this prospectus.

REPORTS TO CERTIFICATEHOLDERS

          Prior to or concurrently with each distribution on a Distribution Date and except as otherwise set forth in the related prospectus supplement, the
Master Servicer or the Trustee will make available to each Certificateholder of record of the related series a statement setting forth, if applicable to that series of Certificates, among other things:

               (i) the amount of the distribution allocable to principal of the related Mortgage Loans, separately identifying the aggregate amount of any principal prepayments, and Liquidation Proceeds and the amount of the distribution allocable to interest on the related Mortgage Loans;

               (ii) if the distribution to Certificateholders is less than the full amount that would be distributable if there were sufficient funds available, the amount of the shortfall and the allocation of the shortfall between principal and interest;

               (iii) the class balance of each class of Certificates after giving effect to the distribution of principal on the Distribution
          Date;

               (iv) the amount of servicing compensation with respect to the related Trust Estate and any other customary information as is required to enable Certificateholders to prepare their tax returns;

               (v) the amount by which the Servicing Fee or Master Servicing
          Fee, as applicable, for the related Distribution Date has been reduced by interest shortfalls due to prepayments;

               (vi) the amount of Advances included in the distribution on the
          Distribution Date, the aggregate amount of Advances outstanding as of the close of business on the Distribution Date and the amount of
          Advances reimbursed since the previous Distribution Date;

               (vii) to each holder of a Certificate entitled to the benefits of payments under any form of credit enhancement;

                    (a) the amounts so distributed under the form of credit
               enhancement on the applicable Distribution Date; and

                    (b) the amount of coverage remaining under the form of
               credit enhancement, after giving effect to any payments
               thereunder and other amounts charged thereto on the Distribution
               Date;

               (viii) any payments made or accrued relating to credit
          enhancement provided by a party, identifying the general purpose of the payments and the party receiving the payments.;

               (ix) the Pass-Through Rate (if any) for each class of
          Certificates;

               (x) for any Mortgage Loan that became and REO Property during the preceding calendar month, the loan number and Stated Principal Balance of the Mortgage Loan as of the close of business on the Determination
          Date preceding the Distribution Date and the date of acquisition thereof;

               (xi) the total number and principal balance of any REO Properties
          (and market value, if available) as of the close of business on the
          Determination Date preceding the Distribution Date;

               (xii) the aggregate amount of Realized Losses incurred during the preceding calendar month;

               (xiii) any expenses or indemnification amounts paid by the related Trust Estate, the specific purpose of each payment and the parties to whom these payments are made;

               (xiv) the number and total principal balance of the Mortgage
          Loans, the weighted average mortgage interest rate and weighted average remaining term to maturity of the Mortgage Loans and cumulative prepayment amounts;

               (xv) any material modifications, extensions or waivers to
          Mortgage Loan terms, fees, penalties or payments since the previous
          Distribution Date or cumulatively since the closing date for that series of Certificates;

               (xvi) any material breaches of representations and warranties relating to the Mortgage Loans or material breaches of transaction covenants;

               (xvii) the number and aggregate principal balance of any Mortgage
          Loans repurchased by the Depositor from the related Trust Estate since the previous Distribution Date; and

               (xviii) the number and aggregate principal amounts of Mortgage
          Loans (A) delinquent (exclusive of Mortgage Loans in foreclosure or bankruptcy), (B) in foreclosure, as of the close of business on the last day of the calendar month preceding the Distribution Date and (C)
          in bankruptcy as of the close of business on the last day of the calendar month preceding the Distribution Date.

          Where applicable, any amount set forth above may be expressed as a dollar amount per single Certificate of the relevant class specified in the related prospectus supplement. The report to certificateholders for any series of Certificates may include additional or other information of a similar nature to that specified above.

          In addition, within a reasonable period of time after the end of each calendar year, the Master Servicer or the Trustee will mail to each certificateholder of record at any time during that calendar year a report:

          o    as to the aggregate of amounts reported pursuant to clauses (i)
                and (ii) for that calendar year or, if a person was a
                certificateholder of record during a portion of that calendar year, for the applicable portion of that year; and

          o    other customary information as is necessary or desirable for certificateholders to prepare their tax returns.

                               CREDIT ENHANCEMENT

GENERAL

          Credit enhancement may be provided with respect to one or more classes of a series of Certificates or with respect to the Mortgage Assets in the related Trust Estate. Credit enhancement may be only in the form of any one or more of the following:

          o    subordination;

          o    limited guarantee;

          o    financial guaranty insurance policy or surety bond;

          o    letter of credit;

          o    mortgage pool insurance policy;

          o    special hazard insurance policy;

          o    mortgagor bankruptcy bond;

          o    reserve fund;

          o    cross-collateralization;

          o    overcollateralization;

          o    excess interest;

          o    cash flow agreements;

          o    fraud waiver; or

          o    FHA insurance or a VA guarantee.

If losses occur which exceed the amount covered by credit enhancement or which are not covered by the credit enhancement, certificateholders will bear their allocable share of any deficiencies.

          If specified in the related prospectus supplement, the coverage provided by one or more forms of credit enhancement may apply concurrently to two or more related Trust Estates. If applicable, the related prospectus supplement will identify the Trust Estates to which the credit enhancement relates and the manner of determining the amount of the coverage provided thereby and of the application of the coverage to the identified Trust Estates.

          The applicable prospectus supplement will describe the material terms of such credit enhancement, including any limits on the timing or amount of such credit enhancement or any conditions that must be met before such credit enhancement may be accessed. If the provider of the credit enhancement is liable or contingently liable to provide payments representing 10% or more of the cash flow supporting any offered class of Certificates, the applicable prospectus supplement will disclose the name of the provider, the organizational form of the provider, the general character of the business of the provider and financial information required by Item 1114(b)(2) of Regulation AB (17 C.F.R.
Section 229.1114). Copies of the limited guarantee, financial guaranty insurance policy, surety bond, letter of credit, pool insurancy policy, mortgagor bankruptcy bond, special hazard insurance policy or Cash Flow Agreement, if any, relating to a series of Certificates will be filed with the SEC as an exhibit to a Current Report on Form 8-K.

SUBORDINATION

          If so specified in the related prospectus supplement, the rights of holders of one or more classes of subordinate Certificates will be subordinate to the rights of holders of one or more classes of senior Certificates of that series to distributions in respect of scheduled principal, principal prepayments, interest or any combination thereof that otherwise would have been payable to holders of subordinate Certificates under the circumstances and to the extent specified in the related prospectus supplement. If so specified in the related prospectus supplement, certain classes of subordinate Certificates may be senior to other classes of Subordinate Certificates and be rated investment grade. If specified in the related prospectus supplement, delays in receipt of scheduled payments on the Mortgage Assets and certain losses with respect to the Mortgage Assets will be borne first by the various classes of subordinate Certificates and thereafter by the various classes of senior
Certificates, in each case under the circumstances and subject to the limitations specified in the related prospectus supplement. The aggregate distributions in respect of delinquent payments on the Mortgage Assets over the lives of the Certificates or at any time, the aggregate losses in respect of
Mortgage Assets which must be borne by the subordinate Certificates because of subordination and the amount of distributions otherwise distributable to subordinate certificateholders that will be distributable to senior certificateholders on any Distribution Date may be limited as specified in the related prospectus supplement. If aggregate distributions in respect of delinquent payments on the Mortgage Assets or aggregate losses in respect of the
Mortgage Assets were to exceed the amount specified in the related prospectus supplement, senior certificateholders would experience losses on their
Certificates.

          If specified in the related prospectus supplement, various classes of senior certificates and subordinate Certificates may themselves be subordinate in their right to receive certain distributions to other classes of senior
Certificates and subordinate Certificates through a cross-collateralization mechanism or otherwise.

          As between classes of senior Certificates and as between classes of subordinate Certificates, distributions may be allocated among those classes:

          o    in the order of their scheduled final distribution dates;

          o    in accordance with a schedule or formula;

          o    in relation to the occurrence of events; or

          o    otherwise, as specified in the related prospectus supplement.

LIMITED GUARANTEE

          If specified in the prospectus supplement for a series of
Certificates, credit enhancement may be provided in the form of a limited guarantee issued by a guarantor named in that prospectus supplement. The limited guarantee may cover deficiencies in amounts otherwise payable on some or all of the Certificates of a series. The limited guarantee may cover timely distributions of interest or full distributions of principal or both on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related prospectus supplement. The limited guarantee may provide additional protection against losses on the Mortgage Loans included in a
Trust Estate, provide payment of administrative expenses, or establish a minimum reinvestment rate on

the payments made on the Mortgage Loans or principal payment rate on the
Mortgage Loans. A limited guarantee will be limited in amount to the dollar amount or percentage of the principal balance of the Mortgage Loans or
Certificates specified in the applicable prospectus supplement.

FINANCIAL GUARANTY INSURANCE POLICY OR SURETY BOND

          If specified in the prospectus supplement for a series of
Certificates, credit enhancement may be provided in the form of a financial guaranty insurance policy or a surety bond issued by one or more insurers named in that prospectus supplement. The financial guarantee insurance policy will guarantee, with respect to one or more classes of Certificates of the related series, timely distributions of interest and ultimate distributions of principal at the dates set forth in or determined in the manner specified in the prospectus supplement. If specified in the prospectus supplement, the financial guaranty insurance policy will also guarantee against any payment made to a
Certificateholder that is subsequently recovered as a preferential transfer under the Bankruptcy Code.

LETTER OF CREDIT

          If specified in the prospectus supplement for a series of
Certificates, credit enhancement may be provided by a letter of credit issued by a bank or other financial institution specified in the applicable prospectus supplement. Under the letter of credit, the provider will be obligated to pay up to an aggregate fixed dollar amount, net of previous drawings on the letter, equal to the percentage specified in the prospectus supplement of the unpaid principal balance of the Mortgage Loans or of one or more classes of
Certificates. If specified in the prospectus supplement, the letter of credit may permit drawings in the event of losses not covered by insurance policies or other credit support, such as losses arising from damage not covered by standard hazard insurance policies, losses resulting from the bankruptcy of a borrower and the application of certain provisions of the Bankruptcy Code, or losses resulting from the denial of insurance coverage due to misrepresentations in connection with the origination of a Mortgage Loan. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments previously paid. The obligations of the provider under the letter of credit for each series of Certificates will expire at the earlier of the date specified in the prospectus supplement or the termination of the Trust.

MORTGAGE POOL INSURANCE POLICY

          If specified in the prospectus supplement relating to a series of
Certificates, credit enhancement may be provided by a mortgage pool insurance policy for the Mortgage Loans in the related Trust Estate. Each mortgage pool insurance policy, in accordance with the limitations described in this prospectus and in the prospectus supplement, if any, will cover any loss by reason of default on a Mortgage Loan in an amount equal to a percentage specified in the applicable prospectus supplement of the unpaid principal balance of the Mortgage Loans. As described under "The Pooling and Servicing
Agreement--Primary Mortgage Insurance," the Master Servicer generally will be required to use its best efforts to maintain the mortgage pool insurance policy and to present claims to the pool insurer. The mortgage pool insurance policies, however, are not blanket policies against loss, since claims may only be made respecting particular defaulted mortgage loans and only upon satisfaction of specified conditions precedent described below. The mortgage pool insurance policies will generally not cover losses due to a failure to pay or denial of a claim under a primary mortgage insurance policy, regardless of the reason for nonpayment.

          As more specifically provided in the related prospectus supplement, each mortgage pool insurance policy will provide for conditions under which claims may be presented and covered under the policy. Upon satisfaction of these conditions, the pool insurer will have the option either (a) to purchase the property securing the defaulted Mortgage Loan at a price equal to its unpaid principal balance plus accrued and unpaid interest at the applicable mortgage interest rate to the date of purchase plus certain Advances, or (b) to pay the amount by which the sum of the unpaid principal balance of the defaulted
Mortgage Loan plus accrued and unpaid interest at the mortgage interest rate to the date of payment of the claim plus certain Advances exceeds the proceeds received from an approved sale of the Mortgaged Property, in either case net of certain amounts paid or assumed to have been paid under any related primary mortgage insurance policy.

          Certificateholders may experience a shortfall in the amount of interest payable on the related Certificates in connection with the payment of claims under a mortgage pool insurance policy because the pool insurer is only required to remit unpaid interest through the date a claim is paid rather than through the end of the month in which the claim is paid. In addition,
Certificateholders may also experience losses with respect to the related
Certificates in connection with payments made under a mortgage pool insurance policy to the extent that the related Servicer expends funds to cover unpaid real estate taxes or to repair the related Mortgaged Property in order to make a claim under a mortgage pool insurance policy, as those amounts will not be covered by payments under the policy and will be reimbursable to the related
Servicer from funds otherwise payable to the Certificateholders. If any
Mortgaged Property securing a defaulted Mortgage Loan is damaged and proceeds, if any, from the related hazard insurance policy or applicable special hazard insurance policy are insufficient to restore the damaged property to a condition sufficient to permit recovery under the mortgage pool insurance policy, a
Servicer will generally not be required to expend its own funds to restore the damaged property unless it determines that (a) restoration will increase the proceeds to one or more classes of Certificates on liquidation of the Mortgage
Loan after reimbursement of the related Servicer for its expenses and (b) the expenses will be recoverable by it through Liquidation Proceeds or insurance proceeds.

          A mortgage pool insurance policy and some primary mortgage insurance policies will generally not insure against loss sustained by reason of a default arising from, among other things, fraud or negligence in the origination or servicing of a Mortgage Loan, including misrepresentation by the mortgagor, the seller, or other persons involved in the origination or the Mortgage Loan, failure to construct a Mortgaged Property in accordance with plans and specifications, or bankruptcy, unless, as specified in the related prospectus supplement, an endorsement to the mortgage pool insurance policy provides for insurance against that type of loss.

          The original amount of coverage under each mortgage pool insurance policy will be reduced over the life of the related series of Certificates by the aggregate amount of claims paid, less the aggregate of the net amounts realized by the pool insurer upon disposition of all foreclosed properties. The amount of claims paid includes some expenses incurred by the related Servicer or
Master Servicer as well as accrued interest on delinquent Mortgage Loans to the date of payment of the claim. Accordingly, if aggregate net claims paid under any mortgage pool insurance policy reach the original policy limit, coverage under that mortgage pool insurance policy will be exhausted and any further losses will be borne by the related Certificates, to the extent not covered by other credit enhancement.

SPECIAL HAZARD INSURANCE POLICY

          Any insurance policy covering special hazard losses obtained for a
Trust will be issued by the insurer named in the related prospectus supplement.
Each special hazard insurance policy will be subject to limitations described in this paragraph and in the related prospectus supplement, if any, and will protect the related Certificateholders from special hazard losses. Aggregate claims under a special hazard insurance policy will be limited to the amount set forth in the related pooling and servicing agreement and will be subject to reduction as described in the related pooling and servicing agreement. A special hazard insurance policy will provide that no claim may be paid unless hazard insurance and, if applicable, flood insurance on the Mortgaged Property securing the Mortgage Loan has been kept in force and other protection and preservation expenses have been paid by the related Servicer or Master Servicer, as the case may be.

          In accordance with the foregoing limitations, a special hazard insurance policy will provide that, where there has been damage to the Mortgaged
Property securing a foreclosed Mortgage Loan, title to which has been acquired by the insured, and to the extent the damage is not covered by the hazard insurance policy or flood insurance policy, if any, maintained by the mortgagor or the related Servicer or Master Servicer, as the case may be, the insurer will pay the lesser of (i) the cost of repair or replacement of the related Mortgaged
Property or (ii) upon transfer of the property to the insurer, the unpaid principal balance of the Mortgage Loan at the time of acquisition of the related property by foreclosure or deed in lieu of foreclosure, plus accrued interest at the mortgage interest rate to the date of claim settlement and certain expenses incurred by the related Servicer or the Master Servicer, as the case may be, with respect to the related Mortgaged Property.

          If the Mortgaged Property is transferred to a third party in a sale approved by the special hazard insurer, the amount that the special hazard insurer will pay will be the amount under (ii) above, reduced by the net proceeds of

the sale of the Mortgaged Property. If the unpaid principal balance plus accrued interest and certain Advances is paid by the special hazard insurer, the amount of further coverage under the related special hazard insurance policy will be reduced by that amount, less any net proceeds from the sale of the Mortgaged
Property. Any amount paid as the cost of repair of the property will further reduce coverage by that amount. Restoration of the property with the proceeds described under (i) above will satisfy the condition under any mortgage pool insurance policy that the property be restored before a claim under the policy may be validly presented with respect to the defaulted Mortgage Loan secured by the related Mortgaged Property. The payment described under (ii) above will render presentation of a claim relating to a Mortgage Loan under the related mortgage pool insurance policy unnecessary. Therefore, so long as a mortgage pool insurance policy remains in effect, the payment by the insurer under a special hazard mortgage insurance policy of the cost of repair or of the unpaid principal balance of the related Mortgage Loan plus accrued interest and certain
Advances will not affect the total insurance proceeds paid to
Certificateholders, but will affect the relative amounts of coverage remaining under the related special hazard insurance policy and mortgage pool insurance policy.

MORTGAGOR BANKRUPTCY BOND

          If specified in the related prospectus supplement, a bankruptcy bond to cover losses resulting from proceedings under the federal Bankruptcy Code with respect to a Mortgage Loan will be issued by an insurer named in the prospectus supplement. Each bankruptcy bond will cover, to the extent specified in the related prospectus supplement, certain losses resulting from a reduction by the court of scheduled payments of principal and interest on a Mortgage Loan or a reduction by the court of the unpaid principal balance of a Mortgage Loan and will cover certain unpaid interest on the amount of the principal reduction from the date of the filing of a bankruptcy petition. The required amount of coverage under each bankruptcy bond will be set forth in the prospectus supplement.

RESERVE FUND

          If specified in the applicable prospectus supplement, credit enhancement with respect to a series of Certificates may be provided by the establishment of one or more reserve funds for the series. Any reserve fund for a series may be funded (i) by a deposit of cash, U.S. Treasury securities or instruments evidencing entitlements to principal or interest payments, letters of credit, demand notes, certificates of deposit or a combination of these in the aggregate amount specified in the applicable prospectus supplement or (ii)
by the deposit from time to time of certain amounts received on or in respect of the related Mortgage Loans, as specified in the applicable prospectus supplement.

          If specified in the prospectus supplement, reserve funds may be established to provide limited protection, in an amount satisfactory to each
Rating Agency, against certain interest shortfalls arising from the timing of principal prepayments, certain types of losses not covered by insurance policies or other credit support, such as losses arising from damage not covered by standard hazard insurance policies, losses resulting from the bankruptcy of a borrower and the application of certain provisions of the Bankruptcy Code, or losses resulting from denial of insurance coverage due to fraud or misrepresentation in connection with the origination of a Mortgage Loan.
Following each Distribution Date, amounts in a reserve fund in excess of any required reserve fund amount may be released from the reserve fund under the conditions and to the extent specified in the prospectus supplement and will not be available for further application to the related Certificates.

          If specified in the prospectus supplement, any reinvestment income or other gain from investments in eligible investments will be credited to the related reserve fund for the series, and any loss resulting from the investments will be charged to the reserve fund. The reserve fund for a series will not be a part of the Trust Estate.

          Additional information concerning any reserve fund will be set forth in the prospectus supplement, including the initial balance of the reserve fund, the required reserve fund balance to be maintained, the purposes for which funds in the reserve fund may be applied to make distributions to Certificateholders and use of investment earnings from the reserve fund, if any.

CROSS-COLLATERALIZATION

          If specified in the applicable prospectus supplement, the beneficial ownership of separate groups of Mortgage Loans included in a Trust Estate may be evidenced by separate classes of Certificates. In this case, credit support may be provided by a cross-collateralization feature which requires that distributions be made to certain classes from Mortgage Loan payments that would otherwise be distributed to Subordinate Certificates evidencing a beneficial ownership interest in other loan groups within the same Trust Estate. As a result, the amount of credit enhancement available to a class of Certificates against future losses on the Mortgage Loans in which that class represents an interest may be reduced as the result of losses on a group of Mortgage Loans in which that class has no interest. The applicable prospectus supplement for a series that includes a cross-collateralization feature will describe its specific operation.

OVERCOLLATERALIZATION

          If specified in the applicable prospectus supplement, subordination provisions of a series may be used to accelerate to a limited extent the amortization of one or more classes of Certificates relative to the amortization of the related Mortgage Loans. The accelerated amortization is achieved by the application of certain excess interest to the payment of principal of one or more classes of Certificates. This acceleration feature creates, with respect to the Mortgage Loans or a group of Mortgage Loans, overcollateralization which results from the excess of the aggregate principal balance of the related
Mortgage Loans, or group of Mortgage Loans, over the class balance of the related class or classes of Certificates. This acceleration may continue for the life of the related Certificates, or may have a shorter duration. In the case of limited acceleration, once the required level of overcollateralization is reached, and subject to certain provisions specified in the related prospectus supplement, this limited acceleration feature may cease, unless necessary to maintain the required level of overcollateralization.

EXCESS INTEREST

          If specified in the applicable prospectus supplement, the Mortgage
Loans in a Trust may generate more interest than is necessary to pay the interest earned on the classes of Certificates each month. The excess interest may be used to maintain overcollateralization, to pay interest that was previously earned but not paid to certain classes of Certificates and to reimburse certain classes of Certificates for losses and certain shortfalls that they experienced previously.

CASH FLOW AGREEMENTS

          If specified in the prospectus supplement, the Trust Estate may include cash flow agreements consisting of one or more guaranteed investment contracts, swap agreements or interest rate cap or floor agreements (also called yield maintenance agreements), each of which agreements is intended to reduce the effects of interest rate fluctuations on the assets or on one or more classes of Certificates (each, a "CASH FLOW AGREEMENT"). The applicable prospectus supplement will describe the name, organizational form and general character of the business of the counterparty under any Cash Flow Agreement. In addition, the prospectus supplement for the related series of Certificates will disclose the significance percentage, calculated in accordance with Item 1115 of
Regulation AB (17 C.F.R. Section 229.1115). To the extent this percentage is (a)
10% or more but less than 20%, the related prospectus supplement will provide financial data required by Item 301 of Regulation S-K (17 C.F.R. Section
229.301) or (b) greater than 20%, the related prospectus supplement will provide financial statements required by Item 1115(b)(2) of Regulation AB (17 C.F.R.
Section 229.1115) and, in either case, the related prospectus supplement will contain a description of the operation and material terms of the Cash Flow
Agreement, including, without limitation, conditions to payment or limits on the timing or amount of payments and material provisions relating to the termination of the Cash Flow Agreement or the substitution of another Cash Flow Agreement for the Cash Flow Agreement. Copies of the Cash Flow Agreement, if any, relating to a series of Certificates will be filed with the Commission as an exhibit to a
Current Report on Form 8-K.

          Guaranteed Investment Contracts. If specified in the related prospectus supplement, the Trustee on behalf of the Trust may enter into one or more guaranteed investment contracts. Guaranteed investment contracts are generally used to maximize the investment income on funds held between
Distribution Dates pending distribution to Certificateholders. Under a guaranteed investment contract, the issuer of the contract, which is typically a highly

rated financial institution, guarantees a fixed or floating rate of interest over the life of the contract, as well as the ultimate return of principal. Any payments received from the issuer of the contract by the Trust will be distributed to the related class or classes of Certificates as specified in the applicable prospectus supplement.

          Yield Maintenance Agreements. If specified in the related prospectus supplement, the Trustee on behalf of the Trust will enter into one or more yield maintenance agreements in order to support the yield on one or more classes of
Certificates. The counterparty to a yield maintenance agreement will receive an upfront payment and the Trust will have no ongoing payment obligations.
Generally, if the index specified in the applicable prospectus supplement, which index will be one-month, three-month, six-month or one-year LIBOR, CMT, COFI,
MTA or the Prime Rate, exceeds a percentage for a particular date specified in the applicable prospectus supplement, the counterparty to the yield maintenance agreement will be required to pay to the Trustee an amount equal to that excess, multiplied by a notional amount or the class certificate balance or balances of one or more classes of Certificates, multiplied by one-twelfth. This amount may be adjusted to reflect the actual number of days in the interest accrual period for the related class or classes of Certificates and will be paid to the class or classes of Certificates as specified in the related prospectus supplement.

          Swap Agreements. If specified in the related prospectus supplement, the Trustee on behalf of the Trust will enter into a swap agreement to support the yield on one or more classes of Certificates. Under the swap agreement, the
Trust will be obligated to pay an amount equal to a certain percentage of a notional amount set forth in the related prospectus supplement to the counterparty, and the Trust will be entitled to receive an amount equal to one-month, three-month, six-month or one-year LIBOR, CMT, COFI, MTA or the Prime
Rate on the notional amount from the counterparty, until the swap agreement is terminated. Only the net amount of the two obligations will be paid by the appropriate party. In the event that the Trust is required to make a payment to the counterparty, that payment will be paid on the related Distribution Date prior to distributions to Certificateholders. Generally, any payments received from the counterparty by the Trust will be distributed to cover certain shortfalls as set forth in the applicable prospectus supplement.

          If specified in the related prospectus supplement, the Trustee on behalf of the Trust will enter into one or more swap agreements to cover any shortfalls on one or more classes of Certificates in the event those
Certificates are auctioned to third-party investors on a date specified in the related prospectus supplement and the proceeds from the auction are less than the outstanding class certificate balance of the applicable class or classes of
Certificates plus any accrued and unpaid interest. In the event the proceeds from the auction are greater than the outstanding class certificate balance of the applicable class or classes of Certificates plus any accrued and unpaid interest, this excess will be paid to the counterparty or counterparties under the swap agreement(s). See "Risk Factors--Amounts Received from the Auction and the Swap Agreement May Be Insufficient to Assure Completion of the Auction" and
"--Mandatory Auction of Certificates" in this prospectus.

FRAUD WAIVER

          If so specified in the related prospectus supplement, a letter may be obtained from the issuer of a pool insurance policy waiving the right of the insurer to deny a claim or rescind coverage under the related pool insurance policy by reason of fraud, dishonesty or misrepresentation in connection with the origination of, or application for insurance for, the related Mortgage Loan or the denial or adjustment of coverage under any related primary mortgage insurance policy because of that fraud, dishonesty or misrepresentation. In these circumstances, the issuer of the pool insurance policy will be indemnified by the Sponsor for the amount of any loss paid by the issuer of the pool insurance policy under the terms of the waiver letter. The maximum aggregate amount of these fraud losses covered under the waiver letter and the period of time during which the coverage will be provided will be specified in the related prospectus supplement.

FHA INSURANCE OR VA GUARANTEE

          The Housing Act authorizes various FHA mortgage insurance programs. If so specified in the related prospectus supplement, some of the Mortgage Loans may be insured under either Section 203(b), Section 234 or Section 235 of the
Housing Act. Under Section 203(b), the FHA insures mortgage loans of up to 30 years' duration for the purchase of one- to four-family dwelling units. Mortgage loans for the purchase of condominium units are insured by the FHA under Section
234. Loans insured under these programs must bear interest at a rate not exceeding the maximum rate in effect at the time the loan is made, as established by HUD, and may not exceed specified percentages of the lesser of the appraised value of the property and the sales price, less seller-paid closing costs for the property, up to certain specified maximums. In addition, the FHA imposes initial investment minimums and other requirements on mortgage loans insured under the Section 203(b) and Section 234 programs.

          Under Section 235, assistance payments are paid by HUD to the mortgagee on behalf of eligible mortgagors for as long as the mortgagors continue to be eligible for the payments. To be eligible, a mortgagor must be part of a family, have income within the limits prescribed by HUD at the time of initial occupancy, occupy the property and meet requirements for recertification at least annually.

          The regulations governing these programs provide that insurance benefits are payable either upon foreclosure, or other acquisition of possession, and conveyance of the mortgaged premises to HUD or upon assignment of the defaulted mortgage loan to HUD. The FHA insurance that may be provided under these programs upon the conveyance of the home to HUD is equal to 100% of the outstanding principal balance of the mortgage loan, plus accrued interest, as described below, and certain additional costs and expenses. When entitlement to insurance benefits results from assignment of the mortgage loan to HUD, the insurance payment is computed as of the date of the assignment and includes the unpaid principal amount of the mortgage loan plus mortgage interest accrued and unpaid to the assignment date.

          When entitlement to insurance benefits results from foreclosure (or other acquisition of possession) and conveyance, the insurance payment is equal to the unpaid principal amount of the mortgage loan, adjusted to reimburse the mortgagee for certain tax, insurance and similar payments made by it and to deduct certain amounts received or retained by the mortgagee after default, plus reimbursement not to exceed two-thirds of the mortgagee's foreclosure costs. Any
FHA insurance relating to contracts underlying a series of Certificates will be described in the accompanying prospectus supplement.

          The Servicemen's Readjustment Act of 1944, as amended, permits a veteran, or, in certain instances, his or her spouse, to obtain a mortgage loan guaranty by the VA, covering mortgage financing of the purchase of a one- to four-family dwelling unit to be occupied as the veteran's home, at an interest rate not exceeding the maximum rate in effect at the time the loan is made, as established by HUD. The program has no limit on the amount of a mortgage loan, requires no down payment from the purchaser and permits the guaranty of mortgage loans with terms, limited by the estimated economic life of the property, up to
30 years. The maximum guaranty that may be issued by the VA under this program is 50% of the original principal amount of the mortgage loan up to a certain dollar limit established by the VA. The liability on the guaranty is reduced or increased pro rata with any reduction or increase in the amount of indebtedness, but in no event will the amount payable on the guaranty exceed the amount of the original guaranty. Notwithstanding the dollar and percentage limitations of the guaranty, a mortgagee will ordinarily suffer a monetary loss only when the difference between the unsatisfied indebtedness and the proceeds of a foreclosure sale of mortgaged premises is greater than the original guaranty as adjusted. The VA may, at its option, and without regard to the guaranty, make full payment to a mortgagee of the unsatisfied indebtedness on a mortgage upon its assignment to the VA.

          Since there is no limit imposed by the VA on the principal amount of a
VA-guaranteed mortgage loan but there is a limit on the amount of the VA guaranty, additional coverage under a primary mortgage insurance policy may be required by the Depositor for VA loans in excess of certain amounts. The amount of any additional coverage will be described in the accompanying prospectus supplement. Any VA guaranty relating to contracts underlying a series of
Certificates will be described in the accompanying prospectus supplement.

                       PREPAYMENT AND YIELD CONSIDERATIONS

          The yields to maturity and weighted average lives of Certificates will be affected primarily by the amount and timing of principal payments received on or in respect of the Mortgage Loans included in the related Trust Estate. The original terms to maturity of the Mortgage Loans in a given mortgage pool will vary depending upon the type of Mortgage Loans in the pool. Each prospectus supplement will contain information with respect to the type and maturities of the Mortgage Loans in the related mortgage pool. Mortgage Loans may be prepaid without penalty

in full or in part at any time except as specified in the prospectus supplement.
The prepayment experience on the Mortgage Loans in a mortgage pool will affect the life of the related series of certificates.

FACTORS AFFECTING PREPAYMENT

          A number of factors, including, but not limited to, homeowner mobility, economic conditions, the presence and enforceability of due-on-sale clauses, mortgage market interest rates and the availability of mortgage funds, may affect prepayment experience of mortgage loans.

          The Mortgage Loans may be partially or fully repaid at any time.
Fixed-rate Mortgage Loans generally will contain "due-on-sale" clauses that permit the mortgagee to accelerate the maturity of a Mortgage Loan upon the conveyance of the related mortgaged property. Adjustable-rate Mortgage Loans generally will permit creditworthy borrowers to assume a Mortgage Loan upon a transfer of the related mortgaged property.

          The rate of prepayments with respect to mortgage loans has fluctuated significantly in recent years. In general, if prevailing rates fall significantly below the mortgage rates borne by the Mortgage Loans, the Mortgage
Loans are likely to be subject to higher prepayment rates than if prevailing interest rates remain at or above those mortgage rates. Conversely, if prevailing interest rates rise appreciably above the mortgage rates borne by the
Mortgage Loans, the Mortgage Loans are likely to experience a lower prepayment rate than if prevailing rates remain at or below those mortgage rates. However, there can be no assurance that this will be the case.

EFFECT OF PRINCIPAL PREPAYMENTS

          When a Mortgage Loan is prepaid in full, the mortgagor pays interest on the amount prepaid only to the date of prepayment. Liquidation proceeds and amounts received in settlement of insurance claims are also likely to include interest only to the time of payment or settlement. When a Mortgage Loan is prepaid in full or in part, an interest shortfall may result depending on the timing of the receipt of the prepayment and the timing of when those prepayments are passed through to Certificateholders. To partially mitigate this reduction in yield, the pooling and servicing agreement relating to a series may provide that with respect to certain principal prepayments received, the Master Servicer will be obligated to pay an amount equal to the lesser of (i) the aggregate interest shortfall for that Distribution Date resulting from principal prepayments and (ii) all or a portion of the Master Servicer's servicing compensation for that Distribution Date, as specified in the applicable prospectus supplement. Any interest shortfall arising from liquidations will be covered by means of the subordination of the rights of subordinate certificateholders or any other credit support arrangements.

          A lower rate of principal prepayments than anticipated would negatively affect the total return to investors in any Certificates of a series that are offered at a discount to their principal amount and a higher rate of principal prepayments than anticipated would negatively affect the total return to investors in the Certificates of a series that are offered at a premium to their principal amount. The yield on Certificates that are entitled solely or disproportionately to distributions of principal or interest may be particularly sensitive to prepayment rates, and further information relating to yield on those Certificates will be included in the applicable prospectus supplement.

WEIGHTED AVERAGE LIFE OF CERTIFICATES

          Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model. The prepayment model, if any, used with respect to a particular series will be identified and described in the related prospectus supplement. The prospectus supplement for a series of Certificates may contain tables setting forth percentages of the initial certificate balance of each class expected to be outstanding after each of the dates shown in each table.
Any table will be based upon a number of assumptions stated in the prospectus supplement, including assumptions that prepayments on the mortgage loans underlying the related Mortgage Certificates or on the Mortgage Loans are made at rates corresponding to various percentages of the specified prepayment model.
It is unlikely, however, that the prepayment of the mortgage loans underlying the Mortgage Certificates, or of the Mortgage Loans, underlying any series will conform to any of the percentages of the prepayment model described in a table.

          The rate of principal prepayments on pools of mortgage loans underlying the Mortgage Certificates and on the Mortgage Loans is influenced by a variety of economic, geographic, social and other factors. In general, however, if prevailing interest rates fall significantly below the interest rates on those mortgage loans or on the Mortgage Loans included in a Trust
Estate, those mortgage loans or Mortgage Loans are likely to be the subject of higher principal prepayments than if prevailing rates remain at or above the rates borne by those mortgage loans or Mortgage Loans. Conversely, if prevailing interest rates rise appreciably above the interest rates on those mortgage loans or on the rates borne by the Mortgage Loans included in a Trust Estate, those mortgage loans or Mortgage Loans are likely to experience a lower prepayment rate than if prevailing rates remain at or below the rates borne by those mortgage loans or Mortgage Rates. Other factors affecting prepayment of mortgage loans and Mortgage Loans include changes in mortgagors' housing needs, job transfers, unemployment, mortgagors' net equity in the properties securing the mortgage loans and Mortgage Loans and servicing decisions. However, because many different factors affect prepayment behavior, as described above, prepayments may not rise or fall in direct relation to changes in mortgage interest rates.
It should be noted that Certificates of a series may evidence an interest in a
Trust Estate with Mortgage Loans with different mortgage interest rates.

          Prepayments may also result from the enforcement of any "due-on-sale"
provisions contained in a mortgage note permitting the holder of the mortgage note to demand immediate repayment of the outstanding balance of the Mortgage
Loan upon conveyance by the Mortgagor of the underlying Mortgaged Property. The
Master Servicer will agree that it or the applicable subservicer will enforce any "due-on-sale" clause to the extent it has knowledge of the conveyance or proposed conveyance of the underlying Mortgaged Property and reasonably believes that it is entitled to do so under applicable law; provided, however, that the
Master Servicer or the subservicer will not take any action in relation to the enforcement of any "due-on-sale" provision which would impair or threaten to impair any recovery under any related Primary Mortgage Insurance Policy. Under current law, that exercise is permitted for substantially all the mortgage loans which contain those clauses. Acceleration is not permitted, however, for certain types of transfers, including transfers upon the death of a joint tenant or tenant by the entirety and the granting of a leasehold interest of three years or less not containing an option to purchase. See the related prospectus supplement for a description of certain provisions of each pooling and servicing agreement and certain legal developments that may affect the prepayment experience on the Mortgage Loans.

          The Sponsor, Originator or Depositor, as specified in the related prospectus supplement, will be obligated, under the circumstances specified in
"The Pooling and Servicing Agreement--Assignment of Mortgage Loans to the
Trustee," to repurchase Mortgage Loans that have breached representations or warranties, or with respect to which all proper documentation has not been delivered to the Trustee. In addition, if so specified in the applicable prospectus supplement, the Depositor or another person identified therein will have the option to purchase all, but not less than all, of the Mortgage Assets in any Trust Estate under the limited conditions specified in the prospectus supplement. For any series of Certificates for which an election has been made to treat the Trust Estate (or one or more segregated pools of assets in the
Trust Estate) as a REMIC, any purchase or repurchase may be effected only pursuant to a "qualified liquidation," as defined in Code Section 860F(a)(4)(A).
See "The Pooling and Servicing Agreement--Termination; Repurchase of Mortgage
Loans and Mortgage Certificates." Any purchase or repurchase of Mortgage Assets will shorten the weighted average life of one or more classes of Certificates of the related series.

SCHEDULED DELAYS IN DISTRIBUTIONS

          Upon the issuance of Certificates of a series offered by this prospectus and the applicable prospectus supplement, the initial purchasers may be required to pay for accrued interest at the applicable pass-through rate from the Cut-off Date for that series to the date of issuance. The effective yield to certificateholders will be below the yield otherwise produced by the applicable pass-through rate because the distribution of principal and interest that is due on each due date will not be made until the Distribution Date in the month in which that due date occurs.

                                   THE SPONSOR

          Bank of America, National Association ("BANK OF AMERICA") will serve as sponsor (the "SPONSOR") of each series of Certificates. Bank of America is an indirect wholly-owned subsidiary of Bank of America Corporation. Bank of America is engaged in a general consumer banking, commercial banking, and trust business, offering a wide range of commercial, corporate, international, financial, market, retail, and fiduciary banking

services. Bank of America is a national banking association chartered by the
Office of the Comptroller of the Currency (the "OCC") and is subject to the regulation, supervision, and examination of the OCC.

          Bank of America and its affiliates have been active in the securitization market since inception, and Bank of America has sponsored publicly offered securitization transactions since 1977. Bank of America and its affiliates have been involved with the origination of auto loans, student loans, home equity loans, credit card receivables, manufactured housing contracts, residential mortgage loans and commercial mortgage loans, as well as less traditional asset classes. Bank of America and its affiliates have also participated in a variety of collateralized loan obligation transactions, synthetic securitizations, and asset-backed commercial paper programs. Bank of
America and its affiliates have served as sponsors, issuers, dealers, and servicers in a wide array of securitization transactions.

          The Depositor's securitization program principally is used by Bank of
America to finance fully amortizing prime mortgage loans secured by first liens on one- to four-family residential properties acquired from third parties. The
Depositor's securitization program may also include mortgage loans originated through correspondent arrangements. Bank of America currently does not rely on securitization as a material funding source.

          The table below sets forth the number and aggregate principal balance of mortgage loans which have been included in Trusts formed by the Depositor, which were originated or acquired by Bank of America during the periods indicated:

                                             2002                   2003                  2004                      2005
                                      ---------------     --------------------   ---------------    ---------------------

Number                                     1,494                  4,110                 13,276                  29,360
Aggregate Principal
Balance                        $299,960,769   $1,855,340,346   $4,446,655,671   $11,007,632,007

          Bank of America serves as the Sponsor, and may serve as a Servicer, in the Depositor's securitization program, in addition to owning all of the
Depositor's equity. Banc of America Securities LLC serves as an underwriter for the Depositor's securitization program, is an affiliate of Bank of America, and assists Bank of America and the Depositor in connection with the selection of mortgage loans, including the Mortgage Loans, for various transactions. See
"Plan of Distribution."

          Bank of America's headquarters and its executive offices are located at 101 South Tryon Street, Charlotte, North Carolina 28255, and the telephone number is (704) 386-5478. Bank of America has been approved as a mortgagee and seller/servicer by the Department of Housing and Urban Development, the Veterans
Administration, Ginnie Mae, Fannie Mae and Freddie Mac.

          See "The Mortgage Purchase Program" for information regarding Bank of
America's procedures for acquiring mortgage loans similar to the Mortgage Loans.

                                                 THE DEPOSITOR

          Banc of America Funding Corporation (formerly known as NationsBanc
Montgomery Funding Corp.), a Delaware corporation (the "DEPOSITOR"), was organized on November 28, 1994, for the limited purpose of acquiring, owning and transferring Mortgage Assets and selling interests in Mortgage Assets or bonds secured by Mortgage Assets. The Depositor is an indirect subsidiary of Bank of
America Corporation. It is not expected that the Depositor will have any business operations other than offering mortgage pass-through certificates and related activities.

          The Depositor will have limited obligations and rights under each pooling and servicing agreement after the closing date for any series, including, but not limited to, repurchasing Mortgage Loans due to breaches of representations and warranties.

          The Depositor maintains its principal office at 214 North Tryon
Street, Charlotte, North Carolina 28255. Its telephone number is (704) 386-2400.

          The Depositor and any director, officer, employee or agent of the
Depositor shall be indemnified by the Trust Estate and held harmless against any loss, liability or expense incurred in connection with any legal action relating to the pooling and servicing agreement or the Certificates, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties under the pooling and servicing agreement or by reason of reckless disregard of its obligations and duties under the pooling and servicing agreement.

          Neither the Depositor nor any of the Depositor's affiliates will ensure or guarantee distributions on the Certificates of any series.

                                 USE OF PROCEEDS

          The Depositor will use substantially all of the net proceeds received from the sale of each series of Certificates either:

          o    to purchase the Mortgage Assets related to that series; or

          o    to return to itself the amounts previously used to effect a purchase of Mortgage Assets, the costs of carrying the Mortgage
                Assets until sale of the Certificates and other expenses
                connected with pooling the Mortgage Assets and issuing the
                Certificates.

The Depositor will use any remaining proceeds for its general corporate purposes.

                            MORTGAGE PURCHASE PROGRAM

          Set forth below is a description of aspects of the Depositor's purchase program for Mortgage Loans eligible for inclusion in a Trust Estate.
The related prospectus supplement will contain information regarding the origination of the Mortgage Loans.

          The Depositor will purchase Mortgage Loans either directly or indirectly from approved originators, which may be the Sponsor, other affiliates of the Depositor, the Master Servicer or a Servicer. The Depositor has approved
(or will approve) individual institutions as eligible Originators by applying certain criteria, including the Originator's depth of mortgage origination experience, servicing experience and financial stability. From time to time, however, the Depositor may purchase Mortgage Loans from Originators that, while not meeting the generally applicable criteria, have been reviewed by the
Depositor and found to be acceptable as Originators of Mortgage Loans.

          If any originator or group of affiliated originators originated 10% or more of the Mortgage Loans in a Trust Estate, the applicable prospectus supplement will disclose the identity of the originator, and, if such originator or group of affiliated originators originated 20% or more of the Mortgage Loans, the applicable prospectus supplement will provide information about the originator's form of organization and, to the extent material, a description of the originator's origination program and how long it has been engaged in originating mortgage loans of the same type.

          Each Mortgage Loan purchased by the Depositor must meet certain credit, appraisal and underwriting standards, as described in the related prospectus supplement.

          Underwriting standards are intended to evaluate the Mortgagor's credit standing and repayment ability and the value and adequacy of the mortgaged property as collateral. Underwriting standards are applied in a standard procedure which complies with applicable federal and state laws and regulations.

          In determining the adequacy of the property as collateral, an appraisal is generally made of each property considered for financing. The appraiser is required to inspect the property and verify that it is in good condition and

that construction, if new, has been completed. The appraisal is based on the appraiser's judgment of values, giving appropriate weight to both the market value of comparable properties and the cost of replacing the property.

          Certain states where the mortgaged properties may be located are
"anti-deficiency" states. This means, in general, that lenders providing credit on one- to four-family properties in those states must look solely to the property for repayment upon foreclosure. Underwriting standards in all states
(including anti-deficiency states) require that the underwriting officers be satisfied that the value of the property being financed, as indicated by the appraisal, currently supports and is anticipated to support in the future the outstanding loan balance, and provides sufficient value to mitigate the effects of adverse shifts in real estate values.

          The related prospectus supplement will provide a description of the underwriting standards applied in originating the Mortgage Loans.

                         SERVICING OF THE MORTGAGE LOANS

          The servicing of the Mortgage Loans in the Trust underlying a series of Certificates will be performed by one or more Servicers, which may include the Sponsor or its affiliates. A master servicer, which may be the Sponsor or an affiliate (the "Master Servicer"), may be engaged to supervise some or all of the Servicers. The applicable prospectus supplement will identify (i) any Master
Servicer, (ii) each Servicer affiliated with the Sponsor, (iii) each Servicer that services 10% or more of the Mortgage Loans and (iv) any other material servicer that is responsible for performing an aspect of the servicing on which the performance of the related Mortgage Loans or Certificates are materially dependent.

          The following is a summary of the material servicing provisions of the pooling and servicing agreements. A form of pooling and servicing agreement has been filed as an exhibit to the registration statement of which this prospectus forms a part. The pooling and servicing agreement for each series will be filed with the Commission following the date of initial issuance of the related
Certificates.

THE MASTER SERVICER

          The Master Servicer generally will be responsible under each applicable pooling and servicing agreement for, among other things, (i)
administering and supervising the performance by the Servicers of their duties and responsibilities under the Underlying Servicing Agreements, (ii) oversight of payments received on Mortgage Loans, (iii) preparation of periodic reports to the Trustee regarding the foregoing matters, (iv) performing certain of the servicing obligations of a terminated Servicer as described below under "--The
Servicers" and (v) making Periodic Advances of delinquent payments of principal and interest on the Mortgage Loans to the limited extent described below under the heading "The Pooling and Servicing Agreement--Periodic Advances and
Servicing Advances," if those amounts are not advanced by a Servicer. The Master
Servicer will also perform additional duties as described in the applicable prospectus supplement. The Master Servicer will be entitled to receive a portion of the interest payments on the Mortgage Loans included in the Trust Estate for a series to cover its fees as Master Servicer or will be paid in another manner specified in the applicable prospectus supplement. The Master Servicer may subcontract with any other entity the obligations of the Master Servicer under any pooling and servicing agreement. The Master Servicer will remain primarily liable for the contractor's performance in accordance with the applicable prospectus supplement. The Master Servicer may be released from its obligations in certain circumstances. See "--The Servicers."

THE SERVICERS

          With respect to any series, one or more Servicers (each, a "Servicer")
specified in the applicable prospectus supplement, which may include the
Sponsor, will provide certain customary servicing functions for the Mortgage
Loans pursuant to the related pooling and servicing agreement or separate underlying servicing agreements (each, an "Underlying Servicing Agreement") with the Depositor or an affiliate of the Depositor. These Servicers may be the originators of the Mortgage Loans or affiliates of the applicable originators or third parties identified in the applicable prospectus supplement. The rights of the Depositor or affiliate of the Depositor under the applicable Underlying
Servicing Agreements relating to the Mortgage Loans included in the Trust Estate for a series will be

assigned (directly or indirectly) to the Trustee for the benefit of
Certificateholders of that series. The Servicers may be entitled to withhold their Servicing Fees and certain other fees and charges from remittances of payments received on Mortgage Loans serviced by them.

          The duties to be performed by each Servicer include collection and remittance of principal and interest payments on the Mortgage Loans, administration of mortgage escrow accounts, collection of insurance claims, foreclosure procedures, and, if necessary, the advance of funds to the extent certain payments are not made by the mortgagor and have not been determined by the Servicer to be not recoverable under the applicable insurance policies, from proceeds of liquidation of those Mortgage Loans or otherwise. Each Servicer also will provide necessary accounting and reporting services to provide required information to the Trustee or to enable the Master Servicer to provide required information to the Trustee for the Mortgage Loans included in the Trust Estate for a series. Each Servicer is entitled to a periodic Servicing Fee equal to a specified percentage of the outstanding principal balance of each Mortgage Loan serviced by it. The obligations of a Servicer may be performed through subservicers or vendors, provided that the Servicer remains primarily liable for the servicing of the Mortgage Loans in the applicable Trust. In the event a
Servicer appoints a subservicer that meets the thresholds provided in Item
1108(a)(3) of Regulation AB (17 C.F.R. Section 229.1108), the applicable prospectus supplement will provide the disclosure required by Items 1108(b) and
(c) of Regulation AB (17 C.F.R. Section 229.1108). In the event that such appointment occurs after the issuance of the related series of Certificates, the
Depositor will report such appointment on Form 8-K.

          The Trustee, or if so provided in the applicable pooling and servicing agreement, the Master Servicer, may terminate a Servicer who has failed to comply with its covenants or breached one of its representations contained in the applicable pooling and servicing agreement or Underlying Servicing Agreement or in certain other circumstances. Upon termination of a Servicer by the Trustee or the Master Servicer, the Trustee or the Master Servicer, as the case may be, will assume certain servicing obligations of the terminated Servicer, or, at its option, may appoint a substitute Servicer acceptable to the Trustee to assume the servicing obligations of the terminated Servicer. Neither the Master
Servicer's nor the Trustee's obligations to act as substitute Servicer following the termination of an Underlying Servicing Agreement or termination of the
Servicer under the applicable pooling and servicing agreement will, however, require the Master Servicer or the Trustee, as applicable, to purchase a
Mortgage Loan from the Trust Estate due to a breach by the terminated Servicer of a representation or warranty in respect of the Mortgage Loan.

          The Trustee or a successor servicer is entitled to be reimbursed for its costs in effecting a servicing transfer from the predecessor servicer. In the event that the predecessor servicer fails to reimburse the Trustee or successor servicer, the Trustee or successor servicer will be entitled to reimbursement from the assets of the related Trust.

          If a Servicer has executed the pooling and servicing agreement, the pooling and servicing agreement will provide that the Servicer may not resign from its obligations and duties under the pooling and servicing agreement for that series, except upon its determination that its duties under the pooling and servicing agreement are no longer permissible under applicable law. No resignation will become effective until the Trustee for a series or a successor servicer or Master Servicer has assumed the Servicer's obligations and duties under the pooling and servicing agreement. If a Servicer resigns for the foregoing reason and the Trustee is unable or unwilling to assume responsibility for its duties under the pooling and servicing agreement, it may appoint another institution to so act as described under "The Pooling and Servicing
Agreement--Rights Upon Event of Default" below.

          If a Servicer has executed the pooling and servicing agreement, the pooling and servicing agreement will provide that neither the Servicer nor any director, officer, employee or agent of the Servicer will be under any liability to the Trust Estate or the Certificateholders, for the taking of any action or for refraining from the taking of any action in good faith pursuant to the pooling and servicing agreement, or for errors in judgment; provided, however, that no Servicer nor any director, officer, employee or agent of any Servicer will be protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties or by reason of reckless disregard of its obligations and duties under the pooling and servicing agreement. Each Servicer and any director, officer, employee or agent of each Servicer shall be indemnified by the Trust
Estate and held harmless against any loss, liability or expense incurred in connection with any legal action relating to the pooling and servicing agreement or Underlying Servicing Agreement or the Certificates, other than any loss, liability or expense related to any specific Mortgage Loan or Mortgage Loans and any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of it duties under the pooling and servicing agreement or Underlying Servicing Agreement or by reason of reckless disregard of obligations and duties under the pooling and servicing agreement or
Underlying Servicing Agreement. In addition, the pooling and servicing agreement will provide that no Servicer will be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its duties under the pooling and servicing agreement and that in its opinion may involve it in any expense or liability. A Servicer may, however, in its discretion, undertake any action deemed by it necessary or desirable relating to the pooling and servicing agreement and the rights and duties of the parties to the pooling and servicing agreement and the interests of the Certificateholders. In this event, the legal expenses and costs of the action and any liability resulting from it will be expenses, costs and liabilities of the Trust and the Servicer will be entitled to be reimbursed out of the Servicer Custodial Account, and any loss to the Trust arising from this right of reimbursement will be allocated first to the Subordinate Certificate of a series before being allocated to the related
Senior Certificates, or if the series does not contain Subordinate Certificates, pro rata among the various classes of Certificates or in another manner specified in the applicable prospectus supplement.

          Any person into which the Servicer may be merged or consolidated, or any person resulting from any merger, conversion or consolidation to which the
Servicer is a party, or any person succeeding to the business through the transfer of substantially all of its assets or all assets relating to the business, or otherwise, of the Servicer will be the successor of the Servicer under the terms of the pooling and servicing agreement for each series provided that the successor or resulting entity is qualified to service mortgage loans for Fannie Mae or Freddie Mac.

          The Servicer also has the right to assign its rights and delegate its duties and obligations under the pooling and servicing agreement for each series; provided that, if the Servicer desires to be released from its obligations under the pooling and servicing agreement, (i) the purchaser or transferee accepting the assignment or delegation is qualified to service mortgage loans for Fannie Mae or Freddie Mac, (ii) the purchaser is satisfactory to the Trustee for the series, in the reasonable exercise of its judgment, and executes and delivers to the Trustee an agreement, in form and substance reasonably satisfactory to the Trustee, which contains an assumption by the purchaser or transferee of the due and punctual performance and observance of each covenant and condition to be performed or observed by the Servicer under the pooling and servicing agreement from and after the date of the agreement, and (iii) each applicable Rating Agency's rating of any Certificates for the series in effect immediately prior to the assignment, sale or transfer would not be qualified, downgraded or withdrawn as a result of the assignment, sale or transfer and the Certificates would not be placed on credit review status by any
Rating Agency. The Servicer will be released from its obligations under the pooling and servicing agreement upon the assignment and delegation of its duties and obligations, except that the Servicer will remain liable for all liabilities and obligations incurred by it prior to the time that the conditions contained in clauses (i), (ii) and (iii) above are met.

          In the event that there is a Master Servicer for a series, the provisions described above will apply to the Master Servicer and substantially similar provisions will apply to each Servicer under the Underlying Servicing
Agreements.

                       THE POOLING AND SERVICING AGREEMENT

          Set forth below is a summary of certain provisions of each pooling and servicing agreement which are not described in other parts of this prospectus.
When particular provisions or terms used in a pooling and servicing agreement are mentioned in this discussion, you should review those provisions in the form of pooling and servicing agreement that was filed with the Securities and
Exchange Commission as part of the registration statement of which this prospectus is a part.

ASSIGNMENT OF MORTGAGE LOANS TO THE TRUSTEE

     ASSIGNMENT OF MORTGAGE LOANS

          At the time of issuance of each series of Certificates, the Depositor will cause the Mortgage Loans comprising the related Trust Estate to be assigned to the Trustee, for the benefit of the certificateholders, together with all principal and interest on the Mortgage Loans, except for principal and interest due on or before the cut-off

date set forth in the related prospectus supplement (the "CUT-OFF DATE"). The
Trustee, concurrently with that assignment, will authenticate and deliver the
Certificates to the Depositor or its designated agent in exchange for the
Mortgage Loans and other assets, if any. Each Mortgage Loan will be identified in a schedule appearing as an exhibit to the pooling and servicing agreement.
The schedule will include the principal balance of each Mortgage Loan, the mortgage rate, the maturity of each mortgage note and other information.

          The Depositor will deliver or cause to be delivered to the Trustee or a custodian, as to each Mortgage Loan, all of the documents the Depositor is required to deliver to the Trustee or a custodian under the pooling and servicing agreement.

          Despite the requirements to deliver certain documents, a Trust Estate may include Mortgage Loans where the original mortgage note is not delivered to the Trustee if the Depositor delivers to the Trustee or the custodian a copy or a duplicate original of the mortgage note, together with an affidavit certifying that the original has been lost or destroyed. With respect to these Mortgage
Loans, the Trustee may not be able to enforce the mortgage note against the related borrower. The Depositor (or other representing party as specified in the related prospectus supplement) will be required to agree to repurchase, or substitute for, each Mortgage Loan that is subsequently in default if the enforcement of the related mortgage is materially adversely affected by the absence of the original mortgage note. The related pooling and servicing agreement will generally require the Depositor or another party specified in the related prospectus supplement to promptly cause the assignments of the related loans to be delivered for recording in the appropriate public office for real property records, except (1) in states in which, in the opinion of counsel acceptable to the Trustee, the recording is not required to protect the
Trustee's interest in the loans against the claim of any subsequent transferee or any successor to or creditor of the Depositor or the originator of the loans or (2) in states where recordation is not required by the rating agencies rating the series of Certificates.

          In lieu of the delivery requirement set forth above, with respect to any mortgage which has been recorded in the name of Mortgage Electronic
Registration Systems, Inc. ("MERS") or its designee, no mortgage assignment in favor of the Trustee will be required to be prepared or delivered. Instead, the
Master Servicer will be required to take all actions as are necessary to cause the applicable Trust Estate to be shown as the owner of the related Mortgage
Loan on the records of MERS for purposes of the system of recording transfers of beneficial ownership of mortgages maintained by MERS.

          With respect to any Mortgage Loans that are cooperative loans, the
Depositor will generally be required to cause to be delivered to the Trustee;

          o    the stock certificate;

          o    the stock power executed in blank;

          o    the executed proprietary lease;

          o    the executed recognition agreement;

          o    the executed assignment of recognition agreement, if any;

          o    an executed financing statement with evidence of recording thereon;

          o    the executed financing statements required by state law,
                evidencing a complete and unbroken line from the mortgagee to the
                Trustee with evidence of recording thereon (or in form suitable for recordation); and

          o    any other document specified in the related prospectus
                supplement.

          The Depositor will cause to be filed in the appropriate office an assignment and a financing statement evidencing the Trustee's security interest in each cooperative loan.

          The Trustee or a custodian will review the mortgage loan documents within a specified number of days of receipt to ascertain that all required documents have been properly executed and received. The Trustee will hold the mortgage loan documents for each series in trust for the benefit of holders of the Certificates. If any document is found by the Trustee or custodian not to have been properly executed or received or to be unrelated to the Mortgage Loans identified in the pooling and servicing agreement, and any defect cannot be cured within the permitted time period, the Sponsor or other party specified in the prospectus supplement will replace the Mortgage Loan with an eligible substitute Mortgage Loan (as described in the related prospectus supplement) or repurchase the related Mortgage Loan from the Trustee at a price generally equal to the principal balance thereof, plus accrued and unpaid interest thereon. Upon receipt of the repurchase price, in the case of a repurchase, the Trustee will reimburse any unreimbursed Advances of principal and interest by the Master
Servicer with respect to that Mortgage Loan or unreimbursed payments under any form of credit support. The remaining portion of the repurchase price will then be passed through to holders of the Certificates as liquidation proceeds in accordance with the procedures specified under "Description of Certificates--
Distributions". This substitution/repurchase obligation constitutes the sole remedy available to Certificateholders or the Trustee for a defect in a mortgage loan document.

          Any restrictions on substitution or repurchase with respect to a series of Certificates will be set forth in the related prospectus supplement.

     ASSIGNMENT OF MORTGAGE CERTIFICATES

          The Depositor will cause each Mortgage Certificate to be registered in the name of the Trustee. The Trustee or a custodian will hold each Mortgage
Certificate in the manner described in the related prospectus supplement. The
Trustee will not be in possession of or be assignee of record of any underlying assets for a Mortgage Certificate. Each Mortgage Certificate will be identified in a schedule appearing as an exhibit to the pooling and servicing agreement, which will specify the original principal amount, outstanding principal balance as of the Cut-off Date, annual pass-through rate or interest rate and maturity date and certain other pertinent information.

REPRESENTATIONS AND WARRANTIES

          As further described below, the Sponsor will make certain
representations and warranties concerning the Mortgage Loans in the related pooling and servicing agreement or under the mortgage loan sale agreement between the Sponsor and the Depositor. Under certain circumstances the Sponsor may be required to repurchase or substitute for a Mortgage Loan as a result of a breach of those representations or warranties. In addition, pursuant to the related pooling and servicing agreement the Depositor will assign to the Trustee its rights with respect to representations and warranties made by the Sponsor in the mortgage loan sale agreement.

          The representations and warranties made or assigned to the Trust
(whether made by the Depositor or another party) will generally include the following with respect to the Mortgage Loans, or each Mortgage Loan, as the case may be:

          o    the information set forth in the schedule of Mortgage Loans is true and correct in all material respects;

          o    at the time of transfer the Sponsor had good title to the
                Mortgage Loans and the mortgage notes were subject to no offsets, defenses or counterclaims, except if the buydown agreement for a
                Buydown Loan forgives certain indebtedness of a Mortgagor;

          o    as of the Cut-off Date, no Mortgage Loan was more than 30 days delinquent;

          o    a title policy (or other satisfactory evidence of title) was issued on the date of the origination of each Mortgage Loan and that policy or other evidence of title is valid and remains in full force and effect;

          o    if a primary mortgage insurance policy is required with respect to a Mortgage Loan, the policy is valid and remains in full force and effect as of the closing date for that series of
                Certificates;

          o    as of the closing date for that series of Certificates, each
                Mortgage Loan is secured by a first lien mortgage, a first deed of trust or a land sale contract on the related mortgaged
                property free and clear of all liens, claims and encumbrances, other than the land sale contract, if applicable, subject only to:

               o    liens for current real property taxes and special
                     assessments;

               o    covenants, conditions and restrictions, rights of way,
                     easements and other matters of public record as of the date of recording of the Mortgage, those exceptions appearing of record being acceptable to mortgage lending institutions
                     generally or specifically reflected in the mortgage
                     originator's appraisal; and

               o    other matters to which like properties are commonly subject
                     (which do not materially interfere with the benefits of the security intended to be provided by the Mortgage);

          o    as of the closing date for that series of Certificates, each mortgaged property is free of damage and is in good repair, ordinary wear and tear excepted; and

          o    any and all requirements of any federal, state or local law including, without limitation, usury, truth in lending, real estate settlement procedures, consumer credit protections, all applicable predatory and abusive lending laws, equal credit opportunity or disclosure laws applicable at the origination and servicing of the Mortgage Loans have been complied with.

          If the Sponsor (or other party specified in the prospectus supplement)
discovers a breach of any of its representations or warranties which materially and adversely affects the interest of Certificateholders in the related Mortgage
Loan, or receives notice of a breach from the Trustee or the Master Servicer, the Sponsor (or other party) will cure the breach within the time permitted by the related pooling and servicing agreement or substitute a substantially similar substitute mortgage loan for that Mortgage Loan or repurchase the related Mortgage Loan, or any mortgaged property acquired in respect of a loan, on the terms set forth above under "--Assignment of Mortgage Loans to the
Trustee" and in the related prospectus supplement. The proceeds of any repurchase will be passed through to certificateholders as liquidation proceeds.

SPECIAL SERVICING AGREEMENTS

          The pooling and servicing agreement may permit each Servicer to enter into a special servicing agreement with an unaffiliated holder of a class of
Subordinate Certificates or of a class of securities representing interests in one or more classes of Subordinate Certificates alone or together with other subordinated mortgage pass-through certificates. Pursuant to a special servicing agreement, this holder may instruct the Servicer to commence or delay foreclosure proceedings with respect to delinquent Mortgage Loans. In the event that there is a Master Servicer for a series, the pooling and servicing agreement may permit the Master Servicer to enter into an agreement with those holders which will allow the Master Servicer to instruct the Servicers, to the extent provided in the applicable Underlying Servicing Agreements, to commence or delay foreclosure proceedings with respect to delinquent Mortgage Loans.

PAYMENTS ON MORTGAGE LOANS

          Pursuant to the applicable pooling and servicing agreement or the
Underlying Servicing Agreements, if any, for a series, each Servicer will be required to establish and maintain one or more accounts (collectively, the
"SERVICER CUSTODIAL ACCOUNT") into which the Servicer will be required to deposit on a daily basis amounts received relating to the Mortgage Loans serviced by the Servicer included in the Trust Estate for a series, as more fully described below. Each Servicer Custodial Account must be a separate custodial account insured to the available limits by the FDIC or otherwise acceptable to the applicable Rating Agencies (an acceptable account, an
"ELIGIBLE CUSTODIAL ACCOUNT") and other than in the case of a Servicer Custodial
Account established by the Sponsor as Servicer, will generally be limited to funds held relating to a particular series. A Servicer Custodial Account established by the Sponsor as Servicer will serve as a unitary Servicer
Custodial Account both for the particular series and for other series of
Certificates as well as other Mortgage Loans serviced by the Sponsor;

provided, however, that commingling of funds will not be permitted at any time during which the senior long-term unsecured debt rating of the Sponsor falls below certain levels established by each Rating Agency. Notwithstanding any commingling of funds, the Sponsor is required to keep records that accurately reflect the funds on deposit in the Servicer Custodial Account that have been identified by it as being attributable to funds relating to a particular series.

          Funds credited to a Servicer Custodial Account may be invested for the benefit and at the risk of the Servicer in certain investments acceptable to the
Rating Agencies ("ELIGIBLE INVESTMENTS") maturing in general not later than the business day preceding the next Distribution Date. All losses from investments of funds in a Servicer Custodial Account are required to be deposited by the applicable Servicer out of its own funds to the Servicer Custodial Account immediately as realized.

          Each Servicer will be required to remit to the Trustee for deposit to the Distribution Account for each series of Certificates on the date the
Certificates are issued any amounts representing scheduled payments of principal and interest on the Mortgage Loans serviced by it due after the applicable
Cut-off Date but received on or prior thereto. Each Servicer will be required to remit to the Master Servicer for deposit in an Eligible Custodial Account maintained by the Master Servicer in the name of the Trustee (the "MASTER
SERVICER CUSTODIAL ACCOUNT") or, if there is no Master Servicer, to remit to the
Trustee for deposit in the Distribution Account, the following payments and collections received or made by it relating to the Mortgage Loans serviced by it subsequent to the applicable Cut-off Date (other than (a) payments due on or before the Cut-off Date and (b) amounts held for future distribution):

               (i) all payments on account of principal, including prepayments, and interest;

               (ii) all amounts received by the Servicer in connection with the liquidation of defaulted Mortgage Loans or property acquired relating to the defaulted Mortgage Loan, whether through foreclosure sale or otherwise, including payments in connection with defaulted Mortgage
          Loans received from the mortgagor other than amounts required to be paid to the mortgagor pursuant to the terms of the applicable Mortgage
          Loan or otherwise pursuant to law ("LIQUIDATION PROCEEDS") less, to the extent permitted under the applicable pooling and servicing agreement or Underlying Servicing Agreement, the amount of any expenses incurred in connection with the liquidation of the applicable
          Mortgage Loans;

               (iii) all proceeds received by the Servicer under any title, hazard or other insurance policy covering any Mortgage Loan, other than proceeds to be applied to the restoration or repair of the property subject to the related Mortgage or released to the mortgagor in accordance with the applicable pooling and servicing agreement or
          Underlying Servicing Agreement;

               (iv) all Periodic Advances made by the Servicer;

               (v) all amounts withdrawn from Buy-Down Funds or Subsidy Funds, if any, with respect to the Mortgage Loans, in accordance with the terms of the applicable agreements;

               (vi) all proceeds of any Mortgage Loans or property acquired relating to the Mortgage Loan purchased or repurchased pursuant to the pooling and servicing agreement or the Underlying Servicing Agreement;
          and

               (vii) all other amounts required to be deposited to the
          Distribution Account pursuant to the applicable pooling and servicing agreement or the Underlying Servicing Agreement.

          Notwithstanding the foregoing, each Servicer will be entitled, at its election, either (a) to withhold and pay itself the applicable Servicing Fee from any payment or other recovery on account of interest as received and prior to deposit in the Servicer Custodial Account or (b) to withdraw from the
Servicer Custodial Account the applicable Servicing Fee after the entire payment or recovery has been deposited.

          Each Servicer is also permitted, from time to time, to make withdrawals from the applicable Servicer Custodial Account for the following purposes, to the extent permitted in the applicable pooling and servicing agreement or Underlying Servicing Agreement:

               (i) to pay to itself, to the extent not previously retained, the servicing compensation to which it is entitled;

               (ii) to reimburse itself for Advances, to the extent of amounts received on the Mortgage Loan(s) relating to which the Advances were made;

               (iii) to reimburse itself for any Nonrecoverable Advance
          previously made, to the extent of amounts received on the Mortgage
          Loans in the same loan group as the Mortgage Loan(s) relating to which the Nonrecoverable Advances were made;

               (iv) to reimburse itself for expenses covered by insurance policies from proceeds of those policies;

               (v) to pay itself or the Depositor any indemnification payments described under "The Depositor" and "Servicing of the Mortgage
          Loans--The Servicers";

               (vi) to pay to the Depositor, itself or the Master Servicer with respect to each Mortgage Loan or property acquired in respect thereof that has been repurchased by the Depositor or purchased by it or the
          Master Servicer all amounts received after the date of repurchase or purchase;

               (vii) to withdraw from the Servicer Custodial Account any amount deposited in that account that was not required to be deposited therein; and

               (viii) to clear and terminate the Servicer Custodial Account.

          If there is a Master Servicer for a series of Certificates, the Master
Servicer will be permitted by the pooling and servicing agreement to make withdrawals from the Master Servicer Custodial Account to the extent described above for a Servicer, to the extent permitted in the applicable pooling and servicing agreement. The Master Servicer or Trustee will be required to deposit in the Distribution Account any Periodic Advances made by the Master Servicer or
Trustee, as applicable, in the event of a Servicer default not later than the
Distribution Date on which the Periodic Advances are required to be distributed.
All other amounts deposited in the Master Servicer Custodial Account (other than
Master Servicing Fees and, to the extent the Master Servicer is entitled thereto under the applicable pooling and servicing agreement, interest on amounts in the
Master Servicer Custodial Account) are required to be remitted by the Master
Servicer to the Trustee for deposit in the Distribution Account not later than the applicable Distribution Date. On each Distribution Date, the Trustee will withdraw from the Distribution Account and remit to Certificateholders all amounts constituting the available funds for that Distribution Date.

          If a Servicer, the Master Servicer or the Trustee deposits in the
Distribution Account for a series any amount not required to be deposited, the
Trustee may at any time withdraw the amount from the Distribution Account for itself or for remittance to the applicable Servicer or the Master Servicer, as applicable. Funds on deposit in the Distribution Account may be invested in
Eligible Investments maturing in general not later than the business day preceding the next Distribution Date (except that if the Eligible Investment is an obligation of the institution that maintains the Distribution Account, then the Eligible Investment may mature not later than the next Distribution Date).
In the event that one or more elections has been made to treat the Trust Estate
(or one or more segregated pools of assets therein) with respect to a series as one or more REMICs, no Eligible Investments will be sold or disposed of at a gain prior to maturity unless the Trustee has received an opinion of counsel or other evidence satisfactory to it that the sale or disposition will not cause the Trust Estate (or segregated pool of assets) to be subject to the tax on
"prohibited transactions" imposed by Code Section 860F(a)(1), otherwise subject the Trust Estate (or segregated pool of assets) to tax, or cause any REMIC to fail to qualify as a REMIC while any Certificates of the series are outstanding.
All income and gain realized from any investment of funds in the Distribution
Account will generally be for the account of the Trustee as additional compensation and all losses from investments of funds in

the Distribution Account will be deposited by the Trustee out of its own funds to the Distribution Account immediately as realized.

          The Trustee is permitted, from time to time, to make withdrawals from the Distribution Account for the following purposes, to the extent permitted in the applicable pooling and servicing agreement:

               (i) to pay itself the applicable trustee fee and to pay to the owner thereof any Fixed Retained Yield;

               (ii) to reimburse itself for certain expenses and to pay itself any amounts representing indemnification, each as described under
          "--The Trustee";

               (iii) to pay to itself any interest earned on or investment income earned with respect to funds in the Distribution Account (all of this interest or income to be withdrawn not later than the next
          Distribution Date);

               (iv) to withdraw from the Distribution Account any amount
          deposited in that account that was not required to be deposited therein; and

               (v) to clear and terminate the Distribution Account.

          The Trustee will be authorized to appoint a paying agent (the "PAYING
AGENT") to make distributions, as agent for the Trustee, to Certificateholders of a series. If the Paying Agent for a series is not the Trustee for that series, the Trustee will, on each Distribution Date, deposit in immediately available funds in an account designated by the Paying Agent the amount required to be distributed to the Certificateholders on that Distribution Date.

          The Trustee will cause any Paying Agent to execute and deliver to the
Trustee an instrument in which the Paying Agent agrees with the Trustee that the
Paying Agent will hold all amounts deposited with it by the Trustee for distribution to Certificateholders in trust for the benefit of
Certificateholders until the amounts are distributed to Certificateholders or otherwise disposed of as provided in the applicable pooling and servicing agreement.

PERIODIC ADVANCES AND SERVICING ADVANCES

          Generally each Servicer will be required to make (i) an advance prior to each Distribution Date of an amount equal to the payment of principal and interest on each Mortgage Loan (net of the related Servicing Fee) which was due on the related Due Date on the Mortgage Loans and which was delinquent on the related Determination Date (a "PERIODIC ADVANCE") and (ii) other advances of cash ("SERVICING ADVANCES" and, collectively with Periodic Advances, "ADVANCES")
to cover (a) delinquent payments of taxes, insurance premiums, and other escrowed items and (b) rehabilitation expenses and foreclosure costs, including reasonable attorneys' fees, in either case unless the Servicer has determined that any subsequent payments on that Mortgage Loan or from the borrower will ultimately not be available to reimburse it for those amounts.

          Advances by each Servicer will be made from its own funds or funds in the applicable Servicer Custodial Account that do not constitute a portion of the applicable available funds for that Distribution Date. The obligation to make an Advance with respect to any Mortgage Loan will continue until the ultimate disposition of the REO Property or Mortgaged Property relating to the
Mortgage Loan unless the Servicer determines, based on its estimation of the value of the Mortgaged Property in relation to the sum of the unpaid principal balance of the related Mortgage Loan, accrued interest, the amount of previously unreimbursed Advances and anticipated disposition expenses, that the advance (a
"NONRECOVERABLE ADVANCE") would not ultimately be recoverable under any applicable insurance policies, from proceeds of liquidation of the Mortgage Loan or otherwise. An "REO PROPERTY" is a Mortgaged Property that has been acquired by a Servicer on behalf of the Trust through foreclosure or grant of a deed in lieu of foreclosure.

          The failure of a Servicer to make any required Periodic Advances or
Servicing Advances under an Underlying Servicing Agreement or a pooling and servicing agreement constitutes a default for which the Servicer will be subject to termination. Upon default by a Servicer, the Master Servicer, if any, or the Trustee will be required to make Periodic Advances to the extent necessary to make required distributions on certain Certificates or certain
Servicing Advances, provided that the Master Servicer or Trustee, as applicable, determines that funds will ultimately be available to reimburse it from proceeds of the related Mortgaged Property. In the case of Certificates of any series for which credit enhancement is provided in the form of a mortgage pool insurance policy, the Depositor may obtain an endorsement to the mortgage pool insurance policy which obligates the pool insurer to advance delinquent payments of principal and interest. The pool insurer would only be obligated under the endorsement to the extent the mortgagor fails to make his or her payment and the
Master Servicer or Trustee fails to make a required advance.

          Any Periodic Advances made by the Servicers, the Master Servicer or
Trustee must be deposited into the applicable Servicer Custodial Account, Master
Servicer Custodial Account or the Distribution Account and will be due no later than the business day before the Distribution Date to which the delinquent payment relates. Advances by the Servicers, the Master Servicer or Trustee will be reimbursable out of insurance proceeds or Liquidation Proceeds of, or, except for Servicing Advances, future payments on, the Mortgage Loans for which the amounts were advanced. If an Advance made by a Servicer, the Master Servicer or the Trustee later proves, or is deemed by the Servicer, the Master Servicer or the Trustee, to be unrecoverable, the Servicer, the Master Servicer or the
Trustee will be entitled to reimbursement from funds in the applicable Servicer
Custodial Account, the Master Servicer Custodial Account or the Distribution
Account prior to the distribution of payments to the Certificateholders to the extent provided in the Underlying Servicing Agreement or pooling and servicing agreement.

          Any Periodic Advances made by a Servicer, the Master Servicer or the
Trustee relating to Mortgage Loans included in the Trust Estate for any series are intended to enable the Trustee to make timely payment of the scheduled distributions of principal and interest on the Certificates of the series.
However, none of the Master Servicer, the Trustee or any Servicer will insure or guarantee the Certificates of any series or the Mortgage Loans included in the
Trust Estate for any Certificates.

COLLECTION AND OTHER SERVICING PROCEDURES

          Each Servicer will be required by the related Underlying Servicing
Agreement or pooling and servicing agreement to make reasonable efforts to collect all payments called for under the Mortgage Loans and, consistent with the applicable Underlying Servicing Agreement or the pooling and servicing agreement and any applicable agreement governing any form of credit enhancement, to follow the collection procedures as it follows for mortgage loans serviced by it that are comparable to the Mortgage Loans. Consistent with the above, the
Servicer may, in its discretion, (i) waive any prepayment premiums, assumption fee, late payment charge or any other charge in connection with the prepayment of a Mortgage Loan and (ii) arrange with a mortgagor a schedule for the liquidation of deficiencies running for not more than 120 days (or any longer period to which the Master Servicer, if any, and any applicable pool insurer or primary mortgage insurer have consented) after the applicable Due Date.

          Under each Underlying Servicing Agreement or the pooling and servicing agreement, each Servicer, to the extent permitted by law, will establish and maintain one or more escrow accounts (each account, an "ESCROW ACCOUNT") in which it will be required to deposit any payments made by mortgagors in advance for taxes, assessments, primary mortgage (if applicable) and hazard insurance premiums and other similar items. Withdrawals from the Escrow Account may be made to make timely payment of taxes, assessments, mortgage and hazard insurance, to refund to mortgagors amounts determined to be overages, to pay interest to mortgagors on balances in the Escrow Account, if required, and to clear and terminate the Escrow Account. Each Servicer will be responsible for the administration of its Escrow Account. A Servicer will be obligated to advance certain tax and insurance amounts which are not timely paid by the mortgagors, to the extent that it determines, in good faith, that they will be recoverable out of insurance proceeds, liquidation proceeds, or otherwise.
Alternatively, in lieu of establishing a Escrow Account, a Servicer may procure a performance bond or other form of insurance coverage, in an amount acceptable to the Master Servicer and each Rating Agency rating the related series of
Certificates, covering loss occasioned by the failure to escrow amounts.

ENFORCEMENT OF "DUE-ON-SALE" CLAUSES; REALIZATION UPON DEFAULTED MORTGAGE LOANS

          With respect to each Mortgage Loan having a fixed interest rate, the applicable Underlying Servicing Agreement or pooling and servicing agreement will generally provide that, when any Mortgaged Property is about to be conveyed by the mortgagor, the Servicer will, to the extent it has knowledge of the prospective conveyance, exercise its rights to accelerate the maturity of the
Mortgage Loan under the "due-on-sale" clause in the Mortgage Note, if any, unless it is not exercisable under applicable law or if the exercise would result in loss of insurance coverage relating to the Mortgage Loan or would, in the Servicer's judgment, be reasonably likely to result in litigation by the mortgagor and the Servicer, if applicable, has not obtained the Master
Servicer's consent to the exercise of the clause. In either case, the Servicer is authorized to take or enter into an assumption and modification agreement from or with the person to whom the Mortgaged Property has been or is about to be conveyed, pursuant to which the person becomes liable under the Mortgage Note and, unless prohibited by applicable state law, the mortgagor also remains liable under the Mortgage Note, provided that the Mortgage Loan will continue to be covered by any pool insurance policy and any related primary mortgage insurance policy and the mortgage interest rate relating to the Mortgage Loan and the payment terms shall remain unchanged. The Servicer will also be authorized, with the prior approval of the pool insurer and the primary mortgage insurer, if any, to enter into a substitution of liability agreement with the person to whom the Mortgaged Property has been or is about to be conveyed, under which the original mortgagor is released from liability and the person is substituted as mortgagor and becomes liable under the Mortgage Note.

          Each Underlying Servicing Agreement and pooling and servicing agreement with respect to a series will require the Servicer or the Master
Servicer, as the case may be, to present claims to the insurer under any insurance policy applicable to the Mortgage Loans included in the Trust Estate for the series and to take reasonable steps as are necessary to permit recovery under the insurance policies relating to defaulted Mortgage Loans, or losses on the Mortgaged Property securing the Mortgage Loans.

          Each Servicer is obligated to realize upon defaulted Mortgage Loans in accordance with its normal servicing practices, which will conform generally to those of prudent mortgage lending institutions which service mortgage loans of the same type in the same jurisdictions. Notwithstanding the foregoing, each
Servicer is authorized to permit the assumption of a defaulted Mortgage Loan rather than to foreclose or accept a deed-in-lieu of foreclosure if, in the
Servicer's judgment, the default is unlikely to be cured and the assuming borrower meets the applicable underwriting guidelines. In connection with any assumption, the mortgage interest rate and the payment terms of the related
Mortgage Note will not be changed. Each Servicer may also, with the consent of the Master Servicer, if any, modify the payment terms of Mortgage Loans that are in default, or as to which default is reasonably foreseeable, that remain in the
Trust Estate rather than foreclose on those Mortgage Loans; provided that no modification shall forgive principal owing under a Mortgage Loan or permanently reduce the interest rate on a Mortgage Loan. Further, a Servicer may encourage the refinancing of defaulted Mortgage Loans, including Mortgage Loans that would permit creditworthy borrowers to assume the outstanding indebtedness.

          In the case of foreclosure or of damage to a Mortgaged Property from an uninsured cause, the Servicer will not be required to expend its own funds to foreclose or restore any damaged property, unless it reasonably determines (i)
that the foreclosure or restoration will increase the proceeds to
Certificateholders of the series of liquidation of the Mortgage Loan after reimbursement to the related Servicer for its expenses and (ii) that its expenses will be recoverable to it through Liquidation Proceeds or any applicable insurance policy relating to the Mortgage Loan. In the event that a
Servicer has expended its own funds for foreclosure or to restore damaged property, it will be entitled to be reimbursed from the applicable Servicer
Custodial Account an amount equal to all costs and expenses incurred by it.

          No Servicer will be obligated to foreclose on any Mortgaged Property which it believes may be contaminated with or affected by hazardous wastes or hazardous substances. See "Certain Legal Aspects of the Mortgage
Loans--Environmental Considerations." If a Servicer does not foreclose on a
Mortgaged Property, the Certificateholders of the related series may experience a loss on the related Mortgage Loan. A Servicer will not be liable to the
Certificateholders if it fails to foreclose on a Mortgaged Property which it believes may be so contaminated or affected, even if the Mortgaged Property is, in fact, not so contaminated or affected. Conversely, a Servicer will not be liable to the Certificateholders if, based on its belief that no contamination or effect exists, the

Servicer forecloses on a Mortgaged Property and takes title to the Mortgaged
Property, and thereafter the Mortgaged Property is determined to be so contaminated or affected.

          The Servicer may foreclose against property securing a defaulted
Mortgage Loan either by foreclosure, by sale or by strict foreclosure and in the event a deficiency judgment is available against the mortgagor or other person
(see "Certain Legal Aspects of the Mortgage Loans--Anti-Deficiency Legislation,
the Bankruptcy Code and Other Limitations on Lenders" for a discussion of the availability of deficiency judgments), may proceed for the deficiency. It is anticipated that in most cases the Servicer will not seek deficiency judgments, and will not be required under the applicable Underlying Servicing Agreement or the pooling and servicing agreement to seek deficiency judgments. In lieu of foreclosure, each Servicer may arrange for the sale by the borrower of the
Mortgaged Property related to a defaulted Mortgage Loan to a third party, rather than foreclosing upon and selling the Mortgaged Property.

          With respect to a Trust Estate (or any segregated pool of assets within a Trust Estate) as to which one or more REMIC elections has been made, if the Trustee acquires ownership of any Mortgaged Property as a result of a default or reasonably foreseeable default of any Mortgage Loan secured by the
Mortgaged Property, the Trustee or Master Servicer will be required to dispose of the property prior to the close of the third calendar year following the year the Trust Estate acquired the property (or any shorter period as is provided in the applicable Underlying Servicing Agreement or pooling and servicing agreement) unless the Trustee (a) receives an opinion of counsel to the effect that the holding of the Mortgaged Property by the Trust Estate will not cause the Trust Estate to be subject to the tax on "prohibited transactions" imposed by Code Section 860F(a)(1) or cause any REMIC to fail to qualify as a REMIC or
(b) applies for and is granted an extension of the applicable period in the manner contemplated by Code Section 856(e)(3). The Servicer also will be required to administer the Mortgaged Property in a manner which does not cause the Mortgaged Property to fail to qualify as "foreclosure property" within the meaning of Code Section 860G(a)(8) or result in the receipt by the Trust Estate of any "net income from foreclosure property" within the meaning of Code Section
860G(c)(2), respectively. In general, this would preclude the holding of the
Mortgaged Property by a party acting as a dealer in property or the receipt of rental income based on the profits of the lessee of the property. See "Federal
Income Tax Consequences."

INSURANCE POLICIES

          Each Servicer will generally be required to cause to be maintained for each Mortgage Loan (other than Mortgage Loans secured by cooperative shares and condominium apartments) a standard hazard insurance policy issued by a generally acceptable insurer insuring the improvements on the Mortgaged Property underlying each Mortgage Loan against loss by fire, with extended coverage (a
"STANDARD HAZARD INSURANCE POLICY"). A Standard Hazard Insurance Policy will be required to be in an amount at least equal to the lesser of 100% of the insurable value of the improvements on the Mortgaged Property or the principal balance of the Mortgage Loan; provided, however, that the amount may not be less than the minimum amount required to avoid the application of any coinsurance clause. Each Servicer will also generally maintain on property acquired upon foreclosure, or deed in lieu of foreclosure, of any Mortgage Loan, a Standard
Hazard Insurance Policy in an amount that is at least equal to the lesser of
100% of the insurable value of the improvements which are a part of the property plus liability insurance and, if applicable, flood insurance as described below.
Any amounts collected under any of these insurance policies (other than amounts to be applied to the restoration or repair of the Mortgaged Property or released to the borrower in accordance with normal servicing procedures) will be deposited in the Servicer Custodial Account for remittance to the Distribution
Account by the applicable Servicer.

          The Standard Hazard Insurance Policies covering the Mortgage Loans generally will cover physical damage to, or destruction of, the improvements on the Mortgaged Property caused by fire, lightning, explosion, smoke, windstorm, hail, riot, strike and civil commotion, subject to the conditions and exclusions particularized in each policy. Because the Standard Hazard Insurance Policies relating to the Mortgage Loans will be underwritten by different insurers and will cover Mortgaged Properties located in various states, the policies will not contain identical terms and conditions. The most significant terms of these policies, however, generally will be determined by state law and generally will be similar. Most of these policies typically will not cover any physical damage resulting from the following: war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), nuclear reaction, wet or dry rot, vermin, rodents,

insects or domestic animals, hazardous wastes or hazardous substances, theft and, in certain cases, vandalism. The foregoing list is merely indicative of certain kinds of uninsured risks and is not all-inclusive.

          In general, if the improvements on a Mortgaged Property are located in an area identified in the Federal Register by the Federal Emergency Management
Agency as having special flood hazards (and flood insurance has been made available) each Underlying Servicing Agreement or the pooling and servicing agreement, as applicable, will require the related Servicer to cause to be maintained a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration and the requirements of
Fannie Mae or Freddie Mac with a generally acceptable insurance carrier.

          Each Servicer may maintain a blanket policy insuring against hazard losses on all of the Mortgaged Properties in lieu of maintaining the required
Standard Hazard Insurance Policies and may maintain a blanket policy insuring against special hazards in lieu of maintaining any required flood insurance.
Each Servicer will be liable for the amount of any deductible under a blanket policy if that amount would have been covered by a required Standard Hazard
Insurance Policy or flood insurance, had it been maintained.

          Any losses incurred relating to Mortgage Loans due to uninsured risks
(including earthquakes, mudflows, floods and hazardous wastes or hazardous substances) or insufficient hazard insurance proceeds will adversely affect distributions to the Certificateholders.

PRIMARY MORTGAGE INSURANCE

          If specified in the related prospectus supplement, a Mortgage Loan secured by a mortgaged property having an loan-to-value ratio in excess of 80%
may have a primary mortgage insurance policy insuring against default on all or a specified portion of the principal amount thereof in excess of that percentage of the value of the mortgaged property, as specified in the related prospectus supplement.

          Evidence of each primary mortgage insurance policy will be provided to the Trustee simultaneously with the transfer to the Trustee of the related
Mortgage Loan. Each Servicer, on behalf of the Trust Estate, is required to present claims to the insurer under any primary mortgage insurance policy or mortgage pool insurance policy and to take the reasonable steps that are necessary to permit recovery with respect to defaulted Mortgage Loans. Amounts collected by each Servicer on behalf of the Trust Estate will be deposited in the Servicer Custodial Account for distribution as set forth above. Each
Servicer will not cancel or refuse to renew any primary mortgage insurance policy required to be kept in force by the pooling and servicing agreement.

RECOVERIES UNDER PRIMARY MORTGAGE INSURANCE POLICIES

          Each Servicer will exercise its reasonable efforts to keep each primary mortgage insurance policy in full force and effect at least until the outstanding principal balance of the related Mortgage Loan is equal to the percentage of the appraised value of the mortgaged property specified in the related prospectus supplement. Each Servicer will generally be required to pay the premium for each primary mortgage insurance policy on a timely basis if the mortgagor does not make the required payments.

          Each Servicer, on behalf of the Trust Estate, will present claims to the insurer under any applicable primary mortgage insurance policy and will take necessary reasonable steps to permit recovery under those insurance policies respecting defaulted Mortgage Loans. If any property securing a defaulted
Mortgage Loan is damaged and proceeds, if any, from the related hazard insurance policy are insufficient to restore the damaged property to a condition sufficient to permit recovery under any applicable primary mortgage insurance policy, each Servicer will not be required to expend its own funds to restore the damaged property unless the applicable Servicer determines:

          o    that restoration will increase the proceeds to Certificateholders upon liquidation of the Mortgage Loan after reimbursement of the
                Servicer for its expenses; and

          o    that those expenses will be recoverable to it through liquidation proceeds.

          Regardless of whether recovery under any primary mortgage insurance policy is available or any further amount is payable under the credit support for a series of Certificates, each Servicer is obligated to follow the normal practices and procedures as it deems necessary or advisable to realize upon the defaulted Mortgage Loan. If at any time no further amount is payable under the credit support for a series of Certificates, and if the proceeds of any liquidation of the property securing the defaulted Mortgage Loan are less than the principal balance of the defaulted Mortgage Loans plus accrued interest, certificateholders will realize a loss in the amount of that difference plus the aggregate of unreimbursed Advances of the Servicer with respect to that Mortgage
Loan and expenses incurred by the Servicer in connection with those proceedings and which are reimbursable under the pooling and servicing agreement.

FIXED RETAINED YIELD, SERVICING COMPENSATION AND PAYMENT OF EXPENSES

          "FIXED RETAINED YIELD" for any Mortgage Loan is that portion, if any, of interest at the mortgage interest rate that is not included in the related
Trust Estate and is retained by the Depositor or the Sponsor. The prospectus supplement for a series will describe the Fixed Retained Yield, if any, relating to the Mortgage Loans of the series. Any Fixed Retained Yield will be established on a loan-by-loan basis and will be specified in the schedule of
Mortgage Loans attached as an exhibit to the applicable pooling and servicing agreement. If the Sponsor or the Depositor retains Fixed Retained Yield, the
Sponsor, if it is the Servicer, may deduct the Fixed Retained Yield from mortgagor payments as received and retain or remit the Fixed Retained Yield to the Depositor, as the case may be. Otherwise, the Servicer will deposit the
Fixed Retained Yield in the Master Servicer Custodial Account or Distribution
Account, and the Master Servicer or the Trustee will withdraw and remit the
Fixed Retained Yield to the owner thereof. Notwithstanding the foregoing, with respect to any payment of interest received relating to a Mortgage Loan (whether paid by the mortgagor or received as Liquidation Proceeds, insurance proceeds or otherwise) which is less than the full amount of interest then due with respect to the Mortgage Loan, the owner of the Fixed Retained Yield for the Mortgage
Loan will bear a ratable share of the interest shortfall.

          For each series of Certificates, each Servicer will be entitled to be paid the Servicing Fee on the related Mortgage Loans serviced by it until termination of the applicable Underlying Servicing Agreement or the pooling and servicing agreement. A Servicer, at its election, will pay itself the Servicing
Fee for a series relating to each Mortgage Loan by (a) withholding the Servicing
Fee from any scheduled payment of interest prior to deposit of the payment in the Servicer Custodial Account for the series or (b) withdrawing the Servicing
Fee from the Servicer Custodial Account after the entire interest payment has been deposited. A Servicer may also pay itself out of the Liquidation Proceeds or other recoveries of a Mortgage Loan. The Servicing Fee or the range of
Servicing Fees relating to the Mortgage Loans underlying the Certificates of a series will be set forth in an expense table in the applicable prospectus supplement. Additional servicing compensation in the form of prepayment premiums, assumption fees, late payment charges, Foreclosure Profits or otherwise will be retained by the Servicers.

          Each Servicer will pay all expenses incurred in connection with the servicing of the Mortgage Loans serviced by it underlying a series, including, without limitation, payment of the Standard Hazard Insurance Policy premiums.
The Servicer will be entitled, in certain circumstances, to reimbursement from the Servicer Custodial Account of Periodic Advances, of Servicing Advances made by it to pay taxes, insurance premiums and similar items with respect to any
Mortgaged Property or for expenditures incurred by it in connection with the restoration, foreclosure or liquidation of any Mortgaged Property (to the extent of Liquidation Proceeds or insurance policy proceeds in respect of the related
Mortgaged Property) and of certain losses against which it is indemnified by the
Trust Estate as described above under "Servicing of the Mortgage Loans--The
Servicers."

          As set forth in the preceding paragraph, a Servicer may be entitled to reimbursement for certain expenses incurred by it, and payment of additional fees for certain extraordinary services rendered by it (provided that those fees do not exceed those which would be charged by third parties for similar services) in connection with the liquidation of defaulted Mortgage Loans and related Mortgaged Properties. In the event that claims are either not made or are not fully paid from any applicable form of credit enhancement, the related
Trust Estate will suffer a loss to the extent that Liquidation Proceeds, after reimbursement of the Servicing Fee and the expenses of the Servicer, are less than the principal balance of the related Mortgage Loan.

EVIDENCE AS TO COMPLIANCE

          Each Servicer and Master Servicer will deliver annually to the Trustee or Master Servicer, as applicable, on or before the date specified in the applicable pooling and servicing agreement or Underlying Servicing Agreement, an officer's certificate stating that (i) a review of the Servicer's or Master
Servicer's activities during the preceding calendar year and of performance under the applicable pooling and servicing agreement or Underlying Servicing
Agreement has been made under the supervision of the officer, and (ii) to the best of the officer's knowledge, based on the review, the Servicer or Master
Servicer has fulfilled all its obligations under the applicable pooling and servicing agreement or Underlying Servicing Agreement in all material respects throughout the year, or, if there has been a failure to fulfill any of these obligations in any material respect, specifying each failure known to the officer and the nature and status of the failure.

          In addition, each party that participates in the servicing and administration of more than 5% of the Mortgage Loans and other assets comprising a Trust will deliver annually to the Depositor and the Trustee, a report (an
"ASSESSMENT OF COMPLIANCE") that assesses compliance by that party with the servicing criteria set forth in Item 1122(d) of Regulation AB (17 C.F.R. Section
229.1122) and that contains the following:

          o    a statement of the party's responsibility for assessing
                compliance with the servicing criteria applicable to it;

          o    a statement that the party used the criteria in Item 1122(d) of
                Regulation AB to assess compliance with the applicable servicing criteria;

          o    the party's assessment of compliance with the applicable
                servicing criteria during and as of the end of the prior calendar year, setting forth any material instance of noncompliance identified by the party; and

          o    a statement that a registered public accounting firm has issued an Attestation Report on the party's Assessment of Compliance with the applicable servicing criteria during and as of the end of the prior calendar year.

          Each party which is required to deliver an Assessment of Compliance will also be required to simultaneously deliver a report (an "ATTESTATION
REPORT") of a registered public accounting firm, prepared in accordance with the standards for attestation engagements issued or adopted by the Public Company
Accounting Oversight Board, that expresses an opinion, or states that an opinion cannot be expressed, concerning the party's assessment of compliance with the applicable servicing criteria.

CERTAIN MATTERS REGARDING THE DEPOSITOR, THE SPONSOR AND THE MASTER SERVICER

          The pooling and servicing agreement for each series of Certificates backed in whole or in part by Mortgage Loans will generally provide that the
Master Servicer may not resign from its obligations and duties as Master
Servicer, except upon a determination that its duties are no longer permissible under applicable law. No resignation under this clause is effective until the
Trustee or a successor has assumed the Master Servicer's obligations and duties under the pooling and servicing agreement.

          The pooling and servicing agreement will also provide that none of the
Depositor, the Master Servicer or the Sponsor, or any directors, officers, employees or agents of any of them will be under any liability to the Trust
Estate or certificateholders or the Trustee, any subservicer or others for any action taken or not taken by any of those parties, any subservicer or the
Trustee in good faith pursuant to the pooling and servicing agreement, or for errors in judgment. However, none of the Depositor, the Sponsor, the Master
Servicer or any of the parties described above will be protected against any liability that otherwise would be imposed on one of those parties by reason of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of its obligations and duties. The pooling and servicing agreement will provide that each of the parties described above is entitled to indemnification by the Trust Estate and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the pooling and servicing agreement or the Certificates for a series, other than any loss, liability or expense related to any specific
Mortgage Loan (except any loss, liability or

expense otherwise reimbursable pursuant to the pooling and servicing agreement)
and any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of that party's duties or by reason of reckless disregard by that party of its obligations and duties. In addition, the pooling and servicing agreement will provide that none of the
Depositor, the Sponsor or the Master Servicer is under any obligation to appear in, prosecute or defend any legal action which is not incidental to, in the case of the Depositor, the Sponsor or the Master Servicer, its duties under the pooling and servicing agreement and which in its opinion may involve it in any expense or liability. Each of the Depositor, the Sponsor and the Master Servicer
may, however, in its discretion, undertake any action that it deems necessary or desirable with respect to the pooling and servicing agreement and the rights and duties of the parties to the pooling and servicing agreement and the interests of certificateholders. In that event, the legal expenses and costs of that action and any liability resulting therefrom will be expenses, costs and liabilities of the Trust Estate, and the Depositor, the Sponsor and the Master
Servicer will be entitled to be reimbursed from the Master Servicer Custodial
Account or Servicer Custodial Account, as applicable.

EVENTS OF DEFAULT

          Events of default by the Master Servicer or a Servicer under the pooling and servicing agreement for each series of Certificates evidencing an interest in Mortgage Loans will consist of:

          o    any failure by the Master Servicer or, if a Servicer has executed the pooling and servicing agreement, that Servicer, to deposit amounts in the Distribution Account, Master Servicer Custodial
                Account or Servicer Custodial Account, as applicable, in the amount and manner provided in the pooling and servicing agreement so as to enable the Trustee to distribute to Certificateholders any required payment (other than Periodic Advances) which
               continues unremedied for a specified time period;

          o    any failure by the Master Servicer or a Servicer that has
                executed the pooling and servicing agreement duly to observe or perform in any material respects any other of its covenants or agreements in the Certificates or the pooling and servicing agreement which continues unremedied for a specified number of days after the giving of written notice of the failure to the
                Master Servicer or Servicer by the Trustee or the Depositor, or,
                if specified in the pooling and servicing agreement, to the
                Master Servicer or the Servicer and the Trustee by holders of
                Certificates evidencing not less than 25% of the aggregate voting rights of all the Certificates affected thereby;

          o    certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings and certain actions by the Master Servicer or a Servicer that has executed the pooling and servicing agreement indicating insolvency, reorganization or inability to pay its obligations; and

          o    the failure of the Master Servicer or a Servicer to remit any
                Periodic Advance required to be remitted by it which failure continues unremedied at 3:00 p.m. on the related Distributed
                Date.

RIGHTS UPON EVENT OF DEFAULT

          As long as an event of default under the pooling and servicing agreement remains unremedied, the Trustee may, and upon direction of holders of
Certificates evidencing not less than 51% of the aggregate voting rights, will be required to terminate all of the rights and obligations of the Master
Servicer or Servicer under the pooling and servicing agreement. Upon a termination, the Trustee will succeed to all the responsibilities, duties and liabilities of the Master Servicer or Servicer under the pooling and servicing agreement and will be entitled to similar compensation arrangements and limitations on liability. If the Trustee is unwilling or unable to act, it may appoint or petition a court of competent jurisdiction for the appointment of an institution with a net worth of at least $10,000,000 to act as successor Master
Servicer or Servicer; provided, however, that the appointment not adversely affect the rating then assigned to any class of Certificates and that until a successor Master Servicer or Servicer is appointed and has assumed the responsibilities, duties and liabilities of the Master Servicer or the Servicer under the pooling and servicing agreement, unless prohibited by law, the Trustee will continue as the successor to the Master Servicer or the Servicer as described above. Pending any appointment, the Trustee is obligated to act as successor Master Servicer or Servicer. The Trustee and the successor may agree upon the servicing compensation to be paid, which will not be greater than the compensation of the Master Servicer or Servicer under the pooling and servicing agreement. The Trustee or the successor Master Servicer or Servicer will be entitled to be reimbursed from the predecessor Master Servicer or Servicer (or the Trust if the predecessor Master Servicer or Servicer is unable to fulfill its obligations under the pooling and servicing agreement) for all costs associated with the transfer of servicing.

ENFORCEMENT

          No certificateholder of any series will have any right under a pooling and servicing agreement to institute any proceeding with respect to the pooling and servicing agreement unless the certificateholder previously has given to the
Trustee written notice of default and the continuance thereof and unless holders of Certificates evidencing not less than 25% of each class of certificates affected thereby have made written requests to the Trustee to institute a proceeding in its own name as Trustee and have offered and provided to the
Trustee reasonable indemnity and the Trustee for 60 days has neglected or refused to institute the proceeding. However, the Trustee is under no obligation to exercise any of the trusts or powers vested in it by the pooling and servicing agreement for any series or to make any investigation of matters arising under the pooling and servicing agreement or to institute, conduct or defend any litigation under the pooling and servicing agreement at the request, order or direction of any certificateholders, unless those certificateholders have offered and provided to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred.

AMENDMENT

          The pooling and servicing agreement for each series may be amended by the Depositor, the Sponsor (if a party thereto), the Master Servicer, the
Servicer and the Trustee, without notice to or the consent of any certificateholder to, among other things:

          o    cure any ambiguity or mistake;

          o    correct or supplement any provision that may be inconsistent with any other provision of the pooling and servicing agreement or the related prospectus supplement;

          o    comply with any requirements imposed by the Code or any tax regulation; or

          o    make any other provisions with respect to matters or questions arising under the pooling and servicing agreement which are not inconsistent with the provisions of the pooling and servicing agreement;

provided that the amendment will not adversely affect in any material respect the interests of any certificateholder of that series.

          Any amendment should be deemed not to adversely affect in any material respect the interests of any certificateholders if the Trustee receives written confirmation from the rating agency rating the certificates that the amendment will not cause that rating agency to reduce its then-current rating of the
Certificates. The pooling and servicing agreement for each series may also be amended by the Depositor, the Sponsor (if a party thereto), the Master Servicer and the Trustee with the consent of holders of Certificates evidencing not less than 66?% of the aggregate voting rights of each class affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the pooling and servicing agreement or of modifying in any manner the rights of holders of Certificates of that series.
However, no amendment of this type may:

          o    reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans or distributions that are required to be made in respect of any Certificate without the consent of the holder of the Certificate; or

          o    with respect to any series of Certificates, reduce the percentage of Certificates the holders of which are required to consent to any amendment without the consent of the holders of all
                outstanding Certificates of the series.

LIST OF CERTIFICATEHOLDERS

          If the Trustee is not the certificate registrar for a series of
Certificates, upon written request of the Trustee, the certificate registrar will provide to the Trustee within 30 days after the receipt of that request a list of the names and addresses of all certificateholders of record of a series as of the most recent record date. Upon written request of three or more certificateholders of record of a series of Certificates, for purposes of communicating with other certificateholders with respect to their rights under the pooling and servicing agreement for that series, the Trustee will afford those certificateholders access during business hours to the most recent list of certificateholders of that series held by the Trustee.

TERMINATION; REPURCHASE OF MORTGAGE LOANS AND MORTGAGE CERTIFICATES

          The obligations of the Depositor, the Sponsor (if a party thereto), the Master Servicer, the Servicer and the Trustee created by the pooling and servicing agreement will terminate upon the earlier of:

          o    the maturity or other liquidation of the last Mortgage Loan or
                Mortgage Certificate in the related Trust Estate and the
                disposition of all property acquired upon foreclosure of any
                Mortgage Loan; and

          o    the payment to certificateholders of that series of all amounts required to be paid to them pursuant to the pooling and servicing agreement.

In no event, however, will the Trust Estate created by any pooling and servicing agreement continue beyond the expiration of 21 years from the death of the survivor of the persons named in the pooling and servicing agreement. For each series of Certificates, the Trustee will give written notice of termination of the pooling and servicing agreement to each Certificateholder, and the final distribution will be made only upon surrender and cancellation of the
Certificates at an office or agency appointed by the Depositor and specified in the notice of termination. The termination of the Trust is required to be effected in a manner consistent with applicable federal income tax regulations and the REMIC status of any REMIC.

          The pooling and servicing agreement for each series may permit the
Master Servicer or any other entity specified in the related prospectus supplement to repurchase, or permit or require the Trustee to auction, all or a portion of the remaining Mortgage Loans or Mortgage Certificates and property acquired in respect of a Mortgage Loan, at a purchase price generally equal to the unpaid principal balance of the Mortgage Loans in the applicable group or groups plus the fair market value of any related mortgaged properties acquired upon foreclosure of the related Mortgage Loans, together with accrued and unpaid interest at the applicable mortgage interest rate on the related Mortgage Loans.
However, if the pooling and servicing agreement for a series permits the
Depositor to exercise the purchase option, for so long as the Depositor is subject to regulation by the OCC, the FDIC, the Federal Reserve or the OTS, the
Depositor may exercise its purchase option only if the aggregate fair market value of the Mortgage Loans and REO Properties is greater than or equal to the purchase price described in the preceding sentence. The exercise of this right will effect early retirement of the Certificates of that series, but the Master
Servicer's or other party's right so to repurchase is subject to the aggregate principal balances of the Mortgage Loans at the time of repurchase being less than the percentage of the aggregate initial principal amount of all
Certificates of that series at the Cut-off Date specified in the related prospectus supplement.

          Distributions in respect of an optional purchase described above will be paid to Certificateholders (or in the case of the optional purchase of one or more, but less than all, groups of Mortgage Loans, to Certificateholders entitled to distributions from that group or groups) in order of their priority of distribution as described in the applicable prospectus supplement. The proceeds from an optional purchase may not be sufficient to distribute the full amount to which each class of Certificates is entitled if the purchase price is based in part on the fair market value of the REO Property and this fair market value is less than the unpaid principal balance of the related Mortgage Loan.

          The holders of the Residual Certificates of a series of REMIC
Certificates may have the option to purchase the remaining Mortgage Assets included in the Trust Estate. This option will be exercisable, in the case of holders of Residual Certificates, at the time and under the circumstances specified in the related prospectus supplement. For

this type of purchase to take place, the Trustee must receive an opinion of counsel that the repurchase and related distributions to certificateholders:

          o    will be part of a "qualified liquidation" as defined in Code
                Section 860F(a)(4)(A);

          o    will not cause the REMIC to be treated as an association taxable as a corporation; and

          o    will not otherwise subject the REMIC to tax.

          For each series, the Trustee will give written notice of termination of the pooling and servicing agreement to each certificateholder, and the final distribution will be made only upon surrender and cancellation of the
Certificates at an office or agency of the Trustee specified in the notice of termination.

THE TRUSTEE

          The Trustee for each series of Certificates will be named in the related prospectus supplement. The Trustee may have normal banking relationships with the Depositor, any Originator, any Master Servicer, any Servicer and/or any
subservicer. With respect to certain series of Certificates, a securities administrator or other entity specified in the related prospectus supplement may perform certain duties and functions normally performed by the Trustee. Any securities administrator or other such entity will be a party to the pooling and servicing agreement and will be named in the applicable prospectus supplement.
Any securities administrator or other such entity will have obligations and rights similar to the Trustee as described herein.

          The Trustee generally will be responsible under each pooling and servicing agreement for providing general administrative services for the Trust
Estate for any series, including, among other things, (i) establishing and maintaining the Distribution Account; (ii) calculation of the amounts payable to certificateholders on each Distribution Date; (iii) making distributions to certificateholders; (iv) preparation of federal and applicable state and local tax and information returns; (v) preparation of reports, if any, required under the Securities Exchange Act of 1934, as amended; (vi) maintaining any mortgage pool insurance policy, mortgagor bankruptcy bond, special hazard insurance policy or other form of credit enhancement that may be required with respect to any series; and (vii) making Periodic Advances on the Mortgage Loans to the limited extent described under "The Pooling and Servicing Agreement--Periodic
Advances and Servicing Advances," if those amounts are not advanced by a
Servicer or the Master Servicer.

          The Trustee and any director, officer, employee or agent of the
Trustee shall be entitled to indemnification by the Trust Estate and held harmless against any loss, liability or expense (including reasonable attorney's fees) (a) incurred in connection with any claim or legal action relating to (i)
the pooling and servicing agreement, (ii) the Certificates, or (iii) the performance of any of the Trustee's duties under the pooling and servicing agreement, unless the loss, liability or expense was incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of any of the Trustee's duties under the pooling and servicing agreement, (b) resulting from any tax or information return which was prepared by, or should have been prepared by, the applicable Servicer, Master Servicer or securities administrator and (c) arising out of the transfer of any Certificate not in compliance with ERISA.

          The Trustee generally shall not be entitled to payment or
reimbursement for any routine ongoing expenses incurred by it in the ordinary course of its duties as Trustee under the pooling and servicing agreement or for any other expenses. If, however, one or more REMIC elections have been made, the expense is unanticipated and did not arise from the Trustee's gross negligence, bad faith or willful misconduct, the Trustee shall be entitled to reimbursement from the Trust Estate for all reasonable expenses, disbursements and advances incurred or made it in accordance with any of the provisions of the pooling and servicing agreement to the extent permitted by Treasury regulations Section
1.860G-1(b)(3)(ii), which allows reimbursement for "unanticipated expenses."

          The Trustee may resign at any time, in which event the Master Servicer or, if there is no Master Servicer, the Servicer(s) will be obligated to appoint a successor trustee. The Master Servicer or, if there is no Master Servicer, the
Servicer(s) may also remove the Trustee if the Trustee ceases to be eligible to act as Trustee under the

pooling and servicing agreement, is incapable of acting or if the Trustee becomes insolvent. Upon becoming aware of these circumstances, the Master
Servicer or, if there is no Master Servicer, the Servicer(s) will become obligated to appoint a successor trustee. The Trustee may also be removed at any time by the certificateholders evidencing not less than 50% of the voting rights in the Trust Estate, except that any Certificate registered in the name of the
Depositor or any affiliate thereof will not be taken into account in determining whether the requisite Voting Rights in the Trust Estate necessary to effect this removal have been obtained. Any resignation and removal of the Trustee, and the appointment of a successor trustee, will not become effective until acceptance of the appointment by the successor trustee. The Trustee, and any successor trustee, must be (a) an institution the deposits of which are fully insured by the FDIC and (b) a corporation or banking association organized and doing business under the laws of the United States of America or of any State, authorized under those laws to exercise corporate trust powers, having a combined capital and surplus of not less than $50,000,000 and subject to supervision or examination by Federal or State authority and (c) with respect to every successor trustee, either an institution (i) the long term unsecured debt obligations meet certain minimum ratings of the applicable rating agencies or
(ii) whose serving as Trustee would not result in the lowering of the ratings originally assigned to any class of Certificates.

          Any costs associated with the appointment of a successor trustee are required to be paid by the predecessor trustee and, if not paid, will be reimbursed to the person incurring such costs from the assets of the related
Trust. Notwithstanding the foregoing, if the predecessor Trustee has been removed by a vote of the holders of the Certificates as provided in the paragraph above, any costs associated with the appointment of a successor trustee will be reimbursed to the party incurring such costs from the assets of the related Trust.

                   CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS

          The following discussion contains summaries, which are general in nature, of certain legal aspects of mortgage loans. Because these legal aspects are governed by applicable state law, which laws may differ substantially, the summaries are not exhaustive, do not reflect the laws of any particular state and do not encompass the laws of all states in which the security for the
Mortgage Loans is situated. The summaries are qualified in their entirety by reference to the applicable federal and state laws governing the Mortgage Loans.

GENERAL

          The Mortgages Loans will be secured by either deeds of trust, mortgages, security deeds or deeds to secure debt creating a first lien, depending upon the prevailing practice in the state in which the mortgaged property is located. A mortgage creates a lien upon the real property encumbered by the mortgage. It is not prior to the lien for real estate taxes and assessments. Priority between mortgages depends on their terms and generally on the order of recording in a county or municipal office. There are two parties to a mortgage: the mortgagor, who is the borrower and homeowner, and the mortgagee, who is the lender. Under the mortgage instrument, the mortgagor delivers to the mortgagee a note or bond and the mortgage. Although a deed of trust is similar to a mortgage, a deed of trust formally has three parties: the borrower-homeowner, called the trustor (similar to a mortgagor), a lender
(similar to a mortgagee), called the beneficiary, and a third-party grantee, called the trustee. Under a deed of trust, the borrower grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the obligation. A security deed and a deed to secure debt are special types of deeds that indicate on their face that they are granted to secure an underlying debt. By executing a security deed or deed to secure debt, the grantor conveys title to, as opposed to merely creating a lien upon, the subject property to the grantee until the time the underlying debt is repaid. The trustee's authority under a deed of trust, the mortgagee's authority under a mortgage and the grantee's authority under a security deed or deed to secure debt are governed by law, by the express provisions of the document and, in some cases, with respect to some deeds of trust, by the directions of the beneficiary.

CONDOMINIUMS

          Certain of the Mortgage Loans may be loans secured by condominium units. The condominium building may be a multi-unit building or buildings, or a group of buildings whether or not attached to each other, located on property subject to condominium ownership. Condominium ownership is a form of ownership of real property as to which each owner is entitled to the exclusive ownership and possession of his or her individual condominium unit.

The owner also owns a proportionate undivided interest in all parts of the condominium building (other than the other individual condominium units) and all areas or facilities, if any, for the common use of the condominium units. The condominium unit owners appoint or elect the condominium association to govern the affairs of the condominium.

COOPERATIVES

          Certain of the Mortgage Loans may be cooperative loans. The
Cooperative either owns all the real property that comprises the project, including the land and the apartment building comprised of separate dwelling units and common areas or leases the land generally by a long term ground lease and owns the apartment building. The Cooperative is directly responsible for project management and, in most cases, payment of real estate taxes and hazard and liability insurance. If there is a blanket mortgage on the property and/or underlying land, as is generally the case, the Cooperative, as project mortgagor, is also responsible for meeting these mortgage obligations.
Ordinarily, the Cooperative incurs a blanket mortgage in connection with the construction or purchase of the Cooperative's apartment building. The interest of the occupants under proprietary leases or occupancy agreements to which the
Cooperative is a party are generally subordinate to the interest of the holder of the blanket mortgage in that building.

          The Cooperative is owned by tenant stockholders who, through ownership of stock, shares or membership certificates in the corporation, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific units. Generally, a tenant stockholder of a Cooperative must make a monthly payment to the Cooperative representing such tenant stockholder's pro rata share of the Cooperative's payments for its blanket mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses. In a cooperative loan, an ownership interest in a Cooperative and accompanying rights is financed through a cooperative share loan evidenced by a promissory note and secured by a security interest in the occupancy agreement or proprietary lease and in the related cooperative shares. The lender takes possession of the share certificate and a counterpart of the proprietary lease or occupancy agreement, and typically a financing statement covering the proprietary lease or occupancy agreement and the cooperative shares is filed in the appropriate state and local offices to perfect the lender's interest in its collateral. Subject to the limitations discussed below, upon default of the tenant stockholder, the lender may sue for judgment on the promissory note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of cooperative shares.

          See "Risk Factors--Collateral Securing Cooperative Loans May Diminish
in Value" in this prospectus.

FORECLOSURE

     MORTGAGES AND DEEDS OF TRUST

          Foreclosure of a mortgage is generally accomplished by judicial action. Generally, the action is initiated by the service of legal pleadings upon all parties having an interest in the real property. Delays in completion of the foreclosure may occasionally result from difficulties in locating necessary parties. Judicial foreclosure proceedings sometimes are not contested by any of the parties. However, when the mortgagee's right to foreclosure is contested, the legal proceedings necessary to resolve the issue can be time consuming. After the completion of judicial foreclosure, the court may issue a judgment of foreclosure and appoint a referee or other court officer to conduct the sale of the property. In some states, mortgages may also be foreclosed by advertisement, pursuant to a power of sale provided in the mortgage. Foreclosure of a mortgage by advertisement is essentially similar to foreclosure of a deed of trust by non-judicial power of sale.

          Foreclosure of a deed of trust is generally accomplished by non-judicial trustee's sale under a specific provision in the deed of trust which authorizes the trustee to sell the property to a third party upon any default by the borrower under the terms of the note or deed of trust. In some states, the trustee must record a notice of default and send a copy to the borrower or any person who has recorded a request for a copy of a notice of default and notice of sale. In addition, the trustee must provide notice in some states to any other individual having an interest in the real property, including any junior lienholders. The borrower, or any other person having a junior encumbrance on the real estate, may, during a reinstatement period, cure the default by paying the entire amount in arrears, plus the costs and expenses incurred in enforcing the obligation. Generally, state law controls the amount of foreclosure expenses and costs, including limiting attorneys'
fees, which may be recovered by a lender. If the deed of trust is not reinstated, a notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest of record in the real property.

          In case of foreclosure under either a mortgage or a deed of trust, the sale by the receiver or other designated officer or by the trustee is a public sale. However, because of the difficulty a potential buyer at the sale would have in determining the exact status of title and because the physical condition of the property may have deteriorated during the foreclosure proceedings, it is uncommon for a third party to purchase the property at a foreclosure sale.
Rather, it is common for the lender to purchase the property from the trustee or receiver for an amount equal to the unpaid principal amount of the note, accrued and unpaid interest and the expenses of foreclosure. Subject to the right of the borrower in some states to remain in possession during the redemption period, the lender then will assume the burdens of ownership, including obtaining casualty insurance and making repairs at its expense that are necessary to render the property suitable for sale. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Any loss may be reduced by the receipt of mortgage insurance proceeds, if any, or by judicial action against the borrower for the deficiency.
See "--Anti-Deficiency Legislation, the Bankruptcy Code and Other Limitations on
Lenders" below.

     COOPERATIVES

          The cooperative shares owned by the tenant-stockholder and pledged to the lender are, in almost all cases, subject to restrictions on transfer as set forth in the Cooperative's certificate of incorporation and bylaws, as well as in the proprietary lease or occupancy agreement, and may be cancelled by the
Cooperative for failure by the tenant-stockholder to pay rent or other obligations or charges owed by the tenant-stockholder, including mechanics'
liens against the cooperative apartment building incurred by the tenant-stockholder. The proprietary lease or occupancy agreement generally permits the Cooperative to terminate the lease or agreement in the event an obligor fails to make payments or defaults in the performance of covenants required thereunder. Typically, the lender and the Cooperative enter into a recognition agreement which establishes the rights and obligations of both parties in the event of a default by the tenant-stockholder on its obligations under the proprietary lease or occupancy agreement. A default by the tenant-stockholder under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

          The recognition agreement generally provides that, if the
tenant-stockholder has defaulted under the proprietary lease or occupancy agreement, the Cooperative will take no action to terminate the lease or agreement until the lender has been provided with an opportunity to cure the default. The recognition agreement typically provides that if the proprietary lease or occupancy agreement is terminated, the Cooperative will recognize the lender's lien against proceeds from a sale of the cooperative apartment, subject, however, to the Cooperative's right to sums due under the proprietary lease or occupancy agreement. The total amount owed to the Cooperative by the tenant-stockholder, which the lender generally cannot restrict and does not monitor, could reduce the value of the collateral below the outstanding principal balance of the cooperative loan and accrued and unpaid interest.

          Recognition agreements also provide that upon a foreclosure on a cooperative loan, the lender must obtain the approval or consent of the
Cooperative as required by the proprietary lease before transferring the cooperative shares or assigning the proprietary lease. Generally, the lender is not limited in any rights it may have to dispossess the tenant-stockholders.

          Foreclosure on cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the Uniform Commercial Code (the
"UCC") and the security agreement relating to those shares. Article 9 of the UCC requires that a sale be conducted in a "commercially reasonable" manner. Whether a foreclosure sale has been conducted in a "commercially reasonable" manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the foreclosure. Generally, a sale conducted according to the usual practice of banks selling similar collateral will be considered reasonably conducted.

          Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. The recognition agreement, however, generally provides that the lender's right to the reimbursement is subject to the right of the cooperative corporation to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency. See
"--Anti-Deficiency Legislation, the Bankruptcy Code and Other Limitations on
Lenders" below.

     LEASEHOLDS

          Mortgage Loans may be secured by a mortgage on a ground lease.
Leasehold mortgages are subject to certain considerations not associated with mortgage loans secured by the fee estate of the mortgagor. The most significant of these considerations is that the ground lease creating the leasehold estate could terminate, leaving the leasehold mortgagee without its security. The ground lease may terminate if, among other reasons, the ground lessee breaches or defaults in its obligations under the ground lease or there is a bankruptcy of the ground lessee or the ground lessor. This possibility may be minimized if the ground lease contains certain provisions protective of the mortgagee, but the ground leases that secure Mortgage Loans may not contain all of these protective provisions, and mortgages may not contain the other protection discussed in the next paragraph. Protective ground lease provisions include the right of the leasehold mortgagee to receive notices from the ground lessor of any defaults by the mortgagor; the right to cure those defaults, with adequate cure periods; if a default is not susceptible of cure by the leasehold mortgagee, the right to acquire the leasehold estate through foreclosure or otherwise; the ability of the ground lease to be assigned to and by the leasehold mortgagee or purchaser at a foreclosure sale and for the simultaneous release of the ground lessee's liabilities under the new lease; and the right of the leasehold mortgagee to enter into a new ground lease with the ground lessor on the same terms and conditions as the old ground lease upon a termination.

          In addition to the preceding protections, a leasehold mortgagee may require that the ground lease or leasehold mortgage prohibit the ground lessee from treating the ground lease as terminated in the event of the ground lessor's bankruptcy and rejection of the ground lease by the trustee for the debtor-ground lessor. As further protection, a leasehold mortgage may provide for the assignment of the debtor-ground lessee's right to reject a lease pursuant to Section 365 of the Bankruptcy Reform Act of 1978, as amended (11
U.S.C.) (the "BANKRUPTCY CODE"), although the enforceability of that clause has not been established. Without the protections described in the preceding paragraph, a leasehold mortgagee may lose the collateral securing its leasehold mortgage. In addition, terms and conditions of a leasehold mortgage are subject to the terms and conditions of the ground lease. Although certain rights given to a ground lessee can be limited by the terms of a leasehold mortgage, the rights of a ground lessee or a leasehold mortgagee with respect to, among other things, insurance, casualty and condemnation will be governed by the provisions of the ground lease.

RIGHTS OF REDEMPTION

          In some states, after sale pursuant to a deed of trust or foreclosure of the mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. The right of redemption should be distinguished from the equity of redemption, which is a nonstatutory right that must be exercised prior to the foreclosure sale. In some states where the right of redemption is available, redemption may occur only upon payment of the foreclosure purchase price, expenses of foreclosure, accrued interest and taxes. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to delay the ability of the lender to sell the foreclosed property. The exercise of a right of redemption would defeat the title of any purchaser at a foreclosure sale, or of any purchaser from the lender subsequent to foreclosure or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has run.

ANTI-DEFICIENCY LEGISLATION, THE BANKRUPTCY CODE AND OTHER LIMITATIONS ON
LENDERS

          Certain states have imposed statutory prohibitions that restrict or eliminate the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage. In some states, statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust.

A deficiency judgment would be a personal judgment against the former borrower equal in most cases to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes may require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower.
Finally, other statutory provisions may limit any deficiency judgment against the former borrower following a judicial sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale.
The purpose of these statutes is to prevent a beneficiary or a mortgagee from obtaining a large deficiency judgment against the former mortgagor as a result of low or no bids at the foreclosure sale.

          Generally, Article 9 of the UCC governs foreclosure on cooperative shares and the related proprietary lease or occupancy agreement and foreclosure on the beneficial interest in a land trust. Some courts have interpreted Section
9-610 of the UCC to prohibit a deficiency award unless the creditor establishes that the sale of the collateral (which, in the case of a Mortgage Loan secured by shares of a cooperative, would be the shares and the related proprietary lease or occupancy agreement) was conducted in a commercially reasonable manner.

          The Master Servicer generally will not be required under the pooling and servicing agreement to pursue deficiency judgments on the Mortgage Loans even if permitted by law.

          In addition to anti-deficiency and related legislation, numerous other federal and state statutory provisions, including the Bankruptcy Code, and state laws affording relief to debtors may interfere with or affect the ability of a secured mortgage lender to obtain payment of a mortgage loan, to realize upon collateral and/or enforce a deficiency judgment. For example, under the
Bankruptcy Code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) are automatically stayed upon the filing of a bankruptcy petition and, usually, no interest or principal payments are made during the course of the bankruptcy case. Foreclosure of an interest in real property of a debtor in a case under the Bankruptcy Code can typically occur only if the bankruptcy court vacates the stay, which is an action the court may be reluctant to take, particularly if the debtor has the prospect of restructuring his or her debts and the mortgage collateral is not deteriorating in value. The delay and the consequences thereof caused by the automatic stay can be significant. Also, under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lienor may stay a senior lender from taking action to foreclose.

          A homeowner may file for relief under the Bankruptcy Code under any of three different chapters of the Bankruptcy Code.

          o    Under Chapter 7, the assets of the debtor are liquidated and a lender secured by a lien may "bid in" (i.e., bid up to the amount of the debt) at the sale of the asset. See "--Foreclosure."

          o    Under Chapter 11, a homeowner can reorganize his or her debts through his or her reorganization plan.

          o    Under Chapter 13, a homeowner can address his or her debts in a rehabilitation plan. Chapter 13 is often referred to as the "wage earner chapter" or "consumer chapter" because most individuals seeking to restructure their debts file for relief under Chapter
                13 rather than Chapter 11.

          The Bankruptcy Code permits a mortgage loan that is secured by property that does not consist solely of the debtor's principal residence to be modified without the consent of the lender provided certain substantive and procedural safeguards are met. Under the Bankruptcy Code, the lender's security interest may be reduced to the then-current value of the property as determined by the court if the value is less than the amount due on the loan, thereby leaving the lender as a general unsecured creditor for the difference between the value of the collateral and the outstanding balance of the mortgage loan. A borrower's unsecured indebtedness will typically be discharged in full upon payment of a substantially reduced amount. Other modifications to a mortgage loan may include a reduction in the amount of each scheduled payment, which reduction may result from a reduction in the rate of interest, an alteration of the repayment schedule, an extension of the final maturity date, and/or a reduction in the outstanding balance of the secured portion of the loan. In certain circumstances, subject to the court's approval, a debtor in a case under
Chapter 11 of the Bankruptcy Code may have the power to grant liens senior to the lien of a mortgage.

          A reorganization plan under Chapter 11 and a rehabilitation plan under
Chapter 13 of the Bankruptcy Code may each allow a debtor to cure a default with respect to a mortgage loan on the debtor's residence by paying arrearages over a period of time and to deaccelerate and reinstate the original mortgage loan payment schedule, even though the lender accelerated the loan and a final judgment of foreclosure had been entered in state court (provided no sale of the property had yet occurred) prior to the filing of the debtor's petition under the Bankruptcy Code. Under a Chapter 13 plan, curing of defaults must be accomplished within the five year maximum term permitted for repayment plans, with the term commencing when the repayment plan becomes effective, while defaults may be cured over a longer period of time under a Chapter 11 plan of reorganization.

          Generally, a repayment plan in a case under Chapter 13 and a plan of reorganization under Chapter 11 may not modify the claim of a mortgage lender if the borrower elects to retain the property, the property is the borrower's principal residence and the property is the lender's only collateral. Certain courts have allowed modifications when the mortgage loan is secured both by the debtor's principal residence and by collateral that is not "inextricably bound"
to the real property, such as appliances, machinery, or furniture.

          The general protection for mortgages secured only by the debtor's principal residence is not applicable in a case under Chapter 13 if the last payment on the original payment schedule is due before the final date for payment under the debtor's Chapter 13 plan (which date could be up to five years after the debtor emerges from bankruptcy). Under several recently decided cases, the terms of this type of loan can be modified in the manner described above.
While these decisions are contrary to the holding in a prior case by a senior appellate court, it is possible that the later decisions will become the accepted interpretation in view of the language of the applicable statutory provision. If this interpretation is adopted by a court considering the treatment in a Chapter 13 repayment plan of a Mortgage Loan, it is possible that the Mortgage Loan could be modified.

          State statutes and general principles of equity may also provide a mortgagor with a means to halt a foreclosure proceeding or sale and to force a restructuring of a mortgage loan on terms a lender would not otherwise accept.

          In a bankruptcy or similar proceeding of a mortgagor, action may be taken seeking the recovery, as a preferential transfer or on other grounds, of any payments made by the mortgagor under the related mortgage loan prior to the bankruptcy or similar proceeding. Payments on long-term debt may be protected from recovery as preferences if they are payments in the ordinary course of business made on debts incurred in the ordinary course of business or if the value of the collateral exceeds the debt at the time of payment. Whether any particular payment would be protected depends upon the facts specific to a particular transaction.

          A trustee in bankruptcy, in some cases, may be entitled to collect its costs and expenses in preserving or selling the mortgaged property ahead of a payment to the lender. Moreover, the laws of certain states also give priority to certain tax and mechanics liens over the lien of a mortgage. Under the
Bankruptcy Code, if the court finds that actions of the mortgagee have been unreasonable and inequitable, the lien of the related mortgage may be subordinated to the claims of unsecured creditors.

          The Code provides priority to certain tax liens over the lien of the mortgage. In addition, substantive requirements are imposed upon mortgage lenders in connection with the origination and the servicing of mortgage loans by numerous federal and some state consumer protection laws. These laws include the federal Truth-in-Lending Act, Real Estate Settlement Procedures Act, Equal
Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act, and
related statutes. These federal laws impose specific statutory liabilities upon lenders who originate mortgage loans and who fail to comply with the provisions of the applicable laws. In some cases, this liability may affect assignees of the Mortgage Loans.

TEXAS HOME EQUITY LOANS

          Generally, any "cash-out" refinance or other non-purchase money transaction (except for certain rate or term refinance loans and certain other narrow exceptions) secured by a Texas resident's principal residence is subject to the provisions set forth in Section 50(a)(6) of Article XVI of the
Constitution of Texas and its implementing statutes and regulations (the "TEXAS
HOME EQUITY LAWS"). The Texas Home Equity Laws provide for:

          o    certain disclosure requirements,

          o    caps on allowable fees,

          o    required loan closing procedures and

          o    certain other restrictions.

Failure, inadvertent or otherwise, to comply with any requirement may render a
Mortgage Loan unenforceable and/or the lien on a mortgaged property voidable unless cured within 60 days after the borrower provides notice of the defect to the lender. Because mortgage loans which are subject to the Texas Home Equity
Laws can be foreclosed only pursuant to court order, rather than non-judicial foreclosures as is available for other types of mortgage loans in Texas, delays and increased losses may result in connection with foreclosures of those loans.
If a court were to find that any requirement of the Texas Home Equity Laws was not satisfied, the court could:

          o    refuse to allow foreclosure to proceed,

          o    declare the lien on a mortgaged property to be void, and/or

          o    require the originating lender or the holder of the note to forfeit some or all principal and interest of the related
               Mortgage Loan.

Title insurance generally available on those Mortgage Loans may exclude coverage for some of the risks described in this paragraph.

"DUE-ON-SALE" CLAUSES

          The forms of note, mortgage and deed of trust relating to Mortgage
Loans may contain a "due-on-sale" clause permitting acceleration of the maturity of a loan if the borrower transfers its interest in the property. Court decisions and legislative actions placed substantial restrictions on the right of lenders to enforce these clauses in many states. However, effective October
15, 1982, Congress enacted the Garn-St Germain Depository Institutions Act of
1982 (the "GARN ACT") which purports to preempt state laws which prohibit the enforcement of "due-on-sale" clauses by providing, among other matters, that
"due-on-sale" clauses in certain loans (which loans may include the Mortgage
Loans) made after the effective date of the Garn Act are enforceable, within certain limitations as set forth in the Garn Act and the regulations promulgated thereunder. "Due-on-sale" clauses contained in mortgage loans originated by federal savings and loan associations or federal savings banks are fully enforceable pursuant to regulations of the OTS, as successor to the Federal Home
Loan Bank Board, which preempt state law restrictions on the enforcement of these clauses. Similarly, "due-on-sale" clauses in mortgage loans made by national banks and federal credit unions are now fully enforceable pursuant to preemptive regulations of the Comptroller of the Currency and the National
Credit Union Administration, respectively.

          The Garn Act created a limited exemption from its general rule of enforceability for "due-on-sale" clauses in certain mortgage loans ("WINDOW
PERIOD LOANS") which were originated by non-federal lenders and made or assumed in certain states ("WINDOW PERIOD STATES") during the period, prior to October
15, 1982, in which that state prohibited the enforcement of "due-on-sale"
clauses by constitutional provision, statute or statewide court decision (the
"WINDOW PERIOD"). Though neither the Garn Act nor the OTS regulations actually names the Window Period States, Freddie Mac has taken the position, in prescribing mortgage loan servicing standards with respect to mortgage loans which it has purchased, that the Window Period States were:
Arizona, Arkansas, California, Colorado, Georgia, Iowa, Michigan, Minnesota, New
Mexico, Utah and Washington. Under the Garn Act, unless a Window Period State took action by October 15, 1985, the end of the Window Period, to further regulate enforcement of "due-on sale" clauses in Window Period Loans,
"due-on-sale" clauses would become enforceable even in Window Period Loans. Five of the Window Period States (Arizona, Minnesota, Michigan, New Mexico and Utah)
have taken actions which restrict the enforceability of "due-on-sale" clauses in
Window Period Loans beyond October 15, 1985. The actions taken vary among these states.

          By virtue of the Garn Act, a Servicer may generally be permitted to accelerate any Mortgage Loan which contains a "due-on-sale" clause upon transfer of an interest in the property subject to the mortgage or deed of trust. With respect to any Mortgage Loan secured by a residence occupied or to be occupied by the borrower, this ability to accelerate will not apply to certain types of transfers, including (i) the granting of a leasehold interest which has a term of three years or less and which does not contain an option to purchase; (ii) a transfer to a relative resulting from the death of a borrower, or a transfer where the spouse or children become an owner of the property in each case where the transferee(s) will occupy the property; (iii) a transfer resulting from a decree of dissolution of marriage, legal separation agreement or from an incidental property settlement agreement by which the spouse becomes an owner of the property; (iv) the creation of a lien or other encumbrance subordinate to the lender's security instrument which does not relate to a transfer of rights of occupancy in the property (provided that the lien or encumbrance is not created pursuant to a contract for deed); (v) a transfer by devise, descent or operation of law on the death of a joint tenant or tenant by the entirety; (vi)
a transfer into an inter vivos trust in which the borrower is the beneficiary and which does not relate to a transfer of rights of occupancy; and (vii) other transfers as set forth in the Garn Act and the regulations thereunder.
Regulations promulgated under the Garn Act also prohibit the imposition of a prepayment penalty upon the acceleration of a loan pursuant to a due-on-sale clause. The extent of the effect of the Garn Act on the average lives and delinquency rates of the Mortgage Loans cannot be predicted. See "Prepayment and
Yield Considerations."

APPLICABILITY OF USURY LAWS

          Title V of the Depository Institutions Deregulation and Monetary
Control Act of 1980, enacted in March 1980 ("TITLE V"), provides that state usury limitations shall not apply to certain types of residential first mortgage loans originated by certain lenders after March 31, 1980. The OTS, as successor to the Federal Home Loan Bank Board, is authorized to issue rules and regulations and to publish interpretations governing implementation of Title V.
The statute authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision which expressly rejects application of the federal law. Currently, fifteen states have adopted laws reimposing or reserving the right to reimpose interest rate limits. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

FORFEITURE FOR DRUG, RICO AND MONEY LAUNDERING VIOLATIONS

          Federal law provides that property purchased or improved with assets derived from criminal activity or otherwise tainted, or used in the commission of certain offenses, can be seized and ordered forfeited to the United States of
America. The offenses which can trigger a seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt Organizations Act,
the Bank Secrecy Act, the anti-money laundering laws and regulations, including the USA Patriot Act of 2001 and the regulations issued thereunder, as well as the narcotic drug laws. In many instances, the United States may seize the property even before a conviction occurs.

          In the event of a forfeiture proceeding, a lender may be able to establish its interest in the property by proving that (i) its mortgage was executed and recorded before the commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before any other crime upon which the forfeiture is based, or (2) the lender, at the time of the execution of the mortgage, "did not know or was reasonably without cause to believe that the property was subject to forfeiture." However, there can be no assurance that this defense will be successful.

HOMEOWNERS PROTECTION ACT OF 1998

          The Homeowners Protection Act of 1998 ("HOPA") provides for certain disclosure and termination requirements for primary mortgage insurance. The termination provisions of HOPA apply only to mortgage loans relating to single-family primary residences originated on or after July 29, 1999. The termination provisions govern when a mortgagor may cancel the requirement to maintain primary mortgage insurance and when the requirement to maintain primary mortgage insurance is automatically terminated. In general, voluntary termination is permitted when the principal balance of a mortgage loan is reduced to 80% of the original property value and automatic termination occurs when the principal balance of a mortgage loan is reduced to 78% of the original property value. The disclosure requirements of HOPA vary depending on whether the mortgage loan was originated before or after July 29, 1999. These disclosure requirements include notification of the circumstances under which a mortgagor may cancel primary mortgage insurance, the date when primary mortgage insurance automatically terminates and servicer contact information. In addition, HOPA provides that no later than 30 days after cancellation or termination of primary mortgage insurance, the servicer shall provide written notification that primary mortgage insurance is terminated and no further payments are due or payable. Any servicer, mortgagee or mortgage insurer that violates provisions of HOPA is subject to possible liability which includes, but is not limited to, actual damages, statutory damages and reasonable attorney's fees.

SERVICEMEMBERS CIVIL RELIEF ACT AND SIMILAR LAWS

          Generally, under the terms of the Servicemembers Civil Relief Act (the
"RELIEF ACT"), a borrower who enters military service after the origination of their Mortgage Loan (including a borrower who is a member of the National Guard or is in reserve status at the time of the origination of the Mortgage Loan and is later called to active duty) may not be charged interest, including fees and charges, in excess of 6% per annum during the period of the borrower's active duty status. In addition to adjusting the interest, the lender must forgive this interest in excess of 6% per annum, unless a court or administrative agency orders otherwise upon the application of the lender. It is possible that the
Relief Act could have an effect, for an indeterminate period of time, on the ability of the Servicer to collect full amounts of interest on certain of the
Mortgage Loans in a Trust Estate. Any shortfall in interest collections resulting from the application of the Relief Act or any amendment thereto could result in losses to the holders of the Certificates of the related series.
Further, the Relief Act imposes limitations which would impair the ability of the Servicer to foreclose on an affected Mortgage Loan during the borrower's period of active duty status. Thus, in the event that an affected Mortgage Loan goes into default, there may be delays and losses occasioned by the inability to realize upon the Mortgaged Property in a timely fashion. In addition, the Relief
Act provides broad discretion for a court to modify a mortgage loan upon application of the mortgagor. Certain states have enacted comparable legislation which may lead to the modification of a mortgage loan or interfere with or affect the ability of the Servicer to timely collect payments of principal and interest on, or to foreclose on, Mortgage Loans of borrowers in these states who are active or reserve members of the armed services or national guard. For example, California has extended legislation providing protection equivalent to that provided by the Relief Act to California national guard members called up for active service by the Governor or President and reservists called to active duty.

ENVIRONMENTAL CONSIDERATIONS

          A lender may be subject to unforeseen environmental risks when taking a security interest in real or personal property. Property subject to a security interest may be subject to federal, state, and local laws and regulations relating to environmental protection. These laws may regulate, among other things:

          o    emissions of air pollutants;

          o    discharges of wastewater or storm water;

          o    generation, transport, storage or disposal of hazardous waste or hazardous substances;

          o    operation, closure and removal of underground storage tanks;

          o    removal and disposal of asbestos-containing materials; and/or

          o    management of electrical or other equipment containing
               polychlorinated biphenyls.

          Failure to comply with these laws and regulations may result in significant penalties, including civil and criminal fines. Under the laws of certain states, environmental contamination on a property may give rise to a lien on the property to ensure the availability and/or reimbursement of cleanup costs. Generally all subsequent liens on a property are subordinated to these environmental liens and, in some states, even prior recorded liens are subordinated to these liens. In the latter states, the security interest of the
Trustee in a property that is subject to this type of lien could be adversely affected. Environmental contamination on a property is likely to have a negative impact on the value of the property, which may lead to losses on the related series of Certificates.

          Under the federal Comprehensive Environmental Response Compensation and Liability Act, as amended ("CERCLA"), and under state law in certain states, a secured party that takes a deed in lieu of foreclosure, purchases a mortgaged property at a foreclosure sale, operates a mortgaged property or undertakes certain types of activities that may constitute management of the mortgaged property may become liable in certain circumstances for the costs of remedial action or cleanup costs if hazardous wastes or hazardous substances have been released or disposed of on the property. The cleanup costs may be substantial.
CERCLA imposes strict, as well as joint and several, liability for environmental remediation and/or damage costs on several classes of "potentially responsible parties," including current "owners and/or operators" of property, irrespective of whether those owners or operators caused or contributed to contamination on the property. In addition, owners and operators of properties that generate hazardous substances that are disposed of at other "off-site" locations may be held strictly, as well as jointly and severally, liable for environmental remediation and/or damages at those off-site locations. Many states also have laws that are similar to CERCLA. Liability under CERCLA or under similar state law could exceed the value of the property itself as well as the aggregate assets of the property owner.

          The law is unclear as to whether and under what precise circumstances cleanup costs, or the obligation to take remedial actions, could be imposed on a secured lender like a Trust Estate. Under the laws of some states and under
CERCLA, a lender may be liable as an "owner or operator" for costs of addressing releases or threatened releases of hazardous substances on a mortgaged property if the lender or its agents or employees have "participated in the management"
of the operations of the borrower, even though the environmental damage or threat was caused by a prior owner or current owner or operator or other third party. Excluded from CERCLA's definition of "owner or operator," is a person
"who without participating in the management of . . . [the] facility, holds indicia of ownership primarily to protect his security interest" (the "CERCLA
SECURED-CREDITOR EXEMPTION"). This exemption for holders of a security interest like a secured lender applies only if a lender seeks to protect its security interest in the contaminated facility or property. Accordingly, if a lender's activities begin to encroach on the actual management of a facility or property, the lender faces potential liability as an "owner or operator" under CERCLA.
Similarly, when a lender forecloses and takes title to a contaminated facility or property, the lender may incur potential CERCLA liability in various circumstances, including among others, when it holds the facility or property as an investment (including leasing the facility or property to a third party), fails to market the property in a timely fashion or fails to properly address environmental conditions at the property or facility.

          The Resource Conservation and Recovery Act, as amended ("RCRA"), contains an exemption similar to the CERCLA Secured-Creditor Exemption (the
"RCRA SECURED-CREDITOR EXEMPTION")for those lenders who hold a security interest in a petroleum underground storage tank or in real estate containing an underground storage tank, or that acquire title to a petroleum underground storage tank or facility or property on which a underground storage tank is located. As under CERCLA, a lender may lose its RCRA Secured-Creditor Exemption and be held liable under RCRA as a underground storage tank owner or operator if the lender or its employees or agents participate in the management of the underground storage tank. In addition, if the lender takes title to or possession of the underground storage tank or the real estate containing the underground storage tank, under certain circumstances the RCRA Secured-Creditor
Exemption may be deemed to be unavailable.

          A decision in May 1990 of the United States Court of Appeals for the
Eleventh Circuit in United States v. Fleet Factors Corp. very narrowly construed the CERCLA Secured-Creditor Exemption. The court's opinion suggested that a lender need not have involved itself in the day-to-day operations of the facility or participated in

decisions relating to hazardous waste to be liable under CERCLA; rather, liability could attach to a lender if its involvement with the management of the facility were broad enough to support the inference that the lender had the capacity to influence the borrower's treatment of hazardous waste. The court added that a lender's capacity to influence those decisions could be inferred from the extent of its involvement in the facility's financial management. A subsequent decision by the United States Court of Appeals for the Ninth Circuit
in In re Bergsoe Metal Corp., apparently disagreeing with, but not expressly contradicting, the Fleet Factors court, held that a secured lender had no liability absent "some actual management of the facility" on the part of the lender.

          The Asset Conservation, Lender Liability and Deposit Insurance
Protection Act of 1996 (the "ASSET CONSERVATION ACT") was intended to clarify the scope of the secured creditor exemption under both CERCLA and RCRA. The
Asset Conservation Act more clearly defined the kinds of "participation in management" that would trigger liability under CERCLA and specified certain activities that would not constitute "participation in management" or otherwise result in a forfeiture of the CERCLA Secured-Creditor Exemption prior to foreclosure or during a workout period. The Asset Conservation Act also clarified the extent of protection against liability under CERCLA in the event of foreclosure and authorized certain regulatory clarifications of the scope of the RCRA Secured-Creditor Exemption for purposes of RCRA, similar to the statutory protections under CERCLA. However, since the courts have not yet had the opportunity to interpret the new statutory provisions, the scope of the additional protections offered by the Asset Conservation Act is not fully defined. It also is important to note that the Asset Conservation Act does not offer complete protection to lenders and that the risk of liability remains.

          If a secured lender does become liable, it may be entitled to bring an action for contribution against the owner or operator who created the environmental contamination or against some other liable party, but that person or entity may be bankrupt or otherwise judgment-proof. As a result, it is possible that cleanup or other environmental liability costs could become a liability of a Trust Estate and occasion a loss to a Trust Estate and to certificateholders in certain circumstances. The new secured creditor amendments to CERCLA, also, would not necessarily affect the potential for liability in actions by either a state or a private party under other federal or state laws which may impose liability on "owners or operators" but do not incorporate the
CERCLA Secured-Creditor Exemption.

          Traditionally, residential mortgage lenders have not taken steps to evaluate whether hazardous wastes or hazardous substances are present with respect to any mortgaged property prior to the origination of the mortgage loan or prior to foreclosure or accepting a deed-in-lieu of foreclosure. Accordingly, at the time the Mortgage Loans were originated these evaluations were not required, nor are these evaluations required prior to foreclosure or accepting a deed-in-lieu of foreclosure. Neither the Depositor nor any other entity makes any representations or warranties or assumes any liability with respect to:

          o    the environmental condition of a mortgaged property;

          o    the absence, presence or effect of hazardous wastes or hazardous substances on any mortgaged property;

          o    any casualty resulting from the presence or effect of hazardous wastes or hazardous substances on, near or emanating from a mortgaged property;

          o    the impact on certificateholders of any environmental condition or presence of any substance on or near a mortgaged property; or

          o    the compliance of any mortgaged property with any environmental laws.

          In addition, no agent, person or entity otherwise affiliated with the
Depositor is authorized or able to make any similar representation, warranty or assumption or liability relative to any Mortgaged Property. See "The Trust
Estates--The Mortgage Loans" and "--'Due-on-Sale' Clauses" above.

ENFORCEABILITY OF CERTAIN PROVISIONS

          Standard forms of note, mortgage and deed of trust generally contain provisions obligating the borrower to pay a late charge if payments are not timely made and in some circumstances may provide for prepayment fees or penalties if the obligation is paid prior to maturity. In certain states, there are or may be specific limitations upon late charges which a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. Under the pooling and servicing agreement, late charges and prepayment fees (to the extent permitted by law and not waived by the Servicer) will be retained by the Servicer as additional servicing compensation.

          Courts have imposed general equitable principles upon foreclosure.
These equitable principles are generally designed to relieve the borrower from the legal effect of defaults under the loan documents. Examples of judicial remedies that may be fashioned include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes for the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's judgment and have required lenders to reinstate loans or recast payment schedules to accommodate borrowers who are suffering from temporary financial disability. In some cases, courts have limited the right of lenders to foreclose if the default under the mortgage instrument is not monetary, such as the borrower failing to adequately maintain the property or the borrower executing a second mortgage or deed of trust affecting the property. In other cases, some courts have been faced with the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under the deeds of trust receive notices in addition to the statutorily prescribed minimum requirements. For the most part, these cases have upheld the notice provisions as being reasonable or found that the sale by a trustee under a deed of trust or under a mortgage having a power of sale does not involve sufficient state action to afford constitutional protections to the borrower.

                           BENEFIT PLAN CONSIDERATIONS

GENERAL

          The Employee Retirement Income Security Act of 1974, as amended
("ERISA"), and Code Section 4975 impose certain requirements on those employee benefit plans and arrangements to which they apply and on those persons who are fiduciaries with respect to these employee benefit plans and arrangements. The following is a general discussion of these requirements, and certain applicable exceptions to and administrative exemptions from these requirements.

          For purposes of this discussion, employee benefit plans and arrangements to which both Title I of ERISA and the Code apply are referred to as "ERISA PLANS." An individual retirement account established under Code
Section 408 (an "IRA") is an ERISA Plan if the IRA is endorsed by or contributed to by the IRA participant's employer or employee organization. Other IRAs, as well as certain employee benefit plans covering only self-employed individuals
(collectively, "NON-ERISA PLANS"), are not considered ERISA Plans, but these
Non-ERISA Plans are subject to ERISA-like requirements as well as the prohibited transaction provisions of Code Section 4975. Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA) and certain church plans (as defined in Section 3(33) of ERISA) (collectively, "EXEMPT PLANS") are exempt from the provisions of Title I of ERISA and the prohibited transaction provisions of Code Section 4975. Accordingly, Exempt Plans also are not considered ERISA Plans, but these Exempt Plans may be subject to the provisions and special requirements of other applicable federal, state and local law.
Exempt Plans, ERISA Plans and Non-ERISA Plans are collectively referred to as
"BENEFIT PLANS."

          Before purchasing any Certificates, an ERISA Plan fiduciary should consult with its counsel and determine whether any prohibition to its purchase exists under the requirements of ERISA or the Code, whether any prohibited transaction exemption such as U.S. Department of Labor ("DOL") Prohibited
Transaction Class Exemption ("PTCE") 83-1 or any individual administrative exemption (as described below) applies to its purchase, including whether the required conditions for the exemption would be met, or whether any statutory prohibited transaction exemption is applicable to that purchase. In addition, an
ERISA Plan fiduciary should consult the discussion relating to Benefit Plans in the prospectus supplement relating to a series of Certificates.

CERTAIN ERISA AND CODE REQUIREMENTS

     GENERAL

          In accordance with ERISA's general fiduciary standards, before investing in a Certificate, an ERISA Plan fiduciary should determine whether such an investment is permitted under the governing instruments of the ERISA
Plan and is appropriate for the ERISA Plan in view of its overall investment policy and the composition and diversification of its portfolio. An ERISA Plan fiduciary should especially consider the ERISA requirement of investment prudence and the sensitivity of the return on the Certificates to the rate of principal payments (including prepayments) on the Mortgage Loans, as discussed under "Prepayment and Yield Considerations".

     PARTIES IN INTEREST/DISQUALIFIED PERSONS

          The provisions of Section 406 of ERISA (and corresponding provisions of Code Section 4975) prohibit certain transactions involving the assets of an
ERISA Plan and persons who have certain specified relationships to the ERISA
Plan (so-called "parties in interest" within the meaning of ERISA or
"disqualified persons" within the meaning of the Code). The Depositor, an
Originator, the Sponsor, a Master Servicer, a Servicer or the Trustee or certain of their affiliates might be or might become "parties in interest" or
"disqualified persons" with respect to an ERISA Plan. As a result, the acquisition or holding of Certificates by or on behalf of an ERISA Plan could give rise to a "prohibited transaction" within the meaning of ERISA and Code
Section 4975 unless an administrative exemption described below or some other exemption is available.

          Special caution should be exercised before the assets of an ERISA Plan
(including assets that may be held in an insurance company's separate or general accounts where assets in those accounts may be deemed plan assets for purposes of ERISA) are used to purchase a Certificate if, with respect to those assets, the Depositor, an Originator, the Sponsor, a Master Servicer, a Servicer or the
Trustee or one of their affiliates either (a) has investment discretion with respect to the investment of the assets of the ERISA Plan; or (b) has authority or responsibility to give, or regularly gives, investment advice with respect to the assets for a fee and pursuant to an agreement or understanding that the advice will serve as a primary basis for investment decisions with respect to the assets and will be based on the particular investment needs of the ERISA
Plan.

         DELEGATION OF FIDUCIARY DUTY

          If an investing ERISA Plan's assets were deemed to include an undivided ownership interest in the assets included in a Trust Estate, an ERISA
Plan's investment in the Certificates might be deemed to constitute a delegation under ERISA of the duty to manage plan assets by the fiduciary deciding to invest in the Certificates, and certain transactions involved in the operation of the Trust Estate might be deemed to constitute prohibited transactions under
ERISA and Code Section 4975. Neither ERISA nor the Code define the term "plan assets."

          The DOL has published regulations (the "DOL REGULATIONS") concerning whether an ERISA Plan's assets would be deemed to include an interest in the underlying assets of an entity (such as a Trust Estate) for purposes of the reporting, disclosure and fiduciary responsibility provisions of ERISA, as well as for the prohibited transaction provisions of ERISA and Code Section 4975, if the ERISA Plan acquires an "equity interest" (such as a Certificate) in the entity.

          Certain exceptions are provided in the DOL Regulations whereby an investing ERISA Plan's assets would be deemed merely to include its interest in the Certificates instead of being deemed to include an interest in the underlying assets of the related Trust Estate. However, it cannot be predicted in advance, nor can there be any continuing assurance whether the exceptions may be met, because of the factual nature of certain of the rules set forth in the
DOL Regulations. For example, one of the exceptions in the DOL Regulations states that the underlying assets of an entity will not be considered "plan assets" if less than 25% of the value of all classes of equity interests are held by "benefit plan investors," which term is defined to include ERISA Plans,
Non-ERISA Plans and Exempt Plans and any entity whose assets include "plan assets" by reason of benefit plan investments in that entity, but this exception is tested immediately after each acquisition of an equity interest in the entity whether upon initial issuance or in the secondary market.

          The Regulations provide that where an ERISA Plan acquires a
"guaranteed governmental mortgage pool certificate," the ERISA Plan's assets include that certificate, but do not, solely by reason of the ERISA Plan's holdings of that certificate, include any of the mortgage loans underlying that certificate. The Regulations include in the definition of a "guaranteed governmental mortgage pool certificate" the types of Freddie Mac Certificates,
Ginnie Mae Certificates and Fannie Mae Certificates that may be included in a
Trust Estate underlying a series of Certificates. Accordingly, even if a
"guaranteed governmental mortgage pool certificates" included in a Trust Estate were deemed to be assets of Plan investors, the mortgage loans underlying those
"guaranteed governmental mortgage pool certificates" would not be treated as plan assets of those ERISA Plans. Private Certificates are not "guaranteed governmental mortgage pool certificates." Potential ERISA Plan investors should consult the discussion relating to Benefit Plans in the related prospectus supplement before purchasing any those Certificates.

     APPLICABILITY TO NON-ERISA PLANS

          Since Non-ERISA Plans are subject to the prohibited transaction provisions of the Code, the discussion above with respect to "disqualified persons," prohibited transactions, delegation of fiduciary duty and plan assets applies to Non-ERISA Plans as well as ERISA Plans.

ERISA ADMINISTRATIVE EXEMPTIONS

     INDIVIDUAL ADMINISTRATIVE EXEMPTIONS

          Several underwriters of mortgage-backed securities have received individual administrative exemptions (each, an "UNDERWRITER'S EXEMPTION") from certain of the prohibited transaction provisions of ERISA and Code Section 4975.
These Underwriter's Exemptions are broader in some respects than PTCE 83-1, which is discussed below. These Underwriter's Exemptions apply only to mortgage-backed securities that, among other conditions, are sold in an offering for which the applicable underwriter serves as the sole or a managing underwriter, or as a selling or placement agent. If an Underwriter's Exemption might be applicable to a series of Certificates, the related prospectus supplement will discuss that possibility.

          Among the conditions that must be satisfied for an Underwriter's
Exemption to apply are the following:

          o    the acquisition of the Certificates by an ERISA Plan is on terms
                (including the price for the Certificates) that are at least as favorable to the ERISA Plan as they would be in an arm's-length transaction with an unrelated party;

          o    the Certificates acquired by the ERISA Plan have received a rating at the time of acquisition that is one of the four highest generic rating categories from Standard & Poor's, a division of
                The McGraw-Hill Companies, Inc. ("S&P"), Moody's Investors
                Service, Inc. ("MOODY'S") or Fitch Ratings, Inc. ("FITCH");

          o    the Trustee must not be an affiliate of any other member of the
                Restricted Group (as described below) other than an underwriter;

          o    the sum of all payments made to and retained by the underwriters in connection with the distribution of the Certificates
                represents not more than reasonable compensation for underwriting the Certificates; the sum of all payments made to and retained by the Depositor pursuant to the assignment of the Mortgage Loans to the Trust Estate represents not more than the fair market value of the Mortgage Loans; the sum of all payments made to and retained by the Master Servicer or any Servicer represents not more than reasonable compensation for the person's services under the agreement pursuant to which the loans are pooled and
                reimbursements of the person's reasonable expenses; and

          o    the ERISA Plan investing in the Certificates is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the
                Commission under the Securities Act of 1933, as amended.

          The Trust Estate must also meet the following requirements:

          o    the corpus of the Trust Estate must consist solely of assets of the type that have been included in other investment pools in the marketplace;

          o    certificates in those other investment pools must have been rated in one of the four highest rating categories of S&P, Moody's or
                Fitch for at least one year prior to the ERISA Plan's acquisition of the Certificates; and

          o    certificates evidencing interests in those other investment pools must have been purchased by investors other than ERISA Plans for at least one year prior to any ERISA Plan's acquisition of the
                Certificates.

          Notwithstanding the discussion above, special rules apply for the application of an Underwriter's Exemption in the case of certificates backed by pools containing residential or home equity loans with loan-to-value ratios in excess of 100%.

          (a)  The rights and interests evidenced by the certificates acquired by ERISA Plans cannot be subordinated to the rights and interests evidenced by other certificates of the same trust;

          (b)  The certificates acquired by ERISA Plans must have received a rating from S&P, Moody's or Fitch at the time of the acquisition that is in one of the two highest generic rating categories; and

          (c)  The loan-to-value ratio (where the loan amount equals the sum of
                 (i) the outstanding principal balance due under any obligation which is held by the issuing entity and (ii) the outstanding principal balance(s) of any other obligation(s) of higher
                 priority (whether or not held by the issuing entity) which are secured by the same collateral) of the loans does not exceed
                 125%.

          Moreover, an Underwriter's Exemption generally can provide relief from certain self-dealing/conflict of interest prohibited transactions that may occur when an ERISA Plan fiduciary causes an ERISA Plan to acquire and hold
Certificates in a Trust Estate as to which the fiduciary (or its affiliate) is an obligor on the Mortgage Assets held in the Trust Estate; provided that, among other requirements:

          o    in the case of an acquisition in connection with the initial issuance of Certificates, at least 50% of each class of
                Certificates in which ERISA Plans have invested is acquired by persons independent of the Restricted Group and at least 50% of the aggregate interest in the Trust Estate is acquired by persons independent of the Restricted Group;

          o    the fiduciary (or its affiliate) is an obligor with respect to 5%
                or less of the fair market value of the obligations contained in the Trust Estate;

          o    the ERISA Plan's investment in Certificates of any class does not exceed 25% of all of the Certificates of that class outstanding at the time of the acquisition; and

          o    immediately after the acquisition, no more than 25% of the assets of the ERISA Plan with respect to which that person is a
                fiduciary is invested in Certificates representing an interest in one or more trusts containing assets sold or serviced by the same entity.

          An Underwriter's Exemption does not apply to ERISA Plans sponsored by the Depositor, the related underwriter, the Trustee, any Master Servicer, any insurer with respect to the Mortgage Assets, any obligor with respect to
Mortgage Assets included in the Trust Estate constituting more than 5% of the aggregate unamortized principal balance of the assets in the Trust Estate, or any affiliate of those parties (collectively, the "RESTRICTED Group").

          The prospectus supplement for each series of Certificates will indicate the classes of Certificates, if any, as to which an Underwriter's
Exemption should apply.

     OTHER EXEMPTIONS

          In addition to making its own determination as to the availability of the exemptive relief provided in the Underwriter's Exemptions, an ERISA Plan fiduciary should consider the possible availability of any other prohibited transaction exemptions and, in particular, PTCE 83-1 for Certain Transactions
Involving Mortgage Pool Investment Trusts. PTCE 83-1 permits certain transactions involving the creation, maintenance and termination of certain residential mortgage pools and the acquisition and holding of certain residential mortgage pool pass-through certificates by ERISA Plans, whether or not the ERISA Plan's assets would be deemed to include an ownership interest in the mortgage loans in the mortgage pool, and whether or not the transactions would otherwise be prohibited under ERISA or Code Section 4975.

          The term "mortgage pool pass-through certificate" is defined in PTCE
83-1 as "a certificate representing a beneficial undivided fractional interest in a mortgage pool and entitling the holder of the certificate to pass-through payment of principal and interest from the pooled mortgage loans, less any fees retained by the pool sponsor." It appears that, for purposes of PTCE 83-1, the term "mortgage pool pass-through certificate" would include Certificates issued in a single class or in multiple classes that evidence the beneficial ownership of both a specified percentage of future interest payments (after permitted deductions) and a specified percentage of future principal payments on a Trust
Estate.

          However, it appears that PTCE 83-1 does not or might not apply to the purchase and holding of:

          o    Certificates that evidence the beneficial ownership only of a specified percentage of future interest payments (after permitted deductions) from a Trust Estate or only of a specified percentage of future principal payments from a Trust Estate;

          o    Residual Certificates;

          o    Certificates evidencing ownership interests in a Trust Estate that includes Mortgage Loans secured by multifamily residential properties or shares issued by cooperative housing corporations;

          o    Subordinate Certificates;

          o    Certificates evidencing ownership interests in a Trust Estate containing Mortgage Certificates; or

          o    Certificates evidencing ownership interests in the reinvestment income of funds on deposit in the related Servicer Custodial
                Account, Master Servicer Custodial Account or Distribution
                Account.

          PTCE 83-1 sets forth "general conditions" and "specific conditions" to its applicability. Section II of PTCE 83-1 sets forth the following general conditions to the application of the exemption:

               (i) the maintenance of a system of insurance or other protection for the pooled mortgage loans and the property securing the loans, and for indemnifying certificateholders against reductions in pass-through payments due to property damage or defaults in loan payments;

               (ii) the existence of a pool trustee who is not an affiliate of the pool sponsor; and

               (iii) a requirement that the sum of all payments made to and retained by the pool sponsor, and all funds inuring to the benefit of the pool sponsor as a result of the administration of the mortgage pool, must represent not more than adequate consideration for selling the mortgage loans plus reasonable compensation for services provided by the pool sponsor to the pool.

          The system of insurance or protection referred to in clause (i) above must provide protection and indemnification up to an amount not less than the greater of one percent of the aggregate unpaid principal balance of the pooled mortgages or the unpaid principal balance of the largest mortgage in the pool.
It should be noted that in

promulgating PTCE 83-1 (and a predecessor exemption), the DOL did not have under its consideration interests in pools of the exact nature as some of the
Certificates described herein.

NON-ERISA PLANS AND EXEMPT PLANS

          Although Non-ERISA Plans and Exempt Plans are not considered ERISA
Plans for purposes of the preceding discussion, Non-ERISA Plans are subject to the prohibited transaction provisions of Code Section 4975, and both Non-ERISA
Plans and Exempt Plans may be subject to certain other ERISA-like requirements of applicable law. As a result, before purchasing any Certificates by or on behalf of a Non-ERISA Plan or any Exempt Plan, the prospective purchaser should exercise special caution and should consult with its legal counsel concerning the propriety and implications of its investment under the Code or other applicable law.

UNRELATED BUSINESS TAXABLE INCOME--RESIDUAL CERTIFICATES

          The purchase of a Residual Certificate by an IRA or any employee benefit plan qualified under Code Section 401(a) and exempt from taxation under
Code Section 501(a), including most varieties of Benefit Plans, may give rise to
"unrelated business taxable income" as described in Code Sections 511 through
515 and Code Section 860E. Further, prior to the purchase of Residual
Certificates, a prospective transferee may be required to provide an affidavit to the transferor, the Trustee and the Depositor that it is not, nor is it purchasing a Residential Certificate on behalf of, a "disqualified organization," which term as defined herein includes certain tax-exempt entities not subject to Code Section 511, including certain governmental plans. In addition, prior to the transfer of a Residual Certificate, the Trustee may require an opinion of counsel to the effect that the transferee is not a
Disqualified Organization and that the transfer will not subject the Trustee, the Depositor, the Master Servicer or any Servicer to additional obligations imposed by ERISA or the Code.

          DUE TO THE COMPLEXITY OF THESE RULES AND THE PENALTIES IMPOSED UPON
PERSONS INVOLVED IN PROHIBITED TRANSACTIONS, IT IS PARTICULARLY IMPORTANT THAT
POTENTIAL INVESTORS WHO ARE ACTING ON BEHALF OF A BENEFIT PLAN OR ANY OTHER
EMPLOYEE BENEFIT PLAN OR ARRANGEMENT CONSULT WITH THEIR LEGAL COUNSEL REGARDING
THE CONSEQUENCES UNDER ERISA, THE CODE AND OTHER APPLICABLE LAW OF THEIR
ACQUISITION AND OWNERSHIP OF CERTIFICATES.

          THE SALE OF CERTIFICATES TO A BENEFIT PLAN OR ANY OTHER EMPLOYEE
BENEFIT PLAN OR ARRANGEMENT IS IN NO RESPECT A REPRESENTATION BY THE DEPOSITOR
OR THE APPLICABLE UNDERWRITER THAT THIS INVESTMENT MEETS ALL RELEVANT LEGAL
REQUIREMENTS WITH RESPECT TO INVESTMENTS BY EMPLOYEE BENEFIT PLANS GENERALLY OR
ANY PARTICULAR PLAN OR ARRANGEMENT, OR THAT THIS INVESTMENT IS APPROPRIATE FOR
EMPLOYEE BENEFIT PLANS GENERALLY OR ANY PARTICULAR PLAN OR ARRANGEMENT.

                         LEGAL INVESTMENT CONSIDERATIONS

          If so specified in the related prospectus supplement, certain classes of Certificates will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended ("SMMEA").
Generally, the only classes of Offered Certificates which will qualify as
"mortgage related securities" will be those that (i) are rated in one of the two highest rating categories by at least one nationally-recognized statistical rating organization and (ii) are part of a series representing interests in a
Trust Estate consisting of Mortgage Loans originated by certain types of originators specified in SMMEA and secured by first liens on real estate. The appropriate characterization of those Certificates not qualifying as "mortgage related securities" for purposes of SMMEA ("NON-SMMEA CERTIFICATES") under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase those Certificates, may be subject to significant interpretive uncertainties. Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Non-SMMEA Certificates constitute legal investments for them.

          Those classes of Certificates qualifying as "mortgage related securities" will constitute legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities (including state-chartered depository institutions, insurance companies, trustees and pension funds) created pursuant to or existing

under the laws of the United States or of any state (including the District of
Columbia and Puerto Rico) whose authorized investments are subject to state regulation, to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any of its agencies or instrumentalities constitute legal investments for those entities.

          Under SMMEA, a number of states enacted legislation, on or before the
October 3, 1991 cut-off for those enactments, limiting to varying extents the ability of certain entities (in particular, insurance companies) to invest in
"mortgage related securities" secured by liens on residential, or mixed residential and commercial properties in most cases by requiring the affected investors to rely solely upon existing state law, and not SMMEA.

          SMMEA also amended the legal investment authority of
federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in
"mortgage related securities" without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in those securities, and national banks may purchase those securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C.Section 24 (Seventh), subject in each case to regulations the applicable federal regulatory authority may prescribe. In this connection, the OCC has amended 12 C.F.R. Part 1 to authorize national banks to purchase and sell for their own account, without limitation as to a percentage of the bank's capital and surplus (but subject to compliance with certain general standards in 12 C.F.R.Section 1.5 concerning "safety and soundness" and retention of credit information), certain "Type IV securities," defined in 12
C.F.R. Section 1.2(m) to include certain "residential mortgage-related securities." As so defined, "residential mortgage-related security" means, in relevant part, "mortgage related security" within the meaning of SMMEA. The
National Credit Union Administration ("NCUA") has adopted rules, codified at 12
C.F.R. Part 703, which permit federal credit unions to invest in "mortgage related securities," other than stripped mortgage related securities (unless the credit union complies with the requirements of 12 C.F.R. Section 703.16(e) for investing in those securities) and residual interests in mortgage related securities, subject to compliance with general rules governing investment policies and practices; however, credit unions approved for the NCUA's
"investment pilot program" under 12 C.F.R. Section 703.19 may be able to invest in those prohibited forms of securities. The OTS has issued Thrift Bulletin 13a
(December 1, 1998), "Management of Interest Rate Risk, Investment Securities,
and Derivatives Activities," and Thrift Bulletin 73a (December 18, 2001),
"Investing in Complex Securities" which thrift institutions subject to the jurisdiction of the OTS should consider before investing in any Certificates.

          All depository institutions considering an investment in the
Certificates should review the "Supervisory Policy Statement on Investment
Securities and End-User Derivatives Activities" of the Federal Financial
Institutions Examination Council, which has been adopted by the Board of
Governors of the Federal Reserve System, the Federal Deposit Insurance
Corporation, the OCC and the OTS, effective May 26, 1998, and by the NCUA, effective October 1, 1998. This policy statement sets forth general guidelines which depository institutions must follow in managing risks (including market, credit, liquidity, operational (transaction), and legal risks) applicable to all securities (including mortgage pass-through securities and mortgage-derivative products) used for investment purposes.

          Institutions whose investment activities are subject to regulation by federal or state authorities should review rules, policies and guidelines adopted from time to time by those authorities before purchasing any of the
Certificates, as certain classes may be deemed unsuitable investments, or may otherwise be restricted, under those rules, policies or guidelines (in certain instances irrespective of SMMEA).

          The preceding discussion does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines, or agreements generally governing investments made by a particular investor, including, but not limited to, "prudent investor" provisions, percentage-of-assets limits, provisions which may restrict or prohibit investment in securities which are not
"interest-bearing" or "income-paying," and, with regard to any Certificates issued in book-entry form, provisions which may restrict or prohibit investments in securities which are issued in book-entry form.

          Except as to the status of certain classes of the Certificates as
"mortgage related securities," no representations are made as to the proper characterization of the Certificates for legal investment purposes, financial institution regulatory purposes, or other purposes, or as to the ability of particular investors to purchase Certificates under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the Certificates) may adversely affect the liquidity of the
Certificates.

          Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Certificates constitute legal investments or are subject to investment, capital or other restrictions and, if applicable, whether SMMEA has been overridden in any jurisdiction relevant to that investor.

                         FEDERAL INCOME TAX CONSEQUENCES

          The following discussion is based on the advice of Orrick, Herrington
& Sutcliffe LLP, Cadwalader, Wickersham & Taft LLP or Hunton & Williams LLP as
to the anticipated material federal income tax consequences of the purchase, ownership and disposition of the Securities offered hereunder. As to any
Securities offered pursuant hereto, Orrick, Herrington & Sutcliffe LLP,
Cadwalader, Wickersham & Taft LLP or Hunton & Williams LLP is of the opinion that the following discussion, as supplemented by the discussion under the heading "Federal Income Tax Consequences", if any, in the prospectus supplement accompanying this prospectus with respect to those Securities, is correct in all material respects as of the date of such prospectus supplement. Except as specifically set forth elsewhere herein, the opinion set forth in the preceding sentence is the only opinion being rendered with respect to tax matters affecting the Securities offered hereunder by Orrick, Herrington & Sutcliffe
LLP, Cadwalader, Wickersham & Taft LLP or Hunton & Williams LLP. The opinion stated above and the opinions specifically identified as such in the following discussion are the only opinions that Orrick, Herrington & Sutcliffe LLP,
Cadwalader, Wickersham & Taft LLP or Hunton & Williams LLP has been asked to render with respect to the tax consequences of the purchase, ownership and dispositions of the securities offered under this prospectus and prospectus supplement. This discussion is directed solely to Securityholders that hold the
Securities as capital assets within the meaning of Section 1221 of the Internal
Revenue Code of 1986, as amended (the "CODE") and does not purport to discuss all federal income tax consequences that may be applicable to particular categories of investors, some of which (such as banks, insurance companies and foreign investors) may be subject to special rules.

          The authorities on which this discussion and the opinion referred to below are based are subject to change or differing interpretations which could apply retroactively. Prospective investors should note that no rulings have been or will be sought from the IRS with respect to any of the federal income tax consequences discussed below, and no assurance can be given that the IRS will not take contrary positions. Taxpayers and preparers of tax returns, including those filed by any REMIC or other issuer, should be aware that under applicable
Treasury regulations a provider of advice on specific issues of law is not considered an income tax return preparer unless the advice (1) is given with respect to events that have occurred at the time the advice is rendered and is not given with respect to the consequences of contemplated actions, and (2) is directly relevant to the determination of an entry on a tax return. If penalties were asserted against purchasers of the Securities offered hereunder in respect of their treatment of the Securities for tax purposes, the summary of tax considerations contained, or the opinions stated, herein and in the prospectus supplement may not meet the conditions necessary for purchasers' reliance on that summary, or those opinions, to exculpate them from the asserted penalties.
Accordingly, taxpayers should consult their own tax advisors and tax return preparers regarding the preparation of any item on a tax return, even where the anticipated tax treatment has been discussed in this prospectus. In addition to the federal income tax consequences described in this prospectus, potential investors should consider the state and local tax consequences, if any, of the purchase, ownership and disposition of the securities. See "State Tax
Considerations."

          For purposes of this discussion, where the applicable prospectus supplement provides for a Fixed Retained Yield on the Mortgage Loans of a series of Certificates, references to the Mortgage Loans will be deemed to refer to that portion of the Mortgage Loans held by the Trust Estate that does not include the Fixed Retained Yield. References to a "holder" or
"certificateholder" in this discussion generally mean the beneficial owner of a
Certificate.

FEDERAL INCOME TAX CONSEQUENCES FOR REMIC CERTIFICATES

     GENERAL

          With respect to a series of Certificates, an election may be made to treat the Trust Estate or one or more segregated pools of assets in the Trust
Estate as one or more real estate mortgage investment conduits (each, a "REMIC")
within the meaning of Code Section 860D. A Trust Estate or a portion or portions of a Trust Estate as to which one or more REMIC elections will be made will be referred to as a "REMIC POOL" For purposes of this discussion, Certificates of a series as to which one or more REMIC elections are made are referred to as
"REMIC CERTIFICATES" and will consist of one or more classes of "REGULAR
CERTIFICATES" and one class of "RESIDUAL CERTIFICATES" in the case of each REMIC
Pool. Qualification as a REMIC requires ongoing compliance with certain conditions. For each series of REMIC Certificates, Orrick, Herrington &
Sutcliffe LLP, Cadwalader, Wickersham & Taft LLP or Hunton & Williams LLP, each as counsel to the Depositor, has advised the Depositor that in the firm's opinion, assuming (i) the making of an appropriate election, (ii) compliance with the pooling and servicing agreement, and (iii) compliance with any changes in the law, including any amendments to the Code or applicable Treasury regulations, each REMIC Pool will qualify as a REMIC. In that case, the Regular
Certificates will be considered to be "regular interests" in the REMIC Pool and generally will be treated for federal income tax purposes as if they were newly originated debt instruments, and the Residual Certificates will be considered to be "residual interests" in the REMIC Pool. The prospectus supplement for each series of Certificates will indicate whether one or more REMIC elections with respect to the related Trust Estate will be made, in which event references to
"REMIC" or "REMIC POOL" in this prospectus shall be deemed to refer to each
REMIC Pool.

     STATUS OF REMIC CERTIFICATES

          REMIC Certificates held by a domestic building and loan association will constitute "a regular or residual interest in a REMIC" within the meaning of Code Section 7701(a)(19)(C)(xi) in the same proportion that the assets of the
REMIC Pool would be treated as "loans . . . secured by an interest in real property which is . . . residential real property" within the meaning of Code
Section 7701(a)(19)(C)(v) or as other assets described in Code Section
7701(a)(19)(C). REMIC Certificates held by a real estate investment trust will constitute "real estate assets" within the meaning of Code Section 856(c)(4)(A), and interest on the Regular Certificates and income with respect to Residual
Certificates will be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Code
Section 856(c)(3)(B) in the same proportion that, for both purposes, the assets of the REMIC Pool would be so treated. If at all times 95% or more of the assets of the REMIC Pool qualify for each of the foregoing treatments, the REMIC
Certificates will qualify for the corresponding status in their entirety. For purposes of Code Section 856(c)(4)(A), payments of principal and interest on the
Mortgage Loans that are reinvested pending distribution to holders of REMIC
Certificates qualify for that treatment.

          Where two REMIC Pools are a part of a tiered structure they will be treated as one REMIC for purposes of the tests described above respecting asset ownership of more or less than 95%. In addition, if the assets of the REMIC include Buy-Down Loans, it is possible that the percentage of the assets constituting "loans . . . secured by an interest in real property which is . . .
residential real property" for purposes of Code Section 7701(a)(19)(C)(v), may be required to be reduced by the amount of the related Buydown Funds. REMIC
Certificates held by a regulated investment company will not constitute
"Government securities" within the meaning of Code Section 851(b)(3)(A)(i).

     QUALIFICATION AS A REMIC

          For the REMIC Pool to qualify as a REMIC, there must be ongoing compliance on the part of the REMIC Pool with the requirements set forth in the
Code. The REMIC Pool must fulfill an asset test, which requires that no more than a de minimis portion of the assets of the REMIC Pool, as of the close of the third calendar month beginning after the "STARTUP DAY" (which for purposes of this discussion is the date of issuance of the REMIC Certificates) and at all times thereafter, may consist of assets other than "qualified mortgages" and
"permitted investments." The REMIC Regulations provide a safe harbor under which the de minimis requirement will be met if at all times the aggregate adjusted basis of the nonqualified assets is less than 1% of the aggregate adjusted basis of all the REMIC Pool's assets. An entity that fails to meet the safe harbor may nevertheless demonstrate that it holds no more than a de minimis amount of nonqualified assets. A REMIC Pool also must provide "reasonable arrangements" to prevent its residual interests from being held by "disqualified organizations"
or agents thereof and must furnish applicable tax information to transferors or agents that violate this requirement. See "--Taxation of Residual
Certificates--Tax-Related Restrictions on Transfer of Residual
Certificates--Disqualified Organizations" below.

          A qualified mortgage is any obligation that is principally secured by an interest in real property and that is either transferred to the REMIC Pool on the Startup Day or is purchased by the REMIC Pool within a three-month period thereafter or represents an increase in the loan advanced to the obligor under its original terms, in each case pursuant to a fixed price contract in effect on the Startup Day. Qualified mortgages include whole mortgage loans, such as the
Mortgage Loans, and, generally, certificates of beneficial interest in a grantor trust that holds mortgage loans and regular interests in another REMIC, such as lower-tier regular interests in a tiered REMIC. The REMIC Regulations specify that loans secured by timeshare interests and shares held by a tenant stockholder in a cooperative housing corporation can be qualified mortgages. A qualified mortgage includes a qualified replacement mortgage, which is any property that would have been treated as a qualified mortgage if it were transferred to the REMIC Pool on the Startup Day and that is received either (i)
in exchange for any qualified mortgage within a three-month period thereafter or
(ii) in exchange for a "defective obligation" within a two-year period thereafter. A "defective obligation" includes (i) a mortgage in default or as to which default is reasonably foreseeable, (ii) a mortgage as to which a customary representation or warranty made at the time of transfer to the REMIC Pool has been breached, (iii) a mortgage that was fraudulently procured by the mortgagor, and (iv) a mortgage that was not in fact principally secured by real property
(but only if the mortgage is disposed of within 90 days of discovery). A
Mortgage Loan that is "defective" as described in clause (iv) that is not sold or, if within two years of the Startup Day, exchanged, within 90 days of discovery, ceases to be a qualified mortgage after that 90-day period.

          Permitted investments include cash flow investments, qualified reserve assets, and foreclosure property. A cash flow investment is an investment, earning a return in the nature of interest, of amounts received on or with respect to qualified mortgages for a temporary period, not exceeding 13 months, until the next scheduled distribution to holders of interests in the REMIC Pool.
A qualified reserve asset is any intangible property held for investment that is part of any reasonably required reserve maintained by the REMIC Pool (i) to provide for payments of expenses of the REMIC Pool or amounts due on the regular or residual interests in the event of defaults (including delinquencies) on the qualified mortgages, lower than expected reinvestment returns, prepayment interest shortfalls and certain other contingencies or (ii) to provide a source of funding for the purchase of additional mortgage loans pursuant to a qualifying fixed price or additional draws made by mortgagors under the terms of loans held by the related REMIC. The aggregate fair market of that reserve cannot exceed 50% of the aggregate fair market value of all assets of the REMIC on the Startup Day. The reserve fund will be disqualified if more than 30% of the gross income from the assets in that fund for the year is derived from the sale or other disposition of property held for less than three months, unless required to prevent a default on the regular interests caused by a default on one or more qualified mortgages. A reserve fund must be reduced "promptly and appropriately" to the extent no longer required. Foreclosure property is real property acquired by the REMIC Pool in connection with the default or imminent default of a qualified mortgage and generally not held beyond the close of the third calendar year following the year in which the property is acquired with an extension that may be granted by the Internal Revenue Service.

          In addition to requirements described above, the various interests in a REMIC Pool also must meet certain requirements. All of the interests in a
REMIC Pool must be either of the following: (i) one or more classes of regular interests or (ii) a single class of residual interests on which distributions, if any, are made pro rata. A regular interest is an interest in a REMIC Pool that is issued on the Startup Day with fixed terms, is designated as a regular interest, and unconditionally entitles the holder to receive a specified principal amount (or other similar amount), and provides that interest payments
(or other similar amounts), if any, at or before maturity either are payable based on a fixed rate or a qualified variable rate, or consist of a specified, nonvarying portion of the interest payments on qualified mortgages. A specified portion may consist of a fixed number of basis points, a fixed percentage of the total interest, or a qualified variable rate, inverse variable rate or difference between two fixed or qualified variable rates on some or all of the qualified mortgages. The specified principal amount of a regular interest that provides for interest payments consisting of a specified, nonvarying portion of interest payments on qualified mortgages may be zero. A residual interest is an interest in a REMIC Pool other than a regular interest that is issued on the
Startup Day and that is designated as a residual interest. An interest in a
REMIC Pool may be treated as a regular interest even if payments of principal on the interest are subordinated to payments on other regular interests or the residual interest in the REMIC Pool, and are dependent on the absence of defaults or delinquencies on qualified mortgages or permitted investments, lower than reasonably expected returns on permitted investments, unanticipated expenses incurred by the REMIC Pool or prepayment interest shortfalls.
Accordingly, the Regular Certificates of a series will constitute one or more classes of regular interests, and the Residual Certificates with respect to that series will constitute a single class of residual interests on which distributions are made pro rata.

          If an entity, such as the REMIC Pool, fails to comply with one or more of the ongoing requirements of the Code for REMIC status during any taxable year, the Code provides that the entity will not be treated as a REMIC for that year and any following year. In this event, an entity with multiple classes of ownership interests may be treated as a separate association taxable as a corporation under Treasury regulations, and the Regular Certificates may be treated as equity interests in that corporation. The Code, however, authorizes the Treasury Department to issue regulations that address situations where failure to meet one or more of the requirements for REMIC status occurs inadvertently and in good faith, and disqualification of the REMIC Pool would occur absent regulatory relief. Investors should be aware, however, that the
Conference Committee Report to the Tax Reform Act of 1986 (the "1986 ACT")
indicates that the relief may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the REMIC Pool's income for the period of time in which the requirements for REMIC status are not satisfied.

TAXATION OF REGULAR CERTIFICATES

     GENERAL

          In general, interest, Original Issue Discount, and market discount on a Regular Certificate will be treated as ordinary income to a holder of the
Regular Certificate (the "REGULAR CERTIFICATEHOLDER"), and principal payments on a Regular Certificate will be treated as a return of capital to the extent of the Regular Certificateholder's basis in the Regular Certificate allocable thereto (other than accrued market discount not previously reported as income).
Regular Certificateholders must use the accrual method of accounting with regard to Regular Certificates, regardless of the method of accounting they otherwise use.

     ORIGINAL ISSUE DISCOUNT

          Accrual Certificates will be, and other classes of Regular
Certificates may be, issued with "ORIGINAL ISSUE DISCOUNT" within the meaning of
Code Section 1273(a). Holders of any class of Regular Certificates having
Original Issue Discount generally must include Original Issue Discount in ordinary income for federal income tax purposes as it accrues, in accordance with a constant interest method that takes into account the compounding of interest, in advance of receipt of the cash attributable to that income. The following discussion is based in part on temporary and final Treasury regulations (the "OID REGULATIONS") under Code Sections 1271 through 1273 and
1275 and in part on the provisions of the 1986 Act. Regular Certificateholders should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Regular
Certificates. To the extent these issues are not addressed in the OID
Regulations, it is anticipated that the Trustee will apply the methodology described in the Conference Committee Report to the 1986 Act. No assurance can be provided that the Internal Revenue Service will not take a different position as to those matters not currently addressed by the OID Regulations. Moreover, the OID Regulations include an antiabuse rule allowing the Internal Revenue
Service to apply or depart from the OID Regulations where necessary or appropriate to ensure a reasonable tax result in light of the applicable statutory provisions. A tax result will not be considered unreasonable under the anti-abuse rule in the absence of a substantial effect on the present value of a taxpayer's tax liability. Investors are advised to consult their own tax advisors as to this discussion and the appropriate method for reporting interest and Original Issue Discount for the Regular Certificates.

          Each Regular Certificate (except to the extent described below for a
Regular Certificate on which principal is distributed in a single installment or by lots of specified principal amounts upon the request of a Certificateholder or by random lot (a "NON-PRO RATA CERTIFICATE")) will be treated as a single installment obligation for purposes of determining the Original Issue Discount includible in a Regular Certificateholder's income. The total amount of Original
Issue Discount on a Regular Certificate is the excess of the "stated redemption price at maturity" of the Regular Certificate over its "issue price." The issue price of a class of Regular Certificates offered pursuant to this prospectus generally is the first price at which a substantial amount of the class is sold to the public (excluding bond houses, brokers and underwriters). Although unclear under the OID Regulations, it is anticipated that the Trustee will treat the issue price of a class as to which there is no substantial sale as of the issue date or that is retained by the Depositor as the fair market value of that class as of the issue date. The issue price of a Regular Certificate also includes any amount paid by an initial Regular Certificateholder for accrued interest that relates to a period prior to the issue date of the Regular
Certificate, unless the Regular Certificateholder elects on its federal income tax return to exclude that amount from the issue price and to recover it on the first Distribution Date. The stated redemption

price at maturity of a Regular Certificate always includes the original principal amount of the Regular Certificate, but generally will not include distributions of interest if those distributions constitute "qualified stated
interest." Under the OID Regulations, qualified stated interest generally means interest payable at a single fixed rate or a qualified variable rate (as described below) provided that those interest payments are unconditionally payable at intervals of one year or less during the entire term of the Regular
Certificate. Because there is no penalty or default remedy in the case of nonpayment of interest for a Regular Certificate, it is possible that no interest on any class of Regular Certificates will be treated as qualified stated interest. However, except as provided in the following three sentences or in the applicable prospectus supplement, because the underlying Mortgage Loans provide for remedies in the event of default, it is anticipated that the Trustee will treat interest on the Regular Certificates as qualified stated interest.
Distributions of interest on a Accrual Certificate, or on other Regular
Certificates for which deferred interest will accrue, will not constitute qualified stated interest, in which case the stated redemption price at maturity of the Regular Certificates includes all distributions of interest as well as principal. Likewise, it is anticipated that the Trustee will treat an interest-only class or a class on which interest is substantially disproportionate to its principal amount (a so-called "super-premium" class) as having no qualified stated interest. Where the interval between the issue date and the first Distribution Date on a Regular Certificate is shorter than the interval between subsequent Distribution Dates, the interest attributable to the additional days will be included in the stated redemption price at maturity.

          Under a de minimis rule, Original Issue Discount on a Regular
Certificate will be considered to be zero if the Original Issue Discount is less than 0.25% of the stated redemption price at maturity of the Regular Certificate multiplied by the weighted average maturity of the Regular Certificate. For this purpose, the weighted average maturity of the Regular Certificate is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the Regular Certificate and the denominator of which is the stated redemption price at maturity of the Regular
Certificate. The Conference Committee Report to the 1986 Act provides that the schedule of those distributions should be determined in accordance with the assumed rate of prepayment of the Mortgage Loans (the "PREPAYMENT ASSUMPTION")
and the anticipated reinvestment rate, if any, relating to the Regular
Certificates. The Prepayment Assumption with respect to a series of Regular
Certificates will be set forth in the applicable prospectus supplement. Holders generally must report de minimis Original Issue Discount pro rata as principal payments are received, and that income will be capital gain if the Regular
Certificate is held as a capital asset. Under the OID Regulations, however,
Regular Certificateholders may elect to accrue all de minimis Original Issue
Discount as well as market discount and market premium, under the constant yield method. See "--Election to Treat All Interest Under the Constant Yield Method"
below.

          A Regular Certificateholder generally must include in gross income for any taxable year the sum of the "daily portions," as defined below, of the
Original Issue Discount on the Regular Certificate accrued during an accrual period for each day on which it holds the Regular Certificate, including the date of purchase but excluding the date of disposition. The Trustee will treat the monthly period ending on the day before each Distribution Date as the accrual period. For each Regular Certificate, a calculation will be made of the
Original Issue Discount that accrues during each successive full accrual period
(or shorter period from the date of original issue) that ends on the day before the related Distribution Date on the Regular Certificate. The Conference
Committee Report to the 1986 Act states that the rate of accrual of Original
Issue Discount is intended to be based on the Prepayment Assumption. Other than as discussed below for a Non-Pro Rata Certificate, the Original Issue Discount
accruing in a full accrual period would be the excess, if any, of (i) the sum of
(a) the present value of all of the remaining distributions to be made on the
Regular Certificate as of the end of that accrual period, and (b) the distributions made on the Regular Certificate during the accrual period that are included in the Regular Certificate's stated redemption price at maturity, over
(ii) the adjusted issue price of the Regular Certificate at the beginning of the accrual period. The present value of the remaining distributions referred to in the preceding sentence is calculated based on (i) the yield to maturity of the
Regular Certificate at the issue date, (ii) events (including actual prepayments) that have occurred prior to the end of the accrual period, and
(iii) the Prepayment Assumption. For these purposes, the adjusted issue price of a Regular Certificate at the beginning of any accrual period equals the issue price of the Regular Certificate, increased by the aggregate amount of Original
Issue Discount for the Regular Certificate that accrued in all prior accrual periods and reduced by the amount of distributions included in the Regular
Certificate's stated redemption price at maturity that were made on the Regular
Certificate in those prior periods. The Original Issue Discount accruing during any accrual period (as determined in this paragraph) will then be divided by the number of days in

the period to determine the daily portion of Original Issue Discount for each day in the period. If an initial accrual period is shorter than a full accrual period, the daily portions of Original Issue Discount must be determined according to an appropriate allocation under any reasonable method.

          Under the method described above, the daily portions of Original Issue
Discount required to be included in income by a Regular Certificateholder generally will increase to take into account prepayments on the Regular
Certificates as a result of prepayments on the Mortgage Loans that exceed the
Prepayment Assumption, and generally will decrease (but not below zero for any period) if the prepayments are slower than the Prepayment Assumption. An increase in prepayments on the Mortgage Loans for a series of Regular
Certificates can result in both a change in the priority of principal payments for certain classes of Regular Certificates and either an increase or decrease in the daily portions of Original Issue Discount for the Regular Certificates.

          In the case of a Non-Pro Rata Certificate, it is anticipated that the
Trustee will determine the yield to maturity of that Certificate based upon the anticipated payment characteristics of the class as a whole under the Prepayment
Assumption. In general, the Original Issue Discount accruing on each Non-Pro
Rata Certificate in a full accrual period would be its allocable share of the
Original Issue Discount for the entire class, as determined in accordance with the preceding paragraph. However, in the case of a distribution in retirement of the entire unpaid principal balance of any Non-Pro Rata Certificate (or portion of this unpaid principal balance), (a) the remaining unaccrued Original Issue
Discount allocable to the Certificate (or to the portion) will accrue at the time of that distribution, and (b) the accrual of Original Issue Discount allocable to each remaining Certificate of that class (or the remaining unpaid principal balance of a partially redeemed Non-Pro Rata Certificate after a distribution of principal has been received) will be adjusted by reducing the present value of the remaining payments on that class and the adjusted issue price of that class to the extent attributable to the portion of the unpaid principal balance thereof that was distributed. The Depositor believes that the foregoing treatment is consistent with the "pro rata prepayment" rules of the
OID Regulations, but with the rate of accrual of Original Issue Discount determined based on the Prepayment Assumption for the class as a whole.
Investors are advised to consult their tax advisors as to this treatment.

     ACQUISITION PREMIUM

          A purchaser of a Regular Certificate at a price greater than its adjusted issue price but less than its stated redemption price at maturity will be required to include in gross income the daily portions of the Original Issue
Discount on the Regular Certificate reduced pro rata by a fraction, the numerator of which is the excess of its purchase price over the adjusted issue price and the denominator of which is the excess of the remaining stated
redemption price at maturity over the adjusted issue price. Alternatively, a subsequent purchaser may elect to treat all acquisition premium under the constant yield method, as described below under the heading "--Election to Treat
All Interest Under the Constant Yield Method" below.

     VARIABLE RATE REGULAR CERTIFICATES

          Regular Certificates may provide for interest based on a variable rate. Under the OID Regulations, interest is treated as payable at a variable rate if, generally, (i) the issue price does not exceed the original principal balance by more than a specified amount and (ii) the interest compounds or is payable at least annually at current values of (a) one or more "qualified floating rates," (b) a single fixed rate and one or more qualified floating rates, (c) a single "objective rate," or (d) a single fixed rate and a single objective rate that is a "qualified inverse floating rate." A floating rate is a qualified floating rate if variations in the rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds, where the rate is subject to a fixed multiple that is greater than 0.65 but not more than 1.35. The rate may also be increased or decreased by a fixed spread or subject to a fixed cap or floor, or a cap or floor that is not reasonably expected as of the issue date to affect the yield of the instrument significantly. An objective rate is any rate (other than a qualified floating rate) that is determined using a single fixed formula and that is based on objective financial or economic information, provided that the information is not (i) within the control of the issuing entity or a related party or (ii)
unique to the circumstances of the issuing entity or a related party. A qualified inverse floating rate is a rate equal to a fixed rate minus a qualified floating rate that inversely reflects contemporaneous variations in the cost of newly borrowed funds; an inverse floating rate that is not a qualified inverse floating rate may nevertheless be an objective rate. A class of Regular Certificates may be issued under this prospectus that does not have a variable rate under the foregoing rules, for example, a class that bears different rates at different times during the period it is outstanding so that it is considered significantly "front-loaded" or "back-loaded" within the meaning of the OID Regulations. It is possible that a class like this may be considered to bear "contingent interest" within the meaning of the OID
Regulations. The OID Regulations, as they relate to the treatment of contingent interest, are by their terms not applicable to Regular Certificates. However, if final regulations dealing with contingent interest with respect to Regular
Certificates apply the same principles as the OID Regulations, these regulations may lead to different timing of income inclusion than would be the case under the OID Regulations for non-contingent debt instruments. Furthermore, application of these principles could lead to the characterization of gain on the sale of contingent interest Regular Certificates as ordinary income.
Investors should consult their tax advisors regarding the appropriate treatment of any Regular Certificate that does not pay interest at a fixed rate or variable rate as described in this paragraph.

          Under the REMIC Regulations, a Regular Certificate (i) bearing a rate that qualifies as a variable rate under the OID Regulations that is tied to current values of a variable rate (or the highest, lowest or average of two or more variable rates, including a rate based on the average cost of funds of one or more financial institutions), or a positive or negative multiple of such a rate (plus or minus a specified number of basis points), or that represents a weighted average of rates on some or all of the Mortgage Loans, including such a rate that is subject to one or more caps or floors, or (ii) bearing one or more of these variable rates for one or more periods, or one or more fixed rates for one or more periods, and a different variable rate or fixed rate for other periods, qualifies as a regular interest in a REMIC. Accordingly, it is anticipated that the Trustee will treat Regular Certificates that qualify as regular interests under this rule in the same manner as obligations bearing a variable rate for Original Issue Discount reporting purposes.

          The amount of Original Issue Discount for a Regular Certificate bearing a variable rate of interest will accrue in the manner described above under "--Original Issue Discount," with the yield to maturity and future payments on the Regular Certificate generally to be determined by assuming that interest will be payable for the life of the Regular Certificate based on the initial rate (or, if different, the value of the applicable variable rate as of the pricing date) for the relevant class. Unless required otherwise by applicable final regulations, it is anticipated that the Trustee will treat this interest as qualified stated interest, except for variable interest on an interest-only or super-premium class, which will be treated as non-qualified stated interest includible in the stated redemption price at maturity. Ordinary income reportable for any period will be adjusted based on subsequent changes in the applicable interest rate index.

          It is anticipated that the Trustee will treat Regular Certificates bearing an interest rate that is a weighted average of the net interest rates on
Mortgage Loans as having qualified stated interest, except if initial "teaser"
rates cause sufficiently "back-loaded" interest to create more than de minimis
Original Issue Discount. The yield on these Regular Certificates for purposes of accruing Original Issue Discount will be a hypothetical fixed rate based on the fixed rates, in the case of fixed rate Mortgage Loans, and initial "teaser rates" followed by fully indexed rates, in the case of adjustable-rate Mortgage
Loans. In the case of adjustable-rate Mortgage Loans, the applicable index used to compute interest on the Mortgage Loans in effect on the pricing date (or possibly the issue date) will be deemed to be in effect beginning with the period in which the first weighted average adjustment date occurring after the issue date occurs. Adjustments will be made in each accrual period either increasing or decreasing the amount of ordinary income reportable to reflect the actual pass-through rate on these Regular Certificates.

     MARKET DISCOUNT

          A purchaser of a Regular Certificate also may be subject to the market discount rules of Code Sections 1276 through 1278. Under these sections and the principles applied by the OID Regulations in the context of Original Issue
Discount, "market discount" is the amount by which the purchaser's original basis in the Regular Certificate (i) is exceeded by the then-current principal amount of the Regular Certificate, or (ii) in the case of a Regular Certificate having Original Issue Discount, is exceeded by the adjusted issue price of the
Regular Certificate at the time of purchase. That purchaser generally will be required to recognize ordinary income to the extent of accrued market discount on the Regular Certificate as distributions includible in the stated redemption price at maturity thereof are received, in an amount not exceeding that distribution. This market discount would accrue in a manner to be provided in
Treasury regulations and should take into account the Prepayment Assumption. The
Conference Committee Report to the 1986 Act provides that until those regulations are issued, this market discount would accrue either (i) on the basis of a constant interest rate, or (ii) in the ratio of stated interest allocable to the

relevant period to the sum of the interest for that period plus the remaining interest as of the end of that period, or in the case of a Regular Certificate issued with Original Issue Discount, in the ratio of Original Issue Discount accrued for the relevant period to the sum of the Original Issue Discount accrued for the period plus the remaining Original Issue Discount as of the end of the period. That purchaser also generally will be required to treat a portion of any gain on a sale or exchange of the Regular Certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income as partial distributions in reduction of the stated
redemption price at maturity were received. That purchaser will be required to defer deduction of a portion of the excess of the interest paid or accrued on indebtedness incurred to purchase or carry a Regular Certificate over the interest distributable thereon. The deferred portion of that interest expense in any taxable year generally will not exceed the accrued market discount on the
Regular Certificate for that year. Any deferred interest expense is, in general, allowed as a deduction not later than the year in which the related market discount income is recognized or the Regular Certificate is disposed of. As an alternative to the inclusion of market discount in income on the foregoing basis, the Regular Certificateholder may elect to include market discount in income currently as it accrues on all market discount instruments acquired by the Regular Certificateholder in that taxable year or following taxable years, in which case the interest deferral rule will not apply. See "-- Election to
Treat All Interest Under the Constant Yield Method" below regarding an alternative manner in which this election may be deemed to be made.

          By analogy to the OID Regulations, market discount on a Regular
Certificate will be considered to be zero if that market discount is less than
0.25% of the remaining stated redemption price at maturity of the Regular
Certificate multiplied by the weighted average maturity of the Regular
Certificate (determined as described above in the third paragraph under
"--Original Issue Discount") remaining after the date of purchase. It appears that de minimis market discount would be reported in a manner similar to de minimis Original Issue Discount. See "--Original Issue Discount" above. Treasury regulations implementing the market discount rules have not yet been issued and, as a result, investors should consult their own tax advisors regarding the application of these rules. Investors should also consult Revenue Procedure
92-67 concerning the elections to include market discount in income currently and to accrue market discount on the basis of the constant yield method.

     PREMIUM

          A Regular Certificate purchased at a cost greater than its remaining stated redemption price at maturity generally is considered to be purchased at a premium. If the Regular Certificateholder holds its Regular Certificate as a
"capital asset" within the meaning of Code Section 1221, the Regular
Certificateholder may elect under Code Section 171 to amortize its premium under the constant yield method. This election will apply to all debt obligations acquired by the Regular Certificateholder at a premium held in that taxable year or following taxable years, unless revoked with the permission of the Internal
Revenue Service. The Conference Committee Report to the 1986 Act indicates a
Congressional intent that the same rules that apply to the accrual of market discount on installment obligations will also apply to amortizing bond premium under Code Section 171 on installment obligations such as the Regular
Certificates, although it is unclear whether the alternatives to the constant interest method described above under "--Market Discount" are available.
Amortizable bond premium will be treated as an offset to interest income on a
Regular Certificate, rather than as a separate deduction item. See "--Election to Treat All Interest Under the Constant Yield Method" below regarding an alternative manner in which the Code Section 171 election may be deemed to be made.

     ELECTION TO TREAT ALL INTEREST UNDER THE CONSTANT YIELD METHOD

          A holder of a debt instrument such as a Regular Certificate may elect to treat all interest that accrues on the instrument using the constant yield method, with none of the interest being treated as qualified stated interest.
For purposes of applying the constant yield method to a debt instrument subject to such an election, (i) "interest" includes stated interest, Original Issue
Discount, de minimis Original Issue Discount, market discount and de minimis market discount, as adjusted by any amortizable bond

premium or acquisition premium and (ii) the debt instrument is treated as if the instrument were issued on the holder's acquisition date in the amount of the holder's adjusted basis immediately after acquisition. It is unclear whether, for this purpose, the initial Prepayment Assumption would continue to apply or if a new prepayment assumption as of the date of the holder's acquisition would apply. A holder generally may make this an election on an instrument by instrument basis or for a class or group of debt instruments. However, if the holder makes this election for a debt instrument with amortizable bond premium or with market discount, the holder is deemed to have made elections to amortize bond premium or to report market discount income currently as it accrues under the constant yield method, respectively, for all premium bonds held or market discount bonds acquired by the holder in the same taxable year or following taxable years. The election is made on the holder's federal income tax return for the year in which the debt instrument is acquired and is irrevocable except with the approval of the Internal Revenue Service. Investors should consult their tax advisors regarding the advisability of making this election.

     TREATMENT OF LOSSES

          Regular Certificateholders will be required to report income on
Regular Certificates using the accrual method of accounting, without giving effect to delays or reductions in distributions attributable to defaults or delinquencies on the Mortgage Loans, except to the extent it can be established that those amounts are uncollectible. Accordingly, the holder of a Regular
Certificate, particularly a Subordinate Certificate, may have income, or may incur a diminution in cash flow as a result of a default or delinquency, but may not be able to take a deduction (subject to the discussion below) for the corresponding loss until a subsequent taxable year. In this regard, investors are cautioned that, while they may generally cease to accrue interest income if it reasonably appears that the interest will be uncollectible, the Internal
Revenue Service may take the position that Original Issue Discount must continue to be accrued in spite of its uncollectibility until the debt instrument is disposed of in a taxable transaction or becomes worthless in accordance with the rules of Code Section 166. To the extent the rules of Code Section 166 regarding bad debts are applicable, it appears that Regular Certificateholders that are corporations or that otherwise hold the Regular Certificates in connection with a trade or business should in general be allowed to deduct as an ordinary loss that loss with respect to principal sustained during the taxable year on account of any of their Regular Certificates becoming wholly or partially worthless, and that, in general, Regular Certificateholders that are not corporations and do not hold the Regular Certificates in connection with a trade or business should be allowed to deduct as a short-term capital loss any loss sustained during the taxable year on account of a portion of any Regular Certificates becoming wholly worthless. Although the matter is not free from doubt, non-corporate Regular
Certificateholders should be allowed a bad debt deduction at the time the principal balance of their Regular Certificates is reduced to reflect losses resulting from any liquidated Mortgage Loans. The Internal Revenue Service, however, could take the position that non-corporate holders will be allowed a bad debt deduction to reflect those losses only after all the Mortgage Loans remaining in the Trust Estate have been liquidated or the applicable class of
Regular Certificates has been otherwise retired. The Internal Revenue Service could also assert that losses on the Regular Certificates are deductible based on some other method that may defer these deductions for all holders, such as reducing future cash flow for purposes of computing Original Issue Discount this may have the effect of creating "negative" Original Issue Discount which would be deductible only against future positive Original Issue Discount or otherwise upon termination of the class. Regular Certificateholders are urged to consult their tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to the Regular Certificates. While losses attributable to interest previously reported as income should be deductible as ordinary losses by both corporate and non-corporate holders, the Internal
Revenue Service may take the position that losses attributable to accrued
Original Issue Discount may only be deducted as capital losses in the case of non-corporate holders who do not hold the Regular Certificates in connection with a trade or business. Special loss rules are applicable to banks and thrift institutions, including rules regarding reserves for bad debts. These taxpayers are advised to consult their tax advisors regarding the treatment of losses on
Regular Certificates.

     SALE OR EXCHANGE OF REGULAR CERTIFICATES

          If a Regular Certificateholder sells or exchanges a Regular
Certificate, the Regular Certificateholder will recognize gain or loss equal to the difference, if any, between the amount received and its adjusted basis in the Regular Certificate. The adjusted basis of a Regular Certificate generally will equal the cost of the Regular Certificate to the seller, increased by any
Original Issue Discount or market discount previously included in the seller's gross income for the Regular Certificate and reduced by amounts included in the stated redemption price at maturity of the Regular Certificate that were previously received by the seller, by any amortized premium and by any recognized losses.

          Except as described above relating to market discount, and except as provided in this paragraph, any gain or loss on the sale or exchange of a
Regular Certificate realized by an investor who holds the Regular Certificate as a capital asset will be capital gain or loss and will be long-term or short-term depending on whether the Regular

Certificate has been held for the applicable holding period (as described below). This gain will be treated as ordinary income (i) if a Regular
Certificate is held as part of a "conversion transaction" as defined in Code
Section 1258(c), up to the amount of interest that would have accrued on the
Regular Certificateholder's net investment in the conversion transaction at 120%
of the appropriate applicable federal rate under Code Section 1274(d) in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as part of the transaction, (ii) in the case of a non-corporate taxpayer, if the taxpayer has made an election under Code Section
163(d)(4) to have net capital gains taxed as investment income at ordinary income rates, or (iii) if the gain does not exceed the excess, if any, of (a)
the amount that would have been includible in the gross income of the holder if its yield on its Regular Certificate were 110% of the applicable federal rate as of the date of purchase, over (b) the amount of income actually includible in the gross income of the holder with respect to its Regular Certificate. In addition, gain or loss recognized from the sale of a Regular Certificate by certain banks or thrift institutions will be treated as ordinary income or loss under Code Section 582(c). Long-term capital gains of certain non-corporate taxpayers generally are subject to a lower maximum tax rate than ordinary income or short-term capital gains of those taxpayers for property held for more than one year. The maximum tax rate for corporations is the same with respect to both ordinary income and capital gains.

TAXATION OF RESIDUAL CERTIFICATES

     TAXATION OF REMIC INCOME

          Generally, the "daily portions" of REMIC taxable income or net loss will be includible as ordinary income or loss in determining the federal taxable income of holders of Residual Certificates ("RESIDUAL HOLDERS"), and will not be taxed separately to the REMIC Pool. The daily portions of REMIC taxable income or net loss of a Residual Holder are determined by allocating the REMIC Pool's taxable income or net loss for each calendar quarter ratably to each day in the quarter and by allocating the daily portion among the Residual Holders in proportion to their respective holdings of Residual Certificates in the REMIC
Pool on that day. REMIC taxable income is generally determined in the same manner as the taxable income of an individual using the accrual method of accounting, except, in addition to certain other adjustments, that (i) the limitations on deductibility of investment interest expense and expenses for the production of income do not apply, (ii) all bad loans will be deductible as business bad debts and (iii) the limitation on the deductibility of interest and expenses related to tax-exempt income will apply.

          The REMIC Pool's gross income includes interest, Original Issue
Discount income and market discount income, if any, on the Mortgage Loans, reduced by amortization of any premium on the Mortgage Loans, plus income from amortization of issue premium, if any, on the Regular Certificates, plus income on reinvestment of cash flows and reserve assets, plus any cancellation of indebtedness income upon allocation of realized losses to the Regular
Certificates. The REMIC Pool's deductions include interest and Original Issue
Discount expense on the Regular Certificates, servicing fees on the Mortgage
Loans, other administrative expenses of the REMIC Pool and realized losses on the Mortgage Loans. The requirement that Residual Holders report their pro rata share of taxable income or net loss of the REMIC Pool will continue until there are no Certificates of any class of the related series outstanding.

          The taxable income recognized by a Residual Holder in any taxable year will be affected by, among other factors, the relationship between the timing of recognition of interest and Original Issue Discount or market discount income or amortization of premium on the Mortgage Loans, on the one hand, and the timing of deductions for interest (including Original Issue Discount) or income from amortization of issue premium on the Regular Certificates on the other hand. If an interest in the Mortgage Loans is acquired by the REMIC Pool at a discount, and one or more Mortgage Loans is prepaid, the Residual Holder may recognize taxable income without being entitled to receive a corresponding amount of cash because (i) the prepayment may be used in whole or in part to make distributions in reduction of principal on the Regular Certificates and (ii) the discount on the Mortgage Loans which is includible in income may exceed the deduction allowed upon distributions of principal on those Regular Certificates on account of any unaccrued Original Issue Discount relating to those Regular Certificates.
When there is more than one class of Regular Certificates that distribute principal sequentially, this mismatching of income and deductions is particularly likely to occur in the early years following issuance of the
Regular Certificates when distributions in reduction of principal are being made in respect of earlier classes of Regular Certificates if those classes are not issued with substantial discount or are issued at a premium. If taxable income attributable to such a

mismatching is realized, in general, losses would be allowed in later years as distributions on the later maturing classes of Regular Certificates are made.
Taxable income may also be greater in earlier years than in later years because interest expense deductions, expressed as a percentage of the outstanding principal amount of such a series of Regular Certificates, may increase over time as distributions in reduction of principal are made on the lower yielding classes of Regular Certificates, whereas, to the extent the REMIC Pool consists of fixed-rate Mortgage Loans, interest income with respect to any given Mortgage
Loan will remain constant over time as a percentage of the outstanding principal amount of that loan. Consequently, Residual Holders must have sufficient other sources of cash to pay any federal, state or local income taxes due as a result of this mismatching or unrelated deductions against which to offset that income, subject to the discussion of "excess inclusions" below under "-- Limitations on
Offset or Exemption of REMIC Income." The timing of mismatching of income and deductions described in this paragraph, may have a significant adverse effect upon a Residual Holder's after-tax rate of return. In addition, a Residual
Holder's taxable income during certain periods may exceed the income reflected by the Residual Holder for those periods in accordance with generally accepted accounting principles. Investors should consult their accountants concerning the accounting treatment of their investment in Residual Certificates.

     BASIS AND LOSSES

          The amount of any net loss of the REMIC Pool that may be taken into account by the Residual Holder is limited to the adjusted basis of the Residual
Certificate as of the close of the quarter (or time of disposition of the
Residual Certificate if earlier), determined without taking into account the net loss for the quarter. The initial basis of a purchaser of a Residual Certificate is the amount paid for the Residual Certificate. This basis will be increased by the amount of taxable income of the REMIC Pool reportable by the Residual Holder and will be decreased (but not below zero), first, by a cash distribution from the REMIC Pool and, second, by the amount of loss of the REMIC Pool reportable by the Residual Holder. Any loss that is disallowed on account of this limitation may be carried over indefinitely for a Residual Holder as to whom a loss was disallowed and may be used by that Residual Holder only to offset any income generated by the same REMIC Pool.

          A Residual Holder will not be permitted to amortize directly the cost of its Residual Certificate as an offset to its share of the taxable income of the related REMIC Pool. However, that taxable income will not include cash received by the REMIC Pool that represents a recovery of the REMIC Pool's basis in its assets. This recovery of basis by the REMIC Pool will have the effect of amortization of the issue price of the Residual Certificates over their life.
However, in view of the possible acceleration of the income of Residual Holders described above under "--Taxation of REMIC Income," the period of time over which the issue price is effectively amortized may be longer than the economic life of the Residual Certificates.

          A Residual Certificate may have a negative value if the net present value of anticipated tax liabilities exceeds the present value of anticipated cash flows. The REMIC Regulations appear to treat the issue price for this type of residual interest as zero rather than the negative amount for purposes of determining the REMIC Pool's basis in its assets. Regulations have been issued regarding the federal income tax treatment of "inducement fees" received by transferees of noneconomic REMIC residual interests. These regulations require inducement fees to be included in income over a period reasonably related to the period in which a Residual Certificate is expected to generate taxable income or net loss to its holder. Under two safe harbor methods, inducement fees are permitted to be included in income: (i) in the same amounts and over the same period that the Residual Holder uses for financial reporting purposes, provided that this period is not shorter than the period the related REMIC is expected to generate taxable income or (ii) ratably over the remaining anticipated weighted average life of all the regular and residual interests issued by the related
REMIC, determined based on actual distributions projected as remaining to be made on those interests under the applicable prepayment assumption. If the
Residual Holder sells or otherwise disposes of the residual interest, any unrecognized portion of the inducement fee generally is required to be taken into account at the time of the sale or disposition. A prospective purchaser of a Residual Certificate should consult with its tax counsel regarding the effect of these regulations.

          Further, if the initial adjusted basis of a Residual Holder (other than an original holder) in the Residual Certificate is greater than the corresponding portion of the REMIC Pool's basis in the Mortgage Loans, the
Residual Holder will not recover a portion of its basis until termination of the
REMIC Pool unless future Treasury regulations provide for periodic adjustments to the REMIC income otherwise reportable by the holder. The REMIC Regulations currently in effect do not provide for that outcome. See "--Treatment of Certain
Items of REMIC Income and

Expense--Market Discount" below regarding the basis of Mortgage Loans to the
REMIC Pool and "--Sale or Exchange of a Residual Certificate" below regarding possible treatment of a loss upon termination of the REMIC Pool as a capital loss.

     TREATMENT OF CERTAIN ITEMS OF REMIC INCOME AND EXPENSE

          Although the Depositor intends to compute REMIC income and expense in accordance with the Code and applicable regulations, the authorities regarding the determination of specific items of income and expense are subject to differing interpretations. The Depositor makes no representation as to the specific method that it will use for reporting income for the Mortgage Loans and expenses with respect to the Regular Certificates and different methods could result in different timing of reporting of taxable income or net loss to
Residual Holders or differences in capital gain versus ordinary income.

          Original Issue Discount and Premium. Generally, the REMIC Pool's
deductions for Original Issue Discount and income from amortization of issue premium will be determined in the same manner as Original Issue Discount income on Regular Certificates as described above under "--Taxation of Regular
Certificates--Original Issue Discount" and "--Variable Rate Regular
Certificates," without regard to the de minimis rule described therein, and
"--Premium."

          Market Discount. The REMIC Pool will have market discount income on the Mortgage Loans if, in general, the basis of the REMIC Pool in those Mortgage
Loans is exceeded by their unpaid principal balances. The REMIC Pool's basis in
Mortgage Loans is generally the fair market value of the Mortgage Loans immediately after their transfer to the REMIC Pool. The REMIC Regulations provide that this basis is equal in the aggregate to the issue prices of all regular and residual interests in the REMIC Pool. The accrued portion of the market discount would be recognized currently as an item of ordinary income in a manner similar to Original Issue Discount. Market discount income generally should accrue in the manner described above under "--Taxation of Regular
Certificates--Market Discount."

          Premium. Generally, if the basis of the REMIC Pool in the Mortgage
Loans exceeds their unpaid principal balances, the REMIC Pool will be considered to have acquired the Mortgage Loans at a premium equal to the amount of the excess. As stated above, the REMIC Pool's basis in Mortgage Loans is the fair market value of the Mortgage Loans, based on the aggregate of the issue prices of the regular and residual interests in the REMIC Pool immediately after the transfer thereof to the REMIC Pool. In a manner analogous to the discussion above under "--Taxation of Regular Certificates--Premium," a person that holds a
Mortgage Loan as a capital asset under Code Section 1221 may elect under Code
Section 171 to amortize premium on Mortgage Loans originated after September 27,
1985 under the constant yield method. Amortizable bond premium will be treated as an offset to interest income on the Mortgage Loans, rather than as a separate deduction item. Because substantially all of the mortgagors on the Mortgage
Loans are expected to be individuals, Code Section 171 will not be available for premium on Mortgage Loans originated on or prior to September 27, 1985. Premium on those Mortgage Loans may be deductible in accordance with a reasonable method regularly employed by their holder. The allocation of this premium pro rata among principal payments should be considered a reasonable method; however, the
Internal Revenue Service may argue that this premium should be allocated in a different manner, such as allocating this premium entirely to the final payment of principal.

     LIMITATIONS ON OFFSET OR EXEMPTION OF REMIC INCOME

          A portion (or all) of the REMIC taxable income includible in determining the federal income tax liability of a Residual Holder will be subject to special treatment. That portion, referred to as the "excess inclusion," is equal to the excess of REMIC taxable income for the calendar quarter allocable to a Residual Certificate over the daily accruals for that quarterly period of (i) 120% of the long-term applicable federal rate that would have applied to the Residual Certificate (if it were a debt instrument) on the
Startup Day under Code Section 1274(d), multiplied by (ii) the adjusted issue price of the Residual Certificate at the beginning of the quarterly period. For this purpose, the adjusted issue price of a Residual Certificate at the beginning of a quarter is the issue price of the Residual Certificate, plus the amount of daily accruals of REMIC income described in this paragraph for all prior quarters, decreased by any distributions made on the Residual Certificate prior to the beginning of the quarterly period.

Accordingly, the portion of the REMIC Pool's taxable income that will be treated as excess inclusions will be a larger portion of that income as the adjusted issue price of the Residual Certificates diminishes.

          The portion of a Residual Holder's REMIC taxable income consisting of the excess inclusions generally may not be offset by other deductions, including net operating loss carryforwards, on the Residual Holder's return. However, net operating loss carryovers are determined without regard to excess inclusion income. Further, if the Residual Holder is an organization subject to the tax on unrelated business income imposed by Code Section 511, the Residual Holder's excess inclusions will be treated as unrelated business taxable income of the
Residual Holder for purposes of Code Section 511. In addition, REMIC taxable income is subject to 30% withholding tax for certain persons who are not U.S.
Persons (as defined below under "--Tax-Related Restrictions on Transfer of
Residual Certificates--Foreign Investors"), and the portion of REMIC taxable income attributable to excess inclusions is not eligible for any reduction in the rate of withholding tax (by treaty or otherwise). See "--Taxation of Certain
Foreign Investors--Residual Certificates" below. Finally, if a real estate investment trust or a regulated investment company owns a Residual Certificate, a portion (allocated under Treasury regulations yet to be issued) of dividends paid by the real estate investment trust or regulated investment company could not be offset by net operating losses of its shareholders, would constitute unrelated business taxable income for tax-exempt shareholders, and would be ineligible for reduction of withholding to certain persons who are not U.S.
Persons.

          There are three rules for determining the effect of excess inclusions on the alternative minimum taxable income of a Residual Holder. First, alternative minimum taxable income for a Residual Holder is determined without regard to the special rule, discussed above, that taxable income cannot be less than excess inclusions. Second, a Residual Holder's alternative minimum taxable income for a taxable year cannot be less than the excess inclusions for the year. Third, the amount of any alternative minimum tax net operating loss deduction must be computed without regard to any excess inclusions.

     TAX-RELATED RESTRICTIONS ON TRANSFER OF RESIDUAL CERTIFICATES

          Disqualified Organizations. If any legal or beneficial interest in a
Residual Certificate is transferred to a Disqualified Organization (as defined below), a tax would be imposed in an amount equal to the product of (i) the present value of the total anticipated excess inclusions for that Residual
Certificate for periods after the transfer and (ii) the highest marginal federal income tax rate applicable to corporations. The REMIC Regulations provide that the anticipated excess inclusions are based on actual prepayment experience to the date of the transfer and projected payments based on the Prepayment
Assumption. The present value rate equals the applicable federal rate under Code
Section 1274(d) as of the date of the transfer for a term ending with the last calendar quarter in which excess inclusions are expected to accrue. This rate is applied to the anticipated excess inclusions from the end of the remaining calendar quarters in which they arise to the date of the transfer. Such a tax generally would be imposed on the transferor of the Residual Certificate, except that where the transfer is through an agent (including a broker, nominee or other middleman) for a Disqualified Organization, the tax would instead be imposed on the agent. However, a transferor of a Residual Certificate would in no event be liable for the tax for a transfer if the transferee furnishes to the transferor an affidavit stating that the transferee is not a Disqualified
Organization and, as of the time of the transfer, the transferor does not have actual knowledge that the affidavit is false. The tax also may be waived by the
Internal Revenue Service if the Disqualified Organization promptly disposes of the Residual Certificate and the transferor pays income tax at the highest corporate rate on the excess inclusion for the period the Residual Certificate is actually held by the Disqualified Organization.

          In addition, if a Pass-Through Entity (as defined below) has excess inclusion income on a Residual Certificate during a taxable year and a
Disqualified Organization is the record holder of an equity interest in that entity, then a tax is imposed on the entity equal to the product of (i) the amount of excess inclusions that are allocable to the interest in the
Pass-Through Entity during the period the interest is held by that Disqualified
Organization, and (ii) the highest marginal federal corporate income tax rate.
The tax would be deductible from the ordinary gross income of the Pass-Through
Entity for the taxable year. The Pass-Through Entity would not be liable for the tax if it has received an affidavit from the record holder that it is not a
Disqualified Organization or stating the holder's taxpayer identification number and, during the period that person is the record holder of the Residual
Certificate, the Pass-Through Entity does not have actual knowledge that the affidavit is false.

          If an Electing Large Partnership" holds a Residual Certificate, all interests in the Electing Large Partnership are treated as held by Disqualified
Organizations for purposes of the tax imposed upon a Pass-Through Entity by Code
Section 860E(c). An exception to this tax, otherwise available to a Pass-Through
Entity that is furnished certain affidavits by record holders of interests in the entity and that does not know the affidavits are false, is not available to an Electing Large Partnership.

          For these purposes, (i) "DISQUALIFIED ORGANIZATION" means the United
States, any state or political subdivision thereof, any foreign government, any international organization, any agency or instrumentality of any of the foregoing (provided, that this term does not include an instrumentality if all of its activities are subject to tax and a majority of its board of directors is not selected by any similar governmental entity), any cooperative organization furnishing electric energy or providing telephone service to persons in rural areas as described in Code Section 1381(a)(2)(C), and any organization (other than a farmers' cooperative described in Code Section 521) that is exempt from taxation under the Code unless the organization is subject to the tax on unrelated business income imposed by Code Section 511, (ii) "PASS-THROUGH
ENTITY" means any regulated investment company, real estate investment trust, common trust fund, partnership, trust or estate and certain corporations operating on a cooperative basis, and (iii) an "ELECTING LARGE PARTNERSHIP"
means any partnership having more than 100 members during the preceding tax year
(other than certain service partnerships and commodity pools), which elect to apply simplified reporting provisions under the Code. Except as may be provided in Treasury regulations, any person holding an interest in a Pass-Through Entity as a nominee for another will, with respect to that interest, be treated as a
Pass-Through Entity.

          The pooling and servicing agreement for a series will provide that no legal or beneficial interest in a Residual Certificate may be transferred or registered unless (i) the proposed transferee furnishes to the Trustee an affidavit providing its taxpayer identification number and stating that the transferee is the beneficial owner of the Residual Certificate and is not a
Disqualified Organization and is not purchasing the Residual Certificate on behalf of a Disqualified Organization (i.e., as a broker, nominee or middleman thereof) and (ii) the transferor provides a statement in writing to the Trustee that it has no actual knowledge that the affidavit is false. Moreover, the pooling and servicing agreement will provide that any attempted or purported transfer in violation of these transfer restrictions will be null and void and will vest no rights in any purported transferee. Each Residual Certificate with respect to a series will bear a legend referring to these restrictions on transfer, and each Residual Holder will be deemed to have agreed, as a condition of ownership thereof, to any amendments to the related pooling and servicing agreement required under the Code or applicable Treasury regulations to effectuate the foregoing restrictions. Information necessary to compute an applicable excise tax must be furnished to the Internal Revenue Service and to the requesting party within 60 days of the request, and the Sponsor or the
Trustee may charge a fee for computing and providing this information.

          Noneconomic Residual Interests. The REMIC Regulations would disregard certain transfers of Residual Certificates, in which case the transferor would continue to be treated as the owner of the Residual Certificates and thus would continue to be subject to tax on its allocable portion of the net income of the
REMIC Pool. Under the REMIC Regulations, a transfer of a noneconomic residual interest (as defined below) to a Residual Holder (other than a Residual Holder who is not a U.S. Person, as defined below under "--Foreign Investors") is disregarded for all federal income tax purposes if a significant purpose of the transferor is to impede the assessment or collection of tax. A residual interest in a REMIC (including a residual interest with a positive value at issuance) is a "noneconomic residual interest" unless, at the time of the transfer, (i) the present value of the expected future distributions on the residual interest at least equals the product of the present value of the anticipated excess inclusions and the highest federal corporate income tax rate in effect for the year in which the transfer occurs, and (ii) the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes on each excess inclusion. The anticipated excess inclusions and the present value rate are determined in the same manner as set forth above under "--Disqualified Organizations." The REMIC
Regulations explain that a significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. A safe harbor is provided if (i) the transferor conducted, at the time of the transfer, a reasonable investigation of the financial condition of the transferee and found that the transferee historically had paid its debts as they came due and found no significant evidence to indicate that the transferee would not continue to pay its debts as they came due in the future, (ii) the transferee represents to the transferor that it understands that,

as the holder of the non-economic residual interest, the transferee may incur tax liabilities in excess of any cash flows generated by the interest and that the transferee intends to pay taxes associated with holding the residual interest as they become due, (iii) the transferee represents to the transferor that it will not cause income from the residual certificate to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of the transferee or of any other person, and (iv)
one of the two following tests is satisfied: either

        (a)  the present value of the anticipated tax liabilities associated with holding the noneconomic residual interest will not exceed the sum of:

               (1)  the present value of any consideration given to the
                      transferee to acquire the residual interest;

               (2)  the present value of the expected future distributions on the residual interest; and

               (3)  the present value of the anticipated tax savings associated with holding the residual interest as the REMIC generates
                      losses; or

       (b)  (1)   the transferee must be a domestic "C" corporation (other
                     than a corporation exempt from taxation or a regulated
                     investment company or real estate investment trust)
                     (generally, $100 million of gross assets and $10 million of net assets for the current year and the two preceding fiscal years);

               (2)  the transferee must agree in writing that any subsequent transfer of the residual interest would be to an eligible
                     "C" corporation and would meet the requirement for a safe
                     harbor transfer; and

               (3)  the facts and circumstances known to the transferor on or before the date of the transfer must not reasonably indicate that the taxes associated with ownership of the residual
                     interest will not be paid by the transferee.

          For purposes of the computation in clause (a), the transferee is assumed to pay tax at the highest corporate rate of tax specified in the Code or, in certain circumstances, the alternative minimum tax rate. Further, present values generally are computed using a discount rate equal to the short-term
Federal rate set forth in Code Section 1274(d) for the month of the transfer and the compounding period used by the transferee.

          The pooling and servicing agreement for each series of Certificates will require the transferee of a Residual Certificate to certify to the matters in requirements (i) through (iii) above as part of the affidavit described above under "--Disqualified Organizations." The pooling and servicing agreement will not require that transfers of the Residual Certificates meet requirement (iv)
above. Consequently, those transfers may not meet the safe harbor. Persons considering the purchase of the Residual Certificates of a series should consult their advisors regarding the advisability of meeting the safe harbor in any transfer of the Residual Certificates.

          Foreign Investors. The REMIC Regulations provide that the transfer of a Residual Certificate that has "tax avoidance potential" to a Foreign Person will be disregarded for all federal tax purposes. This rule appears intended to apply to a transferee who is not a U.S. Person (as defined below), unless that transferee's income is effectively connected with the conduct of a trade or business within the United States. A Residual Certificate is deemed to have tax avoidance potential unless, at the time of the transfer, (i) the future value of expected distributions equals at least 30% of the anticipated excess inclusions after the transfer, and (ii) the transferor reasonably expects that the transferee will receive sufficient distributions from the REMIC Pool at or after the time at which the excess inclusions accrue and prior to the end of the next succeeding taxable year for the accumulated withholding tax liability to be paid. If the non-U.S. Person transfers the Residual Certificate back to a U.S.
Person, the transfer will be disregarded and the foreign transferor will continue to be treated as the owner unless arrangements are made so that the transfer does not have the effect of allowing the transferor to avoid tax on accrued excess inclusions.

          The prospectus supplement relating to the Certificates of a series may provide that a Residual Certificate may not be purchased by or transferred to any person that is not a U.S. Person or may describe the circumstances and restrictions pursuant to which such a transfer may be made. The term "U.S.
PERSON" means a citizen or resident

of the United States, a corporation or partnership (except to the extent provided in applicable Treasury regulations) created or organized in or under the laws of the United States, any state or the District of Columbia, including any entity treated as a corporation or partnership for federal income tax purposes, or any political subdivision thereof, an estate that is subject to
U.S. federal income tax regardless of the source of its income, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust, and one or more U.S. Persons have the authority to control all substantial decisions of the trust (or, to the extent provided in applicable Treasury regulations, certain trusts in existence on August 20, 1996 which are eligible to elect to be treated as U.S. Persons).

     SALE OR EXCHANGE OF A RESIDUAL CERTIFICATE

          Upon the sale or exchange of a Residual Certificate, the Residual
Holder will recognize gain or loss equal to the excess, if any, of the amount realized over the adjusted basis (as described above under "--Basis and Losses")
of the Residual Holder in its Residual Certificate at the time of the sale or exchange. In addition to reporting the taxable income of the REMIC Pool, a
Residual Holder will have taxable income if any cash distribution to it from the
REMIC Pool exceeds the adjusted basis on that Distribution Date. That income will be treated as gain from the sale or exchange of the Residual Certificate.
It is possible that the termination of the REMIC Pool may be treated as a sale or exchange of a Residual Holder's Residual Certificate, in which case, if the
Residual Holder has an adjusted basis in its Residual Certificate remaining when its interest in the REMIC Pool terminates, and if it holds its Residual
Certificate as a capital asset under Code Section 1221, then it will recognize a capital loss at that time in the amount of its remaining adjusted basis.

          Any gain on the sale of a Residual Certificate will be treated as ordinary income (i) if a Residual Certificate is held as part of a "conversion transaction" as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Residual Certificateholder's net investment in the conversion transaction at 120% of the appropriate applicable Federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as a part of that transaction or (ii) in the case of a non-corporate taxpayer, if the taxpayer has made an election under Code Section
163(d)(4) to have net capital gains taxed as investment income at ordinary income rates. In addition, gain or loss recognized from the sale of a Residual
Certificate or termination of the REMIC Pool by certain banks or thrift institutions will be treated as ordinary income or loss under Code Section
582(c).

          The Conference Committee Report to the 1986 Act provides that, except as provided in Treasury regulations yet to be issued, the wash sale rules of
Code Section 1091 will apply to dispositions of Residual Certificates where the seller of the Residual Certificate, during the period beginning six months before the sale or disposition of the Residual Certificate and ending six months after that sale or disposition, acquires (or enters into any other transaction that results in the application of Code Section 1091) any residual interest in any REMIC or any interest in a "taxable mortgage pool" (such as a non-REMIC owner trust) that is economically comparable to a Residual Certificate.

     MARK-TO-MARKET REGULATIONS

          The Internal Revenue Service has issued final regulations (the
"MARK-TO-MARKET REGULATIONS") under Code Section 475 relating to the requirement that a securities dealer mark to market securities held for sale to customers.
This mark-to-market requirement applies to all securities of a dealer, except to the extent that the dealer has specifically identified a security as held for investment. The Mark-to-Market Regulations provide that, for purposes of this mark-to-market requirement, a Residual Certificate is not treated as a security and thus may not be marked to market.

     TAXES THAT MAY BE IMPOSED ON THE REMIC POOL

     PROHIBITED TRANSACTIONS

          Income from certain transactions by the REMIC Pool, called prohibited transactions, will not be part of the calculation of income or loss includible in the federal income tax returns of Residual Holders, but rather will be taxed directly to the REMIC Pool at a 100% rate. Prohibited transactions generally include (i) the disposition of a qualified mortgage other than for (a)
substitution within two years of the Startup Day for a defective (including a defaulted) obligation (or repurchase in lieu of substitution of a defective
(including a defaulted) obligation at any time) or for any qualified mortgage within three months of the Startup Day, (b) foreclosure, default, or imminent default of a qualified mortgage, (c) bankruptcy or insolvency of the REMIC Pool, or (d) a qualified (complete) liquidation, (ii) the receipt of income from assets that are not the type of mortgages or investments that the REMIC Pool is permitted to hold, (iii) the receipt of compensation for services, or (iv) the receipt of gain from disposition of cash flow investments other than pursuant to a qualified liquidation. Notwithstanding (i) and (iv) of the preceding sentence, it is not a prohibited transaction to sell REMIC Pool property to prevent a default on Regular Certificates as a result of a default on qualified mortgages or to facilitate a clean-up call (generally, an optional prepayment of the remaining principal balance of a class of Regular Certificates to save administrative costs when no more than a small percentage of the Certificates is outstanding). The REMIC Regulations indicate that the modification of a qualified mortgage generally will not be treated as a disposition if it is occasioned by a default or reasonably foreseeable default, an assumption of the
Mortgage Loan, the waiver of a due-on-sale or due-on-encumbrance clause, or the conversion of an interest rate by a mortgagor pursuant to the terms of a convertible adjustable-rate Mortgage Loan.

     CONTRIBUTIONS TO THE REMIC POOL AFTER THE STARTUP DAY

          In general, the REMIC Pool will be subject to a tax at a 100% rate on the value of any property contributed to the REMIC Pool after the Startup Day.
Exceptions are provided for cash contributions to the REMIC Pool (i) during the three months following the Startup Day, (ii) made to a qualified reserve fund by a Residual Holder, (iii) in the nature of a guarantee, (iv) made to facilitate a qualified liquidation or cleanup call, and (v) as otherwise permitted in
Treasury regulations yet to be issued. It is not anticipated that there will be any contributions to the REMIC Pool after the Startup Day.

     NET INCOME FROM FORECLOSURE PROPERTY

          The REMIC Pool will be subject to federal income tax at the highest corporate rate on "net income from foreclosure property," determined by reference to the rules applicable to real estate investment trusts. Generally, property acquired by deed in lieu of foreclosure would be treated as
"foreclosure property" for a period not exceeding the close of the third calendar year after the year in which the REMIC Pool acquired the property, with a possible extension. Net income from foreclosure property generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust. It is not anticipated that the REMIC Pool will have any taxable net income from foreclosure property.

     LIQUIDATION OF THE REMIC POOL

          If a REMIC Pool adopts a plan of complete liquidation, within the meaning of Code Section 860F(a)(4)(A)(i), which may be accomplished by designating in the REMIC Pool's final tax return a date on which the adoption is deemed to occur, and sells all of its assets (other than cash) within a 90-day period beginning on that date, the REMIC Pool will not be subject to the prohibited transaction rules on the sale of its assets, provided that the REMIC
Pool credits or distributes in liquidation all of the sale proceeds plus its cash (other than amounts retained to meet claims) to holders of Regular
Certificates and Residual Holders within the 90-day period.

     ADMINISTRATIVE MATTERS

          The REMIC Pool will be required to maintain its books on a calendar year basis and to file federal income tax returns for federal income tax purposes in a manner similar to a partnership. The form for this income tax return is Form 1066, U.S. Real Estate Mortgage Investment Conduit Income Tax
Return. The Trustee will be required to sign the REMIC Pool's returns. Treasury regulations provide that, except where there is a single Residual Holder for an entire taxable year, the REMIC Pool will be subject to the procedural and administrative rules of the Code applicable to partnerships, including the determination by the Internal Revenue Service of any adjustments to, among other things, items of REMIC income, gain, loss, deduction, or credit in a unified administrative proceeding. The Master Servicer or the Trustee, as specified in the related pooling and servicing agreement, will be obligated to act as "tax matters person," as defined in applicable Treasury regulations, with respect to the REMIC Pool, in its capacity as either Residual Holder or agent of the Residual Holders. If the Code or applicable Treasury regulations do not permit the Master Servicer or the Trustee to act as tax matters person in its capacity as agent of the Residual Holders, the Residual Holder chosen by the
Residual Holders or such other person specified pursuant to Treasury regulations will be required to act as tax matters person.

     LIMITATIONS ON DEDUCTION OF CERTAIN EXPENSES

          An investor who is an individual, estate or trust will be subject to limitation on certain itemized deductions described in Code Section 67, if those itemized deductions, in the aggregate, do not exceed 2% of the investor's adjusted gross income. In addition, Code Section 68 provides that itemized deductions otherwise allowable for a taxable year of an individual taxpayer will be reduced by the lesser of (i) 3% of the excess, if any, of adjusted gross income over a statutory threshold amount or (ii) 80% of the amount of itemized deductions otherwise allowable for that year. These limitations will be phased out and eliminated by 2010. In the case of a REMIC Pool, these deductions may include deductions under Code Section 212 for the servicing fee and all administrative and other expenses relating to the REMIC Pool, or any similar expenses allocated to the REMIC Pool for a regular interest it holds in another
REMIC. Investors who hold REMIC Certificates either directly or indirectly through certain pass-through entities may have their pro rata share of these expenses allocated to them as additional gross income, but may be subject to the limitation on deductions. In addition, these expenses are not deductible at all for purposes of computing the alternative minimum tax, and may cause these investors to be subject to significant additional tax liability. Temporary
Treasury regulations provide that the additional gross income and corresponding amount of expenses generally are to be allocated entirely to the holders of
Residual Certificates in the case of a REMIC Pool that would not qualify as a fixed investment trust in the absence of a REMIC election. However, the additional gross income and limitation on deductions will apply to the allocable portion of those expenses to holders of Regular Certificates, as well as holders of Residual Certificates, where the Regular Certificates are issued in a manner that is similar to pass-through certificates in a fixed investment trust. All of those expenses generally will be allocable to the Residual Certificates. In general, the allocable portion will be determined based on the ratio that a
REMIC Certificateholder's income, determined on a daily basis, bears to the income of all holders of Regular Certificates and Residual Certificates for a
REMIC Pool. As a result, individuals, estates or trusts holding REMIC
Certificates (either directly or indirectly through a grantor trust, partnership, S corporation, REMIC or certain other pass-through entities described in the foregoing temporary Treasury regulations) may have taxable income in excess of the interest income at the pass-through rate on Regular
Certificates that are issued in a single class or otherwise consistently with fixed investment trust status or in excess of cash distributions for the related period on Residual Certificates.

     TAXATION OF CERTAIN FOREIGN INVESTORS

     REGULAR CERTIFICATES

          Interest, including Original Issue Discount, distributable to Regular
Certificateholders who are non-resident aliens, foreign corporations, or other
non-U.S. Persons, will be considered "portfolio interest" and, therefore, generally will not be subject to 30% United States withholding tax, provided that such non-U.S. Person (i) is not a "10-percent shareholder" (within the meaning of Code Section 871(h)(3)(B)) of, or a controlled foreign corporation
(described in Code Section 881(c)(3)(C)) related to, the REMIC (or possibly one or more mortgagors) and (ii) provides the Trustee, or the person who would otherwise be required to withhold tax from such distributions under Code Section
1441 or 1442 with appropriate documentation, signed under penalties of perjury, establishing an exemption from withholding. The appropriate documentation includes IRS Form W-8BEN, if the non-U.S. Person is a corporation or individual eligible for the benefits of the portfolio interest exemption or an exemption based on a treaty; IRS Form W-8ECI if the non-U.S. Person is eligible for an exemption on the basis of its income from the Regular Certificate being effectively connected to a United States trade or business; IRS Form W-8BEN or
IRS Form W-8IMY, if the non-U.S. Person is a trust, depending on whether such trust is classified as the beneficial owner of the Regular Certificate; and IRS
Form W-8IMY, with supporting documentation as specified in the Treasury regulations, required to substantiate exemptions from withholding, on behalf of its partners, if the non-U.S. Person is a partnership. An intermediary (other than a partnership) must provide IRS Form W-8IMY, revealing all required information, including its name, address, taxpayer identification number, the country under the laws of which it is created, and certification that it is not acting for its own account. A "qualified intermediary" must certify that it has provided, or will provide, a withholding statement as required under
Treasury regulations Section 1.1441-1(e)(5)(v), but need not disclose the identity of its account holders on its Form W-8IMY, and may certify its account holders' status without including each beneficial owner's certificate. A non-"qualified intermediary" must additionally certify that it has provided, or will provide, a withholding statement that is associated with the appropriate
IRS Forms W-8 and W-9 required to substantiate exemptions from withholding on behalf of its beneficial owners. If any of the foregoing forms, or any other required documentation is not provided, 30% withholding will apply. The term
"intermediary" means a person acting as a custodian, a broker, nominee or otherwise as an agent for the beneficial owner of a Regular Certificate. A
"qualified intermediary" is generally a foreign financial institution or clearing organization or a non-U.S. branch or office of a U.S. financial institution or clearing organization that is a party to a withholding agreement with the IRS.

     RESIDUAL CERTIFICATES

          The Conference Committee Report to the 1986 Act indicates that amounts paid to Residual Holders who are non-U.S. Persons generally should be treated as interest for purposes of the 30% (or lower treaty rate) United States withholding tax. Treasury regulations provide that amounts distributed to
Residual Holders may qualify as "portfolio interest," subject to the conditions described in "--Regular Certificates" above, but only if (i) the Mortgage Loans were issued after July 18, 1984 and (ii) the Trust Estate or segregated pool of assets in the Trust Estate (as to which a separate REMIC election will be made), to which the Residual Certificate relates, consists of obligations issued in
"registered form" within the meaning of Code Section 163(f)(1). Generally,
Mortgage Loans will not be, but regular interests in another REMIC Pool will be, considered obligations issued in registered form. Furthermore, a Residual Holder will not be entitled to any exemption from the 30% withholding tax (or lower treaty rate) to the extent of that portion of REMIC taxable income that constitutes an "excess inclusion." See "--Taxation of Residual Certificates--
Limitations on Offset or Exemption of REMIC Income" above. If the amounts paid to Residual Holders who are non-U.S. Persons are effectively connected with the conduct of a trade or business within the United States by those non-U.S.
Persons, 30% (or lower treaty rate) withholding will not apply. Instead, the amounts paid to the non-U.S. Persons will be subject to United States federal income tax at regular rates. If 30% (or lower treaty rate) withholding is applicable, those amounts generally will be taken into account for purposes of withholding only when paid or otherwise distributed (or when the Residual
Certificate is disposed of) under rules similar to withholding upon disposition of debt instruments that have Original Issue Discount. See "--Taxation of
Residual Certificates--Tax-Related Restrictions on Transfer of Residual
Certificates--Foreign Investors" above concerning the disregard of certain transfers having "tax avoidance potential." Investors who are Non-U.S. Persons should consult their tax advisors regarding the specific tax consequences to them of owning Residual Certificates.

     BACKUP WITHHOLDING

          Distributions made on the Regular Certificates, and proceeds from the sale of the Regular Certificates to or through certain brokers, may be subject to a "backup" withholding tax under Code Section 3406 at the rate of 28%
(increasing to 31% after 2010) on "reportable payments" (including interest distributions, Original Issue Discount, and, under certain circumstances, principal distributions) unless the Regular Certificateholder is a U.S. Person and provides IRS Form W-9 with the correct taxpayer identification number; is a
non-U.S. Person and provides IRS Form W-8BEN identifying the non-U.S. Person and stating that the beneficial owner is not a U.S. Person; or can be treated as an exempt recipient within the meaning of Treasury regulations Section
1.6049-4(c)(1)(ii). Any amounts to be withheld from distribution on the Regular
Certificates would be refunded by the IRS or allowed as a credit against the
Regular Certificateholder's federal income tax liability. Information reporting requirements may also apply regardless of whether withholding is required.
Prospective investors are encouraged to consult their own tax advisors regarding the application to them of information reporting.

     REPORTING REQUIREMENTS

          Reports of accrued interest, Original Issue Discount and information necessary to compute the accrual of market discount will be made annually to the
Internal Revenue Service and to individuals, estates, nonexempt and non-charitable trusts, and partnerships who are either holders of record of
Regular Certificates or beneficial owners who own Regular Certificates through a broker or middleman as nominee. All brokers, nominees and all other non-exempt holders of record of Regular Certificates (including corporations, non-calendar year taxpayers, securities or commodities dealers, real estate investment trusts, investment companies, common trust funds, thrift institutions and charitable trusts) may request this information for any calendar quarter by telephone or in writing by contacting the person designated in Internal Revenue
Service Publication 938 with respect to a particular series of Regular
Certificates. Holders through nominees must request this information from the nominee.

          The Internal Revenue Service's Form 1066 has an accompanying Schedule
Q, Quarterly Notice to Residual Interest Holders of REMIC Taxable Income or Net
Loss Allocation. Treasury regulations require that Schedule Q be furnished by the REMIC Pool to each Residual Holder by the end of the month following the close of each calendar quarter (41 days after the end of a quarter under proposed Treasury regulations) in which the REMIC Pool is in existence.

          Treasury regulations require that, in addition to the foregoing requirements, information must be furnished quarterly to Residual Holders, furnished annually, if applicable, to holders of Regular Certificates, and filed annually with the Internal Revenue Service concerning Code Section 67 expenses
(see "--Limitations on Deduction of Certain Expenses" above) allocable to these holders. Furthermore, under the Treasury regulations, information must be furnished quarterly to Residual Holders, furnished annually to holders of
Regular Certificates and filed annually with the Internal Revenue Service concerning the percentage of the REMIC Pool's assets meeting the qualified asset tests described above under "--Status of REMIC Certificates."

FEDERAL INCOME TAX CONSEQUENCES FOR CERTIFICATES AS TO WHICH
NO REMIC ELECTION IS MADE

     GENERAL

          If no election is made to treat a Trust Estate (or a segregated pool of assets in the Trust Estate) with respect to a series of Certificates as a
REMIC, the Trust Estate will be classified as a grantor trust under subpart E,
Part 1 of subchapter J of the Code and not as an association taxable as a corporation or a "taxable mortgage pool" within the meaning of Code Section
7701(i). Where there is no Fixed Retained Yield on the Mortgage Loans underlying the Certificates of a series, and where those Certificates are not designated as
Stripped Certificates, the holder of each Certificate in that series will be treated as the owner of a pro rata undivided interest in the ordinary income and corpus portions of the Trust Estate represented by its Certificate and will be considered the beneficial owner of a pro rata undivided interest in each of the
Mortgage Loans, subject to the discussion below under "--Recharacterization of
Servicing Fees." Accordingly, the holder of a Certificate of a particular series will be required to report on its federal income tax return its pro rata share of the entire income from the Mortgage Loans represented by its Certificate, including interest at the mortgage interest rate on the Mortgage Loans, Original
Issue Discount (if any), prepayment fees, assumption fees, and late payment charges received by the Master Servicer, in accordance with that certificateholder's method of accounting. A certificateholder generally will be able to deduct its share of the servicing fee and all administrative and other expenses of the Trust Estate in accordance with its method of accounting, provided that those amounts are reasonable compensation for services rendered to that Trust Estate. However, investors who are individuals, estates or trusts who own Certificates, either directly or indirectly through certain pass-through entities, will be subject to limitation with respect to certain itemized deductions described in Code Section 67, including deductions under Code Section
212 for the servicing fee and all administrative and other expenses of the Trust
Estate, to the extent that the deductions, in the aggregate, do not exceed two percent of an investor's adjusted gross income. In addition, Code Section 68 provides that itemized deductions otherwise allowable for a taxable year of an individual taxpayer will be reduced by the lesser of (i) 3% of the excess, if any, of adjusted gross income over a statutory threshold amount or (ii) 80% of the amount of itemized deductions otherwise allowable for that year. These limitations will be phased out and eliminated by 2010. As a result, investors holding Certificates, directly or indirectly through a pass-through entity, may have aggregate taxable income in excess of the aggregate amount of cash received on their Certificates relating to interest at the pass-through rate or as discount income on their Certificates. In addition, these expenses are not deductible at all for purposes of computing the alternative minimum tax, and may cause investors to be subject to significant additional tax liability. Moreover, where there is Fixed Retained Yield on the Mortgage Loans underlying a series of
Certificates or where the servicing fees are in excess of reasonable servicing compensation, the transaction will be subject to the application of the
"stripped bond" and "stripped coupon" rules of the Code, as described below under "--Stripped Certificates" and "--Recharacterization of Servicing Fees."

     TAX STATUS

          Each of Orrick, Herrington & Sutcliffe LLP, Cadwalader, Wickersham &
Taft LLP and Hunton & Williams LLP has advised the Depositor that, except as described below with respect to Stripped Certificates:

               (i) A Certificate owned by a "domestic building and loan
          association" within the meaning of Code Section 7701(a)(19) will be considered to represent "loans . . . secured by an interest in real property which is . . . residential real property" within the meaning of Code Section 7701(a)(19)(C)(v), provided that the real property securing the Mortgage Loans represented by that Certificate is of the type described in that section of the Code.

               (ii) A Certificate owned by a real estate investment trust will be considered to represent "real estate assets" within the meaning of
          Code Section 856(c)(4)(A) to the extent the assets of the related
          Trust Estate consist of qualified assets, and interest income on those assets will be considered "interest on obligations secured by mortgages on real property" to that extent within the meaning of Code
          Section 856(c)(3)(B).

               (iii) A Certificate owned by a REMIC will be considered to represent an "obligation (including any participation or certificate of beneficial ownership therein) which is principally secured by an interest in real property" within the meaning of Code Section
          860G(a)(3)(A) to the extent the assets of the related Trust Estate consist of "qualified mortgages" within the meaning of Code Section
          860G(a)(3).

          An issue arises as to whether Buydown Loans may be characterized in their entirety under the Code provisions cited in clauses (i) and (ii) of the immediately preceding paragraph. There is indirect authority supporting treatment of an investment in a Buydown Loan as entirely secured by real property if the fair market value of the real property securing the loan exceeds the principal amount of the loan at the time of issuance or acquisition, as the case may be. There is no assurance that the treatment described above is correct. Accordingly, Certificateholders are urged to consult their tax advisors concerning the effects of these arrangements on the characterization of their investment for federal income tax purposes.

     PREMIUM AND DISCOUNT

          Certificateholders are advised to consult with their tax advisors as to the federal income tax treatment of premium and discount arising either upon initial acquisition of Certificates or afterwards.

     PREMIUM

          The treatment of premium incurred upon the purchase of a Certificate will be determined generally as described above under "--Federal Income Tax
Consequences for REMIC Certificates--Taxation of Residual
Certificates--Treatment of Certain Items of REMIC Income and Expense--Premium."

     ORIGINAL ISSUE DISCOUNT

          The Original Issue Discount rules of Code Sections 1271 through 1275 will be applicable to a Certificateholder's interest in those Mortgage Loans as to which the conditions for the application of those sections are met. Rules regarding periodic inclusion of Original Issue Discount income are applicable to mortgages of corporations originated after May 27, 1969, mortgages of noncorporate mortgagors (other than individuals) originated after July 1, 1982, and mortgages of individuals originated after March 2, 1984. Under the OID
Regulations, Original Issue Discount could arise by the charging of points by the originator of the mortgages in an amount greater than the statutory de minimis exception, including a payment of points that is currently deductible by the borrower under applicable Code provisions or, under certain circumstances, by the presence of "teaser" rates on the Mortgage Loans. See "--Stripped
Certificates" below regarding Original Issue Discount on Stripped Certificates.

          Original Issue Discount generally must be reported as ordinary gross income as it accrues under a constant interest method that takes into account the compounding of interest, in advance of the cash attributable to that income.
Generally, no Prepayment Assumption will be assumed for purposes of this accrual. However, Code

Section 1272 provides for a reduction in the amount of Original Issue Discount includible in the income of a holder of an obligation that acquires the obligation after its initial issuance at a price greater than the sum of the original issue price and the previously accrued Original Issue Discount, less prior payments of principal. Accordingly, if Mortgage Loans acquired by a
Certificateholder are purchased at a price equal to the then unpaid principal amount of those Mortgage Loans, no Original Issue Discount attributable to the difference between the issue price and the original principal amount of those
Mortgage Loans (i.e., points) will be includible by the holder.

     MARKET DISCOUNT

          Certificateholders also will be subject to the market discount rules if the conditions for application of those sections are met. Market discount on the Mortgage Loans will be determined and will be reported as ordinary income generally in the manner described above under "--Federal Income Tax Consequences for REMIC Certificates--Taxation of Regular Certificates--Market Discount,"
except that the ratable accrual methods described in those sections will not apply. Rather, the holder will accrue market discount pro rata over the life of the Mortgage Loans, unless the constant yield method is elected. Generally, no
Prepayment Assumption will be assumed for purposes of that accrual.

     RECHARACTERIZATION OF SERVICING FEES

          If the servicing fees paid to a Master Servicer were deemed to exceed reasonable servicing compensation, the amount of any excess would represent neither income nor a deduction to certificateholders. In this regard, there are no authoritative guidelines for federal income tax purposes as to either the maximum amount of servicing compensation that may be considered reasonable in the context of this or similar transactions or whether, in the case of the
Certificate, the reasonableness of servicing compensation should be determined on a weighted average or loan-by-loan basis. If a loan-by-loan basis is appropriate, the likelihood that the amount would exceed reasonable servicing compensation as to some of the Mortgage Loans would be increased. Internal
Revenue Service guidance indicates that a servicing fee in excess of reasonable compensation ("EXCESS SERVICING") will cause the Mortgage Loans to be treated under the "stripped bond" rules. This guidance provides safe harbors for servicing deemed to be reasonable and requires taxpayers to demonstrate that the value of servicing fees in excess of those amounts is not greater than the value of the services provided.

          Accordingly, if the Internal Revenue Service's approach is upheld, a
Master Servicer who receives a servicing fee in excess of those amounts would be viewed as retaining an ownership interest in a portion of the interest payments on the Mortgage Loans. Under the rules of Code Section 1286, the separation of ownership of the right to receive some or all of the interest payments on an obligation from the right to receive some or all of the principal payments on the obligation would result in treatment of the Mortgage Loans as "stripped coupons" and "stripped bonds." Subject to the de minimis rule discussed below under "--Stripped Certificates," each stripped bond or stripped coupon could be considered for this purpose as a non-interest bearing obligation issued on the date of issue of the Certificates, and the Original Issue Discount rules of the
Code would apply to its holder. While certificateholders would still be treated as owners of beneficial interests in a grantor trust for federal income tax purposes, the corpus of the grantor trust could be viewed as excluding the portion of the Mortgage Loans the ownership of which is attributed to the Master
Servicer, or as including this portion as a second class of equitable interest.
Applicable Treasury regulations treat this arrangement as a fixed investment trust, since the multiple classes of trust interests should be treated as merely facilitating direct investments in the trust assets and the existence of multiple classes of ownership interests is incidental to that purpose. In general, this recharacterization should not have any significant effect upon the timing or amount of income reported by a certificateholder, except that the income reported by a cash method holder may be slightly accelerated. See
"--Stripped Certificates" below for a further description of the federal income tax treatment of stripped bonds and stripped coupons.

     SALE OR EXCHANGE OF CERTIFICATES

          Upon sale or exchange of a Certificate, a certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and its aggregate adjusted basis in the Mortgage Loans and other assets represented by the Certificate. In general, the aggregate adjusted basis will equal the certificateholder's cost for the Certificate, increased by the amount of any income previously reported relating to the Certificate and decreased by the amount of any losses previously reported for the Certificate and the amount of any distributions received on the

certificate. Except as provided above relating to market discount on any
Mortgage Loans, and except for certain financial institutions subject to the provisions of Code Section 582(c), any gain or loss generally would be capital gain or loss if the Certificate was held as a capital asset. However, gain on the sale of a Certificate will be treated as ordinary income (i) if a
Certificate is held as part of a "conversion transaction" as defined in Code
Section 1258(c), up to the amount of interest that would have accrued on the certificateholder's net investment in the conversion transaction at 120% of the appropriate applicable Federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as a part of that transaction or (ii) in the case of a non-corporate taxpayer, if the taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates. Long-term capital gains of certain noncorporate taxpayers generally are subject to a lower maximum tax rate than ordinary income or short-term capital gains of those taxpayers for property held more than one year. The maximum tax rate for corporations is the same with respect to both ordinary income and capital gains.

     STRIPPED CERTIFICATES

     GENERAL

          Pursuant to Code Section 1286, the separation of ownership of the right to receive some or all of the principal payments on an obligation from ownership of the right to receive some or all of the interest payments results in the creation of "stripped bonds" with respect to principal payments and
"stripped coupons" with respect to interest payments. For purposes of this discussion, Certificates that are subject to those rules will be referred to as
"STRIPPED CERTIFICATES." The Certificates will be subject to those rules if (i)
the Depositor or any of its affiliates retains (for its own account or for purposes of resale), in the form of Fixed Retained Yield or otherwise, an ownership interest in a portion of the payments on the Mortgage Loans, (ii) the
Depositor or any of its affiliates is treated as having an ownership interest in the Mortgage Loans if it is paid (or retains) servicing compensation in an amount greater than reasonable consideration for servicing the Mortgage Loans
(see "--Recharacterization of Servicing Fees" above), and (iii) a class of
Certificates issued in two or more classes or subclasses representing the right to non-pro-rata percentages of the interest and principal payments on the
Mortgage Loans.

          In general, a holder of a Stripped Certificate will be considered to own "stripped bonds" for its pro rata share of all or a portion of the principal payments on each Mortgage Loan and/or "stripped coupons" relating to its pro rata share of all or a portion of the interest payments on each Mortgage Loan, including the Stripped Certificate's allocable share of the servicing fees paid to a Master Servicer, if these fees represent reasonable compensation for services rendered. See the discussion above under "--Recharacterization of
Servicing Fees." Although not free from doubt, for purposes of reporting to
Stripped Certificateholders, the servicing fees will be allocated to the
Stripped Certificates in proportion to the respective entitlements to distributions of each class of Stripped Certificates for the related period or periods. The holder of a Stripped Certificate generally will be entitled to a deduction each year in respect of the servicing fees, as described above under
"--General," subject to the limitation described in that section.

          Code Section 1286 treats a stripped bond or a stripped coupon generally as an obligation issued at an Original Issue Discount on the date that the stripped interest is purchased. Although the treatment of Stripped
Certificates for federal income tax purposes is not clear in certain respects at this time, particularly where those Stripped Certificates are issued with respect to a Mortgage Pool containing variable-rate Mortgage Loans, the
Depositor has been advised by counsel that (i) the Trust Estate will be treated as a grantor trust under subpart E, Part I of subchapter J of the Code and not as an association taxable as a corporation or a "taxable mortgage pool" within the meaning of Code Section 7701(i), and (ii) each Stripped Certificate should be treated as a single installment obligation for purposes of calculating
Original Issue Discount and gain or loss on disposition. This treatment is based on the interrelationship of Code Section 1286, Code Sections 1272 through 1275, and the OID Regulations. Although it is possible that computations with respect to Stripped Certificates could be made in one of the ways described below under
"--Taxation of Stripped Certificates--Possible Alternative Characterizations,"
the OID Regulations state, in general, that two or more debt instruments issued by a single issuer to a single investor in a single transaction should be treated as a single debt instrument. Accordingly, for OID purposes, all payments on any Stripped Certificates should be aggregated and treated as though they were made on a single debt instrument. The pooling and servicing agreement will require that the Trustee make and report all computations described below using this aggregate approach, unless substantial legal authority requires otherwise.

          Furthermore, Treasury regulations issued December 28, 1992 provide for treatment of a Stripped Certificate as a single debt instrument issued on the date it is purchased for purposes of calculating any Original Issue Discount. In addition, under these regulations, a Stripped Certificate that represents a right to payments of both interest and principal may be viewed either as issued with Original Issue Discount or market discount (as described below), at a de minimis Original Issue Discount, or, presumably, at a premium. This treatment indicates that the interest component of this type of Stripped Certificate would be treated as qualified stated interest under the OID Regulations, assuming it is not an interest-only or super-premium Stripped Certificate. Further, these final regulations provide that the purchaser of this type of Stripped
Certificate will be required to account for any discount as market discount rather than Original Issue Discount if either (i) the initial discount with respect to the Stripped Certificate was treated as zero under the de minimis rule, or (ii) no more than 100 basis points in excess of reasonable servicing is stripped off the related Mortgage Loans. Any of this market discount would be reportable as described above under "Federal Income Tax Consequences for REMIC
Certificates--Taxation of Regular Certificates--Market Discount," without regard to the de minimis rule discussed in that section, assuming that a prepayment assumption is employed in the computation.

     STATUS OF STRIPPED CERTIFICATES

          No specific legal authority exists as to whether the character of the
Stripped Certificates, for federal income tax purposes, will be the same as that of the Mortgage Loans. Although the issue is not free from doubt, counsel has advised the Depositor that Stripped Certificates owned by applicable holders should be considered to represent "real estate assets" within the meaning of
Code Section 856(c)(4)(A), "obligation[s] . . . principally secured by an interest in real property" within the meaning of Code Section 860G(a)(3)(A), and
"loans . .. . secured by an interest in real property" within the meaning of Code
Section 7701(a)(19)(C)(v), and interest (including Original Issue Discount)
income attributable to Stripped Certificates should be considered to represent
"interest on obligations secured by mortgages on real property" within the meaning of Code Section 856(c)(3)(B), provided that in each case the Mortgage
Loans and interest on the Mortgage Loans qualify for that treatment. The application of these Code provisions to Buy-Down Loans is uncertain. See "--Tax
Status" above.

     TAXATION OF STRIPPED CERTIFICATES

          Original Issue Discount. Except as described above under "--General,"
each Stripped Certificate will be considered to have been issued at an Original
Issue Discount for Federal income tax purposes. Original Issue Discount with respect to a Stripped Certificate must be included in ordinary income as it accrues, in accordance with a constant interest method that takes into account the compounding of interest, which may be prior to the receipt of the cash attributable to the related income. Based in part on the OID Regulations and the amendments to the Original Issue Discount sections of the Code made by the 1986
Act, the amount of Original Issue Discount required to be included in the income of a holder of a Stripped Certificate (referred to in this discussion as a
"STRIPPED CERTIFICATEHOLDER") in any taxable year likely will be computed generally as described above under "--Federal Income Tax Consequences for REMIC
Certificates--Taxation of Regular Certificates--Original Issue Discount" and
"--Variable Rate Regular Certificates." However, with the apparent exception of a Stripped Certificate qualifying as a market discount obligation as described above under "--General," the issue price of a Stripped Certificate will be the purchase price paid by each holder, and the stated redemption price at maturity will include the aggregate amount of the payments to be made on the Stripped
Certificate to the Stripped Certificateholder, presumably under the Prepayment
Assumption, other than qualified stated interest.

          If the Mortgage Loans prepay at a rate either faster or slower than that under the Prepayment Assumption, a Stripped Certificateholder's recognition of Original Issue Discount will be either accelerated or decelerated and the amount of the Original Issue Discount will be either increased or decreased depending on the relative interests in principal and interest on each Mortgage
Loan represented by the Stripped Certificateholder's Stripped Certificate. While
the matter is not free from doubt, the holder of a Stripped Certificate should be entitled in the year that it becomes certain (assuming no further prepayments) that the holder will not recover a portion of its adjusted basis in the Stripped Certificate to recognize a loss (which may be a capital loss) equal to that portion of unrecoverable basis.

          As an alternative to the method described above, the fact that some or all of the interest payments with respect to the Stripped Certificates will not be made if the Mortgage Loans are prepaid could lead to the interpretation that the interest payments are "contingent" within the meaning of the OID
Regulations. The OID

Regulations, as they relate to the treatment of contingent interest, are by their terms not applicable to prepayable securities like as the Stripped
Certificates. However, if final regulations dealing with contingent interest with respect to the Stripped Certificates apply the same principles as the OID
Regulations, those regulations may lead to different timing of income inclusion than would be the case under the OID Regulations for non-contingent debt instruments. Furthermore, application of these principles could lead to the characterization of gain on the sale of contingent interest Stripped
Certificates as ordinary income. Investors should consult their tax advisors regarding the appropriate tax treatment of Stripped Certificates.

          Sale or Exchange of Stripped Certificates. Sale or exchange of a
Stripped Certificate prior to its maturity will result in gain or loss equal to the difference, if any, between the amount received and the Stripped
Certificateholder's adjusted basis in the Stripped Certificate, as described above under "--Federal Income Tax Consequences for REMIC Certificates--Taxation
of Regular Certificates--Sale or Exchange of Regular Certificates." If a
subsequent purchaser's purchase price is exceeded by the remaining payments on the Stripped Certificates, the subsequent purchaser will be required for federal income tax purposes to accrue and report that excess as if it were Original
Issue Discount in the manner described above. It is not clear for this purpose whether the assumed prepayment rate that is to be used in the case of a Stripped
Certificateholder other than an original Stripped Certificateholder should be the Prepayment Assumption or a new rate based on the circumstances at the date of subsequent purchase.

          Purchase of More Than One Class of Stripped Certificates. When an
investor purchases more than one class of Stripped Certificates, it is unclear whether for federal income tax purposes those classes of Stripped Certificates should be treated separately or aggregated for purposes of the rules described above.

          Possible Alternative Characterizations. The characterizations of the
Stripped Certificates discussed above are not the only possible interpretations of the applicable Code provisions. For example, the Stripped Certificateholder may be treated as the owner of (i) one installment obligation consisting of the
Stripped Certificate's pro rata share of the payments attributable to principal on each Mortgage Loan and a second installment obligation consisting of the
Stripped Certificate's pro rata share of the payments attributable to interest on each Mortgage Loan, (ii) as many stripped bonds or stripped coupons as there are scheduled payments of principal and/or interest on each Mortgage Loan, or
(iii) a separate installment obligation for each Mortgage Loan, representing the
Stripped Certificate's pro rata share of payments of principal and/or interest to be made on the Mortgage Loan. Alternatively, the holder of one or more classes of Stripped Certificates may be treated as the owner of a pro rata fractional undivided interest in each Mortgage Loan to the extent that the
Stripped Certificate, or classes of Stripped Certificates in the aggregate, represent the same pro rata portion of principal and interest on each Mortgage
Loan, and a stripped bond or stripped coupon (as the case may be), treated as an installment obligation or contingent payment obligation, as to the remainder.
Regulations regarding Original Issue Discount on stripped obligations make the foregoing interpretations less likely to be applicable. The preamble to those regulations states that they are premised on the assumption that an aggregation approach is appropriate for determining whether Original Issue Discount on a stripped bond or stripped coupon is de minimis, and solicits comments on appropriate rules for aggregating stripped bonds and stripped coupons under Code
Section 1286.

          Because of these possible varying characterizations of Stripped
Certificates and the resultant differing treatment of income recognition,
Stripped Certificateholders are urged to consult their tax advisors regarding the proper treatment of Stripped Certificates for federal income tax purposes.

     REPORTING REQUIREMENTS AND BACKUP WITHHOLDING

          The Master Servicer or the Trustee, as specified in the related prospectus supplement, will furnish, within a reasonable time after the end of each calendar year, to each Certificateholder or Stripped Certificateholder at any time during that year, the information (prepared on the basis described above) as is necessary to enable those certificateholders to prepare their federal income tax returns. This information will include the amount of Original
Issue Discount accrued on Certificates held by persons other than certificateholders exempted from the reporting requirements. The amount required to be reported by the Master Servicer or the Trustee may not be equal to the proper amount of Original Issue Discount required to be reported as taxable income by a certificateholder, other than an original certificateholder that purchased at the issue price. In particular, in the case of Stripped
Certificates, this reporting will be based upon a representative initial offering price of each class of Stripped Certificates. The Master

Servicer or the Trustee will also file the Original Issue Discount information with the Internal Revenue Service. If a certificateholder fails to supply an accurate taxpayer identification number or if the Secretary of the Treasury determines that a certificateholder has not reported all interest and dividend income required to be shown on its federal income tax return, backup withholding may be required in respect of any reportable payments, as described above under
"--Federal Income Tax Consequences for REMIC Certificates--Backup Withholding."

     TAXATION OF CERTAIN FOREIGN INVESTORS

          If a Certificate evidences ownership in Mortgage Loans that are issued on or before July 18, 1984, interest or Original Issue Discount paid by the person required to withhold tax under Code Section 1441 or 1442 to nonresident aliens, foreign corporations, or other non-U.S. persons ("FOREIGN PERSONS")
generally will be subject to 30% United States withholding tax, or any lower rate as may be provided for interest by an applicable tax treaty. Accrued
Original Issue Discount recognized by the certificateholder on the sale or exchange of a Certificate also will be subject to federal income tax at the same rate.

          Treasury regulations provide that interest or Original Issue Discount paid by the Trustee or other withholding agent to a Foreign Person evidencing ownership interest in Mortgage Loans issued after July 18, 1984 will be
"portfolio interest" and will be treated in the manner, and those persons will be subject to the same certification requirements, described above under
"--Federal Income Tax Consequences for REMIC Certificates--Taxation of Certain
Foreign Investors--Regular Certificates."

                            STATE TAX CONSIDERATIONS

          In addition to the federal income tax consequences described in
"Federal Income Tax Consequences," potential investors should consider the state income tax consequences of the acquisition, ownership, and disposition of the
Certificates. State income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state. Potential investors should consult their tax advisors with respect to the various tax consequences of investments in the Certificates.

                              PLAN OF DISTRIBUTION

          The Certificates are being offered by this prospectus and the applicable prospectus supplement through one or more of the various methods described below. The applicable prospectus supplement for each series will describe the method of offering being used for that series. The prospectus supplement will state the public offering or purchase price of each class of
Certificates of that series, or the method by which the price is to be determined, and the net proceeds to the Depositor from the sale of the
Certificates.

          The Certificates will be offered through the following methods from time to time and offerings may be made concurrently through more than one of these methods or an offering of a series of Certificates may be made through a combination of two or more of the following methods:

          o    by negotiated firm commitment underwriting and public offering by an underwriter specified in the related prospectus supplement;

          o    by placements by the Depositor with institutional investors through dealers;

          o    by direct placements by the Depositor with investors, in which event the Depositor will be an underwriter with respect to the
                Certificates; and

          o    by inclusion as underlying securities backing another series of mortgage pass-through certificates issued by an entity of which the Depositor or an affiliate of the Depositor may act as the depositor. In the event that the Depositor or an affiliate of the
                Depositor acts as depositor with respect to the other series of mortgage pass-through certificates, the Depositor or its
                affiliate will be an underwriter with respect to the underlying securities.

          If underwriters are used in a sale of any Certificates, these
Certificates will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices to be determined at the time of sale or at the time of commitment for sale. Firm commitment underwriting and public reoffering by underwriters may be done through underwriting syndicates or through one or more firms acting alone. The specific managing underwriter or underwriters, if any, for the offer and sale of a series of Certificates will be set forth on the cover of the prospectus supplement applicable to that series and members of the underwriting syndicate, if any, will be named in that prospectus supplement. The prospectus supplement will describe any discounts and commissions to be allowed or paid by the
Depositor to the underwriters, any other items constituting underwriting compensation and any discounts and commissions to be allowed or paid to the dealers. The obligations of the underwriters will be subject to certain conditions precedent. The underwriters with respect to a sale of any class of
Certificates will be obligated to purchase all of those Certificates if any are purchased. The Depositor and, if specified in the applicable prospectus supplement, an affiliate of the Depositor, will indemnify the applicable underwriters against certain civil liabilities, including liabilities under the
Securities Act of 1933, as amended.

          The prospectus supplement for any series of Certificates offered other than through underwriters will contain information regarding the nature of that offering and any agreements to be entered into between the Depositor and dealers and/or the Depositor and purchasers of Certificates.

          Purchasers of Certificates, including dealers, may, depending on the facts and circumstances of the purchases, be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended, in connection with reoffers and sales by them of Certificates. Certificateholders should consult with their legal advisors in this regard prior to any reoffer or sale.

          If specified in the prospectus supplement relating to a series of
Certificates, the Depositor or any affiliate thereof may purchase some or all of one or more classes of Certificates of that series from the underwriter or underwriters at a price specified or described in the prospectus supplement.
That purchaser may then from time to time offer and sell, pursuant to this prospectus, some or all of the Certificates purchased directly, through one or more underwriters to be designated at the time of the offering of the
Certificates or through dealers acting as agent and/or principal. Any of these offerings may be restricted in the manner specified in the applicable prospectus supplement. These transactions may be effected at market prices prevailing at the time of sale, at negotiated prices or at fixed prices. The underwriters and dealers participating in a purchaser's offering of Certificates may receive compensation in the form of underwriting discounts or commissions from the purchaser and the dealers may receive commissions from the investors purchasing
Certificates for whom they may act as agent (which discounts or commissions will not exceed those customary in those types of transactions involved). Any dealer that participates in the distribution of Certificates will be an "underwriter"
within the meaning of the Securities Act of 1933, as amended, and any commissions and discounts received by that dealer and any profit on the resale of Certificates by that dealer will be underwriting discounts and commissions under the Securities Act of 1933, as amended.

                                 USE OF PROCEEDS

          The Depositor will apply the net proceeds from the sale of each series of Certificates for the purchase of the Mortgage Assets serving as security for those Certificates.

                              FINANCIAL INFORMATION

          A new Trust will be formed by the Depositor for each series of
Certificates. As a result, no Trust will engage in any business activity or have any assets or obligations prior to the issuance of the related series of
Certificates. Accordingly, no financial statements for any Trust will be included in this prospectus or in the related prospectus supplement.

                                  LEGAL MATTERS

          The legality of, and certain federal income tax matters related to, the Certificates of a series will be passed upon for the Depositor by Orrick,
Herrington & Sutcliffe LLP, Washington, D.C., Cadwalader, Wickersham & Taft

LLP, New York, New York or Hunton &Williams LLP, Charlotte, North Carolina, as
specified in the related prospectus supplement.

                                     RATING

          The Certificates of any series offered pursuant to this prospectus and a prospectus supplement will be rated in one of the four highest categories by one or more nationally-recognized statistical rating agencies listed in the related prospectus supplement.

          A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency.

                          REPORTS TO CERTIFICATEHOLDERS

          The Trustee or the Master Servicer will prepare and make available to the certificateholders of each series statements containing information with respect to principal and interest payments and the related Trust Estate, as described under "Description of Certificates--Reports to Certificateholders."
Copies of these statements will be filed with the Commission through its EDGAR system located at http://www.sec.gov under the name of the Trust as an exhibit to the Trust's monthly distribution reports on Form 10-D for each series of
Certificates for so long as the Trust is subject to the reporting requirements of the Securities Exchange Act of 1934, as amended. Monthly distribution reports on Form 10-D are generally due within 15 days after each Distribution Date, unless such due date falls on a weekend or holiday, in which case the due date extends to the first business day following. In addition, each party to the servicing function, for a series of Certificates (generally the Trustee and the
Servicer (any Master Servicer)) will furnish to the Trustee or Master Servicer, as applicable, the compliance statements, Assessments of Compliance and
Attestation Reports detailed under "The Pooling and Servicing
Agreement--Evidence as to Compliance." Copies of these statements and reports will be filed with the SEC under the name of the Trust as an exhibit to the
Trust's annual statement on Form 10-K for each series of Certificates.

                INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

          The Securities and Exchange Commission (the "COMMISSION") allows the
Depositor to "incorporate by reference" information it files with the
Commission, which means that the Depositor can disclose important information to you by referring you to documents which contain that information. Information incorporated by reference is considered to be part of this prospectus. Certain information that the Depositor will file with the Commission in the future will automatically update the information in this prospectus. In all cases, you should rely on the later information over different information included in this prospectus or the prospectus supplement. The Depositor incorporates by reference any future annual, monthly and current Commission reports filed by or on behalf of the issuing entity until the Depositor terminates the offering of the related
Certificates.

          At your request, the Depositor will send copies of these documents and reports to you at no charge. You may contact the Depositor by writing or calling it at the address and phone number listed under "Where You Can Find More
Information."

                       WHERE YOU CAN FIND MORE INFORMATION

          The Depositor has filed a registration statement relating to the
Certificates with the Commission. This prospectus is part of the registration statement, but the registration statement contains additional information.

          Copies of the registration statement and any other materials the
Depositor files with the Commission, including distribution reports on Form
10-D, annual reports, on Form 10-K, current reports on Form 8-K and amendments to these reports (collectively, "PERIODIC REPORTS"), may be read and copied at the Commission's Public Reference Room at 100 F Street, N.E., Washington, D.C.
20549. Information concerning the operation of the Commission's Public Reference
Room may be obtained by calling the Commission at (800) SEC-0330. The Commission also maintains an Internet Web site at http://www.sec.gov at which you can view and download copies of reports, proxy and information statements and other information filed electronically through the EDGAR system.

Our SEC filings may be located by using the SEC Central Index Key (CIK) for the depositor, 0000934377. For purposes of any electronic version of this prospectus, the preceding uniform resource locator, or URL, is an inactive textual reference only. We have taken steps to ensure that this URL was inactive at the time we created any electronic version of this prospectus. The Depositor has filed the registration statement, including all exhibits, through the EDGAR system and therefore those materials should be available by logging onto the
Commission's Web site. The Commission maintains computer terminals providing access to the EDGAR system at the office referred to above. Copies of any documents incorporated to this prospectus by reference will be provided to each person to whom a prospectus is delivered upon written or oral request directed to Banc of America Funding Corporation, 214 North Tryon Street, Charlotte, North
Carolina 28255, Attention: Secretary, telephone number (704) 386-2400.

          Copies of filed Periodic Reports relating to an issuing entity will also be available on the applicable Trustee's website promptly after they are filed through the EDGAR system (which may not be the same day) as described in the related prospectus supplement.

          At such time as may be required under relevant SEC rules and regulations, we may provide static pool information otherwise required to be set forth in this prospectus through an Internet Web site. If we determine to do so, the prospectus supplement accompanying this prospectus will disclose the specific Internet address where the information is posted.

                                 INDEX OF TERMS

                                                                                                            PAGE
                                                                                                            --------
1986 Act.........................................................................................          94
Accretion Directed Certificates..................................................         36
Accrual Certificates......................................................................         38
Advances......................................................................................          62
Assessment of Compliance........................................................          68
Asset Conservation Act.............................................................          83
Attestation Report.......................................................................          68
Auction Administrator................................................................          40
Auction Certificates.....................................................................          40
Auction Distribution Date..........................................................          40
Balloon Loans...............................................................................          20
Balloon Period...............................................................................         20
Bank of America...........................................................................          51
Bankruptcy Code..........................................................................         76
Beneficial Owners.........................................................................         29
Benefit Plans.................................................................................          84
Book-Entry Certificates................................................................         29
Buy Down Fund...........................................................................          20
Buy Down Loans..........................................................................         20
Cash Flow Agreement.................................................................          47
CERCLA.........................................................................................         82
CERCLA Secured-Creditor Exemption......................................          82
Certificates.....................................................................................         27
Code................................................................................................         91
Commission...................................................................................        118
Companion Certificates...............................................................          36
Component Certificates...............................................................          36
Cooperatives.................................................................................          21
Cut-Off Date..................................................................................          57
Deferred Interest...........................................................................         18
Definitive Certificates..................................................................          28
Depositor.......................................................................................          52
Disqualified Organization............................................................       104
Distribution Account...................................................................          27
Distribution Date..........................................................................          34
DOL................................................................................................          85
DOL Regulations..........................................................................          85
Due-on-Sale...................................................................................         79
Electing Large Partnership..........................................................        104
Eligible Custodial Account.........................................................    ..     59
Eligible Investments.....................................................................         60
ERISA.............................................................................................         84
ERISA Plans..................................................................................         84
Escrow Account...........................................................................          63
Euroclear Operator........................................................................         31
European Depositaries.................................................................   ..     29
Exempt Plans..................................................................................         84
Fannie Mae Certificates...............................................................         25
FHA................................................................................................          23
FHA Loans....................................................................................          23
Financial Intermediary..................................................................         29
Fitch................................................................................................         86
Fixed Retained Yield.....................................................................         67
Fixed-Rate Certificates.................................................................         38
Floating-Rate Certificates............................................................         38
Foreign Persons............................................................................       116
Freddie Mac Act...........................................................................         24
Freddie Mac Certificates..............................................................         24
Garn Act.........................................................................................         79
Ginnie Mae Certificates................................................................         23
Ginnie Mae I Certificates.............................................................          23
Ginnie Mae II Certificates............................................................         23
Graduated Pay Mortgage Loans................................................          19
Gross Margin.................................................................................         18
Growing Equity Mortgage Loans...............................................         19
HOPA.............................................................................................          81
Housing Act..................................................................................         23
HUD................................................................................................         23
Indirect Participants.....................................................................          29
Interest Only Mortgage Loans...................................................         19
Interest-Only Certificates............................................................         39
Inverse Floating-Rate Certificates..............................................         39
IO Certificates...............................................................................          39
IRA.................................................................................................          84
Liquidation Proceeds...................................................................          60
Lockout Certificates.....................................................................         36
Mark-to-Market Regulations......................................................        106
Master Servicer.............................................................................         54
Master Servicer Custodial Account..........................................          60
MERS..............................................................................................         57
Moody's.........................................................................................         86
Mortgage Assets..........................................................................         17
Mortgage Certificates..................................................................          17
Mortgage Loans...........................................................................          17
NCUA.............................................................................................         90
Non-ERISA Plans.........................................................................         84
Non-Pro Rata Certificate..............................................................         95
Nonrecoverable Advance...........................................................          62
Non-SMMEA Certificates...........................................................          89
Notional Amount Certificates.....................................................         36
OCC.................................................................................................         52
OID Regulations...........................................................................         94
Option ARM Mortgage Loans...................................................         18
Original Issue Discount...............................................................         94
PAC Certificates...........................................................................          37
PAC I..............................................................................................          37
PAC II.............................................................................................         37
Par Price.........................................................................................          40
Participants....................................................................................          29
Pass-Through Certificates..........................................................          36
Pass-through Entity.....................................................................        104
Paying Agent................................................................................          62
PC Agreement...............................................................................          26
PC Servicer....................................................................................          26
PC Sponsor....................................................................................         26
PC Trustee......................................................................................         26

                                                                                                           PAGE
                                                                                                           --------
Periodic Advance.........................................................................         62
Periodic Reports...........................................................................        119
Planned Amortization Certificates..............................................         37
PO Certificates...............................................................................         39
Prepayment Assumption.............................................................         95
Principal-Only Certificates...........................................................         39
Private Certificates........................................................................         26
PTCE...............................................................................................         85
Ratio Strip Certificates.................................................................          37
RCRA..............................................................................................         82
RCRA Secured-Creditor Exemption...........................................          82
Regular Certificateholder.............................................................         94
Regular Certificates......................................................................          92
Relevant Depositary.....................................................................         29
Relief Act.......................................................................................          81
REMIC............................................................................................         92
REMIC Certificates.......................................................................         92
REMIC Pool...................................................................................         92
REO Property.................................................................................         62
Residual Certificates.....................................................................         92
Residual Holders...........................................................................       100
Restricted Group...........................................................................         88
Rules...............................................................................................         29
S&P.................................................................................................         86
Scheduled Amortization Certificates.........................................          37
Senior Certificates.........................................................................         37
Sequential Pay Certificates..........................................................         38
Servicer...........................................................................................         54
Servicer Custodial Account........................................................         59
Servicing Advances.....................................................................         62
SMMEA.........................................................................................         89
Sponsor..........................................................................................          51
Standard Hazard Insurance Policy.............................................         65
Startup Day...................................................................................          93
Step Coupon Certificates.............................................................         39
Stripped Certificateholder............................................................       114
Stripped Certificates.....................................................................       113
Subordinate Certificates..............................................................          38
Subsidy Account..........................................................................         19
Subsidy Loans..............................................................................          19
Subsidy Payments........................................................................         19
Super Senior Certificates.............................................................          38
Super Senior Support Certificates..............................................         38
Support Certificates......................................................................         36
TAC Certificates...........................................................................          38
Targeted Amortization Certificates............................................         38
Texas Home Equity Laws............................................................          79
Tiered Payment Mortgage Loans...............................................         19
Title V.............................................................................................          80
Trust Estate...................................................................................          17
Trustee...........................................................................................          17
U.S. Person....................................................................................        106
UCC.................................................................................................         75
Underlying Loans.........................................................................         26
Underlying Servicing Agreement...............................................         54
Underwriter's Exemption..............................................................         86
VA...................................................................................................         23
Variable Rate Certificates.............................................................         39
Window Period.............................................................................          79
Window Period Loans.................................................................          79
Window Period States.................................................................          79

                                           [Bank of America(R) LOGO]

                       BANC OF AMERICA FUNDING CORPORATION
                                                      DEPOSITOR

                      BANK OF AMERICA, NATIONAL ASSOCIATION
                                                       SPONSOR

                      BANC OF AMERICA FUNDING 2006-D TRUST
                                                ISSUING ENTITY

                                       WELLS FARGO BANK, N.A.
                                           MASTER SERVICER

                                                  $1,776,428,100
                                            (APPROXIMATE)

                                MORTGAGE PASS-THROUGH
                               CERTIFICATES, SERIES 2006-D

                                                     ----------

                              PROSPECTUS SUPPLEMENT

                                                     ----------

The Offered Certificates are not being offered in any state where the offer is not permitted.

The Depositor does not claim the accuracy of the information in this prospectus supplement and the accompanying prospectus as of any date other than the dates stated on their respective covers.

Dealers will deliver a prospectus supplement and prospectus when acting as underwriters of the Offered Certificates and with respect to their unsold allotments or subscriptions. Such delivery obligation may be satisfied by filing the prospectus supplement and prospectus with the Securities and Exchange
Commission. In addition, all dealers selling the Offered Certificates will deliver a prospectus supplement and prospectus until ninety days following the date of this prospectus supplement.

                         BANC OF AMERICA SECURITIES LLC

                                                 April 26, 2006

_________________
EXECUTION COPY
_________________

===============================================================

BANC OF AMERICA FUNDING CORPORATION,

as Depositor,

WELLS FARGO BANK, N.A.,
as Master Servicer and Securities Administrator,

and

U.S. BANK NATIONAL ASSOCIATION,

as Trustee

POOLING AND SERVICING AGREEMENT

Dated April 28, 2006

____________________________________

Mortgage Pass-Through Certificates

Series 2006-D

===============================================================

Page
ARTICLE I

DEFINITIONS

-i-

-ii-

-iii-

-iv-

EXHIBITS

Exhibit 1-A-1	Form of Face of Class 1-A-1 Certificate
Exhibit 1-A-2	Form of Face of Class 1-A-2 Certificate
Exhibit 1-A-3	Form of Face of Class 1-A-3 Certificate
Exhibit 2-A-R	Form of Face of Class 2-A-R Certificate
Exhibit 2-A-1	Form of Face of Class 2-A-1 Certificate
Exhibit 2-A-2	Form of Face of Class 2-A-2 Certificate
Exhibit 3-A-1	Form of Face of Class 3-A-1 Certificate
Exhibit 3-A-2	Form of Face of Class 3-A-2 Certificate
Exhibit 4-A-1	Form of Face of Class 4-A-1 Certificate
Exhibit 4-A-2	Form of Face of Class 4-A-2 Certificate
Exhibit 4-A-3	Form of Face of Class 4-A-3 Certificate
Exhibit 4-A-4	Form of Face of Class 4-A-4 Certificate
Exhibit 5-A-1	Form of Face of Class 5-A-1 Certificate
Exhibit 5-A-2	Form of Face of Class 5-A-2 Certificate
Exhibit 5-A-3	Form of Face of Class 5-A-3 Certificate
Exhibit 5-A-4	Form of Face of Class 5-A-4 Certificate
Exhibit 5-A-X	Form of Face of Class 5-A-X Certificate
Exhibit 6-A-1	Form of Face of Class 6-A-1 Certificate
Exhibit 6-A-2	Form of Face of Class 6-A-2 Certificate
Exhibit 6-A-3	Form of Face of Class 6-A-3 Certificate
Exhibit 6-A-4	Form of Face of Class 6-A-4 Certificate
Exhibit 1-M-1	Form of Face of Class 1-M-1 Certificate
Exhibit 1-M-2	Form of Face of Class 1-M-2 Certificate
Exhibit 1-M-3	Form of Face of Class 1-M-3 Certificate
Exhibit 1-M-4	Form of Face of Class 1-M-4 Certificate
Exhibit 1-M-5	Form of Face of Class 1-M-5 Certificate
Exhibit 1-M-6	Form of Face of Class 1-M-6 Certificate
Exhibit X-B-1	Form of Face of Class X-B-1 Certificate
Exhibit X-B-2	Form of Face of Class X-B-2 Certificate
Exhibit X-B-3	Form of Face of Class X-B-3 Certificate
Exhibit X-B-4	Form of Face of Class X-B-4 Certificate
Exhibit X-B-5	Form of Face of Class X-B-5 Certificate
Exhibit X-B-6	Form of Face of Class X-B-6 Certificate
Exhibit 5-B-1	Form of Face of Class 5-B-1 Certificate
Exhibit 5-B-2	Form of Face of Class 5-B-2 Certificate
Exhibit 5-B-3	Form of Face of Class 5-B-3 Certificate
Exhibit 5-B-4	Form of Face of Class 5-B-4 Certificate
Exhibit 5-B-5	Form of Face of Class 5-B-5 Certificate
Exhibit 5-B-6	Form of Face of Class 5-B-6 Certificate
Exhibit 6-B-1	Form of Face of Class 6-B-1 Certificate
Exhibit 6-B-2	Form of Face of Class 6-B-2 Certificate
Exhibit 6-B-3	Form of Face of Class 6-B-3 Certificate
Exhibit 6-B-4	Form of Face of Class 6-B-4 Certificate
Exhibit 6-B-5	Form of Face of Class 6-B-5 Certificate

-v-

Exhibit 6-B-6	Form of Face of Class 6-B-6 Certificate
Exhibit 6-B-7	Form of Face of Class 6-B-7 Certificate
Exhibit 6-B-8	Form of Face of Class 6-B-8 Certificate
Exhibit 6-B-9	Form of Face of Class 6-B-9 Certificate
Exhibit 6-B-10	Form of Face of Class 6-B-10 Certificate
Exhibit 6-B-11	Form of Face of Class 6-B-11 Certificate
Exhibit 1-CE	Form of Face of Class 1-CE Certificate
Exhibit 1-P	Form of Face of Class 1-P Certificate
Exhibit C	Form of Reverse of all Certificates
Exhibit D-1	Loan Group 1 Mortgage Loan Schedule
Exhibit D-2	Loan Group 2 Mortgage Loan Schedule
Exhibit D-3	Loan Group 3 Mortgage Loan Schedule
Exhibit D-4	Loan Group 4 Mortgage Loan Schedule
Exhibit D-5	Loan Group 5 Mortgage Loan Schedule
Exhibit D-6-A	Loan Group 6-A Mortgage Loan Schedule
Exhibit D-6-B	Loan Group 6-B Mortgage Loan Schedule
Exhibit E	Request for Release of Documents
Exhibit F	Form of Certification of Establishment of Account
Exhibit G-1	Form of Transferor's Certificate
Exhibit G-2A	Form 1 of Transferee's Certificate
Exhibit G-2B	Form 2 of Transferee's Certificate
Exhibit H	Form of Transferee Representation Letter for ERISA Restricted Certificates
Exhibit I	Form of Affidavit Regarding Transfer of Residual Certificate
Exhibit J	List of Recordation States
Exhibit K	Form of Initial Certification
Exhibit L	Form of Final Certification
Exhibit M	Form of Sarbanes-Oxley Certification
Exhibit N	[Reserved]
Exhibit O	Planned Balance Schedules
Exhibit P	[Reserved]
Exhibit Q	Relevant Servicing Criteria
Exhibit R	Additional Form 10-D Disclosure
Exhibit S	Additional Form 10-K Disclosure
Exhibit T	Form 8-K Disclosure Information
Exhibit U	Form of Back-up Certification
Exhibit V	Form of Additional Disclosure Notification
Exhibit W	Interest Rate Swap Agreement

-vi-

POOLING AND SERVICING AGREEMENT

THIS POOLING AND SERVICING AGREEMENT, dated April 28, 2006, is hereby executed by and among BANC OF AMERICA FUNDING CORPORATION, as depositor (together with its permitted successors and assigns, the "Depositor"), WELLS FARGO BANK, N.A., as master servicer (together with its permitted successors and assigns, in such capacity, the "Master Servicer") and as securities administrator (together with its permitted successors and assigns, in such capacity, the "Securities Administrator"), and U.S. BANK NATIONAL ASSOCIATION, as trustee (together with its permitted successors and assigns, the "Trustee").

W I T N E S S E T H T H A T:

In consideration of the mutual agreements herein contained, the Depositor, the Master Servicer, the Securities Administrator and the Trustee agree as follows:

PRELIMINARY STATEMENT

The Depositor intends to sell pass-through certificates (collectively, the "Certificates"), to be issued hereunder in multiple Classes, which in the aggregate together with the uncertificated Class Swap-IO Interest issued by the Group 1 Upper-Tier REMIC, will evidence the entire beneficial ownership interest in the Trust Estate created hereunder. The Certificates will consist of fifty-two Classes of Certificates, designated as (i) the Class 1-A-1, Class 1-A-2, Class 1-A-3, Class 2-A-1, Class 2-A-2, Class 3-A-1, Class 3-A-2, Class 4-A-1, Class 4-A-2, Class 4-A-3, Class 4-A-4, Class 5-A-1, Class 5-A-2, Class 5-A-3, Class 5-A-4, Class 5-A-X, Class 6-A-1, Class 6-A-2, Class 6-A-3 and Class 6-A-4 Certificates, (ii) Class 1-M-1, Class 1-M-2, Class 1-M-3, Class 1-M-4, Class 1-M-5, Class 1-M-6, Class X-B-1, Class X-B-2, Class X-B-3, Class X-B-4, Class X-B-5, Class X-B-6, Class 5-B-1, Class 5-B-2, Class 5-B-3, Class 5-B-4, Class 5-B-5, Class 5-B-6, Class 6-B-1, Class 6-B-2, Class 6-B-3, Class 6-B-4, Class 6-B-5, Class 6-B-6, Class 6-B-7, Class 6-B-8, Class 6-B-9, Class 6-B-10 and Class 6-B-11 Certificates, (iii) the Class 1-CE Certificates, (iv) the Class 1-P Certificates and (v) the Class 2-A-R Certificates. The descriptions of the Group 1 Lower-Tier REMIC, the Group 1 Middle-Tier REMIC, the Group 1 Upper-Tier REMIC, the Aggregate Group X Lower-Tier REMIC, the Group 5 Lower-Tier REMIC, the Aggregate Group 6 Lower-Tier REMIC, the Shifting Interest Middle-Tier REMIC and the Shifting Interest Upper-Tier REMIC that follow are part of the Preliminary Statement. Any inconsistencies or ambiguities in this Agreement or in the administration of this Agreement shall be resolved pursuant to the terms of Section 11.01 hereof in a manner that preserves the validity of such REMIC elections described below.

GROUP 1 LOWER-TIER REMIC

As provided herein, the Securities Administrator will make an election to treat the segregated pool of assets consisting of the Group 1 Mortgage Loans and certain other related assets subject to this Agreement (but exclusive of the Cap Carryover Amounts, the Cap Carryover Reserve Account, the Class IO Distribution Amount, the Interest Rate Swap Agreement, the Swap Account and the Supplemental Interest Trust) as a real estate mortgage investment conduit (a "REMIC") for federal income tax purposes, and such segregated pool of assets will be designated as the "Group 1 Lower-Tier REMIC." The Class 1-LR Interest will represent the sole class of "residual interests" in the Group 1 Lower-Tier REMIC for purposes of the REMIC Provisions. The following table irrevocably sets forth the designation, the Uncertificated Group 1 Lower-Tier REMIC Pass-Through Rate, the initial Uncertificated Balance, and solely for purposes of satisfying Treasury Regulations Section 1.860G-1(a)(4)(iii), the "latest possible maturity date" for each of the Group 1 Lower-Tier Interests. None of the Group 1 Lower-Tier Interests will be certificated.

		UNCERTIFICATED GROUP 1
	INITIAL UNCERTIFICATED	LOWER-TIER REMIC PASS-THROUGH	LATEST POSSIBLE
DESIGNATIONS	BALANCE	RATE	MATURITY DATE(1)

LR1-1-A	$65,093,672.50	Variable (2)	May 20, 2036
LR1-1-B	$65,093,672.50	Variable (2)	May 20, 2036
LR1-2-A	$9,724,327.00	Variable (2)	May 20, 2036
LR1-2-B	$9,724,327.00	Variable (2)	May 20, 2036
LR1-3-A	$9,888,346.50	Variable (2)	May 20, 2036
LR1-3-B	$9,888,346.50	Variable (2)	May 20, 2036
LR1-4-A	$12,688,975.50	Variable (2)	May 20, 2036
LR1-4-B	$12,688,975.50	Variable (2)	May 20, 2036
LR1-5-A	$13,961.345.50	Variable (2)	May 20, 2036
LR1-5-B	$13,961.345.50	Variable (2)	May 20, 2036
LR1-6-A	$10,954,659.00	Variable (2)	May 20, 2036
LR1-6-B	$10,954,659.00	Variable (2)	May 20, 2036
LR1-7-A	$6,341,112.50	Variable (2)	May 20, 2036
LR1-7-B	$6,341,112.50	Variable (2)	May 20, 2036
LR1-8-A	$6,097,221.50	Variable (2)	May 20, 2036
LR1-8-B	$6,097,221.50	Variable (2)	May 20, 2036
LR1-9-A	$5,862,708.50	Variable (2)	May 20, 2036
LR1-9-B	$5,862,708.50	Variable (2)	May 20, 2036
LR1-10-A	$5,637,214.00	Variable (2)	May 20, 2036
LR1-10-B	$5,637,214.00	Variable (2)	May 20, 2036
LR1-11-A	$5,420,390.50	Variable (2)	May 20, 2036
LR1-11-B	$5,420,390.50	Variable (2)	May 20, 2036
LR1-12-A	$5,211,905.50	Variable (2)	May 20, 2036
LR1-12-B	$5,211,905.50	Variable (2)	May 20, 2036

		UNCERTIFICATED GROUP 1
	INITIAL UNCERTIFICATED	LOWER-TIER REMIC PASS-THROUGH	LATEST POSSIBLE
DESIGNATIONS	BALANCE	RATE	MATURITY DATE(1)

LR1-13-A	$5,011,438,00	Variable (2)	May 20, 2036
LR1-13-B	$5,011,438,00	Variable (2)	May 20, 2036
LR1-14-A	$4,818,679.50	Variable (2)	May 20, 2036
LR1-14-B	$4,818,679.50	Variable (2)	May 20, 2036
LR1-15-A	$4,633,334.00	Variable (2)	May 20, 2036
LR1-15-B	$4,633,334.00	Variable (2)	May 20, 2036
LR1-16-A	$4,455,115.50	Variable (2)	May 20, 2036
LR1-16-B	$4,455,115.50	Variable (2)	May 20, 2036
LR1-17-A	$4,283,751.50	Variable (2)	May 20, 2036
LR1-17-B	$4,283,751.50	Variable (2)	May 20, 2036
LR1-18-A	$4,118,977.50	Variable (2)	May 20, 2036
LR1-18-B	$4,118,977.50	Variable (2)	May 20, 2036
LR1-19-A	$3,983,108.50	Variable (2)	May 20, 2036
LR1-19-B	$3,983,108.50	Variable (2)	May 20, 2036
LR1-20-A	$3,807,328.50	Variable (2)	May 20, 2036
LR1-20-B	$3,807,328.50	Variable (2)	May 20, 2036
LR1-21-A	$3,660,876.50	Variable (2)	May 20, 2036
LR1-21-B	$3,660,876.50	Variable (2)	May 20, 2036
LR1-22-A	$3,922,592.50	Variable (2)	May 20, 2036
LR1-22-B	$3,922,592.50	Variable (2)	May 20, 2036
LR1-23-A	$4,500,683.50	Variable (2)	May 20, 2036
LR1-23-B	$4,500,683.50	Variable (2)	May 20, 2036
LR1-24-A	$3,196.014.50	Variable (2)	May 20, 2036
LR1-24-B	$3,196.014.50	Variable (2)	May 20, 2036
LR1-25-A	$3,073,074.00	Variable (2)	May 20, 2036
LR1-25-B	$3,073,074.00	Variable (2)	May 20, 2036
LR1-26-A	$2,954,861.00	Variable (2)	May 20, 2036
LR1-26-B	$2,954,861.00	Variable (2)	May 20, 2036
LR1-27-A	$2,894,181.50	Variable (2)	May 20, 2036
LR1-27-B	$2,894,181.50	Variable (2)	May 20, 2036
LR1-28-A	$2,729.864.50	Variable (2)	May 20, 2036
LR1-28-B	$2,729.864.50	Variable (2)	May 20, 2036
LR1-29-A	$2,624,851.00	Variable (2)	May 20, 2036
LR1-29-B	$2,624,851.00	Variable (2)	May 20, 2036
LR1-30-A	$2,523,876.50	Variable (2)	May 20, 2036
LR1-30-B	$2,523,876.50	Variable (2)	May 20, 2036
LR1-31-A	$2,426,786.00	Variable (2)	May 20, 2036
LR1-31-B	$2,426,786.00	Variable (2)	May 20, 2036
LR1-32-A	$2,421,588.50	Variable (2)	May 20, 2036
LR1-32-B	$2,421,588.50	Variable (2)	May 20, 2036
LR1-33-A	$2,300,142.50	Variable (2)	May 20, 2036

		UNCERTIFICATED GROUP 1
	INITIAL UNCERTIFICATED	LOWER-TIER REMIC PASS-THROUGH	LATEST POSSIBLE
DESIGNATIONS	BALANCE	RATE	MATURITY DATE(1)

LR1-33-B	$2,300,142.50	Variable (2)	May 20, 2036
LR1-34-A	$4,595,286.00	Variable (2)	May 20, 2036
LR1-34-B	$4,595,286.00	Variable (2)	May 20, 2036
LR1-35-A	$6,022,973.00	Variable (2)	May 20, 2036
LR1-35-B	$6,022,973.00	Variable (2)	May 20, 2036
LR1-36-A	$1,743,557.50	Variable (2)	May 20, 2036
LR1-36-B	$1,743,557.50	Variable (2)	May 20, 2036
LR1-37-A	$1,676,470.00	Variable (2)	May 20, 2036
LR1-37-B	$1,676,470.00	Variable (2)	May 20, 2036
LR1-38-A	$1,611,963.50	Variable (2)	May 20, 2036
LR1-38-B	$1,611,963.50	Variable (2)	May 20, 2036
LR1-39-A	$1,549,938.00	Variable (2)	May 20, 2036
LR1-39-B	$1,549,938.00	Variable (2)	May 20, 2036
LR1-40-A	$1,490,299.50	Variable (2)	May 20, 2036
LR1-40-B	$1,490,299.50	Variable (2)	May 20, 2036
LR1-41-A	$1,432,954.50	Variable (2)	May 20, 2036
LR1-41-B	$1,432,954.50	Variable (2)	May 20, 2036
LR1-42-A	$1,377,815.50	Variable (2)	May 20, 2036
LR1-42-B	$1,377,815.50	Variable (2)	May 20, 2036
LR1-43-A	$1,324,798.00	Variable (2)	May 20, 2036
LR1-43-B	$1,324,798.00	Variable (2)	May 20, 2036
LR1-44-A	$1,273,819.50	Variable (2)	May 20, 2036
LR1-44-B	$1,273,819.50	Variable (2)	May 20, 2036
LR1-45-A	$1,224,803.00	Variable (2)	May 20, 2036
LR1-45-B	$1,224,803.00	Variable (2)	May 20, 2036
LR1-46-A	$1,177,672.00	Variable (2)	May 20, 2036
LR1-46-B	$1,177,672.00	Variable (2)	May 20, 2036
LR1-47-A	$1,132,353.50	Variable (2)	May 20, 2036
LR1-47-B	$1,132,353.50	Variable (2)	May 20, 2036
LR1-48-A	$1,088,779.00	Variable (2)	May 20, 2036
LR1-48-B	$1,088,779.00	Variable (2)	May 20, 2036
LR1-49-A	$1,046,880.50	Variable (2)	May 20, 2036
LR1-49-B	$1,046,880.50	Variable (2)	May 20, 2036
LR1-50-A	$1,034,769.00	Variable (2)	May 20, 2036
LR1-50-B	$1,034,769.00	Variable (2)	May 20, 2036
LR1-51-A	$966,776.00	Variable (2)	May 20, 2036
LR1-51-B	$966,776.00	Variable (2)	May 20, 2036
LR1-52-A	$1,003,542.00	Variable (2)	May 20, 2036
LR1-52-B	$1,003,542.00	Variable (2)	May 20, 2036
LR1-53-A	$1,049,265.00	Variable (2)	May 20, 2036
LR1-53-B	$1,049,265.00	Variable (2)	May 20, 2036

		UNCERTIFICATED GROUP 1
	INITIAL UNCERTIFICATED	LOWER-TIER REMIC PASS-THROUGH	LATEST POSSIBLE
DESIGNATIONS	BALANCE	RATE	MATURITY DATE(1)

LR1-54-A	942,882.50	Variable (2)	May 20, 2036
LR1-54-B	942,882.50	Variable (2)	May 20, 2036
LR1-55-A	1,183,870.50	Variable (2)	May 20, 2036
LR1-55-B	1,183,870.50	Variable (2)	May 20, 2036
LR1-56-A	2,389,023.50	Variable (2)	May 20, 2036
LR1-56-B	2,389,023.50	Variable (2)	May 20, 2036
LR1-57-A	4,511,671.50	Variable (2)	May 20, 2036
LR1-57-B	4,511,671.50	Variable (2)	May 20, 2036
LR1-58-A	5,484,959.00	Variable (2)	May 20, 2036
LR1-58-B	5,484,959.00	Variable (2)	May 20, 2036
LR1-59-A	7,582,306.00	Variable (2)	May 20, 2036
LR1-59-B	7,582,306.00	Variable (2)	May 20, 2036

(1)
Solely for purposes of Section 1.860G-1(a)(4)(iii) of the Treasury regulations, the Distribution Date immediately following the maturity date for the Mortgage Loan with the latest maturity date has been designated as the "latest possible maturity date" for each Uncertificated Group 1 Lower-Tier Interest.

(2)	Calculated in accordance with the definition of "Uncertificated Group 1 Lower-Tier REMIC Pass-Through Rate" herein.

GROUP 1 MIDDLE-TIER REMIC

As provided herein, the Securities Administrator will make an election to treat the segregated pool of assets consisting of the Uncertificated Group 1 Lower-Tier Interests as a REMIC for federal income tax purposes, and such segregated pool of assets will be designated as the "Group 1 Middle-Tier REMIC." The Class 1-MR Interest will represent the sole class of "residual interests" in the Group 1 Middle-Tier REMIC for purposes of the REMIC Provisions. The following table irrevocably sets forth the designation, the Uncertificated Group 1 Middle-Tier REMIC Pass-Through Rate, the initial Uncertificated Balance or Uncertificated Notional Amount, and solely for purposes of satisfying Treasury Regulations Section 1.860G-1(a)(4)(iii), the "latest possible maturity date" for each of the Group 1 Middle-Tier Interests. None of the Group 1 Middle-Tier Interests will be certificated.

	INITIAL UNCERTIFICATED	UNCERTIFICATED GROUP 1
	BALANCE OR UNCERTIFICATED	MIDDLE-TIER REMIC	LATEST POSSIBLE
DESIGNATIONS	NOTIONAL AMOUNT	PASS-THROUGH RATE	MATURITY DATE(1)

MR1AA	$592,420,077.90	Variable (2)	May 20, 2036
MR1A1	$4,151,860.00	Variable (2)	May 20, 2036
MR1A2	$995,540.00	Variable (2)	May 20, 2036
MR1A3	$604,510.00	Variable (2)	May 20, 2036
MR1M1	$60,450.00	Variable (2)	May 20, 2036
MR1M2	$90,070.00	Variable (2)	May 20, 2036
MR1M3	$30,230.00	Variable (2)	May 20, 2036
MR1M4	$30,230.00	Variable (2)	May 20, 2036
MR1M5	$30,820.00	Variable (2)	May 20, 2036
MR1M6	$30,230.00	Variable (2)	May 20, 2036
MR1ZZ	$6,066,265.70	Variable (2)	May 20, 2036
MR1IO	(3)	Variable (2)	May 20, 2036
MR1P	$100	Variable (2)	May 20, 2036

(1)
Solely for purposes of Section 1.860G-1(a)(4)(iii) of the Treasury regulations, the Distribution Date immediately following the maturity date for the Mortgage Loan with the latest maturity date has been designated as the "latest possible maturity date" for each Uncertificated Group 1 Middle-Tier Interest.

(2)	Calculated in accordance with the definition of "Uncertificated Group 1 Middle-Tier REMIC Pass-Through Rate" herein.

(3)	The Class MR1IO Interest will not have a principal balance but will instead accrue interest on the basis of its Uncertificated Notional Amount.

The foregoing Group 1 Lower-Tier REMIC and Group 1 Middle-Tier REMIC structure is intended to cause all the cash from the Group 1 Mortgage Loans to flow through the Group 1 Upper-Tier REMIC as cash flow on a Group 1 Regular  Certificate or the Class Swap-IO Interest, without creating any shortfall, actual or potential (other than for losses), to any Group 1 Regular Certificate.  To the extent that the structure is believed to diverge from such intention, the  party identifying such ambiguity or drafting error shall notify the other  parties hereto, and the parties hereto shall attempt to resolve such ambiguity  or drafting error in accordance with Section 11.01 hereto.

GROUP 1 UPPER-TIER REMIC

As provided herein, the Securities Administrator will make an election to  treat the segregated pool of assets consisting of the Uncertificated Group 1  Middle-Tier Interests as a REMIC for federal income tax purposes, and such  segregated pool of assets will be designated as the "Group 1 Upper-Tier REMIC."  The Class 1-UR Interest will represent the sole class of "residual interests" in  the Group 1 Upper-Tier REMIC for purposes of the REMIC Provisions. The following  table irrevocably sets forth (or describes) the Group 1 Upper Tier Interest  designation, the Interest Rate, and Initial Balance for each Group 1 Upper-Tier  Interest comprising the "regular interests" in the Group 1 Upper-Tier REMIC for  purposes of the REMIC Provisions and solely for purposes of satisfying Treasury  Regulations Section 1.860G-1(a)(4)(111), the "latest possible maturity date" for  each class.

INTEREST	INITIAL BALANCE	INTEREST RATE	MATURITY DATE (14)

1-A-1	$415,186,000	(1)	May 20, 2036
1-A-2	$99,554,000	(2)	May 20, 2036
1-A-3	$60,451,000	(3)	May 20, 2036
1-M-1	$6,045,000	(4)	May 20, 2036
1-M-2	$9,007,000	(5)	May 20, 2036
1-M-3	$3.023,000	(6)	May 20, 2036
1-M-4	$3,023,000	(7)	May 20, 2036
1-M-5	$3,082,000	(8)	May 20, 2036
1-M-6	$3,023,000	(9)	May 20, 2036
1-CE	(10)	(10)	May 20, 2036
Swap-IO	(11)	(12)	May 20, 2036
1-P(13)	$100	N/A	May 20, 2036

(1)
Interest will accrue on the Class 1-A-1 Group 1 Upper-Tier Interest during  each Interest Accrual Period at a rate equal to the lesser of (a) the  lesser of (i) Certificate One-Month LIBOR plus the Certificate Margin of  the corresponding Class of Certificates and (ii) 11.00% and (b) the Group  1 Cap.

(2)
Interest will accrue on the Class 1-A-2 Group 1 Upper-Tier Interest during  each Interest Accrual Period at a rate equal to the lesser of (a) the  lesser of (i) Certificate One-Month LIBOR plus the Certificate Margin of  the corresponding Class of Certificates and (ii) 11.00% and (b) the Group  1 Cap.

(3)
Interest will accrue on the Class 1-A-3 Group 1 Upper-Tier Interest during  each Interest Accrual Period at a rate equal to the lesser of (a) the  lesser of (i) Certificate One-Month LIBOR plus the Certificate Margin of  the corresponding Class of Certificates and (ii) 11.00% and (b) the Group  1 Cap.

(4)
Interest will accrue on the Class 1-M-1 Group 1 Upper-Tier Interest during  each Interest Accrual Period at a rate equal to the lesser of (a) the  lesser of (i) Certificate One-Month LIBOR plus the Certificate Margin of  the corresponding Class of Certificates and (ii) 11.00% and (b) the Group  1 Cap.

(5)
Interest will accrue on the Class 1-M-2 Group 1 Upper-Tier Interest during  each Interest Accrual Period at a rate equal to the lesser of (a) the  lesser of (i) Certificate One-Month LIBOR plus the Certificate Margin of  the corresponding Class of Certificates and (ii) 11.00% and (b) the Group  1 Cap.

(6)
Interest will accrue on the Class 1-M-3 Group 1 Upper-Tier Interest during  each Interest Accrual Period at a rate equal to the lesser of (a) the  lesser of (i) Certificate One-Month LIBOR plus the Certificate Margin of  the corresponding Class of Certificates and (ii) 11.00% and (b) the Group  1 Cap.

(7)
Interest will accrue on the Class 1-M-4 Group 1 Upper-Tier Interest during  each Interest Accrual Period at a rate equal to the lesser of (a) the  lesser of (i) Certificate One-Month LIBOR plus the Certificate Margin of  the corresponding Class of Certificates and (ii) 11.00% and (b) the Group  1 Cap.

(8)
Interest will accrue on the Class 1-M-5 Group 1 Upper-Tier Interest during  each Interest Accrual Period at a rate equal to the lesser of (a) the  lesser of (i) Certificate One-Month LIBOR plus the Certificate Margin of  the corresponding Class of Certificates and (ii) 11.00% and (b) the Group  1 Cap.

(9)
Interest will accrue on the Class 1-M-6 Group 1 Upper-Tier Interest during  each Interest Accrual Period at a rate equal to the lesser of (a) the  lesser of (i) Certificate One-Month LIBOR plus the Certificate Margin of  the corresponding Class of Certificates and (ii) 11.00% and (b) the Group  1 Cap.

(10)
Solely for REMIC purposes, the Class 1-CE Group 1 Upper-Tier Interest (i)  will have an Initial Class Certificate Balance equal to the Initial  Overcollateralization Amount and (ii) will bear interest at its  Pass-Through Rate on the Notional Amount of the Class 1-CE Certificates.

(11)	The Class Swap-IO Interest will not have a principal balance.

(12)	The Class Swap-IO Interest will receive 100% of the amounts received in respect of the Class MR1IO Interest.

(13)	The Class 1-P Group 1 Upper-Tier Interest will not bear interest.

(14)
Solely for purposes of Treasury Regulations Section 1.860G-1(a)(4)(iii),  the Distribution Date in the month following the maturity date for the  Mortgage Loan with the latest maturity date has been designated as the  "latest possible maturity date" for each Class of Group 1 Upper-Tier  Interests.

AGGREGATE GROUP X LOWER-TIER REMIC

As provided herein, the Securities Administrator will make an election to treat the segregated pool of assets consisting of the Group 2 Mortgage Loans, the Group 3 Mortgage Loans and the Group 4 Mortgage Loans as a REMIC for federal income tax purposes, and such segregated pool of assets will be designated as the "Aggregate Group X Lower-Tier REMIC." The Class X-LR Interest will represent the sole class of "residual interests" in the Aggregate Group X Lower-Tier REMIC for purposes of the REMIC Provisions. The following table irrevocably sets forth the designation, the Uncertificated Aggregate Group X Lower-Tier REMIC Pass-Through Rate, the initial Uncertificated Balance, and solely for purposes of satisfying Treasury Regulations Section 1.860G-1(a)(4)(iii), the "latest possible maturity date" for each of the Aggregate Group X Lower-Tier Interests. None of the Aggregate Group X Lower-Tier Interests will be certificated.

		UNCERTIFICATED
		AGGREGATE GROUP X
	INITIAL UNCERTIFICATED	LOWER-TIER REMIC	LATEST POSSIBLE
DESIGNATION	BALANCE	PASS-THROUGH RATE	MATURITY DATE(1)

2-L	$22,900,753.60	Variable (2)	May 20, 2036
2-LS	$973.63	Variable (2)	May 20, 2036
3-L	$210,673,988.91	Variable (2)	May 20, 2036
3-LS	$8,954.94	Variable (2)	May 20, 2036
4-L	$34,015,410.05	Variable (2)	May 20, 2036
4-LS	$1,445.86	Variable (2)	May 20, 2036

(1)
Solely for purposes of Section 1.860G-1(a)(4)(iii) of the Treasury regulations, the Distribution Date immediately following the maturity date for the Mortgage Loan with the latest maturity date has been designated as the "latest possible maturity date" for each Uncertificated Aggregate Group X Lower-Tier Interest.

(2)	Calculated in accordance with the definition of "Uncertificated Aggregate Group X Lower-Tier REMIC Pass-Through Rate" herein.

GROUP 5 LOWER-TIER REMIC

As provided herein, the Securities Administrator will make an election to treat the segregated pool of assets consisting of the Group 5 Mortgage Loans as a REMIC for federal income tax purposes, and such segregated pool of assets will be designated as the "Group 5 Lower-Tier REMIC." The Class 5-LR Interest will represent the sole class of "residual interests" in the Group 5 Lower-Tier REMIC for purposes of the REMIC Provisions. The following table irrevocably sets forth the designation, the Uncertificated Group 5 Lower-Tier REMIC Pass-Through Rate, the initial Uncertificated Balance, and solely for purposes of satisfying Treasury Regulations Section 1.860G-1(a)(4)(iii), the "latest possible maturity date" for each of the Group 5 Lower-Tier Interests. None of the Group 5 Lower-Tier Interests will be certificated.

		UNCERTIFICATESD GROUP 5
	INITIAL UNCERTIFICATED	LOWER-TIER REMIC PASS-THROUGH	LATEST POSSIBLE
DESIGNATION	BALANCE	RATE	MATURITY DATE (1)

5-L	$465,796,413.67	Variable (2)	May 20, 2036

(1)           Solely for purposes of Section 1.860G-1(a)(4)(iii) of the Treasury regulations, the Distribution Date immediately following the maturity date for the Mortgage Loan with the latest maturity date has been designated as the "latest possible maturity date" for each Uncertificated Aggregate Group X Lower-Tier Interest.

(2)	Calculated in accordance with the definition of "Uncertificated Aggregate Group X Lower-Tier REMIC Pass-Through Rate" herein.

AGGREGATE GROUP 6 LOWER-TIER REMIC

As provided herein, the Securities Administrator will make an election to treat the segregated pool of assets consisting of the Group 6-A Mortgage Loans and the Group 6-B Mortgage Loans as a REMIC for federal income tax purposes, and such segregated pool of assets will be designated as the "Aggregate Group 6 Lower-Tier REMIC." The Class 6-LR Interest will represent the sole class of "residual interests" in the Aggregate Group 6 Lower-Tier REMIC for purposes of the REMIC Provisions. The following table irrevocably sets forth the designation, the Uncertificated Aggregate Group 6 Lower-Tier REMIC Pass-Through Rate, the initial Uncertificated Balance, and solely for purposes of satisfying Treasury Regulations Section 1.860G-1(a)(4)(iii), the "latest possible maturity date" for each of the Aggregate Group 6 Lower-Tier Interests. None of the Aggregate Group 6 Lower-Tier Interests will be certificated.

		UNCERTIFICATED
		AGGREGATE GROUP 6
	INITIAL UNCERTIFICATED	LOWER-TIER REMIC	LATEST POSSIBLE
DESIGNATION	BALANCE	PASS-THROUGH RATE	MATURITY DATE (1)

6-A-L	$128,785,281.14	Variable (2)	May 20, 2036
6-A-LS	$6,439.72	Variable (2)	May 20, 2036
6-B-L	$320,624,591.30	Variable (2)	May 20, 2036
6-B-LS	$16,032.62	Variable (2)	May 20, 2036

(1)
Solely for purposes of Section 1.860G-1(a)(4)(iii) of the Treasury regulations, the Distribution Date immediately following the maturity date for the Mortgage Loan with the latest maturity date has been designated as the "latest possible maturity date" for each Uncertificated Aggregate Group 6 Lower-Tier Interest.

(2)	Calculated in accordance with the definition of "Uncertificated Aggregate Group 6 Lower-Tier REMIC Pass-Through Rate" herein.

SHIFTING INTEREST MIDDLE-TIER REMIC

As provided herein, the Securities Administrator will make an election to treat the segregated pool of assets consisting of the Aggregate Group X Lower-Tier Interests, the Group 5 Lower-Tier Interests and the Aggregate Group 6 Lower-Tier Interests as a REMIC for federal income tax purposes, and such segregated pool of assets will be designated as the "Shifting Interest Middle-Tier REMIC." The Class SI-MR Interest will represent the sole class of "residual interests" in the Shifting Interest Middle-Tier REMIC for purposes of the REMIC Provisions. The following table irrevocably sets forth the designation, the Uncertificated Shifting Interest Middle-Tier REMIC Pass-Through Rate, the initial Uncertificated Balance, and solely for purposes of satisfying Treasury Regulations Section 1.860G-1(a)(4)(iii), the "latest possible maturity date" for each of the Shifting Interest Middle-Tier Interests. None of the Shifting Interest Middle-Tier Interests will be certificated.

		UNCERTIFICATED SHIFTING
	INITIAL UNCERTIFICATED	INTEREST MIDDLE-TIER REMIC	LATEST POSSIBLE
DESIGNATION	BALANCE	PASS-THROUGH RATE	MATURITY DATE(1)

2-A-MR1	$21,928,000.00	Variable (2)	May 20, 2036
2-A-MR2	$100.00	Variable (2)	May 20, 2036
3-A-MR1	$210,728,000.00	Variable (2)	May 20, 2036
4-A-MR1	$32,571,000.00	Variable (2)	May 20, 2036
5-A-MR1	$116,303,000.00	Variable (2)	May 20, 2036
5-A-MR2	$333,190,000.00	Variable (2)	May 20, 2036
6-A-A-MR1	$122,352,000.00	Variable (2)	May 20, 2036
6-B-A-MR1	$304,608,000.00	Variable (2)	May 20, 2036
XB-MR1	$6,959,000.00	Variable (2)	May 20, 2036
XB-MR2	$1,605,000.00	Variable (2)	May 20, 2036
XB-MR31	$1,071,000.00	Variable (2)	May 20, 2036
XB-MR4	$669,000.00	Variable (2)	May 20, 2036
XB-MR5	$535,000.00	Variable (2)	May 20, 2036
XB-MR6	$932,413.00	Variable (2)	May 20, 2036
5B-MR1	$9,782,000.00	Variable (2)	May 20, 2036
5B-MR2	$2,562,000.00	Variable (2)	May 20, 2036
5B-MR3	$1,397,000.00	Variable (2)	May 20, 2036
5B-MR4	$932,000.00	Variable (2)	May 20, 2036
5B-MR5	$698,000.00	Variable (2)	May 20, 2036
5B-MR6	$932,413.00	Variable (2)	May 20, 2036
6-B-MR1	$6,742,000.00	Variable (2)	May 20, 2036
6-B-MR2	$3,595,000.00	Variable (2)	May 20, 2036
6-B-MR3	$1,348,000.00	Variable (2)	May 20, 2036
6-B-MR4	$1,798,000.00	Variable (2)	May 20, 2036
6-B-MR5	$1,124,000.00	Variable (2)	May 20, 2036
6-B-MR6	$1,123,000.00	Variable (2)	May 20, 2036
6-B-MR7	$1,349,000.00	Variable (2)	May 20, 2036

		UNCERTIFICATED SHIFTING
	INITIAL UNCERTIFICATED	INTEREST MIDDLE-TIER REMIC	LATEST POSSIBLE
DESIGNATION	BALANCE	PASS-THROUGH RATE	MATURITY DATE(1)

6-B-MR8	$899,000.00	Variable (2)	May 20, 2036
6-B-MR9	$1,348,000.00	Variable (2)	May 20, 2036
6-B-MR10	$1,798,000.00	Variable (2)	May 20, 2036
6-B-MR11	$1,348,344.00	Variable (2)	May 20, 2036

(1)
Solely for purposes of Section 1.860G-1(a)(4)(iii) of the Treasury regulations, the Distribution Date immediately following the maturity date for the Mortgage Loan with the latest maturity date has been designated as the "latest possible maturity date" for each Uncertificated Shifting Interest Middle-Tier Interest.

(2)	Calculated in accordance with the definition of "Uncertificated Shifting Interest Middle-Tier REMIC Pass-Through Rate" herein.

SHIFTING INTEREST UPPER-TIER REMIC

As provided herein, the Securities Administrator will make an election to treat the segregated pool of assets consisting of the Uncertificated Shifting Interest Middle-Tier Interests as a REMIC for federal income tax purposes, and such segregated pool of assets will be designated as the "Shifting Interest Upper-Tier REMIC." The Class SI-UR Interest will represent the sole class of "residual interests" in the Shifting Interest Upper-Tier REMIC for purposes of the REMIC Provisions. The following table irrevocably sets forth (or describes) the designation, the Interest Rate, and Initial Balance for each Shifting Interest Upper-Tier Interest comprising the "regular interests" in the Shifting Interest Upper-Tier REMIC for purposes of the REMIC Provisions and solely for purposes of Satisfying Treasury Regulations Section 1.860G-1(a)(4)(iii), the "latest possible maturity date" for each class of Shifting Interest Upper-Tier Interests.

			LATEST POSSIBLE
DESIGNATION	INITIAL BALANCE	INTEREST RATE	MATURITY DATE (14)

2-A-1	$20,954,000.00	(1)	May 20, 2036
2-A-2	$974,000.00	(1)	May 20, 2036
2-A-R	$100	(2)	May 20, 2036
3-A-1	$192,774,000.00	(3)	May 20, 2036
3-A-2	$8,954,000.00	(3)	May 20, 2036
4-A-1	$15,000,000.00	(4)	May 20, 2036
4-A-2	$12,229,000.00	(4)	May 20, 2036
4-A-3	$3,896,000.00	(4)	May 20, 2036
4-A-4	$1,446,000.00	(4)	May 20, 2036
5-A-1	$100,000,000.00	(5)	May 20, 2036
5-A-2	$249,587,000.00	(6)	May 20, 2036
5-A-3	$83,603,000.00	(6)	May 20, 2036
5-A-4	$16,303,000.00	(5)	May 20, 2036
5-A-X	(7)	(7)	May 20, 2036
6-A-1	$115,912,000.00	(8)	May 20, 2036
6-A-2	$6,440,000.00	(8)	May 20, 2036
6-A-3	$288,576,000.00	(9)	May 20, 2036
6-A-4	$16,023,000.00	(9)	May 20, 2036
X-B-1	$6,959,000.00	(10)	May 20, 2036
X-B-2	$1,605,000.00	(10)	May 20, 2036
X-B-3	$1,071,000.00	(10)	May 20, 2036
X-B-4	$669,000.00	(10)	May 20, 2036
X-B-5	$535,000.00	(10)	May 20, 2036
X-B-6	$932,413.00	(10)	May 20, 2036
5-B-1	$9,782,000.00	(5)	May 20, 2036
5-B-2	$2,562,000.00	(5)	May 20, 2036
5-B-3	$1,397,000.00	(5)	May 20, 2036
5-B-4	$932,000.00	(5)	May 20, 2036

			LATEST POSSIBLE
DESIGNATION	INITIAL BALANCE	INTEREST RATE	MATURITY DATE (14)

5-B-5	$698,000.00	(5)	May 20, 2036
5-B-6	$932,413.00	(5)	May 20, 2036
6-B-1	$6,742,000.00	(11)	May 20, 2036
6-B-2	$3,595,000.00	(11)	May 20, 2036
6-B-3	$1,348,000.00	(11)	May 20, 2036
6-B-4	$1,798,000.00	(11)	May 20, 2036
6-B-5	$1,124,000.00	(11)	May 20, 2036
6-B-6	$1,123,000.00	(11)	May 20, 2036
6-B-7	$1,349,000.00	(11)	May 20, 2036
6-B-8	$899,000.00	(11)	May 20, 2036
6-B-9	$1,348,000.00	(11)	May 20, 2036
6-B-10	$1,798,000.00	(11)	May 20, 2036
6-B-11	$1,348,344.00	(11)	May 20, 2036

(1)
Interest will accrue on these Certificates at a per annum rate equal to the weighted average of the Net Mortgage Interest Rates of the Group 2 Mortgage Loans (based on the Stated Principal Balances of the Group 2 Mortgage Loans on the due date in the month preceding the month of such Distribution Date). For United States federal income tax purposes, interest will accrue on these Certificates as of any Distribution Date at a per annum rate equal to the weighted average of the Class 2-A-MR1 Interest.

(2)
Interest will accrue on these Certificates at a per annum rate equal to the weighted average of the Net Mortgage Interest Rates of the Group 2 Mortgage Loans (based on the Stated Principal Balances of the Group 2 Mortgage Loans on the due date in the month preceding the month of such Distribution Date). For United States federal income tax purposes, interest will accrue on these Certificates as of any Distribution Date at a per annum rate equal to the weighted average of the Class 2-A-MR2 Interest.

(3)
Interest will accrue on these Certificates at a per annum rate equal to the weighted average of the Net Mortgage Interest Rates of the Group 3 Mortgage Loans (based on the Stated Principal Balances of the Group 3 Mortgage Loans on the due date in the month preceding the month of such Distribution Date). For United States federal income tax purposes, interest will accrue on these Certificates as of any Distribution Date at a per annum rate equal to the weighted average of the Class 3-A-MR1 Interest.

(4)
Interest will accrue on these Certificates at a per annum rate equal to the weighted average of the Net Mortgage Interest Rates of the Group 4 Mortgage Loans (based on the Stated Principal Balances of the Group 4 Mortgage Loans on the due date in the month preceding the month of such Distribution Date). For United States federal income tax purposes, interest will accrue on these Certificates as of any Distribution Date at a per annum rate equal to the weighted average of the Class 4-A-MR1 Interest.

(5)
Interest will accrue on these Certificates at a per annum rate equal to the weighted average of the Net Mortgage Interest Rates of the Group 5 Mortgage Loans (based on the Stated Principal Balances of the Group 5 Mortgage Loans on the due date in the month preceding the month of such Distribution Date). For United States federal income tax purposes, interest will accrue on these Certificates as of any Distribution Date at a per annum rate equal to the weighted average of the Class 5-A-MR1, Class 5B-MR1, Class 5B-MR2, Class 5B-MR3, Class 5B-MR4, Class 5B-MR5 and Class 5B-MR6 Interest.

(6)
Through the Distribution Date in February 2016, interest will accrue on these Certificates at a per annum rate equal to the weighted average of the Net Mortgage Interest Rates of the Group 5 Mortgage Loans (based on the Stated Principal Balances of the Group 5 Mortgage Loans on the due date in the month preceding the month of such Distribution Date) minus 0.61856626%. On and after the Distribution Date in March 2016, interest will accrue on these Certificates at a per annum rate equal to the weighted average of the Net Mortgage Interest Rates of the Group 5 Mortgage Loans (based on the Stated Principal Balances of the Group 5 Mortgage Loans on the due date in the month preceding the month of such Distribution Date). For United States federal income tax purposes, interest will accrue on these Certificates through the Distribution Date in February 2016 at a per annum rate equal to the weighted average of the Class 5-A-MR2 Interest minus 0.61856626%, and on and after the Distribution Date in March 2016 at a per annum rate equal to the weighted average of the Class 5-A-MR2 Interest.

(7)
The Class 5-A-X Certificates will have no principal balance. Interest will accrue on the Class 5-A-X Certificates through the Distribution Date in February 2016 at rate equal to 0.61856626% per annum and will accrue interest on a Notional Balance equal to the sum of the Class Certificate Balance of the Class 5-A-2 and Class 5-A-3 Certificates, which with respect to the first Distribution Date will be approximately $333,190,000. The pass-through rate on the Class 5-A-X Certificates will be zero on and after the Distribution Date in March 2016. For United States federal income tax purposes, through the Distribution Date in February 2016, these Certificates will be entitled to a specified portion of the interest that accrues on the Class 5-A-MR2 Interest and after such Distribution Date these Certificates will not be entitled to any interest.

(8)
Interest will accrue on these Certificates at a per annum rate equal to the weighted average of the Net Mortgage Interest Rates of the Group 6-A Mortgage Loans (based on the Stated Principal Balances of the Group 6-A Mortgage Loans on the due date in the month preceding the month of such Distribution Date). For United States federal income tax purposes, interest will accrue on these Certificates as of any

Distribution Date at a per annum rate equal to the weighted average of the Class 6-A-A-MR1 Interest.

(9)
Interest will accrue on these Certificates at a per annum rate equal to the weighted average of the Net Mortgage Interest Rates of the Group 6-B Mortgage Loans (based on the Stated Principal Balances of the Group 6-B Mortgage Loans on the due date in the month preceding the month of such Distribution Date). For United States federal income tax purposes, interest will accrue on these Certificates as of any Distribution Date at a per annum rate equal to the weighted average of the Class 6-B-A-MR1 Interest.

(10)
Interest will accrue on these Certificates at a per annum rate equal to the weighted average (based on the Group Subordinate Amount for Loan Group 2, Loan Group 3 and Loan Group 4) of the weighted average of the Net Mortgage Interest Rates of each of the Group 2 Mortgage Loans, Group 3 Mortgage Loans and Group 4 Mortgage Loans (based on the Stated Principal Balances of the Mortgage Loans in the related Loan Group on the due date in the month preceding the month of such Distribution Date). For United States federal income tax purposes, interest will accrue on these Certificates as of any Distribution Date at a per annum rate equal to the weighted average of the Class XB-MR1, Class XB-MR2, Class XB-MR3, Class XB-MR4, Class XB-MR5 and Class XB-MR6 Interest.

(11)
Interest will accrue on these Certificates at a per annum rate equal to the weighted average (based on the Group Subordinate Amount for Loan Group 6-A and Loan Group 6-B) of the weighted average of the Net Mortgage Interest Rates of each of the Group 6-A Mortgage Loans and Group 6-B Mortgage Loans (based on the Stated Principal Balances of the Mortgage Loans in the related Loan Group on the due date in the month preceding the month of such Distribution Date). For United States federal income tax purposes, interest will accrue on these Certificates as of any Distribution Date at a per annum rate equal to the weighted average of the Class 6-B-MR1, Class 6-B-MR2, Class 6-B-MR3, Class 6-B-MR4, Class 6-B-MR5 and Class 6-B-MR6 Interest.

SUMMARY OF CERTIFICATES

The following table sets forth characteristics of the Certificates, together with the minimum denominations and integral multiples in excess thereof in which the Classes of Certificates shall be issuable:

				INTEGRAL
	INITIAL CLASS	PASS-		MULTIPLES IN
	CERTIFICATE BALANCE	THROUGH	MINIMUM	EXCESS OF
CLASSES	OR NOTIONAL AMOUNT	RATE	DENOMINATION	MINIMUM

Class 1-A-1	$415,186,000	(1)	$1,000	$1
Class 1-A-2	$99,554,000	(1)	$1,000	$1
Class 1-A-3	$60,451,000	(1)	$1,000	$1
Class 2-A-R	$100 (2)	$100	N/A
Class 2-A-1	$20,954,000	(2)	$1,000	$1
Class 2-A-2	$974,000(2)	$1,000	$1
Class 3-A-1	$192,774,000	(3)	$1,000	$1
Class 3-A-2	$8,954,000	(3)	$1,000	$1
Class 4-A-1	$15,000,000	(4)	$1,000	$1
Class 4-A-2	$12,229,000	(4)	$1,000	$1
Class 4-A-3	$3,896,000	(4)	$1,000	$1
Class 4-A-4	$1,446,000	(4)	$1,000	$1
Class 5-A-1	$100,000,000	(5)	$1,000	$1
Class 5-A-2	$249,587,000	(6)	$1,000	$1
Class 5-A-3	$83,603,000	(6)	$1,000	$1
Class 5-A-4	$16,303,000	(5)	$1,000	$1
Class 5-A-X	$333,190,000	(7)	$1,000,000	$1
Class 6-A-1	$115,912,000	(8)	$1,000	$1
Class 6-A-2	$6,440,000	(8)	$1,000	$1
Class 6-A-3	$288,576,000	(9)	$1,000	$1
Class 6-A-4	$16,032,000	(9)	$1,000	$1
Class 1-M-1	$6,045,000	(1)	$25,000	$1
Class 1-M-2	$9,007,000	(1)	$25,000	$1
Class 1-M-3	$3,023,000	(1)	$25,000	$1
Class 1-M-4	$3,023,000	(1)	$25,000	$1
Class 1-M-5	$3,082,000	(1)	$25,000	$1
Class 1-M-6	$3,023,000	(1)	$25,000	$1
Class X-B-1	$6,959,000	(10)	$25,000	$1
Class X-B-2	$1,605,000	(10)	$25,000	$1
Class X-B-3	$1,071,000	(10)	$25,000	$1
Class X-B-4	$669,000	(10)	$25,000	$1
Class X-B-5	$535,000	(10)	$25,000	$1
Class X-B-6	$535,426	(10)	$25,000	$1
Class 5-B-1	$9,782,000	(5)	$25,000	$1
Class 5-B-2	$2,562,000	(5)	$25,000	$1
Class 5-B-3	$1,397,000	(5)	$25,000	$1

				INTEGRAL
	INITIAL CLASS	PASS-		MULTIPLES IN
	CERTIFICATE BALANCE	THROUGH	MINIMUM	EXCESS OF
CLASSES	OR NOTIONAL AMOUNT	RATE	DENOMINATION	MINIMUM

Class 5-B-4	$932,000	(5)	$25,000	$1
Class 5-B-5	$698,000	(5)	$25,000	$1
Class 5-B-6	$932,413	(5)	$25,000	$1
Class 6-B-1	$6,742,000	(11)	$25,000	$1
Class 6-B-2	$3,595,000	(11)	$25,000	$1
Class 6-B-3	$1,348,000	(11)	$25,000	$1
Class 6-B-4	$1,798,000	(11)	$25,000	$1
Class 6-B-5	$1,124,000	(11)	$25,000	$1
Class 6-B-6	$1,123,000	(11)	$25,000	$1
Class 6-B-7	$1,349,000	(11)	$25,000	$1
Class 6-B-8	$899,000	(11)	$25,000	$1
Class 6-B-9	$1,348,000	(11)	$25,000	$1
Class 6-B-10	$1,798,000	(11)	$25,000	$1
Class 6-B-11	$1,348,344	(11)	$25,000	$1
Class 1-CE	(12)	(12)	N/A	N/A
Class 1-P	$100	(13)	N/A	N/A

(1)
For each Distribution Date occurring prior to and including the applicable Optional Termination Date, interest will accrue on these Certificates at a per annum rate equal to the lesser of (i) the lesser of (a) the sum of Certificate One-Month LIBOR and 0.170%, 0.280%, 0.300%, 0.370%, 0.520%, 0.600%, 1.150%, 1.250% and 1.250% with respect to the Class 1-A-1, Class 1-A-2, Class 1-A-3, Class 1-M-1, Class 1-M-2, Class 1-M-3, Class 1-M-4, Class 1-M-5 and Class 1-M-6 Certificates, respectively, and (b) 11.00% and (ii) the Group 1 Cap. On each Distribution Date following the applicable Optional Termination Date, interest will accrue on the these Certificates at a per annum rate equal to the lesser of (i) the lesser of (a) the sum of Certificate One-Month LIBOR and 0.340%, 0.560%, 0.600%, 0.555%, 0.780%, 0.900%, 1.725%, 1.875% and 1.875% with respect to the Class 1-A-1, Class 1-A-2, Class 1-A-3, Class 1-M-1, Class 1-M-2, Class 1-M-3, Class 1-M-4, Class 1-M-5 and Class 1-M-6 Certificates, respectively, and (b) 11.00% and (ii) the Group 1 Cap.

(2)
Interest will accrue on these Certificates at a per annum rate equal to the weighted average of the Net Mortgage Interest Rates of the Group 2 Mortgage Loans (based on the Stated Principal Balances of the Group 2 Mortgage Loans on the due date in the month preceding the month of such Distribution Date).

(3)
Interest will accrue on these Certificates at a per annum rate equal to the weighted average of the Net Mortgage Interest Rates of the Group 3 Mortgage Loans (based on the Stated Principal Balances of the Group 3 Mortgage Loans on the due date in the month preceding the month of such Distribution Date).

(4)
Interest will accrue on these Certificates at a per annum rate equal to the weighted average of the Net Mortgage Interest Rates of the Group 4 Mortgage Loans (based on the Stated Principal Balances of the Group 4 Mortgage Loans on the due date in the month preceding the month of such Distribution Date).

(5)
Interest will accrue on these Certificates at a per annum rate equal to the weighted average of the Net Mortgage Interest Rates of the Group 5 Mortgage Loans (based on the Stated Principal Balances of the Group 5 Mortgage Loans on the due date in the month preceding the month of such Distribution Date).

(6)
Through the Distribution Date in February 2016, interest will accrue on these Certificates at a per annum rate equal to the weighted average of the Net Mortgage Interest Rates of the Group 5 Mortgage Loans (based on the Stated Principal Balances of the Group 5 Mortgage Loans on the due date in the month preceding the month of such Distribution Date) minus 0.61856626%. For the initial Distribution Date in May 2006, this rate is expected to be approximately 5.250000% per annum. On and after the Distribution Date in March 2016, interest will accrue on these Certificates at a per annum rate equal to the weighted average of the Net Mortgage Interest Rates of the Group 5 Mortgage Loans (based on the Stated Principal Balances of the Group 5 Mortgage Loans on the due date in the month preceding the month of such Distribution Date).

(7)
Interest will accrue on the Class 5-A-X Certificates through the Distribution Date in February 2016 at rate equal to 0.61856626% per annum and will accrue interest on a notional balance equal to the sum of the Class Certificate Balance of the Class 5-A-2 and Class 5-A-3 Certificates, which with respect to the first Distribution Date will be approximately $333,190,000. The pass-through rate on the Class 5-A-X Certificates will be zero on and after the Distribution Date in March 2016.

(8)
Interest will accrue on these Certificates at a per annum rate equal to the weighted average of the Net Mortgage Interest Rates of the Group 6-A Mortgage Loans (based on the Stated Principal Balances of the Group 6-A Mortgage Loans on the due date in the month preceding the month of such Distribution Date).

(9)
Interest will accrue on these Certificates at a per annum rate equal to the weighted average of the Net Mortgage Interest Rates of the Group 6-B Mortgage Loans (based on the Stated Principal Balances of the Group 6-B Mortgage Loans on the due date in the month preceding the month of such Distribution Date).

(10)
Interest will accrue on these Certificates at a per annum rate equal to the weighted average (based on the Group Subordinate Amount for Loan Group 2, Loan Group 3 and Loan Group 4) of the weighted average of the Net Mortgage Interest Rates of each of the Group 2 Mortgage Loans, Group 3 Mortgage Loans and Group 4 Mortgage Loans (based on the Stated Principal Balances of the Mortgage Loans in the related Loan Group on the due date in the month preceding the month of such Distribution Date).

(11)
Interest will accrue on these Certificates at a per annum rate equal to the weighted average (based on the Group Subordinate Amount for Loan Group 6-A and Loan Group 6-B) of the weighted average of the Net Mortgage Interest Rates of each of the Group 6-A Mortgage Loans and Group 6-B Mortgage Loans (based on the Stated Principal Balances of the Mortgage Loans in the related Loan Group on the due date in the month preceding the month of such Distribution Date).

(12)
Solely for REMIC purposes, the Class 1-CE Certificates will (i) have an initial Class Certificate Balance equal to the Initial Overcollateralization Amount and (ii) will bear interest on their Notional Amount at their Pass-Through Rate.

(13)	The Class 1-P Certificates will not bear interest.

ARTICLE I

DEFINITIONS

Section 1.01  Defined Terms. Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the meanings specified in this Article:

10-K Filing Deadline: As defined in Section 3.22(c).

1933 Act: The Securities Act of 1933, as amended.

60+ Day Delinquent Loan: For each Distribution Date, each Group 1 Mortgage Loan (including each Group 1 Mortgage Loan in foreclosure and each Group 1 Mortgage Loan for which the Mortgagor has filed for bankruptcy after the Closing Date) with respect to which any portion of a Monthly Payment is, as of the Due Date in the prior calendar month, two months or more past due and each Group 1 Mortgage Loan relating to an REO Property.

Accrued Certificate Interest: For any Distribution Date and each Class of Certificates (other than the Class 1-CE or Class 1-P Certificates), one month's interest accrued during the related Interest Accrual Period at the applicable Pass-Through Rate on the applicable Class Certificate Balance minus, in the case of the Offered Group 1 Certificates, each Class' Interest Percentage of Relief Act Reductions related to any Group 1 Mortgage for such Distribution Date.

Additional Disclosure Notification: The form of notification to be included with any Additional Form 10-D Disclosure, Additional Form 10-K Disclosure or Form 8-K Disclosure Information which is attached hereto as Exhibit V.

Additional Form 10-D Disclosure: As defined in Section 3.22(b).

Additional Form 10-K Disclosure: As defined in Section 3.22(d).

Additional Servicer: A Subcontractor engaged by the Master Servicer or the Securities Administrator that is a "servicer" within the meaning of Item 1101 of Regulation AB and meets any of the criteria in Item 1108(a)(2)(i) through (iii) of Regulation AB.

Adjusted Pool Amount: With respect to any Distribution Date and Loan Group, the Cut-off Date Pool Principal Balance of the Mortgage Loans of such Loan Group minus the sum of (i) all amounts in respect of principal received in respect of the Mortgage Loans in such Loan Group (including, without limitation, amounts received as Monthly Payments, Periodic Advances, Principal Prepayments,
Liquidation Proceeds and Substitution Adjustment Amounts) and distributed to Holders of the Certificates of the Related Group on such Distribution Date and all prior Distribution Dates and (ii) the principal portion of all Realized Losses (other than Debt Service Reductions) incurred on the Mortgage Loans in such Loan Group from the Cut-off Date through the end of the month preceding such Distribution Date.

Administrative Fees: With respect to any Loan Group, the sum of (a) the related Servicing Fee, (b) the related Master Servicing Fee and (c) with respect to Loan Group 1, Loan Group 6-A and Loan Group 6-B only and any Mortgage Loan in Loan Group 1, Loan Group 6-A or Loan Group 6-B covered a LPMI Policy, a fee based on the LPMI Fee Rate.

Administrative Fee Rate: With respect to each Mortgage Loan, an amount equal to the sum of the related Servicing Fee Rate and the Master Servicing Fee Rate and, in the case of Loan Group 1, Loan Group 6-A and Loan Group 6-B only, the weighted average of the LPMI Fee Rates (weighted based upon the LPMI Fee Rate payable on any Mortgage Loan and the Stated Principal Balance of such Mortgage Loan) payable on any Mortgage Loan in Loan Group 1, Loan Group 6-A or Loan Group 6-B covered by a LPMI Policy (determined, in each case, as of the Due Date in the month preceding the month of the related Distribution Date).

Advance: A Periodic Advance or a Servicing Advance.

Advance Date: As to any Distribution Date and each Mortgage Loan, the Business Day preceding the related Remittance Date.

Aggregate Group 6: Group 6A and Group 6B.

Aggregate Group 6 Lower-Tier Certificate Sub-Account: The sub-account of the Certificate Account designated by the Securities Administrator pursuant to Section 3.09(h).

Aggregate Group 6 Lower-Tier Distribution Amount: As defined in Section
5.02(a)(ix) hereof.

Aggregate Group 6 Lower-Tier REMIC: As defined in the Preliminary Statement, the assets of which consist of the Group 6-A and Group 6-B Mortgage Loans, such amounts as shall be held in the Aggregate Group 6 Lower-Tier Certificate Sub-Account, the insurance policies, if any, relating to a Group 6-A or Group 6-B Mortgage Loan and property which secured a Group 6-A or Group 6-B Mortgage Loan and which has been acquired by foreclosure or deed in lieu of foreclosure.

Aggregate Group 6 Senior Percentage: With respect to any Distribution Date and Aggregate Loan Group 6, the percentage, carried to six places rounded up, obtained by dividing (i) the Class Certificate Balance of the Senior Certificates in Aggregate Group 6 immediately prior to such Distribution Date, by (ii) the Pool Stated Principal Balance of Aggregate Loan Group 6 for such Distribution Date.

Aggregate Group 6 Subordinate Certificates: Class 6-B-1, Class 6-B-2,
Class 6-B-3, Class 6-B-4, Class 6-B-5, Class 6-B-56, Class 6-B-7, Class 6-B-8,
Class 6-B-9, Class 6-B-10 and Class 6-B-11 Certificates.

Aggregate Group 6 Subordinate Percentage: With respect to any Distribution Date and Aggregate Loan Group 6, the percentage, carried to six places rounded up, obtained by dividing (i) the aggregate Class Certificate Balance of the Aggregate Group 6 Subordinate Certificates

immediately prior to such Distribution Date, by (ii) the Pool Stated Principal Balance of Aggregate Loan Group 6 for such Distribution Date.

Aggregate Group 6 Undercollateralized Amount: As defined in Section 5.02.

Aggregate Group 6 Undercollateralized Group: As defined in Section 5.02.

Aggregate Group X: Group 2, Group 3 and Group 4.

Aggregate Group X Lower-Tier Certificate Sub-Account: The sub-account of the Certificate Account designated by the Securities Administrator pursuant to Section 3.09(h).

Aggregate Group X Lower-Tier Distribution Amount: As defined in Section
5.02(a)(vii) hereof.

Aggregate Group X Lower-Tier REMIC: As defined in the Preliminary Statement, the assets of which consist of the Group 2, Group 3 and Group 4 Mortgage Loans, such amounts as shall be held in the Aggregate Group X Lower-Tier Certificate Sub-Account, the insurance policies, if any, relating to a Group 2, Group 3 or Group 4 Mortgage Loan and property which secured a Group 2, Group 3 or Group 4 Mortgage Loan and which has been acquired by foreclosure or deed in lieu of foreclosure.

Aggregate Group X Senior Percentage: With respect to any Distribution Date and Aggregate Loan Group X, the percentage, carried to six places rounded up, obtained by dividing (i) the sum of the aggregate Class Certificate Balance of the Senior Certificates in Aggregate Group X immediately prior to such Distribution Date, by (ii) the Pool Stated Principal Balance of Aggregate Loan Group X for such Distribution Date.

Aggregate Group X Subordinate Certificates: Class X-B-1, Class X-B-2,
Class X-B-3, Class X-B-4, Class X-B-5 and Class X-B-6 Certificates.

Aggregate Group X Subordinate Percentage: With respect to any Distribution Date and Aggregate Loan Group X, the percentage, carried to six places rounded up, obtained by dividing (i) the sum of the aggregate Class Certificate Balance of the Aggregate Group X Subordinate Certificates immediately prior to such Distribution Date, by (ii) the Pool Stated Principal Balance of Aggregate Loan Group X for such Distribution Date.

Aggregate Group X Undercollateralized Amount: As defined in Section 5.02.

Aggregate Group X Undercollateralized Group: As defined in Section 5.02.

Aggregate Loan Group 6: The Group 6-A and Group 6-B Mortgage Loans.

Aggregate Loan Group X: The Group 2, Group 3 and Group 4 Mortgage Loans.

Aggregate Overcollateralization Release Amount: With respect to any Distribution Date, the lesser of (i) the Group 1 Principal Remittance Amount and (ii) the Overcollateralization Release Amount.

Agreement:  This Pooling and Servicing Agreement together with all amendments hereof and supplements hereto.

Applied Realized Loss Amount: With respect to each Distribution Date prior to and on the Distribution Date on which the aggregate Class Certificate Balance of the Group 1 Certificates (other than the Class 1-CE and Class 1-P Certificates) is reduced to zero, the excess, if any, of the aggregate of (a) the Class Certificate Balances of the Group 1 Certificates (other than the Class 1-CE and the Class 1-P Certificates) after taking into account the distribution of the Group 1 Principal Distribution Amount on such Distribution Date and any increase in any Class Certificate Balance of the Group 1 Certificates as a result of Recoveries) over (b) the aggregate Stated Principal Balance of Loan Group 1 as of the Due Date in the month of such Distribution Date.

Appraised Value: With respect to any Mortgaged Property, either (i) the lesser of (a) the appraised value determined in an appraisal obtained by the originator at origination of such Mortgage Loan or, in certain cases, an automated valuation model (if applicable) or tax assessed value and (b) the sales price for such property, except that, in the case of Mortgage Loans the proceeds of which were used to refinance an existing mortgage loan, the Appraised Value of the related Mortgaged Property is the appraised value thereof determined in an appraisal obtained at the time of refinancing or, in certain cases, an automated valuation model (if applicable) or tax assessed value, or (ii) the appraised value determined in an appraisal made at the request of a Mortgagor subsequent to origination in order to eliminate the Mortgagor's obligation to keep a Primary Mortgage Insurance Policy in force.

Assessment of Compliance: As defined in Section 3.21(a).

Assignment of Mortgage: An individual assignment of the Mortgage, notice of transfer or equivalent instrument in recordable form, sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to give record notice of the sale of the Mortgage.

Attestation Report: As defined in Section 3.21(b).

Authenticating Agents: As defined in Section 9.10.

Available Funds: As to any Distribution Date and Group 1 Mortgage Loans, the amount equal to (A) the sum (less amounts available for reimbursement to the Servicers of Advances and expenses pursuant to the applicable Servicing Agreement, amounts reimbursable or payable to the Master Servicer, Securities Administrator or Trustee pursuant to this Agreement) of: (i) each payment of principal or interest on a Group 1 Mortgage Loan due on the Due Date in the month of such Distribution Date and received by the Servicers on or prior to the Determination Date for such Distribution Date, including any Advances made by the related Servicer relating to Group 1 Mortgage Loans with respect thereto or Compensating Interest paid by the related Servicer relating to Group 1 Mortgage Loans with respect thereto, (ii) all Principal Prepayments on the Group 1 Mortgage Loans received by the applicable Servicer during the prior calendar month, (iii) the Insurance Proceeds, Recoveries and Net Liquidation Proceeds actually collected by the Servicers with respect to the Group 1 Mortgage Loans during the prior calendar month, (iv) with respect to Defective Mortgage Loans repurchased with respect to the prior calendar month, the

Repurchase Price, (v) any Substitution Adjustment Amounts received during the prior calendar month and (vi) any amounts received in connection with the Optional Termination of the Group 1 Mortgage Loans and related property of the Trust as of such Distribution Date less (B) any amounts payable to the Supplemental Interest Trust for payment to the Swap Provider (including any Net Swap Payment and any Swap Termination Payment owed to the Swap Provider but excluding any Swap Termination Payment owed to the Swap Provider resulting from a Swap Provider Trigger Event).

Back-up Certification: As defined in Section 3.22(f).

BAFC: Banc of America Funding Corporation.

BAMCC: Banc of America Mortgage Capital Corporation.

BANA: Bank of America, National Association, a national banking association, or its successor in interest.

BANA Servicing Agreement: The Servicing Agreement, dated April 28, 2006, by and between BAFC, as depositor, and BANA, as servicer.

Book-Entry Certificate: All Classes of Certificates other than the Physical Certificates.

BPP Mortgage Loan: Any Mortgage Loan which includes a Borrowers Protection Plan(R) addendum to the related Mortgage Note whereby BANA agrees to cancel (i) certain payments of principal and interest on such Mortgage Loan for up to twelve months upon the disability or involuntary unemployment of the Mortgagor or (ii) the outstanding principal balance of the Mortgage Loan upon the accidental death of the Mortgagor; provided that such Borrowers Protection Plan(R) has not been terminated in accordance with its terms.

BPP Mortgage Loan Payment: With respect to any BPP Mortgage Loan, the Monthly Covered Amount or Total Covered Amount, if any, payable by BANA pursuant to Section 7(c) of the Mortgage Loan Purchase Agreement.

Business Day: Any day other than (i) a Saturday or a Sunday or (ii) a day on which banking institutions in the State of North Carolina, the State of New York, the states in which the servicing offices of any Servicer are located, the state or states in which the master servicing offices of the Master Servicer are located or the state or states in which the Corporate Trust Offices of the Trustee and the Securities Administrator are located are required or authorized by law or executive order to be closed.

Buy-Down Account: The separate Eligible Account or Accounts created and maintained by a Servicer as set forth in Section 3.08.

Buy-Down Agreement: An agreement governing the application of Buy-Down Funds with respect to a Buy-Down Mortgage Loan.

Buy-Down Funds: Money advanced by a builder, seller or other interested party to reduce a Mortgagor's monthly payment during the initial years of a Buy-Down Mortgage Loan.

Buy-Down Mortgage Loan: Any Mortgage Loan in respect of which, pursuant to a Buy-Down Agreement, the monthly interest payments made by the related Mortgagor will be less than the scheduled monthly interest payments on such Mortgage Loan, with the resulting difference in interest payments being provided from Buy-Down Funds.

Calculated Principal Distribution:  As defined in Section 5.04(d).

Cap Carryover Amount: If on any Distribution Date the Accrued Certificate Interest for any Class of Group 1 Certificates is based upon the Group 1 Cap, the excess of (i) the amount of interest such Class would have been entitled to receive on such Distribution Date based on the related Pass-Through Rate (without regard to the Group 1 Cap), over (ii) the amount of interest such Class received on such Distribution Date based on the Group 1 Cap, together with the unpaid portion of any such excess from prior Distribution Dates (and interest accrued thereon at the then applicable Pass-Through Rate on such Class).

Cap Carryover Reserve Account: The Eligible Account created and maintained by the Securities Administrator pursuant to Section 3.09(i) in the name of the Securities Administrator, on behalf of the Trustee, for the benefit of the Holders of the Offered Group 1 Certificates and designated "Wells Fargo Bank, N.A., as Securities Administrator for U.S. Bank National Association, as Trustee, in trust for registered holders of Banc of America Funding Corporation Mortgage Pass-Through Certificates, Series 2006-D." Funds in the Cap Carryover Reserve Account shall be held in trust for the Holders of the Offered Group 1 Certificates for the uses and purposes set forth in this Agreement.

Certificate: Any of the Banc of America Funding Corporation Mortgage Pass-Through Certificates, Series 2006-D that are issued pursuant to this Agreement.

Certificate Account: The Eligible Account created and maintained by the Securities Administrator pursuant to Section 3.09(b) in the name of the Securities Administrator, on behalf of the Trustee, for the benefit of the Certificateholders and designated "Wells Fargo Bank, N.A., as Securities Administrator for U.S. Bank National Association, as Trustee, in trust for registered holders of Banc of America Funding Corporation Mortgage Pass-Through Certificates, Series 2006-D." The Certificate Account shall be deemed to consist of fifteen sub-accounts; one for each of the Loan Groups (the "Loan Group 1 Sub-Account," "Loan Group 2 Sub-Account," "Loan Group 3 Sub-Account," "Loan Group 4 Sub-Account," "Loan Group 5 Sub-Account," "Loan Group 6-A Sub-Account" and "Loan Group 6-B Sub-Account"), and one for each of the Group 1 Lower-Tier Certificate Sub-Account, the Group 1 Middle-Tier Certificate Sub-Account, the Group 1 Upper-Tier Certificate Sub-Account, the Aggregate Group X Lower-Tier Certificate Sub-Account, the Group 5 Lower-Tier Certificate Sub-Account, the Aggregate Group 6 Lower-Tier Certificate Sub-Account, the Shifting Interest Middle-Tier Certificate Sub-Account and the Shifting Interest Upper-Tier Certificate Sub-Account. Funds in the Certificate Account shall be held in trust for the Holders of the Certificates for the uses and purposes set forth in this Agreement.

Certificate Custodian: Initially, Wells Fargo Bank, N.A.; thereafter any other Certificate Custodian acceptable to the Depository and selected by the Securities Administrator.

Certificate Margin: With respect to each Class of Offered Group 1 Certificates, the following percentages:

	ON OR PRIOR TO OPTIONAL	AFTER THE OPTIONAL
	TERMINATION DATE	TERMINATION DATE

Class 1-A-1 Certificates	0.170%	0.340%
Class 1-A-2 Certificates	0.280%	0.560%
Class 1-A-3 Certificates	0.300%	0.600%
Class 1-M-1 Certificates	0.370%	0.555%
Class 1-M-2 Certificates	0.520%	0.780%
Class 1-M-3 Certificates	0.600%	0.900%
Class 1-M-4 Certificates	1.150%	1.725%
Class 1-M-5 Certificates	1.250%	1.875%
Class 1-M-6 Certificates	1.250%	1.875%

Certificate Owner: With respect to a Book-Entry Certificate, the Person who is the beneficial owner of a Book-Entry Certificate. With respect to any Definitive Certificate, the Certificateholder of such Certificate.

Certificate Register: The register maintained pursuant to Section 6.02.

Certificate Registrar: The registrar appointed pursuant to Section 6.02.

Certificateholder: The Person in whose name a Certificate is registered in the Certificate Register, except that, solely for the purpose of giving any consent pursuant to this Agreement, any Certificate registered in the name of the Depositor, the Master Servicer or any affiliate thereof shall be deemed not to be outstanding and the Percentage Interest and Voting Rights evidenced thereby shall not be taken into account in determining whether the requisite amount of Percentage Interests or Voting Rights, as the case may be, necessary to effect any such consent has been obtained, unless such entity is the registered owner of the entire Class of Certificates, provided that the Securities Administrator shall not be responsible for knowing that any Certificate is registered in the name of an affiliate of the Depositor or the Master Servicer unless one of its Responsible Officers has actual knowledge thereof.

Certificate One-Month LIBOR: As to any Distribution Date, the arithmetic mean of London Interbank offered rate quotations for one-month U.S. Dollar deposits, as determined by the Securities Administrator in accordance with Section 5.10.

CHL: Countrywide Home Loans, Inc.

Class: As to the Certificates, the Class 1-A-1, Class 1-A-2, Class 1-A-3, Class 2-A-R, Class 2-A-1, Class 2-A-2, Class 3-A-1, Class 3-A-2, Class 4-A-1, Class 4-A-2, Class 4-A-3, Class 4-A-4, Class 5-A-1, Class 5-A-2, Class 5-A-3, Class 5-A-4, Class 5-A-X, Class 6-A-1, Class 6-A-2, Class 6-A-3, Class 6-A-4, Class 1-M-1, Class 1-M-2, Class 1-M-3, Class 1-M-4,

Class 1-M-5, Class 1-M-6, Class X-B-1, Class X-B-2, Class X-B-3, Class X-B-4, Class X-B-5, Class X-B-6, Class 5-B-1, Class 5-B-2, Class 5-B-3, Class 5-B-4, Class 5-B-5, Class 5-B-6, Class 6-B-1, Class 6-B-2, Class 6-B-3, Class 6-B-4, Class 6-B-5, Class 6-B-6, Class 6-B-7, Class 6-B-8, Class 6-B-9, Class 6-B-10, Class 6-B-11, Class 1-CE and Class 1-P Certificates, as the case may be. The Class Swap-IO Interest shall also be considered a class of REMIC regular interests.

Class 1-A Certificates: The Class 1-A-1, Class 1-A-2 and Class 1-A-3 Certificates, each of which represents (i) the corresponding Group 1 Upper-Tier Interest for purposes of the REMIC Provisions, (ii) the right to receive the related Cap Carryover Amounts and (iii) the obligation to pay the Class IO Distribution Amount.

Class 1-A-3 Realized Loss Amortization Amount: As to the Class 1-A-3 Certificates and as of any Distribution Date, the lesser of (x) the Unpaid Realized Loss Amount for the Class 1-A-3 Certificates as of such Distribution Date and (y) the excess of (i) the Monthly Excess Cashflow Amount over (ii) the sum of the amounts described in Section 5.03(c)(i)(A) and (B)(i) hereof, in each case for such Distribution Date.

Class 1-CE Certificates: The Class 1-CE Certificates, which represent (i) the corresponding Group 1 Upper-Tier Interest for purposes of the REMIC Provisions, (ii) the obligation to pay Cap Carryover Amounts and Swap Termination Payments and (iii) the right to receive and the obligation to pay the Class IO Distribution Amount.

Class 1-CE Distributable Amount: With respect to any Distribution Date, the sum of (i) the interest accrued on the Class 1-CE Certificates at their Pass-Through Rate calculated on their Notional Amount less the amount (without duplication) of Cap Carryover Amounts paid pursuant to Section 5.03(c)(i)(U), (ii) any remaining Aggregate Overcollateralization Release Amounts and (iii) the amounts remaining in (A) the Cap Carryover Reserve Account after the distributions in Section 3.09(i) and (B) the Supplemental Interest Trust in respect of the Swap Account after distributions in Section 5.03(g)(i) through (viii).

Class 1-M Certificates: The Class 1-M-1, Class 1-M-2, Class 1-M-3, Class 1-M-4, Class 1-M-5 and Class 1-M-6 Certificates, each of which represents (i) the corresponding Group 1 Upper-Tier Interest for purposes of the REMIC Provisions, (ii) the right to receive the related Cap Carryover Amounts and (iii) the obligation to pay the Class IO Distribution Amount.

Class 1-M-1 Principal Distribution Amount: As of any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect, the excess of (x) the sum of (i) the aggregate Class Certificate Balance of the Group 1 Senior Certificates (after taking into account the payment of the Group 1 Senior Principal Distribution Amount on such Distribution Date) and (ii) the Class Certificate Balance of the Class 1-M-1 Certificates immediately prior to such Distribution Date over (y) the lesser of (a) the product of (i) 92.30% and (ii) the aggregate Stated Principal Balance for Loan Group 1 as of the Due Date in the month of such Distribution Date and (b) the amount by which the aggregate Stated Principal Balance for Loan Group 1 as of the Due Date in the month of such Distribution Date exceeds the product of (i) 0.35% and (ii) the Cut-off Date Pool Principal Balance for Loan Group 1.

Class 1-M-1 Realized Loss Amortization Amount: As to the Class 1-M-1 Certificates and as of any Distribution Date, the lesser of (x) the Unpaid Realized Loss Amount for the Class 1-M-1 Certificates as of such Distribution Date and (y) the excess of (i) the Monthly Excess Cashflow Amount over (ii) the sum of the amounts described in Section 5.03(c)(i)(A) through (D) hereof, in each case for such Distribution Date.

Class 1-M-2 Principal Distribution Amount: As of any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect, the excess of (x) the sum of (i) the aggregate Class Certificate Balance of the Group 1 Senior Certificates (after taking into account the payment of the Group 1 Senior Principal Distribution Amount on such Distribution Date), (ii) the Class Certificate Balance of the Class 1-M-1 Certificates (after taking into account the payment of the Class 1-M-1 Principal Distribution Amount on such Distribution Date) and (iii) the Class Certificate Balance of the Class 1-M-2 Certificates immediately prior to such Distribution Date over (y) the lesser of (a) the product of (i) 95.28% and (ii) the aggregate Stated Principal Balance for Loan Group 1 as of the Due Date in the month of such Distribution Date and (b) the amount by which the aggregate Stated Principal Balance for Loan Group 1 as of the Due Date in the month of such Distribution Date exceeds the product of (i) 0.35% and (ii) the Cut-off Date Pool Principal Balance for Loan Group 1.

Class 1-M-2 Realized Loss Amortization Amount: As to the Class 1-M-2 Certificates and as of any Distribution Date, the lesser of (x) the Unpaid Realized Loss Amount for the Class 1-M-2 Certificates as of such Distribution Date and (y) the excess of (i) the Monthly Excess Cashflow Amount over (ii) the sum of the amounts described in Section 5.03(c)(i)(A) through (G) hereof, in each case for such Distribution Date.

Class 1-M-3 Principal Distribution Amount: As of any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect, the excess of (x) the sum of (i) the aggregate Class Certificate Balance of the Group 1 Senior Certificates (after taking into account the payment of the Group 1 Senior Principal Distribution Amount on such Distribution Date), (ii) the Class Certificate Balance of the Class 1-M-1 Certificates (after taking into account the payment of the Class 1-M-1 Principal Distribution Amount on such Distribution Date), (iii) the Class Certificate Balance of the Class 1-M-2 Certificates (after taking into account the payment of the Class 1-M-2 Principal Distribution Amount on such Distribution Date) and (iv) the Class Certificate Balance of the Class 1-M-3 Certificates immediately prior to such Distribution Date over (y) the lesser of (a) the product of (i) 96.28% and (ii) the aggregate Stated Principal Balance for Loan Group 1 as of the Due Date in the month of such Distribution Date and (b) the amount by which the aggregate Stated Principal Balance for Loan Group 1 as of the Due Date in the month of such Distribution Date exceeds the product of (i) 0.35% and (ii) the Cut-off Date Pool Principal Balance for Loan Group 1.

Class 1-M-3 Realized Loss Amortization Amount: As to the Class 1-M-3 Certificates and as of any Distribution Date, the lesser of (x) the Unpaid Realized Loss Amount for the Class 1-M-3 Certificates as of such Distribution Date and (y) the excess of (i) the Monthly Excess Cashflow Amount over (ii) the sum of the amounts described in Section 5.03(c)(i)(A) through (J) hereof, in each case for such Distribution Date.

Class 1-M-4 Principal Distribution Amount: As of any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect, the excess of (x) the sum of (i) the aggregate Class Certificate Balance of the Group 1 Senior Certificates (after taking into account the payment of the Group 1 Senior Principal Distribution Amount on such Distribution Date), (ii) the Class Certificate Balance of the Class 1-M-1 Certificates (after taking into account the payment of the Class 1-M-1 Principal Distribution Amount on such Distribution Date), (iii) the Class Certificate Balance of the Class 1-M-2 Certificates (after taking into account the payment of the Class 1-M-2 Principal Distribution Amount on such Distribution Date), (iv) the Class Certificate Balance of the Class 1-M-3 Certificates (after taking into account the payment of the Class 1-M-3 Principal Distribution Amount on such Distribution Date) and (v) the Class Certificate Balance of the Class 1-M-4 Certificates immediately prior to such Distribution Date over (y) the lesser of (a) the product of (i) 97.28% and (ii) the aggregate Stated Principal Balance for Loan Group 1 as of the Due Date in the month of such Distribution Date and (b) the amount by which the aggregate Stated Principal Balance for Loan Group 1 as of the Due Date in the month of such Distribution Date exceeds the product of (i) 0.35% and (ii) the Cut-off Date Pool Principal Balance for Loan Group 1.

Class 1-M-4 Realized Loss Amortization Amount: As to the Class 1-M-4 Certificates and as of any Distribution Date, the lesser of (x) the Unpaid Realized Loss Amount for the Class 1-M-4 Certificates as of such Distribution Date and (y) the excess of (i) the Monthly Excess Cashflow Amount over (ii) the sum of the amounts described in Section 5.03(c)(i)(A) through (M) hereof, in each case for such Distribution Date.

Class 1-M-5 Principal Distribution Amount: As of any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect, the excess of (x) the sum of (i) the aggregate Class Certificate Balance of the Group 1 Senior Certificates (after taking into account the payment of the Group 1 Senior Principal Distribution Amount on such Distribution Date), (ii) the Class Certificate Balance of the Class 1-M-1 Certificates (after taking into account the payment of the Class 1-M-1 Principal Distribution Amount on such Distribution Date), (iii) the Class Certificate Balance of the Class 1-M-2 Certificates (after taking into account the payment of the Class 1-M-2 Principal Distribution Amount on such Distribution Date), (iv) the Class Certificate Balance of the Class 1-M-3 Certificates (after taking into account the payment of the Class 1-M-3 Principal Distribution Amount on such Distribution Date), (v) the Class Certificate Balance of the Class 1-M-4 Certificates immediately prior to such Distribution Date (after taking into account the payment of the Class 1-M-4 Principal Distribution Amount on such Distribution Date) and (vi) the Class Certificate Balance of the Class 1-M-5 Certificates immediately prior to such Distribution Date over (y) the lesser of (a) the product of (i) 98.30% and (ii) the aggregate Stated Principal Balance for Loan Group 1 as of the Due Date in the month of such Distribution Date and (b) the amount by which the aggregate Stated Principal Balance for Loan Group 1 as of the Due Date in the month of such Distribution Date exceeds the product of (i) 0.35% and (ii) the Cut-off Date Pool Principal Balance for Loan Group 1.

Class 1-M-5 Realized Loss Amortization Amount: As to the Class 1-M-5 Certificates and as of any Distribution Date, the lesser of (x) the Unpaid Realized Loss Amount for the Class 1- M-5 Certificates as of such Distribution Date and (y) the excess of (i) the Monthly

Excess Cashflow Amount over (ii) the sum of the amounts described in Section 5.03(c)(i)(A) through (P) hereof, in each case for such Distribution Date.

Class 1-M-6 Principal Distribution Amount: As of any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect, the excess of (x) the sum of (i) the aggregate Class Certificate Balance of the Group 1 Senior Certificates (after taking into account the payment of the Group 1 Senior Principal Distribution Amount on such Distribution Date), (ii) the Class Certificate Balance of the Class 1-M-1 Certificates (after taking into account the payment of the Class 1-M-1 Principal Distribution Amount on such Distribution Date), (iii) the Class Certificate Balance of the Class 1-M-2 Certificates (after taking into account the payment of the Class 1-M-2 Principal Distribution Amount on such Distribution Date), (iv) the Class Certificate Balance of the Class 1-M-3 Certificates (after taking into account the payment of the Class 1-M-3 Principal Distribution Amount on such Distribution Date), (v) the Class Certificate Balance of the Class 1-M-4 Certificates (after taking into account the payment of the Class 1-M-4 Principal Distribution Amount on such Distribution Date), (vi) the Class Certificate Balance of the Class 1-M-5 Certificates (after taking into account the payment of the Class 1-M-5 Principal Distribution Amount on such Distribution Date) and (vii) the Class Certificate Balance of the Class 1-M-6 Certificates immediately prior to such Distribution Date over (y) the lesser of (a) the product of (i) 99.30% and (ii) the aggregate Stated Principal Balance for Loan Group 1 as of the Due Date in the month of such Distribution Date and (b) the amount by which the aggregate Stated Principal Balance for Loan Group 1 as of the Due Date in the month of such Distribution Date exceeds the product of (i) 0.35% and (ii) the Cut-off Date Pool Principal Balance for Loan Group 1.

Class 1-M-6 Realized Loss Amortization Amount: As to the Class 1-M-6 Certificates and as of any Distribution Date, the lesser of (x) the Unpaid Realized Loss Amount for the Class 1-M-6 Certificates as of such Distribution Date and (y) the excess of (i) the Monthly Excess Cashflow Amount over (ii) the sum of the amounts described in 5.03(c)(i)(A) through (S) hereof, in each case for such Distribution Date.

Class 1-P Certificates: The Class 1-P Certificates, which represent the corresponding Group 1 Upper-Tier Interest for purposes of the REMIC Provisions and are entitled to distributions in respect of their Class Certificate Balance and certain Prepayment Charges as set forth herein.

Class 2-A-1 Loss Amount: With respect to any Distribution Date after the Senior Credit Support Depletion Date for Loan Group 2, the amount, if any, by which the Class Certificate Balance of the Class 2-A-1 Certificates would be reduced as a result of the allocation of any reduction pursuant to Section 5.04(b) to such Class, without regard to the operation of Section 5.04(d).

Class 2-A-2 Loss Allocation Amount: With respect to any Distribution Date after the Senior Credit Support Depletion Date for Loan Group 2, the lesser of (a) the Class Certificate Balance of the Class 2-A-2 Certificate with respect to such Distribution Date prior to any reduction for the Class 2-A-2 Loss Allocation Amount and (b) the Class 2-A-1 Loss Amount with respect to such Distribution Date.

Class 2-A-R Certificates: The Class 2-A-R Certificates, which represent the ownership of the Class 1-UR Interest, the Class 1-MR Interest, the Class 1-LR Interest, the Class SI-UR Interest, the Class SI-MR Interest, the Class X-LR Interest, the Class 5-LR Interest and the Class 6-LR Interest.

Class 3-A-1 Loss Amount: With respect to any Distribution Date after the Senior Credit Support Depletion Date for Loan Group 3, the amount, if any, by which the Class Certificate Balance of the Class 3-A-1 Certificate would be reduced as a result of the allocation of any reduction pursuant to Section 5.04(b) to such Class, without regard to the operation of Section 5.04(d).

Class 3-A-2 Loss Allocation Amount: With respect to any Distribution Date after the Senior Credit Support Depletion Date for Loan Group 3, the lesser of (a) the Class Certificate Balance of the Class 3-A-2 Certificate with respect to such Distribution Date prior to any reduction for the Class 3-A-2 Loss Allocation Amount and (b) the Class 3-A-1 Loss Amount with respect to such Distribution Date.

Class 4-A Loss Amount: With respect to any Distribution Date after the Senior Credit Support Depletion Date for Loan Group 4, the amount, if any, by which the Class Certificate Balances of the Class 4-A-1, Class 4-A-2 and Class 4-A-3 Certificates would be reduced as a result of the allocation of any reduction pursuant to Section 5.04(b) to such Classes, without regard to the operation of Section 5.04(d).

Class 4-A-4 Loss Allocation Amount: With respect to any Distribution Date after the Senior Credit Support Depletion Date for Loan Group 4, the lesser of (a) the Class Certificate Balance of the Class 4-A-4 Certificate with respect to such Distribution Date prior to any reduction for the Class 4-A-4 Loss Allocation Amount and (b) the Class 4-A Loss Amount with respect to such Distribution Date.

Class 5-A Loss Amount: With respect to any Distribution Date after the Senior Credit Support Depletion Date for Loan Group 5, the amount, if any, by which the Class Certificate Balances of the Class 5-A-1, Class 5-A-2 and Class 5-A-3 Certificates would be reduced as a result of the allocation of any reduction pursuant to Section 5.04(b) to such Classes, without regard to the operation of Section 5.04(d).

Class 5-A-4 Loss Allocation Amount: With respect to any Distribution Date after the Senior Credit Support Depletion Date for Loan Group 5, the lesser of (a) the Class Certificate Balance of the Class 5-A-4 Certificate with respect to such Distribution Date prior to any reduction for the Class 5-A-4 Loss Allocation Amount and (b) the Class 5-A Loss Amount with respect to such Distribution Date.

Class 5-A-X Notional Amount: With respect to each Distribution Date through the Distribution Date in February 2016 and the Class 5-A-X Certificates, an amount equal to the sum of the Class Certificate Balances of the Class 5-A-2 and Class 5-A-3 Certificates. With respect to each Distribution Date on or after March 2016, zero.

Class 5-B Certificates: Class 5-B-1, Class 5-B-2, Class 5-B-3, Class 5-B-4, Class 5-B-5 and Class 5-B-6 Certificates.

Class 6-A-1 Loss Amount: With respect to any Distribution Date after the Senior Credit Support Depletion Date for Loan Group 6-A, the amount, if any, by which the Class Certificate Balance of the Class 6-A-1 Certificates would be reduced as a result of the allocation of any reduction pursuant to Section 5.04(b) to such Class, without regard to the operation of Section 5.04(d).

Class 6-A-2 Loss Allocation Amount: With respect to any Distribution Date after the Senior Credit Support Depletion Date for Loan Group 6-A, the lesser of (a) the Class Certificate Balance of the Class 6-A-2 Certificate with respect to such Distribution Date prior to any reduction for the Class 6-A-2 Loss Allocation Amount and (b) the Class 6-A-1 Loss Amount with respect to such Distribution Date.

Class 6-A-3 Loss Amount: With respect to any Distribution Date after the Senior Credit Support Depletion Date for Loan Group 6-B, the amount, if any, by which the Class Certificate Balance of the Class 6-A-3 Certificates would be reduced as a result of the allocation of any reduction pursuant to Section 5.04(b) to such Class, without regard to the operation of Section 5.04(d).

Class 6-A-4 Loss Allocation Amount: With respect to any Distribution Date after the Senior Credit Support Depletion Date for Loan Group 6-B, the lesser of (a) the Class Certificate Balance of the Class 6-A-4 Certificate with respect to such Distribution Date prior to any reduction for the Class 6-A-4 Loss Allocation Amount and (b) the Class 6-A-3 Loss Amount with respect to such Distribution Date.

Class B Certificates: The Class X-B-1, Class X-B-2, Class X-B-3, Class X-B-4, Class X-B-5, Class X-B-6, Class 5-B-1, Class 5-B-2, Class 5-B-3, Class 5-B-4, Class 5-B-5, Class 5-B-6, Class 6-B-1, Class 6-B-2, Class 6-B-3, Class 6-B-4, Class 6-B-5, Class 6-B-56, Class 6-B-7, Class 6-B-8, Class 6-B-9, Class 6-B-10 and Class 6-B-11 Certificates.

Class Certificate Balance: With respect to (a) any Class of Shifting Interest Certificates (other than the Class 5-A-X Certificates) and any date of determination, and subject to Section 5.04(e), an amount equal to the Initial Class Certificate Balance of such Class minus (A) the sum of (i) all distributions of principal made with respect thereto, (ii) all reductions in Class Certificate Balance previously allocated thereto pursuant to Section 5.04(b) and (iii) in the case of the Class 2-A-2, Class 3-A-2, Class 4-A-4, Class 5-A-4, Class 6-A-2 and Class 6-A-4 Certificates, any reduction allocated thereto pursuant to Section 5.04(d) plus (B) the sum of (i) all increases in Class Certificate Balance previously allocated thereto pursuant to Section 5.04(b) and (ii) in the case of the Class 2-A-2, Class 3-A-2, Class 4-A-4, Class 5-A-4, Class 6-A-2 and Class 6-A-4 Certificates, any increases allocated thereto pursuant to Section 5.04(d); and (b) any Class of Group 1 Certificates (other than the Class 1-CE Certificates) and any date of determination, and subject to Section 5.04(e), an amount equal to the Initial Class Certificate Balance of such Class minus (A) the sum of (i) all distributions of principal made with respect thereto and (ii) any Applied Realized Loss Amounts previously allocated thereto pursuant to Section 5.04(g) plus (B) any Recoveries previously allocated to such Class of Group 1 Certificates.

With respect to the Class 1-CE Certificates and any date of determination, the excess, if any, of the then aggregate Uncertificated Balances of the Uncertificated Group 1 Middle-Tier Interests over the aggregate Class Certificate Balances of the Group 1 Certificates (other than the Class 1-CE Certificates) then outstanding.

With respect to any Group 1 Upper-Tier Interest (other than the Class Swap-IO Interest) and any date of determination, the Class Certificate Balance of the corresponding Class of Group 1 Certificates.

Class Interest Shortfall: For any Distribution Date and each Class of Shifting Interest Certificates, the amount by which Accrued Certificate Interest for such Class (as reduced pursuant to Section 5.02(c)) exceeds the amount of interest actually distributed on such Class on such Distribution Date pursuant to clause (i) of the definition of "Interest Distribution Amount."

Class IO Distribution Amount: As defined in Section 5.12(c) hereof. For the purposes of clarity, the Class IO Distribution Amount for any Distribution Date shall equal the amount payable to the Supplemental Interest Trust on such Distribution Date in excess of the amount payable on the Class Swap-IO Interest on such Distribution Date, all as further provided in Section 5.12(c) hereof.

Class Swap-IO Interest: An uncertificated interest in the Trust Estate evidencing a Group 1 Upper-Tier Interest for purposes of the REMIC Provisions.

Class Unpaid Interest Shortfall: As to any Distribution Date and each Class of Shifting Interest Certificates, the amount by which the aggregate Class Interest Shortfalls for such Class on prior Distribution Dates exceeds the amount of interest actually distributed on such Class on such prior Distribution Dates pursuant to clause (ii) of the definition of "Interest Distribution Amount."

Closing Date: April 28, 2006.

Code: The Internal Revenue Code of 1986, as amended.

Commission: The U.S. Securities and Exchange Commission.

Compensating Interest: With respect to any Distribution Date and Servicer, an amount equal to the lesser of (a) the aggregate Servicing Fee payable to such Servicer for the Mortgage Loans serviced by such Servicer as of the Due Date of the month preceding the month of such Distribution Date and (b) the aggregate of the Prepayment Interest Shortfalls on the Mortgage Loans serviced by such Servicer resulting from Principal Prepayments on such Mortgage Loans during the calendar month preceding the month of such Distribution Date; provided, however, Compensating Interest payable for any month by BANA will be limited to one-twelfth of 0.2500% of the aggregate Stated Principal Balance of the Mortgage Loans serviced by BANA (calculated as of the Remittance Date relating to such Distribution Date).

Compliance Statement: As defined in Section 3.20.

Cooperative: A private, cooperative housing corporation which owns or leases land and all or part of a building or buildings, including apartments, spaces used for commercial purposes and common areas therein and whose board of directors authorizes, among other things, the sale of Cooperative Stock.

Cooperative Apartment: A dwelling unit in a multi-dwelling building owned or leased by a Cooperative, which unit the Mortgagor has an exclusive right to occupy pursuant to the terms of a proprietary lease or occupancy agreement.

Cooperative Lease: With respect to a Cooperative Loan, the proprietary lease or occupancy agreement with respect to the Cooperative Apartment occupied by the Mortgagor and relating to the related Cooperative Stock, which lease or agreement confers an exclusive right to the holder of such Cooperative Stock to occupy such apartment.

Cooperative Loans: Any of the Mortgage Loans made in respect of a Cooperative Apartment, evidenced by a Mortgage Note and secured by (i) a Security Agreement, (ii) the related Cooperative Stock Certificate, (iii) an assignment or mortgage of the Cooperative Lease, (iv) financing statements and (v) a stock power (or other similar instrument), and ancillary thereto, a Recognition Agreement, each of which was transferred and assigned to the Trust pursuant to Section 2.01.

Cooperative Stock: With respect to a Cooperative Loan, the single outstanding class of stock, partnership interest or other ownership instrument in the related Cooperative.

Cooperative Stock Certificate: With respect to a Cooperative Loan, the stock certificate or other instrument evidencing the related Cooperative Stock.

Corporate Trust Office: With respect to the Trustee, the office of the Trustee, which office at the date of the execution of this instrument is located at 209 South LaSalle Street, Suite 300, Chicago, Illinois 60604, Attention: Corporate Trust Services, BAFC, Series 2006-D, or at such other address as the Trustee may designate from time to time by notice to the Certificateholders, the Depositor, the Securities Administrator and the Master Servicer. With respect to the Securities Administrator, the principal corporate trust office of the Securities Administrator at which at any particular time its corporate trust business with respect to this Agreement is conducted, which office at the date of the execution of this instrument is located at 9062 Old Annapolis Road, Columbia, Maryland 21045-1951, Attention: Corporate Trust Services - BAFC 2006-D, and for certificate transfer purposes is located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479, Attention: Corporate Trust Services - BAFC 2006-D, or at such other address as the Securities Administrator may designate from time to time by notice to the Certificateholders, the Depositor, the Trustee and the Master Servicer.

Corresponding Group 1 Classes: With respect the Group 1 Middle-Tier REMIC and the Group 1 Upper-Tier REMIC, the following Classes shall be Corresponding Group 1 Classes:

CORRESPONDING GROUP 1	CORRESPONDING GROUP 1
MIDDLE-TIER REMIC CLASSES	UPPER-TIER REMIC CLASSES

MR1A1	Class 1-A-1

MR1A2	Class 1-A-2

MR1A3	Class 1-A-3

MR1M1	Class 1-M-1

MR1M2	Class 1-M-2

MR1M3	Class 1-M-3

MR1M4	Class 1-M-4

MR1M5	Class 1-M-5

MR1M6	Class 1-M-6

MR1P	Class 1-P

MR1IO	Class Swap-IO

Corresponding Shifting Interest Upper-Tier Class or Classes: As to the following Uncertificated Shifting Interest Middle-Tier Interests, the Corresponding Shifting Interest Upper-Tier Class or Classes as follows:

UNCERTIFICATED SHIFTING INTEREST	CORRESPONDING SHIFTING INTEREST
MIDDLE-TIER INTEREST	UPPER-TIER CLASS OR CLASSES

Class 2-A-MR1 Interest	Class 2-A-1 and Class 2-A-2 Certificates
Class 2-A-MR2 Interest	Class 2-A-R Certificates
Class 3-A-MR1 Interest	Class 3-A-1 and Class 3-A-2 Certificates
Class 4-A-MR1 Interest	Class 4-A-1, Class 4-A-2, Class 4-A-3 and Class 4-A-4 Certificates
Class 5-A-MR1 Interest	Class 5-A-1 and Class 5-A-4 Certificates
Class 5-A-MR2 Interest	Class 5-A-2, Class 5-A-3 and Class 5-A-X Certificates
Class 6-A-A-MR1 Interest	Class 6-A-1 and Class 6-A-2 Certificates
Class 6-B-A-MR1 Interest	Class 6-A-3 and Class 6-A-4 Certificates
Class XB-MR1 Interest	Class X-B-1 Certificates
Class XB-MR2 Interest	Class X-B-2 Certificates
Class XB-MR3 Interest	Class X-B-3 Certificates
Class XB-MR4 Interest	Class X-B-4 Certificates
Class XB-MR5 Interest	Class X-B-5 Certificates

UNCERTIFICATED SHIFTING INTEREST	CORRESPONDING SHIFTING INTEREST
MIDDLE-TIER INTEREST	UPPER-TIER CLASS OR CLASSES

Class XB-MR6 Interest	Class X-B-6 Certificates
Class 5B-MR1 Interest	Class 5-B-1 Certificates
Class 5B-MR2 Interest	Class 5-B-2 Certificates
Class 5B-MR3 Interest	Class 5-B-3 Certificates
Class 5B-MR4 Interest	Class 5-B-4 Certificates
Class 5B-MR5 Interest	Class 5-B-5 Certificates
Class 5B-MR6 Interest	Class 5-B-6 Certificates
Class 6-B-MR1 Interest	Class 6-B-1 Certificates
Class 6-B-MR2 Interest	Class 6-B-2 Certificates
Class 6-B-MR3 Interest	Class 6-B-3 Certificates
Class 6-B-MR4 Interest	Class 6-B-4 Certificates
Class 6-B-MR5 Interest	Class 6-B-5 Certificates
Class 6-B-MR6 Interest	Class 6-B-6 Certificates
Class 6-B-MR7 Interest	Class 6-B-7 Certificates
Class 6-B-MR8 Interest	Class 6-B-8 Certificates
Class 6-B-MR9 Interest	Class 6-B-9 Certificates
Class 6-B-MR10 Interest	Class 6-B-10 Certificates
Class 6-B-MR11 Interest	Class 6-B-11 Certificates

Countrywide: Countrywide Home Loans Servicing LP, in its capacity as servicer under the Countrywide Servicing Agreement.

Countrywide Servicing Agreement: The Master Mortgage Loan Purchase and Servicing Agreement, dated as of April 1, 2003, by and between BANA (as successor in interest to BAMCC) and CHL, as amended by (i) that certain Amendment No. 1, dated as of July 1, 2003, by and among BAMCC, CHL and BANA, (ii) that certain Amendment No. 2, dated as of September 1, 2004, by and among BAMCC, CHL and BANA, (iii) that certain Amendment Reg AB to the Master Mortgage Loan Purchase and Servicing Agreement, dated as of January 1, 2006, by and between CHL and BANA, (iv) that certain Purchase Confirmation, dated as of September 29, 2004, by and between CHL and BANA and (v) the Assignment, Assumption and Recognition Agreement, dated April 28, 2006, by and among BANA, the Depositor, the Trustee, the Master Servicer, Countrywide and CHL.

Custodian: Initially, the Trustee and thereafter any custodian appointed by the Trustee pursuant to Section 9.12. A Custodian may (but need not) be the Trustee or any Person directly or indirectly controlling or controlled by or under common control of either of them. None of the Master Servicer, any Servicer or the Depositor, or any Person directly or indirectly controlling or controlled by or under common control with any such Person may be appointed Custodian.

Customary Servicing Procedures: With respect to (i) any Servicer, procedures (including collection procedures) that a Servicer customarily employs and exercises in servicing and administering mortgage loans for its own account and which are in accordance with accepted mortgage servicing practices of prudent lending institutions servicing mortgage loans of the same type as the Mortgage Loans in the jurisdictions in which the related Mortgaged Properties are located and (ii) the Master Servicer, those master servicing procedures that constitute customary and usual standards of practice of prudent mortgage loan master servicers.

Cut-off Date: April 1, 2006.

Cut-off Date Pool Principal Balance: For each Loan Group, the aggregate of the Cut-off Date Principal Balances of the Mortgage Loans in such Loan Group which is $604,510,384 for Loan Group 1, $22,901,727 for Loan Group 2, $210,682,944 for Loan Group 3, $34,016,856 for Loan Group 4, $465,796,414 for Loan Group 5, $128,791,721 for Loan Group 6-A, $320,640,624 for Loan Group 6-B, $267,601,527 for Aggregate Loan Group X and $449,432,345 for Aggregate Loan Group 6.

Cut-off Date Principal Balance: As to any Mortgage Loan, the unpaid principal balance thereof as of the close of business on the Cut-off Date, reduced by all installments of principal due on or prior thereto whether or not paid.

Debt Service Reduction: As to any Mortgage Loan and any Determination Date, the excess of (i) the Monthly Payment due on the related Due Date under the terms of such Mortgage Loan over (ii) the amount of the monthly payment of principal and/or interest required to be paid with respect to such Due Date by the Mortgagor as established by a court of competent jurisdiction (pursuant to an order which has become final and nonappealable) as a result of a proceeding initiated by or against the related Mortgagor under the Bankruptcy Code, as amended from time to time (11 U.S.C.); provided that no such excess shall be considered a Debt Service Reduction so long as (a) the Servicer of such Mortgage Loan is pursuing an appeal of the court order giving rise to any such modification and (b)(1) such Mortgage Loan is not in default with respect to payment due thereunder in accordance with the terms of such Mortgage Loan as in effect on the Cut-off Date or (2) Monthly Payments are being advanced by the applicable Servicer, the Master Servicer or the Trustee, as applicable, in accordance with the terms of such Mortgage Loan as in effect on the Cut-off Date.

Debt Service Reduction Mortgage Loan: Any Mortgage Loan that became the subject of a Debt Service Reduction.

Defective Mortgage Loan: Any Mortgage Loan which is required to be cured, repurchased or substituted for pursuant to Sections 2.02 or 2.04.

Deficient Valuation: As to any Mortgage Loan and any Determination Date, the excess of (i) the then outstanding indebtedness under such Mortgage Loan over (ii) the secured valuation thereof established by a court of competent jurisdiction (pursuant to an order which has become final and nonappealable) as a result of a proceeding initiated by or against the related Mortgagor under the Bankruptcy Code, as amended from time to time (11 U.S.C.), pursuant to which such Mortgagor retained such Mortgaged Property; provided that no such excess shall be considered a Deficient Valuation so long as (a) the applicable Servicer is pursuing an appeal of the court order giving rise to any such modification and (b)(1) such Mortgage Loan is not in default with respect to payments due thereunder in accordance with the terms of such Mortgage Loan as in effect on the Cut-off Date or (2) Monthly Payments are being advanced by the applicable Servicer, the Master Servicer or the Trustee, as applicable, in accordance with the terms of such Mortgage Loan as in effect on the Cut-off Date.

Definitive Certificates: As defined in Section 6.02(c)(iii).

Delinquent: Any Mortgage Loan with respect to which the Monthly Payment due on a Due Date is not made by the close of business on the next scheduled Due Date for such Mortgage Loan.

Depositor: Banc of America Funding Corporation, a Delaware corporation, or its successor in interest, as depositor of the Trust Estate.

Depository: The Depository Trust Company, the nominee of which is Cede & Co., as the registered Holder of the Book-Entry Certificates or any successor thereto appointed in accordance with this Agreement. The Depository shall at all times be a "clearing corporation" as defined in Section 8-102(3) of the Uniform Commercial Code of the State of New York.

Depository Participant: A broker, dealer, bank or other financial institution or other Person for whom from time to time a Depository effects book-entry transfers and pledges of securities deposited with the Depository.

Determination Date: With respect to any Distribution Date and for each Servicer, as defined in the applicable Servicing Agreement.

Distribution Date: The 20th day of each month beginning in May 2006 (or, if such day is not a Business Day, the next Business Day).

Document Transfer Event: The 60th day following the day on which either (i) Wells Fargo Bank is no longer the Servicer of any of the Mortgage Loans purchased by the Sponsor from Wells Fargo Bank, N.A. or (ii) the senior, unsecured long-term debt rating of Wells Fargo & Company is less than "BBB-" by Fitch.

Due Date: As to any Distribution Date and each Mortgage Loan, the first day in the calendar month of such Distribution Date.

EDGAR: The Commission's Electronic Data Gathering and Retrieval System.

Eligible Account: Any of (i) an account or accounts maintained with a federal or state chartered depository institution or trust company the short-term unsecured debt obligations of which (or, in the case of a depository institution or trust company that is the principal subsidiary of a holding company, the debt obligations of such holding company) have the highest short-term ratings of each Rating Agency at the time any amounts are held on deposit therein, or (ii) an account or accounts in a depository institution or trust company in which such accounts are insured by the FDIC (to the limits established by the FDIC) and the uninsured deposits in which accounts are otherwise secured such that, as evidenced by an Opinion of Counsel delivered to the Trustee, the Securities Administrator and to each Rating Agency, the Certificateholders have a claim with respect to the funds in such account or a perfected first priority security interest against any collateral (which shall be limited to Permitted Investments) securing such funds that is superior to claims of any other depositors or creditors of the depository institution or trust company in which such account is maintained, or (iii) a trust account or accounts maintained with the trust department of a federal or state chartered depository institution or trust company (including the Trustee, the Master Servicer and the Securities Administrator), acting in its fiduciary capacity or (iv) any other account acceptable to each Rating Agency. Eligible Accounts may bear interest and may include, if otherwise qualified under this definition, accounts maintained with the Trustee, the Master Servicer or the Securities Administrator.

ERISA: The Employee Retirement Income Security Act of 1974, as amended.

ERISA Restricted Certificates: Any of the Class 2-A-R, Class 1-CE, Class 1-P, Class X-B-4, Class X-B-5, Class X-B-6, Class 5-B-4, Class 5-B-5 and Class 5-B-6 Certificates, Class 6-B-9, Class 6-B-10 and Class 6-B-11 Certificates,

Escrow Account: As defined in Section 3.08.

Escrow Payments: The amounts constituting taxes, assessments, Primary Mortgage Insurance Policy premiums, fire and hazard insurance premiums and other payments as may be required to be escrowed by the Mortgagor with the mortgagee pursuant to the terms of any Mortgage Note or Mortgage.

Events of Default: As defined in Section 8.01.

Excess Proceeds: With respect to any Liquidated Mortgage Loan, the amount, if any, by which the sum of any Liquidation Proceeds of such Mortgage Loan received in the calendar month in which such Mortgage Loan became a Liquidated Mortgage Loan, net of any amounts previously reimbursed to the applicable Servicer as Nonrecoverable Advance(s) with respect to such Mortgage Loan pursuant to Section 3.11(a)(iv), exceeds (i) the unpaid principal balance of such Liquidated Mortgage Loan as of the Due Date in the month in which such Mortgage Loan became a Liquidated Mortgage Loan plus (ii) accrued interest at the Mortgage Interest Rate from the Due Date as to which interest was last paid or for which a Periodic Advance was made (and not reimbursed) up to the Due Date applicable to the Distribution Date immediately following the calendar month during which such liquidation occurred.

Exchange Act: The Securities Exchange Act of 1934, as amended.

Extra Principal Distribution Amount: As of any Distribution Date, the lesser of (x) the Monthly Excess Interest Amount for such Distribution Date and (y) the Overcollateralization Deficiency for such Distribution Date.

FDIC: The Federal Deposit Insurance Corporation, or any successor thereto.

Final Distribution Date: The Distribution Date on which the final distribution in respect of the Certificates will be made pursuant to Section 10.01.

Financial Market Service: Bloomberg Financial Service and any other financial information provider designated by the Depositor by written notice to the Securities Administrator.

FIRREA: The Financial Institutions Reform, Recovery and Enforcement Act of 1989, as amended.

Fitch: Fitch Ratings, or any successor thereto.

Fixed Payer Rate: The fixed rate payable with respect to each of the first 59 Distribution Dates, which is 5.319%.

Fixed Swap Payment: With respect to any Distribution Date, a fixed amount equal to the related amount set forth in the Interest Rate Swap Agreement for such Distribution Date.

Fixed Swap Payment: With respect to any Distribution Date, an amount equal to the "fixed amount" for such Distribution Date set forth in the Interest Rate Swap Agreement for such Distribution Date.

Floating Swap Payment: With respect to any Distribution Date, an amount equal to the product of (i) Swap LIBOR for such Distribution Date, (ii) the related Swap Notional Amount for such Distribution Date, and (iii) a fraction, the numerator of which is the actual number of days elapsed from and including the previous Distribution Date to but excluding the current Distribution Date (or, for the first Distribution Date, the actual number of days elapsed from the Closing Date to but excluding the first Distribution Date), and the denominator of which is 360.

Form 8-K Disclosure Information: As defined in Section 3.22(e).

Fractional Interest: As defined in Section 5.02(d).

GreenPoint: GreenPoint Mortgage Funding, Inc., in its capacity as servicer under the GreenPoint Servicing Agreement.

GreenPoint Servicing Agreements: (a) The Flow Sale and Servicing Agreement, dated as of September 1, 2004, by and between BANA, as purchaser, and GreenPoint, as seller, as amended by (i) that certain Amendment No. 1, dated as of October 1, 2004, by and between BANA and GreenPoint, (ii) that certain Amendment No. 2, dated as of January 1, 2005, by and between BANA and GreenPoint, (iii) that certain Amendment No. 3, dated as of May 1, 2005, by and between BANA and GreenPoint, (iv) that certain Amendment No. 4, dated as of June 2, 2005, by and between BANA and GreenPoint, (v) that certain Regulation AB Compliance Addendum to the Flow Sale and Servicing Agreements, dated as of January 1, 2006, by and between BANA and GreenPoint, and (vi) the Assignment, Assumption and Recognition Agreement, dated April 28, 2006, by and among BANA, the Depositor, the Trustee, the Master Servicer and GreenPoint, and (b) the Flow Sale and Servicing Agreement, dated as of January 1, 2005, by and between BANA, as purchaser, and GreenPoint, as seller, as amended by (i) that certain Regulation AB Compliance Addendum to the Flow Sale and Servicing Agreements, dated as of January 1, 2006, by and between BANA and GreenPoint and (ii) the Assignment, Assumption and Recognition Agreement, dated April 28, 2006, by and among BANA, the Depositor, the Trustee, the Master Servicer and GreenPoint.

Gross Margin: As to each Mortgage Loan, the fixed percentage set forth in the related Mortgage Note and indicated in the related Mortgage Loan Schedule as the "Gross Margin," which percentage is added to the Index on each Rate Adjustment Date to determine (subject to rounding, the Periodic Cap and the Rate Ceiling) the Mortgage Interest Rate on such Mortgage Loan until the next Rate Adjustment Date.

Group: Any of Group 1, Group 2, Group 3, Group 4, Group 5, Group 6-A or Group 6-B.

Group 1: The Group 1 Senior Certificates, the Class 1-M Certificates, the Class 1-CE Certificates and the Class 1-P Certificates.

Group 1 Cap: As of any Distribution Date and for the Certificates, a per annum rate, adjusted by multiplying such rate by a fraction equal to 30 over the actual number of days elapsed in the related Interest Accrual Period, equal to (i) the weighted average of the Net Mortgage Interest Rates for the Group 1 Mortgage Loans, weighted on the basis of the Stated Principal Balances of the Group 1 Mortgage Loans on the Due Date in the month preceding the month of such Distribution Date less (ii) any Net Swap Payment or Swap Termination Payment, if any, deposited into the Supplemental Interest Trust for payment to the Swap Provider (only if such Swap Termination Payment is not due to a Swap Provider Trigger Event) expressed as a percentage, equal to a fraction, the numerator of which is equal to the Net Swap Payment or Swap Termination Payment deposited into the Supplemental Interest Trust for payment to the Swap Provider multiplied by 12, and the denominator of which is equal to the aggregate Stated Principal Balance of the Group 1 Mortgage Loans as of the Due Date in the month preceding the month of such Distribution Date. For any Distribution Date with respect to the Group 1 Upper-Tier Interests, the ownership of which is represented by the Group 1 Certificates and the Class Swap-IO Interest, and for purposes of calculating the Marker Rate, the weighted average (adjusted for the actual number of days elapsed in the related Interest Accrual Period) of the Uncertificated Group 1 Middle-Tier REMIC Pass-Through Rate on the Uncertificated Group 1 Middle-Tier Interests (other than the Class MR1IO Interest), weighted on the basis of the Uncertificated Balance of each such Uncertificated Group 1 Middle-Tier Interest.

Group 1 Interest Remittance Amount: As of any Distribution Date, (a) the sum (net of related Administrative Fees and less amounts available for reimbursement to the Servicers of Advances and expenses pursuant to the applicable Servicing Agreement and amounts reimbursable or payable to the Master Servicer, Securities Administrator and Trustee pursuant to this Agreement), without duplication, of (i) all interest due and collected or advanced with respect to the payments due on the Group 1 Mortgage Loans on the Due Date in the calendar month in which such Distribution Date occurs and received by the Servicers on or prior to the Determination Date for such Distribution Date (or in the case of any Monthly Covered Amount, the related Remittance Date), (ii) all Compensating Interest paid by the Servicers for such Distribution Date with respect to the Group 1 Mortgage Loans, (iii) the portion of any payment in connection with any Principal Prepayment, substitution, Repurchase Price, Insurance Proceeds or net Liquidation Proceeds relating to interest with respect to such Mortgage Loans received during the prior calendar month, (iv) on the Distribution Date on which the Group 1 Mortgage Loans and related REO Property are purchased by the Master Servicer in accordance with Section 10.01 hereof, that portion of the purchase price therefor in respect of interest; and (v) any Reimbursement Amount relating to the Group 1 Mortgage Loans received during the prior calendar month less (b) any amounts payable to the Supplemental Interest Trust for payment to the Swap Provider (including any Net Swap Payment and any Swap Termination Payment owed to the Swap Provider but excluding any Swap Termination Payment owed to the Swap Provider resulting from a Swap Provider Trigger Event).

Group 1 Lower-Tier Certificate Sub-Account: The sub-account of the Certificate Account designated by the Securities Administrator pursuant to Section 3.09(h).

Group 1 Lower-Tier REMIC: As defined in the Preliminary Statement, the assets of which consist of the Group 1 Mortgage Loans, such amounts as shall be held in the Group 1 Lower-Tier Certificate Sub-Account, the insurance policies, if any, relating to a Group 1 Mortgage Loan and property which secured a Group 1 Mortgage Loan and which has been acquired by foreclosure or deed in lieu of foreclosure. The Group 1 Lower-Tier REMIC will not include the Cap Carryover Amounts, the Class IO Distribution Amount, the Cap Carryover Reserve Account, the Interest Rate Swap Agreement, the Swap Account or the Supplemental Interest Trust.

Group 1 Middle-Tier Certificate Sub-Account: The sub-account of the Certificate Account designated by the Securities Administrator pursuant to Section 3.09(h).

Group 1 Middle-Tier REMIC: As defined in the Preliminary Statement, the assets of which consist of the Uncertificated Group 1 Lower-Tier Interests and such amounts as shall be deemed held in the Group 1 Middle-Tier Certificate Sub-Account.

Group 1 Middle-Tier REMIC Interest Loss Allocation Amount: With respect to any Distribution Date, an amount equal to (a) the product of (i) the aggregate Stated Principal Balance of the Group 1 Mortgage Loans and related REO Properties then outstanding and (ii) the Uncertificated Group 1 Middle-Tier REMIC Pass-Through Rate for the Class MR1AA Interest minus the Marker Rate, divided by (b) 12.

Group 1 Middle-Tier REMIC Overcollateralization Target Amount: 1.00% of the Targeted Overcollateralization Amount.

Group 1 Middle-Tier REMIC Overcollateralized Amount: With respect to any date of determination, (i) the aggregate Uncertificated Balances of the Uncertificated Group 1 Middle-Tier Interests minus (ii) the aggregate of the Uncertificated Balances of the Class MR1A1 Interest, the Class MR1A2 Interest, the Class MR1A3 Interest, the Class MR1M1 Interest, the Class MR1M2 Interest, the Class MR1M3 Interest, the Class MR1M4 Interest, the Class MR1M5 Interest, the Class MR1M6 Interest and the Class MR1P Interest, in each case as of such date of determination.

Group 1 Middle-Tier REMIC Principal Loss Allocation Amount: With respect to any Distribution Date, an amount equal to (a) the product of (i) the aggregate Stated Principal Balance of the Group 1 Mortgage Loans and related REO Properties then outstanding and (ii) 1 minus a fraction, the numerator of which is two times the aggregate of the Uncertificated Balances of the Class MR1A1 Interest, the Class MR1A2 Interest, the Class MR1A3 Interest, the Class MR1M1 Interest, the Class MR1M2 Interest, the Class MR1M3 Interest, the

Class MR1M4 Interest, the Class MR1M5 Interest and the Class MR1M6 Interest and the denominator of which is the aggregate of the Uncertificated Balances of the Class MR1A1 Interest, the Class MR1A2 Interest, the Class MR1A3 Interest, the Class MR1M1 Interest, the Class MR1M2 Interest, the Class MR1M3 Interest, the Class MR1M4 Interest, the Class MR1M5 Interest, the Class MR1M6 Interest and the Class MR1ZZ Interest.

Group 1 Mortgage Loan: Each Mortgage Loan listed on Exhibit D-1 hereto.

Group 1 Principal Distribution Amount: As to any Distribution Date, the sum of (i) the Group 1 Principal Remittance Amount minus the Overcollateralization Release Amount, if any, and (ii) the Extra Principal Distribution Amount, if any.

Group 1 Principal Remittance Amount: With respect to any Distribution Date and Group 1 Mortgage Loans, to the extent of funds available therefor, the amount equal to (a) the sum (less amounts available for reimbursement to the Servicers of Advances and expenses pursuant to the applicable Servicing Agreement and amounts reimbursable or payable to the Master Servicer, Securities Administrator and Trustee pursuant to this Agreement) of: (i) each payment of principal on a Mortgage Loan due on the Due Date in the month of such Distribution Date and received by the Servicers on or prior to the related Determination Date, and any Advances with respect thereto, (or in the case of any Monthly Covered Amount, the related Remittance Date), (ii) all Principal Prepayments (other than Total Covered Amounts) received by the applicable Servicer during the prior calendar month, and all Total Covered Amounts received and deposited in the applicable Servicer Custodial Account by the related Remittance Date, (iii) Insurance Proceeds, net Liquidation Proceeds and Recoveries allocable to principal actually collected by the applicable Servicer during the prior calendar month, (iv) with respect to Defective Mortgage Loans repurchased with respect to the prior calendar month, the portion of the Repurchase Price allocable to principal, (v) any Substitution Adjustment Amounts paid during the prior calendar month and (vi) on the Distribution Date on which the Group 1 Mortgage Loans and related REO Property are purchased by the Master Servicer in accordance with Section 10.01 hereof, that portion of the purchase price therefor in respect of principal less (b) to the extent any amounts payable to the Supplemental Interest Trust for payment to the Swap Provider (including any Net Swap Payment and any Swap Termination Payment owed to the Swap Provider but excluding any Swap Termination Payment owed to the Swap Provider resulting from a Swap Provider Trigger Event) exceed the Group 1 Interest Remittance Amount for such Distribution Date (without giving effect to clause (b) of the definition of Group 1 Interest Remittance Amount), the amount of such excess.

Group 1 Regular Certificate: Any of the Class 1-A Certificates, the Class 1-M Certificates, the Class 1-CE Certificates and the Class 1-P Certificates.

Group 1 Senior Certificates: The Class 1-A-1, Class 1-A-2 and Class 1-A-3 Certificates.

Group 1 Senior Principal Distribution Amount: As of any Distribution Date (i) before the Stepdown Date or as to which a Trigger Event is in effect, the lesser of (a) the aggregate Class Certificate Balance of the Group 1 Senior Certificates immediately prior to such Distribution Date and (b) the Group 1 Principal Distribution Amount and (ii) on or after the Stepdown Date and as long as a Trigger Event is not in effect, the excess of (a) the aggregate

Class Certificate Balance of the Group 1 Senior Certificates immediately prior to such Distribution Date over (b) the lesser of (x) the product of (1) 90.30% and (2) the aggregate Stated Principal Balance for Loan Group 1 as of the Due Date in the month of such Distribution Date and (y) the amount by which the aggregate Stated Principal Balance for Loan Group 1 as of the Due Date in the month of such Distribution Date exceeds the product of (1) 0.35% and (2) the Cut-off Date Pool Principal Balance for Loan Group 1.

Group 1 Upper-Tier Interest: The REMIC regular interests in the Group 1 Upper-Tier REMIC as set forth and designated in the Preliminary Statement, each of which (other than the Class Swap-IO Interest) corresponds to a Class of Group 1 Certificates with the same designation.

Group 1 Upper-Tier Certificate Sub-Account: The sub-account of the Certificate Account designated by the Securities Administrator pursuant to Section 3.09(h).

Group 1 Upper-Tier REMIC: As defined in the Preliminary Statement, the assets of which consist of the Uncertificated Group 1 Middle-Tier Interests and such amounts as shall be deemed held in the Group 1 Upper-Tier Certificate Sub-Account.

Group 2: The Group 2 Senior Certificates.

Group 2 Mortgage Loan: Each Mortgage Loan listed on Exhibit D-2 hereto.

Group 2 Senior Certificates: The Class 2-A-R, Class 2-A-1 and Class 2-A-2 Certificates.

Group 3: The Group 3 Senior Certificates.

Group 3 Mortgage Loan: Each Mortgage Loan listed on Exhibit D-3 hereto.

Group 3 Senior Certificates: The Class 3-A-1 and Class 3-A-2 Certificates.

Group 4: The Group 4 Senior Certificates.

Group 4 Mortgage Loan: Each Mortgage Loan listed on Exhibit D-4 hereto.

Group 4 Senior Certificates: The Class 4-A-1, Class 4-A-2, Class 4-A-3 and Class 4-A-4 Certificates.

Group 5: The Group 5 Senior Certificates.

Group 5 Lower-Tier Certificate Sub-Account: The sub-account of the Certificate Account designated by the Securities Administrator pursuant to Section 3.09(h).

Group 5 Lower-Tier REMIC: As defined in the Preliminary Statement, the assets of which consist of the Group 5 Mortgage Loans, such amounts as shall be held in the Group 5 Lower-Tier Certificate Sub-Account, the insurance policies, if any, relating to a Group 5 Mortgage Loan and property which secured a Group 5 Mortgage Loan and which has been acquired by foreclosure or deed in lieu of foreclosure.

Group 5 Mortgage Loan: Each Mortgage Loan listed on Exhibit D-5 hereto.

Group 5 Senior Certificates: The Class 5-A-1, Class 5-A-2, Class 5-A-3, Class 5-A-4 and Class 5-A-X Certificates.

Group 5 Senior Percentage: With respect to any Distribution Date and Loan Group 5, the percentage, carried to six places rounded up, obtained by dividing (i) the sum of the aggregate Class Certificate Balance of the Group 5 Senior Certificates immediately prior to such Distribution Date, by (ii) the Pool Stated Principal Balance of Loan Group 5 for such Distribution Date.

Group 5 Subordinate Percentage: With respect to any Distribution Date and Loan Group 5, the percentage, carried to six places rounded up, obtained by dividing (i) the sum of the aggregate Class Certificate Balance of the Class 5-B Certificates immediately prior to such Distribution Date, by (ii) the Pool Stated Principal Balance of Loan Group 5 for such Distribution Date.

Group 6-A: The Group 6-A Senior Certificates.

Group 6-A Mortgage Loan: Each Mortgage Loan listed on Exhibit D-6-A hereto.

Group 6-A Senior Certificates: The Class 6-A-1 and Class 6-A-2 Certificates.

Group 6-B: The Group 6-B Senior Certificates.

Group 6-B Mortgage Loan: Each Mortgage Loan listed on Exhibit D-6-B hereto.

Group 6-B Senior Certificates: The Class 6-A-3 and Class 6-A-4 Certificates.

Group Subordinate Amount: For any Distribution Date and any of Loan Group 2, Loan Group 3, Loan Group 4, Loan Group 6-A or Loan Group 6-B, the excess of the Pool Stated Principal Balance for such Loan Group over the aggregate Class Certificate Balance of the Senior Certificates of the Related Group immediately prior to such date.

Holder: A Certificateholder.

Indenture: An indenture relating to the issuance of net interest margin notes secured entirely or in part by all or a portion of the Class 1-CE, Class 1-P or Class 2-A-R Certificates, which may or may not be guaranteed by the NIMS Insurer.

Independent: When used with respect to any specified Person means such a Person who (i) is in fact independent of the Depositor, the Trustee, the Securities Administrator, the Master Servicer and the Servicers, (ii) does not have any direct financial interest or any material indirect financial interest in the Depositor, the Trustee, the Securities Administrator, the Master Servicer or the Servicers or in an affiliate of any of them, and (iii) is not connected with the Depositor, the Trustee, the Securities Administrator, the Master Servicer or the Servicers as an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions. When used with respect to any accountants, a Person who is "independent" within the meaning of Rule 2-01(B) of the Commission's Regulation S-X.

Index: As to any Mortgage Loan and Rate Adjustment Date, the Six-Month LIBOR Index, the One-Month LIBOR Index, the One-Year CMT Index or the One-Year LIBOR Index. The Index applicable to each Mortgage Loan will be indicated on the related Mortgage Loan Schedule.

Indirect Depository Participant: A Person for whom from time to time a Depositor Participant effects book-entry transfers and pledges of securities deposited with the Depository.

IndyMac: IndyMac Bank, F.S.B., in its capacity as servicer under the IndyMac Servicing Agreement.

IndyMac Servicing Agreement: (a) The Flow Sale and Servicing Agreement, dated as of March 1, 2006, (b) the Memorandum of Sale, dated as of March 2, 2006, (c) the Memorandum of Sale, dated as of March 20, 2006, and (d) the Assignment, Assumption and Recognition Agreement, dated April 28, 2006, each by and between BANA and IndyMac.

Initial Class Certificate Balance: As to each Class of Certificates (other than the Class 1-CE Certificates), the Class Certificate Balance set forth in the Preliminary Statement.

Initial Notional Amount: As to the Class 5-A-X Certificates, the Class 5-A-X Notional Amount set forth in the Preliminary Statement.

Initial Overcollateralization Amount: $2,116,283.54.

Insurance Policy: With respect to any Mortgage Loan included in the Trust Estate, any Primary Mortgage Insurance Policy or any other insurance policy (including any policy covering any Mortgage Loan or Mortgaged Property, including without limitation, any hazard insurance policy required pursuant to Section 3.12, any title insurance policy described in Section 2.01 and any Federal Housing Administration insurance policies and Department of Veterans Affairs insurance policies), including all riders and endorsements thereto in effect, including any replacement policy or policies for any Insurance Policies.

Insurance Proceeds: Proceeds paid by an insurer pursuant to any Insurance Policy, in each case other than any amount included in such Insurance Proceeds in respect of Insured Expenses.

Insured Expenses: Expenses covered by an Insurance Policy or any other insurance policy with respect to the Mortgage Loans.

Interest Accrual Period: As to any Distribution Date and each Class of Certificates (other than the Group 1 Certificates), the period from and including the first day of the calendar month preceding the calendar month of such Distribution Date to but not including the first day of the calendar month of such Distribution Date. As to any Distribution Date and each Class of Group 1 Certificates, the period from and including the Distribution Date in the prior month (or the

Closing Date, in the case of the first period) to but not including the then current Distribution Date.

Interest Carry Forward Amount: For any Class of Offered Group 1 Certificates and any Distribution Date, the sum of (a) the excess, if any, of the Accrued Certificate Interest and any Interest Carry Forward Amount for the prior Distribution Date, over the amount in respect of interest actually distributed on such Class on such prior Distribution Date and (b) interest on such excess at the applicable Pass-Through Rate for the related Interest Accrual Period.

Interest Distribution Amount: For any Distribution Date and each Class of Shifting Interest Certificates, the sum of (i) Accrued Certificate Interest, subject to reduction pursuant to Section 5.02(c) and (ii) any Class Unpaid Interest Shortfall for such Class.

Interest Only Certificates: The Class 5-A-X Certificates.

Interest Percentage: With respect to any Class of Offered Group 1 Certificates and any Distribution Date, the ratio (expressed as a decimal carried to six places) of the Accrued Certificate Interest for such Class to the sum of the Accrued Certificate Interest for all Classes of Offered Group 1 Certificates, in each case with respect to such Distribution Date, without regard to Relief Act Reductions.

Interest Rate Swap Agreement: The 2002 ISDA Master Agreement, dated as of April 28, 2006 (together with the schedule thereto, the "Master Agreement"), between the Swap Provider and the Supplemental Interest Trust Trustee, and a confirmation of the same date, which supplements and forms part of the Master Agreement, the form of which has been attached hereto as Exhibit W.

LIBOR Business Day: Any day on which banks in London, England and New York City are open and conducting transactions in foreign currency and exchange.

LIBOR Determination Date: With respect to the Offered Group 1 Certificates, (i) for the first Distribution Date, the second LIBOR Business Day preceding the Closing Date and (ii) for each subsequent Distribution Date, the second LIBOR Business Day prior to the immediately preceding Distribution Date.

Liquidated Mortgage Loan: With respect to any Distribution Date, a defaulted Mortgage Loan (including any REO Property) that was liquidated in the calendar month preceding the month of such Distribution Date and as to which the applicable Servicer has certified (in accordance with the applicable Servicing Agreement) that it has received all proceeds it expects to receive in connection with the liquidation of such Mortgage Loan including the final disposition of an REO Property.

Liquidation Proceeds: Amounts, including Insurance Proceeds, received in connection with the partial or complete liquidation of defaulted Mortgage Loans, whether through trustee's sale, foreclosure sale or otherwise or amounts received in connection with any condemnation or partial release of a Mortgaged Property and any other proceeds received in connection with an REO Property, less the sum of related unreimbursed Servicing Fees and Advances.

Loan Group: Any of Loan Group 1, Loan Group 2, Loan Group 3, Loan Group 4, Loan Group 5, Loan Group 6-A, Loan Group 6-B, Aggregate Loan Group 6 or Aggregate Loan Group X.

Loan Group 1: The Group 1 Mortgage Loans.

Loan Group 2: The Group 2 Mortgage Loans.

Loan Group 3: The Group 3 Mortgage Loans.

Loan Group 4: The Group 4 Mortgage Loans.

Loan Group 5: The Group 5 Mortgage Loans.

Loan Group 6-A: The Group 6-A Mortgage Loans.

Loan Group 6-B: The Group 6-B Mortgage Loans.

Loan-to-Value Ratio: With respect to any Mortgage Loan and any date of determination, the fraction, expressed as a percentage, the numerator of which is the outstanding principal balance of the related Mortgage Loan at origination and the denominator of which is the Appraised Value of the related Mortgaged Property.

Losses: As defined in Section 5.11.

Lower-Tier REMICs: The Group 1 Lower-Tier REMIC, the Aggregate Group X Lower-Tier REMIC, the Group 5 Lower-Tier REMIC and the Aggregate Group 6 Lower-Tier REMIC.

LPMI Fee Rate: With respect to the Mortgage Loans in Loan Group 1 that are covered by LPMI Policies, as defined in the applicable Servicing Agreement. With respect to the Mortgage Loans in Loan Group 6-A and Loan Group 6-B that are covered by LPMI Policies, 0.6700%.

LPMI Policy: A lender-paid primary mortgage insurance policy.

Marker Rate: With respect to the Class 1-CE Group 1 Upper-Tier Interest and the 1-Class 1-CE Certificates and any Distribution Date, a per annum rate equal to two (2) times the weighted average of the Uncertificated Group 1 Middle-Tier REMIC Pass-Through Rates for the Class MR1A1 Interest, the Class MR1A2 Interest, the Class MR1A3 Interest, the Class MR1M1 Interest, the Class MR1M2 Interest, the Class MR1M3 Interest, the Class MR1M4 Interest, the Class MR1M5 Interest, the Class MR1M6 Interest and the Class MR1ZZ Interest, (i) with the rate on each such Uncertificated Group 1 Middle-Tier Interest (other than the Class MR1ZZ Interest) subject to a cap equal to the lesser of (a) Certificate One-Month LIBOR plus the Certificate Margin of its Corresponding Group 1 Class and (b) the Group 1 Cap for the purposes of this calculation and (ii) with the rate on the Class MR1ZZ Interest subject to a cap of zero for the purpose of this calculation; provided, however, that for this purpose, calculations of the Uncertificated Group 1 Middle-Tier REMIC Pass-Through Rate and the related caps with respect to each such Uncertificated Group 1 Middle-Tier Interest (other than the Class MR1ZZ Interest)

shall be multiplied by a fraction, the numerator of which is the actual number of days in the Interest Accrual Period and the denominator of which is 30.

Maximum MR1ZZ Uncertificated Accrued Interest Deferral Amount: With respect to any Distribution Date, the excess of (a) accrued interest at the Uncertificated Group 1 Middle-Tier REMIC Pass-Through Rate applicable to the Class MR1ZZ Interest for such Distribution Date on a balance equal to the Uncertificated Balance of the Class MR1ZZ Interest minus the Group 1 Middle-Tier REMIC Overcollateralized Amount, in each case for such Distribution Date, over (b) Uncertificated Accrued Interest on the Class MR1A1 Interest, the Class MR1A2 Interest, the Class MR1A3 Interest, the Class MR1M1 Interest, the Class MR1M2 Interest, the Class MR1M3 Interest, the Class MR1M4 Interest, the Class MR1M5 Interest, the Class MR1M6 Interest, each subject to a cap equal to the lesser of (i) Certificate One-Month LIBOR plus the Certificate Margin of the related Corresponding Group 1 Class for the purpose of this calculation and (ii) the Group 1 Cap; provided, however, that for this purpose, calculations of the Uncertificated Group 1 Middle-Tier REMIC Pass-Through Rate and the related caps with respect to Uncertificated Accrued Interest on the Class MR1A1 Interest, the Class MR1A2 Interest, the Class MR1A3 Interest, the Class MR1M1 Interest, the Class MR1M2 Interest, the Class MR1M3 Interest, the Class MR1M4 Interest, the Class MR1M5 Interest, the Class MR1M6 Interest, shall be multiplied by a fraction, the numerator of which is the actual number of days in the Interest Accrual Period and the denominator of which is 30.

Master Servicer: Wells Fargo Bank, N.A., and its successors-in-interest and, if a successor master servicer is appointed hereunder, such successor, as master servicer.

Master Servicer Custodial Account: The Eligible Account created and maintained by the Master Servicer pursuant to Section 3.09 in the name of the Master Servicer for the benefit of the Certificateholders and designated "Wells Fargo Bank, N.A., as Master Servicer, in trust for the registered holders of Banc of America Funding Corporation Mortgage Pass-Through Certificates, Series
2006-D."

Master Servicer Custodial Account Reinvestment Income: For each Distribution Date, all income and gains net of any losses realized since the preceding Distribution Date from Permitted Investments of funds in the Master Servicer Custodial Account.

Master Servicing Fee: A fee payable to the Master Servicer in respect of its master servicing activities, with respect to each Mortgage Loan and Distribution Date, which fee shall equal the product of (i) 1/12, (ii) the Master Servicer Fee Rate, and (iii) the aggregate Stated Principal Balance of the Mortgage Loans as of the Due Date in the month preceding the month of such Distribution Date.

Master Servicing Fee Rate: With respect to each Mortgage Loan, 0.0010% per annum.

Master Servicing Officer: Any officer of the Master Servicer involved in, or responsible for, the administration and master servicing of the Mortgage Loans whose name appears on a list of servicing officers furnished to the Securities Administrator by the Master Servicer, as such list may from time to time be amended.

Master Servicing Transfer Costs: All reasonable costs and expenses (including attorney's fees) incurred by the Trustee or a successor master servicer in connection with the transfer of master servicing or servicing from a predecessor master servicer, including, without limitation, any costs or expenses associated with the complete transfer of all master servicing data or servicing data and the completion, correction or manipulation of such master servicing data or servicing data as may be required by the Trustee or successor master servicer to correct any errors or insufficiencies in the master servicing data or servicing data or otherwise to enable the Trustee or a successor master servicer to master service or service, as the case may be, the applicable Mortgage Loans properly and effectively.

MERS: As defined in Section 2.01(b)(iii).

Middle-Tier REMICs: The Group 1 Middle-Tier REMIC and the Shifting Interest Middle-Tier REMIC.

Monthly Covered Amount: As defined in the Mortgage Loan Purchase Agreement.

Monthly Excess Cashflow Amount: For any Distribution Date, the sum of the Monthly Excess Interest Amount for such Distribution Date, the Overcollateralization Release Amount for such Distribution Date and (without duplication) any portion of the Group 1 Principal Distribution Amount remaining after principal distributions on the Offered Group 1 Certificates on such Distribution Date.

Monthly Excess Interest Amount: With respect to each Distribution Date, the amount, if any, by which the Group 1 Interest Remittance Amount for such Distribution Date exceeds the aggregate amount distributed on such Distribution Date to the Group 1 Certificates pursuant to Section 5.03(a) priorities first through eighth.

Monthly Payment: The scheduled monthly payment on a Mortgage Loan due on any Due Date allocable to principal and/or interest on such Mortgage Loan which, unless otherwise specified herein, shall give effect to any related Debt Service Reduction and any Deficient Valuation that affects the amount of the monthly payment due on such Mortgage Loan or the Monthly Covered Amount representing such scheduled monthly payment.

Monthly Statement: As defined in Section 5.04(b).

Mortgage: The mortgage, deed of trust or other instrument creating a first lien on a Mortgaged Property securing a Mortgage Note or creating a first lien on a leasehold interest.

Mortgage File: The mortgage documents listed in Section 2.01 pertaining to a particular Mortgage Loan and any additional documents required to be added to the Mortgage File pursuant to this Agreement.

Mortgage Interest Rate: As to any Mortgage Loan, the per annum rate of interest at which interest accrues on the principal balance of such Mortgage Loan, as adjusted from time to time in accordance with the provisions of the related Mortgage Note, which rate is (a) prior to the first Rate Adjustment Date for each such Mortgage Loan, the initial Mortgage Interest Rate for such Mortgage Loan indicated on the related Mortgage Loan Schedule and (b) from and after such Rate Adjustment Date, the sum of the applicable Index, as of the Rate Adjustment Date applicable to such Due Date, and the Gross Margin, rounded as set forth in such Mortgage Note, subject to the Periodic Cap and the Rate Ceiling applicable to such Mortgage Loan at any time during the life of such Mortgage Loan..

Mortgage Loan Purchase Agreement: The Mortgage Loan Purchase Agreement, dated April 28, 2006, between BANA, as seller, and the Depositor, as purchaser.

Mortgage Loan Schedule: The list of Mortgage Loans (as from time to time amended by the Master Servicer to reflect the addition of Substitute Mortgage Loans and the deletion of Defective Mortgage Loans pursuant to the provisions of this Agreement) transferred to the Trustee as part of the Trust Estate and from time to time subject to this Agreement, attached hereto as Exhibit D-1, Exhibit D-2, Exhibit D-3, Exhibit D-4, Exhibit D-5, Exhibit D-6-A and Exhibit D-6-B setting forth the following information with respect to each Mortgage Loan: (i) the Mortgage Loan identifying number; (ii) a code indicating whether the Mortgaged Property is owner-occupied; (iii) the property type for each Mortgaged Property; (iv) the original months to maturity or the remaining months to maturity from the Cut-off Date; (v) the Loan-to-Value Ratio at origination; (vi) the Mortgage Interest Rate as of the Cut-off Date; (vii) the date on which the first Monthly Payment was due on the Mortgage Loan, and, if such date is not the Due Date currently in effect, such Due Date; (viii) the stated maturity date; (ix) the amount of the Monthly Payment as of the Cut-off Date; (x) the paid-through date; (xi) the original principal amount of the Mortgage Loan; (xii) the principal balance of the Mortgage Loan as of the close of business on the Cut-off Date, after application of payments of principal due on or before the Cut-off Date, whether or not collected, and after deduction of any payments collected of scheduled principal due after the Cut-off Date; (xiii) a code indicating the purpose of the Mortgage Loan; (xiv) a code indicating the documentation style; (xv) a code indicating the initial Servicer; (xvi) the Appraised Value; (xvii) the first Rate Adjustment Date; (xviii) the Rate Ceiling; (xix) the Rate Floor; (xx) the Periodic Cap; (xxi) the Gross Margin; (xxii) the Index; (xxiii) the closing date of the Mortgage Loan; and (xiv) a code indicating whether the Mortgage Loan has a prepayment premium. With respect to the Mortgage Loans in the aggregate, the Mortgage Loan Schedule shall set forth the following information, as of the Cut-off Date: (i) the number of Mortgage Loans; (ii) the current aggregate outstanding principal balance of the Mortgage Loans; (iii) the weighted average Mortgage Interest Rate of the Mortgage Loans; and (iv) the weighted average months to maturity of the Mortgage Loans.

Mortgage Loans: Such of the mortgage loans transferred and assigned to the Trustee pursuant to Section 2.01 as from time to time are held as a part of the Trust Estate (including any Substitute Mortgage Loans and REO Property), the Mortgage Loans originally so held being identified in the Mortgage Loan Schedule.

Mortgage Note: The originally executed note or other evidence of indebtedness evidencing the indebtedness of a Mortgagor under a Mortgage Loan, together with all riders thereto and amendments thereof.

Mortgaged Property: The underlying property securing a Mortgage Loan, which may include Cooperative Stock or residential long-term leases.

Mortgagor: The obligor on a Mortgage Note.

Net Mortgage Interest Rate: As to any Mortgage Loan and Distribution Date, such Mortgage Loan's Mortgage Interest Rate thereon on the first day of the calendar month preceding the month of such Distribution Date reduced by the applicable Administrative Fee Rate for such Mortgage Loan.

Net Swap Payment: In the case of payments made by the Supplemental Interest Trust to the Swap Provider, the excess, if any, of (x) the Fixed Swap Payment over (y) the Floating Swap Payment, and in the case of payments made to the Supplemental Interest Trust by the Swap Provider, the excess, if any, of (x) the Floating Swap Payment over (y) the Fixed Swap Payment. In each case, the Net Swap Payment shall not be less than zero.

Net WAC: As to any Loan Group and any Distribution Date, the weighted average of the Net Mortgage Interest Rates of the Mortgage Loans in such Loan Group (based on the Stated Principal Balances of the Mortgage Loans in such Loan Group on the Due Date in the month preceding the month of such Distribution Date).

NIMS Insurer: Any insurer that is guaranteeing certain payments under notes secured by collateral which includes all or a portion of the Class 1-CE, Class 1-P or Class 2-A-R Certificates.

Non-Supported Interest Shortfalls: As to any Distribution Date and (i) Aggregate Loan Group X, the amount, if any, by which the aggregate of Prepayment Interest Shortfalls related to Aggregate Loan Group X exceeds the aggregate Compensating Interest for Aggregate Loan Group X for such Distribution Date, (ii) Loan Group 5, the amount, if any, by which the aggregate of Prepayment Interest Shortfalls related to Loan Group 5 exceeds the aggregate Compensating Interest for Loan Group 5 for such Distribution Date and (iii) Aggregate Loan Group 6, the amount, if any, by which the aggregate of Prepayment Interest Shortfalls related to Aggregate Loan Group 6 exceeds the aggregate Compensating Interest for Aggregate Loan Group 6 for such Distribution Date.

Non-U.S. Person: A Person other than a U.S. Person.

Nonrecoverable Advance: Any portion of an Advance previously made or proposed to be made in respect of a Mortgage Loan which has not been previously reimbursed and which, in the good faith judgment of the applicable Servicer will not or, in the case of a proposed Advance, would not be ultimately recoverable from the related Mortgagor, related Liquidation Proceeds, Insurance Proceeds or other recoveries in respect of the related Mortgage Loan.

NYCEMA: A New York Consolidation, Extension and Modification Agreement.

Notional Amount: With respect to the Class 5-A-X Certificates and any date of determination, the Class 5-A-X Notional Amount. With respect to the Class
1-CE Certificates and the Class 1-CE Group 1 Upper-Tier Interest, a notional amount equal to the aggregate Uncertificated Balances of the Uncertificated Group 1 Middle-Tier Interests other than the Class MR1P Interest.

Offered Certificates: The Senior, Class X-B-1, Class X-B-2, Class X-B-3, Class 5-B-1, Class 5-B-2, Class 5-B-3, Class 6-B-1, Class 6-B-2, Class 6-B-3, Class 6-B-3, Class 6-B-4, Class 6-B-5, Class 6-B-6, Class 6-B-7, Class 6-B-8 and Class 1-M Certificates.

Offered Group 1 Certificates: The Class 1-A-1, Class 1-A-2, Class 1-A-3 and Class 1-M Certificates.

Officer's Certificate: A certificate signed by the Chairman of the Board, Vice Chairman of the Board, President or a Vice President and by the Treasurer, the Secretary or one of the Assistant Treasurers or Assistant Secretaries, or any other duly authorized officer of the Depositor or the Master Servicer, as the case may be, and delivered to the Trustee or the Securities Administrator, as required in this Agreement.

One-Month LIBOR Index: A rate per annum that is defined to be the average of interbank offered rates for one-month U.S. dollar-denominated deposits in the London market, as published in The Wall Street Journal and most recently available either (i) as of the first Business Day in the month preceding the month of the applicable Rate Adjustment Date or (ii) up to the date 45 days before the applicable Rate Adjustment Date.

One-Year CMT Index: A rate per annum that is defined to be the weekly average yield on United States Treasury Securities adjusted to a constant maturity of one year, as made available by the Federal Reserve Board, published in Federal Reserve Statistical Release H.15 (519) and most recently available up to the date 45 days before the applicable Rate Adjustment Date.

One-Year LIBOR Index: A rate per annum that is defined to be the average of interbank offered rates for one-year U.S. dollar-denominated deposits in the London market, as published in The Wall Street Journal and most recently available either (i) as of the first Business Day in the month preceding the month of the applicable Rate Adjustment Date or (ii) up to the date 45 days before the applicable Rate Adjustment Date.

Opinion of Counsel: A written opinion of counsel acceptable to the Trustee if such opinion is delivered to the Trustee, or acceptable to the Securities Administrator if such opinion is delivered to the Securities Administrator, who may be counsel for the Depositor or the Master Servicer, except that any opinion of counsel relating to the qualification of the Trust Estate as eight separate REMICs or compliance with the REMIC Provisions must be an opinion of Independent counsel.

Original Fractional Interest: With respect to each of the following Classes of Subordinate Certificates, the corresponding percentage described below, as of the Closing Date:

Class X-B-1	1.65%
Class X-B-2	1.05%
Class X-B-3	0.65%
Class X-B-4	0.40%
Class X-B-5	0.20%
Class X-B-6	0.00%

Class 5-B-1	1.40%
Class 5-B-2	0.85%
Class 5-B-3	0.55%
Class 5-B-4	0.35%
Class 5-B-5	0.20%
Class 5-B-6	0.00%
Class 6-B-1	3.50%
Class 6-B-2	2.70%
Class 6-B-3	2.40%
Class 6-B-4	2.00%
Class 6-B-5	1.75%
Class 6-B-6	1.50%
Class 6-B-7	1.20%
Class 6-B-8	1.00%
Class 6-B-9	0.70%
Class 6-B-10	0.30%
Class 6-B-11	0.00%

Original Subordinate Certificate Balance: $11,374,426 for the Aggregate Group X Subordinate Certificates, $16,303,413 for the Class 5-B Certificates and $22,472,344 for the Aggregate Group 6 Subordinate Certificates.

OTS: The Office of Thrift Supervision.

Outstanding Mortgage Loan: As to any Due Date, a Mortgage Loan which was not the subject of a Principal Prepayment in Full prior to such Due Date, which did not become a Liquidated Mortgage Loan prior to such Due Date and which was not purchased from the Trust prior to such Due Date pursuant to Sections 2.02 or
2.04.

Overcollateralization Amount: As of any Distribution Date and Group 1, the excess, if any, of (x) the aggregate Stated Principal Balance of the Group 1 Mortgage Loans as of the Due Date in the month of such Distribution Date over (y) the aggregate Class Certificate Balance of all Classes of Offered Group 1 Certificates and the Class 1-P Certificates (after taking into account all distributions of principal on such Distribution Date and the increase of any Class Certificate Balance of a Class of Offered Group 1 Certificates as a result of Recoveries related to the Group 1 Mortgage Loans).

Overcollateralization Deficiency: As of any Distribution Date and Group 1, the excess, if any, of (x) the Targeted Overcollateralization Amount for such Distribution Date over (y) the Overcollateralization Amount (calculated for this purpose after taking into account the reduction on such Distribution Date of the Class Certificate Balances of all Classes of Offered Group 1 Certificates and the Class 1-P Certificates resulting from the distribution of the Group 1 Principal Distribution Amount (but not the Extra Principal Distribution Amount) on such Distribution Date, but prior to taking into account any Applied Realized Loss Amounts on such Distribution Date) for such Distribution Date.

Overcollateralization Release Amount: With respect to Group 1 and any Distribution Date on or after the Stepdown Date on which a Trigger Event is not in effect, the lesser of (x) the Group 1 Principal Remittance Amount for such Distribution Date and (y) the excess, if any, of (i) the Overcollateralization Amount for such Distribution Date, assuming that 100% of the Group 1 Principal Remittance Amount is applied as a principal payment on the Offered Group 1 Certificates on such Distribution Date, over (ii) the Targeted Overcollateralization Amount for such Distribution Date. With respect to any Distribution Date on which a Trigger Event is in effect, the Overcollateralization Release Amount will be zero.

Ownership Interest: As to any Certificate, any ownership or security interest in such Certificate, including any interest in such Certificate as the Holder thereof and any other interest therein, whether direct or indirect, legal or beneficial, as owner or as pledgee.

Pass-Through Rate: With respect to each Distribution Date and the Shifting Interest Certificates, the per annum rate set forth or described in the Preliminary Statement. With respect to each Distribution Date and the Offered Group 1 Certificates, a per annum rate equal to the lesser of (i) the lesser of (a) Certificate One-Month LIBOR plus the related Certificate Margin and (b) 11.00% and (ii) the Group 1 Cap for such Distribution Date. With respect to each Distribution Date and the Group 1 Upper-Tier Interests (other than the Class Swap-IO Interest), the "Class Rate" set forth in the Preliminary Statement.

With respect to the Class 1-CE Group 1 Upper Tier-Interest and the Class1-CE Certificates and any Distribution Date, a per annum rate equal to the percentage equivalent of a fraction, the numerator of which is the sum of the amounts calculated pursuant to clauses (A) through (L) below, and the denominator of which is the aggregate of the Uncertificated Principal Balances of REMIC 2 Regular Interest LT2AA, REMIC 2 Regular Interest LT2A1, REMIC 2 Regular Interest LT2A2, REMIC 2 Regular Interest LT2A3, REMIC 2 Regular Interest LT2A4, REMIC 2 Regular Interest LT2M1, REMIC 2 Regular Interest LT2M2, REMIC 2 Regular Interest LT2M3, REMIC 2 Regular Interest LT2M4, REMIC 2 Regular Interest LT2M5, REMIC 2 Regular Interest LT2M6, REMIC 2 Regular Interest LT2M7, REMIC 2 Regular Interest LT2M8, REMIC 2 Regular Interest LT2M9, REMIC 2 Regular Interest LT2M10, and REMIC 2 Regular Interest LT2ZZ. For purposes of calculating the Pass-Through Rate for the Class 1-CE Certificates, the numerator is equal to the sum of the following components:

(A)	the Group 1 Middle-Tier REMIC Pass-Through Rate for the Class MR1AA Interest minus the Marker Rate, applied to an amount equal to the Uncertificated Balance of the Class MR1AA Interest;

(B)	the Group 1 Middle-Tier REMIC Pass-Through Rate for the Class MR1A1 Interest minus the Marker Rate, applied to an amount equal to the Uncertificated Balance of the Class MR1A1 Interest;

(C)	the Group 1 Middle-Tier REMIC Pass-Through Rate for the Class MR1A2 Interest minus the Marker Rate, applied to an amount equal to the Uncertificated Balance of the Class MR1A2 Interest;

(D)	the Group 1 Middle-Tier REMIC Pass-Through Rate for the Class MR1A3 Interest minus the Marker Rate, applied to an amount equal to the Uncertificated Balance of the Class MR1A3 Interest;

(E)	the Group 1 Middle-Tier REMIC Pass-Through Rate for the Class MR1M1 Interest minus the Marker Rate, applied to an amount equal to the Uncertificated Balance of the Class MR1M1 Interest;

(F)	the Group 1 Middle-Tier REMIC Pass-Through Rate for the Class MR1M2 Interest minus the Marker Rate, applied to an amount equal to the Uncertificated Balance of the Class MR1M2 Interest;

(G)	the Group 1 Middle-Tier REMIC Pass-Through Rate for the Class MR1M3 Interest minus the Marker Rate, applied to an amount equal to the Uncertificated Balance of the Class MR1M3 Interest;

(H)	the Group 1 Middle-Tier REMIC Pass-Through Rate for the Class MR1M4 Interest minus the Marker Rate, applied to an amount equal to the Uncertificated Balance of the Class MR1M4 Interest;

(I)	the Group 1 Middle-Tier REMIC Pass-Through Rate for the Class MR1M5 Interest minus the Marker Rate, applied to an amount equal to the Uncertificated Balance of the Class MR1M5 Interest;

(J)	the Group 1 Middle-Tier REMIC Pass-Through Rate for the Class MR1M6 Interest minus the Marker Rate, applied to an amount equal to the Uncertificated Balance of the Class MR1M6 Interest;

(K) (L)
the Group 1 Middle-Tier REMIC Pass-Through Rate for the Class MR1ZZ Interest minus the Marker Rate, applied to an amount  equal to the Uncertificated Balance of the Class MR1ZZ Interest; and

100% of the Interest on the Class MR1P Interest.

The Class Swap-IO Interest shall not have a Pass-Through Rate, but interest for such regular interest and each Distribution Date shall be an amount equal to 100% of the amounts distributable to the Class MR1IO Interest for such Distribution Date.

Paying Agent: As defined in Section 9.13.

Percentage Interest: As to any Certificate (other than a Class 1-CE Certificate), the percentage obtained by dividing the initial Certificate Balance of such Certificate by the Initial Class Certificate Balance or Initial Notional Amount, as applicable, of the Class of which such Certificate is a part. With respect to a Class 1-CE Certificate, the portion of the Class evidenced thereby, expressed as a percentage, as stated on the face of such Certificate; provided, however, that the sum of all such percentages for each such Certificate totals 100%.

Periodic Advance: With respect to each Servicer, shall have the meaning given to term "Monthly Advance" in the applicable Servicing Agreement.

Periodic Cap: For each Mortgage Loan, the applicable limit on adjustment of the Mortgage Interest Rate for each Rate Adjustment Date specified in the applicable Mortgage Note and designated as such in the applicable Mortgage Loan Schedule.

Permitted Investments: One or more of the following:

(i)
obligations of or guaranteed as to principal and interest by  the United States, Freddie Mac, Fannie Mae or any agency or instrumentality of the United States when such obligations are backed by the full faith and credit of the United States; provided that such  obligations of Freddie Mac or Fannie Mae shall be limited to senior debt  obligations and mortgage participation certificates other than investments  in mortgage-backed or mortgage participation securities with yields  evidencing extreme sensitivity to the rate of principal payments on the  underlying mortgages, which shall not constitute Permitted Investments  hereunder;

(ii)
repurchase agreements on obligations specified in clause (i) maturing not more than one month from the date of acquisition thereof with  a corporation incorporated under the laws of the United States or any  state thereof rated not lower than "F1" by Fitch and "A-1+" by S&P;

(iii)
federal funds, certificates of deposit, demand deposits, time deposits and bankers' acceptances (which shall each have an original maturity of not more than 90 days and, in the case of bankers'  acceptances, shall in no event have an original maturity of more than 365  days or a remaining maturity of more than 30 days) denominated in United  States dollars of any U.S. depository institution or trust company incorporated under the laws of the United States or any state thereof, rated not lower than "F1" by Fitch and "A-1+" by S&P;

(iv)
commercial paper (having original maturities of not more than   365 days) of any corporation incorporated under the laws of the United   States or any state thereof which is rated not lower than "F1" by Fitch   and "A-1+" by S&P;

(v)
investments in money market funds (including funds of the   Securities Administrator or its affiliates, or funds for which an   affiliate of the Securities Administrator acts as advisor, as well as   funds for which the Securities Administrator and its affiliates may   receive compensation) rated "AAA" by Fitch (if rated by Fitch) and "AAAm   G" by S&P or otherwise approved in writing by each Rating Agency; and

(vi)
other obligations or securities that are acceptable to each   Rating Agency and, as evidenced by an Opinion of Counsel obtained by the   Master Servicer or Securities Administrator, as the case may be, will not   affect the qualification of the Trust Estate as eight separate REMICs;

provided, however, that no instrument shall be a Permitted Investment if it represents either (a) the right to receive only interest payments with respect to the underlying debt instrument or (b) the right to receive both principal and interest payments derived from obligations underlying such instrument and the principal and interest with respect to such instrument provide a yield to maturity greater than 120% of the yield to maturity at par of such underlying obligations.

Permitted Transferee: Any Person other than (i) the United States, or any State or any political subdivision thereof, or any agency or instrumentality of any of the foregoing, (ii) a foreign government, international organization or any agency or instrumentality of either of the foregoing, (iii) an organization which is exempt from tax imposed by Chapter 1 of the Code (including the tax imposed by Section 511 of the Code on unrelated business taxable income) (except certain farmers' cooperatives described in Code Section 521), (iv) rural electric and telephone cooperatives described in Code Section 1381(a)(2)(C), (v) a Person with respect to whom the income on a Residual Certificate is allocable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of such Person or any other U.S. Person, and (vi) any other Person so designated by the Master Servicer based on an Opinion of Counsel to the effect that any transfer to such Person may cause the Trust or any other Holder of a Residual Certificate to incur tax liability that would not be imposed other than on account of such transfer. The terms "United States," "State" and "international organization" shall have the meanings set forth in Code Section 7701 or successor provisions.

Person: Any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

Physical Certificates: The Class 2-A-R, Class 1-CE, Class 1-P, Class X-B-4, Class X-B-5, Class X-B-6, Class 5-B-4, Class 5-B-5, Class 5-B-6, Class 6-B-9, Class 6-B-10 and Class 6-B-11 Certificates.

Plan: As defined in Section 6.02(e).

Pool Distribution Amount: As to any Distribution Date and Loan Group (other than Loan Group 1), the excess of (a) the sum of (i) the aggregate of (A) the interest portion of any Monthly Payment on a Mortgage Loan in such Loan Group (net of the related Administrative Fees) and the principal portion of any Monthly Payment on a Mortgage Loan in such Loan Group due on the Due Date in the month in which such Distribution Date occurs and which is received prior to the related Determination Date (or in the case of any Monthly Covered Amount, the related Remittance Date) and (B) all Periodic Advances made by a Servicer (or the Master Servicer or the Trustee, as applicable) in respect of such Loan Group and payments of Compensating Interest allocable to such Loan Group made by the applicable Servicer in respect of such Loan Group and such Distribution Date deposited to the Master Servicer Custodial Account pursuant to Section 3.09(d)(iii); (ii) all Liquidation Proceeds (other than Excess Proceeds) received on the Mortgage Loans in such Loan Group during the calendar month preceding the month of such Distribution Date and deposited to the Master Servicer Custodial Account pursuant to Section 3.09(d)(iii); (iii) all Principal Prepayments (other than Total Covered Amounts) received on the Mortgage Loans in such Loan Group during the calendar month preceding the month of such Distribution Date (or, in the case of IndyMac, during the period commencing on the second day of the calendar month preceding the calendar month of such Distribution Date and ending on the first day of the calendar month of such Distribution Date and including any prepayment premiums received with respect to such Principal Prepayment) and deposited to the Master Servicer Custodial Account pursuant to Section 3.09(d)(i) during such period and all Total Covered Amounts received and deposited in the applicable Servicer Custodial Account by the related Remittance Date; (iv) in connection with any Mortgage Loans that are Defective Mortgage Loans in such Loan Group, the aggregate of the Purchase Prices and Substitution Adjustment Amounts remitted on the related Remittance Date pursuant to Section 3.09(d)(vii); (v) any other amounts in the Master Servicer Custodial Account deposited therein pursuant to Section 3.09(d)(iv), (v), (viii), (x), and (xi) in respect of such Distribution Date and such Loan Group; and (vi) any Reimbursement Amount required to be included pursuant to Section 5.02; over (b) any amounts permitted to be withdrawn from the Master Servicer Custodial Account pursuant to clauses (i) through (viii), inclusive, of Section 3.11 in respect of such Loan Group.

Pool Stated Principal Balance: As to any Distribution Date and any Loan Group, the aggregate Stated Principal Balance of all Mortgage Loans in such Loan Group that were Outstanding Mortgage Loans immediately following the Due Date in the month preceding the month in which such Distribution Date occurs.

Prepayment Charges: With respect to any Prepayment Period, any prepayment premium, penalty or charge collected by GreenPoint from a Mortgagor in connection with any voluntary Principal Prepayment in Full pursuant to the terms of the related Mortgage Note as from time to time held as a part of the Trust Estate, the Prepayment Charges so held being identified in the related Mortgage Loan Schedule.

Prepayment Interest Shortfall: As to any Distribution Date and each Mortgage Loan subject to a Principal Prepayment received during the calendar month preceding the month of such Distribution Date, the amount, if any, by which one month's interest at the related Mortgage Interest Rate (net of the Servicing Fee Rate) on such Principal Prepayment exceeds the amount of interest paid in connection with such Principal Prepayment.

Prepayment Period: With respect to any Distribution Date, the calendar month preceding the calendar month in which such Distribution Date occurs.

Primary Mortgage Insurance Policy: Each policy of primary mortgage guaranty insurance or any replacement policy therefor with respect to any Mortgage Loan, in each case issued by an insurer acceptable to Fannie Mae or Freddie Mac.

Principal Amount: As to any Distribution Date and Loan Group (other than Loan Group 1), the sum of (i) the sum of (a) the principal portion of each Monthly Payment due on each Mortgage Loan in such Loan Group on the related Due Date, (b) the Stated Principal Balance, as of the date of repurchase, of (i) any Mortgage Loan repurchased by the Sponsor pursuant to the Mortgage Loan Purchase Agreement or a Purchase Obligation as of such Distribution Date, (ii) any Mortgage Loan repurchased by the Depositor pursuant to a Purchase Obligation as of such Distribution Date or (iii) any Mortgage Loan purchased pursuant to Section 10.01 hereof, (c) any Substitution Adjustment Amount in connection with a Defective Mortgage Loan in such Loan Group received during the calendar month immediately preceding the month of such Distribution

Date, (d) any Liquidation Proceeds allocable to recoveries of principal of Mortgage Loans in such Loan Group that are not yet Liquidated Mortgage Loans received by a Servicer during the calendar month immediately preceding the month of such Distribution Date, (e) with respect to each Mortgage Loan in such Loan Group that became a Liquidated Mortgage Loan during the calendar month immediately preceding the month of such Distribution Date, the amount of Liquidation Proceeds (excluding Excess Proceeds) allocable to principal received by a Servicer with respect to such Mortgage Loan during such period and (f) all Principal Prepayments on the Mortgage Loans in such Loan Group received by a Servicer during the calendar month immediately preceding the month of such Distribution Date (or, in the case of Mortgage Loans serviced by IndyMac, during the period commencing on the second day of the calendar month preceding the calendar month of such Distribution Date and ending on the first day of the calendar month of such Distribution Date) and (ii) any Recovery related to such Loan Group for such Distribution Date.

Principal Prepayment: With respect to each Mortgage Loan, any payment or other recovery of principal on a Mortgage Loan (other than Liquidation Proceeds or Payaheads) which is received in advance of its scheduled Due Date and is not accompanied by an amount of interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment including the principal portion of any Total Covered Amount.

Principal Prepayment in Full: Any Principal Prepayment of the entire principal balance of a Mortgage Loan.

Private Certificates: The Class 1-CE, Class 1-P, Class X-B-4, Class X-B-5, Class X-B-6, Class 5-B-4, Class 5-B-5, Class 5-B-6, Class 6-B-9, Class 6-B-10 and Class 6-B-11 Certificates.

Pro Rata Share: As to any Distribution Date and any Class of Aggregate Group X Subordinate Certificates, Class 5-B Certificates or Aggregate Group 6 Subordinate Certificates that is not a Restricted Class, the portion of the Subordinate Principal Distribution Amounts allocable to such Class, equal to the product of the Subordinate Principal Distribution Amounts for such Distribution Date and a fraction, the numerator of which is the related Class Certificate Balance thereof and the denominator of which is the aggregate Class Certificate Balance of the Aggregate Group X Subordinate Certificates, Class 5-B Certificates or Aggregate Group 6 Subordinate Certificates, as applicable, that are not Restricted Classes. The Pro Rata Share of a Restricted Class shall be 0%.

Purchase Obligation: An obligation of the Sponsor or the Depositor to purchase Mortgage Loans under the circumstances and in the manner provided in Section 2.02 or 2.04.

Purchase Price: With respect to each Mortgage Loan that was a Defective Mortgage Loan repurchased on any date pursuant to Sections 2.02 or 2.04, an amount equal to the sum of (i) the Stated Principal Balance of the Mortgage Loan, (ii) interest on such Stated Principal Balance at the Mortgage Interest Rate from the date on which interest has last been paid and distributed through the last day of the month in which such repurchase takes place and (iii) any costs and damages incurred by the Trust in connection with any violation by such repurchased Mortgage Loan of any predatory or abusive lending law, less (x) amounts received or advanced in respect of such repurchased Mortgage Loan which are being held in the applicable Servicer Custodial Account for distribution in the month of repurchase and (y) if the Person repurchasing such Mortgage Loan is servicing such Mortgage Loan under the related Servicing Agreement, the Servicing Fee for such Mortgage Loan.

Rate Adjustment Date: As to each Mortgage Loan, the Due Date on which an adjustment to the Mortgage Interest Rate of such Mortgage Loan becomes effective under the related Mortgage Note.

Rate Ceiling: The maximum per annum Mortgage Interest Rate permitted under the related Mortgage Note and indicated on the related Mortgage Loan Schedule.

Rate Floor: The minimum per annum Mortgage Interest Rate permitted under the related Mortgage Note and indicated on the related Mortgage Loan Schedule.

Rating Agency: Each of S&P and Fitch. If any such organization or a successor is no longer in existence, "Rating Agency" shall be such nationally recognized statistical rating organization, or other comparable Person, as is designated by the Depositor, notice of which designation shall be given to the Trustee, the Master Servicer and the Securities Administrator. References herein to a given rating or rating category of a Rating Agency shall mean such rating category without giving effect to any modifiers.

Realized Loss: With respect to each Liquidated Mortgage Loan, an amount as of the date of such liquidation, equal to (i) the unpaid principal balance of the Liquidated Mortgage Loan as of the date of such liquidation, plus (ii) interest at the Net Mortgage Interest Rate from the Due Date as to which interest was last paid or advanced (and not reimbursed) to Certificateholders up to the Due Date in the month in which Liquidation Proceeds are required to be distributed on the Stated Principal Balance of such Liquidated Mortgage Loan from time to time, minus (iii) the Liquidation Proceeds, if any, received during the month in which such liquidation occurred, to the extent applied as recoveries of interest at the Net Mortgage Interest Rate and to principal of the Liquidated Mortgage Loan. With respect to each Mortgage Loan that has become the subject of a Deficient Valuation, if the principal amount due under the related Mortgage Note has been reduced, the difference between the principal balance of the Mortgage Loan outstanding immediately prior to such Deficient Valuation and the principal balance of the Mortgage Loan as reduced by the Deficient Valuation. With respect to each Mortgage Loan that has become the subject of a Debt Service Reduction and any Distribution Date, the amount, if any, by which the principal portion of the related Monthly Payment has been reduced.

Realized Loss Amortization Amount: Any of the Class 1-A-3 Realized Loss Amortization Amount, Class 1-M-1 Realized Loss Amortization Amount, the Class 1-M-2 Realized Loss Amortization Amount, the Class 1-M-3 Realized Loss Amortization Amount, the Class 1-M-4 Realized Loss Amortization Amount, the Class 1-M-5 Realized Loss Amortization Amount and the Class 1-M-6 Realized Loss Amortization Amount.

Recognition Agreement: With respect to a Cooperative Loan, the recognition agreement between the Cooperative and the originator of such Cooperative Loan.

Record Date: The last day of the month (or, if such day is not a Business Day, the preceding Business Day) preceding the month of the related Distribution Date or, with respect to the Class 1-A-1, Class 1-A-2, Class 1-A-3 and Class 1-M Certificates, the Business Day before the related Distribution Date. If Definitive Certificates are issued for any of the Class 1-A-1, Class 1-A-2, Class 1-A-3 or Class 1-M Certificates, the Record Date for such Class of Certificates will be the last Business Day of the month preceding such Distribution Date.

Recovery: Any amount received on a Mortgage Loan subsequent to such Mortgage Loan being determined to be a Liquidated Mortgage Loan.

Regular Certificates: The Group 1 Regular Certificates and the Shifting Interest Regular Certificates.

Regulation AB: Subpart 229.1100 - Asset Backed Securities (Regulation AB), 17 C.F.R. ss.ss.229.1100 - 229.1123, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the Commission in the adopting release (Asset-Backed Securities, Securities Act Release No. 33-8518, 70 Fed. Reg. 1,506, 1,531 (Jan. 7, 2005)) or by the staff of the Commission, or as may be provided by the Commission or its staff from time to time.

Reimbursement Amount: As defined in Section 2.02.

Related Group: For Loan Group 1, Group 1; for Loan Group 2, Group 2; for Loan Group 3, Group 3; for Loan Group 4, Group 4; for Loan Group 5, Group 5; for Loan Group 6-A, Group 6-A; for Loan Group 6-B, Group 6-B; for Aggregate Loan Group X, Group 2, Group 3 and Group 4; and for Aggregate Loan Group 6, Group 6-A and Group 6-B.

Related Loan Group: For Group 1, Loan Group 1; for Group 2, Loan Group 2; for Group 3, Loan Group 3; for Group 4, Loan Group 4; for Group 5, Loan Group 5; for Group 6-A, Loan Group 6-A; for Group 6-B, Loan Group 6-B; for Aggregate Group X, Aggregate Loan Group X; and for Aggregate Group 6, Aggregate Loan Group
6.

Relevant Servicing Criteria: The Servicing Criteria applicable to the various parties, as set forth on Exhibit Q attached hereto. For clarification purposes, multiple parties can have responsibility for the same Relevant Servicing Criteria. With respect to a Servicing Function Participant engaged by the Master Servicer, the Securities Administrator, the Custodian or any Servicer, the term "Relevant Servicing Criteria" may refer to a portion of the Relevant Servicing Criteria applicable to such parties.

Relief Act: The Servicemembers Civil Relief Act, as it may be amended from time to time.

Relief Act Reduction: With respect to any Distribution Date, for any Mortgage Loan as to which there has been a reduction in the amount of interest collectible thereon for the most recently ended calendar month as a result of the application of the Relief Act or comparable state legislation, the amount, if any, by which (i) interest collectible on such Mortgage Loan for the most recently ended calendar month is less than (ii) interest accrued pursuant to the terms of the

Mortgage Note on the same principal amount and for the same period as the interest collectible on such Mortgage Loan for the most recently ended calendar month.

REMIC: A "real estate mortgage investment conduit" within the meaning of Section 860D of the Code.

REMIC Certificate Maturity Date: The "latest possible maturity date" of the Regular Certificates as that term is defined in Section 2.07.

REMIC Provisions: Provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at Section 860A through 860G of Subchapter M of Chapter 1 of the Code, and related provisions, and regulations promulgated thereunder, as the foregoing may be in effect from time to time, as well as provisions of applicable state laws.

Remittance Date: The 18th day of each month beginning in May 2006 (or, if such day is not a Business Day, the preceding Business Day).

REO Disposition Period: As defined in Section 3.15.

REO Proceeds: Proceeds, net of any related expenses of a Servicer received in respect of any REO Property (including, without limitation, proceeds from the rental of the related Mortgaged Property) which are received prior to the final liquidation of such Mortgaged Property.

REO Property: A Mortgaged Property acquired by a Servicer servicing the related Mortgage Loan on behalf of the Trust through foreclosure or deed-in-lieu of foreclosure in connection with a defaulted Mortgage Loan.

Reportable Event: As defined in Section 3.22(d).

Reporting Servicer: As defined in Section 3.22(c)(i).

Request for Release: The Request for Release submitted by a Servicer to the Custodian on behalf of the Trustee, as the case may be, substantially in the form attached hereto as Exhibit E.

Required Insurance Policy: With respect to any Mortgage Loan, any insurance policy which is required to be maintained from time to time under this Agreement in respect of such Mortgage Loan.

Residual Certificate: The Class 2-A-R Certificate.

Responsible Officer: When used with respect to the Trustee or the Securities Administrator, any officer of the Corporate Trust Department of the Trustee or the Securities Administrator, as applicable, including any Senior Vice President, any Vice President, any Assistant Vice President, any Assistant Secretary, any Trust Officer or Assistant Trust Officer, or any other officer of the Trustee or Securities Administrator, as applicable, customarily performing functions similar to those performed by any of the above designated officers and having direct responsibility for the administration of this Agreement.

Restricted Classes: As defined in Section 5.02(d).

S&P: Standard & Poor's, a division of The McGraw-Hill Companies, Inc., or any successor thereto.

Sarbanes-Oxley Certification: As defined in Section 3.22(f).

Securities Administrator: Wells Fargo Bank, N.A., and its successors-in-interest and, if a successor securities administrator is appointed hereunder, such successor, as securities administrator.

Security Agreement: With respect to a Cooperative Loan, the agreement or mortgage creating a security interest in favor of the originator of the Cooperative Loan in the related Cooperative Stock.

Senior Certificates: The Class 1-A-1, Class 1-A-2, Class 1-A-3, Class 2-A-1, Class 2-A-2, Class 2-A-R, Class 3-A-1, Class 3-A-2, Class 4-A-1, Class 4-A-2, Class 4-A-3, Class 4-A-4, Class 5-A-1, Class 5-A-2, Class 5-A-3, Class 5-A-4, Class 5-A-X, Class 6-A-1, Class 6-A-2, Class 6-A-3 and Class 6-A-4 Certificates.

Senior Credit Support Depletion Date: (a) for the Groups in Aggregate Group X, will be the date on which the aggregate Class Certificate Balance of the Aggregate Group X Subordinate Certificates has been reduced to zero, (b) for Group 5, will be the date on which the aggregate Class Certificate Balance of the Class 5-B Certificates has been reduced to zero and (c) for the Groups in Aggregate Group 6, will be the date on which the aggregate Class Certificate Balance of the Aggregate Group 6 Subordinate Certificates has been reduced to zero.

Senior Enhancement Percentage: For any Distribution Date and Group 1, the percentage obtained by dividing (x) the sum of (i) the aggregate Class Certificate Balance of the Class 1-M Certificates before taking into account the distribution of the Group 1 Principal Distribution Amount on such Distribution Date and (ii) the Overcollateralization Amount as of the prior Distribution Date by (y) the aggregate Stated Principal Balance of the Group 1 Mortgage Loans as of the Due Date in the month of such Distribution Date.

Senior Percentage: With respect to any Distribution Date and Loan Group (other than Loan Group 1), the percentage, carried to six places rounded up, obtained by dividing (i) the aggregate Class Certificate Balance of the Senior Certificates of the Related Group immediately prior to such Distribution Date, by (ii) the Pool Stated Principal Balance of such Loan Group for such Distribution Date.

Senior Prepayment Percentage: For any Distribution Date and Loan Group (other than Loan Group 1) during the seven (7) years beginning on the first Distribution Date, 100%. The Senior Prepayment Percentage for any Loan Group (other than Loan Group 1) and for any Distribution Date occurring on or after the seventh anniversary of the first Distribution Date will, except as provided herein, be as follows: for any Distribution Date in the first (1st) year thereafter, the Senior Percentage for such Loan Group plus 70% of the Subordinate Percentage for such Loan Group for such Distribution Date; for any Distribution Date in the second (2nd) year thereafter, the Senior Percentage for such Loan Group plus 60% of the Subordinate Percentage for such Loan Group for such Distribution Date; for any Distribution Date in the third (3rd) year thereafter, the Senior Percentage for such Loan Group plus 40% of the Subordinate Percentage for such Loan Group for such Distribution Date; for any Distribution Date in the fourth (4th) year thereafter, the Senior Percentage for such Loan Group plus 20% of the Subordinate Percentage for such Loan Group for such Distribution Date; and for any Distribution Date in the fifth (5th) or later years thereafter, the Senior Percentage for such Loan Group for such Distribution Date; provided, however, that:

(a)(i) on any of the foregoing Distribution Dates the Aggregate Group X Senior Percentage for such Distribution Date exceeds the Aggregate Group X Senior Percentage calculated as of the Closing Date, in which case the Senior Prepayment Percentage for each Loan Group in Aggregate Loan Group X for such Distribution Date will once again equal 100%, (ii) on any Distribution Date before the Distribution Date occurring in May 2009, the Aggregate Group X Subordinate Percentage for such Distribution Date is greater than or equal to twice the Aggregate Group X Subordinate Percentage calculated as of the Closing Date, in which case the Senior Prepayment Percentage for each Loan Group in Aggregate Loan Group X for such Distribution Date will equal the Senior Percentage for such Loan Group plus 50% of the Subordinate Percentage for such Loan Group, or (iii) on any Distribution Date occurring on or after the Distribution Date in May 2009, the Aggregate Group X Subordinate Percentage for such Distribution Date is greater than or equal to twice the Aggregate Group X Subordinate Percentage calculated as of the Closing Date, in which case the Senior Prepayment Percentage for each Loan Group in Aggregate Loan Group X for such Distribution Date will equal the Senior Percentage for such Loan Group;

(b)(i) on any of the foregoing Distribution Dates the Group 5 Senior Percentage for such Distribution Date exceeds the Group 5 Senior Percentage calculated as of the Closing Date, in which case the Senior Prepayment Percentage for Loan Group 5 for such Distribution Date will once again equal 100%, (ii) on any Distribution Date before the Distribution Date occurring in May 2009, the Group 5 Subordinate Percentage for such Distribution Date is greater than or equal to twice the Group 5 Subordinate Percentage calculated as of the Closing Date, in which case the Senior Prepayment Percentage for Loan Group 5 for such Distribution Date will equal the Senior Percentage for Loan Group 5 plus 50% of the Subordinate Percentage for Loan Group 5, or (iii) on any Distribution Date occurring on or after the Distribution Date in May 2009, the Group 5 Subordinate Percentage for such Distribution Date is greater than or equal to twice the Group 5 Subordinate Percentage calculated as of the Closing Date, in which case the Senior Prepayment Percentage for Loan Group 5 for such Distribution Date will equal the Senior Percentage for Loan Group 5; and

(c)(i) on any of the foregoing Distribution Dates the Aggregate Group 6 Senior Percentage for such Distribution Date exceeds the Aggregate Group 6 Senior Percentage calculated as of the Closing Date, in which case the Senior Prepayment Percentage for each Loan Group in Aggregate Loan Group 6 for such Distribution Date will once again equal 100%, (ii) on any Distribution Date before the Distribution Date occurring in May 2009, the Aggregate Group 6 Subordinate Percentage for such Distribution Date is greater than or equal to twice the Aggregate Group 6 Subordinate Percentage calculated as of the Closing Date, in which case the Senior Prepayment Percentage for each Loan Group in Aggregate Loan Group 6 for such Distribution Date will equal the Senior Percentage for such Loan Group plus 50% of the Subordinate Percentage for such Loan Group, or (iii) on any Distribution Date occurring on or after the Distribution Date in May 2009, the Aggregate Group 6 Subordinate Percentage for such Distribution Date is greater than or equal to twice the Aggregate Group 6 Subordinate Percentage calculated as of the Closing Date, in which case the Senior Prepayment Percentage for each Loan Group in Aggregate Loan Group 6 for such Distribution Date will equal the Senior Percentage for such Loan Group.

Notwithstanding the foregoing, no decrease in the share of the applicable Subordinate Percentage (for calculating the applicable Senior Prepayment Percentage for a Loan Group) will occur and the Senior Prepayment Percentage for such Loan Group will be calculated without regard to clauses (ii) or (iii) of clauses (a), (b) or (c) in the preceding sentences unless both of the Senior Step Down Conditions are satisfied.

Senior Principal Distribution Amount: As to any Distribution Date and Loan Group (other than Loan Group 1), the sum of (a) the Senior Percentage for such Loan Group of the amounts described in clauses (i)(a) through (d) of the definition of "Principal Amount" for such Distribution Date and Loan Group and (b) the Senior Prepayment Percentage for such Loan Group of the amounts described in clauses (i)(e) and (f) and the amount described in clause (ii) of the definition of "Principal Amount" for such Distribution date and Loan Group.

Senior Specified Enhancement Percentage: For Group 1 and any date of determination thereof, 9.70%.

Senior Step Down Conditions: As of any Distribution Date and any Loan Group (other than Loan Group 1) and as to which any decrease in the Senior Prepayment Percentage for such Loan Group applies, (i) the outstanding principal balance of all Mortgage Loans in such Loan Group (including, for this purpose, any Mortgage Loans in foreclosure, any REO Property and any such Mortgage Loan for which the Mortgagor has filed for bankruptcy after the Closing Date) delinquent 60 days or more (averaged over the preceding six month period), as a percentage of the aggregate Class Certificate Balance of the Subordinate Certificates in the Related Group, is not equal to or greater than 50% or (ii) cumulative Realized Losses with respect to such Mortgage Loans as of the applicable Distribution Date do not exceed the percentages of the related Original Subordinate Certificate Balance set forth below:

PERCENTAGE OF
ORIGINAL SUBORDINATE
DISTRIBUTION DATE OCCURRING	CERTIFICATE BALANCE

May 2006 through April 2009	20%
May 2009 through April 2014	30%
May 2014 through April 2015	35%
May 2015 through April 2016	40%
May 2016 through April 2017	45%
May 2017 and thereafter	50%

Servicer: Any of BANA, Countrywide, GreenPoint, IndyMac and Wells Fargo, each in their capacity as a servicer of the Mortgage Loans, or any successor servicer appointed as herein provided.

Servicer Custodial Accounts: The separate accounts created and maintained by each of the Servicers pursuant to the applicable Servicing Agreement.

Servicing Advance: With respect to each Servicer, shall have the meaning given to the term "Servicing Advances" in the applicable Servicing Agreement.

Servicing Agreements: Any of the BANA Servicing Agreement, the Countrywide Servicing Agreement, the GreenPoint Servicing Agreements, the IndyMac Servicing Agreement and the Wells Fargo Servicing Agreement.

Servicing Criteria: The criteria set forth in paragraph (d) of Item 1122 of Regulation AB, as such may be amended from time to time

Servicing Fee: With respect to each Servicer, as defined in the applicable Servicing Agreement.

Servicing Fee Rate: With respect to each Mortgage Loan, as defined in the applicable Servicing Agreement.

Servicing File: With respect to each Mortgage Loan, as defined in the applicable Servicing Agreement.

Servicing Function Participant: Any Subcontractor utilized by the Master Servicer, the Securities Administrator or the Custodian that is "participating in the servicing function" within the meaning of Item 1122 of Regulation AB.

Servicing Officer: With respect to each Servicer, as defined in the related Servicing Agreement.

Servicing Transfer Costs: All reasonable costs and expenses of the Master Servicer or the Trustee, as applicable, related to any termination of a Servicer, appointment of a successor Servicer or the transfer and assumption of servicing by the Master Servicer or the Trustee, as applicable, with respect to any Servicing Agreement (including, without limitation, (i) all legal costs and expenses and all due diligence costs and expenses associated with an evaluation of the potential termination of the Servicer as a result of an event of default by such Servicer and (ii) any costs or expenses associated with the complete transfer of all servicing data and the completion, correction or manipulation of such servicing data as may be required by the Master Servicer or the Trustee, as applicable, to correct any errors or insufficiencies in the servicing data or otherwise to enable the Master Servicer or the Trustee, as applicable, to service the Mortgage Loans properly and effectively).

Shifting Interest Certificates: The Class 2-A-R, Class 2-A-1, Class 2-A-2, Class 3-A-1, Class 3-A-2, Class 4-A-1, Class 4-A-2, Class 4-A-3, Class 4-A-4, Class 5-A-1, Class 5-A-2, Class 5-A-3, Class 5-A-4, Class 5-A-X, Class 6-A-1, Class 6-A-2, Class 6-A-3, Class 6-A-4, Class X-B-1, Class X-B-2, Class X-B-3, Class X-B-3, Class X-B-4, Class X-B-5, Class X-B-6, Class 5-B-1, Class 5-B-2, Class 5-B-3, Class 5-B-4, Class 5-B-5, Class 5-B-6, Class 6-B-1, Class 6-B-2, Class 6-B-3, Class 6-B-4, Class 6-B-5, Class 6-B-6, Class 6-B-7, Class 6-B-8, Class 6-B-9, Class 6-B-10 and Class 6-B-11 Certificates.

Shifting Interest Middle-Tier Certificate Sub-Account: The sub-account of the Certificate Account designated by the Securities Administrator pursuant to Section 3.09(h).

Shifting Interest Middle-Tier Distribution Amount: As defined in Section 5.02(a)(ix) hereof.

Shifting Interest Middle-Tier REMIC: As defined in the Preliminary Statement, the assets of which consist of the Uncertificated Aggregate Group X Lower-Tier Interests, the Uncertificated Group 5 Lower-Tier Interests and the Uncertificated Aggregate Group 6 Lower-Tier Interests and such amounts as shall be deemed held in the Shifting Interest Middle-Tier Certificate Sub-Account.

Shifting Interest Regular Certificates: Any of the Shifting Interest Certificates other than the Class 2-A-R Certificates.

Shifting Interest Upper-Tier Certificate Sub-Account: The sub-account of the Certificate Account designated by the Securities Administrator pursuant to Section 3.09(h).

Shifting Interest Upper-Tier REMIC: As defined in the Preliminary Statement, the assets of which consist of the Uncertificated Shifting Interest Middle-Tier Interests and such amounts as shall be deemed held in the Shifting Interest Upper-Tier Certificate Sub-Account.

Similar Law: As defined in Section 6.02(e).

Six-Month LIBOR Index: A rate per annum that is defined to be the average of interbank offered rates for six-month U.S. dollar-denominated deposits in the London market, as published in The Wall Street Journal and most recently available either (i) as of the first Business Day in the month preceding the month of the applicable Rate Adjustment Date or (ii) up to the date 45 days before the applicable Rate Adjustment Date.

Sponsor: Bank of America, National Association, a national banking association, or its successor in interest, as seller of the Mortgage Loans under the Mortgage Loan Purchase Agreement.

Stated Principal Balance: As to any Mortgage Loan and Due Date, the unpaid principal balance of such Mortgage Loan as of such date as specified in the amortization schedule at the time relating thereto (before any adjustment to such amortization schedule by reason of any moratorium or similar waiver or grace period) after giving effect to any previous partial Principal Prepayments and Liquidation Proceeds allocable to principal (other than with respect to any

Liquidated Mortgage Loan) and to the payment of principal due on such Due Date and irrespective of any delinquency in payment by the related Mortgagor, and after giving effect to any Deficient Valuation.

Stepdown Date: With respect to Group 1, the earlier to occur of (i) the Distribution Date on which the aggregate Class Certificate Balance of the Group 1 Senior Certificates is reduced to zero and (ii) the later to occur of (x) the Distribution Date in May 2009 and (y) the Distribution Date on which the Senior Enhancement Percentage is greater than or equal to the Senior Specified Enhancement Percentage.

Subcontractor: Any vendor, subcontractor or other Person that is not responsible for the overall servicing of Mortgage Loans but performs one or more discrete functions identified in Item 1122(d) of Regulation AB with respect to Mortgage Loans under the direction or authority of the Master Servicer, the Securities Administrator or the Custodian.

Subordinate Balance Ratio: As of any date of determination and (i) the Uncertificated Aggregate Group X Lower-Tier Interests, the ratio among the principal balances of the Class 2-LS Interest, Class 3-LS Interest and Class 4-LS Interest equal to the ratio among the Group Subordinate Amounts of Loan Group 2, Loan Group 3 and Loan Group 4 and (ii) the Uncertificated Aggregate Group 6 Lower-Tier Interests, the ratio among the principal balances of the Class 6-A-LS Interest and the Class 6-B-LS Interest equal to the ratio among the Group Subordinate Amounts of Loan Group 6-A and Loan Group 6-B.

Subordinate Certificates: The Class 1-M, Class X-B, Class 5-B-1, Class 5-B-2, Class 5-B-3, Class 5-B-4, Class 5-B-5, Class 5-B-6, Class 6-B-1, Class 6-B-2, 6-B-3, Class 6-B-4, Class 6-B-5, Class 6-B-6, Class 6-B-7, Class 6-B-8, Class 6-B-9, Class 6-B-10, Class 6-B-11 and Class 1-CE and Class 1-P Certificates.

Subordinate Percentage: As of any Distribution Date and Loan Group (other than Loan Group 1), 100% minus the Senior Percentage for such Loan Group for such Distribution Date.

Subordinate Prepayment Percentage: As to any Distribution Date and Loan Group (other than Loan Group 1), 100% minus the Senior Prepayment Percentage for such Loan Group and such Distribution Date.

Subordinate Principal Distribution Amount: With respect to any Distribution Date and Loan Group (other than Loan Group 1), an amount equal to the sum of (a) the Subordinate Percentage for such Loan Group of the amounts described in clauses (i)(a) through (d) of the definition of "Principal Amount" for such Distribution Date and Loan Group and (b) the Subordinate Prepayment Percentage for such Loan Group of the amounts described in clauses (i)(e) and (f) and the amount described in clause (ii) of the definition of "Principal Amount" for such Distribution Date and Loan Group.

Substitute Mortgage Loan: A Mortgage Loan substituted for a Defective Mortgage Loan which must, on the date of such substitution (i) have a Stated Principal Balance, after deduction of the principal portion of the Monthly Payment due in the month of substitution, not in excess of the Stated Principal Balance of the Defective Mortgage Loan; (ii) have a Net Mortgage Interest

Rate not less than, and not more than 2% greater than that of the Defective Mortgage Loan; (iii) be of the same type as the Defective Mortgage Loan; (iv) have a Loan-to-Value Ratio not higher than that of the Defective Mortgage Loan; (v) have a credit score not less than that of the Defective Mortgage Loan; (vi) have a Gross Margin not less than that of the Defective Mortgage Loan; (vii) have a credit grade not lower in quality than that of the Defective Mortgage Loan; (viii) have a remaining term to maturity not greater than (and not more than one (1) year less than) that of the Defective Mortgage Loan; (ix) have the same lien priority as the Defective Mortgage Loan; (x) have the same Index as the Defective Mortgage Loan; and (xi) comply with each Mortgage Loan representation and warranty set forth in the Mortgage Loan Purchase Agreement, the Servicing Agreements and this Agreement. More than one Substitute Mortgage Loan may be substituted for a Defective Mortgage Loan if such Substitute Mortgage Loans meet the foregoing attributes in the aggregate.

Substitution Adjustment Amount: As defined in Section 2.02.

Supplemental Interest Trust: The trust created pursuant to Section 5.12 of this Agreement and designated as the "Supplemental Interest Trust," consisting of the Interest Rate Swap Agreement, the Class Swap-IO Interest, the Supplemental Interest Trust Trustee's rights under the Interest Rate Swap Agreement, the Swap Account and the right to receive payments in respect of the Class IO Distribution Amount. The Supplemental Interest Trust is not an asset of any REMIC created hereunder.

Supplemental Interest Trust Trustee: Wells Fargo Bank, N.A., or any successor Supplemental Interest Trust Trustee appointed as herein provided.

Swap Account: The Eligible Account or Accounts created and maintained pursuant to Section 5.12.

Swap LIBOR: A per annum rate equal to the floating rate payable by the Swap Provider under the Interest Rate Swap Agreement.

Swap Notional Amount: With respect to each Distribution Date, the related notional amount set forth on Schedule A of the Interest Rate Swap Agreement.

Swap Provider: Bank of America, National Association.

Swap Provider Trigger Event: (a) An Event of Default (as defined in the Interest Rate Swap Agreement) with respect to which the Swap Provider is a Defaulting Party (as defined in the Interest Rate Swap Agreement) or (b) a Termination Event (as defined in the Interest Rate Swap Agreement) with respect to which the Swap Provider is the sole Affected Party (as defined in the Interest Rate Swap Agreement).

Swap Termination Payment: The payment due under the Interest Rate Swap Agreement upon the early termination of the Interest Rate Swap Agreement.

Targeted Overcollateralization Amount: As of any Distribution Date and Loan Group 1, (x) prior to the Stepdown Date, 0.35% of the Cut-off Date Pool Principal Balance of the Group 1

Mortgage Loans and (y) on and after the Stepdown Date, (i) if a Trigger Event has not occurred, the greater of (A) 0.70% of the aggregate Stated Principal Balance of the Group 1 Mortgage Loans as of Due Date in the month of such Distribution Date and (B) 0.35% of the Cut-off Date Pool Principal Balance for the Group 1 Mortgage Loans and (ii) if a Trigger Event has occurred, the Targeted Overcollateralization Amount for the immediately preceding Distribution Date.

Tax Matters Person: Any person designated as "tax matters person" in accordance with Section 5.07 and the manner provided under Treasury Regulation ss. 1.860F-4(d) and Treasury Regulation ss. 301.6231(a)(7)-1.

Total Covered Amount: As defined in the Mortgage Loan Purchase Agreement.

Treasury Regulations: The final and temporary regulations promulgated under the Code by the U.S. Department of the Treasury.

Trigger Event: With respect to any Distribution Date, if (i) the three-month rolling average of 60+ Day Delinquent Loans equals or exceeds 72% of the Senior Enhancement Percentage or (ii) the aggregate amount of Realized Losses incurred on the Group 1 Mortgage Loans since the Cut-off Date through the Due Date in the month of such Distribution Date (reduced by the aggregate amount of Recoveries related to the Group 1 Mortgage Loans received since the Cut-off Date through the Due Date in the month of such Distribution Date on the Group 1 Mortgage Loans) divided by the Cut-off Date Pool Principal Balance for Loan Group 1 exceeds the applicable percentages set forth below with respect to such Distribution Date:

Distribution Date Occurring In	Percentage

May 2009 through April 2010	0.75%
May 2010 through April 2011	1.00%
May 2011 through April 2012	1.25%
May 2012 and thereafter	1.50%

Trust: The trust created by this Agreement, which shall be named the "Banc of America Funding 2006-D Trust."

Trust Estate: The segregated pool of assets subject hereto, constituting the primary trust created hereby and to be administered hereunder, with respect to a portion of which eight REMIC elections are to be made, such entire Trust Estate consisting of: (i) such Mortgage Loans as from time to time are subject to this Agreement, together with the Mortgage Files relating thereto, and together with all collections thereon and proceeds thereof, (ii) any REO Property, together with all collections thereon and proceeds thereof, (iii) the Trustee's rights with respect to the Mortgage Loans under all insurance policies required to be maintained pursuant to this Agreement and any proceeds thereof, (iv) the right to receive amounts, if any, payable on behalf of any Mortgagor from the Buy-Down Account relating to any Buy-Down Mortgage Loan, (v) the Depositor's rights under the Servicing Agreements and the Mortgage Loan Purchase Agreement (including any security interest created thereby), (vi) the right to receive any BPP Mortgage Loan Payment and (vii) the Servicer Custodial Accounts, the Master Servicer Custodial Account, the Cap Carryover Reserve Account, and the Certificate Account and such assets that are deposited therein from time to time and any investments thereof, together with any and all income, proceeds and payments with respect thereto. The Buy-Down Account shall not be part of the Trust Estate.

Trustee: U.S. Bank National Association, and its successors-in-interest and, if a successor trustee is appointed hereunder, such successor, as trustee.

Uncertificated Accrued Interest: With respect to each Uncertificated Group 1 Lower-Tier Interest or Uncertificated Group 1 Middle-Tier Interest on each Distribution Date, an amount equal to one month's interest at the related Uncertificated Group 1 Lower-Tier REMIC Pass-Through Rate or Uncertificated Group 1 Middle-Tier REMIC Pass-Through Rate on the Uncertificated Balance or Uncertificated Notional Amount of such Uncertificated Group 1 Lower-Tier Interest or Uncertificated Group 1 Middle-Tier Interest. With respect to each Group 1 Upper-Tier Interest on each Distribution Date, an amount equal to one month's interest at the related "Interest Rate" designated in the Preliminary Statement on the related Class Certificate Balance, Uncertificated Notional Amount, or Notional Amount, as applicable. In each case, Uncertificated Accrued Interest will be reduced by any Relief Act Reductions (allocated to such Uncertificated Group 1 Lower-Tier Interest, Uncertificated Group 1 Middle-Tier Interest or Group 1 Upper-Tier Interest based on their respective entitlements to interest irrespective of any Relief Act Reductions for such Distribution Date).

Uncertificated Aggregate Group 6 Lower-Tier Interest: A regular interest in the Aggregate Group 6 Lower-Tier REMIC which is held as an asset of the Shifting Interest Middle-Tier REMIC and is entitled to monthly distributions as provided in Section 5.02 hereof. Any of the Class 6-A-L Interest, Class 6-A-LS Interest, Class 6-B-L Interest and Class 6-B-LS Interest are Uncertificated Aggregate Group 6 Lower-Tier Interests.

Uncertificated Aggregate Group 6 Lower-Tier REMIC Pass-Through Rate: With respect to the Class 6-A-L Interest and the Class 6-LS Interest, the Net WAC for the Group 6-A Mortgage Loans. With respect to the Class 6-B-L Interest and the Class 6-B-LS Interest, the Net WAC for the Group 6-B Mortgage Loans.

Uncertificated Aggregate Group X Lower-Tier Interest: A regular interest in the Aggregate Group X Lower-Tier REMIC which is held as an asset of the Shifting Interest Middle-Tier REMIC and is entitled to monthly distributions as provided in Section 5.02 hereof. Any of the Class 2-L Interest, Class 2-LS Interest, Class 3-L Interest, Class 3-LS Interest, Class 4-L Interest and Class 4-LS Interest are Uncertificated Aggregate Group X Lower-Tier Interests.

Uncertificated Aggregate Group X Lower-Tier REMIC Pass-Through Rate: With respect to the Class 2-L Interest and the Class 2-LS Interest, the Net WAC for the Group 2 Mortgage Loans. With respect to the Class 3-L Interest and the Class 3-LS Interest, the Net WAC for the Group 3 Mortgage Loans. With respect to the Class 4-L Interest and the Class 4-LS Interest, the Net WAC for the Group 4 Mortgage Loans.

Uncertificated Balance: The amount of any Uncertificated Group 1 Lower-Tier Interest or Uncertificated Group 1 Middle-Tier Interest (other than the Class MR1IO Interest) outstanding as of any date of determination. As of the Closing Date, the Uncertificated Balance

of each Uncertificated Group 1 Lower-Tier Interest or Uncertificated Group 1 Middle-Tier Interest (other than the Class MR1IO Interest) shall equal the amount set forth in the Preliminary Statement hereto as its initial Uncertificated Balance. On each Distribution Date, the Uncertificated Balance of each Uncertificated Group 1 Lower-Tier Interest or Uncertificated Group 1 Middle-Tier Interest (other than the Class MR1IO Interest) shall be reduced by all distributions of principal made on such Uncertificated Group 1 Lower-Tier Interest or Uncertificated Group 1 Middle-Tier Interest on such Distribution Date pursuant to Section 5.03 and, if and to the extent necessary and appropriate, shall be further reduced on such Distribution Date by Realized Losses as provided in Section 5.04. The Uncertificated Balance of the Class MR1ZZ Interest shall be increased by interest deferrals as provided in Section 5.03. The Uncertificated Balance of each Uncertificated Group 1 Lower-Tier Interest or Uncertificated Group 1 Middle-Tier Interest shall never be less than zero.

Uncertificated Group 1 Lower-Tier Interest: A regular interest in the Group 1 Lower-Tier REMIC which is held as an asset of the Group 1 Middle-Tier REMIC and is entitled to monthly distributions as provided in Section 5.03 hereof. Any of the Class LR1-I Interest and the Class LR1-1-A Interest through Class LR1-59-B Interest are Uncertificated Group 1 Lower-Tier Interests, as designated in the Preliminary Statement hereto.

Uncertificated Group 1 Lower-Tier REMIC Pass-Through Rate: With respect to the Class LR1-I Interest, a per annum rate equal to the weighted average of the Net Mortgage Interest Rates of the Group 1 Mortgage Loans. With respect to each Uncertificated Group 1 Lower-Tier Interest ending with the designation "A", a per annum rate equal to the weighted average of the Net Mortgage Interest Rates of the Group 1 Mortgage Loans multiplied by 2, subject to a maximum rate of the Fixed Payer Rate multiplied by 2. With respect to each Uncertificated Group 1 Lower-Tier Interest ending with the designation "B", a per annum rate equal to the excess, if any, of (i) 2 multiplied by the weighted average of the Net Mortgage Interest Rates of the Group 1 Mortgage Loans over (ii) the Fixed Payer Rate multiplied by 2 (or 0.00% if there is no such excess).

Uncertificated Group 1 Middle-Tier Interest: A regular interest in the Group 1 Middle-Tier REMIC which is held as an asset of the Group 1 Upper-Tier REMIC and is entitled to monthly distributions as provided in Section 5.03 hereof. Any of the Class MR1AA Interest, Class MR1A1 Interest, Class MR1A2 Interest, Class MR1A3 Interest, Class MR1M1 Interest, Class MR1M2 Interest, Class MR1M3 Interest, Class MR1M4 Interest, Class MR1M5 Interest, Class MR1M6 Interest, Class MR1ZZ Interest, Class MR1IO Interest and Class MR1P Interest are Uncertificated Group 1 Middle-Tier Interests.

Uncertificated Group 1 Middle-Tier REMIC Pass-Through Rate: With respect to the Class MR1AA Interest, the Class MR1A1 Interest, the Class MR1A2 Interest, the Class MR1A3 Interest, the Class MR1M1 Interest, the Class MR1M2 Interest, the Class MR1M3 Interest, the Class MR1M4 Interest, the Class MR1M5 Interest, the Class MR1M6 Interest, the Class MR1ZZ Interest, and the Class MR1P Interest, a per annum rate (but not less than zero) equal to the weighted average of: (x) with respect to the Class LR1-I Interest and each Uncertificated Group 1 Lower-Tier Interest ending with the designation "B", the weighted average of the Uncertificated Group 1 Lower-Tier REMIC Pass-Through Rates for such Uncertificated Group 1 Lower-Tier Interests, weighted on the basis of the Uncertificated Balances of such Uncertificated

Group 1 Lower-Tier Interests for each such Distribution Date and (y) with respect to Uncertificated Group 1 Lower-Tier Interests ending with the designation "A", for each Distribution Date listed below, the weighted average of the rates listed below for each such Uncertificated Group 1 Lower-Tier Interest listed below, weighted on the basis of the Uncertificated Balances of each such Uncertificated Group 1 Lower-Tier Interest for each such Distribution Date:

Uncertificated Group 5 Lower-Tier Interest: A regular interest in the Group 5 Lower-Tier REMIC which is held as an asset of the Shifting Interest Middle-Tier REMIC and is entitled to monthly distributions as provided in Section 5.03 hereof. The Class 5-L Interest is the Uncertificated Group 5 Lower-Tier Interest.

Uncertificated Group 5 Lower-Tier REMIC Pass-Through Rate: With respect to the Class 5-L Interest, the Net WAC for the Group 5 Mortgage Loans.

Uncertificated Lower-Tier Interest: The Uncertificated Group 1 Lower-Tier Interests, the Uncertificated Aggregate Group X Lower-Tier Interests, the Uncertificated Group 5 Lower-Tier Interests and the Uncertificated Aggregate Group 6 Lower-Tier Interests.

Uncertificated Middle-Tier Interest: The Uncertificated Group 1 Middle-Tier Interests and the Uncertificated Shifting Interest Middle-Tier Interests.

Uncertificated Notional Amount: With respect to the Class MR1IO Interest and each Distribution Date listed below, a notional amount equal to the aggregate Uncertificated Balance of the Uncertificated Group 1 Lower-Tier Interests ending with the designation "A" listed below:

DISTRIBUTION
DATE	UNCERTIFICATED GROUP 1 LOWER-TIER INTERESTS

1	LR1-1-A through LR1-59-A
2	LR1-2-A through LR1-59-A
3	LR1-3-A through LR1-59-A
4	LR1-4-A through LR1-59-A
5	LR1-5-A through LR1-59-A
6	LR1-6-A through LR1-59-A
7	LR1-7-A through LR1-59-A
8	LR1-8-A through LR1-59-A
9	LR1-9-A through LR1-59-A
10	LR1-10-A through LR1-59-A
11	LR1-11-A through LR1-59-A
12	LR1-12-A through LR1-59-A
13	LR1-13-A through LR1-59-A
14	LR1-14-A through LR1-59-A
15	LR1-15-A through LR1-59-A
16	LR1-16-A through LR1-59-A
17	LR1-17-A through LR1-59-A
18	LR1-18-A through LR1-59-A
19	LR1-19-A through LR1-59-A
20	LR1-20-A through LR1-59-A
21	LR1-21-A through LR1-59-A
22	LR1-22-A through LR1-59-A
23	LR1-23-A through LR1-59-A
24	LR1-24-A through LR1-59-A
25	LR1-25-A through LR1-59-A
26	LR1-26-A through LR1-59-A

DISTRIBUTION
DATE	UNCERTIFICATED GROUP 1 LOWER-TIER INTERESTS

27	LR1-27-A through LR1-59-A
28	LR1-28-A through LR1-59-A
29	LR1-29-A through LR1-59-A
30	LR1-30-A through LR1-59-A
31	LR1-31-A through LR1-59-A
32	LR1-32-A through LR1-59-A
33	LR1-33-A through LR1-59-A
34	LR1-34-A through LR1-59-A
35	LR1-35-A through LR1-59-A
36	LR1-36-A through LR1-59-A
37	LR1-37-A through LR1-59-A
38	LR1-38-A through LR1-59-A
39	LR1-39-A through LR1-59-A
40	LR1-40-A through LR1-59-A
41	LR1-41-A through LR1-59-A
42	LR1-42-A through LR1-59-A
43	LR1-43-A through LR1-59-A
44	LR1-44-A through LR1-59-A
45	LR1-45-A through LR1-59-A
46	LR1-46-A through LR1-59-A
47	LR1-47-A through LR1-59-A
48	LR1-48-A through LR1-59-A
49	LR1-49-A through LR1-59-A
50	LR1-50-A through LR1-59-A
51	LR1-51-A through LR1-59-A
52	LR1-52-A through LR1-59-A
53	LR1-53-A through LR1-59-A
54	LR1-54-A through LR1-59-A
55	LR1-55-A through LR1-59-A
56	LR1-56-A through LR1-59-A
57	LR1-57-A through LR1-59-A
58	LR1-58-A and LR1-59-A
59	LR1-59-A
Thereafter	$0.00

With respect to the Class Swap-IO Interest and any Distribution Date, an amount equal to the Uncertificated Notional Amount of the Class MR1IO Interest.

DISTRIBUTION	UNCERTIFICATED GROUP 1 LOWER-TIER
DATE	INTEREST	RATE

1	LR1-1-A through LR1-59-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated Group 1 Lower-Tier REMIC Pass-Through Rate

2	LR1-2-A through LR1-59-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated Group 1 Lower-Tier REMIC Pass-Through Rate

	LR1-1-A	Uncertificated Group 1 Lower-Tier REMIC Pass-Through Rate

3	LR1-3-A through LR1-59-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated Group 1 Lower-Tier REMIC Pass-Through Rate

	LR1-1-A and LR1-2-A	Uncertificated Group 1 Lower-Tier REMIC Pass-Through Rate

4	LR1-4-A through LR1-59-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated Group 1 Lower-Tier REMIC Pass-Through Rate

	LR1-1-A through LR1-3-A	Uncertificated Group 1 Lower-Tier REMIC Pass-Through Rate

5	LR1-5-A through LR1-59-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated

DISTRIBUTION	UNCERTIFICATED GROUP 1 LOWER-TIER
DATE	INTEREST	RATE

Group 1 Lower-Tier REMIC Pass-Through Rate

	LR1-1-A through LR1-4-A	Uncertificated Group 1 Lower-Tier REMIC Pass-Through Rate

6	LR1-6-A through LR1-59-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated Group 1 Lower-Tier REMIC Pass-Through Rate

	LR1-1-A through LR1-5-A	Uncertificated Group 1 Lower-Tier REMIC Pass-Through Rate

7	LR1-7-A through LR1-59-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated Group 1 Lower-Tier REMIC Pass-Through Rate

	LR1-1-A through LR1-6-A	Uncertificated Group 1 Lower-Tier REMIC Pass-Through Rate

8	LR1-8-A through LR1-59-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated Group 1 Lower-Tier REMIC Pass-Through Rate

	LR1-1-A through LR1-7-A	Uncertificated Group 1 Lower-Tier REMIC Pass-Through Rate

9	LR1-9-A through LR1-59-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated Group 1 Lower-Tier REMIC Pass-Through Rate

	LR1-1-A through LR1-8-A	Uncertificated Group 1 Lower-Tier REMIC Pass-Through Rate

10	LR1-10-A through LR1-59-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated Group 1 Lower-Tier REMIC Pass-Through Rate

	LR1-1-A through LR1-9-A	Uncertificated Group 1 Lower-Tier REMIC Pass-Through Rate

11	LR1-11-A through LR1-59-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated Group 1 Lower-Tier REMIC Pass-Through Rate

	LR1-1-A through LR1-10-A	Uncertificated Group 1 Lower-Tier REMIC Pass-Through Rate

12	LR1-12-A through LR1-59-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated Group 1 Lower-Tier REMIC Pass-Through Rate

	LR1-1-A through LR1-11-A	Uncertificated Group 1 Lower-Tier REMIC Pass-Through Rate

13	LR1-13-A through LR1-59-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated Group 1 Lower-Tier REMIC Pass-Through Rate

	LR1-1-A through LR1-12-A	Uncertificated Group 1 Lower-Tier REMIC Pass-Through Rate

14	LR1-14-A through LR1-59-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated Group 1 Lower-Tier REMIC Pass-Through Rate

	LR1-1-A through LR1-13-A	Uncertificated Group 1 Lower-Tier REMIC Pass-Through Rate

15	LR1-15-A through LR1-59-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated Group 1 Lower-Tier REMIC Pass-Through Rate

	LR1-1-A through LR1-14-A	Uncertificated Group 1 Lower-Tier REMIC Pass-Through Rate

16	LR1-16-A through LR1-59-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated Group 1 Lower-Tier REMIC Pass-Through Rate

	LR1-1-A through LR1-15-A	Uncertificated Group 1 Lower-Tier REMIC Pass-Through Rate

17	LR1-17-A through LR1-59-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated Group 1 Lower-Tier REMIC Pass-Through Rate

	LR1-1-A through LR1-16-A	Uncertificated Group 1 Lower-Tier REMIC Pass-Through Rate

18	LR1-18-A through LR1-59-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated Group 1 Lower-Tier REMIC Pass-Through Rate

DISTRIBUTION	UNCERTIFICATED GROUP 1 LOWER-TIER
DATE	INTEREST	RATE

	LR1-1-A through LR1-17-A	Uncertificated Group 1 Lower-Tier REMIC Pass-Through Rate

19	LR1-19-A through LR1-59-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated Group 1 Lower-Tier REMIC Pass-Through Rate

	LR1-1-A through LR1-18-A	Uncertificated Group 1 Lower-Tier REMIC Pass-Through Rate

20	LR1-20-A through LR1-59-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated Group 1 Lower-Tier REMIC Pass-Through Rate

	LR1-1-A through LR1-19-A	Uncertificated Group 1 Lower-Tier REMIC Pass-Through Rate

21	LR1-21-A through LR1-59-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated Group 1 Lower-Tier REMIC Pass-Through Rate

	LR1-1-A through LR1-20-A	Uncertificated Group 1 Lower-Tier REMIC Pass-Through Rate

22	LR1-22-A through LR1-59-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated Group 1 Lower-Tier REMIC Pass-Through Rate

	LR1-1-A through LR1-21-A	Uncertificated Group 1 Lower-Tier REMIC Pass-Through Rate

23	LR1-23-A through LR1-59-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated Group 1 Lower-Tier REMIC Pass-Through Rate

	LR1-1-A through LR1-22-A	Uncertificated Group 1 Lower-Tier REMIC Pass-Through Rate

24	LR1-24-A through LR1-59-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated Group 1 Lower-Tier REMIC Pass-Through Rate

	LR1-1-A through LR1-23-A	Uncertificated Group 1 Lower-Tier REMIC Pass-Through Rate

25	LR1-25-A through LR1-59-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated Group 1 Lower-Tier REMIC Pass-Through Rate

	LR1-1-A through LR1-24-A	Uncertificated Group 1 Lower-Tier REMIC Pass-Through Rate

26	LR1-26-A through LR1-59-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated Group 1 Lower-Tier REMIC Pass-Through Rate

	LR1-1-A through LR1-25-A	Uncertificated Group 1 Lower-Tier REMIC Pass-Through Rate

27	LR1-27-A through LR1-59-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated Group 1 Lower-Tier REMIC Pass-Through Rate

	LR1-1-A through LR1-26-A	Uncertificated Group 1 Lower-Tier REMIC Pass-Through Rate

28	LR1-28-A through LR1-59-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated Group 1 Lower-Tier REMIC Pass-Through Rate

	LR1-1-A through LR1-27-A	Uncertificated Group 1 Lower-Tier REMIC Pass-Through Rate

29	LR1-29-A through LR1-59-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated Group 1 Lower-Tier REMIC Pass-Through Rate

	LR1-1-A through LR1-28-A	Uncertificated Group 1 Lower-Tier REMIC Pass-Through Rate

30	LR1-30-A through LR1-59-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated Group 1 Lower-Tier REMIC Pass-Through Rate

	LR1-1-A through LR1-29-A	Uncertificated Group 1 Lower-Tier REMIC Pass-Through Rate

31	LR1-31-A through LR1-59-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated Group 1 Lower-Tier REMIC Pass-Through Rate

	LR1-1-A through LR1-30-A	Uncertificated Group 1 Lower-Tier REMIC Pass-Through Rate

DISTRIBUTION	UNCERTIFICATED GROUP 1 LOWER-TIER
DATE	INTEREST	RATE

32	LR1-32-A through LR1-59-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated Group 1 Lower-Tier REMIC Pass-Through Rate

	LR1-1-A through LR1-31-A	Uncertificated Group 1 Lower-Tier REMIC Pass-Through Rate

33	LR1-33-A through LR1-59-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated Group 1 Lower-Tier REMIC Pass-Through Rate

	LR1-1-A through LR1-32-A	Uncertificated Group 1 Lower-Tier REMIC Pass-Through Rate

34	LR1-34-A through LR1-59-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated Group 1 Lower-Tier REMIC Pass-Through Rate

	LR1-1-A through LR1-33-A	Uncertificated Group 1 Lower-Tier REMIC Pass-Through Rate

35	LR1-35-A through LR1-59-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated Group 1 Lower-Tier REMIC Pass-Through Rate

	LR1-1-A through LR1-34-A	Uncertificated Group 1 Lower-Tier REMIC Pass-Through Rate

36	LR1-36-A through LR1-59-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated Group 1 Lower-Tier REMIC Pass-Through Rate

	LR1-1-A through LR1-35-A	Uncertificated Group 1 Lower-Tier REMIC Pass-Through Rate

37	LR1-37-A through LR1-59-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated Group 1 Lower-Tier REMIC Pass-Through Rate

	LR1-1-A through LR1-36-A	Uncertificated Group 1 Lower-Tier REMIC Pass-Through Rate

38	LR1-38-A through LR1-59-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated Group 1 Lower-Tier REMIC Pass-Through Rate

	LR1-1-A through LR1-37-A	Uncertificated Group 1 Lower-Tier REMIC Pass-Through Rate

39	LR1-39-A through LR1-59-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated Group 1 Lower-Tier REMIC Pass-Through Rate

	LR1-1-A through LR1-38-A	Uncertificated Group 1 Lower-Tier REMIC Pass-Through Rate

40	LR1-40-A through LR1-59-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated Group 1 Lower-Tier REMIC Pass-Through Rate

	LR1-1-A through LR1-39-A	Uncertificated Group 1 Lower-Tier REMIC Pass-Through Rate

41	LR1-41-A through LR1-59-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated Group 1 Lower-Tier REMIC Pass-Through Rate

	LR1-1-A through LR1-40-A	Uncertificated Group 1 Lower-Tier REMIC Pass-Through Rate

42	LR1-42-A through LR1-59-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated Group 1 Lower-Tier REMIC Pass-Through Rate

	LR1-1-A through LR1-41-A	Uncertificated Group 1 Lower-Tier REMIC Pass-Through Rate

43	LR1-43-A through LR1-59-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated Group 1 Lower-Tier REMIC Pass-Through Rate

	LR1-1-A through LR1-42-A	Uncertificated Group 1 Lower-Tier REMIC Pass-Through Rate

44	LR1-44-A through LR1-59-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated Group 1 Lower-Tier REMIC Pass-Through Rate

	LR1-1-A through LR1-43-A	Uncertificated Group 1 Lower-Tier REMIC Pass-Through Rate

45	LR1-45-A through LR1-59-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated Group 1 Lower-Tier REMIC Pass-Through Rate

DISTRIBUTION	UNCERTIFICATED GROUP 1 LOWER-TIER
DATE	INTEREST	RATE

	LR1-1-A through LR1-44-A	Uncertificated Group 1 Lower-Tier REMIC Pass-Through Rate

46	LR1-46-A through LR1-59-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated Group 1 Lower-Tier REMIC Pass-Through Rate

	LR1-1-A through LR1-45-A	Uncertificated Group 1 Lower-Tier REMIC Pass-Through Rate

47	LR1-47-A through LR1-59-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated Group 1 Lower-Tier REMIC Pass-Through Rate

	LR1-1-A through LR1-46-A	Uncertificated Group 1 Lower-Tier REMIC Pass-Through Rate

48	LR1-48-A through LR1-59-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated Group 1 Lower-Tier REMIC Pass-Through Rate

	LR1-1-A through LR1-47-A	Uncertificated Group 1 Lower-Tier REMIC Pass-Through Rate

49	LR1-49-A through LR1-59-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated Group 1 Lower-Tier REMIC Pass-Through Rate

	LR1-1-A through LR1-48-A	Uncertificated Group 1 Lower-Tier REMIC Pass-Through Rate

50	LR1-50-A through LR1-59-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated Group 1 Lower-Tier REMIC Pass-Through Rate

	LR1-1-A through LR1-49-A	Uncertificated Group 1 Lower-Tier REMIC Pass-Through Rate

51	LR1-51-A through LR1-59-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated Group 1 Lower-Tier REMIC Pass-Through Rate

	LR1-1-A through LR1-50-A	Uncertificated Group 1 Lower-Tier REMIC Pass-Through Rate

52	LR1-52-A through LR1-59-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated Group 1 Lower-Tier REMIC Pass-Through Rate

	LR1-1-A through LR1-51-A	Uncertificated Group 1 Lower-Tier REMIC Pass-Through Rate

53	LR1-53-A through LR1-59-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated Group 1 Lower-Tier REMIC Pass-Through Rate

	LR1-1-A through LR1-52-A	Uncertificated Group 1 Lower-Tier REMIC Pass-Through Rate

54	LR1-54-A through LR1-59-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated Group 1 Lower-Tier REMIC Pass-Through Rate

	LR1-1-A through LR1-53-A	Uncertificated Group 1 Lower-Tier REMIC Pass-Through Rate

55	LR1-55-A through LR1-59-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated Group 1 Lower-Tier REMIC Pass-Through Rate

	LR1-1-A through LR1-54-A	Uncertificated Group 1 Lower-Tier REMIC Pass-Through Rate

56	LR1-56-A through LR1-59-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated Group 1 Lower-Tier REMIC Pass-Through Rate

	LR1-1-A through LR1-55-A	Uncertificated Group 1 Lower-Tier REMIC Pass-Through Rate

57	LR1-57-A through LR1-59-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated Group 1 Lower-Tier REMIC Pass-Through Rate

	LR1-1-A through LR1-56-A	Uncertificated Group 1 Lower-Tier REMIC Pass-Through Rate

58	LR1-58-A and LR1-59-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated Group 1 Lower-Tier REMIC Pass-Through Rate

DISTRIBUTION	UNCERTIFICATED GROUP 1 LOWER-TIER
DATE	INTEREST	RATE

	LR1-1-A through LR1-57-A	Uncertificated Group 1 Lower-Tier REMIC Pass-Through Rate

59	LR1-59-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated Group 1 Lower-Tier REMIC Pass-Through Rate

	LR1-1-A through LR1-58-A	Uncertificated Group 1 Lower-Tier REMIC Pass-Through Rate

thereafter	LR1-1-A through LR1-59-A	Uncertificated Group 1 Lower-Tier REMIC Pass-Through Rate

With respect to the Class MR1IO Interest and (i) the first Distribution Date through the 59th Distribution Date, the excess, if any, of (x) the weighted average of the Uncertificated Group 1 Lower-Tier REMIC Pass-Through Rates for Uncertificated Group 1 Lower-Tier Interests including the designation "A," over (y) 2 multiplied by Swap LIBOR (or 0.00% if there is no such excess) and (ii) thereafter, 0.00%.

Uncertificated Shifting Interest Middle-Tier Interest: A regular interest in the Shifting Interest Middle-Tier REMIC which is held as an asset of the Shifting Interest Upper-Tier REMIC and is entitled to monthly distributions as provided in Section 5.02 hereof. Any of the Class 2-A-MR1 Interest, Class 2-A-MR2 Interest, Class 3-A-MR1 Interest, Class 4-A-MR1 Interest, Class 5-A-MR1 Interest, Class 5-A-MR2 Interest, Class 6-A-A-MR1 Interest, Class 6-B-A-MR1 Interest, Class XB-MR1 Interest, Class XB-MR2 Interest, Class XB-MR3 Interest, Class XB-MR4 Interest, Class XB-MR5 Interest, Class XB-MR6 Interest, Class 5B-MR1 Interest, Class 5B-MR2 Interest, Class 5B-MR3 Interest, Class 5B-MR4 Interest, Class 5B-MR5 Interest, Class 5B-MR6 Interest, Class 6-B-MR1 Interest, Class 6-B-MR2 Interest, Class 6-B-MR3 Interest, Class 6-B-MR4 Interest, Class 6-B-MR5 Interest, Class 6-B-MR6 Interest, Class 6-B-MR7 Interest, Class 6-B-MR8 Interest, Class 6-B-MR9 Interest, Class 6-B-MR10 Interest, and Class 6-B-MR11 Interest are Uncertificated Shifting Interest Middle-Tier Interests.

Uncertificated Shifting Interest Middle-Tier REMIC Pass-Through Rate: With respect to the Class 2-A-MR1 Interest and the Class 2-A-MR2 Interest, the weighted average of the Class 2-L Interest and the Class 2-LS Interest. With respect to the Class 3-A-MR1 Interest, the weighted average of the Class 3-L Interest and the Class 3-LS Interest. With respect to the Class 4-A-MR1 Interest, the weighted average of the Class 4-L Interest and the Class 4-LS Interest. With respect to the Class 5-A-MR1 Interest and the Class 5-A-MR2 Interest, the weighted average of the Class 5-L Interest. With respect to the Class 6A-A-MR1 Interest, the weighted average of the Class 6A-L Interest and the Class 6A-LS Interest. With respect to the Class 6B-A-MR1 Interest, the weighted average of the Class 6B-L Interest and the Class 6B-LS Interest. With respect to the Class XB-MR1 Interest, the Class XB-MR2 Interest, the Class XB-MR3 Interest, the Class XB-MR4 Interest, the Class XB-MR5 Interest and the Class XB-MR6 Interest, the weighted average of the Class 2-LS Interest, the Class 3-LS Interest and the Class 4-LS Interest. With respect to the Class 5B-MR1 Interest, the Class 5B-MR2 Interest, the Class 5B-MR3 Interest, the Class 5B-MR4 Interest, the Class 5B-MR5 Interest and the Class 5B-MR6 Interest, the weighted average of the Class 5-L Interest. With respect to the Class 6B-MR1 Interest, the Class 6B-MR2 Interest, the Class 6B-MR3 Interest, the Class 6B-MR4 Interest, the Class 6B-MR5 Interest, the Class 6B-MR6 Interest, the Class 6B-MR7 Interest, the Class
6B-MR8 Interest, the Class 6B-MR9 Interest, the Class 6B-MR10 Interest, the Class 6B-MR11 Interest, the weighted average of the Class 6A-LS Interest and the Class 6B-LS Interest.

Underwriter's Exemption: Prohibited Transaction Exemption 2002-41, 67 Fed. Reg. 54487 (2002), or any successor exemption.

Uninsured Cause: Any cause of damage to a Mortgaged Property, the cost of the complete restoration of which is not fully reimbursable under the hazard insurance policies required to be maintained pursuant to Section 3.12.

Unpaid Realized Loss Amount: For the Class 1-A-3 Certificates and any Class of Class 1-M Certificates and as to any Distribution Date, the excess of (x) the aggregate Applied Realized Loss Amounts allocated to such Class for all prior Distribution Dates over (y) the sum of (a) the cumulative amount of any Recoveries allocated to such Class and (b) the aggregate Realized Loss Amortization Amounts with respect to such Class for all prior Distribution Dates.

Upper-Tier REMIC: The Group 1 Upper-Tier REMIC and the Shifting Interest Upper-Tier REMIC.

U.S. Person: A citizen or resident of the United States, a corporation or partnership (unless, in the case of a partnership, Treasury Regulations are adopted that provide otherwise) created or organized in or under the laws of the United States, any state thereof or the District of Columbia, including an entity treated as a corporation or partnership for federal income tax purposes, an estate whose income is subject to United States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more such U.S. Persons have the authority to control all substantial decisions of such trust (or, to the extent provided in applicable Treasury Regulations, certain trusts in existence on August 20, 1996 which are eligible to elect to be treated as U.S. Persons).

Voting Rights: The portion of the voting rights of all of the Certificates which is allocated to any Certificate. As of any date of determination, (a) 96% of all Voting Rights shall be allocated to the Holders of the Senior Certificates (other than the Class 5-A-X and Class 2-A-R Certificates) and Subordinate Certificates in proportion to the Certificate Balances of their respective Certificates, (b) 1% of all Voting Rights shall be allocated to the Holders of the Class 5-A-X Certificates, (c) 1% of all Voting Rights shall be allocated to the Holder of the Class 2-A-R Certificates, (d) 1% of all Voting Rights shall be allocated to the Holder of the Class 1-CE Certificate and (e) 1% of all Voting Rights shall be allocated to the Holder of the Class 1-P Certificate.

Wells Fargo Bank: Wells Fargo Bank, N.A., in its capacity as Servicer under the Wells Fargo Servicing Agreement.

Wells Fargo Servicing Agreement: Collectively, (a) that certain Master Seller's Warranties and Servicing Agreement, dated as of March 1, 2005, by and between BANA and Wells Fargo Bank, (b) that certain Master Mortgage Loan Purchase Agreement, dated as of March 1, 2005, by and between BANA and Wells Fargo Bank, (c) that certain Amended and Restated Master Seller's Warranties and Servicing Agreement, dated as of December 1, 2005, by and between BANA and Wells Fargo Bank, (d) that certain Amended and Restated Master Mortgage Loan Purchase Agreement, dated as of December 1, 2005, by and between BANA and Wells Fargo Bank, (e) that certain Assignment and Conveyance Agreement, dated as of October 26, 2005, by and between BANA and Wells Fargo Bank, (f) that certain Assignment and Conveyance Agreement, dated as of December 15, 2005, by and between BANA and

Wells Fargo Bank, (g) that certain Assignment and Conveyance Agreement, dated as of January 27, 2006, by and between BANA and Wells Fargo Bank, (h) that certain Assignment and Conveyance Agreement, dated as of February 16, 2006, by and between BANA and Wells Fargo Bank and (i) the Assignment, Assumption and Recognition Agreement, dated April 28, 2006, by and among BANA, the Depositor, the Trustee, the Master Servicer and Wells Fargo Bank.

Section 1.02 Interest Calculations. All calculations of interest with respect to the Shifting Interest Certificates and the Class 1-CE Certificates will be made on a 360-day year consisting of twelve (12) 30-day months. All calculations of interest with respect to the Offered Group 1 Certificates will be made on a 360-day year consisting of twelve (12) months, each of which has the actual number of days in such month. All dollar amounts calculated hereunder shall be rounded to the nearest penny with one-half of one penny being rounded down.

ARTICLE II

CONVEYANCE OF MORTGAGE LOANS   ORIGINAL ISSUANCE OF CERTIFICATES

Section 2.01 Conveyance of Mortgage Loans. (a) The Depositor, concurrently with the execution and delivery hereof, hereby sells, transfers, assigns, sets over and otherwise conveys to the Trustee on behalf of the Trust for the benefit of the Certificateholders, without recourse, all the right, title and interest of the Depositor in and to the Mortgage Loans and the related Mortgage Files, including all interest and principal received on or with respect to the Mortgage Loans (other than payments of principal and interest due and payable on the Mortgage Loans on or before the Cut-off Date) and the Depositor's rights under the Mortgage Loan Purchase Agreement, including the rights of the Depositor as assignee of the Sponsor with respect to the Sponsor's rights under the Servicing Agreements. The foregoing sale, transfer, assignment and set over does not and is not intended to result in a creation of an assumption by the Trustee of any obligation of the Depositor or any other Person in connection with the Mortgage Loans or any agreement or instrument relating thereto, except as specifically set forth herein. In addition, the Depositor, concurrently with the execution and delivery hereof, hereby sells, transfers, assigns, sets over and otherwise conveys to the Trustee on behalf of the Trust for the benefit of the Certificateholders, without recourse, the Depositor's rights to receive any BPP Mortgage Loan Payment. It is agreed and understood by the parties hereto that it is not intended that any mortgage loan be included in the Trust that is a "High-Cost Home Loan" as defined in any of (i) the New Jersey Home Ownership Act effective November 27, 2003, (ii) the New Mexico Home Loan Protection Act effective January 1, 2004, (iii) the Massachusetts Predatory Home Loan Practices Act effective November 7, 2004 or (iv) the Indiana Home Loan Practices Act, effective January 1, 2005.

(b)           In connection with such transfer and assignment, the Depositor has delivered or caused to be delivered to the Trustee, or a Custodian on behalf of the Trustee, for the benefit of the Certificateholders, the following documents or instruments with respect to each Mortgage Loan so assigned:

(i)
the original Mortgage Note, endorsed by manual or facsimile signature in the following form: "Pay to the order of U.S. Bank National Association, as trustee for holders of Banc of America Funding Corporation Mortgage Pass-Through Certificates, Series 2006-D, without recourse," with all necessary intervening endorsements showing a complete chain of endorsement from the originator to the Trustee (each such endorsement being sufficient to transfer all right, title and interest of the party so endorsing, as noteholder or assignee thereof, in and to that Mortgage Note) and, in the case of any Mortgage Loan originated in the State of New York documented by a NYCEMA, the NYCEMA, the new Mortgage Note, if applicable, the consolidated Mortgage Note and the consolidated Mortgage;

(ii)
except as provided below and other than with respect to the Mortgage Loans purchased by the Sponsor from Wells Fargo Bank, the original recorded Mortgage with evidence of a recording thereon, or if any such Mortgage has not been returned from the applicable recording office or has been lost, or if such public recording office retains the original recorded Mortgage, a copy of such Mortgage certified by the applicable Servicer (which may be part of a blanket certification) as being a true and correct copy of the Mortgage;

(iii)
subject to the provisos at the end of this paragraph, a duly executed Assignment of Mortgage to "U.S. Bank National Association, as trustee for the holders of Banc of America Funding Corporation Mortgage Pass-Through Certificates, Series 2006-D" (which may be included in a blanket assignment or assignments), together with, except as provided below and other than with respect to the Mortgage Loans purchased by the Sponsor from Wells Fargo Bank, originals of all interim recorded assignments of such mortgage or a copy of such interim assignment certified by the applicable Servicer (which may be part of a blanket certification) as being a true and complete copy of the original recorded intervening assignments of Mortgage (each such assignment, when duly and validly completed, to be in recordable form and sufficient to effect the assignment of and transfer to the assignee thereof, under the Mortgage to which the assignment relates); provided that, if the related Mortgage has not been returned from the applicable public recording office, such Assignment of Mortgage may exclude the information to be provided by the recording office; and provided, further, if the related Mortgage has been recorded in the name of Mortgage Electronic Registration Systems, Inc. ("MERS") or its designee, no Assignment of Mortgage in favor of the Trustee will be required to be prepared or delivered and instead, the Master Servicer shall enforce the obligations of the applicable Servicer to take all actions as are necessary to cause the Trust to be shown as the owner of the related Mortgage Loan on the records of MERS for purposes of the system of recording transfers of beneficial ownership of mortgages maintained by MERS;

(iv)	the originals of all assumption, modification, consolidation or extension agreements, if any, with evidence of recording thereon, if any;

(v)
other than with respect to the Mortgage Loans purchased by the Sponsor from Wells Fargo Bank, any of (A) the original or duplicate original mortgagee title insurance policy and all riders thereto, (B) a  title search showing no lien (other than standard exceptions) on the Mortgaged Property senior to the lien of the Mortgage or (C) an opinion of counsel of the type customarily rendered in the applicable jurisdiction in lieu of a title insurance policy;

(vi)	the original of any guarantee executed in connection with the Mortgage Note;

(vii)
for each Mortgage Loan, if any, which is secured by a residential long-term lease, a copy of the lease with evidence of recording indicated thereon, or, if the lease is in the process of being recorded, a photocopy of the lease, certified by an officer of the respective prior owner of such Mortgage Loan or by the applicable title insurance company, closing/settlement/escrow agent or company or closing attorney to be a true and correct copy of the lease transmitted for recordation;

(viii)	the original of any security agreement, chattel mortgage or equivalent document executed in connection with the Mortgage; and

(ix)           for each Mortgage Loan secured by Cooperative Stock (other than with respect to any Mortgage Loan secured by Cooperative Stock purchased by the Sponsor from Wells Fargo Bank), the originals of the following documents or instruments:

(A)           The Cooperative Stock Certificate;

(B)           The stock power executed in blank;

(C)           The executed Cooperative Lease;

(D)           The executed Recognition Agreement;

(E)           The executed assignment of Recognition Agreement, if any;

(F)	The executed UCC-1 financing statement with evidence of recording thereon; and

(G)
Executed UCC-3 financing statements or other appropriate UCC financing statements required by state law, evidencing a complete and unbroken line from the mortgagee to the Trustee with evidence of recording thereon (or in a form suitable for recordation).

provided, however, that on the Closing Date, with respect to item (iii), if an Assignment of Mortgage is required to be recorded as set forth below, the Depositor has delivered to the Trustee or a Custodian on behalf of the Trustee, as the case may be, a copy of such Assignment of Mortgage in blank rather than in the name of the Trustee and has caused the applicable Servicer to retain the completed Assignment of Mortgage for recording as described below, unless such Mortgage has been recorded in the name of MERS or its designee. In addition, if the Depositor is unable to deliver or cause the delivery of any original Mortgage Note due to the loss of such original Mortgage Note, the Depositor may deliver a copy of such Mortgage Note, together with a lost note affidavit, and shall thereby be deemed to have satisfied the document delivery requirements of this Section 2.01(b).

If in connection with any Mortgage Loans, the Depositor cannot deliver (A) the Mortgage, (B) all interim recorded assignments, (C) all assumption, modification, consolidation or extension agreements, if any, or (D) the lender's title policy, if any, (together with all riders thereto), if applicable, satisfying the requirements of clause (ii), (iii), (iv) or (v) above, respectively, concurrently with the execution and delivery hereof because such document or documents have not been returned from the applicable public recording office in the case of clause (ii), (iii) or (iv) above, or because the title policy, if applicable, has not been delivered to any of the related Servicer, the Sponsor or the Depositor, as applicable, by the applicable title insurer, if any, in the case of clause (v) above, the Depositor shall promptly deliver or cause to be delivered to the Trustee or a Custodian on behalf of the Trustee, as the case may be, in the case of clause (ii), (iii) or (iv) above, such Mortgage, such interim assignment or such assumption, modification, consolidation or extension agreement, as the case may be, with evidence of recording indicated thereon upon receipt thereof from the public recording office, but in no event shall any such delivery of any such documents or instruments be made later than one (1) year following the Closing Date, unless, in the case of clause (ii), (iii) or (iv) above, there has been a continuing delay at the applicable recording office or, in the case of clause (v), there has been a continuing delay at the applicable insurer and the Depositor has delivered an Officer's Certificate to such effect to the Trustee. The Depositor shall forward or cause to be forwarded to the Trustee or a Custodian, on behalf of the Trustee, as the case may be, (1) from time to time additional original documents evidencing an assumption or modification of a Mortgage Loan and (2) any other documents required to be delivered by the Depositor, or the applicable Servicer to the Trustee or a Custodian on the Trustee's behalf, as the case may be. In the event that the original Mortgage is not delivered and in connection with the payment in full of the related Mortgage Loan the public recording office requires the presentation of a "lost instruments affidavit and indemnity" or any equivalent document, because only a copy of the Mortgage can be delivered with the instrument of satisfaction or reconveyance, the Depositor shall prepare, execute and deliver or cause to be prepared, executed and delivered, on behalf of the Trust, such a document to the public recording office.

Upon discovery by the Depositor or notice from Wells Fargo Bank, the Master Servicer, the Securities Administrator or Trustee that a Document Transfer Event has occurred, the Depositor shall, with respect to Mortgage Loans purchased by the Sponsor from Wells Fargo Bank, deliver or cause to be delivered to the Trustee or a Custodian, on behalf of the Trustee, within 60 days copies (which may be in electronic form mutually agreed upon by the Depositor and the Trustee or such Custodian) of the following additional documents or instruments to the Mortgage File with respect to each such Mortgage Loan; provided, however, that originals of such documents or instruments shall be delivered to the Trustee or a Custodian on behalf of the Trustee, as applicable, if originals are required under the law in which the related Mortgaged Property is located in order to exercise all remedies available to the Trust under applicable law following default by the related Mortgagor:

(1)   other than if the related Mortgage has been recorded in the name of MERS or its designee, originals of all interim recorded assignments of such mortgage or a copy of such interim assignments certified by Wells Fargo Bank (which may be part of a blanket certification) as being a true and complete copy of the original recorded intervening assignments of Mortgage (each such assignment, when duly and validly completed, to be in recordable form and sufficient to effect the assignment of and transfer to the assignee thereof, under the Mortgage to which the assignment relates);

(2)   the original or a certified copy of the lender's title insurance policy;

(3)   the original Mortgage with evidence of recording thereon, and the original recorded power of attorney, if the Mortgage was executed pursuant to a power of attorney, with evidence of recording thereon or, if such Mortgage or power of attorney has been submitted for recording but has not been returned from the applicable public recording office, has been lost or is not otherwise available, a copy of such Mortgage or power of attorney, as the case may be, certified to be a true and complete copy of the original submitted for recording; and

(4)   for each Mortgage Loan secured by Cooperative Stock, the originals of the following documents or instruments:

(A)   The Cooperative Stock Certificate;

(B)   The stock power executed in blank;

(C)   The executed Cooperative Lease;

(D)   The executed Recognition Agreement;

(E)   The executed assignment of Recognition Agreement, if any;

(F) The executed UCC-1 financing statement with evidence of recording thereon; and

(G)   Executed UCC-3 financing statements or other appropriate UCC financing statements required by state law, evidencing a complete and unbroken line from the mortgagee to the Trustee with evidence of recording thereon (or in a form suitable for recordation).

With respect to each Mortgage Loan, as promptly as practicable subsequent to such transfer and assignment, the Master Servicer shall (except for any Mortgage which has been recorded in the name of MERS or its designee) enforce the obligations of the related Servicer pursuant to the related Servicing Agreement to (I) cause each Assignment of Mortgage to be in proper form for recording in the appropriate public office for real property records within the time period required in the applicable Servicing Agreement and (II) at the Depositor's expense, cause to be delivered for recording in the appropriate public office for real property records the Assignments of the Mortgages to the Trustee, except that, with respect to any Assignment of a Mortgage as to which the related Servicer has not received the information required to prepare such assignment in recordable form, such Servicer's obligation to do so and to deliver the same for such recording shall be as soon as practicable after receipt of such information and in accordance with the applicable Servicing Agreement.

No recording of an Assignment of Mortgage will be required in a state if either (i) the Depositor furnishes to the Trustee and the Securities Administrator an unqualified Opinion of Counsel reasonably acceptable to the Trustee and the Securities Administrator to the effect that recordation of such assignment is not necessary under applicable state law to preserve the Trustee's interest in the related Mortgage Loan against the claim of any subsequent transferee of such Mortgage Loan or any successor to, or creditor of, the Depositor or the originator of such Mortgage Loan or (ii) the recordation of an Assignment of Mortgage in such state is not required by either Rating Agency in order to obtain the initial ratings on the Certificates on the Closing Date.  Exhibit J attached hereto sets forth the list of all states where recordation is required by any Rating Agency to obtain the initial ratings of the Certificates. The Securities Administrator and the Trustee may rely and shall be protected in relying upon the information contained in such Exhibit J.

In the case of Mortgage Loans that have been prepaid in full as of the Closing Date, the Depositor, in lieu of delivering the above documents to the Trustee, or a Custodian on the Trustee's behalf, will cause the applicable Servicer to remit to the Master Servicer for deposit in the Master Servicer Custodial Account the portion of such payment that is required to be deposited in the such account pursuant to Section 3.09.

Section 2.02 Acceptance by the Trustee or Custodian of the Mortgage Loans.  Subject to the provisions of the following paragraph, the Trustee declares that it, or a Custodian as its agent, will hold the documents referred to in Section 2.01 and the other documents delivered to it or a Custodian as its agent, as the case may be, constituting the Mortgage Files, and that it will hold such other assets as are included in the Trust Estate delivered to it, in trust for the exclusive use and benefit of all present and future Certificateholders. Upon execution and delivery of this document, the Trustee shall deliver or cause a Custodian to deliver to the Depositor, the Master Servicer and the NIMS Insurer a certification in the form attached hereto as Exhibit K (the "Initial Certification") to the effect that, except as may be specified in a list of exceptions attached thereto, such Person has received the original Mortgage Note relating to each of the Mortgage Loans listed on the Mortgage Loan Schedule.

Within 90 days after the execution and delivery of this Agreement, the Trustee shall review, or cause a Custodian, on behalf of the Trustee, to review, the Mortgage Files in such Person's possession, and shall deliver to the Depositor, the Master Servicer and the NIMS Insurer a certification in the form attached hereto as Exhibit L (the "Final Certification") to the effect that, as to each Mortgage Loan listed in the Mortgage Loan Schedule, except as may be specified in a list of exceptions attached to such Final Certification, such Mortgage File contains all of the items required to be delivered pursuant to Section 2.01(b). In performing any such review, the Trustee or a Custodian, as the case may be, may conclusively rely on the purported genuineness of any such document and any signature thereon.

If, in the course of such review, a Custodian finds any document constituting a part of a Mortgage File which does not meet the requirements of Section 2.01 or is omitted from such Mortgage File or if the Depositor, the Master Servicer, the Trustee, a Custodian, the NIMS Insurer or the Securities Administrator discovers a breach by a Servicer or the Sponsor of any representation, warranty or covenant under the Servicing Agreements or the Mortgage Loan Purchase Agreement in respect of any Mortgage Loan and such breach materially adversely affects the interest of the Certificateholders in the related Mortgage Loan (provided that any such breach that causes the Mortgage Loan not to be a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code shall be deemed to materially and adversely affect the interests of the Certificateholders), then such party shall promptly so notify the Master Servicer, the Sponsor, such Servicer, the Securities Administrator, the Trustee, the NIMS Insurer and the Depositor of such failure to meet the requirements of Section 2.01 or of such breach and request that the applicable Servicer or the Sponsor, as applicable, deliver such missing documentation or cure such defect or breach within 90 days of its discovery or its receipt of notice of any such failure to meet the requirements of Section 2.01 or of such breach. If the Trustee receives written notice that the Sponsor or the applicable Servicer, as applicable, has not delivered such missing document or cured such defect or breach in all material respects during such period, the Trustee, on behalf of the Trust, shall enforce the applicable Servicer's or Sponsor's obligation, as the case may be, under the applicable Servicing Agreement or the Mortgage Loan Purchase Agreement, as applicable, and cause the applicable Servicer or Sponsor, as applicable, to either (a) other than in the case of Washington Mutual, substitute for the related Mortgage Loan a Substitute Mortgage Loan, which substitution shall be accomplished in the manner and subject to the conditions set forth below or (b) purchase such Mortgage Loan from the Trust at the Purchase Price for such Mortgage Loan; provided, however, that in no event shall such a substitution occur more than two years from the Closing Date; provided, further, that such substitution or repurchase must occur within 90 days of when such defect was discovered if such defect will cause the Mortgage Loan not to be a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code.

Notwithstanding any contrary provision of this Agreement, no substitution pursuant to this Section 2.02 shall be made more than 90 days after the Closing Date unless the Depositor delivers to the Securities Administrator an Opinion of Counsel, which Opinion of Counsel shall not be at the expense of either the Trustee, the Securities Administrator or the Trust Estate, addressed to the Trustee and the Securities Administrator, to the effect that such substitution will not (i) result in the imposition of the tax on "prohibited transactions" on any REMIC created hereunder or contributions after the Start-up Day, as defined in Sections 860F(a)(2) and 860G(d) of the Code, respectively or (ii) cause any REMIC created hereunder to fail to qualify as a REMIC at any time that any Certificates are outstanding.

It is understood that the scope of the Trustee's review (or a Custodian's review on its behalf) of the Mortgage Files is limited solely to confirming that the documents listed in Section 2.01 have been received and further confirming that any and all documents delivered pursuant to Section 2.01 appear on their face to have been executed and relate to the applicable Mortgage Loans identified in the related Mortgage Loan Schedule based solely upon the review of items (i) and (xi) in the definition of Mortgage Loan Schedule. Neither the Trustee nor any Custodian shall have any responsibility for determining whether any document is valid and binding, whether the text of any assignment or endorsement is in proper or recordable form, whether any document has been recorded in accordance with the requirements of any applicable jurisdiction, or whether a blanket assignment is permitted in any applicable jurisdiction.

If the Trustee receives written notice from the Depositor, the Master Servicer or the Securities Administrator of a breach of any representation or warranty of a related Servicer or the

Sponsor, the Trustee, on behalf of the Trust, shall enforce the rights of the Trust under the Servicing Agreements and the Mortgage Loan Purchase Agreement for the benefit of the Certificateholders. If the Trustee receives written notice from the Depositor, the Master Servicer or the Securities Administrator of a breach of the representations or warranties with respect to the Mortgage Loans set forth in a Servicing Agreement, the Trustee, on behalf of the Trust, shall enforce the right of the Trust to be indemnified for such breach of representation or warranty. In addition, if the Trustee receives written notice from the Depositor, the Master Servicer or the Securities Administrator of a breach of a representation with respect to a Mortgage Loan set forth in clauses (k) or (o) of paragraph 3 or clauses (f) and (oo) of paragraph 4 of the Mortgage Loan Purchase Agreement that occurs as a result of a violation of an applicable predatory or abusive lending law, the Trustee, on behalf of the Trust, shall enforce the right of the Trust to reimbursement by the Sponsor for all costs or damages incurred by the Trust as a result of the violation of such law (such amount, the "Reimbursement Amount"), but in the case of a breach of a representation set forth in clauses (k) or (o) of paragraph 3 of the Mortgage Loan Purchase Agreement, only to the extent the applicable Servicer does not so reimburse the Trust. It is understood and agreed that, except for any indemnification provided in the Servicing Agreements and the payment of any Reimbursement Amount, the obligation of a Servicer or the Sponsor to cure or to repurchase (or, other than in the case of Washington Mutual, to substitute for) any Mortgage Loan as to which a document is missing, a material defect in a constituent document exists or as to which such a breach has occurred and is continuing shall constitute the sole remedy against a Servicer or the Sponsor in respect of such omission, defect or breach available to the Trustee on behalf of the Trust and the Certificateholders.

With respect to the representations and warranties relating to the Mortgage Loans set forth in the Mortgage Loan Purchase Agreement that are made to the best of the Sponsor's knowledge or as to which the Sponsor had no knowledge, if it is discovered by the Depositor, the Master Servicer, the NIMS Insurer or the Trustee that the substance of such representation or warranty is inaccurate and such inaccuracy materially and adversely affects the interest of the Certificateholders in the related Mortgage Loan then, notwithstanding the Sponsor's lack of knowledge with respect to the substance of such representation or warranty being inaccurate at the time the representation or warranty was made, such inaccuracy shall be deemed a breach of the applicable representation or warranty.

It is understood and agreed that the representations and warranties relating to the Mortgage Loans set forth in the Mortgage Loan Purchase Agreement shall survive delivery of the Mortgage Files to the Trustee or a Custodian on the Trustee's behalf and shall inure to the benefit of the Certificateholders notwithstanding any restrictive or qualified endorsement or assignment. It is understood and agreed that the obligations of the Sponsor set forth in this Section 2.02 to cure, substitute for or repurchase a Mortgage Loan pursuant to the Mortgage Loan Purchase Agreement constitute the sole remedies available to the Certificateholders and to the Trustee on their behalf respecting a breach of the representations and warranties contained in the Mortgage Loan Purchase Agreement.

The representations and warranties of each Servicer (in its capacity as an originator) with respect to the applicable Mortgage Loans in the related Servicing Agreement, which have been assigned to the Trustee hereunder, were made as of the date specified in such Servicing

Agreement. To the extent that any fact, condition or event with respect to a Mortgage Loan constitutes a breach of both (i) a representation or warranty of a Servicer (in its capacity as an originator) under the related Servicing Agreement and (ii) a representation or warranty of the Sponsor under the Mortgage Loan Purchase Agreement, the only right or remedy of the Trustee or of any Certificateholder shall be the Trustee's right, on behalf of the Trust, to enforce the obligations of the applicable Servicer (in its capacity as an originator) under any applicable representation or warranty made by it. It is hereby acknowledged that the Sponsor shall have no obligation or liability with respect to any breach of a representation or warranty made by it with respect to the Mortgage Loans if the fact, condition or event constituting such breach also constitutes a breach of a representation or warranty made by the applicable Servicer (in its capacity as an originator) in the applicable Servicing Agreement, without regard to whether such Servicer (in its capacity as an originator) fulfills its contractual obligations in respect of such representation or warranty. It is hereby further acknowledged that the Depositor shall have no obligation or liability with respect to any breach of any representation or warranty with respect to the Mortgage Loans (except as set forth in Section 2.04) under any circumstances.

With respect to each Substitute Mortgage Loan the Sponsor shall deliver to the Trustee (or a Custodian on behalf of the Trustee), for the benefit of the Certificateholders, the Mortgage Note, the Mortgage, the related Assignment of Mortgage (except for any Mortgage which has been recorded in the name of MERS or its designee), and such other documents and agreements as are otherwise required by Section 2.01, with the Mortgage Note endorsed and the Mortgage assigned as required by Section 2.01. No substitution is permitted to be made in any calendar month after the Determination Date for such month. Monthly Payments due with respect to any such Substitute Mortgage Loan in the month of substitution shall not be part of the Trust Estate. For the month of substitution, distributions to Certificateholders will include the Monthly Payment due for such month on any Defective Mortgage Loan for which the Sponsor or a Servicer
(other than Washington Mutual) has substituted a Substitute Mortgage Loan.

The Master Servicer shall amend the Mortgage Loan Schedule for the benefit of the Certificateholders to reflect the removal of each Mortgage Loan that has become a Defective Mortgage Loan and the substitution of the Substitute Mortgage Loan or Loans and the Master Servicer shall deliver the amended Mortgage Loan Schedule to the Securities Administrator, the Trustee, the NIMS Insurer and any Custodian. Upon such substitution of a Mortgage Loan by the Sponsor or a Servicer (other than Washington Mutual), each Substitute Mortgage Loan shall be subject to the terms of this Agreement in all respects, the Sponsor shall be deemed to have made to the Trustee with respect to such Substitute Mortgage Loan, as of the date of substitution, the representations and warranties made pursuant to paragraph 4 of the Mortgage Loan Purchase Agreement and the applicable Servicer shall be deemed to have made to the Trustee with respect to such Substitute Mortgage Loan, as of the date of substitution, the mortgage loan representations and warranties made pursuant to the applicable Servicing Agreement. Upon any such substitution and the deposit to the Master Servicer Custodial Account of any required Substitution Adjustment Amount (as described in the next paragraph) and receipt by the Trustee of a Request for Release, the Trustee shall release, or shall direct a Custodian to release, the Mortgage File relating to such Defective Mortgage Loan to applicable Person and shall execute and deliver at such Person's direction such instruments of transfer or assignment prepared by such Person, without recourse, as shall be necessary to vest title in such Person or its designee to the Trustee's interest in any Defective Mortgage Loan substituted for pursuant to this Section 2.02.

For any month in which Sponsor or a Servicer (other than Washington Mutual) substitutes one or more Substitute Mortgage Loans for one or more Defective Mortgage Loans, the amount (if any) by which the aggregate principal balance of all such Substitute Mortgage Loans substituted by such Person in a Loan Group as of the date of substitution is less than the aggregate Stated Principal Balance of all such Defective Mortgage Loans in a Loan Group substituted by such Person (after application of the principal portion of the Monthly Payments due in the month of substitution) (the "Substitution Adjustment Amount" for such Loan Group) plus an amount equal to the aggregate of any unreimbursed Advances with respect to such Defective Mortgage Loans shall be remitted by such Person to the Master Servicer for deposit to the Master Servicer Custodial Account on or before the 18th day of the month succeeding the calendar month during which the related Mortgage Loan is required to be purchased or replaced hereunder.

The Trustee shall retain or shall cause a Custodian to retain, as applicable, possession and custody of each Mortgage File in accordance with and subject to the terms and conditions set forth herein. The Master Servicer shall cause to be promptly delivered to the Trustee or a Custodian on behalf of the Trustee, as the case may be, upon the execution or, in the case of documents requiring recording, receipt thereof, the originals of such other documents or instruments constituting the Mortgage File as come into the Master Servicer's possession from time to time.

Neither the Trustee nor any Custodian shall be under any duty or obligation (i) to inspect, review or examine any such documents, instruments, certificates or other papers to determine that they are genuine, enforceable, or appropriate for the represented purpose or that they are other than what they purport to be on their face or (ii) to determine whether any Mortgage File should include any of the documents specified in Section 2.01(b)(iv), (vi), (vii), (viii) and (ix). In connection with making the certifications required hereunder, to the extent a title search or opinion of counsel has been provided in lieu of a title policy for any Mortgage Loan, the Trustee or a Custodian on its behalf, as applicable, shall only be responsible for confirming that a title search or opinion of counsel has been provided for such Mortgage Loan.

Section 2.03 Representations, Warranties and Covenants of the Master Servicer. The Master Servicer hereby makes the following representations and warranties to the Depositor, the Securities Administrator, the NIMS Insurer and the Trustee, as of the Closing Date:

(i)   The Master Servicer is a national banking association duly chartered and validly existing in good standing under the laws of the United States of America and has all licenses necessary to carry on its business as now being conducted and is licensed, qualified and in good standing in each of the states where a Mortgaged Property securing a Mortgage Loan is located if the laws of such state require licensing or qualification in order to conduct business of the type conducted by the Master Servicer. The Master Servicer has power and authority to execute and deliver this Agreement and to perform in accordance herewith; the execution, delivery and performance of this Agreement (including all instruments of transfer to be delivered pursuant to this Agreement) by the

Master Servicer and the consummation of the transactions contemplated hereby have been duly and validly authorized. This Agreement, assuming due authorization, execution and delivery by the other parties hereto, evidences the valid, binding and enforceable obligation of the Master Servicer, subject to applicable law except as enforceability may be limited by (A) bankruptcy, insolvency, liquidation, receivership, moratorium, reorganization or other similar laws affecting the enforcement of the rights of creditors and (B) general principles of equity, whether enforcement is sought in a proceeding in equity or at law. All requisite corporate action has been taken by the Master Servicer to make this Agreement valid and binding upon the Master Servicer in accordance with its terms.

(ii)  No consent, approval, authorization or order is required for the transactions contemplated by this Agreement from any court, governmental agency or body, or federal or state regulatory authority having jurisdiction over the Master Servicer is required or, if required, such consent, approval, authorization or order has been or will, prior to the Closing Date, be obtained.

(iii)   The consummation of the transactions contemplated by this Agreement are in the ordinary course of business of the Master Servicer and will not result in the breach of any term or provision of the charter or by-laws of the Master Servicer or result in the breach of any term or provision of, or conflict with or constitute a default under or result in the acceleration of any obligation under, any agreement, indenture or loan or credit agreement or other instrument to which the Master Servicer or its property is subject, or result in the violation of any law, rule, regulation, order, judgment or decree to which the Master Servicer or its property is subject.

(iv)  There is no action, suit, proceeding or investigation pending or, to the best knowledge of the Master Servicer, threatened against the Master Servicer which, either individually or in the aggregate, would result in any material adverse change in the business, operations, financial condition, properties or assets of the Master Servicer, or in any material impairment of the right or ability of the Master Servicer to carry on its business substantially as now conducted or which would draw into question the validity of this Agreement or the Mortgage Loans or of any action taken or to be taken in connection with the obligations of the Master Servicer contemplated herein, or which would materially impair the ability of the Master Servicer to perform under the terms of this Agreement.

The representations and warranties made pursuant to this Section 2.03 shall survive delivery of the respective Mortgage Files to the Trustee for the benefit of the Certificateholders.

Section 2.04 Representations and Warranties of the Depositor as to the Mortgage Loans. The Depositor hereby represents and warrants to the Trustee and the NIMS Insurer with respect to the Mortgage Loans or each Mortgage Loan, as the case may be, as of the date hereof or such other date set forth herein that as of the Closing Date:

(i) Immediately prior to the transfer and assignment contemplated herein, the Depositor was the sole owner and holder of the Mortgage Loans.The Mortgage Loans were not assigned or pledged by the Depositor and the Depositor had good and marketable title thereto, and the Depositor had full right to transfer and sell the Mortgage Loans to the Trustee free and clear of any encumbrance, participation interest, lien, equity, pledge, claim or security interest and had full right and authority subject to no interest or participation in, or agreement with any other party to sell or otherwise transfer the Mortgage Loans.

(ii) As of the Closing Date, the Depositor has transferred all right, title and interest in the Mortgage Loans to the Trustee on behalf of the Trust.

(iii) As of the Closing Date, the Depositor has not transferred the Mortgage Loans to the Trustee on behalf of the Trust with any intent to hinder, delay or defraud any of its creditors.

It is understood and agreed that the representations and warranties set forth in this Section 2.04 shall survive delivery of the respective Mortgage Files to the Trustee or the related Custodian and shall inure to the benefit of the Trustee, notwithstanding any restrictive or qualified endorsement or assignment.

Upon discovery by any of the Depositor, the Master Servicer, the Securities Administrator or the Trustee that any of the representations and warranties set forth in this Section 2.04 is not accurate (referred to herein as a "breach") and that such breach materially and adversely affects the interests of the Certificateholders in the related Mortgage Loan, the party discovering such breach shall give prompt written notice to the other parties; provided that any such breach that causes the Mortgage Loan not to be a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code shall be deemed to materially and adversely affect the interests of the Certificateholders. Within 90 days of its discovery or its receipt of notice of any such breach, the Depositor shall cure such breach in all material respects or shall either (i) repurchase the Mortgage Loan or any property acquired in respect thereof from the Trustee at a price equal to the Purchase Price or (ii) if within two years of the Closing Date, substitute for such Mortgage Loan in the manner described in Section 2.02; provided that if the breach would cause the Mortgage Loan to be other than a "qualified mortgage" as defined in Section 860G(a)(3) of the Code, any such repurchase or substitution must occur within 90 days from the date the breach was discovered. The Purchase Price of any repurchase described in this paragraph and the Substitution Adjustment Amount, if any shall be remitted to the Master Servicer for deposit to the Master Servicer Custodial Account. It is understood and agreed that, except with respect to the second preceding sentence, the obligation of the Depositor to repurchase or substitute for any Mortgage Loan or Mortgaged Property as to which such a breach has occurred and is continuing shall constitute the sole remedy respecting such breach available to Certificateholders, or to the Trust and the Trustee on behalf of Certificateholders, and such obligation shall survive until termination of the Trust hereunder.

Section 2.05 Designation of Interests in the REMICs. The Depositor hereby designates the Group 1 Upper-Tier Interests as "regular interests" and the Class 1-UR Interest as the single class of "residual interest" in the Group 1 Upper-Tier REMIC for purposes of Code Section 860G(a)(1) and 860G(a)(2), respectively. The Depositor hereby further designates (i) the Uncertificated Group 1 Middle-Tier Interests as classes of "regular interests" and the

Class 1-MR Interest as the single class of "residual interest" in the Group 1 Middle-Tier REMIC for purposes of Code Section 860G(a)(1) and 860G(a)(2), respectively and (ii) the Uncertificated Group 1 Lower-Tier Interests as classes of "regular interests" and the Class 1-LR Interest as the single class of "residual interest" in the Group 1 Lower-Tier REMIC for purposes of Code Section 860G(a)(1) and 860G(a)(2), respectively. The Depositor hereby designates the Classes of Shifting Interest Certificates (other than the Class 2-A-R Certificates) as "regular interests" and the Class SI-UR Interest as the single class of "residual interest" in the Shifting Interest Upper-Tier REMIC for the purposes of Code Sections 860G(a)(1) and 860G(a)(2), respectively. The Depositor hereby further designates (i) the Uncertificated Shifting Interest Middle-Tier Interests as classes of "regular interests" and the Class SI-MR Interest as the single class of "residual interest" in the Shifting Interest Middle-Tier REMIC for the purposes of Code Sections 860G(a)(1) and 860G(a)(2), respectively, (ii) the Uncertificated Aggregate Group X Lower-Tier Interests as classes of "regular interests" and the Class X-LR Interest as the single class of "residual interest" in the Aggregate Group X Lower-Tier REMIC for the purposes of Code Sections 860G(a)(1) and 860G(a)(2), respectively, (iii) the Uncertificated Group 5 Lower-Tier Interests as classes of "regular interests" and the Class 5-LR Interest as the single class of "residual interest" in the Group 5 Lower-Tier REMIC for purposes of Code Section 860G(a)(1) and 860G(a)(2), respectively, and (iv) the Uncertificated Aggregate Group 6 Lower-Tier Interests as classes of "regular interests" and the Class 6-LR Interest as the single class of "residual interest" in the Aggregate Group 6 Lower-Tier REMIC, for purposes of Code Section 860G(a)(1) and 860G(a)(2), respectively.

Section 2.06 Designation of Start-up Day. The Closing Date is hereby designated as the "start-up day" of each of the Upper-Tier REMIC, the Intermediate Lower-Tier REMIC and Lower-Tier REMIC within the meaning of Section 860G(a)(9) of the Code.

Section 2.07 REMIC Certificate Maturity Date. Solely for purposes of satisfying Section 1.860G-1(a)(4)(iii) of the Treasury Regulations, the "latest possible maturity date" of the regular interests in the Group 1 Upper-Tier REMIC, the Group 1 Middle-Tier REMIC, the Group 1 Lower-Tier REMIC, the Shifting Interest Upper-Tier REMIC, the Shifting Interest Middle-Tier REMIC, the Aggregate Group X Lower-Tier REMIC, the Group 5 Lower-Tier REMIC and the Aggregate Group 6 Lower-Tier REMIC is the Distribution Date immediately following the maturity date for the Mortgage Loan with the latest maturity date.

Section 2.08 Execution and Delivery of Certificates. The Securities Administrator (i) acknowledges the issuance of and hereby declares that it holds the Uncertificated Group 1 Lower-Tier Interests on behalf of the Group 1 Middle-Tier REMIC and the Group 1 Certificateholders and that it holds the Uncertificated Group 1 Middle-Tier Interests on behalf of the Group 1 Upper-Tier REMIC and the Group 1 Certificateholders, (ii) acknowledges the issuance of and hereby declares that it holds the Uncertificated Aggregate Group X Lower-Tier Interests, the Group 5 Lower-Tier Interests and the Aggregate Group 6 Lower-Tier Interests on behalf of the Shifting Interest Middle-Tier REMIC and the Shifting Interest Certificateholders and that it holds the Uncertificated Shifting Interest Middle-Tier Interests on behalf of the Shifting Interest Upper-Tier REMIC and the Shifting Interest Certificateholders and (iii) has executed and delivered to or upon the order of the Depositor, in exchange for the Mortgage Loans, Uncertificated Group 1 Lower-Tier Interests, Uncertificated Group 1 Middle-Tier

Interests, Uncertificated Aggregate Group X Lower-Tier Interests, Uncertificated Group 5 Lower-Tier Interests, Uncertificated Aggregate Group 6 Lower-Tier Interests and Uncertificated Shifting Interest Middle-Tier Interests, together with all other assets included in the definition of "Trust Estate," receipt of which is hereby acknowledged, Certificates in authorized denominations which, together with the Class Swap-IO Interest, the Uncertificated Group 1 Lower-Tier Interests, Uncertificated Group 1 Middle-Tier Interests, Uncertificated Aggregate Group X Lower-Tier Interests, Uncertificated Group 5 Lower-Tier Interests, Uncertificated Aggregate Group 6 Lower-Tier Interests and Uncertificated Shifting Interest Middle-Tier Interests, evidence ownership of the entire Trust Estate. The Securities Administrator acknowledges the obligation of the Class 1-CE Certificates to pay Cap Carryover Amounts and declares that it holds the same on behalf of the Class 1-A-1, Class 1-A-2, Class 1-A-3, Class 1-M-1, Class 1-M-2, Class 1-M-3, Class 1-M-4, Class 1-M-5 and Class 1-M-6 Certificates, respectively, which shall be treated as beneficially owning the right to receive the Cap Carryover Amounts. The Securities Administrator also acknowledges the obligation of the Offered Group 1 Certificates and the Class 1-CE Certificates to pay the Class IO Distribution Amount.

Section 2.09 Establishment of the Trust. The Depositor does hereby establish, pursuant to the further provisions of this Agreement and the laws of the State of New York, an express trust to be known, for convenience, as "Banc of America Funding 2006-D Trust" and does hereby appoint U.S. Bank National Association as Trustee in accordance with the provisions of this Agreement.

Section 2.10 Purpose and Powers of the Trust. The purpose of the common law trust, as created hereunder, is to engage in the following activities:

(a)   to acquire and hold the Mortgage Loans and the other assets of the Trust Estate and the proceeds therefrom;

(b)   to issue the Certificates sold to the Depositor in exchange for the Mortgage Loans;

(c)   to make payments on the Certificates;

(d)   to engage in those activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith; and

(e)   subject to compliance with this Agreement, to engage in such other activities as may be required in connection with conservation of the Trust Estate and the making of distributions to the Certificateholders.

The trust is hereby authorized to engage in the foregoing activities. Neither the Trustee nor the Securities Administrator shall cause the trust to engage in any activity other than in connection with the foregoing or other than as required or authorized by the terms of this Agreement (or those ancillary thereto) while any Certificate is outstanding, and this Section 2.10 may not be amended, without the consent of the Certificateholders evidencing 51% or more of the aggregate voting rights of the Certificates.

Section 2.11 Rights of the NIMS Insurer. Each of the rights of the NIMS Insurer set forth in this Agreement shall exist so long as (i) the NIMS Insurer has undertaken to guarantee certain payments of notes issued pursuant to the Indenture and (ii) any series of notes issued pursuant to the Indenture remains outstanding or the NIMS Insurer is owed amounts in respect of its guarantee of payments on such notes; provided, however, the NIMS Insurer shall not have any rights hereunder (except pursuant to Section 11.01 in the case of clause (ii) below) during the period of time, if any, that (a) the NIMS Insurer has not undertaken to guarantee certain payments of notes issued pursuant to the Indenture or (ii) any default has occurred and is continuing under the insurance policy issued by the NIMS Insurer with respect to such notes.

ARTICLE III

ADMINISTRATION AND MASTER SERVICING
OF MORTGAGE LOANS

Section 3.01 Master Servicing of the Mortgage Loans. For and on behalf of the Certificateholders, the Master Servicer shall supervise, monitor and oversee the obligations of the Servicers to service and administer their respective Mortgage Loans in accordance with the terms of the applicable Servicing Agreement and shall have full power and authority to do any and all things which it may deem necessary or desirable in connection with such master servicing and administration. In performing its obligations hereunder, the Master Servicer shall act in a manner consistent with this Agreement, subject to the prior sentence, and with Customary Servicing Procedures. Furthermore, the Master Servicer shall oversee and consult with each Servicer as necessary from time-to-time to carry out the Master Servicer's obligations hereunder, shall receive, review and evaluate all reports, information and other data provided to the Master Servicer by each Servicer and shall cause each Servicer to perform and observe the covenants, obligations and conditions to be performed or observed by such Servicer under the applicable Servicing Agreement. The Master Servicer shall independently and separately monitor each Servicer's servicing activities with respect to each related Mortgage Loan, reconcile the results of such monitoring with such information provided in the previous sentence on a monthly basis and coordinate corrective adjustments to the Servicers' and the Master Servicer's records, and based on such reconciled and corrected information, prepare the Master Servicer's Certificate and any other information and statements required hereunder. The Master Servicer shall reconcile the results of its Mortgage Loan monitoring with the actual remittances of the Servicers to the Master Servicer Custodial Account pursuant to the applicable Servicing Agreements.

Continuously from the date hereof until the termination of the Trust, the Master Servicer shall enforce the obligations of the Servicers to collect all payments due under the terms and provisions of the Mortgage Loans when the same shall become due and payable to the extent such procedures shall be consistent with the applicable Servicing Agreement.

The relationship of the Master Servicer (and of any successor to the Master Servicer as master servicer under this Agreement) to the Trustee and the Securities Administrator under this Agreement is intended by the parties to be that of an independent contractor and not that of a joint venturer, partner or agent.

Section 3.02         Monitoring of Servicers. (a) The Master Servicer shall be responsible for reporting to the Trustee, the Securities Administrator and the Depositor the compliance by each Servicer with its duties under the related Servicing Agreement. In the review of each Servicer's activities, the Master Servicer may rely upon an officer's certificate of the Servicer with regard to such Servicer's compliance with the terms of its Servicing Agreement. In the event that the Master Servicer, in its judgment, determines that a Servicer should be terminated in accordance with its Servicing Agreement, or that a notice should be sent pursuant to such Servicing Agreement with respect to the occurrence of an event that, unless cured, would constitute grounds for such termination, the Master Servicer shall notify the Depositor, the Securities Administrator, the NIMS Insurer and the Trustee thereof and the Master Servicer shall issue such notice or take such other action as it deems appropriate.

(b)   The Master Servicer, for the benefit of the Trust and the Certificateholders, shall enforce the obligations of each Servicer under the related Servicing Agreement, and shall, in the event that a Servicer fails to perform its obligations in accordance with the related Servicing Agreement, subject to the preceding paragraph, terminate the rights and obligations of such Servicer thereunder and act as successor Servicer of the related Mortgage Loans under the applicable Servicing Agreement or cause the Trustee to enter into a new Servicing Agreement with a successor Servicer selected by the Master Servicer (except, in the case of the Wells Fargo Servicing Agreement, the Trustee shall select the successor Servicer); provided, however, it is understood and acknowledged by the parties hereto that there will be a period of transition (not to exceed 90 days) before the actual servicing functions can be fully transferred to such successor Servicer. Such enforcement, including, without limitation, the legal prosecution of claims, termination of Servicing Agreements and the pursuit of other appropriate remedies, shall be in such form and carried out to such an extent and at such time as the Master Servicer, in its good faith business judgment, would require were it the owner of the related Mortgage Loans. The Master Servicer shall pay the costs of such enforcement at its own expense, and shall be reimbursed therefor only (i) from a general recovery resulting from such enforcement to the extent, if any, that such recovery exceeds all amounts due in respect of the related Mortgage Loans or (ii) from a specific recovery of costs, expenses or attorneys fees against the party whom such enforcement is directed, provided that the Master Servicer and the Trustee, as applicable, shall not be required to prosecute or defend any legal action except to the extent that the Master Servicer or the Trustee, as applicable, shall have received reasonable indemnity for its costs and expenses in pursuing such action.

(c)   To the extent that the costs and expenses of the Master Servicer or the Trustee, as applicable, related to any termination of a Servicer, appointment of a successor Servicer or the transfer and assumption of servicing by the Master Servicer or the Trustee, as applicable, with respect to any Servicing Agreement (including, without limitation, (i) all legal costs and expenses and all due diligence costs and expenses associated with an evaluation of the potential termination of the Servicer as a result of an Event of Default by such Servicer and (ii) all costs and expenses associated with the complete transfer of servicing, including all servicing files and all servicing data and the completion, correction or manipulation of such servicing data as may be required by the successor Servicer to correct any errors or insufficiencies in the servicing data or otherwise to enable the successor Servicer to service the Mortgage Loans in accordance with the related Servicing Agreement) are not fully and timely reimbursed by the terminated Servicer, the Master Servicer (except in the case of the termination of Wells Fargo Bank as a Servicer) or the Trustee, as applicable, shall be entitled to reimbursement of such costs and expenses from the Master Servicer Custodial Account; provided that if such servicing transfer costs are ultimately reimbursed by the terminated Servicer, then the Master Servicer or the Trustee, as applicable, shall remit such amounts that are reimbursed by the terminated Servicer to the Master Servicer Custodial Account.

(d)   The Master Servicer shall require each Servicer to comply with the remittance requirements and other obligations set forth in the related Servicing Agreement.

(e)   If the Master Servicer acts as Servicer, it will not assume liability for the representations and warranties of the Servicer, if any, that it replaces.

(f)   Subject to the conditions set forth in this Section 3.02(f), the Master Servicer is permitted to utilize one or more Subcontractors to perform certain of its obligations hereunder. The Master Servicer shall promptly upon request provide to the Depositor a written description (in form and substance satisfactory to the Depositor) of the role and function of each Subcontractor utilized by the Master Servicer, specifying (i) the identity of each such Subcontractor that is a Servicing Function Participant and (ii) which elements of the Servicing Criteria will be addressed in Assessments of Compliance provided by each Servicing Function Participant. As a condition to the utilization by the Master Servicer of any Servicing Function Participant, the Master Servicer shall cause any such Servicing Function Participant for the benefit of the Depositor to comply with the provisions of Section 3.21 of this Agreement to the same extent as if such Servicing Function Participant were the Master Servicer. The Master Servicer shall be responsible for obtaining from each such Servicing Function Participant and delivering to the applicable Persons any Assessment of Compliance and related Attestation Report required to be delivered by such Servicing Function Participant under Section 3.21, in each case as and when required to be delivered.

Notwithstanding the foregoing, if the Master Servicer engages a Subcontractor in connection with the performance of any of its duties under this Agreement, the Master Servicer shall be responsible for determining whether such Subcontractor is an Additional Servicer.

The Master Servicer shall indemnify the Depositor, the Sponsor, the Trustee and the Securities Administrator and any of their directors, officers, employees or agents and hold them harmless against any and all claims, losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments, and any other costs, fees and expenses that any of them may sustain in any way related to a breach of the Master Servicer's obligation set forth in the preceding paragraph or the failure of the Master Servicer to perform any of its obligations under this Section 3.02(f), Section 3.20, Section 3.21 or Section 3.22.

Section 3.03 Fidelity Bond; Errors and Omissions Insurance. The Master Servicer shall maintain, at its own expense, a blanket fidelity bond and an errors and omissions insurance policy, with broad coverage on all officers, employees or other persons involved in the performance of its obligations as Master Servicer hereunder. These policies must insure the Master Servicer against losses resulting from dishonest or fraudulent acts committed by the Master Servicer's personnel, any employees of outside firms that provide data processing services for the Master Servicer, and temporary contract employees or student interns. No provision of this Section 3.03 requiring such fidelity bond and errors and omissions insurance shall diminish or relieve the Master Servicer from its duties and obligations as set forth in this Agreement. The minimum coverage under any such bond and insurance policy shall be at least equal to the corresponding amounts required by Fannie Mae in the Fannie Mae Servicing Guide or by Freddie Mac in the Freddie Mac Sponsors' & Servicers' Guide, as amended or restated from time to time, or in an amount as may be permitted to the Master Servicer by express waiver of Fannie Mae or Freddie Mac. In the event that any such policy or bond ceases to be in effect, the Master Servicer shall obtain a comparable replacement policy or bond from an insurer or issuer, meeting the requirements set forth above as of the date of such replacement.

Section 3.04 Access to Certain Documentation. The Master Servicer shall provide, and the Master Servicer shall cause each Servicer to provide in accordance with the related Servicing Agreement, to the OCC, the OTS, the FDIC and to comparable regulatory authorities supervising Holders of Certificates and the examiners and supervisory agents of the OCC, the OTS, the FDIC and such other authorities, access to the documentation required by applicable regulations of the OCC, the OTS, the FDIC and such other authorities with respect to the Mortgage Loans. Such access shall be afforded without charge, but only upon reasonable and prior written request and during normal business hours at the offices designated by the Master Servicer and the related Servicer. In fulfilling such request for access, the Master Servicer shall not be responsible to determine the sufficiency of any information provided by such Servicer. Nothing in this Section 3.04 shall limit the obligation of the Master Servicer and the related Servicer to observe any applicable law and the failure of the Master Servicer or the related Servicer to provide access as provided in this Section 3.04 as a result of such obligation shall not constitute a breach of this Section 3.04.

Section 3.05 Maintenance of Primary Mortgage Insurance Policy; Claims. (a) The Master Servicer shall not take, or permit any Servicer (to the extent such action is prohibited under the applicable Servicing Agreement) to take, any action that would result in noncoverage under any applicable Primary Mortgage Insurance Policy of any loss which, but for the actions of the Master Servicer or such Servicer, would have been covered thereunder. The Master Servicer shall use its best reasonable efforts to cause each Servicer (to the extent required under the related Servicing Agreement) to keep in force and effect (to the extent that the Mortgage Loan requires the Mortgagor to maintain such insurance), primary mortgage insurance applicable to each Mortgage Loan in accordance with the provisions of this Agreement and the related Servicing Agreement, as applicable. The Master Servicer shall not, and shall not permit any Servicer (to the extent required under the related Servicing Agreement) to, cancel or refuse to renew any such Primary Mortgage Insurance Policy that is in effect at the date of the initial issuance of the Mortgage Note and is required to be kept in force hereunder except in accordance with the provisions of this Agreement and the related Servicing Agreement, as applicable.

(b)   The Master Servicer agrees to present, or to cause each Servicer (to the extent required under the related Servicing Agreement) to present, on behalf of the Trust, the Trustee and the Certificateholders, claims to the insurer under any Primary Mortgage Insurance Policies and, in this regard, to take such reasonable action as shall be necessary to permit recovery under any Primary Mortgage Insurance Policies respecting defaulted Mortgage Loans. Pursuant to

Sections 3.08 and 3.09, any amounts collected by the Master Servicer or any Servicer under any Primary Mortgage Insurance Policies shall be deposited in the Master Servicer Custodial Account, subject to withdrawal pursuant to Section
3.11.

Section 3.06 Rights of the Depositor, the Securities Administrator and the Trustee in Respect of the Master Servicer. The Depositor may, but is not obligated to, enforce the obligations of the Master Servicer hereunder and may, but is not obligated to, perform, or cause a designee to perform, any defaulted obligation of the Master Servicer hereunder and in connection with any such defaulted obligation to exercise the related rights of the Master Servicer hereunder; provided that the Master Servicer shall not be relieved of any of its obligations hereunder by virtue of such performance by the Depositor or its designee. None of the Securities Administrator, the Trustee or the Depositor shall have any responsibility or liability for any action or failure to act by the Master Servicer and the Securities Administrator, the Trustee or the Depositor shall not be obligated to supervise the performance of the Master Servicer hereunder or otherwise.

Section 3.07 Trustee to Act as Master Servicer. (a) In the event the Master Servicer or any successor master servicer shall for any reason no longer be the Master Servicer hereunder (including by reason of an Event of Default), the Trustee as trustee hereunder shall within 90 days of such time, assume, if it so elects, or shall appoint a successor Master Servicer to assume, all of the rights and obligations of the Master Servicer hereunder arising thereafter. Any such assumption shall be subject to Sections 7.02 and 8.05.

(b)   The predecessor Master Servicer at its expense shall, upon request of the Trustee, deliver to the assuming party all master servicing documents and records and an accounting of amounts collected or held by the Master Servicer, and shall transfer control of the Master Servicer Custodial Account and any investment accounts to the successor Master Servicer, and otherwise use its best efforts to effect the orderly and efficient transfer of its rights and duties as Master Servicer hereunder to the assuming party. The Trustee shall be entitled to be reimbursed from the predecessor Master Servicer (or the Trust if the predecessor Master Servicer is unable to fulfill such obligations) for all Master Servicing Transfer Costs.

Section 3.08 Servicer Custodial Accounts and Escrow Accounts. (a) The Master Servicer shall enforce the obligation of each Servicer to establish and maintain a Servicer Custodial Account in accordance with the applicable Servicing Agreement, with records to be kept with respect thereto on a loan by loan basis, into which accounts shall be deposited within 48 hours (or as of such other time specified in the related Servicing Agreement) of receipt all collections of principal and interest on any Mortgage Loan and all collections with respect to any REO Property received by a Servicer, including Principal Prepayments, Insurance Proceeds, Liquidation Proceeds, Recoveries and Advances made from the Servicer's own funds (less servicing compensation as permitted by the applicable Servicing Agreement in the case of any Servicer) and all other amounts to be deposited in the Servicer Custodial Account. The Master Servicer is hereby authorized to make withdrawals from and deposits to the related Servicer Custodial Account for purposes required or permitted by this Agreement.

(b)   The Master Servicer shall also enforce the obligation of each Servicer to establish and maintain a Buy-Down Account in accordance with the applicable Servicing Agreement, with records to be kept with respect thereto on a Mortgage Loan by Mortgage Loan basis, into which accounts any Buy-Down Funds shall be deposited within 48 hours (or as of such other time specified in the related Servicing Agreement) of receipt thereof. The Master Servicer is hereby authorized to make withdrawals from and deposits to the related Buy-Down Account for purposes required or permitted by this Agreement. In addition, the Master Servicer shall enforce the obligation of each Servicer to withdraw from the Buy-Down Account and deposit in immediately available funds in the Servicer Custodial Account an amount which, when added to such Mortgagor's payment, will equal the full monthly payment due under the related Mortgage Note.

(c)   To the extent required by the related Servicing Agreement and by the related Mortgage Note and not violative of current law, the Master Servicer shall enforce the obligation of each Servicer to establish and maintain one or more escrow accounts (for each Servicer, collectively, the "Escrow Account") and deposit and retain therein all collections from the Mortgagors (or Advances by such Servicer) for the payment of taxes, assessments, hazard insurance premiums or comparable items for the account of the Mortgagors. Nothing herein shall require the Master Servicer to compel a Servicer to establish an Escrow Account in violation of applicable law.

Section 3.09 Collection of Mortgage Loan Payments; Master Servicer Custodial Account and Certificate Account. (a) Continuously from the date hereof until the principal and interest on all Mortgage Loans are paid in full, the Master Servicer shall enforce the obligations of the Servicers to collect all payments due under the terms and provisions of the Mortgage Loans when the same shall become due and payable to the extent such procedures shall be consistent with the applicable Servicing Agreement.

(b)   The Securities Administrator shall establish and maintain the Certificate Account, which shall be deemed to consist of sixteen sub-accounts and into which the Master Servicer will deposit on or prior to 11:00 a.m. New York time, on each Distribution Date (or, if the Securities Administrator is no longer the same Person as, or an Affiliate of, the Master Servicer, the Business Day preceding each Distribution Date) all amounts on deposit in the Master Servicer Custodial Account for distribution to Certificateholders.

(c)   The Master Servicer shall establish and maintain the Master Servicer Custodial Account, which shall be an Eligible Account and which may be deemed to be a sub-account of the Certificate Account for so long as the Master Servicer and the Securities Administrator are the same Person. The Master Servicer shall, promptly upon receipt, deposit in the Master Servicer Custodial Account and retain therein any amounts which are required to be deposited in the Master Servicer Custodial Account by the Master Servicer.

(d)   On a daily basis within one (1) Business Day of receipt (except as otherwise specifically provided herein), the Master Servicer shall deposit or cause to be deposited the following payments and collections remitted to the Master Servicer by each Servicer from its respective Servicer Custodial Account pursuant to the related Servicing Agreement or otherwise or received by the Master Servicer in respect of the Mortgage Loans subsequent to the Cut-off Date
(other than in respect of principal and interest due on the Mortgage Loans on or before the Cut-off Date) and the following amounts required to be deposited hereunder:

(i) all payments on account of principal of the Mortgage Loans, including Principal Prepayments;

(ii) all payments on account of interest on the Mortgage Loans, net of the related Servicing Fee;

(iii)   (A) all Insurance Proceeds and Liquidation Proceeds, other  than Insurance Proceeds to be (1) applied to the restoration or repair of the Mortgaged Property, (2) released to the Mortgagor in accordance with Customary Servicing Procedures or (3) required to be deposited to an Escrow Account pursuant to Section 3.08 and (B) any Insurance Proceeds released from an Escrow Account;

(iv)    any amount required to be deposited by the Master Servicer pursuant to Section 3.09(e) in connection with any losses on Permitted Investments with respect to the Master Servicer Custodial Account;

(v) any amounts relating to REO Property required to be remitted by the applicable Servicer;

(vi)    Periodic Advances made by the applicable Servicer pursuant to the related Servicing Agreement (or, if applicable, by the Master Servicer or the Trustee pursuant to Section 3.19 or the Trustee pursuant to Section 8.01) and any Compensating Interest paid by the applicable Servicer pursuant to the related Servicing Agreement;

(vii) all Purchase Prices, all Substitution Adjustment Amounts and all Reimbursement Amounts to the extent received by the Servicer; (viii) any Recoveries;

(ix) all Prepayment Charges collected by GreenPoint in connection with the voluntary Principal Prepayment in full of any related Mortgage Loan;

(x) any Buy-Down Funds required to be deposited pursuant to Section 3.08; and (xi) any other amounts required to be deposited hereunder.

If the Master Servicer shall deposit any amount not required to be deposited, it may at any time withdraw such amount from the Master Servicer Custodial Account, any provision herein to the contrary notwithstanding. All funds required to be deposited in the Master Servicer Custodial Account shall be held by the Master Servicer in trust for the Certificateholders until disbursed in accordance with this Agreement or withdrawn in accordance with Section 3.11.

(e)   Each institution at which the Master Servicer Custodial Account is maintained shall invest the funds therein as directed in writing by the Master Servicer in Permitted Investments, which shall mature not later than the Business Day next preceding the Distribution Date (except that if such Permitted Investment is an obligation of the institution that maintains such account, then such Permitted Investment shall mature not later than such Distribution Date)

and, in each case, shall not be sold or disposed of prior to its maturity. All such Permitted Investments shall be made in the name of the Trustee, for the benefit of the Certificateholders. All Master Servicer Custodial Account Reinvestment Income shall be for the benefit of the Master Servicer as part of its master servicing compensation and shall be remitted to the Master Servicer monthly as provided herein. The amount of any losses realized in the Master Servicer Custodial Account incurred in any such account in respect of any such investments shall promptly be deposited by the Master Servicer from its own funds in the Master Servicer Custodial Account.

(f)   Each institution at which the Certificate Account is maintained shall invest the funds therein if directed in writing by the Securities Administrator in Permitted Investments that are obligations of the institution that maintains the Certificate Account, which shall mature on the Distribution Date and shall not be sold or disposed of prior to its maturity. All such Permitted Investments shall be made in the name of the Trustee, for the benefit of the Certificateholders. All income and gains net of any losses realized since the preceding Distribution Date from Permitted Investments of funds in the Certificate Account shall be for the benefit of the Securities Administrator as its compensation and the amount of any losses realized in the Certificate Account in respect of any such Permitted Investments shall promptly be deposited by the Securities Administrator from its own funds in the Certificate Account.

(g)   The Master Servicer shall give notice to the Depositor, the Trustee, the Securities Administrator and the Rating Agencies of any proposed change of location of the Master Servicer Custodial Account not later than 30 days after and not more that 45 days prior to any change thereof. The Securities Administrator shall give notice to the Depositor, the Trustee, the Master Servicer and the Rating Agencies of any proposed change of the location of the Certificate Account maintained by the Securities Administrator not later than 30 days after and not more than 45 days prior to any change thereof. The creation of the Master Servicer Custodial Account and the Certificate Account shall be evidenced by a certification substantially in the form attached hereto as Exhibit F.

(h)   The Securities Administrator shall designate each of the Group 1 Lower-Tier Certificate Sub-Account, the Group 1 Middle-Tier Certificate Sub-Account, the Group 1 Upper-Tier Certificate Sub-Account, the Aggregate Group X Lower-Tier Certificate Sub-Account, the Group 5 Lower-Tier Certificate Sub-Account, the Aggregate Group 6 Lower-Tier Certificate Sub-Account, the Shifting Interest Middle-Tier Certificate Sub-Account and the Shifting Interest Upper-Tier Certificate Sub-Account as a sub-account of the Certificate Account.

(i)   On each Distribution Date (other than the Final Distribution Date, if such Final Distribution Date is in connection with a purchase of the assets of the Trust Estate by the Depositor), the Securities Administrator shall (A) from funds available on deposit in the Certificate Account, be deemed to deposit into the Group 1 Lower-Tier Certificate Sub-Account, all funds deemed on deposit in Loan Group 1 Sub-Account; (B) immediately thereafter, be deemed to deposit into the Group 1 Middle-Tier Certificate Sub-Account, the Group 1 Lower-Tier Distribution Amount; and (C) immediately thereafter, be deemed to deposit into the Group 1 Upper-Tier Certificate Sub-Account, the Group 1 Middle-Tier Distribution Amount.

(ii)  On each Distribution Date (other than the Final Distribution Date, if such Final Distribution Date is in connection with a purchase of the assets of the Trust Estate by the Depositor), the Securities Administrator shall (A) from funds available on deposit in the Certificate Account, be deemed to deposit into the Aggregate Group X Lower-Tier Certificate Sub-Account, all funds deemed on deposit in the Loan Group 2 Sub-Account, the Loan Group 3 Sub-Account and the Loan Group 4 Sub-Account; (B) from funds available on deposit in the Certificate Account, be deemed to deposit into the Group 5 Lower-Tier Certificate Sub-Account, all funds deemed on deposit in the Loan Group 5 Sub-Account; (C) from funds available in the Certificate Account, be deemed to deposit into the Aggregate Group 6 Lower-Tier Certificate Sub-Account, all funds deemed on deposit in the Loan Group 6-A Sub-Account and the Loan Group 6-B Sub-Account; (D) immediately thereafter, be deemed to deposit into the Shifting Interest Middle-Tier Certificate Sub-Account, the Aggregate Group X Lower-Tier Distribution Amount, the Group 5 Lower-Tier Distribution Amount and the Aggregate Group 6 Lower-Tier Distribution Amount; and (E) immediately thereafter, be deemed to deposit into the Shifting Interest Upper-Tier Certificate Sub-Account, the Shifting Interest Middle-Tier Distribution Amount.

(i)   No later than the Closing Date, the Securities Administrator shall establish and maintain the Cap Carryover Reserve Account. On each Distribution Date as to which there is a Cap Carryover Amount payable to the Offered Group 1 Certificates, the Securities Administrator has been directed by the Holders of the Class 1-CE Certificates to, and therefore will, deposit into the Cap Carryover Reserve Account the amounts described in Section 5.03(c)(i)(U), rather than distributing such amounts to the Holders of the Class 1-CE Certificates. On each such Distribution Date, the Securities Administrator shall hold all such amounts for the benefit of the Holders of the Offered Group 1 Certificates, and will distribute such amounts to the Holders of the Offered Group 1 Certificates in the amounts and priorities set forth in Sections 5.01 and 5.03.

For federal and state income tax purposes, the Holders of the Class 1-CE Certificates will be deemed to be the owners of the Cap Carryover Reserve Account and all amounts deposited into the Cap Carryover Reserve Account shall be treated as amounts distributed by the Group 1 Upper-Tier REMIC with respect to the Class 1-CE Group 1 Upper-Tier Interest. Upon the termination of the Trust Estate, or the payment in full of the Offered Group 1 Certificates, all amounts remaining on deposit in the Cap Carryover Reserve Account will be released by the Trust Estate and distributed to the Holders of the Class 1-CE Certificates or their designees. The Cap Carryover Reserve Account will be part of the Trust Estate but not part of any REMIC created hereunder and any payments to the Holders of the Offered Group 1 Certificates of Cap Carryover Amounts will not be payments with respect to a "regular interest" in a REMIC within the meaning of Code Section 860G(a)(1). The Cap Carryover Reserve Account is an "outside reserve fund" within the meaning of Treasury Regulation Section 1.860G-2(h).

By accepting a Class 1-CE Certificate, each Holder of a Class 1-CE Certificate hereby agrees to direct the Securities Administrator, and the Securities Administrator hereby is directed, to deposit into the Cap Carryover Reserve Account the amounts described above on each Distribution Date as to which there is any Cap Carryover Amount rather than distributing such amounts to the Holders of the Class 1-CE Certificates. By accepting a Class 1-CE Certificate, each Holder of a Class 1-CE Certificate further agrees that such direction is given for good and valuable consideration, the receipt and sufficiency of which is acknowledged by such acceptance. Amounts held in the Cap Carryover Reserve Account shall be held uninvested.

For federal tax return and information reporting, the value of the right of the Holders of the Offered Group 1 Certificates to receive payments from the Cap Carryover Reserve Account in respect of any Cap Carryover Amount shall be de minimis.

Section 3.10 Access to Certain Documentation and Information Regarding the Mortgage Loans. The Master Servicer shall afford and shall enforce the obligation of the Servicers to afford the Securities Administrator and the Trustee reasonable access to all records and documentation regarding the Mortgage Loans and all accounts, insurance information and other matters relating to this Agreement, such access being afforded without charge, but only upon reasonable request and during normal business hours at the office designated by the Master Servicer or the applicable Servicer.

Section 3.11 Permitted Withdrawals from the Certificate Account and the Master Servicer Custodial Account. (a) The Securities Administrator shall withdraw funds from the Certificate Account for distributions to Certificateholders in the manner specified in this Agreement. In addition, the Master Servicer may from time to time make withdrawals from the Master Servicer Custodial Account for the following purposes:

(i)     to pay to the Servicers (to the extent not previously retained by them), the Servicing Fee to which they are entitled pursuant to the Servicing Agreements and to pay itself any Master Servicer Custodial Account Reinvestment Income;

(ii)    to pay to the Securities Administrator and the Trustee any amounts due to the Securities Administrator and the Trustee under this Agreement (including, but not limited to, all amounts provided for under Section 3.02, Section 3.07, Section 8.05 and Section 9.11, other than the amounts provided for in the first sentence of Section 9.11);

(iii)   to reimburse the Servicers (or, if applicable, itself or the Trustee) for unreimbursed Advances made pursuant to the related Servicing Agreement (or in the case of itself or the Trustee, pursuant to Section 3.19 or Section 8.01, as applicable), such right of reimbursement pursuant to this clause (iii) being limited first to amounts received on the Mortgage Loans serviced by such Servicer in the related Loan Group in respect of which any such Advance was made (including amounts received in respect of BPP Mortgage Loan Payments for such Mortgage Loans) and then limited to amounts received on all the Mortgage Loans serviced by such Servicer (or, if applicable, the Master Servicer or the Trustee) in respect of which any such Advance was made;

(iv)    to reimburse the Servicers (or, if applicable, itself or the Trustee) for any Nonrecoverable Advance previously made, such right of reimbursement pursuant to this clause (iv) being limited first to amounts received on the Mortgage Loans in the same Loan Group as the Mortgage Loan(s) in respect of which such Nonrecoverable Advance was made and then limited to amounts received on all the Mortgage Loans serviced by such Servicer (of, if applicable, the Master Servicer or the Trustee);

(v) to reimburse the Servicers for Insured Expenses from the related Insurance Proceeds;

(vi) to pay to the purchaser, with respect to each Mortgage Loan or REO Property that has been purchased pursuant to Section 2.02 or 2.04, all amounts received thereon after the date of such purchase;

(vii) to reimburse itself or the Depositor for expenses incurred by either of them and reimbursable pursuant to this Agreement, including but not limited to, Section 3.02 and Section 7.03;

(viii) to withdraw any amount deposited in the Master Servicer Custodial Account and not required to be deposited therein; and

(ix) to clear and terminate the Master Servicer Custodial Account upon termination of this Agreement pursuant to Section 10.01.

If the Master Servicer shall remit to the Securities Administrator any amount not required to be remitted, it may at any time direct the Securities Administrator to withdraw such amount from the Certificate Account, any provision herein to the contrary notwithstanding. Such direction may be accomplished by delivering an Officer's Certificate to the Securities Administrator which describes the amounts remitted in error to the Securities Administrator for deposit to the Certificate Account.

(b)   On each Distribution Date, funds on deposit in the Certificate Account and deemed to be on deposit in the Shifting Interest Upper-Tier Certificate Sub-Account shall be used to make payments on the Shifting Interest Regular Certificates and the Class 2-A-R Certificate (in respect of the Class SI-UR Interest) as provided in Sections 5.01 and 5.02, and funds on deposit in the Certificate Account and deemed to be on deposit in the Group 1 Upper-Tier Certificate Sub-Account shall be used to make payments on the Group 1 Regular Certificates, the Class Swap-IO Interest and the Class 2-A-R Certificates (in respect of the Class 1-UR Interest) as provided in Section 5.01 and 5.03. The Certificate Account shall be cleared and terminated upon termination of this Agreement pursuant to Section 10.01.

Section 3.12 Maintenance of Hazard Insurance and Other Insurance. (a) For each Mortgage Loan, the Master Servicer shall enforce any obligation of the Servicers under the related Servicing Agreements to maintain or cause to be maintained fire, flood and hazard insurance with extended coverage customary in the area where the Mortgaged Property is located in accordance with the related Servicing Agreements. It is understood and agreed that such insurance provided for in this Section 3.12 shall be with insurers meeting the eligibility requirements set forth in the applicable Servicing Agreement and that no earthquake or other additional insurance is to be required of any Mortgagor or to be maintained on property acquired in respect of a defaulted loan, other than pursuant to such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance.

(b)   Pursuant to Sections 3.08 and 3.09, any amounts collected by the Master Servicer, or by any Servicer, under any insurance policies (other than amounts to be applied to the restoration or repair of the property subject to the related Mortgage or released to the Mortgagor in accordance with the applicable Servicing Agreement) shall be deposited into the Master Servicer Custodial Account, subject to withdrawal pursuant to Sections 3.09 and 3.11. Any cost incurred by the Master Servicer or any Servicer in maintaining any such insurance if the Mortgagor defaults in its obligation to do so shall be added to the amount owing under the Mortgage Loan where the terms of the Mortgage Loan so permit; provided, however, that the addition of any such cost shall not be taken into account for purposes of calculating the distributions to be made to Certificateholders and shall be recoverable by the Master Servicer or such Servicer pursuant to Sections 3.08 and 3.09.

Section 3.13 Presentment of Claims and Collection of Proceeds. The Master Servicer shall (to the extent provided in the applicable Servicing Agreement) cause the related Servicer to, prepare and present on behalf of the Trust and the Certificateholders all claims under the Insurance Policies and take such actions (including the negotiation, settlement, compromise or enforcement of the insured's claim) as shall be necessary to realize recovery under such policies. Any proceeds disbursed to the Master Servicer (or disbursed to a Servicer and remitted to the Master Servicer) in respect of such policies, bonds or contracts shall be promptly deposited in the Master Servicer Custodial Account upon receipt, except that any amounts realized that are to be applied to the repair or restoration of the related Mortgaged Property as a condition precedent to the presentation of claims on the related Mortgage Loan to the insurer under any applicable Insurance Policy need not be so deposited (or remitted).

Section 3.14 Enforcement of Due-On-Sale Clauses; Assumption Agreements. To the extent provided in the applicable Servicing Agreement and to the extent Mortgage Loans contain enforceable due-on-sale clauses, the Master Servicer shall cause the Servicers to enforce such clauses in accordance with the applicable Servicing Agreement. If applicable law prohibits the enforcement of a due-on-sale clause or such clause is otherwise not enforced in accordance with the applicable Servicing Agreement, and, as a consequence, a Mortgage Loan is assumed, the original Mortgagor may be released from liability in accordance with the applicable Servicing Agreement.

Section 3.15 Realization Upon Defaulted Mortgage Loans; REO Property. (a) The Master Servicer shall cause each Servicer (to the extent required under the related Servicing Agreement) to foreclose upon or otherwise comparably convert the ownership of Mortgaged Properties securing such of the Mortgage Loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments, all in accordance with the applicable Servicing Agreement.

(b)   With respect to any REO Property, the deed or certificate of sale shall be taken in the name of the Trust for the benefit of the Certificateholders, or its nominee, on behalf of the Certificateholders. The Master Servicer shall enforce the obligation of the Servicers, to the extent provided in the applicable Servicing Agreement, to (i) cause the name of the Trust to be placed on the title to such REO Property and (ii) ensure that the title to such REO Property references this Agreement. The Master Servicer shall, to the extent provided in the applicable Servicing Agreement, cause the applicable Servicer to sell any REO Property as expeditiously as possible and in accordance with the provisions of this Agreement and the related Servicing Agreement, as applicable. Pursuant to its efforts to sell such REO Property, the Master Servicer shall cause the applicable Servicer to protect and conserve such REO Property in the manner and to the extent required by the applicable Servicing Agreement, subject to the REMIC Provisions. In the event that the Trust Estate acquires any Mortgaged Property as aforesaid or otherwise in connection with a default or imminent default on a Mortgage Loan, the Master Servicer shall enforce the obligation of the related Servicer to dispose of such Mortgaged Property within the time period specified in the applicable Servicing Agreement, but in any event within three years after the acquisition by the Servicer for the Trust (such period, the "REO Disposition Period") unless (i) the Servicer provides to the Trustee, the Master Servicer and the Securities Administrator an Opinion of Counsel to the effect that the holding by the Trust of such Mortgaged Property subsequent to three years after its acquisition will not result in the imposition of taxes on "prohibited transactions" of the Trust as defined in Section 860F of the Code or under the law of any state in which real property securing a Mortgage Loan owned by the Trust is located or cause any REMIC created hereunder to fail to qualify as a REMIC for federal income tax purposes or for state tax purposes under the laws of any state in which real property securing a Mortgage Loan owned by the Trust is located at any time that any Certificates are outstanding or (ii) the Servicer shall have applied for and received an extension of such period from the Internal Revenue Service, in which case the Trust Estate may continue to hold such Mortgaged Property for the period of such extension.

(c)   The Master Servicer shall, to the extent required by the related Servicing Agreement, cause the applicable Servicer to deposit all funds collected and received in connection with the operation of any REO Property in the Servicer Custodial Account.

(d)   The applicable Servicer, upon the final disposition of any REO Property, shall be entitled to reimbursement for any related unreimbursed Advances and other unreimbursed advances as well as any unpaid Servicing Fees from Liquidation Proceeds received in connection with the final disposition of such REO Property; provided that any such unreimbursed Advances as well as any unpaid Servicing Fees may be reimbursed or paid, as the case may be, prior to final disposition, out of any net rental income or other net amounts derived from such REO Property.

(e)   The Liquidation Proceeds from the final disposition of the REO Property, net of any payment to the applicable Servicer as provided above shall be deposited in the related Servicer Custodial Account on or prior to the Determination Date in the month following receipt thereof and be remitted by wire transfer in immediately available funds to the Master Servicer for deposit into the Master Servicer Custodial Account.

Notwithstanding any other provision of this Agreement, the Master Servicer shall not permit any Mortgaged Property acquired by the Trust to be rented (or allowed to continue to be rented) or otherwise used for the production of income by or on behalf of the Trust in such a manner or pursuant to any terms that would (i) cause such Mortgaged Property to fail to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code, (ii) result in the receipt by any REMIC created hereunder of any "income from non-permitted assets" within the meaning of Section 860F(a)(2)(B) of the Code or any "net income from foreclosure property" which is subject to taxation under the REMIC Provisions or (iii) subject any REMIC created hereunder to the imposition of any federal, state or local income taxes on the income earned from such Mortgaged Property under Section 860G(c) of the Code or otherwise, unless the Master

Servicer or related Servicer, as applicable, has agreed to indemnify and hold harmless the Trust with respect to the imposition of any such taxes.

Notwithstanding any other provision of this Agreement, the Master Servicer and the Securities Administrator, as applicable, shall comply with all federal withholding requirements with respect to payments to Certificateholders of interest or original issue discount that the Master Servicer or the Securities Administrator reasonably believes are applicable under the Code. The consent of Certificateholders shall not be required for any such withholding. Without limiting the foregoing, the Master Servicer agrees that it will not withhold with respect to payments of interest or original issue discount in the case of a Certificateholder that has furnished or caused to be furnished an effective Form W-8 or an acceptable substitute form or a successor form and who is not a "10 percent shareholder" within the meaning of Code Section 871(h)(3)(B) or a "controlled foreign corporation" described in Code Section 881(c)(3)(C) with respect to the Trust or the Depositor. In the event the Securities Administrator withholds any amount from interest or original issue discount payments or advances thereof to any Certificateholder pursuant to federal withholding requirements, the Securities Administrator shall indicate the amount withheld to such Certificateholder.

Section 3.16 Trustee to Cooperate; Release of Mortgage Files. Upon the payment in full of any Mortgage Loan, or the receipt by the Master Servicer or the related Servicer of a notification that payment in full will be escrowed in a manner customary for such purposes, the Master Servicer or the related Servicer will immediately notify the Trustee (or, at the direction of the Trustee, a Custodian) by delivering, or causing to be delivered, two copies (one of which will be returned to the related Servicer with the Mortgage File) of a Request for Release (which may be delivered in an electronic format acceptable to the Trustee and the Master Servicer or the related Servicer). Upon receipt of such request, the Trustee or a Custodian, as applicable, shall within seven (7) Business Days release the related Mortgage File to the Master Servicer or the related Servicer. The Trustee shall at the Master Servicer's or the related Servicer's direction execute and deliver to the Master Servicer or the related Servicer the request for reconveyance, deed of reconveyance or release or satisfaction of mortgage or such instrument releasing the lien of the Mortgage relating to the Mortgage Loan, in each case provided by the Master Servicer or the related Servicer, together with the Mortgage Note with written evidence of cancellation thereon. If the Mortgage has been recorded in the name of MERS or its designee, the Master Servicer shall enforce the applicable Servicer's obligation under the related Servicing Agreement take all necessary action to reflect the release of the Mortgage on the records of MERS. Expenses incurred in connection with any instrument of satisfaction or deed of reconveyance shall be chargeable to the related Mortgagor of the Mortgage Loan.

From time to time and as shall be appropriate for the servicing or foreclosure of any Mortgage Loan, including for such purpose collection under any Primary Mortgage Insurance Policy, any policy of flood insurance, any fidelity bond or errors or omissions policy, or for the purposes of effecting a partial release of any Mortgaged Property from the lien of the Mortgage or the making of any corrections to the Mortgage Note or the Mortgage or any of the other documents included in the Mortgage File, the Trustee or a Custodian, as applicable, shall, upon delivery to the Trustee (or, at the direction of the Trustee, a Custodian) of a Request for Release signed by a Master Servicing Officer or a Servicing Officer, release the Mortgage File within seven (7) Business Days to the Master Servicer or the related Servicer. Subject to the further limitations set forth below, the Master Servicer or the applicable Servicer shall cause the Mortgage Files so released to be returned to the Trustee or a Custodian, as applicable, when the need therefor no longer exists, unless the Mortgage Loan is liquidated and the proceeds thereof are deposited in the related Servicer Custodial Account, in which case such Servicer shall deliver to the Trustee or a Custodian, as applicable, a Request for Release, signed by a Servicing Officer.

If the Master Servicer or any related Servicer at any time seeks to initiate a foreclosure proceeding in respect of any Mortgaged Property as authorized by this Agreement or the Servicing Agreement, the Master Servicer or any related Servicer shall deliver or cause to be delivered to the Trustee, for signature, as appropriate, any court pleadings, requests for trustee's sale or other documents necessary to effectuate such foreclosure or any legal action brought to obtain judgment against the Mortgagor on the Mortgage Note or the Mortgage or to obtain a deficiency judgment or to enforce any other remedies or rights provided by the Mortgage Note or the Mortgage or otherwise available at law or in equity.

Section 3.17 Documents, Records and Funds in Possession of the Master Servicer to be Held for the Trustee. Notwithstanding any other provisions of this Agreement, the Master Servicer shall cause each Servicer to transmit to the Trustee (or a Custodian on behalf of the Trustee) as required by this Agreement and the Servicing Agreements all documents and instruments in respect of a Mortgage Loan coming into the possession of the Servicer from time to time and shall account fully to the Trustee for any funds received by the Master Servicer or the related Servicer or which otherwise are collected by the Master Servicer or the related Servicer as Liquidation Proceeds, Recoveries or Insurance Proceeds in respect of any Mortgage Loan. All Mortgage Files and funds collected or held by, or under the control of, the Master Servicer or the related Servicer in respect of any Mortgage Loans, whether from the collection of principal and interest payments or from Liquidation Proceeds, including but not limited to, any funds on deposit in the Master Servicer Custodial Account or any Servicer Custodial Account, shall be held by the Master Servicer or the related Servicer for and on behalf of the Trustee and shall be and remain the sole and exclusive property of the Trustee on behalf of the Trust, subject to the applicable provisions of this Agreement and the related Servicing Agreement. The Master Servicer also agrees that it shall not, and shall enforce any requirement under the related Servicing Agreement that the related Servicer shall not, knowingly create, incur or subject any Mortgage File or any funds that are deposited in any Master Servicer Custodial Account, any Servicer Custodial Account, the Certificate Account or any Escrow Account, or any funds that otherwise are or may become due or payable to the Trustee for the benefit of the Certificateholders, to any claim, lien, security interest, judgment, levy, writ of attachment or other encumbrance created by the Master Servicer or Servicer, or assert by legal action or otherwise any claim or right of setoff against any Mortgage File or any funds collected on, or in connection with, a Mortgage Loan, except, however, that the Master Servicer shall be entitled to set off against and deduct from any such funds any amounts that are properly due and payable to the Master Servicer under this Agreement.

Section 3.18 Master Servicer Compensation. As compensation for its services hereunder, the Master Servicer shall be entitled to the Master Servicer Fee. The Master Servicer shall also be entitled to additional compensation in the form of the Master Servicer Custodial

Account Reinvestment Income. The Master Servicer shall be required to pay all expenses incurred by it in connection with its master servicing activities hereunder and shall not be entitled to reimbursement therefor except as specifically provided in this Agreement.

Section 3.19 Advances. The Master Servicer shall enforce the obligations of each Servicer to make a Periodic Advance in accordance with the applicable Servicing Agreement. A Servicer shall be entitled to be reimbursed from the applicable Servicer Custodial Account for all Advances of its own funds made pursuant to the related Servicing Agreement. Based upon information set forth in the servicer reports, the Master Servicer shall inform the Securities Administrator of the amount of the Periodic Advance to be made by a Servicer on each applicable Advance Date no later than the related Remittance Date. If a Servicer fails to make any required Periodic Advance pursuant to the related Servicing Agreement, the Master Servicer shall (i) unless the Master Servicer determines that such Periodic Advance would not be recoverable in its good faith business judgment, make such Periodic Advance not later than the Business Day preceding the related Distribution Date and (ii) to the extent such failure leads to the termination of the Servicer and until such time as a successor Servicer is appointed, continue to make Periodic Advances required pursuant to the related Servicing Agreement for any Distribution Date, within the same time frame set forth in (i) above, unless the Master Servicer determines (to the extent provided in the related Servicing Agreement) that such Periodic Advance would not be recoverable. If the Master Servicer is unable to make a Periodic Advance required to be made by it in accordance with this Section 3.19, the Master Servicer shall immediately, and in no event later than 5:00 P.M. New York time on the last Business Day preceding the related Distribution Date, give written notice thereof to the Trustee, the Securities Administrator and the Depositor.

Section 3.20 Annual Statement as to Compliance. (a) Each of the Master Servicer and the Securities Administrator shall deliver, and shall cause any Additional Servicer engaged by it to deliver, or otherwise make available to the Depositor and the Securities Administrator, no later than March 15th of each calendar year beginning in 2007, an Officer's Certificate (each, together with such similar certificate delivered by each Servicer as described in Section 3.20(b), a "Compliance Statement"), signed by an officer of such party, stating, as to the signer thereof, that (a) a review of the activities of such party during the preceding calendar year or portion thereof and of performance of such party under this Agreement or such applicable agreement in case of an Additional Servicer has been made under such officers' supervision and (b) to the best of such officer's knowledge, based on such review, such party has fulfilled all of its obligations under this Agreement or such applicable agreement in case of an Additional Servicer in all material respects throughout such year, or, if there has been a failure to fulfill any such obligation in any material respect, specifying each such failure known to such officer and the nature and status thereof. Such Compliance Statements shall contain no restrictions or limitations on their use. The obligations of the Master Servicer and the Securities Administrator under this Section apply to each entity that acted as Master Servicer or Securities Administrator, as applicable, during the applicable period, whether or not such entity is acting as Master Servicer or Securities Administrator at the time such Compliance Statement is required to be delivered.

(b)   In the event the Master Servicer or the Securities Administrator is terminated or resigns pursuant to the terms of this Agreement, such party shall provide, and shall use its reasonable efforts to cause any Additional Servicer that resigns or is terminated under any applicable servicing agreement to provide, a Compliance Statement pursuant to this Section 3.20 with respect to the period of time that the Master Servicer or the Securities Administrator was subject to this Agreement or such applicable agreement in the case of an Additional Servicer or the period of time that the Additional Servicer was subject to such other servicing agreement. The Master Servicer shall enforce any obligation of each Servicer, to the extent set forth in the related Servicing Agreement, to deliver to the Master Servicer a Compliance Statement within the time frame set forth in, and in such form and substance as may be required pursuant to, the related Servicing Agreement. The Master Servicer shall include such Compliance Statements of the Servicers with its own Compliance Statement to be submitted pursuant to this Section 3.20.

Section 3.21 Assessments of Compliance and Attestation Reports. (a) Each of the Master Servicer, the Securities Administrator and the Custodian, each at its own expense, shall deliver, and shall cause each Servicing Function Participant engaged by it to deliver, or otherwise make available to the Depositor and the Securities Administrator on or before March 15th of each calendar year beginning in 2007, a report regarding such party's assessment of compliance with the Relevant Servicing Criteria (each, together with such similar report delivered by each Servicer as described in Section 3.21(c), an "Assessment of Compliance"), reasonably satisfactory to the Depositor and the Securities Administrator, that contains (i) a statement by such party of its responsibility for assessing compliance with the Relevant Servicing Criteria, (ii) a statement that such party used the Relevant Servicing Criteria to assess compliance with the Relevant Servicing Criteria, (iii) such party's assessment of compliance with the Relevant Servicing Criteria as of and for the fiscal year covered by the Form 10-K required to be filed pursuant to Section 3.22(c), including, if there has been any material instance of noncompliance with the Relevant Servicing Criteria, a discussion of each such failure and the nature and status thereof and (iv) a statement that a registered public accounting firm has issued an attestation report on such party's assessment of compliance with the Relevant Servicing Criteria as of and for such period.

No later than February 1 of each fiscal year for the Trust for which a 10-K is required to be filed, the Master Servicer, the Securities Administrator and the Custodian shall each forward to the Securities Administrator the name of each Servicing Function Participant engaged by it and what Relevant Servicing Criteria will be addressed in the report on assessment of compliance prepared by such Servicing Function Participant. When the Master Servicer, the Securities Administrator and the Custodian (or any Servicing Function Participant engaged by them) submit their assessments to the Securities Administrator, such parties will also at such time include the assessment (and attestation pursuant to Section 3.21(b)) of each Servicing Function Participant engaged by it.

Promptly after receipt of such Assessments of Compliance, the Securities Administrator shall confirm that the Assessments of Compliance, taken individually address the Relevant Servicing Criteria for each party as set forth on Exhibit Q and on any similar exhibit set forth in each Servicing Agreement in respect of each Servicer and notify the Depositor of any exceptions. None of such parties shall be required to deliver any such Assessments of

Compliance until April 15 in any given year so long as it has received written confirmation from the Depositor that a Form 10-K is not required to be filed in respect of the Trust for the preceding calendar year. The Custodian and any Servicing Function Participant engaged by it shall not be required to deliver or cause the delivery of such Assessments of Compliance in any given year so long as it has received written confirmation from the Depositor that a Form 10-K is not required to be filed in respect of the Trust for the preceding fiscal year.

(b)   Each of the Master Servicer, the Securities Administrator and the Custodian, each at its own expense, shall cause, and shall cause each Servicing Function Participant engaged by it to cause, on or before March 15th of each calendar year beginning in 2007, a registered public accounting firm (which may also render other services to the Master Servicer, the Securities Administrator, the Custodian or such other Servicing Function Participants, as the case may be) and that is a member of the American Institute of Certified Public Accountants to furnish a report (each, together with such similar report delivered by each Servicer as described in Section 3.21(c), an "Attestation Report") to the Securities Administrator and the Depositor, to the effect that (i) it has obtained a representation regarding certain matters from the management of such party, which includes an assertion that such party has complied with the Relevant Servicing Criteria, and (ii) on the basis of an examination conducted by such firm in accordance with standards for attestation engagements issued or adopted by the Public Company Accounting Oversight Board, it is expressing an opinion as to whether such party's compliance with the Relevant Servicing Criteria was fairly stated in all material respects, or it cannot express an overall opinion regarding such party's assessment of compliance with the Relevant Servicing Criteria. In the event that an overall opinion cannot be expressed, such registered public accounting firm shall state in such Attestation Report why it was unable to express such an opinion. Each such related Attestation Report shall be made in accordance with Rules 1-02(a)(3) and 2-02(g) of the Commission's Regulation S-X. Such Attestation Reports must be available for general use and not contain restricted use language.

Promptly after receipt of such Attestation Reports, the Securities Administrator shall confirm that each Assessment of Compliance is coupled with a related Attestation Report and shall notify the Depositor of any exceptions. None of the Master Servicer, the Securities Administrator or any Servicing Function Participant engaged by such parties shall be required to deliver or cause the delivery of such Attestation Reports until April 15 in any given year so long as it has received written confirmation from the Depositor that a Form 10-K is not required to be filed in respect of the Trust for the preceding fiscal year. The Custodian and any Servicing Function Participant engaged by it shall not be required to deliver or cause the delivery of such Attestation Report in any given year so long as it has received written confirmation from the Depositor that a Form 10-K is not required to be filed in respect of the Trust for the preceding fiscal year.

(c)   The Master Servicer shall enforce any obligation of each Servicer, to the extent set forth in the related Servicing Agreement, to deliver to the Master Servicer an Assessment of Compliance and related Attestation Report within the time frame set forth in, and in such form and substance as may be required pursuant to, the related Servicing Agreement. The Master Servicer shall include such Assessments of Compliance and Attestation Reports of the Servicers

with its own Assessment of Compliance and related Attestation Report to be submitted pursuant to this Section 3.21.

(d)   In the event the Master Servicer, the Custodian or the Securities Administrator is terminated or resigns pursuant to the terms of this Agreement, such party shall provide, and each such party shall cause any Servicing Function Participant engaged by it to provide, an Assessment of Compliance pursuant to this Section 3.21, coupled with an Attestation Report as required in this Section 3.21 with respect to the period of time that the Master Servicer or the Securities Administrator was subject to this Agreement.

Section 3.22 Reports to the Commission. (a) The Securities Administrator and the Master Servicer shall reasonably cooperate with the Depositor in connection with the Trust's satisfying its reporting requirements under the Exchange Act. Without limiting the generality of the foregoing, the Securities Administrator shall prepare and file on behalf of the Trust any Form 8-K, Form 10-D and Form 10-K required by the Exchange Act and the rules and regulations of the Commission thereunder, and the Master Servicer shall sign such Forms on behalf of the Trust. Notwithstanding the previous sentence, the Depositor shall file the Form 8-K in connection with the filing of this Agreement.

(b)   Within 15 days after each Distribution Date (subject to permitted extensions under the Exchange Act), the Securities Administrator shall prepare and file on behalf of the Trust any Form 10-D required by the Exchange Act, in form and substance as required by the Exchange Act. The Securities Administrator shall file each Form 10-D with a copy of the Monthly Statement for such Distribution Date attached thereto. Any disclosure in addition to the Monthly Statement for such Distribution Date that is required to be included on Form 10-D ("Additional Form 10-D Disclosure") shall be reported by the parties set forth on Exhibit R hereto to the Depositor and the Securities Administrator and directed and approved by the Depositor pursuant to the following paragraph, and the Securities Administrator will have no duty or liability for any failure hereunder to determine or prepare any Additional Form 10-D Disclosure, except as set forth in this Section 3.22(b).

For so long as the Trust is subject to the Exchange Act reporting obligations, as set forth on Exhibit R hereto, within 5 calendar days after the related Distribution Date, (i) the parties described on Exhibit R shall be required to provide to the Securities Administrator (at cts.sec.notifications@wellsfargo.com with a copy by facsimile to 410-715-2380) and the Depositor, to the extent known by a responsible officer thereof, in EDGAR-compatible format, or in such other format as otherwise agreed upon by the Securities Administrator and such party, any Additional Form 10-D Disclosure, if applicable, together with an Additional Disclosure Notification in the form of Exhibit V and (ii) the Depositor shall approve, as to form and substance, or disapprove, as the case may be, the inclusion of the Additional Form 10-D Disclosure on Form 10-D. The Securities Administrator shall compile all such information provided to it in a Form 10-D prepared by it. The Securities Administrator has no duty under this Agreement to monitor or enforce the performance by the parties listed on Exhibit R of their duties under this paragraph or proactively solicit or procure from such parties any Additional Form 10-D Disclosure information. The Depositor will be responsible for any reasonable fees and expenses assessed or incurred by the Securities Administrator in connection with including any Additional Form 10-D Disclosure on Form 10-D pursuant to this paragraph.

After preparing the Form 10-D, the Securities Administrator shall, upon request, forward electronically a copy of the Form 10-D to the Master Servicer for review and, only if Additional Form 10-D Disclosure is contained therein, the Securities Administrator shall forward such Form 10-D to the Depositor for review. Within 2 Business Days after receipt of such copy, the Depositor shall notify the Securities Administrator in writing (which may be furnished electronically) of any changes to or approval of such Form 10-D. In the absence of any written changes or approval, the Securities Administrator shall be entitled to assume that such Form 10-D is in final form and the Securities Administrator may proceed with the execution and filing of the Form 10-D. A duly authorized officer of the Master Servicer shall sign each Form 10-D. If a Form 10-D cannot be filed on time or if a previously filed Form 10-D needs to be amended, the Securities Administrator will follow the procedures set forth in Section 3.22(i)(ii). Promptly (but no later than 1 Business Day) after filing with the Commission, the Securities Administrator will make available on its internet website a final executed copy of each Form 10-D prepared and filed by the Securities Administrator. The signing party at the Master Servicer can be contacted at the address specified in Section 11.05. Form 10-D requires the registrant to indicate (by checking "yes" or "no") that it "(1) has filed all reports required to be filed by Section 13 or 15(d) of the Exchange Act during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days." The Depositor hereby instructs the Securities Administrator, with respect to each Form 10-D, to check "yes" for each item unless the Securities Administrator has received notice from the Depositor by the 5th calendar day after the Distribution Date that the answer should be "no" for an item. Each party to this Agreement acknowledges that the performance by the Master Servicer and Securities Administrator of its duties under this Section 3.22(b) related to the timely preparation, arrangement for execution and filing of Form 10-D is contingent upon such parties strictly observing all applicable deadlines in the performance of their duties under this Section 3.22(b) and also contingent upon the Servicers, the Custodian and any Servicing Function Participant strictly observing deadlines no later than those set forth in this paragraph that are applicable to the parties to this Agreement in the delivery to the Securities Administrator of any necessary Additional Form 10-D Disclosure pursuant to the related Servicing Agreements, any custodial agreement or any other applicable agreement. Neither the Master Servicer nor the Securities Administrator shall have any liability for any loss, expense, damage, claim arising out of or with respect to any failure to properly prepare, arrange for execution and/or timely file such Form 10-D, where such failure results from the Master Servicer's or the Securities Administrator's inability or failure to receive, on a timely basis, any information from any other party hereto or any Servicer, Custodian or Servicing Function Participant needed to prepare, arrange for execution or file such Form 10-D, not resulting from its own negligence, bad faith or willful misconduct.

(c)   On or prior to the 90th day after the end of each fiscal year of the Trust or such earlier date as may be required by the Exchange Act (the "10-K Filing Deadline") (it being understood that the fiscal year for the Trust ends on December 31st of each year), commencing in March 2007, the Securities Administrator shall prepare and file on behalf of the Trust a Form 10-K, in form and substance as required by the Exchange Act. Each such Form 10-K shall include the following items, in each case to the extent they have been delivered to the Securities Administrator within the applicable time frames set forth in this Agreement and the related Servicing Agreements:

(i) a Compliance Statement for each Servicer, the Master Servicer and the Securities Administrator (each, together with the Custodian a "Reporting Servicer") as described under Section 3.20;

(ii)  (A) the Assessment of Compliance for each Reporting Servicer, as described under Section 3.21(a) and (c), and (B) if each Reporting Servicer's Assessment of Compliance identifies any material instance of noncompliance, disclosure identifying such instance of noncompliance, or if each Reporting Servicer's Assessment of Compliance is not included as an exhibit to such Form 10-K, disclosure that such report is not included and an explanation why such report is not included; provided, however, that the Securities Administrator, with the approval of the Master Servicer, may omit from the Form 10-K any Assessment of Compliance described in this clause (ii) or Attestation Report described in clause (iii) below that is not required to be filed with such Form 10-K pursuant to Regulation AB;

(iii) (A) the Attestation Report for each Reporting Servicer, as described under Section 3.21(b) and (c), and (B) if any Reporting Servicer's Attestation Report identifies any material instance of noncompliance, disclosure identifying such instance of noncompliance, or if any Reporting Servicer's Attestation Report is not included as an exhibit to such Form 10-K, disclosure that such Attestation Report is not included and an explanation why such Attestation Report is not included; and

(iv)  a Sarbanes-Oxley Certification, as described in Section 3.22(f).

(d)   Any disclosure or information in addition to (i) through (iv) above that is required to be included on Form 10-K ("Additional Form 10-K Disclosure") shall be reported by the parties set forth on Exhibit S to the Depositor and the Securities Administrator and directed and approved by the Depositor pursuant to the following paragraph, and the Securities Administrator will have no duty or liability for any failure hereunder to determine or prepare any Additional Form 10-K Disclosure, except as set forth in this Section 3.22(d).

For so long as the Trust is subject to the reporting obligations of the Exchange Act, as set forth on Exhibit S hereto, no later than March 1, (i) the parties described in Exhibit S shall be required to provide to the Securities Administrator (at cts.sec.notifications@wellsfargo.com with a copy by facsimile to 410-715-2380) and the Depositor, to the extent known by a responsible officer thereof, in EDGAR-compatible format, or in such other format as otherwise agreed upon by the Securities Administrator and such party, any Additional Form 10-K Disclosure, together with an Additional Disclosure Notification in the form attached hereto as Exhibit V and (ii) the Depositor shall approve, as to form and substance, or disapprove, as the case may be, the inclusion of the Additional Form 10-K Disclosure on Form 10-K. The Securities Administrator shall compile all such information provided to it in a Form 10-K prepared by it. The Securities Administrator has no duty under this Agreement to monitor or enforce the performance by the parties listed on Exhibit S of their duties under this paragraph or proactively solicit or procure from such parties any Additional Form 10-K Disclosure information. The Depositor will be responsible for any reasonable fees and expenses assessed or incurred by the Securities Administrator in connection with including any Additional Form 10-K Disclosure on Form 10-K pursuant to this paragraph.

After preparing the Form 10-K, the Securities Administrator shall forward electronically a copy of the Form 10-K to the Master Servicer and Depositor for review. Within three Business Days after receipt of such copy, the Depositor shall notify the Securities Administrator in writing (which may be furnished electronically) of any changes to or approval of such Form 10-K. A senior officer of the Master Servicer in charge of the master servicing function shall sign the Form 10-K. If a Form 10-K cannot be filed on time or if a previously filed Form 10-K needs to be amended, the Securities Administrator will follow the procedures set forth in Section 3.22(i)(ii). Promptly (but no later than 1 Business Day) after filing with the Commission, the Securities Administrator will make available on its internet website a final executed copy of each Form 10-K prepared and filed by the Securities Administrator. The signing party at the Master Servicer can be contacted at the address specified in Section 11.05. The parties to this Agreement acknowledge that the performance by the Master Servicer and the Securities Administrator of its duties under this Section 3.22(d) related to the timely preparation, arrangement for execution and filing of Form 10-K is contingent upon such parties strictly observing all applicable deadlines in the performance of their duties under this Section 3.22(d), Section 3.22(f), Section 3.20 and Section 3.21 and is also contingent upon the Servicers, the Custodian and any Servicing Function Participant strictly observing deadlines no later than those set forth in this paragraph that are applicable to the parties to this Agreement in the delivery to the Securities Administrator of any necessary Additional Form 10-K Disclosure, any Compliance Statement and any Assessment of Compliance and Attestation Report pursuant to the related Servicing Agreements, any custodial agreement or any other applicable agreement. Neither the Master Servicer nor the Securities Administrator shall have any liability for any loss, expense, damage, claim arising out of or with respect to any failure to properly prepare, arrange for execution and/or timely file such Form 10-K, where such failure results from the Securities Administrator's inability or failure to receive, on a timely basis, any information from any other party hereto or any Servicer or Servicing Function Participant needed to prepare, arrange for execution or file such Form 10-K, not resulting from its own negligence, bad faith or willful misconduct.

(e)   Within four (4) Business Days after the occurrence of an event requiring disclosure on Form 8-K (each such event, a "Reportable Event"), and if requested by the Depositor, the Securities Administrator shall prepare and file on behalf of the Trust any Form 8-K, as required by the Exchange Act, provided that the Depositor shall file the initial Form 8-Ks in connection with the issuance of the Certificates. Any disclosure or information related to a Reportable Event or that is otherwise required to be included on Form 8-K other than the initial Form 8-Ks filed in connection with the issuance of the Certificates ("Form 8-K Disclosure Information") shall be reported by the parties set forth on Exhibit T hereto to the Depositor and the Securities Administrator and directed and approved by the Depositor pursuant to the following paragraph, and the Securities Administrator will have no duty or liability for any failure hereunder to determine or prepare any Additional Form 8-K Disclosure, or any Form 8-K, except as set forth in this Section 3.22(e).

For so long as the Trust is subject to the reporting requirements of the Exchange Act, as set forth on Exhibit T hereto, no later than the end of business on the 2nd Business Day after the occurrence of a Reportable Event (i) the parties set forth on Exhibit T shall be required to provide to the Securities Administrator (at cts.sec.notifications@wellsfargo.com with a copy by facsimile to 410-715-2380) and to the Depositor, to the extent known by a responsible officer thereof, in EDGAR-compatible format, or in such other format as otherwise agreed upon by the Securities Administrator and such party, any Form 8-K Disclosure Information, if applicable, together with an Additional Disclosure Notification in the form attached hereto as Exhibit V and (ii) the Depositor shall approve, as to form and substance, or disapprove, as the case may be, the inclusion of the Form 8-K Disclosure Information. The Securities Administrator shall compile all such information provided to it in a Form 8-K prepared by it. The Securities Administrator has no duty under this Agreement to monitor or enforce the performance by the parties listed on Exhibit T of their duties under this paragraph or proactively solicit or procure from such parties any Form 8-K Disclosure Information. The Depositor will be responsible for any reasonable fees and expenses assessed or incurred by the Securities Administrator in connection with including any Form 8-K Disclosure Information on Form 8-K pursuant to this paragraph.

After preparing the Form 8-K, the Securities Administrator shall forward electronically a copy of the Form 8-K to the Master Servicer and Depositor for review. No later than the close of business New York City time on the 3rd Business Day after the Reportable Event, the Depositor shall notify the Securities Administrator in writing (which may be furnished electronically) of any changes to or approval of such Form 8-K. In the absence of receipt of any written changes or approval, the Securities Administrator shall be entitled to assume that such Form 8-K is in final form and the Securities Administrator may proceed with the execution and filing of the Form 8-K. A duly authorized officer of the Master Servicer shall sign the Form 8-K. If a Form 8-K cannot be filed on time or if a previously filed Form 8-K needs to be amended, the Securities Administrator will follow the procedures set forth in Section 3.22(i)(ii). Promptly (but no later than 1 Business Day) after filing with the Commission, the Securities Administrator will, make available on its internet website a final executed copy of each Form 8-K prepared and filed by the Securities Administrator. The signing party at the Master Servicer can be contacted at the address specified in Section 11.05. The parties to this Agreement acknowledge that the performance by the Securities Administrator of its duties under this Section 3.22(e) related to the timely preparation, arrangement for execution and filing of Form 8-K is contingent upon such parties strictly observing all applicable deadlines in the performance of their duties under this Section 3.22(e) and also contingent upon the Servicers, the Custodian and any Servicing Function Participant strictly observing deadlines no later than those set forth in this paragraph that are applicable to the parties to this Agreement in the delivery to the Securities Administrator of any necessary Form 8-K Disclosure Information pursuant to the related Servicing Agreements, any custodial agreement or any other applicable agreement. Neither the Master Servicer nor the Securities Administrator shall have any liability for any loss, expense, damage, claim arising out of or with respect to any failure to properly prepare, arrange for execution and/or timely file such Form 8-K, where such failure results from the Securities Administrator's inability or failure to receive, on a timely basis, any information from any other party hereto or any Servicer, Custodian or Servicing Function Participant needed to prepare, arrange for execution or file such Form 8-K, not resulting from its own negligence, bad faith or willful misconduct.

(f)   Each Form 10-K shall include a certification (the "Sarbanes-Oxley Certification"), exactly as set forth in Exhibit M attached hereto, required to be included therewith pursuant to the Sarbanes-Oxley Act. The Securities Administrator (if the Securities

Administrator is not the same entity as the Master Servicer) shall provide, and shall cause any Servicing Function Participant engaged by it to provide, to the Person who signs the Sarbanes-Oxley Certification (the "Certifying Person"), by March 15th of each year in which the Trust is subject to the reporting requirements of the Exchange Act and otherwise within a reasonable period of time upon request, a certification (each, together with such similar certification delivered by each Servicer as described in Section 3.22(f), a "Back-up Certification"), in the form attached hereto as Exhibit U, upon which the Certifying Person, the entity for which the Certifying Person acts as an officer, and such entity's officers, directors and Affiliates (collectively with the Certifying Person, "Certification Parties") can reasonably rely. A senior officer of the Master Servicer in charge of the master servicing function shall serve as the Certifying Person on behalf of the Trust. Such officer of the Certifying Person can be contacted by email at cts.sec.notifications@wellsfargo.com. In the event the Master Servicer, the Securities Administrator or any Servicing Function Participant engaged by such parties is terminated or resigns pursuant to the terms of this Agreement, or any applicable sub-servicing agreement, as the case may be, such party shall provide a Back-up Certification to the Certifying Person pursuant to this Section 3.22(f) with respect to the period of time it was subject to this Agreement or any applicable sub-servicing agreement, as the case may be. Notwithstanding the foregoing, (i) the Securities Administrator shall not be required to deliver a Back-Up Certification to the Master Servicer if both are the same Person and the Master Servicer is the Certifying Person and (ii) the Master Servicer shall not be obligated to sign the Sarbanes-Oxley Certification in the event that it does not receive any Back-Up Certification required to be furnished to it pursuant to this section or any Servicing Agreement or Custodial Agreement.

(g)   Pursuant to the related Servicing Agreements, the Master Servicer shall enforce the obligation of each Servicer to provide any Sarbanes-Oxley back-up certification required pursuant to each of the Servicing Agreements.

(h)   Upon any filing with the Commission prepared and filed by the Securities Administrator, the Securities Administrator shall promptly deliver or make available to the Depositor a copy of any such executed report, statement or information.

(i)   (i)   The obligations set forth in paragraphs (a) through (i) of this Section shall only apply with respect to periods for which reports are required to be filed with respect to the Trust under the Exchange Act. On or prior to January 30 of the first year in which the Securities Administrator is able to do so under applicable law, unless otherwise requested by the Depositor, the Securities Administrator shall prepare and file with the Commission a Form 15 Suspension Notification executed by the Master Servicer with respect to the Trust. At the beginning of the immediately succeeding calendar year after the filing of a Form 15 Suspension Notification, if the Depositor or the Certificate Registrar determines that the number of Certificateholders of the Offered Certificates of record exceeds the number set forth in Section 15(d) of the Exchange Act or the regulations promulgated pursuant thereto which would cause the Trust to again become subject to the reporting requirements of the Exchange Act, it shall promptly notify the Securities Administrator and the Securities Administrator shall recommence preparing and filing reports on Form 8-K, 10-D and 10-K as required pursuant to this Section and the then-current reporting requirements of the Exchange Act and the parties hereto will again have the obligations set forth in paragraphs (a) through (h) of this Section.

(ii)  In the event that the Securities Administrator is unable to timely file with the Commission all or any required portion of any Form 8-K, 10-D or 10-K required to be filed by this Agreement because required disclosure information was either not delivered to it or delivered to it after the delivery deadlines set forth in this Agreement or for any other reason, the Securities Administrator will immediately electronically notify the Depositor and the Master Servicer of such inability to make a timely filing with the Commission. In the case of Form 10-D and 10-K, the Securities Administrator, the Master Servicer, the Trustee and the Depositor will cooperate to prepare and file a Form 12b-25 and a 10-D/A and 10-K/A as applicable, pursuant to Rule 12b-25 of the Exchange Act. In the case of Form 8-K, the Securities Administrator will, upon receipt of all required Form 8-K Disclosure Information and upon the approval and direction of the Depositor, include such disclosure information on the next Form 10-D. In the event that any previously filed Form 8-K, 10-D or 10-K needs to be amended in connection with any Additional Form 10-D Disclosure (other than, in the case of Form 10-D, for the purpose of restating any Monthly Statement), Additional Form 10-K Disclosure or Form 8-K Disclosure Information, the Securities Administrator will notify the Depositor and such other parties to the transaction as are affected by such amendment, and such parties will cooperate to prepare any necessary 8-K/A, 10-D/A or 10-K/A. Any Form 15, Form 12b-25 or any amendment to Form 8-K or 10-D shall be signed by a duly authorized officer (and a senior officer in charge of the Master Servicing function with respect to the Form 10-K) of the Master Servicer. The parties to this Agreement acknowledge that the performance by the Master Servicer and the Securities Administrator of its duties under this Section 3.22(i) related to the timely preparation, arrangement for execution and filing of Form 15, a Form 12b-25 or any amendment to Form 8-K, 10-D or 10-K is contingent upon each such party performing its duties under this Section 3.22(i). Neither the Master Servicer nor the Securities Administrator shall have any liability for any loss, expense, damage, claim arising out of or with respect to any failure to properly prepare, arrange for execution and/or timely file any such Form 15, Form 12b-25 or any amendments to Forms 8-K, 10-D or 10-K, where such failure results from the Securities Administrator's inability or failure to receive, on a timely basis, any information from any other party hereto or any Servicer, the Custodian or any Servicing Function Participant needed to prepare, arrange for execution or file such Form 15, Form 12b-25 or any amendments to Forms 8-K, 10-D or 10-K, not resulting from its own negligence, bad faith or willful misconduct.

(j)   Notwithstanding the provision of Section 11.01, this Section 3.22 may be amended without the consent of the Certificateholders.

(k)   Notwithstanding the provisions of Section 11.05, any notice to be delivered by the Securities Administrator or the Master Servicer pursuant to this Section 3.22 may be delivered via (i) email to chris.s.edwards@bankofamerica.com or (ii) fax to (704) 264-2513.

ARTICLE IV

MASTER SERVICER'S CERTIFICATE

Section 4.01 Master Servicer's Certificate. Each month, not later than 12:00 noon Eastern time on the 18th calendar day of such month (or if such day is not a Business Day, the following Business Day), the Master Servicer shall deliver to the Securities Administrator, a Master Servicer's Certificate based solely on the information provided by the Servicers (in substance and format mutually acceptable to the Master Servicer and the Securities Administrator) certified by a Master Servicing Officer setting forth the information necessary in order for the Securities Administrator to perform its obligations under this Agreement. The Securities Administrator may conclusively rely upon the information contained in a Master Servicer's Certificate delivered by the Master Servicer for all purposes hereunder and shall have no duty to verify or re-compute any of the information contained therein.

ARTICLE V

PAYMENTS AND STATEMENTS TO CERTIFICATEHOLDERS;REMIC ADMINISTRATION

Section 5.01 Distributions. On each Distribution Date, based solely on the information in the Master Servicer's Certificate, the Securities Administrator shall distribute or be deemed to distribute out of the Certificate Account, the Group 1 Lower-Tier Certificate Sub-Account, the Group Middle-Tier Certificate Sub-Account, the Group 1 Upper-Tier Certificate Sub-Account, the Aggregate Group X Lower-Tier Certificate Sub-Account, the Group 5 Lower-Tier Certificate Sub-Account or the Aggregate Group 6 Lower-Tier Certificate Sub-Account, as applicable (to the extent funds are available therein), to each Certificateholder of record on the related Record Date (other than as provided in Section 10.01 respecting the final distribution) (a) by check mailed to such Certificateholder entitled to receive a distribution on such Distribution Date at the address appearing in the Certificate Register, or (b) upon written request by the Holder of a Certificate (other than a Residual Certificate), by wire transfer or by such other means of payment as such Certificateholder and the Securities Administrator shall agree upon, such Certificateholder's Percentage Interest in the amount to which the related Class of Certificates is entitled in accordance with the priorities set forth below in Section 5.02 or
5.03, as applicable.

None of the Holders of any Class of Certificates, the Depositor, the Master Servicer, the Securities Administrator or the Trustee shall in any way be responsible or liable to Holders of any Class of Certificates in respect of amounts properly previously distributed on any such Class.

Amounts distributed with respect to any Class of Certificates shall be applied first to the distribution of interest thereon and then to principal thereon.

Section 5.02 Priorities of Distributions on the Shifting Interest Certificates. (a) On each Distribution Date, the Securities Administrator shall withdraw from the Certificate Account (to the extent funds are available therein) (1) to the extent not previously paid, the amounts payable to the Master Servicer, the Securities Administrator and the Trustee pursuant to Section 3.09(f) and Section 3.11 and shall pay such funds to itself, the Master Servicer and the

Trustee, as applicable, and (2) based solely on the information contained in the Master Servicer's Certificate, the Pool Distribution Amount (after the payment of the Administrative Fees for such Mortgage Loans and expenses and indemnities reimbursable pursuant to this Agreement, in each case to the extent not previously retained by or distributed to a Servicer, the Securities Administrator, the Master Servicer or the Trustee) for each Loan Group (other than Loan Group 1), and shall apply such funds, first, to distributions in respect of the Uncertificated Aggregate Group X Lower-Tier Interests, the Uncertificated Group 5 Lower-Tier Interests and the Uncertificated Aggregate Group 6 Lower-Tier Interests, and then to the Uncertificated Shifting Interests Middle-Tier Interests as specified in this Section 5.02(a) and then to distributions on the Shifting Interest Certificates in the following order of priority and to the extent of such funds, paying the Senior Certificates of each Group (other than Loan Group 1) solely from the Pool Distribution Amount for the Related Loan Group, paying the Aggregate Group X Subordinate Certificates solely from the combined remaining Pool Distribution Amounts for Loan Group 2, Loan Group 3 and Loan Group 4, paying the Class 5-B Certificates solely from the remaining Pool Distribution Amount for Loan Group 5, and paying the Aggregate Group 6 Subordinate Certificates solely from the combined remaining Pool Distribution Amounts for Loan Group 6-A and Loan Group 6-B, in the following order of priority and to the extent of such funds:

(i)     to each Class of Senior Certificates of such Group, an amount allocable to interest equal to the Interest Distribution Amount for such Class and any shortfall being allocated among such Classes in proportion to the amount of the Interest Distribution Amount that would have been distributed in the absence of such shortfall;

(ii)    to the Senior Certificates of a Group, in an aggregate  amount up to the applicable Senior Principal Distribution Amount for such Group, such distribution to be allocated among such Classes in accordance with Section 5.02(b);

(iii) in the case of Aggregate Loan Group X, subject to paragraph (d) below, in the following order of priority:

(A) to the Class X-B-1 Certificates, an amount allocable to interest equal to the Interest Distribution Amount for such Class for such Distribution Date;

(B) to the Class X-B-1 Certificates, an amount allocable to principal equal to its Pro Rata Share for such Distribution Date until the Class Certificate Balance thereof has been reduced to zero;

(C) to the Class X-B-2 Certificates, an amount allocable to interest equal to the Interest Distribution Amount for such Class for such Distribution Date;

(D) to the Class X-B-2 Certificates, an amount allocable to principal equal to its Pro Rata Share for such Distribution Date until the Class Certificate Balance thereof has been reduced to zero;

(E) to the Class X-B-3 Certificates, an amount allocable to interest equal to the Interest Distribution Amount for such Class for such Distribution Date;

(F) to the Class X-B-3 Certificates, an amount allocable to principal equal to its Pro Rata Share for such Distribution Date until the Class Certificate Balance thereof has been reduced to zero;

(G) to the Class X-B-4 Certificates, an amount allocable to interest equal to the Interest Distribution Amount for such Class for such Distribution Date;

(H) to the Class X-B-4 Certificates, an amount allocable to principal equal to its Pro Rata Share for such Distribution Date until the Class Certificate Balance thereof has been reduced to zero;

(I) to the Class X-B-5 Certificates, an amount allocable to interest equal to the Interest Distribution Amount for such Class for such Distribution Date;

(J) to the Class X-B-5 Certificates, an amount allocable to principal equal to its Pro Rata Share for such Distribution Date until the Class Certificate Balance thereof has been reduced to zero;

(K) to the Class X-B-6 Certificates, an amount allocable to interest equal to the Interest Distribution Amount for such Class for such Distribution Date;

(L) to the Class X-B-6 Certificates, an amount allocable to principal equal to its Pro Rata Share for such Distribution Date until the Class Certificate Balance thereof has been reduced to zero;

(iv)    in the case of Aggregate Loan Group 6, subject to paragraph (d) below, in the following order of priority:

(A) to the Class 6-B-1 Certificates, an amount allocable to interest equal to the Interest Distribution Amount for such Class for such Distribution Date;

(B) to the Class 6-B-1 Certificates, an amount allocable to principal equal to its Pro Rata Share for such Distribution Date until the Class Certificate Balance thereof has been reduced to zero;

(C) to the Class 6-B-2 Certificates, an amount allocable to interest equal to the Interest Distribution Amount for such Class for such Distribution Date;

(D) to the Class 6-B-2 Certificates, an amount allocable to principal equal to its Pro Rata Share for such Distribution Date until the Class Certificate Balance thereof has been reduced to zero;

(E) to the Class 6-B-3 Certificates, an amount allocable to interest equal to the Interest Distribution Amount for such Class for such Distribution Date;

(F) to the Class 6-B-3 Certificates, an amount allocable to principal equal to its Pro Rata Share for such Distribution Date until the Class Certificate Balance thereof has been reduced to zero;

(G) to the Class 6-B-4 Certificates, an amount allocable to interest equal to the Interest Distribution Amount for such Class for such Distribution Date;

(H) to the Class 6-B-4 Certificates, an amount allocable to principal equal to its Pro Rata Share for such Distribution Date until the Class Certificate Balance thereof has been reduced to zero;

(I) to the Class 6-B-5 Certificates, an amount allocable to interest equal to the Interest Distribution Amount for such Class for such Distribution Date;

(J) to the Class 6-B-5 Certificates, an amount allocable to principal equal to its Pro Rata Share for such Distribution Date until the Class Certificate Balance thereof has been reduced to zero;

(K) to the Class 6-B-6 Certificates, an amount allocable to interest equal to the Interest Distribution Amount for such Class for such Distribution Date;

(L) to the Class 6-B-6 Certificates, an amount allocable to principal equal to its Pro Rata Share for such Distribution Date until the Class Certificate Balance thereof has been reduced to zero;

(M) to the Class 6-B-7 Certificates, an amount allocable to interest equal to the Interest Distribution Amount for such Class for such Distribution Date;

(N) to the Class 6-B-7 Certificates, an amount allocable to principal equal to its Pro Rata Share for such Distribution Date until the Class Certificate Balance thereof has been reduced to zero;

(O) to the Class 6-B-8 Certificates, an amount allocable to interest equal to the Interest Distribution Amount for such Class for such Distribution Date;

(P) to the Class 6-B-8 Certificates, an amount allocable to principal equal to its Pro Rata Share for such Distribution Date until the Class Certificate Balance thereof has been reduced to zero;

(Q) to the Class 6-B-9 Certificates, an amount allocable to interest equal to the Interest Distribution Amount for such Class for such Distribution Date;

(R) to the Class 6-B-9 Certificates, an amount allocable to principal equal to its Pro Rata Share for such Distribution Date until the Class Certificate Balance thereof has been reduced to zero;

(S) to the Class 6-B-10 Certificates, an amount allocable to interest equal to the Interest Distribution Amount for such Class for such Distribution Date;

(T) to the Class 6-B-10 Certificates, an amount allocable to principal equal to its Pro Rata Share for such Distribution Date until the Class Certificate Balance thereof has been reduced to zero;

(U) to the Class 6-B-11 Certificates, an amount allocable to interest equal to the Interest Distribution Amount for such Class for such Distribution Date;

(V) to the Class 6-B-11 Certificates, an amount allocable to principal equal to its Pro Rata Share for such Distribution Date until the Class Certificate Balance thereof has been reduced to zero;

(v)     in the case of Loan Group 5, subject to paragraph (d) below, in the following order of priority:

(A) to the Class 5-B-1 Certificates, an amount allocable to interest equal to the Interest Distribution Amount for such Class for such Distribution Date;

(B) to the Class 5-B-1 Certificates, an amount allocable to principal equal to its Pro Rata Share for such Distribution Date until the Class Certificate Balance thereof has been reduced to zero;

(C) to the Class 5-B-2 Certificates, an amount allocable to interest equal to the Interest Distribution Amount for such Class for such Distribution Date;

(D) to the Class 5-B-2 Certificates, an amount allocable to principal equal to its Pro Rata Share for such Distribution Date until the Class Certificate Balance thereof has been reduced to zero;

(E) to the Class 5-B-3 Certificates, an amount allocable to interest equal to the Interest Distribution Amount for such Class for such Distribution Date;

(F) to the Class 5-B-3 Certificates, an amount allocable to principal equal to its Pro Rata Share for such Distribution Date until the Class Certificate Balance thereof has been reduced to zero;

(G) to the Class 5-B-4 Certificates, an amount allocable to interest equal to the Interest Distribution Amount for such Class for such Distribution Date;

(H) to the Class 5-B-4 Certificates, an amount allocable to principal equal to its Pro Rata Share for such Distribution Date until the Class Certificate Balance thereof has been reduced to zero;

(I) to the Class 5-B-5 Certificates, an amount allocable to interest equal to the Interest Distribution Amount for such Class for such Distribution Date;

(J) to the Class 5-B-5 Certificates, an amount allocable to principal equal to its Pro Rata Share for such Distribution Date until the Class Certificate Balance thereof has been reduced to zero;

(K) to the Class 5-B-6 Certificates, an amount allocable to interest equal to the Interest Distribution Amount for such Class for such Distribution Date;

(L) to the Class 5-B-6 Certificates, an amount allocable to principal equal to its Pro Rata Share for such Distribution Date until the Class Certificate Balance thereof has been reduced to zero;

(vi)    to the Holder of the Class 2-A-R Certificate (in respect of the Class SI-UR Interest, the Class SI-MR Interest, the Class X-LR Interest, the Class 5-LR Interest or the Class 6-LR Interest, as applicable), any amounts remaining in the Shifting Interest Upper-Tier Certificate Sub-Account, the Shifting Interest Middle-Tier Certificate Sub-Account, the Aggregate Group X Lower-Tier Certificate Sub-Account, the Group 5 Lower-Tier Certificate Sub-Account and the Aggregate Group 6 Lower-Tier Certificate Sub-Account and any remaining Pool Distribution Amounts.

No Class of Certificates will be entitled to any distributions with respect to the amount payable pursuant to clause (ii) of the definition of "Interest Distribution Amount" after its Class Certificate Balance has been reduced to zero.

All distributions in respect of the Interest Distribution Amount for a Class will be applied first with respect to the amount payable pursuant to clause (i) of the definition of

"Interest Distribution Amount" and second with respect to the amount payable pursuant to clause (ii) of such definition.

On each Distribution Date, the Securities Administrator shall distribute any Reimbursement Amount received with respect to the Shifting Interest Loan Groups sequentially to each Class of Shifting Interest Certificates then outstanding which bore the loss to which such Reimbursement Amount relates, beginning with the most senior of such Classes of Certificates, up to, with respect to each Class, the amount of loss borne by such Class. Any Reimbursement Amount remaining after the application described in the preceding sentence shall be included in the Pool Distribution Amount for the applicable Loan Group.

(vii)   Distributions on the Uncertificated Aggregate Group X Lower-Tier Interests. On each Distribution Date, interest shall be distributed in respect of the Uncertificated Aggregate Group X Lower-Tier Interests at the Uncertificated Aggregate Group X Lower-Tier REMIC Pass-Through Rate thereon, as described in the next to last paragraph of this Section 5.02(a)(vii), plus any amounts in respect thereof remaining unpaid from previous Distribution Dates. For purposes of calculating the interest distributable in respect of each Uncertificated Aggregate Group X Lower-Tier Interest and any Distribution Date, Non-Supported Interest Shortfalls and Relief Act Reductions related to a Loan Group shall be allocated to the related Uncertificated Aggregate Group X Lower-Tier Interests pro rata based on, and to the extent of, one month's interest at the then applicable pass-through rate on such Uncertificated Aggregate Group X Lower-Tier Interest. Any Non-Supported Interest Shortfalls and Relief Act Reductions allocated to the Uncertificated Aggregate Group X Lower-Tier Interests pursuant to this paragraph shall be (a) from Non-Supported Interest Shortfalls and Relief Act Reductions allocated to Loan Group 2 in the case of Uncertificated Aggregate Group X Lower-Tier Interests beginning with the numeral "2," (b) from Non-Supported Interest Shortfalls and Relief Act Reductions allocated to Loan Group 3 in the case of Uncertificated Aggregate Group X Lower-Tier Interests beginning with the numeral "3," and (c) from Non-Supported Interest Shortfalls and Relief Act Reductions allocated to Loan Group 4 in the case of Uncertificated Aggregate Group X Lower-Tier Interests beginning with the numeral "4."

All distributions of principal shall be made first to the Class 2-LS Interest, the Class 3-LS Interest and the Class 4-LS Interest so as to keep the principal balances thereof (computed to eight decimal places) equal to 0.100% of the Group Subordinate Amount for Loan Group 2, Loan Group and Loan Group 4, respectively (except that if any such amount is greater than on the preceding Distribution Date, the least amount of principal shall be distributed to the Class 2-LS Interest, the Class 3-LS Interest and the Class 4-LS Interest, such that the Subordinate Balance Ratio is maintained), and second, any remaining principal to the Class 2-L Interest, the Class 3-L Interest and the Class 4-L Interest. Any distributions of principal made to the Uncertificated Aggregate Group X Lower-Tier Interests pursuant to this paragraph shall be made from the Group 2 Mortgage Loans to the Uncertificated Aggregate Group X Lower-Tier Interests beginning with the numeral "2," from the Group 3 Mortgage Loans to the Uncertificated Aggregate Group X Lower-Tier Interests beginning with the numeral "3," and from the Group 4

Mortgage Loans to the Uncertificated Aggregate Group X Lower-Tier Interests beginning with the numeral "4."

Realized Losses shall be applied after all distributions have been made on each Distribution Date first, to the Class 2-LS Interest, the Class 3-LS Interest and the Class 4-LS Interest so as to keep the principal balances thereof (computed to eight decimal places) equal to 0.100% of the Group Subordinate Amount for Loan Group 2, Loan Group 3 and Loan Group 4, respectively (except that if any such amount is greater than on the preceding Distribution Date, the least amount of Realized Losses shall be allocated to the Class 2-LS Interest, the Class 3-LS Interest and the Class 4-LS Interest such that the Subordinate Balance Ratio is maintained); and second, the remaining Realized Losses shall be allocated to the Class 2-L Interest, the Class 3-L Interest and the Class 4-L Interest. Any Realized Losses allocated to the Uncertificated Aggregate Group X Lower-Tier Interests pursuant to this paragraph shall be (a) from Realized Losses allocated to Loan Group 2 in the case of Uncertificated Aggregate Group X Lower-Tier Interests beginning with the numeral "2," (b) from Realized Losses allocated to Loan Group 3 in the case of Uncertificated Aggregate Group X Lower-Tier Interests beginning with the numeral "3," and (c) from Realized Losses allocated to Loan Group 4 in the case of Uncertificated Aggregate Group X Lower-Tier Interests beginning with the numeral "4."

Recoveries and Reimbursement Amounts received with respect to Aggregate Loan Group X shall be applied to the Uncertificated Aggregate Group X Lower-Tier Interests in a manner analogous to the application of Realized Losses to the Uncertificated Aggregate Group X Lower-Tier Interests.

As of any date, the aggregate principal balance of the Class 2-L Interest and the Class 2-LS Interest shall equal the aggregate Pool Stated Principal Balance of Loan Group 2. As of any date, the aggregate principal balance of the Class 3-L Interest and the Class 3-LS Interest shall equal the aggregate Pool Stated Principal Balance of Loan Group 3. As of any date, the aggregate principal balance of the Class 4-L Interest and the Class 4-LS Interest shall equal the Pool Stated Principal Balance of Loan Group 4.

The pass-through rate with respect to the Class 2-L Interest and the Class 2-LS Interest shall be the Net WAC for the Group 2 Mortgage Loans.  The pass-through rate with respect to the Class 3-L Interest and the Class 3-LS Interest shall be the Net WAC for the Group 3 Mortgage Loans. The pass-through rate with respect to the Class 4-L Interest and the Class 4-LS Interest shall be the Net WAC for the Group 4 Mortgage Loans.

Amounts distributed to the Uncertificated Aggregate Group X Lower-Tier Interests in respect of principal and interest with respect to any Distribution Date are referred to herein collectively as the "Aggregate Group X Lower-Tier Distribution Amount."

(viii)  Distributions on the Uncertificated Group 5 Lower-Tier Interests. On each Distribution Date, interest shall be distributed in respect of the Uncertificated Group 5 Lower-Tier Interests at the Uncertificated Group 5 Lower-Tier REMIC Pass-

Through Rate thereon, as described in the next to last paragraph of this Section 5.02(a)(viii), plus any amounts in respect thereof remaining unpaid from previous Distribution Dates. For purposes of calculating the interest distributable in respect of each Uncertificated Group 5 Lower-Tier Interest and any Distribution Date, Non-Supported Interest Shortfalls and Relief Act Reductions related to Loan Group 5 shall be allocated to the Class 5-L Interest to the extent of one month's interest at the then applicable pass-through rate on such Uncertificated Group 5 Lower-Tier Interest. Any Non-Supported Interest Shortfalls and Relief Act Reductions allocated to the Uncertificated Group 5 Lower-Tier Interests pursuant to this paragraph shall be from Non-Supported Interest Shortfalls and Relief Act Reductions allocated to Loan Group 5 in the case of Uncertificated Group 5 Lower-Tier Interests beginning with the numeral "5."

All distributions of principal shall be made to the Class 5-L Interest. Any distributions of principal made to the Uncertificated Group 5 Lower-Tier Interests pursuant to this paragraph shall be made from the Group 5 Mortgage Loans to the Uncertificated Group 5 Lower-Tier Interests beginning with the numeral "5."

Realized Losses shall be applied after all distributions have been made on each Distribution Date to the Class 5-L Interest. Any Realized Losses allocated to the Uncertificated Group 5 Lower-Tier Interests pursuant to this paragraph shall be from Realized Losses allocated to Loan Group 5 in the case of Uncertificated Group 5 Lower-Tier Interests beginning with the numeral "5."

Recoveries and Reimbursement Amounts received with respect to Loan Group 5 shall be applied to the Uncertificated Group 5 Lower-Tier Interests in a manner analogous to the application of Realized Losses to the Uncertificated Group 5 Lower-Tier Interests.

As of any date, the aggregate principal balance of the Class 5-L Interest shall equal the Pool Stated Principal Balance of Loan Group 5.

The pass-through rate with respect to the Class 5-L Interest shall be the Net WAC for the Group 5 Mortgage Loans.

Amounts distributed to the Uncertificated Group 5 Lower-Tier Interests in respect of principal and interest with respect to any Distribution Date are referred to herein collectively as the "Group 5 Lower-Tier Distribution Amount."

(ix)    Distributions on the Uncertificated Aggregate Group 6 Lower-Tier Interests. On each Distribution Date, interest shall be distributed in respect of the Uncertificated Aggregate Group 6 Lower-Tier Interests at the Uncertificated Aggregate Group 6 Lower-Tier REMIC Pass-Through Rate thereon, as described in the next to last paragraph of this Section 5.02(a)(ix), plus any amounts in respect thereof remaining unpaid from previous Distribution Dates. For purposes of calculating the interest distributable in respect of each Uncertificated Aggregate Group 6 Lower-Tier Interest and any Distribution Date, Non-Supported Interest Shortfalls and Relief Act Reductions

related to a Loan Group shall be allocated to the related Uncertificated Aggregate Group 6 Lower-Tier Interests pro rata based on, and to the extent of, one month's interest at the then applicable pass-through rate on such Uncertificated Aggregate Group 6 Lower-Tier Interest. Any Non-Supported Interest Shortfalls and Relief Act Reductions allocated to the Uncertificated Aggregate Group 6 Lower-Tier Interests pursuant to this paragraph shall be (a) from Non-Supported Interest Shortfalls and Relief Act Reductions allocated to Loan Group 6-A in the case of Uncertificated Aggregate Group 6 Lower-Tier Interests beginning with the numeral "6-A" and (b) from Non-Supported Interest Shortfalls and Relief Act Reductions allocated to Loan Group 6-B in the case of Uncertificated Aggregate Group 6 Lower-Tier Interests beginning with the numeral "6-B."

All distributions of principal shall be made first to the Class 6-A-LS Interest and the Class 6-B-LS Interest so as to keep the principal balances thereof (computed to eight decimal places) equal to 0.100% of the Group Subordinate Amount for Loan Group 6-A and Loan Group 6-B, respectively (except that if any such amount is greater than on the preceding Distribution Date, the least amount of principal shall be distributed to the Class 6-A-LS Interest and 6-B-LS Interest, such that the Subordinate Balance Ratio is maintained), and second, any remaining principal to the Class 6-A-L Interest and 6-B-L Interest. Any distributions of principal made to the Uncertificated Aggregate Group 6 Lower-Tier Interests pursuant to this paragraph shall be made from the Group 6-A Mortgage Loans to the Uncertificated Aggregate Group 6 Lower-Tier Interests beginning with the numeral "6-A" and from the Group 6-B Mortgage Loans to the Uncertificated Aggregate Group 6 Lower-Tier Interests beginning with the numeral "6-B."

Realized Losses shall be applied after all distributions have been made on each Distribution Date first, to the Class 6-A-LS Interest and the Class 6-B-LS Interest so as to keep the principal balances thereof (computed to eight decimal places) equal to 0.100% of the Group Subordinate Amount for Loan Group 6-A and Loan Group 6-B, respectively (except that if any such amount is greater than on the preceding Distribution Date, the least amount of Realized Losses shall be allocated to the Class 6-A-LS Interest and the Class 6-B-LS Interest such that the Subordinate Balance Ratio is maintained); and second, the remaining Realized Losses shall be allocated to the Class 6-A-L Interest and the Class 6-B-L Interest. Any Realized Losses allocated to the Uncertificated Aggregate Group 6 Lower-Tier Interests pursuant to this paragraph shall be (a) from Realized Losses allocated to Loan Group 6-A in the case of Uncertificated Aggregate Group 6 Lower-Tier Interests beginning with the numeral "6-A" and (b) from Realized Losses allocated to Loan Group 6-B in the case of Uncertificated Aggregate Group 6 Lower-Tier Interests beginning with the numeral "6-B."

Recoveries and Reimbursement Amounts received with respect to Aggregate Loan Group 6 shall be applied to the Uncertificated Aggregate Group 6 Lower-Tier Interests in a manner analogous to the application of Realized Losses to the Uncertificated Aggregate Group 6 Lower-Tier Interests.

As of any date, the aggregate principal balance of the Class 6-A-L Interest and the Class 6-A-LS Interest shall equal the aggregate Pool Stated Principal Balance of Loan Group 6-A. As of any date, the aggregate principal balance of the Class 6-B-L Interest and the Class 6-B-LS Interest shall equal the aggregate Pool Stated Principal Balance of Loan Group 6-B.

The pass-through rate with respect to the Class 6-A-L Interest and the Class 6-A-LS Interest shall be the Net WAC for the Group 6-A Mortgage Loans. The pass-through rate with respect to the Class 6-B-L Interest and the Class 6-B-LS Interest shall be the Net WAC for the Group 6-B Mortgage Loans.

Amounts distributed to the Uncertificated Aggregate Group 6 Lower-Tier Interests in respect of principal and interest with respect to any Distribution Date are referred to herein collectively as the "Aggregate Group 6 Lower-Tier Distribution Amount."

(x)     Distributions on the Uncertificated Shifting Interest Middle-Tier Interests. On each Distribution Date, each Uncertificated Shifting Interest Middle-Tier Interest shall receive distributions in respect of principal in an amount equal to the amount of principal distributed to its respective Corresponding Shifting Interest Upper-Tier Class or Classes, as provided herein and shall have its principal balance increased in the event of Recoveries in an amount equal to any such increase in the Class Certificate Balance of the respective Corresponding Shifting Interest Upper-Tier Class or Classes. On each Distribution Date, each Uncertificated Shifting Interest Middle-Tier Interest shall receive distributions in respect of interest in an amount equal to the Interest Distribution Amount in respect of its Corresponding Shifting Interest Upper-Tier Class or Classes as reduced by Non-Supported Interest Shortfalls and Relief Act Reductions to the extent actually distributed thereon. Such amounts distributed to the Uncertificated Shifting Interest Middle-Tier Interests in respect of principal and interest with respect to any Distribution Date are referred to herein collectively as the "Shifting Interest Middle-Tier Distribution Amount."

As of any date, the principal balance each Uncertificated Shifting Interest Middle-Tier Interest equals the aggregate of the Class Certificate Balances of the respective Corresponding Shifting Interest Upper-Tier Class or Classes, or in the case of the Class 5-A-MR2 Interest, the aggregate of the Class Certificate Balances of the Class 5-A-2 Certificates and the Class 5-A-3 Certificates. The initial principal balance of each Uncertificated Shifting Interest Middle-Tier Interest equals the aggregate of the Initial Class Certificate Balances of the respective Corresponding Shifting Interest Upper-Tier Class or Classes, or in the case of the Class 5-A-MR2 Interest, the aggregate of the Initial Class Certificate Balances of the Class 5-A-2 Certificates and the Class 5-A-3 Certificates.

The pass-through rate with respect to the Class 2-A-MR1 Interest and the Class 2-A-MR2 Interest shall be the weighted average of the Class 2-L Interest and the Class 2-LS Interest. The pass-through rate with respect to the Class 3-A-MR1 Interest shall be the weighted average of the Class 3-L Interest and the Class 3-LS Interest. The pass-through rate with respect to the Class 4-A-MR1 Interest shall be the weighted average of the Class 4-L Interest and the Class 4-LS Interest. The pass-through rate with respect to the Class 5-A-MR1 Interest and the Class 5-A-MR2 Interest shall be the weighted average of the Class 5-L Interest. The pass-through rate with respect to the Class 6-A-A-MR1 Interest shall be the weighted average of the Class 6-A-L Interest and the Class 6-A-LS Interest. The pass-through rate with respect to the Class 6-B-A-MR1 Interest shall be the weighted average of the Class 6-B-L Interest and the Class 6-B-LS Interest. The pass-through rate with respect to the Class XB-MR1 Interest, the Class XB-MR2 Interest, the Class XB-MR3 Interest, the Class XB-MR4 Interest, the Class XB-MR5 Interest and the Class XB-MR6 Interest shall be the weighted average of the Class 2-LS Interest, the Class 3-LS Interest and the Class 4-LS Interest. The pass-through rate with respect to the Class 5B-MR1 Interest, the Class 5B-MR2 Interest, the Class 5B-MR3 Interest, the Class 5B-MR4 Interest, the Class 5B-MR5 Interest and the Class 5B-MR6 Interest shall be the weighted average of the Class 5-L Interest. The pass-through rate with respect to the Class 6-B-MR1 Interest, the Class 6-B-MR2 Interest, the Class 6-B-MR3 Interest, the Class 6-B-MR4 Interest, the Class 6-B-MR5 Interest, the Class 6-B-MR6 Interest, the Class 6-B-MR7 Interest, the Class 6-B-MR8 Interest, the Class 6-B-MR9 Interest, the Class 6-B-MR10 Interest, and the Class 6-B-MR11 Interest shall be the weighted average of the Class 6-A-LS Interest and the Class 6-B-LS Interest.

(b)   (i)     With respect to the Group 2 Senior Certificates:

On each Distribution Date, an amount equal to the lesser of (a) the Senior Principal Distribution Amount for Loan Group 2 for such Distribution Date and (b) the Pool Distribution Amount for Loan Group 2 remaining after distributions of interest on the Group 2 Senior Certificates will be distributed as principal, sequentially, as follows:

first, to the Class 2-A-R Certificate, until its Class Certificate Balance has been reduced to zero; and

second, concurrently, to the Class 2-A-1 Certificates and Class 2-A-2 Certificates, pro rata, until their Class Certificate Balances have been reduced to zero.

(ii)    With respect to the Group 3 Senior Certificates:

    On each Distribution Date, an amount equal to the lesser of (a) the Senior Principal Distribution Amount for Loan Group 3 for such Distribution Date and (b) the Pool Distribution Amount for Loan Group 3 remaining after distributions of interest on the Group 3 Senior Certificates will be distributed as principal, concurrently, to the Class 3-A-1 Certificates and Class 3-A-2 Certificates, pro rata, until their Class Certificate Balances have been reduced to zero.

(iii)   With respect to the Group 4 Senior Certificates:

On each Distribution Date, an amount equal to the lesser of (a) the Senior Principal Distribution Amount for Loan Group 4 for such Distribution Date and (b) the Pool Distribution Amount for Loan Group 4 remaining after distributions of interest on the Group 4 Senior Certificates will be distributed as principal, concurrently, as follows:

(a)           95.5604679009%, concurrently, as follows:

(A) 48.1927710843% to the Class 4-A-1 Certificates, until their Class Certificate Balance has been reduced to zero; and

(B) 51.8072289157%, sequentially, as follows:

(1) to the Class 4-A-2 Certificates, until their Class Certificate Balance has been reduced to zero; and

(2) to the Class 4-A-3 Certificates, until their Class Certificate Balance has been reduced to zero; and

(b)           4.4395320991% to the Class 4-A-4 Certificates, until their Class Certificate Balance has been reduced to zero.

(iv)    With respect to the Group 5 Senior Certificates:

On each Distribution Date, an amount equal to the lesser of (a) the Senior Principal Distribution Amount for Loan Group 5 for such Distribution Date and (b) the Pool Distribution Amount for Loan Group 5 remaining after distributions of interest on the Group 5 Senior Certificates will be distributed as principal, concurrently, as follows:

(a)           96.373024719%, concurrently, as follows:

(A)	23.0845587387% to the Class 5-A-1 Certificates, until their Class Certificate Balance has been reduced to zero; and

(B)	76.9154412613%, sequentially, as follows:

(1) to the Class 5-A-2 Certificates, until their Class Certificate Balance has been reduced to zero; and

(2) to the Class 5-A-3 Certificates, until their Class Certificate Balance has been reduced to zero; and

(b)	3.626975281% to the Class 5-A-4 Certificates, until their Class Certificate Balance has been reduced to zero.

(v)     With respect to the Group 6-A Senior Certificates:

On each Distribution Date, an amount equal to the lesser of (a) the Senior Principal Distribution Amount for Loan Group 6-A for such Distribution Date and (b) the Pool Distribution Amount for Loan Group 6-A remaining after distributions of interest on the Group 6-A Senior Certificates will be distributed as principal, concurrently, to the Class 6-A-1 Certificates and Class 6-A-2 Certificates, pro rata, until their Class Certificate Balances have been reduced to zero.

(vi)    With respect to the Group 6-B Senior Certificates:

On each Distribution Date, an amount equal to the lesser of (a) the Senior Principal Distribution Amount for Loan Group 6-B for such Distribution Date and (b) the Pool Distribution Amount for Loan Group 6-B remaining after distributions of interest on the Group 6-B Senior Certificates will be distributed as principal, concurrently, to the Class 6-A-3 Certificates and Class 6-A-4 Certificates, pro rata, until their Class Certificate Balances have been reduced to zero.

On each Distribution Date on or after a Senior Credit Support Depletion Date, notwithstanding the allocation and priority set forth above, the portion of the Pool Distribution Amount with respect to the related Loan Group available to be distributed as principal of the Senior Certificates of the Related Group shall be distributed, concurrently, as principal of such Classes of Senior Certificates, pro rata, on the basis of their respective Class Certificate Balances immediately prior to that Distribution Date, until the Class Certificate Balances thereof are reduced to zero.

The Class 5-A-X Certificates are Interest Only Certificates and are not entitled to distributions in respect of principal.

(vii)   Notwithstanding the foregoing, on each Distribution Date prior to the Senior Credit Support Depletion Date for Aggregate Group X but on or after the date on which the aggregate Class Certificate Balance of the Senior Certificates of any Group in Aggregate Group X has been reduced to zero, amounts otherwise distributable as principal payments with respect to the related Loan Group in Aggregate Loan Group X on the Aggregate Group X Subordinate Certificates will be paid as principal to the remaining Classes of Senior Certificates of the other Groups in Aggregate Group X together with the applicable Senior Principal Distribution Amount in accordance with the priorities set forth for the applicable Group in clause (b)(i), (b)(ii) or (b)(iii) above, provided that on such Distribution Date (a) the Aggregate Group X Subordinate Percentage for such Distribution Date is less than twice the initial Aggregate Group X Subordinate Percentage or (b) the outstanding principal balance of the Mortgage Loans in Aggregate Loan Group X (including, for this purpose, any Mortgage Loans in foreclosure, any REO Property and any Mortgage Loan for which the Mortgagor has filed for bankruptcy after the Closing Date) delinquent 60 days or more (averaged over the preceding six month period), as a percentage of the aggregate Class Certificate Balance of the Aggregate Group X Subordinate Certificates, is equal to or greater than 50%. If the Senior Certificates of two Groups in Aggregate Group X remain outstanding, the distributions described above will be made to the Senior Certificates of such Groups, pro rata, in proportion to the aggregate Class Certificate Balance of the Senior Certificates of each such Group.

In addition, after giving effect to the second preceding sentence, if on any Distribution Date the aggregate Class Certificate Balance of the Senior Certificates of a Group in Aggregate Group X (after giving effect to distributions to be made on such Distribution Date) is greater than the Adjusted Pool Amount of the related Loan Group (any such Group, the "Aggregate Group X Undercollateralized Group" and any such excess, the "Aggregate Group X Undercollateralized

Amount"), all amounts otherwise distributable as principal on the Aggregate Group X Subordinate Certificates pursuant to Section 5.02(a)(iii)(L), (J), (H), (F), (D) and (B), in that order, will be paid as principal to the Senior Certificates of the Aggregate Group X Undercollateralized Group together with the applicable Senior Principal Distribution Amount in accordance with the priorities set forth for the applicable Group above under clause (b)(i), (ii) or (iii) until the aggregate Class Certificate Balance of the Senior Certificates of the Aggregate Group X Undercollateralized Group equals the Adjusted Pool Amount of the Related Loan Group. If two Groups are Aggregate Group X Undercollateralized Groups, the distributions described above will be made, pro rata, in proportion to the amount by which the aggregate Class Certificate Balance of the Senior Certificates of each such Group exceeds the Pool Stated Principal Balance of the related Loan Group. Also, the amount of any Class Unpaid Interest Shortfalls with respect to the Aggregate Group X Undercollateralized Group (including any Class Unpaid Interest Shortfalls for such Distribution Date) will be paid to the Aggregate Group X Undercollateralized Group pursuant to Section 5.02(a)(i) prior to the payment of any Aggregate Group X Undercollateralized Amount from amounts otherwise distributable as principal on the Aggregate Group X Subordinate Certificates pursuant to Section 5.02(a)(iii)(L), (J), (H), (F), (D) and (B), in that order.

(viii)  Notwithstanding the foregoing, on each Distribution Date prior to the Senior Credit Support Depletion Date for Aggregate Group 6 but on or after the date on which the aggregate Class Certificate Balance of the Senior Certificates of any Group in Aggregate Group 6 has been reduced to zero, amounts otherwise distributable as principal payments with respect to the related Group in Aggregate Loan Group 6 on the Aggregate Group 6 Subordinate Certificates will be paid as principal to the remaining Classes of Senior Certificates of the other Groups in Aggregate Group 6 together with the applicable Senior Principal Distribution Amount in accordance with the priorities set forth for the applicable Group in clause (b)(v) or (b)(vi) above, provided that on such Distribution Date (a) the Aggregate Group 6 Subordinate Percentage for such Distribution Date is less than twice the initial Aggregate Group 6 Subordinate Percentage or (b) the outstanding principal balance of the Mortgage Loans in Aggregate Loan Group 6 (including, for this purpose, any Mortgage Loans in foreclosure, any REO Property and any Mortgage Loan for which the Mortgagor has filed for bankruptcy after the Closing Date) delinquent 60 days or more (averaged over the preceding six month period), as a percentage of the aggregate Class Certificate Balance of the Aggregate Group 6 Subordinate Certificates, is equal to or greater than 50%.

In addition, after giving effect to the preceding sentence, if on any Distribution Date the aggregate Class Certificate Balance of the Senior Certificates of a Group in Aggregate Group 6 (after giving effect to distributions to be made on such Distribution Date) is greater than the Adjusted Pool Amount of the related Loan Group (any such Group, the "Aggregate Group 6 Undercollateralized Group" and any such excess, the "Aggregate Group 6 Undercollateralized Amount"), all amounts otherwise distributable as principal on the Aggregate Group 6 Subordinate Certificates pursuant to Section 5.02(a)(iv)(V), (T), (R), (P), (N), (L), (J), (H), (F), (D) and (B), in that order, will be paid as principal to the Senior Certificates of the Aggregate Group 6 Undercollateralized Group together with the applicable Senior Principal Distribution Amount in accordance with the priorities set forth for the applicable Group above under (b)(v) or

 (vi) until the aggregate Class Certificate Balance of the Senior Certificates of the Aggregate Group 6 Undercollateralized Group equals the Adjusted Pool Amount of the Related Loan Group. Also, the amount of any Class Unpaid Interest Shortfalls with respect to the Aggregate Group 6 Undercollateralized Group (including any Class Unpaid Interest Shortfalls for such Distribution Date) will be paid to the Aggregate Group 6 Undercollateralized Group pursuant to Section 5.02(a)(i) prior to the payment of any Aggregate Group 6 Undercollateralized Amount from amounts otherwise distributable as principal on the Aggregate Group 6 Subordinate Certificates pursuant to Section 5.02(a)(iv)(V), (T), (R), (P), (N), (L), (J), (H), (F), (D) and (B), in that order.

(c)   On each Distribution Date, Accrued Certificate Interest for each Class of Shifting Interest Certificates for such Distribution Date shall be reduced by such Class' pro rata share, based on such Class' Interest Distribution Amount for such Distribution Date, without taking into account the allocation made by this Section 5.02(c), of an amount equal to the sum of (A)
Non-Supported Interest Shortfalls, (B) on and after the related Senior Credit Support Depletion Date, any Realized Loss on the Mortgage Loans in the Related Loan Group or related Loan Groups allocable to interest and (C) Relief Act Reductions incurred on any Mortgage Loans in the related Loan Group or Loan Groups during the calendar month preceding the month of such Distribution Date.

(d)   Notwithstanding the priority and allocation contained in Sections 5.02(a)(iii), (iv) and (v), if with respect to each Class of Aggregate Group X Subordinate Certificates, Class 5-B Certificates or Aggregate Group 6 Subordinate Certificates, as the case may be, on any Distribution Date, (i) the aggregate of the Class Certificate Balances of the Aggregate Group X Subordinate Certificates, Class 5-B Certificates or Aggregate Group 6 Subordinate Certificates that have higher numerical class designations than such Class, divided by (ii) (A) in the case of Aggregate Group X Subordinate Certificates, the aggregate of the Pool Stated Principal Balances of Aggregate Loan Group X immediately prior to such Distribution Date, (B) in the case of the Class 5-B Certificates, the Pool Stated Principal Balance for Loan Group 5 immediately prior to such Distribution Date or (C) in the case of Aggregate Group 6 Subordinate Certificates, the aggregate of the Pool Stated Principal Balances of Aggregate Loan Group 6 immediately prior to such Distribution Date (for each such Class, the "Fractional Interest") is less than the Original Fractional Interest for such Class, no distributions of principal will be made to any Classes of Aggregate Group X Subordinate Certificates, Class 5-B Certificates or Aggregate Group 6 Subordinate Certificates, as applicable, junior to such Class (the "Restricted Classes"), and the Class Certificate Balances of the Restricted Classes of applicable Subordinate Certificates will not be used in determining the Pro Rata Share for the applicable Subordinate Certificates that are not Restricted Classes. If the aggregate Class Certificate Balance of the Aggregate Group X Subordinate Certificates, Class 5-B Certificates or Aggregate Group 6 Subordinate Certificates, as applicable, that are not Restricted Classes are reduced to zero, notwithstanding the previous sentence, any funds remaining will be distributed sequentially: (a) to each Class of Aggregate Group X Subordinate Certificates that is entitled to receive a principal distribution in the order of their numerical Class designations, beginning with the Class X-B-1 Certificates, until each such Class has received its respective pro rata share for such Distribution Date, (b) to each Class of Class 5-B Certificates that is entitled to receive a principal distribution in the order of their numerical Class designations, beginning with the Class 5-B-1 Certificates, until each such

Class has received its respective pro rata share for such Distribution Date and (c) to each Class of Aggregate Group 6 Subordinate Certificates that is entitled to receive a principal distribution in the order of their numerical Class designations, beginning with the Class 6-B-1 Certificates, until each such Class has received its respective pro rata share for such Distribution Date.

Section 5.03 Priorities of Distributions on the Group 1 Certificates.

(a)   Distributions of Interest with Respect to the Group 1 Certificates

On each Distribution Date, the Securities Administrator shall withdraw from the Certificate Account (to the extent funds are available therein) the Group 1 Interest Remittance Amount and apply it in the following order of priority and to the extent of such funds:

(i) concurrently, to the Class 1-A-1, Class 1-A-2 and Class 1-A-3 Certificates, pro rata, the Accrued Certificate Interest thereon for such Distribution Date;

(ii) concurrently, to the Class 1-A-1, Class 1-A-2 and Class 1-A-3 Certificates, pro rata, the Interest Carry Forward Amount thereon for such Distribution Date;

(iii) to the Class 1-M-1 Certificates, the Accrued Certificate Interest thereon for such Distribution Date;

(iv) to the Class 1-M-2 Certificates, the Accrued Certificate Interest thereon for such Distribution Date;

(v) to the Class 1-M-3 Certificates, the Accrued Certificate Interest thereon for such Distribution Date;

(vi) to the Class 1-M-4 Certificates, the Accrued Certificate Interest thereon for such Distribution Date;

(vii) to the Class 1-M-5 Certificates, the Accrued Certificate Interest thereon for such Distribution Date;

(viii) to the Class 1-M-6 Certificates, the Accrued Certificate Interest thereon for such Distribution Date; and

(ix) the amount, if any, of the Group 1 Interest Remittance Amount remaining after application with respect to the priorities set forth above will be applied as described under Section 5.03(c) hereof.

(b)   Distributions of Principal with Respect to the Group 1 Certificates

The Securities Administrator shall withdraw from the Certificate Account (to the extent funds are available therein) the Group 1 Principal Distribution Amount and apply it in the following order of priority and to the extent of such funds:

(i)           With respect to each Distribution Date before the Stepdown Date or as to which a Trigger Event is in effect:

first, concurrently, as follows:

(1)           89.4902736656%, sequentially, as follows:

(i) to the Class 1-A-1 Certificates, until their Class Certificate Balance has been reduced to zero; and

(ii)	to the Class 1-A-2 Certificates, until their Class Certificate Balance has been reduced to zero;

(2) 10.5097263344% to the Class 1-A-3 Certificates, until their Class Certificate Balance has been reduced to zero;

second, to the Class 1-M-1 Certificates, until the Class Certificate Balance thereof has been reduced to zero;

third, to the Class 1-M-2 Certificates, until the Class Certificate Balance thereof has been reduced to zero;

fourth, to the Class 1-M-3 Certificates, until the Class Certificate Balance thereof has been reduced to zero;

fifth, to the Class 1-M-4 Certificates, until the Class Certificate Balance thereof has been reduced to zero;

sixth, to the Class 1-M-5 Certificates, until the Class Certificate Balance thereof has been reduced to zero;

seventh, to the Class 1-M-6 Certificates, until the Class Certificate Balance thereof has been reduced to zero; and

eighth, any remaining Group 1 Principal Distribution Amount will be distributed as part of the Monthly Excess Cashflow Amount as set forth in Section 5.03(c).

(ii)  With respect to each Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect:

first, concurrently, up to the Group 1 Senior Principal Distribution Amount, as follows:

(1)   89.4902736656%, sequentially, as follows:

(i) to the Class 1-A-1 Certificates, until their Class Certificate Balance has been reduced to zero; and

(ii) to the Class 1-A-2 Certificates, until their Class Certificate Balance has been reduced to zero;

(2) 10.5097263344% to the Class 1-A-3 Certificates, until their Class Certificate Balance has been reduced to zero;

second, to the Class 1-M-1 Certificates, up to the Class 1-M-1 Principal Distribution Amount, until the Class Certificate Balance thereof has been reduced to zero;

third, to the Class 1-M-2 Certificates, up to the Class 1-M-2 Principal Distribution Amount, until the Class Certificate Balance thereof has been reduced to zero;

fourth, to the Class 1-M-3 Certificates, up to the Class 1-M-3 Principal Distribution Amount, until the Class Certificate Balance thereof has been reduced to zero;

fifth, to the Class 1-M-4 Certificates, up to the Class 1-M-4 Principal Distribution Amount, until the Class Certificate Balance thereof has been reduced to zero;

sixth, to the Class 1-M-5 Certificates, up to the Class 1-M-5 Principal Distribution Amount, until the Class Certificate Balance thereof has been reduced to zero;

seventh, to the Class 1-M-6 Certificates, up to the Class 1-M-6 Principal Distribution Amount, until the Class Certificate Balance thereof has been reduced to zero; and

eighth, any remaining Group 1 Principal Distribution Amount will be distributed as part of the Monthly Excess Cashflow Amount as set forth in Section 5.03(c).

(c)   Distribution of Monthly Excess Cashflow Amounts

(i)   On each Distribution Date, any Monthly Excess Cashflow Amount shall be distributed, to the extent available, in the following order of priority on such Distribution Date:

(A) concurrently, to the Class 1-A-1, Class 1-A-2 and Class 1-A-3 Certificates, pro rata, any remaining Accrued Certificate Interest for such Class for such Distribution Date;

(B)   sequentially, first, concurrently, to the Class 1-A-1, Class 1-A-2 and Class 1-A-3 Certificates, pro rata, any Interest Carry Forward Amount for such Class for such Distribution Date and second, to the Class 1-A-3 Certificates, any Class 1-A-3 Realized Loss Amortization Amount for such Distribution Date;

(C) to the Class 1-M-1 Certificates, any remaining Accrued Certificate Interest for such Class for such Distribution Date;

(D) to the Class 1-M-1 Certificates, any Interest Carry Forward Amount for such Class for such Distribution Date;

(E) to the Class 1-M-1 Certificates, any Class 1-M-1 Realized Loss Amortization Amount for such Distribution Date;

(F) to the Class 1-M-2 Certificates, any remaining Accrued Certificate Interest for such Class for such Distribution Date;

(G) to the Class 1-M-2 Certificates, any Interest Carry Forward Amount for such class for such Distribution Date;

(H) to the Class 1-M-2 Certificates, any Class 1-M-2 Realized Loss Amortization Amount for such Distribution Date;

(I) to the Class 1-M-3 Certificates, any remaining Accrued Certificate Interest for such Class for such Distribution Date;

(J) to the Class 1-M-3 Certificates, any Interest Carry Forward Amount for such Class for such Distribution Date;

(K) to the Class 1-M-3 Certificates, any Class 1-M-3 Realized Loss Amortization Amount for such Distribution Date;

(L) to the Class 1-M-4 Certificates, any remaining Accrued Certificate Interest for such Class for such Distribution Date;

(M) to the Class 1-M-4 Certificates, any Interest Carry Forward Amount for such Class for such Distribution Date;

(N) to the Class 1-M-4 Certificates, any Class 1-M-4 Realized Loss Amortization Amount for such Distribution Date;

(O) to the Class 1-M-5 Certificates, any remaining Accrued Certificate Interest for such Class for such Distribution Date;

(P) to the Class 1-M-5 Certificates, any Interest Carry Forward Amount for such Class for such Distribution Date;

(Q) to the Class 1-M-5 Certificates, any Class 1-M-5 Realized Loss Amortization Amount for such Distribution Date;

(R) to the Class 1-M-6 Certificates, any remaining Accrued Certificate Interest for such Class for such Distribution Date;

(S) to the Class 1-M-6 Certificates, any Interest Carry Forward Amount for such Class for such Distribution Date;

(T) to the Class 1-M-6 Certificates, any Class 1-M-6 Realized Loss Amortization Amount for such Distribution Date;

(U)   from amounts otherwise distributable to the Class 1-CE Certificates, to the Cap Carryover Reserve Account, first, concurrently, to the Class 1-A-1, Class 1-A-2 and Class 1-A-3 Certificates, pro rata, and second, sequentially, to the Class 1-M-1, Class 1-M-2, Class 1-M-3, Class 1-M-4, Class 1-M-5 and Class 1-M-6 Certificates, in that order, any Cap Carryover Amount for each such Class;

(V)   from amounts otherwise distributable to the Class 1-CE Certificates, to the Supplemental Interest Trust for the Swap Provider, any Swap Termination Payments resulting from a Swap Provider Trigger Event; and

(W)  to the Class 1-CE Certificates, up to the Class 1-CE Distributable Amount.

(ii)  On each Distribution Date, there shall be distributed to the Holder of the Class 2-A-R Certificate (in respect of the Class 1-UR Interest), any amounts remaining in the Certificate Account in respect of Loan Group 1 on such date after the application pursuant to Sections 5.03(a), 5.03(b) and 5.03(c).

(d)   On each Distribution Date, Unpaid Realized Loss Amounts on the Class 1-A-3 Certificates and Class 1-M Certificates will be reduced by the amount of any Recoveries relating to the Group 1 Mortgage Loans received during the prior calendar month in the same order as Realized Loss Amortization Amounts are paid to the Offered Group 1 Certificates pursuant to Section 5.03(c) above.

(e)   On each Distribution Date, the Securities Administrator shall withdraw any amounts then on deposit in the Certificate Account that represent Prepayment Charges collected by GreenPoint in connection with a Principal Prepayment in Full of the related Group 1 Mortgage Loan and shall distribute such amounts to the Holders of the Class 1-P Certificates. Such distributions shall not be applied to reduce the Class Certificate Balance of the Class 1-P Certificates. On the first Distribution Date following the expiration of the latest prepayment term with respect to the related Group 1 Mortgage Loan, which date shall be February 20, 2011, and if funds are available on such date, the Class 1-P Certificates shall be entitled to its outstanding Class Certificate Balance prior to any distributions of Monthly Excess Cashflow Amounts pursuant to Section 5.03(c) on such Distribution Date and, if funds are not available on such date, on future Distribution Dates, until the Class Certificate Balance of the Class 1-P Certificates is reduced to zero.

(f)   Any amounts distributed to the Class 1-A and Class 1-M Certificates in respect of interest pursuant to Section 5.03(c)(i)(U) which constitute Cap Carryover Amounts shall first be deemed distributed by the Group 1 Upper-Tier REMIC as a distribution with respect to the Class 1-CE Group 1 Upper-Tier Interest, and then distributed to the Class 1-A and Class 1-M Certificates as payments on notional principal contracts in the nature of cap contracts. Any remaining amount with respect to the Class 1-CE Certificates shall be treated as having been distributed to the Holders of the Class 1-CE Certificates.

(g)   On each Distribution Date, after the Securities Administrator makes the distributions of the Available Funds, Monthly Excess Cashflow Amount and amounts on deposit in the Cap Carryover Reserve Account as set forth above, the Supplemental Interest Trust Trustee shall distribute the amount on deposit in the Swap Account as follows:

(i) to the Swap Provider, any Net Swap Payment owed to the Swap Provider pursuant to the Interest Rate Swap Agreement for such Distribution Date;

(ii) to the Swap Provider, any Swap Termination Payment not resulting from a Swap Provider Trigger Event pursuant to the Interest Rate Swap Agreement;

(iii)   concurrently, to the Class 1-A-1, Class 1-A-2 and Class 1-A-3 Certificates, the related Accrued Certificate Interest and Interest Carry Forward Amount remaining undistributed after the distributions of the Group 1 Interest Remittance Amount and the Monthly Excess Cashflow Amount, on a pro rata basis based on such respective remaining Accrued Certificate Interest and Interest Carry Forward Amount;

(iv)    sequentially, to the Class 1-M-1, Class 1-M-2, Class 1-M-3, Class 1-M-4, Class 1-M-5 and Class 1-M-6 Certificates, in that order, the related Accrued Certificate Interest and Interest Carry Forward Amount, to the extent remaining undistributed after the distributions of the Group 1 Interest Remittance Amount and the Monthly Excess Cashflow Amount;

(v)     to the Holders of the Class or Classes of Group 1 Certificates then entitled to receive distributions in respect of principal, in an amount necessary to maintain the applicable Targeted Overcollateralization Amount after taking into account distributions made from the Monthly Excess Interest Amount (but only to the extent of cumulative Realized Losses on the Group 1 Mortgage Loans);

(vi)    sequentially, to the Class 1-A-3, Class 1-M-1, Class 1-M-2, Class 1-M-3, Class 1-M-4, Class 1-M-5, and Class 1-M-6 Certificates, in that order, to the extent of any remaining related Realized Loss Amortization Amount for such Class;

(vii)   concurrently, to the Class 1-A-1, Class 1-A-2 and Class 1-A-3 Certificates, the related Cap Carryover Amount, to the extent remaining undistributed after distributions are made from the Cap Carryover Reserve Account, on a pro rata basis based on such respective Cap Carryover Amounts remaining;

(viii)  sequentially, to the Class 1-M-1, Class 1-M-2, Class 1-M-3, Class 1-M-4, Class 1-M-5 and Class 1-M-6 Certificates, in that order, the related Cap Carryover Amount, to the extent remaining undistributed after distributions are made from the Cap Carryover Reserve Account; and

(x)  to the Class 1-CE Certificates, any remaining amounts.

(h)   Distributions on the Uncertificated Group 1 Lower-Tier Interests. On each Distribution Date, the Securities Administrator shall be deemed to cause in the following order of priority, the following amounts to be distributed to the Group 1 Middle-Tier REMIC on account of the Uncertificated Group 1 Lower-Tier Interests (such amount, the "Group 1 Lower-Tier Distribution Amount") or withdrawn from the Certificate Account and distributed to the Holders of the Class 2-A-R Certificates (in respect of the Class 1-LR Interest), as the case may be:

(i)   to Holders of the Class LR1-I Interest and each of the Class LR1-1-A Interest through the Class LR1-59-B Interest, pro rata, in an amount equal to (A) Uncertificated Accrued Interest for such Uncertificated Group 1 Lower-Tier Interest for such Distribution Date, plus (B) any amounts payable in respect thereof remaining unpaid from previous Distribution Dates;

(ii)  to the extent of amounts remaining after the distributions made pursuant to clause (i) above, payments of principal shall be allocated as follows: first, to the Class LR1-I Interest, then to the Class LR1-1-A Interest through the Class LR1-59-B Interest starting with the lowest numerical denomination until the Uncertificated Balance of each such Uncertificated Group 1 Lower-Tier Interest is reduced to zero, provided that, for Uncertificated Group 1 Lower-Tier Interests with the same numerical denomination, such payments of principal shall be allocated pro rata between such Uncertificated Group 1 Lower-Tier Interests, and second, to the extent of any Overcollateralization Release Amounts to the Class LR1-I Interest until the Uncertificated Balance of such Uncertificated Group 1 Lower-Tier Interest is reduced to zero, then to the Class LR1-1-A Interest through the Class LR1-59-B Interest starting with the lowest numerical denomination until the Uncertificated Balance of each such Uncertificated Group 1 Lower-Tier Interest is reduced to zero;

(iii) to the Holders of the Class LR1-59-B Interest, all amounts representing Prepayment Charges in respect of the Mortgage Loans received by the applicable Servicer during the related Prepayment Period; and

(iv) any remaining amount to the Holders of the Class 2-A-R Certificates (in respect of the Class 1-LR Interest).

(i)   Distributions on the Uncertificated Group 1 Middle-Tier Interests. On each Distribution Date, the Securities Administrator shall be deemed to cause in the following order of priority, the following amounts to be distributed by the Group 1 Middle-Tier REMIC to the Group 1 Upper-Tier REMIC on account of the Group 1 Middle-Tier Interests (such amount, the "Group 1 Middle-Tier Distribution Amount") or withdrawn from the Certificate Account and distributed to the Holders of the Class 2-A-R Certificates (in respect of the Class 1-MR Interest), as the case may be:

(i)   first, to the Holders of the Class MR1IO Interest, in an amount equal to (A) Uncertificated Accrued Interest for such Uncertificated Group 1 Middle-Tier Interest for such Distribution Date, plus (B) any amounts in respect thereof remaining unpaid from previous Distribution Dates and second, to Holders of the Class MR1AA Interest, the Class MR1A1 Interest, the Class MR1A2 Interest, the Class MR1A3 Interest, the Class MR1M1 Interest, the Class MR1M2 Interest, the Class MR1M3 Interest, the

Class MR1M4 Interest, the Class MR1M5 Interest, the Class MR1M6 Interest, the Class MR1P Interest and the Class MR1ZZ Interest, pro rata, in an amount equal to (A) the Uncertificated Accrued Interest for such Distribution Date, plus (B) any amounts in respect thereof remaining unpaid from previous Distribution Dates. Amounts payable as Uncertificated Accrued Interest in respect of the Class MR1ZZ Interest shall be reduced and deferred when the Group 1 Middle-Tier REMIC Overcollateralized Amount is less than the Group 1 Middle-Tier REMIC Overcollateralization Target Amount, by the lesser of (x) the amount of such difference and (y) the Maximum MR1ZZ Uncertificated Accrued Interest Deferral Amount and such amount will be payable to the Holders of the Class MR1A1 Interest, the Class MR1A2 Interest, the Class MR1A3 Interest, the Class MR1M1 Interest, the Class MR1M2 Interest, the Class MR1M3 Interest, the Class MR1M4 Interest, the Class MR1M5 Interest and the Class MR1M6 Interest, in the same proportion as the Overcollateralization Deficiency is allocated to the Corresponding Group 1 Classes and the Uncertificated Balance of the Class MR1ZZ Interest shall be increased by such amount;

(ii)  to the Holders of the Uncertificated Group 1 Middle-Tier Interests, in an amount equal to the remainder of the Available Funds for such Distribution Date after the distributions made pursuant to clause (i) above, allocated as follows:

(1)   to the Class MR1AA Interest and the Class MR1P Interest, 98.00% of such remainder, until the Uncertificated Balance of such Uncertificated Group 1 Middle-Tier Interest is reduced to zero; provided, however, that the Class MR1P Interest shall not be reduced until the Distribution Date immediately following the expiration of the latest Prepayment Charge or any Distribution Date thereafter, at which point such amount shall be distributed to the Class MR1P Interest, until $100 has been distributed pursuant to this clause;

(2)   to the Class MR1A1 Interest, the Class MR1A2 Interest, the Class MR1A3 Interest, the Class MR1M1 Interest, the Class MR1M2 Interest, the Class MR1M3 Interest, the Class MR1M4 Interest, the Class MR1M5 Interest and the Class MR1M6 Interest, 1.00% of such remainder, in the same proportion as principal payments are allocated to the Corresponding Group 1 Classes, until the Uncertificated Balances of such Uncertificated Group 1 Middle-Tier Interests are reduced to zero; then

(3)   to the Class MR1ZZ Interest, 1.00% of such remainder, until the Uncertificated Balance of such Uncertificated Group 1 Middle-Tier Interest is reduced to zero;

(4)   any remaining amount to the Holders of the Class 2-A-R Certificates (in respect of the Class 1-MR Interest);

provided, however, that (i) 98.00% and (ii) 2.00% of any principal payments that are attributable to an Overcollateralization Release Amount shall be allocated to (i) the Class MR1AA Interest and the Class MR1P Interest and (ii) the Class MR1ZZ Interest, respectively; provided that the Class MR1P Interest shall not be reduced until the Distribution Date immediately following the expiration of the latest Prepayment Charge or any Distribution Date thereafter, at which point such amount shall be distributed to the Class MR1P Interest, until $100 has been distributed pursuant to this clause.

(j)   On each Distribution Date, all amounts representing Prepayment Charges in respect of the Group 1 Mortgage Loans received by GreenPoint during the related Prepayment Period will be distributed to Holders of the Class MR1P Interest. Such amount shall not reduce the Uncertificated Balance of the Class MR1P Interest.

(k)   Distributions on the Group 1 Upper-Tier Interests. On each Distribution Date, 100% of the amounts deemed distributed on the Class MR1IO Interest shall be deemed distributed by the Group 1 Upper-Tier REMIC in respect of the Class Swap-IO Interest. Such amounts shall be deemed distributed by the Group 1 Upper-Tier REMIC to the Supplemental Interest Trust for deposit into the Swap Account. On each Distribution Date, all amounts representing Prepayment Charges deemed distributed on the Class MR1P Interest shall be deemed distributed by the Group 1 Upper-Tier REMIC in respect of the Class 1-P Group 1 Upper-Tier Interest. Such amount shall not reduce the Class Certificate Balance of the Class 1-P Group 1 Upper-Tier Interest. Other amounts deemed distributed by the Group 1 Middle-Tier REMIC to the Group 1 Upper-Tier REMIC shall be deemed distributed with respect to Group 1 Upper-Tier Interests (other than the Class Swap-IO Interest) so as to (i) pay the Uncertificated Accrued Interest on such Group 1 Upper-Tier Interest plus any amounts in respect thereof remaining unpaid from previous Distribution Dates and (ii) reduce the Class Certificate Balance or Notional Amount of each such Group 1 Upper-Tier Interest to the extent necessary so that it equals the Class Certificate Balance or Notional Amount of the corresponding Class of Certificates. Any remaining amounts will be deemed distributed with respect to the Class 1-UR Interest.

(l)   Allocation of Losses on the Uncertificated Group 1 Lower-Tier Interests, the Uncertificated Group 1 Middle-Tier Interests and the Group 1 Upper-Tier Interests. The Securities Administrator shall be deemed to cause the following allocation of losses:

(i)   (a)   For purposes of calculating the amount of Uncertificated Accrued Interest for the Uncertificated Group 1 Lower-Tier Interests, the aggregate amount of any Relief Act Reductions shall be allocated first, to the Class LR1-I Interest and to the Uncertificated Group 1 Lower-Tier Interests ending with the designation "B", pro rata based on, and to the extent of, one month's interest at the then applicable respective Uncertificated Group 1 Lower-Tier REMIC Pass-Through Rates on the respective Uncertificated Balances of each such Uncertificated Group 1 Lower-Tier Interest, and then, to Uncertificated Group 1 Lower-Tier Interests ending with the designation "A", pro rata based on, and to the extent of, one month's interest at the then applicable respective Uncertificated Group 1 Lower-Tier REMIC Pass-Through Rates on the respective Uncertificated Balances of each such Uncertificated Group 1 Lower-Tier Interest.

(b)   The aggregate amount of any Relief Act Reductions incurred in respect of the Mortgage Loans for any Distribution Date shall be allocated first, to Uncertificated Accrued Interest payable to (i) the Class MR1AA Interest and the Class MR1P Interest and (ii) the Class MR1ZZ Interest up to an aggregate amount equal to the Group 1 Middle-Tier REMIC Interest Loss Allocation Amount, 98% and 2%, respectively, and thereafter among the Class MR1A1 Interest, the Class MR1A2 Interest, the Class MR1A3 Interest, the Class MR1M1 Interest, the

Class MR1M2 Interest, the Class MR1M3 Interest, the Class MR1M4 Interest, the Class MR1M5 Interest, the Class MR1M6 Interest, and the Class MR1ZZ Interest, pro rata based on, and to the extent of, one month's interest at the then applicable respective Uncertificated Group 1 Middle-Tier REMIC Pass-Through Rate on the respective Uncertificated Balance of each such Uncertificated Group 1 Middle-Tier Interest;

(c)   The aggregate amount of any Relief Act Reductions incurred in respect of the Mortgage Loans for any Distribution Date shall be allocated to the Group 1 Upper-Tier Interests (other than the Class Swap-IO Interest) pro rata based on, and to the extent of, the Uncertificated Accrued Interest for such Group 1 Upper-Tier Interest for such Distribution Date.

(ii)  (a)   All Realized Losses on the Group 1 Mortgage Loans shall  be allocated on each Distribution Date first, to the Class LR1-I Interest  until the Uncertificated Balance of such Uncertificated Group 1 Lower-Tier  Interest has been reduced to zero and second, to the Class LR1-1-A  Interest through the Class LR1-59-B Interest, starting with the lowest  numerical denomination until such Uncertificated Group 1 Lower-Tier  Interest has been reduced to zero, provided that, for Uncertificated Group  1 Lower-Tier Interests with the same numerical denomination, such Realized  Losses shall be allocated pro rata between such Uncertificated Group 1  Lower-Tier Interests.

(b)   All Realized Losses on the Group 1 Mortgage Loans shall be allocated by the Trustee on each Distribution Date to the following Uncertificated Group 1 Middle-Tier Interests in the specified percentages, as follows: first, to Uncertificated Accrued Interest payable to (i) the Class MR1AA Interest and the Class MR1P Interest and (ii) the Class MR1ZZ Interest up to an aggregate amount equal to the Group 1 Middle-Tier REMIC Interest Loss Allocation Amount, 98% and 2%, respectively; second, to the Uncertificated Balances of the Class MR1AA Interest and the Class MR1ZZ Interest up to an aggregate amount equal to the Group 1 Middle-Tier REMIC Principal Loss Allocation Amount, 98% and 2%, respectively; third, to the Uncertificated Balances of the Class MR1AA Interest, the Class MR1M6 Interest and the Class MR1ZZ Interest, 98%, 1% and 1%, respectively, until the Uncertificated Balance of the Class MR1M6 has been reduced to zero; fourth, to the Uncertificated Balances of the Class MR1AA Interest, the Class MR1M5 Interest and the Class MR1ZZ Interest, 98%, 1% and 1%, respectively, until the Uncertificated Balance of the Class MR1M5 has been reduced to zero; fifth, to the Uncertificated Balances of the Class MR1AA Interest, the Class MR1M4 Interest and the Class MR1ZZ Interest, 98%, 1% and 1%, respectively, until the Uncertificated Balance of the Class MR1M4 Interest has been reduced to zero; sixth, to the Uncertificated Balances of the Class MR1AA Interest, the Class MR1M3 Interest and the Class MR1ZZ Interest, 98%, 1% and 1%, respectively, until the Uncertificated Balance of the Class MR1M3 Interest has been reduced to zero; seventh, to the Uncertificated Balances of the Class MR1AA Interest, the Class MR1M2 Interest and the Class MR1ZZ Interest, 98%, 1% and 1%, respectively, until the Uncertificated

Balance of the Class MR1M2 Interest has been reduced to zero; eighth, to the Uncertificated Balances of the Class MR1AA Interest, the Class MR1M1 Interest and the Class MR1ZZ Interest, 98%, 1% and   1%, respectively, until the Uncertificated Balance of the Class   MR1M1 Interest has been reduced to zero; and ninth, to the   Uncertificated Balances of the Class MR1AA Interest, the Class MR1A3   Interest and the Class MR1ZZ Interest, 98%, 1% and 1%, respectively, until the Uncertificated Balance of the Class MR1A3 has been reduced   to zero.

(c)   All Realized Losses on the Group 1 Mortgage Loans shall be allocated by the Securities Administrator on each Distribution   Date to the Group 1 Upper-Tier Interests such that the Class Certificate Balance or Notional Amount of each such Group 1 Upper-Tier Interest equals the Class Certificate Balance or Notional Amount of the corresponding Class of Certificates.

(m)   Notwithstanding anything to the contrary contained herein, the above distributions in Sections 5.03(h) through (l) (other than on the Certificates) are deemed distributions, and distributions of funds from the Certificate Account shall be made only in accordance with Sections 5.03(a) through (f) hereof.

Section 5.04 Allocation of Losses.

(a)   No later than five (5) Business Days prior to the related Distribution Date, the Master Servicer shall inform the Securities Administrator in writing with respect to each Mortgage Loan: (1) whether any Realized Loss is a Deficient Valuation or a Debt Service Reduction, (2) of the amount of such loss or Deficient Valuation, or of the terms of such Debt Service Reduction and (3) of the total amount of Realized Losses on the Mortgage Loans in each Loan Group. Based on such information, the Securities Administrator shall determine the total amount of Realized Losses on the Mortgage Loans in each Loan Group with respect to the related Distribution Date. Realized Losses shall be allocated to the Certificates by a reduction in the Class Certificate Balances of the designated Classes pursuant to the operation of Section 5.04(b) and (d), in the case of the Shifting Interest Certificates, and pursuant to the operation of Section 5.04(g), in the case of the Group 1 Certificates.

(b)   Allocation of Losses on the Shifting Interest Certificates. The Class Certificate Balance of the Aggregate Group X Subordinate Certificates then outstanding with the lowest payment priority shall be reduced or increased on each Distribution Date by the amount, if any, necessary such that the aggregate of the Class Certificate Balances of all outstanding Classes of the Aggregate Group X Senior Certificates and the Aggregate Group X Subordinate Certificates (after giving effect to the amounts to be distributed as distributions of principal on such Distribution Date) shall equal the sum of the Adjusted Pool Amounts for such Distribution Date for Aggregate Loan Group X.

The Class Certificate Balance of the Class 5-B Certificates then outstanding with the lowest payment priority shall be reduced or increased on each Distribution Date by the amount, if any, necessary such that the aggregate of the Class Certificate Balances of all outstanding Classes of the Group 5 Senior Certificates and the Class 5-B Certificates (after giving effect to the amounts to be distributed as distributions of principal on such Distribution Date) shall equal the Adjusted Pool Amount for such Distribution Date for Loan Group 5.

The Class Certificate Balance of the Aggregate Group 6 Subordinate Certificates then outstanding with the lowest payment priority shall be reduced or increased on each Distribution Date by the amount, if any, necessary such that the aggregate of the Class Certificate Balances of all outstanding Classes of the Aggregate Group 6 Senior Certificates and the Aggregate Group 6 Subordinate Certificates (after giving effect to the amounts to be distributed as distributions of principal on such Distribution Date) shall equal the sum of the Adjusted Pool Amounts for such Distribution Date for Aggregate Loan Group 6.

After a Senior Credit Support Depletion Date, the Class Certificate Balances of the Senior Certificates of each related Group in the aggregate shall be reduced or increased on each Distribution Date by the amount, if any, necessary such that the aggregate of the Class Certificate Balances of all outstanding Classes of Senior Certificates of such Group (after giving effect to the amounts to be distributed as distributions of principal on such Distribution Date) exceeds the Adjusted Pool Amount for the related Loan Group for such Distribution Date.

Any such reduction or increase shall be allocated among the Senior Certificates of the related Group, pro rata, based on their Class Certificate Balances immediately prior to such Distribution Date until the Class Certificate Balances thereof have been reduced to zero. Realized Losses allocated to the Class 5-A-2 and Class 5-A-3 Certificates will reduce the Class 5-A-X Notional Amount.

(c)   Any reduction or increase in the Class Certificate Balance of a Class of Certificates pursuant to Section 5.04(b) above shall be allocated among the Certificates of such Class in proportion to their respective Percentage Interests.

(d)   The calculation of the amount to be distributed as principal to any Class of Subordinate Certificates with respect to a Distribution Date (the "Calculated Principal Distribution") shall be made prior to the allocation of any Realized Losses for such Distribution Date; provided, however, the actual payment of principal to the Classes of Certificates shall be made subsequent to the allocation of Realized Losses for such Distribution Date. In the event that after the allocation of Realized Losses for a Distribution Date, the Calculated Principal Distribution for a Class of Subordinate Certificates is greater than the Class Certificate Balance of such Class, the excess shall be distributed first, sequentially, to the related Classes of Subordinate Certificates then outstanding (beginning with the Class of related Subordinate Certificates then outstanding with the lowest numerical designation) until the respective Class Certificate Balance of each such Class is reduced to zero and then to the Senior Certificates of the related Group or Groups, pro rata, in accordance with the priorities set forth in Section 5.02(b)(i), (ii), (iii), (iv), (v) and (vi), as applicable.

 (i)   After the Senior Credit Support Depletion Date for Loan Group 2, on any Distribution Date on which the Class 2-A-2 Loss Allocation Amount is greater than zero, the Class Certificate Balance of the Class 2-A-2 Certificates will be reduced by the Class 2-A-2 Loss Allocation Amount and, notwithstanding Section 5.04(b), the

Class Certificate Balance of the Class 2-A-1 Certificates will not be reduced by the Class 2-A-2 Loss Allocation Amount.

Any increase in the Class Certificate Balance allocated to the Class 2-A-1 Certificates pursuant to Section 5.04(b) will instead increase the Class Certificate Balance of the Class 2-A-2 Certificates.

(ii)  After the Senior Credit Support Depletion Date for Group 3, on  any Distribution Date on which the Class 3-A-2 Loss Allocation Amount is  greater than zero, the Class Certificate Balance of the Class 3-A-2  Certificates will be reduced by the Class 3-A-2 Loss Allocation Amount  and, notwithstanding Section 5.04(b) , the Class Certificate Balances of  the Class 3-A-1 Certificates will not be reduced by the Class 3-A-2 Loss  Allocation Amount.

Any increase in the Class Certificate Balance allocated to the Class  3-A-1 Certificates pursuant to Section 5.04(b) will instead increase the  Class Certificate Balance of the Class 3-A-2 Certificates.

(iii)           After the Senior Credit Support Depletion Date for the Group 4, on any Distribution Date on which the Class 4-A-4 Loss Allocation  Amount is greater than zero, the Class Certificate Balance of the Class  4-A-4 Certificates will be reduced by the Class 4-A-4 Loss Allocation  Amount and, notwithstanding Section 5.04(b), the Class Certificate  Balances of the Class 4-A-1, Class 4-A-2 and Class 4-A-3 Certificates will  not be reduced by the Class 4-A-4 Loss Allocation Amount. Notwithstanding  the foregoing, on any Distribution Date in which the sum of the Class  4-A-1 Loss Amount, Class 4-A-2 Loss Amount and Class 4-A-3 Loss Amount  exceeds the Class Certificate Balance of the Class 4-A-4 Certificates  prior to any reduction for the Class 4-A-4 Loss Allocation Amount, such  excess will be distributed, pro rata, based on the Class Certificate  Balances of the Class 4-A-1, Class 4-A-2 and Class 4-A-3 Certificates, in  reduction of the Class Certificate Balances of the Class 4-A-1, Class  4-A-2 and Class 4-A-3 Certificates.

Any increase in the Class Certificate Balance allocated to the Class  4-A-1, Class 4-A-2 or Class 4-A-3 Certificates pursuant to Section 5.04(b) will instead increase the Class Certificate Balance of the Class 4-A-4  Certificates.

(iv)  After the Senior Credit Support Depletion Date for the Group  5, on any Distribution Date on which the Class 5-A-4 Loss Allocation  Amount is greater than zero, the Class Certificate Balance of the Class  5-A-4 Certificates will be reduced by the Class 5-A-4 Loss Allocation  Amount and, notwithstanding Section 5.04(b), the Class Certificate  Balances of the Class 5-A-1, Class 5-A-2 and Class 5-A-3 Certificates will  not be reduced by the Class 5-A-4 Loss Allocation Amount. Notwithstanding  the foregoing, on any Distribution Date in which the sum of the Class  5-A-1 Loss Amount, Class 5-A-2 Loss Amount and Class 5-A-3 Loss Amount  exceeds the Class Certificate Balance of the Class 5-A-4 Certificates  prior to any reduction for the Class 5-A-4 Loss Allocation Amount, such  excess will be distributed, pro rata, based on the Class Certificate  Balances of the Class 5-A-1, Class 5-A-2 and Class 5-A-3 Certificates, in

reduction of the Class Certificate Balances of the Class 5-A-1, Class 5-A-2 and Class 5-A-3 Certificates.

Any increase in the Class Certificate Balance allocated to the Class 5-A-1, Class 5-A-2 or Class 5-A-3 Certificates pursuant to Section 5.04(b) will instead increase the Class Certificate Balance of the Class 5-A-4 Certificates.

(v)   With respect to Loan Group 6-A and Loan Group 6-B, after the Senior Credit Support Depletion Date for Group 6-A and Group 6-B:

(A)   on any Distribution Date on which the Class 6-A-2 Loss  Allocation Amount is greater than zero, the Class Certificate Balance of the Class 6-A-2 Certificates will be reduced by the Class  6-A-2 Loss Allocation Amount and, notwithstanding Section 5.04(b), the Class Certificate Balance of the Class 6-A-1 Certificates will  not be reduced by the Class 6-A-2 Loss Allocation Amount.

Any increase in the Class Certificate Balance allocated to the Class 6-A-1 Certificates pursuant to Section 5.04(b) will instead increase the Class Certificate Balance of the Class 6-A-2 Certificates.

(B)   on any Distribution Date on which the Class 6-A-4 Loss  Allocation Amount is greater than zero, the Class Certificate  Balance of the Class 6-A-4 Certificates will be reduced by the Class  6-A-4 Loss Allocation Amount and, notwithstanding Section 5.04(b), the Class Certificate Balance of the Class 6-A-3 Certificates will  not be reduced by the Class 6-A-4 Loss Allocation Amount

Any increase in the Class Certificate Balance allocated to the  Class 6-A-3 Certificates pursuant to Section 5.04(b) will instead  increase the Class Certificate Balance of the Class 6-A-4 Certificates.

(e)   Notwithstanding any other provision of this Section 5.04, no Class Certificate Balance of a Class will be increased on any Distribution Date such that the Class Certificate Balance of a Class exceeds its Initial Class Certificate Balance less all distributions of principal previously distributed in respect of such Class on prior Distribution Dates.

(f)   With respect to any Distribution Date, Realized Losses allocated pursuant to Sections 5.04(b) through (d) will be allocated to each Uncertificated Aggregate Group X Lower-Tier Interest, Uncertificated Group 5 Lower-Tier Interest, or Uncertificated Aggregate Group 6 Lower-Tier Interest as described in Section 5.02 and to each Uncertificated Shifting Interest Middle-Tier Interest in an amount equal to the Realized Losses allocated to such Uncertificated Middle-Tier Interest's Corresponding Shifting Interest Upper-Tier Class or Classes.

(g)   Allocation of Losses on the Group 1 Certificates. Any Applied Realized Loss Amount for a Distribution Date will be allocated in reduction of the Class Certificate Balances of the Class 1-M-6, Class 1-M-5, Class 1-M-4, Class 1-M-3, Class 1-M-2, Class 1-M-1 and Class 1-A-3 Certificates, in that order, and until the respective Class Certificate Balances thereof are reduced to zero.

 (h)   With respect to any Distribution Date, Realized Losses on the Group 1 Mortgage Loans allocated pursuant to Section 5.04(g) will be allocated to each Uncertificated Group 1 Lower-Tier Interest and to each Uncertificated Group 1 Middle-Tier Interest as described in Section 5.03(l).

Section 5.05 Statements to Certificateholders. (a) Prior to the Distribution Date in each month, based upon the information provided to the Securities Administrator on the Master Servicer's Certificate delivered to the Securities Administrator pursuant to Section 4.01, the Securities Administrator shall determine the following information with respect to such Distribution Date:

(i) the actual Distribution Date, the related Record Date, the Rate Determination Date and the Interest Accrual Period for each Class for such Distribution Date;

(ii) for each Loan Group (other than Loan Group 1), the related Pool Distribution Amount;

(iii)   for each Loan Group (other than Loan Group 1), the amount  of the Pool Distribution Amount allocable to principal, separately  identifying the aggregate amount of any Principal Prepayments, Liquidation  Proceeds and other components included therein;

(iv)    for each Loan Group (other than Loan Group 1), the amount  of the Pool Distribution Amount allocable to interest, any Class Unpaid  Interest Shortfall included in such distribution and any remaining Class  Unpaid Interest Shortfall after giving effect to such distribution;

(v)     if the distribution to the Holders of such Class of  Certificates is less than the full amount that would be distributable to  such Holders if there were sufficient funds available therefor, the amount  of the shortfall and the allocation thereof as between principal and  interest;

(vi) the Class Certificate Balance of each Class of Certificates before and after giving effect to the distribution of principal on such Distribution Date;

(vii) for each Loan Group, the Pool Stated Principal Balance for the preceding Distribution Date and the related Distribution Date;

(viii)  for each Loan Group (other than Loan Group 1), the Senior  Percentage, the Senior Prepayment Percentage, the Subordinate Percentage  and the Subordinate Prepayment Percentage for such Distribution Date;

(ix)    the Aggregate Group X Senior Percentage, the Aggregate  Group X Subordinate Percentage, the Aggregate Group 6 Senior Percentage, the Aggregate Group 6 Subordinate Percentage, the Group 5 Senior  Percentage and the Group 5 Subordinate Percentage;

(x)     the amount of the Administrative Fees with respect to such Distribution Date;

(xi)    the Pass-Through Rate for each such Class of Certificates with respect to such Distribution Date;

(xii)   for each Loan Group, the amount of Periodic Advances  included in the distribution on such Distribution Date and the aggregate  amount of Periodic Advances outstanding as of the close of business on the  Determination Date immediately preceding such Distribution Date;

(xiii)  for each Loan Group, the number and aggregate principal  amounts of Mortgage Loans (A) delinquent (exclusive of Mortgage Loans in  foreclosure or bankruptcy) 1 to 30 days, 31 to 60 days, 61 to 90 days and  91 or more days, (B) in foreclosure, as of the close of business on the  last day of the calendar month preceding such Distribution Date and (C) in  bankruptcy, as of the close of business on the last day of the calendar  month preceding such Distribution Date;

(xiv)   for each Loan Group, with respect to any Mortgage Loans  that became REO Properties during the preceding calendar month, the  aggregate number of such Mortgage Loans and the aggregate Stated Principal  Balance of such Mortgage Loans as of the close of business on the  Determination Date preceding such Distribution Date and the date of  acquisition of the REO Properties;

(xv)    for each Loan Group, the total number and principal  balance of any REO Properties (and market value, if available) as of the  close of business on the Determination Date preceding such Distribution  Date;

(xvi)   for each Loan Group, the aggregate amount of Realized  Losses or Applied Realized Loss Amounts, as applicable, incurred during  the preceding calendar month and for each Group separately identifying any  reduction thereof due to the allocations of Realized Losses or Applied  Realized Loss Amounts;

(xvii)  the Class 5-A-X Notional Amount for such Distribution  Date;

(xviii) for each Loan Group, the Reimbursement Amount;

(xix)   for each Loan Group, the amount of Recoveries;

(xx)    for each Loan Group, the number of Mortgage Loans at the  beginning and end of the applicable reporting period, and the Net WAC and  weighted average remaining term;

(xxi)   unless such information is otherwise set forth in the Form  10-D relating to such Distribution Date and provided that the Securities  Administrator is reasonably able to include such information in the  statement, material breaches of Mortgage Loan representations and  warranties of which the Securities Administrator has knowledge or has  received written notice;

 (xxii)  unless such information is otherwise set forth in the Form  10-D relating to such Distribution Date and provided that the Securities  Administrator is reasonably able to include such information in the  statement, material breaches of any covenants under this Agreement of  which the Securities Administrator has knowledge or has received written  notice;

(xxiii) the Accrued Certificate Interest in respect of each Class  of Group 1 Certificates for such Distribution Date and any related Cap  Carryover Amounts, and the respective portions thereof, if any, remaining  unpaid following the distributions made in respect of such Certificates on  such Distribution Date;

(xxiv)  with respect to Loan Group 1, the Cap Carryover Amounts  distributed on such Distribution Date, the amounts remaining after giving  effect to distributions thereof on such Distribution Date, the amount of  all Cap Carryover Amounts covered by withdrawals from the Reserve Account  on such Distribution Date;

(xxv)   whether a Trigger Event has occurred and is continuing, and the cumulative Realized Losses for Loan Group 1, as a percentage of  the Cut-off Date Pool Principal Balance for Loan Group 1;

(xxvi)  the Available Funds;

(xxvii) the distribution made on such Distribution Date to the  Holders of the Class 1-P Certificates;

(xxviii)for Loan Group 1, the Overcollateralization Amount, the  Overcollateralization Release Amount, the Overcollateralization Deficiency  and the Targeted Overcollateralization Amount as of such Distribution Date  and the Monthly Excess Interest Amount and Monthly Excess Cashflow Amount  for such Distribution Date;

(xxix)  the Group 1 Principal Remittance Amount and the Group 1  Interest Remittance Amount;

(xxx)   only for so long as the Trust is subject to the Exchange  Act reporting requirements, the Interest Rate Swap Agreement's  "significance percentage" of the aggregate Class Certificate Balance of  the Group 1 Certificates; and

(xxxi)  the amount of any Net Swap Payments or Swap Termination  Payments.

For all purposes of this Agreement, with respect to any Mortgage Loan, delinquencies shall be determined and reported based on the so-called "MBA" methodology for determining delinquencies on mortgage loans similar to the Mortgage Loans. By way of example, a Mortgage Loan would be delinquent with respect to a Scheduled Payment due on a Due Date if such Scheduled Payment is not made by the close of business on the Mortgage Loan's next succeeding Due Date, and a Mortgage Loan would be more than 30-days Delinquent with respect to such Scheduled Payment if such Scheduled Payment were not made by the close of business on the Mortgage Loan's second succeeding Due Date.

 (b)   No later than each Distribution Date, the Securities Administrator, based upon information supplied to it on the Master Servicer's Certificate, shall make available to each Holder of a Certificate, each Rating Agency and the Master Servicer, a statement setting forth the information set forth in Section
5.05.

In the case of information furnished pursuant to clauses (iii) and (iv) of Section 5.05, the amounts shall be expressed as a dollar amount per Certificate with a $1,000 denomination.

On each Distribution Date, the Securities Administrator shall prepare and furnish to each Financial Market Service, in electronic or such other format and media mutually agreed upon by the Securities Administrator, the Financial Market Service and the Depositor, the information contained in the statement described in Section 5.05 for such Distribution Date (a "Monthly Statement").

The Securities Administrator will make the Monthly Statement to Certificateholders (and, at its option, any additional files containing the same information in an alternative format) available each month to Certificateholders, the NIMS Insurer and other parties to this Agreement via the Securities Administrator's Internet website. The Securities Administrator's Internet website shall initially be located at "www.ctslink.com." Assistance in using the website can be obtained by calling the Securities Administrator's customer service desk at (301) 815-6600. Parties that are unable to use the website are entitled to have a paper copy mailed to them via first class mail by calling the customer service desk and indicating such. The Securities Administrator shall have the right to change the way the Monthly Statements to Certificateholders are distributed in order to make such distribution more convenient and/or more accessible to the above parties and the Securities Administrator shall provide timely and adequate notification to all above parties regarding any such changes.

Within a reasonable period of time after the end of each calendar year, the Securities Administrator shall furnish to the NIMS Insurer and each Person who at any time during the calendar year was the Holder of a Certificate, if requested in writing by such Person, a statement containing the information set forth in clauses (iii) and (iv) of Section 5.05, in each case aggregated for such calendar year or applicable portion thereof during which such Person was a Certificateholder. Such obligation of the Securities Administrator shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Securities Administrator pursuant to any requirements of the Code as from time to time in force.

The Securities Administrator shall deliver to the Holders of Certificates any reports or information the Securities Administrator is required by this Agreement or the Code, Treasury Regulations or REMIC Provisions to deliver to the Holders of Certificates, and the Securities Administrator shall prepare and provide to the Certificateholders (by mail, telephone, or publication as may be permitted by applicable Treasury Regulations) such other reasonable information as the Securities Administrator deems necessary or appropriate or is required by the Code, Treasury Regulations, and the REMIC Provisions including, but not limited to, (i) information to be reported to the Holder of the Residual Certificate for quarterly notices on

Schedule Q (Form 1066) (which information shall be forwarded to the Holder of the Residual Certificate by the Securities Administrator), (ii) information to be provided to the Holders of Certificates with respect to amounts which should be included as interest and original issue discount in such Holders' gross income and (iii) information to be provided to all Holders of Certificates setting forth the percentage of each REMIC's assets, determined in accordance with Treasury Regulations using a convention, not inconsistent with Treasury Regulations, selected by the Securities Administrator in its absolute discretion, that constitute real estate assets under Section 856 of the Code, and assets described in Section 7701(a)(19)(C) of the Code; provided, however, that in setting forth the percentage of such assets of each REMIC created hereunder, nothing contained in this Agreement, including without limitation Section 7.03 hereof, shall be interpreted to require the Securities Administrator periodically to appraise the fair market values of the assets of the Trust Estate or to indemnify the Trust Estate or any Certificateholders from any adverse federal, state or local tax consequences associated with a change subsequently required to be made in the Depositor's initial good faith determinations of such fair market values (if subsequent determinations are required pursuant to the REMIC Provisions) made from time to time.

Section 5.06 Tax Returns and Reports to Certificateholders. (a) For federal income tax purposes, each REMIC created hereunder shall have a taxable year ending on December 31st and shall maintain its books on the accrual method of accounting.

(b)   The Securities Administrator shall prepare or cause to be prepared, shall cause to be timely signed by the Trustee, and shall file or cause to be filed with the Internal Revenue Service and applicable state or local tax authorities income tax and information returns for each taxable year with respect to each REMIC created hereunder containing such information at the times and in the manner as may be required by the Code, the Treasury Regulations or state or local tax laws, regulations, or rules, and shall furnish or cause to be furnished to each REMIC created hereunder and the Certificateholders the schedules, statements or information at such times and in such manner as may be required thereby. The Master Servicer shall provide on a timely basis to the Securities Administrator or its designee such information with respect to the assets of the Trust Estate as is in its possession and reasonably required by the Securities Administrator to enable it to perform its obligations under this Article V. Within 30 days of the Closing Date, the Securities Administrator shall obtain for each legal entity created hereunder a taxpayer identification number on Form SS-4 and any similarly required state or local forms or as otherwise permitted by the Internal Revenue Service, and shall furnish or cause to be furnished to the Internal Revenue Service, on Form 8811 and any similarly required state or local forms or as otherwise required by the Code or the Treasury Regulations, the name, title, address and telephone number of the person that Holders of the Certificates may contact for tax information relating thereto, together with such additional information at the time or times and in the manner required by the Code or the Treasury Regulations. Such federal, state, or local income tax and information returns shall be signed by the Trustee, or such other Person as may be required to sign such returns by the Code, the Treasury Regulations or state or local tax laws, regulations, or rules.

(c)   In the first federal income tax return (and any similar required state or local income tax returns) of each REMIC created hereunder for its short taxable year ending

December 31, 2006, REMIC status shall be elected for such taxable year and all succeeding taxable years.

(d)   The Securities Administrator will maintain or cause to be maintained such records relating to each REMIC created hereunder, including but not limited to records relating to the income, expenses, assets and liabilities of the Trust Estate, and the initial fair market value and adjusted basis of the Trust Estate property and assets determined at such intervals as may be required by the Code or the Treasury Regulations, as may be necessary to prepare the foregoing returns, schedules, statements or information.

Section 5.07 Tax Matters Person. The Tax Matters Person shall have the same duties with respect to the applicable REMIC as those of a "tax matters partner" under Subchapter C of Chapter 63 of Subtitle F of the Code. The Holder of the Class 2-A-R Certificate is hereby designated as the Tax Matters Person for the Group 1 Upper-Tier REMIC, the Group 1 Middle-Tier REMIC, the Group 1 Lower-Tier REMIC, the Shifting Interest Upper-Tier REMIC, the Shifting Interest Middle-Tier REMIC, the Aggregate Group X Lower-Tier REMIC, the Group 5 Lower-Tier REMIC and the Aggregate Group 6 Lower-Tier REMIC. By its acceptance of the Class 2-A-R Certificate, such Holder irrevocably appoints the Securities Administrator as its agent to perform all of the duties of the Tax Matters Person for the Group 1 Upper-Tier REMIC, the Group 1 Middle-Tier REMIC, the Group 1 Lower-Tier REMIC, the Shifting Interest Upper-Tier REMIC, the Shifting Interest Middle-Tier REMIC, the Aggregate Group X Lower-Tier REMIC, the Group 5 Lower-Tier REMIC and the Aggregate Group 6 Lower-Tier REMIC.

Section 5.08 Rights of the Tax Matters Person in Respect of the Securities Administrator. The Securities Administrator shall afford the Tax Matters Person, upon reasonable notice during normal business hours, access to all records maintained by the Securities Administrator in respect of its duties hereunder and access to officers of the Securities Administrator responsible for performing such duties. Upon request, the Securities Administrator shall furnish the Tax Matters Person with its most recent report of condition published pursuant to law or to the requirements of its supervisory or examining authority publicly available. The Securities Administrator shall make available to the Tax Matters Person such books, documents or records relating to the Securities Administrator's services hereunder as the Tax Matters Person shall reasonably request. The Tax Matters Person shall not have any responsibility or liability for any action or failure to act by the Securities Administrator and is not obligated to supervise the performance of the Securities Administrator under this Agreement or otherwise.

Section 5.09 REMIC Related Covenants. For as long as any REMIC created hereunder shall exist, the Trustee, the Securities Administrator, the Depositor and the Master Servicer shall act in accordance herewith to assure continuing treatment of each REMIC created hereunder as a REMIC and avoid the imposition of tax on any REMIC created hereunder. In particular:

(a)   Neither the Securities Administrator nor the Trustee shall create, or permit the creation of, any "interests" in any REMIC created hereunder within the meaning of Code Section 860D(a)(2) other than the interests represented by the Regular Certificates, the Residual Certificate, the Class Swap-IO Interest, the Uncertificated Group 1 Middle-Tier Interests, the Uncertificated Group 1 Lower-Tier Interests, the Uncertificated Shifting Interest Middle-Tier

Interests, the Uncertificated Aggregate Group X Lower-Tier Interests, the Uncertificated Group 5 Lower-Tier Interests and the Uncertificated Aggregate Group 6 Lower-Tier Interests.

(b)   Except as otherwise provided in the Code, (i) the Depositor and the Master Servicer shall not contribute or allow to be contributed to the Trust Estate and the Trustee shall not accept property unless substantially all of the property held in each REMIC constitutes either "qualified mortgages" or "permitted investments" as defined in Code Sections 860G(a)(3) and (5), respectively, and (ii) no property shall be contributed, or deemed contributed, to any REMIC created hereunder after the start-up day unless such contribution would not subject the Trust Estate to the 100% tax on contributions to a REMIC created hereunder after the start-up day of such REMIC imposed by Code Section 860G(d).

(c)   The Securities Administrator, on behalf of the Trust Estate of the Trustee, shall not accept on behalf of any REMIC created hereunder any fee or other compensation for services and none of the Securities Administrator, the Trustee or the Master Servicer shall knowingly accept, on behalf of the Trust Estate any income from assets other than those permitted to be held by a REMIC.

(d)   Neither the Securities Administrator, on behalf of the Trust Estate or the Trustee, nor the Trustee shall sell or permit the sale of all or any portion of the Mortgage Loans (other than in accordance with Sections 2.02 or 2.04), unless such sale is pursuant to a "qualified liquidation" of the applicable REMIC as defined in Code Section 860F(a)(4)(A) and in accordance with Article X.

(e)   The Securities Administrator shall maintain books with respect to the Trust and each REMIC created hereunder on a calendar year taxable year basis and on an accrual basis.

None of the Master Servicer, the Securities Administrator or the Trustee shall engage in a "prohibited transaction" (as defined in Code Section 860F(a)(2)), except that, with the prior written consent of the Master Servicer and the Depositor, the Securities Administrator may engage in the activities otherwise prohibited by the foregoing paragraphs (b), (c) and (d); provided that the Master Servicer shall have delivered to the Securities Administrator an Opinion of Counsel to the effect that such transaction will not result in the imposition of a tax on any REMIC created hereunder and will not disqualify any such REMIC from treatment as a REMIC; and, provided further, that the Master Servicer shall have demonstrated to the satisfaction of the Securities Administrator that such action will not adversely affect the rights of the Holders of the Certificates and the Securities Administrator and that such action will not adversely impact the rating of the Certificates. None of the Master Servicer, the Securities Administrator, the Trustee or any Servicer shall, unless the Mortgagor is in default with respect to the Mortgage Loan or such default is, in the judgment of the Servicer, reasonably foreseeable, permit any modification with respect to any Mortgage Loan that would (i) change the Mortgage Rate, defer or forgive the payment thereof of any principal or interest payments, reduce the Scheduled Principal Balance (except for actual payments of principal) or extend the final maturity date with respect to such Mortgage Loan, (ii) affect adversely the status of any REMIC as a REMIC or (iii) cause any REMIC to be subject to a tax on "prohibited transactions" or "contributions" pursuant to the REMIC Provisions. Further, none of the Master Servicer, the Securities Administrator, the Trustee or any Servicer shall permit any modification with respect to any Mortgage Loan that would both (x) effect an exchange or reissuance of such Mortgage Loan under Section 1.860G 2(b) of the Treasury regulations and (y) cause any REMIC constituting part of the Trust Estate to fail to qualify as a REMIC under the Code or the imposition of any tax on "prohibited transactions" or "contributions" after the Startup Day under the REMIC Provisions.

Section 5.10 Determination of Certificate One-Month LIBOR. On each LIBOR Determination Date for a Class of Offered Group 1 Certificates, the Securities Administrator shall determine Certificate One-Month LIBOR for the applicable Distribution Date on the basis of the British Bankers' Association ("BBA") "Interest Settlement Rate" for one-month deposits in U.S. Dollars as found on Telerate page 3750 as of 11:00 A.M. London time on such LIBOR Determination Date. As used herein, "Telerate page 3750" means the display designated as page
3750 on the Reuters Telerate Service.

If on any LIBOR Determination Date for a Class of Offered Group 1 Certificates, the Securities Administrator is unable to determine Certificate One-Month LIBOR on the basis of the method set forth in the preceding paragraph, Certificate One-Month LIBOR for the applicable Distribution Date will be whichever is higher of (x) Certificate One-Month LIBOR as determined on the previous LIBOR Determination Date for such Class of Offered Group 1 Certificates or (y) the Reserve Interest Rate. The "Reserve Interest Rate" will be the rate per annum which the Securities Administrator determines to be either (A) the arithmetic mean (rounding such arithmetic mean upwards if necessary to the nearest whole multiple of 1/16%) of the one-month U.S. Dollar lending rates that New York City banks selected by the Securities Administrator are quoting, on the relevant LIBOR Determination Date, to the principal London offices of at least two leading banks in the London interbank market or (B) in the event that the Securities Administrator can determine no such arithmetic mean, the lowest one-month U.S. Dollar lending rate that the New York City banks selected by the Securities Administrator are quoting on such LIBOR Determination Date to leading European banks.

If on any LIBOR Determination Date for a Class of Offered Group 1 Certificates, the Securities Administrator is required but is unable to determine the Reserve Interest Rate in the manner provided in the preceding paragraph, Certificate One-Month LIBOR for the applicable Distribution Date will be Certificate One-Month LIBOR as determined on the previous LIBOR Determination Date for such Class of Offered Group 1 Certificates, or, in the case of the first LIBOR Determination Date for which the Securities Administrator is required to determine Certificate One-Month LIBOR, 5.000%.

The establishment of LIBOR by the Securities Administrator and the Securities Administrator's subsequent calculation of the rates of interest applicable to each of the Offered Group 1 Certificates in the absence of manifest error, will be final and binding. After a LIBOR Determination Date, the Securities Administrator shall provide the Pass-Through Rates of the Offered Group 1 Certificates for the related Distribution Date to Beneficial Owners or Holders of Offered Group 1 Certificates who place a telephone call to the Securities Administrator at (301) 815-6600 and make a request therefor.

Section 5.11 Master Servicer, Securities Administrator and Trustee Indemnification. (a) In the event that any REMIC created hereunder fails to qualify as a REMIC, loses its status as a REMIC, or incurs federal, state or local taxes as a result of a prohibited transaction or prohibited contribution under the REMIC Provisions due solely to (i) the negligent performance by the Trustee of its duties and obligations set forth herein or (ii) any state, local or franchise taxes imposed upon the Trust Estate as a result of the location of the Trustee or any co-trustee, the Trustee shall indemnify the Trust Estate against any and all losses, claims, damages, liabilities or expenses ("Losses") resulting from such negligence, including, without limitation, any reasonable attorneys' fees imposed on or incurred as a result of a breach of the Trustee's or any co-trustee's covenants.

(b)   In the event that any REMIC created hereunder fails to qualify as a REMIC, loses its status as a REMIC, or incurs federal, state or local taxes as a result of a prohibited transaction or prohibited contribution under the REMIC Provisions due solely to (i) the negligent performance by the Master Servicer of its duties and obligations set forth herein or (ii) any state, local or franchise taxes imposed upon the Trust Estate as a result of the location of the Master Servicer, the Master Servicer shall indemnify the Trust Estate against any and all Losses resulting from such negligence, including, without limitation, any reasonable attorneys' fees imposed on or incurred as a result of a breach of the Master Servicer's covenants.

(c)   In the event that any REMIC created hereunder fails to qualify as a REMIC, loses its status as a REMIC, or incurs federal, state or local taxes as a result of a prohibited transaction or prohibited contribution under the REMIC Provisions due solely to (i) the negligent performance by the Securities Administrator of its duties and obligations set forth herein or (ii) any state, local or franchise taxes imposed upon the Trust Estate as a result of the location of the Securities Administrator, the Securities Administrator shall indemnify the Trust Estate against any and all Losses resulting from such negligence, including, without limitation, any reasonable attorneys' fees imposed on or incurred as a result of a breach of the Securities Administrator's covenants.

Section 5.12 Supplemental Interest Trust. A separate trust is hereby established (the "Supplemental Interest Trust"), into which the Depositor shall deposit the Interest Rate Swap Agreement. The Supplemental Interest Trust shall be maintained by the Supplemental Interest Trust Trustee. No later than the Closing Date, the Supplemental Interest Trust Trustee shall establish and maintain a separate, segregated trust account to be held in the Supplemental Interest Trust, titled, ""Wells Fargo Bank, N.A., as Supplemental Interest Trust Trustee for U.S. Bank National Association, as Trustee, in trust for registered holders of Banc of America Funding Corporation Mortgage Pass-Through Certificates, Series 2006-D--Swap Account." Such account shall be an Eligible Account and funds on deposit therein shall be held separate and apart from, and shall not be commingled with, any other moneys, including, without limitation, other moneys of the Securities Administrator held pursuant to this Agreement.
Amounts therein shall be held uninvested.

On each Distribution Date, prior to any distribution to any Group 1 Certificate, the Supplemental Interest Trust Trustee shall deposit into the Swap Account: (i) the amount of any Net Swap Payment or Swap Termination Payment (other than any Swap Termination Payment resulting from a Swap Provider Trigger Event) owed to the Swap Provider (after taking into account any upfront payment received from the counterparty to a replacement interest rate swap agreement) from funds transferred from the Trust that were collected and received with respect to the Group 1 Mortgage Loans prior to the determination of Available Funds and (ii) amounts received by the Supplemental Interest Trust Trustee, for distribution in accordance with subsection (d) below. For federal income tax purposes, any amounts paid to the Swap Provider on each Distribution Date shall first be deemed paid to the Supplemental Interest Trust in respect of the Class Swap-IO Interest to the extent of the amount distributable on the Class Swap-IO Interest on such Distribution Date, and any remaining amount shall be deemed paid to the Supplemental Interest Trust for the benefit of the Swap Provider in respect of a Class IO Distribution Amount (as defined below). Any Swap Termination Payment triggered by a Swap Provider Trigger Event owed to the Swap Provider pursuant to the Interest Rate Swap Agreement will be subordinated to distributions to the Holders of the Group 1 Certificates and shall be paid as set forth under Section 5.03(c)(i)(V).

(a)   For federal income tax purposes, the Supplemental Interest Trust shall be owned by the majority Holder of the Class 1-CE Certificates. The Supplemental Interest Trust constitutes an "outside reserve fund" within the meaning of Treasury Regulation ss. 1.860G-2(h) and is not an asset of any REMIC created hereunder.

(b)   To the extent that the Supplemental Interest Trust is determined to be a separate legal entity from the Supplemental Interest Trust Trustee, any obligation of the Supplemental Interest Trust Trustee under the Interest Rate Swap Agreement shall be deemed to be an obligation of the Supplemental Interest Trust.

(c)   The Securities Administrator and the Supplemental Interest Trust Trustee shall treat the Holders of the Offered Group 1 Certificates as having entered into a notional principal contract with respect to the Holders of the Class 1-CE Certificates. Pursuant to each such notional principal contract, all Holders of Offered Group 1 Certificates shall be treated as having agreed to pay, on each Distribution Date, to the Holder of the Class 1-CE Certificates an aggregate amount equal to the excess, if any, of (i) the amount payable on such Distribution Date on the Group 1 Upper-Tier Interest corresponding to such Class of Certificates over (ii) the amount payable on such Class of Certificates on such Distribution Date (such excess, a "Class IO Distribution Amount"). A Class IO Distribution Amount payable from interest collections shall be allocated pro rata among such Group 1 Certificates based on the excess of (a) the amount of interest otherwise payable to such Certificates over (ii) the amount of interest payable to such Certificates at a per annum rate equal to the Group 1 Cap, and a Class IO Distribution Amount payable from principal collections shall be allocated to the most subordinate Class of Group 1 Certificates with an outstanding principal balance to the extent of such balance. In addition, pursuant to such notional principal contract, the Holder of the Class 1-CE Certificates shall be treated as having agreed to pay Cap Carryover Amounts to the Holders of the Offered Group 1 Certificates in accordance with the terms of this Agreement. Any payments to the Group 1 Certificates from amounts deemed received in respect of this notional principal contract shall not be payments with respect to a regular interest in a REMIC within the meaning of Code Section 860G(a)(1). However, any payment from the Offered Group 1 Certificates of a Class IO Distribution Amount shall be treated for tax purposes as having been received by the Holders of such Certificates in respect of the corresponding Group 1 Upper-Tier Interest and as having been paid by such Holders to the Supplemental Interest Trust Trustee pursuant to the notional principal contract. Thus, each Offered Group 1 Certificate shall be treated as representing not only ownership of a Group 1 Upper-Tier Interest, but also ownership of an interest in, and obligations with respect to, a notional principal contract.

Section 5.13 Tax Treatment of Swap Payments and Swap Termination Payments. For federal income tax purposes, each Holder of a Group 1 Certificate is deemed to own an undivided beneficial ownership interest in a Group 1 Upper-Tier Interest and the right to receive payments from either the Cap Carryover Reserve Account or the Swap Account in respect of the Cap Carryover Amount or the obligation to make payments to Supplemental Interest Trust for deposit to the Swap Account. For federal income tax purposes, the Supplemental Interest Trust Trustee will account for payments to each Group 1 Certificate as follows: each Offered Group 1 Certificate will be treated as receiving its entire payment from the corresponding Group 1 Upper-Tier Interest (regardless of any Swap Termination Payment or obligation under the Interest Rate Swap Agreement) and subsequently paying their portion of any Swap Termination Payment in respect of each such Class' obligation under the Interest Rate Swap Agreement. In the event that any such Class is resecuritized in a REMIC, the obligation under the Interest Rate Swap Agreement to pay any such Swap Termination Payment (or any shortfall in the Net Swap Payment), will be made by one or more of the REMIC regular interests issued by the resecuritization REMIC subsequent to such REMIC regular interest receiving its full payment from any such Offered Group 1 Certificate. Resecuritization of any Group 1 Certificate in a REMIC will be permissible only if the Securities Administrator hereunder is the trustee in such resecuritization.

(a)   The Group 1 Upper-Tier Interest corresponding to a Group 1 Certificate will be entitled to receive interest and principal payments at the times and in the amounts equal to those made on the Certificate to which it corresponds, except that the maximum interest rate payable on that Group 1 Upper-Tier Interest will equal the "Interest Rate" designated in the Preliminary Statement. As a result of the foregoing, the amount of distributions and taxable income on the Group 1 Upper-Tier Interest corresponding to a Group 1 Certificate may exceed the actual amount of distributions on the Offered Group 1 Certificates.

ARTICLE VI

THE CERTIFICATES

Section 6.01 The Certificates. The Classes of Senior Certificates and the Subordinate Certificates shall be substantially in the forms attached hereto as Exhibits 1-A-1, 1-A-2, 1-A-3, 2-A-R, 2-A-1, 2-A-2, 3-A-1, 3-A-2, 4-A-1, 4-A-2, 4-A-3, 4-A-4, 5-A-1, 5-A-2, 5-A-3, 5-A-4, 5-A-X, 6-A-1, 6-A-2, 6-A-3, 6-A-4, 1-M-1, 1-M-2, 1-M-3, 1-M-4, 1-M-5, 1-M-6, X-B-1, X-B-2, X-B-3, X-B-4, X-B-5, X-B-6, 5-B-1, 5-B-2, 5-B-3, 5-B-4, 5-B-5, 5-B-6, 6-B-1, 6-B-2, 6-B-3, 6-B-4, 6-B-5, 6-B-6, 6-B-7, 6-B-8, 6-B-9, 6-B-10, 6-B-11, 1-CE, 1-P and C (reverse of all Certificates) and shall, on original issue, be executed by the Securities Administrator and shall be authenticated and delivered by the Securities Administrator to or upon the order of the Depositor upon receipt by the Trustee of the documents specified in Section 2.01. The Classes of Certificates shall be available to investors in minimum denominations of initial Certificate Balance
(or initial notional amount) and integral multiples in excess thereof set forth in the Preliminary Statement. The Offered Certificates (other than the Class 2-A-R Certificate) shall initially be issued in book-entry form through the Depository and delivered to the Depository or, pursuant to the Depository's instructions on behalf of the Depository to, and deposited with, the Certificate Custodian, and all other Classes of Certificates shall initially be issued in definitive, fully-registered form.

The Certificates shall be executed by manual or facsimile signature on behalf of the Securities Administrator by an authorized officer or signatory.  Certificates bearing the manual or facsimile signatures of individuals who were, at the time when such signatures were affixed, authorized to sign on behalf of the Securities Administrator shall bind the Securities Administrator, notwithstanding that such individuals or any of them have ceased to be so authorized prior to the execution and delivery of such Certificates or did not hold such offices or positions at the date of such Certificate. No Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, unless such Certificate shall have been manually authenticated by the Securities Administrator substantially in the form provided for herein, and such authentication upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their authentication.

Section 6.02 Registration of Transfer and Exchange of Certificates. (a) The Securities Administrator shall cause to be kept at an office or agency in the city in which the Corporate Trust Office of the Securities Administrator is located a Certificate Register in which, subject to such reasonable regulations as it may prescribe, the Securities Administrator shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided. The Securities Administrator shall initially serve as Certificate Registrar for the purpose of registering Certificates and transfers and exchanges of Certificates as herein provided.

(b)   At the option of the Certificateholders, Certificates may be exchanged for other Certificates of authorized denominations of a like Class, tenor and aggregate Percentage Interest, upon surrender of the Certificates to be exchanged at any such office or agency. Whenever any Certificates are so surrendered for exchange, the Securities Administrator shall execute and the Securities Administrator shall authenticate and deliver the Certificates which the Certificateholder making the exchange is entitled to receive. Every Certificate presented or surrendered for transfer or exchange shall (if so required by the Securities Administrator or the Certificate Registrar) be duly endorsed by, or be accompanied by a written instrument of transfer in form satisfactory to the Securities Administrator and the Certificate Registrar duly executed by, the Holder thereof or its attorney duly authorized in writing.

(c)   (i) Except as provided in paragraph (c)(iii) below, the Book-Entry Certificates shall at all times remain registered in the name of the Depository or its nominee and at all times: (A) registration of the Book-Entry Certificates may not be transferred by the Securities Administrator except to another Depository; (B) the Depository shall maintain book-entry records with respect to the Certificate Owners and with respect to ownership and transfers of such Book-Entry Certificates; (C) ownership and transfers of registration of the Book-Entry Certificates on the books of the Depository shall be governed by applicable rules established by the Depository; (D) the Depository may collect its usual and customary fees, charges and expenses from its Depository Participants; (E) the Securities Administrator shall deal with the Depository as the representative of the Certificate Owners of the Book-Entry Certificates for purposes of exercising the rights of Holders under this Agreement, and requests and directions for and votes of the Depository shall not be deemed to be inconsistent if they are made with respect to different Certificate Owners; and (F) the Securities Administrator may rely and shall be fully protected in relying upon information furnished by the Depository with respect to its Depository Participants and furnished by the Depository Participants with respect to indirect participating firms and persons shown on the books of such indirect participating firms as direct or indirect Certificate Owners.

(ii)  All transfers by Certificate Owners of Book-Entry Certificates shall be made in accordance with the procedures established by the Depository Participant or brokerage firm representing such Certificate Owner. Each Depository Participant shall only transfer Book-Entry Certificates of Certificate Owners it represents or of brokerage firms for which it acts as agent in accordance with the Depository's normal procedures.

(iii) If (A) the Depository advises the Securities Administrator in writing that the Depository is no longer willing or able to properly discharge its responsibilities as Depository and the Securities Administrator or the Depositor is unable to locate a qualified successor or (B) upon the occurrence of the events specified in Section 5.11(f), the Securities Administrator shall notify all Certificate Owners in the case of clause (A) or the Certificate Owners of the Special Retail Certificates in the case of clause (B), through the Depository, of the occurrence of such event and of the availability of definitive, fully-registered Certificates (the "Definitive Certificates") to such Certificate Owners requesting the same. Upon surrender to the Securities Administrator of the related Class of Certificates by the Depository (or by the Certificate Custodian, if it holds such Class on behalf of the Depository), accompanied by the instructions from the Depository for registration, the Securities Administrator shall issue the Definitive Certificates. None of the Master Servicer, the Depositor, the Securities Administrator or the Trustee shall be liable for any delay in delivery of such instruction and may conclusively rely on, and shall be protected in relying on, such instructions. The Depositor shall provide the Securities Administrator with an adequate inventory of certificates to facilitate the issuance and transfer of Definitive Certificates. Upon the issuance of Definitive Certificates, the Securities Administrator shall recognize the Holders of the Definitive Certificates as Certificateholders hereunder.

(d)   No transfer of a Private Certificate shall be made unless such transfer is exempt from the registration requirements of the 1933 Act and any applicable state securities laws or is made in accordance with the 1933 Act and such laws. In the event of any such transfer (other than in connection with (i) the initial transfer of any such Certificate by the Depositor to an Affiliate of the Depositor or, in the case of the Class 2-A-R Certificate, the first transfer by an Affiliate of the Depositor, (ii) the transfer of any such Class 1-CE, Class 1-P or Class 2-A-R Certificate to the issuer under an Indenture or the indenture trustee under an Indenture or (iii) a transfer of any such Class 1-CE, Class 1-P or Class 2-A-R Certificate from the issuer under an Indenture or the indenture trustee under an Indenture to the Depositor or an Affiliate of the Depositor), (i) unless such transfer is made in reliance on Rule 144A under the 1933 Act, the Securities Administrator or the Depositor may require a written Opinion of Counsel (which may be in-house counsel) acceptable to and in form and substance reasonably satisfactory to the Securities Administrator and the Depositor that such transfer may be made pursuant to an exemption, describing the applicable exemption and the basis therefor, from the 1933 Act and such laws or is being made pursuant to the 1933 Act and such laws, which Opinion of Counsel shall not be an expense of the Securities Administrator or the Depositor and (ii) the Securities Administrator shall require a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached hereto as Exhibit G-1 and a certificate from such Certificateholder's prospective transferee substantially in the form attached hereto either as Exhibit G-2A or as Exhibit G-2B, which certificates shall not be an expense of the Securities Administrator or the Depositor; provided that the foregoing requirements under clauses (i) and (ii) shall not apply to a transfer of a Private Certificate between or among the Depositor, the Sponsor, their affiliates or both. The Depositor shall provide to any Holder of a Private Certificate and any prospective transferees designated by any such Holder, information regarding the related Certificates and the Mortgage Loans and such other information as shall be necessary to satisfy the condition to eligibility set forth in Rule 144A(d)(4) for transfer of any such certificate without registration thereof under the 1933 Act pursuant to the registration exemption provided by Rule 144A. The Holder of a Private Certificate desiring to effect such transfer shall, and does hereby agree to, indemnify the Securities Administrator and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

(e)   No transfer of an ERISA Restricted Certificate (other than (i) a transfer to the indenture trustee under an Indenture with respect to a related NIM trust or (ii) a transfer from the indenture trustee under an Indenture with respect to a related NIM trust to the Depositor or an Affiliate of the Depositor) shall be made unless the transferee delivers to the Securities Administrator either (i) a representation letter substantially in the form attached hereto as Exhibit H from the transferee of such Certificate, which representation letter shall not be an expense of the Depositor, the Trustee, the Securities Administrator or the Master Servicer, or (ii) in the case of any ERISA Restricted Certificate (other than the Class 2-A-R Certificate) presented for registration in the name of an employee benefit plan or arrangement, including an individual retirement account, subject to ERISA, the Code, or any federal, state or local law ("Similar Law") which is similar to ERISA or the Code (collectively, a "Plan"), or a trustee or custodian of any of the foregoing, an Opinion of Counsel in form and substance satisfactory to the Securities Administrator to the effect that the purchase or holding of such ERISA Restricted Certificate by or on behalf of such Plan will not constitute or result in a non-exempt prohibited transaction within the meaning of ERISA, Section 4975 of the Code or Similar Law and will not subject the Trustee, the Depositor, the Securities Administrator or the Master Servicer to any obligation in addition to those undertaken in this Agreement, which Opinion of Counsel shall not be an expense of the Securities Administrator, the Trustee or the Master Servicer. Any transferee of an ERISA Restricted Certificate that does not comply with either clause (i) or (ii) of the preceding sentence will be deemed to have made one of the representations set forth in Exhibit H. For purposes of clause (i) of the second preceding sentence, such representation shall be deemed to have been made to the Certificate Registrar by the acceptance by a Certificate Owner of a Book-Entry Certificate of the beneficial interest in any such Class of ERISA-Restricted Certificates, unless the Certificate Registrar shall have received from the transferee an alternative representation or Opinion of Counsel acceptable in form and substance to the Depositor. Notwithstanding anything else to the contrary herein, any purported transfer of an ERISA Restricted Certificate to or on behalf of a Plan without the delivery to the Securities

Administrator of an Opinion of Counsel satisfactory to the Securities Administrator as described above shall be void and of no effect.

Neither the Securities Administrator nor the Certificate Registrar shall have any liability for transfers of Book-Entry Certificates made through the book-entry facilities of the Depository or between or among any Depository Participants or Certificate Owners, made in violation of applicable restrictions. The Securities Administrator may rely and shall be fully protected in relying upon information furnished by the Depository with respect to its Depository Participants and furnished by the Depository Participants with respect to indirect participating firms and Persons shown on the books of such indirect participating firms as direct or indirect Certificate Owners.

To the extent permitted under applicable law (including, but not limited to, ERISA), the Securities Administrator shall be under no liability to any Person for any registration of transfer of any ERISA Restricted Certificate that is in fact not permitted by this Section 6.02 or for making any payments due on such Certificate to the Holder thereof or taking any other action with respect to such Holder under the provisions of this Agreement so long as the transfer was registered by the Securities Administrator in accordance with the foregoing requirements.

For so long as the Supplemental Interest Trust is in existence, each beneficial owner of an Offered Group 1 Certificate or any interest therein, shall be deemed to have represented, by virtue of its acquisition or holding of such Certificate, or interest therein, that either (i) it is not a Plan nor a person acting on behalf of any such Plan or using the assets of any such Plan or (ii) (A) it is an accredited investor within the meaning of the Underwriter's Exemption and (B) the acquisition and holding of such Certificate and the separate right to receive payments from the Supplemental Interest Trust are eligible for the exemptive relief available under Department of Labor Prohibited Transaction Class Exemption 84-14 (for transactions by independent "qualified professional asset managers"), 91-38 (for transactions by bank collective investment funds), 90-1 (for transactions by insurance company pooled separate accounts), 95-60 (for transactions by insurance company general accounts) or 96-23 (for transactions effected by "in-house asset managers").

(f)   Each Person who has or who acquires any Ownership Interest in a Residual Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the following provisions, and the rights of each Person acquiring any Ownership Interest in a Residual Certificate are expressly subject to the following provisions:

(i)     Each Person holding or acquiring any Ownership Interest in a Residual Certificate shall be a Permitted Transferee and shall promptly notify the Securities Administrator of any change or impending change in its status as a Permitted Transferee.

(ii) No Person shall acquire an Ownership Interest in a Residual Certificate unless such Ownership Interest is a pro rata undivided interest.

(iii) In connection with any proposed transfer of any Ownership Interest in a Residual Certificate, the Securities Administrator shall require delivery to it, in form and substance satisfactory to it, of an affidavit substantially in the form attached hereto as Exhibit I from the proposed transferee.

(iv)    Notwithstanding the delivery of an affidavit by a proposed transferee under clause (iii) above, if a Responsible Officer of the Securities Administrator has actual knowledge that the proposed transferee is not a Permitted Transferee, no transfer of any Ownership Interest in a Residual Certificate to such proposed transferee shall be effected.

(v)     No Ownership Interest in a Residual Certificate may be purchased by or transferred to any Person that is not a U.S. Person, unless (A) such Person holds such Residual Certificate in connection with the conduct of a trade or business within the United States and furnishes the transferor and the Securities Administrator with an effective Internal Revenue Service Form W-8ECI (or successor thereto) or (B) the transferee delivers to both the transferor and the Securities Administrator an Opinion of Counsel from a nationally-recognized tax counsel to the effect that such transfer is in accordance with the requirements of the Code and the regulations promulgated thereunder and that such transfer of a Residual Certificate will not be disregarded for federal income tax purposes.

(vi)    Any attempted or purported transfer of any Ownership Interest in a Residual Certificate in violation of the provisions of this Section 6.02 shall be absolutely null and void and shall vest no rights in the purported transferee. If any purported transferee shall, in violation of the provisions of this Section 6.02, become a Holder of a Residual Certificate, then the prior Holder of such Residual Certificate that is a Permitted Transferee shall, upon discovery that the registration of transfer of such Residual Certificate was not in fact permitted by this Section 6.02, be restored to all rights as Holder thereof retroactive to the date of registration of transfer of such Residual Certificate. The Securities Administrator shall be under no liability to any Person for any registration of transfer of a Residual Certificate that is in fact not permitted by this Section 6.02 or for making any distributions due on such Residual Certificate to the Holder thereof or taking any other action with respect to such Holder under the provisions of the Agreement so long as the transfer was registered in accordance with this Section 6.02. The Securities Administrator shall be entitled to recover from any Holder of a Residual Certificate that was in fact not a Permitted Transferee at the time such distributions were made all distributions made on such Residual Certificate. Any such distributions so recovered by the Securities Administrator shall be distributed and delivered by the Securities Administrator to the prior Holder of such Residual Certificate that is a Permitted Transferee.

(vii)   If any Person other than a Permitted Transferee acquires any Ownership Interest in a Residual Certificate in violation of the restrictions in this Section 6.02, then the Securities Administrator, based on information provided to the Securities Administrator by the Master Servicer, will provide to the Internal Revenue Service, and to the Persons specified in Section 860E(e)(3) and (6) of the Code, information needed to compute the tax imposed under Section 860E(e) of the Code on transfers of residual interests to disqualified organizations. The expenses of the Securities Administrator under this clause (vii) shall be reimbursable by the Trust.

(viii) No Ownership Interest in a Residual Certificate shall be acquired by a Plan or any Person acting on behalf of a Plan.

(g)   No service charge shall be imposed for any transfer or exchange of Certificates of any Class, but the Securities Administrator may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

(h)   All Certificates surrendered for transfer and exchange shall be destroyed by the Certificate Registrar.

Section 6.03 Mutilated, Destroyed, Lost or Stolen Certificates. If (a) any mutilated Certificate is surrendered to the Certificate Registrar or the Certificate Registrar receives evidence to its satisfaction of the destruction, loss or theft of any Certificate, and (b) there is delivered to the Securities Administrator, the Trustee, the Depositor and the Certificate Registrar such security or indemnity reasonably satisfactory to each, to save each of them harmless, then, in the absence of actual notice to the Securities Administrator or the Certificate Registrar that such Certificate has been acquired by a bona fide purchaser, the Securities Administrator shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like tenor, Class and Percentage Interest but bearing a number not contemporaneously outstanding. Upon the issuance of any new Certificate under this Section, the Securities Administrator may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Securities Administrator and the Certificate Registrar) connected therewith. Any duplicate Certificate issued pursuant to this Section shall constitute complete and indefeasible evidence of ownership in the Trust, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

Section 6.04 Persons Deemed Owners. Prior to due presentation of a Certificate for registration of transfer, the Depositor, the Master Servicer, the Trustee, the Securities Administrator, the Certificate Registrar and any agent of the Depositor, the Master Servicer, the Trustee, the Securities Administrator or the Certificate Registrar may treat the Person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions pursuant to Section 5.01 and for all other purposes whatsoever, and none of the Depositor, the Master Servicer, the Trustee, the Securities Administrator, the Certificate Registrar, the NIMS Insurer or any agent of the Depositor, the Master Servicer, the Trustee, the Securities Administrator, the NIMS Insurer or the Certificate Registrar shall be affected by notice to the contrary.

ARTICLE VII

THE DEPOSITOR AND THE MASTER SERVICER

Section 7.01 Respective Liabilities of the Depositor and the Master Servicer. The Depositor and the Master Servicer shall each be liable in accordance herewith only to the extent of the obligations specifically and respectively imposed upon and undertaken by the Depositor and the Master Servicer herein. By way of illustration and not limitation, the Depositor is not liable for the master servicing and administration of the Mortgage Loans, nor is it obligated by Section 8.01 to assume any obligations of the Master Servicer or to appoint a designee to assume such obligations, nor is it liable for any other obligation hereunder that it may, but is not obligated to, assume unless it elects to assume such obligation in accordance herewith.

Section 7.02 Merger or Consolidation of the Depositor or the Master Servicer. The Depositor and the Master Servicer will each keep in full effect its existence, rights and franchises as a separate entity under the laws governing its organization, and will each obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, the Certificates or any of the Mortgage Loans and to perform its respective duties under this Agreement.

Any Person into which the Depositor or the Master Servicer may be merged or consolidated, or any corporation resulting from any merger or consolidation to which the Depositor or the Master Servicer shall be a party, or any Person succeeding to the business of the Depositor or the Master Servicer, shall be the successor of the Depositor or the Master Servicer, as the case may be, hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that the successor or surviving Person to the Master Servicer shall be qualified to service mortgage loans on behalf of Fannie Mae or Freddie Mac.

In connection with the succession to the Master Servicer under this Agreement by any Person (i) into which the Master Servicer may be merged or consolidated, or (ii) which may be appointed as a successor to the Master Servicer, the Master Servicer shall notify the Depositor of such succession or appointment and shall furnish to the Depositor and the Securities Administrator in writing and in form and substance reasonably satisfactory to the Depositor and the Securities Administrator, all information reasonably necessary for the Securities Administrator to accurately and timely report, pursuant to Section 3.22(e), the event under Item 6.02 of Form 8-K pursuant to the Exchange Act (if such reports under the Exchange Act are required to be filed under the Exchange Act).

Section 7.03 Limitation on Liability of the Depositor, the Master Servicer and Others. None of the Depositor, the Master Servicer or any of the directors, officers, employees or agents of the Depositor or of the Master Servicer shall be under any liability to the Trust Estate or the Certificateholders for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Depositor, the Master Servicer or any such Person against any breach of warranties or representations made herein or any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties hereunder. The Depositor, the Master Servicer and any director, officer, employee or agent of the Depositor or the Master Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder. The Depositor, the Master Servicer and any director, officer, employee or agent of the Depositor or the Master Servicer shall be indemnified by the Trust Estate and held harmless against any loss, liability or expense incurred in connection with any legal action relating to this Agreement or the Certificates, other than any loss, liability or expense related to any specific Mortgage Loan or Mortgage Loans (except as any such loss, liability or expense shall be otherwise reimbursable pursuant to this Agreement) and any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of duties hereunder or by reason of reckless disregard of obligations and duties hereunder. Neither of the Depositor nor the Master Servicer shall be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its respective duties under this Agreement and which in its opinion may involve it in any expense or liability; provided, however, that the Depositor or the Master Servicer may in its discretion undertake any such action which it may deem necessary or desirable in respect to this Agreement and the rights and duties of the parties hereto and the interests of the Certificateholders hereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust Estate (except any expenses, costs or liabilities incurred as a result of any breach of representations or warranties of the related party or by reason of willful misfeasance, bad faith or gross negligence in the performance of duties of such party hereunder or by reason of reckless disregard of obligations and duties of such party hereunder), and the Depositor and the Master Servicer shall each be entitled to be reimbursed therefor out of amounts attributable to the Mortgage Loans on deposit in the Master Servicer Custodial Account as provided by Section 3.11.

Section 7.04 Depositor and Master Servicer Not to Resign. Subject to the provisions of Section 7.02, neither the Depositor nor the Master Servicer shall resign from its respective obligations and duties hereby imposed on it except upon determination that its duties hereunder are no longer permissible under applicable law. Any such determination permitting the resignation of the Depositor or the Master Servicer shall be evidenced by an Opinion of Counsel to such effect delivered to the Securities Administrator. No such resignation by the Master Servicer shall become effective until the Securities Administrator or a successor Master Servicer shall have assumed such Master Servicer's responsibilities and obligations in accordance with Section 8.05 hereof.

Section 7.05 Optional Purchases of Mortgage Loans by Depositor. The Depositor may, at its option, or at the direction of the NIMS Insurer (which shall be at the expense of the NIMS Insurer), purchase a Group 1 Mortgage Loan or REO Property which becomes 180 or more days Delinquent or for which the a Servicer related to such Group 1 Mortgage Loan has accepted a deed in lieu of foreclosure. The Depositor shall not use any procedure in selecting any Group 1 Mortgage Loan to be purchased which is materially adverse to the interests of the Holders of any Group 1 Certificate. The Depositor shall purchase such Delinquent Group 1 Mortgage Loan or REO Property at a price equal to the Purchase Price. Any such purchase of a Mortgage Loan or REO Property pursuant to this Section 7.05 shall be accomplished by delivery to the Securities

Administrator for deposit in the Certificate Account of the amount of the Purchase Price. The Custodian shall immediately effectuate the conveyance of such Delinquent Group 1 Mortgage Loan or REO Property to the Depositor or its designee to the extent necessary, including the prompt delivery of all documentation to the Depositor or its designee.

ARTICLE VIII

DEFAULT

Section 8.01 Events of Default. If any one of the following events ("Events of Default") shall occur and be continuing:

(a)   any failure by the Master Servicer to remit amounts to the Securities Administrator for deposit into the Certificate Account in the amount and manner provided herein so as to enable the Securities Administrator to distribute to Holders of Certificates any payment required to be made under the terms of such Certificates and this Agreement which continues unremedied by 12:00 P.M. New York time on the related Distribution Date; or

(b)   failure on the part of the Master Servicer duly to observe or perform in any material respect any other covenants or agreements of the Master Servicer set forth in the Certificates or in this Agreement, which covenants and agreements continue unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer by the Securities Administrator, the Trustee, the NIMS Insurer or the Depositor, or to the Master Servicer, the Depositor, the Securities Administrator, the NIMS Insurer and the Trustee by the Holders of Certificates evidencing Voting Rights aggregating not less than 25% of all Certificates affected thereby; or

(c)   the entry of a decree or order by a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a conservator, receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings against the Master Servicer, or for the winding up or liquidation of the Master Servicer's affairs, and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days; or

(d)   the consent by the Master Servicer to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Master Servicer or of or relating to substantially all of its property; or the Master Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations; or

(e)   failure by the Master Servicer to duly perform, within the required time period, its obligations under Section 3.20, Section 3.21 or Section 3.22; or

(f)   failure by the Master Servicer to make a Periodic Advance required to be made by it pursuant to Section 3.19 by 5:00 P.M. New York time on the Business Day preceding the related Distribution Date.

then, (i) in the case of Event of Default described in clauses (a) through (e) hereof, so long as such Event of Default is actually known by a Responsible Officer of the Trustee or the Depositor and shall not have been remedied by the Master Servicer, either the Trustee or the Depositor may, and at the direction of the Holders of Certificates evidencing Voting Rights aggregating not less than 51% of all Certificates affected thereby shall, by notice then given in writing to the Master Servicer (and to the Trustee, if given by the Depositor, and to the Depositor, if given by the Trustee), terminate all of the rights and obligations of the Master Servicer under this Agreement and (ii) in the case of an Event of Default described in clause (f) hereof, so long as such event is known by a Responsible Officer of the Trustee, the Trustee shall be obligated to make such Periodic Advance and then, so long as such Event of Default shall not have been remedied by 5:00 P.M. New York time on the related Distribution Date (including the reimbursement to the Trustee by the Master Servicer, with interest thereon at the Prime Rate (as set forth in The Wall Street Journal), for any Periodic Advance made), the Trustee may, by notice given in writing to the Master Servicer and the Depositor, terminate all of the rights and obligations of the Master Servicer under this Agreement. On or after the receipt by the Master Servicer of such written notice and subject to Section 8.05, all authority and power of the Master Servicer under this Agreement, whether with respect to the Certificates or the Mortgage Loans or otherwise, shall pass to and be vested in the Trustee pursuant to and under this Section 8.01 and Section 8.05, unless and until such time as the Trustee shall appoint a successor Master Servicer pursuant to Section 8.05, and, without limitation, the Trustee is hereby authorized and empowered to execute and deliver, on behalf of the Master Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement of the applicable Mortgage Loans and related documents, or otherwise, including, without limitation, the recordation of the assignments of the applicable Mortgage Loans to it. The Master Servicer agrees to cooperate with the Trustee in effecting the termination of the responsibilities and rights of the Master Servicer hereunder, including, without limitation, the transfer to the Trustee for the administration by it of all cash amounts that have been deposited by the Master Servicer in the Master Servicer Custodial Account or thereafter received by the Master Servicer with respect to the Mortgage Loans. Upon obtaining notice or knowledge of the occurrence of any Event of Default, the Person obtaining such notice or knowledge shall give prompt written notice thereof to Certificateholders at their respective addresses appearing in the Certificate Register and to each Rating Agency. All costs and expenses (including attorneys' fees) incurred in connection with transferring the master servicing data and information to the successor Master Servicer and amending this Agreement to reflect such succession as Master Servicer pursuant to this Section 8.01 shall be paid by the predecessor Master Servicer (unless the predecessor Master Servicer is the Trustee, in which event the previous Master Servicer shall be responsible for payment of such costs and expenses so long as the transfer of servicing is not the result of an Event of Default on the part of the Trustee in its capacity as the predecessor Master Servicer). Notwithstanding the termination of the Master Servicer pursuant hereto, the Master Servicer shall remain liable for any causes of action arising out of any Event of Default occurring prior to such termination, subject to the terms and conditions of this Agreement.

Section 8.02 Remedies of Trustee. During the continuance of any Event of Default, so long as such Event of Default shall not have been remedied, the Trustee, in addition to the rights specified in Section 8.01, shall have the right, in its own name as trustee of an express trust, to take all actions now or hereafter existing at law, in equity or by statute to enforce its rights and remedies and to protect the interests, and enforce the rights and remedies, of the Certificateholders (including the institution and prosecution of all judicial, administrative and other proceedings and the filing of proofs of claim and debt in connection therewith). Except as otherwise expressly provided in this Agreement, no remedy provided for by this Agreement shall be exclusive of any other remedy, and each and every remedy shall be cumulative and in addition to any other remedy and no delay or omission to exercise any right or remedy shall impair any such right or remedy or shall be deemed to be a waiver of any Event of Default.

Section 8.03 Directions by Certificateholders and Duties of Trustee During Event of Default. During the continuance of any Event of Default, Holders of Certificates evidencing Voting Rights aggregating not less than 25% (or such other percentage as may be required herein) of each Class of Certificates affected thereby may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee under this Agreement; provided, however, that the Trustee shall be under no obligation to pursue any such remedy, or to exercise any of the trusts or powers vested in it by this Agreement (including, without limitation, (a) the conducting or defending of any administrative action or litigation hereunder or in relation hereto, and (b) the terminating of the Master Servicer or any successor Master Servicer from its rights and duties as master servicer hereunder) at the request, order or direction of any of the Certificateholders, unless such Certificateholders shall have offered to the Trustee reasonable security or indemnity satisfactory to it against the costs, expenses and liabilities which may be incurred therein or thereby and, provided further, that, subject to the provisions of Section 9.01, the Trustee shall have the right to decline to follow any such direction if the Trustee, based upon an Opinion of Counsel, determines that the action or proceeding so directed may not lawfully be taken or if the Trustee in good faith determines that the action or proceeding so directed would subject the Trustee to a risk of personal liability or be unjustly prejudicial to the non-assenting Certificateholders.

Section 8.04 Action upon Certain Failures of the Master Servicer and upon Event of Default. In the event that a Responsible Officer of the Trustee shall have actual knowledge of any failure of the Master Servicer specified in Section 8.01(a) or (b) which would become an Event of Default upon such Master Servicer's failure to remedy the same after notice, the Trustee shall give notice thereof to the Master Servicer. If a Responsible Officer of the Trustee shall have knowledge of an Event of Default, the Trustee shall give prompt written notice thereof to the Securities Administrator and the Securities Administrator shall give prompt written notice thereof to the Certificateholders in accordance with Section 8.01.

Section 8.05 Trustee to Act; Appointment of Successor. (a) Within 90 days of the time the Master Servicer (and the Trustee if such notice of termination is delivered by the Depositor) receives a notice of termination pursuant to Section 8.01, the Trustee (or other named successor) shall be the successor in all respects to the Master Servicer in its capacity as master servicer under this Agreement and the transactions set forth or provided for herein and shall be subject to all the responsibilities, duties and liabilities relating thereto placed on the Master Servicer by the terms and provisions hereof and thereof, as applicable, or shall appoint a successor pursuant to Section 3.07.  Notwithstanding the foregoing, (i) the parties hereto agree that the Trustee, in its capacity as successor Master Servicer, immediately will assume all of the obligations of the Master Servicer to make advances (including, without limitation, Advances pursuant to Section 3.19) under this Agreement, (ii) the Trustee, in its capacity as successor Master Servicer, shall not be responsible for the lack of information and/or documents that it cannot obtain through reasonable efforts and (iii) under no circumstances shall any provision of this Agreement be construed to require the Trustee (a) acting in its capacity as successor to the Master Servicer in its obligation to make advances (including Advances pursuant to Section 3.19) to advance, expend or risk its own funds or otherwise incur any financial liability in the performance of its duties hereunder if it shall have reasonable grounds for believing that such funds are non-recoverable, (b) to be liable for any losses of the Master Servicer or any acts or omissions of the predecessor Master Servicer hereunder, (c) to be obligated to make Advances if it is prohibited from doing so by applicable law, (d) to be obligated to effectuate repurchases or substitutions of the Mortgage Loans hereunder or (e) to be obligated to perform any obligation of the Master Servicer under Section 3.20, Section 3.21 or Section 3.22 with respect to any period of time during which the Trustee was not the Master Servicer. Subject to Section 8.05(b), as compensation therefor, the Trustee shall be entitled to such compensation as the terminated Master Servicer would have been entitled to hereunder if no such notice of termination had been given, except for those amounts due to the Master Servicer as reimbursement for Advances previously made or amounts previously expended and are otherwise reimbursable hereunder. Notwithstanding the above, the Trustee may, if it shall be unwilling so to act, or shall, if it is legally unable so to act, appoint, or petition a court of competent jurisdiction to appoint, any established housing and home finance institution having a net worth of not less than $10,000,000 as the successor to the terminated Master Servicer hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the Master Servicer hereunder; provided, however, that any such institution appointed as a successor Master Servicer shall not, as evidenced in writing by each Rating Agency, adversely affect the then current rating of any Class of Certificates immediately prior to the termination of the terminated Master Servicer. The appointment of a successor Master Servicer shall not affect any liability of the predecessor Master Servicer which may have arisen under this Agreement prior to its termination as Master Servicer, nor shall any successor Master Servicer be liable for any acts or omissions of the predecessor Master Servicer or for any breach by the Master Servicer of any of its representations or warranties contained herein or in any related document or agreement. Pending appointment of a successor to a terminated Master Servicer hereunder, unless the Trustee is prohibited by law from so acting, the Trustee shall act in such capacity as provided above. The Trustee and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession. All Master Servicing Transfer Costs shall be paid by the predecessor Master Servicer (unless the predecessor Master Servicer is the Trustee, in which event the previous Master Servicer shall be responsible for payment of such costs and expenses so long as the transfer of servicing is not the result of an Event of Default on the part of the Trustee in its capacity as the predecessor Master Servicer) upon presentation of reasonable documentation of such costs, and if such predecessor Master Servicer defaults in its obligation to pay such costs, such costs shall be paid by the successor Master Servicer or the Trustee (in which case the successor Master Servicer or the Trustee shall be entitled to reimbursement therefor from the assets of the Trust).

(b)   In connection with the appointment of a successor Master Servicer or the assumption of the duties of the Master Servicer, as specified in Section 8.05(a), the Trustee may make such arrangements for the compensation of such successor as it and such successor shall agree; provided, however, that such compensation shall not exceed the compensation of the Master Servicer being replaced.

(c)   Any successor, including the Trustee, to the Master Servicer as master servicer shall during the term of its service as master servicer maintain in force (i) a policy or policies of insurance covering errors and omissions in the performance of its obligations as master servicer hereunder and (ii) a fidelity bond in respect of its officers, employees and agents to the same extent as the Master Servicer is so required pursuant to Section 3.03.

Section 8.06 Notification to Certificateholders. Upon any termination or appointment of a successor to the Master Servicer pursuant to this Article VIII, the Securities Administrator shall give prompt written notice thereof to Certificateholders at their respective addresses appearing in the Certificate Register and to each Rating Agency.

ARTICLE IX

THE TRUSTEE AND THE SECURITIES ADMINISTRATOR

Section 9.01 Duties of Trustee and Securities Administrator. (a) The Trustee and the Securities Administrator, prior to the occurrence of an Event of Default and after the curing or waiver of all Events of Default which may have occurred, each undertake to perform such duties and only such duties as are specifically set forth in this Agreement as duties of the Trustee and the Securities Administrator, respectively. In case an Event of Default has occurred of which a Responsible Officer of the Trustee shall have actual knowledge (which has not been cured or waived), the Trustee shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in their exercise as a reasonably prudent investor would exercise or use under the circumstances in the conduct of such investor's own affairs. In case an Event of Default has occurred of which a Responsible Officer of the Securities Administrator shall have actual knowledge (which has not been cured or waived), the Securities Administrator shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in their exercise as a reasonably prudent investor would exercise or use under the circumstances in the conduct of such investor's own affairs.

The Trustee and the Securities Administrator, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee and the Securities Administrator which are specifically required to be furnished pursuant to any provision of this Agreement, shall examine them to determine whether they conform to the requirements of this Agreement; provided, however, that neither the Trustee nor the Securities Administrator shall be responsible for the accuracy of any resolution, certificate, statement, opinion, report, document, order or other instrument furnished by the Master Servicer or the Depositor hereunder.

(b)   No provision of this Agreement shall be construed to relieve the Trustee or the Securities Administrator from liability for its own grossly negligent action, its own grossly negligent failure to act or its own willful misfeasance; provided, however, that:

(i)   Prior to the occurrence of an Event of Default, and after the curing or waiver of all such Events of Default which may have occurred, the duties and obligations of the Trustee and the Securities Administrator shall be determined solely by the express provisions of this Agreement, the Trustee and the Securities Administrator shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee and the Securities Administrator and, in the absence of bad faith on the part of the Trustee and the Securities Administrator, the Trustee and the Securities Administrator may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and the Securities Administrator by the Depositor or the Master Servicer and which on their face, do not contradict the requirements of this Agreement;

(ii)  The Trustee shall not be personally liable for an error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee, unless it shall be proved that the Trustee was grossly negligent in ascertaining the pertinent facts;

(iii) The Trustee and the Securities Administrator shall not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of Certificateholders as provided in Section 8.03;

(iv)  The Trustee shall not be charged with knowledge of any default or an Event of Default under Section 8.01 unless a Responsible Officer of the Trustee obtains actual knowledge of such default or Event of Default or any Responsible Officer of the Trustee receives written notice of such default or Event of Default at its Corporate Trust Office from the Master Servicer, the Securities Administrator, the Depositor or any Certificateholder. The Securities Administrator shall not be charged with knowledge of any default or an Event of Default under Section 8.01 unless a Responsible Officer of the Securities Administrator obtains actual knowledge of such failure or event or any Responsible Officer of the Securities Administrator receives written notice of such default or Event of Default at its Corporate Trust Office from the Master Servicer, the Trustee, the Depositor or any Certificateholder; and

(v)   No provision in this Agreement shall require the Trustee or the Securities Administrator to expend or risk its own funds or otherwise incur any personal financial liability in the performance of any of its duties as Trustee or Securities Administrator hereunder, or in the exercise of any of its rights or powers, if the Trustee or the Securities Administrator shall have reasonable grounds for believing that repayment of funds or adequate indemnity or security satisfactory to it against such risk or liability is not reasonably assured to it and none of the provisions contained in this Agreement shall in any event require the Securities Administrator to perform, or be responsible for the manner of performance of, any of the obligations of the Master Servicer under this Agreement.

(c)   Subject to the conditions set forth in this Section 9.01(c), the Securities Administrator is permitted to utilize one or more Subcontractors to perform certain of its obligations hereunder. The Securities Administrator shall promptly upon request provide to the Depositor a written description (in form and substance satisfactory to the Depositor) of the role and function of each Subcontractor utilized by the Securities Administrator, specifying (i) the identity of each such Subcontractor that is a Servicing Function Participant and (ii) which elements of the Servicing Criteria will be addressed in Assessments of Compliance provided by each Servicing Function Participant. As a condition to the utilization by the Securities Administrator of any Servicing Function Participant, the Securities Administrator shall cause any such Servicing Function Participant for the benefit of the Depositor to comply with the provisions of Section 3.20 of this Agreement to the same extent as if such Servicing Function Participant were the Securities Administrator. The Securities Administrator shall be responsible for obtaining from each such Servicing Function Participant and delivering to the applicable Persons any Assessment of Compliance and related Attestation Report required to be delivered by such Servicing Function Participant under Section 3.20, in each case as and when required to be delivered.

Notwithstanding the foregoing, if the Securities Administrator engages a Subcontractor in connection with the performance of any of its duties under this Agreement, the Securities Administrator shall be responsible for determining whether such Subcontractor is an Additional Servicer.

The Securities Administrator shall indemnify the Depositor, the Sponsor, the Trustee, the Master Servicer and any of their respective directors, officers, employees or agents and hold them harmless against any and all claims, losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments, and any other costs, fees and expenses that any of them may sustain in any way related to a breach of the Securities Administrator's obligation set forth in the preceding paragraph or the failure of the Securities Administrator to perform any of its obligations under Section 3.20, Section 3.21, Section 3.22 or this Section 9.01(c).

(d)   The Wells Fargo Bank, N.A., in its capacity as Supplemental Interest Trust Trustee, is hereby directed to execute and deliver, on behalf of the Trust, the Interest Rate Swap Agreement on the Closing Date and to enforce the obligations of the Swap Provider under the Interest Rate Swap Agreement thereafter, including by exercising any right that the Supplemental Interest Trust Trustee may have to designate an "Early Termination Date" under the Interest Rate Swap Agreement upon the occurrence of an "Event of Default" or a "Termination Event" thereunder. Upon the occurrence of an "Early Termination Date" under the Interest Rate Swap Agreement, and at the direction of the Depositor, the Supplemental Interest Trust Trustee shall use reasonable efforts to replace the Interest Rate Swap Agreement with one that is furnished by a replacement for the Swap Provider acceptable to each Rating Agency, and the Supplemental Interest Trust Trustee shall hold in trust any amount that is paid to it by the Swap Provider in respect of any such "Early Termination Date" and apply such amount to the purchase of the related replacement. If any portion of such amount cannot be so used (either because a replacement for the Interest Rate Swap Agreement is not available or such amount exceeds the amount necessary to purchase such replacement), the Supplemental Interest Trust

Trustee shall deposit such portion in the Cap Carryover Reserve Account. If such amount is insufficient to purchase a replacement for the Interest Rate Swap Agreement, the Supplemental Interest Trust Trustee shall apply such amount to replace so much of the Interest Rate Swap Agreement as it is possible to replace with such amount. If the Swap Provider transfers its rights and obligations under the Interest Rate Swap Agreement to another party in accordance therewith or the Supplemental Interest Trust Trustee replaces the Interest Rate Swap Agreement with one that is furnished by a replacement for the Swap Provider acceptable to each Rating Agency in accordance with this Agreement, then the Supplemental Interest Trust Trustee shall execute and deliver the related replacement for or novation of the Interest Rate Swap Agreement.

In addition, upon its receipt from BANA of each "significance estimate" of the Interest Rate Swap Agreement pursuant to the Mortgage Loan Purchase Agreement, the Supplemental Interest Trust Trustee shall, on the basis of such "significance estimate," calculate the Interest Rate Swap Agreement's "significance percentage" of the aggregate Class Certificate Balance of the Group 1 Certificates as of the date of such "significance estimate" in accordance with Item 1115 of Regulation AB. For the avoidance of doubt, such "significance percentage" shall be a fraction, expressed as a percentage, the numerator of which is such "significance estimate" and the denominator of which is such aggregate Class Certificate Balance. The Supplemental Interest Trust Trustee also shall determine as of such date whether such "significance percentage" would require disclosure of financial information with respect to the Swap Provider in any report required to be filed with the Commission pursuant to Section 3.22, and if it does, the Supplemental Interest Trust Trustee shall make a written request of the Swap Provider for such information in accordance with the Interest Rate Swap Agreement not later than the third Business Day after it receives the related "significance estimate." Upon its receipt of such information, the Supplemental Interest Trust Trustee shall furnish such information to the Depositor and, if such information is approved by the Depositor, shall include such information in the related report as provided in Section 3.22.

Section 9.02 Certain Matters Affecting the Trustee and the Securities Administrator. Except as otherwise provided in Section 9.01:

(i)   The Trustee and the Securities Administrator may request and rely upon and shall be protected in acting or refraining from acting upon any resolution, Officer's Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties and the manner of obtaining consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to the reasonable regulations as the Trustee and the Securities Administrator, as applicable, may prescribe;

(ii)  The Trustee and the Securities Administrator may consult with counsel and any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such Opinion of Counsel;

(iii) Neither the Trustee nor the Securities Administrator shall be under any obligation to exercise any of the trusts or powers vested in it by this Agreement or to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any of the Certificateholders, pursuant to the provisions of this Agreement, unless such Certificateholders shall have offered to the Trustee or the Securities Administrator, as the case may be, reasonable security or indemnity satisfactory to it against the costs, expenses and liabilities which may be incurred therein or thereby; however, subject to Section 9.01(b)(v), nothing contained herein shall relieve the Trustee or the Securities Administrator of the obligation, upon the occurrence of an Event of Default (which has not been cured or waived), to exercise such of the rights and powers vested in it by this Agreement, and to use the same degree of care and skill in their exercise as a prudent investor would exercise or use under the circumstances in the conduct of such investor's own affairs;

(iv)  Neither the Trustee nor the Securities Administrator shall be personally liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

(v)   Prior to the occurrence of an Event of Default hereunder and after the curing or waiving of all Events of Default which may have occurred, neither the Trustee nor the Securities Administrator shall be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing so to do by Holders of Certificates of any Class evidencing, as to such Class, Percentage Interests, aggregating not less than 50%; provided, however, that if the payment within a reasonable time to the Trustee or the Securities Administrator of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee or the Securities Administrator, as applicable, not reasonably assured to the Trustee or the Securities Administrator, as applicable, by the security afforded to it by the terms of this Agreement, the Trustee or the Securities Administrator, as the case may be, may require reasonable indemnity or security satisfactory to it against such expense or liability or payment of such estimated expenses as a condition to so proceeding;

(vi)  The Trustee and the Securities Administrator may each execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, attorneys, accountants, custodian or independent contractor; and

(vii) The right of the Trustee or the Securities Administrator to perform any discretionary act enumerated in this Agreement shall not be construed as a duty, and neither the Trustee nor the Securities Administrator shall be answerable for other than its gross negligence or willful misconduct in the performance of any such act.

Section 9.03 Neither Trustee nor Securities Administrator Liable for Certificates or Mortgage Loans. The recitals contained herein and in the Certificates (other than the execution of, and the authentication on the Certificates) shall be taken as the statements of the Depositor or the Master Servicer, as applicable, and neither the Trustee nor the Securities Administrator assumes responsibility for their correctness. Neither the Trustee nor the Securities Administrator

makes any representations as to the validity or sufficiency of this Agreement or of the Certificates or any Mortgage Loans save that the Trustee and the Securities Administrator represent that, assuming due execution and delivery by the other parties hereto, this Agreement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, subject, as to enforcement of remedies, to applicable insolvency, receivership, moratorium and other laws affecting the rights of creditors generally, and to general principles of equity and the discretion of the court (regardless of whether enforcement of such remedies is considered in a proceeding in equity or at law).

Neither the Trustee nor the Securities Administrator shall at any time have any responsibility or liability for or with respect to the legality, validity and enforceability of any Mortgage or any Mortgage Loan, or the perfection and priority of any Mortgage or the maintenance of any such perfection and priority or for or with respect to the sufficiency of the Trust or its ability to generate the payments to be distributed to Certificateholders under this Agreement, including, without limitation: the existence, condition and ownership of any Mortgaged Property; the existence and enforceability of any hazard insurance thereon (other than if the Trustee shall assume the duties of the Master Servicer pursuant to Section 8.05 and thereupon only for the acts or omissions of the Trustee as the successor to the Master Servicer); the validity of the assignment of any Mortgage Loan to the Trustee or of any intervening assignment; the completeness of any Mortgage Loan; the performance or enforcement of any Mortgage Loan (other than if the Trustee shall assume the duties of the Master Servicer pursuant to Section 8.05 and thereupon only for the acts or omissions of the Trustee as successor to the Master Servicer); the compliance by the Depositor or the Master Servicer with any warranty or representation made under this Agreement or in any related document or the accuracy of any such warranty or representation; any investment of monies by or at the direction of the Master Servicer or any loss resulting therefrom, it being understood that the Trustee and the Securities Administrator shall remain responsible for any Trust property that it may hold in its individual capacity; the acts or omissions of any of the Depositor, the Master Servicer (other than if the Trustee shall assume the duties of the Master Servicer pursuant to Section 8.05 and thereupon only for the acts or omissions of the Trustee as successor to the Master Servicer), or any Mortgagor; any action of the Master Servicer (other than if the Trustee shall assume the duties of the Master Servicer pursuant to Section 8.05 and thereupon only for the acts or omissions of the Trustee as successor to the Master Servicer) taken in the name of the Trust or the Securities Administrator; the failure of the Master Servicer to act or perform any duties required of it as agent of the Trust or the Securities Administrator hereunder; or any action by the Trustee or the Securities Administrator taken at the instruction of the Master Servicer (other than if the Trustee shall assume the duties of the Master Servicer pursuant to Section 8.05 and thereupon only for the acts or omissions of the Trustee as successor to the Master Servicer); provided, however, that the foregoing shall not relieve the Trustee or the Securities Administrator of its obligation to perform its duties under this Agreement, including, without limitation, the Trustee's review of the Mortgage Files pursuant to Section 2.02. The Trustee shall file any continuation statement with respect to any financing statement for which the Trustee is the secured party in any public office at any time required to maintain the perfection of any security interest or lien granted to it hereunder.

Section 9.04 Trustee and Securities Administrator May Own Certificates. Each of the Trustee and the Securities Administrator in their individual or any other capacities may become the owner or pledgee of Certificates with the same rights it would have if it were not Trustee or the Securities Administrator and may otherwise deal with the Master Servicer or any of its affiliates with the same right it would have if it were not the Trustee or the Securities Administrator.

Section 9.05 Eligibility Requirements for Trustee and the Securities Administrator. The Trustee and the Securities Administrator hereunder shall at all times be (a) an institution the deposits of which are fully insured by the FDIC and (b) a corporation or banking association organized and doing business under the laws of the United States of America or of any State, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of not less than $50,000,000.00 and subject to supervision or examination by Federal or State authority and (c) with respect to every successor trustee or securities administrator hereunder either an institution (i) the long-term unsecured debt obligations of which are rated at least "A" by Fitch and S&P or (ii) whose serving as Trustee or Securities Administrator hereunder would not result in the lowering of the ratings originally assigned to any Class of Certificates. The Trustee shall not be an affiliate of the Depositor, the Master Servicer or any Servicer. If such corporation or banking association publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 9.05, the combined capital and surplus of such corporation or banking association shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. The principal office of the Trustee and the Securities Administrator (other than the initial Trustee or Securities Administrator) shall be in a state with respect to which an Opinion of Counsel has been delivered to such Trustee at the time such Trustee or Securities Administrator is appointed Trustee or Securities Administrator to the effect that the Trust will not be a taxable entity under the laws of such state. In case at any time the Trustee or the Securities Administrator shall cease to be eligible in accordance with the provision of this Section 9.05, the Trustee or the Securities Administrator, as the case may be, shall resign immediately in the manner and with the effect specified in Section 9.06.

The Securities Administrator (i) may not be an originator, the Master Servicer, Servicer, the Depositor or an affiliate of the Depositor unless the Securities Administrator is in an institutional trust department, (ii) must be authorized to exercise corporate trust powers under the laws of its jurisdiction of organization, and (iii) must be rated at least "F1" by Fitch and "A-1" by S&P (or such other rating acceptable to Fitch and S&P pursuant to a ratings confirmation). If no successor Securities Administrator shall have been appointed and shall have accepted appointment within 60 days after the Securities Administrator ceases to be the Securities Administrator pursuant to this Section 9.05, then the Trustee shall perform the duties of the Securities Administrator pursuant to this Agreement. Notwithstanding the above, the Trustee may, if it shall be unwilling so to act, or shall, if it is legally unable so to act, appoint, or petition a court of competent jurisdiction to appoint, an institution qualified under Section 9.05 hereof as the successor to the Securities Administrator hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of a Securities Administrator hereunder; provided, however, that any such institution appointed as successor Securities Administrator shall not, as evidenced in writing by each Rating Agency, adversely affect the then current rating of any Class of

Certificates immediately prior to the termination of the Securities Administrator. The Trustee shall notify the Rating Agencies of any change of the Securities Administrator.

Section 9.06 Resignation and Removal of Trustee and the Securities Administrator. The Trustee or the Securities Administrator may at any time resign and be discharged from the trust hereby created by giving written notice thereof to the Master Servicer, the NIMS Insurer and the Depositor and mailing a copy of such notice to all Holders of record. The Trustee or the Securities Administrator, as applicable, shall also mail a copy of such notice of resignation to each Rating Agency. Upon receiving such notice of resignation, the Depositor shall use its best efforts to promptly appoint a mutually acceptable successor Trustee or Securities Administrator, as applicable, by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Trustee or Securities Administrator, as applicable, and one copy to the successor Trustee or Securities Administrator, as applicable. If no successor Trustee or Securities Administrator, as the case may be, shall have been so appointed and shall have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee or Securities Administrator may petition any court of competent jurisdiction for the appointment of a successor Trustee or Securities Administrator.

If at any time the Trustee or Securities Administrator shall cease to be eligible in accordance with the provisions of Section 9.05 and shall fail to resign after written request therefor by the Master Servicer, or if at any time the Trustee or the Securities Administrator shall become incapable of acting, or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or the Securities Administrator or of their respective property shall be appointed, or any public officer shall take charge or control of the Trustee or the Securities Administrator or of their respective property or affairs for the purpose of rehabilitation, conservation or liquidation, or if at any time the Securities Administrator has failed to duly perform, within the required time period, its obligations under Section 3.20, Section 3.21 or Section 3.22, then the Master Servicer may remove the Trustee or the Securities Administrator, as the case may be, and appoint a successor trustee or securities administrator by written instrument, in duplicate, one copy of which instrument shall be delivered to the Trustee or the Securities Administrator, as applicable, so removed and one copy to the successor.

The Holders of Certificates evidencing not less than 50% of the Voting Rights may at any time remove the Trustee or the Securities Administrator by written instrument or instruments delivered to the Master Servicer and the Trustee or the Securities Administrator, as applicable; the Master Servicer shall thereupon use their best efforts to appoint a mutually acceptable successor Trustee or Securities Administrator, as the case may be, in accordance with this Section 9.06.

Any resignation or removal of the Trustee or the Securities Administrator and appointment of a successor Trustee pursuant to any of the provisions of this Section 9.06 shall become effective upon acceptance of appointment by the successor Trustee or Securities Administrator, as the case may be, as provided in Section 9.07.

Notwithstanding anything to the contrary contained herein, the Master Servicer and the Securities Administrator shall at all times be the same Person.

Section 9.07 Successor Trustee or Securities Administrator. Any successor Trustee or successor Securities Administrator appointed as provided in Section 9.06 shall execute, acknowledge and deliver to the Master Servicer and to its predecessor Trustee or Securities Administrator, as applicable, an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor Trustee or Securities Administrator shall become effective and such successor Trustee or Securities Administrator, as the case may be, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as Trustee or Securities Administrator, as applicable, herein. The predecessor Trustee or Securities Administrator shall duly assign, transfer, deliver and pay over to the successor Trustee or Securities Administrator, as the case may be, the whole of the Mortgage Files and related documents and statements held by it hereunder, together with all instruments of transfer and assignment or other documents properly executed as may be reasonably required to effect such transfer and such of the records or copies thereof maintained by the predecessor Trustee or Securities Administrator in the administration hereof as may be reasonably requested by the successor Trustee or Securities Administrator, as the case may be, and shall thereupon be discharged from all duties and responsibilities under this Agreement; provided, however, that if the predecessor Trustee or Securities Administrator has been removed pursuant to the third paragraph of Section 9.06, all reasonable expenses of the predecessor Trustee or Securities Administrator incurred in complying with this Section 9.07 shall be reimbursed by the Trust.

No successor Trustee or Securities Administrator shall accept appointment as provided in this Section 9.07 unless at the time of such appointment such successor Trustee or Securities Administrator, as the case may be, shall be eligible under the provisions of Section 9.05.

Upon acceptance of appointment by a successor Trustee or Securities Administrator, as applicable, as provided in this Section 9.07, the Master Servicer shall cooperate to mail notice of the succession of such Trustee or Securities Administrator, as the case may be, hereunder to the NIMS Insurer, all Holders of Certificates at their addresses as shown in the Certificate Register and to each Rating Agency. If the Master Servicer fails to mail such notice within ten days after acceptance of appointment by the successor Trustee or Securities Administrator, the successor Trustee or Securities Administrator, as the case may be, shall cause such notice to be mailed at the expense of the Master Servicer.

Section 9.08 Merger or Consolidation of Trustee or Securities Administrator. Any corporation or banking association into which either the Trustee or the Securities Administrator may be merged or converted or with which it may be consolidated, or any corporation or banking association resulting from any merger, conversion or consolidation to which the Trustee or the Securities Administrator shall be a party, or any corporation or banking association succeeding to all or substantially all of the corporate trust business of the Trustee or the Securities Administrator, shall be the successor of the Trustee or the Securities Administrator, as applicable, hereunder, if such corporation or banking association is eligible under the provisions of Section 9.05, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding. In connection with the succession to the Trustee or the Securities Administrator under this Agreement by any Person (i) into which the Trustee or the Securities Administrator may be merged or consolidated, or

 (ii) which may be appointed as a successor to the Trustee or the Securities Administrator, the Trustee or the Securities Administrator, as the case may be, shall notify the Depositor of such succession or appointment and shall furnish to the Depositor in writing and in form and substance reasonably satisfactory to the Depositor, all information reasonably necessary for the Securities Administrator to accurately and timely report, pursuant to Section 3.22(e), the event under Item 6.02 of Form 8-K pursuant to the Exchange Act (if such reports under the Exchange Act are required to be filed under the Exchange Act).

Section 9.09 Appointment of Co-Trustee or Separate Trustee. Notwithstanding any of the provisions hereof, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any Mortgaged Property may at the time be located or for any other reason, the Master Servicer and the Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee as co-trustee or separate trustee of all or any part of the Trust Estate, and to vest in such Person or Persons, in such capacity, such title to the Trust Estate, or any part thereof, and, subject to the other provision of this Section 9.09, such powers, duties, obligations, rights and trusts as the Master Servicer and the Trustee may consider necessary or desirable. If one or both of the Master Servicer shall not have joined in such appointment within ten days after the receipt by it of a request to do so, the Trustee alone shall have the power to make such appointment. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor Trustee under Section 9.05 and no notice to Holders of Certificates of the appointment of co-trustee(s) or separate trustee(s) shall be required under Section 9.07. The Securities Administrator shall be responsible for the fees of any co-trustee or separate trustee appointed hereunder.

In the case of any appointment of a co-trustee or separate trustee pursuant to this Section 9.09, all rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as successor to the Master Servicer hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust Estate or any portion thereof in any such jurisdiction) shall be exercised and performed by such separate trustee or co-trustee at the direction of the Trustee. No trustee hereunder shall be held personally liable by reason of any act or omission of any other trustee hereunder; provided, however, that no appointment of a co-trustee or separate trustee hereunder shall relieve the Trustee of its obligations hereunder.

Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article IX. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee.

Any separate trustee or co-trustee may, at any time, constitute the Trustee, its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall become incapable of acting, resign or be removed, or shall be adjudged a bankrupt or insolvent, or a receiver of its property shall be appointed, or any public officer shall take charge or control of such trustee or co-trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

Section 9.10 Authenticating Agents. The Securities Administrator may appoint one or more authenticating agents ("Authenticating Agents") which shall be authorized to act on behalf of the Securities Administrator in authenticating or countersigning Certificates. Initially, the Authenticating Agent shall be Wells Fargo Bank, N.A. Wherever reference is made in this Agreement to the authentication or countersigning of Certificates by the Securities Administrator or the Securities Administrator's certificate of authentication or countersigning, such reference shall be deemed to include authentication or countersigning on behalf of the Securities Administrator by an Authenticating Agent and a certificate of authentication or countersignature executed on behalf of the Securities Administrator by an Authenticating Agent. Each Authenticating Agent must be acceptable to the Master Servicer and must be a corporation or banking association organized and doing business under the laws of the United States of America or of any State, having a place of business in New York, New York, having a combined capital and surplus of at least $15,000,000, authorized under such laws to do a trust business and subject to supervision or examination by Federal or State authorities.

Any corporation or banking association into which any Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation or banking association resulting from any merger, conversion or consolidation to which any Authenticating Agent shall be a party, or any corporation or banking association succeeding to the corporate agency business of any Authenticating Agent, shall continue to be the Authenticating Agent without the execution or filing of any paper or any further act on the part of the Securities Administrator or the Authenticating Agent.

Any Authenticating Agent may at any time resign by giving written notice of resignation to the Securities Administrator and to the Master Servicer. The Securities Administrator may at any time terminate the agency of any Authenticating Agent by giving written notice of termination to such Authenticating Agent and to the Master Servicer. Upon receiving a notice of resignation or upon such a termination, or in case, at any time any Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section 9.10, the Securities Administrator may appoint a successor Authenticating Agent, shall give written notice of such appointment to the Master Servicer and shall mail notice of such appointment to all Certificateholders. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers, duties and responsibilities of its predecessor hereunder, with like effect as if originally named as Authenticating Agent.

Section 9.11 Securities Administrator's Fees and Expenses and Trustee's Fees and Expenses. The Trustee, as compensation for its services hereunder, shall be entitled to a fee in an amount agreed upon between the Trustee and the Securities Administrator, payable by the Securities Administrator out of its own funds and not out of any funds of the Trust Estate. The Securities Administrator shall be entitled to investment income from amounts on deposit in the Certificate Account as compensation for its services hereunder. The Trustee and the Securities Administrator, as the case may be, and any director, officer, employee or agent of the Trustee or the Securities Administrator, as the case may be, shall be indemnified and held harmless by the Trust against any claims, damage, loss, liability or expense (including reasonable attorney's fees) (a) incurred in connection with or arising from or relating to (i) this Agreement, (ii) the Certificates, or (iii) the performance of any of the Trustee's or Securities Administrator's, as the case may be, duties hereunder, other than any claims, damage, loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of any of the Trustee's or Securities Administrator's, as the case may be, duties hereunder, (b) resulting from any tax or information return which was prepared by, or should have been prepared by, the Master Servicer and (c) arising out of the transfer of any ERISA-Restricted Certificate or the Residual Certificate not in compliance with ERISA. Without limiting the foregoing, except as otherwise agreed upon in writing by the Depositor and the Trustee or the Securities Administrator, and except for any such expense, disbursement or advance as may arise from the Trustee's or the Securities Administrator's gross negligence, bad faith or willful misconduct, the Trust shall reimburse the Trustee and the Securities Administrator for all reasonable expenses, disbursements and advances incurred or made by the Trustee or the Securities Administrator in accordance with any of the provisions of this Agreement to the extent permitted by Treasury Regulations Section 1.860G-1(b)(3)(ii) and (iii). Except as otherwise provided herein, neither the Trustee nor the Securities Administrator shall be entitled to payment or reimbursement for any routine ongoing expenses incurred by the Trustee or the Securities Administrator, as applicable, in the ordinary course of its duties as Trustee or Securities Administrator, Certificate Registrar or Paying Agent hereunder or for any other expenses. The provisions of this Section 9.11 shall survive the termination of this Agreement or the resignation or removal of the Trustee or the Securities Administrator, as applicable, hereunder.

Section 9.12 Appointment of Custodian. The Trustee may at any time on or after the Closing Date, with the consent of the Depositor and the Master Servicer, appoint one or more Custodians to hold all or a portion of the Mortgage Files as agent for the Trustee, by entering into a custodial agreement in a form acceptable to the Depositor and the Master Servicer. Subject to this Article IX, the Trustee agrees to enforce the terms and provisions thereof against the Custodian for the benefit of the Certificateholders. Each Custodian shall be a depository institution subject to supervision by federal or state authority, shall have a combined capital and surplus of at least $10,000,000 and shall be qualified to do business in the jurisdiction in which it holds any Mortgage File.

Each Custodian shall indemnify the Depositor, the Sponsor, the Trustee, the Master Servicer, the Securities Administrator and any of their respective directors, officers, employees or agents and hold them harmless against any and all claims, losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments, and any other costs, fees and expenses that any of them may sustain in any way related to the failure of the Custodian

Administrator to perform any of its obligations under Section 3.21(a) (other than any obligations under clause (iv) of the first paragraph, or the second parenthetical in the last sentence of the second paragraph, of Section 3.21(a)).

Section 9.13 Paying Agents. The Securities Administrator may appoint one or more Paying Agents (each, a "Paying Agent") which shall be authorized to act on behalf of the Securities Administrator in making withdrawals from the Certificate Account and distributions to Certificateholders as provided in Section 3.09 and Section 5.02. Wherever reference is made in this Agreement to the withdrawal from the Certificate Account by the Securities Administrator, such reference shall be deemed to include such a withdrawal on behalf of the Securities Administrator by a Paying Agent. Initially, the Paying Agent shall be Wells Fargo Bank, N.A. Whenever reference is made in this Agreement to a distribution by the Securities Administrator or the furnishing of a statement by the Securities Administrator, such reference shall be deemed to include such a distribution or furnishing on behalf of the Securities Administrator by a Paying Agent. Each Paying Agent shall provide to the Securities Administrator such information concerning the Certificate Account as the Securities Administrator shall request from time to time. Each Paying Agent must be reasonably acceptable to the Master Servicer and must be a corporation or banking association organized and doing business under the laws of the United States of America or of any state, having (except in the case of the Trustee or the Securities Administrator) a principal office and place of business in New York, New York, having a combined capital and surplus of at least $15,000,000, authorized under such laws to do a trust business and subject to supervision or examination by federal or state authorities. Any fees and expenses (but not including any indemnity payments) of a Paying Agent appointed pursuant to this Agreement shall be payable by the Securities Administrator out of its own funds and not out of any funds in the Trust Estate.

Any corporation into which any Paying Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which any Paying Agent shall be a party, or any corporation succeeding to the corporate agency business of any Paying Agent, shall continue to be the Paying Agent provided that such corporation after the consummation of such merger, conversion, consolidation or succession meets the eligibility requirements of this Section 9.13.

Any Paying Agent may at any time resign by giving written notice of resignation to the Trustee, the Securities Administrator and to the Master Servicer; provided that the Paying Agent has returned to the Certificate Account or otherwise accounted, to the reasonable satisfaction of the Securities Administrator, for all amounts it has withdrawn from the Certificate Account. The Securities Administrator may, upon prior written approval of the Master Servicer, at any time terminate the agency of any Paying Agent by giving written notice of termination to such Paying Agent and to the Master Servicer. Upon receiving a notice of resignation or upon such a termination, or in case at any time any Paying Agent shall cease to be eligible in accordance with the provisions of the first paragraph of this Section 9.13, the Securities Administrator may appoint, upon prior written approval of the Master Servicer, a successor Paying Agent, shall give written notice of such appointment to the Master Servicer and shall mail notice of such appointment to all Certificateholders. Any successor Paying Agent upon acceptance of its appointment hereunder shall become vested with all rights, powers, duties and responsibilities of its predecessor hereunder, with like effect as if originally named as Paying Agent. The Securities Administrator shall remain liable for any duties and obligations assumed by its appointed Paying Agent.

Section 9.14 Limitation of Liability. The Certificates are executed by the Securities Administrator, not in its individual capacity but solely as Securities Administrator of the Trust, in the exercise of the powers and authority conferred and vested in it by this Agreement. Each of the undertakings and agreements made on the part of the Securities Administrator in the Certificates is made and intended not as a personal undertaking or agreement by the Securities Administrator but is made and intended for the purpose of binding only the Trust.

Section 9.15 Trustee or Securities Administrator May Enforce Claims Without Possession of Certificates. All rights of action and claims under this Agreement or the Certificates may be prosecuted and enforced by the Trustee or the Securities Administrator without the possession of any of the Certificates or the production thereof in any proceeding relating thereto, and such preceding instituted by the Trustee or the Securities Administrator shall be brought in its own name or in its capacity as Trustee or Securities Administrator. Any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursement and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Certificateholders in respect of which such judgment has been recovered.

Section 9.16 Suits for Enforcement. In case an Event of Default or other default by the Master Servicer or the Depositor hereunder shall occur and be continuing, the Trustee, in its discretion, may proceed to protect and enforce its rights and the rights of the Holders of Certificates under this Agreement by a suit, action or proceeding in equity or at law or otherwise, whether for the specific performance of any covenant or agreement contained in this Agreement or in aid of the execution of any power granted in this Agreement or for the enforcement of any other legal, equitable or other remedy, as the Trustee, being advised by counsel, shall deem most effectual to protect and enforce any of the rights of the Trustee and the Certificateholders.

Section 9.17 Waiver of Bond Requirement. The Trustee shall be relieved of, and each Certificateholder hereby waives, any requirement of any jurisdiction in which the Trust, or any part thereof, may be located that the Trustee post a bond or other surety with any court, agency or body whatsoever.

Section 9.18 Waiver of Inventory, Accounting and Appraisal Requirement. The Trustee shall be relieved of, and each Certificateholder hereby waives, any requirement of any jurisdiction in which the Trust, or any part thereof, may be located that the Trustee file any inventory, accounting or appraisal of the Trust with any court, agency or body at any time or in any manner whatsoever.

ARTICLE X

TERMINATION

Section 10.01 Termination upon Purchase or Liquidation of All Mortgage Loans. Subject to Section 10.02, the respective obligations and responsibilities of the Depositor, the

Master Servicer, the Securities Administrator and the Trustee created hereby (other than the obligation of the Securities Administrator to make certain payments to Certificateholders after the Final Distribution Date and to send certain notices as hereinafter set forth and the obligations of the Securities Administrator pursuant to Sections 5.05(b) and 5.06(b)) shall terminate upon the last action required to be taken by the Securities Administrator on the Final Distribution Date pursuant to this Article X following the earlier of (a) the later of (I) the purchase of all the Group 1 Mortgage Loans and all REO Property remaining in the Trust Estate related to such Mortgage Loans by the Master Servicer (or the NIMS Insurer, if there is a NIMS Insurer, with respect to the Group 1 Mortgage Loans only) at a price equal to the sum of (i) 100% of the Stated Principal Balance of each such Mortgage Loan (other than any Mortgage Loan as to which REO Property has been acquired and whose fair market value is included pursuant to clause (ii) below) and (ii) the fair market value of such REO Property, plus any Interest Carry Forward Amount for any Class of Group 1 Certificates as well as any accrued and unpaid interest through the last day of the month of such purchase at the related Mortgage Interest Rate on the Stated Principal Balance of each such Mortgage Loan (including any Mortgage Loan as to which REO Property has been acquired), (II) the purchase of all the Mortgage Loans in Aggregate Loan Group X and all REO Property remaining in the Trust Estate related to such Mortgage Loans by the Master Servicer at a price equal to the sum of (i) 100% of the Stated Principal Balance of each Mortgage Loan (other than any Mortgage Loan as to which REO Property has been acquired and whose fair market value is included pursuant to clause (ii) below) and (ii) the fair market value of such REO Property, plus any Class Unpaid Interest Shortfall for any Class of Aggregate Group X Senior Certificates and Aggregate Group X Subordinate Certificates as well as any accrued and unpaid interest through the last day of the month of such purchase at the related Mortgage Interest Rate on the Stated Principal Balance of each such Mortgage Loan (including any Mortgage Loan as to which REO Property has been acquired), (III) the purchase of all the Group 5 Mortgage Loans and all REO Property remaining in the Trust Estate related to such Mortgage Loans by the Master Servicer at a price equal to the sum of (i) 100% of the Stated Principal Balance of each such Mortgage Loan (other than any Mortgage Loan as to which REO Property has been acquired and whose fair market value is included pursuant to clause (ii) below) and (ii) the fair market value of such REO Property, plus any Class Unpaid Interest Shortfall for any Class of Group 5 Senior Certificates and Class 5-B Certificates as well as any accrued and unpaid interest through the last day of the month of such purchase at the related Mortgage Interest Rate on the Stated Principal Balance of each such Mortgage Loan (including any Mortgage Loan as to which REO Property has been acquired) or (IV) the purchase of all the Group 6-A Mortgage Loans and Group 6-B Mortgage Loans and all REO Property remaining in the Trust Estate related to such Mortgage Loans by the Master Servicer at a price equal to the sum of (i) 100% of the Stated Principal Balance of each such Mortgage Loan (other than any Mortgage Loan as to which REO Property has been acquired and whose fair market value is included pursuant to clause (ii) below) and (ii) the fair market value of such REO Property, plus any Class Unpaid Interest Shortfall for any Class of Aggregate Group 6 Senior Certificates and Aggregate Group 6 Subordinate Certificates as well as any accrued and unpaid interest through the last day of the month of such purchase at the related Mortgage Interest Rate on the Stated Principal Balance of each such Mortgage Loan (including any Mortgage Loan as to which REO Property has been acquired) or (b) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan remaining in the Trust Estate and the disposition of all REO Property.

The Master Servicer (or the NIMS Insurer, if there is a NIMS Insurer, with respect to the Group 1 Mortgage Loans only) may not exercise its purchase option for the Mortgage Loans until all Reimbursement Amounts for the Mortgage Loans have been paid. The Securities Administrator shall notify the Sponsor, upon notice of Master Servicer's or NIMS Insurer's intent to exercise its purchase option of any Reimbursement Amount outstanding.

Regardless of the foregoing, in no event shall the Trust created hereby continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James, living on the date hereof.

The right of the Master Servicer (or NIMS Insurer, if there is a NIMS Insurer, with respect to the Group 1 Mortgage Loans only) to purchase the (a)(i) Group 1 Mortgage Loans and related REO Property, (ii) the Mortgage Loans in Aggregate Loan Group X and related REO Property or (iii) the Aggregate Group 6 Mortgage Loans and related REO Property is conditioned upon the aggregate Stated Principal Balance of the related Mortgage Loans being less than 10% of the aggregate Cut-off Date Stated Principal Balance of such Mortgage Loans subject to the related purchase option or (b) Group 5 Mortgage Loans is conditioned upon the aggregate Stated Principal Balance of such Mortgage Loans being less than 1% of the aggregate Cut-off Date Stated Principal Balance of such Mortgage Loans subject to the purchase option. In addition, the right of the Master Servicer or NIMS Insurer, as the case may be, to purchase the applicable Mortgage Loans and related REO Property is conditioned on the applicable purchase price being less than or equal to the aggregate fair market value of the Mortgage Loans being purchased (other than any Mortgage Loan as to which REO Property has been acquired) and the REO Properties; provided, however, that this sentence shall not apply if, at the time of purchase, the Master Servicer or the NIMS Insurer, as applicable, is no longer subject to regulation by the Office of the Comptroller of the Currency, the FDIC, the Federal Reserve or the OTS. Fair market value for the purposes of the previous sentence and the first paragraph of this Section 10.01 will be determined by the Master Servicer exercising its purchase right as of the close of business on the third (3rd) Business Day next preceding the date upon which such notice of the exercise of any purchase right is furnished to Certificateholders pursuant to the sixth paragraph of this Section 10.01.

If such right is exercised by the Master Servicer or NIMS Insurer, as applicable, the Trustee shall, promptly following receipt by the Trustee of written confirmation from the Securities Administrator of payment of the purchase price, release to the Master Servicer or NIMS Insurer, as applicable, or their respective designees, the Mortgage Files pertaining to such Mortgage Loans being purchased. The Master Servicer's or NIMS Insurer's right, title and interest in and to such purchased Mortgage Loans and the related Mortgage Files shall be subject to the servicing rights of the Servicers pursuant to the related Servicing Agreements.

Notice of the exercise of any purchase option by the Master Servicer or NIMS Insurer, as applicable, and notice of any termination of the Trust or any portion of the Trust, specifying the Final Distribution Date or the applicable Distribution Date, upon which the applicable Certificateholders may surrender their Certificates to the Securities Administrator for payment of the final distribution and for cancellation, shall be given promptly by the Securities Administrator by letter to the Certificateholders mailed not earlier than the 10th day and not later than the 15th day of the month next preceding the month of such final distribution specifying (1) the Final Distribution Date or the applicable Distribution Date, upon which final payment of the Certificates will be made upon presentation and surrender of such Certificates at the office or agency of the Securities Administrator therein designated, (2) the amount of any such final payment and (3) that the Record Date otherwise applicable to such Distribution Date is not applicable, payments being made only upon presentation and surrender of the applicable Certificates at the office or agency of the Securities Administrator therein specified. Upon the exercise of its purchase option, the Master Servicer shall remit to the Securities Administrator for deposit to the Certificate Account on or before the Final Distribution Date or the applicable Distribution Date, in immediately available funds an amount equal to the amount necessary to make the amount, if any, on deposit in the Certificate Account on such Final Distribution Date or Distribution Date, as applicable, equal to the purchase price for the related assets of the Trust Estate or any portion of the Trust Estate computed as above provided together with a statement as to the amount to be distributed on each applicable Class of Certificates pursuant to the next succeeding paragraph.

Upon presentation and surrender of the applicable Certificates, the Securities Administrator shall cause to be distributed to Certificateholders of each Class, in the order set forth in Section 5.02 or 5.03 hereof, as applicable, on the Final Distribution Date or the applicable Distribution Date, and in proportion to their respective Percentage Interests, with respect to Certificateholders of the same Class, all cash on hand with respect to the related REMICs (other than the amounts retained to meet claims). An amount shall be distributed in respect of interest and principal to the Uncertificated Group 1 Lower-Tier Interests, the Uncertificated Group 1 Middle-Tier Interest, the Uncertificated Aggregate Group X Lower-Tier Interests, the Uncertificated Group 5 Lower-Tier Interests, the Uncertificated Aggregate Group 6 Lower-Tier Interests, and the Uncertificated Shifting Interest Middle-Tier Interests, as applicable, in the same manner as principal and interest are distributed to such Uncertificated Lower-Tier Interests and the Uncertificated Middle-Tier Interests, respectively, as provided in Section 5.02 or 5.03, as applicable.

If the applicable Certificateholders do not surrender their Certificates for final payment and cancellation on or before the Final Distribution Date, the Securities Administrator shall on such date cause all funds in the Certificate Account not distributed in final distribution to such Certificateholders of such Group to continue to be held by the Securities Administrator in an Eligible Account for the benefit of such Certificateholders and the Securities Administrator shall give a second written notice to the remaining applicable Certificateholders to surrender their Certificates for cancellation and receive a final distribution with respect thereto. If within one (1) year after the second notice all the applicable Certificates shall not have been surrendered for cancellation, the Securities Administrator may take appropriate steps, or may appoint an agent to take appropriate steps, to contact the remaining applicable Certificateholders concerning surrender of their Certificates, and the cost thereof shall be paid out of the funds on deposit in such Eligible Account.

Section 10.02 Additional Termination Requirements. (a) If the Master Servicer or NIMS Insurer, as the case may be, exercises its purchase option as provided in Section 10.01, the related REMIC or REMICs shall be terminated in accordance with the following additional requirements, unless the Securities Administrator and the Trustee have received an Opinion of Counsel to the effect that the failure of the Trust to comply with the requirements of this Section 10.02 will not (i) result in the imposition of taxes on "prohibited transactions" or "prohibited contributions" in respect of any REMIC created hereunder as defined in the REMIC Provisions, or (ii) cause any REMIC created hereunder to fail to qualify as a REMIC at any time that any related Certificates are outstanding:

(i)   within 90 days prior to the applicable Final Distribution Date set forth in the notice given by the Securities Administrator under Section 10.01, the Securities Administrator shall sell the related Mortgage Loans and the REO Properties to the Master Servicer or the NIMS Insurer, as the case may be, for cash;

(ii)  the notice given by the Securities Administrator pursuant to Section 10.01 shall provide that such notice constitutes adoption of a plan of complete liquidation of the applicable REMIC or REMICs as of the date of such notice (or, if earlier, the date on which such notice was mailed to Certificateholders). The Securities Administrator shall also ensure that such date is specified in the final tax return of the applicable REMIC or REMICs; and

(iii) the Group 1 Middle-Tier REMIC and the Group 1 Upper-Tier REMIC will be terminated on the same date that the Group 1 Lower-Tier REMIC is terminated, and the Shifting Interest Middle-Tier REMIC and the Shifting Interest Upper-Tier REMIC will be terminated on the same date that the last outstanding of the Aggregate Group X Lower-Tier REMIC, the Group 5 Lower-Tier REMIC and the Aggregate Group 6 Lower-Tier REMIC is terminated.

(b)   By its acceptance of the Residual Certificate, the Holder thereof hereby agree to take such other action in connection with such plan of complete liquidation as may be reasonably requested by the Depositor, the Trustee, the NIMS Insurer or the Securities Administrator and if such action is not requested, is deemed to adopt such a plan of complete liquidation when the related Mortgage Loans are purchased pursuant to Section 10.01.

ARTICLE XI

MISCELLANEOUS PROVISIONS

Section 11.01 Amendment. This Agreement may be amended from time to time by the Depositor, the Master Servicer, the Securities Administrator and the Trustee with the consent of the NIMS Insurer (only to the extent such amendment relates to the Group 1 Certificates), without the consent of any of the Certificateholders, (i) to cure any ambiguity or mistake, (ii) to correct or supplement any provisions herein or therein which may be inconsistent with any other provisions of this Agreement, any amendment to this Agreement or the related Prospectus Supplement, (iii) to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of any REMIC created hereunder as a REMIC at all times that any related Certificates are outstanding or to avoid or minimize the risk of the imposition of any tax on any REMIC created hereunder pursuant to the Code that would be a claim against the Trust Estate, provided that (a) the Trustee and the Securities Administrator have received an

Opinion of Counsel to the effect that such action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of the imposition of any such tax and (b) such action shall not, as evidenced by such Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder, (iv) to change the timing and/or nature of deposits into the Certificate Account provided that (a) such change shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder and (b) such change shall not adversely affect the then-current rating of the Senior Certificates, the Class 1-M Certificates, the Class X-B-1, Class X-B-2, Class X-B-3, Class X-B-4, Class X-B-5, Class 5-B-1, Class 5-B-2, Class 5-B-3, Class 5-B-4, Class 5-B-5, Class 6-B-1, Class 6-B-2, Class 6-B-3, Class 6-B-4, Class 6-B-5, Class 6-B-6, Class 6-B-7 and Class 6-B-8 Certificates as evidenced by a letter from each Rating Agency rating such Certificates to such effect, (v) to provide for the rights of the NIMS Insurer and (vi) to make any other provisions with respect to matters or questions arising under this Agreement which shall not be materially inconsistent with the provisions of this Agreement, provided that such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder, provided that the amendment shall not be deemed to adversely affect in any material respect the interests of the Certificateholders and no Opinion of Counsel to that effect shall be required if the Person requesting the amendment obtains a letter from each Rating Agency stating that the amendment would not result in the downgrading or withdrawal of the respective ratings then assigned to the Certificates. Notwithstanding any contrary provision of this Agreement, the Trustee shall not consent to any amendment to this Agreement pursuant to clause (i) through (vi) above unless it shall have first received an Opinion of Counsel to the effect that such amendment shall not cause the imposition of any tax on any REMIC created hereunder or the Certificateholders or cause any REMIC created hereunder to fail to qualify as a REMIC at any time that any Certificates are outstanding.

This Agreement may also be amended from time to time by the Depositor, the Master Servicer, the Securities Administrator and the Trustee, with the consent of the NIMS Insurer (if the NIMS Insurer is affected by such amendment) and the Holders of Certificates of each Class of Certificates which is affected by such amendment, evidencing, as to each such Class of Certificates, Percentage Interests aggregating not less than 66-2/3%, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Holders of such Certificates; provided, however, that no such amendment shall (A) reduce in any manner the amount of, or delay the timing of, collections of payments on Mortgage Loans or distributions which are required to be made on any Certificate without the consent of the Holder of such Certificate or (B) reduce the aforesaid percentage required to consent to any such amendment, without the consent of the Holders of all Certificates then Outstanding.

Prior to the solicitation of consent of Certificateholders in connection with any such amendment, the party seeking such amendment shall furnish the Trustee, the NIMS Insurer and the Securities Administrator with an Opinion of Counsel stating whether such amendment would adversely affect the qualification of any REMIC created hereunder as a REMIC and notice of the conclusion expressed in such Opinion of Counsel shall be included with any such solicitation.

Promptly after the execution of any such amendment or consent the Securities Administrator shall furnish written notification of the substance of or a copy of such amendment to each Certificateholder, the NIMS Insurer and to each Rating Agency.

It shall not be necessary for the consent of Certificateholders under this Section 11.01 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable requirements as the Securities Administrator may prescribe.

Prior to the execution of any amendment to this Agreement, each of the Trustee and the Securities Administrator shall receive and be entitled to conclusively rely on any Opinion of Counsel (at the expense of the Person seeking such amendment) stating that such amendment is authorized and permitted by this Agreement. The Trustee and the Securities Administrator may, but shall not be obligated to, enter into any such amendment which affects the Trustee's or the Securities Administrator's own rights, duties or immunities under this Agreement.

Section 11.02 Recordation of Agreement; Counterparts. This Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Securities Administrator at its expense at the direction of Holders of Certificates evidencing not less than 50% of all Voting Rights, but only upon delivery to the Securities Administrator at the expense of the requesting Certificateholders of an Opinion of Counsel to the effect that such recordation materially and beneficially affects the interests of Certificateholders.

For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

Section 11.03 Limitation on Rights of Certificateholders. The death or incapacity of any Certificateholder shall not operate to terminate this Agreement or the Trust, nor entitle such Certificateholder's legal representatives or heirs to claim an accounting or to take any action or commence any proceeding in any court for a partition or winding up of the Trust, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

No Certificateholder shall have any right to vote (except as provided herein) or in any manner otherwise control the operation and management of the Trust, or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Certificates, be construed so as to constitute the Certificateholders from time to time as partners or members of an association; nor shall any Certificateholder be under any liability to any third person by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

No Certificateholder shall have any right by virtue or by availing itself of any provisions of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement, unless such Holder previously shall have given to the Securities

Administrator a written notice of default and of the continuance thereof, as provided herein, and unless also the Holders of Certificates evidencing Percentage Interests aggregating not less than 25% of each Class of Certificates affected thereby shall have made written request upon the Securities Administrator to institute such action, suit or proceeding in its own name as Securities Administrator hereunder and shall have offered to the Securities Administrator such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Securities Administrator, for 60 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding; it being understood and intended, and being expressly covenanted by each Certificateholder with every other Certificateholder and the Securities Administrator, that no one or more Holders of Certificates shall have any right in any manner whatever by virtue or by availing itself or themselves of any provisions of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of the Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder, or to enforce any right under this Agreement, except in the manner herein provided and for the equal, ratable and common benefit of all Certificateholders. For the protection and enforcement of the provisions of this Section 11.03, each and every Certificateholder and the Securities Administrator shall be entitled to such relief as can be given either at law or in equity.

Section 11.04 Governing Law. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT APPLICATION OF THE CONFLICTS OF LAWS PROVISIONS THEREOF (INCLUDING SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW), AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

With respect to any claim arising out of this Agreement, each party irrevocably submits to the exclusive jurisdiction of the courts of the State of New York and the United States District Court located in the Borough of Manhattan in The City of New York, and each party irrevocably waives any objection which it may have at any time to the laying of venue of any suit, action or proceeding arising out of or relating hereto brought in any such courts, irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in any inconvenient forum and further irrevocably waives the right to object, with respect to such claim, suit, action or proceeding brought in any such court, that such court does not have jurisdiction over such party, provided that service of process has been made by any lawful means.

Section 11.05 Notices. All demands, notices, instructions, directions, requests and communications required or permitted to be delivered hereunder shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by certified mail, return receipt requested, (provided, however, that notices to the Securities Administrator may be delivered by facsimile and shall be deemed effective upon receipt) to (a) in the case of the Depositor, Banc of America Funding Corporation, 214 North Tryon Street, Charlotte, North Carolina 28255, Attention: General Counsel and Chief Financial Officer, (b) in the case of the Master Servicer, Wells Fargo Bank, N.A., 9062 Old Annapolis Road, Columbia, Maryland 21045, Attention: BAFC 2006-D, (c) in the case of the Securities Administrator, Wells Fargo Bank, N.A., P.O. Box 98, Columbia, Maryland 21046, Attention: BAFC, Series 2006-D, and for

overnight delivery purposes, Wells Fargo Bank, N.A., 9062 Old Annapolis Road, Columbia, Maryland 21045-1951, Attention: BAFC, Series 2006-D, with a copy to Wells Fargo Bank, N.A., Sixth and Marquette Avenue, Minneapolis, Minnesota, 55479, Attention: BAFC, Series 2006-D, (d) in the case of the Trustee, U.S. Bank National Association, 209 South LaSalle Street, Suite 300, Chicago, Illinois 60604, Attention: Corporate Trust Services, BAFC, Series 2006-D, Attention: Structured Finance Services, BAFC 2006-D, (e) in the case of Fitch, Fitch Ratings, One State Street Plaza, New York, New York 10004, Attention: Residential Mortgage Surveillance Group; and (f) in the case of Moody's, Moody's Investors Service, Inc., 99 Church Street, New York, New York 10004, Attn: Residential Mortgage Surveillance Manager or, as to each party, at such other address as shall be designated by such party in a written notice to each other party. Any notice required or permitted to be mailed to a Certificateholder shall be given by first class mail, postage prepaid, at the address of such Holder as shown in the Certificate Register. Any notice to a Certificateholder so mailed within the time prescribed in this Agreement shall be conclusively presumed to have been duly given, whether or not the Certificateholder receives such notice.

Section 11.06 Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

Section 11.07 Certificates Nonassessable and Fully Paid. It is the intention of the Securities Administrator that Certificateholders shall not be personally liable for obligations of the Trust Estate, that the beneficial ownership interests represented by the Certificates shall be nonassessable for any losses or expenses of the Trust Estate or for any reason whatsoever, and that Certificates upon execution, authentication and delivery thereof by the Securities Administrator pursuant to Section 6.01 are and shall be deemed fully paid.

Section 11.08 Access to List of Certificateholders. The Certificate Registrar will furnish or cause to be furnished to the Trustee and the Securities Administrator, within 15 days after the receipt of a request by the Trustee and/or the Securities Administrator in writing, a list, in such form as the Trustee and/or the Securities Administrator may reasonably require, of the names and addresses of the Certificateholders as of the most recent Record Date for payment of distributions to Certificateholders.

If three or more Certificateholders apply in writing to the Securities Administrator, and such application states that the applicants desire to communicate with other Certificateholders with respect to their rights under this Agreement or under the Certificates and is accompanied by a copy of the communication which such applicants propose to transmit, then the Securities Administrator shall, within five (5) Business Days after the receipt of such application, afford such applicants access during normal business hours to the most recent list of Certificateholders held by the Securities Administrator. If such a list is as of a date more than 90 days prior to the date of receipt of such applicants' request, the Securities Administrator shall promptly request from the Certificate Registrar a current list as provided above, and shall afford such applicants access to such list promptly upon receipt.

Every Certificateholder, by receiving and holding such list, agrees with the Certificate Registrar and the Securities Administrator that neither the Certificate Registrar nor the Securities Administrator shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Certificateholders hereunder, regardless of the source from which such information was derived.

Section 11.09 Recharacterization. The parties to this Agreement intend the conveyance by the Depositor to the Trustee of all of its right, title and interest in and to the Mortgage Loans and the related Mortgage Files, including all interest and principal received on or with respect to the Mortgage Loans (other than payments of principal and interest due and payable on the Mortgage Loans on or before the Cut-off Date) and the Depositor's rights under the Mortgage Loan Purchase Agreement, including the rights of the Depositor as assignee of the Sponsor with respect to the Sponsor's rights under the Servicing Agreements pursuant to this Agreement to constitute a purchase and sale and not a loan. Notwithstanding the foregoing, to the extent that such conveyance is held not to constitute a sale under applicable law, it is intended that this Agreement shall constitute a security agreement under applicable law and that the Depositor shall be deemed to have granted to the Trustee a first priority security interest in all of the Depositor's right, title and interest in and to the Mortgage Loans.

Section 11.10 Regulation AB Compliance; Intent of the Parties; Reasonableness. The parties hereto acknowledge that interpretations of the requirements of Regulation AB may change over time, whether due to interpretive guidance provided by the Commission or its staff, consensus among participants in the asset-backed securities markets, advice of counsel, or otherwise, and agree to use its commercially reasonable efforts to comply with requests made by the Depositor in good faith for delivery of information under these provisions on the basis of evolving interpretations of Regulation AB. In connection with the Trust, the Master Servicer, the Securities Administrator, the Trustee and the Custodian shall cooperate fully with the Depositor to deliver to the Depositor (including its assignees or designees), any and all statements, reports, certifications, records and any other information available to such party and reasonably necessary in the good faith determination of the Depositor to permit the Depositor to comply with the provisions of Regulation AB, together with such disclosures relating to the Master Servicer, the Securities Administrator, the Trustee and the Custodian, as applicable, reasonably believed by the Depositor to be necessary in order to effect such compliance.

Section 11.11 Third Party Beneficiary. Nothing in this Agreement or in the Certificates, expressed or implied, shall give to any Person, other than the Certificateholders, the parties hereto and the NIMS Insurer and their successors hereunder, any benefit or any legal or equitable right, remedy or claim under this Agreement.

The NIMS Insurer shall be deemed a third-party beneficiary of this Agreement to the same extent as if it were a party hereto, and shall have the right to enforce the provisions of this Agreement directly against the parties to this Agreement.

IN WITNESS WHEREOF, the Depositor, the Master Servicer, the Securities Administrator and the Trustee have caused this Agreement to be duly executed by their respective officers thereunto duly authorized to be hereunto affixed, all as of the day and year first above written.

BANC OF AMERICA FUNDING
CORPORATION, as Depositor

By:	/s/ Scott Evans
Name: Scott Evans
Title: Senior Vice President

WELLS FARGO BANK, N.A., as Master Servicer

By:	/s/ Peter A. Gobell
Name: Peter A. Gobell
Title: Vice President

WELLS FARGO BANK, N.A., as Securities Administrator

By:	/s/ Peter A. Gobell
Name: Peter A. Gobell
Title: Vice President

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:	/s/ Melissa A. Rosal
Name: Melissa A. Rosal
Title: Vice President

[Signature Page to the Pooling and Servicing Agreement]

STATE OF NORTH CAROLINA	)
) ss:
COUNTY OF MECKLENBURG	)
)

On the 27th day of March, 2006, before me, a notary public in and for the State of North Carolina, personally appeared Scott Evans, known to me who, being by me duly sworn, did depose and say that s/he is a Vice President of Banc of America Funding Corporation, a Delaware corporation, one of the parties that executed the foregoing instrument; and that s/he signed her/his name thereto by order of the Board of Directors of such corporation.

/s/ Lisa Sehen
Notary Public

[Notarial Seal]

My commission expires November 8, 2010.

[Notary Page to the Pooling and Servicing Agreement]

STATE OF MARYLAND	)
) ss:
COUNTY OF BALTIMORE	)
)

On the 28th day of April, 2006, before me, a notary public in and for the State of Maryland, personally appeared Peter A. Gobell, known to me who, being by me duly sworn, did depose and say that he is a Vice President of Wells Fargo Bank, N.A., a national banking association, one of the parties that executed the foregoing instrument; and that he signed his name thereto by order of the Board of Directors of such association.

/s/ Darron C. Woodus
Notary Public

[Notarial Seal]

My commission expires 12/6/08.

[Notary Page to the Pooling and Servicing Agreement]

STATE OF MARYLAND	)
) ss:
COUNTY OF BALTIMORE	)
)

On the 28th day of April, 2006, before me, a notary public in and for the State of Maryland, personally appeared Peter A. Gobell, known to me who, being by me duly sworn, did depose and say that he is a Vice President of Wells Fargo Bank, N.A., a national banking association, one of the parties that executed the foregoing instrument; and that he signed his name thereto by order of the Board of Directors of such association.

/s/ Darron C. Woodus
Notary Public

 [Notarial Seal]

My commission expires 12/6/08.

[Notary Page to the Pooling and Servicing Agreement]

STATE OF ILLINOIS	)
) ss:
COUNTY OF COOK	)
)

On the 28th day of March, 2006, before me, a notary public in and for the State of Illinois, personally appeared Melissa A. Rosal, known to me who, being by me duly sworn, did depose and say that she is a Vice President of U.S. Bank National Association, a national banking association, one of the parties that executed the foregoing instrument; and that she signed her name thereto by order of the Board of Directors of such association.

/s/ Nancie J. Arvins
Notary Public

 [Notarial Seal]

My commission expires 10/03/07.

[Notary Page to the Pooling and Servicing Agreement]

--------------------------
EXECUTION COPY
--------------------------

============================================================================================================================================

SERVICING AGREEMENT

between

BANC OF AMERICA FUNDING CORPORATION,

as Depositor,

and

BANK OF AMERICA, NATIONAL ASSOCIATION,

as Servicer,

Dated April 28, 2006

----------

Mortgage Pass-Through Certificates

Series 2006-D

=============================================================================================================================================

Page
----

-i-

-ii-

SERVICING AGREEMENT

THIS SERVICING AGREEMENT, dated April 28, 2006 (the “Agreement”), is hereby executed by and between BANC OF AMERICA FUNDING CORPORATION, as depositor (together with its permitted successors and assigns, the “Depositor”) and BANK OF AMERICA, NATIONAL ASSOCIATION, as Servicer (together with its permitted successors and assigns, the “Servicer”).

WITNESSETH THAT:
----------------------------

WHEREAS, pursuant to the Mortgage Loan Purchase Agreement, dated April 28, 2006, by and between the Depositor and the Servicer, the Servicer shall convey the BANA Mortgage Loans on a servicing-retained basis to the Depositor, which in turn shall convey the BANA Mortgage Loans to the Trustee under a pooling and servicing agreement dated as of April 28, 2006 (the “Pooling and Servicing Agreement”), among U.S. Bank National Association, as trustee (the “Trustee”), the Depositor and Wells Fargo Bank, N.A., as master servicer (the “Master Servicer”) and as securities administrator (the “Securities Administrator”);

WHEREAS, the Depositor desires that the Servicer service the BANA Mortgage Loans pursuant to this Agreement, and the Servicer agrees to do so;

WHEREAS, the Depositor and the Servicer acknowledge and agree that the Depositor will assign all of its rights hereunder to the Trustee, and the Trustee then shall succeed to all rights of the Depositor under this Agreement;

WHEREAS, the Master Servicer shall be obligated under the Pooling and Servicing Agreement, among other things, to supervise the servicing of the BANA Mortgage Loans on behalf of the Trustee, and shall have the right, under certain circumstances, to terminate the rights and obligations of the Servicer under this Servicing Agreement upon the occurrence and continuance of an Event of Default as provided herein;

     NOW, THEREFORE, in consideration of the mutual agreements hereinafter set forth and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Depositor and the Servicer hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.01. Defined Terms.

BANA Custodial Account: The separate Eligible Account or Accounts created and maintained by BANA pursuant to Section 2.07(b).

 BANA Mortgage Loans: The mortgage loans serviced by BANA and identified as such on the Mortgage Loan Schedule and which are also identified on the BANA Mortgage Loan Schedule attached hereto.

BANA Mortgage Loan Schedule: The mortgage loan schedule attached hereto as Schedule I containing the same fields as are set forth on the Mortgage Loan Schedule.

Buy-Down Account: The separate Eligible Account or Accounts created and maintained by the Servicer pursuant to Section 2.23.

Buy-Down Agreement: An agreement governing the application of Buy-Down Funds with respect to a Buy-Down Mortgage Loan.

Buy-Down Funds: Money advanced by a builder, seller or other interested party to reduce a Mortgagor’s monthly payment during the initial years of a Buy-Down Mortgage Loan.

Buy-Down Mortgage Loan: Any Mortgage Loan in respect of which, pursuant to a Buy-Down Agreement, the monthly interest payments made by the related Mortgagor will be less than the scheduled monthly interest payments on such Mortgage Loan, with the resulting difference in interest payments being provided from Buy-Down Funds.

Determination Date: As to any Distribution Date, the 16th day of the month of the related Distribution Date or, if such 16th day is not a Business Day, the Business Day immediately preceding such day.

Exchange Act: The Securities Exchange Act of 1934, as amended.

Monthly Advance: The payment required to be made by the Servicer with respect to any Distribution Date pursuant to Section 2.19, the amount of any such payment being equal to the aggregate of Monthly Payments (net of the Servicing Fee) on the BANA Mortgage Loans (including any REO Property) serviced by the Servicer that were due on the related Due Date and not received as of the close of business on the related Determination Date, less the aggregate amount of any such delinquent payments that the Servicer has determined would constitute a Nonrecoverable Advance if advanced.

Regulation AB: Subpart 229.1100 - Asset Backed Securities (Regulation AB),
17 C.F.R. Sections 229.1100-229.1123, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the Commission in the adopting release (Asset-Backed Securities, Securities Act Release No. 33-8518, 70 Fed. Reg. 1,506, 1,531 (Jan. 7, 2005)) or by the staff of the Commission, or as may be provided by the Commission or its staff from time to time.

Remittance Date: As to any Distribution Date, by 2:00 p.m. Eastern time on the 18th calendar day of each month, or if such day is not a Business Day, the Business Day immediately preceding such day.

Securities Act: The Securities Act of 1933, as amended.

Serviving Criteria: As defined in Section 2.18 of this Agreement.

Servicing Fee: With respect to each BANA Mortgage Loan and Distribution Date, the amount of the fee payable to the Servicer, which shall, for such Distribution Date, be equal to one-twelfth of the product of the Servicing Fee Rate with respect to such BANA Mortgage Loan and the Stated Principal Balance of such BANA Mortgage Loan, subject to reduction as provided in Section 2.16. Such fee shall be payable monthly, computed on the basis of the same Stated Principal Balance and period respecting which any related interest payment on a BANA

Mortgage Loan is computed. The Servicer’s right to receive the Servicing Fee is limited to, and payable solely from, the interest portion (including recoveries with respect to interest from Liquidation Proceeds and other proceeds, to the extent permitted by Section 2.10) of related Monthly Payments collected by the Servicer, or as otherwise provided under Section 2.10.

Servicing Fee Rate: With respect to each BANA Mortgage Loan, a per annum rate as described in the BANA Mortgage Loan Schedule.

Servicing File: The items pertaining to a particular BANA Mortgage Loan referred to in Exhibit D hereto, and any additional documents required to be added to the Servicing File pursuant to this Agreement.

Servicing Officer: Any officer of the Servicer involved in, or responsible for, the administration and servicing of the BANA Mortgage Loans whose name appears on a list of servicing officers furnished to the Master Servicer by the Servicer, as such list may from time to time be amended.

Servicing Advance: All customary, reasonable and necessary “out of pocket” costs and expenses incurred in the performance by the Servicer of its servicing obligations, including, but not limited to (i) the preservation, restoration and protection of a Mortgaged Property, (ii) expenses reimbursable to the Servicer pursuant to Section 2.13 and any enforcement or judicial proceedings, including foreclosures, (iii) the management and liquidation of any REO Property and (iv) compliance with the obligations under Section 2.11.

Servicing Transfer Costs: All reasonable costs and expenses incurred by the Master Servicer in connection with the transfer of servicing from the Servicer, including, without limitation, any costs or expenses associated with the complete transfer of all servicing data and the completion, correction or manipulation of such servicing data as may be required by the Master Servicer to correct any errors or insufficiencies in the servicing data or otherwise to enable the Master Servicer to service the BANA Mortgage Loans properly and effectively.

Subcontractor: Any vendor, subcontractor or other Person that is not responsible for the overall servicing of Mortgage Loans but performs one or more discrete functions identified in Item 1122(d) of Regulation AB with respect to Mortgage Loans under the direction or authority of the Servicer.

Subservicer: Any Person that services Mortgage Loans on behalf of the Servicer or any Subservicer and is responsible for the performance (whether directly or through Subservicers or Subcontractors) of a substantial portion of the material servicing functions required to be performed by the Servicer under this Agreement or any reconstitution agreement that are identified in Item
1122(d) of Regulation AB.

Subservicing Agreement: Any subservicing agreement (which, in the event the Subservicer is an affiliate of the Servicer, need not be in writing) between the Servicer and any Subservicer relating to the servicing and/or administration of certain BANA Mortgage Loans as provided in Section 2.02.

Except as otherwise specified herein or as the context may otherwise require, capitalized terms used but not otherwise defined herein are defined in the Pooling and Servicing Agreement.

ARTICLE II

ADMINISTRATION AND SERVICING
OF MORTGAGE LOANS

Section 2.01. Servicer to Service Mortgage Loans.

For and on behalf of the Certificateholders, the Servicer shall service and administer the BANA Mortgage Loans in accordance with the terms of this Agreement, Customary Servicing Procedures, applicable law and the terms of the related Mortgage Notes and Mortgages. In connection with such servicing and administration, the Servicer shall have full power and authority, acting alone and/or through Subservicers as provided in Section 2.02, to do or cause to be done any and all things that it may deem necessary or desirable in connection with such servicing and administration including, but not limited to, the power and authority, subject to the terms hereof, (a) to execute and deliver, on behalf of the Master Servicer, the Certificateholders, the Securities Administrator and the Trustee, customary consents or waivers and other instruments and documents, (b) to consent, with respect to the BANA Mortgage Loans, to transfers of any Mortgaged Property and assumptions of the Mortgage Notes and related Mortgages (but only in the manner provided in this Agreement), (c) to collect any Insurance Proceeds and other Liquidation Proceeds relating to the BANA Mortgage Loans, and (d) to effectuate foreclosure or other conversion of the ownership of the Mortgaged Property securing any BANA Mortgage Loan. The Servicer shall represent and protect the interests of the Trust in the same manner as it protects its own interests in mortgage loans in its own portfolio in any claim, proceeding or litigation regarding a BANA Mortgage Loan and shall not make or permit any modification, waiver or amendment of any term of any BANA Mortgage Loan, except as provided pursuant to Section 2.20. Without limiting the generality of the foregoing, the Servicer, in its own name or in the name of any Subservicer or the Trustee, is hereby authorized and empowered by the Depositor and the Trustee, when the Servicer or any Subservicer, as the case may be, believes it appropriate in its reasonable judgment, to execute and deliver, on behalf of the Trustee, the Depositor, the Certificateholders or any of them, any and all instruments and agreements of satisfaction, cancellation, default, assumption, modification, discharge, partial or full release, and all other comparable instruments and agreements, with respect to the BANA Mortgage Loans, and with respect to the related Mortgaged Properties held for the benefit of the Certificateholders. To the extent that the Servicer is not permitted to execute and deliver such documents pursuant to the preceding sentence, the Servicer shall prepare and deliver to the Depositor and/or the Trustee such documents requiring execution and delivery by any or all of them as are necessary or appropriate to enable the Servicer to service and administer the BANA Mortgage Loans. Upon receipt of such documents, the Depositor and/or the Trustee, upon the direction of the Servicer, shall promptly execute such documents and deliver them to the Servicer. Alternatively, upon the request of the Servicer, the Trustee shall execute and deliver to the Servicer any additional powers of attorney or other documents prepared by the Servicer that are reasonably necessary or appropriate to enable the Servicer to carry out its servicing and administrative duties under this Agreement.

In accordance with the standards of the preceding paragraph, the Servicer shall advance or cause to be advanced funds as necessary for the purpose of effecting the payment of taxes and assessments on the Mortgaged Properties relating to the BANA Mortgage Loans, which Servicing Advances shall be reimbursable in the first instance from related collections from the Mortgagors pursuant to Section 2.08, and further as provided in Section 2.10. The costs incurred by the Servicer, if any, in effecting the timely payments of taxes and assessments on the Mortgaged Properties and related insurance premiums shall not, for the purpose of calculating monthly distributions to the Certificateholders, be added to the Stated Principal Balances of the BANA Mortgage Loans, notwithstanding that the terms of such BANA Mortgage Loans so permit.

The relationship of the Servicer (and of any successor to the Servicer as servicer under this Agreement) to the Trustee, the Master Servicer and the Securities Administrator under this Agreement is intended by the parties to be that of an independent contractor and not that of a joint venturer, partner or agent.

Section 2.02. Subservicing; Enforcement of the Obligations of Servicers.

(a) The Servicer may arrange for the subservicing of any BANA Mortgage Loan by a Subservicer pursuant to a Subservicing Agreement; provided, however, that such subservicing arrangement and the terms of the related Subservicing Agreement must provide for the servicing of such BANA Mortgage Loan in a manner consistent with the servicing arrangements contemplated hereunder.
Notwithstanding the provisions of any Subservicing Agreement, any of the provisions of this Agreement relating to agreements or arrangements between the Servicer and a Subservicer or reference to actions taken through a Subservicer or otherwise, the Servicer shall remain obligated and liable to the Depositor, the Master Servicer, the Securities Administrator, the Trustee and the Certificateholders for the servicing and administration of the BANA Mortgage Loans in accordance with the provisions of this Agreement without diminution of such obligation or liability by virtue of such Subservicing Agreements or arrangements or by virtue of indemnification from the Subservicer and to the same extent and under the same terms and conditions as if the Servicer alone were servicing and administering those BANA Mortgage Loans. All actions of each Subservicer performed pursuant to the related Subservicing Agreement shall be performed as agent of the Servicer with the same force and effect as if performed directly by the Servicer.

(b) For purposes of this Agreement, the Servicer shall be deemed to have received any collections, recoveries or payments with respect to the BANA Mortgage Loans that are received by a Subservicer regardless of whether such payments are remitted by the Subservicer to the Servicer.

(c) As part of its servicing activities hereunder, the Servicer, for the benefit of the Trustee, the Securities Administrator, the Master Servicer and the Certificateholders, shall use its best reasonable efforts to enforce the obligations of each Subservicer engaged by the Servicer under the related Subservicing Agreement, to the extent that the non-performance of any such obligation would have a material and adverse effect on a BANA Mortgage Loan. Such enforcement, including, without limitation, the legal prosecution of claims, termination of Subservicing Agreements and the pursuit of other appropriate remedies, shall be in such form and carried out to such an extent and at such time as the Servicer, in its good faith business judgment, would require were it the owner of the related BANA Mortgage Loans. The Servicer shall pay the costs of such enforcement at its own expense, and shall be reimbursed therefor only (i) from a general recovery resulting from such enforcement to the extent, if any, that such recovery exceeds all amounts due in respect of the related BANA Mortgage Loan or (ii) from a specific recovery of costs, expenses or attorneys fees against the party against whom such enforcement is directed.

(d) Any Subservicing Agreement entered into by the Servicer shall provide that it may be assumed or terminated by the Master Servicer, if the Master Servicer has assumed the duties of the Servicer, or any successor Servicer, at the Master Servicer’s or successor Servicer’s option, as applicable, without cost or obligation to the assuming or terminating party or the Trust Estate, upon the assumption by such party of the obligations of the Servicer pursuant to Section 5.02.

(e) Any Subservicing Agreement, and any other transactions or services relating to the BANA Mortgage Loans involving a Subservicer, shall be deemed to be between the Servicer and such Subservicer alone, and the Trustee, the Securities Administrator, the Master Servicer and the Certificateholders shall not be deemed parties thereto and shall have no claims or rights of action against, rights, obligations, duties or liabilities to or with respect to the Subservicer or its officers, directors or employees, except as set forth in Section 2.01. The Servicer shall be solely liable for all fees owed by it to any Subservicer, irrespective of whether the Servicer’s compensation pursuant to this Agreement is sufficient to pay such fees.

Section 2.03. Fidelity Bond; Errors and Omissions Insurance.

The Servicer shall maintain, at its own expense, a blanket fidelity bond and an errors and omissions insurance policy, with broad coverage on all officers, employees or other persons acting in any capacity requiring such persons to handle funds, money, documents or papers relating to the BANA Mortgage Loans. These policies must insure the Servicer against losses resulting from dishonest or fraudulent acts committed by the Servicer’s personnel, any employees of outside firms that provide data processing services for the Servicer, and temporary contract employees or student interns. Such fidelity bond shall also protect and insure the Servicer against losses in connection with the release or satisfaction of a BANA Mortgage Loan without having obtained payment in full of the indebtedness secured thereby. No provision of this Section 2.03 requiring such fidelity bond and errors and omissions insurance shall diminish or relieve the Servicer from its duties and obligations as set forth in this Agreement. The minimum coverage under any such bond and insurance policy shall be at least equal to the corresponding amounts required by FNMA in the FNMA Servicing Guide or by FHLMC in the FHLMC Sellers’ & Servicers’ Guide, as amended or restated from time to time, or in an amount as may be permitted to the Servicer by express waiver of FNMA or FHLMC.

Section 2.04. Access to Certain Documentation.

The Servicer shall provide to the OTS and the FDIC and to comparable regulatory authorities supervising Holders of Subordinate Certificates and the examiners and supervisory agents of the OTS, the FDIC and such other authorities, access to the documentation required by applicable regulations of the OTS and the FDIC with respect to the BANA Mortgage Loans. Such access shall be afforded without charge, but only upon reasonable and prior written request and during normal business hours at the offices designated by the Servicer. Nothing in this Section 2.04 shall limit the obligation of the Servicer to observe any applicable law and the failure of the Servicer to provide access as provided in this Section 2.04 as a result of such obligation shall not constitute a breach of this Section 2.04.

Section 2.05. Maintenance of Primary Mortgage Insurance Policy; Claims; Collections of BPP Mortgage Loan Payments.

With respect to each BANA Mortgage Loan with a Loan-to-Value Ratio in excess of 80% or such other Loan-to-Value Ratio as may be required by law, the Servicer shall, without any cost to the Trust Estate, maintain or cause the Mortgagor to maintain in full force and effect a Primary Mortgage Insurance Policy insuring that portion of the BANA Mortgage Loan in excess of a percentage in conformity with FNMA requirements. The Servicer shall pay or shall cause the Mortgagor to pay the premium thereon on a timely basis, at least until the Loan-to-Value Ratio of such BANA Mortgage Loan is reduced to 80% or such other Loan-to-Value Ratio as may be required by law. If such Primary Mortgage Insurance Policy is terminated, the Servicer shall obtain from another insurer a comparable replacement policy, with a total coverage equal to the remaining coverage of such terminated Primary Mortgage Insurance Policy. If the insurer shall cease to be an insurer acceptable to FNMA, the Servicer shall notify the Master Servicer in writing, it being understood that the Servicer shall not have any responsibility or liability for any failure to recover under the Primary Mortgage Insurance Policy for such reason. If the Servicer determines that recoveries under the Primary Mortgage Insurance Policy are jeopardized by the financial condition of the insurer, the Servicer shall obtain from another insurer which meets the requirements of this Section 2.05 a replacement insurance policy. The Servicer shall not take any action that would result in noncoverage under any applicable Primary Mortgage Insurance Policy of any loss that, but for the actions of the Servicer, would have been covered thereunder. In connection with any assumption or substitution agreement entered into or to be entered into pursuant to Section 2.12, the Servicer shall promptly notify the insurer under the related Primary Mortgage Insurance Policy, if any, of such assumption or substitution of liability in accordance with the terms of such Primary Mortgage Insurance Policy and shall take all actions which may be required by such insurer as a condition to the continuation of coverage under such Primary Mortgage Insurance Policy. If such Primary Mortgage Insurance Policy is terminated as a result of such assumption or substitution of liability, the Servicer shall obtain a replacement Primary Mortgage Insurance Policy as provided above.

In connection with its activities as servicer, the Servicer agrees to prepare and present, on behalf of itself, the Trustee and the Certificateholders, claims to the insurer under any Primary Mortgage Insurance Policy in a timely fashion in accordance with the terms of such Primary Mortgage Insurance Policy and, in this regard, to take such action as shall be necessary to permit recovery under any Primary Mortgage Insurance Policy respecting a defaulted BANA Mortgage

Loan. Pursuant to Section 2.08(a), any amounts collected by the Servicer under any Primary Mortgage Insurance Policy shall be deposited in the Escrow Account, subject to withdrawal pursuant to Section 2.08(b).

The Servicer will comply with all provisions of applicable state and federal law relating to the cancellation of, or collection of premiums with respect to, Primary Mortgage Insurance, including, but not limited to, the provisions of the Homeowners Protection Act of 1998, and all regulations promulgated thereunder, as amended from time to time.

The Servicer shall take all actions necessary to collect, on behalf of the Trust, any BPP Mortgage Loan Payments required to be made to the Trust pursuant to the Mortgage Loan Purchase Agreement.

Section 2.06. Master Servicer to Act as Servicer.

If the Servicer shall for any reason no longer be the Servicer hereunder (including by reason of an Event of Default), the Master Servicer shall within 90 days of such time, assume, if it so elects, or shall appoint a successor Servicer to assume, all of the rights and obligations of the Servicer hereunder arising thereafter (except that the Master Servicer shall not be (a) liable for losses of the Servicer pursuant to Section 2.11 or any acts or omissions of the predecessor Servicer hereunder, (b) obligated to make Advances if it is prohibited from doing so by applicable law or (c) deemed to have made any representations and warranties of the Servicer hereunder). Any such assumption shall be subject to Sections 4.02 and 5.02. If the Servicer shall for any reason no longer be the Servicer (including by reason of any Event of Default), the Master Servicer or the successor Servicer may elect to succeed to any rights and obligations of the Servicer under each Subservicing Agreement or may terminate each Subservicing Agreement. If it has elected to assume the Subservicing Agreement, the Master Servicer or the successor Servicer shall be deemed to have assumed all of the Servicer’s interest therein and to have replaced the Servicer as a party to any Subservicing Agreement entered into by the Servicer as contemplated by Section 2.02 to the same extent as if the Subservicing Agreement had been assigned to the assuming party except that the Servicer shall not be relieved of any liability or obligations under any such Subservicing Agreement.

The Servicer that is no longer a Servicer hereunder shall, upon request of the Master Servicer, but at the expense of such Servicer, deliver to the assuming party all documents and records relating to each Subservicing Agreement or substitute servicing agreement and the BANA Mortgage Loans then being serviced thereunder and an accounting of amounts collected or held by it and otherwise use its best efforts to effect the orderly and efficient transfer of such substitute Subservicing Agreement to the assuming party. The Master Servicer shall be entitled to be reimbursed from such Servicer (or the Trust if such Servicer is unable to fulfill its obligations hereunder) for all Servicing Transfer Costs.

Section 2.07. Collection of Mortgage Loan Payments and BANA Custodial Account.

(a) Continuously from the date hereof until the principal and interest on all BANA Mortgage Loans are paid in full, the Servicer will proceed diligently, in accordance with this Agreement, to collect all payments due under each of the BANA Mortgage Loans when the same shall become due and payable. Further, the Servicer will in accordance with all applicable law and Customary Servicing Procedures ascertain and estimate taxes, assessments, fire and hazard insurance premiums, mortgage insurance premiums and all other charges with respect to the BANA Mortgage Loans that, as provided in any Mortgage, will become due and payable to the end that the installments payable by the Mortgagors will be sufficient to pay such charges as and when they become due and payable. Consistent with the foregoing, the Servicer may in its discretion (i) waive any late payment charge or any prepayment penalties or penalty interest in connection with the prepayment of a BANA Mortgage Loan and (ii) extend the due dates for payments due on a Mortgage Note for a period not greater than 120 days; provided, however, that the Servicer cannot extend the maturity of any such BANA Mortgage Loan past the date on which the final payment is due on the latest maturing BANA Mortgage Loan as of the Cut-Off Date. In the event of any such arrangement, the Servicer shall make Monthly Advances on the related BANA Mortgage Loan in accordance with the provisions of Section 2.19 during the scheduled period in accordance with the amortization schedule of such BANA Mortgage Loan without modification thereof by reason of such arrangements. The Servicer shall not be required to institute or join in litigation with respect to collection of any payment (whether under a Mortgage, Mortgage Note or otherwise or against any public or governmental authority with respect to a taking or condemnation) if it reasonably believes that enforcing the provision of the Mortgage or other instrument pursuant to which such payment is required is prohibited by applicable law.

(b) The Servicer shall establish and maintain the BANA Custodial Account. The Servicer shall deposit or cause to be deposited into the BANA Custodial Account on a daily basis within one Business Day of receipt, except as otherwise specifically provided herein, the following payments and collections remitted by Subservicers or received by it in respect of the BANA Mortgage Loans subsequent to the Cut-Off Date (other than in respect of principal and interest due on the BANA Mortgage Loans on or before the Cut-Off Date) and the following amounts required to be deposited hereunder with respect to the BANA Mortgage Loans it services:

(i) all payments on account of principal of such BANA Mortgage Loans, including Principal Prepayments;

(ii) all payments on account of interest on such BANA Mortgage Loans, net of the Servicing Fee;

(iii) (A) all Insurance Proceeds and Liquidation Proceeds, other than Insurance Proceeds to be (1) applied to the restoration or repair of the Mortgaged Property, (2) released to the Mortgagor in accordance with Customary Servicing Procedures or (3) required to be deposited to the Escrow Account pursuant to Section 2.08(a), and other than any Excess Proceeds and (B) any Insurance Proceeds released from the Escrow Account pursuant to Section 2.08(b)(iv);

(iv) any amount required to be deposited by the Servicer pursuant to Section 2.07(d) in connection with any losses on Permitted Investments with respect to the BANA Custodial Account;

(v) any amounts required to be deposited by the Servicer pursuant to Section 2.13;

(vi) all Repurchase Prices, all Substitute Adjustment Amounts and all Reimbursement Amounts to the extent received by the Servicer;

(vii) Monthly Advances made by the Servicer pursuant to Section 2.19 and any Compensating Interest;

(viii) any Buy-Down Funds required to be deposited pursuant to Section 2.23; and

(ix) any other amounts required to be deposited hereunder.

The foregoing requirements for deposits to the BANA Custodial Account by the Servicer shall be exclusive. If the Servicer shall deposit in the BANA Custodial Account any amount not required to be deposited, it may at any time withdraw or direct the institution maintaining the BANA Custodial Account to withdraw such amount from the BANA Custodial Account, any provision herein to the contrary notwithstanding. The BANA Custodial Account may contain funds that belong to one or more trust funds created for mortgage pass-through certificates of other series and may contain other funds respecting payments on mortgage loans belonging to the Servicer or serviced by the Servicer on behalf of others; provided, however, that such commingling of funds shall not be permitted at any time during which Fitch’s senior long-term unsecured debt rating of Bank of America, National Association is below “A.”. Notwithstanding such commingling of funds, the Servicer shall keep records that accurately reflect the funds on deposit in the BANA Custodial Account that have been identified by it as being attributable to the BANA Mortgage Loans. The Servicer shall maintain adequate records with respect to all withdrawals made pursuant to this Section 2.07. All funds required to be deposited in the BANA Custodial Account shall be held in trust for the Certificateholders until withdrawn in accordance with Section
2.10.

(c) The institution at which the BANA Custodial Account is maintained may invest the funds therein as directed in writing by the Servicer in Permitted Investments, which shall mature not later than the Business Day next preceding the related Remittance Date (except that if such Permitted Investment is an obligation of the institution that maintains such account, then such Permitted Investment shall mature not later than such Remittance Date). All such Permitted Investments shall be made in the name of the Trustee, for the benefit of the Certificateholders. All BANA Custodial Account Reinvestment Income shall be for the benefit of the Servicer as part of its Servicing Compensation and shall be retained by it monthly as provided herein. The amount of any losses realized in the BANA Custodial Account incurred in respect of any such investments shall promptly be deposited by the Servicer in the BANA Custodial Account.

(d) The Servicer shall give notice to the Master Servicer of any proposed change of the location of the BANA Custodial Account maintained by it not later than 30 days and not more than 45 days prior to any change thereof. The creation of the BANA Custodial Account shall be evidenced by a certification substantially in the form of Exhibit A hereto. A copy of such certification shall be furnished to the Master Servicer.

Section 2.08. Collection of Taxes, Assessments and Similar Items; Escrow Account.

(a) To the extent required by the related Mortgage Note and not violative of current law, the Servicer shall segregate and hold all funds collected and received pursuant to each BANA Mortgage Loan which constitute Escrow Payments in trust separate and apart from any of its own funds and general assets and for such purpose shall establish and maintain one or more escrow accounts (collectively, the “Escrow Account”), titled “Bank of America, National Association, in trust for registered holders of Banc of America Funding Corporation Mortgage Pass-Through Certificates, Series 2006-D and various Mortgagors.” The Escrow Account shall be established with a commercial bank, a savings bank or a savings and loan association that meets the guidelines set forth by FNMA or FHLMC as an eligible institution for escrow accounts and which is a member of the Automated Clearing House. In any case, the Escrow Account shall be insured by the FDIC to the fullest extent permitted by law. The Servicer shall deposit in the appropriate Escrow Account on a daily basis, and retain therein: (i) all Escrow Payments collected on account of the BANA Mortgage Loans, (ii) all amounts representing proceeds of any hazard insurance policy which are to be applied to the restoration or repair of any related Mortgaged Property; and (iii) all amounts representing proceeds of any Primary Mortgage Insurance Policy. Nothing herein shall require the Servicer to compel a Mortgagor to establish an Escrow Account in violation of applicable law.

(b) Withdrawals of amounts so collected from the Escrow Account may be made by the Servicer only (i) to effect timely payment of taxes, assessments, mortgage insurance premiums, fire and hazard insurance premiums, condominium or PUD association dues, or comparable items constituting Escrow Payments for the related Mortgage, (ii) to reimburse the Servicer out of related Escrow Payments made with respect to a BANA Mortgage Loan for any Servicing Advance made by the Servicer pursuant to Section 2.08(c) with respect to such BANA Mortgage Loan, (iii) to refund to any Mortgagor any sums determined to be overages, (iv) for transfer to the BANA Custodial Account upon default of a Mortgagor or in accordance with the terms of the related BANA Mortgage Loan and if permitted by applicable law, (v) for application to restore or repair the Mortgaged Property,
(vi) to pay to the Mortgagor, to the extent required by law, any interest paid on the funds deposited in the Escrow Account, (vii) to pay to itself any interest earned on funds deposited in the Escrow Account (and not required to be paid to the Mortgagor), (viii) to the extent permitted under the terms of the related Mortgage Note and applicable law, to pay late fees with respect to any Monthly Payment which is received after the applicable grace period, (ix) to withdraw suspense payments that are deposited into the Escrow Account, (x) to withdraw any amounts inadvertently deposited in the Escrow Account; or (xi) to clear and terminate the Escrow Account upon the termination of this Agreement in accordance with Section 6.01. Any Escrow Account shall not be a part of the Trust Estate.

(c) With respect to each BANA Mortgage Loan, the Servicer shall maintain accurate records reflecting the status of taxes, assessments and other charges which are or may become a lien upon the Mortgaged Property and the status of Primary Mortgage Insurance Policy premiums and fire and hazard insurance coverage. The Servicer shall obtain, from time to time, all bills for the payment of such charges (including renewal premiums) and shall effect payment thereof prior to the applicable penalty or termination date and at a time appropriate for securing maximum discounts allowable, employing for such purpose deposits of the Mortgagor in the Escrow Account, if any, which shall have been estimated and accumulated by the Servicer in amounts sufficient for such purposes, as allowed under the terms of the Mortgage. To the extent that a Mortgage does not provide for Escrow Payments, the Servicer shall determine that any such payments are made by the Mortgagor. The Servicer assumes full responsibility for the timely payment of all such bills and shall effect timely payments of all such bills irrespective of each Mortgagor’s faithful performance in the payment of same or the making of the Escrow Payments. The Servicer shall advance any such payments that are not timely paid, but the Servicer shall be required so to advance only to the extent that such Servicing Advances, in the good faith judgment of the Servicer, will be recoverable by the Servicer out of Insurance Proceeds, Liquidation Proceeds or otherwise.

Section 2.09. Access to Certain Documentation and Information Regarding the Mortgage Loans.

The Servicer shall afford the Master Servicer, the Securities Administrator and the Trustee reasonable access to all records and documentation regarding the BANA Mortgage Loans serviced by it and all accounts, insurance information and other matters relating to this Agreement, such access being afforded without charge, but only upon reasonable request and during normal business hours at the office designated by the Servicer.

Section 2.10. Permitted Withdrawals from the BANA Custodial Account.

The Servicer may from time to time make withdrawals from the BANA Custodial      Account, for the following purposes:

(i) to pay itself (to the extent not previously retained), the Servicing Compensation to which it is entitled pursuant to Section 2.16;

(ii) to reimburse itself for unreimbursed Advances made by it, such right of reimbursement pursuant to this clause (ii) being limited to amounts received on the BANA Mortgage Loans in the same Loan Group as the BANA Mortgage Loan(s) (including amounts received in respect of BPP Mortgage Loan Payments for such BANA Mortgage Loans) in respect of which any such Advance was made;

(iii) to reimburse itself for any Nonrecoverable Advance previously made;

(iv) to reimburse itself for Insured Expenses from the Insurance Proceeds;

(v) to pay to the purchaser, with respect to each BANA Mortgage Loan or REO Property that has been purchased pursuant to the Pooling and Servicing Agreement, all amounts received thereon after the date of such purchase;

(vi) to reimburse itself or the Depositor for expenses incurred by any  of them and reimbursable pursuant to Section 4.03;

(vii) to withdraw any amount deposited in the BANA Custodial Account and not required to be deposited therein;

(viii) on or prior to the Remittance Date, to withdraw an amount equal to the portion of the Pool Distribution Amount relating to the BANA Mortgage Loans and any other amounts due to the Master Servicer under this Agreement for such Distribution Date, to the extent on deposit, and remit such amount in immediately available funds to the Master Servicer for deposit in the Master Servicer Custodial Account;

(ix) on or prior to the Remittance Date, to withdraw all amounts deposited into the BANA Custodial Account pursuant to Section 2.07(b)(viii) for such Distribution Date and remit such amounts in immediately available funds to the Master Servicer for deposit into the Master Servicer Custodial Account; and

(x) to clear and terminate the BANA Custodial Account upon termination of this Agreement pursuant to Section 6.01.

The Servicer shall keep and maintain separate accounting, on a BANA Mortgage Loan by BANA Mortgage Loan basis, for the purpose of justifying any withdrawal from the BANA Custodial Account pursuant to clauses (i), (ii), (iv) and (v) above. Prior to making any withdrawal from the BANA Custodial Account pursuant to clause (iii) above, the Servicer shall deliver to the Master Servicer an Officer’s Certificate of a Servicing Officer indicating the amount of any previous Advance determined by the Servicer to be a Nonrecoverable Advance and identifying the related BANA Mortgage Loan(s) and their respective portions of such Nonrecoverable Advance.

In connection with any failure by the Servicer to make any remittance required to be made by it to the Master Servicer Custodial Account on the day and by the time such remittance is required to be made under this Agreement (without giving effect to any grace or cure period), the Servicer shall pay the Master Servicer for the account of the Master Servicer interest at the rate published in The Wall Street Journal as the “Prime Rate” on any amount not timely remitted from and including the day such remittance was required to be made to, but not including, the day on which such remittance was actually made.

Section 2.11. Maintenance of Hazard Insurance.

The Servicer shall cause to be maintained for each BANA Mortgage Loan fire and hazard insurance with extended coverage customary in the area where the Mortgaged Property is located in an amount which is at least equal to the lesser of (a) the full insurable value of the Mortgaged Property or (b) the greater of (i) the outstanding principal balance owing on the BANA Mortgage Loan and (ii) an amount such that the proceeds of such insurance shall be sufficient to avoid the application to the Mortgagor or loss payee of any coinsurance clause under the policy. If the Mortgaged Property is in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards (and such flood insurance has been made available) the Servicer will cause to be maintained a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration and the requirements of FNMA or FHLMC. The Servicer shall also maintain on REO Property serviced by it, fire and hazard insurance with extended coverage in an amount which is at least equal to the maximum insurable value of the improvements which are a part of such property, liability insurance and, to the extent required, flood insurance in an amount required above. Any amounts collected by the Servicer under any such policies (other than amounts to be deposited in an Escrow Account and applied to the restoration or repair of the property subject to the related

Mortgage or property acquired in liquidation of the BANA Mortgage Loan, or to be released to the Mortgagor in accordance with Customary Servicing Procedures) shall be deposited in the BANA Custodial Account, subject to withdrawal pursuant to Section 2.10. It is understood and agreed that no earthquake or other additional insurance need be required by the Servicer of any Mortgagor or maintained on REO Property, other than pursuant to such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance. All policies required hereunder shall be endorsed with standard mortgagee clauses with loss payable to the Servicer, and shall provide for at least 30 days prior written notice of any cancellation, reduction in amount or material change in coverage to the Servicer.

The hazard insurance policies for each BANA Mortgage Loan secured by a unit in a condominium development or planned unit development shall be maintained with respect to such BANA Mortgage Loan and the related development in a manner which is consistent with FNMA requirements.

Notwithstanding the foregoing, the Servicer may maintain a blanket policy insuring against hazard losses on all of the Mortgaged Properties relating to the BANA Mortgage Loans in lieu of maintaining the required hazard insurance policies for each BANA Mortgage Loan and may maintain a blanket policy insuring against special flood hazards in lieu of maintaining any required flood insurance. Any such blanket policies shall (A) be consistent with prudent industry standards, (B) name the Servicer as loss payee, (C) provide coverage in an amount equal to the aggregate unpaid principal balance on the related BANA Mortgage Loans without co-insurance, and (D) otherwise comply with the requirements of this Section 2.11. Any such blanket policy may contain a deductible clause; provided that if any Mortgaged Property is not covered by a separate policy otherwise complying with this Section 2.11 and a loss occurs with respect to such Mortgaged Property which loss would have been covered by such a policy, the Servicer shall deposit in the BANA Custodial Account the difference, if any, between the amount that would have been payable under a separate policy complying with this Section 2.11 and the amount paid under such blanket policy.

Section 2.12. Enforcement of Due-On-Sale Clauses; Assumption Agreements.

(a) Except as otherwise provided in this Section 2.12, when any Mortgaged Property subject to a Mortgage has been conveyed by the Mortgagor, the Servicer shall use reasonable efforts, to the extent that it has actual knowledge of such conveyance, to enforce any due-on-sale clause contained in any Mortgage Note or Mortgage, to the extent permitted under applicable law and governmental regulations, but only to the extent that such enforcement will not adversely affect or jeopardize coverage under any Required Insurance Policy. Notwithstanding the foregoing, the Servicer is not required to exercise such rights with respect to a Mortgage Loan if the Person to whom the related Mortgaged Property has been conveyed or is proposed to be conveyed satisfies the terms and conditions contained in the Mortgage Note and Mortgage related thereto and the consent of the mortgagee under such Mortgage Note or Mortgage is not otherwise required under such Mortgage Note or Mortgage as a condition to such transfer. If (i) the Servicer is prohibited by law from enforcing any such due-on-sale clause, (ii) coverage under any Required Insurance Policy would be adversely affected, (iii) the Mortgage Note does not include a due-on-sale clause or (iv) nonenforcement is otherwise permitted hereunder, the Servicer is authorized, subject to Section 2.12(b), to take or enter into an assumption and modification agreement from or with the Person to whom such Mortgaged Property has been or is about to be conveyed, pursuant to which such Person becomes liable under the Mortgage Note and, unless prohibited by applicable state law, the Mortgagor remains liable thereon; provided that the BANA Mortgage Loan shall continue to be covered (if so covered before the Servicer enters such agreement) by the applicable Required Insurance Policies. The Servicer, subject to Section 2.12(b), is also authorized with the prior approval of the insurers under any Required Insurance Policies to enter into a substitution of liability agreement with such Person, pursuant to which the original Mortgagor is released from liability and such Person is substituted as Mortgagor and becomes liable under the Mortgage Note. Notwithstanding the foregoing, the Servicer shall not be deemed to be in default under this Section 2.12 by reason of any transfer or assumption which it reasonably believes it is restricted by law from preventing, for any reason whatsoever.

(b) Subject to the Servicer’s duty to enforce any due-on-sale clause to the extent set forth in Section 2.12(a), in any case in which a Mortgaged Property has been conveyed to a Person by a Mortgagor, and such Person is to enter into an assumption agreement or modification agreement or supplement to the Mortgage Note or Mortgage or if an instrument of release is required releasing the Mortgagor from liability on the BANA Mortgage Loan, the Servicer shall prepare and execute the assumption agreement with the Person to whom the Mortgaged Property is to be conveyed and such modification agreement or supplement to the Mortgage Note or Mortgage or other instruments as are reasonable or necessary to carry out the terms of the Mortgage Note or Mortgage or otherwise to comply with any applicable laws regarding assumptions or the transfer of the Mortgaged Property to such Person. In connection with any such assumption, no material term of the Mortgage Note may be changed. In addition, the substitute Mortgagor and the Mortgaged Property must be acceptable to the Servicer in accordance with its underwriting standards as then in effect. Together with each such substitution, assumption or other agreement or instrument, the Servicer shall execute an Officer’s Certificate signed by a Servicing Officer stating that the requirements of this subsection have been met. The Servicer shall notify the Master Servicer and the Trustee that any such substitution or assumption agreement has been completed by forwarding to the Master Servicer, who shall forward to the Trustee (or at the direction of the Trustee, the Custodian) a copy of the Officer’s Certificate described in the previous sentence and the original of such substitution or assumption agreement, which in the case of the original shall be added to the related Mortgage File and shall, for all purposes, be considered a part of such Mortgage File to the same extent as all other documents and instruments constituting a part thereof. Any fee collected by the Servicer for entering into an assumption or substitution of liability agreement may be retained by it as additional servicing compensation.

Section 2.13. Realization Upon Defaulted Mortgage Loans; REO Property.

(a) The Servicer shall use reasonable efforts to foreclose upon or otherwise comparably convert the ownership of Mortgaged Properties securing such of the BANA Mortgage Loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments. In connection with such foreclosure or other conversion, the Servicer shall follow Customary Servicing Procedures and shall meet the requirements of the insurer under any Required Insurance Policy. Notwithstanding the foregoing, a Servicer shall not be required to expend its own funds in connection with any foreclosure or towards the restoration of any Mortgaged Property unless it shall determine (i) that such restoration and/or foreclosure will increase the proceeds of liquidation of the BANA Mortgage Loan after reimbursement to itself of such expenses and (ii) that such expenses will be recoverable to it through proceeds of the liquidation of the BANA Mortgage Loan (respecting which it shall have priority for purposes of withdrawals from the BANA Custodial Account). Any such expenditures shall constitute Servicing Advances for purposes of this Agreement.

With respect to any REO Property, the deed or certificate of sale shall be taken in the name of the Trust for the benefit of the Certificateholders, or its nominee, on behalf of the Certificateholders. The name of the Trust shall be placed on the title to such REO Property. The Servicer shall ensure that the title to such REO Property references this Agreement. Pursuant to its efforts to sell such REO Property, the Servicer shall either itself or through an agent selected by it manage, conserve, protect and operate such REO Property in the same manner that it manages, conserves, protects and operates other foreclosed property for its own account and in the same manner that similar property in the same locality as the REO Property is managed. Incident to its conservation and protection of the interests of the Certificateholders, the Servicer may rent the same, or any part thereof, as it deems to be in the best interest of the Certificateholders for the period prior to the sale of such REO Property. The Servicer shall prepare for and deliver to the Master Servicer a statement with respect to each REO Property serviced by it that has been rented, if any, showing the aggregate rental income received and all expenses incurred in connection with the management and maintenance of such REO Property at such times as is necessary to enable the Trustee to comply with the reporting requirements of the REMIC Provisions; provided, however, that the Servicer shall have no duty to rent any REO Property on behalf of the Trust. The net monthly rental income, if any, from such REO Property shall be deposited in the BANA Custodial Account no later than the close of business on each Determination Date. The Servicer shall perform, with respect to the BANA Mortgage Loans, the tax reporting and withholding required by Sections 1445 and 6050J of the Code with respect to foreclosures and abandonments, the tax reporting required by Section 6050H of the Code with respect to the receipt of mortgage interest from individuals and, if required by Section 6050P of the Code with respect to the cancellation of indebtedness by certain financial entities, by preparing such tax and information returns as may be required, in the form required.

If the Trust acquires any Mortgaged Property as described above or otherwise in connection with a default or a default which is reasonably foreseeable on a BANA Mortgage Loan, the Servicer shall dispose of such Mortgaged Property prior to the end of the third calendar year following the year of its acquisition by the Trust (such period, the “REO Disposition Period”) unless (A) the Master Servicer, the Securities Administrator, on behalf of the Trustee, and the Trustee shall have been supplied by the Servicer with an Opinion of Counsel to the effect that the holding by the Trust of such Mortgaged Property subsequent to the REO Disposition Period will not result in the imposition of taxes on “prohibited transactions” (as defined in Section 860F of the Code) on any REMIC or cause any REMIC Estate to fail to qualify as a separate REMIC at any time that any Certificates are outstanding, or (B) the Master Servicer, on behalf of the Trustee (at the Servicer’s expense), or the Servicer shall have applied for, prior to the expiration of the REO Disposition Period, an extension of the REO Disposition Period in the manner contemplated by Section 856(e)(3) of the Code. If such an Opinion of Counsel is provided or such an exemption is obtained, the Trust may continue to hold such Mortgaged

Property (subject to any conditions contained in such Opinion of Counsel) for the applicable period. Notwithstanding any other provision of this Agreement, no Mortgaged Property acquired by the Trust shall be rented (or allowed to continue to be rented) or otherwise used for the production of income by or on behalf of the Trust in such a manner or pursuant to any terms that would (i) cause such Mortgaged Property to fail to qualify as “foreclosure property” within the meaning of Section 860G(a)(8) of the Code or (ii) subject any REMIC to the imposition of any federal, state or local income taxes on the income earned from such Mortgaged Property under Section 860G(c) of the Code or otherwise, unless the Servicer has agreed to indemnify and hold harmless the Trust with respect to the imposition of any such taxes. The Servicer shall identify to the Master Servicer and the Securities Administrator any Mortgaged Property relating to a BANA Mortgage Loan held by the Trust for 30 months for which no plans to dispose of such Mortgaged Property by the Servicer have been made. After delivery of such identification, the Servicer shall proceed to dispose of any such Mortgaged Property by holding a commercially reasonable auction for such property.

The income earned from the management of any REO Properties, net of reimbursement to the Servicer for expenses incurred (including any property or other taxes) in connection with such management and net of unreimbursed Servicing Fees, Monthly Advances and Servicing Advances, shall be applied to the payment of principal of and interest on the related defaulted BANA Mortgage Loans (solely for the purposes of allocating principal and interest, interest shall be treated as accruing as though such BANA Mortgage Loans were still current) and all such income shall be deemed, for all purposes in this Agreement, to be payments on account of principal and interest on the related Mortgage Notes and shall be deposited into the BANA Custodial Account. To the extent the net income received during any calendar month is in excess of the amount attributable to amortizing principal and accrued interest at the related Mortgage Interest Rate on the related BANA Mortgage Loan for such calendar month, such excess shall be considered to be a partial prepayment of principal of the related BANA Mortgage Loan.

The proceeds from any liquidation of a BANA Mortgage Loan, as well as any income from an REO Property, will be applied in the following order of priority: first, to reimburse the Servicer for any related unreimbursed Servicing Advances and Servicing Fees; second, to reimburse the Servicer for any unreimbursed Monthly Advances and to reimburse the BANA Custodial Account for any Nonrecoverable Advances (or portions thereof) that were previously withdrawn by the Servicer pursuant to Section 2.10(iii) that related to such BANA Mortgage Loan; third, to accrued and unpaid interest (to the extent no Monthly Advance has been made for such amount or any such Monthly Advance has been reimbursed) on the BANA Mortgage Loan or related REO Property, at the Mortgage Rate to the Due Date occurring in the month in which such amounts are required to be distributed; and fourth, as a recovery of principal of the BANA Mortgage Loan. Excess Proceeds, if any, from the liquidation of a Liquidated Mortgage Loan will be retained by the Servicer as additional servicing compensation pursuant to Section 2.16.

(b) The Servicer shall promptly notify the Depositor of any BANA Mortgage Loan which comes into default. The Depositor shall be entitled, at its option, to repurchase any such defaulted BANA Mortgage Loan from the Trust Estate if (a) in the Depositor’s judgment, the default is not likely to be cured by the Mortgagor and (b) such BANA Mortgage Loan is 180 days or more delinquent. The purchase price for any such BANA Mortgage Loan shall be 100%

of the unpaid principal balance of such BANA Mortgage Loan plus accrued interest thereon at the Mortgage Interest Rate (less the Servicing Fee Rate for such BANA Mortgage Loan) through the last day of the month in which such repurchase occurs. Upon the receipt of such purchase price, the Servicer shall provide to the Master Servicer the notification required by Section 2.14 and the Master Servicer will forward such notice to the Trustee and the Trustee or the Custodian shall promptly release to the Depositor the Mortgage File relating to the Mortgage Loan being repurchased.

Section 2.14. Trustee to Cooperate; Release of Mortgage Files.

Upon the payment in full of any BANA Mortgage Loan, or the receipt by the Servicer of a notification that payment in full will be escrowed in a manner customary for such purposes, the Servicer or the Master Servicer will immediately notify the Trustee (or, at the direction of the Trustee, the Custodian) by delivering, or causing to be delivered, two copies (one of which will be returned to the Servicer with the Mortgage File of a Request for Release (which may be delivered in an electronic format acceptable to the Trustee and the Servicer or the Master Servicer). Upon receipt of such request, the Trustee or the Custodian, as applicable, shall within seven Business Days release the related Mortgage File to the Servicer. The Trustee shall deliver to the Servicer the Mortgage Note with written evidence of cancellation thereon. If the Mortgage has been recorded in the name of MERS or its designee, the Servicer shall take all necessary action to reflect the release of the Mortgage on the records of MERS. Expenses incurred in connection with any instrument of satisfaction or deed of reconveyance shall be chargeable to the related Mortgagor. From time to time and as shall be appropriate for the servicing or foreclosure of any BANA Mortgage Loan, including for such purpose collection under any policy of flood insurance, any fidelity bond or errors or omissions policy, or for the purposes of effecting a partial release of any Mortgaged Property from the lien of the Mortgage or the making of any corrections to the Mortgage Note or the Mortgage or any of the other documents included in the Mortgage File, the Trustee or the Custodian, as applicable, shall, upon delivery to the Trustee (or, at the direction of the Trustee, the Custodian) of a Request for Release signed by a Servicing Officer, release the Mortgage File within seven Business Days to the Servicer. Subject to the further limitations set forth below, the Servicer shall cause the Mortgage File so released to be returned to the Trustee or the Custodian, as applicable, when the need therefor by the Servicer no longer exists, unless the BANA Mortgage Loan is liquidated and the proceeds thereof are deposited in the BANA Custodial Account, in which case the Servicer shall deliver to the Trustee or the Custodian, as applicable, a Request for Release, signed by a Servicing Officer.

Upon prepayment in full of any BANA Mortgage Loan or the receipt of notice that funds for such purpose have been placed in escrow, the Servicer shall give an instrument of satisfaction (or Assignment of Mortgage without recourse) regarding the Mortgaged Property relating to such BANA Mortgage Loan, which instrument of satisfaction or Assignment of Mortgage, as the case may be, shall be delivered to the Person entitled thereto against receipt of the prepayment in full. If the Mortgage is registered in the name of MERS or its designee, the Servicer shall take all necessary action to reflect the release on the records of MERS. In lieu of executing such satisfaction or Assignment of Mortgage, or if another document is required to be executed by the Trustee, the Servicer may deliver or cause to be delivered to the Trustee, for signature, as appropriate, any court pleadings, requests for trustee’s sale or other documents necessary to effectuate such foreclosure or any legal action brought to obtain judgment against the Mortgagor on the Mortgage Note or the Mortgage or to obtain a deficiency judgment or to enforce any other remedies or rights provided by the Mortgage Note or the Mortgage or otherwise available at law or in equity.

Section 2.15. Documents, Records and Funds in Possession of the Servicer to be Held for the Trustee.

The Servicer shall transmit to the Trustee or, at the direction of the Trustee, the Custodian, as required by this Agreement all documents and instruments in respect of a BANA Mortgage Loan serviced by it coming into the possession of the Servicer from time to time and shall account fully to the Trustee for any funds received by the Servicer or which otherwise are collected by the Servicer as Liquidation Proceeds or Insurance Proceeds in respect of any BANA Mortgage Loan. The documents constituting the Servicing File shall be held by the Servicer as custodian and bailee for the Trustee. All Mortgage Files and funds collected or held by, or under the control of, the Servicer in respect of any BANA Mortgage Loans, whether from the collection of principal and interest payments or from Liquidation Proceeds, including but not limited to, any funds on deposit in the BANA Custodial Account, shall be held by the Servicer for and on behalf of the Trustee and shall be and remain the sole and exclusive property of the Trustee, subject to the applicable provisions of this Agreement. The Servicer also agrees that it shall not knowingly create, incur or subject any Mortgage File or any funds that are deposited in the BANA Custodial Account, Master Servicer Custodial Account or any Escrow Account, or any funds that otherwise are or may become due or payable to the Trustee for the benefit of the Certificateholders, to any claim, lien, security interest, judgment, levy, writ of attachment or other encumbrance created by the Servicer, or assert by legal action or otherwise any claim or right of setoff against any Mortgage File or any funds collected on, or in connection with, a BANA Mortgage Loan, except, however, that the Servicer shall be entitled to set off against and deduct from any such funds any amounts that are properly due and payable to the Servicer under this Agreement.

Section 2.16. Servicing Compensation.

The Servicer shall be entitled out of each payment of interest on a BANA Mortgage Loan (or portion thereof) included in the Trust Estate to retain or withdraw from the BANA Custodial Account an amount equal to the Servicing Fee for such Distribution Date.

Additional servicing compensation in the form of Excess Proceeds, prepayment penalties, assumption fees, late payment charges and all income and gain net of any losses realized from Permitted Investments and all other customary and ancillary income and fees shall be retained by the related Servicer to the extent not required to be deposited in the related BANA Custodial Account pursuant to Section 2.07(b). The Servicer shall be required to pay all expenses incurred by it in connection with its servicing activities hereunder and shall not be entitled to reimbursement therefor except as specifically provided in this Agreement.

Notwithstanding the foregoing, with respect to the payment of the Servicing Fee on any Distribution Date, the aggregate Servicing Fee for the Servicer for such Distribution Date shall be reduced (but not below zero) by an amount equal to the lesser of (a) the Prepayment Interest Shortfall for such Distribution Date relating to the BANA Mortgage Loans serviced by such

Servicer and (b) one-twelfth of 0.25% of the aggregate Stated Principal Balance of such BANA Mortgage Loans for such Distribution Date (any such reduction,
“Compensating Interest”).

Section 2.17. Annual Statement as to Compliance.

The Servicer shall deliver to the Master Servicer (and the Master Servicer will forward to the Trustee and each Rating Agency), no later than March 5 following the end of each calendar year commencing with March 2007, an Officer’s Certificate in the form required by Item 1123 of Regulation AB, to the effect that (i) an authorized officer of the Servicer has reviewed (or a review has been made under his or her supervision of) the Servicer’s activities under this Agreement during the prior calendar year and (ii) to the best of such officer’s knowledge, based on such review, the Servicer has fulfilled all its obligations under this Agreement in all material respects throughout such year, or, if there has been a default in the fulfillment of any such obligation in any material respect, specifying each such default known to such officer and the nature and status thereof.

Section 2.18. Annual Independent Public Accountants’ Servicing Statement; Financial Statements; Provision of Additional Information.

On or before March 5 of each calendar year, commencing in 2007, the Servicer shall:

(a) deliver to the Master Servicer and the Depositor a report (in form and substance reasonably satisfactory to the Master Servicer and the Depositor) regarding the Servicer’s assessment of compliance with the Servicing Criteria during the immediately preceding calendar year, as required under Rules 13a-18 and 15d-18 of the Exchange Act and Item 1122 of Regulation AB. Such report shall be addressed to the Master Servicer and the Depositor and signed by an authorized officer of the Servicer, and shall address each of the “Applicable Servicing Criteria” specified on Exhibit E hereto;

(b) Not later than March 5th of each calendar year, following the end of each calendar year commencing with March 2007, the Servicer, at its expense, shall cause a registered public accounting firm which is a member of the institute of certified public accountants to furnish to the Master Servicer a report by such accounting firm that attests to, and reports on, the assessment made by the Servicer pursuant to this Section 2.18, as required by Rules 13a-18 and 15d-18 under the Exchange Act, and Item 1122(b) of Regulation AB. Such attestation shall be in accordance with Rule 1-02(a)(3) and Rule 2-02(g) of Regulation S-X under the Securities Act and the Exchange Act;

(c) cause each Subservicer, and each Subcontractor determined by the Servicer pursuant to Section 2.02 to be “participating in the servicing function” within the meaning of Item 1122 of Regulation AB and deliver to the Master Servicer and the Depositor an assessment of compliance and accountants’ attestation as and when provided in paragraphs (a) and (b) of this Section; and

(d) with respect to any year in which a certification under the Sarbanes-Oxley Act of 2002, as amended, is required to be given with respect to the Trust Fund, deliver, or cause each Subservicer and Subcontractor described in Section 2.18(c) to provide, to the Depositor, the Master Servicer and any other Person that will be responsible for signing the certification (a

“Sarbanes Certification”) required by Rules 13a-14(d) and 15d-14(d) under the Exchange Act (pursuant to Section 302 of the Sarbanes-Oxley Act of 2002) on behalf of an asset-backed issuer with respect to a Securitization Transaction a certification, signed by the appropriate officer of the Servicer, in the form attached hereto as Exhibit B. In addition, the Servicer shall indemnify and hold harmless the Master Servicer, and its officers, directors and Affiliates from and against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments and other costs and expenses arising out of or based upon any inaccuracy in the certification provided by it pursuant to Section 2.18(c), any breach of its obligations under Section 2.17 and Section 2.18 or its negligence, bad faith or willful misconduct in connection therewith. If the indemnification provided for herein is unavailable or insufficient to hold harmless the Master Servicer and its officers, directors and affiliates, then the Servicer agrees that it shall contribute to the amount paid or payable by the Master Servicer, its officers, directors or affiliates as a result of the losses, claims, damages or liabilities of the Master Servicer, its officers, directors or affiliates in such proportion as is appropriate to reflect the relative fault of the Master Servicer and its officers, directors and affiliates on the one hand and such Servicer on the other in connection with a breach of its obligations under Section 2.17 or Section 2.18 or its negligence, bad faith or willful misconduct in connection therewith. The obligations set forth in paragraphs (c) and (d) shall only apply with respect to periods for which reports on Form 10-K will be filed for the Trust Fund.

Section 2.19. Advances.

The Servicer shall determine on or before each Determination Date whether it is required to make a Monthly Advance pursuant to the definition thereof. If the Servicer determines it is required to make a Monthly Advance, it shall, on or before the Remittance Date, either (a) deposit into the BANA Custodial Account an amount equal to the Advance and/or (b) make an appropriate entry in its records relating to the BANA Custodial Account that any portion of the Amount Held for Future Distribution in the BANA Custodial Account has been used by the Servicer in discharge of its obligation to make any such Monthly Advance. Any funds so applied shall be replaced by the Servicer by deposit in the BANA Custodial Account no later than the close of business on the Business Day preceding the next Remittance Date. The Servicer shall be entitled to be reimbursed from the BANA Custodial Account for all Advances of its own funds made pursuant to this Section 2.19 as provided in Section 2.10. The obligation to make Monthly Advances with respect to any BANA Mortgage Loan shall continue until the ultimate disposition of the REO Property or Mortgaged Property relating to such BANA Mortgage Loan. The Servicer shall inform the Master Servicer and the Securities Administrator of the amount of the Monthly Advance to be made by it no later than the related Remittance Date.

The Servicer shall deliver to the Master Servicer and the Securities Administrator on the Determination Date an Officer’s Certificate of a Servicing Officer indicating the amount of any proposed Monthly Advance determined by the Servicer to be a Nonrecoverable Advance. Notwithstanding anything to the contrary, the Servicer shall not be required to make any Monthly Advance or Servicing Advance that would be a Nonrecoverable Advance.

Section 2.20. Modifications, Waivers, Amendments and Consents.

(a) Subject to this Section 2.20, the Servicer may agree to any modification, waiver, forbearance, or amendment of any term of any BANA Mortgage Loan without the consent of the Master Servicer, the Securities Administrator, the Trustee or any Certificateholder. All modifications, waivers, forbearances or amendments of any BANA Mortgage Loan shall be in writing and shall be consistent with Customary Servicing Procedures.

(b) The Servicer shall not agree to enter into, and shall not enter into, any modification, waiver (other than a waiver referred to in Section 2.12, which waiver, if any, shall be governed by Section 2.12), forbearance or amendment of any term of any BANA Mortgage Loan if such modification, waiver, forbearance, or amendment would:

(i) affect the amount or timing of any related payment of principal, interest or other amount payable thereunder;

(ii) in the Servicer’s judgment, materially impair the security for      such BANA Mortgage Loan or reduce the likelihood of timely payment of      amounts due thereon; or

(iii) otherwise constitute a “significant modification” within the      meaning of Treasury Regulations Section 1.860G-2(b);

unless, in either case, (A) such BANA Mortgage Loan is 90 days or more past due or (B) the Servicer delivers to the Master Servicer and the Securities Administrator an Opinion of Counsel to the effect that such modification, waiver, forbearance or amendment would not affect the REMIC status of any REMIC and, in either case, such modification, waiver, forbearance or amendment is reasonably likely to produce a greater recovery with respect to such BANA Mortgage Loan than would liquidation. Notwithstanding the foregoing, no Opinion of Counsel need be delivered if the purpose of the modification is to reduce the Monthly Payment on a Mortgage Loan as a result of a partial Principal Prepayment provided that the Mortgage Loan is fully amortized by its original maturity date. Subject to Customary Servicing Procedures, the Servicer may permit a forbearance for a BANA Mortgage Loan which in the Servicer’s judgment is subject to imminent default.

(c) Any payment of interest, which is deferred pursuant to any modification, waiver, forbearance or amendment permitted hereunder, shall not, for purposes hereof, including, without limitation, calculating monthly distributions to Certificateholders, be added to the unpaid principal balance of the related BANA Mortgage Loan, notwithstanding that the terms of such BANA Mortgage Loan or such modification, waiver or amendment so permit.

(d) The Servicer may, as a condition to granting any request by a Mortgagor for consent, modification, waiver, forbearance or amendment, the granting of which is within the Servicer’s discretion pursuant to the BANA Mortgage Loan and is permitted by the terms of this Agreement, require that such Mortgagor pay to the Servicer, as additional servicing compensation, a reasonable or customary fee for the additional services performed in connection with such request, together with any related costs and expenses incurred by it, which amount shall be retained by the Servicer as additional servicing compensation.

(e) The Servicer shall notify the Master Servicer, in writing, of any modification, waiver, forbearance or amendment of any term of any BANA Mortgage Loan and the date thereof, and shall deliver to the Trustee (or, at the direction of the Trustee, the Custodian) for deposit in the related Mortgage File, an original counterpart of the agreement relating to such modification, waiver, forbearance or amendment, promptly (and in any event within ten Business Days) following the execution thereof; provided, however, that if any such modification, waiver, forbearance or amendment is required by applicable law to be recorded, the Servicer (i) shall deliver to the Trustee (or, at the direction of the Trustee, the Custodian) a copy thereof and (ii) shall deliver to the Trustee (or, at the direction of the Trustee, the Custodian) such document, with evidence of notification upon receipt thereof from the public recording office.

Section 2.21. Reports to the Securities and Exchange Commission.

(a) The Servicer shall reasonably cooperate with the Depositor and the Master Servicer in connection with the Trust’s satisfying its reporting requirements under the Exchange Act.

(b) The Servicer hereby agrees to reasonably cooperate to enable the Trust to fully comply with all Securities and Exchange Commission (“SEC”) disclosure and reporting requirements in effect from time to time with respect to the Trust and any securities representing ownership interests in or backed by assets of the Trust, including without limitation, Regulation AB.

(c) The Servicer hereby acknowledges and agrees that the Depositor, the Master Servicer and the Securities Administrator are relying on its performance of its obligations under Sections 2.17 and 2.18 in order to perform their respective obligations under Section 3.22 of the Pooling and Servicing Agreement.

(d) The Servicer shall notify the Master Servicer of any proceedings of the type described in Item 1117 of Regulation AB, together with a description thereof, within two Business Days of the Servicer’s knowledge thereof. In addition, the Servicer shall notify the Master Servicer of any affiliations or relationships that develop following the Closing Date between the Servicer and any of parties listed in Item 1119 of Regulation AB, together with a description thereof, within two Business Days of the Servicer’s knowledge thereof.

(e) In addition to such information as the Servicer is obligated to provide pursuant to other provisions of this Agreement, not later than ten days prior to the deadline for the filing of any distribution report on Form 10-D in respect of any securitization transaction that includes any of the BANA Mortgage Loans serviced by the Servicer or any Subservicer, the Servicer or such Subservicer, as applicable, shall, to the extent the Servicer or such Subservicer has knowledge, provide to the party responsible for filing such report (including, if applicable, the Master Servicer) notice of the occurrence of any of the following events along with all information, data, and materials related thereto as may be required to be included in the related distribution report on Form 10-D (as specified in the provisions of Regulation AB referenced below):

(i) any material modifications, extensions or waivers of pool asset terms, fees, penalties or payments during the distribution period or that have cumulatively become material over time (Item 1121(a)(11) of Regulation AB);

(ii) material breaches of pool asset representations or warranties or transaction covenants (Item 1121(a)(12) of Regulation AB); and

(iii) information regarding new asset-backed securities issuances backed by the same pool assets, any material pool asset changes (such as, additions, substitutions or repurchases), and any material changes in origination, underwriting or other criteria for acquisition or selection of pool assets (Item 1121(a)(14) of Regulation AB).

Upon request, the Servicer shall provide to the Master Servicer and the Depositor evidence of the authorization of the person signing any certification or statement, copies or other evidence of Fidelity Bond Insurance and Errors and Omission Insurance policy, financial information and reports, and such other information related to the Servicer or any Subservicer or the Servicer or such Subservicer’s performance hereunder.

The obligations set forth in paragraphs (d) and (e) of this Section shall only apply with respect to periods for which reports are required to be filed with respect to the Trust under the Exchange Act.

Section 2.22. Lost Instruments Affidavit and Indemnity.

With respect to any BANA Mortgage Loan, if a “lost instruments affidavit and indemnity” or any equivalent document is required pursuant to Section 2.01(b) of the Pooling and Servicing Agreement, the Servicer shall prepare, execute and deliver or cause to be prepared, executed and delivered, on behalf of the Trust, such a document to the public recording office.

Section 2.23. Buy-Down Account; Application of Buy-Down Funds.

In addition to the BANA Custodial Account, if any of the Mortgage Loans are Buy-Down Mortgage Loans, the Servicer shall establish and maintain a Buy-Down Account and shall deposit therein all Buy-Down Funds not later than the Business Day following the day of receipt and posting by the Servicer. The Servicer shall keep and maintain a separate account for each Buy-Down Mortgage Loan for the purpose of accounting for deposits to and withdrawals from the Buy-Down Account. The Servicer shall invest the funds in the Buy-Down Account in investments which are Permitted Investments. All income and gain realized from any such investment, to the extent not required by the applicable Buy-Down Agreements to be applied to pay interest on the related Buy-Down Mortgage Loans, shall be for the benefit of the Servicer. The amount of any losses incurred in respect of such investments shall be deposited in the Buy-Down Account by the Servicer out of its own funds immediately as realized.

With respect to each Buy-Down Mortgage Loan, on the Business Day next following receipt of the Mortgagor’s required monthly payment under the related Buy-Down Agreement, the Servicer shall withdraw from the Buy-Down Account and deposit in immediately available funds in the BANA Custodial Account an amount which, when added to such Mortgagor’s payment, will equal the full monthly payment due under the related Mortgage Note.

Upon termination of a Buy-Down Agreement, no further Buy-Down Funds relating thereto shall be deposited into the BANA Custodial Account, and the Servicer may withdraw the related Buy-Down Funds which remain in the Buy-Down Account and distribute such funds as provided by such Buy-Down Agreement.

ARTICLE III

SERVICER’S CERTIFICATE; REMITTANCES

Section 3.01. Servicer’s Certificate.

Each month, not later than 12:00 noon Eastern time on the 5th Business Day of such month (or if such day is not a Business Day, the following Business Day), the Servicer shall deliver to the Securities Administrator and the Master Servicer, a Servicer’s Certificate (in substance and format mutually acceptable to the Servicer, the Securities Administrator and the Master Servicer) certified by a Servicing Officer setting forth the information reasonably necessary in order for each of the Securities Administrator and the Master Servicer to perform its respective obligations under the Pooling and Servicing Agreement, including a delinquency report substantially in the form set forth in Exhibit C-1, a monthly remittance advice substantially in the form set forth in Exhibit C-2, and a realized loss report substantially in the form set forth in Exhibit C-3, or such other reporting formats agreed to by the Servicer, the Securities Administrator and the Master Servicer each in a mutually agreeable electronic format, as to the remittance on such Remittance Date and as to the period ending on the last day of the month preceding such Remittance Date. Each of the Securities Administrator and the Master Servicer may conclusively rely upon the information contained in the Servicer’s Certificate for all purposes hereunder and shall have no duty to verify or re-compute any of the information contained therein.

Section 3.02. Remittances.

On each Remittance Date, the Servicer shall remit by wire transfer of immediately available funds to the Master Servicer an amount equal to the portion of the Pool Distribution Amount relating to the BANA Mortgage Loans and any other amounts due to the Master Servicer under this Agreement for such Distribution Date, to the extent on deposit. The Servicer shall send wire remittances to the Master Servicer pursuant to the following wire instructions:

ARTICLE IV

THE SERVICER

Section 4.01. Liabilities of the Servicer.

The Servicer shall be liable in accordance herewith only to the extent of the obligations specifically and respectively imposed upon and undertaken by the Servicer herein.

Section 4.02. Merger or Consolidation of the Servicer.

The Servicer will each keep in full effect its existence, rights and franchises as a separate entity under the laws governing its organization, and will obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, the Certificates or any of the BANA Mortgage Loans and to perform its duties under this Agreement.

Any Person into which the Servicer may be merged or consolidated, or any corporation resulting from any merger or consolidation to which the Servicer shall be a party, or any Person succeeding to the business of the Servicer, shall be the successor of the Servicer, hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that the successor or surviving Person to the Servicer shall be qualified to service mortgage loans on behalf of FNMA or FHLMC.

Section 4.03. Limitation on Liability of the Servicer.

None of the Servicer or any of the directors, officers, employees or agents of the Servicer shall be under any liability to the Trust Estate or the Certificateholders for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Servicer or any such Person against any breach of warranties or representations made herein or any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties hereunder. The Servicer and any director, officer, employee or agent of Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder. The Servicer and any director, officer, employee or agent of the Servicer shall be indemnified by the Trust Estate and held harmless against any loss, liability or expense incurred in connection with any legal action relating to this Agreement or the Certificates, other than any loss, liability or expense related to any specific BANA Mortgage Loan or BANA Mortgage Loans (except as any such loss, liability or expense shall be otherwise reimbursable pursuant to this Agreement) and any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of duties hereunder or by reason of reckless disregard of obligations and duties hereunder. The Servicer shall not be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its respective duties under this Agreement and which in its opinion may involve it in any expense or liability; provided, however, that the Servicer may in its discretion undertake any such action which it may deem necessary or desirable in respect to this Agreement and the rights and duties of the parties hereto and the interests of the Certificateholders hereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust Estate, and the Servicer shall be entitled to be reimbursed therefor out of amounts attributable to the BANA Mortgage Loans on deposit in the BANA Custodial Account as provided by Section 2.10.

Section 4.04. Servicer Not to Resign.

Subject to the provisions of Section 4.02, the Servicer shall not resign from its obligations and duties hereby imposed on it except upon determination that its duties hereunder are no longer permissible under applicable law. Any such determination permitting the resignation of the Servicer shall be evidenced by an Opinion of Counsel to such effect delivered to the Master Servicer. No such resignation by the Servicer shall become effective until the Master Servicer or a successor Servicer shall have assumed such Servicer’s responsibilities and obligations in accordance with Section 5.02.

Section 4.05. Representations, Warranties and Covenants of the Servicer.

(a) The Servicer hereby makes the following representations and warranties to the Depositor, the Master Servicer, the Securities Administrator and the Trustee, as of the Closing Date:

(i) The Servicer is a national banking association duly organized, validly existing and in good standing under the laws of the United States and has all licenses necessary to carry on its business as now being conducted and is licensed, qualified and in good standing in each of the states where a Mortgaged Property is located if the laws of such state require licensing or qualification in order to conduct business of the type conducted by the Servicer. The Servicer has power and authority to execute and deliver this Agreement and to perform in accordance herewith; the execution, delivery and performance of this Agreement (including all instruments of transfer to be delivered pursuant to this Agreement) by the Servicer and the consummation of the transactions contemplated hereby have been duly and validly authorized. This Agreement, assuming due authorization, execution and delivery by the other parties hereto, evidences the valid, binding and enforceable obligation of the Servicer, subject to applicable law except as enforceability may be limited by (A) bankruptcy, insolvency, liquidation, receivership, moratorium, reorganization or other similar laws affecting the enforcement of the rights of creditors and (B) general principles of equity, whether enforcement is sought in a proceeding in equity or at law. All requisite corporate action has been taken by the Servicer to make this Agreement valid and binding upon the Servicer in accordance with its terms.

(ii) No consent, approval, authorization or order is required for the transactions contemplated by this Agreement from any court, governmental agency or body, or federal or state regulatory authority having jurisdiction over the Servicer is required or, if required, such consent, approval, authorization or order has been or will, prior to the Closing Date, be obtained.

(iii) The consummation of the transactions contemplated by this Agreement are in the ordinary course of business of the Servicer and will not result in the breach of any term or provision of the amended and restated article of association or by-laws of the Servicer or result in the breach of any term or provision of, or conflict with or constitute a default under or result in the acceleration of any obligation under, any agreement, indenture or loan or credit agreement or other instrument to which the Servicer or its property is subject, or result in the violation of any law, rule, regulation, order, judgment or decree to which the Servicer or its property is subject.

(iv) There is no action, suit, proceeding or investigation pending or, to the best knowledge of the Servicer, threatened against the Servicer which, either individually or in the aggregate, would result in any material adverse change in the business, operations, financial condition, properties or assets of the Servicer, or in any material impairment of the right or ability of the Servicer to carry on its business substantially as now conducted or which would draw into question the validity of this Agreement or the Mortgage Loans or of any action taken or to be taken in connection with the obligations of the Servicer contemplated herein, or which would materially impair the ability of the Servicer to perform under the terms of this Agreement.

(b) The representations and warranties made pursuant to this Section 4.05 shall survive delivery of the Mortgage Files to the Trustee for the benefit of the Certificateholders.

Section 4.06. REMIC Related Covenants.

For as long as the Trust shall exist, the Servicer shall act in accordance herewith to assure continuing treatment of each REMIC as a REMIC and avoid the imposition of tax on any REMIC. In particular:

(a) Except as otherwise provided in the Code, (i) the Servicer shall not contribute to the Trust Estate property unless substantially all of the property held in any REMIC constitutes either “qualified mortgages” or “permitted investments” as defined in Code Sections 860G(a)(3) and (5), respectively, and (ii) no property shall be contributed to either REMIC after the start-up day unless such contribution would not subject the Trust Estate to the 100% tax on contributions to a REMIC after the start-up day of the REMICs imposed by Code Section 860G(d).

(b) The Servicer shall not knowingly accept, on behalf of the Trust Estate any income from assets other than those permitted to be held by a REMIC.

The Servicer shall not engage in a “prohibited transaction” (as defined in Code Section 860F(a)(2)), except that, with the prior written consent of the Master Servicer, the Securities Administrator and the Depositor, the Servicer may engage in the activities otherwise prohibited by the foregoing paragraphs (a) and (b); provided that the Servicer shall have delivered to the Master Servicer and the Securities Administrator an Opinion of Counsel to the effect that such transaction will not result in the imposition of a tax on any REMIC and will not disqualify any REMIC from treatment as a REMIC; and, provided further, that the Servicer shall have demonstrated to the satisfaction of the Master Servicer and the Securities Administrator that such action will not adversely affect the rights of the Holders of the Certificates, the Master Servicer and the Securities Administrator and that such action will not adversely impact the rating of the Certificates.

ARTICLE V

DEFAULT

Section 5.01. Events of Default.

If any one of the following events (“Events of Default”) shall occur and be continuing:

(a) any failure by the Servicer to deposit amounts in the BANA Custodial Account in the amount and manner provided herein so as to enable the Securities Administrator to distribute to Holders of Certificates any payment required to be made under the terms of such Certificates and this Agreement (other than the payments required to be made under Section 2.19); or

(b) failure on the part of the Servicer duly to observe or perform in any material respect any other covenants or agreements of the Servicer set forth in the Certificates or in this Agreement, which covenants and agreements continue unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Master Servicer, the, Securities Administrator, the Trustee or the Depositor, or to the Servicer, the Master Servicer, the Depositor, the Securities Administrator and the Trustee by the Holders of Certificates evidencing Voting Rights aggregating not less than 25% of all Certificates affected thereby; or

(c) the entry of a decree or order by a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a conservator, receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings against the Servicer, or for the winding up or liquidation of the Servicer’s affairs, and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days; or

(d) the consent by the Servicer to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Servicer or of or relating to substantially all of its property; or the Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations;

(e) the failure of the Servicer to remit any Monthly Advance required to be remitted by the Servicer pursuant to Section 2.19 which failure continues unremedied at 3:00 p.m. Eastern time on the Business Day prior to the related Distribution Date;

(f) failure by the Servicer to duly perform, within the required time period, its obligations under Sections 2.17, 2.18 and 2.21, which failure continues unremedied for a period of ten (10) days after the date of such failure;

then, and in each and every such case (other than clause (e) hereof), so long as an Event of Default shall not have been remedied by the Servicer, the Master Servicer shall, pursuant to the Pooling and Servicing Agreement, by notice then given in writing to the Servicer and the Depositor, terminate all of the rights and obligations of the Servicer under this Agreement. If an

Event of Default described in clause (e) hereof shall occur, the Master Servicer shall, by notice to the Servicer and the Securities Administrator, terminate all of the rights and obligations of the Servicer under this Agreement and in and to the BANA Mortgage Loans and proceeds thereof and the Master Servicer or a successor Servicer appointed pursuant to Section 5.02 shall make the Advance which the Servicer failed to make. On or after the receipt by the Servicer of such written notice, all authority and power of the Servicer under this Agreement, whether with respect to the Certificates or the BANA Mortgage Loans or otherwise, shall pass to and be vested in the Master Servicer pursuant to and under this Section 5.01 and Section 5.02(a), unless and until such time as the Master Servicer shall appoint a successor Servicer pursuant to Section 5.02, and, without limitation, the Master Servicer is hereby authorized and empowered to execute and deliver, on behalf of the Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement of the BANA Mortgage Loans and related documents, or otherwise, including, without limitation, the recordation of the assignments of the BANA Mortgage Loans to it. The Servicer agrees to cooperate with the Master Servicer in effecting the termination of the responsibilities and rights of the Servicer hereunder, including, without limitation, the transfer to the Master Servicer for the administration by it of all cash amounts that have been deposited by the Servicer in the BANA Custodial Account or thereafter received by the Servicer with respect to the BANA Mortgage Loans. All costs and expenses (including attorneys’ fees) incurred in connection with transferring the Mortgage Files to the successor Servicer and amending this Agreement to reflect such succession as Servicer pursuant to this Section 5.01 shall be paid by the predecessor Servicer. Notwithstanding the termination of the Servicer pursuant hereto, the Servicer shall remain liable for any causes of action arising out of any Event of Default occurring prior to such termination.

Section 5.02. Master Servicer to Act; Appointment of Successor.

(a) Within 90 days of the time the Servicer receives a notice of termination pursuant to Section 5.01, the Master Servicer (or other named successor) shall be the successor in all respects to the Servicer in its capacity as servicer under this Agreement and the transactions set forth or provided for herein and shall be subject to all the responsibilities, duties and liabilities relating thereto placed on the Servicer by the terms and provisions hereof or shall appoint a successor pursuant to Section 2.06. Notwithstanding the foregoing, (i) the parties hereto agree that the Master Servicer, in its capacity as successor Servicer, immediately will assume all of the obligations of the Servicer under this Agreement, (ii) the Master Servicer, in its capacity as successor Servicer, shall not be responsible for the lack of information and/or documents that it cannot obtain through reasonable efforts and (iii) under no circumstances shall any provision of this Agreement be construed to require the Master Servicer, acting in its capacity as successor to the Servicer in its obligation to advance, expend or risk its own funds or otherwise incur any financial liability in the performance of its duties hereunder if it shall have reasonable grounds for believing that such funds are non-recoverable. Subject to Section 5.02(b), as compensation therefor, the Master Servicer shall be entitled to such compensation as the terminated Servicer would have been entitled to hereunder if no such notice of termination had been given. Notwithstanding the above, the Master Servicer may, if it shall be unwilling so to act, or shall, if it is legally unable so to act, appoint, or petition a court of competent jurisdiction to appoint, any established housing and home finance institution having a net worth of not less than $10,000,000 as the successor to the terminated Servicer hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the Servicer hereunder; provided, however, that any such institution appointed as successor Servicer shall not, as evidenced in writing by each Rating Agency, adversely affect the then current rating of any Class of Certificates immediately prior to the termination of the terminated Servicer. The appointment of a successor Servicer shall not affect any liability of the predecessor Servicer which may have arisen under this Agreement prior to its termination as Servicer, nor shall any successor Servicer be liable for any acts or omissions of the predecessor Servicer or for any breach by the Servicer of any of its representations or warranties contained herein or in any related document or agreement. Pending appointment of a successor to the terminated Servicer hereunder, unless the Master Servicer is prohibited by law from so acting, the Master Servicer shall act in such capacity as provided above. The Master Servicer and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession. All Servicing Transfer Costs shall be paid by the predecessor Servicer upon presentation of reasonable documentation of such costs, and if such predecessor Servicer defaults in its obligation to pay such costs, such costs shall be paid by the Trust.

(b) In connection with the appointment of a successor Servicer or the assumption of the duties of the Servicer, as specified in Section 5.02(a), the Master Servicer may make such arrangements for the compensation of such successor as it and such successor agree.

(c) Any successor, including the Master Servicer, to the Servicer as servicer shall during the term of its service as servicer maintain in force (i) a policy or policies of insurance covering errors and omissions in the performance of its obligations as servicer hereunder and (ii) a fidelity bond in respect of its officers, employees and agents to the same extent as the Servicer is so required pursuant to Section 2.03.

ARTICLE VI

TERMINATION

Section 6.01. Termination upon Purchase by the Master Servicer or Liquidation of All Mortgage Loans.

Subject to Section 10.02 of the Pooling and Servicing Agreement, the respective obligations and responsibilities of the Depositor and the Servicer created hereby shall terminate upon the earlier of (a) the last action required to be taken by the Securities Administrator on the Final Distribution Date pursuant to Article X of the Pooling and Servicing Agreement or (b) the final payment or other liquidation (or any advance with respect thereto) of the last BANA Mortgage Loan remaining in the Trust Estate or the disposition of all related REO Property.

ARTICLE VII

MISCELLANEOUS PROVISIONS

Section 7.01. Amendment.

This Agreement may be amended from time to time by the Servicer and the Depositor with a written agreement signed by the Servicer and the Depositor; provided that the party requesting such amendment shall, at its own expense, provide the Trustee, the Securities Administrator and the Master Servicer with an Opinion of Counsel that such amendment will not materially adversely affect the interest of the Certificateholders in the BANA Mortgage Loans. Any such amendment shall be deemed not to adversely affect in any material respect any interest of the Certificateholders in the BANA Mortgage Loans if the Trustee receives written confirmation from each Rating Agency that such amendment will not cause such Rating Agency to reduce, qualify or withdraw the then current rating assigned to the Certificates (and any Opinion of Counsel received by the Trustee, Securities Administrator and the Master Servicer in connection with any such amendment may rely expressly on such confirmation as the basis therefore); provided, however, this Agreement may be amended by the Servicer and the Depositor from time to time without the delivery of an Opinion of Counsel described above to the extent necessary, in the judgment of the Servicer and its counsel, to comply with the SEC Rules.

Section 7.02. Governing Law.

THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT APPLICATION OF THE CONFLICTS OF LAWS PROVISIONS THEREOF, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

With respect to any claim arising out of this Agreement, each party irrevocably submits to the exclusive jurisdiction of the courts of the State of New York and the United States District Court located in the Borough of Manhattan in The City of New York, and each party irrevocably waives any objection which it may have at any time to the laying of venue of any suit, action or proceeding arising out of or relating hereto brought in any such courts, irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in any inconvenient forum and further irrevocably waives the right to object, with respect to such claim, suit, action or proceeding brought in any such court, that such court does not have jurisdiction over such party, provided that service of process has been made by any lawful means.

Section 7.03. Notices.

All demands, notices, instructions, directions, requests and communications required or permitted to be delivered hereunder shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by certified mail, return receipt requested, to (a) in the case of the Depositor, Banc of America Funding Corporation, 214 North Tryon Street, Charlotte, North Carolina 28255, Attention: General Counsel and Chief Financial Officer and (b) in the

case of the Servicer, Bank of America, National Association, 475 Crosspoint Parkway, Getzville, New York 14068-9000, Attention: Servicing Manager.

Section 7.04. Severability of Provisions.

If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement.

Section 7.05. Assignment by the Depositor.

Simultaneously with the conveyances of (i) the BANA Mortgage Loans on a servicing-retained basis by Bank of America, National Association to the Depositor pursuant to the Mortgage Loan Purchase Agreement and (ii) the BANA Mortgage Loans by the Depositor to the Trustee pursuant to the Pooling and Servicing Agreement, the Depositor will assign all of its rights hereunder to the Trustee, and the Trustee then shall succeed to all rights of the Depositor under this Agreement.

IN WITNESS WHEREOF, the Depositor and the Servicer have caused this Agreement to be duly executed by their respective officers thereunto duly authorized to be hereunto affixed, all as of the day and year first above written.

BANC OF AMERICA FUNDING CORPORATION,
     as Depositor

By:       /s/ Scott Evans
Name:  Scott Evans
Title:    Senior Vice President

BANK OF AMERICA, NATIONAL ASSOCIATION,
     as Servicer

By:       /s/ Bruce W. Good
Name:  Bruce W. Good
Title:    Vice President

Acknowledged and agreed to by:

WELLS FARGO BANK, N.A.,
as Securities Administrator and as
Master Servicer

By:       /s/ Peter A. Gobell
Name:  Peter A. Gobell
Title:    Vice President

U.S. BANK NATIONAL ASSOCIATION,
as Trustee

By:       /s/ Melissa A. Rosal
Name:  Melissa A. Rosal
Title:    Vice President

THIS FILING IS CONTINUED